UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Lionsgate Studios Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

JOINT PROXY STATEMENT/PROSPECTUS

March 14, 2025

Lions Gate Entertainment Corp., a British Columbia corporation (“Lionsgate” or “LGEC”), Lionsgate Studios Holding Corp., a newly incorporated entity formed under the laws of the Province of British Columbia and a wholly-owned subsidiary of Lionsgate (“New Lionsgate”), Lionsgate Studios Corp., a British Columbia corporation (“LG Studios”) and LG Sirius Holdings ULC, a British Columbia unlimited liability corporation (“LG Sirius”) and wholly owned subsidiary of Lionsgate that owns approximately 87.8% of the issued and outstanding shares of LG Studios, have entered into an arrangement agreement dated as of January 29, 2025, as amended by an amending agreement dated March 12, 2025 (and may be further amended from time to time, the “Arrangement Agreement”). The Arrangement Agreement provides for the implementation of a plan of arrangement (the “Plan of Arrangement”) that will result in the separation of the businesses of LG Studios, which encompasses the motion picture and television studio operations (the “LG Studios Business”), from the other businesses of Lionsgate, including the STARZ-branded premium subscription platforms (the “Starz Business”), through a series of transactions (the “Transactions”) that will result in the pre-transaction shareholders of Lionsgate owning shares in two separately traded public companies: (1) LGEC, which will be renamed “Starz Entertainment Corp.” and will hold, directly and through subsidiaries, the Starz Business, and will continue to be owned by LGEC shareholders (thereafter referred to herein as “Starz”), and (2) New Lionsgate, which will be renamed “Lionsgate Studios Corp.” and will hold, directly and through subsidiaries, the LG Studios Business, and will be owned by LGEC shareholders and LG Studios shareholders.

In connection with the completion of the Transactions, among other things:

•	LGEC shareholders will first receive in exchange for each outstanding Class A voting share of Lionsgate, without par value (“LGEC Class A shares”), that they hold:

○	One (1) New Lionsgate Class A voting common share, without par value (“New Lionsgate Class A shares”); and

○	One (1) New Lionsgate Class C preferred share, with one-half (1/2) of a vote per share, without par value (“New Lionsgate Class C preferred shares”).

•	LGEC shareholders will first receive, in exchange for each outstanding Class B non-voting share of Lionsgate, without par value (“LGEC Class B shares”), that they hold:

○	One (1) New Lionsgate Class B non-voting common share, without par value (“New Lionsgate Class B shares”); and

○	One (1) New Lionsgate Class C preferred share.

•	Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.”

•	LGEC will change its name to Starz Entertainment Corp. and create a new class of voting common shares (“Starz common shares”).

•

New Lionsgate will create a new class of common shares, without par value (“New Lionsgate new common shares”) and New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each:

○

New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares; and

○

New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

•	Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.”

•	As a result of the steps described above, each of New Lionsgate and Starz will have a single class of “one share, one vote” common shares.

•

Following the Second Share Exchange, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share (the “Reverse Stock Split”).

•

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will receive, in exchange for each LG Studios common share, without par value (“LG Studios common shares”), they hold, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios shareholders other than the LG Sirius Owned Shares (such shares, the “LG Studios Flip Shares” and such ratio, the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) the LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change.

•	The LG Studios common shares will be delisted from The Nasdaq Global Select Market (“Nasdaq”) and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	New Lionsgate will change its name to “Lionsgate Studios Corp.”

LGEC Class A shares currently trade on the New York Stock Exchange (the “NYSE”) under the ticker symbol “LGF.A” and LGEC Class B shares currently trade on the NYSE under the ticker symbol “LGF.B”. LG Studios common shares currently trade on Nasdaq under the ticker symbol “LION.” After the Transactions are completed, the New Lionsgate new common shares are expected to trade on the NYSE under the symbol “LION” and the Starz common shares are expected to trade on the Nasdaq under the symbol “STRZ”. While trading in New Lionsgate new common shares and Starz common shares under these symbols is expected to begin on the first business day following the completion of the Transactions, there can be no assurance that a viable and active trading market will develop.

The Transactions are intended to be generally tax-free for U.S. federal income tax purposes to holders of LGEC common shares and LG Studios common shares. The Transactions are expected to give rise to capital gains or capital losses for Canadian federal income tax purposes for holders of LGEC common shares. However, non-residents of Canada will generally not be subject to Canadian income tax in respect of any such capital gains or losses. The Transactions are intended to be generally tax-free for Canadian federal income tax purposes to holders of LG Studios common shares.

Lionsgate will hold an annual general and special meeting of its shareholders on April 23, 2025 (the “Lionsgate Annual General and Special Meeting”) and LG Studios will hold a special meeting of its shareholders on April 23, 2025 (the “LG Studios Special Meeting”) in order to obtain the shareholder approvals required to complete the Transactions and to obtain the other shareholder approvals that are described in this joint proxy statement/prospectus.

The Lionsgate board of directors recommends that the Lionsgate shareholders vote “FOR” each of the proposals to be considered at the Lionsgate Annual General and Special Meeting. The LG Studios board of directors recommends that LG Studios shareholders vote “FOR” each of the proposals to be considered at the LG Studios Special Meeting.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to virtually attend the Lionsgate Annual General and Special Meeting or the LG Studios Special Meeting, as applicable, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at such meeting.

The obligations of the parties to complete the Transactions are subject to the satisfaction or waiver of a number of conditions specified in the Arrangement Agreement. More information about Lionsgate, New Lionsgate, LG Studios, the Lionsgate Annual General and Special Meeting, the LG Studios Special Meeting and the Transactions is contained in this joint proxy statement/prospectus. Before voting, we urge you to read carefully and, in its entirety this joint proxy statement/prospectus, including the Annexes and the documents incorporated by reference herein. In particular, we urge you to read carefully the section entitled Risk Factors beginning on page 30 of this joint proxy statement/prospectus.

Jon Feltheimer Chief Executive Officer Lions Gate Entertainment Corp. and Lionsgate Studios Corp.	Jeffrey A. Hirsch President and Chief Executive Officer Starz, LLC

None of the U.S. Securities and Exchange Commission, any state securities commission or any securities regulatory authority in Canada has approved or disapproved of the transactions described in this joint proxy statement/prospectus or the securities to be issued under this joint proxy statement/prospectus or determined that this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated March 14, 2025 and is first being mailed to the shareholders of Lionsgate and the shareholders of LG Studios on or about March 14, 2025.

LIONS GATE ENTERTAINMENT CORP.

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

2700 Colorado Avenue

Santa Monica, California 90404

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held April 23, 2025

To LGEC Shareholders:

You are invited to attend the annual general and special meeting of shareholders (the “Lionsgate Annual General and Special Meeting” or the “Lionsgate Meeting”) of Lions Gate Entertainment Corp. (“LGEC” or “Lionsgate”), which will be held on April 23, 2025, beginning at 9:00 a.m., Pacific Time, at PricewaterhouseCoopers LLP, at PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, V6C 3S7. At the Annual General and Special Meeting, shareholders will act on the following matters:

1.

Consider pursuant to the LGEC Interim Order and, if deemed advisable, approve, with or without variation, a special resolution of the holders of LGEC Class A shares and a special resolution of the holders of LGEC Class B shares (these identical resolutions, the “LGEC Arrangement Resolution”) adopting, for the holders of LGEC Class A shares, and for the holders of the LGEC Class B shares, a statutory Plan of Arrangement, effective as of the arrangement effective time (the “Arrangement Effective Time”), pursuant to Section 288 of the Business Corporations Act (British Columbia) among Lionsgate, the shareholders of Lionsgate, Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things: (a) New Lionsgate will be separated from Lionsgate and hold the LG Studios Business, (b) Starz (formerly LGEC) will hold the Starz Business, (c) LGEC shareholders will receive (i) in exchange for each LGEC Class A Share, one (1) New Lionsgate Class A share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A Share, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, (ii) in exchange for each LGEC Class B Share, one (1) New Lionsgate Class B share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share, one (1) New Lionsgate new common share and one (1) Starz common share and (d) LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, all as more fully described in the joint proxy statement/prospectus accompanying this notice, which LGEC Arrangement Resolution, to be effective, must be passed by an affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting (the “Lionsgate Transactions Proposal”);

2.

Approve on a non-binding advisory basis, by ordinary resolution, several governance provisions each of which will be contained in the New Lionsgate Articles and the Starz Articles, respectively, if the Transactions are completed and that substantially affect LGEC shareholder rights, presented separately in accordance with U.S. Securities and Exchange Commission (the “SEC”) guidance (the “Lionsgate Advisory Organizational Documents Proposals” or “Proposal No. 2”). Proposal No. 2 is separated into sub-proposals as described in the following paragraphs (a) – (j):

a.	Proposal No. 2(a): Advance Notice for Nomination of Directors for New Lionsgate Articles: A proposal to include advance notice procedures for shareholder nominations of directors.

b.	Proposal No. 2(b): Number of Directors for New Lionsgate Articles: A proposal to allow the board to set the number of directors.

c.	Proposal No. 2(c): Removal of Casting Vote for New Lionsgate Articles: A proposal to remove a second or casting vote.

d.

Proposal No. 2(d): Remuneration of Auditor for New Lionsgate Articles: A proposal to allow the board to set the remuneration of the auditor without requiring shareholder approval by ordinary resolution.

e.

Proposal No. 2(e): Change in Authorized Share Capital for New Lionsgate Articles: A proposal to approve the amendment of the Lionsgate Articles and exchange the issued and outstanding shares such that, effective upon the Initial Share Exchange, (i) each LGEC Class A share issued and outstanding immediately prior to the Arrangement Effective Time will be automatically exchanged into one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class A Exchange”; and such exchange ratio, the “Initial Class A Exchange Ratio”) and (ii) each LGEC Class B share issued and outstanding immediately prior to the Arrangement Effective Time will be automatically exchanged into, one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class B Exchange”; and such exchange ratio, the “Initial Class B Exchange Ratio”). Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.” Following the Initial Share Exchange, New Lionsgate will create the New Lionsgate new common shares.

f.	Proposal No. 2(f): Advance Notice for Nomination of Directors for Starz Articles: A proposal to include advance notice provisions for nominations of directors.

g.	Proposal No. 2(g): Number of Directors for Starz Articles: A proposal to allow the board to set the number of directors.

h.	Proposal No. 2(h): Removal of Casting Vote for Starz Articles: A proposal to remove a second or casting vote.

i.	Proposal No. 2(i): Remuneration of Auditor for Starz Articles: A proposal to allow the board to set the remuneration of the auditor without requiring shareholder approval by ordinary resolution.

j.

Proposal No. 2(j): Change in Authorized Share Capital for Starz Articles: A proposal to approve the amendment of the Lionsgate Articles such that, effective as of the Arrangement Effective Time and following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares.

k.

Proposal No. 2(k): Quorum at Shareholder Meetings for Starz Articles: A proposal to increase the quorum required among the Starz shareholders to make decisions on business transacted at a meeting of shareholders of Starz from at least 10% of the issued shares entitled to be voted at the meeting to at least 33 1/3% of the issued shares entitled to be voted at the meeting.

3.

Elect twelve (12) directors as listed in the joint proxy statement/prospectus accompanying this notice to serve on the Board of Directors of Lionsgate (the “Lionsgate Board”), each for a term of one year or until their resignation, removal, replacement in connection with the Transactions, and their respective successors are duly elected or appointed;

4.

Re-appoint Ernst & Young LLP as Lionsgate’s independent registered public accounting firm for the fiscal year ending March 31, 2025 and authorize the Audit & Risk Committee of the Lionsgate Board to fix its remuneration;

5.	Conduct a non-binding advisory vote to approve executive compensation;

6.

Approve the assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the “New Lionsgate 2025 Plan”), to be effective upon completion of the Transactions, if the Transactions are approved;

7.	Approve the Starz Entertainment Corp. 2025 Performance Incentive Plan (the “Starz 2025 Plan”), to be effective upon completion of the Transactions, if the Transactions are approved;

8.	Approve the Lions Gate Entertainment Corp. 2025 Performance Incentive Plan (the “LGEC 2025 Plan”), to be effective if the Transactions are not approved; and

9.

Approve on a non-binding advisory basis the consolidation of the Starz common shares on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share (the “Reverse Stock Split”).

Holders of record of LGEC Class A shares at 5:30 p.m. (Eastern Time) on March 12, 2025 are entitled to receive notice of the Lionsgate Annual General and Special Meeting and to vote the LGEC Class A shares that they held on the Record Date at the Lionsgate Annual General and Special Meeting, or any continuations, adjournments or postponements thereof, on matters to be considered by the holders of LGEC Class A shares. Each outstanding LGEC Class A share entitles its holder to cast one vote on each matter to be voted upon. Holders of record of LGEC Class B shares at 5:30 p.m. (Eastern Time) on March 12, 2025 are entitled to receive notice of the Lionsgate Annual General and Special Meeting and, solely with respect to the Lionsgate Transactions Proposal, to vote the LGEC Class B shares that they held on the Record Date at the Lionsgate Annual General and Special Meeting, or any continuations, adjournments or postponements thereof. Holders of LGEC Class B shares are not entitled to vote on the matters to be presented at the Lionsgate Annual General and Special Meeting other than the Lionsgate Transactions Proposal. Each outstanding LGEC Class B share entitles its holder to cast one vote solely with respect to the Lionsgate Transactions Proposal.

Approval of the Lionsgate Transactions Proposal (Proposal No. 1) requires (i) the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting. The advisory vote on the Lionsgate Advisory Organizational Documents Proposals (Proposal No. 2) requires the affirmative vote of two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting. The election of each director (Proposal No. 3) is determined by a plurality of the total number of votes cast. Adoption of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm and authorization for the Audit & Risk Committee of the Lionsgate Board to fix its remuneration (Proposal No. 4), the advisory vote on executive compensation (Proposal No. 5), the assumption of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the New Lionsgate 2025 Plan, to be effective upon completion of the Transactions if the Transactions are approved (Proposal No. 6), the approval of the Starz 2025 Plan, to be effective upon completion of the Transactions if the Transactions are approved (Proposal No. 7), the approval of the Lionsgate 2025 Performance Plan, to be effective if the Transactions are not approved (Proposal No. 8), and the approval of the advisory vote on the Reverse Stock Split (Proposal No. 9) each requires (i) the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting.

Whether or not you plan to attend the Lionsgate Annual General and Special Meeting, Lionsgate urges you to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Lionsgate Annual General and Special Meeting. If you attend the Lionsgate Annual General and Special Meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the joint proxy statement/prospectus accompanying this notice.

THE LIONSGATE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE LIONSGATE ANNUAL GENERAL AND SPECIAL MEETING.

The above matters are more fully described in the joint proxy statement/prospectus accompanying this notice.

By order of the Board of Directors,

Jon Feltheimer, Chief Executive Officer Santa Monica, California Vancouver, British Columbia

In accordance with Lionsgate’s security procedures, all persons attending the Lionsgate Annual General and Special Meeting will be required to present picture identification.

LIONSGATE STUDIOS CORP.

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

2700 Colorado Avenue

Santa Monica, California 90404

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held April 23, 2025

To LG Studios Shareholders:

You are invited to attend the special meeting of shareholders (the “LG Studios Special Meeting” or the “Studios Meeting”) of Lionsgate Studios Corp. (“LG Studios”), which will be held on April 23, 2025, beginning at 9:30 a.m., Pacific Time, at PricewaterhouseCoopers LLP, at PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, V6C 3S7. At the LG Studios Special Meeting, shareholders will act on the following matters:

1.

Consider, pursuant to the Studios Interim Order and, if deemed advisable, approve, with or without variation, a special resolution (the “Studios Arrangement Resolution”) of the shareholders of LG Studios common shares adopting a statutory Plan of Arrangement pursuant to Section 288 of the Business Corporations Act (British Columbia) among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things, LG Studios shareholders other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, all as more fully described in the joint proxy statement/prospectus accompanying this notice, which resolution, to be effective, must be passed by an affirmative vote of at least two-thirds (66 2/3%) of the votes cast by the LG Studios shareholders present or represented by proxy at the LG Studios Special Meeting and entitled to vote at the LG Studios Special Meeting (the “LG Studios Reorganization Proposal”); and

2.

Approve on a non-binding advisory basis, by ordinary resolution, several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights, presented separately in accordance with SEC guidance (the “LG Studios Advisory Organizational Documents Proposals” or “LG Studios Shareholder Proposal No. 2”). Proposal No. 2 is separated into sub-proposals as described in the following paragraphs (a) – (b):

a.

Proposal No. 2(a): Change in Authorized Share Capital for New Lionsgate Articles: A proposal to include 200,000,000 preference shares without par value that may be issued in series as authorized and approved by the directors of New Lionsgate.

b.

Proposal No. 2(b): Quorum at Shareholder Meetings for New Lionsgate Articles: A proposal to reduce the quorum required among LG Studios shareholders to make decisions on business transacted at a meeting of shareholders of LG Studios from at least 33 1/3% of the issued shares entitled to be voted at the meeting to at least 10% of the issued shares entitled to be voted at the meeting.

Holders of record of LG Studios common shares at 5:30 p.m. (Eastern Time) on March 12, 2025 are entitled to notice of, and to vote on all of the proposals at, the LG Studios Special Meeting or any continuations, adjournments or postponements thereof. Approval of the proposals presented at the LG Studios Special Meeting requires the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting.

Whether or not you plan to attend the LG Studios Special Meeting, LG Studios urges you to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the LG Studios Special Meeting. If you attend the LG Studios Special Meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the joint proxy statement/prospectus accompanying this notice.

THE LG STUDIOS BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE LG STUDIOS SPECIAL MEETING.

The above matters are more fully described in the joint proxy statement/prospectus accompanying this notice.

By order of the Board of Directors,

Jon Feltheimer, Chief Executive Officer Santa Monica, California Vancouver, British Columbia March 14, 2025

In accordance with LG Studios’ security procedures, all persons attending the LG Studios Special Meeting will be required to present picture identification.

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about Lions Gate Entertainment Corp. (“Lionsgate” or “LGEC”) from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your request. Financial information is provided in Lionsgate’s comparative annual financial statements and Management Discussion & Analysis for its most recently completed financial year. Additional information relating to Lionsgate can be found on www.sedarplus.ca. You can obtain copies of the documents incorporated by reference into this document through the U.S. Securities and Exchange Commission website at www.sec.gov, on SEDAR+ at www.sedarplus.ca or by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

(310) 449-9200

Attention: Investor Relations

or

MacKenzie Partners, Inc.

7 Penn Plaza

Suite 503

New York, NY 10001

lionsgate@mackenziepartners.com

Attention: Lionsgate Tabulation

If you are an LG Studios shareholder and have any questions about the Transactions, the LG Studios Special Meeting or the joint proxy statement/prospectus, would like additional copies of the joint proxy statement/prospectus, need a proxy card or need help voting your shares of LG Studios, please contact:

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

(310) 449-9200

Attention: Investor Relations

or

MacKenzie Partners, Inc.

7 Penn Plaza

Suite 503

New York, NY 10001

lgstudios@mackenziepartners.com

Attention: LG Studios Tabulation

Investors may also consult the investor relations websites of Lionsgate or LG Studios for more information concerning the transactions described in this joint proxy statement/prospectus. The investor relations website of Lionsgate is https://investors.lionsgate.com and the investor relations website of LG Studios is https://investors.lionsgatestudios.com. Information included on these websites is not incorporated by reference into and does not form part of this document.

You should make any request for documents by April 16, 2025 (which is five business days before the date of both the Lionsgate Annual General and Special Meeting and the LG Studios Special Meeting) to ensure timely delivery of the documents prior to the Lionsgate Annual General and Special Meeting and the LG Studios Special Meeting, as applicable.

To find more information, see “Where You Can Find More Information.”

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus, which forms part of a joint registration statement on Form S-4 (File No. 333-282630) filed with the U.S. Securities and Exchange Commission (the “SEC”) by New Lionsgate and Lionsgate, constitutes a prospectus of each of New Lionsgate and Lionsgate under Section 5 of the Securities Act of 1933, as amended, with respect to the New Lionsgate new common shares and Starz common shares, respectively, to be issued to shareholders of Lionsgate and LG Studios, as applicable, pursuant to the Arrangement Agreement, as further described in this document. This joint proxy statement/prospectus also constitutes a proxy statement of each of Lionsgate and LG Studios under Section 14(a) of the Securities Exchange Act of 1934, as amended. It also constitutes a notice of meeting for the Lionsgate Annual General and Special Meeting scheduled to be held on April 23, 2025 and the LG Studios Special Meeting scheduled to be held on April 23, 2025.

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with any other information regarding the transactions described in this document. This joint proxy statement/prospectus is dated March 14, 2025, and you should assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate only as of such date. None of the mailing of this joint proxy statement/prospectus to LGEC shareholders or LG Studios shareholders, the issuance by New Lionsgate of New Lionsgate new common shares or the issuance by Starz of Starz common shares in connection with the transactions described in this joint proxy statement/prospectus, will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which, or from any person to whom, it is unlawful to make any such offer or solicitation in such jurisdiction.

Information contained in this joint proxy statement/prospectus regarding Lionsgate and its affiliates (other than LG Studios) has been provided by Lionsgate and its affiliates; information contained in this proxy statement/prospectus regarding LG Studios and its affiliates (other than Lionsgate) has been provided by LG Studios and its affiliates.

You should not construe the contents of this joint proxy statement/prospectus as legal, tax or financial advice. You should consult with your own legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this joint proxy statement/prospectus are qualified by the full copies of and complete text of such agreements, which are attached to this joint proxy statement/prospectus as annexes and/or filed as exhibits to the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and incorporated by reference into this joint proxy statement/prospectus. All such exhibits are available on the Electronic Data Gathering Analysis and Retrieval System of the SEC website at www.sec.gov. See the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”

CERTAIN DEFINITIONS

Unless otherwise indicated or as the context otherwise requires, all references in this joint proxy statement/prospectus to:

“Arrangement” refers to an arrangement proposed by Lionsgate to the holders of the LGEC Class A shares and to the holders of the LGEC Class B shares, and by LG Studios to the shareholders of the LG Studios common shares, in each case under Part 9, Division 5 of the BC Act on the terms and subject to the conditions set forth in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or the provisions of the Plan of Arrangement or made at the direction of the BC Court in the Interim Orders or Final Order with the prior written consent of Lionsgate and LG Studios, as applicable;

“Arrangement Agreement” refers to that certain Arrangement Agreement, dated January 29, 2025, as amended by an amending agreement dated March 12, 2025, and may be further amended from time to time;, by and among Lionsgate, New Lionsgate, LG Studios, and LG Sirius, which are both attached hereto as Annex D and Annex E, respectively;

“BC Act” refers to the Business Corporations Act (British Columbia);

“BC Court” refers to the Supreme Court of British Columbia;

“Class A Lion Exchange Ratio” refers to the Initial Class A Exchange Ratio, together with the Class A Separation Lion Exchange Ratio;

“Class A Separation Lion Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, for a number of New Lionsgate new common shares equal to the Class A Separation Lion Exchange Ratio;

“Class A Separation Lion Exchange Ratio” refers to one and twelve one-hundredths (1.12);

“Class A Separation Starz Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, for a number of Starz common shares equal to the Class A Separation Starz Exchange Ratio;

“Class A Separation Starz Exchange Ratio” refers to one and twelve one-hundredths (1.12);

“Class A Starz Exchange Ratio” refers to the Initial Class A Exchange Ratio, together with the Class A Separation Starz Exchange Ratio;

“Class B Lion Exchange Ratio” refers to the Initial Class B Exchange Ratio, together with the Class B Separation Lion Exchange Ratio;

“Class B Separation Lion Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, for one (1) New Lionsgate new common share;

“Class B Separation Lion Exchange Ratio” refers to the ratio used in the Class B Separation Lion Exchange;

“Class B Separation Starz Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, for one (1) Starz common share;

“Class B Separation Starz Exchange Ratio” refers to the ratio used in the Class B Separation Starz Exchange;

“Class B Starz Exchange Ratio” refers to the Initial Class B Exchange Ratio, together with the Class B Separation Starz Exchange Ratio;

“Competition Act” refers to the Competition Act (Canada) and the regulations made thereunder;

“Computershare” refers to Computershare Investor Services Inc. with offices located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9, Canada;

“Employee Matters Agreement” refers to the employee matters agreement, by and between New Lionsgate and Starz, to be entered into prior to the Arrangement Effective Time, the form of which is attached hereto as Annex V;

“Initial Class A Exchange” refers to the exchange by LGEC shareholders of each LGEC Class A share that they hold for one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share;

“Initial Class A Exchange Ratio” refers to the ratio used in the Initial Class A Exchange;

“Initial Class B Exchange” refers to the exchange by LGEC shareholders of each LGEC Class B share that they hold for one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share;

“Initial Class B Exchange Ratio” refers to the ratio used in the Initial Class B Exchange;

“Interim Orders” refers to the LGEC Interim Order with respect to the Arrangement for LGEC and the LG Studios Interim Order with respect to the Arrangement for LG Studios, in each case pursuant to the Arrangement Agreement;

“Investment Canada Act” refers to the Investment Canada Act (Canada) and the regulations made thereunder;

“LG Sirius” refers to LG Sirius Holdings ULC, a British Columbia unlimited liability corporation;

“LG Sirius Owned Shares” refers to all of the LG Studios common shares owned by LG Sirius at the Arrangement Effective Time;

“LG Studios” refers to Lionsgate Studios Corp., a British Columbia corporation;

“LG Studios Articles” refers to the articles of LG Studios, as amended from time to time;

“LG Studios Board” refers to the board of directors of LG Studios;

“LG Studios Business” refers to the business held by LG Studios prior to the Transactions;

“LG Studios common shares” refers to the common shares, without par value, of LG Studios;

“LG Studios Interim Order” refers to the interim order of the BC Court with respect to the Arrangement for LG Studios made pursuant to section 291 of the BC Act, providing for, among other things, the calling and holding of the LG Studios Special Meeting;

“LG Studios Reorganization Proposal” refers to a special resolution of the holders of LG Studios common shares adopting a statutory plan of arrangement pursuant to Section 288 of the BC Act among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things, LG Studios shareholders will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, as more fully described in this joint proxy statement/prospectus;

“LGEC 2025 Plan” refers to the Lions Gate Entertainment Corp. 2025 Performance Incentive Plan, the form of which is attached hereto as Annex Y;

“LGEC common shares” refers to LGEC Class A shares and LGEC Class B shares;

“LGEC Class A shares” refers to the Class A voting shares, without par value, of Lionsgate;

“LGEC Class B shares” refers to the Class B non-voting shares, without par value, of Lionsgate;

“LGEC Interim Articles” refers to the interim articles of LGEC, the form of which are attached hereto as Annex K;

“LGEC Interim Order” refers to the interim order of the BC Court with respect to the Arrangement for LGEC made pursuant to section 291 of the BC Act, providing for, among other things, the calling and holding of the Lionsgate Annual General and Special Meeting;

“LGEC preference shares” refers to the preference shares, without par value, of Lionsgate;

“Lionsgate” or “LGEC” refers to Lions Gate Entertainment Corp., a British Columbia corporation, which, as part of the Transactions, will change its name to “Starz Entertainment Corp.”;

“Lionsgate Articles” refers to the articles of Lions Gate Entertainment Corp., as amended from time to time;

“Lionsgate Board” refers to the board of directors of Lionsgate;

“Lionsgate Transactions Proposal” refers to a special resolution of the holders of LGEC Class A shares and a special resolution of the holders of LGEC Class B shares, in each case adopting a statutory plan of arrangement pursuant to Section 288 of the BC Act among Lionsgate, the shareholders of Lionsgate, Studios, the shareholders of Studios, and New Lionsgate, pursuant to which, among other things, (a) New Lionsgate will be separated from Lionsgate and hold the Studios Business, (b) Starz (formerly LGEC) will hold the Starz Business, (c) LGEC shareholders will receive (i) in exchange for each LGEC Class A Share, one (1) New Lionsgate Class A share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A Share, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, (ii) in exchange for each LGEC Class B Share, one (1) New Lionsgate Class B share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share, one (1) New Lionsgate new common share and one (1) Starz common share and (d) LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, all as more fully described in this joint proxy statement/prospectus;

“New Lionsgate” refers to Lionsgate Studios Holding Corp., a British Columbia corporation;

“New Lionsgate 2025 Plan” refers to the Lionsgate Studios Corp. 2025 Performance Incentive Plan, the form of which is attached hereto as Annex W;

“New Lionsgate Articles” refers to the articles of New Lionsgate to be effective upon completion of the Transactions, as amended from time to time, the form of which are attached hereto as Annex J;

“New Lionsgate Board” refers to the board of directors of New Lionsgate;

“New Lionsgate Class A shares” refers to the Class A shares, without par value, of New Lionsgate having substantially the same powers, preferences and rights as LGEC Class A shares;

“New Lionsgate Class B shares” refers to the Class B shares, without par value, of New Lionsgate having substantially the same powers, preferences and rights as LGEC Class B shares;

“New Lionsgate Class C preferred shares” refers to the Class C preferred shares, with one-half (1/2) of a vote per share, without par value, with a redemption price of $0.01 per share, of New Lionsgate;

“New Lionsgate Initial Exchange Shares” refers to (i) New Lionsgate Class A shares and New Lionsgate Class C preferred shares received on an exchange of LGEC Class A shares pursuant to the Plan of Arrangement and (ii) New Lionsgate Class B shares and New Lionsgate Class C preferred shares received in exchange for LGEC Class B shares pursuant to the Plan of Arrangement;

“New Lionsgate Interim Articles” refers to the interim articles of New Lionsgate, the form of which are attached hereto as Annex I;

“New Lionsgate new common shares” refers to the common shares, without par value, of New Lionsgate, following the Initial Share Exchange;

“New Lionsgate preference shares” refers to the preference shares, without par value, of New Lionsgate, following the Initial Share Exchange;

“Plan of Arrangement” refers to the Plan of Arrangement in respect of the Arrangement, the form of which is attached hereto as Annex F, subject to any amendments or variations to such plan made in accordance with the Arrangement Agreement and the Plan of Arrangement or made at the direction of the BC Court in the Interim Orders or Final Order with the prior written consent of Lionsgate and Studios, as applicable;

“Prior Plans” refers to the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan;

“Separation Agreement” refers to the separation agreement by and between New Lionsgate and Starz, to be entered into prior to the Arrangement Effective Time, the form of which is attached hereto as Annex G;

“Starz” refers to LGEC following its name change to Starz Entertainment Corp. in connection with the Transactions;

“Starz 2025 Plan” refers to the Starz Entertainment Corp. 2025 Performance Incentive Plan, the form of which is attached hereto as Annex X;

“Starz Articles” refers to the articles of Starz to be effective upon completion of the Transactions, as may be amended from time to time, the form of which are attached hereto as Annex L;

“Starz Board” refers to the board of directors of Starz;

“Starz Business” refers to the businesses of Lionsgate, other than the LG Studios Business, as in existence prior to the Transactions;

“Starz common shares” refers to voting common shares, each without par value, of Starz (formerly LGEC);

“Starz preference shares” refers to the preference shares, each without par value, of Starz (formerly LGEC);

“Tax Matters Agreement” refers to the tax matters agreement, by and between LGEC and LG Studios, dated as of May 9, 2024 and entered into in connection with the Business Combination, which is attached hereto as Annex S and to which New Lionsgate will be made a party prior to the Arrangement Effective Time pursuant to an amendment to the Tax Matters Agreement, the form of which is attached hereto as Annex T (the “Tax Matters Agreement Amendment”); and

“Transition Services Agreement” refers to the transition services agreement, by and between New Lionsgate and Starz, to be entered into in connection with the Transactions, the form of which is attached hereto as Annex U.

Page
QUESTIONS AND ANSWERS ABOUT THE LIONSGATE ANNUAL GENERAL AND SPECIAL MEETING	vii
QUESTIONS AND ANSWERS ABOUT THE LG STUDIOS SPECIAL MEETING	xvi
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS	xxii
SUMMARY	1
Summary of Risk Factors	1
The Parties to the Transaction	5
The Transactions	7
The Lionsgate Annual General and Special Meeting	11
The LG Studios Special Meeting	15
Regulatory Requirements Related to the Transactions	16
Post-Closing Governance and Management of New Lionsgate	16
Post-Closing Governance and Management of Starz	16
Interests of Lionsgate Directors and Officers in the Transactions	17
Interests of LG Studios Directors and Officers in the Transactions	17
Treatment of Lionsgate Equity Awards	18
Opinions of Financial Advisors to the Lionsgate Special Committee	18
Conditions to the Transactions	20
The Plan of Arrangement	21
Dissent Rights	23
Accounting Treatment	23
Listing of New Lionsgate New Common Shares and Starz Common Shares; Delisting and Deregistration of LGEC Class A shares and Class B shares and LG Studios Common Shares	23
Material Tax Consequences of the Transactions	23
Summary Historical and Unaudited Pro Forma Financial Information	24
RISK FACTORS	30
Risks Related to New Lionsgate and the LG Studios Business	30
Risks Related to Starz and the Starz Business	46
Risks Related to the Transactions	61
Risks Related to New Lionsgate New Common Shares and Starz Common Shares	69
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	72
THE PARTIES TO THE TRANSACTIONS	74
Lionsgate	74
New Lionsgate	74
LG Studios	74
Starz	74
THE LIONSGATE ANNUAL GENERAL AND SPECIAL MEETING	76
Date, Time and Place of the Lionsgate Annual General and Special Meeting	76
Purpose of the Lionsgate Annual General and Special Meeting	76
Lionsgate Record Date; Outstanding Shares; Shares Entitled to Vote	77
Quorum	78
Share Ownership of Management	78
Dividends	78
Voting of Proxies	78
How to Revoke Your Proxy	78
Voting in Person	79
Abstentions and Broker Non-Votes	79
Required Votes	80
Adjournments	82

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Page
Proxy Solicitation	83
Interest of Certain Persons or Companies in Matters to Be Acted upon	83
Interest of Informed Persons in Material Transactions	83
Proposal No. 1: The Lionsgate Transactions Proposal	84
Vote Required for Approval	84
Proposal No. 2: The Lionsgate Advisory Organizational Documents Proposals	84
Proposal No. 2(a): Advance Notice for Nomination of Directors for New Lionsgate Articles	88
Proposal No. 2(b): Number of Directors for New Lionsgate Articles	88
Proposal No. 2(c): Removal of Casting Vote for New Lionsgate Articles	89
Proposal No. 2(d): Remuneration of Auditor for New Lionsgate Articles	89
Proposal No. 2(e): Change in Authorized Share Capital for New Lionsgate Articles	89
Proposal No. 2(f): Advance Notice for Nomination of Directors for Starz Articles	89
Proposal No. 2(g): Number of Directors for Starz Articles	90
Proposal No. 2(h): Removal of Casting Vote for Starz Articles	90
Proposal No. 2(i): Remuneration of Auditor for Starz Articles	90
Proposal No. 2(j): Change in Authorized Share Capital for Starz Articles	90
Proposal No. 2(k): Quorum at Shareholder Meetings for Starz Articles	90
Proposal No. 3: Election of Directors	90
Proposal No. 4: Reappointment of Independent Registered Public Accounting Firm and Authorization of Audit & Risk Committee of the Lionsgate Board to Fix Remuneration	102
Proposal No. 5: Advisory Vote to Approve Executive Compensation	103
Proposal No. 6: Approve the Assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as Amended and Restated as the Lionsgate Studios Corp. 2025 Performance Incentive Plan	104
Proposal No. 7: Approve the Starz 2025 Plan	104
Proposal No. 8: Approve the LGEC 2025 Plan	105
Proposal No. 9: The Reverse Stock Split	105
THE LG STUDIOS SPECIAL MEETING	107
Date, Time and Place of the LG Studios Special Meeting	107
Purpose of the LG Studios Special Meeting	107
LG Studios Record Date; Outstanding Shares; Shares Entitled to Vote	107
Quorum	108
Share Ownership of Management	108
Voting of Proxies	108
How to Revoke Your Proxy	108
Voting in Person	109
Abstentions and Broker Non-Votes	109
Required Votes	109
Adjournments	110
Proxy Solicitation	110
Interest of Certain Persons or Companies in Matter to Be Acted upon	111
Interest of Informed Persons in Material Transactions	111
Proposal No. 1: Special Resolution of LG Studios Common Shares Adopting Statutory Plan of Arrangement Pursuant to Section 288 of the BC Act	111
Proposal No. 2: The LG Studios Advisory Organizational Documents Proposals	112
Proposal No. 2(a): Change in the Authorized Share Capital	113
Proposal No. 2(b): Quorum at Shareholder Meetings	114
THE TRANSACTIONS	115
Structure of the Transactions	115
Background of the Transactions	118
Lionsgate’s and LG Studios’ Reasons for the Transactions; Recommendation of the Lionsgate Board and the LG Studios Board	127
Opinions of Financial Advisors to the Lionsgate Special Committee	129

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Page
When and How LGEC Shareholders Will Receive Their Shares	146
When and How LG Studios Shareholders Will Receive Their Shares	146
Treatment of Lionsgate Equity Awards	147
Results of the Transactions	150
Transferability of New Lionsgate New Common Shares	150
Transferability of Starz Common Shares	150
Markets for New Lionsgate New Common Shares and Starz Common Shares	150
Conditions to the Transactions	151
Dissent Rights	153
Accounting Treatment	155
Interests of Lionsgate Directors and Officers in the Transactions	156
Interests of LG Studios Directors and Officers in the Transactions	156
Listing of New Lionsgate New Common Shares and Starz Common Shares; Delisting of LGEC Class A shares, and LGEC Class B shares Delisting and Deregistration of LG Studios Common Shares	157
Regulatory Requirements Related to the Transactions	157
THE PLAN OF ARRANGEMENT	158
Transactions	158
The Exchange Ratios	160
Amendments	160
Closing of the Transactions	161
Dissent Rights	161
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF NEW LIONSGATE	162
Description of the Transactions	163
Description of Other Transactions	164
Basis of Pro Forma Presentation	165
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF STARZ	182
Description of the Starz Transactions	182
Basis of Pro Forma Presentation	182
INFORMATION ABOUT NEW LIONSGATE AFTER THE TRANSACTIONS	193
Overview	193
Segment Information	193
Corporate Strategy	194
Specialized Skill and Knowledge	202
Competitive Conditions	202
Intellectual Property	202
Seasonality (Business Cycles)	203
Dependence on Key Customer Contracts	203
Changes to Contracts	203
Environmental Protection	203
Employees	203
Environmental and Social Responsibility and Human Capital Management	203
Legal Proceedings and Regulatory Actions	203
Interest of Informed Persons in Material Transactions	204
Insurance	204
Properties	204
Material Contracts	205
Auditors	205
Management’s Discussion & Analysis of Financial Condition and Results of Operations of New Lionsgate	206
Management of New Lionsgate	276
Directors of New Lionsgate	277

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Page
DESCRIPTION OF NEW LIONSGATE CAPITAL STOCK	515
General	515
Participation Rights	515
Preemptive Rights	515
Share Distributions	516
Voting Rights	516
Preferred Stock	516
Limitation on Liability of Directors and Indemnification of Directors and Officers	516
Anti-Takeover Provisions and Other Shareholder Protections	517
Listing	519
Sale of Unregistered Securities	520
Transfer Agent and Registrar	520
DESCRIPTION OF STARZ CAPITAL STOCK	521
General	521
Participation Rights	521
Pre-emptive Rights	521
Share Distributions	522
Voting Rights	522
Preferred Stock	522
Limitation on Liability of Directors and Indemnification of Directors and Officers	522
Anti-Takeover Provisions and Other Shareholder Protections	523
Listing	525
Sale of Unregistered Securities	525
Transfer Agent and Registrar	525
COMPARISON OF RIGHTS OF HOLDERS OF LIONSGATE SECURITIES BEFORE THE TRANSACTIONS WITH RIGHTS OF HOLDERS OF NEW LIONSGATE SECURITIES AND STARZ SECURITIES AFTER THE TRANSACTIONS	526
COMPARISON OF RIGHTS OF HOLDERS OF LG STUDIOS SECURITIES BEFORE THE TRANSACTIONS WITH RIGHTS OF HOLDERS OF NEW LIONSGATE SECURITIES AFTER THE TRANSACTIONS	532
EXPERTS	533
Lions Gate Entertainment Corp.	533
Lionsgate Studios Corp.	533
Starz Business of Lions Gate Entertainment Corp.	533
HOUSEHOLDING	534
LEGAL MATTERS	535
SHAREHOLDER PROPOSALS	536
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	537
WHERE YOU CAN FIND MORE INFORMATION	538
ANNEXES	540
INDEX TO FINANCIAL STATEMENTS	F-1

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QUESTIONS AND ANSWERS ABOUT THE LIONSGATE ANNUAL GENERAL AND SPECIAL MEETING

The following section provides brief answers to certain questions that you may have regarding the Lionsgate Annual General and Special Meeting. You should carefully read this entire joint proxy statement/prospectus, including its Annexes and the documents incorporated by reference into this joint proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you. Additional important information is contained in the Annexes to, and the documents incorporated by reference into, this joint proxy statement/prospectus. For a description of, and instructions as to how to obtain, this information, see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”

Q:	What are the proposals on which LGEC shareholders are being asked to vote?

A:	LGEC shareholders are being asked to vote on the following proposals:

1.	the Lionsgate Transactions Proposal;

2.	a non-binding advisory vote on the Lionsgate Advisory Organizational Documents Proposals;

3.	election of twelve (12) directors;

4.

re-appointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm for the fiscal year ending March 31, 2025 and authorization of the Audit & Risk Committee of the Lionsgate Board to fix their remuneration;

5.	a non-binding advisory vote on executive compensation;

6.

assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the New Lionsgate 2025 Plan, to be effective upon completion of the Transactions if the Transactions are approved;

7.	approving the Starz 2025 Plan, to be effective upon completion of the Transactions if the Transactions are approved;

8.	approving the LGEC 2025 Plan, to be effective if the Transactions are not approved; and

9.	a non-binding advisory vote on the Reverse Stock Split.

Q:	Who is entitled to vote at the Annual General and Special Meeting?

A:

Holders of record of LGEC Class A shares at 5:30 p.m. (Eastern Time) on March 12, 2025 (the “Record Date”) are entitled to receive notice of the Lionsgate Annual General and Special Meeting and to vote the LGEC Class A shares that they held on the Record Date at the Lionsgate Annual General and Special Meeting, or any continuations, adjournments or postponements thereof, on matters to be considered by the holders of LGEC Class A shares. Each outstanding LGEC Class A share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, 83,691,063 LGEC Class A shares held by approximately 618 shareholders of record were outstanding and entitled to vote.

Holders of record of LGEC Class B shares on the Record Date are entitled to receive notice of the Lionsgate Annual General and Special Meeting and, solely with respect to the Lionsgate Transactions Proposal, to vote the LGEC Class B shares that they held on the Record Date at the Lionsgate Annual General and Special Meeting, or any continuations, adjournments or postponements thereof. Holders of LGEC Class B shares are not entitled to vote on the matters to be presented at the Lionsgate Annual General and Special Meeting other than the Lionsgate Transactions Proposal. Each outstanding LGEC Class B share entitles its holder to cast one vote solely with respect to the Lionsgate Transactions Proposal. As of the Record Date, 156,905,472 LGEC Class B shares held by approximately 1,519 shareholders of record were outstanding and entitled to vote.

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Each holder of record of LGEC Class A shares and LGEC Class B shares has the right to appoint a person or company to represent such holder to vote in person at the Lionsgate Annual General and Special Meeting other than the persons designated in the form of proxy. See “—How do I vote at the Lionsgate Annual General and Special Meeting?” below.

Q:	Who can attend and vote at the Lionsgate Annual General and Special Meeting?

A:

Only registered shareholders of Lionsgate or the persons they appoint as their proxies are permitted to attend the Lionsgate Annual General and Special Meeting. Most shareholders of Lionsgate are “non-registered” shareholders because the LGEC common shares they own are not registered in their names but are, instead, registered in the name of the brokerage firm, bank or trust company through which they hold such shares. LGEC common shares beneficially owned by a “non-registered” shareholder are registered either: (i) in the name of an intermediary that the “non-registered” shareholder deals with in respect of such shares (which may be, among others, a bank, trust company, securities dealer or broker or trustee or administrator of self-administered Registered Retirement Savings Plans, Registered Retirement Income Funds, Registered Education Savings Plans and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust & Clearing Corporation) of which such intermediary is a participant. In accordance with applicable securities law requirements, Lionsgate will have distributed copies of the notice of the Lionsgate Annual General and Special Meeting and this joint proxy statement/prospectus and related meeting materials to such clearing agencies and intermediaries for distribution to “non-registered” shareholders.

Such “non-registered” shareholders are able to access the notice of the Lionsgate Annual General and Special Meeting and vote their shares by following the instructions provided by their intermediaries. If shareholders have requested printed copies, intermediaries are required to forward this joint proxy statement/prospectus and related meeting materials to such “non-registered” shareholders, unless such shareholder has waived the right to receive them. Intermediaries often use service companies to forward notices and proxy materials to “non-registered” shareholders. Generally, “non-registered” shareholders who have not waived the right to receive the notice of the Lionsgate Annual General and Special Meeting and who have requested a printed copy of this joint proxy statement/prospectus and related meeting materials will either:

i.

be given a voting instruction form which is not signed by the intermediary and which, when properly completed and signed by the shareholder and returned to the intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the intermediary must follow. Typically, the voting instruction form will consist of a one-page printed form. Sometimes, instead of the one-page pre-printed form, the voting instruction form will consist of a regular printed form accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the intermediary or its service company in accordance with the instructions of the intermediary or its service company; or

ii.

be given a form of proxy which has already been signed by the intermediary (typically by a facsimile or stamped signature), which is restricted to the number of shares beneficially owned by the shareholder but which is otherwise not completed by the intermediary. Because the intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the shareholder when submitting the proxy. In this case, the holder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Lionsgate, c/o MacKenzie Partners, Inc. Attention: Lionsgate Tabulation, 7 Penn Plaza, Suite 503, New York, NY 10001.

In either case, the purpose of these procedures is to permit “non-registered” shareholders to directly vote the LGEC common shares they beneficially own. Should a “non-registered” shareholder who receives one of

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the above forms wish to vote at the Lionsgate Annual General and Special Meeting in person (or have another person attend and vote on their behalf), the “non-registered” shareholder should request a legal proxy from their intermediary. Instructions for obtaining legal proxies may be found on the voting instruction form. If you have any questions about voting your shares, please call MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 or e-mail lionsgate@mackenziepartners.com.

A “non-registered” shareholder may revoke a voting instruction form or request to receive this joint proxy statement/prospectus and related meeting materials and to vote, which has been given to an intermediary, at any time by written notice to the intermediary, provided that an intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive this joint proxy statement/prospectus and related meeting materials and to vote, which is not received by the intermediary in a timely manner in advance of the Lionsgate Annual General and Special Meeting.

Q:	What constitutes quorum?

A:

A quorum is necessary to hold a valid meeting of shareholders. The quorum for the Lionsgate Annual General and Special Meeting is: (i) for LGEC Class A shares, two (2) persons who are, or who represent by proxy, registered shareholders who, in the aggregate, hold at least 10% of the issued LGEC Class A shares entitled to be voted on matters presented to the holders of LGEC Class A shares at the Lionsgate Annual General and Special Meeting, and (ii) for LGEC Class B shares, two (2) persons who are, or who represent by proxy, registered shareholders who, in the aggregate, hold at least 10% of the issued LGEC Class B shares entitled to be voted on matters to be presented to holders of LGEC Class B shares.

Abstentions will be included in determining the number of shares present at the Lionsgate Annual General and Special meeting for the purpose of determining the presence of a quorum. Broker non-votes (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter), if any, will also be counted in determining the number of shares present at the Lionsgate Annual General and Special Meeting for the purpose of determining the presence of a quorum, because it is expected that at least one proposal to be voted on at the Lionsgate Annual General and Special Meeting will be a “routine” matter.

Q:	How do I vote at the Lionsgate Annual General and Special Meeting?

A:

If you are a holder of record of LGEC Class A shares, you have the right to vote in person at the Lionsgate Annual General and Special Meeting. If you are a holder of record of LGEC Class B shares, you have the right to vote in person, solely with respect to the Lionsgate Transactions Proposal, at the Lionsgate Annual General and Special Meeting.

If you choose to do so, you can vote using the ballot that will be provided at the Lionsgate Annual General and Special Meeting, or, if you received printed copies of this joint proxy statement/prospectus and related meeting materials by mail, you can complete, sign and date the proxy card enclosed with this joint proxy statement/prospectus and submit it at the Lionsgate Annual General and Special Meeting. If you are a “non-registered” shareholder, you may not vote your shares in person at the Lionsgate Annual General and Special Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote LGEC Class A shares or, solely with respect to the Lionsgate Transactions Proposal, LGEC Class B shares, as applicable, at the Lionsgate Annual General and Special Meeting.

Even if you plan to attend the Lionsgate Annual General and Special Meeting, Lionsgate recommends that you submit your proxy or voting instructions in advance of the Lionsgate Annual General and Special Meeting as described in this joint proxy statement/prospectus, so that your vote will be counted if you later decide not to attend the Lionsgate Annual General and Special Meeting.

At the Lionsgate Annual General and Special Meeting, a representative from Broadridge Financial Solutions, Inc. (“Broadridge”) will be appointed to act as scrutineer. The scrutineer will determine the

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number of shares of each class of LGEC common shares represented at the Lionsgate Annual General and Special Meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to Lionsgate.

Q:	How can I vote my LGEC common shares without attending the Lionsgate Annual General and Special Meeting?

A:

Whether you are a holder of record or a “non-registered” shareholder, you may direct how your LGEC Class A shares or LGEC Class B shares, as applicable, are voted without attending the Lionsgate Annual General and Special Meeting.

If you are a holder of record, you may submit a proxy to authorize how your shares are to be voted at the Lionsgate Annual General and Special Meeting. You can submit a proxy over the Internet, by mail or by telephone pursuant to the instructions provided in the proxy card enclosed with this joint proxy statement/prospectus. If you are a “non-registered” shareholder, you may also submit voting instructions by Internet, telephone, tablet or smartphone, or mail by following the instructions provided in the voting instruction form sent by your intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy holder. Those persons are directors and/or officers of Lionsgate. If you are a holder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. (Eastern Time) on April 22, 2025 in order for your shares to be voted at the Lionsgate Annual General and Special Meeting. If you are a “non-registered” shareholder, please comply with the deadlines included in the voting instructions provided by the intermediary that holds your shares.

Submitting your proxy or voting instructions over the Internet, by telephone, tablet or smartphone or by mail will not affect your right to vote in person should you decide to attend the Lionsgate Annual General and Special Meeting, although “non-registered” shareholder must obtain a “legal proxy” from the intermediary that holds their shares giving them the right to vote the shares in person at the Lionsgate Annual General and Special Meeting.

Q:	How does the Lionsgate Board recommend that I vote at the Lionsgate Annual General and Special Meeting?

A:	The Lionsgate Board has approved and recommends that all LGEC shareholders vote:

“FOR” the Lionsgate Transactions Proposal;

“FOR” the Lionsgate Advisory Organizational Documents Proposals;

“FOR” the election of each of the nominated directors;

“FOR” the re-appointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm and authorization of the Audit & Risk Committee of the Lionsgate Board to fix their remuneration;

“FOR” the proposal regarding a non-binding advisory vote to approve executive compensation;

“FOR” the approval of the assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the New Lionsgate 2025 Plan, to be effective upon completion of the Transactions, if the Transactions are approved;

“FOR” the approval of the Starz 2025 Plan, to be effective upon completion of the Transactions, if the Transactions are approved;

“FOR” the approval of the LGEC 2025 Plan, to be effective if the Transactions are not approved; and

“FOR” the approval of the non-binding advisory vote on the Reverse Stock Split.

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Q:	What interests do Lionsgate’s current officers and directors have in the Transactions?

A:

Certain directors and executive officers of Lionsgate have certain interests in the Transactions that may be different from, or in addition to, the interests of Lionsgate shareholders. The Lionsgate Board was aware of these interests during its deliberations on the merits of the Transactions and considered them in deciding to recommend that Lionsgate’s shareholders approve the Lionsgate Transactions Proposal. Lionsgate’s executive officers include the following individuals: Jon Feltheimer, Michael Burns, James W. Barge, Brian Goldsmith and Bruce Tobey.

As of March 7, 2025, Mark H. Rachesky, Founder and Chief Investment Officer of MHR Fund Management LLC (“MHR Fund Management”), held 24.2% of the LGEC Class A shares and 9.7% of the LGEC Class B shares. Pursuant to the Lionsgate Investor Rights Agreement discussed in “Additional Lionsgate Annual General and Special Meeting Matters—Certain Relationships and Related Party Transactions of Lionsgate,” Mark H. Rachesky, M.D., Emily Fine and John D. Harkey, Jr. currently serve on the Lionsgate Board as designees of MHR Fund Management.

The Lionsgate directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their ownership of LGEC Class A shares and LGEC Class B shares, their eligibility to participate in the New Lionsgate 2025 Plan as directors or executive officers of New Lionsgate and their eligibility to participate in the Starz 2025 Plan as directors or executive officers of Starz or as otherwise described in the section entitled “The Transactions—Interests of Lionsgate’s Directors and Officers in the Transactions.”

Q:	What votes are required to approve the proposals on which LGEC shareholders are being asked to vote?

A:	The votes required for each proposal are as follows:

Proposal No. 1: Approval of the Lionsgate Transactions Proposal requires (i) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to LGEC Class A shares that were present or represented by proxy at the Lionsgate Annual General and Special Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to LGEC Class B shares that were present or represented by proxy at the Lionsgate Annual General and Special Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class. LGEC Class A shares and LGEC Class B shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 1.

Proposal No. 2: The affirmative vote of two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the non-binding advisory vote to approve governance provisions each of which will be contained in the New Lionsgate Articles and the Starz Articles, respectively if the Transactions are completed. Regardless of the outcome of the non-binding advisory vote on the Lionsgate Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate and the Starz Articles will be adopted by Starz, in each case, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 2.

Proposal No. 3: Directors are elected by plurality, meaning that the 12 nominees receiving the largest number of votes cast by holders of LGEC Class A shares (votes “FOR”) will be elected. Shareholders are able to vote “FOR”, “WITHHELD”, and “ABSTAIN” for each nominee. There is no minimum or maximum number of shares that must be cast for, or withheld from, any candidate nominated for election in order for that nominee to be elected. The 12 nominees receiving the greatest number of “FOR” votes will be eligible to form the Lionsgate Board following the Lionsgate Annual General and Special Meeting. Shareholders are not permitted to cumulate their LGEC Class A shares for purposes of electing directors.

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Proposal No. 4: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the re-appointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm and for the holders of LGEC Class A shares to authorize the Audit & Risk Committee of the Lionsgate Board to fix their remuneration. Note that, because this proposal is considered a routine matter, if your LGEC Class A shares are held by a broker or nominee, such broker or nominee will have authority to exercise his or her discretion to vote your LGEC Class A shares on Proposal No. 4 if you do not provide instructions to him or her regarding how you would like your LGEC Class A shares to be voted. Abstentions are not treated as votes cast and are not counted in the determination of the number of votes necessary for the reappointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm.

Proposal No. 5: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the non-binding advisory vote to approve executive compensation. Notwithstanding the vote required, please be advised that Proposal No. 5 is advisory only and is not binding on Lionsgate. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 5.

Proposal No. 6: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the assumption by New Lionsgate of the Lionsgate Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the New Lionsgate 2025 Plan, to be effective upon completion of the Transactions if the Transactions are approved. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 6.

Proposal No. 7: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for approval of the Starz 2025 Plan, to be effective upon completion of the Transactions, if the Transactions are approved. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 7.

Proposal No. 8: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for approval of the LGEC 2025 Plan to be effective if the Transactions are not approved. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 8.

Proposal No. 9: Approval of the Reverse Stock Split requires (i) the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting. Regardless of the outcome of the non-binding advisory vote on the Reverse Stock Split, the Reverse Stock Split will be adopted by Starz, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. LGEC Class A shares and LGEC Class B shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 9.

Q:	Could other matters be decided at the Lionsgate Annual General and Special Meeting?

A:

As of the date of this joint proxy statement/prospectus, the Lionsgate Board does not know of any other matters that may be presented for action at the Lionsgate Annual General and Special Meeting. Should any other business come before the Lionsgate Annual General and Special Meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such

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proxies in accordance with the recommendation of the Lionsgate Board or, if no recommendation is given, in accordance with their best judgment.

Q:	What shares are included on the enclosed proxy card?

A:

If you are a shareholder of record, you will receive one proxy card from Broadridge for all of the shares of Lionsgate that you hold directly. If you hold Lionsgate shares in street name through one or more banks, brokers and/or other shareholders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your Lionsgate shares. If you are a holder of record and hold additional Lionsgate shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold your Lionsgate shares.

Q:	What do I need to do now to vote at the Lionsgate Annual General and Special Meeting?

A:

The Lionsgate Board is soliciting proxies for use at the Lionsgate Annual General and Special Meeting. LGEC shareholders may submit proxies to instruct the designated proxies to vote their shares, before the date of the Lionsgate Annual General and Special Meeting, in any of three ways: over the Internet, by mail or by telephone pursuant to the instructions provided in the proxy card enclosed with this joint proxy statement/prospectus. If you are a “non-registered” shareholder, you may also submit voting instructions by Internet, telephone, tablet or smartphone, or mail by following the instructions provided in the voting instruction form sent by your intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy holder. Those persons are directors and/or officers of Lionsgate. If you are a holder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. (Eastern Time) on April 22, 2025 in order for your shares to be voted at the Lionsgate Annual General and Special Meeting. If you are a “non-registered” shareholder, please comply with the deadlines included in the voting instructions provided by the intermediary that holds your shares.

Submitting your proxy or voting instructions over the Internet, by telephone, tablet or smartphone or by mail will not affect your right to vote in person should you decide to attend the Lionsgate Annual General and Special Meeting, although “non-registered” shareholders must obtain a “legal proxy” from the intermediary that holds their shares giving them the right to vote the shares in person at the Lionsgate Annual General and Special Meeting.

Q:	Can I change my vote or revoke my proxy?

A:

Yes. If you are a holder of record, even after you have submitted your proxy, you may change your vote by submitting a duly executed proxy bearing a later date in the manner and within the time described above under “What do I need to do now to vote at the Lionsgate Annual General and Special Meeting?” (your latest voting instructions will be followed). If you are a non-registered shareholder, you should contact your Intermediary to find out how to change or revoke your voting instructions within the time described above under “What do I need to do now to vote at the Annual General and Special Meeting?” If you are a holder of record, you may also revoke a previously deposited proxy (i) by an instrument in writing that is received by or at the Lionsgate Annual General and Special Meeting prior to the closing of the polls, (ii) by an instrument in writing provided to the chair of the Lionsgate Annual General and Special Meeting at the Lionsgate Annual General and Special Meeting or any continuation, postponement or adjournment thereof, or (iii) in any other manner permitted by law. The powers of the proxy holders will be suspended if you attend the Lionsgate Annual General and Special Meeting in person and so request, although attendance at the Lionsgate Annual General and Special Meeting will not by itself revoke a previously granted proxy.

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Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Lionsgate or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to Lionsgate’s management and the Lionsgate Board.

Q:	Who pays for the preparation of this joint proxy statement/prospectus?

A:

Lionsgate will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing this joint proxy statement/prospectus. In addition to the use of mail, Lionsgate’s employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, telegraph, the Internet, e-mail, newspapers and other publications of general distribution. Lionsgate’s employees will receive no compensation for soliciting proxies other than their regular salaries. Lionsgate may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of this joint proxy statement/prospectus to their principals and to request authority for the execution of proxies, and Lionsgate will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. Lionsgate will solely compensate independent third-party agents that are not affiliated with Lionsgate but who solicit proxies. Lionsgate has retained MacKenzie Partners, Inc., a third-party solicitation firm, to assist in the distribution of the proxy statement/prospectus and solicitation of proxies on our behalf for an estimated fee of $25,000 plus reimbursement of certain out-of-pocket expenses.

Q:	May a LGEC shareholder propose actions or recommend director nominees for consideration at next year’s annual general meeting of shareholders?

A:

Yes. Under U.S. laws, for your proposal or recommendation for director nominees to be considered for inclusion in the proxy statement for next year’s annual general meeting (which will be the annual general meeting for Starz if the Transactions are completed), Lionsgate (or Starz, if the Transactions are completed) must receive your written proposal no later than the 10th day following the day on which public announcement of the date of the 2025 annual general meeting of shareholders is first made by us. You should also be aware that any proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act regarding inclusion of shareholder proposals in company-sponsored proxy materials must comply with the provisions of Rule 14a-8.

Shareholder proposals submitted in accordance with the BC Act to be presented at the next annual general meeting of LGEC shareholders must be received by Lionsgate’s Corporate Secretary at its registered office at least three months before the annual reference date of Lionsgate (which will be the annual reference date for Starz if the Transactions are completed) which, if the meeting is held on April 23, 2025, will be January 23, 2026, and must otherwise comply with the requirements of the BC Act. If the Transactions are completed, shareholder proposals submitted in accordance with the BC Act other than proposals for director nominees must be received by Starz’s Corporate Secretary at its registered office at 250 Howe Street, 20th Floor, Vancouver, BC V6C 3R8 by the same date, January 23, 2026, to be presented at the next annual general meeting of Starz shareholders. Shareholder proposals for Starz director nominees, if the Transactions are completed, will be governed by the procedure set out in Article 10.9 Advance Notice for Nomination of Directors of the Starz Articles.

If you wish to recommend a director nominee, you should also provide the information set forth under “Information About Starz After the Transactions – Governance – Shareholder Communications with the Starz Board”.

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If the date of the Lionsgate 2025 annual general meeting (or, if the Transactions are completed, the Starz 2025 annual general meeting) is advanced or delayed by more than thirty (30) days from the date of the Lionsgate 2024 Annual General and Special Meeting under U.S. laws, shareholder proposals intended to be included in the proxy statement for the 2025 annual general meeting must be received by Lionsgate (or Starz, as applicable) within a reasonable time before it begins to print and mail the proxy statement for the 2025 annual general meeting.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. If the date of the 2025 annual general meeting is advanced or delayed more than thirty (30) days from the anniversary date of the 2024 annual general and special meeting, then the shareholder proposal must have been submitted to Lionsgate (or Starz, as applicable) within a reasonable time before it mails the proxy statement for the 2025 annual general meeting. Because we anticipate the 2025 annual general meeting will be changed by more than thirty (30) days from the anniversary date of the 2024 annual general and special meeting, in the event a shareholder proposal is submitted to Lionsgate (or Starz, as applicable) after the tenth (10th) day following the day on which public announcement of the date of the 2025 annual meeting of shareholders is first made by us, the proxies solicited by the Lionsgate Board (or, if the Transactions are completed, the Starz Board) for the 2025 annual general meeting of shareholders will confer authority on the proxy holders to vote the shares in accordance with the recommendations of the Lionsgate Board (or the Starz Board, as applicable), if the proposal is presented at the 2025 annual general meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting.

To comply with the SEC universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act by the later of sixty (60) days prior to the date of the 2025 annual general meeting or the tenth (10th) day following the day on which public announcement of the date of the 2025 annual general meeting is first made by us.

Q:	What does it mean if I receive more than one notice of the Lionsgate Annual General and Special Meeting?

A:

If you receive more than one notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on your proxy card or voting instruction form, as applicable, to ensure that all of your shares are voted.

Q:	What should I do if I have questions about the Lionsgate Annual General and Special Meeting?

A:

Shareholders who have questions about deciding how to vote should contact their financial, legal or professional advisors. For any queries referencing information in this joint proxy statement/prospectus or in respect of voting your LGEC Class A shares or LGEC Class B shares, please call MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 or email lionsgate@mackenziepartners.com.

Q:	Where can I find the voting results of the Lionsgate Annual General and Special Meeting?

A:

Lionsgate intends to announce preliminary voting results at the Lionsgate Annual General and Special Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Lionsgate Annual General and Special Meeting.

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QUESTIONS AND ANSWERS ABOUT THE LG STUDIOS SPECIAL MEETING

The following section provides brief answers to certain questions that you may have regarding the LG Studios Special Meeting. You should carefully read this entire joint proxy statement/prospectus, including its Annexes and the documents incorporated by reference into this joint proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you. Additional important information is contained in the Annexes to, and the documents incorporated by reference into, this joint proxy statement/prospectus. For a description of, and instructions as to how to obtain, this information, see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”

Q:	What are the proposals on which LG Studios shareholders are being asked to vote?

A:	LG Studios shareholders are being asked to vote on the following proposals:

1.	the LG Studios Reorganization Proposal; and

2.	the LG Studios Advisory Organizational Documents Proposals.

Q:	Who is entitled to vote at the LG Studios Special Meeting?

A:

Holders of record of LG Studios common shares at 5:30 p.m. (Eastern Time) on March 12, 2025 (the “Record Date”) are entitled to receive notice of the LG Studios Special Meeting and to vote the LG Studios common shares that they held on the Record Date at the LG Studios Special Meeting, or any continuations, adjournments or postponements thereof. Each outstanding LG Studios common share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, 288,681,224 LG Studios common shares held by approximately 76 shareholders of record were outstanding and entitled to vote.

Each holder of record of the LG Studios common shares has the right to appoint a person or company to represent such holder to vote in person at the LG Studios Special Meeting other than the persons designated in the form of proxy. See “—How do I vote at the LG Studios Special Meeting?” below.

Q:	Who can attend and vote at the LG Studios Special Meeting?

A:

Only registered shareholders of LG Studios or the persons they appoint as their proxies are permitted to attend the LG Studios Special Meeting. Most shareholders of LG Studios are “non-registered” shareholders because the shares of LG Studios they own are not registered in their names but are, instead, registered in the name of the brokerage firm, bank or trust company through which they hold such shares. LG Studios common shares beneficially owned by a “non-registered” shareholder are registered either: (i) in the name of an intermediary that the “non-registered” shareholder deals with in respect of such shares (which may be, among others, a bank, trust company, securities dealer or broker or trustee or administrator of self-administered Registered Retirement Savings Plans, Registered Retirement Income Funds, Registered Education Savings Plans and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust & Clearing Corporation) of which such intermediary is a participant. In accordance with applicable securities law requirements, LG Studios will have distributed copies of the notice of the LG Studios Special Meeting and this joint proxy statement/prospectus and related meeting materials to such clearing agencies and intermediaries for distribution to “non-registered” shareholders.

Such “non-registered” shareholders are able to access the notice of the LG Studios Special Meeting and vote their shares by following the instructions provided by their intermediaries. If shareholders have requested printed copies, intermediaries are required to forward this joint proxy statement/prospectus and related meeting materials to such “non-registered” shareholders, unless such shareholders have waived the right to receive them. Intermediaries often use service companies to forward notices and proxy materials to “non-registered” shareholders. Generally, “non-registered” shareholders who have not waived the right to

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receive the notice of the LG Studios Special Meeting and who have requested a printed copy of this joint proxy statement/prospectus and related meeting materials will either:

i.

be given a voting instruction form which is not signed by the intermediary and which, when properly completed and signed by the shareholder and returned to the intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the intermediary must follow. Typically, the voting instruction form will consist of a one-page printed form. Sometimes, instead of the one-page pre-printed form, the voting instruction form will consist of a regular printed form accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the intermediary or its service company in accordance with the instructions of the intermediary or its service company; or

ii.

be given a form of proxy which has already been signed by the intermediary (typically by a facsimile or stamped signature), which is restricted to the number of shares beneficially owned by the shareholder but which is otherwise not completed by the intermediary. Because the intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the shareholder when submitting the proxy. In this case, the shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Lionsgate, c/o MacKenzie Partners, Inc. Attention: LG Studios Tabulation, 7 Penn Plaza, Suite 503, New York, NY 10001.

In either case, the purpose of these procedures is to permit “non-registered” shareholders to directly vote the LG Studios common shares they beneficially own. Should a “non-registered” shareholder who receives one of the above forms wish to vote at the LG Studios Special Meeting in person (or have another person attend and vote on their behalf), the “non-registered” shareholder should request a legal proxy from their intermediary. Instructions for obtaining legal proxies may be found on the voting instruction form. If you have any questions about voting your shares, please call MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 or e-mail lgstudios@mackenziepartners.com.

A “non-registered” shareholder may revoke a voting instruction form or request to receive this joint proxy statement/prospectus and related meeting materials and to vote, which has been given to an intermediary, at any time by written notice to the intermediary, provided that an intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive this joint proxy statement/prospectus and related meeting materials and to vote, which is not received by the intermediary in a timely manner in advance of the LG Studios Special Meeting.

Q:	What constitutes quorum?

A:

A quorum is necessary to hold a valid meeting of shareholders. The quorum for the LG Studios Special Meeting is one or more persons who are, or who represent by proxy, registered holders of LG Studios common shares who, in the aggregate, hold at least one-third (33.33%) of the issued LG Studios common shares entitled to be voted at the LG Studios Special Meeting.

Abstentions will be included in determining the number of shares present at the LG Studios Special Meeting for the purpose of determining the presence of a quorum. Broker non-votes, if any, will not be counted as present for purposes of determining the presence of a quorum at the LG Studios Special Meeting.

Q:	How do I vote at the LG Studios Special Meeting?

A:	If you are a holder of record of LG Studios common shares, you have the right to vote in person at the LG Studios Special Meeting.

If you choose to do so, you can vote using the ballot that will be provided at the LG Studios Special Meeting, or, if you received printed copies of this joint proxy statement/prospectus and related meeting

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materials by mail, you can complete, sign and date the proxy card enclosed with this joint proxy statement/prospectus and submit it at the LG Studios Special Meeting. If you are a “non-registered” shareholder, you may not vote your shares in person at the LG Studios Special Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote the LG Studios common shares at the LG Studios Special Meeting.

Even if you plan to attend the LG Studios Special Meeting, LG Studios recommends that you submit your proxy or voting instructions in advance of the LG Studios Special Meeting as described in this joint proxy statement/prospectus, so that your vote will be counted if you later decide not to attend the LG Studios Special Meeting.

At the LG Studios Special Meeting, a representative from Broadridge will be appointed to act as scrutineer. The scrutineer will determine the number of LG Studios common shares represented at the LG Studios Special Meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to LG Studios.

Q:	How can I vote my LG Studios common shares without attending the LG Studios Special Meeting?

A:	Whether you are a holder of record or a “non-registered” shareholder, you may direct how your LG Studios common shares are voted without attending the LG Studios Special Meeting.

If you are a holder of record, you may submit a proxy to authorize how your shares are to be voted at the LG Studios Special Meeting. You can submit a proxy over the Internet, by mail or by telephone pursuant to the instructions provided in the proxy card enclosed with this joint proxy statement/prospectus. If you are a “non-registered” shareholder, you may also submit voting instructions by Internet, telephone, tablet or smartphone, or mail by following the instructions provided in the voting instruction form sent by your intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy holder. Those persons are directors and/or officers of Lionsgate. If you are a holder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. (Eastern Time) on April 22, 2025 in order for your shares to be voted at the LG Studios Special Meeting. If you are a “non-registered” shareholder, please comply with the deadlines included in the voting instructions provided by the intermediary that holds your shares.

Submitting your proxy or voting instructions over the Internet, by telephone, tablet or smartphone or by mail will not affect your right to vote in person should you decide to attend the LG Studios Special Meeting, although “non-registered” shareholder must obtain a “legal proxy” from the intermediary that holds their shares giving them the right to vote the shares in person at the LG Studios Special Meeting.

Q:	How does the LG Studios Board recommend that I vote at the LG Studios Special Meeting?

A:	The LG Studios Board has approved and recommends that all LG Studios shareholders vote:

“FOR” the LG Studios Reorganization Proposal; and

“FOR” the LG Studios Advisory Organizational Documents Proposals.

Q:	What interests do LG Studios’ current officers and directors have in the Transactions?

A:

Certain directors and executive officers of LG Studios have certain interests in the Transactions that may be different from, or in addition to, the interests of the LG Studios shareholders. The LG Studios Board was aware of these interests during its deliberations on the merits of the Transactions and considered them in deciding to recommend that LG Studios shareholders approve the LG Studios Reorganization Proposal. LG Studios’ executive officers include the following individuals: Jon Feltheimer, Michael Burns, James W. Barge, Brian Goldsmith and Bruce Tobey.

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As of March 7, 2025, Mark H. Rachesky, Founder and Chief Investment Officer of MHR Fund Management LLC (“MHR Fund Management”), held 24.2% of the LGEC Class A shares and 9.7% of the LGEC Class B shares, and LGEC indirectly owned approximately 87.8% of the issued and outstanding LG Studios common shares. Pursuant to the Lionsgate Investor Rights Agreement discussed in “Additional Lionsgate Annual General and Special Meeting Matters —Certain Relationships and Related Party Transactions of Lionsgate,” Mark H. Rachesky, M.D., Emily Fine and John D. Harkey, Jr. currently serve on the LG Studios Board as designees of MHR Fund Management.

The LG Studios directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their indirect ownership of LG Studios common shares, eligibility to participate in the New Lionsgate 2025 Plan as directors or executive officers of New Lionsgate and eligibility to participate in the Starz 2025 Plan as directors or executive officers of Starz or as otherwise described in the section entitled “The Transactions—Interests of LG Studios Directors and Officers in the Transactions.”

Q:	What votes are required to approve the proposals on which LG Studios shareholders are being asked to vote?

A:	The vote required for each proposal is as follows:

Proposal No. 1: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting is required for the LG Studios Reorganization Proposal. LG Studios common shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 1.

Proposal No. 2: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting is required for the non-binding advisory vote to approve several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights. Regardless of the outcome of the non-binding advisory vote on the LG Studios Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate as part of the Transactions, assuming the approval of the LG Studios Reorganization Proposal and the completion of the Transactions. LG Studios common shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 2.

Note that if your LG Studios common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your shares on Proposal No. 1 and Proposal No. 2, unless you provide instructions to him or her regarding how you would like your shares to be voted.

For purposes of determining the number of votes cast, only shares of LG Studios common shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of the LG Studios proposals.

Q:	Could other matters be decided at the LG Studios Special Meeting?

A:

As of the date of this joint proxy statement/prospectus, the LG Studios Board does not know of any other matters that may be presented for action at the LG Studios Special Meeting. Should any other business come before the LG Studios Special Meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with the recommendation of the LG Studios Board or, if no recommendation is given, in accordance with their best judgment.

Q:	What shares are included on the enclosed proxy card?

A:

If you are a holder of record only, you will receive one proxy card from Broadridge for all LG Studios shares that you hold directly. If you hold LG Studios shares in street name through one or more banks,

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brokers and/or other shareholders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your LG Studios shares. If you are a holder of record and hold additional LG Studios shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold your LG Studios shares.

Q:	What do I need to do now to vote at the LG Studios Special Meeting?

A:

The LG Studios Board is soliciting proxies for use at the LG Studios Special Meeting. LG Studios shareholders may submit proxies to instruct the designated proxies to vote their shares, before the date of the LG Studios Special Meeting, in any of three ways: over the Internet, by mail or by telephone pursuant to the instructions provided in the proxy card enclosed with this joint proxy statement/prospectus. If you are a “non-registered” shareholder, you may also submit voting instructions by Internet, telephone, tablet or smartphone, or mail by following the instructions provided in the voting instruction form sent by your intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy holder. Those persons are directors and/or officers of LG Studios. If you are a holder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. (Eastern Time) on April 22, 2025 in order for your shares to be voted at the LG Studios Special Meeting. If you are a “non-registered” shareholder, please comply with the deadlines included in the voting instructions provided by the intermediary that holds your shares.

Submitting your proxy or voting instructions over the Internet, by telephone, tablet or smartphone or by mail will not affect your right to vote in person should you decide to attend the LG Studios Special Meeting, although “non-registered” shareholders must obtain a “legal proxy” from the intermediary that holds their shares giving them the right to vote the shares in person at the LG Studios Special Meeting.

Q:	Can I change my vote or revoke my proxy?

A:

Yes. If you are a holder of record, even after you have submitted your proxy, you may change your vote by submitting a duly executed proxy bearing a later date in the manner and within the time described above under “What do I need to do now to vote at the LG Studios Special Meeting?” (your latest voting instructions will be followed). If you are a non-registered shareholder, you should contact your Intermediary to find out how to change or revoke your voting instructions within the time described above under “What do I need to do now to vote at the LG Studios Special Meeting?” If you are a holder of record, you may also revoke a previously deposited proxy (i) by an instrument in writing that is received by or at the LG Studios Special Meeting prior to the closing of the polls, (ii) by an instrument in writing provided to the chair of the LG Studios Special Meeting at the LG Studios Special Meeting or any continuation, postponement or adjournment thereof, or (iii) in any other manner permitted by law. The powers of the proxy holders will be suspended if you attend the LG Studios Special Meeting in person and so request, although attendance at the LG Studios Special Meeting will not by itself revoke a previously granted proxy.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within LG Studios or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to LG Studios’ management and the LG Studios Board.

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Q:	Who pays for the preparation of this joint proxy statement/prospectus?

A:

LG Studios will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing this joint proxy statement/prospectus. In addition to the use of mail, LG Studios’ employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, telegraph, the Internet, e-mail, newspapers and other publications of general distribution. LG Studios’ employees will receive no compensation for soliciting proxies other than their regular salaries. LG Studios may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of this joint proxy statement/prospectus to their principals and to request authority for the execution of proxies, and LG Studios will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. LG Studios will solely compensate independent third-party agents that are not affiliated with LG Studios but who solicit proxies. LG Studios has retained MacKenzie Partners, Inc., a third-party solicitation firm, to assist in the distribution of the proxy statement/prospectus and solicitation of proxies on our behalf for an estimated fee of $25,000 plus reimbursement of certain out-of-pocket expenses.

Q:	What does it mean if I receive more than one notice of the LG Studios Special Meeting?

A:

If you receive more than one notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on your proxy card or voting instruction form, as applicable, to ensure that all of your shares are voted.

Q:	What should I do if I have questions about the LG Studios Special Meeting?

A:

Shareholders who have questions about deciding how to vote should contact their financial, legal or professional advisors. For any queries referencing information in this joint proxy statement/prospectus or in respect of voting your LG Studios common shares, please call MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 or email lgstudios@mackenziepartners.com.

Q:	Where can I find the voting results of the LG Studios Special Meeting?

A:

LG Studios intends to announce preliminary voting results at the LG Studios Special Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the LG Studios Special Meeting.

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:	What is New Lionsgate and what is Starz and why is Lionsgate separating the LG Studios Business and the Starz Business into two independent, separate publicly-traded companies?

A:

New Lionsgate, which is currently a wholly-owned subsidiary of Lionsgate, was formed to hold, upon consummation of the Transactions, the LG Studios Business, including a substantial portion of Lionsgate’s corporate general and administrative functions and costs. Pursuant to the Plan of Arrangement, the LG Studios Business and the Starz Business will be separated through a series of transactions (the “Transactions”) that will result in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp., which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions. The separation of the LG Studios Business from the Starz Business is intended, among other things, to enable the two companies to more effectively pursue their own distinct operating priorities and strategies and focus on strengthening their core businesses, to allocate financial resources to meet the unique needs of their own businesses and more effectively articulate a clear investment thesis as pure-play content studio and platform companies, respectively. Lionsgate expects that the Transactions will result in enhanced long-term performance of the businesses held by both Starz and New Lionsgate for the reasons discussed in the sections entitled “The Transactions—Lionsgate’s Reasons for the Transactions” and “The Transactions—LG Studio’s Reasons for the Transactions”.

Q:	Why am I receiving this document?

A:

This joint proxy statement/prospectus is being delivered to you as a registration statement of each of New Lionsgate and Starz and a proxy statement of each of Lionsgate and LG Studios. This document is a proxy statement because each of the Lionsgate Board and the LG Studios Board, respectively, is soliciting proxies from LGEC shareholders and LG Studios shareholders. The Lionsgate proxy will be used at the Lionsgate Annual General and Special Meeting or at any adjournment or postponement thereof, and the LG Studios proxy will be used at the LG Studios Special Meeting or at any adjournment or postponement thereof. This document is also a prospectus that forms a part of the joint Registration Statement on Form S-4 that New Lionsgate and Starz have filed with the SEC with respect to the New Lionsgate new common shares and Starz common shares being issued in connection with the Transactions, and contains information about New Lionsgate new common shares and the Starz common shares.

If you are an LGEC shareholder, Lionsgate is delivering this document to you because you are a holder of LGEC common shares. If you are a holder of LGEC Class A shares as of immediately prior to the Arrangement Effective Time, you will be entitled to receive one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares for every LGEC Class A share that you held as of such time. If you are a holder of LGEC Class B shares as of immediately prior to the Arrangement Effective Time, you will be entitled to receive one (1) New Lionsgate new common share and one (1) Starz common share for every LGEC Class B share that you held as of such time. You will receive cash in lieu of any fractional New Lionsgate new common shares that you would have received after application of the above exchange ratios.

Additionally, in order to complete the Transactions, LGEC shareholders must approve the Lionsgate Transactions Proposal. Lionsgate will hold the Lionsgate Annual General and Special Meeting to obtain this approval and to ask LGEC shareholders to vote on the other LGEC proposals described in this joint proxy statement/prospectus. This joint proxy statement/prospectus contains important information about the Lionsgate Annual General and Special Meeting, the Transactions, the Arrangement Agreement, and the other agreements related to the Transactions, and you should read it carefully. The enclosed voting materials for the Lionsgate Annual General and Special Meeting allow you to vote your LGEC common shares without attending the Lionsgate Annual General and Special Meeting in person.

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If you are an LG Studios shareholder, LG Studios is delivering this document to you because you are a holder of LG Studios common shares. If you are a holder of LG Studios common shares as of immediately prior to the Arrangement Effective Time, you will be entitled to receive, for every one (1) LG Studios common share that you held as of such time, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios shareholders other than the LG Sirius Owned Shares (such shares, the “LG Studios Flip Shares” and such ratio, the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) the LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to you in the LG Studios Flip is subject to change prior to the Arrangement Effective Time. LG Studios will hold the LG Studios Special Meeting to obtain approval for the foregoing. You will receive cash in lieu of any fractional New Lionsgate new common shares that you would have received after application of the LG Studios Reorganization Ratio. This joint proxy statement/prospectus contains important information about the LG Studios Special Meeting, the Transactions, the Arrangement Agreement, and the other agreements related to the Transactions, and you should read it carefully. The enclosed voting materials for the LG Studios Special Meeting allow you to vote your LG Studios common shares without attending the LG Studios Special Meeting in person.

Q:	How will the separation of New Lionsgate from Lionsgate work?

A:

Pursuant to the Plan of Arrangement involving a number of steps, LGEC shareholders will ultimately receive, in exchange for each LGEC Class A share that they hold, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, and in exchange for each LGEC Class B share that they hold, one (1) New Lionsgate new common share and one (1) Starz common share. Following the consummation of the Transactions, the pre-transaction shareholders of Lionsgate will own shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp., which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions. The foregoing will happen by operation of law under the Plan of Arrangement through a series of steps beginning at the Arrangement Effective Time. For additional information on these steps in the Transactions, see “The Transactions—Structure of the Transactions.”

Q:	Why is the separation of the Starz Business and LG Studios Business being effected by way of a plan of arrangement?

A:

The BC Act provides a statutory process, called an arrangement, to enable corporations to propose to shareholders and, subject to obtaining shareholder and court approval, complete complicated transactions that may not otherwise be practicable under applicable corporate law. The Transactions, which include an arrangement proposed by Lionsgate to its shareholders, and an arrangement proposed by LG Studios to its

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shareholders, will be combined in a single plan of arrangement to provide to LGEC shareholders and LG Studios shareholders the opportunity to approve the transaction as a whole, and to ensure that the transaction will be completed in its entirety at the desired time.

Q:	When will the Transactions occur?

A:

The Transactions will be implemented as an arrangement that is subject to a number of conditions, including the approval of the Lionsgate Transactions Proposal by LGEC shareholders, the approval of the LG Studios Reorganization Proposal by LG Studios shareholders, and the receipt of a final order from the BC Court (the “Final Order”). Subject to the satisfaction or waiver of such conditions, it is expected that the Arrangement Effective Time will occur on or about 2:30 PM, Pacific time, unless Lionsgate and LG Studios designate an alternate time in a joint notice delivered to New Lionsgate pursuant to the Arrangement Agreement.

Q:	If the Lionsgate Transactions Proposal is approved, what do shareholders need to do to receive New Lionsgate new common shares and Starz common shares?

A:

LGEC shareholders do not need to take any action to receive New Lionsgate new common shares or Starz common shares pursuant to the Transactions, but you are encouraged to read this entire joint proxy statement/prospectus carefully. Computershare will serve as the exchange agent in connection with the Transactions and the transfer agent and registrar for the New Lionsgate new common shares and the Starz common shares. You will not be required make any payment to Lionsgate for the New Lionsgate new common shares or the Starz common shares, or to surrender any certificates for the LGEC common shares you currently own in order to participate in the Transactions.

Q:	If the LG Studios Reorganizations Proposal is approved, what do LG Studios shareholders need to do to receive New Lionsgate new common shares?

A:

LG Studios shareholders do not need to take any action to receive New Lionsgate new common shares pursuant to the Transactions, but you are encouraged to read this entire joint proxy statement/prospectus carefully. Computershare will serve as the exchange agent in connection with the Transactions and the transfer agent and registrar for the New Lionsgate new common shares. You will not be required make any payment to LG Studios for the New Lionsgate new common shares to participate in the Transactions.

Q:	If the Lionsgate Transactions Proposal is approved, how will a LGEC shareholder receive their New Lionsgate new common shares and Starz common shares?

A:

Following the completion of the Transactions, New Lionsgate new common shares and Starz common shares will be issued electronically by way of direct registration, or in “book-entry” or “uncertificated” form. Computershare will act as the exchange agent in connection with the Transactions and the registrar and transfer agent for New Lionsgate new common shares and Starz common shares after the Transactions. For registered LGEC shareholders, Computershare will issue the New Lionsgate new common shares and the Starz common shares in the name of the registered LGEC shareholder as it appears in the register of shareholders of LGEC and send a direct registration system statement representing such shares and the notices required by the BC Act by mail to the address of the registered LGEC shareholder as it appears in the register of shareholders of LGEC at the Arrangement Effective Time. For LGEC shareholders who hold their shares through a bank or brokerage firm, the bank or brokerage firm will credit the LGEC shareholder’s account for the New Lionsgate new common shares and Starz common shares that the LGEC shareholder is entitled to receive.

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Q:	If the LG Studios Reorganization Proposal is approved, how will a LG Studios shareholder receive their New Lionsgate new common shares?

A:

Following the completion of the Transactions, New Lionsgate new common shares will be issued electronically by way of direct registration, or in “book-entry” or “uncertificated” form. Computershare will act as the exchange agent in connection with the Transactions and registrar and transfer agent for New Lionsgate new common shares after the Transactions. For registered LG Studios shareholders, Computershare will issue the New Lionsgate new common shares in the name of the registered LG Studios shareholder as it appears in the register of shareholders of LG Studios and send a direct registration system statement representing such shares and the notices required by the BC Act by mail to the address of the registered LG Studios shareholder as it appears in the register of shareholders of LG Studios at the Arrangement Effective Time. For LG Studios shareholders who hold their shares through a bank or brokerage firm, the bank or brokerage firm will credit the LG Studios shareholder’s account for the New Lionsgate new common shares that the LG Studios shareholder is entitled to receive.

Q:	How many New Lionsgate new common shares and Starz common shares will I receive in the Transactions?

A:

LGEC shareholders will first receive in exchange for each LGEC Class A share that they hold, one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class A Exchange”; and such exchange ratio, the “Initial Class A Exchange Ratio”), and in exchange for each LGEC Class B share that they hold, one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class B Exchange”; and such exchange ratio, the “Initial Class B Exchange Ratio”). Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.” Following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares and New Lionsgate will create the New Lionsgate new common shares. New Lionsgate shareholders (formerly LGEC shareholders) will then receive, in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares (such exchange, the “Class A Separation Lion Exchange”, and such exchange ratio, the “Class A Separation Lion Exchange Ratio”; the Initial Class A Exchange, together with the Class A Separation Lion Exchange, is referred to herein as the “Class A Lion Exchange” and the Initial Class A Exchange Ratio, together with the Class A Separation Lion Exchange Ratio, is referred to herein as the “Class A Lion Exchange Ratio”) and one and twelve one-hundredths (1.12) Starz common shares (such exchange, the “Class A Separation Starz Exchange”, and such exchange ratio, the “Class A Separation Starz Exchange Ratio”; the Initial Class A Exchange, together with the Class A Separation Starz Exchange, is referred to herein as the “Class A Starz Exchange” and the Initial Class A Exchange Ratio, together with the Class A Separation Starz Exchange Ratio, is referred to herein as the “Class A Starz Exchange Ratio”), and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share (such exchange, the “Class B Separation Lion Exchange”, and such exchange ratio, the “Class B Separation Lion Exchange Ratio”; the Initial Class B Exchange, together with the Class B Separation Lion Exchange, is referred to herein as the “Class B Lion Exchange” and the Initial Class B Exchange Ratio, together with the Class B Separation Lion Exchange Ratio, is referred to herein as the “Class B Lion Exchange Ratio”) and one (1) Starz common share (such exchange, the “Class B Separation Starz Exchange”, and such exchange ratio, the “Class B Separation Starz Exchange Ratio”; the Initial Class B Exchange, together with the Class B Separation Starz Exchange, is referred to herein as the “Class B Starz Exchange” and the Initial Class B Exchange Ratio, together with the Class B Separation Starz Exchange Ratio, is referred to herein as the “Class B Starz Exchange Ratio”). Each of the Class A Lion Exchange, Class A Starz Exchange, Class B Lion Exchange, and Class B Starz Exchange is referred to herein as an “Exchange” and collectively as the “Exchanges”. Each of the Class A

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Lion Exchange Ratio, Class A Starz Exchange Ratio, Class B Lion Exchange Ratio, and Class B Starz Exchange Ratio is referred to herein as an “Exchange Ratio” and collectively as the “Exchange Ratios”. Following the Exchanges and pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share. For a more detailed description of these steps, see “—Structure of the Transactions.”

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) the LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change prior to the Arrangement Effective Time.

Based on approximately 83,691,063 LGEC Class A shares and approximately 156,905,472 LGEC Class B shares outstanding as of March 7, 2025, a total of approximately 250,639,462 New Lionsgate new common shares will be issued to LGEC shareholders. Based on approximately 288,681,224 LG Studios shares outstanding as of March 7, 2025, a total of approximately 34,856,543 New Lionsgate new common shares will be issued to LG Studios shareholders. Immediately following the completion of the Transactions, approximately 285,496,005 New Lionsgate new common shares are expected to be outstanding. For additional information on the Transactions, see “The Transactions—Structure of the Transactions.”

Q:	Will New Lionsgate or Starz issue fractional common shares upon completion of the Transactions?

A:

No. Neither New Lionsgate nor Starz will issue fractional New Lionsgate new common shares or fractional Starz common shares, as applicable, upon completion of the Transactions. To the extent that the Initial Share Exchange or Second Share Exchange would result in any shareholder being issued a fractional New Lionsgate new common share, such fraction will be rounded down to the nearest whole number and Computershare will aggregate the remaining fractional new Lionsgate new common shares. Such fractional New Lionsgate new common shares will be sold in the public market by Computershare. The aggregate net cash proceeds of these sales will be distributed pro rata (based on the fractional share such holder would otherwise have been entitled to receive) to those shareholders who would otherwise have been entitled to receive fractional New Lionsgate new common shares. Recipients of cash in lieu of fractional New Lionsgate new common shares will not be entitled to any interest on the amounts paid in lieu of fractional New Lionsgate new common shares. Following completion of the Transactions, Computershare will pay any cash in lieu of fractional New Lionsgate new common shares by cheque to the applicable registered LGEC shareholder or registered LG Studios shareholder and send it by mail to the address of the registered LGEC shareholder or registered LG Studios shareholder as it appears in the register of shareholders of LGEC or LG Studios at the Arrangement Effective Time, without any interest and less any applicable withholdings. LGEC shareholders and LG Studios shareholders who hold their common shares through a

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bank or brokerage firm will receive any applicable payment of cash in lieu of fractional New Lionsgate new common shares directly from their bank or broker, without any interest and less any applicable withholdings.

Moreover, no fractional Starz common shares will be issued upon completion of the Transactions. Although fractional Starz common shares may be issued in the Initial Share Exchange and the Second Share Exchange, no LGEC shareholder will be issued a fractional Starz common share upon the completion of the Transactions because the Reverse Stock Split will be completed following the Initial Share Exchange and the Second Share Exchange and, to the extent that the Reverse Stock Split would result in any LGEC shareholder being issued a fractional Starz common share, such fraction will be rounded up to the nearest whole number. For additional information on fractional Starz common shares see “Proposal No. 2—Reverse Stock Split—Fractional Shares.” U.S. holders who do not have a valid IRS Form W-9 on file may be subject to U.S. backup withholding on any cash in lieu of fractional shares to which they may otherwise be entitled. Non-U.S. holders who do not have a valid IRS Form W-8 on file may be subject to U.S. backup withholding on any cash in lieu of fractional shares to which they may otherwise be entitled. LGEC shareholders and LG Studios shareholders should consult their own tax advisors to determine the particular tax consequences to them of the Transactions and if an IRS Form W-8 or IRS Form W-9 should be filed. LGEC shareholders must send a completed IRS Form W-8 or IRS Form W-9 by mail to Computershare Investor Services Inc. at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, Canada, which must be received by Computershare no later than five business days before the Arrangement Effective Date to avoid applicable backup withholding. LG Studios shareholders must send a completed IRS Form W-8 or IRS Form W-9 by mail to LG Studios’ current transfer agent and registrar, Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, NY 10004-1571, Attn: FISO Dept., which must be received by Continental no later than five business days before the Arrangement Effective Date to avoid applicable backup withholding.

Q:	What are the conditions to the Transactions?

A:	The Transactions are subject to the satisfaction (or waiver by Lionsgate and LG Studios) of the following conditions:

•	the Transactions having been duly determined by the Lionsgate Board to be in the best interests of Lionsgate;

•	the Transactions having been duly determined by the LG Studios Board to be in the best interests of LG Studios;

•	the approval by LGEC shareholders of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting;

•	the approval by LG Studios shareholders of the LG Studios Reorganization Proposal at the LG Studios Special Meeting;

•

the receipt by Lionsgate of the interim order from the BC Court, which we refer to as the “Lionsgate Interim Order,” the receipt by LG Studios of the interim order from the BC Court, which we refer to as the “LG Studios Interim Order,” and receipt of the Final Order in connection with the Transactions;

•

the SEC declaring effective the registration statement of which this joint registration/proxy statement forms a part; there being no order suspending the effectiveness of the registration statement in effect; and there being no proceedings for such purposes having been instituted or threatened by the SEC;

•

the receipt by Lionsgate Entertainment Inc., a subsidiary of New Lionsgate, of an opinion from Lionsgate Entertainment Inc.’s outside tax advisor to the effect that the requirements for tax-free treatment under Section 355 of the Internal Revenue Code should be satisfied;

•	an independent appraisal firm acceptable to the Lionsgate Board having delivered an opinion to the Lionsgate Board confirming the solvency and financial viability of Starz after giving effect to the

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Transactions, in each case, in a form and substance acceptable to the Lionsgate Board in its sole and absolute discretion;

•

all actions necessary or appropriate under applicable Canadian and U.S. federal, state, provincial or other securities or blue sky laws and the rule and regulations thereunder having been taken or made and, where applicable, having become effective or been accepted;

•

no order, injunction or decree issued by any government authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions or any of the related transactions being in effect;

•	the New Lionsgate new common shares to be issued having been accepted for listing on NYSE, subject to official notice of issuance; and

•	no other event or development existing or having occurred that, in the judgment of the Lionsgate Board, or the LG Studios Board, makes it inadvisable to effect the Transactions.

Lionsgate and LG Studios cannot assure you that any or all of these conditions will be met, or that the Transactions will be consummated even if all of the conditions are met. Lionsgate and LG Studios can decline to go forward with the Transactions at any time. In addition, Lionsgate and LG Studios may waive any of the conditions to the Transactions to the extent such waiver is permitted by law. In the event that the Lionsgate Board and/or the LG Studios Board waive a material condition to the Transactions, each of Lionsgate and LG Studios intends to issue a press release and/or file a current report on Form 8-K to report such event. For a complete discussion of all of the conditions to the Transactions, see “The Transactions—Conditions to the Transactions.”

Q:	What will happen if the Lionsgate Transactions Proposal is not approved by LGEC shareholders?

A:

If the Lionsgate Transactions Proposal is not approved by the LGEC common shareholders or if the other conditions to the Transactions are not satisfied (or waived), the LG Studios Business will continue to be held by LG Studios, in which Lionsgate indirectly owns, and will continue to own, approximately 87.8% of the issued and outstanding shares, and the Starz Business will continue to be held by Lionsgate, and the Transactions will not proceed. As long as the LG Studios Business remains a part of LG Studios and Lionsgate owns an interest in LG Studios, and as long as the Starz business remains a part of Lionsgate, the LGEC common shares will also represent an indirect interest in the LG Studios Business and the Starz Business, as they do today. If the Transactions do not proceed, the potential benefits of the Transactions will not be realized and there may be an adverse impact on Lionsgate’s business, financial condition and operating results. See “Risk Factors—Risks Related to the Transactions—The Transactions are subject to various risks and uncertainties, including approval of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting and approval of the LG Studios Reorganization Proposal at the LG Studios Special Meeting, and may not be completed in accordance with the expected plans or anticipated timeline, or at all, and will involve significant time and expense, which could disrupt or adversely affect the businesses of Lionsgate and/or LG Studios before the Transactions, or the businesses of New Lionsgate and/or Starz following the Transactions.”

Q:	What will happen if the LG Studios Reorganization Proposal is not approved by LG Studios Shareholders?

A:

If the LG Studios Reorganization Proposal is not approved by the holders of LG Studios common shares or if the other conditions to the Transactions are not satisfied (or waived), the LG Studios Business will continue to be held by LG Studios, in which Lionsgate indirectly owns, and will continue to own, approximately 87.8% of the issued and outstanding shares, and the Transactions will not proceed. If the Transactions do not proceed, the potential benefits of the Transactions will not be realized and there may be an adverse impact on LG Studios’ business, financial condition and operating results. See “Risk Factors—

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Risks Related to the Transactions—The Transactions are subject to various risks and uncertainties, including approval of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting and approval of the LG Studios Reorganization Proposal at the LG Studios Special Meeting, and may not be completed in accordance with the expected plans or anticipated timeline, or at all, and will involve significant time and expense, which could disrupt or adversely affect the businesses of Lionsgate and/or LG Studios before the Transactions, or the businesses of New Lionsgate and/or Starz following the Transactions.”

Q:	Am I entitled to appraisal rights or dissent rights?

A:	There are no appraisal rights in connection with the Transactions.

With respect to dissent rights, it is Lionsgate’s intention and expectation that under the Interim Orders, only registered shareholders of Lionsgate as of the Record Date will be granted the right to dissent in respect of the Lionsgate Transactions Proposal, and only registered shareholders of LG Studios as of the Record Date will be granted dissent rights in respect of the LG Studios Reorganization Proposal (collectively, “dissent rights”), only if they strictly follow the procedures specified in Sections 237 through 247 of the BC Act, as modified by the Plan of Arrangement, the applicable Interim Order, and any other order of the BC Court. Shareholders of Lionsgate or LG Studios who are not shareholders of record and wish to dissent should be aware that only registered shareholders are entitled to exercise dissent rights. Accordingly, non-registered shareholders of Lionsgate or LG Studios who wish to exercise the dissent rights must make arrangements for the registered holder of such Lionsgate or LG Studios shares, as applicable, to dissent on their behalf. For additional information, see “The Transactions—Dissent Rights.”

The foregoing summary is not a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of his, her or its shares. Section 244 of the BC Act requires strict adherence to the procedures specified in the BC Act, as modified by the Plan of Arrangement and the applicable Interim Order, and failure to do so may result in the loss of all dissent rights.

If you wish to exercise dissent rights, you should review the requirements summarized in this joint proxy statement/prospectus carefully and consult with your legal advisor.

Q:	Can Lionsgate and LG Studios decide to cancel the Transactions even if all the conditions have been met?

A:

Yes. At any time prior to the Arrangement Effective Time, the Lionsgate Board and the LG Studios Board have the right to terminate the Transactions upon mutual agreement, even if all of the conditions described in the section entitled “The Transactions—Conditions to the Transactions” are satisfied.

Q:	What happens if I sell my LGEC common shares before the Arrangement Effective Time?

A:

You should consult with your financial advisors, such as your stock broker, bank or tax advisor. If you sell your LGEC common shares before the Arrangement Effective Time, you also will be selling your right to receive New Lionsgate new common shares and Starz common shares pursuant to the Transactions.

Q:	What happens if I sell my LG Studios common shares before the Arrangement Effective Time?

A:

You should consult with your financial advisors, such as your stock broker, bank or tax advisor. If you sell your LG Studios common shares before the Arrangement Effective Time, you also will be selling your right to receive New Lionsgate new common shares pursuant to the Transactions.

Q:	How will I be able to trade New Lionsgate new common shares?

A:

Lionsgate will continue to own all of the outstanding New Lionsgate new common shares prior to the Transactions. Accordingly, there is no current trading market for New Lionsgate new common shares. New

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Lionsgate intends to apply for authorization to list the New Lionsgate new common shares on the NYSE under the symbol “LION”. It is anticipated that trading in New Lionsgate new common shares will begin on the first trading day after the day the Transactions are completed.

New Lionsgate cannot predict the market prices for New Lionsgate new common shares after they begin to trade. It is possible that some Lionsgate shareholders or LG Studios shareholders may sell the New Lionsgate new common shares received in connection with the Transactions because, among other things, New Lionsgate’s investments or strategies do not fit their investment objectives or because the New Lionsgate new common share may not be included in certain indices. The market price of the New Lionsgate new common share may fluctuate significantly, including during the period before the market has analyzed fully the business and financial characteristics of the LG Studios Business separate from the Starz Business. See “Risk Factors—Risks Related to the Transactions—Substantial sales of New Lionsgate new common shares or Starz common shares following the completion of the Transactions, or the perception that such sales might occur, could depress the market prices of New Lionsgate new common shares or Starz common shares, respectively.”

Q:	How will I be able to trade Starz common shares?

A:

Lionsgate intends to apply for authorization to list the Starz common shares on the Nasdaq Stock Market LLC under the symbol “STRZ”. It is anticipated that trading in Starz common shares will begin on the first trading day after the day the Transactions are completed.

Lionsgate cannot predict the market prices for Starz common shares after they begin to trade. It is possible that some Lionsgate shareholders may sell the Starz common shares received in connection with the Transactions because, among other things, Starz’s business following the Transactions does not fit their investment objectives or because the Starz common shares may not be included in certain indices. The market price of the Starz common shares may fluctuate significantly, including during the period before the market has analyzed fully the business and financial characteristics of the Starz Business separate from the LG Studios Business. See “Risk Factors—Risks Related to the Transactions—Substantial sales of New Lionsgate new common shares or Starz common shares following the completion of the Transactions, or the perception that such sales might occur, could depress the market prices of New Lionsgate new common shares or Starz common shares, respectively.”

Q:	What is the exchange ratio for LGEC Class A shares and LGEC Class B shares?

A:

LGEC shareholders will first receive in exchange for each LGEC Class A share that they hold, one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class A Exchange”; and such exchange ratio, the “Initial Class A Exchange Ratio”). In exchange for each LGEC Class B share that they hold, one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class B Exchange”; and such exchange ratio, the “Initial Class B Exchange Ratio”). Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.” Following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares and New Lionsgate will create the New Lionsgate new common shares. New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares (such exchange, the “Class A Separation Lion Exchange”, and such exchange ratio, the “Class A Separation Lion Exchange Ratio”; the Initial Class A Exchange, together with the Class A Separation Lion Exchange, is referred to herein as the “Class A Lion Exchange” and the Initial Class A Exchange Ratio, together with the Class A Separation Lion Exchange Ratio, is referred to herein as the “Class A Lion Exchange Ratio”) and one and twelve one-hundredths (1.12) Starz common shares (such exchange, the “Class A Separation Starz Exchange”, and such exchange ratio, the “Class A Separation Starz Exchange Ratio”; the Initial Class A

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Exchange, together with the Class A Separation Starz Exchange, is referred to herein as the “Class A Starz Exchange” and the Initial Class A Exchange Ratio, together with the Class A Separation Starz Exchange Ratio, is referred to herein as the “Class A Starz Exchange Ratio”), and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share (such exchange, the “Class B Separation Lion Exchange”, and such exchange ratio, the “Class B Separation Lion Exchange Ratio”; the Initial Class B Exchange, together with the Class B Separation Lion Exchange, is referred to herein as the “Class B Lion Exchange” and the Initial Class B Exchange Ratio, together with the Class B Separation Lion Exchange Ratio, is referred to herein as the “Class B Lion Exchange Ratio”) and one (1) Starz common share (such exchange, the “Class B Separation Starz Exchange”, and such exchange ratio, the “Class B Separation Starz Exchange Ratio”; the Initial Class B Exchange, together with the Class B Separation Starz Exchange, is referred to herein as the “Class B Starz Exchange” and the Initial Class B Exchange Ratio, together with the Class B Separation Starz Exchange Ratio, is referred to herein as the “Class B Starz Exchange Ratio”). Each of the Class A Lion Exchange, Class A Starz Exchange, Class B Lion Exchange, and Class B Starz Exchange is referred to herein as an “Exchange” and collectively as the “Exchanges”. Each of the Class A Lion Exchange Ratio, Class A Starz Exchange Ratio, Class B Lion Exchange Ratio, and Class B Starz Exchange Ratio is referred to herein as an “Exchange Ratio” and collectively as the “Exchange Ratios”. Following the Exchanges and pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

Q:	What is the exchange ratio for the LG Studios common shares?

A:	Each LG Studios common share will be exchanged for a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio.

Q:	Will the Transactions affect the market price of my LGEC common shares?

A:

Yes. As a result of the Transactions, it is expected that the market price of shares of Starz common shares and New Lionsgate new common shares immediately following the completion of the Transactions will be different from the market price of the LGEC common shares immediately prior to the Transactions because the market price of New Lionsgate new common shares and Starz common shares will no longer reflect the ownership interest in both the LG Studios Business and the Starz Business. There can be no assurance whether the sum of the market value of the New Lionsgate new common shares and the Starz common shares following the completion of the Transactions will be higher or lower than or the same as the market value of LGEC common shares if the Transactions did not occur. This means, for example, that the combined market prices of one and twelve one-hundredths (1.12) Starz common shares and one and twelve one-hundredths (1.12) New Lionsgate new common share after the Transactions may be equal to, greater than, or less than the market price of one (1) share of LGEC Class A shares before the Transactions and the combined market prices of one (1) Starz common share and one (1) New Lionsgate new common share after the Transactions may be equal to, greater than, or less than the market price of one (1) share of LGEC Class B shares before the Transactions. Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.” Following the Second Share Exchange, pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

Q:	Will the Transactions affect the market price of my LG Studios common shares?

A:

The LG Studios common shares will be delisted from Nasdaq and deregistered under the Exchange Act following the completion of the Transactions. Additionally, although the New Lionsgate new common shares will represent an interest in the LG Studios Business, as the LG Studios shares do today, we cannot predict if they will trade at a higher, lower, or similar price to the LG Studios shares.

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Q:	What are the material U.S. and Canadian federal income tax consequences of the Transactions?

A:

Holders of LGEC common shares who hold such shares as capital property for purposes of the Income Tax Act (Canada) and the regulations promulgated from time to time thereunder, which we refer to herein as the “Canadian Tax Act,” will generally realize a capital gain or capital loss as a result of the transactions involving their shares pursuant to the arrangement. Non-residents of Canada generally will not be subject to tax under the Canadian Tax Act in respect of any such capital gain.

Holders of LG Studios common shares who hold such shares as capital property for purposes of the Canadian Tax Act will generally not realize either a capital gain or a capital loss as a result of the transactions involving their shares pursuant to the arrangement.

It is a condition to the completion of the Transactions that Lionsgate Entertainment Inc., a subsidiary of New Lionsgate, receive an opinion from its outside tax advisor, with respect to certain requirements for qualification for tax-free treatment under Section 355 of the Code. Accordingly, it is expected that, except with respect to cash received in lieu of a fractional New Lionsgate new common shares, no gain or loss should be recognized by you, and no amount should be included in your income, upon the receipt of New Lionsgate new common shares in the Transactions for U.S. federal income tax purposes. You will, however, recognize gain or loss for U.S. federal income tax purposes with respect to cash received in lieu of a fractional share of New Lionsgate new common shares.

New Lionsgate currently intends to report the exchange of LG Studios common shares for New Lionsgate new common shares as a transaction described in Section 351 of the Code. The qualification of the exchange as a transaction described in Section 351 of the Code depends on numerous facts and circumstances, some of which may not be known as of the completion of the Transactions, and on certain actions and transactions that may occur after the completion of the Transactions. Accordingly, there can be no assurance that the exchange will so qualify. If the exchange qualifies as a transaction described in Section 351 of the Code, it will generally be tax-free to you as to the shares of New Lionsgate new common shares you receive. If, on the other hand, the exchange does not so qualify, the exchange generally will be a taxable transaction to you, and you will generally recognize gain or loss in an amount equal to the difference, if any, between (i) the value of the New Lionsgate new common shares and (ii) your adjusted tax basis in the LG Studios common shares exchanged in the Transactions.

You should consult your own tax advisor as to the particular consequences of the Transactions to you, including the applicability and effect of any U.S. federal, state and local tax laws, as well as any non-U.S. tax laws, including Canadian tax laws. For more information regarding the material U.S. federal income tax consequences of the Transactions, see “Material U.S. Federal Income Tax Consequences of the Transactions for Lionsgate Shareholders” and “Material U.S. Federal Income Tax Consequences of the Transactions for LG Studios Shareholders.” For more information regarding the material Canadian tax consequences of the Transactions to holders of LGEC common shares, see “Material Canadian Federal Income Tax Consequences of the Transactions for Lionsgate Shareholders.”

Q:	How will I determine my tax basis in the New Lionsgate shares I receive in the Transactions?

A:

For U.S. federal income tax purposes, your aggregate basis in the Starz common shares that you hold and the New Lionsgate new common shares that you receive in the Transactions (including any fractional share interest in New Lionsgate new common shares for which you receive cash) will equal the aggregate basis in the LGEC common shares held by you immediately before the Transactions, allocated between the Starz common shares and the New Lionsgate new common shares (including any fractional share interest in New Lionsgate new common shares for which you receive cash) you receive in the Transactions in proportion to the relative fair market value of each on the effective date of the Transactions. You should consult your tax advisor about the particular consequences of the Transactions to you, including the application of the tax basis allocation rules and the application of state, local and non-U.S. tax laws. For Canadian federal income tax purposes, the cost of the New Lionsgate new common shares received in the transaction by LGEC shareholders will be equal to the fair market value of such stock as of the Arrangement Effective Time. For

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additional information, see “Material Canadian Federal Income Tax Consequences of the Transactions for Lionsgate Shareholders.”

Q:	What will New Lionsgate’s relationship be with Starz following the completion of the Transactions?

A:

After the Transactions, Starz and New Lionsgate will be separate companies with separate management teams and separate boards of directors. Prior to the Transactions, Lionsgate, New Lionsgate, LG Studios and LG Sirius will enter into certain agreements, including an Arrangement Agreement and a Separation Agreement, to effect the Transactions and to provide a framework for New Lionsgate’s relationship with Starz after the Transactions, as well as certain other agreements, including a Transition Services Agreement, a Tax Matters Agreement Amendment, an Employee Matters Agreement and agreements governing other commercial licensing arrangements between the parties. The Arrangement Agreement, Separation Agreement and other agreements will provide for the allocation between New Lionsgate and Starz of the assets, employees, liabilities and obligations (including, among others, investments, property, intellectual property, employee benefits and tax-related assets and liabilities) of Lionsgate and its subsidiaries attributable to periods prior to, at and after the Transactions and will govern the relationship between New Lionsgate and Starz subsequent to the completion of the Transactions.

In addition, New Lionsgate will continue to produce certain original programming that currently appears on Starz services and Starz will continue to have an exclusive multiyear output licensing agreement with New Lionsgate for Lionsgate-branded titles initially theatrically released in the U.S. during the period commencing January 1, 2022 and for Lionsgate’s Summit label titles initially theatrically released in the U.S. during the period commencing January 1, 2023. For additional information regarding the Separation Agreement and other agreements between New Lionsgate and Lionsgate or Starz, see the sections entitled “Risk Factors—Risks Related to the Transactions” and “Certain Relationships and Related Party Transactions.”

Q:	Who will manage New Lionsgate following the completion of the Transactions?

A:

New Lionsgate will benefit from a management team with extensive industry experience and background in the LG Studios Business. Led by Jon Feltheimer, Lionsgate’s current Chief Executive Officer, who will be New Lionsgate’s Chief Executive Officer, New Lionsgate’s management team will possess deep knowledge of, and extensive experience in, the motion picture and television production and distribution business. For more information regarding New Lionsgate’s management and directors, see the sections entitled “Information About New Lionsgate After the Transactions—Management of New Lionsgate” and “Information About New Lionsgate After the Transactions—Directors of New Lionsgate.”

Q:	Who will manage Starz following the completion of the Transactions?

A:

Starz will benefit from a management team with extensive industry experience and background in the Starz Business. Led by Jeffrey A. Hirsch, Starz’s current President and Chief Executive Officer, who will continue to be Starz’s President and Chief Executive Officer following the completion of the Transactions, Starz’s management team will possess deep knowledge of, and extensive experience in, franchise content creation, data/analytics, technology, linear and digital wholesale distribution and direct to consumer business. For more information regarding Starz’s management and directors, see the sections entitled “Information About Starz After the Transactions—Management of Starz” and “Information About Starz After the Transactions—Directors of Starz.”

Q:	Are there risks associated with owning New Lionsgate new common shares?

A:

Yes. Ownership of New Lionsgate new common shares is subject to both general and specific risks relating to the LG Studios Business, the industry in which New Lionsgate will operate, its ongoing contractual relationships with Starz and its status as a separate, publicly traded company. Ownership of New Lionsgate

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new common shares is also subject to risks relating to the Transactions. Certain of these risks are described in the “Risk Factors” section of this joint proxy statement/prospectus. We encourage you to read that section carefully.

Q:	Are there risks associated with owning Starz common shares?

A:

Yes. Ownership of Starz common shares is subject to both general and specific risks relating to the Starz Business, the industry in which Starz will operate, its ongoing contractual relationships with New Lionsgate and its status as a separate, publicly traded company. Ownership of Starz common shares is also subject to risks relating to the Transactions. Certain of these risks are described in the “Risk Factors” section of this joint proxy statement/prospectus. We encourage you to read that section carefully.

Q:	What are the anticipated levels of indebtedness of New Lionsgate and Starz and how do these compare to the current levels of indebtedness of Lionsgate and LG Studios?

A:

As of December 31, 2024, Lionsgate had approximately $2.6 billion of outstanding corporate indebtedness, net of unamortized debt issuance costs (excluding film related obligations with approximately $1.9 billion outstanding as of December 31, 2024), comprised of the Senior Credit Facilities, 5.500% Notes, Exchange Notes and IP Facilities (each as defined herein). Lionsgate expects the Senior Credit Facilities will be terminated in connection with completion of the Transactions.

As of December 31, 2024, LG Studios had approximately $2.0 billion of outstanding indebtedness, net of unamortized debt issuance costs, comprised of the Intercompany Revolver (as defined herein), Intercompany Note (as defined herein) and IP Facilities. LG Studios expects the Intercompany Revolver and Intercompany Note will be terminated in connection with completion of the Transactions.

In connection with completion of the Transactions, New Lionsgate expects to enter into a new revolving credit facility and assume the obligations outstanding under the Exchange Notes. New Lionsgate expects the IP Facilities to remain in place as obligations of New Lionsgate following completion of the Transactions. As a result, New Lionsgate anticipates having approximately $1,945.4 million of outstanding indebtedness, net of unamortized debt issuance costs, upon completion of the Transactions.

In connection with completion of the Transactions, Starz expects to enter into a new revolving credit and term loan facility. Starz expects the 5.500% Notes to remain in place as obligations of Starz following completion of the Transactions. As a result, Starz anticipates having approximately $609.9 million of outstanding indebtedness, net of unamortized debt issuance costs, upon completion of the Transactions.

For more information regarding the material indebtedness of New Lionsgate and Starz, see “Description of New Lionsgate Material Indebtedness and Film Related Obligations” and “Description of Starz Material Indebtedness.”

Q:	What are the current expectations regarding material indebtedness for New Lionsgate and Starz?

A:

In connection with the consummation of the Transactions, New Lionsgate expects to (i) enter into the New Lionsgate Credit Agreement and (ii) enter into a supplemental indenture to assume the obligations under the Exchange Notes. The New Lionsgate Credit Agreement is expected to provide for an $800.0 million senior secured revolving credit facility supported by a borrowing base. The supplemental indenture to the indenture governing the Exchange Notes is expected to provide that New Lionsgate or a subsidiary thereof will become “successor issuer” of the $389.9 million of notes previously issued thereunder. The definitive agreements with respect to the New Lionsgate Credit Agreement and assumption of the Exchange Notes have not yet been entered into and, accordingly, the terms of such financing arrangements are subject to change, including as a result of market conditions. New Lionsgate also has certain outstanding IP credit facilities and film-related obligations that it expects to remain in place following consummation of the Transactions.

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In connection with consummation of the Transactions, Starz expects to enter into the Starz Credit Agreement, which is expected to provide for (a) a $150.0 million senior secured revolving credit facility and (b) a $300.0 million senior secured term loan facility. The definitive agreements with respect to the Starz Credit Agreement have not yet been entered into and, accordingly, the terms of such financing arrangements are subject to change, including as a result of market conditions. Starz also has outstanding $325.1 million of the 5.500% Notes, which it expects to remain in place following consummation of the Transactions.

For more information regarding the material indebtedness of New Lionsgate and Starz, see “Description of New Lionsgate Material Indebtedness and Film Related Obligations” and “Description of Starz Material Indebtedness.”

Q:	Where can I find details about New Lionsgate’s board of directors and governance structure?

A:

For details about the board of directors of New Lionsgate, which we refer to as the “New Lionsgate Board” and governance structure, see “Information About New Lionsgate After the Transactions—Directors of New Lionsgate,” “Information About New Lionsgate After the Transactions—Executive Compensation,” and “Description of New Lionsgate Capital Stock.”

Q:	Where can I find details about Starz’s board of directors and governance structure?

A:

For details about the board of directors of Starz, which we refer to as the “Starz Board” and governance structure, see “Information About Starz After the Transactions—Directors of Starz,” “Information About Starz After the Transactions—Executive Compensation,” and “Description of Starz Capital Stock.”

Q:	Does New Lionsgate plan to pay dividends?

A:

New Lionsgate does not expect to pay a regular dividend after the Transactions. However, the timing, declaration, amount of, and payment of any dividends following the Transactions will be within the discretion of the New Lionsgate Board, and will depend upon many factors. See “Information About New Lionsgate After the Transactions—New Lionsgate Dividend Policy.”

Q:	Does Starz plan to pay dividends?

A:

Starz does not expect to pay a regular dividend after the Transactions. However, the timing, declaration, amount of, and payment of any dividends following the Transactions will be within the discretion of the Starz Board, and will depend upon many factors. See “Information About Starz After the Transactions—Starz Dividend Policy.”

Q:	What rights will attach to my New Lionsgate new common shares and how do these compare to the rights attaching to my LGEC common shares or LG Studios common shares?

A:

The rights that will attach to New Lionsgate new common shares will be substantially similar to the rights that currently attach to LG Studios common shares, which differ in certain respects from the rights that attach the LGEC common shares. A description of such rights is included in the section entitled “Description of New Lionsgate Capital Stock.”

Q:	What rights will attach to my Starz common shares and how do these compare to the rights attaching to my LGEC common shares?

A:

The rights that will attach to Starz common shares will be substantially similar to the rights that currently attach to LG Studios common shares, which differ in certain respects from the rights that attach the LGEC common shares. A description of such rights is included in the section entitled “Description of Starz Capital Stock.”

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Q:	Who will be the exchange agent for the Transactions and transfer agent and registrar for New Lionsgate new common shares and Starz common shares?

A:

The exchange agent for the Transactions and the transfer agent and registrar for each of the New Lionsgate new common shares and the Starz common shares will be Computershare. For questions relating to the transfer or mechanics of the Transactions, including the exchange, you should contact Computershare toll free at 1-800-564-6253 or non-toll free at (514) 982-8716.

Q:	Where can I find more information about Lionsgate, New Lionsgate and Starz?

A:	Before the Transactions, if you have any questions relating to Lionsgate, you should contact:

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: Investor Relations Department

After the Transactions, shareholders who have any questions relating to New Lionsgate should contact New Lionsgate at:

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: Investor Relations Department

New Lionsgate will maintain an investor website at https://investors.lionsgatestudios.com. The New Lionsgate investor website and the information to be contained therein or connected thereto are not incorporated into this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

After the Transactions, shareholders who have any questions relating to Starz’s business performance should contact Starz at:

Starz Entertainment Corp.

1647 Stewart Street

Santa Monica, CA 90404

Attention: Investor Relations Department

Starz will maintain an investor website at www.investors.starz.com. The Starz investor website and the information to be contained therein or connected thereto are not incorporated into this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

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SUMMARY

This summary highlights selected information included in this joint proxy statement/prospectus and does not contain all of the information that may be important to you. To fully understand the Transactions and the Proposals to be considered at the Lionsgate Annual General and Special Meeting and the LG Studios Special Meeting (each as described below) you should read carefully this entire joint proxy statement/prospectus, including the annexes, as well as the documents incorporated by reference into this joint proxy statement/prospectus, and the other documents to which you are referred. Please see the section entitled “Where You Can Find More Information” elsewhere in this joint proxy statement/prospectus.

Summary of Risk Factors (page 30)

Participating in the Transactions is subject to a number of risks, including risks relating to New Lionsgate and the LG Studios Business, risks related to Starz and the Starz Business, risks related to the Transactions, and Risks Related to New Lionsgate new common shares and Starz common shares. Set forth below is a high-level summary of some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” of this joint proxy statement/prospectus for a more thorough description of these and other risks.

Risks Related to New Lionsgate and the LG Studios Business

•	New Lionsgate faces substantial capital requirements and financial risks.

•

The requirements of being a public company, including maintaining adequate internal control over financial and management systems, may strain New Lionsgate’s resources, divert management’s attention, and affect New Lionsgate’s ability to attract and retain executive management and qualified board members.

•	New Lionsgate may incur significant write-offs if its projects do not perform well enough to recoup costs.

•	Changes in New Lionsgate’s business strategy, plans for growth or restructuring may increase its costs or otherwise affect its profitability.

•	New Lionsgate’s revenues and results of operations may fluctuate significantly.

•

New Lionsgate’s content licensing arrangements, primarily those relating to the distribution of films in foreign territories, may include minimum guarantee arrangements which, absent such arrangements, could adversely affect our results of operations.

•	New Lionsgate may not have long-term arrangements with many of its production or co-financing partners and, as a result, New Lionsgate may not have certain derivative rights related thereto.

•	The LG Studios Business relies on a few major retailers and distributors and the loss of any of those could reduce New Lionsgate’s revenues and operating results.

•	A significant portion of New Lionsgate’s library revenues is expected to come from a small number of titles.

•	Changes in consumer behavior, as well as evolving technologies and distribution models, may negatively affect New Lionsgate’s business, financial condition or results of operations.

•	New Lionsgate expects to face substantial competition in all aspects of its business.

•	New Lionsgate will face economic, political, regulatory, and other risks from doing business internationally.

•	New Lionsgate expects to be subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures.

•	If Entertainment One Canada Ltd. loses its Canadian status, it could lose licenses, incentives and tax credits.

•	New Lionsgate’s success will depend on attracting and retaining key personnel and artistic talent.

•	Global economic turmoil and regional economic conditions could adversely affect New Lionsgate’s business.

•	New Lionsgate could be adversely affected by labor disputes, strikes or other union job actions.

•	Business interruptions from circumstances or events out of New Lionsgate’s control could adversely affect New Lionsgate’s operations.

•

New Lionsgate’s business will be dependent on the maintenance and protection of its intellectual property and pursuing and defending against intellectual property claims may have a material adverse effect on New Lionsgate’s business.

•	The LG Studios Business involves risks of claims for content of material, which could adversely affect New Lionsgate’s business, results of operations and financial condition.

•	New Lionsgate may in the future become subject to litigation and other legal proceedings, which could adversely impact its business, financial condition and results of operations.

•	Piracy of films and television programs could adversely affect New Lionsgate’s business over time.

•

New Lionsgate may rely upon “cloud” computing services to operate certain aspects of its service and any disruption of or interference with its use of its “cloud” computing servicer could adversely impact its operations and its business.

•

New Lionsgate’s activities are subject to stringent and evolving obligations which may adversely impact its operations. New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of its business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

•

Service disruptions or failures of New Lionsgate or its third-party service providers’ information systems, data and networks may disrupt its businesses, damage its reputation, expose it to regulatory investigations, actions, litigation, fines and penalties or have a negative impact on its results of operations including but not limited to loss of revenue or profit, loss of customers or sales and other adverse consequences.

•	New Lionsgate may incur debt obligations that could adversely affect its business and profitability and its ability to meet other obligations.

•

The Internal Revenue Service may not agree that New Lionsgate should be treated as a non-U.S. corporation for U.S. federal tax purposes and may not agree that its U.S. affiliates should not be subject to certain adverse U.S. federal income tax rules.

•	Future changes to U.S. and non-U.S. tax laws could adversely affect New Lionsgate.

•	Changes in foreign, state and local tax incentives may increase the cost of original programming content to such an extent that they are no longer feasible.

•	New Lionsgate’s tax rate is uncertain and may vary from expectations.

•	Legislative or other governmental action in the U.S. could adversely affect New Lionsgate’s business.

•	Changes in, or interpretations of, tax rules and regulations, and changes in geographic operating results, may adversely affect New Lionsgate’s effective tax rates.

Risks Related to Starz and the Starz Business

•	Following the completion of the Transactions, Starz will be a smaller, less diversified company than Lionsgate prior to the Transactions with a different financial profile.

•	Starz could experience temporary interruptions in business operations and incur additional costs as it builds its information technology infrastructure and transitions its data to its own systems.

•

The accounting and other management systems and resources of Starz may not be adequately prepared to meet the financial reporting and other requirements to which Starz will continue to be subject following the completion of the Transactions.

•	Starz faces risks related to the restructuring of its business, which have affected and may continue to affect the value of its assets.

•	Starz’s efforts to attract and retain subscribers for Starz services may not be successful, which may adversely affect its business, financial condition, results of operations and cash flows.

•	Starz’s business depends on viewer preferences, which are difficult to predict.

•	Starz’s success depends upon the availability of quality programming in a highly competitive marketplace, and it may be unable to secure or maintain such programming.

•	Starz depends on distributors that carry its programming, and no assurance can be given that Starz will be able to maintain and renew these affiliation agreements on favorable terms or at all.

•	Starz relies on a few major distributors and the loss of any of those could reduce its revenues and operating results.

•	Starz depends, in part, on distributors to market and present its services, the lack of which may result in reduced customer demand.

•	Changes in consumer behavior, as well as evolving technologies and distribution models, may negatively affect Starz’s business, financial condition, results of operations or cash flows.

•	Business interruptions could adversely affect Starz’s business, financial condition, results of operations and cash flows.

•	Starz relies, in part, on third-party sales platforms as well as third-party internet-connected devices for distribution of its direct-to-consumer service.

•	Starz is subject to payment processing risk.

•	Starz faces substantial competition in all aspects of its business, including competition for marketing and carriage of its services.

•	Starz faces economic, political, and regulatory risks from doing business internationally.

•	Starz’s business involves risks of claims for content of material, which could adversely affect its business, financial condition, results of operations and cash flows.

•	Starz may fail to adequately protect its intellectual property rights or may be accused of infringing intellectual property rights of third parties.

•	Starz is, and may in the future become, subject to litigation and other legal proceedings, which could adversely affect its business, financial condition, results of operations and cash flows.

•	Inflation or economic instability in the markets in which Starz operates could adversely affect Starz’s business, financial condition, results of operations and cash flows.

•

If the technology Starz uses in operating its business fails, is unavailable, or does not operate to expectations, its business, financial condition, results of operations and cash flows could be adversely affected.

•

Starz utilizes “cloud” computing services to deliver a distributed computing infrastructure platform for its business operations and any disruption of or interference with its use of its “cloud” computing servicer could adversely impact its business, financial condition, results of operations and cash flows.

•	Protection of electronically stored data is costly and if Starz’s data is compromised in spite of this protection, it may incur additional costs, lost opportunities and damage to its reputation.

•	Starz’s activities are subject to a variety of stringent and changing regulatory obligations, which may adversely impact its business, financial condition, results of operations and cash flows.

•	The loss of any of Starz’s key personnel and artistic talent could adversely affect its business, financial condition, results of operations and cash flows.

•	Starz’s business could be adversely affected by labor disputes or other union actions.

•	Starz will be subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures.

•	Starz may incur debt obligations that could adversely affect its business and profitability and its ability to meet other obligations.

Risks Related to the Transactions

•	New Lionsgate and Starz may be unable to achieve some or all of the benefits that they expect to achieve through the Transactions.

•

Challenges in the commercial and credit environment may adversely affect the expected benefits of the Transactions, the expected plans or anticipated timeline to complete the Transactions and future access to capital on favorable terms.

•

The historical financial information of the LG Studios Business and pro forma financial information of New Lionsgate included in this joint proxy statement/prospectus is not necessarily representative of the results that New Lionsgate would have achieved as a separate, publicly traded company and may not be a reliable indicator of its future results.

•

Lionsgate’s historical financial information is not necessarily representative of the results that the Media Networks segment would have achieved as a separate, publicly traded company and is therefore not an indicator of its future results.

•	Following the completion of the Transactions, New Lionsgate will be a smaller, less diversified company than Lionsgate prior to the Transactions with a different financial profile.

•

Substantial sales of New Lionsgate new common shares or Starz common shares following the completion of the Transactions, or the perception that such sales might occur, could depress the market prices of New Lionsgate new common shares or Starz common shares, respectively.

•

New Lionsgate or Starz may fail to perform under the agreements that will be executed as part of the Transactions, and such failure to perform could have a material adverse effect on New Lionsgate’s or Starz’s operations, respectively.

•

New Lionsgate or Starz may be held liable to the other if it fails to perform under its agreements, and the performance of such services may negatively affect New Lionsgate’s and/or Starz’s business and operations.

•	Certain of the transaction agreements between New Lionsgate and Starz may be on terms that differ from the terms each may have otherwise received from unaffiliated third parties.

•	The transfer to New Lionsgate or Starz of certain contracts, permits and other assets and rights may require the consents or approvals of, or provide other rights to, third parties and governmental authorities. If such consents or approvals are not obtained, New Lionsgate or Starz may not be entitled to the full benefit of such contracts, permits and other assets and rights, which could increase its expenses or otherwise harm its business and financial performance.

•

The Transactions may result in litigation and/or regulatory inquiries and investigations, which would harm New Lionsgate’s or Starz’s business, financial condition and operating results and could divert management attention.

•

Purported noteholders have instituted suit against Lionsgate claiming that it breached the indenture governing Lions Gate Capital Holdings LLC’s 5.500% senior notes due 2029 by virtue of an amendment executed in connection with an exchange by certain noteholders for new notes.

•

The Transactions are subject to various risks and uncertainties, including approval of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting and approval of the LG Studios Reorganization Proposal at the LG Studios Special Meeting, and may not be completed in accordance with the expected plans or anticipated timeline, or at all, and will involve significant time and expense, which could disrupt or adversely affect the businesses of Lionsgate and/or LG Studios before the Transactions, or the businesses of New Lionsgate and/or Starz following the Transactions.

•

After the Transactions, actual or potential conflicts of interest may develop between the management and directors of Starz, on the one hand, and the management and directors of New Lionsgate, on the other hand.

•	Starz, New Lionsgate and their respective shareholders could suffer material adverse tax consequences as a result of the Transactions.

•

The executive officers and directors of Lionsgate and the executive officers and directors of LG Studios have interests in the Transactions that may be different from, or in addition to, the interests of Lionsgate’s shareholders and LG Studios’ shareholders.

•

The allocation of intellectual property rights between Starz and New Lionsgate as part of the Transactions could adversely affect New Lionsgate’s and/or Starz’s competitive positions and/or ability to develop and commercialize certain content and services.

•	The definitive agreements with respect to the material indebtedness of New Lionsgate and Starz have not yet been entered into and are subject to change.

Risks Related to New Lionsgate New Common Shares and Starz Common Shares

•

Neither New Lionsgate nor Starz can be certain that an active trading market for its common shares will develop or be sustained after the Transactions, and following the completion of the Transactions, its share price may fluctuate significantly.

•	New Lionsgate and Starz do not expect to pay any cash dividends for the foreseeable future.

•	Your percentage ownership in New Lionsgate and Starz may be diluted in the future.

•

If securities or industry analysts do not publish research or publish misleading or unfavorable research about New Lionsgate’s or Starz’s business, New Lionsgate’s or Starz’s share price and/or trading volume, as applicable, could decline.

The Parties to the Transactions (page 74)

Lionsgate (page 74)

Lionsgate was incorporated under the Canada Business Corporations Act with the name 3369382 Canada Limited on April 28, 1997, amended its articles on July 3, 1997 to change its name to Lions Gate Entertainment

Corp., and continued under the BC Act on September 24, 1997. Lionsgate’s corporate office address is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8. Lionsgate’s principal executive offices are located at 2700 Colorado Avenue, Santa Monica, California, 90404.

LGEC Class A shares currently trade on the New York Stock Exchange under the ticker symbol “LGF.A” and LGEC Class B shares currently trade on the New York Stock Exchange under the ticker symbol “LGF.B”.

New Lionsgate (page 74)

New Lionsgate is a newly formed entity incorporated under the laws of the Province of British Columbia and is a direct, wholly owned subsidiary of Lionsgate (“New Lionsgate”). Following the completion of the Transactions, New Lionsgate will hold the LG Studios Business.

New Lionsgate was incorporated under the BC Act using the name Lionsgate Studios Holding Corp. on January 10, 2025. New Lionsgate’s head office address is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8.

The New Lionsgate new common shares are expected to trade under the symbol “LION” on the New York Stock Exchange after the Transactions.

LG Studios (page 74)

LG Studios was incorporated under Cayman Islands law as a blank check company, SEAC II Corp. (its predecessor in interest) on November 3, 2021, and amended its articles on May 13, 2024 to change its name to Lionsgate Studios Corp. On May 13, 2024, Lionsgate consummated a business combination resulting in LG Studios becoming a publicly-traded company and majority-owned subsidiary of Lionsgate. Prior to the consummation of the business combination, LG Studios effected a deregistration pursuant to and in accordance with Sections 206 through 209 of the Cayman Islands Companies Act (as revised) and a continuation and domestication as a British Columbia company in accordance with the BC Act.

LG Studios common shares trade on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “LION.”

Starz (page 74)

Starz Networks is a leading provider of premium subscription video programming to consumers in the U.S. and Canada, offering thousands of titles to its subscribers including its critically-acclaimed and award-winning scripted original series. Starz sells its services on a direct-to-consumer basis and through various distributors, including over-the-top providers (such as Amazon, Apple, Google and Hulu) and multichannel video programming distributors (such as Comcast, Charter, DIRECTV and DISH Network). Launching in April 2016, Starz was among the first standalone over-the-top services offering premium video programming. Starz’s over-the-top service is consistently among the top dozen most subscribed video subscription services in the U.S.

Starz’s flagship premium service STARZ had 19.93 million subscribers as of December 31, 2024 (total North America not including subscribers who receive programming free as part of a promotional offer). Starz offers premium original series and recently released and library movies without advertisements. Starz’s other services, STARZ ENCORE and MOVIEPLEX, offer theatrical and independent library movies as well as original and classic television series also without advertisements. Starz’s services include a stand-alone, direct-to-consumer app, 17 linear networks, and on-demand and online viewing platforms, Starz’s app and online viewing platforms offer thousands of hours of monthly movies and series episodes from studio partners, including first-run content, along with a growing line-up of successful original programming. Starz’s services are offered directly to consumers via the STARZ app and via Starz’s website at www.starz.com as well as through Starz’s retail partners (such as Apple and Google) for a recurring fee, or by Starz’s distributors to their subscribers either at a recurring price as part of a programming tier, package or bundle with other products or services, or on an a la carte basis.

Starz is a subsidiary of Lionsgate, incorporated under Delaware law on August 10, 2006 as Starz, LLC, and acquired by Lionsgate on December 8, 2016. Following the completion of the Transactions, the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp., which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current Lionsgate. Starz’s head office address is located at 1647 Stewart Street, Santa Monica, CA 90404.

The Starz common shares are expected to trade under the symbol “STRZ” on The Nasdaq Stock Market LLC after the Transactions.

The Transactions (page 115)

Structure of the Transactions

The Transactions will result in the separation of the LG Studios Business from the Starz Business through a series of steps that will result in the pre-transaction shareholders of LGEC owning shares in two separate public companies: (1) LGEC, which will be renamed “Starz Entertainment Corp.” and will hold, directly and through subsidiaries, the Starz Business, and will continue to be owned by LGEC shareholders, and (2) New Lionsgate, which will be renamed “Lionsgate Studios Corp.” and will hold, directly and through subsidiaries, the LG Studios Business, and will be owned by LG Studios shareholders and LGEC shareholders.

The Transactions will consist of elements of a typical Canadian “spinoff” and be completed through a British Columbia Plan of Arrangement, which is a British Columbia statutory procedure providing for approval with respect to fairness and supervision with respect to procedure by the BC Court. The Plan of Arrangement is subject to approval by the shareholders of LGEC, the shareholders of LG Studios and the BC Court. As currently contemplated, the Transactions will occur on a taxable basis to the shareholders of LGEC under the Canadian Tax Act, with non-residents of Canada expected to be exempt from Canadian income tax on any gains realized. Holders of LG Studios common shares who hold such shares as capital property for purposes of the Canadian Tax Act will generally not realize either a capital gain or a capital loss on the exchange of LG Studios common shares for New Lionsgate new common shares.

With respect to dissent rights, it is Lionsgate’s intention and expectation that, under the Interim Orders, registered shareholders of Lionsgate as of the Record Date will be granted the right to dissent in respect of the Lionsgate Transactions Proposal, and registered shareholders of LG Studios as of the Record Date will be granted dissent rights in respect of the LG Studios Reorganization Proposal (collectively, the “dissent rights”), provided they strictly follow the procedures specified in Section 237 through Section 247 of the BC Act, as modified by the Plan of Arrangement, the applicable Interim Order, and any other order of the BC Court.

Shareholders of Lionsgate or LG Studios who are not shareholders of record and wish to dissent should be aware that only registered shareholders are entitled to dissent rights. Accordingly, non-registered shareholders of Lionsgate or LG Studios who wish to exercise the dissent rights must make arrangements for the registered holder of such Lionsgate or LG Studios shares to dissent on their behalf. For additional information, see “—Dissent Rights” below.

In connection with the completion of the Transactions, among other things:

•	LGEC shareholders will first receive in exchange for each outstanding LGEC Class A share that they hold:

○	One (1) New Lionsgate Class A share; and

○	One (1) New Lionsgate Class C preferred share;

•	LGEC shareholders will first receive, in exchange for each outstanding LGEC Class B share that they hold:

○	One (1) New Lionsgate Class B share; and

○	One (1) New Lionsgate Class C preferred share.

•	LGEC will change its name to Starz Entertainment Corp. and create a new class of voting common shares, the Starz common shares.

•

New Lionsgate will create a new class of common shares without par value (the “New Lionsgate new common shares”) and New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each:

•

New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares;

•

New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

•	Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.”

•	As a result of the steps described above, each of New Lionsgate and Starz will have a single class of “one share, one vote” common shares.

•

Following the Second Share Exchange, pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

•

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change prior to the Arrangement Effective Time. The LG Studios common shares will be delisted from Nasdaq and deregistered under the Exchange Act.

•	New Lionsgate will change its name to “Lionsgate Studios Corp.”

The following diagram depicts Lionsgate’s simplified current organizational and ownership structures prior to completion of the Transactions.

LG Studios Public Shareholders
Lions Gate Entertainment Corp. (Canada)
12.2%
87.8%
Lionsgate Studios Corp. (Canada)
100%
Other Starz Subsidiaries (non-U.S.)
100%
Entities conducting the Starz Business (non-U.S.)
100%
Lions Gate Capital Holdings, LLC (U.S.- Delaware)
100%
Entities conducting the Starz Business (U.S.)
100%
Other LG Studios Subsidiaries (non-U.S.)
100%
Entities conducting the Studio Business (non-U.S.)
100%
Other LG Studio Subsidiaries (U.S.)
100%
Entities conducting the Studio Business (U.S.)

The following diagram depicts LG Studios’ simplified current organizational and ownership structures prior to completion of the Transactions.

The following diagrams depict New Lionsgate’s and Starz’s simplified organizational and ownership structures immediately following the completion of the Transactions.

Results of the Transactions

After the Transactions, each of New Lionsgate and Starz will be a separate, publicly traded company. The actual number of New Lionsgate new common shares to be issued in the Transactions will be determined at the

Arrangement Effective Time, and will reflect any exercise of stock options (“stock options”) or share appreciation rights (“SARs”) relating to LGEC common shares (stock options and SARs referred to collectively as “LGEC options”) prior to the Arrangement Effective Time.

New Lionsgate, Lionsgate and LG Studios have entered into an Arrangement Agreement and will enter into a Separation Agreement, as well as other related agreements to effect the Transactions and to provide a framework for their relationship after the Transactions, including a Transition Services Agreement, a Tax Matters Agreement Amendment, an Employee Matters Agreement, and agreements governing other commercial licensing arrangements between the parties. The Separation Agreement and other agreements will provide for, among other things, the allocation between New Lionsgate and Starz of the assets, employees, liabilities and obligations (including, among others, investments, property, intellectual property and employee benefits and tax-related assets and liabilities) of Lionsgate and its subsidiaries attributable to periods prior to, at and after New Lionsgate’s separation from Lionsgate and will govern the relationship between New Lionsgate and Starz subsequent to the completion of the Transactions. For additional information regarding the Separation Agreement and other transaction agreements, see the sections entitled “Risk Factors—Risks Related to the Transactions” and “Certain Relationships and Related Party Transactions.”

The Lionsgate Annual General and Special Meeting (page 76)

The Lionsgate Annual General and Special Meeting will be held on April 23, 2025, beginning at 9:00 a.m., Pacific Time, in Canada at PricewaterhouseCoopers LLP, at PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, V6C 3S7.

Purpose of the Lionsgate Annual General and Special Meeting

The purpose of the Lionsgate Annual General and Special Meeting is for the LGEC shareholders to vote on the following proposals:

1.

Consider pursuant to the LGEC Interim Order and, if deemed advisable, approve, with or without variation, a special resolution of the holders of LGEC Class A shares and a special resolution of the holders of LGEC Class B shares (these identical resolutions, the “LGEC Arrangement Resolution”) adopting, for the holders of LGEC Class A shares, and for the holders of the LGEC Class B shares, a statutory Plan of Arrangement, effective as of the arrangement effective time (the “Arrangement Effective Time”) pursuant to Section 288 of the Business Corporations Act (British Columbia) among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things: (a) New Lionsgate will be separated from Lionsgate and hold the LG Studios Business, (b) Starz (formerly LGEC) will hold the Starz Business, (c) LGEC shareholders will receive (i) in exchange for each LGEC Class A Share, one (1) New Lionsgate Class A share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A Share, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, (ii) in exchange for each LGEC Class B Share, one (1) New Lionsgate Class B share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share, one (1) New Lionsgate new common share and one (1) Starz common share and (d) LG Studios, other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, all as more fully described in this joint proxy statement/prospectus, which LGEC Arrangement Resolution, to be effective, must be passed by an affirmative vote of (i) at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting and (ii) at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting (the “Lionsgate Transactions Proposal”);

2.

Approve on a non-binding advisory basis, by ordinary resolution, several governance provisions each of which will be contained in the New Lionsgate Articles and the Starz Articles, respectively if the Transactions are completed and that substantially affect LGEC shareholder rights, presented separately in accordance with U.S. Securities and Exchange Commission (the “SEC”) guidance (the “Lionsgate Advisory Organizational Documents Proposals” or “Proposal No. 2”). Proposal No. 2 is separated into sub-proposals as described in “The Lionsgate Annual General and Special Meeting—Proposal No. 2—The Lionsgate Advisory Organizational Documents Proposals”;

a.	Proposal No. 2(a): Advance Notice for Nomination of Directors for New Lionsgate Articles: A proposal to include advance notice procedures for shareholder nominations of directors.

b.	Proposal No. 2(b): Number of Directors for New Lionsgate Articles: A proposal to allow the board to set the number of directors.

c.	Proposal No. 2(c): Removal of Casting Vote for New Lionsgate Articles: A proposal to remove a second or casting vote.

d.

Proposal No. 2(d): Remuneration of Auditor for New Lionsgate Articles: A proposal to allow the board to set the remuneration of the auditor without requiring shareholder approval by ordinary resolution.

e.

Proposal No. 2(e): Change in Authorized Share Capital for New Lionsgate Articles: A proposal to approve the amendment of the Lionsgate Articles and exchange the issued and outstanding shares such that, effective upon the Initial Share Exchange, (i) each LGEC Class A share issued and outstanding immediately prior to the Initial Share Exchange will be automatically exchanged into one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class A Exchange”; and such exchange ratio, the “Initial Class A Exchange Ratio”) and (ii) each LGEC Class B share issued and outstanding immediately prior to the Initial Exchange Effective Time will be automatically converted into, one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class B Exchange”; and such exchange ratio, the “Initial Class B Exchange Ratio”). Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.” Following the Initial Share Exchange, New Lionsgate will create the New Lionsgate new common shares.

f.	Proposal No. 2(f): Advance Notice for Nomination of Directors for Starz Articles: A proposal to include advance notice provisions for nominations of directors.

g.	Proposal No. 2(g): Number of Directors for Starz Articles: A proposal to allow the board to set the number of directors.

h.	Proposal No. 2(h): Removal of Casting Vote for Starz Articles: A proposal to remove a second or casting vote.

i.	Proposal No. 2(i): Remuneration of Auditor for Starz Articles: A proposal to allow the board to set the remuneration of the auditor without requiring shareholder approval by ordinary resolution.

j.

Proposal No. 2(j): Change in Authorized Share Capital for Starz Articles: A proposal to approve the amendment of the Lionsgate Articles such that, effective as of the Arrangement Effective Time and following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares.

k.

Proposal No. 2(k): Quorum at Shareholder Meetings for Starz Articles: A proposal to increase the quorum required among the Starz shareholders to make decisions on business transacted at a meeting of shareholders of Starz from at least 10% of the issued shares entitled to be voted at the meeting to at least 33 1/3% of the issued shares entitled to be voted at the meeting.

3.

Elect twelve (12) directors as listed in this joint proxy statement/prospectus accompanying to serve on the Board of Directors of Lionsgate (the “Lionsgate Board”), each for a term of one year or until their resignation, removal, replacement in connection with the Transactions, and their respective successors are duly elected or appointed;

4.

Re-appoint Ernst & Young LLP as Lionsgate’s independent registered public accounting firm for the fiscal year ending March 31, 2025 and authorize the Audit & Risk Committee of the Lionsgate Board to fix its remuneration;

5.	Conduct a non-binding advisory vote to approve executive compensation;

6.

Approve the assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the “New Lionsgate 2025 Plan”), to be effective upon completion of the Transactions, if the Transactions are approved;

7.	Approve the Starz Entertainment Corp. 2025 Performance Incentive Plan (the “Starz 2025 Plan”), to be effective upon completion of the Transactions, if the Transactions are approved;

8.	Approval of the Lions Gate Entertainment Corp. 2025 Performance Incentive Plan (the “LGEC 2025 Plan”), to be effective if the Transactions are not approved; and

9.

Approve on a non-binding advisory basis the consolidation of the Starz common shares on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into (1) Starz common share (the “Reverse Stock Split”).

Required Vote for LGEC Shareholder Proposals

The votes required for each proposal are as follows:

•

Proposal No. 1: Approval of the Lionsgate Transactions Proposal requires (i) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to LGEC Class A shares that were present or represented by proxy at the Lionsgate Annual General and Special Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to LGEC Class B shares that were present or represented by proxy at the Lionsgate Annual General and Special Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class. LGEC Class A shares and LGEC Class B shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 1.

•

Proposal No. 2: The affirmative vote of two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the non-binding advisory vote to approve governance provisions each of which will be contained in the New Lionsgate Articles and the Starz Articles, respectively, if the Transactions are completed. Regardless of the outcome of the non-binding advisory vote on the Lionsgate Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate and the Starz Articles will be adopted by Starz, in each case, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 2.

•

Proposal No. 3: Directors are elected by plurality, meaning that the 12 nominees receiving the largest number of votes cast by holders of LGEC Class A shares (votes “FOR”) will be elected. Shareholders are able to vote “FOR”, “WITHHELD”, and “ABSTAIN” for each nominee. There is no minimum or maximum number of shares that must be cast for, or withheld from, any candidate nominated for election in order for that nominee to be elected. The 12 nominees receiving the greatest number of “FOR” votes will be eligible to form the Lionsgate Board following the Lionsgate Annual General and Special Meeting. Shareholders are not permitted to cumulate their LGEC Class A shares for purposes of electing directors.

•

Proposal No. 4: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the re-appointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm and for the holders of LGEC Class A shares to authorize the Audit & Risk Committee of the Lionsgate Board to fix their remuneration. Note that, because this proposal is considered a routine matter, if your LGEC Class A shares are held by a broker or nominee, such broker or nominee will have authority to exercise his or her discretion to vote your LGEC Class A shares on Proposal No. 4 if you do not provide instructions to him or her regarding how you would like your LGEC Class A shares to be voted. Abstentions are not treated as votes cast and are not counted in the determination of the number of votes necessary for the reappointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm.

•

Proposal No. 5: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the non-binding advisory vote to approve executive compensation. Notwithstanding the vote required, please be advised that Proposal No. 5 is advisory only and is not binding on Lionsgate. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 5.

•

Proposal No. 6: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the New Lionsgate 2025 Plan, to be effective upon completion of the Transactions, if the Transactions are approved. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 6.

•

Proposal No. 7: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for approval of the Starz 2025 Plan, to be effective upon completion of the Transactions, if the Transactions are approved. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 7.

•

Proposal No. 8: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the approval of the LGEC 2025 Plan, to be effective if the Transactions are not approved. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 6.

•

Proposal No. 9: Approval of the Reverse Stock Split requires (i) the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting. Regardless of the outcome of the non-binding advisory vote on the Reverse Stock Split, the Reverse Stock Split will be adopted by Starz, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. LGEC Class A shares and LGEC Class B shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 9.

The LG Studios Special Meeting (page 107)

The LG Studios Special Meeting will be held on April 23, 2025, beginning at 9:30 a.m., Pacific Time, in Canada at PricewaterhouseCoopers LLP, at PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, V6C 3S7.

Purpose of the LG Studios Special Meeting

The purpose of the LG Studios Special Meeting is for the LG Studios shareholders to vote on the following proposals:

1.

Consider, pursuant to the Studios Interim Order and, if deemed advisable, approve, with or without variation, a special resolution (the “Studios Arrangement Resolution”) of the holders of LG Studios common shares adopting the Plan of Arrangement pursuant to Section 288 of the Business Corporations Act (British Columbia) among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things, LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, as more fully described in this joint proxy statement/prospectus, which resolution, to be effective, must be passed by an affirmative vote of at least two-thirds (66 2/3%) of the votes cast by the LG Studios shareholders present or represented by proxy at the LG Studios Special Meeting and entitled to vote at the LG Studios Special Meeting (the “LG Studios Reorganization Proposal”);

2.

Approve on a non-binding advisory basis, by ordinary resolution, several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights, presented separately in accordance with SEC guidance (the “LG Studios Advisory Organizational Documents Proposals” or “LG Studios Shareholder Proposal No. 2”). Proposal No. 2 is separated into sub-proposals as described in “LG Studios Shareholder Proposal No. 2 The LG Studios Advisory Organizational Documents Proposals”;

a.

Proposal No. 2(a): Change in Authorized Share Capital for New Lionsgate Articles: A proposal to include 200,000,000 preference shares without par value that may be issued in series as authorized and approved by the directors of New Lionsgate.

b.

Proposal No. 2(b): Quorum at Shareholder Meetings for New Lionsgate Articles: A proposal to reduce the quorum required among LG Studios shareholders to make decisions on business transacted at a meeting of shareholders of LG Studios from at least 33 1/3% of the issued shares entitled to be voted at the meeting to at least 10% of the issued shares entitled to be voted at the meeting.

Required Vote for LG Studios Shareholder Proposals

The votes required for each proposal are as follows:

•	Proposal No. 1: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special

Meeting is required for the LG Studios Reorganization Proposal. LG Studios common shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 1.

•

Proposal No. 2: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting is required for the non-binding advisory vote to approve several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights. Regardless of the outcome of the non-binding advisory vote on the LG Studios Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate as part of the Transactions, assuming the approval of the LG Studios Reorganization Proposal and the completion of the Transactions. LG Studios common shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 2.

Note that if your LG Studios common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your shares on Proposal No. 1 and Proposal No. 2, unless you provide instructions to him or her regarding how you would like your shares to be voted.

Regulatory Requirements Related to the Transactions (page 157)

The parties are not aware of any material governmental approvals or actions that are necessary for the completion of the Transactions. However, certain Lionsgate and LG Studios shareholders may have filing obligations under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 and should consult their own legal advisors.

Post-Closing Governance and Management of New Lionsgate (page 276)

Lionsgate expects that the following individuals will be the executive officers of New Lionsgate following the completion of the Transactions. Some of New Lionsgate’s executive officers are currently employees of Lionsgate, but will cease to hold such positions upon the completion of the Transactions. See “Information About New Lionsgate After the Transactions—Management of New Lionsgate”.

Name	Position
Jon Feltheimer	Chief Executive Officer
Michael Burns	Vice Chair
James W. Barge	Chief Financial Officer
Brian Goldsmith	Chief Operating Officer
Bruce Tobey	Executive Vice President and General Counsel

Prior to the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, disclosure regarding the individuals expected to be appointed to the New Lionsgate Board following the completion of the Transactions will be included in an amendment to this joint proxy statement/prospectus. See “Information About New Lionsgate After the Transactions—Directors of New Lionsgate”.

Post-Closing Governance and Management of Starz (page 357)

Starz expects that the following individuals will be the executive officers of Starz following the completion of the Transactions. Some of Starz’s executive officers are currently employees of Lionsgate, but will cease to hold such positions upon the completion of the Transactions. See “Information About Starz After the Transactions—Management of Starz.”

Name	Position
Jeffrey A. Hirsch	President and Chief Executive Officer
Alison Hoffman	President, Starz Networks
Scott Macdonald	Chief Financial Officer and Treasurer
Jason Wyrick	Executive Vice President, Technology
Audrey Lee	Executive Vice President, General Counsel and Secretary

Prior to the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, disclosure regarding the individuals expected to be appointed to the Starz Board following the completion of the Transactions will be included in an amendment to this joint proxy statement/prospectus. See “Information About Starz After the Transactions—Directors of Starz.”

Interests of Lionsgate Directors and Officers in the Transactions (page 155)

Certain directors and executive officers of Lionsgate have certain interests in the Transactions that may be different from, or in addition to, the interests of Lionsgate shareholders. The Lionsgate Board was aware of these interests during its deliberations on the merits of the Transactions and considered them in deciding to recommend that Lionsgate’s shareholders approve the Lionsgate Transactions Proposal. Lionsgate’s executive officers include the following individuals: Jon Feltheimer, Michael Burns, James W. Barge, Brian Goldsmith and Bruce Tobey.

As of March 7, 2025, Mark H. Rachesky, Founder and Chief Investment Officer of MHR Fund Management LLC (“MHR Fund Management”), held 24.2% of the LGEC Class A shares and 9.7% of the LGEC Class B shares. Pursuant to the Lionsgate Investor Rights Agreement discussed in “Additional Lionsgate Annual General and Special Meeting Matters—Certain Relationships and Related Party Transactions of Lionsgate,” Mark H. Rachesky, M.D., Emily Fine and John D. Harkey, Jr. currently serve on the Lionsgate Board as designees of MHR Fund Management.

The Lionsgate directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their ownership of LGEC Class A shares and LGEC Class B shares, eligibility to participate in the New Lionsgate 2025 Plan as directors or executive officers of New Lionsgate and eligibility to participate in the Starz 2025 Plan as directors or executive officers of Starz if they are directors or executive officers of Starz or as otherwise described in the section entitled “The Transactions—Interests of Lionsgate’s Directors and Officers in the Transactions.”

Interests of LG Studios Directors and Officers in the Transactions (page 155)

Certain directors and executive officers of LG Studios have certain interests in the Transactions that may be different from, or in addition to, the interests of the LG Studios shareholders. The LG Studios Board was aware of these interests during its deliberations on the merits of the Transactions and considered them in deciding to recommend that LG Studios shareholders approve the LG Studios Reorganization Proposal. LG Studios’ executive officers include the following individuals: Jon Feltheimer, Michael Burns, James W. Barge, Brian Goldsmith and Bruce Tobey.

As of March 7, 2025, Mark H. Rachesky, Founder and Chief Investment Officer of MHR Fund Management LLC (“MHR Fund Management”), held 24.2% of the LGEC Class A shares and 9.7% of the LGEC Class B shares. Pursuant to the Lionsgate Investor Rights Agreement discussed in “Additional Lionsgate Annual General and Special Meeting Matters—Certain Relationships and Related Party Transactions of Lionsgate,” Mark H. Rachesky, M.D., Emily Fine and John D. Harkey, Jr. currently serve on the LG Studios Board as designees of MHR Fund Management, and LGEC indirectly owned approximately 87.8% of the issued and outstanding LG Studios common shares.

The LG Studios directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their indirect ownership of LG Studios common shares, eligibility to participate in the New Lionsgate 2025 Plan as directors and executive officers of New Lionsgate, eligibility to participate in the Starz 2025 Plan if they are directors or executive officers of Starz or as otherwise described in the section entitled “The Transactions—Interests of LG Studios Directors and Officers in the Transactions.”

Treatment of Lionsgate Equity Awards (page 147)

It is expected that New Lionsgate will assume the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (the “Lionsgate 2023 Plan”) and amend and restate the Lionsgate 2023 Plan as the New Lionsgate 2025 Plan as approved prior to the Transactions by the New Lionsgate Board and by LGEC, as the sole shareholder of New Lionsgate, to be effective as of the date of the Transactions, subject to the approval of holders of LGEC Class A shares as further described in this joint proxy statement/prospectus. Awards outstanding under the equity plans of Lionsgate including awards outstanding under the Prior Plans immediately prior to the Transactions held by a Lionsgate employee who will be a New Lionsgate employee after the Transactions or by a former employee of Lionsgate (regardless of the division in which such former employee served) will be converted into an award of New Lionsgate under the New Lionsgate 2025 Plan. It is expected that Starz will adopt the Starz 2025 Plan as approved prior to the Transactions by the Lionsgate Board, to be effective as of the date of the Transactions, subject to the approval of holders of LGEC Class A shares, as further described in this joint proxy statement/prospectus. Subject to shareholder approval, Starz will adopt the Starz 2025 Plan, and awards outstanding under the equity plans of Lionsgate immediately prior to the Transactions including awards outstanding under the Prior Plans immediately prior to the Transactions held by a Lionsgate employee who will become an employee of Starz will be converted into an award of Starz immediately after the Transactions and assumed under the Starz 2025 Plan.

Opinions of Financial Advisors to the Lionsgate Special Committee (page 129)

Opinion of Kroll

Kroll delivered its opinion to the Lionsgate Special Committee that, subject to and based on the assumptions made therein, as of October 3, 2024, the LGEC Class A Exchange Ratio is fair, from a financial point of view, to the holders of LGEC Class A shares (without giving effect to any impact of the Proposed Reclassification Transaction on any particular holder of LGEC Class A shares other than in its capacity as a holder of LGEC Class A shares).

Lionsgate and the Lionsgate Special Committee retained Kroll to serve as an independent financial advisor to the Lionsgate Special Committee to evaluate the fairness to the holders of LGEC Class A shares, from a financial point of view, of the exchange ratio for LGEC Class A shares (the “LGEC Class A Exchange Ratio”) in the proposed reclassification of LGEC’s existing dual-class share structure (the “Proposed Reclassification Transaction”). The Lionsgate Special Committee selected Kroll to act in this capacity based on Kroll’s qualifications, expertise and reputation, and its knowledge of the business and affairs of Lionsgate. On October 3, 2024, Kroll delivered an oral opinion to the Lionsgate Special Committee, which was later confirmed by delivery of a written opinion (the “Opinion Letter”), dated October 3, 2024, addressed to the Lionsgate Special Committee to the effect that, subject to and based on the assumptions made therein, as of the date of such opinion, the LGEC Class A Exchange Ratio is fair, from a financial point of view, to the holders of LGEC Class A shares (without giving effect to any impact of the Proposed Reclassification Transaction on any particular holder of LGEC Class A shares other than in its capacity as a holder of LGEC Class A shares).

Kroll’s opinion was provided for the information of, and directed to, the Lionsgate Special Committee, in its capacity as such, for its information and assistance in connection with its consideration of the financial terms of the Proposed Reclassification Transaction. We encourage you to read the entire opinion and the summary of Kroll’s opinion carefully and in its entirety. The summary of the opinion of Kroll set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. The full text of the written opinion of Kroll, dated as of October 3, 2024, is attached to this joint proxy statement/prospectus as Annex C and is hereby incorporated into this joint proxy statement/prospectus by reference in its entirety.

You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Kroll in rendering its opinion. Under the terms of Lionsgate and the Lionsgate Special Committee’s engagement letter with Kroll, Lionsgate has agreed to pay Kroll an aggregate fee of $650,000, $325,000 of which was paid upon its engagement and $325,000 of which was paid upon Kroll informing the Lionsgate Special Committee that it was prepared to deliver the opinion. In addition, Lionsgate has agreed to reimburse Kroll for its reasonable out-of-pocket expenses and reasonable fees and expenses of outside legal counsel retained by Kroll, not to exceed $25,000 without Lionsgate’s prior written consent. The terms of the fee arrangement with Kroll were negotiated at arm’s length between the Lionsgate Special Committee and Kroll. No portion of Kroll’s fee was contingent on the conclusions reached in its opinion.

Neither Kroll’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus is intended to be or constitutes a recommendation to any shareholder of Lionsgate as to how such shareholder should act with respect to the Proposed Reclassification Transaction.

Opinion of Houlihan Lokey

On October 3, 2024, Houlihan Lokey verbally rendered its opinion to the Lionsgate Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Lionsgate Special Committee, dated October 3, 2024), as to whether, as of such date, (I) the Class B Lion Exchange Ratio provided for in the Class B Lion Exchange pursuant to the Plan of Arrangement was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Lion Exchange Ratio, and without taking into account the Class A Starz Exchange Ratio or the Class B Starz Exchange Ratio) from a financial point of view, and (II) the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange pursuant to the Plan of Arrangement was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Starz Exchange Ratio, and without taking into account the Class A Lion Exchange Ratio or the Class B Lion Exchange Ratio) from a financial point of view.

Houlihan Lokey’s opinion was directed to the Lionsgate Special Committee (in its capacity as such) and only addressed whether (I) the Class B Lion Exchange Ratio provided for in the Class B Lion Exchange pursuant to the Plan of Arrangement was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Lion Exchange Ratio, and without taking into account the Class A Starz Exchange Ratio or the Class B Starz Exchange Ratio) from a financial point of view, and (II) the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange pursuant to the Plan of Arrangement was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Starz Exchange Ratio, and without taking into account the Class A Lion Exchange Ratio or the Class B Lion Exchange Ratio) from a financial point of view, and did not address any other aspect or implication of the Transactions or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this joint proxy statement/prospectus and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion.

You should read the opinion in its entirety for a discussion of the procedures followed, assumptions made, qualifications and limitations of the review undertaken, and other matters considered by Houlihan Lokey in rendering its opinion. Pursuant to its engagement by Lionsgate on behalf of the Lionsgate Special Committee, Houlihan Lokey is entitled to an aggregate fee of up to $1,000,000 for its services, $500,000 of which became payable on or before July 31, 2024, and $150,000 of which became payable upon the delivery of Houlihan Lokey’s opinion. The remaining $350,000 will be payable on the date that the Transactions are completed. In addition, Lionsgate has agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement. The terms of the fee arrangement with Houlihan Lokey were negotiated at arm’s length between Lionsgate, the Lionsgate Special Committee and Houlihan Lokey. No portion of Houlihan Lokey’s fee was contingent on the conclusions reached in its opinion.

Neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the Lionsgate Special Committee, the Lionsgate Board, any security holder of LGEC or any other person as to how to act or vote with respect to any matter relating to the Transactions.

Conditions to the Transactions (page 150)

The Transactions will be completed at the Arrangement Effective Time in accordance with the Plan of Arrangement, provided that the conditions set forth in the Separation Agreement have been satisfied (or waived by Lionsgate in its sole and absolute discretion), including, among others:

•	the Transactions having been duly approved by the Lionsgate Board;

•	the Transactions having been duly approved by the LG Studios Board;

•	the approval by Lionsgate’s shareholders of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting;

•	the approval by LG Studios’ shareholders of the LG Studios Reorganization Proposal at the LG Studios Special Meeting;

•

the SEC declaring effective the registration statement of which this joint proxy statement/prospectus forms a part; there being no order suspending the effectiveness of the registration statement in effect; and there being no proceedings for such purposes having been instituted or threatened by the SEC;

•	the internal reorganization having been completed in accordance with the Separation Agreement;

•

the receipt by Lionsgate Entertainment Inc., a subsidiary of New Lionsgate, of an opinion from Lionsgate Entertainment Inc.’s outside tax advisor to the effect that the requirements for tax-free treatment under Section 355 of the Internal Revenue Code should be satisfied;

•

an independent appraisal firm acceptable to the Lionsgate Board having delivered an opinion to the Lionsgate Board confirming the solvency and financial viability of Starz after giving effect to the Transactions, in a form and substance acceptable to the Lionsgate Board in its sole and absolute discretion;

•

all actions necessary or appropriate under applicable Canadian and U.S. federal, state, provincial or other securities or blue sky laws and the rule and regulations thereunder having been taken or made and, where applicable, having become effective or been accepted;

•	the execution of certain agreements contemplated by the Separation Agreement;

•	no order, injunction or decree issued by any government authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions being in effect;

•	the New Lionsgate new common shares to be issued having been accepted for listing on the NYSE, subject to official notice of issuance; and

•	no other event or development existing or having occurred that, in the judgment of the Lionsgate Board or the LG Studios Board, makes it inadvisable to effect the Transactions.

The Plan of Arrangement (page 158)

If the Arrangement is approved and implemented, at the Arrangement Effective Time, the following transactions will be effected:

(a)

each LGEC common share outstanding immediately prior to the Arrangement Effective Time held by an LGEC shareholder in respect of which dissent rights have been validly exercised will be transferred free and clear of all liens by the shareholder to New Lionsgate.

(b)	New Lionsgate will amend its notice of articles to remove all of the existing directors and to name the following individuals as directors of New Lionsgate:

a.	Michael Burns;

b.	Mignon Clyburn;

c.	Gordon Crawford;

d.	Jon Feltheimer;

e.	Emily Fine;

f.	Michael T Fries;

g.	John D. Harkey, Jr.;

h.	Susan McCaw;

i.	Yvette Ostolaza;

j.	Mark H. Rachesky, M.D.;

k.	Hardwick Simmons; and

l.	Harry E. Sloan.

(c)

each outstanding LGEC Class A share will be transferred to New Lionsgate in exchange for one New Lionsgate Class A share and one New Lionsgate Class C preferred share, and each outstanding LGEC Class B share will be transferred to New Lionsgate in exchange for one New Lionsgate Class B share and one New Lionsgate Class C preferred share. Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.”

(d)

LG Sirius will be voluntarily dissolved under Section 314 of the BC Act. LG Sirius will transfer and assign all of its property to LGEC, and LGEC will assume all of the liabilities and obligations of LG Sirius.

(e)

LGEC will change its name to Starz Entertainment Corp. and will create the Starz common shares. LGEC’s notice of articles will be amended to reflect the change of name and the alterations to LGEC’s capital, and LGEC will adopt the LGEC Interim Articles.

(f)

all of the outstanding LGEC common shares will be transferred by New Lionsgate to LGEC in exchange for an initial number of Starz common shares and all of the LG Sirius Owned Shares. Based on 83,691,063 LGEC Class A shares and 156,905,472 LGEC Class B shares outstanding as of March 7, 2025, approximately 250,639,462 initial Starz common shares would be issued, prior to the Reverse Stock Split.

(g)

the authorized capital of LGEC will be altered to eliminate LGEC Class A shares and LGEC Class B shares and LGEC’s notice of articles will be amended to reflect the alterations to LGEC’s capital, and LGEC will adopt the Starz Articles.

(h)	New Lionsgate will create the New Lionsgate new common shares and New Lionsgate’s notice of articles will be amended to reflect the alterations to New Lionsgate’s capital.

(i)

New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares; and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

(j)

the authorized capital of New Lionsgate will be altered to eliminate the New Lionsgate Class A shares, the New Lionsgate Class B shares and the New Lionsgate Class C preferred shares, and New Lionsgate’s notice of articles will be amended to reflect the alterations to New Lionsgate’s capital, and New Lionsgate will adopt the New Lionsgate Interim Articles.

(k)

pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

(l)

each LG Studios common share outstanding immediately prior to the Arrangement Effective Time held by a LG Studios shareholder in respect of which dissent rights have been validly exercised will be transferred to New Lionsgate.

(m)

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) the LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change prior to the Arrangement Effective Time.

(n)

LG Studios will change its name to “Lionsgate Studios Holding Corp.” and the sole director of LG Studios will be Bruce Tobey. New Lionsgate will change its name to “Lionsgate Studios Corp.”, New Lionsgate will adopt the New Lionsgate Articles, and the directors of New Lionsgate will be Gordon Crawford, Jon Feltheimer, Emily Fine, Michael T. Fries, John D. Harkey, Jr., Susan McCaw, Yvette Ostolaza, Mark H. Rachesky, M.D., Richard Rosenblatt and Harry E. Sloan. The directors of LGEC (now named Starz) will be Michael Burns, Mignon Clyburn, Emily Fine, Lisa Gersh, Marc Graboff,

Jeffrey A. Hirsch, Bruce Mann, Mark H. Rachesky, M.D., Joshua W. Sapan, Hardwick Simmons and Harry E. Sloan.

Court Approval (page 151)

Completion of the Arrangement requires the satisfaction of several conditions and the approval of the BC Court. Subject to obtaining the required shareholder approvals, among other things, the hearing in respect of the Final Order is currently scheduled to take place on May 1, 2025, at 9:45 a.m. (Pacific Time) at the BC Court at 800 Smithe Street, Vancouver, British Columbia. On application, the BC Court will consider, among other things, the fairness of the Arrangement.

Dissent Rights (page 152)

With respect to dissent rights, it is Lionsgate’s intention and expectation that under the Interim Orders, registered shareholders of Lionsgate as of the Record Date will be granted dissent rights in respect of the Lionsgate Transactions Proposal and, that registered shareholders of LG Studios as of the Record Date will be granted dissent rights in respect of the LG Studios Reorganization Proposal (collectively, the “dissent rights”), provided that they strictly follow the procedures specified in Sections 237 through 247 of the BC Act, as modified by the Plan of Arrangement, the applicable Interim Order, and any other order of the BC Court.

Shareholders of Lionsgate or LG Studios who are not shareholders of record and wish to dissent should be aware that only registered shareholders are entitled to exercise dissent rights. Accordingly, non-registered shareholders of Lionsgate or LG Studios who wish to exercise the dissent rights must make arrangements for the registered holder of such Lionsgate shares or LG Studios shares, as applicable, to dissent on their behalf. For additional information, see “The Transactions—Dissent Rights”.

Accounting Treatment (page 155)

Notwithstanding the legal form of the Transactions described elsewhere in this joint proxy statement/prospectus, for accounting and financial reporting purposes, the Starz Business will be presented as being spun-off from New Lionsgate. This presentation is in accordance with generally accepted accounting principles (“GAAP”), specifically Financial Accounting Standard Board (“FASB”) Accounting Standards Codification 505-60, “Spinoff and Reverse Spinoffs”. As a result, it is expected that the separation of the Starz Business from the LG Studios Business will qualify as a discontinued operation. For additional information, see “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations of New Lionsgate”.

Listing of New Lionsgate New Common Shares and Starz Common Shares; Delisting and Deregistration of LGEC Class A shares, Class B shares and LG Studios Common Shares (page 156)

Lionsgate anticipates that, immediately following the consummation of the Transactions, (i) each of the New Lionsgate new common shares and the Starz common shares to be issued in connection with the Transactions will be listed for trading on the NYSE and Nasdaq, respectively, (ii) the LGEC Class A shares and LGEC Class B shares will be delisted from the NYSE, (iii) the LG Studios common shares will be delisted from the Nasdaq, and (iv) LG Studios will be deregistered under the Exchange Act. The listings of New Lionsgate new common shares and the Starz common shares to be issued in connection with the Transactions for trading on the NYSE and Nasdaq, respectively, will be subject to New Lionsgate and Starz fulfilling all of the listing requirements of NYSE and Nasdaq, respectively.

Material Tax Consequences of the Transactions (page 483)

On an exchange of LGEC common shares for New Lionsgate Initial Exchange Shares, residents of Canada for the purposes of the Canadian Tax Act will generally realize a capital gain (or capital loss) equal to the amount by which the fair market value of the New Lionsgate Initial Exchange Shares received in exchange for LGEC common shares, net of reasonable costs of disposition, exceeds (or is less than) the adjusted cost base to such Canadian resident of such LGEC common shares immediately before the disposition. Such Canadian resident holders are not expected to realize any capital gains or capital losses as a result of the exchange for New Lionsgate Initial Exchange Shares for New Lionsgate new common shares and Starz common shares. Non-residents of Canada will generally not be subject to Canadian tax on any capital gains or capital losses arising from the disposition of LGEC common shares for New Lionsgate Initial Exchange Shares.

It is a condition to the completion of the Transactions that Lionsgate Entertainment Inc., a subsidiary of New Lionsgate, receive an opinion from its outside tax advisor, with respect to certain requirements for qualification for tax-free treatment under Section 355 of the Code. Accordingly, it is expected that, except with respect to cash received in lieu of a fractional singular shares of New Lionsgate new common stock, no gain or loss should be recognized by you, and no amount should be included in your income, upon the receipt of New Lionsgate new common stock in the Transactions for U.S. federal income tax purposes. You will, however, recognize gain or loss for U.S. federal income tax purposes with respect to cash received in lieu of a fractional share of New Lionsgate new common stock.

You should consult your own tax advisor as to the particular consequences of the Transaction to you, including the applicability and effect of any U.S. federal, state and local tax laws, as well as any non-U.S. tax laws, including Canadian tax laws. For more information regarding the material U.S. federal income tax consequences of the Transactions, see “Material U.S. Federal Income Tax Consequences Of The Transactions for Lionsgate Shareholders” and “Material U.S. Federal Income Tax Consequences Of The Transactions for LG Studios Shareholders.” For more information regarding the material Canadian tax consequences of the Transactions, see “Material Canadian Federal Income Tax Consequences Of The Transactions For Lionsgate Shareholders” and “Material Canadian Federal Income Tax Consequences Of The Transactions For LG Studios Shareholders.”

Summary Historical and Unaudited Pro Forma Financial Information (page 162)

As more fully described elsewhere in this joint proxy statement/prospectus, New Lionsgate and Starz are expected to retain certain existing indebtedness of Lionsgate and incur certain additional indebtedness in connection with the Transactions, the estimated impacts of which are summarized below and reflected in the Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate and the Unaudited Pro Forma Condensed Combined Financial Information of Starz.

The anticipated New Lionsgate indebtedness includes:

•

Executed IP credit facilities of $1,190.0 million in aggregate (prior to debt issuance costs), which were entered into in anticipation of the Transactions and are expected to remain outstanding with New Lionsgate following the completion of the Transactions.

•	Exchange Notes of $389.9 million aggregate principal amount, which are to become obligations of New Lionsgate upon consummation of the Transactions.

•	The incurrence of new debt of approximately $415.0 million (prior to debt issuance costs), comprised of a new, partially drawn revolving credit facility and other asset backed facilities.

The anticipated Starz indebtedness includes:

•	5.5% Senior Notes of $325.1 million aggregate principal amount, which are to remain obligations of Starz upon consummation of the Transactions.

•

The incurrence of new debt of $300.0 million (prior to debt issuance costs) upon consummation of the Transactions comprised of a term loan facility and an undrawn $150 million revolving credit facility.

The following tables set forth summary historical consolidated financial data of Lionsgate Studios Corp. and Starz and unaudited pro forma financial information of New Lionsgate and Starz. This information is presented for illustrative purposes only to reflect the current anticipated changes and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the dates indicated, nor is it indicative of future operating results. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and we believe such assumptions are reasonable under the circumstances.

This information is derived from and should be read in conjunction with the information under “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate” and accompanying notes, “Unaudited Pro Forma Condensed Combined Financial Information of Starz” and accompanying notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of New Lionsgate,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Starz”, the interim unaudited condensed consolidated financial statements and related notes as well as the audited combined financial statements of LG Studios that are included in this joint proxy statement/prospectus, the interim unaudited combined financial statements and related notes as well as the audited combined financial statements of Starz that are included in this joint proxy statement/prospectus and Lionsgate’s interim unaudited consolidated financial statements included in its quarterly report on Form 10-Q for the quarter ended December 31, 2024, as well as the audited consolidated financial statements included in its annual report on Form 10-K for the year ended March 31, 2024 incorporated by reference in this joint proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS OF NEW LIONSGATE AND CONSOLIDATED STATEMENTS OF OPERATIONS DATA OF LIONSGATE STUDIOS CORP.

	Pro Forma New Lionsgate		Historical Lionsgate Studios Corp.
	Nine Months Ended December 31,	Year Ended March 31,	Nine Months Ended December 31,		Year Ended March 31,
	2024	2024	2024	2023	2024	2023	2022
	(Amounts in millions, except per share amounts)
Revenues	$2,125.8	$3,380.0	$2,125.8	$2,106.3	$2,986.4	$3,083.8	$2,716.3
Expenses:
Direct operating	1,440.9	2,141.6	1,440.9	1,306.0	1,886.7	2,207.9	1,922.1
Distribution and marketing	306.1	480.5	306.0	346.0	462.3	304.2	315.2
General and administration	267.0	454.8	259.4	261.6	349.2	387	342.7
Depreciation and amortization	13.2	21.2	13.2	11.1	15.6	17.9	18.1
Restructuring and other	64.3	130.0	75.8	61.5	132.9	27.2	6.3
Goodwill impairment	—	296.2	—	—	—	—	—

Total expenses	2,091.5	3,524.3	2,095.3	1,986.2	2,846.7	2,944.2	2,604.4

Operating income (loss)	34.3	(144.3)	30.5	120.1	139.7	139.6	111.9
Interest expense	(164.9)	(252.3)	(180.1)	(157.1)	(222.5)	(162.6)	(115.0)
Interest and other income	11.5	25.1	11.4	6.9	19.2	6.4	28.0
Other expense	(5.2)	(27.1)	(5.2)	(14.3)	(20.0)	(21.2)	(8.6)
Gain (loss) on extinguishment of debt	(2.6)	(17.6)	(1.8)	—	(1.3)	(1.3)	(3.4)
Gain (loss) on investments	—	3.5	—	2.7	3.5	44.0	1.3
Equity interests income (loss)	8.5	8.7	8.5	5.7	8.7	0.5	(3.0)

Income (loss) from continuing operations before income taxes	(118.4)	(404.0)	(136.7)	(36.0)	(72.7)	5.4	11.2
Income tax benefit (provision)	(13.3)	18.1	(13.3)	(16.7)	(34.2)	(14.3)	(17.3)

Income (loss) from continuing operations	(131.7)	(385.9)	(150.0)	(52.7)	(106.9)	(8.9)	(6.1)
Less: Net loss (income) attributable to noncontrolling interests	(0.4)	13.4	(0.4)	6.2	13.4	8.6	17.2

Net income (loss) from continuing operations attributable to controlling interest	$(132.1)	$(372.5)	$(150.4)	$(46.5)	$(93.5)	$(0.3)	$11.1

Per share information attributable to shareholders:
Basic net loss from continuing operations per common share	$(0.48)	$(1.53)	$(0.53)	$(0.18)	$(0.42)	$—	$0.04

Diluted net loss from continuing operations per common share	$(0.48)	$(1.53)	$(0.53)	$(0.18)	$(0.42)	$—	$0.04

Weighted average number of common shares outstanding:
Basic	277.9	243.7	283.3	253.4	253.4	253.4	253.4
Diluted	277.9	243.7	283.3	253.4	253.4	253.4	253.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND CONSOLIDATED BALANCE SHEET DATA

	Pro Forma New Lionsgate	Historical Lionsgate Studios Corp.
	As of December 31,	As of December 31,	As of March 31,
	2024	2024	2024	2023
	(Amounts in millions)
Balance Sheet Data:
Cash and cash equivalents	$146.7	$186.2	$277.0	$210.9
Investment in films and television programs and program rights, net	2,492.6	2,457.4	1,929.0	1,786.7
Total assets	5,370.0	5,374.5	5,103.0	4,412.7
Corporate debt	1,945.4	1,996.2	1,783.3	1,243.6
Film related obligations	1,864.4	1,864.4	1,938.0	1,940.1
Total liabilities	6,249.9	6,324.6	6,129.9	4,848.0
Redeemable noncontrolling interest	99.7	99.7	123.3	343.6
Total equity (deficit)	(979.6)	(1,049.8)	(1,150.2)	(778.9)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMBINED STATEMENTS OF OPERATIONS DATA OF THE STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

	Pro Forma Starz Entertainment Corp.		Historical Starz Business
	Nine Months Ended December 31,	Year Ended March 31,	Nine Months Ended December31,		Year Ended March 31,
	2024	2024	2024	2023	2024	2023	2022
	(Amounts in millions, except per share amounts)
Revenues	$1,039.0	$1,392.4	$1,039.0	$1,040.0	$1,392.4	$1,422.5	$1,450.7
Expenses:
Direct operating	567.2	692.6	567.2	520.2	692.6	715.9	655.7
Distribution and marketing	300.6	423.6	300.6	316.7	423.6	423.5	450.9
General and administration	76.4	129.2	76.4	97.8	129.2	124.0	116.0
Depreciation and amortization	122.2	161.8	122.2	118.7	161.8	155.7	152.6
Restructuring and other	0.6	234.0	0.6	195.4	224.8	89.9	10.5
Goodwill and intangible asset impairment	—	663.9	—	663.9	663.9	1,261.7	—

Total expenses	1,067.0	2,305.1	1,067.0	1,912.7	2,295.9	2,770.7	1,385.7

Operating (loss) income	(28.0)	(912.7)	(28.0)	(872.7)	(903.5)	(1,348.2)	65.0
Interest expense	(36.1)	(48.9)	(34.7)	(35.8)	(47.2)	(58.6)	(60.9)
Interest and other income	3.1	3.5	3.1	0.2	3.5	0.6	0.5
Other expense	(5.4)	(7.5)	(5.4)	(5.9)	(7.5)	(6.7)	(2.7)
Gain (loss) on extinguishment of debt	(2.2)	9.7	(4.9)	21.2	21.2	58.7	(24.8)

Loss from continuing operations before income taxes	(68.6)	(955.9)	(69.9)	(893.0)	(933.5)	(1,354.2)	(22.9)
Income tax benefit (provision)	8.4	134.3	8.6	89.1	128.9	18.3	(7.1)

Net loss from continuing operations	$(60.2)	$(821.6)	$(61.3)	$(803.9)	$(804.6)	$(1,335.9)	$(30.0)

Per share information from continuing operations attributable to Starz shareholders:
Basic net loss per common share	$(3.61)	$(49.21)

Diluted net loss per common share	$(3.61)	$(49.21)

Weighted average number of common shares outstanding:
Basic	16.7	16.7
Diluted	16.7	16.7

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND COMBINED

BALANCE SHEET DATA OF THE STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

	Pro Forma Starz Entertainment Corp.	Historical Starz Business
	As of December 31,	As of December 31,	As of March 31,
	2024	2024	2024	2023
	(Amounts in millions)
Balance Sheet Data:
Cash and cash equivalents	$12.0	$14.2	$23.0	$52.0
Programming content, net	1,086.4	1,086.4	942.9	1,034.5
Total assets	2,134.7	2,271.3	2,139.1	3,231.1
Corporate debt	609.9	699.1	696.6	776.0
Film related obligations	75.8	75.8	—	83.6
Total liabilities	1,270.8	1,360.0	1,219.9	1,699.3
Total equity	863.9	911.3	919.2	1,531.8

RISK FACTORS

You should carefully consider each of the following risks and uncertainties associated with the Transactions, New Lionsgate, Starz, the ownership of New Lionsgate securities and the ownership of Starz securities. In addition, for more information you should review the specific descriptions of each of New Lionsgate’s and Starz’s businesses under “Information About New Lionsgate After the Transactions” and “Information About Starz After the Transactions” in this joint proxy statement/prospectus as well as other information incorporated by reference into this joint proxy statement/prospectus.

Risks Related to New Lionsgate and the LG Studios Business

New Lionsgate faces substantial capital requirements and financial risks.

The production, acquisition and distribution of motion picture and television content requires substantial capital. A significant amount of time may elapse between expenditure of funds and the receipt of revenues after release or distribution of such content. New Lionsgate cannot assure you that it will be able to successfully implement arrangements to reduce the risks of production exposure such as tax credit, government or industry programs. Moreover, New Lionsgate may experience delays and increased costs due to disruptions or events beyond its control and if production incurs substantial budget overruns, New Lionsgate may have to seek additional financing or fund the overrun itself. New Lionsgate cannot make assurances regarding the availability of such additional financing on terms acceptable to it, or that it will recoup these costs. Increased costs or budget overruns incurred with respect to a particular film may prevent its completion or release or may result in a delayed release and the postponement to a potentially less favorable date. This could adversely affect box office performance and the overall financial success of such film. Any of the foregoing could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects.

The requirements of being a public company, including maintaining adequate internal control over financial and management systems, may strain New Lionsgate’s resources, divert management’s attention, and affect New Lionsgate’s ability to attract and retain executive management and qualified board members.

As a public company, New Lionsgate will be subject to reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules subsequently implemented by the SEC, the rules and regulations of the listing standards of U.S. and Canadian exchanges, and other applicable securities rules and regulations. Compliance with these rules and regulations will likely strain our financial and management systems, internal controls, and employees.

The Exchange Act requires, among other things, that New Lionsgate file annual, quarterly, and current reports with respect to its business and operating results. Moreover, the Sarbanes-Oxley Act requires, among other things, that New Lionsgate maintain effective disclosure controls and procedures, and internal control, over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures, and internal control over, financial reporting to meet this standard, significant resources and management oversight may be required. If New Lionsgate has a material weaknesses or deficiencies in its internal control over financial reporting, New Lionsgate may not detect errors on a timely basis and its consolidated financial statements may be materially misstated. Effective internal control is necessary for New Lionsgate to produce reliable financial reports and is important to prevent fraud.

In addition, New Lionsgate will be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. New Lionsgate expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, New Lionsgate management’s attention may be diverted from other business concerns, which could harm New Lionsgate’s business, operating results, and financial condition.

New Lionsgate may incur significant write-offs if its projects do not perform well enough to recoup costs.

New Lionsgate will be required to amortize capitalized production costs over the expected revenue streams as it recognizes revenue from films or other projects. The amount of production costs that will be amortized each quarter depends on, among other things, how much future revenue New Lionsgate expects to receive from each project. Unamortized production costs are evaluated for impairment each reporting period on a project-by-project basis when events or changes in circumstances indicate that the fair value of a film is less than its unamortized cost. These events and changes in circumstances include, among others, an adverse change in the expected performance of a film prior to its release, actual costs substantially in excess of budgeted cost for the film, delays or changes in release plans and actual performance subsequent to the film’s release being less than previously expected performance estimates. In any given quarter, if New Lionsgate lowers its previous forecast with respect to total anticipated revenue from any film or other project or increases its previous forecast of cost of making or distribution of the film, New Lionsgate may be required to accelerate amortization or record impairment charges with respect to the unamortized costs, even if it previously recorded impairment charges for such film or other project. Such impairment charges could adversely impact New Lionsgate’s business, operating results and financial condition.

Changes in New Lionsgate’s business strategy, plans for growth or restructuring may increase its costs or otherwise affect its profitability.

As changes in New Lionsgate’s business environment occur, it may adjust its business strategies to meet these changes, which may include growing a particular area of business or restructuring a particular business or asset. In addition, external events including changing technology, changing consumer patterns, acceptance of theatrical and television offerings and changes in macroeconomic conditions may impair the value of New Lionsgate’s assets. When these occur, New Lionsgate may incur costs to adjust its business strategy and may need to write down the value of assets. New Lionsgate may also invest in existing or new businesses. Some of these investments may have negative or low short-term returns and the ultimate prospects of the businesses may be uncertain or may not develop at a rate that supports its level of investment. In any of these events, New Lionsgate’s costs may increase, it may have significant charges associated with the write-down of assets, or returns on new investments may be lower than prior to the change in strategy, plans for growth or restructuring.

New Lionsgate’s revenues and results of operations may fluctuate significantly.

New Lionsgate’s results of operations will depend significantly upon the commercial success of the motion picture, television and other content that it sells, licenses or distributes, which cannot be predicted with certainty. Viewer preferences and audience acceptance are difficult to predict and may be subject to influences beyond New Lionsgate’s control, such as the critical acclaim of its content, the format in which content is released, the talent involved, the genre and specific subject matter of its content, audience reaction to its content, the quality and acceptance of content that its competitors release into the marketplace, and the availability of alternative forms of entertainment (including user-generated content) and leisure activities, general economic conditions and other tangible and intangible factors. New Lionsgate may not be able to anticipate and react effectively to shifts in tastes and interests. In particular, if one or more motion pictures underperforms at the box office in any given period, New Lionsgate’s revenue and earnings results for that period (and potentially, subsequent periods) may be less than anticipated. New Lionsgate’s results of operations may also fluctuate due to the timing, mix, number and availability of theatrical motion picture and home entertainment releases, as well as license periods for content. Moreover, low ratings for television programming produced by New Lionsgate may lead to the cancellation of a program which may result in significant programming impairments in a given period, and can negatively affect license fees for the cancelled program in future periods. Other than non-renewals or cancellation of television programs or series that may occur from time to time, Lionsgate is not aware of any current material cancellation of television programming releases or of content that Lionsgate sells, licenses or distributes. In addition, the comparability of results may be affected by changes in accounting guidance or changes in New Lionsgate’s ownership of certain assets and businesses. As a result of the factors above, New Lionsgate’s results of operations may fluctuate and differ from period to period, and therefore, may not be indicative of the results for any future periods or directly comparable to prior reporting periods.

New Lionsgate’s content licensing arrangements, primarily those relating to the distribution of films in foreign territories, may include minimum guarantee arrangements which, absent such arrangements, could adversely affect our results of operations.

New Lionsgate will generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media and packaged media), television, and international marketplaces. Certain of such content licensing arrangements, primarily those relating to the distribution of films by third parties in foreign territories, may include a minimum guarantee. The LG Studios Business revenue from these minimum guarantee arrangements amounted to approximately $151.0 million, $101.3 million and $51.1 million for the years ended March 31, 2024, 2023 and 2022 respectively (and $84.8 million for the nine months ended December 31, 2024). To the extent that receipts generated by such foreign distributor from distribution of the film in the territory exceed a formula-based threshold, the distributor will pay New Lionsgate an amount in addition to the minimum guarantee (the “overage”). Absent these arrangements, the revenues derived by New Lionsgate may be determined as a function of a revenue-sharing formulation that calculates the licensee fee payable to New Lionsgate solely based on the actual performance of the film in the territory. In these situations, content that is not favorably received or underperforms may not achieve the level of revenues that New Lionsgate would have received from a minimum guarantee arrangement, which could adversely impact New Lionsgate’s business, operating results and financial condition.

New Lionsgate may not have long-term arrangements with many of its production or co-financing partners and, as a result, New Lionsgate may not have certain derivative rights related thereto.

With respect to the LG Studios Business, Lionsgate typically does not, and it is expected that New Lionsgate typically will not, enter into long-term production contracts with the creative producers of motion picture and television content that it produces, acquires or distributes. Moreover, New Lionsgate generally will have certain derivative rights that provide it with distribution rights to, for example, prequels, sequels and remakes of certain content it produces, acquires or distributes. There is no guarantee that New Lionsgate will produce, acquire or distribute future content by any creative producer or co-financing partner, and a failure to do so could adversely affect its business, financial condition, operating results, liquidity and prospects.

The LG Studios Business relies on a few major retailers and distributors and the loss of any of those could reduce New Lionsgate’s revenues and operating results.

A small number of retailers and distributors account for a material percentage of the revenues in home entertainment for the Motion Picture segment of the LG Studios Business. The LG Studios Business does not have long-term agreements with retailers. In addition, in fiscal 2024, 2023 and 2022, the LG Studios Business generated approximately 18%, 25% and 24%, respectively, of its revenue from the Starz Business, and in fiscal 2024, 2023 and 2022, the LG Studios Business generated approximately 14%, 11% and 9%, respectively, of its revenue from Amazon.com, Inc. and its subsidiaries. New Lionsgate cannot assure you that it will maintain favorable relationships with its retailers and distributors (including the Starz Business following the Transactions) or that it or they will not be adversely affected by economic conditions, including as a result of global pandemics, such as wars, such as Russia’s invasion of Ukraine (including sanctions therefrom, though Lionsgate and, to the knowledge of Lionsgate, its directors and executive officers have not been, and are not expected to be, subject to any sanctions related to Russia’s invasion of Ukraine), bank failures, inflation or a recession. For additional information, see Note 16 to the combined audited financial statements of the LG Studios Business in this joint proxy statement/prospectus. For information regarding charges related to Russia’s invasion of Ukraine included in direct operating expenses for fiscal 2022, see page 225 of Management’s Discussion & Analysis of Financial Condition and Results of Operations of New Lionsgate.

A significant portion of New Lionsgate’s library revenues is expected to come from a small number of titles.

New Lionsgate is expected to depend on a limited number of titles in any given fiscal quarter for the majority of the revenues to be generated by its library. In addition, many of the titles in its library are not presently distributed and generate substantially no revenue. Moreover, the rights to the titles in its library vary; in some cases, the LG Studios Business only holds the right to distribute titles in certain media and territories for a limited term; in other cases, certain rights may be reserved and/or granted to third parties or otherwise only granted to it for a limited period. If New Lionsgate cannot acquire new product and the rights to popular titles through production, distribution agreements, acquisitions, mergers, joint ventures or other strategic alliances, or renew expiring rights to titles generating a significant portion of its revenue on acceptable terms, any such failure could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects. Lionsgate has not entered into any agreements regarding material acquisitions of titles, renewals, business combinations, joint ventures or sales that have not yet closed. Completed material acquisitions have been previously disclosed in the reports of Lionsgate that have been filed under the Exchange Act.

Changes in consumer behavior, as well as evolving technologies and distribution models, may negatively affect New Lionsgate’s business, financial condition or results of operations.

New Lionsgate’s success, in part, will depend on its ability to anticipate and adapt to shifting content consumption patterns. The ways in which viewers consume content, and technology and business models in its industry, continue to evolve, and new distribution platforms, as well as increased competition from new entrants and emerging technologies, have added to the complexity of maintaining predictable revenues. Developments in technology and new content delivery products and services have also led to an increased amount of video content, as well as changes in consumers’ expectations regarding the availability of video content and their willingness to pay for access to such content. These changes include the increase in the number of advertising-

based video on demand services or free, ad-supported streaming linear channels (also known as FAST channels) or increased cord-cutting. The use of generative artificial intelligence (“AI”), machine learning, and large language models, is evolving rapidly and becoming more prevalent in business operations and New Lionsgate’s ability to compete could be adversely affected if its competitors gain an advantage by using such technologies. Technology such as AI may be used in ways that increase access to publicly available free or relatively inexpensive content that may reduce demand for New Lionsgate’s products and services. Regulations governing new technological developments, such as developments in AI, remain unsettled, and these developments may affect aspects of New Lionsgate’s existing business model, including revenue streams for the use of New Lionsgate’s intellectual property and how it creates its entertainment products. In addition, rules governing new technological developments, such as developments in generative artificial intelligence, remain unsettled, and these developments may affect aspects of New Lionsgate’s business model, including revenue streams for the use of its intellectual property and how New Lionsgate creates and distribute its content. If New Lionsgate fails to successfully exploit emerging technologies and effectively anticipate or adapt to emerging competitors, content distribution platforms, changes in consumer behavior and shifting business models, this could have a material adverse effect on its competitive position, business, financial condition and results of operations.

New Lionsgate expects to face substantial competition in all aspects of its business.

New Lionsgate will be an independent distributor and producer. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations that can provide both the means of distributing their products and stable sources of earnings that may allow them to better offset fluctuations in the financial performance of their motion picture operations and television production operations. If New Lionsgate is unable to successfully or profitably compete with current and new competitors, its business will be adversely affected.

New Lionsgate will face economic, political, regulatory, and other risks from doing business internationally.

New Lionsgate will have operations and distribute content outside the U.S. and derive revenue from international sources. As a result, its business may be subject to certain risks inherent in international business, many of which are beyond its control. These risks may include:

•	difficulties in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

•	laws and policies adversely affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

•	sanctions imposed on countries, entities and individuals with whom it conducts business (such as those imposed due to Russia’s invasion of Ukraine);

•	the impact of trade disputes;

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anti-corruption laws and regulations such as the Foreign Corrupt Practices Act and the U.K. Bribery Act that impose strict requirements on how New Lionsgate may conduct its foreign operations and changes in these laws and regulations;

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changes in local regulatory requirements including regulations designed to stimulate local productions, promote and preserve local culture and economic activity (including local content quotas, investment obligations, local ownership requirements, and levies to support local film funds);

•	differing degrees of consumer protection laws, data privacy and cybersecurity laws, and changes in these laws;

•	differing degrees of employee or labor laws and changes in these laws that may impact our ability to hire and retain foreign employees;

•	strikes or other employment actions that may make it difficult to produce and/or localize content;

•	censorship requirements that may cause New Lionsgate to remove or edit popular content, leading to consumer disappointment, brand tarnishment or consumer dissatisfaction;

•	inability to adapt New Lionsgate’s offerings successfully to differing languages, cultural tastes, and preferences in international markets;

•	international jurisdictions where laws are less protective of intellectual property and varying attitudes towards the piracy of intellectual property;

•	establishing and protecting a new brand identity in competitive markets;

•	the instability of foreign economies and governments;

•	currency exchange restrictions, export controls and currency devaluation risks in some foreign countries;

•	war and acts of terrorism; and

•	the spread of communicable diseases, which may impact business in such jurisdictions.

New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation, fines and penalties, disruptions of its business operations, reputational harm, loss of revenue or profits, loss of customers or sales, and other adverse business consequences.

New Lionsgate expects to be subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures.

From time to time, New Lionsgate may engage in discussions and activities with respect to possible acquisitions, sale of assets, business combinations, joint ventures intended to complement or expand its business or other transactions. However, New Lionsgate may not realize the anticipated benefit from the transactions it pursues; there may be liabilities assumed that it did not discover or that it underestimated in the course of performing its due diligence; the negotiation of the transaction and the integration of the acquired business could require New Lionsgate to incur significant costs and cause diversion of management’s time and resources; the transaction could result in impairment of goodwill and other intangibles, development write-offs and other related expenses; the transaction may pose challenges in the consolidation and integration of information technology, accounting systems, personnel and operations; and New Lionsgate may have difficulty managing the combined entity in the short term if it experiences a significant loss of management personnel during the transition period after a significant acquisition. No assurance can be given that expansion, acquisition or other opportunities will be successful, completed on time, or that New Lionsgate will realize expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits. Any of the foregoing could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects. If New Lionsgate determines to sell individual properties, libraries or other assets or businesses, it will benefit from the net proceeds realized from such sales. However, New Lionsgate’s revenues may be affected in the long-term due to the loss of revenue-generating assets, and poor timing of such disposals may result in unrealized asset value, all of which may diminish its ability to service its indebtedness and repay its notes and its other indebtedness at maturity. Furthermore, New Lionsgate’s future growth may be inhibited if the disposed asset contributed in a significant way to the diversification of its business platform. In addition, for risks relating the Transactions, see “–Risks Related to the Transactions” below.

If Canada Ltd. loses Canadian status, it could lose licenses, incentives and tax credits.

Through Lionsgate’s acquisition of eOne in December 2023, it acquired the economic interests in Entertainment One Canada Ltd., a Canadian corporation (“EOCL”), which will be held by New Lionsgate. EOCL is able to benefit from a number of licenses, incentive programs and Canadian government tax credits as a result of it being “Canadian controlled” as defined in the Investment Canada Act. Lionsgate has taken measures to ensure that EOCL’s Canadian status is maintained. There can be no assurance, however, that EOCL will be able to continue to maintain its Canadian status. The loss of EOCL’s Canadian status could harm New Lionsgate’s business, including the possible loss of future incentive programs and clawback of funding previously provided to EOCL.

New Lionsgate’s success will depend on attracting and retaining key personnel and artistic talent.

New Lionsgate’s success will depend upon the continued efforts, abilities and expertise of its executive teams and other key employees, including production, creative and technical personnel, including, in turn, on its ability to identify, attract, hire, train and retain such personnel. New Lionsgate expects to have employment agreements with top executive officers and production executives but does not expect to have significant “key person” life insurance policies for any employee. Although it is standard in the industry to rely on employment agreements as a method of retaining the services of key employees, these agreements cannot assure New Lionsgate of the continued services of such employees. In addition, New Lionsgate will depend on the availability of a number of actors, writers, directors and producers of third-party production companies who create its original programming. New Lionsgate cannot assure you that it will be successful in identifying, attracting, hiring, training and retaining such personnel in the future, and New Lionsgate’s inability to do so could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects.

Global economic turmoil and regional economic conditions could adversely affect New Lionsgate’s business.

Global economic turmoil resulting from such events as global pandemics, wars, inflation, bank failures or a recession, may cause a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, levels of intervention from U.S. federal government and other foreign governments, decreased consumer confidence, overall slower economic activity and extreme volatility in credit, equity and fixed income markets. A decrease in economic activity in the U.S. or in other regions of the world in which New Lionsgate will do business could adversely affect demand for its content, thus reducing its revenues and earnings. A decline in economic conditions could reduce performance of theatrical, television and home entertainment releases. In addition, an increase in price levels generally could result in a shift in consumer demand away from the entertainment offered, which could also adversely affect New Lionsgate revenues and, at the same time, increase costs. Moreover, financial institution failures may make it more difficult to finance any future acquisitions, or engage in other financing activities.

New Lionsgate could be adversely affected by labor disputes, strikes or other union job actions.

The LG Studios Business is directly or indirectly dependent upon highly specialized union members who are essential to the production of motion pictures and television content including writers, directors, actors and other talent as well as trade employees and others who are subject to collective bargaining agreements. In general, a labor dispute, work stoppage, work slowdown, strike by, or a lockout of, one or more of the unions that provide personnel essential to the production of motion pictures or television content could delay or halt the LG Studios Business’s ongoing development and/or production activities, or could cause a delay or interruption in release of new motion pictures and television content. Labor disputes have in the past, such as the industry-wide strike by the Writers Guild of America in May 2023 and Screen Actors Guild in July 2023, and may in the future, restrict access to content, result in work stoppages, and may result in increased costs and decreased revenue, which could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects.

Business interruptions from circumstances or events out of New Lionsgate’s control could adversely affect New Lionsgate’s operations.

The operations of the LG Studios Business are vulnerable to outages and interruptions due to fire, floods, power loss, telecommunications failures, software or hardware failures, loss of data, security breaches, cyberattacks, personnel misconduct or error, war or acts of terrorism, global pandemics, work stoppages and strikes, and similar events beyond its control. New Lionsgate’s headquarters will be located in Southern California, which is subject to natural disasters such as earthquakes, wildfires and flooding. Although New Lionsgate expects to develop certain plans to respond in the event of a disaster, there can be no assurance that they will be effective in the event of a specific disaster. In the event of a short-term power outage, New Lionsgate expects to have uninterrupted power source equipment designed to protect its operations and equipment. A long-term power outage, however, could disrupt its operations.

Although New Lionsgate may carry business interruption insurance for potential losses (including earthquake-related losses), there can be no assurance that such insurance will be sufficient to compensate for losses that may occur or that such insurance may continue to be available on affordable terms. Any losses or damages incurred by New Lionsgate could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects.

New Lionsgate’s business will be dependent on the maintenance and protection of its intellectual property and pursuing and defending against intellectual property claims may have a material adverse effect on New Lionsgate’s business.

New Lionsgate’s ability to compete will depend, in part, upon successful protection of its intellectual property. New Lionsgate will attempt to maintain and protect its proprietary and intellectual property rights to its productions through available copyright and trademark laws, contractual provisions in its agreements with its employees, contractors and production partners that develop intellectual property on its behalf, and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries where the LG Studios Business distributes its products. As a result, it may be possible for unauthorized third parties to copy and distribute New Lionsgate’s productions or certain portions or applications of its intended productions, which could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects. Moreover, there can be no assurance that New Lionsgate’s content producers or other third parties from whom it may license or acquire content have, in every instance, entered into agreements that contain appropriate protections regarding intellectual property, including nondisclosure, “work made for hire” or valid assignment provisions, with each party who has developed intellectual property on their respective behalf. Litigation may also be necessary to enforce New Lionsgate’s intellectual property rights, to protect its trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation, infringement or invalidity claims could result in substantial costs and the diversion of resources and could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects. New Lionsgate’s more successful and popular film or television products or franchises may experience higher levels of infringing activity, particularly around key release dates. Alleged infringers have claimed and may claim that their products are permitted under fair use or similar doctrines, that they are entitled to compensatory or punitive damages because New Lionsgate’s efforts to protect its intellectual property rights are illegal or improper, and that New Lionsgate’s key trademarks or other significant intellectual property are invalid. Such claims, even if meritless, may result in adverse publicity or costly litigation. New Lionsgate will vigorously defend its copyrights and trademarks from infringing products and activity, which can result in litigation. It may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurance that a favorable final outcome will be obtained in all cases. Additionally, one of the risks of the film and television production business is the possibility that others may claim that New Lionsgate’s productions and production techniques misappropriate or infringe the intellectual property rights of third parties.

Notwithstanding New Lionsgate’s efforts to obtain all permissions and clearances it deems necessary in relation to the content it will create or distribute, from time to time, New Lionsgate may be subject to claims and legal proceedings regarding alleged infringement by it of the intellectual property rights (including patents) of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, require the development of alternative technology or business practices, injunctions against New Lionsgate, or payments for licenses or damages. New Lionsgate may also enter into licenses or other arrangements to settle and resolve such allegations on commercially reasonable terms where available, though there can be no assurance such agreements can be obtained on acceptable terms. These risks may be amplified by the increase in third parties whose sole or primary business is to assert such claims. Regardless of the validity or the success of the assertion of any such claims, New Lionsgate could incur significant costs and diversion of resources in enforcing its intellectual property rights or in defending against such claims, which could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects.

In addition, New Lionsgate may, from time to time, lose or cease to control certain of its rights in the intellectual property on which it relies. Pursuant to applicable intellectual property laws, such rights may expire or be transferred to third parties as a result of the operation of copyright reversion and/or termination of transfer rights under applicable laws. Additionally, where New Lionsgate acquires rights in certain properties or content, it may only acquire such rights for a limited period or subject to other restrictions. Where New Lionsgate loses intellectual property rights, it may not be able to re-acquire such rights on reasonable terms or at all, including due to material entering the public domain. The loss of (or of control of) such intellectual property rights may adversely impact New Lionsgate’s ability to prevent others from exploiting content based on such rights.

The LG Studios Business involves risks of claims for content of material, which could adversely affect New Lionsgate’s business, results of operations and financial condition.

As a distributor of media content, in the ordinary course of business New Lionsgate may face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, claims related to the mature nature of some of its content, other claims based on the nature and content of the materials distributed, or statements made by personnel or talent regarding or promoting those materials or attributable to its business. These types of claims have historically been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on New Lionsgate’s business, financial condition and results of operations.

New Lionsgate may in the future become subject to litigation and other legal proceedings, which could adversely impact its business, financial condition and results of operations.

From time to time, New Lionsgate may be subject to various legal proceedings (including class action lawsuits), claims, regulatory investigations and arbitration proceedings, including claims relating to intellectual property, employment, wage and hour, consumer privacy, contractual and commercial disputes, and the production, distribution, and licensing of its content. The outcomes of legal proceedings are inherently uncertain. Any proceedings, actions, claims or inquiries initiated by or against it, whether successful or not, may be time consuming, result in costly litigation, damage awards, consent decrees, injunctive relief or increased costs of business, require to change its business practices or products, result in negative publicity, require significant amounts of management time, result in the diversion of significant operational resources or otherwise harm its business and financial results. In addition, New Lionsgate’s insurance may not be adequate to protect it from all material expenses related to pending and future claims. Any of these factors could materially adversely affect New Lionsgate’s business, financial condition and results of operations.

Piracy of films and television programs could adversely affect New Lionsgate’s business over time.

Piracy is extensive in many parts of the world and is made easier by the availability of digital copies of content and technological advances allowing conversion of films and television content into digital formats. This trend facilitates the creation, transmission and sharing of high-quality unauthorized copies of motion pictures and television content. The proliferation of unauthorized copies of these products has had and will likely continue to have an adverse effect on the LG Studios Business, because these products reduce the revenue it may receive from distribution. In order to contain this problem, New Lionsgate may have to implement elaborate and costly security and anti-piracy measures, which could result in significant expenses and losses of revenue. New Lionsgate cannot assure you that even the highest levels of security and anti-piracy measures will prevent piracy.

New Lionsgate may rely upon “cloud” computing services to operate certain aspects of its service and any disruption of or interference with its use of its “cloud” computing servicer could adversely impact its operations and its business.

New Lionsgate may utilize “cloud” computing services to deliver a distributed computing infrastructure platform for its business operations. New Lionsgate may architect its software and computer systems so as to utilize data processing, storage capabilities and other services provided by its current “cloud” computing service provider and run its computing via such “cloud” computing service provider. Given this, along with the fact that switching “cloud” computing services to another provider may be difficult, any problems faced by New Lionsgate’s “cloud” computing provider, including technological or business-related disruptions, as well as cybersecurity threats and regulatory interference, or any unanticipated interference with its current “cloud” service provider could adversely impact New Lionsgate’s operations and its business.

New Lionsgate’s activities are subject to stringent and evolving obligations which may adversely impact its operations. New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of its business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

Data Privacy and Security. In the ordinary course of its business, New Lionsgate may collect, generate, use, store, process, disclose, transmit, share and transfer (collectively “process”) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, and third-party data, through its websites and applications and those of third parties. Among other purposes, New Lionsgate may use this information to engage with users, promote its programming, and monitor the use of its digital platforms. New Lionsgate’s collection and use of personal data may subject it to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to data privacy and security.

In the U.S, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act and the Controlling the Assault of Non-Solicited Pornography and Marketing Act), and other similar laws (e.g., wiretapping laws). For example, in the past few years, numerous U.S. states—including California, Virginia, Colorado, Connecticut, and Utah—have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to opt-out of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. The exercise of these rights may impact New Lionsgate’s business and ability to provide its products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act of 2018 (“CCPA”) allows for civil penalties (up to $7,500 per intentional violation). Similar laws are being considered in several other states, as well as at the federal and local levels. These developments will further complicate compliance efforts and increase legal risk and compliance costs for New Lionsgate and the third parties upon whom New Lionsgate may rely.

Outside the U.S, an increasing number of laws, regulations, and industry standards apply to data privacy and security. For example, the European Union’s General Data Protection Regulation (the “EU GDPR”), the United Kingdom’s GDPR (the “UK GDPR” and, together with the EU GDPR, the “GDPR”), the EU Digital Services Act, Brazil’s General Data Protection Law (Lei Geral de Proteção de Dados Pessoais, or “LGPD”) (Law No. 13,709/2018) and Canada’s Personal Information Protection and Electronic Documents Act (“PIPEDA”) impose strict requirements for processing personal data. For example, under the GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros (under the EU GDPR) or 17.5 million pounds sterling (under the UK GDPR), or 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. As another example, in Canada, PIPEDA and various related provincial laws, as well as Canada’s Anti-Spam Legislation (“CASL”), may apply to New Lionsgate’s operations, as well as the LGPD in Brazil. The LGPD broadly regulates processing personal data of individuals in Brazil and imposes compliance obligations and penalties comparable to those of the GDPR.

Additionally, regulators are increasingly scrutinizing companies that process children’s data. Numerous laws, regulations, and legally-binding codes, such as the Children’s Online Privacy Protection Act (“COPPA”), California’s Age Appropriate Design Code, CCPA, other U.S. state comprehensive privacy laws, GDPR, and the UK Age Appropriate Design Code impose various obligations on companies that process children’s data, including requiring certain consents to process such data and extending certain rights to children and their parents with respect to that data. Some of these obligations have wide ranging applications, including for services that do not intentionally target child users (defined in some circumstances as a user under the age of 18 years old). These laws may be, or in some cases, have already been, subject to legal challenges and changing interpretations, which may further complicate New Lionsgate’s efforts to comply with these laws.

New Lionsgate may be subject to new laws governing the processing of consumer health data, including by providing for reproductive, sexual orientation, and gender identity privacy rights. For example, Washington’s My Health My Data Act (“MHMD”) broadly defines consumer health data, places restrictions on processing consumer health data (including imposing stringent requirements for consents), provides consumers certain rights with respect to their health data, and creates a private right of action to allow individuals to sue for violations of the law. Other states are considering and may adopt similar laws.

Additionally, under various privacy laws (such as the Video Privacy Protection Act) and other obligations, New Lionsgate may be required to obtain certain consents to process personal data. Noncompliance with such obligations is increasingly subject to challenges by class action plaintiffs. New Lionsgate’s inability or failure to obtain such consents could result in adverse consequences.

In the ordinary course of business, New Lionsgate may transfer personal data from Europe and other jurisdictions to the U.S. or other countries. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (“EEA”) and the United Kingdom (“U.K.”) have significantly restricted the transfer of personal data to the U.S. and other countries whose privacy laws it believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the U.S. in compliance with law, such as the EEA standard contractual clauses, the UK’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is no assurance that New Lionsgate can satisfy or rely on these measures to lawfully transfer personal data to the U.S.

If there is no lawful manner for New Lionsgate to transfer personal data from the EEA, the UK or other jurisdictions to the U.S., or if the requirements for a legally-compliant transfer are too onerous, New Lionsgate could face significant adverse consequences, including the interruption or degradation of its operations, the need to relocate part of or all its business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against processing or transferring of personal data necessary to operate its business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activist groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers out of the EEA for allegedly violating the GDPR’s cross-border data transfer limitations.

New Lionsgate may also bound by contractual obligations related to data privacy and security, and its efforts to comply with such obligations may not be successful. For example, New Lionsgate may be contractually subject to industry standards adopted by industry groups, such as the Payment Card Industry Data Security Standard (“PCI DSS”). The PCI DSS requires companies to adopt certain measures to ensure the security of cardholder information, including using and maintaining firewalls, adopting proper password protections for certain devices and software, and restricting data access. Noncompliance with PCI DSS can result in penalties ranging from fines of $5,000 to $100,000 per month by credit card companies, litigation, damage to New Lionsgate’s reputation, and revenue losses. New Lionsgate may rely on third parties to process payment card data, who may be subject to PCI DSS, and its business may be negatively affected if these parties are fined or suffer other consequences as a result of PCI DSS noncompliance. Moreover, New Lionsgate may publish privacy policies, marketing materials and other statements regarding data privacy and security, including as required by applicable laws and regulations. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of New Lionsgate’s practices, it may be subject to investigation, enforcement actions by regulators or other adverse consequences.

Obligations related to data privacy and security (and consumers’ data privacy expectations) are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires significant resources and may necessitate changes to New Lionsgate’s information systems, policies and practices and to those of any third parties upon which it relies.

New Lionsgate may at times fail (or be perceived to have failed) in efforts to comply with data privacy and security obligations. Moreover, despite its efforts, its personnel or third parties upon whom it relies may fail to comply with such obligations, which could negatively impact New Lionsgate’s business operations and compliance posture. If New Lionsgate or the third parties on which it relies fails, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, New Lionsgate could face significant consequences, including, but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims) and mass arbitration demands; additional reporting requirements and/or oversight; bans or restrictions on processing personal data; or orders to destroy or not use personal data. In particular, plaintiffs have become increasingly active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for monumental statutory damages, depending on the volume of data and the number of violations. Any of these events could have a material adverse effect on New Lionsgate’s reputation, business, or financial condition, including, but not limited to: loss of customers; interruptions or stoppages in business operations; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize its products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to its business model or operations.

Consumer Protection Laws. The continued growth and development of the market for online commerce may lead to more stringent consumer protection laws both domestically and internationally, which may impose additional burdens on New Lionsgate. In addition, many states have enacted laws regulating automatically renewing online subscription services. If authorities start taking increased enforcement action related to statutes governing perceived unfair deceptive acts and practices, New Lionsgate could suffer additional costs, complaints and/or regulatory investigations or fines. Several of these laws also have private rights of action. New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation, fines and penalties, reputational harm, and other adverse business consequences. Other changes in consumer protection laws and the interpretations thereof, could have a materially adverse effect on New Lionsgate’s business, financial condition and results of operations.

Levies/Taxes. Governments are increasingly looking to introduce regulations related to media and tax that may apply to New Lionsgate’s services. For example, some international governments have enacted or are considering enacting laws that impose levies and other financial obligations on media operators located outside their jurisdiction. Other changes in levy or tax laws and the interpretations thereof could have a materially adverse effect on New Lionsgate’s business, financial condition and results of operations.

Service disruptions or failures of New Lionsgate or its third-party service providers’ information systems, data and networks may disrupt its businesses, damage its reputation, expose it to regulatory investigations, actions, litigation, fines and penalties or have a negative impact on its results of operations including but not limited to loss of revenue or profit, loss of customers or sales and other adverse consequences.

In the ordinary course of New Lionsgate’s business, New Lionsgate and the third parties on which it may rely process proprietary, confidential, and sensitive data, including personal data, intellectual property, and trade secrets (collectively, sensitive information). Threats such as cyberattacks, malicious internet-based activity, and online and offline fraud are becoming more prevalent and are increasingly difficult to detect. These threats come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” personnel (such as through theft or misuse), sophisticated nation-states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, New Lionsgate and the third parties upon which it may rely may be vulnerable to a heightened risk of these attacks, including retaliatory cyber-attacks, that could materially disrupt New Lionsgate’s systems and operations, supply chain, and ability to produce, sell and distribute its goods and services.

New Lionsgate and the third parties upon which it may rely may be subject to a variety of evolving threats, including but not limited to social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks, credential stuffing attacks, credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, attacks enhanced or facilitated by artificial intelligence, and other similar threats. In particular, ransomware attacks are becoming increasingly prevalent and can lead to significant interruptions in New Lionsgate’s operations, loss of data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but New Lionsgate may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Further, a partially remote workforce poses increased risks to New Lionsgate’s information technology systems and data, as certain employees may work from home on a full or part-time basis, utilizing network connections outside New Lionsgate’s premises. Business transactions (such as acquisitions or integrations) could expose New Lionsgate to additional cybersecurity risks and vulnerabilities, as its systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, New Lionsgate may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into its information technology environment and security program.

New Lionsgate may rely on third parties to operate critical business systems to process proprietary, confidential or other sensitive data in a variety of contexts, including, without limitation, cloud-based infrastructure (for more, see the Risk Factor titled “New Lionsgate may rely upon “cloud’ computing services to operate certain aspects of its service and any disruption of or interference with its use of its “cloud” computing servicer could adversely impact its operations and its business.”), data center facilities, encryption and authentication technology, employee email servers, content delivery systems, and other functions. New Lionsgate’s ability to monitor these third parties’ information security practices may be limited, and these third parties may not have adequate information security measures in place. If these third parties experience a security incident or other interruption, New Lionsgate could experience adverse consequences. While New Lionsgate may be entitled to damages if these third parties fail to satisfy their privacy or security-related obligations to it, any award may be insufficient to cover New Lionsgate’s damages, or New Lionsgate may be unable to recover such award. Similarly, supply-chain attacks have increased in frequency and severity, and New Lionsgate cannot guarantee that third parties and infrastructure in its supply chain or its third-party partners’ supply chains have not been compromised.

New Lionsgate expects to takes steps to detect, mitigate and remediate vulnerabilities in its information systems (such as its hardware or software) and those of the third parties upon which New Lionsgate may rely, but it may not be able to detect and remediate (or have its third-party service providers remediate) all such vulnerabilities on a timely basis or at all. Further, New Lionsgate may experience delays in developing and deploying remedial measures and patches designed to address any such identified vulnerabilities. If not remediated expeditiously, vulnerabilities could be exploited and result in a security incident.

Any of the previously identified or similar threats could cause a security incident or other interruption that could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to New Lionsgate’s sensitive information. A security incident or other interruption could disrupt New Lionsgate’s ability (and that of third parties upon whom it may rely) to provide its services. New Lionsgate’s may expend significant resources or modify its business activities to try to protect against security incidents. Certain data privacy and security obligations may require New Lionsgate’s to implement and maintain specific industry-standard or reasonable security measures to protect its information technology systems and sensitive information. While New Lionsgate’s expects to implement security measures designed to protect against security incidents, there can be no assurance that these measures will be effective.

Applicable data privacy and security obligations may require New Lionsgate to notify relevant stakeholders, including affected individuals, customers, regulators, and investors, of security incidents. Such disclosures are costly, and the disclosures or the failure to comply with such requirements could lead to adverse consequences. If New Lionsgate (or a third party upon whom it may rely) experiences a security incident or is perceived to have experienced a security incident, New Lionsgate may experience adverse consequences, such as: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information; litigation; indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in its operations; financial loss; and other similar harms. Security incidents and attendant consequences may cause customers to stop using New Lionsgate’s services, deter new customers from using New Lionsgate’s services, and negatively impact New Lionsgate’s ability to grow and operate its business. New Lionsgate’s contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in its contracts are sufficient to protect it from liabilities, damages, or claims related to its data privacy and security obligations. New Lionsgate cannot be sure that its insurance coverage will be adequate or sufficient to protect it from or to mitigate liabilities arising out of its privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

In addition to experiencing a security incident, third parties may gather, collect, or infer sensitive information about New Lionsgate’s from public sources, data brokers, or other means that reveals competitively sensitive details about its organization and could be used to undermine its competitive advantage or market position.

New Lionsgate may incur debt obligations that could adversely affect its business and profitability and its ability to meet other obligations.

New Lionsgate may complete one or more financing transactions on or prior to the completion of the Transactions. As a result of such transactions, New Lionsgate anticipates having approximately $1,945.4 million of indebtedness, net of unamortized debt issuance costs, upon completion of the Transactions. New Lionsgate may also incur additional indebtedness in the future. As of December 31, 2024 and March 31, 2024, the LG Studios Business had corporate debt of approximately $2,020.3 million and $1,793.5 million, respectively, and film related obligations of approximately $1,870.3 million and $1,949.4 million, respectively, and the LG Studios Business’ revolving credit facility provided for unused commitments of $710.0 million and $675.0 million, respectively. The LG Studios Business’s debt service obligations (principal and interest) on its corporate debt and film related obligations outstanding as of December 31, 2024 over the next twelve months was estimated to be approximately $1,806.3 million. This amount is based on the applicable SOFR rate as of December 31, 2024, and is net of payments and receipts from the LG Studios Business’s interest rate swaps and excludes amounts that may be required for future borrowings under the LG Studios Business revolving line of credit which had $390.0 million outstanding as of December 31, 2024. Interest paid on the weighted average borrowings under the line of credit of approximately $636.9 million amounted to $44.9 million during the nine months ended December 31, 2024. See the section entitled “Management’s Discussion & Analysis of Financial Condition and Results of Operations of New Lionsgate—Accounts Receivable Monetization and Governmental Incentives—Uses of Cash—Material Cash Requirements from Known Contractual and Other Obligations” for more information.

This significant amount of debt could potentially have important consequences to New Lionsgate and its debt and equity investors, including:

•	requiring a substantial portion of its cash flow from operations to make interest payments;

•	making it more difficult to satisfy debt service and other obligations;

•	increasing the risk of a future credit ratings downgrade of its debt, which could increase future debt costs and limit the future availability of debt financing;

•	increasing its vulnerability to general adverse economic and industry conditions;

•	reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow its business;

•	limiting New Lionsgate’s flexibility in planning for, or reacting to, changes in its business and the industry;

•	placing New Lionsgate at a competitive disadvantage relative to its competitors that may not be as highly leveraged with debt; and

•	limiting New Lionsgate’s ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase New Lionsgate new common shares.

To the extent that New Lionsgate incurs additional indebtedness, the foregoing risks could increase. In addition, New Lionsgate’s actual cash requirements in the future may be greater than expected. Its cash flow from operations may not be sufficient to repay all of the outstanding debt as it becomes due, and New Lionsgate may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance its debt. For more information, see “Description of New Lionsgate Material Indebtedness and Film Related Obligations.”

New Lionsgate may seek additional capital that may result in stockholder dilution or that may have rights senior to those of its shareholders. From time to time, Starz may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other things, New Lionsgate’s business plans, operating performance and condition of the capital markets. Rising interest rates or any disruption in the capital markets could make it more difficult and expensive for New Lionsgate to raise additional capital or refinance its existing indebtedness. If New Lionsgate raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of its common shares, and New Lionsgate’s shareholders may experience dilution. Any large equity or equity-linked offering could also negatively impact New Lionsgate’s share price.

The Internal Revenue Service may not agree that New Lionsgate should be treated as a non-U.S. corporation for U.S. federal tax purposes and may not agree that its U.S. affiliates should not be subject to certain adverse U.S. federal income tax rules.

Under current U.S. federal tax law, a corporation is generally considered for U.S. federal tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Because New Lionsgate will be incorporated outside of the U.S., it would generally be classified as a non-U.S. corporation (and, therefore, a non-U.S. tax resident) under these rules. However, Section 7874 of the Internal Revenue Code (the “Code”) (“Section 7874”) provides an exception to this general rule under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation (or surrogate foreign corporation) for U.S. federal tax purposes if it acquires a domestic entity (referred to as a “domestic entity acquisition”), and after the domestic entity acquisition, 80% or more (by vote or value) of the non-U.S. incorporated entity’s stock (60% or more for purposes of a surrogate foreign corporation determination) is held by former shareholders of the domestic entity by reason of holding stock in the domestic entity. This exception generally does not apply to situations in which, prior to the domestic entity acquisition, 80% or more (by vote and value) of the stock of the domestic entity was held directly or indirectly by a parent corporation (referred to as the “common parent”), and, after the domestic entity acquisition, the same common parent holds 80% or more (by vote and value) of the stock of the non-U.S. incorporated entity (referred to as the “internal group restructuring exception”). The internal group restructuring exception is preserved notwithstanding the common parent’s related transfer of the non-U.S. incorporated entity stock to its shareholders.

There is limited guidance regarding the application of Section 7874, including the application of the rules to the facts as they may exist at the time of the closing of the Transactions. If New Lionsgate were to be treated as a U.S. corporation for federal tax purposes, it could be subject to substantially greater U.S. tax liability than currently contemplated as a non-U.S. corporation. In addition, non-U.S. shareholders of New Lionsgate would be subject to U.S. withholding tax on the gross amount of any dividends paid by us to such shareholders (subject to an exemption or reduced rate available under an applicable tax treaty). Alternatively, if New Lionsgate were to be treated as a surrogate foreign corporation for federal tax purposes, it and its U.S. affiliates (including the U.S. affiliates historically owned by it) may, in some circumstances, be subject to certain adverse U.S. federal income tax rules (which, among other things, could retroactively increase its transition tax under Section 965 from 8%-15.5% to 35% (as well as that of its prospective U.S. acquiror as the case may be) and limit its ability to utilize certain U.S. tax attributes to offset U.S. taxable income, such as the use of net operating losses and certain tax credits, or to offset the gain resulting from certain transactions, such as from the transfer or license of property to a foreign related person during the 10-year period following the merger).

Future changes to U.S. and non-U.S. tax laws could adversely affect New Lionsgate.

The U.S. Congress, the Organisation for Economic Co-operation and Development (“OECD”) and other government agencies in jurisdictions where New Lionsgate and its affiliates will conduct business have had an extended focus on issues related to the taxation of multinational corporations. For the past several years, the primary focus has been in the area of “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As part of its so-called Base Erosion and Profit Shifting (“BEPS”) project, OECD and the G-20 developed changes to numerous long-standing international tax principles. More recently, countries are increasingly seeking ways to tax what is sometimes referred to as the digitalized economy. For example, in response to the increasing globalization and digitalization of trade and business operations, OECD is working on a proposal as an extension of its BEPS project to establish a global minimum corporate taxation rate. The rules are designed to ensure that large multinational groups pay corporate income taxes at the minimum rate of 15% in the countries where they operate. The goal is for OECD members to enact domestic legislation implementing these rules by 2024.

Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. As discussed in more detail below, the U.S. recently enacted significant tax reform, and certain provisions of the new law may adversely affect it. Further, certain provisions of the Build Back Better Act passed by the House of Representatives but which failed to be enacted would have added new limitations on business interest deductions and tightened current rules on the base erosion and anti-abuse tax. Many countries in the European Union, as well as a number of other countries and organizations such as OECD, are increasingly scrutinizing the tax positions of companies and actively considering changes to existing tax laws that, if enacted, could increase its tax obligations in countries where it does business. For example, the OECD has urged its member countries to raise taxes to protect against future fiscal risks attributed to high deficit and debt levels. There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects New Lionsgate or the holders of New Lionsgate new common shares. If U.S. or other foreign tax authorities change applicable tax laws, its overall taxes could increase, and its business, financial condition or results of operations may be adversely impacted.

Changes in foreign, state and local tax incentives may increase the cost of original programming content to such an extent that they are no longer feasible.

Original programming requires substantial financial commitment, which can occasionally be offset by foreign, state or local tax incentives. However, there is a risk that the tax incentives will not remain available for the duration of a series. If tax incentives are no longer available or reduced substantially, it may result in increased costs for it to complete the production, or make the production of additional seasons more expensive. If New Lionsgate is unable to produce original programming content on a cost-effective basis its business, financial condition and results of operations would be materially adversely affected.

New Lionsgate’s tax rate is uncertain and may vary from expectations.

There is no assurance that New Lionsgate will be able to maintain any particular worldwide effective corporate tax rate because of uncertainty regarding the tax policies in the jurisdictions in which it and its affiliates operate. New Lionsgate’s actual effective tax rate may vary from its expectations, and such variance may be material. Additionally, tax laws or their implementation and applicable tax authority practices in any particular jurisdiction could change in the future, possibly on a retroactive basis, and any such change could have an adverse impact on New Lionsgate and its affiliates.

Legislative or other governmental action in the U.S. could adversely affect New Lionsgate’s business.

Legislative action may be taken by the U.S. Congress that, if ultimately enacted, could limit the availability of tax benefits or deductions that New Lionsgate expects to claim, override tax treaties upon which it expects to rely, or otherwise increase the taxes that the U.S. imposes on New Lionsgate’s worldwide operations. Such changes could materially adversely affect New Lionsgate’s effective tax rate and/or require it to take further action, at potentially significant expense, to seek to preserve its effective tax rate. In addition, if proposals were enacted that had the effect of limiting New Lionsgate’s ability as a Canadian company to take advantage of tax treaties with the U.S., it could incur additional tax expense and/or otherwise incur business detriment.

Changes in, or interpretations of, tax rules and regulations, and changes in geographic operating results, may adversely affect New Lionsgate’s effective tax rates.

New Lionsgate is subject to income taxes in Canada, the U.S. and foreign tax jurisdictions. It also conducts business and financing activities between its entities in various jurisdictions and it is subject to complex transfer pricing regulations in the countries in which it operates. Although uniform transfer pricing standards are emerging in many of the countries in which it operates, there is still a relatively high degree of uncertainty and inherent subjectivity in complying with these rules. In addition, due to economic and political conditions, tax rates in various jurisdictions may be subject to significant change. New Lionsgate’s future effective tax rates could be affected by changes in tax laws or regulations or the interpretation thereof (including those affecting the allocation of profits and expenses to differing jurisdictions), by changes in the amount of revenue or earnings that it derives from international sources in countries with high or low statutory tax rates, by changes in the valuation of its deferred tax assets and liabilities, by changes in the expected timing and amount of the release of any tax valuation allowance, or by the tax effects of stock-based compensation. Unanticipated changes in its effective tax rates could affect its future results of operations. Further, New Lionsgate may be subject to examination of its income tax returns by federal, state, and foreign tax jurisdictions. New Lionsgate regularly assesses the likelihood of outcomes resulting from possible examinations to determine the adequacy of its provision for income taxes. In making such assessments, it exercises judgment in estimating its provision for income taxes. While New Lionsgate believes its estimates are reasonable, it cannot assure you that final determinations from any examinations will not be materially different from those reflected in its historical income tax provisions and accruals. Any adverse outcome from any examinations may have an adverse effect on its business and operating results, which could cause the market price of its securities to decline.

Risks Related to Starz and the Starz Business

Following the completion of the Transactions, Starz will be a smaller, less diversified company than Lionsgate prior to the Transactions with a different financial profile.

The Transactions will result in Starz being a smaller, less diversified company than Lionsgate prior to the Transactions, with a business concentrated on the distribution of premium subscription video services. As a result, the Starz Business following the completion of the Transactions will be dependent on its ability to develop and distribute programming that resonates with viewers and results in subscribers for its service and may be more vulnerable to changing market conditions, which could have a material adverse effect on Starz’s businesses, financial condition and results of operations. In addition, the diversification of revenues, costs, and cash flows will diminish for Starz following the completion of the Transactions, such that its results of operations, cash flows, working capital and financing requirements may be subject to increased volatility and its ability to fund capital expenditures and investments, pay dividends and service debt may be diminished. Following the completion of the Transactions, Starz may also lose capital allocation efficiency and flexibility, as the Starz Business will no longer be able to use cash flow from the LG Studios Business.

It is currently expected that Starz will incur significant expenses and costs under the Transition Services Agreement and other costs associated with being a public company during the twelve-month period following the completion of the Transactions, including costs associated with certain tax and compliance filings.

Following the completion of the Transactions, Starz’s revenue will be comprised of revenues from Lionsgate’s Media Networks segment. While Lionsgate believes that Starz will have sufficient cash and cash equivalents (including cash from operations to fund its operations) for the foreseeable future following the Transactions, it will be dependent on the revenues generated (which were reflected historically) by the Media

Networks segment to fund its operations in future periods. Starz may also in the future seek additional funds from third-party sources, including traditional bank financing, other secured or unsecured indebtedness, or the issuance of equity and/or debt securities, but these alternatives may not be available to Starz on attractive terms, in the amounts needed, or at all. For additional information about the past financial performance of the Media Networks segment, see Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024, which is incorporated by reference into this joint proxy statement/prospectus.

Starz could experience temporary interruptions in business operations and incur additional costs as it builds its information technology infrastructure and transitions its data to its own systems.

Following the completion of the Transactions, New Lionsgate will hold Lionsgate’s technology infrastructure and systems to support its critical business functions, including accounting and reporting. The Starz Business is in the process of creating its own, or engaging third parties to provide, information technology infrastructure and systems to support its critical business functions, including accounting and reporting, in order to enhance or replace many of the systems currently provided to it by Lionsgate. Following the completion of the Transactions, Starz may incur temporary interruptions in business operations if it cannot transition effectively from existing operating systems, databases and programming languages that support these functions to its own systems. The failure to implement the new systems and transition data successfully and cost-effectively could disrupt Starz’s business operations and have a material adverse effect on its profitability. In addition, Starz’s costs for the operation of these systems may be higher than the amounts reflected in the historical combined financial statements of the Starz Business.

The accounting and other management systems and resources of Starz may not be adequately prepared to meet the financial reporting and other requirements to which Starz will continue to be subject following the completion of the Transactions.

The financial results of the Starz Business previously were included within the consolidated financial results of Lionsgate. The Starz Business was not directly subject to the reporting and other requirements of the Exchange Act. As a result of the Transactions, New Lionsgate and Starz will both be directly subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act, which will require annual management assessments of the effectiveness of its internal control over financial reporting and a report by its independent registered public accounting firm addressing these assessments. Because most of Lionsgate’s current management and a substantial portion of Lionsgate’s corporate general and administrative functions will be transferred to New Lionsgate in connection with the Transactions, these reporting and other obligations will place significant demands on Starz’s management and administrative and operational resources, including accounting resources.

Moreover, to comply with these requirements, it is anticipated that Starz will need to migrate certain of its systems, including information technology and human resources systems, implement additional financial and management controls, reporting systems and procedures and may need to hire additional legal, accounting and finance staff. It is expected that Starz will incur additional annual expenses related to these activities, and those expenses may be significant. The Starz Business is in the process of creating its own, or engaging third parties to provide, accounting, reporting, and other management systems to support its critical business functions, in order to enhance or replace many of the systems currently provided to it by Lionsgate. Any inability to implement the new systems and transition data successfully and cost-effectively could disrupt Starz’s business operations and adversely impact its profitability. If Starz is unable to upgrade its financial and management controls, reporting systems, information technology and procedures in a timely and effective fashion, its ability to comply with its financial reporting requirements and other rules that apply to reporting companies under the Exchange Act could be impaired. Any failure to achieve and maintain effective internal controls could have a material adverse effect on Starz’s business, financial condition, results of operations and cash flows.

Starz faces risks related to the restructuring of its business, which have affected and may continue to affect the value of its assets.

As a result of changes in the media and entertainment industry and their impact on the Starz Business, the Starz Business has restructured its operations. For example, as disclosed elsewhere in this joint proxy statement/ prospectus, in fiscal 2023, the Starz Business began a plan to restructure its international LIONSGATE+ business, which included the over-the-top distribution of the Starz Business’s LIONSGATE+ branded premium subscription video services outside the U.S. and Canada. In connection with these restructuring activities, the Starz Business performed a strategic review of content performance across all of its platforms both in the U.S. and international territories, resulting in certain programming being removed from those platforms and written down to fair value. The Starz Business incurred impairment charges from the inception of the plan through December 31, 2024 amounting to approximately $289.3 million which were reflected in net income (loss) from continuing operations (impairment charges from the inception of the plan through December 31, 2024 included in discontinued operations amounted to approximately $476.4 million).

Changes in macroeconomic conditions, changes in consumer behavior and consumer consumption levels of our content may result in further restructurings and may further impair the value of the Starz Business assets. When these changes or events occur, the Starz Business has needed and may in the future need to write down the value of its assets, including further write downs of programming content, net, which has a balance of $1,086.4 million as of December 31, 2024.

As of December 31, 2024, the carrying value of Starz’s definite-lived intangible assets, including customer relationships associated with U.S. MVPDs, including cable operators, satellite television providers and telecommunications companies was $858.9 million. The asset group including amortizable intangible assets is tested for impairment whenever events or changes in circumstances (triggering events) indicate that the carrying amount of the asset may not be recoverable. As of December 31, 2024, there were no indicators of impairment. Starz most recently performed an impairment analysis of the amortizable intangible assets in fiscal 2024 and fiscal 2023 due to changes in the industry related to the migration from linear to OTT and direct-to-consumer consumption. Based on the Starz Business’s impairment analysis, the estimated undiscounted cash flows exceeded the carrying amount of the assets and therefore no impairment charge was required. Should a review indicate a write down to fair value is required, any such charge could be material to the Starz Business’s reported net earnings in a given reporting period.

Starz’s efforts to attract and retain subscribers for Starz services may not be successful, which may adversely affect its business, financial condition, results of operations and cash flows.

Starz’s ability to continue to attract and retain subscribers will depend in part on its ability to consistently provide compelling content choices, effectively market its services, as well as provide a quality user experience for its subscribers. Furthermore, its competitors’ relative service levels, content offerings, pricing and related features may adversely affect Starz’s ability to attract and retain subscribers. For example, in the future, it is possible that prices for Starz services may increase, which could result in subscribers cancelling their subscriptions or potential subscribers not choosing to sign up for its services. Members cancel its service for many reasons, including a perception that they do not use the service sufficiently, that a particular program they subscribed for has ended, that they need to cut household expenses, the end of a promotional period, dissatisfaction with content, a preference for competitive services, and customer service issues that they believe are not satisfactorily resolved. Adverse economic conditions, including global pandemics, inflation or a recession, may also adversely affect Starz’s ability to attract and retain subscribers.

Starz incurs significant marketing expenditures to attract and retain subscribers, therefore retention of those subscribers is important to its business model. Starz continually seeks to add new subscriptions both to replace canceled subscriptions and to grow beyond its current subscription base. If excessive numbers of subscribers cancel its services, Starz may be required to incur significantly higher marketing expenditures than it currently anticipates to replace these subscribers with new subscribers. While Starz permits multiple users within the same household to share a single account for noncommercial purposes, if account sharing is abused, Starz’s ability to add new subscribers may be hindered and its results of operations may be adversely affected. If Starz is unable to successfully compete with current and new competitors in both retaining its existing subscriptions and attracting new subscriptions, it could adversely affect Starz’s business, financial condition, results of operations, and cash flows.

Starz’s business depends on viewer preferences, which are difficult to predict.

Starz’s success depends, in part, upon popularity, viewer preferences and audience acceptance of its content. These preferences are subject to influences such as the critical acclaim of its content, the format in which content is released, the talent involved, the genre and specific subject matter of its content, audience reaction to its content, the quality and acceptance of content that its competitors release into the marketplace, the availability of alternative forms of entertainment (including user-generated content) and leisure activities, general economic conditions and other tangible and intangible factors. These influences are difficult to predict and in some cases are subject to influences beyond its control. Starz may not be able to anticipate and react effectively to shifts in tastes and interests. A change in viewer preferences could cause Starz’s programming to decline in popularity, which could adversely affect the terms of its affiliation agreements with distributors or jeopardize their renewal. Reduced popularity of its programs or negative publicity associated with its content or brands may decrease its audience share and viewer reach and could have a material adverse effect on its business, financial condition and results of operations.

To an increasing extent, the success of Starz depends on exclusive original programming and its ability to accurately predict how audiences will respond to its original programming. Starz must invest substantial amounts in the development, production, and marketing of its original programming before it learns whether such content will reach anticipated audience acceptance levels. Because original programming often involves a greater degree of financial commitment, as compared to existing programming that it acquires from third parties, and because its branding strategies depend significantly on a relatively small number of original series, a failure to correctly anticipate viewer preferences for such series could be especially detrimental to Starz’s business.

Starz’s success depends upon the availability of quality programming in a highly competitive marketplace, and it may be unable to secure or maintain such programming.

Starz’s success depends upon the availability of quality video programming, particularly original television programming and films, which are suitable for its target markets. Starz believes that a positive reputation concerning its service is important in attracting and retaining members. Starz obtains most of its programming through agreements with third parties that have produced or control the rights to such programming. The market for video programming is intensely competitive and subject to rapid change. Starz competes with other programming services, including cable television, national and local broadcast television, and digital streaming services to secure desired programming. Some content providers resist licensing their content to third parties, such as Starz, which may impede its ability to secure desired programming.

Increased competition may drive up talent and production costs and has required Starz to increasingly commit to straight-to-series orders for programming instead of pilot orders. The increased financial commitment for a straight-to-series order also could increase the risks associated with such an order. For example, if a straight-to-series order does not meet anticipated production or quality standards or is otherwise not accepted by audiences, more costly revisions to the programming may be necessary. In addition, many of Starz’s competitors have greater capital resources, and therefore may be able to have greater amounts of available content and/or outbid it for projects and talent (including through the use of exclusive first-look arrangements), and may be able to copy Starz’s successful programming strategies to its detriment or react more quickly than it can to shifts in tastes and interests. Starz also faces increased costs for programming as the result of recent renegotiations of major collective bargaining agreements.

Starz cannot assure you that it will ultimately be successful in negotiating renewals of its programming rights agreements or in negotiating adequate substitute agreements. In the event that these agreements expire or are terminated and are not replaced by programming content, including additional original programming, acceptable to its distributors and subscribers, it could have a material adverse effect on Starz’s business, financial condition, results of operations and cash flows.

Starz depends on distributors that carry its programming, and no assurance can be given that Starz will be able to maintain and renew these affiliation agreements on favorable terms or at all.

Starz currently distributes programming through affiliation agreements with many distributors, including Altice, Amazon, Bell Canada, Charter, Comcast, Cox, DIRECTV, DISH Network, Hulu and Verizon. These agreements are scheduled to expire at various dates up through early 2028. The largest distributors can have significant leverage in their relationships with certain programmers, including Starz. Moreover, subscription streaming services and other technological innovations have changed when, where and how audiences consume video content. These changes pose risks to the traditional U.S. television industry, including the disruption of the traditional television content distribution model. In part as a result of these changes, over the past few years, the number of subscribers to traditional multichannel video programming distributors in the U.S. has declined, placing additional cost pressure on the traditional multichannel video programming distributor relationships with their programmers, including Starz. These changes and consolidations in the industry may provide distributors additional leverage in negotiating their affiliation agreements with Starz, which may result in less favorable terms to Starz, including fee reductions.

The renewal negotiation process for affiliation agreements is typically lengthy. In certain cases, renewals are not agreed upon prior to the expiration of a given agreement, and therefore, the distributor could suspend or terminate carriage of Starz programming or the programming could continue to be carried by the relevant distributor pursuant to the terms and conditions in the expired affiliation agreement. It is possible that Starz may be unable to obtain renewals with its current distributors on as favorable terms, if at all. It is also possible that Starz may be unable to successfully negotiate affiliation agreements with new distributors to carry its programming. It is also possible that some distributors may even decide to exit the video delivery sector entirely. The failure to renew affiliation agreements on as favorable terms, or the failure to negotiate new affiliation agreements at all, in each case covering a significant portion of households, could result in a discontinuation of carriage, or could otherwise impair Starz’s subscriber growth, revenue and earnings which could have a materially adverse effect on its business, financial condition and results of operations.

Starz relies on a few major distributors and the loss of any of those could reduce its revenues and operating results.

Although Starz currently distributes programming through affiliation agreements with many distributors, including Altice, Amazon, Bell Canada, Charter, Comcast, Cox, DIRECTV, DISH Network, Hulu and Verizon, a few major distributors account for a material percentage of Starz’s revenue. In fiscal 2024, Starz generated approximately 26.6% of its revenue from Amazon.com, Inc. and its subsidiaries. Starz cannot assure you that it will maintain favorable relationships with its distributors, that its offerings will continue to be attractive to distributors, or that it or they will not be adversely affected by economic conditions, including as a result of global pandemics, inflation or a recession.

Starz depends, in part, on distributors to market and present its services, the lack of which may result in reduced customer demand.

At times, certain of Starz’s distributors do not allow it to participate in marketing campaigns or other promotional activities to market its services or may not surface or position Starz favorably on their platforms. Starz’s inability to participate in the marketing of its services or limited discoverability on distributor platforms may put it at a competitive disadvantage. If Starz’s distributors do not sign-up new subscribers to Starz’s services, Starz may lose subscribers, which could have a materially adverse effect on its business, financial condition, results of operations and cash flows.

Changes in consumer behavior, as well as evolving technologies and distribution models, may negatively affect Starz’s business, financial condition, results of operations or cash flows.

Starz’s success depends on its ability to anticipate and adapt to shifting content consumption patterns. Technology and business models in Starz’s industry, and the ways in which viewers consume content, continue to evolve, and new distribution platforms, as well as increased competition from new entrants and emerging technologies, have added to the complexity of maintaining predictable revenues. This trend has impacted certain traditional television distribution models, as demonstrated by industrywide declines in broadcast and cable ratings and declines in cable, direct broadcast satellite and telco television subscribers (i.e., “cord cutting”).

Developments in technology and new content delivery products and services have also led to an increased amount of video content, as well as changes in consumers’ expectations regarding the availability of video content and their willingness to pay for access to such content. These changes include the increase in the number of advertising-supported video on demand services or free, ad-supported streaming linear channels (also known as FAST channels). The use of AI, machine learning, and large language models, is evolving rapidly and becoming more prevalent in business operations and Starz’s ability to compete could be adversely affected if its competitors gain an advantage by using such technologies. Technology such as AI may be used in ways that increase access to publicly available free or relatively inexpensive content that may reduce demand for Starz products and services. Regulations governing new technological developments, such as developments in AI, remain unsettled, and these developments may affect aspects of Starz’s existing business model, including revenue streams for the use of Starz’s intellectual property and how it creates its entertainment products. While Starz is engaged in efforts to respond to and mitigate the risks from these changes, there can be no assurance that it will successfully anticipate or respond to these developments. Failure to effectively anticipate or adapt to emerging competitors, content distribution platforms, changes in consumer behavior and shifting business models could have an adverse effect on Starz’s competitive position, business, financial condition, results of operations and cash flows.

Business interruptions could adversely affect Starz’s business, financial condition, results of operations and cash flows.

Starz’s operations are vulnerable to outages and interruptions due to fire, floods, power loss, telecommunications failures, war or acts of terrorism, pandemics, work stoppages and strikes, and similar events beyond its control. Starz has offices located in Southern California, New York, and Colorado, which are subject to natural disasters such as earthquakes or storms. Although Starz has developed certain plans to respond in the event of a disaster, there can be no assurance that they will be effective in the event of a specific disaster. In the event of a short-term power outage, Starz has installed uninterrupted power source equipment designed to protect its equipment. A long-term power outage, however, could disrupt its operations.

Although Starz currently carries business interruption insurance for potential losses (including earthquake-related losses), there can be no assurance that such insurance will be sufficient to compensate for losses that may occur or that such insurance may continue to be available on affordable terms. Any losses or damages incurred by Starz could have a materially adverse effect on its business, financial condition, results of operations and cash flows.

Starz relies, in part, on third-party sales platforms as well as third-party internet-connected devices for distribution of its direct-to-consumer service.

In order to make its services available to its subscribers and viewers, Starz’s direct-to-consumer service relies, in part, on sales platforms owned by third parties, some of which are affiliated with or have investments in competing streaming products. If these third parties do not continue to provide access to its direct-to-consumer service on their platforms or are unwilling to do so on terms acceptable to it, Starz’s business could be adversely affected. If Starz is not successful in maintaining existing or creating new relationships with these third parties, its ability to retain subscribers and grow its direct-to-consumer business could be adversely affected. Starz also currently offers the ability to stream its direct-to-consumer service through a host of internet-connected devices, including televisions, computers, and mobile devices. If Starz encounters licensing, technological, regulatory, business or other impediments to delivering its streaming content to its subscribers via these devices, Starz’s ability to retain subscribers and grow its direct-to-consumer business could be adversely affected.

Starz is subject to payment processing risk.

Subscribers to the STARZ direct-to-consumer service pay for the service using a variety of different payment methods, including credit and debit cards. Starz relies on internal systems and those of third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules, regulations, and industry standards, including data storage requirements, additional authentication requirements for certain payment methods, and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, changes to rules, regulations or industry standards concerning payments, loss of payment partners and/or disruptions or failures in Starz’s payment processing systems, partner systems or payment products, including products Starz uses to update payment information, Starz’s revenue, operating expenses and results of operations could be adversely affected. In addition, from time to time, Starz encounters fraudulent use of payment methods, which could adversely affect its business, financial condition, results of operations and cash flows, and, if not adequately controlled and managed, could create negative consumer perceptions of its service. If Starz is unable to maintain its fraud and chargeback rate at acceptable levels, card networks may impose fines, its card approval rate may be impacted and Starz may be subject to additional card authentication requirements.

Starz faces substantial competition in all aspects of its business, including competition for marketing and carriage of its services.

Certain of Starz’s competitors have longer operating histories, larger customer bases, stronger brand recognition, larger content libraries, exclusive rights to certain content, and significant financial, marketing and other resources. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations that can provide both the means of distributing their products and stable sources of earnings that may allow them to better offset fluctuations in the financial performance of their operations. Moreover, Starz’s services compete with other video programming services for marketing and distribution. Starz faces intense competition from other providers of programming services for the right to be carried by a particular distributor, for the right to be carried by such distributor on a particular tier, in a particular package of service or in bundles with other services, and for prominent placement and effective merchandising on distributor and advertising platforms.

Starz is an independent distributor and producer. Certain of its distributors have affiliated video programming services that they may choose to favor in terms of carriage, marketing and/or placement over STARZ. Certain of Starz’s distributors also own or control marketing channels, app stores and/or distribution platforms that are important to Starz. In addition, certain programming networks affiliated with broadcast networks like ABC, CBS, Fox or NBC or other programming networks affiliated with sports and certain general entertainment networks with strong viewer ratings have a competitive advantage over Starz’s services in obtaining distribution through the “bundling” of carriage agreements for such programming networks with a distributor’s right to carry the affiliated broadcasting network. If distributors refuse to carry Starz’s services, choose to offer, market, promote and/or position affiliated services more favorably than Starz’s services or take actions that are detrimental to Starz in terms of owned or controlled marketing channels, app stores or distribution platforms, it could have a material adverse effect on Starz’s business, financial condition and results of operations.

The market for entertainment is intensely competitive and subject to rapid change. Through new and existing distribution channels, consumers have increasing options to access entertainment video. The various economic models underlying these channels include subscription, transactional, ad-supported and piracy-based models. All of these have the potential to capture meaningful segments of the entertainment video market. Traditional providers of entertainment video, including broadcasters and cable network operators, as well as internet-based e-commerce or entertainment video providers are increasing their streaming video offerings. Such providers may offer more compelling content or secure better terms from suppliers, adopt more aggressive pricing and devote more resources to product development, technology, infrastructure, content acquisitions and marketing. New entrants may enter the market or existing providers may adjust their services with unique offerings or approaches to providing entertainment video. In addition, new technological developments, including the development and use of AI, are rapidly evolving. If Starz’s competitors gain an advantage by using such technologies, its ability to compete effectively and its business, financial condition, results of operations and cash flows could be adversely affected. Companies also may enter into business combinations or alliances that strengthen their competitive positions. Piracy also threatens to damage Starz’s business, as its fundamental proposition to consumers is so compelling and difficult to compete against: virtually all content for free. In light of the compelling consumer proposition, piracy services are subject to rapid global growth, and Starz’s efforts to prevent that growth may be insufficient. If Starz is unable to successfully or profitably compete with current and new competitors, its business may be adversely affected.

Starz faces economic, political, and regulatory risks from doing business internationally.

Starz has agreements and operations through which it licenses or distributes programming in Canada. As a result, Starz’s business is subject to certain risks inherent in international business, many of which are beyond its control. These risks may include:

•	difficulties in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

•	the potential loss of its Canadian distribution partner;

•	laws and policies adversely affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

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the impact of trade disputes; anti-corruption laws and regulations such as the Foreign Corrupt Practices Act that impose strict requirements on how Starz conducts its foreign operations and changes in these laws and regulations;

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changes in local regulatory requirements including regulations designed to stimulate local productions, promote and preserve local culture and economic activity (including local content quotas, investment obligations, local ownership requirements, and levies to support local film funds);

•	differing degrees of consumer protection laws and changes in these laws;

•	strikes or other employment actions that may make it difficult to produce and/or localize content;

•	the spread of communicable diseases which may impact business in such jurisdictions; and

•	foreign privacy and data protection laws and regulations, as well as data localization requirements, and changes in these laws and requirements.

Starz’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation, fines and penalties, disruptions of its business operations, reputational harm, loss of revenue or profits, loss of customers or sales, and other adverse business consequences.

Starz’s business involves risks of claims for content of material, which could adversely affect its business, financial condition, results of operations and cash flows.

As a distributor of media content, in the ordinary course of business, Starz may face potential claims for defamation, invasion of privacy, negligence, copyright or trademark infringement, claims related to the mature nature of some of its content, and other claims based on the nature and content of the materials distributed or statements made by personnel or talent regarding or promoting those materials or attributable to its business. These types of claims have historically been brought, sometimes successfully, against producers and distributors of media content. Starz also contracts with third parties related to the development, production, marketing and distribution of its original programming. Starz may face potential liability or may suffer significant losses in connection with these arrangements, including but not limited to if such third parties violate applicable law, infringe the rights of other parties, become insolvent or engage in fraudulent behavior. To the extent that Starz creates and sells physical or digital merchandise relating to its programming, and/or license such rights to third parties, Starz could become subject to product liability, intellectual property or other claims related to such merchandise. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a materially adverse effect on Starz’s business, financial condition, results of operations and cash flows.

Music and certain authors’ performances contained within content Starz distributes may require it to obtain licenses for such distribution. In this regard, Starz engages in negotiations with collection management organizations (“CMOs”) and similar entities that hold certain rights to music and/or other interests in intellectual property. If Starz is unable to reach mutually acceptable terms with these organizations, it could become involved in litigation and/or could be enjoined from distributing certain content, which could adversely affect its business, financial condition, results of operations and cash flows.

Starz may fail to adequately protect its intellectual property rights or may be accused of infringing intellectual property rights of third parties.

Starz regards its intellectual property rights, including service marks, trademarks, domain names, copyrights (including its programming and its websites), patents, trade secrets and similar intellectual property, as important to its success. Starz relies and expects to continue to rely on a combination of confidentiality and license agreements with its employees, consultants and third parties with whom it has relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect its proprietary rights. Starz may also seek to enforce its proprietary rights through court proceedings or other legal actions. Starz has filed and it expects to file from time to time for trademark, copyright, and patent applications. Nevertheless, these applications may not be approved, third parties may challenge any copyrights, patents or trademarks issued to or held by Starz, third parties may knowingly or unknowingly infringe its intellectual property rights, and it may not be able to prevent infringement or misappropriation without substantial expense to it.

Key technological aspects of Starz’s service have been developed internally by Starz, including software code, informational databases and other components that aid in the provision of its networks to its distributors or directly to consumers. However, not all of this technology is patented. If the protection of its intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of Starz’s brand, content, and other intangible assets may be diminished, competitors may be able to more effectively mimic its service and methods of operations, the perception of its business and service to members and potential members may become confused in the marketplace, and its ability to attract members may be adversely affected.

Starz currently holds various domain names relating to its brand, including starz.com. Failure to protect its domain names could adversely affect Starz’s reputation and brand and make it more difficult for users to find its website and its service. Starz may be unable, without significant cost or at all, to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of its trademarks and other proprietary rights.

Piracy is prevalent in many parts of the world, particularly where intellectual property rights and laws are not effectively enforced. Even in territories like the U.S. that have stronger intellectual property laws, legal frameworks that are unresponsive to modern realities, combined with the lack of effective technological prevention and enforcement measures, may impede Starz’s enforcement efforts. Starz’s enforcement activities depend in part on third parties, including technology and platform providers, whose cooperation and effectiveness cannot be assured to any degree. In addition, technological advances that allow the almost instantaneous unauthorized copying and downloading of content into digital formats without any degradation of quality from the original facilitate the rapid creation, transmission, and sharing of high-quality unauthorized copies. Piracy or other infringement of Starz’s intellectual property (including digital content, feature films, television programming, gaming, and other content), brands and other intellectual property could have a materially adverse effect on its business, financial condition, results of operations and cash flows. Starz may also need to spend significant amounts of money on improvement of technological platform security and enforcement activities, including litigation, to protect its intellectual property rights. Further, new technologies such as AI and their impact on Starz’s intellectual property rights remain uncertain, and development of the law in this area could impact its ability to protect against infringing uses or result in infringement claims against it.

From time to time, Starz is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of the trademarks, patents, copyrights and other intellectual property rights of third parties. For example, Starz’s direct-to-consumer service has historically been and continues to be a target for patent infringement allegations from non-practicing patent holders, and new allegations may arise in the future due to technological changes in Starz’s service or the streaming industry generally and the rapid rate of issuance of new patents. Technology or non-practicing entities may assert their patents, seek royalties, or even enter into litigation seeking substantial damages based on allegations of patent infringement regardless of merit. Starz has defended and will continue to defend vigorously against such allegations, which are typically not covered by insurance. However, regardless of the merit of any particular allegation, defending against such an allegation can be expensive, time-consuming and disruptive to Starz’s operations and ultimately unpredictable. In recognition of these considerations, Starz may at certain times have to develop non-infringing technology, adjust its content, merchandising or marketing activities, or enter into licenses or other arrangements to settle and resolve such allegations on commercially reasonable terms where available, though there can be no assurance such agreements can be obtained on acceptable terms, which could have materially adverse effect on Starz’s business, financial condition, results of operations and cash flows.

In addition, litigation may be necessary to enforce Starz’s intellectual property rights, protect its trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could have a materially adverse effect on Starz’s business, financial condition and results of operations. The loss of protection of its intellectual property rights, particularly its brand, in a meaningful manner or challenges to related contractual rights could result in erosion of its brand and limit its ability to control marketing of its networks, which could have a materially adverse effect on Starz’s business, financial condition, results of operations and cash flows.

Starz is, and may in the future become, subject to litigation and other legal proceedings, which could adversely affect its business, financial condition, results of operations and cash flows.

From time to time, Starz is subject to various legal proceedings (including class action lawsuits), claims, regulatory investigations and arbitration proceedings, including actions, claims relating to intellectual property (such as patent infringement claims), employment, wage and hour, consumer protection, consumer privacy (such as Video Privacy Protection Act “VPPA”, California Invasion of Privacy Act “CIPA” or similar laws), contractual and commercial disputes, and the production, distribution, and licensing of its content. The outcomes of legal proceedings are inherently uncertain. Any proceedings, actions, claims or inquiries initiated by or against Starz, whether successful or not, may be time consuming, result in costly litigation, damage awards, consent decrees, injunctive relief or increased costs of business, require it to change its business practices or products, result in negative publicity, require significant amounts of management time, result in the diversion of significant operational resources or otherwise harm its business and financial results. In addition, Starz’s insurance may not be adequate to protect it from all material expenses related to pending and future claims. Any of these factors could materially adversely affect Starz’s business, financial condition, results of operations and cash flows.

Inflation or economic instability in the markets in which Starz operates could adversely affect Starz’s business, financial condition, results of operations and cash flows.

Starz’s business is affected by prevailing economic conditions. Inflation may cause the cost of producing original programming, the cost of obtaining programming or the cost of marketing to rise, and Starz may not be able to cover those increases in the rates it charges to distributors. Financial instability or a general decline in economic conditions could affect Starz’s business in an adverse manner. Lower household income and decreases in consumer discretionary spending, which is sensitive to general economic conditions, may affect consumer demand for video service subscriptions, in particular with respect to premium video service subscriptions such as STARZ. Economic conditions also could adversely affect Starz’s distributors, resulting in larger than anticipated subscriber declines or distributors exiting the market entirely. A reduction in consumer spending or distributor financial difficulties or failures could lead to a decrease in the number of STARZ subscribers, which could have a materially adverse impact on Starz’s business, financial condition, results of operations and cash flows.

If the technology Starz uses in operating its business fails, is unavailable, or does not operate to expectations, its business, financial condition, results of operations and cash flows could be adversely affected.

Starz utilizes a combination of proprietary and third-party technology to operate its business. This includes the technology that it has developed in-house or licensed from third parties to recommend content to its consumers as well as enable fast and efficient delivery of content to its members and their various consumer electronic devices. If Starz experience interruptions or difficulties in this technology, its ability to operate its service, retain existing members and add new members may be impaired and its business, financial condition, results of operations and cash flows could be adversely affected.

Failure of, or disruptions to, Starz’s technology facilities could adversely affect its business, financial condition, results of operations, and cash flows. Starz’s programming is currently transmitted from primary uplink facilities provided by a third party. The primary uplink facilities used by Starz are equipped with backup generator power and other redundancies. However, like other facilities, uplink facilities are subject to interruption from fire, adverse weather conditions and other natural causes. Equipment failure, employee misconduct or third-party interference could also disrupt the facility’s services. Starz has arrangements at a separate third-party back-up facility to uplink Starz’s linear channels and services to its satellites in the event Starz is unable to do so from its primary facility. Notwithstanding these precautions, any significant or prolonged interruption of operations at Starz’s primary facility, and any failure by Starz’s back-up third-party facility to perform as intended, could have a materially adverse effect on its business, financial condition, results of operations and cash flows.

Starz’s success is also dependent upon its continued ability to transmit its programming to distributors. Starz has entered into multi-year satellite transponder agreements for carriage of the Starz networks’ programming. These agreements provide for replacement transponders and/or replacement satellites, as applicable, throughout the term of the agreements to ensure continued carriage of Starz programming in the event of transponder or satellite failures. Termination or interruption of satellite transmissions may occur and could have a material adverse effect on Starz’s business, financial condition, results of operations and cash flows. Despite Starz’s efforts to secure transponder capacity with multi-year satellite transponder agreements, there is a risk that when these agreements expire, Starz may not be able to secure capacity on a transponder on the same or similar terms, if at all.

Starz relies upon the ability of consumers to access its direct-to-consumer service through the internet. If network operators block, restrict or otherwise impair access to its service over their networks, Starz’s service and business could be negatively affected. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, Starz could incur greater operating expenses and its member acquisition and retention could be negatively affected. Furthermore, to the extent network operators create tiers of internet access service and either charge

Starz for or prohibit it from being available through these tiers, its financial condition, results of operations, and cash flows could be adversely affected. Some network operators that provide consumers with access to the internet also provide these consumers with multichannel video programming. As such, these network operators have an incentive to use their network infrastructure in a manner adverse to Starz’s continued growth and success. While Starz believes that consumer demand, regulatory oversight and competition will help check these incentives, the extent to which network operators are able to provide preferential treatment to their data as opposed to Starz’s or otherwise implement discriminatory network management practices, could adversely affect Starz’s business, financial condition, results of operations, and cash flows. The extent to which these incentives limit operator behavior differs across markets.

Starz utilizes “cloud” computing services to deliver a distributed computing infrastructure platform for its business operations and any disruption of or interference with its use of its “cloud” computing servicer could adversely impact its business, financial condition, results of operations and cash flows.

Starz has architected its software and computer systems so as to utilize data processing, storage capabilities and other services provided by its current “cloud” computing service provider and it runs the vast majority of its computing via such “cloud” computing service provider. Given this, along with the fact that switching “cloud” computing services to another provider may be difficult, any problems faced by Starz’s “cloud” computing provider, including technological or business-related disruptions, as well as cybersecurity threats and regulatory interference, or any unanticipated interference with Starz’s use of its current “cloud” service provider could adversely impact its business, financial condition, results of operations and cash flows.

Protection of electronically stored data is costly and if Starz’s data is compromised in spite of this protection, it may incur additional costs, lost opportunities and damage to its reputation.

Starz maintains information in digital form as necessary to conduct its business, including confidential and proprietary information, copies of films, television programs and other content and personal information regarding its employees and customers. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and Starz’s computer systems are subject to cyberattacks that may result in disruptions in service. Starz develops and maintains systems to prevent this from occurring, but the development and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite its efforts, the possibility of unauthorized access, modification, exfiltration, destruction or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and risks associated with each of these remain. In addition, Starz provides confidential information, digital content and personal information to third parties when it is necessary to pursue business objectives. While Starz obtains assurances that these third parties will protect this information and, where appropriate, monitor the protections employed by these third parties, there is a risk that data systems of these third parties may be compromised. If Starz’s data systems or data systems of these third parties are compromised, its ability to conduct its business may be impaired, it may lose profitable opportunities or the value of those opportunities may be diminished and it may lose revenue as a result of unlicensed use of its intellectual property. Furthermore, a penetration of its network security or other theft or misuse of confidential and proprietary information, digital content or personal employee information could subject it to business, regulatory, litigation and reputation risk, which could have a materially adverse effect on its business, financial condition, results of operations and cash flows.

Starz’s activities are subject to a variety of stringent and changing regulatory obligations, which may adversely impact its business, financial condition, results of operations and cash flows.

Privacy. The legal and regulatory environment governing Starz’s collection, generation, use, storage, disclosure and transfer (commonly known as processing) of personal information and other sensitive information is complex and continually evolving. In the ordinary course of its business, Starz collects and uses the personal information of subscribers and potential subscribers through its websites and applications and those of third parties. Its collection and use of personal information may subject Starz to a number of complicated domestic and foreign data privacy regulations (including VPPA, CIPA, and similar laws), security requirements and other obligations that govern the processing of personal data by Starz and on its behalf. For example, several states, including, but not limited to, California, Colorado, Connecticut, Nevada, Virginia and Utah, have enacted data privacy laws which impose significant compliance obligations on covered businesses and substantial statutory fines for noncompliance efforts, and many carry private rights of action. Starz’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation, fines and penalties, reputational harm, and other adverse business consequences. Increased regulation of data utilization practices, including self-regulation or findings under existing laws that limit Starz’s ability to collect, transfer and use personal information, could adversely affect its business, financial condition, results of operations and cash flows. Starz’s actual or perceived failure to comply with such obligations could subject it to liability, and to the extent that it needs to alter its business model or practices to adapt to these obligations, Starz could incur additional expenses.

Consumer Protection Laws. The continued growth and development of the market for online commerce may lead to more stringent consumer protection laws which may impose additional burdens on Starz. Some examples include the Children’s Online Privacy Protection Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act, and the VPPA. In addition, many states have enacted laws regulating automatically renewing online subscription services, and this trend may continue. If authorities start taking increased enforcement action related to statutes governing perceived unfair deceptive acts and practices, Starz could suffer additional costs, complaints and/or regulatory investigations or fines. Several of these laws also have private rights of action. Starz’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation, fines and penalties, reputational harm, and other adverse business consequences. Other changes in consumer protection laws and the interpretations thereof, could have a materially adverse effect on its business, financial condition, results of operations and cash flows.

Levies/Taxes. Starz’s future effective tax rates could be affected by changes in tax laws or regulations or the interpretation thereof. Governments are increasingly looking to introduce regulations related to media and tax that may apply to Starz’s services, rendering tax rates uncertain. Changes in levy or tax laws and the interpretations thereof could adversely affect Starz’s business, financial condition, results of operations and cash flows. Legislative action may be taken by the U.S. Congress that, if ultimately enacted, could limit the availability of tax benefits or deductions that Starz expects to claim, override tax treaties upon which it expects to rely, or otherwise increase the taxes that the U.S. imposes on Starz’s operations. Such changes could materially adversely affect Starz’s effective tax rate and/or require it to take further action, at potentially significant expense, to seek to preserve its effective tax rate. In addition, if proposals were enacted that had the effect of limiting Starz’s ability as a Canadian company to take advantage of tax treaties with the U.S., it could incur additional tax expense and/or otherwise incur business detriment. Unanticipated changes in its effective tax rates could affect its future results of operations. Further, Starz may be subject to examination of its tax returns by various federal, state, and foreign tax jurisdictions. Starz regularly assesses the likelihood of outcomes resulting from possible examinations to determine the adequacy of its provision for income taxes. In making such assessments, it exercises judgment in estimating its provision for income taxes. While Starz believes its estimates are reasonable, it cannot assure you that final determinations from any examinations will not be materially different from those reflected in its historical income tax provisions and accruals. Any adverse outcome from any examinations could have a material adverse effect on Starz’s business, financial condition, results of operations and cash flows.

Network Regulations. Under the Communications Act of 1934 and the 1992 Cable Act, there are certain Federal Communications Commission regulations that govern the distribution of Starz’s services by traditional multichannel video programming distributors, including cable, direct broadcast satellite and telco operators. Furthermore, to the extent that regulations and laws, either presently in force or proposed, hinder or stimulate the growth of the cable television and satellite industries, Starz’s network business will be affected. Regulations governing its services are subject to the political process and have been in constant flux historically. Starz cannot assure you that it will be able to anticipate material changes in laws or regulatory requirements or that future legislation, new regulation or deregulation will not have a materially adverse effect on its business, financial condition, results of operations and cash flows.

Internet and Other Media Operator Regulations. The adoption or modification of laws or regulations relating to the internet or other areas of Starz’s business could limit or otherwise adversely affect the manner in which it currently conducts its business. Starz anticipates that several jurisdictions may, over time, attempt to impose additional financial and regulatory obligations on it. Other changes in laws relating to the internet or other areas of Starz’s business and the interpretations thereof could cause it to incur additional expenses or otherwise negatively affect its business. Additionally, as Starz grows its direct-to-consumer business, it may be subject to additional consumer legal claims and state and local consumer protection regulation. Starz relies upon the ability of consumers to access its service through the internet. If network operators block, restrict or otherwise impair access to its service over their networks, Starz’s service and business could be negatively affected. Changes in laws or regulations that adversely affect the growth, popularity or use of the internet, including laws impacting net neutrality, could decrease the demand for Starz’s service and increase its cost of doing business. Given uncertainty around these rules, coupled with potentially significant political and economic power of local network operators, Starz could experience discriminatory or anti-competitive practices that could impede its growth, cause it to incur additional expense or otherwise negatively affect its business.

The loss of any of Starz’s key personnel and artistic talent could adversely affect its business, financial condition, results of operations and cash flows.

Starz believes that its future success will depend to a significant extent upon the performance of its senior executives, artistic talent, and other key employees and on its ability to attract and maintain a high performing and diverse workforce. Starz does not maintain “key man” insurance. In its industry, there is significant competition for highly-skilled business, technical, creative and other personnel. If Starz experiences high executive turnover, fails to adapt its business practices to changes in the industry, or is not successful in recruiting new personnel or in retaining and motivating existing personnel, its operations may be disrupted. In addition, Starz depends on the availability of and its ability to agree to contractual terms to engage a number of actors, writers, directors, producers and others, who are employees of third-party production companies that create its original programming. The loss of any significant corporate personnel or artistic talent could have a materially adverse effect on its business, financial condition, results of operations and cash flows.

Starz’s business could be adversely affected by labor disputes or other union actions.

Starz and many of its content providers, partners, suppliers and vendors employ the services of writers, directors, actors and other talent as well as trade employees and others who are subject to collective bargaining agreements in the entertainment industry. Such collective bargaining agreements may be renewed in the future on terms that are less favorable to Starz and/or result in higher costs of production and development. If collective bargaining agreements cannot be renewed, then it is possible that the affected unions could take action in the form of strikes, work slowdowns or work stoppages. Labor disputes or work stoppages may restrict Starz’s access to content, resulting in increased costs and decreased revenue, which could have a materially adverse effect on its business, financial condition and results of operations.

Starz will be subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures.

From time to time, Starz may engage in discussions and activities with respect to possible acquisitions, sale of assets, business combinations and joint ventures intended to complement or expand its business or other transactions. However, Starz may not realize the anticipated benefit from the transactions it pursues; there may be liabilities assumed that it did not discover or that it underestimated in the course of performing its due diligence; the negotiation of the transaction and the integration of the acquired business could require Starz to incur significant costs and cause diversion of management’s time and resources; the transaction could result in impairment of goodwill and other intangibles, development write-offs and other related expenses; the transaction may pose challenges in the consolidation and integration of information technology, accounting systems, personnel and operations; and Starz may have difficulty managing the combined entity in the short term if it experiences a significant loss of management personnel during the transition period after a significant acquisition. No assurance can be given that expansion, acquisition or other opportunities will be successful or completed on time, or that Starz will realize expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits. Any of the foregoing could have a material adverse effect on Starz’s business, financial condition, results of operations and cash flows. If Starz determines to sell individual properties, libraries or other assets or businesses, it will benefit from the net proceeds realized from such sales. However, Starz’s revenues may suffer in the long-term due to the disposition of a revenue generating asset, or the timing of such dispositions may be poor, causing Starz to fail to realize the full value of the disposed asset, all of which may diminish its ability to service its indebtedness and repay its notes and its other indebtedness at maturity. Furthermore, Starz’s future growth may be inhibited if the disposed asset contributed in a significant way to the diversification of its business platform. Additionally, regulatory agencies, such as the FCC or U.S. Department of Justice, may impose additional restrictions on the operation of Starz’s business as a result of it seeking regulatory approvals for any strategic transactions and significant acquisitions. The occurrence of any of these events could have a material adverse effect on Starz’s business, financial condition, results of operations and cash flows. In addition, for risks relating to the Transactions, see “–Risks Related to the Transactions” below.

Starz may incur debt obligations that could adversely affect its business and profitability and its ability to meet other obligations.

Starz may complete one or more financing transactions on or prior to the completion of the Transactions. As a result of such transactions, Starz anticipates having approximately $609.9 million of indebtedness, net of unamortized debt issuance costs, upon completion of the Transactions. Starz may also incur additional indebtedness in the future.

This amount of debt could potentially have important consequences to Starz and its debt and equity investors, including:

•	requiring a substantial portion of its cash flow from operations to make interest payments;

•	making it more difficult to satisfy debt service and other obligations;

•	increasing the risk of a future credit ratings downgrade of its debt, which could increase future debt costs and limit the future availability of debt financing;

•	increasing its vulnerability to general adverse economic and industry conditions;

•	reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow its business;

•	limiting Starz’s flexibility in planning for, or reacting to, changes in its business and the industry;

•	placing Starz at a competitive disadvantage relative to its competitors that may not be as highly leveraged with debt; and

•	limiting Starz’s ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase Starz common shares.

To the extent that Starz incurs additional indebtedness, the foregoing risks could increase. In addition, Starz’s actual cash requirements in the future may be greater than expected. Its cash flow from operations may not be sufficient to repay all of the outstanding debt as it becomes due, and Starz may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance its debt. For more information, see “Description of Starz Material Indebtedness.”

Starz’s indebtedness may make it difficult for it to satisfy its financial obligations, including making scheduled principal and interest payments on its indebtedness and its other obligations; limit its ability to borrow additional funds, if needed, for working capital, capital expenditures, acquisitions or other general business purposes; increase its cost of borrowing; limit its ability to use its cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes; require it to use a substantial portion of its cash flow from operations to make debt service payments when due; limit its flexibility to plan for, or react to, changes in its business and industry; place it at a competitive disadvantage compared to its less leveraged competitors; and; increase its vulnerability to the impact of adverse economic and industry conditions, including changes in interest rates and foreign exchange rates.

From time to time, Starz may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other things, Starz’s business plans, operating performance and condition of the capital markets. Rising interest rates or any disruption in the capital markets could make it more difficult and expensive for Starz to raise additional capital or refinance its existing indebtedness. If Starz raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of its common shares, and Starz’s shareholders may experience dilution. Any large equity or equity-linked offering could also adversely affect Starz’s share price.

Risks Related to the Transactions

New Lionsgate and Starz may be unable to achieve some or all of the benefits that they expect to achieve through the Transactions.

New Lionsgate and Starz may be unable to achieve the full strategic and financial benefits expected to result from the Transactions, or such benefits may be delayed or may never occur at all. The Transactions are expected to provide the following benefits, among others:

•

allow New Lionsgate and Starz to more effectively pursue their own distinct operating priorities and strategies, and enable the management teams of each of the two companies to focus on strengthening their core businesses, and pursue distinct and targeted opportunities to accelerate revenue and profitability;

•	allow each of New Lionsgate and Starz to allocate its financial resources to meet the unique needs of its own business, enabling each company to sharpen its focus on distinct strategic priorities;

•	allow each business to more effectively pursue its own distinct capital structure and capital allocation strategy;

•

allow each of New Lionsgate and Starz to more effectively articulate its own clear investment thesis for its business as a pure-play content studio and platform, respectively, operating in a world of vertically integrated conglomerates, in order to attract a long-term investor base suited to its business, and facilitate each company’s access to capital by providing investors with two distinct and targeted investment opportunities;

•	allow for continued participation by Lionsgate’s shareholders in New Lionsgate’s and Starz’s future earnings and growth potential following the completion of the Transactions; and

•	provide employees with stock-based compensation that more closely aligns with the performance of the underlying businesses.

The parties may not achieve these or other anticipated benefits for a variety of reasons, including, among others: (i) the Transactions will require significant amounts of management time and effort, which may divert management attention from operating and growing New Lionsgate’s and/or Starz’s respective businesses and (ii) the other actions required to separate New Lionsgate’s and Starz’s respective businesses prior to the Arrangement Effective Time could disrupt New Lionsgate’s and/or Starz’s respective operations. If the parties fail to achieve some or all of the benefits expected to result from the Transactions, or if such benefits are delayed, New Lionsgate’s and/or Starz’s business, results of operations and financial condition could be materially and adversely affected.

Challenges in the commercial and credit environment may adversely affect the expected benefits of the Transactions, the expected plans or anticipated timeline to complete the Transactions and future access to capital on favorable terms.

Volatility in the world financial markets could increase borrowing costs or affect New Lionsgate’s and/or Starz’s ability to access the capital markets. New Lionsgate’s and/or Starz’s ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for its respective business’s content, products or in the solvency of its respective customers or suppliers or if there are other significantly unfavorable changes in economic conditions, such as a recession. These conditions may also adversely affect the anticipated timeline to complete the Transactions and the expected benefits of the Transactions, including by increasing the time and expense involved in the Transactions.

The historical financial information of the LG Studios Business and pro forma financial information of Lionsgate included in this joint proxy statement/prospectus is not necessarily representative of the results that New Lionsgate would have achieved as a separate, publicly traded company and may not be a reliable indicator of its future results.

As described elsewhere in this joint proxy statement/prospectus, for accounting and financial reporting purposes, the Starz Business will be presented as being spun-off from Lionsgate in a “reverse spin” in accordance with GAAP, specifically FASB Accounting Standards Codification 505-60, “Spinoff and Reverse Spinoffs.” Following the completion of the Transactions, New Lionsgate will report the historical consolidated results of operations of the Starz Business in discontinued operations. The historical information about the LG Studios Business in this joint proxy statement/prospectus refers to the LG Studios Business as operated by and integrated with Lionsgate, excluding the Starz Business. The historical and pro forma financial information included in this joint proxy statement/prospectus is derived from the consolidated financial statements and accounting records of Lionsgate. Accordingly, the historical and pro forma financial information included in this joint proxy statement/prospectus does not necessarily reflect the financial condition, results of operations or cash flows that New Lionsgate would have achieved as a separate, publicly traded company during the periods presented or those that New Lionsgate will achieve in the future primarily as a result of the factors described below:

•

Following the completion of the Transactions, New Lionsgate’s results of operations and cash flows are likely to be more volatile, and it may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements, which may or may not be available on terms acceptable to New Lionsgate and may be more costly.

•

Currently, the LG Studios Business is integrated with the Starz Business. Historically, Lionsgate’s businesses shared economies of scope and scale in costs, employees, vendor relationships and customer relationships. While Lionsgate has sought to minimize the impact on New Lionsgate when separating these arrangements, there is no guarantee these arrangements will continue to capture these benefits in the future.

•	After the completion of the Transactions, the cost of capital for New Lionsgate’s business may be higher than Lionsgate’s cost of capital prior to the Transactions.

•

In connection with the Transactions, New Lionsgate is expected to retain certain existing indebtedness of Lionsgate and incur certain additional indebtedness. New Lionsgate’s historical financial information does not reflect the debt that it will incur as part of the Transactions, including the financing discussed in the section entitled “Description of New Lionsgate Material Indebtedness and Film Related Obligations.”

•

The unaudited pro forma condensed consolidated financial information included in this joint proxy statement/prospectus includes adjustments to reflect the divestiture of the Starz Business from Lionsgate. The pro forma adjustments are based upon available information and assumptions that management of Lionsgate believes are reasonable; however, actual outcomes may vary from such assumptions. In addition, the unaudited pro forma condensed consolidated financial information included in this joint proxy statement/prospectus does not give effect to on-going costs that New Lionsgate may incur or may be eliminated in connection with being a stand-alone company.

Other significant changes may occur in New Lionsgate’s cost structure, management, financing and business operations as a result of operating as a company separate from Starz. For additional information about the past financial performance of its business and the basis of presentation of the historical combined financial statements and the unaudited pro forma condensed consolidated financial statements of its business, see “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate”, “Management’s Discussion & Analysis of Financial Condition and Results of Operations of New Lionsgate” and the historical financial statements and accompanying notes included elsewhere in this joint proxy statement/prospectus.

Lionsgate’s historical financial information is not necessarily representative of the results that the Media Networks segment would have achieved as a separate, publicly traded company and is therefore not an indicator of its future results.

Prior to the Transactions, the Starz Business has been conducted by Lionsgate and its subsidiaries as part of Lionsgate’s consolidated operations, which included the LG Studios Business, and not as a standalone company. The segment information related to the Media Networks segment in Lionsgate’s historical financial information incorporated by reference into this joint proxy statement/prospectus does not necessarily reflect the results of operations that Starz would have achieved as a separate, publicly traded company during the periods presented or those that Starz will achieve in the future, primarily as a result of the factors described below:

•

Prior to the Transactions, the Starz Business has been operated by Lionsgate as part of its broader corporate organization, rather than as an independent company. Lionsgate or one of its affiliates performed various corporate functions for the Starz Business, such as legal, corporate governance, treasury, reporting, auditing, human resources and investor relations.

•

Generally, the Starz Business’ working capital requirements and capital for its general corporate purposes, including capital expenditures and acquisitions, have historically been satisfied as part of the corporate-wide cash management policies of Lionsgate, including the LG Studios Business. Following the completion of the Transactions, Starz’s results of operations and cash flows may be more volatile, and it may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements, which may or may not be available on terms acceptable to Starz and may be more costly than those available before the Transactions.

•

Currently, the Starz Business is integrated with the LG Studios Business. Historically, Lionsgate’s businesses shared economies of scope and scale in costs, employees, vendor relationships and customer relationships. While Lionsgate has sought to minimize the impact on Starz when separating these arrangements, there is no guarantee these arrangements will continue to capture these benefits in the future.

•

In connection with the Transactions, Starz is expected to retain certain existing indebtedness of Lionsgate and incur certain additional indebtedness. Starz’s historical financial information does not reflect the debt that it will incur as part of the Transactions, including the financing discussed in the section entitled “Description of Starz Material Indebtedness.”

•	After the completion of the Transactions, the cost of capital for Starz’s business may be higher than Lionsgate’s cost of capital prior to the Transactions.

•

Starz will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and will be required to prepare its standalone financial statements according to the rules and regulations required by the SEC. These Lionsgate reporting and other obligations were previously handled by members of management and employees who will become management and employees of New Lionsgate following the completion of the Transactions. Accordingly, there will be significant demands on Starz’s management and administrative and operational resources that did not exist prior to the Transactions. Moreover, to comply with these requirements, Starz anticipates that it will need to migrate its systems, implement additional financial, legal and management controls, reporting systems and procedures and hire additional accounting, legal and finance staff. Starz expects to incur additional annual expenses related to these activities, and those expenses may be significant. If Starz is unable to upgrade its financial and management controls, reporting systems and procedures in a timely and effective fashion, its ability to comply with financial reporting requirements and other rules that apply to reporting companies under the Exchange Act could be impaired.

Other significant changes may occur in Starz’s cost structure, management, financing and business operations as a result of operating as a company separate from New Lionsgate. For additional information about the past financial performance of the Media Networks segment, see Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024, which is incorporated by reference into this joint proxy statement/prospectus. For additional information about the past financial performance of its business and the basis of presentation of the historical combined financial statements and the unaudited pro forma condensed consolidated financial statements of its business, see “Unaudited Pro Forma Condensed Combined Financial Information of Starz”, “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Starz (Supplemental)” and the historical financial statements and accompanying notes included elsewhere in this joint proxy statement/prospectus.

Following the completion of the Transactions, New Lionsgate will be a smaller, less diversified company than Lionsgate prior to the Transactions with a different financial profile.

The Transactions will result in New Lionsgate being a smaller, less diversified company than Lionsgate prior to the Transactions, with more limited business concentrated primarily in film and television production and distribution. As a result, the LG Studios Business following the completion of the Transactions may be more vulnerable to changing market conditions, which could have a material adverse effect on New Lionsgate’s business, financial condition and results of operations. In addition, the diversification of revenues, costs, and cash flows will diminish for New Lionsgate following the completion of the Transactions, such that its results of operations, cash flows, working capital and financing requirements may be subject to increased volatility and its ability to fund capital expenditures and investments, pay dividends and service debt may be diminished. Following the completion of the Transactions, New Lionsgate may also lose capital allocation efficiency and flexibility, as the LG Studios Business will no longer be able to use cash flow from the Starz Business.

Substantial sales of New Lionsgate new common shares or Starz common shares following the completion of the Transactions, or the perception that such sales might occur, could depress the market prices of New Lionsgate new common shares or Starz common shares, respectively.

The smaller relative size and different investment characteristics of each of New Lionsgate and Starz following the completion of the Transactions as compared to Lionsgate prior to the Transactions may not appeal to the current investor base of Lionsgate, which could result in the disposition of New Lionsgate new common shares and/or Starz common shares following the completion of the Transactions. Any sales of substantial amounts of New Lionsgate new common shares or Starz common shares in the public market following the completion of the Transactions, for this or other reasons, or the perception that such sales might occur, could depress the market price of New Lionsgate new common shares or Starz common shares, respectively. There is no assurance that there will be sufficient buying interest to offset any such sales, and, accordingly, the prices of New Lionsgate new common shares and/or Starz common shares may be depressed by such sales and have periods of volatility. Lionsgate currently has, and immediately following the Transactions each of New Lionsgate and Starz are expected to have, several shareholders who each hold a significant percentage of their respective outstanding common shares. If such shareholders sell a significant portion or all of their shares following the completion of the Transactions, the prices of New Lionsgate new common shares and/or Starz common shares may be depressed by such sales.

New Lionsgate or Starz may fail to perform under the agreements that will be executed as part of the Transactions, and such failure to perform could have a material adverse effect on New Lionsgate’s or Starz’s operations, respectively.

In connection with, and prior to, the Transactions, New Lionsgate and Lionsgate (which will be renamed Starz) have entered into an Arrangement Agreement and will enter into the Separation Agreement and will also enter into certain other agreements, including a Transition Services Agreement, a Tax Matters Agreement Amendment, an Employee Matters Agreement and agreements governing other commercial licensing arrangements between the parties. The Arrangement Agreement, Separation Agreement and other agreements, together with the documents and agreements by which the internal reorganization will be effected, will determine the allocation of assets and liabilities between the companies following the completion of the Transactions for those respective areas and will include any applicable indemnifications related to liabilities and obligations. The Transition Services agreement will provide for the performance of certain services by each company for the benefit of the other for a period of time after the Transactions. New Lionsgate will rely on Starz, and Starz will rely on New Lionsgate, to satisfy its performance and payment obligations under these agreements. If either New Lionsgate or Starz is unable or unwilling to satisfy its respective obligations under these agreements, including its respective indemnification obligations, New Lionsgate or Starz, as applicable, could incur operational difficulties and/or losses. If either New Lionsgate or Starz does not have in place its own systems and services, or if it does not have agreements with other providers of these services once certain Transactions-related agreements expire, it may not be able to operate its business effectively, and its profitability may decline. Starz is in the process of creating its own, or engaging third parties to provide, systems and services to replace many of the systems and services that are currently provided to it by Lionsgate. However, Starz may not be successful in implementing these systems and services in a timely manner or at all, it may incur additional costs in connection with, or following, the implementation of these systems and services, and it may not be successful in transitioning data from current systems.

New Lionsgate or Starz may be held liable to the other if it fails to perform under its agreements, and the performance of such services may negatively affect New Lionsgate’s and/or Starz’s business and operations.

In connection with the Transactions, New Lionsgate and Starz will enter into a Transition Services agreement, agreements governing other commercial licensing arrangements between the parties and other agreements that will provide for the performance of certain services by each company for the benefit of the other after the Transactions. If New Lionsgate or Starz does not satisfactorily perform its obligations under the agreement, it may be held liable for any resulting losses suffered by the other, subject to certain limits. In addition, during the transition services periods, New Lionsgate’s management and employees may be required to divert their attention away from New Lionsgate’s business in order to provide services to Starz, which could adversely affect New Lionsgate’s business, and Starz’s management and employees may be required to divert their attention away from Starz’s business in order to provide services to New Lionsgate, which could adversely affect Starz’s business.

Certain of the transaction agreements between New Lionsgate and Starz may be on terms that differ from the terms each may have otherwise received from unaffiliated third parties.

The agreements that New Lionsgate and Lionsgate (which will be renamed Starz) will enter into in connection with the Transactions, including the Arrangement Agreement, Separation Agreement, Transition Services Agreement, Tax Matters Agreement Amendment, Employee Matters Agreement and agreements governing other commercial licensing arrangements, were prepared in the context of the Transactions while New Lionsgate and Starz were still part of the same combined company. Accordingly, during the period in which the terms of those agreements were prepared, each of New Lionsgate and Starz did not have an independent board of directors or a management team that was fully independent of the other’s business. While the parties believe that the terms of such agreements generally reflect market terms, they may not reflect the same terms that would have resulted from negotiations with unaffiliated third parties.

The transfer to New Lionsgate or Starz of certain contracts, permits and other assets and rights may require the consents or approvals of, or provide other rights to, third parties and governmental authorities. If such consents or approvals are not obtained, New Lionsgate or Starz may not be entitled to the full benefit of such contracts, permits and other assets and rights, which could increase its expenses or otherwise harm its business and financial performance.

The Separation Agreement will provide that certain contracts, permits and other assets and rights are to be transferred from Lionsgate (which will be renamed Starz) or its subsidiaries to New Lionsgate or its subsidiaries, or vice versa, in connection with the Transactions. The transfer of, or transfer of control related to, certain contracts, permits and other assets and rights may require consents or approvals of third parties or governmental authorities or provide other rights to third parties. In addition, in some circumstances, both New Lionsgate and Starz or their respective beneficiaries may be beneficiaries of contracts, and New Lionsgate and/or Starz may need the consents of third parties in order to split or separate the existing contracts or the relevant portion of the existing contracts to New Lionsgate and/or Starz.

Some parties may use consent requirements or other rights to seek to terminate contracts or obtain more favorable contractual terms from New Lionsgate or Starz, which, for example, could take the form of price increases, require the expenditure of additional resources in order to obtain the services or assets previously provided under the contract, or require the pursuit of arrangements with new third parties or letters of credit or other forms of credit support. If New Lionsgate or Starz are unable to obtain required consents or approvals, they may be unable to obtain the benefits, permits, assets and contractual commitments that are intended to be allocated to them as part of the Transactions, and they may be required to seek alternative arrangements to obtain services and assets which may be more costly and/or of lower quality. The termination or modification of these contracts or permits or the failure to timely complete the transfer or separation of these contracts or permits could negatively impact New Lionsgate’s and/or Starz’s business, financial condition, results of operations and cash flows.

The Transactions may result in litigation and/or regulatory inquiries and investigations, which would harm New Lionsgate’s or Starz’s business, financial condition and operating results and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Transactions. Any litigation or investigation relating to the Transactions against New Lionsgate or Starz, whether or not resolved in either party’s favor, could result in substantial costs and divert the applicable company’s management’s attention from other business concerns, which could adversely affect the applicable company’s business and cash resources and the ultimate value of New Lionsgate new common shares or Starz common shares, as applicable.

Purported noteholders have instituted suit against Lionsgate claiming that it breached the indenture governing Lions Gate Capital Holdings LLC’s 5.500% senior notes due 2029 by virtue of an amendment executed in connection with an exchange by certain noteholders for new notes.

On August 27, 2024, purported holders of Lionsgate’s 5.500% Notes filed a complaint against Lionsgate in New York State court asserting claims for declaratory judgment and breach of the implied covenant of good faith and fair dealing based on a May 2024 transaction in which Lionsgate exchanged approximately $390 million in aggregate principal amount of 5.500% Notes for new 5.500% exchange notes due 2029 and entered into Supplemental Indenture No. 10 to the indenture governing the 5.500% Notes (the “Indenture”). The main basis for these claims is that Supplemental Indenture No. 10 allegedly implicated certain provisions of the Indenture that require consent of each affected holder for certain types of waivers, amendments, and supplements to the Indenture. The relief sought includes a request for a declaration that Supplemental Indenture No. 10 and the associated exchange transaction are null and void, as well as for a permanent injunction against the Transactions going forward to the extent they have not already taken place. On September 13, 2024, another purported holder sought to intervene as a plaintiff in the same suit asserting nearly identical claims, which intervention was granted on October 11, 2024. Lionsgate has filed a motion to dismiss the claims. Briefing related to that motion is ongoing.

Although Lionsgate believes that these allegations are without merit, there can be no assurance that the plaintiffs will not be successful in obtaining relief sought in their complaints. If they are successful in obtaining a declaratory judgment, they may also issue the trustee of the 5.500% Notes a notice of default and seek accelerated payments for amounts due under the 5.500% Notes. These actions may result in an outcome that could have a material adverse impact on New Lionsgate’s and Starz’s business, operations and financial conditions as well as their stakeholders, as any such actions could require payments on the 5.500% Notes earlier than expected. In addition, if plaintiffs obtain an injunction against moving forward with the Transactions, the Transactions, to the extent not yet completed, may need to be abandoned. Even if Lionsgate is successful in defending against such claims, it may expend significant management time and attention and funds to defend against such claims.

The Transactions are subject to various risks and uncertainties, including approval of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting and approval of the LG Studios Reorganization Proposal at the LG Studios Special Meeting, and may not be completed in accordance with the expected plans or anticipated timeline, or at all, and will involve significant time and expense, which could disrupt or adversely affect the businesses of Lionsgate and/or LG Studios before the Transactions, or the businesses of New Lionsgate and/or Starz following the Transactions.

Lionsgate’s separation into two separate, publicly traded companies is complex in nature, and unanticipated developments or changes, including changes in the law, the macroeconomic environment, competitive conditions, regulatory approvals or clearances, the uncertainty of the financial markets and challenges in executing the Transactions, could delay or prevent the completion of the proposed Transactions, or cause the Transactions to occur on terms or conditions that are different or less favorable than expected. The Lionsgate Transactions Proposal may not be approved at the Lionsgate Annual General and Special Meeting and/or the LG Studios Reorganization Proposal may not be approved at the LG Studios Special Meeting, in which case the Transactions would not be permitted to occur under applicable law.

Additionally, the Arrangement Agreement: (i) will terminate if the arrangement does not occur on or before September 30, 2025, or such other date as mutually agreed upon in writing by LGEC and LG Studios, and (ii) may be terminated prior to the Arrangement Effective Time by the mutual written agreement of all parties to the Arrangement Agreement without further notice to or authorization on the part of the shareholders of Lionsgate or the other parties. In the event of any termination of the Arrangement Agreement prior to the Arrangement Effective Time, the Arrangement Agreement will become void and of no further force or effect and no party thereto (nor any of its representatives, as defined therein) will have any liability or further obligation to the other parties thereto by reason of the Arrangement Agreement. After the Arrangement Effective Time, the Arrangement Agreement may not be terminated except by mutual written agreement of all parties to the Arrangement Agreement and as approved by the BC Court, or as otherwise required by applicable law. Lionsgate and LG Studios will have discretion, upon mutual written agreement and subject to the provisions of the Interim Orders, the Final Order and the Plan of Arrangement, before the Arrangement Effective Time, to amend, modify or supplement the Arrangement Agreement without further notice to or approval by the Lionsgate shareholders or LG Studios shareholders. Under the Arrangement Agreement, Lionsgate and LG Studios will jointly determine the Arrangement Effective Time in a notice to New Lionsgate, or, if no such notice is given, the Arrangement Effective Time will be 2:30 p.m. Pacific time on the Arrangement Effective Date.

The process of completing the proposed Transactions has been and is expected to continue to be time-consuming and involves significant costs and expenses. The costs of the Transactions may be significantly higher than what Lionsgate currently anticipates and may not yield a discernible benefit if the Transactions are not completed or are not well executed, or the expected benefits of the Transactions are not realized. Executing the proposed Transactions will also require significant amounts of Lionsgate’s management’s time and effort, which may divert management’s attention from operating and growing Lionsgate’s businesses. In addition, if the Transactions are abandoned, not completed, or delayed or if the expected benefits of the Transactions are not realized, there may be a negative impact on the market price of LGEC common shares, LG Studios common shares, New Lionsgate new common shares and/or Starz common shares, as applicable.

Starz, New Lionsgate and their respective shareholders could suffer material adverse tax consequences as a result of the Transactions.

There can be no assurance that the New Lionsgate new common shares will be qualified investments for purposes of the Canadian Tax Act. New Lionsgate will endeavor to ensure that the New Lionsgate new common shares are qualified investments for Registered Plans. However, no assurance can be given in this regard. The Canadian Tax Act imposes penalties for the acquisition or holding of non-qualified investments by Registered Plans.

The transactions contemplated by the arrangement may give rise to tax for holders of LGEC common shares who are resident in Canada for the purposes of the Canadian Tax Act or for holders of LGEC common shares who are non-residents of Canada and to whom such shares constitute “taxable Canadian property.”

Certain of the anticipated tax consequences to Starz and its affiliates and to New Lionsgate are based on valuations of the LG Studios Business and the Starz Business. In the event that such valuations are successfully challenged by one or more relevant taxing authorities, it is possible that Starz, certain of its affiliates and/or New Lionsgate could suffer material adverse tax consequences.

After the Transactions, actual or potential conflicts of interest may develop between the management and directors of Starz, on the one hand, and the management and directors of New Lionsgate, on the other hand.

After the Transactions, the management and directors of New Lionsgate and Starz may own both Starz common shares and New Lionsgate new common shares. This ownership overlap could create, or appear to create, potential conflicts of interest when New Lionsgate’s and Starz’s respective directors and executive officers face decisions that could have different implications for New Lionsgate and Starz. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between New Lionsgate and Starz regarding terms of the agreements governing the Transactions and the relationship between New Lionsgate and Starz thereafter, including the Arrangement Agreement, the Separation Agreement, the Employee Matters Agreement, the Tax Matters Agreement Amendment, the Transition Services Agreement or any commercial agreements between the parties or their affiliates. Potential conflicts of interest could also arise if New Lionsgate and Starz enter into any commercial arrangements in the future.

The executive officers and directors of Lionsgate and the executive officers and directors of LG Studios have interests in the Transactions that may be different from, or in addition to, the interests of Lionsgate’s shareholders and LG Studios’ shareholders.

When considering the recommendation of the Lionsgate Board that Lionsgate’s shareholders approve the Lionsgate Transactions Proposal and the recommendation of the LG Studios Board that LG Studios’ shareholders approve the LG Studios Reorganization Proposal, shareholders should be aware that certain directors and executive officers of Lionsgate and directors and executive officers of LG Studios have certain interests in the Transactions that may be different from, or in addition to, the interests of such shareholders. The Lionsgate Board was aware of these interests during its deliberations on the merits of the Transactions and considered them in deciding to recommend that Lionsgate’s shareholders approve the Lionsgate Transactions Proposal. The LG Studios Board was aware of these interests during its deliberations on the merits of the Transactions and considered them in deciding to recommend that LG Studios’ shareholders approve the LG Studios

Reorganization Proposal. See “The Transactions—Interests of Lionsgate’s Directors and Officers in the Transactions” and “The Transactions—Interests of LG Studios’ Directors and Officers in the Transactions” for a more detailed description of these interests.

The allocation of intellectual property rights between Starz and New Lionsgate as part of the Transactions could adversely affect New Lionsgate’s and/or Starz’s competitive positions and/or ability to develop and commercialize certain content and services.

In connection with the Transactions, New Lionsgate and Starz will enter into commercial agreements governing, among other things, the allocation of intellectual property rights related to their respective businesses. The allocation of intellectual property rights between the two parties may also impose limitations on New Lionsgate’s and/or Starz’s ability to fully develop and commercialize certain content, brands and services. For example, although Starz generally has secured long-term licenses for its current and library originals that were greenlit prior to the Transactions from Lionsgate, Starz does not own the intellectual property rights for most of such shows because they were allocated to Lionsgate. However, as part of such original programming license agreements, Starz typically has rights of first negotiation/first refusal for periods that extend beyond the initial run of the programs to acquire exclusive rights to any television derivative or spinoff of such programs. Additionally, Starz generally owns or co-owns the intellectual property rights to most of its current development slate and expects to own or co-own most of its originals following the Transactions.

The definitive agreements with respect to the material indebtedness of New Lionsgate and Starz have not yet been entered into and are subject to change.

Neither New Lionsgate nor Starz has entered into definitive agreements with respect to the New Lionsgate Credit Agreement, the Starz Credit Agreement or the Exchange Notes, as applicable, and, accordingly, the terms of such financing arrangements are subject to change, including as a result of market conditions. The material terms of the indebtedness described in “Description of New Lionsgate Material Indebtedness and Film Related Obligations” and “Description of Starz Material Indebtedness” assume the Transactions are consummated on the terms set forth herein. The aggregate size of the revolving facility under the New Lionsgate Credit Agreement, the aggregate size of the revolving facility and term loan under the Starz Credit Agreement and the interest rates and other material terms with respect thereto are in each case based on our current expectations and may change based on future market conditions. If the financial institutions that are part of the syndicate of New Lionsgate’s revolving facility or Starz’s revolving credit facility fail to extend credit under the applicable facility, New Lionsgate or Starz’s respective liquidity and results of operations may be adversely affected. Each financial institution that is part of the syndicate for such revolving facility is or will be responsible on a several, and not joint, basis for providing a portion of the loans to be made under such revolving facility.

Risks Related to New Lionsgate New Common Shares and Starz Common Shares

Neither New Lionsgate nor Starz can be certain that an active trading market for its common shares will develop or be sustained after the Transactions, and following the completion of the Transactions, its share price may fluctuate significantly.

A public market for New Lionsgate new common shares and Starz common shares does not currently exist. New Lionsgate and Starz anticipate that trading of their common shares will begin on the first trading day after the Arrangement Effective Time. However, neither New Lionsgate nor Starz can guarantee that an active trading market for their common shares will develop or be sustained after the Transactions, nor can New Lionsgate and Starz predict the prices at which their common shares may trade after the Transactions. Similarly, New Lionsgate and Starz cannot predict whether the combined market value of the New Lionsgate new common shares and Starz common shares will be less than, equal to or greater than the market value of LGEC Class A shares and LGEC Class B shares, respectively, prior to the Transactions, or whether the market value of the New Lionsgate new common shares will be less than, equal to or greater than the market value of LG Studios common shares prior to the Transactions.

The market price of New Lionsgate new common shares and Starz common shares may decline or fluctuate significantly due to a number of factors, many of which may be beyond New Lionsgate’s and Starz’s control, including:

•	the limited trading history of the New Lionsgate new common shares and Starz common shares, as applicable;

•

actual or anticipated fluctuations in New Lionsgate’s or Starz’s operating results, as applicable, and the expectations of securities analysts, investors and the financial community with respect thereto;

•	actual or anticipated fluctuations in operating revenues derived from New Lionsgate’s or Starz’s core business, as applicable;

•	the gain or loss of significant customers;

•	changes in management;

•	changes in financial estimates and recommendations by securities analysts;

•	announcements of developments affecting New Lionsgate’s or Starz’s business or systems or expansion plans by New Lionsgate or Starz or others;

•	the amount of short interest in New Lionsgate new common shares and Starz common shares, as applicable;

•	the operating and share price performance of comparable companies; and

•	changes in the regulatory and legal environment under which New Lionsgate or Starz, as applicable, operate.

New Lionsgate and Starz do not expect to pay any cash dividends for the foreseeable future.

Each of New Lionsgate and Starz currently intends to retain future earnings to finance and grow their business. As a result, New Lionsgate and Starz do not expect to pay any cash dividends for the foreseeable future. All decisions regarding the payment of dividends by New Lionsgate and Starz will be made in the sole discretion of the New Lionsgate Board and the Starz Board, respectively, from time to time in accordance with applicable law. There can be no assurance that New Lionsgate and Starz will have sufficient surplus under applicable law to be able to pay any dividends at any time in the future. This may result from extraordinary cash expenses, actual costs exceeding contemplated costs, funding of capital expenditures or increases in reserves. If New Lionsgate or Starz, as applicable, do not pay dividends, the price of the New Lionsgate new common shares or Starz common shares, as applicable, that you receive in the Transactions must appreciate for you to receive a gain on your investment. This appreciation may not occur. Further, you may have to sell some or all of your New Lionsgate new common shares and/or Starz common shares in order to generate cash flow from your investment.

Your percentage ownership in New Lionsgate and Starz may be diluted in the future.

In the future, your percentage ownership in New Lionsgate and Starz may be diluted because of equity awards that New Lionsgate and Starz grant to New Lionsgate’s and Starz’s respective directors, officers and employees or otherwise as a result of equity issuances for acquisitions, strategic transactions or capital market transactions. New Lionsgate’s employees and former employees of Lionsgate (regardless of the division in which such former employees served) will receive an equity award for New Lionsgate new common shares after the Transactions as a result of conversion of their Lionsgate equity awards to New Lionsgate equity awards. Lionsgate employees working for the Starz Business will receive an equity award for Starz common shares after the Transactions as a result of conversion of their unvested Lionsgate equity awards to Starz equity awards. Each of New Lionsgate and Starz anticipate that, in normal course, its respective compensation committees will grant additional stock-based awards to its employees after the Transactions. Such awards will have a dilutive effect on the earnings per share of New Lionsgate or Starz, as applicable, which could adversely affect the market price of the New Lionsgate new common shares or Starz common shares, respectively. For more detailed description of the treatment of the Lionsgate equity awards in connection with the Transactions, see “The Transactions—Treatment of Lionsgate Equity Awards.”

In addition, each of New Lionsgate’s and Starz’s articles in effect following the completion of the Transactions, which we refer to as the “New Lionsgate Articles” and the “Starz Articles” respectively, allow for the issuance of one or more classes or series of preferred shares that have powers, preferences and/or other special rights, including preferences over the New Lionsgate new common shares or Starz common shares, as applicable, with respect to dividends and distributions. The terms of such preferred shares could dilute the voting power or reduce the value of the New Lionsgate new common shares or Starz common shares, as applicable. Similarly, the repurchase or redemption rights or liquidation preferences that each of New Lionsgate and Starz could assign to holders of preferred shares could affect the residual value of the New Lionsgate new common shares or Starz common shares, as applicable. For additional information, see “Description of New Lionsgate Capital Stock” and “Description of Starz Capital Stock.”

If securities or industry analysts do not publish research or publish misleading or unfavorable research about New Lionsgate’s or Starz’s business, New Lionsgate’s or Starz’s share price and/or trading volume, as applicable, could decline.

The trading markets for the New Lionsgate new common shares and Starz common shares will depend in part on the research and reports that securities or industry analysts publish about New Lionsgate or its business, or Starz or its business, as applicable. Each of New Lionsgate and Starz do not currently have and may never obtain separate research coverage for its common shares. If there is no research coverage, the New Lionsgate new common shares or the Starz common shares, as applicable, may be negatively impacted. If New Lionsgate or Starz, as applicable, obtains research coverage for its common shares and if one or more of the analysts downgrades the New Lionsgate new common shares or the Starz common shares, as applicable, or publishes unfavorable research about New Lionsgate’s business or Starz’s business, as applicable, the share price of the New Lionsgate new common shares or Starz common shares, as applicable, may decline. If one or more of the analysts cease coverage of the New Lionsgate new common shares or Starz common shares, as applicable, or fail to publish reports on it regularly, demand for the New Lionsgate new common shares or Starz common shares, as applicable, could decrease, which could cause the price or trading volume of the New Lionsgate new common shares or the Starz common shares, as applicable, to decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “projects,” “intend,” “expect,” “believe,” “anticipate,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends, and prospects in the markets and industries in which Lionsgate, New Lionsgate, LG Studios, and Starz operate, business prospects and strategies, including the completion of the Transactions, and anticipated financial position, liquidity, and capital needs, in each case relating to Lionsgate, New Lionsgate, LG Studios, and Starz, as applicable. For those statements, Lionsgate, New Lionsgate, LG Studios, and Starz each claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are estimates and projections reflecting judgments and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although Lionsgate and LG Studios believe that the estimates and projections reflected in the forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on Lionsgate’s, LG Studios’, New Lionsgate’s and Starz’s future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption “Risk Factors.” Important factors, some of which are described under the caption “Risk Factors,” that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:

•	Weakness in the global economy and financial markets, including a recession.

•

Competitive factors that could adversely affect New Lionsgate’s or Starz’s respective operations, including new product or service introductions and technologies by its current or future competitors, consolidation or strategic alliances among media companies, and/or distributors to improve their competitive position or develop new models for the delivery of entertainment, increased pricing pressure due to the impact of low-cost content providers or new entrants into its markets.

•	The adverse financial impact resulting from unfavorable changes in foreign currency exchange rates.

•

Regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates, and their potential effect on the operating performance or New Lionsgate or Starz, as applicable.

•

Security breaches of New Lionsgate’s or Starz’s respective information systems, which could impair its ability to conduct business, compromise sensitive information of Lionsgate, New Lionsgate, Starz or their respective customers and other business partners, and result in actions by regulatory bodies or civil litigation.

•

The impact of business combinations or divestitures, including any volatility in earnings relating to acquisition-related costs, and New Lionsgate’s and Starz’s respective ability to successfully integrate any business it may acquire.

•

Conditions in international markets, including social and political conditions, civil unrest, terrorist activity, governmental changes, restrictions on the ability to transfer capital across borders, tariffs and other protectionist measures, difficulties in protecting and enforcing its intellectual property rights and governmental expropriation of assets. New Lionsgate’s and Starz’s respective international operations also increase its compliance risks, including risks under the Foreign Corrupt Practices Act and other anti-corruption laws, as well as regulatory and privacy laws.

•

Natural disasters, global pandemics, wars (such as Russia’s invasion of Ukraine), terrorism, labor disruptions or strikes, and international conflicts that could cause significant economic disruption and political and social instability, resulting in decreased demand for New Lionsgate’s or Starz’s respective services or adversely affect New Lionsgate’s or Starz’s respective content procurement and distribution capabilities.

•

Pending and potential future litigation or other proceedings asserting, including and/or subpoenas seeking information with respect to, alleged violations of law and/or regulation, including the 5.500% Notes, and the availability or collectability of insurance relating to any such claims.

•

New or changing laws and regulations affecting domestic and foreign operations, or changes in enforcement practices, including laws relating to trade, monetary and fiscal policies or taxation (including tax reforms that could adversely impact multinational corporations).

•	Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.

•

The expected benefits and timing of the Transactions, and the risk that conditions to the Transactions will not be satisfied and/or that the Transactions will not be completed within the expected time frame, on the expected terms or at all.

•	The possibility that any consents or approvals required in connection with the Transactions will not be received or obtained within the expected time frame, on the expected terms or at all.

•	Expected financing transactions undertaken in connection with the Transactions and risks associated with additional indebtedness.

•	The risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the Transactions will exceed estimates.

•

The impact of the Transactions on the LG Studios Business and the Starz Business and the risk that the Transactions may be more difficult, time-consuming or costly than expected, including the impact on New Lionsgate’s or Starz’s respective resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

•

Other risks and uncertainties discussed in this joint proxy statement/prospectus and other reports that Lionsgate and LG Studios have filed, or Lionsgate, LG Studios, New Lionsgate or Starz may file, with the SEC.

Each of Lionsgate and LG Studios believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. The above list of factors is not exhaustive or necessarily in order of importance. None of Lionsgate, LG Studios, New Lionsgate or Starz is under any obligation, and none of Lionsgate, LG Studios, New Lionsgate or Starz intends, to make publicly available any update or other revisions to any of the forward-looking statements contained in this joint proxy statement/prospectus to reflect circumstances existing after the date of this joint proxy statement/prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized, except as required by law.

THE PARTIES TO THE TRANSACTIONS

Lionsgate

Lionsgate was incorporated under the Canada Business Corporations Act with the name 3369382 Canada Limited on April 28, 1997, amended its articles on July 3, 1997 to change its name to Lions Gate Entertainment Corp., and continued under the BC Act on September 24, 1997. Lionsgate’s corporate office address is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8. Lionsgate’s principal executive offices are located at 2700 Colorado Avenue, Santa Monica, California, 90404.

LGEC Class A shares currently trade on the New York Stock Exchange under the ticker symbol “LGF.A” and LGEC Class B shares currently trade on the New York Stock Exchange under the ticker symbol “LGF.B”.

New Lionsgate

New Lionsgate is a newly formed entity incorporated under the laws of the Province of British Columbia and is a direct, wholly owned subsidiary of Lionsgate. Following the completion of the Transactions, New Lionsgate will hold the LG Studios Business.

New Lionsgate was incorporated under the BC Act using the name Lionsgate Studios Holding Corp. on January 10, 2025. New Lionsgate’s head office address is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8.

The New Lionsgate new common shares are expected to trade under the symbol “LION” on the New York Stock Exchange after the Transactions.

LG Studios

LG Studios is a leading standalone, pure play, publicly-traded content company. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a talent management and production powerhouse and a more than 20,000-title film and television library, all driven by its bold and entrepreneurial culture.

LG Studios was incorporated under Cayman Islands law as a blank check company, SEAC II Corp. (its predecessor in interest) on November 3, 2021, and amended its articles on May 13, 2024 to change its name to Lionsgate Studios Corp. On May 13, 2024, Lionsgate consummated a business combination resulting in LG Studios becoming a publicly-traded company and majority-owned subsidiary of Lionsgate. Prior to the consummation of the business combination, LG Studios effected a deregistration pursuant to and in accordance with Sections 206 through 209 of the Cayman Islands Companies Act (as revised) and a continuation and domestication as a British Columbia company in accordance with the BC Act.

As of May  14, 2024, LG Studios common shares trade on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “LION.”

Starz

Starz Networks is a leading provider of premium subscription video programming to consumers in the U.S. and Canada, offering thousands of titles to its subscribers including its critically-acclaimed and award-winning scripted original series. Starz sells its services on a direct-to-consumer basis and through various distributors, including over-the-top providers (such as Amazon, Apple, Google and Hulu) and multichannel video programming distributors (such as Comcast, Charter, DIRECTV and DISH Network). Launching in April 2016, Starz was among the first standalone over-the-top services offering premium video programming. Starz’s over-the-top service is consistently among the top dozen most subscribed video subscription services in the U.S.

Starz’s flagship premium service STARZ had 19.93 million subscribers as of December 31, 2024 (total North America not including subscribers who receive programming free as part of a promotional offer). Starz offers premium original series and recently released and library movies without advertisements. Starz’s other services, STARZ ENCORE and MOVIEPLEX, offer theatrical and independent library movies as well as original and classic television series also without advertisements. Starz’s services include a stand-alone, direct-to-consumer app, 17 linear networks, and on-demand and online viewing platforms, Starz’s app and online viewing platforms offer thousands of hours of monthly movies and series episodes from studio partners, including first-run content, along with a growing line-up of successful original programming. Starz’s services are offered directly to consumers via the STARZ app and via Starz’s website at www.starz.com as well as through Starz’s retail partners (such as Apple and Google) for a recurring fee, or by Starz’s distributors to their subscribers either at a recurring price as part of a programming tier, package or bundle with other products or services, or on an a la carte basis.

Starz is a subsidiary of Lionsgate that was incorporated under Delaware law on August 10, 2006 as Starz, LLC, and acquired by Lionsgate on December 8, 2016. Following the completion of the Transactions, the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp., which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current Lionsgate. Starz’s head office address is located at 1647 Stewart Street, Santa Monica, CA 90404.

The Starz common shares are expected to trade under the symbol “STRZ” on The Nasdaq Stock Market LLC after the Transactions.

THE LIONSGATE ANNUAL GENERAL AND SPECIAL MEETING

This joint proxy statement/prospectus is being furnished to LGEC shareholders for use at an Lionsgate Annual General and Special Meeting and any adjournments or postponements thereof.

Date, Time and Place of the Lionsgate Annual General and Special Meeting

Lionsgate will hold the Lionsgate Annual General and Special Meeting at Pricewaterhouse Coopers LLP, at Pricewaterhouse Coopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, V6C 3S7, on April 23, 2025, at 9:00 a.m., Pacific Time.

Purpose of the Lionsgate Annual General and Special Meeting

At the Lionsgate Annual General and Special Meeting, LGEC shareholders will be asked to vote upon the following matters outlined in the notice of the Lionsgate Annual General and Special Meeting:

1.

Consider, pursuant to the LGEC Interim Order and, if deemed advisable, approve, with or without variation, a special resolution of the holders of LGEC Class A shares, and a special resolution of the holders of LGEC Class B shares (these identical resolutions the “LGEC Arrangement Resolution”), adopting, for the holders of LGEC Class A shares, and for the holders of LGEC Class B shares, a statutory Plan of Arrangement pursuant to Section 288 of the BC among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things, (a) New Lionsgate will be separated from Lionsgate and hold the LG Studios Business, (b) Starz (formerly LGEC) will hold the Starz Business, (c) LGEC shareholders will receive (i) in exchange for each LGEC Class A Share, one (1) New Lionsgate Class A share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A Share, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, (ii) in exchange for each LGEC Class B Share, one (1) New Lionsgate Class B share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class B share they hold, together with each new Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share, one (1) New Lionsgate new common share and one (1) Starz common share and (d) LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, which LGEC Arrangement Resolution, to be effective, must be passed by an affirmative vote of (i) at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting and (ii) at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting (the “Lionsgate Transactions Proposal”);

2.

Approve on a non-binding advisory basis, by ordinary resolution, the governance provisions contained in the articles of Lionsgate (the “Lionsgate Articles”) to be adopted at the Arrangement Effective Time of the Plan of Arrangement (the “Arrangement Effective Time”), the form of which is attached hereto as Annex L (the “Starz Articles”), that materially affect the rights of LGEC shareholders, presented separately in accordance with U.S. Securities and Exchange Commission (the “SEC”) guidance (the “LGEC Advisory Organizational Documents Proposals” or “Proposal No. 2”). Proposal No. 2 is separated into sub-proposals as described in “Proposal No. 2 The Advisory Organizational Documents Proposals”;

3.

Elect twelve (12) directors as listed in this joint proxy statement/prospectus to serve on the Lionsgate Board of Directors each for a term of one year or until their resignation, removal, replacement in connection with the Transactions, and their respective successors are duly elected or appointed;

4.

Reappoint Ernst & Young LLP as Lionsgate’s independent registered public accounting firm for the fiscal year ending March 31, 2025 and authorize the Audit & Risk Committee of the Lionsgate Board to fix its remuneration;

5.	Conduct a non-binding advisory vote to approve executive compensation;

6.

Approve the assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the New Lionsgate 2025 Plan, to be effective upon completion of the Transactions if the Transactions are approved;

7.	Approve the Starz 2025 Plan, to be effective upon completion of the Transactions if the Transactions are approved;

8.	Approve the LGEC 2025 Plan, to be effective if the Transactions are not approved; and

9.	Approve on a non-binding advisory basis, by special resolution, the Reverse Stock Split.

The Lionsgate Board does not know of any other matters that may be presented for action at the Lionsgate Annual General and Special Meeting. Should any other business come before the Lionsgate Annual General and Special Meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with the recommendation of the Lionsgate Board or, if no recommendation is given, in accordance with their best judgment.

Lionsgate Record Date; Outstanding Shares; Shares Entitled to Vote

With respect to all matters other than the Lionsgate Transactions Proposal, only holders of record of LGEC Class A shares as of the Record Date are entitled to receive notice of the Annual General and Special Meeting and to vote their LGEC Class A shares that they held on the Record Date at the Lionsgate Annual General and Special Meeting, or any continuations, adjournments or postponements thereof. Each LGEC Class A share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, there were approximately 83,691,063 LGEC Class A shares issued and outstanding and entitled to vote, which were held by approximately 618 shareholders of record.

With respect to the Lionsgate Transactions Proposal only, only holders of record of LGEC Class A shares or LGEC Class B shares as of the Record Date are entitled to receive notice of the Lionsgate Annual General and Special Meeting and to vote their LGEC Class A shares or LGEC Class B shares, as applicable, that they held on the Record Date at the Lionsgate Annual General and Special Meeting, or any continuations, adjournments or postponements thereof. Each LGEC Class A share and each LGEC Class B share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, there were approximately 156,905,472 LGEC Class B shares issued and outstanding and entitled to vote, which were held by approximately 1,519 shareholders of record.

Holders of LGEC Class B shares are not entitled to vote on the matters to be presented at the Lionsgate Annual General and Special Meeting other than the Lionsgate Transactions Proposal Resolution.

Each shareholder of record has the right to appoint a person or company to represent such shareholder to vote in person at the Lionsgate Annual General and Special Meeting other than the persons designated in the form of proxy. See “—Voting of Proxies” and “—Voting in Person” below.

Quorum

A quorum is necessary to hold a valid meeting of LGEC shareholders. The quorum for the Lionsgate Annual General and Special Meeting is two (2) persons who are, or who represent by proxy, registered shareholders who, in the aggregate, hold at least 10% of the issued LGEC common shares entitled to be voted at the Lionsgate Annual General and Special Meeting.

Abstentions will be included in determining the number of shares present at the Lionsgate Annual General and Special Meeting for the purpose of determining the presence of a quorum. Broker non-votes, if any, will also be counted in determining the number of shares present at the Lionsgate Annual General and Special Meeting for the purpose of determining the presence of a quorum, because it is expected that at least one proposal to be voted on at the Lionsgate Annual General and Special Meeting will be a “routine” matter.

Share Ownership of Management

As of the Record Date, the directors and executive officers of Lionsgate and their affiliates collectively owned 24,752,271 LGEC Class A shares, or approximately 28.8% of the outstanding LGEC Class A shares, and 31,117,956 LGEC Class B shares, or approximately 18.8% of the outstanding LGEC Class B shares.

Dividends

Lionsgate has not, within the last three most recently completed financial years or current financial year, declared or paid any dividends or distributions on LGEC Class A shares or LGEC Class B shares.

Voting of Proxies

Whether you are a shareholder of record or a “non-registered” shareholder, you may direct how your LGEC Class A shares or LGEC Class B shares, as applicable, are voted without attending the Lionsgate Annual General and Special Meeting.

If you are a shareholder of record, you may submit a proxy to authorize how your shares are to be voted at the Lionsgate Annual General and Special Meeting. You can submit a proxy over the Internet, by mail or by telephone pursuant to the instructions provided in the proxy card enclosed with this joint proxy statement/prospectus. If you are a “non-registered” shareholder, you may also submit your voting instructions by Internet, telephone, tablet or smartphone, or mail by following the instructions provided in the voting instruction form sent by your intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy holder. Those persons are directors and/or officers of Lionsgate. If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. (Eastern Time) on April 22, 2025 in order for your shares to be voted at the Lionsgate Annual General and Special Meeting. If you are a “non-registered” shareholder, please comply with the deadlines included in the voting instructions provided by the intermediary that holds your shares.

Submitting your proxy or voting instructions over the Internet, by telephone, tablet or smartphone or by mail will not affect your right to vote in person should you decide to attend the Lionsgate Annual General and Special Meeting, although “non-registered” shareholders must obtain a “legal proxy” from the intermediary that holds their shares giving them the right to vote the shares in person at the Lionsgate Annual General and Special Meeting.

How to Revoke Your Proxy

If you are a shareholder of record, even after you have submitted your proxy, you may change your vote by submitting a duly executed proxy bearing a later date in the manner and within the time described above under

“Voting of Proxies” (your latest-received voting instructions will be followed). If you are a “non-registered” shareholder, you should contact your intermediary to find out how to change or revoke your voting instructions within the time described above under “Voting of Proxies.” If you are a shareholder of record, you may also revoke a previously deposited proxy (i) by an instrument in writing that is received by or at the Lionsgate Annual General and Special Meeting prior to the closing of the polls, (ii) by an instrument in writing provided to the chair of the Lionsgate Annual General and Special Meeting at the meeting or any continuation, postponement or adjournment thereof, or (iii) in any other manner permitted by law. The powers of the proxy holders will be suspended if you attend the Lionsgate Annual General and Special Meeting in person and so request, although attendance at the Lionsgate Annual General and Special Meeting will not by itself revoke a previously granted proxy.

Voting in Person

If you are a shareholder of record of LGEC Class A shares, you have the right to vote in person at the Lionsgate Annual General and Special Meeting. If you are a holder of record of LGEC Class B shares, you have the right to vote in person, solely with respect to the Lionsgate Transactions Proposal, at the Lionsgate Annual General and Special Meeting.

If you choose to do so, you can vote using the ballot that will be provided at the Lionsgate Annual General and Special Meeting, or, if you requested and received printed copies of this joint proxy statement/prospectus and related meeting materials by mail, you can complete, sign and date the proxy card enclosed with this joint proxy statement/prospectus you received and submit it at the Lionsgate Annual General and Special Meeting. If you are a “non-registered” shareholder, you may not vote your shares in person at the Lionsgate Annual General and Special Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote LGEC Class A shares or LGEC Class B shares (solely with respect to the Lionsgate Transactions Proposal) at the Lionsgate Annual General and Special Meeting.

Even if you plan to attend the Lionsgate Annual General and Special Meeting, Lionsgate recommends that you submit your proxy or voting instructions in advance of the Lionsgate Annual General and Special Meeting as described in this joint proxy statement/prospectus, so that your vote will be counted if you later decide not to attend the Lionsgate Annual General and Special Meeting.

At the Lionsgate Annual General and Special Meeting, a representative from Broadridge shall be appointed to act as scrutineer. The scrutineer will determine the number of LGEC common shares represented at the Lionsgate Annual General and Special Meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to Lionsgate.

Abstentions and Broker Non-Votes

Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Broker non-votes, if any, will also be counted in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum, because it is expected that at least one proposal to be voted on at the Lionsgate Annual General and Special Meeting will be a “routine” matter. A broker non-vote occurs when a bank, broker, trustee or other nominee is not permitted to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker, trustee or other nominee with such instructions.

Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of outstanding shares or the number of shares present at the annual meeting and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting. Accordingly, an abstention will not have any impact on any of the proposals to be voted on at the Lionsgate Annual General and Special Meeting.

Shares represented by broker non-votes will have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting. Accordingly, a broker non-vote will have no effect with respect to the proposals submitted for consideration at the Lionsgate Annual General and Special Meeting.

Required Votes

•

Proposal No. 1: Approval of the Lionsgate Transactions Proposal requires (i) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to LGEC Class A shares that were present or represented by proxy at the Lionsgate Annual General and Special Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to LGEC Class B shares that were present or represented by proxy at the Lionsgate Annual General and Special Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class.

Note that if your LGEC Class A shares or LGEC Class B shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your shares on the Lionsgate Transactions Proposal unless you provide instructions to him or her regarding how you would like your shares to be voted.

For purposes of determining the number of votes cast, only LGEC Class A shares or LGEC Class B shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and have no effect on the outcome of the Proposal No. 1.

Consummation of the Transactions is conditioned on both the approval of the Lionsgate Transactions Proposal at the Lionsgate Annual and General Special Meeting and the approval of the LG Studios Reorganization Proposal at the LG Studios Special Meeting. Accordingly, even if the Lionsgate Transactions Proposal is approved, the Transactions will not be completed unless the LG Studios Reorganization Proposal is also approved (and vice versa).

•

Proposal No. 2: The affirmative vote of two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the advisory vote to approve changes to the Lionsgate Articles and that substantially affect LGEC shareholder rights. Regardless of the outcome of the non-binding advisory vote on the Lionsgate Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate and the Starz Articles will be adopted by Starz, in each case, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions.

Note that if your LGEC Class A shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your LGEC Class A shares on Proposal No. 2 unless you provide instructions to him or her regarding how you would like your LGEC Class A shares to be voted. If such broker or nominee does not receive such instructions, and as a result is unable to vote your LGEC Class A shares on Proposal No. 2, this will result in a broker non-vote.

For purposes of determining the number of votes cast, only LGEC Class A shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 2.

•

Proposal No. 3: Directors are elected by plurality, meaning that the 12 nominees receiving the largest number of votes cast by holders of LGEC Class A shares (votes “FOR”) will be elected. Shareholders are able to vote “FOR”, “WITHHELD”, and “ABSTAIN” for each nominee. There is no minimum or maximum number of shares that must be cast for, or withheld from, any candidate nominated for election in order for that nominee to be elected. The 12 nominees receiving the greatest number of “FOR” votes will be eligible to form the Lionsgate Board following the Lionsgate Annual General and Special Meeting. Shareholders are not permitted to cumulate their LGEC Class A shares for purposes of electing directors.

•

Proposal No. 4: The affirmative vote of a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the re-appointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm and for the holders of LGEC Class A shares to authorize the Audit & Risk Committee of the Lionsgate Board to fix their remuneration.

Note that, because this proposal is considered a routine matter, if your LGEC Class A shares are held by a broker or nominee, such broker or nominee will have authority to exercise his or her discretion to vote your LGEC Class A shares on Proposal No. 4 if you do not provide instructions to him or her regarding how you would like your LGEC Class A shares to be voted.

For purposes of determining the number of votes cast, only LGEC Class A shares voting “FOR” or “AGAINST” are counted. As such, abstentions are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 4.

•

Proposal No. 5: The affirmative vote of a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the advisory vote to approve executive compensation. Notwithstanding the vote required, please be advised that Proposal No. 5 is advisory only and is not binding on Lionsgate. The Lionsgate Board will consider the outcome of the vote of this proposal in considering what action, if any, should be taken in response to the advisory vote by shareholders.

Note that if your LGEC Class A shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your LGEC Class A shares on Proposal No. 5 unless you provide instructions to him or her regarding how you would like your LGEC Class A shares to be voted. If such broker or nominee does not receive such instructions, and as a result is unable to vote your LGEC Class A shares on Proposal No. 5, this will result in a broker non-vote.

For purposes of determining the number of votes cast, only LGEC Class A shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 5.

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Proposal No. 6: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for approval of assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the New Lionsgate 2025 Plan, to be effective upon completion of the Transactions, if the Transactions are approved. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 6.

For purposes of determining the number of votes cast, only LGEC Class A shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 6.

•

Proposal No. 7: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for approval of the Starz 2025 Plan, to be effective upon completion of the Transactions, if the Transactions are approved. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 7.

For purposes of determining the number of votes cast, only LGEC Class A shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 7.

•	Proposal No. 8: The affirmative vote of at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for approval of the LGEC 2025 Plan, to be effective if the Transactions are not approved. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 8.

For purposes of determining the number of votes cast, only LGEC Class A shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 8.

•

Proposal No. 9: Approval of the Reverse Stock Split requires (i) the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting. Regardless of the outcome of the non-binding advisory vote on the Reverse Stock Split, the Reverse Stock Split will be adopted by Starz, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. LGEC Class A shares and LGEC Class B shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 9.

For purposes of determining the number of votes cast, only LGEC Class A shares and LGEC Class B shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 9.

Adjournments

The Lionsgate Annual General and Special Meeting may be adjourned or postponed from time to time by Lionsgate in accordance with the terms of Lionsgate’s Articles and the Arrangement Agreement, subject to the LGEC Interim Order.

If a quorum is not present within one-half hour from the time set for holding the Lionsgate Annual General and Special Meeting, the meeting stands adjourned to the same day in the next week at the same time and place. If, at the re-convened Lionsgate Annual General and Special Meeting, a quorum is not present within one-half hour from the time set for holding the meeting, the person(s) present and being, or representing by proxy, one or more Lionsgate shareholders entitled to attend and vote at the meeting constitute a quorum.

The chair of the Lionsgate Annual General and Special Meeting may, in its discretion, and if directed by the Lionsgate shareholders at the meeting must, adjourn the meeting from time to time and from place to place. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

The Arrangement Agreement provides that Lionsgate may adjourn, postpone or cancel the Lionsgate Annual General and Special Meeting for any reason, including as required for quorum purposes (in which case the Lionsgate Annual General and Special Meeting may be adjourned and not cancelled).

If the Lionsgate Annual General and Special Meeting is adjourned for less than thirty (30) days, it is not necessary to give the Lionsgate shareholders notice of the adjourned meeting or the business to be transacted at an adjourned meeting. If the Lionsgate Annual General and Special Meeting is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting must be given to the Lionsgate shareholders as for an original meeting.

The record date for Lionsgate shareholders entitled to notice of and to vote at the Lionsgate Annual General and Special Meeting will not change in respect of any adjournment(s) or postponement(s) of the Lionsgate

Annual General and Special Meeting unless notice must be given to the Lionsgate shareholders as for an original meeting. Proxies submitted for the Lionsgate Annual General and Special Meeting will be, unless otherwise revoked, valid for adjournment(s) or postponement(s) of the Lionsgate Annual General and Special Meeting.

Proxy Solicitation

Lionsgate will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing the notice of Lionsgate Annual General and Special Meeting, this joint proxy statement/prospectus and related meeting materials. In addition to the use of mail, Lionsgate’s employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, telegraph, the Internet, e-mail, newspapers and other publications of general distribution. Lionsgate’s employees will receive no compensation for soliciting proxies other than their regular salaries. Lionsgate may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of this joint proxy statement/prospectus and related meeting materials to their principals and to request authority for the execution of proxies, and Lionsgate will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. Lionsgate will compensate only independent third-party agents that are not affiliated with Lionsgate but who solicit proxies. Lionsgate has retained MacKenzie Partners, Inc., a third-party solicitation firm, to assist in the distribution of this joint proxy statement/prospectus and related materials and solicitation of proxies on its behalf for an estimated fee of $25,000 plus reimbursement of certain out-of-pocket expenses.

Interest of Certain Persons or Companies in Matters to Be Acted Upon

No person who has been a director or executive officer of Lionsgate at any time since the commencement of Lionsgate’s last completed financial year and no associate or affiliate of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Lionsgate Annual General and Special Meeting other than the election of directors or the appointment of auditors, except as disclosed in this joint proxy statement/prospectus with respect to the Lionsgate Transactions Proposal (see “Risk Factors—Risks Related to the Transactions—The executive officers and directors of Lionsgate and the executive officers and directors of LG Studios have interests in the Transactions that may be different from, or in addition to, the interests of Lionsgate’s shareholders and LG Studios’ shareholders” and “The Transactions—Interests of Lionsgate Directors and Officers in the Transactions” for a more detailed description of these interests); and except that directors and executive officers have an interest in the resolution regarding the approval of the New Lionsgate 2025 Plan, Starz 2025 Plan and the LGEC 2025 Plan, as such persons may be eligible to participate in the New Lionsgate 2025 Plan, the Starz 2025 Plan and the LGEC 2025 Plan as directors and executive officers of New Lionsgate, Starz or Lionsgate, respectively. Directors and executive officers of Lionsgate may have interests in the Lionsgate Transactions Proposal that differ from, or are in addition to, your interests, including as a result of any beneficial ownership of LGEC Class A shares and LGEC Class B shares, and any New Lionsgate new common shares and Starz common shares they may receive in connection with the Lionsgate Transactions Proposal. You should take these interests into account in considering whether to approve the proposals set forth in this joint proxy statement/prospectus to be voted on at the Lionsgate Annual General and Special Meeting. Information about beneficial ownership of LGEC Class A shares and LGEC Class B shares by the directors and executive officers of Lionsgate is described in more detail under the heading “Share Ownership of Management.”

Interest of Informed Persons in Material Transactions

Other than as set out elsewhere in the joint proxy statement/prospectus, no informed person of Lionsgate, no proposed nominee for election as a director of Lionsgate and no associate or affiliate of any such informed person or proposed nominee has had any material interest, direct or indirect, in any transaction since the commencement of Lionsgate’s most recently completed financial year or in any proposed transaction that, in either case, has materially affected or would materially affect Lionsgate or any of its subsidiaries. An “informed person” is defined as (a) a director or executive officer of Lionsgate; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of Lionsgate; (c) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of Lionsgate or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of Lionsgate other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) Lionsgate that has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities. The Lionsgate directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their ownership in LGEC Class A shares and LGEC Class B shares, their eligibility to participate in the New Lionsgate 2025 Plan, and the Starz 2025 Plan as directors and executive officers of New Lionsgate, Starz or Lionsgate, respectively, or as otherwise described in the section entitled “The Transactions—Interests of Lionsgate’s Directors and Officers in the Transactions.”

Proposal No. 1: The Lionsgate Transactions Proposal

Lionsgate is proposing that holders of LGEC Class A shares and LGEC Class B shares approve the Plan of Arrangement pursuant to Section 288 of the Business Corporations Act (British Columbia), pursuant to which the Transactions will be completed. LGEC shareholders should read carefully this joint proxy statement/prospectus in its entirety for more detailed information concerning the Arrangement Agreement, which is attached as Annex D to this proxy statement/prospectus statement. For additional information regarding the Transactions, the arrangement and a summary of certain terms of the Arrangement Agreement, please see the sections of this proxy statement/prospectus entitled “The Transactions” and “Risk Factors—Risks Related to the Transactions.” You are urged to read carefully the Arrangement Agreement, the Separation Agreement and the other separation-related agreements in their entirety before voting on this proposal.

Vote Required for Approval

Approval of the Lionsgate Transactions Proposal requires (i) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to LGEC Class A shares that were present or represented by proxy at the Lionsgate Annual General and Special Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to LGEC Class B shares that were present or represented by proxy at the Lionsgate Annual General and Special Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class. LGEC Class A shares and LGEC Class B shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will not have an effect on the outcome of Proposal No. 1.

THE LIONSGATE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LIONSGATE TRANSACTIONS PROPOSAL.
FOR

Proposal No. 2: The Lionsgate Advisory Organizational Documents Proposals

Overview

As required by applicable SEC guidance, Lionsgate is requesting that LGEC shareholders consider and vote upon, on a non-binding advisory basis, several governance provisions each of which will be contained in the New Lionsgate Articles and the Starz Articles, respectively, if the Transactions are completed and that substantially affect LGEC shareholder rights. Consistent with SEC guidance, Lionsgate is submitting these proposals to its shareholders for approval to give shareholders the opportunity to present their separate views on governance provisions. Regardless of the outcome of the non-binding advisory vote on the Lionsgate Advisory Organizational Documents Proposals, the New Lionsgate Articles and the Starz Articles will take effect at the Arrangement Effective Time, assuming the Lionsgate Transactions Proposal is approved and the Transactions are completed. In the Arrangement Agreement, Lionsgate, LG Studios, New Lionsgate and LG Sirius have agreed that, at the Closing, New Lionsgate will amend its existing articles to be substantially in the form set forth as Annex I to this proxy statement/prospectus (the “New Lionsgate Articles”) and Starz will amend its existing articles to be substantially in the form set forth as Annex L to this proxy statement/prospectus (the “Starz

Articles”). There are certain differences in the rights of LGEC shareholders prior to the Transactions under the Lionsgate Articles and the rights of New Lionsgate shareholders after the Transactions under the New Lionsgate Articles and in the rights of LGEC shareholders prior to the Transactions under the Lionsgate Articles and the rights of Starz shareholders after the Transactions under the Starz Articles. Before and after the Transactions, a special resolution is required to alter the rights attached to the shares held by LGEC shareholders prior to the Transactions and to alter the rights attached to the shares held by the New Lionsgate shareholders and Starz shareholders after the Transactions. For more information, please see the section entitled “Comparison of Rights of Holders of Lionsgate Securities Before the Transactions with Rights of Holders of New Lionsgate Securities and Starz Securities After the Transactions.”

The following sets forth a summary of the principal proposed changes to be made between the Lionsgate Articles and the New Lionsgate Articles. This summary is qualified by reference to the complete text of the New Lionsgate Articles, the form of which is attached to this proxy statement/prospectus as Annex J and the Starz Articles, the form of which is attached to this proxy statement/prospectus as Annex L. You are encouraged to read the New Lionsgate Articles and the Starz Articles in their entirety for a more complete description of the terms of the New Lionsgate Articles and the Starz Articles, respectively.

New Lionsgate Articles

Proposal Number	Lionsgate Articles	New Lionsgate Articles
2(a)	Advance Notice for Nomination of Directors

	The Lionsgate Articles do not include advance notice procedures for the nomination of directors. See Article 10.9 of the Lionsgate Articles.	The New Lionsgate Articles include advance notice procedures for shareholder nominations of directors. Shareholders are required to provide written and timely notice of a nomination to the secretary of New Lionsgate prior to the meeting to elect directors. Generally, to be considered timely, the notice must be received by New Lionsgate in accordance with Article 10.9 at least thirty (30) days before the meeting. The New Lionsgate Articles specify the form and content of the shareholders’ notice for a nomination and include detailed informational requirements regarding both the shareholder and the nominee.

See Article 10.9 of the New Lionsgate Articles.
2(b)	Number of Directors

The number of directors of Lionsgate is the greater of three and the most recently determined of: (i) the number of directors set by ordinary resolution of shareholders (whether or not previous notice of the resolution was given); and (ii) the number of directors actually elected or continued in office.

See Article 13.1(b) of the Lionsgate Articles.

Immediately following the completion of the Transactions, while New Lionsgate is a public company, the number of directors of New Lionsgate will be the greater of three and the most recently determined of: (i) the number of directors set by the New Lionsgate Board from time to time by a resolution of the directors; and (ii) the number of directors actually elected or continued in office.

See Article 13.1 of the New Lionsgate Articles.

Proposal Number	Lionsgate Articles	New Lionsgate Articles

2(c)	Removal of Casting Vote

Questions arising at any meeting of directors of Lionsgate are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting shall have a second or casting vote.

See Article 17.2 of the Lionsgate Articles.

Questions arising at any meeting of directors of New Lionsgate are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting shall not be entitled to a second or casting vote.

See Article 17.2 of the New Lionsgate Articles.

2(d)	Remuneration of Auditor

	Under Section 207 of the BC Act, shareholders must, by ordinary resolution, set the remuneration of the auditor. Directors may only set the remuneration of the auditor if the shareholders approve the transfer of this power to the directors each year by ordinary resolution of the shareholders.	The New Lionsgate Board may set the remuneration of New Lionsgate’s auditor without obtaining the approval of shareholders by ordinary resolution. See Article 22.3 of the New Lionsgate Articles.

2(e)	Change in Authorized Share Capital

The authorized share capital of Lionsgate consists of shares of the class or classes and series, if any, described in the notice of articles of Lionsgate. The authorized share capital of Lionsgate consists of: (i) 200,000,000 preference shares without par value, (ii) 500,000,000 Class A voting common shares without par value, and (iii) 500,000,000 Class B non-voting common shares without par value.

Immediately following the completion of the Transactions, the authorized share capital of New Lionsgate will consist of shares of the class or classes and series, if any, described in the notice of articles of New Lionsgate.

The authorized share capital of New

Lionsgate will consist of: (i) 200,000,000 preference shares without par value and

(ii) an unlimited number of voting common shares without par value.

	The special rights or restrictions to which the preference shares and common shares	The special rights or restrictions to which the preference shares are subject are further described in the New Lionsgate Articles.
	are subject are further described in the Lionsgate Articles. See Articles 25, 26, and 27 of the Lionsgate Articles.	See Article 25.1 of the New Lionsgate Articles.

Starz Articles

Proposal Number	Lionsgate Articles	Starz Articles
2(f)	Advance Notice for Nomination of Directors

The Lionsgate Articles do not include advance notice procedures for the nomination of directors. See Article 10.9 of the Lionsgate Articles.

The Starz Articles include advance notice procedures for shareholder nominations of directors. Shareholders are required to provide written and timely notice of a nomination to the secretary of Starz prior to the meeting to elect directors. Generally, to be considered timely, the notice must be received by Starz in accordance with Article 10.9 at least thirty (30) days before the meeting. The Starz Articles specify the form and content of the shareholders’ notice for a nomination and include detailed informational requirements regarding both the shareholder and the nominee.

See Article 10.9 of the Starz Articles.

2(g)	Number of Directors

The number of directors of Lionsgate is the greater of three and the most recently determined of: (i) the number of directors set by ordinary resolution of shareholders (whether or not previous notice of the resolution was given); and (ii) the number of directors actually elected or continued in office.

See Article 13.1(b) of the Lionsgate Articles.

Immediately following the completion of the Transactions, while Starz is a public company, the number of directors of Starz will be the greater of three and the most recently determined of: (i) the number of directors set by the Starz Board from time to time by a resolution of the directors; and (ii) the number of directors actually elected or continued in office.

See Article 13.1 of the Starz Articles.

2(h)	Removal of Casting Vote

Questions arising at any meeting of directors of Lionsgate are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting shall have a second or casting vote.

See Article 17.2 of the Lionsgate Articles.

Questions arising at any meeting of directors of Starz are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting shall not be entitled to a second or casting vote.

See Article 17.2 of the Starz Articles.

2(i)	Remuneration of Auditor

	Under Section 207 of the BC Act, shareholders must, by ordinary resolution,	The Starz Board may set the remuneration of Starz’s auditor without
	set the remuneration of the auditor. Directors may only set the remuneration of the auditor if the shareholders approve the transfer of this power to the directors each year by ordinary resolution of the shareholders.	obtaining the approval of shareholders by ordinary resolution. See Article 22.3 of the Starz Articles.

Proposal Number	Lionsgate Articles	Starz Articles

2(j)	Change in Authorized Share Capital

The authorized share capital of Lionsgate consists of shares of the class or classes and series, if any, described in the notice of articles of Lionsgate. The authorized share capital of Lionsgate consists of: (i) 200,000,000 preference shares without par value, (ii) 500,000,000 Class A voting common shares without par value, and (iii) 500,000,000 Class B non-voting common shares without par value.

The special rights or restrictions to which the preference shares and common shares are subject are further described in the Lionsgate Articles.

See Articles 25, 26, and 27 of the Lionsgate Articles.

Immediately following the completion of the Transactions, the authorized share capital of Starz will consist of shares of the class or classes and series, if any, described in the notice of articles of Starz.

The authorized share capital of Starz will consist of: (i) 200,000,000 preference shares without par value and (ii) an unlimited number of voting common shares without par value.

The special rights or restrictions to which the preference shares are subject are further described in the Starz Articles.

See Article 25.1 of the Starz Articles.

2(k)	Quorum at Shareholder Meetings

The quorum for the transaction of business at a meeting of shareholders of Lionsgate is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 10% of the issued shares entitled to be voted at the meeting.

See Article 11.3 of the Lionsgate Articles.

The quorum for the transaction of business at a meeting of shareholders of Starz is two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 33 1/3% of the issued shares entitled to be voted at the meeting.

See Article 11.3 of the Starz Articles.

Reasons for the Approval of the Lionsgate Advisory Organizational Documents Proposals

Lionsgate is a British Columbia corporation. The proposed New Lionsgate Articles and Starz Articles are consistent with British Columbia law. Additional reasons for the proposals to be voted on by LGEC shareholders are as follows:

Proposal No. 2(a): Advance Notice for Nomination of Directors for New Lionsgate Articles

The purpose of advance notice provisions for nominations of directors, which are widely used by public companies, is to ensure shareholders have adequate information on candidates nominated for election to a board. This proposal will ensure a structured and transparent nomination process, affording the New Lionsgate Board and New Lionsgate shareholders sufficient time to assess the qualifications of nominees, thereby promoting informed decision-making and mitigating the risk of unexpected or disruptive nominations. Without an advance notice policy, under British Columbia law, shareholders of New Lionsgate would have the ability to nominate persons for election to the board from the floor at meetings called for the election of directors without giving advance notice of the nomination to New Lionsgate or the other shareholders eligible to vote. Advance notice policies are also standard practice in the U.S. and are supported by U.S. proxy advisory firms.

Proposal No. 2(b): Number of Directors for New Lionsgate Articles

The purpose of allowing the New Lionsgate Board to set the number of directors is to enable the board to decrease the number of seats between annual general meetings to address any vacancies, and enables the board to propose and nominate the number of directors that the board, acting in the best interests of New Lionsgate, considers suitable for New Lionsgate at the time. This provides flexibility in governance in between shareholder meetings, allowing the New Lionsgate Board to adapt its composition in response to New Lionsgate’s changing needs, strategic priorities and market conditions.

Proposal No. 2(c): Removal of Casting Vote for New Lionsgate Articles

The purpose of removing a second or casting vote is to ensure that no single individual wields disproportionate influence over board decisions, fostering a more balanced and democratic decision-making process that reflects the collective judgment of the entire New Lionsgate Board. Casting votes are rarely used by public companies and are generally viewed as poor governance by market participants and proxy advisory firms. New Lionsgate is adopting articles in accordance with current practices and aligning with other listed companies.

Proposal No. 2(d): Remuneration of Auditor for New Lionsgate Articles

The purpose of allowing the New Lionsgate Board to set the remuneration of the auditor without requiring shareholder approval by ordinary resolution is to ensure accountability and responsiveness, enabling the board to make timely adjustments based on the evolving needs of New Lionsgate and the auditor’s performance. Prompt and informed decision-making based on a board’s expertise in assessing the auditor’s qualifications and the scope of services can enhance operational efficiency and foster a more effective and transparent auditing process. The BC Act also provides this flexibility, and New Lionsgate is aligning with standard market practice in the U.S.

Proposal No. 2(e): Change in Authorized Share Capital for New Lionsgate Articles

Proposal No. 2(e) asks LGEC shareholders to approve the amendment of the Lionsgate Articles and exchange of the issued and outstanding shares such that, effective as of the Arrangement Effective Time, (i) each LGEC Class A share issued and outstanding immediately prior to the Initial Share Exchange will be automatically exchanged into one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class A Exchange”; and such exchange ratio, the “Initial Class A Exchange Ratio”) and (ii) each LGEC Class B share issued and outstanding immediately prior to the Initial Share Exchange will be automatically exchanged into, one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class B Exchange”; and such exchange ratio, the “Initial Class B Exchange Ratio”). Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.” Following the Initial Share Exchange, New Lionsgate will create the New Lionsgate new common shares.

The Lionsgate Board believes that a “one share, one vote” capital structure is in the best interests of New Lionsgate and its shareholders. It strengthens corporate governance by aligning the voting power and economic interests of all shareholders, streamlines New Lionsgate’s capital structure, reduces complexity and potentially makes New Lionsgate more attractive to retail and institutional investors who may be unwilling or unable to invest in dual-class structures. The single-class structure may also appeal to a broader range of investors by providing a more straightforward investment opportunity, enhancing liquidity and, in turn, improving long-term shareholder value. Additionally, a “one share, one vote” capital structure is also supported by U.S. proxy advisory firms.

Proposal No. 2(f): Advance Notice for Nomination of Directors for Starz Articles

The purpose of advance notice provisions for nominations of directors, which are widely used by public companies, is to ensure shareholders have adequate information on candidates nominated for election to a board. This proposal will ensure a structured and transparent nomination process, affording the Starz Board and Starz shareholders sufficient time to assess the qualifications of nominees, thereby promoting informed decision-making and mitigating the risk of unexpected or disruptive nominations. Without an advance notice policy, under British Columbia law, shareholders of Starz would have the ability to nominate persons for election to the board from the floor at meetings called for the election of directors without giving advance notice of the nomination to Starz or the other shareholders eligible to vote. Advance notice policies are also standard practice in the U.S. and are supported by U.S. proxy advisory firms.

Proposal No. 2(g): Number of Directors for Starz Articles

The purpose of allowing the board to set the number of directors is to enable the Starz Board to decrease the number of seats between annual general meetings to address any vacancies, and enables the board to propose and nominate the number of directors that the board, acting in the best interests of Starz, considers suitable for Starz at the time. This provides flexibility in governance in between shareholder meetings, allowing the Starz Board to adapt its composition in response to Starz’s changing needs, strategic priorities and market conditions.

Proposal No. 2(h): Removal of Casting Vote for Starz Articles

The purpose of removing a second or casting vote is to ensure that no single individual wields disproportionate influence over board decisions, fostering a more balanced and democratic decision-making process that reflects the collective judgment of the entire Starz Board. Casting votes are rarely used by public companies and are generally viewed as poor governance by market participants and proxy advisory firms. Starz is adopting articles in accordance with current practices and aligning with other listed companies.

Proposal No. 2(i): Remuneration of Auditor for Starz Articles

The purpose of allowing the Starz Board to set the remuneration of the auditor without requiring shareholder approval by ordinary resolution is to ensure accountability and responsiveness, enabling the board to make timely adjustments based on the evolving needs of Starz and the auditor’s performance. Prompt and informed decision-making based on a board’s expertise in assessing the auditor’s qualifications and the scope of services can enhance operational efficiency and foster a more effective and transparent auditing process. The BC Act also provides this flexibility, and Starz is aligning with standard market practice in the U.S.

Proposal No. 2(j): Change in Authorized Share Capital for Starz Articles

Proposal No. 2(j) asks LGEC shareholders to approve the amendment of the Lionsgate Articles such that, effective as of the Arrangement Effective Time and following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares.

The Lionsgate Board believes that a “one share, one vote” capital structure is in the best interests of Starz and its shareholders. It strengthens corporate governance by aligning the voting power and economic interests of all shareholders, streamlines Starz’s capital structure, reduces complexity and potentially makes Starz more attractive to retail and institutional investors who may be unwilling or unable to invest in dual-class structures. The single-class structure may also appeal to a broader range of investors by providing a more straightforward investment opportunity, enhancing liquidity and, in turn, improving long-term shareholder value. Additionally, a “one share, one vote” capital structure is also supported by U.S. proxy advisory firms.

Proposal No. 2(k): Change in Quorum at Shareholder Meetings for Starz Articles

This purpose of increasing the quorum required among the Starz shareholders to make decisions on business transacted at a meeting of shareholders of Starz from at least 10% of the issued shares entitled to be voted at the meeting to at least 33 1/3% of the issued shares entitled to be voted at the meeting is to ensure that quorum requirements of Starz are in line with the quorum requirements for issuers listed on Nasdaq.

Proposal No. 3: Election of Directors

The Lionsgate Board currently consists of 13 directors. Daryl Simm, a current director of Lionsgate, will not stand for re-election at the Lionsgate Annual General and Special Meeting. Mr. Simm will, however, continue to serve as a member of the Lionsgate Board until the date of the Lionsgate Annual General and Special Meeting.

It is expected that, upon the recommendation of the Nominating and Corporate Governance Committee of the Lionsgate Board, the Lionsgate Board will nominate the 12 persons named below for election as a director. Each of the nominees listed below is currently a director of Lionsgate and was previously elected by shareholders.

If the Transactions do not occur, each nominee, if elected at the Lionsgate Annual General and Special Meeting, will serve until the 2025 annual general meeting of shareholders of Lionsgate, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with Lionsgate’s Articles or applicable law. If the Transactions do occur, each nominee, if elected at the Lionsgate Annual General and Special Meeting, will serve until the Arrangement Effective Time, following which each nominee will serve on the New Lionsgate Board.

Other than as discussed herein, there are no arrangements or understandings between any nominee and any other person for selection as a nominee. Pursuant to the Lionsgate Investor Rights Agreement discussed in “Additional Lionsgate Annual General and Special Meeting Matters—Certain Relationships and Related Party Transactions of Lionsgate” Michael T. Fries currently serves as the designee of Liberty Global Incorporated Limited (“Liberty”), Harry E. Sloan currently serves as the designee of Discovery Lightning Investments Ltd. (“Discovery Lightning”) and Mark H. Rachesky, M.D., Emily Fine and John D. Harkey, Jr. currently serve as designees of MHR Fund Management LLC (“MHR Fund Management”).

The nominees have consented to serve on the Lionsgate Board if elected and the Lionsgate Board has no reason to believe that they will not serve if elected. If any of the nominees should become unable or unwilling for good cause to serve as a director if elected, the persons the Lionsgate Board has designated as proxies may vote for a substitute nominee if the Lionsgate Board has designated a substitute nominee or for the balance of the nominees.

There are no family relationships among the nominees for directors or executive officers of Lionsgate, except as noted below. Ages are as of March 12, 2025. Their skills and experience as reflected in the “—Board Profile” section below are noted for each of the directors.

				Committee Membership
Name	Age	Independent	Director Since	Audit & Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Advisory Committee
Michael Burns	66	No	08/1999

Mignon Clyburn	62	Yes	09/2020	✓		✓

Gordon Crawford	78	Yes	02/2013

Jon Feltheimer	73	No	01/2000

Emily Fine	51	Yes	11/2015			✓	✓

Michael T. Fries	62	Yes	11/2015		✓		✓

John D. Harkey, Jr.	64	Yes	06/2023	✓

Susan McCaw	62	Yes	09/2018	✓	✓

Yvette Ostolaza	60	Yes	12/2019

Mark H. Rachesky, M.D.	66	Yes	09/2009		✓

Hardwick Simmons	84	Yes	06/2005

Harry E. Sloan	75	Yes	12/2021		✓		✓

✓	Member	Chair	Financial Expert

MICHAEL BURNS

Age: 66 Director Since: August 1999

Business Experience

Mr. Burns has served as Vice Chair of Lionsgate since March 2000, and Vice Chair of LG Studios since May 2024. Mr. Burns served as Managing Director and Head of Prudential Securities Inc.’s Los Angeles Investment Banking Office from 1991 to March 2000.

Position with Lionsgate: Vice Chair since March 2000	Other Directorships Mr. Burns has been a director of LG Studios since May 2024. Mr. Burns was a director of Hasbro, Inc. (Nasdaq: HAS) from 2014 to 2024.

Residence: Los Angeles, California, U.S.

Qualifications

Mr. Burns and Lionsgate Chief Executive Officer Jon Feltheimer have built Lionsgate into a multibillion-dollar diversified global content leader. With an accomplished investment banking career prior to Lionsgate, in which he specialized in raising equity within the media and entertainment industry, Mr. Burns brings to the Lionsgate Board important business and financial expertise in its deliberations on complex transactions and other financial matters. Additionally, Mr. Burns’ extensive knowledge of and history with Lionsgate, financial background, in-depth understanding of the media and entertainment industry, connections within the business community and relationships with LGEC shareholders, make him an invaluable member of the Lionsgate Board.

MIGNON CLYBURN*

Age: 62

Independent Director Since:

September 2020

Committee Membership:

Audit & Risk Committee, Nominating and Corporate Governance Committee

Residence:

Charleston, South Carolina, U.S. * Ethnic/gender diverse member of the Lionsgate Board

Business Experience

Ms. Clyburn is President of MLC Strategies, LLC, a Washington, D.C. based consulting firm, a position she has held since January 2019. Previously, Ms. Clyburn served as a Commissioner of the U.S. Federal Communications Commission (the “FCC”) from 2009 to 2018, including as acting chair. While at the FCC, she was committed to closing the digital divide and championed the modernization of the agency’s Lifeline Program, which assists low-income consumers with voice and broadband service. In addition, Ms. Clyburn promoted diversity in media ownership, initiated Inmate Calling Services reforms, supported inclusion in STEM opportunities and fought for an open internet. Prior to her federal appointment, Ms. Clyburn served 11 years on the Public Service Commission of South Carolina and worked for nearly 15 years as publisher of the Coastal Times, a Charleston weekly newspaper focused on the African American community. Other Directorships Ms. Clyburn has been a director of LG Studios since May 2024 and a director of RingCentral, Inc. (NYSE: RNG) since November 2020. Ms. Clyburn previously served on the board of directors of Charah Solutions, Inc. from November 2020 to July 2023. Qualifications Ms. Clyburn has extensive experience as a state regulator of investor-owned utilities and as a federal commissioner in the technology and telecommunications fields. Such expertise and additional background as a successful business executive, makes Ms. Clyburn invaluable and well qualified to serve on the Lionsgate Board.

GORDON CRAWFORD

Age: 78 Independent Director Since: February 2013 Committee Membership: Strategic Advisory Committee (Co-Chair) Residence: Dana Point, California, U.S.

Business Experience

For over 40 years, Mr. Crawford served in various positions at Capital Research and Management, a privately held global investment management company. In December 2012, Mr. Crawford retired as its Senior Vice President.

Other Directorships

Mr. Crawford has been a director of LG Studios since May 2024. Additionally, Mr. Crawford serves as Director Emeritus of the Board of Trustees of the U.S. Olympic and Paralympic Foundation (which he Chaired for nine years from its inception in 2013), and as a Life Trustee on the Board of Trustees of Southern California Public Radio (which he Chaired from 2005 to 2012). Mr. Crawford formerly served as Vice Chairman at The Nature Conservancy and is currently a member of the Emeritus Board of the Nature Conservancy. Mr. Crawford is a past Vice Chairman of the Paley Center for Media and a member of the Board of Trustees of Berkshire School. Mr. Crawford also served on the Board of the U.S. Olympic and Paralympic Committee, and as a member of the Board of the LA24 Olympic and Paralympic Bid Committee.

Qualifications

Mr. Crawford has been one of the most influential and successful investors in the media and entertainment industry for over 40 years. Mr. Crawford’s professional experience and deep understanding of the media and entertainment sector makes Mr. Crawford a valuable member of the Lionsgate Board.

JON FELTHEIMER

Age: 73 Director Since: January 2000 Position with Lionsgate: Chief Executive Officer since March 2000 Residence: Los Angeles, California, U.S.

Business Experience

During his entertainment industry career, Mr. Feltheimer has held leadership positions at Lionsgate, Sony Pictures Entertainment and New World Entertainment, and has been responsible for tens of thousands of hours of television programming and hundreds of films. Prior to joining Lionsgate, he served as President of TriStar Television from 1991 to 1993, President of Columbia TriStar Television from 1993 to 1995, and President of Columbia TriStar Television Group and Executive Vice President of Sony Pictures Entertainment from 1995 to 1999, where he oversaw the launch of dozens of successful branded channels around the world. Other Directorships Mr. Feltheimer has been a director of LG Studios since May 2024 and is a director of Grupo Televisa, S.A.B. (NYSE: TV; BMV: TLEVISA CPO). Qualifications Under Mr. Feltheimer’s leadership, Lionsgate has grown into one of the world’s premier independent content platforms with deep film and television pipelines, a vast library of over 20,000 title film and television library, a valuable portfolio of brands and franchises and a strong reputation for innovation. As Lionsgate’s Chief Executive Officer, Mr. Feltheimer provides a critical link to management’s perspective in Lionsgate Board discussions regarding the business and strategic direction of Lionsgate. With extensive experience at three major and independent studios in the entertainment industry, Mr. Feltheimer brings an unparalleled level of strategic and operational experience to the Lionsgate Board, as well as an in-depth understanding of Lionsgate’s evolving industry and invaluable relationships within the business and entertainment community.

EMILY FINE*

Age: 51

Independent Director Since:

November 2015

Committee Membership:

Nominating and Corporate Governance Committee, Strategic Advisory Committee

Residence:

New York, New York, U.S.

*  Ethnic/gender diverse member of

theLionsgate Board

Business Experience

Ms. Fine is a principal of MHR Fund Management, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies in a variety of industries. Ms. Fine joined MHR Fund Management in 2002 and is a member of the firm’s investment committee. Prior to joining MHR Fund Management, Ms. Fine served as Senior Vice President at Cerberus Capital Management, L.P. and also worked at Merrill Lynch in the Telecom, Media & Technology Investment Banking Group, where she focused primarily on media merger and acquisition transactions.

Other Directorships

Ms. Fine has been a director of LG Studios since May 2024. Ms. Fine also serves on the Board of Directors of Rumie Initiative, a non-profit organization dedicated to providing access to free educational content through digital microlearning.

Qualifications

Ms. Fine brings to the Lionsgate Board a unique perspective of Lionsgate’s business operations and valuable insight regarding financial matters. Ms. Fine has over 25 years of investing experience and experience working with various companies in the media industry, including, as a principal of MHR Fund Management, working closely with Lionsgate over the past fourteen years.

Investor Rights Agreement

Ms. Fine serves as a designee of MHR Fund Management under the Lionsgate Investor Rights Agreement (discussed below).

MICHAEL T. FRIES

Age: 62 Independent Director Since: November 2015 Committee Membership: Compensation Committee, Strategic Advisory Committee Residence: Denver, Colorado, U.S.

Business Experience

Mr. Fries has served as the Chief Executive Officer of Liberty Global, plc (“Liberty Global”) (Nasdaq: LBTYA, LBTYB, LBTYK) since June 2005. Mr. Fries was Chief Executive Officer of UnitedGlobalCom LLC (“UGC”) from January 2004 until the businesses of UGC and Liberty Media International, Inc. were combined to form Liberty Global.

Other Directorships

Mr. Fries has been a director of LG Studios since May 2024. Mr. Fries is also Executive Chairman of Liberty Latin America Ltd. (since December 2017) (Nasdaq: LILA) and a director of Grupo Televisa S.A.B. (since April 2015) (NYSE: TV; BMV: TLEVISA CPO). Mr. Fries serves as a board member of CableLabs® is a trustee and finance committee member of The Paley Center for Media and as an ICT Governor of the World Economic Forum.

Qualifications

As an executive officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen its growth into a world leader in converged broadband, mobile and video communications and an active investor in cutting-edge infrastructure, content and technology businesses through its $3 billion ventures platform. Liberty Global delivers next generation products through advanced fiber and 5G networks in five core European markets, and currently provides over 85 million connections across Europe and the U.K. Liberty Global’s joint ventures in the U.K. and the Netherlands generate combined annual revenue of over $18 billion, while remaining operations generate consolidated revenue of more than $7 billion. Through its substantial scale and commitment to innovation, Liberty Global is building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower customers and deploying the advanced technologies that nations and economies need to thrive. Mr. Fries’ significant executive experience in building and managing international distribution and programming businesses, in-depth knowledge of all aspects of a global telecommunications business and responsibility for setting the strategic, financial and operational direction for Liberty Global contribute to the Lionsgate Board’s consideration of the strategic, operational and financial challenges and opportunities of Lionsgate’s business, and strengthen the Lionsgate Board’s collective qualifications, skills and attributes.

Investor Rights Agreement

Mr. Fries serves as the designee of Liberty under the Lionsgate Investor Rights Agreement (discussed below).

JOHN D. HARKEY, JR.

Age: 64 Independent Director Since: June 2023 Committee Membership: Audit & Risk Committee Residence: Dallas, Texas, U.S.

Business Experience

Mr. Harkey has served as the principal and founder of JDH Investment Management, LLC, an investment advisory firm, since 2007, and as chairman and chief executive officer of Consolidated Restaurant Operations, Inc., a full-service and franchise restaurant company, since 1998. Mr. Harkey is also co-founder, and serves on the board of directors, of Cessation Therapeutics, a developer of vaccines for addictions to fentanyl, heroin and nicotine, since June 2018. Mr. Harkey is also a co-founder and executive chairman of the board of Dialectic Therapeutics, Inc. which is developing cancer immunotherapies, since

November 2018. In addition, he was a co-founder of AveXis, Inc., a biotechnology company, from 2010 until it was acquired in 2018 by Novartis AG, and served as executive chairman from 2010 to 2015. Mr. Harkey holds a B.B.A. in Business Honors from the University of Texas at Austin, a J.D. from the University of Texas School of Law, and an M.B.A. from Stanford Graduate School of Business.

Other Directorships

Mr. Harkey has been a director of LG Studios since May 2024 and a director of Zuora, Inc. (NYSE: ZUO) since April 2024. Mr. Harkey also serves as chairman of privately-held Veterinary Service, Inc., as well as several non-profit organizations. He previously served on the board of directors of Sumo Logic, Inc. until its acquisition by Francisco Partners in May 2023, Loral Space & Communications Inc., until its merger with Telesat Canada in November 2021, and Emisphere Technologies, Inc., until its acquisition by Novo Nordisk in December 2020.

Qualifications

Mr. Harkey has extensive operational experience as a private investor and chief executive, in both public and private companies, across a wide range of industries. Mr. Harkey qualifications and experiences, including executive leadership, global leadership, growth and operational scale, business development and strategy, finance and accounting, legal, regulatory, and compliance, and public company board membership, are invaluable to the Lionsgate Board.

Investor Rights Agreement Mr. Harkey serves as a designee of MHR Fund Management under the Lionsgate Investor Rights Agreement (discussed below).

SUSAN MCCAW*

Age: 62

Independent Director Since:

September 2018

Committee Membership:

Audit & Risk Committee, Compensation Committee

Residence:

North Palm Beach, Florida, U.S.

*  Ethnic/gender diverse member of

theLionsgate Board

Business Experience

Ms. McCaw is the President of SRM Capital Investments, a private investment firm. Before this, Ms. McCaw served as President of COM Investments, a position she held from April 2004 to June 2019 except while serving as U.S. Ambassador to the Republic of Austria from November 2005 to December 2007. Prior to April 2004, Ms. McCaw was the Managing Partner of Eagle Creek Capital, a private investment firm investing in private technology companies, a Principal with Robertson, Stephens & Company, a San Francisco-based technology investment bank, and an Associate in the Robertson Stephens Venture Capital Group. Earlier in her career, Ms. McCaw was a management consultant with McKinsey & Company.

Other Directorships

Ms. McCaw has been a director of LG Studios since May 2024 and a director and member of the Leadership Development and Compensation Committee of Air Lease Corporation (NYSE: AL). Ms. McCaw is the chair of the Hoover Institution and a board member of the Ronald Reagan Presidential Foundation & Institute. She is also a founding board member of the Malala Fund and serves as the chair of the Knight- Hennessy Scholars Global Advisory Board. Ms. McCaw is also Trustee Emerita of Stanford University.

Qualifications

Ms. McCaw brings deep experience and relationships in global business and capital markets to the Lionsgate Board through her private sector experience in investment banking and investment management, and through her public service as a former U.S. Ambassador. Ms. McCaw holds a Bachelor’s Degree in Economics from Stanford University and a Masters of Business Administration from Harvard Business School. Ms. McCaw’s experience both as an investor and diplomat brings broad and meaningful insight to the Lionsgate Board’s oversight of Lionsgate’s business.

YVETTE OSTOLAZA*

Age: 60 Independent Director Since: December 2019 Committee Membership: Nominating and Corporate Governance Committee (Chair) Residence: Dallas, Texas, U.S.

Business Experience

Since October 2013, Ms. Ostolaza has been a partner at Sidley Austin LLP, an international law firm with 21 offices located in four continents and over $3.3 billion in revenue. She currently serves as Sidley’s Management Committee Chair and as a member of the firm’s Executive Committee. Ms. Ostolaza has also served on a number of nonprofit organizations as a board member or trustee. She regularly advises companies and boards in governance, crisis management, internal investigations, and litigation matters. Ms. Ostolaza was recently named to CNBC’s 2024 inaugural list of 50 “Changemakers: Women

* Ethnic/gender diverse member of the Lionsgate Board

Transforming Business” and Forbes 2024 America’s Top 200 Lawyers. She has received awards for her leadership, legal work, and community involvement, including the American Bar Association’s Margaret Brent Award in 2023, Girls, Inc.’s “Woman of Achievement” award, Hispanic National Bar Law Firm Leader of 2022, Texas Lawyer’s Lifetime Achievement Award, and one of 20 “Women of Excellence” nationally by Hispanic Business magazine. In 2018, she received the Anti-Defamation League’s Schoenbrun Jurisprudence Award for her outstanding leadership and exemplary contributions to the community.

Other Directorships

Ms. Ostolaza has been a director of LG Studios since May 2024.

Qualifications

Ms. Ostolaza has spent her career developing a global practice representing public and private companies, board committees, and directors and officers in litigation, investigations, shareholder activism, regulatory, governance, and crisis management matters across a wide variety of industries. This breadth of experience provides important insight and counsel to the Lionsgate Board’s oversight of Lionsgate’s business.

MARK H. RACHESKY, M.D.

Age: 66 Independent Director Since: September 2009 Committee Membership: Chair of the Board, Compensation Committee, Strategic Advisory Committee (Co-Chair) Residence: New York, New York, U.S.

Business Experience

Dr. Rachesky is Founder and Chief Investment Officer of MHR Fund Management LLC, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies across a variety of industries.

Other Directorships

Dr. Rachesky has been a director of LG Studios since May 2024. Dr. Rachesky is also the Non-Executive Chairman of the Board of Directors, member of the Nominating Committee and the Human Resources and Compensation Committee of Telesat Corporation (Nasdaq: TSAT), and a director and member of the Nominating Committee, the Corporate Governance Committee and the Compensation Committee of Titan International, Inc. (NYSE: TWI). Dr. Rachesky formerly served on the Board of Directors of Loral Space & Communications Inc. until its merger with Telesat Canada in November 2021, on the Board of Directors of Navistar International Corporation (NYSE: NAV) until its merger with Traton SE in July 2021, and on the Board of Directors of Emisphere Technologies Inc. until it was acquired by Novo Nordisk in December 2020. Dr. Rachesky also serves on the Board of Directors of Mt. Sinai Hospital Children’s Center Foundation, the Board of Advisors of Columbia University Medical Center, as well as the Board of Overseers of the University of Pennsylvania. Qualifications Dr. Rachesky has demonstrated leadership skills as well as extensive financial expertise and broad-based business knowledge and relationships. In addition, as the Chief Investment Officer of MHR Fund Management LLC, with a demonstrated investment record in companies engaged in a wide range of businesses over the last 25 plus years, together with his experience as chair and director of other public and private companies, Dr. Rachesky brings broad and insightful perspectives to the Lionsgate Board relating to economic, financial and business conditions affecting Lionsgate and its strategic direction.

Investor Rights Agreement

Dr. Rachesky serves as a designee of MHR Fund Management under the Lionsgate Investor Rights Agreement (discussed below).

HARDWICK SIMMONS

Age: 84 Independent Director Since: June 2005 Committee Membership: Audit & Risk Committee (Chair), Strategic Advisory Residence: Marion, Massachusetts, U.S.

Business Experience

Mr. Simmons currently serves as a director of several privately held companies. From February 2001 to June 2003, Mr. Simmons served first as Chief Executive Officer and then as Chairman and Chief Executive Officer at The NASDAQ Stock Market Inc. From May 1991 to December 2000, Mr. Simmons served as President and Chief Executive Officer of Prudential Securities Incorporated.

Other Directorships

Mr. Simmons has been a director of LG Studios since May 2024. From 2003 to 2016, Mr. Simmons was the Lead Director and Chairman of the Audit and Risk Committee of Raymond James Financial (NYSE:RJF).

Qualifications

Mr. Simmons, through an accomplished career overseeing one of the largest equity securities trading markets in the world and other large complex financial institutions, brings important business and financial expertise to the Lionsgate Board in its deliberations on complex transactions and other financial matters. In addition, his broad business knowledge, connections in the business community and valuable insight regarding investment banking and regulation are relevant to the Lionsgate Board’s oversight of Lionsgate’s business.

HARRY E. SLOAN

Age: 75 Independent Director Since: December 2021 Committee Membership: Compensation Committee, Strategic Advisory Committee Residence: Los Angeles, California, U.S.

Business Experience

Mr. Sloan is a founder, public company chief executive officer and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC (“Eagle Equity”). Under Mr. Sloan’s leadership, Eagle Equity has acquired and taken public, through special purpose acquisition companies, several digital media companies including, during 2020, DraftKings, Inc. (Nasdaq: DKNG) (“DraftKings”) and Skillz Inc. (NYSE: SKLZ). Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/ Bethesda Game Studios, the award winning studio acquired by Microsoft in March 2021. Mr. Sloan co-founded Soaring Eagle Acquisition Corp., which raised $1.725 billion in its initial public offering in February 2021, and in September 2021, completed its initial business combination with Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) (“Ginkgo”). In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp., which became LG Studios in May 2024. Earlier in his career, Mr. Sloan was Chairman and Chief Executive Officer of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS Broadcasting, S.A. Mr. Sloan was also one of the founding investors of Lionsgate and served as Lionsgate’s Non-Executive Chairman from 2004 to 2005. In May 2023, Mr. Sloan was appointed as a member of the United States Holocaust Memorial Council.

Other Directorships

Mr. Sloan has been a director of LG Studios since May 2024. Mr. Sloan is also a member of the Board of Directors and a member of the Audit Committee of Ginkgo, and Vice Chairman of the Board of Directors and Chair of the Transaction Committee of DraftKings.

Qualifications

Mr. Sloan’s extensive experience as an international media investor, entrepreneur and studio executive makes him well qualified to serve on the Lionsgate Board.

Investor Rights Agreement

Mr. Sloan serves as a designee of Discovery Lightning under the Lionsgate Investor Rights Agreement (discussed below).

Board Profile

The Lionsgate Board and its Corporate Governance and Nominating Committee are committed to ensuring that the Lionsgate Board is composed of directors who possess highly relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders. The following provides a snapshot of the skills and experience of nominees to the Lionsgate Board.

	Burns	Clyburn	Crawford	Feltheimer	Fine	Fries	Harkey	McCaw	Ostolaza	Rachesky	Simmons	Sloan

Corporate Governance and Risk Management

Understanding Lionsgate Board and management accountability, transparency, and protection of shareholders’ interests, overseeing the various risks facing Lionsgate and ensuring that appropriate policies and procedures are in place to effectively manage risk.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance and Capital Allocation

Management or oversight of the finance function of a company, resulting in proficiency in complex financial management, capital allocation, and financial reporting processes.

	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Global Business Expertise in global business cultures and consumer preferences gained through experience in international markets.	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Media and Entertainment Experience and expertise with the entertainment and media industry.	✓		✓	✓		✓						✓
Public Company Experience of modern board practice and principles and the ability and business acumen to debate and address critical board-level issues.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

	Burns	Clyburn	Crawford	Feltheimer	Fine	Fries	Harkey	McCaw	Ostolaza	Rachesky	Simmons	Sloan

Strategic Planning

Expertise in identifying and developing opportunities for long-term value creation, including experience in driving innovation, improving operations, identifying risks and executing Lionsgate’s strategic goals.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Ethnic/Gender Diversity Contributes to the representation of varied backgrounds, perspectives and experience in the boardroom.		✓			✓			✓	✓

Board Leadership Structure

Mr. Feltheimer is Lionsgate’s Chief Executive Officer, and together with Mr. Burns, Lionsgate’s Vice Chair, has led Lionsgate’s development for over 25 years. The Lionsgate Board believes it is appropriate for Messrs. Feltheimer and Burns to be on the Lionsgate Board in an executive capacity, as they are responsible for the day-to-day supervision, management and control of the business and affairs of Lionsgate, develop its strategic direction, and serve as a bridge between management and the Lionsgate Board to support the alignment of the goals of both.

Dr. Rachesky is the Chair of the Lionsgate Board. Dr. Rachesky provides leadership as an independent, non-executive Chair and helps ensure independent oversight of Lionsgate. Dr. Rachesky also presides over the regularly scheduled executive sessions of Non-Employee Directors. In furtherance of the independent oversight of management, the non-employee directors routinely meet and hold discussions without management present.

Separate Chair and Chief Executive Officer Roles

The Lionsgate Board believes that Lionsgate’s current leadership structure, in which the roles of the Chair and Chief Executive Officer are separate, is appropriate for Lionsgate, taking into consideration Lionsgate’s evolving needs, corporate strategy, and operating environment. The separation of the Chair and Chief Executive Officer roles reinforces the independence of the Lionsgate Board and its oversight of the business and affairs of Lionsgate, enables Lionsgate’s Chief Executive Officer to focus on the business, operations, and strategy of Lionsgate, and allows Lionsgate to leverage the Chair’s experience, perspective, and vision to serve the best interests of its shareholders.

Corporate Cease Trade Orders and Bankruptcy

No nominee proposed for election as a director of Lionsgate: (a) is, as at the date hereof, or has been, within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any other company (including Lionsgate) that was subject to: (i) a cease trade order; (ii) an order similar to a cease trade order; or (iii) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (each, an “order”) that was issued while such nominee was acting in the capacity as director, chief executive officer or chief financial officer; (b) ) is, as at the date hereof, or has been, within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any other company (including Lionsgate) that was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; (c) is, as at the date hereof, or has been, within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including Lionsgate) that, while such nominee was acting in the capacity as director, chief executive officer or chief financial officer or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or initiated any proceedings, arrangement or compromise with creditors or had a receiver, manager or trustee appointed to hold its assets; (d) has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receive, receiver manager or trustee appointed to hold the assets of the proposed director; (e) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (f) has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Indebtedness of Directors and Executive Officers

At no time during the period ended December 31, 2023, and at no time from January 1, 2024 to the date hereof, was a current or former executive officer or director of Lionsgate, any proposed nominee for election as a director of Lionsgate, or any of their respective associates indebted to Lionsgate or any of its subsidiaries or indebted to another entity where the indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Lionsgate or any of its subsidiaries.

Vote Required

A plurality of LGEC Class A shares voting in person or by proxy is required to elect each of the 12 nominees for director. A plurality means that the 12 nominees receiving the largest number of votes cast (votes “FOR”) will be elected. Shareholders are not permitted to cumulate their LGEC Class A shares for purposes of electing directors.

For purposes of this proposal, broker non-votes are not treated as votes cast and are not counted in the determination of the number of votes necessary for the election of each of the nominated directors.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR.

THE LIONSGATE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.
FOR

Proposal No. 4: Reappointment of Independent Registered Public Accounting Firm and Authorization of Audit & Risk Committee of the Lionsgate Board to Fix Remuneration

At the request of the Audit & Risk Committee of the Lionsgate Board, Ernst & Young LLP will be nominated at the Lionsgate Annual General and Special Meeting for reappointment as Lionsgate’s independent registered public accounting firm for the fiscal year ending March 31, 2025 at remuneration to be fixed by the Audit & Risk Committee of the Lionsgate Board. Ernst & Young LLP has been Lionsgate’s independent registered public accounting firm since August 2001.

Representatives of Ernst & Young LLP are expected to be present at the Lionsgate Annual General and Special Meeting, and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from shareholders.

Votes Required

The affirmative vote of a majority of votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the reappointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm, and for the authorization of the Audit & Risk Committee of the Lionsgate Board to fix the remuneration of the auditor. For purposes of this proposal, abstentions are not treated as votes cast and are not counted in the determination of the number of votes necessary for the reappointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm, and for the authorization of the Audit & Risk Committee of the Lionsgate Board to fix the remuneration of the auditor.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF LIONSGATE FOR THE

FISCAL YEAR ENDING MARCH 31, 2025, AND FOR THE AUTHORIZATION OF THE RISK COMMITTEE OF THE LIONSGATE BOARD TO FIX THE REMUNERATION OF THE AUDITOR.

THE LIONSGATE BOARD RECOMMENDS A VOTE “FOR” THE REAPPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF LIONSGATE FOR THE FISCAL YEAR ENDING MARCH 31, 2025 AND FOR THE AUTHORIZATION OF THE AUDIT & RISK COMMITTEE OF LIONSGATE BOARD TO FIX THE REMUNERATION OF THE AUDITOR.
FOR

Proposal No. 5: Advisory Vote to Approve Executive Compensation

Lionsgate is providing LGEC Class A shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of Lionsgate’s Named Executive Officers (as defined in the section entitled “Additional Lionsgate Annual General and Special Meeting Matters—Executive Compensation—Compensation Discussion and Analysis of Lionsgate and Named Executive Officers”) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this joint proxy statement/prospectus (including in the compensation tables and narratives accompanying those tables as well as in the section entitled “—Executive Compensation ”).

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Lionsgate Board will request your advisory vote on the following resolution at the Lionsgate Annual General and Special Meeting

RESOLVED, that the compensation paid to Lionsgate’s Named Executive Officers, as disclosed in this joint proxy statement/prospectus pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the section entitled “—Executive Compensation,” the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is a non-binding advisory vote only and will not be binding on Lionsgate, the Lionsgate Board or the Compensation Committee of the Lionsgate Board (the “Lionsgate Compensation Committee”), and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Lionsgate Board or the Lionsgate Compensation Committee. However, Lionsgate’s Compensation Committee, which is responsible for designing and administering Lionsgate’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

Lionsgate’s current policy is to provide shareholders with an opportunity to approve the compensation of the Named Executive Officers each year at the annual general meeting of the shareholders of Lionsgate. The next such vote will occur at the 2025 annual general meetings of each of New Lionsgate and Starz, if the Transactions are completed.

Vote Required

Approval of this Proposal No. 5 requires the affirmative vote of the holders of a majority of the votes cast by holders of LGEC Class A shares present in person or by proxy at the Lionsgate Annual General and Special Meeting For purposes of this proposal, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the number of votes necessary for the advisory vote to approve executive compensation.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

THE LIONSGATE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.
FOR

Proposal No. 6: Approve the Assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as Amended and Restated as the Lionsgate Studios Corp. 2025 Performance Incentive Plan

The Lionsgate Board believes that approval of the New Lionsgate 2025 Plan, to be effective upon completion of the Transactions, if the Transactions are approved, will promote the interests of New Lionsgate and its shareholders and will help New Lionsgate and its subsidiaries continue to be able to attract, retain and reward persons important to its success. For additional information regarding the New Lionsgate 2025 Plan, see “Information About New Lionsgate After the Transactions—New Lionsgate 2025 Plan Information”, “Information About New Lionsgate After the Transactions—Specific Benefits under the New Lionsgate 2025 Plan” and “Information About New Lionsgate After the Transactions—Equity Compensation Plan Information of Lionsgate.”

Members of the Lionsgate Board and the Lionsgate executive officers may be eligible for awards under the New Lionsgate 2025 Plan and thus have a personal interest in the approval of the New Lionsgate 2025 Plan.

Vote Required

Approval of the New Lionsgate 2025 Plan requires the affirmative vote of at least a majority of votes cast by holders of LGEC Class A voting shares eligible to vote present or represented by proxy at the Lionsgate Annual General and Special Meeting. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for approval of the New Lionsgate 2025 Plan.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR APPROVAL OF THE LIONSGATE STUDIOS CORP. 2025 PERFORMANCE INCENTIVE PLAN.

THE LIONSGATE BOARD RECOMMENDS A VOTE “FOR” THE NEW LIONSGATE 2025 PLAN.
FOR

Proposal No. 7: Approve the Starz 2025 Plan

The Lionsgate Board believes that approval of the Starz 2025 Plan, to be effective upon completion of the Transactions, if the Transactions are approved, will promote the interests of Starz and its shareholders and will help Starz and its subsidiaries continue to be able to attract, retain and reward persons important to its success. For additional information regarding the Starz 2025 Plan, see “Information About Starz After the Transactions—Starz 2025 Plan Information” and “Information About Starz After the Transactions—Specific Benefits under the Starz 2025 Plan.”

Members of the Lionsgate Board and the Lionsgate executive officers may be eligible for awards under the Starz 2025 Plan and thus have a personal interest in the approval of the Starz 2025 Plan.

Vote Required

Approval of the Starz 2025 Plan requires the affirmative vote of at least a majority of votes cast by holders of LGEC Class A voting shares eligible to vote present or represented by proxy at the Lionsgate Annual General and Special Meeting. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for approval of the Starz 2025 Plan.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR APPROVAL OF THE STARZ 2025 PLAN.

THE LIONSGATE BOARD RECOMMENDS A VOTE “FOR” THE STARZ 2025 PLAN.
FOR

Proposal No. 8: Approve the LGEC 2025 Plan.

The Lionsgate Board believes that approval of the LGEC 2025 Plan, to be effective if the Transactions are not approved, will promote the interests of Lionsgate and its shareholders and will help Lionsgate and its subsidiaries continue to be able to attract, retain and reward persons important to its success. For additional information regarding the LGEC 2025 Plan, see “Additional Lionsgate Annual General and Special Meeting Matters—LGEC 2025 Plan Information” and “Additional Lionsgate Annual General and Special Meeting Matters—Specific Benefits under the LGEC 2025 Plan.”

Members of the Lionsgate Board and the Lionsgate executive officers may be eligible for awards under the LGEC 2025 Plan and thus have a personal interest in the approval of the LGEC 2025 Plan.

Vote Required

Approval of the LGEC 2025 Plan, to be effective if the Transactions are not approved, requires the affirmative vote of at least a majority of votes cast by holders of LGEC Class A voting shares eligible to vote present or represented by proxy at the Lionsgate Annual General and Special Meeting. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for approval of the LGEC 2025 Plan.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR APPROVAL OF THE LGEC 2025 PLAN.

THE LIONSGATE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE LGEC 2025 PLAN IN THE EVENT THE TRANSACTIONS ARE NOT APPROVED.
FOR

Proposal No. 9: The Reverse Stock Split

Overview

LGEC shareholders are being asked to approve the Reverse Stock Split. In connection with the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

The Reverse Stock Split will affect all LGEC shareholders uniformly and will not affect any of the LGEC shareholder’s percentage ownership interest in Starz, except to the extent that the Reverse Stock Split would result in any of the LGEC shareholders owning a fractional share, as described below in the section titled “Fractional Shares with respect to the Reverse Stock Split”. Any fractional Starz common share to which a holder is entitled as a result of the Reverse Stock Split will be rounded up to the nearest whole Starz common share. Starz common shares issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

Reasons for the Approval of the Reverse Stock Split Proposal

The purpose of the Reverse Stock Split is to reduce the number of outstanding Starz common shares following the consummation of the Transactions to yield a number of outstanding Starz common shares that is appropriate, including from the perspective of an appropriately increased price per share. It should be noted, however, that although the Reverse Stock Split is being proposed for the purpose of maintaining or increasing the market price of Starz common shares, there can be no assurance that such price maintenance or increase can be achieved or maintained. A number of factors will influence the future trading price of Starz common shares, many of which are not within Starz’s control. As a result, there can be no assurance that the Reverse Stock Split will result in the intended benefits described or that the market price of Starz common shares will not decrease in the future.

Fractional Shares with Respect to the Reverse Stock Split

No fractional Starz common shares will be issued in the Reverse Stock Split. Instead, to the extent an LGEC shareholder is entitled to a fractional Starz common share following the Reverse Stock Split, each such fraction will be rounded up to the nearest whole number. Accordingly, LGEC shareholders that otherwise would be entitled to receive a fractional Starz common share in the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio of 15-to-1 will automatically be entitled to receive one whole Starz common share. Because any fractional shares will be rounded up to the next nearest whole share, the Reverse Stock Split is not expected to affect the number of holders of Starz common shares.

Vote Required for Approval

Approval of the Reverse Stock Split requires (i) the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting. Regardless of the outcome of the non-binding advisory vote on the Reverse Stock Split, the Reverse Stock Split will be adopted by Starz, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for approval of the Reverse Stock Split.

THE LIONSGATE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT.
FOR

THE LG STUDIOS SPECIAL MEETING

This joint proxy statement/prospectus is being furnished to holders of LG Studios common shares for use at the LG Studios Special Meeting and any adjournments or postponements thereof.

Date, Time and Place of the LG Studios Special Meeting

LG Studios will hold the LG Studios Special Meeting at PriceWaterhouseCoopers LLP, at PriceWaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, V6C 3S7, on April 23, 2025, at 9:30 a.m., Pacific Time.

Purpose of the LG Studios Special Meeting

At the LG Studios Special Meeting, LG Studios shareholders will be asked to vote upon the following matters outlined in the notice of the LG Studios Special Meeting:

1.

Consider, pursuant to the Studios Interim Order and, if deemed advisable, approve, with or without variation, a special resolution (the “Studios Arrangement Resolution”) of the shareholders of LG Studios common shares adopting the Plan of Arrangement pursuant to Section 288 of the Business Corporations Act (British Columbia) between, among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things, LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, as more fully described in this joint proxy statement/prospectus, which resolution, to be effective, must be passed by an affirmative vote of at least two-thirds (66 2/3%) of the votes cast by the LG Studios shareholders present or represented by proxy at the LG Studios Special Meeting and entitled to vote at the LG Studios Special Meeting (the “LG Studios Reorganization Proposal”);

2.

Approve on a non-binding advisory basis, by ordinary resolution, several governance provisions that will be contained in the New Lionsgate Articles and the Starz Articles that substantially affect LGEC shareholder rights, presented separately in accordance with U.S. Securities and Exchange Commission (the “SEC”) guidance (the “LG Studios Advisory Organizational Documents Proposals” or “Proposal No. 2”). Proposal No. 2 is separated into sub-proposals as described in Proposal No. 2 — The LG Studios Advisory Organizational Documents Proposals; and

The LG Studios Board does not know of any other matters that may be presented for action at the LG Studios Special Meeting. Should any other business come before the LG Studios Special Meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with the recommendation of the LG Studios Board or, if no recommendation is given, in accordance with their best judgment.

LG Studios Record Date; Outstanding Shares; Shares Entitled to Vote

With respect to all matters, only holders of record of LG Studios common shares as of the Record Date are entitled to receive notice of the LG Studios Special Meeting and to vote their LG Studios common shares that they held on the Record Date at the LG Studios Special Meeting or any continuations, adjournments or postponements thereof. Each LG Studios common share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, there were approximately 288,681,224 LG Studios common shares issued and outstanding and entitled to vote, which were held by approximately 76 shareholders of record. Each shareholder of record has the right to appoint a person or company to represent such shareholder to vote in person at the LG Studios Special Meeting other than the persons designated in the form of proxy. See “—Voting of Proxies” and “—Voting in Person” below.

Quorum

A quorum is necessary to hold a valid meeting of LG Studios shareholders. The quorum for the LG Studios Special Meeting is one or more persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least one third (33 1/3%) of the outstanding shares of LG Studios entitled to be voted at the LG Studios Special Meeting.

Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. There will be no broker non-votes at the LG Studios Special Meeting because it is expected that all proposals to be voted on at the LG Studios Special Meeting will be “non-routine” matters.

Share Ownership of Management

As of the Record Date, none of the 13 directors and executive officers of LG Studios, or any affiliates thereof (other than Lionsgate), owned any LG Studios common shares.

Voting of Proxies

Whether you are a shareholder of record or a “non-registered” shareholder, you may direct how your LG Studios common shares are voted without attending the LG Studios Special Meeting.

If you are a shareholder of record, you may submit a proxy to authorize how your shares are to be voted at the LG Studios Special Meeting. You can submit a proxy over the Internet, by mail or by telephone pursuant to the instructions provided in the proxy card enclosed with this joint proxy statement/prospectus. If you are a “non-registered” shareholder, you may also submit your voting instructions by Internet, telephone, tablet or smartphone, or mail by following the instructions provided in the voting instruction form sent by your intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy holder. Those persons are directors and/or officers of LG Studios. If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. (Eastern Time) on April 22, 2025 in order for your shares to be voted at the LG Studios Special Meeting. If you are a “non-registered” shareholder, please comply with the deadlines included in the voting instructions provided by the intermediary that holds your shares.

Submitting your proxy or voting instructions over the Internet, by telephone, tablet or smartphone or by mail will not affect your right to vote in person should you decide to attend the LG Studios Special Meeting, although “non-registered” shareholders must obtain a “legal proxy” from the intermediary that holds their shares giving them the right to vote the shares in person at the LG Studios Special Meeting.

How to Revoke Your Proxy

If you are a shareholder of record, even after you have submitted your proxy, you may change your vote by submitting a duly executed proxy bearing a later date in the manner and within the time described above under “Voting of Proxies” (your latest-received voting instructions will be followed). If you are a “non-registered” shareholder, you should contact your intermediary to find out how to change or revoke your voting instructions within the time described above under “Voting of Proxies.” If you are a shareholder of record, you may also revoke a previously deposited proxy (i) by an instrument in writing that is received by or at the LG Studios Special Meeting prior to the closing of the polls, (ii) by an instrument in writing provided to the chair of the LG Studios Special Meeting at the meeting or any continuation, postponement or adjournment thereof, or (iii) in any other manner permitted by law. The powers of the proxy holders will be suspended if you attend the LG Studios Special Meeting in person and so request, although attendance at the LG Studios Special Meeting will not by itself revoke a previously granted proxy.

Voting in Person

If you are a holder of record of LG Studios common shares, you have the right to vote in person at the LG Studios Special Meeting.

If you choose to do so, you can vote using the ballot that will be provided at the LG Studios Special Meeting, or, if you requested and received printed copies of this joint proxy statement/prospectus and related meeting materials by mail, you can complete, sign and date the proxy card enclosed with this joint proxy statement/prospectus you received and submit it at the LG Studios Special Meeting. If you are a “non-registered” shareholder, you may not vote your shares in person at the LG Studios Special Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote the LG Studios common shares at the LG Studios Special Meeting.

Even if you plan to attend the LG Studios Special Meeting, LG Studios recommends that you submit your proxy or voting instructions in advance of the LG Studios Special Meeting as described in this joint proxy statement/prospectus, so that your vote will be counted if you later decide not to attend the LG Studios Special Meeting.

At the LG Studios Special Meeting, a representative from Broadridge shall be appointed to act as scrutineer. The scrutineer will determine the number of LG Studios common shares represented at the LG Studios Special Meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to LG Studios.

Abstentions and Broker Non-Votes

Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. There will be no broker non-votes at the LG Studios Special Meeting, because it is expected that all proposals to be voted on at the LG Studios Special Meeting will be “non-routine” matters. A broker non-vote occurs when a bank, broker, trustee or other nominee is not permitted to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker, trustee or other nominee with such instructions.

Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of outstanding shares or the number of shares present at the annual meeting and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting. Accordingly, an abstention will not have any impact on any of the proposals to be voted on at the LG Studios Special Meeting.

Shares represented by broker non-votes will have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting. Accordingly, a broker non-vote will have the no effect with respect to the proposals submitted for consideration at the LG Studios Special Meeting.

Required Votes

•

Proposal No. 1: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting is required for the LG Studios Reorganization Proposal. LG Studios common shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 1.

•

Proposal No. 2: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting is required for the non-binding advisory vote to approve several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights. Regardless of the outcome of the non-binding advisory vote on the LG Studios Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate as part of the Transactions, assuming the approval of the LG Studios Reorganization Proposal and the completion of the transactions. LG Studios common shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 2.

Note that if your LG Studios common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your shares on Proposal No. 1 and Proposal No. 2, unless you provide instructions to him or her regarding how you would like your shares to be voted.

For purposes of determining the number of votes cast, only shares of LG Studios common shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of the LG Studios proposals.

Adjournments

The LG Studios Special Meeting may be adjourned or postponed from time to time by LG Studios in accordance with the terms of the LG Studios Articles and the Arrangement Agreement, subject to the LG Studios Interim Order.

If a quorum is not present within one-half hour from the time set for holding the LG Studios Special Meeting, the meeting stands adjourned to the same day in the next week at the same time and place. If, at the re-convened LG Studios Special Meeting, a quorum is not present within one-half hour from the time set for holding the meeting, the person(s) present and being, or representing by proxy, one or more LG Studios shareholders entitled to attend and vote at the meeting constitute a quorum.

The chair of the LG Studios Special Meeting may, in its discretion, and if directed by the LG Studios shareholders at the meeting must, adjourn the meeting from time to time and from place to place. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

The Arrangement Agreement provides that LG Studios may adjourn, postpone or cancel the LG Studios Special Meeting for any reason, including as required for quorum purposes (in which case the LG Studios Special Meeting may be adjourned and not cancelled).

If the LG Studios Special Meeting is adjourned for less than thirty (30) days, it is not necessary to give the LG Studios shareholders notice of the adjourned meeting or the business to be transacted at an adjourned meeting. If the LG Studios Special Meeting is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting must be given to the LG Studios shareholders as for an original meeting.

The record date for LG Studios shareholders entitled to notice of and to vote at the LG Studios Special Meeting will not change in respect of any adjournment(s) or postponement(s) of the LG Studios Special Meeting unless notice must be given to the LG Studios shareholders as for an original meeting. Proxies submitted for the LG Studios Special Meeting will be, unless otherwise revoked, valid for adjournment(s) or postponement(s) of the LG Studios Special Meeting.

Proxy Solicitation

LG Studios will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing the notice of LG Studios Special Meeting, this joint proxy statement/prospectus and related meeting materials. In addition to the use of mail, LG Studios’ employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, telegraph, the Internet, e-mail, newspapers and other publications of general distribution. LG Studios’ employees will receive no compensation for soliciting proxies other than their regular salaries. LG Studios may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of this joint proxy statement/prospectus and related meeting materials to their principals and to request authority for the execution of proxies, and LG Studios will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. LG Studios will compensate only independent third-party agents that are not affiliated with LG Studios but who solicit proxies. LG Studios has retained MacKenzie Partners, Inc., a third-party solicitation firm, to assist in the distribution of this joint proxy statement/prospectus and related materials and solicitation of proxies on its behalf for an estimated fee of $25,000 plus reimbursement of certain out-of-pocket expenses.

Interest of Certain Persons or Companies in Matter to Be Acted upon

No person who has been a director or executive officer of LG Studios at any time since the commencement of LG Studios’ last completed financial year and no associate or affiliate of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the matter to be acted upon at the LG Studios Special Meeting, except as disclosed in this joint proxy statement/prospectus with respect to the LG Studios Reorganization Proposal (see “Risk Factors—Risks Related to the Transactions—The executive officers and directors of Lionsgate and the executive officers and directors of LG Studios have interests in the Transactions that may be different from, or in addition to, the interests of Lionsgate’s shareholders and LG Studios’ shareholders” and “The Transactions—Interests of LG Studios Directors and Officers in the Transactions” for a more detailed description of these interests.”

Based on their beneficial ownership of LG Studios common shares, directors and executive officers of LG Studios may have interests in LG Studios that differ from, or are in addition to, your interests. You should take these interests into account in considering whether to approve the proposals set forth in this joint proxy statement/prospectus to be voted on at the LG Studios Special Meeting.

Information about beneficial ownership of LG Studios common shares by the directors and executive officers of LG Studios is described in more detail under the heading “Share Ownership of Management.”

Interest of Informed Persons in Material Transactions

Other than as set out elsewhere in the joint proxy statement/prospectus, no informed person of LG Studios has had any material interest, direct or indirect, in any transaction since the commencement of LG Studios’ most recently completed financial year or in any proposed transaction that, in either case, has materially affected or would materially affect LG Studios or any of its subsidiaries. An “informed person” is defined as (a) a director or executive officer of LG Studios; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of LG Studios; (c) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of LG Studios or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of LG Studios other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) LG Studios that has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities. The LG Studios directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their indirect ownership in LG Studios common shares or as otherwise described in the section entitled “The Transactions—Interests of LG Studios’ Directors and Officers in the Transactions.”

Proposal No. 1: Special Resolution of LG Studios Common Shares Adopting Statutory Plan of Arrangement Pursuant to Section 288 of the BC Act

LG Studios is proposing that holders of LG Studios common shares to approve the Plan of Arrangement pursuant to Section 288 of the Business Corporations Act (British Columbia) pursuant to which the Transactions will be completed. LG Studios shareholders should read carefully this joint proxy statement/prospectus in its entirety for more detailed information concerning the Arrangement Agreement, which is attached as Annex D to this proxy statement/prospectus statement. For additional information regarding the Transactions, the arrangement and a summary of certain terms of the Arrangement Agreement, please see the sections of this proxy statement/prospectus entitled “The Transactions” and “Risk Factors—Risks Related to the Transactions”. You are urged to read carefully the Arrangement Agreement, the Separation Agreement and the other separation-related agreements in their entirety before voting on this proposal.

Vote Required for Approval

Approval of the LG Studios Reorganization Proposal requires the affirmative vote of the holders of at least two-thirds (66 2/3%) of the LG Studios common shares that were present or represented by proxy at the LG Studios Special Meeting. Note that if your LG Studios common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your shares on Proposal No. 1, unless you provide instructions to him or her regarding how you would like your shares to be voted.

THE LG STUDIOS BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LG STUDIOS REORGANIZATION PROPOSAL.
FOR

Proposal No. 2: The LG Studios Advisory Organizational Documents Proposals

As required by applicable SEC guidance, LG Studios is requesting that LG Studios shareholders consider and vote upon, on a non-binding advisory basis, several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights. Consistent with SEC guidance, LG Studios is submitting these proposals to its shareholders for approval to give shareholders the opportunity to present their separate views on governance provisions. Regardless of the outcome of the non-binding advisory vote on the LG Studios Advisory Organizational Documents Proposals, the New Lionsgate Articles will take effect at the Arrangement Effective Time, assuming the Lionsgate Transactions Proposal and the LG Studios Reorganization Proposal are approved and the transactions are completed. In the Arrangement Agreement, Lionsgate, LG Studios, LG Sirius and New Lionsgate have agreed that, at the Closing, New Lionsgate will amend its existing articles to be substantially in the form set forth as Annex I to this proxy statement/prospectus (the “New Lionsgate Articles”). There are certain differences in the rights of LG Studios shareholders prior to the Transactions under the LG Studios Articles and the rights of New Lionsgate shareholders after the Transactions under the New Lionsgate Articles. For more information, please see the section entitled “Comparison of Rights of Holders of Lionsgate Securities Before the Transactions with Rights of Holders of New Lionsgate Securities and Starz Securities After the Transactions.”

The following sets forth a summary of the principal proposed changes to be made between the LG Studios Articles and the New Lionsgate Articles. This summary is qualified by reference to the complete text of the New Lionsgate Articles, the form of which is attached to this proxy statement/prospectus as Annex I. You are encouraged to read the New Lionsgate Articles in their entirety for a more complete description of the terms of the New Lionsgate Articles.

Proposal Number	LG Studios Articles	New Lionsgate Articles
2(a)	Change in Authorized Share Capital

	The authorized share capital of LG Studios consists of shares of the class or classes and series, if any, described in the notice of articles of LG Studios. The authorized share capital of LG Studios consists of an	Immediately following the completion of the Transactions, the authorized share capital of New Lionsgate will consist of shares of the class or classes and series, if any, described in the notice of articles of New Lionsgate.

Proposal Number	LG Studios Articles	New Lionsgate Articles
unlimited number of voting common shares without par value. The voting common shares of LG Studios do not have special rights or restrictions attached.

The authorized share capital of New Lionsgate will consist of: (i) 200,000,000 preference shares without par value and (ii) an unlimited number of voting common shares without par value.

The special rights or restrictions to which the preference shares are subject are further described in the New Lionsgate Articles.

See Article 25.1 of the New Lionsgate Articles.

2(b)	Quorum at Shareholder Meetings

The quorum for the transaction of business at a meeting of shareholders of LG Studios is one or more persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 33 1/3% of the issued shares entitled to be voted at the meeting.

The quorum for the transaction of business at a meeting of shareholders of New Lionsgate is two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 10% of the issued shares entitled to be voted at the meeting.

See Article 11.3 of the New Lionsgate Articles.

Reasons for the Approval of the LG Studios Advisory Organizational Documents Proposals

LG Studios is a British Columbia corporation. The proposed New Lionsgate Articles are consistent with British Columbia law. In addition, the proposed New Lionsgate Articles are materially consistent with the current articles of LG Studios. Additional reasons for the sub-proposals to be voted on by LG Studios shareholders are as follows:

Proposal No. 2(a): Change in Authorized Share Capital

The New Lionsgate authorized share capital will include 200,000,000 preference shares without par value that may be issued in series as authorized and approved by the directors of New Lionsgate. The current LG Studios authorized capital does not include preference shares.

Reasons for the Change in Authorized Share Capital

The principal purpose of this proposal is to provide for adequate authorized capital and flexibility for future issuances of shares if determined by the New Lionsgate Board to be in the best interests of the business following completion of the Transactions, without incurring the risk, delay and potential expense incident to obtaining New Lionsgate shareholder approval for a particular issuance. The current LGEC authorized capital includes 200,000,000 preference shares and this proposal maintains that class of unissued, authorized capital.

Please see the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate” for more information about the anticipated capitalization of LG Studios following the completion of the Transactions.

Proposal No. 2(b): Quorum at Shareholder Meetings

The quorum required of LG Studios shareholders to make decisions on business transacted at a meeting of shareholders of LG Studios will be reduced from at least 33 1/3% of the issued shares entitled to be voted at the meeting to at least 10% of the issued shares entitled to be voted at the meeting.

Reasons for the Change of Quorum Requirements

This principal purpose of this proposal is to provide for consistency with the Lionsgate Articles, which have the 10% quorum, and LGEC’s current shareholder expectations. A lower quorum also ensures that a company’s more active shareholders participate in corporate decision-making processes, making it more efficient and manageable, while still maintaining a meaningful representation of shareholder interests.

THE LG STUDIOS BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE LG STUDIOS ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS.
FOR

THE TRANSACTIONS

Structure of the Transactions

The Transactions will result in the separation of the LG Studios Business from the Starz Business through a series of steps that will result in the pre-transaction shareholders of LGEC owning shares in two separate public companies: (1) LGEC, which will be renamed “Starz Entertainment Corp.” and will hold, directly and through subsidiaries, the Starz Business, and will continue to be owned by LGEC shareholders, and (2) New Lionsgate, which will be renamed “Lionsgate Studios Corp.” and will hold, directly and through subsidiaries, the LG Studios Business, and will be owned by LG Studios shareholders and LGEC shareholders.

The Transactions will consist of elements of a typical Canadian “spinoff” and be completed through the Plan of Arrangement, which is a British Columbia statutory procedure providing for approval with respect to fairness and supervision with respect to procedure by the BC Court. The Plan of Arrangement is subject to approval by the shareholders of LGEC, the shareholders of LG Studios and the BC Court. As currently contemplated, the Transactions will occur on a taxable basis to the shareholders of LGEC under the Canadian Tax Act, with non-residents of Canada expected to be exempt from Canadian income tax on any gains realized. Holders of LG Studios common shares who hold such shares as capital property for purposes of the Canadian Tax Act will generally not realize either a capital gain or a capital loss on the exchange of LG Studios common shares for New Lionsgate new common shares.

With respect to dissent rights, it is Lionsgate’s intention and expectation that, under the Interim Orders, registered shareholders of Lionsgate as of the Record Date will be granted the right to dissent in respect of the Lionsgate Transactions Proposal, and registered shareholders of LG Studios as of the Record Date will be granted dissent rights in respect of the LG Studios Reorganization Proposal (collectively, the “dissent rights”), provided they strictly follow the procedures specified in Section 237 through Section 247 of the BC Act, as modified by the Plan of Arrangement, the applicable Interim Order, and any other order of the BC Court.

Shareholders of Lionsgate or LG Studios who are not shareholders of record and wish to dissent should be aware that only registered shareholders are entitled to dissent rights. Accordingly, non-registered shareholders of Lionsgate or LG Studios who wish to exercise the dissent rights must make arrangements for the registered holder of such Lionsgate shares or LG Studios shares, as applicable, to dissent on their behalf. For additional information, see “—Dissent Rights” below.

In connection with the completion of the Transactions, among other things:

•	LGEC shareholders will first receive, in exchange for each outstanding LGEC Class A share that they hold:

•	One (1) New Lionsgate Class A share; and

•	One (1) New Lionsgate Class C preferred share.

•	LGEC shareholders will first receive, in exchange for each outstanding LGEC Class B share that they hold:

•	One (1) New Lionsgate Class B share; and

•	One (1) New Lionsgate Class C preferred share.

•	LGEC will change its name to Starz Entertainment Corp. and create a new class of voting common shares, the Starz common shares.

•

New Lionsgate will create a new class of common shares without par value (the “New Lionsgate new common shares”) and New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each:

•

New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares; and

•

New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

•	Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.”

•	As a result of the steps described above, each of New Lionsgate and Starz will have a single class of “one share, one vote” common shares.

•

Following the Second Share Exchange, pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

•

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios shareholders other than the LG Sirius Owned Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change prior to the Arrangement Effective Time. The LG Studios common shares will be delisted from Nasdaq and deregistered under the Exchange Act.

•	New Lionsgate will change its name to “Lionsgate Studios Corp.”

•	LG Studios will change its name to “Lionsgate Studios Holding Corp.”

The following diagram depicts Lionsgate’s simplified current organizational and ownership structures prior to completion of the Transactions.

The following diagram depicts LG Studios’ simplified current organizational and ownership structures prior to completion of the Transactions.

The following diagrams depict New Lionsgate’s and Starz’s simplified organizational and ownership structures and immediately following the completion of the Transactions.

Background of the Transactions

The Separation of the Starz Business and the LG Studios Business

The Starz Business consists of the distribution of STARZ-branded premium subscription video services through over-the-top platforms and distributors on a direct to-consumer basis through the STARZ-branded app and through multichannel video programming distributors. An entity holding the Starz Business was incorporated in Delaware in 2006 and operated as a wholly-owned subsidiary of Liberty Media Corporation prior to becoming a separate public company in 2013. Lionsgate acquired the Starz Business in 2016.

On November 4, 2021, Lionsgate announced that it was exploring potential capital markets alternatives for the Starz Business including, but not limited to, a full or partial spin-off, split-off, issuance of a tracking stock or other transactions intended to separate the Starz Business into an independent public company. With the assistance of investment and financial advisors, which, at such time, included Morgan Stanley & Co., LLC (“Morgan Stanley”), PJT Partners and LionTree, Lionsgate considered several separation structures, including a spin-off of 80% to 100% of the Starz Business to current shareholders, a spin-off of the Starz Business with a primary investment from a sponsor at a pre-determined valuation (a so-called sponsored spin), a public offering of up to 20% of an entity holding the Starz Business followed by a spin-off of the Starz Business (a so-called sub-IPO), a reverse merger of the Starz Business into a special purpose acquisition company with a concurrent private capital investment, and a sale of solely the international portion of the Starz Business. Exploratory discussions began with potential strategic and financial partners regarding all of these structures but such discussions did not ultimately result in a transaction.

On May 26, 2022, Lionsgate disclosed that it was engaged in a process to create a structure to allow investors to evaluate and value the Starz Business and the LG Studios Business separately by spinning off the Starz Business. This focus was informed by discussions with potential strategic and financial partners that leaned towards a spin-off compared to other proposed alternative structures. Accordingly, through its advisors, Lionsgate continued preliminary and high-level discussions of a potential spin-off, including a potential sponsored spin-off, of the Starz Business.

On August 2, 2022, based on the fact that potential strategic and financial partners had expressed preliminary interest in both the Starz Business and the LG Studios Business, Lionsgate disclosed that the potential structure it was considering included a potential wider range of options.

On September 28, 2022, Lionsgate announced that it remained on a path to separating the Starz Business and the LG Studios Business, and had increased its focus on spinning off the LG Studios Business. This shift to a focus on the spin-off of the LG Studios Business rather than the Starz Business was due, in part, to further financial, tax and regulatory analysis.

On November 3, 2022, Lionsgate discussed that it had determined to separate the Starz Business and LG Studios Business by means of a spin-off of the LG Studios Business. The Lionsgate Board believes that separating the Starz Business and the LG Studios Business into two independent, publicly traded companies will best serve shareholders for several reasons. First, a separation will allow New Lionsgate to better highlight opportunities and value within its motion picture and television production and distribution business, fueling growth of its library, while enabling Starz to focus on scaling its business cost-effectively and capitalizing on bundling and packaging opportunities. Additionally, a separation will allow New Lionsgate and Starz to allocate financial resources toward their specific needs, supporting New Lionsgate’s content expansion and allowing Starz to prioritize subscriber growth, profitability, and content development. A separation will also allow each company to clearly present its unique investment thesis—New Lionsgate as a pure-play content studio and Starz as a pure-play premium subscription platform—attracting long-term investors aligned with each business model and providing two distinct, targeted investment opportunities. See “—Lionsgate’s and LG Studios’ Reasons for the Transactions; Recommendation of the Lionsgate Board and the LG Studios Board.”

On March 31, 2023, Lionsgate announced that it expected the spin-off to be completed on previously communicated timelines, subject to market and other conditions.

On July 12, 2023, Lionsgate announced the public filing of a registration statement with the SEC in anticipation of the separation of the LG Studios Business and Starz Businesses.

On August 9, 2023, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its first quarter of fiscal 2024. On the call, Messrs. Feltheimer and Barge discussed the steps that Lionsgate was taking to create an efficient capital structure in anticipation of the separation of the LG Studios Business and Starz Businesses.

On November 9, 2023, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its second quarter of fiscal 2024. On the call, Lionsgate’s management discussed strategic and operational steps being taken in anticipation of the separation of the LG Studios Business and Starz Businesses.

On December 22, 2023, Lionsgate entered into a business combination transaction pursuant to a business combination agreement (the “Business Combination Agreement”), that was then consummated on May 13, 2024, with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius, LG Orion Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of Lionsgate (“LG Studios”) and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the LG Studios Business was combined with SEAC through a series of transactions, including an amalgamation of LG Studios and New SEAC under a Canadian Plan of Arrangement (the “Business Combination”). Morgan Stanley acted as financial advisor to Lionsgate in connection with the Business Combination. In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” and continued the existing business operations of LG Studios, consisting of the LG Studios Business of Lionsgate. The LG Studios Business consists of the businesses of Lionsgate’s Motion Picture and Television Production segments, together with substantially all of Lionsgate’s’ corporate general and administrative functions and costs. LG Studios became a separate publicly traded company and its single class of common shares commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

On January 4, 2024, Lionsgate held an investor presentation conference call in connection with the Business Combination. On the call, Lionsgate’s management discussed the framing and rationale for the transaction, and how it could facilitate an eventual separation of the LG Studios Business and the Starz Business.

On February 6, 2024, the Lionsgate Board held a meeting to discuss, among other matters, the path towards the planned separation of the LG Studios Business from the Starz Business.

On February 8, 2024, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its third quarter of fiscal 2024. On the call, Lionsgate’s management discussed steps that Lionsgate had taken to strengthen its business in anticipation of the separation of the LG Studios Business and the Starz Business, including completing the acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film business from Hasbro, Inc., increasing its equity investment in 3 Arts Entertainment, and announcing the Business Combination.

On May 13, 2024, Lionsgate consummated the Business Combination. Approximately 87.8% of the total shares of LG Studios continued to be held by Lionsgate, while other shareholders owned approximately 12.2% of LG Studios, immediately following the closing of the Business Combination.

In connection with the Business Combination, Lionsgate and LG Studios entered into various ancillary agreements, including (i) a separation agreement (the “Existing Separation Agreement”), pursuant to which the assets and liabilities of the LG Studios Business were separated from the assets and liabilities of the Starz Business and transferred to LG Studios such that LG Studios held, directly or indirectly, all of the assets and liabilities of the LG Studios Business, and all of Lionsgate’s equity interests in LG Studios were transferred to LG Sirius, (ii) the Tax Matters Agreement to govern the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, certain indemnification rights with respect to tax matters, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes, and (iii) other ancillary agreements.

On May 14, 2024, LG Studios became a separate publicly-traded company and its common shares commenced trading on Nasdaq under the symbol “LION”.

On May 21, 2024, the Lionsgate Board held a meeting to further discuss, among other matters, the planned separation of the LG Studios Business from the Starz Business. Discussion included next steps in anticipation of the separation of the LG Studios Business and the Starz Business, including certain tax, accounting and legal considerations, as well as a proposed timeline for completion.

On May 23, 2024, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its fourth quarter and fiscal year end 2024. On the call, Lionsgate’s management discussed additional ways that it had begun to prepare the operations and balance sheets of the LG Studios Business and the Starz Business in anticipation of the planned separation.

On August 6, 2024, the Lionsgate Board held a meeting to discuss, among other matters, next steps in anticipation of the separation of the LG Studios Business and the Starz Business.

On August 8, 2024, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its first quarter of fiscal 2025. On the call, Lionsgate’s management discussed its continued reasoning for the planned separation, as well as other additional steps that had been taken in anticipation of the planned separation of the LG Studios Business and the Starz Business.

Dual-Class Capital Structure

On September 28, 2023, Neuberger Berman Investment Advisers LLC, holder of LGEC Class A shares and LGEC Class B shares, notified Lionsgate of its intent to present a shareholder proposal for consideration at Lionsgate’s 2023 annual general and special meeting of shareholders (the “2023 Annual General and Special Meeting”) to request that “the Lionsgate Board take all reasonable and necessary steps (excluding those steps that must be taken by shareholders) to adopt a plan of arrangement or other recapitalization plan that would eliminate the dual-class share structure of the Company and any subsidiary or company that it intends to separate into a new public company, and to ensure that each outstanding share of common stock has one vote” (the “2023 Shareholder Proposal”). The 2023 Shareholder Proposal was included in Lionsgate’s definitive proxy statement for the 2023 Annual General and Special Meeting (the “2023 Proxy Statement”) in accordance with Rule 14a-8 under the Exchange Act. The Lionsgate Board did not make any recommendation on this proposal but stated in the 2023 Proxy Statement that it appreciated the 2023 Shareholder Proposal and would continue to evaluate whether a single or dual-class share structure is the most appropriate share structure for executing its strategic initiatives.

On November 28, 2023, Lionsgate held its 2023 Annual General and Special Meeting and LGEC shareholders voted upon the 2023 Shareholder Proposal (the “2023 Shareholder Proposal Vote”). At the 2023 Annual General and Special Meeting, the 2023 Shareholder Proposal was approved.

On December 8, 2023, the Nominating and Corporate Governance Committee of the Lionsgate Board held a meeting to discuss, among other matters, the results of the 2023 Shareholder Proposal Vote, related matters including voting guidelines and policy reports from shareholder services on dual-class share structure collapses, and any further steps to be taken by the Lionsgate Board.

On January 4, 2024, Lionsgate held an investor presentation conference call in connection with the Business Combination (which was consummated on May 13, 2024). On the call, Mr. Burns discussed the possibility of a reclassification transaction and reiterated his belief that it could be completed “closer to separation.”

On February 5 and 6, 2024, the Nominating and Corporate Governance Committee of the Lionsgate Board held meetings to continue its discussion regarding the results of the 2023 Shareholder Proposal Vote and various related matters. At the meetings, Lionsgate’s U.S. and Canadian legal advisors reviewed certain legal considerations including duties applicable to the Lionsgate Board under U.S. and Canadian law in exercising its business judgment in responding to shareholder proposals and, specifically, the results of the 2023 Shareholder Proposal Vote. The Nominating and Corporate Governance Committee of the Lionsgate Board also reviewed how shareholder votes for, against, abstentions and broker-non votes are treated under Canadian law, and procedures associated with the preparation and calling of a shareholder meeting to consider a dual-class share structure collapse and its proposed implementation thereafter.

After discussion, the Nominating and Corporate Governance Committee of the Lionsgate Board approved having Lionsgate’s management consider the feasibility, timing and appropriateness of the collapse of the Lionsgate’s dual-class share structure in light of Lionsgate’s current strategic initiatives, and retaining an investment bank to provide additional information as to the potential dual class share structure collapse.

From February to May 2024, the Lionsgate Board and the Nominating and Corporate Governance Committee of the Lionsgate Board continued discussions with respect to the feasibility, timing and appropriateness of the collapse of Lionsgate’s dual-class share structure in light of Lionsgate’s current strategic initiatives.

On May 21, 2024, the Lionsgate Board held a meeting at which it resolved that the Nominating and Corporate Governance Committee of the Lionsgate Board form a special committee of the Lionsgate Board (the “Lionsgate Special Committee”) to recommend to the Lionsgate Board whether a collapse of Lionsgate’s dual-class share structure was feasible and in the best interest of Lionsgate’s shareholders, and if so, with the assistance of Lionsgate’s management and outside independent consultants, to advise on the appropriate structure and timing of its implementation.

On May 23, 2024, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its fourth quarter and fiscal year ended March 31, 2024. On the call, Mr. Burns noted, among other matters, that Lionsgate had been working with outside advisors in assessing the collapse of Lionsgate’s dual-class share structure, as well as the parameters for a premium in favor of holders of LGEC Class A shares in connection with the collapse. Mr. Burns further stated that Lionsgate’s management believed that a vote to collapse Lionsgate’s dual-class share structure should be undertaken in combination with an eventual vote to fully separate the LG Studios Business and the Starz Business, and in turn, that the Lionsgate Board had authorized the formation of the Lionsgate Special Committee to work with Lionsgate’s management to further consider the share structure collapse and otherwise work with Lionsgate’s management and the entire Lionsgate Board towards a full separation.

In May and June 2024, the Nominating and Corporate Governance Committee of the Lionsgate Board held several meetings to review and discuss the formation of the Lionsgate Special Committee and its size, duties and responsibilities, including a proposed operating charter.

On June 14, 2024, the Nominating and Corporate Governance Committee of the Lionsgate Board held a meeting where it reviewed and approved the formation of the Lionsgate Special Committee, comprised of Messrs. Sloan (Chair), Harkey, Crawford and Ms. McCaw, each of whom was determined to have no direct or indirect material relationship with Lionsgate (other than as a director and shareholder of Lionsgate), to be independent of management of Lionsgate, and to be free of any interest and any business or other relationship that could, or could reasonably be perceived to, materially interfere with his or her ability to act with a view to the best interests of Lionsgate in the context of a potential dual-class share structure collapse. At its meeting, the Nominating and Corporate Governance Committee of the Lionsgate Board also adopted a charter for the Lionsgate Special Committee (the “Lionsgate Special Committee Charter”) and recommended that the Lionsgate Board approve and adopt the same.

On June 14, 2024, the Lionsgate Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Lionsgate Board, resolved to form the Lionsgate Special Committee, comprised of Messrs. Sloan (Chair), Harkey, Crawford and Ms. McCaw, and to approve the Lionsgate Special Committee Charter.

The first meeting of the Lionsgate Special Committee was held on June 20, 2024. At the meeting, the Lionsgate Special Committee engaged Gibson Dunn & Crutcher, LLP (“Gibson Dunn”) as its independent U.S. counsel and Dentons Canada LLP (“Dentons”) as its Canadian counsel. The Lionsgate Special Committee also reviewed and approved the Lionsgate Special Committee Charter, outlined its proposed workplan, and reviewed certain legal considerations and duties applicable to the Lionsgate Special Committee in exercising its business judgment in exploring the potential terms of a potential collapse of Lionsgate’s dual-class share structure. The Lionsgate Special Committee also considered proposals from several investment banks for advisory services regarding dual-class share structure reclassifications, which would ultimately include the delivery of a fairness opinion in connection with the Transactions.

In June and July 2024, the Lionsgate Special Committee engaged in a series of meetings, including discussions with advisors and other stakeholders, to evaluate the potential collapse of Lionsgate’s dual-class share structure. Present at all Lionsgate Special Committee meetings were representatives from Gibson Dunn, Dentons, and Lionsgate (other than for executive portions of such meetings). Representatives from Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) and Kroll, LLC (“Kroll”), financial advisors to the Lionsgate Special Committee, were present for portions of many of these meetings. Following the engagement of both Houlihan Lokey and Kroll, each of Houlihan Lokey’s and Kroll’s participation at these meetings was limited to those segments where their respective analyses and recommendations were directly under consideration. Materials prepared by Houlihan Lokey were not shared with Kroll; materials prepared by Kroll were not shared with Houlihan Lokey; the Lionsgate Special Committee’s discussions with each advisor were conducted without the other present; and each financial advisor performed its analysis independently without involvement of the other. Representatives of MHR Fund Management LLC (“MHR Fund Management”), the largest holder of LGEC Class A shares and the second largest holder of LGEC Class B shares, were provided with copies of materials prepared by Houlihan Lokey and Kroll, respectively, and were given the opportunity to present their interpretation of implied premiums paid in select precedent reclassification transactions to Houlihan Lokey and Kroll on separate occasions, as well as to the Lionsgate Special Committee. Additionally, during discussions held with MHR Fund Management and other holders of LGEC Class A shares, analyses provided by Kroll and Houlihan Lokey provided support for, but did not determine, the appropriate premium discussed with such shareholders, or the premium ultimately adopted by the Lionsgate Special Committee and proposed to the Lionsgate Board.

The Lionsgate Special Committee determined to engage Houlihan Lokey as one of its independent financial advisors based on, among other things, Houlihan Lokey’s experience and reputation, and discussed potential conflicts of interest with respect to the engagement. The Lionsgate Special Committee, Lionsgate and Houlihan Lokey entered into an engagement letter dated as of June 21, 2024 in connection with the Lionsgate Special Committee’s review and evaluation of the proposed reclassification.

On June 26, 2024, the Lionsgate Special Committee held a meeting with representatives of Dentons, Gibson Dunn and Houlihan Lokey in attendance. At the meeting, the Lionsgate Special Committee formally resolved to engage Houlihan Lokey to advise the Lionsgate Special Committee in connection with the potential reclassification. At the meeting, representatives of Houlihan Lokey discussed the scope of their engagement and discussed with the Lionsgate Special Committee certain aspects of the potential collapse of Lionsgate’s dual-class share structure. After discussion amongst the committee members and with its advisors, the Lionsgate Special Committee resolved to recommend to the Lionsgate Board that the potential collapse of Lionsgate’s dual-class share structure is in the best interests of Lionsgate and its shareholders. The Lionsgate Special Committee determined that the potential collapse would be in the best interests of Lionsgate and its shareholders for several key reasons. First, the Lionsgate Special Committee believed that a potential reclassification would strengthen corporate governance by better aligning shareholder voting power with actual economic interests, consistent with the ownership structures of most U.S. listed public companies. This is in line with policies of proxy advisory firms and institutional investors, and is supported by a number of holders of LGEC Class A shares and LGEC Class B shares. The Lionsgate Special Committee also believed that a potential reclassification would simplify Lionsgate’s capital structure and potentially broaden its investor base, as certain institutional investors avoid investing in companies with dual-class share structures. Additionally, the Lionsgate Special Committee believed that single-class stocks typically have greater liquidity, facilitating the ability of shareholders at all levels to trade in Lionsgate’s equity. The Lionsgate Special Committee also believed that a potential reclassification could enhance Lionsgate’s ability to use stock as currency, potentially facilitating strategic transactions that unlock value or lead to positive re-ratings of Lionsgate’s share price.

On June 28, 2024, the Lionsgate Special Committee held a meeting with representatives of Dentons, Gibson Dunn and Houlihan Lokey in attendance. Houlihan Lokey discussed certain aspects of the potential reclassification with the Lionsgate Special Committee including preliminary financial perspectives that involved a review of, among other things, precedent reclassification transactions and the historical trading activity of Lionsgate’s two classes of common shares. After discussion, the Lionsgate Special Committee resolved to initiate communication with certain holders of LGEC Class A shares, including MHR Fund Management, Liberty Global Ltd., and Liberty 77 Capital L.P., to gauge their preliminary perspective regarding the viability of a 9.5-10% premium to holders of LGEC Class A shares. The Lionsgate Special Committee determined that initial discussions around a premium of 9.5-10% were appropriate at such time because of, among others, the following reasons: the implied premiums included in select precedent reclassification transactions (which included transactions where no premium was paid) supported this percentage; an illustrative 10% premium would result in an approximate 3.4% premium to Lionsgate’s overall market capitalization; recent research analyst commentary suggesting a premium in such a range; and such a premium was near the average trading premium of LGEC Class A shares over LGEC Class B shares since May 2024, when Lionsgate publicly announced the formation of the Lionsgate Special Committee.

On July 2, 2024, the Lionsgate Special Committee held a meeting with representatives of Dentons, Gibson Dunn and Houlihan Lokey in attendance. At the meeting, members of the Lionsgate Special Committee continued to discuss the potential reclassification, including feedback from shareholders.

Thereafter, over the next two weeks, the Lionsgate Special Committee and its advisors continued discussing the proposed reclassification. The Lionsgate Special Committee reviewed the illustrative number of Lionsgate shares that would be issued based on reclassification premiums ranging from 10%-15%, the ratio of total premium to Lionsgate’s then-current market capitalization based on reclassification premiums ranging from 10%-15%, economic accretion and voting rights dilution to current Lionsgate shareholders based on reclassification premiums ranging from 10%-15%, and historical trading premiums of LGEC Class A shares over LGEC Class B shares.

On July 12, 2024, the Lionsgate Special Committee authorized Houlihan Lokey and Gibson Dunn to meet with MHR Fund Management. At this meeting, they discussed the proposed reclassification as well as materials that had been discussed with the Lionsgate Special Committee.

On July 16, 2024, the Lionsgate Special Committee held a meeting with representatives of Dentons, Gibson Dunn, Houlihan Lokey and Kroll in attendance. At the meeting, the Lionsgate Special Committee resolved to engage Kroll to advise the Lionsgate Special Committee in connection with the proposed reclassification and conduct a study as to the fairness, from a financial perspective, to holders of LGEC Class A shares, in connection with a proposed reclassification. The Lionsgate Special Committee noted that it would be prudent to have a separate advisor opine as to fairness, from a financial perspective, to each class of Lionsgate capital stock and intended to request Houlihan Lokey to provide an opinion as to the fairness, from a financial point of view, to holders of LGEC Class B shares. The Lionsgate Special Committee determined to engage Kroll as one of its independent financial advisors based on, among other things, Kroll’s experience and reputation, and discussed potential conflicts of interest with respect to the engagement. The Lionsgate Special Committee, Lionsgate and Kroll entered into an engagement letter dated as of July 14, 2024 in connection with the Lionsgate Special Committee’s review and evaluation of the proposed reclassification. At the meeting, the Lionsgate Special Committee also received an update regarding discussions held with MHR Fund Management earlier in the week, and continued to review the proposed reclassification.

On July 18, 2024, the Lionsgate Special Committee held a meeting with representatives of Dentons, Gibson Dunn, Houlihan Lokey and Kroll in attendance. At the meeting, by invitation of the Lionsgate Special Committee, representatives of MHR Fund Management (including Mr. Rachesky, Founder and Chief Investment Officer of MHR Fund Management, and Ms. Fine, principal of MHR Fund Management) and its advisors presented their perspective on the potential reclassification and an appropriate premium to be payable to holders of LGEC Class A shares in connection with a reclassification.

On July 19, 2024, the Lionsgate Special Committee held a meeting with representatives of Dentons, Gibson Dunn, Houlihan Lokey and Kroll in attendance. At the meeting, representatives of Kroll discussed the proposed reclassification with the Lionsgate Special Committee. The Lionsgate Special Committee discussed the appropriateness of revising the potential premium, above the 9.5-10% range previously contemplated, in order to receive the necessary shareholder support. The Lionsgate Special Committee emphasized that any adjustment in the premium should fall within a range enabling its financial advisors to deliver the opinions the Lionsgate Special Committee would require, while also securing the necessary approvals from each of LGEC Class A shares and LGEC Class B shares that would be required for the proposed reclassification. Based on these factors, the Lionsgate Special Committee determined that initial discussions around increasing the premium from the 9.5-10% range to 12% were appropriate at such time.

On July 23, 2024, the Lionsgate Special Committee authorized Kroll and Gibson Dunn to meet with MHR Fund Management. At this meeting, they discussed the proposed reclassification as well as materials that had been discussed with the Lionsgate Special Committee.

On July 23, 2024, the Lionsgate Special Committee held a meeting with representatives of Dentons, Gibson Dunn and Kroll in attendance. At the meeting, the Lionsgate Special Committee received an update regarding the discussions held with MHR Fund Management earlier in the day. By invitation of the Lionsgate Special Committee, representatives of MHR Fund Management (including Mr. Rachesky and Ms. Fine) joined the meeting to discuss their views regarding the potential reclassification. Following their presentation, representatives of MHR Fund Management were excused. Following further consideration and revisiting the earlier review and analysis conducted over past several weeks regarding an increased premium, the Lionsgate Special Committee concluded that an adjustment to the premium at 12% remained appropriate based on, among other matters, the following: (i) historic trading prices of, and historic trading price differentials as between, LGEC Class A shares and LGEC Class B shares; (ii) historic trading volumes of, and historic trading volume differentials as between, LGEC Class A shares and LGEC Class B shares; (iii) premiums provided in precedent transactions involving dual-share class collapses at other publicly traded companies; (iv) the relative decrease in aggregate voting power of holders of LGEC Class A shares before and after the potential share collapse; (v) the likelihood of obtaining approval of the share collapse by holders of at least 2/3 of each of LGEC Class A shares and LGEC Class B shares at various premium levels; (vi) the aggregate number of additional shares that would be issued to holders of LGEC Class A shares at various premium levels, the value of such additional shares at various market capitalization levels, and the dilutive impact of such additional shares; (vii) the financial analysis of the financial advisors of the Lionsgate Special Committee and its expectations as to whether such financial advisors would be able to provide fairness opinions when requested; and (viii) whether a British Columbia court charged with ruling on a plan of arrangement containing the share collapse would find the terms of such collapse to be fair to LGEC shareholders. Following its decision to recommend a 12% premium, the Lionsgate Special Committee confirmed with Houlihan Lokey that Houlihan Lokey expected to be able to provide an opinion that the exchange ratio to be paid to the holders of the LGEC Class B shares would be fair, from a financial point of view, to holders of LGEC Class B shares (solely in their capacity as holders of LGEC Class B shares with respect to their LGEC Class B shares and without taking into account any LGEC Class A shares held by such holders), subject to Houlihan Lokey’s review of final transaction documentation and updated analysis at the time of issuance of its opinion, and confirmed with Kroll that Kroll expected to be able to provide an opinion that the exchange ratio would be fair, from a financial point of view, to holders of LGEC Class A shares (solely in their capacity as holders of LGEC Class A shares). After discussion, the Lionsgate Special Committee agreed to reconvene prior to the next Lionsgate Board meeting to make a formal recommendation to the Lionsgate Board of a 12% premium.

On July 23, 2024, the Lionsgate Special Committee held a meeting with representatives of Dentons and Gibson Dunn. At the meeting, based on its review and analysis conducted over past several weeks, the Lionsgate Special Committee adopted, and proposed that the Lionsgate Board adopt, a recommendation determining (i) that a collapse of Lionsgate’s dual-class share structure is in the best interests of Lionsgate’s shareholders and (ii) to effectuate a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of LGEC Class A shares (relative to holders of LGEC Class B shares).

On July 25, 2024, the Lionsgate Board held a meeting to review and discuss the analysis conducted by the Lionsgate Special Committee regarding the potential collapse of Lionsgate’s dual-class share structure. At the meeting, the Lionsgate Special Committee, with representatives of Gibson Dunn, Dentons, Houlihan Lokey and Kroll in attendance, presented a comprehensive review of the process followed, as well as the review conducted, in connection with the Lionsgate Special Committee’s determination of an appropriate premium to holders of LGEC Class A shares in connection with the proposed collapse of Lionsgate’s dual-class share structure. Discussion included an overview of the methodology adopted by the Lionsgate Special Committee, which was developed in coordination with its legal advisors, as well as review of certain additional legal considerations and duties applicable to the Lionsgate Board under U.S. and Canadian law in exercising its business judgment in responding to shareholder proposals and the 2023 Shareholder Proposal Vote. After discussion, the Lionsgate Board adopted the recommendation of the Lionsgate Special Committee determining (i) that a collapse of Lionsgate’s dual-class share structure is in the best interests of Lionsgate’s shareholders and (ii) to effectuate a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of LGEC Class A shares (relative to holders of LGEC Class B shares).

On July 29, 2024, Lionsgate filed a Current Report on Form 8-K in which it disclosed that at a meeting on July 25, 2024, the Lionsgate Board adopted the recommendation of the Lionsgate Special Committee.

On August 8, 2024, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its second quarter ended June 30, 2024. On the call, Mr. Feltheimer noted, among other matters, that the Lionsgate Special Committee concluded that a single class of shares was in LGEC shareholders’ best interest and recommended collapsing Lionsgate’s two classes into one with a 12% exchange premium for holders of LGEC Class A shares (relative to holders of LGEC Class B shares), and that the proposal would be included in a proxy/registration statement filed in connection with the Transactions.

The Lionsgate Special Committee met on October 3, 2024, to further consider the proposed transaction. At the invitation of the Lionsgate Special Committee, members of LGEC’s senior management and representatives of Gibson Dunn, Dentons, Houlihan Lokey and Kroll also attended the meeting. Gibson Dunn reviewed with the Lionsgate Special Committee their fiduciary duties in the context of the proposed reclassification. At the request of the Lionsgate Special Committee, Houlihan Lokey then reviewed and discussed its financial analyses.

Thereafter, Houlihan Lokey verbally rendered its opinion to the Lionsgate Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Lionsgate Special Committee dated October 3, 2024), as to whether, as of such date, (I) the Class B Lion Exchange Ratio (as defined below) provided for in the Class B Lion Exchange (as defined below) pursuant to the Transactions was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Lion Exchange Ratio, and without taking into account the Class A Starz Exchange Ratio (as defined below) or the Class B Starz Exchange Ratio (as defined below) from a financial point of view, and (II) the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange (as defined below) pursuant to the Transactions was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Starz Exchange Ratio, and without taking into account the Class A Lion Exchange Ratio (as defined below) or the Class B Lion Exchange Ratio from a financial point of view. Additionally, Kroll verbally rendered its opinion to the Lionsgate Special Committee (which was subsequently confirmed in writing by delivery of Kroll’s written opinion addressed to the Lionsgate Special Committee dated October 3, 2024), that, subject to and based on the assumptions made in Kroll’s written opinion, as of the date of such opinion, the exchange premium for holders of LGEC Class A shares is fair, from a financial point of view, to the holders of LGEC Class A shares (without giving effect to any impact of the proposed transaction on any particular holder of LGEC Class A shares other than in its capacity as a holder of LGEC Class A shares). At the conclusion of the discussion and deliberation, the Lionsgate Special Committee confirmed to effectuate a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of LGEC Class A shares (relative to holders of LGEC Class B shares). On the same day, the Lionsgate Board adopted a recommendation of the Lionsgate Special Committee determining that a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of LGEC Class A shares (relative to holders of LGEC Class B shares) is in the best interests of Lionsgate’s shareholders.

Reverse Stock Split

In the course of its broader discussions regarding the post-separation operations and capital structures supporting the LG Studios Business and the Starz Business, Lionsgate began to consider the benefits and viability of effectuating a possible reverse stock split for Starz as one of the elements of the larger separation. Accordingly, in October 2024, Lionsgate requested that Morgan Stanley assist it in evaluating whether a Reverse Stock Split would be appropriate for Starz, considering potential benefits and risks, and the impact it might have on Starz common shares following separation.

On November 5, 2024, the Lionsgate Board held a meeting to discuss, among other matters, a proposal from Lionsgate management to implement the Reverse Stock Split upon and subject to the completion of the separation of the LG Studios Business and the Starz Business. At the meeting, representatives of Morgan Stanley presented considerations for a reverse stock split, including market positioning and trading dynamics, discussing its anticipated impact on liquidity, and providing examples of, and analyzing sample equity trading behavior following, a number of precedent transactions. Following a review and discussion of Morgan Stanley’s presentation and analysis, the Lionsgate Board determined to implement the Reverse Stock Split (upon and subject to the completion of the separation of the LG Studios Business and the Starz Business), wherein Starz common shares would be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares would be consolidated into one (1) Starz common share. The Lionsgate Board concluded that the Reverse Stock Split would be in the best interests of Starz and its shareholders, as it would reduce the number of outstanding Starz common shares following the consummation of the Transactions to a more optimal amount, taking into account the smaller enterprise value of the post-separation Starz when compared to the pre-separation enterprise value and outstanding share count of Lionsgate, while also increasing the likelihood that the resulting price per share would enable a wider range of institutional and other investors to own Starz common shares.

Other Agreements

In connection with the Transactions, the Lionsgate Board considered the agreements entered into in connection with the Business Combination, including the Existing Separation Agreement and the Tax Matters Agreement, and concluded it was in the best interests of Lionsgate to enter into additional agreements to provide for, among other things, the allocation between New Lionsgate and Starz of the assets, employees, liabilities and obligations (including, among others, investments, property, intellectual property and employee benefits and tax-related assets and liabilities) of Lionsgate and its subsidiaries attributable to periods prior to, at and after New Lionsgate’s separation from Lionsgate. In particular, the Lionsgate Board determined that the entry into a new Separation Agreement, a Transition Services Agreement and an Employee Matters Agreement would provide a framework for the relationship of the parties after the Transactions, while the Tax Matters Agreement could be amended to take into account the Transactions. For additional information regarding the Separation Agreement and other transaction agreements, see the sections entitled “Risk Factors—Risks Related to the Transactions” and “Certain Relationships and Related Party Transactions.”

Lionsgate’s and LG Studios’ Reasons for the Transactions; Recommendation of the Lionsgate Board and the LG Studios Board

The Lionsgate Board and the LG Studios Board believe that the separation of the Studios Business and the Starz Business into two independent, publicly traded companies is in the best interests of Lionsgate and its shareholders for a number of reasons, including:

•

Enhanced Focus on Strategic, Operational Drivers to Accelerate Revenue and Profit Growth. The Transactions will allow New Lionsgate and Starz to more effectively pursue their own distinct operating priorities and strategies, and it will enable the management teams of each of the two companies to focus on strengthening their core businesses and pursue distinct and targeted opportunities to accelerate revenue and profitability.

•

The Transactions will allow New Lionsgate to better highlight opportunities and value in its diversified theatrical wide release and multi-platform motion picture business and its television production and distribution business, and continue to drive growth of its film and television library.

•

The Transactions will allow Starz to focus on areas where it can scale its business cost-effectively, to take advantage of bundling and packaging opportunities domestically and internationally and to efficiently grow its international operations on a standalone basis.

•

More Efficient Resource and Capital Allocation to Pursue Each Company’s Strategic Goals. The Transactions will allow each of New Lionsgate and Starz to allocate its financial resources to meet the unique needs of its own business, enabling each company to sharpen its focus on distinct strategic priorities. The Transactions will also allow each business to more effectively pursue its own distinct capital structures and capital allocation strategy.

•	The Transactions will allow New Lionsgate to re-invest positive free cash flow exclusively into the continued growth of its content business.

•	The Transactions will allow Starz to focus its cash flow on subscriber growth and retention, increased profitability and content development.

•

Targeted Investment Opportunity. The Transactions will allow each of New Lionsgate and Starz to more effectively articulate its own clear investment thesis for its business as a pure-play content studio and platform, respectively, operating in a world of vertically integrated conglomerates, in order to attract a long-term investor base suited to its business, and facilitate each company’s access to capital by providing investors with two distinct and targeted investment opportunities.

•	The Transactions will allow New Lionsgate to become one of the only pure-play publicly traded content studios.

•

The Transactions will allow Starz to become one of the only pure-play premium subscriber platforms, with a focused content strategy targeting two valuable and scalable core demographics, offering premium original programming that complements other streaming offerings.

•

Creation of Independent Equity Currencies. The Transactions will create fully independent equity securities, including affording the Starz Business direct access to the capital markets, enabling each of New Lionsgate and Starz to use its capital stock to consummate future transactions. As a result, New Lionsgate and Starz will have more flexibility to capitalize on their unique strategic opportunities.

•

Employee Recruitment, Incentives and Retention. The Transactions will allow each of New Lionsgate and Starz to more effectively attract, incentivize and retain employees through the use of stock-based compensation that more closely reflects and aligns management and employee incentives with specific growth objectives, financial goals and business performance. In addition, the Transactions will allow incentive structures and targets at each company to be better aligned with each underlying business.

•

Stronger Corporate Governance. The Lionsgate Board also believes that a one (1) share, one (1) vote capital structure at Starz and New Lionsgate is in the best interests of Starz, New Lionsgate and their respective shareholders as it strengthens corporate governance by aligning the voting power and economic interests of all shareholders, streamlines Starz’s and New Lionsgate’s capital structures, reducing complexity and potentially making Starz and New Lionsgate more attractive to retail and institutional investors, who may not prefer or may be unable to invest in dual-class structures, and may appeal to a broader range of investors by providing a more straightforward investment opportunity, enhancing liquidity and improving long-term shareholder value.

The Lionsgate Board and the LG Studios Board also considered a number of potentially negative factors in evaluating the Transactions, including:

•

Risk of Failure to Achieve Anticipated Benefits of the Transactions. New Lionsgate and Starz may not achieve the anticipated benefits of the Transactions on the expected timeframe or at all for a variety of reasons, including, among others, fluctuating market conditions and the demand of the Transactions on their each of their respective management’s time, effort and resources.

•

Loss of Scale and Increased Administrative Costs. The LG Studios Business and the Starz Business currently benefit from certain economies of scale operating within the broader corporate organization that will no longer be available after the Transactions. As standalone companies, New Lionsgate and Starz may have reduced purchasing power with respect to vendor relationships. In addition, the transition to two standalone public companies will result in incremental accounting, tax, legal, information system, recruiting and executive hiring costs as each of New Lionsgate and Starz will require corporate general and administrative functions.

•

Working Capital Requirements and Cost of Capital. Generally, the working capital requirements and capital for general corporate purposes for each of the Starz Business and the LG Studios Business, including capital expenditures and acquisitions, have historically been satisfied as part of the corporate-wide cash management policies of Lionsgate, including the other business. Following the completion of the Transactions, New Lionsgate’s and/or Starz’s results of operations and cash flows may be more volatile, and each of them may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, through strategic relationships or through other arrangements, which may or may not be available on terms acceptable to New Lionsgate or Starz, as applicable, and may be more costly.

In determining to pursue the Transactions, the Lionsgate Board and the LG Studios Board each concluded the potential benefits of the Transactions outweighed the foregoing factors. See “Risk Factors—Risks Related to the Transactions” included elsewhere in this joint proxy statement/prospectus.

Opinions of Financial Advisors to the Lionsgate Special Committee

Opinion of Kroll

Lionsgate and the Lionsgate Special Committee retained Kroll to serve as an independent financial advisor to the Lionsgate Special Committee to evaluate the fairness to the holders of LGEC Class A shares, from a financial point of view, of the exchange ratio for LGEC Class A shares (the “LGEC Class A Exchange Ratio”) in the proposed reclassification of LGEC’s existing dual-class share structure (the “Proposed Reclassification Transaction”). The Lionsgate Special Committee selected Kroll to act in this capacity based on Kroll’s qualifications, expertise and reputation, and its knowledge of the business and affairs of Lionsgate. On October 3, 2024, Kroll delivered an oral opinion to the Lionsgate Special Committee, which was later confirmed by delivery of a written opinion (the “Opinion Letter”), dated October 3, 2024, addressed to the Lionsgate Special Committee to the effect that, subject to and based on the assumptions made therein, as of the date of such opinion, the LGEC Class A Exchange Ratio is fair, from a financial point of view, to the holders of LGEC Class A shares (without giving effect to any impact of the Proposed Reclassification Transaction on any particular holder of LGEC Class A shares other than in its capacity as a holder of LGEC Class A shares).

The full text of the written opinion of Kroll, dated as of October 3, 2024, is attached to this joint proxy statement/prospectus as Annex C and is hereby incorporated into this joint proxy statement/prospectus by reference in its entirety. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Kroll in rendering its opinion. We encourage you to read the entire opinion and the summary of Kroll’s opinion below carefully and in their entirety. The summary of the opinion of Kroll set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

Kroll’s opinion was provided for the information of, and directed to, the Lionsgate Special Committee, in its capacity as such, for its information and assistance in connection with its consideration of the financial terms of the Proposed Reclassification Transaction. Neither Kroll’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus is intended to be or constitutes a recommendation to any shareholder of Lionsgate as to how such shareholder should act with respect to the Proposed Reclassification Transaction.

Kroll’s opinion was approved by its fairness opinion committee.

Scope of Kroll’s Analysis

In connection with its opinion, Kroll conducted such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Kroll also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Kroll’s procedures, investigations and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

•	Review of the following documents:

•	Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024, as filed with the SEC, including Lionsgate’s audited financial statements as of and for the year ended March 31, 2024;

•

Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC, including Lionsgate’s unaudited financial statements as of and for the three months ended June 30, 2024; and

•	A draft dated September 20, 2024 of the Plan of Arrangement Transactions;

•	Discussed the information referred to above and the background and other elements of the Proposed Reclassification Transaction with the Lionsgate Special Committee and management of Lionsgate;

•

Reviewed the historical trading price and trading volume of LGEC Class A shares and LGEC Class B shares, and the implied historical premiums observed for LGEC Class A shares relative to LGEC Class B shares;

•

Compared certain financial terms of the Proposed Reclassification Transaction with the financial terms, to the extent publicly available, of certain other reclassification transactions that Kroll deemed relevant; and

•	Conducted such other analyses, considered such other factors and reviewed such other documents as Kroll deemed appropriate.

Summary of Financial Analyses by Kroll

The following is a summary of the material financial analyses performed by Kroll in connection with rendering its opinion to the Lionsgate Special Committee. Kroll noted that the analyses have been designed specifically for the opinion and may not translate to any other purposes. The preparation of a fairness opinion is a complex analytical process, and therefore is not readily susceptible to partial analysis or summary description. While this summary describes the analyses and factors that Kroll deemed material in its presentations to the Lionsgate Special Committee and its opinion, it does not purport to be a comprehensive description of all analyses and factors considered by Kroll. The opinion is based on the comprehensive consideration of the various analyses performed. This summary is qualified in its entirety by reference to the full text of the opinion attached as Annex C to this joint proxy statement/prospectus.

In arriving at its opinion, Kroll did not attribute any particular weight to any particular analysis or factor considered by it and did not draw, in isolation, conclusions from or with regard to any one analysis or factor for purposes of its opinion, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Kroll believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors considered by Kroll, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying the opinion. The conclusion reached by Kroll, therefore, is based on the application of Kroll’s own experience and judgment to all analyses and factors considered by Kroll, taken as a whole.

Selected Reclassification Transaction Analysis. Using publicly available information, Kroll reviewed 35 public companies that undertook comparable reclassification transactions (collectively, the “selected reclassification transactions”). These selected reclassification transactions were deemed to be sufficiently analogous in evaluating the Proposed Reclassification Transaction based on the judgment and experience of Kroll. The list of the public companies that undertook the selected reclassification transactions were:

•	Aaron’s Inc.

•	American Software, Inc.

•	Benihana Inc.

•	Commonwealth Telephone Enterprises, Inc.

•	Constellation Brands, Inc.

•	Continental Airlines, Inc.

•	CoolBrands International Inc.

•	Dairy Mart Convenience Stores, Inc.

•	Diaz Resources Ltd.

•	The DIRECTV Group, Inc.

•	Extendicare Inc.

•	E-Z-EM, Inc.

•	Fedders Corporation

•	Forest City Realty Trust, Inc.

•	Hubbell Incorporated

•	Iteris Holdings, Inc.

•	The J. M. Smucker Company

•	Jo-Ann Stores, Inc.

•	Kaman Corporation

•	Methode Electronics, Inc.

•	Mitchell Energy & Development Corp.

•	Monro, Inc.

•	MSC Industrial Direct Co., Inc.

•	PacifiCare HealthCare Systems Inc.

•	Pilgrim’s Pride Corporation

•	ProMetic Life Sciences Inc.

•	Reader’s Digest Association, Inc.

•	Remington Oil and Gas Corporation

•	Sotheby’s Holdings, Inc.

•	Stewart Information Services Corporation

•	SunPower Corporation

•	Teck Resources Limited

•	Tecumseh Products Company

•	The Robert Mondavi Corporation

•	The Trade Desk, Inc.

None of the selected reclassification transactions is directly comparable to the Proposed Reclassification Transaction, and Kroll does not have access to non-public information with respect to the selected reclassification transactions. Accordingly, a financial analysis of the Proposed Reclassification Transaction cannot rely solely upon a quantitative review of the selected reclassification transactions because such analysis involves complex considerations and judgments concerning differences in capital structure, share ownership and voting rights of those companies, as well as other factors that could affect the comparability of the selected reclassification transactions. Therefore, the selected reclassification transactions analysis is subject to certain limitations.

Using publicly available information, Kroll reviewed for each selected reclassification transaction, among other information, the premiums paid to the “high vote” class of stock and the pre- and post-transaction economic and voting interest of the “high vote” class of stock. Kroll also identified and highlighted a subgroup of 11 of the 35 transactions in which (i) there was a significant shareholder without majority control prior to the transaction, and (ii) the “high vote” class of stock on an aggregate basis was losing the majority of voting control in the transaction. The table below summarizes the results of this analysis for the selected reclassification transactions identified above and the corresponding information of Lionsgate in the Proposed Reclassification Transaction.

Date Announced	Company	Ownership of High Vote	Significant Shareholder % of Total Voting	Significant Shareholder Majority Control	Voting Structure	High Vote		High Vote		Premium[10]	Premium % of Total Equity	Highlighted Transactions Subgroup[11]
						Economic Interest		% of Voting
						Pre	Post	Pre	Post
4/8/2024	American Software, Inc.	100%	37%		1:0.1	5%	6%	37%	6%	20.0%	1.1%
7/21/2023	MSC Industrial Direct Co., Inc.	100%	66%	✓	10:1	15%	18%	65%	18%	22.5%	3.5%
5/18/2023	Monro, Inc.[1,2,3]	100%	1% + Veto		NA	1%	4%	1% + Veto	4%	162.0%	2.3%
2/22/2023	Teck Resources Limited	80%	48%		100:1	2%	2%	61%	2%	67.0%	1.0%	✓
6/30/2022	Constellation Brands, Inc.	98%	60%	✓	10:1	11%	11%	55%	11%	26.5%	2.9%
10/27/2020	The Trade Desk, Inc.[4]	98%	54%	✓	10:1	11%	11%	54%	11%	0.0%	0.0%
12/6/2016	Forest City Realty Trust, Inc.[5]	92%	40%	✓	10:1	7%	9%	44%	9%	31.0%	2.2%
1/27/2016	Stewart Information Services Corporation[6]	100%	5%		1:1	4%	4%	4%	4%	34.8%	1.5%
8/24/2015	Hubbell Incorporated[7]	49%	36%		20:1	12%	12%	74%	12%	28.3%	3.5%	✓
7/12/2013	Tecumseh Products Company	33%	33%		1:0	27%	27%	100%	27%	0.0%	0.0%	✓
9/12/2011	SunPower Corporation	60%	60%	✓	8:1	42%	42%	85%	42%	0.0%	0.0%
5/13/2011	Benihana Inc.	34%	27%		1:0.1	36%	36%	85%	36%	0.0%	0.0%	✓
9/13/2010	Aaron’s Inc.[4]	61%	61%	✓	1:0	14%	14%	100%	14%	0.0%	0.0%
4/6/2010	The DIRECTV Group, Inc.	100%	24%		15:1	2%	3%	26%	3%	21.6%	0.5%
5/31/2006	Extendicare Inc.	65%	44%		10:1	17%	18%	68%	18%	7.5%	1.3%	✓
12/13/2005	CoolBrands International Inc.	99%	55%	✓	10:1	11%	11%	55%	11%	0.0%	0.0%
9/13/2005	ProMetic Life Sciences Inc.[4]	100%	53%	✓	10:1	10%	10%	53%	10%	0.0%	0.0%
9/8/2005	Sotheby’s Holdings, Inc.	100%	62%	✓	10:1	22%	12%	74%	12%	19.4%	4.2%
6/7/2005	Kaman Corporation	82%	82%	✓	1:0	3%	6%	100%	6%	258.8%	7.5%
3/31/2005	Diaz Resources Ltd.	72%	62%	✓	25:1	10%	10%	73%	10%	0.0%	0.0%
8/23/2004	The Robert Mondavi Corporation[8]	76%	82%	✓	10:1	36%	39%	85%	39%	16.5%	5.9%
7/1/2004	Iteris Holdings, Inc.	28%	14%		1:0.1	4%	4%	29%	4%	10.0%	0.4%
8/22/2003	Pilgrim’s Pride Corporation	62%	63%	✓	20:1	67%	67%	98%	67%	0.0%	0.0%
5/19/2003	Jo-Ann Stores, Inc.	22%	22%		1:0	53%	56%	100%	56%	15.0%	7.9%	✓
4/25/2003	Commonwealth Telephone Enterprises, Inc.	50%	29%		15:1	9%	9%	58%	9%	9.0%	0.8%	✓
10/16/2002	Reader’s Digest Association, Inc.	50%	50%	✓	1:0	12%	10%	100%	10%	24.6%	3.0%
8/20/2002	Methode Electronics, Inc.[8]	86%	20%	✓	10:1	3%	0%	24%	0%	152.5%	4.6%
7/10/2002	E-Z-EM, Inc.	64%	64%	✓	1:0	40%	40%	100%	40%	0.0%	0.0%
2/27/2001	Fedders Corporation	14%	14%		1:0	52%	54%	100%	54%	10.0%	5.2%	✓
11/6/2000	Continental Airlines, Inc.	79%	60%	✓	10:1	19%	11%	70%	11%	30.4%	5.7%
5/16/2000	The J. M. Smucker Company	26%	26%		10:0	50%	50%	100%	50%	0.0%	0.0%	✓
4/6/2000	Mitchell Energy & Development Corp.	64%	64%	✓	1:0	45%	45%	100%	45%	0.0%	0.0%
11/9/1999	Dairy Mart Convenience Stores, Inc.[7,8]	44%	36%		10:1	31%	33%	81%	33%	10.0%	3.1%	✓
5/4/1999	PacifiCare HealthCare Systems Inc.[7,9]	40%	40%		1:0	32%	32%	100%	32%	12.7%	1.6%	✓
6/22/1998	Remington Oil and Gas Corporation	57%	57%	✓	1:0	16%	18%	100%	18%	15.0%	2.4%
Proposed Reclassification Transaction[12]	Lions Gate Entertainment Corp.	24.1%	24.1%		1:0	35.2%	37.9%	100.0%	37.9%	12.0%	4.5%

[1]	Class C Preferred Stock approval is required for any vote taken by the Common Stock
[2]	Economic interest and voting percentages reflect as-converted basis, based on 31,396,352 shares of Common Stock outstanding
[3]	Premium % of total equity reflects percentage of total equity including Class C Preferred Stock based on Common Stock price of $49.49 as of May 9, 2023
[4]	Automatic reclassification occurs if high vote shares fall below 10% of total shares
[5]	High vote shareholders had the ability to elect 9 out of 13 directors
[6]	Reclassification resulted in no change in votes per share; high vote shareholders had the ability to elect 4 out 9 directors and the chairman of the board
[7]	High vote shareholders had negative control rights regarding matters that require two-thirds voting
[8]	High vote shareholders had the ability to elect 75% of the board
[9]	Premium reflects premium to shares held by UniHealth only
[10]

Premium represents consideration paid over and above what a holder would be entitled to upon conversion, whether paid in cash, in additional shares through an adjustment to the conversion ratio, or a combination of the two

[11]	Reflects transactions in which there was a significant shareholder without majority control and the high voting class was losing majority of voting control
[12]

Based on shares outstanding prior to the disclosure of the Proposed Reclassification Transaction, per Lionsgate management, and closing share prices as of July 24, 2024, the day before Lionsgate filed its Current Report on Form 8-K with the SEC disclosing the Proposed Reclassification Transaction

Source: Bloomberg, Capital IQ, company filings

This analysis indicated the mean, median and range of (i) premium paid to the “high vote” class of stock and (ii) premium as a percentage of a company’s total equity with respect to the selected reclassification transactions identified above. The results of this analysis were as follows:

	Premium[3]			Premium % of Total Equity
All Selected Transactions
Mean of Reclassification Transactions		28.7%			2.1%
Median of Reclassification Transactions		12.7%			1.3%
Range of Reclassification Transactions	0.0%	—	258.8%	0.0%	—	7.9%

Highlighted Transactions Subgroup[1]
Mean of Reclassification Transactions		14.5%			2.2%
Median of Reclassification Transactions		10.0%			1.3%
Range of Reclassification Transactions	0.0%	—	67.0%	0.0%	—	7.9%
Proposed Reclassification Transaction[2]		12.0%			4.5%

[1]	Reflects transactions in which there was a significant shareholder without majority control and the high voting class was losing majority of voting control
[2]

Premium % of total equity based on shares outstanding prior to the disclosure of the Proposed Reclassification Transaction, per Lionsgate management, and closing share prices as of July 24, 2024, the day before Lionsgate filed its Current Report on Form 8-K with the SEC disclosing the Proposed Reclassification Transaction

[3]

Premium represents consideration paid over and above what a holder would be entitled to upon conversion, whether paid in cash, in additional shares through an adjustment to the conversion ratio, or a combination of the two

As summarized in the table above, the premium to be paid to holders of LGEC Class A shares and the premium as a percentage of Lionsgate’s total equity with respect to the Proposed Reclassification Transaction are 12.0% and 4.5%, respectively, which were within the ranges set forth above with respect to the selected reclassification transactions. Kroll noted to the Special Committee that the more relevant metric is the premium percentage of total equity (4.5%), because premium percentage can vary dramatically depending on whether the high vote economic interest represents a small or large percentage of a subject company’s total equity.

Historical Trading Analysis and Observed Trading Premium

Kroll reviewed historical trading price and trading volume data for LGEC Class A shares and LGEC Class B shares for the 1-year period ending July 24, 2024, the day before Lionsgate filed its Current Report on Form 8-K disclosing the Proposed Reclassification Transaction. Kroll also calculated implied premiums observed for LGEC Class A shares relative to LGEC Class B shares based on historical trading data. The implied premium observed for LGEC Class A shares relative to LGEC Class B shares based on closing prices as of July 24, 2024 was 8.52%. The implied premiums observed for LGEC Class A shares relative to LGEC Class B shares based on average daily volume-weighted averages prices for the preceding 30-day, 60-day, 90-day, and 1-year periods ending July 24, 2024 were 9.24%, 8.25%, 7.87% and 6.83%, respectively. A summary of the observed premiums based on historical trading data is presented in the table below:

	LGEC Class A Shares	LGEC Class B Shares	Implied Premium
Closing Price as of September 30, 2024	$7.83	$6.92	13.15%
Closing Price as of July 24, 2024[1]	$8.28	$7.63	8.52%
30-Day Daily VWAP Average[2]	$8.81	$8.07	9.24%
60-Day Daily VWAP Average[2]	$9.25	$8.55	8.25%
90-Day Daily VWAP Average[2]	$9.53	$8.84	7.87%
1-Year Daily VWAP Average[2]	$9.18	$8.59	6.83%

[1]	Reflects the day before Lionsgate filed its Current Report on Form 8-K with the SEC disclosing the Proposed Reclassification Transaction
[2]

Average of daily volume-weighted average prices for periods ending July 24, 2024, the day before Lionsgate filed its Current Report on Form 8-K with the SEC disclosing the Proposed Reclassification Transaction

Summary Conclusion

Based on the LGEC Class A Exchange Ratio, the premium to be paid to holders of LGEC Class A shares and the premium as a percentage of Lionsgate’s total equity with respect to the Proposed Reclassification Transaction are 12.0% and 4.5%, respectively.

Subject to the assumptions, qualifications, and limitations set forth in the Opinion Letter, Kroll determined that the LGEC Class A Exchange Ratio in the Proposed Reclassification Transaction is fair, from a financial point of view, to the holders of LGEC Class A shares (without giving effect to any impact of the Proposed Reclassification Transaction on any particular holder of LGEC Class A shares other than in its capacity as a holder of LGEC Class A shares).

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering its opinion with respect to the Proposed Reclassification Transaction, Kroll, with Lionsgate’s and the Lionsgate Special Committee’s consent:

•

Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Lionsgate management, and did not independently verify such information;

•

Relied upon the fact that the Lionsgate Special Committee, the Board of Directors and Lionsgate have been advised by counsel as to all legal matters with respect to the Proposed Reclassification Transaction and the Transactions, including whether all procedures required by law to be taken in connection with the Proposed Reclassification Transaction and the Transactions have been duly, validly and timely taken;

•	Assumed that information supplied and representations made by Lionsgate management are substantially accurate regarding Lionsgate, the Proposed Reclassification Transaction and the Transactions;

•	Assumed that the final versions of all documents reviewed by Kroll in draft form conform in all material respects to the drafts reviewed;

•

Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of Lionsgate since the date of the most recent financial statements and other information made available to Kroll, and that there is no information or facts that would make the information reviewed by Kroll incomplete or misleading;

•

Assumed that all of the conditions required to implement the Proposed Reclassification Transaction and the Transactions will be satisfied and that the Proposed Reclassification Transaction and the Transactions will be completed in accordance with the Plan of Arrangement without any amendments thereto or any waivers of any terms or conditions thereof; and

•

Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Reclassification Transaction and the Transactions will be obtained without any adverse effect on Lionsgate or the contemplated benefits expected to be derived in the Proposed Reclassification Transaction and the Transactions.

Kroll delivered an oral opinion to the Lionsgate Special Committee on October 3, 2024, which was later confirmed by delivery of the Opinion Letter, dated October 3, 2024. The opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion, and Kroll disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Kroll after the date thereof.

Kroll did not evaluate the solvency of Lionsgate (or any other entity) or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Kroll was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Reclassification Transaction or the Transactions, the assets, businesses or operations of Lionsgate, or any alternatives to the Proposed Reclassification Transaction or the Transactions, (ii) negotiate the terms of the Proposed Reclassification Transaction or the Transactions, and therefore, Kroll assumed that such terms are the most beneficial terms, from the perspective of the holders of LGEC Class A shares, that could, under the circumstances, be negotiated among the parties to the Proposed Reclassification Transaction and the Transactions, (iii) advise the Lionsgate Special Committee or any other party with respect to alternatives to the Proposed Reclassification Transaction or the Transactions, or (iv) consider or evaluate the fairness of any aspect of the Proposed Reclassification Transaction or the Transactions other than the LGEC Class A Exchange Ratio.

Kroll did not express any opinion as to the market price or value of LGEC Class A shares, LGEC Class B shares, the LG Studios common shares or Lionsgate common shares (or anything else) after the announcement or the consummation of the Proposed Reclassification Transaction or the Transactions. The opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the credit worthiness of Lionsgate (or any other entity), as tax advice, or as accounting advice. Kroll did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering its opinion, Kroll did not express any opinion with respect to the amount or nature of any compensation to any of Lionsgate’s (or any other entity’s) officers, directors, or employees, or any class of such persons, or with respect to the fairness of any such compensation.

Fees and Expenses, Prior Relationships

Under the terms of Lionsgate and the Lionsgate Special Committee’s engagement letter with Kroll, Lionsgate has agreed to pay Kroll an aggregate fee of $650,000, $325,000 of which was paid upon its engagement and $325,000 of which was paid upon Kroll informing the Lionsgate Special Committee that it was prepared to deliver the opinion. In addition, Lionsgate has agreed to reimburse Kroll for its reasonable out-of-pocket expenses and reasonable fees and expenses of outside legal counsel retained by Kroll, not to exceed $25,000 without Lionsgate’s prior written consent. The terms of the fee arrangement with Kroll were negotiated at arm’s length between the Lionsgate Special Committee and Kroll. No portion of Kroll’s fee was contingent on the conclusions reached in its opinion.

During the two years preceding the date of the opinion, Kroll provided a fairness opinion to the board of directors of SEAC in connection with the Business Combination. During the two years preceding the date of the opinion, Kroll also provided certain other advisory services to Lionsgate. For these prior engagements, Kroll received aggregate compensation of $65,000. Kroll may provide valuation, financial advisory, or other services to Lionsgate or the Lionsgate Board (or any committee thereof) in the future.

Opinion of Houlihan Lokey

On October 3, 2024, Houlihan Lokey verbally rendered its opinion to the Lionsgate Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Lionsgate Special Committee, dated October 3, 2024), as to whether, as of such date, (I) the Class B Lion Exchange Ratio provided for in the Class B Lion Exchange pursuant to the Plan of Arrangement was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Lion Exchange Ratio, and without taking into account the Class A Starz Exchange Ratio or the Class B Starz Exchange Ratio) from a financial point of view, and (II) the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange pursuant to the Plan of Arrangement was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Starz Exchange Ratio, and without taking into account the Class A Lion Exchange Ratio or the Class B Lion Exchange Ratio) from a financial point of view.

Houlihan Lokey’s opinion was directed to the Lionsgate Special Committee (in its capacity as such) and only addressed whether (I) the Class B Lion Exchange Ratio provided for in the Class B Lion Exchange pursuant to the Plan of Arrangement was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Lion Exchange Ratio, and without taking into account the Class A Starz Exchange Ratio or the Class B Starz Exchange Ratio) from a financial point of view, and (II) the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange pursuant to the Plan of Arrangement was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Starz Exchange Ratio, and without taking into account the Class A Lion Exchange Ratio or the Class B Lion Exchange Ratio) from a financial point of view, and did not address any other aspect or implication of the Transactions or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement/prospectus and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the Lionsgate Special Committee, the Lionsgate Board, any security holder of LGEC or any other person as to how to act or vote with respect to any matter relating to the Transactions. You should read the opinion in its entirety for a discussion of the procedures followed, assumptions made, qualifications and limitations of the review undertaken, and other matters considered by Houlihan Lokey in rendering its opinion.

Neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the Lionsgate Special Committee, the Lionsgate Board, any security holder of LGEC or any other person as to how to act or vote with respect to any matter relating to the Transactions.

In arriving at its opinion, Houlihan Lokey, among other things:

•	reviewed the following agreements and documents:

•	a draft of the Plan of Arrangement;

•

Investor Rights Agreement, dated as of November 10, 2015, by and among LGEC, MHR Fund Management LLC (“MHR”), Liberty Global Incorporated Limited (“Liberty”), Discovery Lightning Investments Ltd. (“Discovery Lightning”), Liberty Global plc (“Liberty plc”), Discovery Communications, Inc. (“Discovery”), and the affiliated funds of MHR party thereto, as amended by Amendment No. 1 to Investor Rights Agreement, dated as of June 30, 2016, by and among LGEC, MHR, Liberty, Discovery Lightning, Liberty plc, Discovery, and the affiliated funds of MHR party thereto (the “Lionsgate Investor Rights Agreement”);

•

Voting and Standstill Agreement, dated as of November 10, 2015, by and among MHR, LGEC, Liberty plc, Discovery, Liberty, Discovery Lightning, Dr. John C. Malone and the affiliated funds of MHR party thereto, as amended by Amendment to Voting and Standstill Agreement, dated as of June 30, 2016, by and among LGEC, Liberty plc, Discovery Lightning, Dr. John C. Malone, MHR, Liberty, Discovery and the affiliates of MHR party thereto, as amended by Amendment to the Voting and Standstill Agreement, dated as of May 13, 2024, by and among LGEC, Lionsgate Studios Corp., Liberty plc, Discovery, Liberty, Discovery Lightning, Dr. John C. Malone and the affiliated funds of MHR party thereto (the “Voting Agreement”); and

•	a draft of the registration statement to which this joint registration/proxy statement forms a part;

•	for informational purposes, reviewed certain publicly available business and financial information relating to LGEC that Houlihan Lokey deemed to be relevant;

•	spoke with certain members of the management of LGEC and certain of its representatives and advisors regarding the capital structure of LGEC, the Transactions and related matters;

•	considered the publicly available terms of certain transactions that Houlihan Lokey deemed to be relevant;

•

reviewed the current and historical market prices and trading volume for LGEC Class A shares and LGEC Class B shares, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of LGEC since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to it that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by it incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) each party to the Arrangement Agreement and all other related documents and instruments referred to therein would fully and timely perform all of the covenants and agreements required to be performed by such party, (b) all conditions to the consummation of the Transactions would be satisfied without waiver thereof, and (c) the Transactions would be consummated in a timely manner in accordance with the terms described in the Plan of Arrangement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Transactions would be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transactions would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Transactions or LGEC or any expected benefits of the Transactions that would be material to its analyses or its opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of any draft documents identified above would not differ in any respect from the drafts of said documents in any respect material to its analysis or its opinion. In addition, Houlihan Lokey relied upon and assumed with the consent of the Lionsgate Special Committee, without independent verification, that (I) there would be no modifications or amendments to the Lionsgate Investor Rights Agreement and the Lionsgate Voting Agreement that would have a material effect on its analyses or its opinion; (II) the LGEC articles, LGEC notice of articles, New Lionsgate articles and New Lionsgate notice of articles would be amended as expressly described in the Plan of Arrangement, except as would not have a material effect on its analyses or its opinion; (III) there would be no further modifications or amendments to the LGEC articles, LGEC notice of articles, New Lionsgate articles or New Lionsgate notice of articles that would have a material effect on its analyses or its opinion; and (IV) the Arrangement Agreement would contain terms as expressly described in the Plan of Arrangement, except as would not have a material effect on its analyses or its opinion.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of LGEC or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which LGEC was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which LGEC was or may have been a party or was or may have been subject. In addition, with the consent of the Lionsgate Special Committee, Houlihan Lokey did not perform, rely upon or take into account any analysis to evaluate the intrinsic value of LGEC or any assets or securities thereof, whether with or without giving effect to the Transactions (or any component thereof). Furthermore, in the judgment of Houlihan Lokey, the financial analyses typically utilized in the analysis of change of control merger and acquisition transactions were not applicable in considering reclassification transactions such as the reclassification included in the Transactions.

Houlihan Lokey was not requested to, and did not, (a) initiate any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transactions (or any component thereof) or any other related transaction, the securities, assets, business or operations of LGEC or any other party, or any alternatives to the Transactions (or any component thereof) or any other related transaction, (b) advise the Lionsgate Special Committee, the Lionsgate Board or any other party with respect to alternatives to the Transactions (or any component thereof) or any other related transaction, or (c) identify, introduce to the Lionsgate Special Committee, the Lionsgate Board or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Transactions (or any component thereof) or any other related transaction. The opinion of Houlihan Lokey was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to our attention after the date of its opinion. Houlihan Lokey did not express any opinion as to what the value of any Shares actually would be when exchanged or issued, respectively, pursuant to the Transactions (or any component thereof) or the price or range of prices at which any Shares could be purchased or sold, or otherwise be transferable, at any time. Houlihan Lokey had assumed that the New Lionsgate new common shares and Starz common shares to be issued in the Exchanges to the shareholders of LGEC would be listed on the New York Stock Exchange.

The opinion of Houlihan Lokey was furnished for the use of the Lionsgate Special Committee (in its capacity as such) in connection with its evaluation of the Class B Lion Exchange and the Class B Starz Exchange and may not be used for any other purpose without Houlihan Lokey’s express, prior written consent. Houlihan Lokey’s opinion was not intended to be, and did not constitute, a recommendation to the Lionsgate Special Committee, the Lionsgate Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transactions (or any component thereof), any other related transaction or otherwise.

Houlihan Lokey was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Lionsgate Special Committee, the Lionsgate Board, LGEC, its security holders or any other party to proceed with or effect the Transactions (or any component thereof) or any other related transaction, (ii) other than the Class B Lion Exchange Ratio and Class B Starz Exchange Ratio to the extent expressly specified therein, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transactions (or any component thereof), any other related transaction or otherwise, including, without limitation, the Initial Class A Exchange, Initial Class A Exchange Ratio, Class A Separation Lion Exchange, Class A Separation Lion Exchange Ratio, Class A Lion Exchange, Class A Lion Exchange Ratio, Class A Separation Starz Exchange, Class A Separation Starz Exchange Ratio, Class A Starz Exchange, Class A Starz Exchange Ratio, Initial Class B Exchange, Initial Class B Exchange Ratio, Class B Separation Lion Exchange, Class B Separation Lion Exchange Ratio, Class B Separation Starz Exchange, Class B Separation Starz Exchange Ratio, the exchange of each common share of LG Studios, other than shares held by LG Sirius, to New Lionsgate in exchange for a number of common shares of New Lionsgate as specified in the Arrangement Agreement (the “Studios Exchange”), or the exchange ratio in the Studios Exchange, (iii) the fairness of any portion or aspect of the Transactions (or any component thereof) or any other related transaction to the holders of any class of securities, creditors or other constituencies of LGEC, or to any other party, including, without limitation, the holders of LGEC Class A shares, except if and only to the extent expressly set forth in the last sentence of its opinion, (iv) the relative merits of the Transactions (or any component thereof) or any other related transaction as compared to any alternative business strategies or transactions that might be available for LGEC or any other party, (v) the fairness of any portion or aspect of the Transactions (or any component thereof) or any other related transaction to any one class or group of LGEC’s or any other party’s security holders or other constituents vis-à-vis any other class or group of LGEC’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents, the fairness of the Class B Lion Exchange Ratio relative to the Class B Starz Exchange Ratio or vice versa, the Class B Lion Exchange Ratio relative to the Class A Lion Exchange Ratio or vice versa, or the Class B Starz Exchange Ratio relative to the Class A Starz Exchange Ratio or vice versa, or the fairness of the Class A Lion Exchange Ratio or Class A Starz Exchange Ratio to the holders of LGEC Class B shares), (vi) whether or not LGEC, its security holders or any other party is receiving or paying reasonably equivalent value in the Transactions (or any component thereof) or any other related transaction, (vii) the solvency, creditworthiness or fair value of LGEC or any other participant in the Transactions (or any component thereof) or any other related transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transactions (or any component thereof) or any other related transaction, any class of such persons or any other party, relative to any Exchange Ratio or otherwise, (ix) the financial or other implications and effects of the Transactions (or any component thereof) or any other related transaction on LGEC, the holders of any class of securities, creditors or other constituencies of LGEC, or any other party (including, without limitation, the potential dilutive or other effects of the Transactions (or any component thereof) or any other related transaction), or (x) any aspect or impact of the separation of LGEC and New Lionsgate into separate companies, including, without limitation, the allocation of any assets and liabilities between LGEC and New Lionsgate or agreements between LGEC and New Lionsgate, or the foregoing clauses (i)-(ix) as if such separation were expressly indicated therein. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Lionsgate Special Committee, on the assessments by the Lionsgate Special Committee, LGEC and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to LGEC and the Transactions (or any component thereof), any other related transaction or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to LGEC or the proposed Transactions and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of LGEC. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Lionsgate Special Committee in recommending the proposed Transactions. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Exchange Ratios or of the views of the Lionsgate Special Committee or management with respect to the

Transactions or the Exchange Ratios. Under the terms of its engagement by LGEC, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed Transactions or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Lionsgate Board, LGEC, any security holder or creditor of LGEC or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the Transactions were determined by LGEC, and the decision to enter into the Arrangement Agreement and engage in the proposed Transactions was solely that of the Lionsgate Special Committee and the Lionsgate Board.

Financial Analyses

In preparing its opinion to the Lionsgate Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Lionsgate Special Committee on October 3, 2024. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

Selected Reclassification Transactions Analysis. For purposes of its analyses, Houlihan Lokey reviewed certain financial information relating to the following 35 selected reclassification transactions announced in the last 25 years involving U.S. or Canadian companies with a market capitalization of at least $250 million and two publicly traded classes of shares with different voting rights, in which the higher voting class (i) held at least 50% of the voting rights or (ii) was able to elect the majority of the board of directors. Transactions where a reclassification was (i) a function of a lapse in a sunset provision or (ii) in connection with a separate M&A transaction were excluded, as was one other transaction. In 11 of the 35 selected reclassification transactions the higher voting class received a premium in the reclassification.

The financial data reviewed, separately in respect of 11 transactions with a premium and all 35 transactions, included:

•

The implied premium relative to the applicable company’s low-vote share price at the time of the transaction, or the “Transaction Implied Premium to Low Vote Share Price,” calculated as (i) (a) the value of the aggregate cash and stock consideration received per high vote share, less (b) the low vote closing share price on the trading day prior to announcement, divided by (ii) the low vote closing share price on the trading day prior to announcement; and

•

The implied premium relative to the applicable company’s total market capitalization at the time of the transaction, or the “Transaction Implied Premium to Market Cap,” calculated as (x) the product of (i) (a) the value of the aggregate cash and stock consideration received per high vote share less (b) the low vote stock closing price on the trading day prior to announcement, multiplied by (ii) the number of high vote shares, and divided by (y) the market capitalization of the company on the trading day prior to announcement (based on low vote shares outstanding multiplied by low vote stock price plus high vote shares outstanding multiplied by high vote stock price).

The selected reclassification transactions, and low, 25th percentile, median, mean, 75th percentile and high financial summary statistics, included the following:

Date Announced	Company	Premium / No Premium Transaction
February 2023	Teck Resources Limited	Premium
June 2022	Constellation Brands, Inc.	Premium
December 2016	Forest City Realty Trust, Inc.	Premium
August 2015	Hubbell Incorporated	Premium
February 2015	Blackhawk Network Holdings	No Premium
June 2013	The WhiteWave Foods Company	No Premium
January 2013	ShawCor Ltd.	Premium
February 2012	Telus Corporation	No Premium
September 2011	SunPower Corporation	No Premium
September 2010	Aaron’s, Inc.	No Premium
October 2009	Chipotle Mexican Grill, Inc.	No Premium
October 2008	Mueller Water Products, Inc.	No Premium
December 2007	Parkbridge Lifestyle Communities, Inc.	No Premium
December 2006	GameStop Corp.	No Premium
May 2006	Extendicare Inc.	Premium
January 2006	Eagle Materials Corporation	No Premium
April 2005	Gartner, Inc.	No Premium
March 2005	Curtiss-Wright Corporation	No Premium
December 2004	Agere Systems, Inc.	No Premium
October 2003	Alberto Culver Company	No Premium
August 2003	Pilgrim’s Pride Corporation	No Premium
May 2003	Jo-Ann Stores, Inc.	Premium
April 2003	Commonwealth Telephone Enterprises LLC	Premium
February 2003	Florida East Coast Industries, Inc.	No Premium
October 2002	The Reader’s Digest Association, Inc.	Premium
August 2002	Methode Electronics, Inc.	Premium
February 2002	Freeport-McMoRan Copper & Gold, Inc.	No Premium
July 2001	Conoco Inc.	No Premium
March 2001	AmSurg Corporation	No Premium
February 2001	Raytheon Company	No Premium
December 2000	Waddell & Reed Financial, Inc.	No Premium
November 2000	Continental Airlines, Inc.	Premium
May 2000	The J. M. Smucker Company	No Premium
April 2000	Mitchell Energy & Development Corp.	No Premium
August 1999	infoUSA Inc.	No Premium

Summary Statistics – Premium Transactions Only

	Implied Premium
	To Low Vote Share Price	To Market Cap
Low	5.9%	0.8%
25th Percentile	12.0%	1.2%
Median	28.3%	3.3%
Mean	36.6%	3.1%
75th Percentile	30.7%	4.1%
High	152.4%	7.3%

Summary Statistics – All Transactions

	Implied Premium
	To Low Vote Share Price	To Market Cap
Low	0.0%	0.0%
25th Percentile	0.0%	0.0%
Median	0.0%	0.0%
Mean	11.5%	1.0%
75th Percentile	8.3%	1.0%
High	152.4%	7.3%

The above data compares to the Transaction Implied Premium to Low Vote Share Price of 12.0% and the Transaction Implied Premium to Market Cap of 4.1% implied by the Transactions and financial metrics for Lionsgate as of July 29, 2024, the last trading day prior to public announcement of the Lionsgate Board’s adoption of the Lionsgate Special Committee’s recommendation to effectuate a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of LGEC Class A shares (relative to holders of LGEC Class B shares).

Comparative Class A Shares and Class B Shares Observations. Houlihan Lokey examined the historical trading activity of LGEC Class A shares and LGEC Class B shares from December 9, 2016 (the date of inception of the dual-class stock structure) through July 29, 2024, and various other periods of time outlined below. For such periods, Houlihan Lokey examined (x) the price of LGEC Class A shares and LGEC Class B shares, (y) the average daily premiums observed over the stated time period, which daily premiums were calculated as (i) (a) closing price of LGEC Class A shares less (b) closing price of LGEC Class B shares, divided by (ii) closing price of LGEC Class B shares and (z) implied volume weighted average price (“VWAP”) premiums observed over the stated time period, which premiums were calculated as (i) (a) VWAP of LGEC Class A shares less (b) VWAP of LGEC Class B shares, divided by (ii) VWAP of Class B shares, in each case for each stated time period. The results of Houlihan Lokey’s analyses are summarized in the following table, based on information through July 29, 2024:

	1-Day	30-Day	Since 5/23/24	90-Day	1-Year	3-Year	5-Year	Since Dual Class Inception
Average Premium	8.5%	9.2%	9.0%	8.0%	6.9%	7.2%	8.0%	7.4%
Implied VWAP Premium	8.2%	9.2%	9.1%	7.0%	5.0%	4.7%	5.8%	10.3%

(1)

Since 5/23/24, when LGEC announced the formation of a special committee to consider the elimination of the dual-class structure. As of that date, the 30-day and 90-day implied average premiums were 7.4% and 7.1%, respectively, and the 30-day and 90-day implied VWAP premiums were 7.1% and 6.1%, respectively.

Houlihan Lokey also calculated the Relative Transaction Premium (defined below) related to the 35 previously identified reclassification transactions as well as the Transactions. The “Relative Transaction Premium” is defined as (i) the Transaction Implied Premium to Low Vote Share Price less (ii) the trading premium of the high-vote VWAP to the low-vote VWAP for the applicable period. The Relative Transaction Premium was calculated on the basis of the trading premium of the high-vote VWAP to the low-vote VWAP over the one year, ninety (90) days and thirty (30) days prior to announcement. The resulting low, 25th percentile, median, mean, 75th percentile and high financial summary statistics related to the previously identified reclassification transaction are shown below.

Summary Statistics – Premium Transactions Only

	Implied Premium vs. Trading Premium (VWAP) High Vote /Low Vote
Premium Transactions	1 Year	90 Day	30 Day
Low	(5.0%)	(1.8%)	0.6%
25th Percentile	8.1%	6.4%	7.7%
Median	21.5%	14.5%	12.9%
Mean	33.0%	30.9%	32.9%
75th Percentile	31.2%	30.2%	33.2%
High	146.7%	148.3%	154.5%

Summary Statistics – No-Premium Transactions Only

	Implied Premium vs. Trading Premium (VWAP) High Vote / Low Vote
No Premium Transactions	1 Year	90 Day	30 Day
Low	(34.8%)	(35.6%)	(35.0%)
25th Percentile	(3.3%)	(0.9%)	(1.4%)
Median	0.5%	2.3%	2.3%
Mean	1.1%	1.1%	1.9%
75th Percentile	8.5%	6.3%	6.0%
High	22.2%	19.8%	25.4%

Summary Statistics – All Transactions

	Implied Premium vs. Trading Premium (VWAP) High Vote / Low Vote
All Transactions	1 Year	90 Day	30 Day
Low	(34.8%)	(35.6%)	(35.0%)
25th Percentile	(3.0%)	(0.6%)	1.0%
Median	5.1%	4.1%	5.2%
Mean	11.1%	10.7%	11.6%
75th Percentile	15.4%	12.8%	11.5%
High	146.7%	148.3%	154.5%

The above data compares to Transaction Implied Relative Trading Premiums of 7.0% implied by the relative VWAPs of LGEC Class A shares and LGEC Class B shares for the one year ending July 29, 2024, 5.0% implied by the relative VWAPs of LGEC Class A shares and LGEC Class B shares for the 90 trading days ending July 29, 2024, and 2.8% implied by the relative VWAPs of LGEC Class A shares and LGEC Class B shares for the 30 trading days ending July  29, 2024.

Miscellaneous

Houlihan Lokey was engaged by the Lionsgate Special Committee to provide an opinion to the Lionsgate Special Committee as to whether, as of the date of its opinion, (I) the Class B Lion Exchange Ratio provided for in the Class B Lion Exchange pursuant to the Plan of Arrangement was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Lion Exchange Ratio, and without taking into account the Class A Starz Exchange Ratio or the Class B Starz Exchange Ratio) from a financial point of view, and (II) the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange pursuant to the Plan of Arrangement was fair to the holders of the LGEC Class B shares (solely in their capacity as holders of the LGEC Class B shares and solely with respect to the Class B Starz Exchange Ratio, and without taking into account the Class A Lion Exchange Ratio or the Class B Lion Exchange Ratio) from a financial point of view. The Lionsgate Special Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to advise boards and special committees in connection with mergers, acquisitions, financings and recapitalization transactions. Pursuant to its engagement by Lionsgate on behalf of the Special Committee, Houlihan Lokey is entitled to an aggregate fee of up to $1,000,000 for its services, $500,000 of which became payable on or before July 31, 2024, and $150,000 of which became payable upon the delivery of Houlihan Lokey’s opinion. The remaining $350,000 will be payable on the date that the Transactions are completed. In addition, Lionsgate has agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement. The terms of the fee arrangement with Houlihan Lokey were negotiated at arm’s length between Lionsgate, the Lionsgate Special Committee and Houlihan Lokey. No portion of Houlihan Lokey’s fee was contingent on the conclusions reached in its opinion.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, LGEC or any other party that may be involved in the Transactions (or any component thereof) or any other related transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transactions (or any component thereof) or any other related transaction.

Houlihan Lokey is currently providing financial advisory services to LGEC, for which Houlihan Lokey has received, and may receive, compensation, including certain services relating to the separation of the Starz Business and the LG Studios Business. Houlihan Lokey has in the past provided investment banking, financial advisory and/or other financial or consulting services to MHR, an affiliate of LGEC, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, MHR (collectively, with MHR, the “MHR Group”), for which Houlihan Lokey has received compensation, including, among other things, having acted as placement agent and financial advisor to Erickson Incorporated, then a member of the MHR Group, in connection with a refinancing transaction, which closed in January 2023, and a sale of its aerial firefighting operations business unit and aircraft, which closed in April 2024. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to LGEC, members of the MHR Group, other participants in the Transactions (or any component thereof) or any other related transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey employees not engaged in the Transaction, in the ordinary course of business, have met with representatives of MHR, and discussed, among other things, Houlihan Lokey potentially being retained by MHR with respect to potential transactions, including liquidity or other strategic options potentially available to funds advised by MHR and their limited partners, including with respect to such funds’ interests in LGEC. In addition, Houlihan Lokey and certain of its affiliates and certain of its and their respective employees may have committed to invest in private equity or other investment funds managed or advised by MHR, other participants in the Transactions (or any component thereof) or any other related transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the MHR Group, other participants in the Transactions (or any component thereof) or any other related transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, LGEC, members of the MHR Group, other participants in the Transactions (or any component thereof) or any other related transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

When and How LGEC Shareholders Will Receive Their Shares

Computershare, which currently serves as the transfer agent and registrar for LGEC common shares, will serve as the exchange agent in connection with the Transactions and the transfer agent and registrar for New Lionsgate new common shares and Starz common shares.

Any existing share certificates representing LGEC common shares will be cancelled as part of the Arrangement and do not need to be returned to Lionsgate or the transfer agent. All shares issued in connection with the Transactions, including the Starz common shares and New Lionsgate new common shares, will be uncertificated shares pursuant to the provisions of the BC Act. No share certificates will be issued. Following completion of the Transactions, Computershare will send registered LGEC shareholders a direct registration system statement representing such shares and the notices required by the BC Act by mail. Computershare will issue the Starz common shares and New Lionsgate new common shares in the name of the registered LGEC shareholder as it appears in the register of shareholders of LGEC and send it to the address of the registered LGEC shareholder as it appears in the register of shareholders of LGEC at the Arrangement Effective Time.

Most LGEC shareholders hold their common shares through a bank or brokerage firm. In such cases, the bank or brokerage firm is said to hold the shares in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your LGEC common shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the New Lionsgate new common shares and Starz common shares that you are entitled to receive in the Transactions. If you have any questions concerning the mechanics of having shares held in “street name,” please contact your bank or brokerage firm.

If you sell LGEC common shares prior to the Arrangement Effective Time, you will be selling your right to receive New Lionsgate new common shares and Starz common shares in the Transactions.

U.S. holders who do not have a valid IRS Form W-9 on file may be subject to U.S. backup withholding on any cash in lieu of fractional shares to which they may otherwise be entitled. Non-U.S. holders who do not have a valid IRS Form W-8 on file may be subject to U.S. backup withholding on any cash in lieu of fractional shares to which they may otherwise be entitled. See “—Structure of the Transactions” above. LGEC shareholders and LG Studios shareholders should consult their own tax advisors to determine the particular tax consequences to them of the Transactions and if an IRS Form W-8 or IRS Form W-9 should be filed. LGEC shareholders must send a completed IRS Form W-8 or IRS Form W-9 by mail to Computershare Investor Services Inc. at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, Canada, which must be received by Computershare no later than five business days before the Arrangement Effective Date to avoid a withholding. LG Studios shareholders must send a completed IRS Form W-8 or IRS Form W-9 by mail to LG Studios’ current transfer agent and registrar, Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, NY 10004-1571, Attn: FISO Dept., which must be received by Continental no later than five business days before the Arrangement Effective Date to avoid applicable U.S. backup withholding.

When and How LG Studios Shareholders Will Receive Their Shares

Computershare will serve as the exchange agent in connection with the Transactions and the transfer agent and registrar for New Lionsgate new common shares and Starz common shares.

Any existing share certificates representing LG Studios common shares will be cancelled as part of the arrangement and do not need to be returned to LG Studios or the transfer agent. All shares issued in connection with the Transactions, including the New Lionsgate new common shares, will be uncertificated shares pursuant to the provisions of the BC Act. No share certificates will be issued. Following completion of the Transactions, Computershare will send registered LG Studios shareholders a direct registration system statement representing such shares and the notices required by the BC Act by mail. Computershare will issue the New Lionsgate new common shares in the name of the registered LG shareholder as it appears in the register of shareholders of LG Studios and send it to the address of the registered LG Studios shareholder as it appears in the register of shareholders of LG Studios at the Arrangement Effective Time.

Most LG Studios shareholders hold their common shares through a bank or brokerage firm. In such cases, the bank or brokerage firm is said to hold the shares in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your LGEC common shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the New Lionsgate new common shares that you are entitled to receive in the Transactions. If you have any questions concerning the mechanics of having shares held in “street name,” please contact your bank or brokerage firm.

If you sell LG Studios common shares prior to the Arrangement Effective Time, you will be selling your right to receive New Lionsgate new common shares in the Transactions.

U.S. holders who do not have a valid IRS Form W-9 on file may be subject to U.S. backup withholding on any cash in lieu of fractional shares to which they may otherwise be entitled. Non-U.S. holders who do not have a valid IRS Form W-8 on file may be subject to U.S. backup withholding on any cash in lieu of fractional shares to which they may otherwise be entitled. See “—Structure of the Transactions” above. LG Studios shareholders should consult their own tax advisors to determine the particular tax consequences to them of the Transactions and if an IRS Form W-8 or IRS Form W-9 should be filed. LG Studios shareholders must send a completed IRS Form W-8 or IRS Form W-9 by mail to LG Studios’ current transfer agent and registrar, Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, NY 10004-1571, Attn: FISO Dept., which must be received by Continental no later than five business days before the Arrangement Effective Date to avoid applicable U.S. backup withholding.

Treatment of Lionsgate Equity Awards

Background. Lionsgate currently maintains four equity compensation plans: the Lionsgate 2023 Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “Lionsgate 2019 Plan”), the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (the “Lionsgate 2017 Plan”) and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (the “Lionsgate 2012 Plan” together with the Lionsgate 2023 Plan, the Lionsgate 2019 Plan and the Lionsgate 2017 Plan, the “Prior Plans”). It is expected that New Lionsgate will assume the Lionsgate 2023 Plan and amend and restate the Lionsgate 2023 Plan as the New Lionsgate 2025 Plan as approved prior to the Transactions by the New Lionsgate Board and by LGEC, as the sole shareholder of New Lionsgate, to be effective as of the date of the completion of the Transactions, subject to the approval of holders of LGEC Class A shares, as further described in this joint proxy statement/prospectus. Awards outstanding under the equity plans of Lionsgate including awards outstanding under the Prior Plans immediately prior to the completion of the Transactions held by a Lionsgate employee who will be a New Lionsgate employee after the Transactions (a “New Lionsgate Employee”) or by a former employee of Lionsgate (regardless of the division in which such former employee served), will be converted into awards of New Lionsgate under the New Lionsgate 2025 Plan, the form of which is attached hereto as Annex W. It is expected that Starz will adopt the Starz 2025 Plan as approved prior to the Transactions by the Lionsgate Board, to be effective as of the date of the Transactions, subject to the approval of holders of LGEC Class A shares, as further described in this joint proxy statement/prospectus. Subject to shareholder approval, Starz will adopt the Starz 2025 Plan, and awards outstanding under the equity plans of Lionsgate immediately prior to the Transactions including awards outstanding under the Prior Plans immediate prior to the Transactions held by a Lionsgate employee who will become an employee of Starz (a “Starz Employee”), will be converted into awards of Starz immediately after the Transactions and assumed under the Starz 2025 Plan, the form of which is attached hereto as Annex W. Each Lionsgate equity award that is outstanding immediately prior to the Transactions will be adjusted to reflect the impact of the Transactions, as described below.

Stock Options

Stock Options Held by Starz Employees. Each award of Lionsgate stock options held by a Starz Employee will be converted into an award of stock options with respect to the Starz common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Options Held by New Lionsgate Employees and Former Employees. Each award of Lionsgate stock options held by a New Lionsgate Employee or by a former employee of Lionsgate will be converted into an award of stock options with respect to New Lionsgate new common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Appreciation Rights

Stock Appreciation Rights Held by Starz Employees. Each award of Lionsgate stock appreciation rights held by a Starz Employee will be converted into an award of stock appreciation rights with respect to Starz common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Appreciation Rights Held by New Lionsgate Employees and Former Employees. Each award of Lionsgate stock appreciation rights held by a New Lionsgate Employee or by a former employee will be converted into an award of stock appreciation rights with respect to the New Lionsgate new common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units

Time-Vesting Restricted Share Units Held by Starz Employees and Starz Directors. Each award of Lionsgate time-vesting restricted share units held by a Starz Employee or a non-employee director of Lionsgate who will be a non-employee director of Starz but not a non-employee director of New Lionsgate immediately following the Transactions (a “Starz Director”) will be converted into an award of time-vesting restricted share units with respect to Starz common shares. The number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units Held by New Lionsgate Employees, New Lionsgate Directors and Former Lionsgate Employees. Each award of Lionsgate time-vesting restricted share units held by a New Lionsgate Employee, by a non-employee director of Lionsgate who will be a non-employee director of New Lionsgate but not a non-employee director of Starz immediately following the Transactions (a “New Lionsgate Director”) or by a former employee of Lionsgate will be converted into an award of time-vesting restricted share units with respect to the New Lionsgate new common shares. The number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units Held by Dual Directors. Each award of Lionsgate time-vesting restricted share units held by a non-employee director of Lionsgate who will serve as non-employee director on both the Starz Board and the New Lionsgate Board immediately following the Transactions (a “Dual Director”) will be converted into an award of time-vesting restricted share units with respect to Starz common shares and an award of time-vesting restricted share units with respect to New Lionsgate new common shares. The number of shares subject to such Starz award and the number of shares subject to such New Lionsgate award will be the number of Starz common shares and the number of New Lionsgate new common shares, respectively, that would have been received pursuant to the Plan of Arrangement had such Dual Director held the number of LGEC common shares subject to such Lionsgate time-vesting restricted share units immediately prior to the Arrangement Effective Time.

Performance-Based Restricted Share Units

Performance-Vesting Restricted Share Units Held by Starz Employees. Each award of Lionsgate performance-based restricted share units held by a Starz Employee will be converted into an award of restricted share units with respect to Starz common shares, provided that the number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions, subject to any modifications to applicable performance-based vesting conditions determined by the Lionsgate Compensation Committee prior to the Arrangement Effective Time, or by the Starz Compensation Committee after the Arrangement Effective Time, in order to reflect the impact of the Transactions.

Performance-Vesting Restricted Share Units Held by New Lionsgate Employees. Each award of Lionsgate performance-based restricted share units held by a New Lionsgate Employee will be converted into an award of restricted share units with respect to New Lionsgate new common shares, provided that the number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions, subject to any modifications to applicable performance-based vesting conditions determined by the Lionsgate Compensation Committee prior to the Arrangement Effective Time, or by the New Lionsgate Compensation Committee after the Arrangement Effective Time, in order to reflect the impact of the Transactions.

Results of the Transactions

After the Transactions, each of New Lionsgate and Starz will be a separate, publicly traded company. The actual number of New Lionsgate new common shares to be issued in the Transactions will be determined at the Arrangement Effective Time, and will reflect any exercise of stock options (“stock options”) or share appreciation rights (“SARs”) relating to the LGEC common shares (stock options and SARs referred to collectively as “LGEC options”) prior to the Arrangement Effective Time.

New Lionsgate, Lionsgate and LG Studios have entered into an Arrangement Agreement and will enter into a Separation Agreement and other related agreements to effect the Transactions and to provide a framework for their relationship after the Transactions, including a Transition Services Agreement, a Tax Matters Agreement Amendment, an Employee Matters Agreement and agreements governing other commercial licensing arrangements between the parties. The Separation Agreement and other agreements will provide for, among other things, the allocation between New Lionsgate and Starz of the assets, employees, liabilities and obligations (including, among others, investments, property, intellectual property and employee benefits and tax-related assets and liabilities) of Lionsgate and its subsidiaries attributable to periods prior to, at and after New Lionsgate’s separation from Lionsgate and will govern the relationship between New Lionsgate and Starz subsequent to the completion of the Transactions. For additional information regarding the Separation Agreement and other transaction agreements, see the sections entitled “Risk Factors—Risks Related to the Transactions” and “Certain Relationships and Related Party Transactions.”

Transferability of New Lionsgate New Common Shares

The New Lionsgate new common shares to be issued in connection with the Transactions will be issued in reliance on an exemption from the prospectus requirements of securities legislation in each province and territory of Canada. Subject to certain disclosure and regulatory requirements and to customary restrictions applicable to distributions of shares that constitute “control distributions,” the shares issued pursuant to the Transactions may be resold in each province and territory in Canada, subject in certain circumstances, to the usual conditions that no unusual effort, or no effort, has been made to prepare the market or create demand. For additional information, see “Canadian Securities Law Matters.”

Transferability of Starz Common Shares

The Starz common shares to be issued in connection with the Transactions will be issued in reliance on an exemption from the prospectus requirements of securities legislation in each province and territory of Canada. Subject to certain disclosure and regulatory requirements and to customary restrictions applicable to distributions of shares that constitute “control distributions,” the shares issued pursuant to the Transactions may be resold in each province and territory in Canada, subject in certain circumstances, to the usual conditions that no unusual effort, or no effort, has been made to prepare the market or create demand. For additional information, see “Canadian Securities Law Matters.”

Markets for New Lionsgate New Common Shares and Starz Common Shares

There is currently no public trading market for the New Lionsgate new common shares. New Lionsgate intends to apply to list the New Lionsgate new common shares on the NYSE under the symbol “LION”. New Lionsgate has not and will not set the initial prices of the New Lionsgate new common shares. The initial price will be established by the public markets.

In addition, there is currently no public trading market for the Starz common shares. Starz intends to apply to list the Starz common shares on the Nasdaq under the symbol “STRZ”. Starz has not and will not set the initial price of the Starz common shares. The initial price will be established by the public markets.

We cannot predict the prices at which New Lionsgate new common shares and Starz common shares will trade after the Transactions. For example, the combined trading prices, after the Transactions, of one and twelve one-hundredths (1.12) Starz common shares and one and twelve one-hundredths (1.12) New Lionsgate new common shares may not equal the trading price of one (1) LGEC Class A share immediately prior to the Transactions; one (1) Starz common share and one (1) New Lionsgate new common share may not equal the trading price of one (1) LGEC Class B share immediately prior to the Transactions; and one (1) New Lionsgate new common share may not equal the trading price of one (1) LG Studios common share immediately prior to the Transactions. The prices at which New Lionsgate new common shares and Starz common shares trade may fluctuate significantly, particularly until an orderly public market for each develops. Trading prices for the New Lionsgate new common shares and Starz common shares will be determined in the public markets and may be influenced by many factors. See “Risk Factors—Risks Related to the Transactions” and “Risk Factors—Risks Related to Starz and the Starz Business.”

Conditions to the Transactions

The Transactions will be completed at the Arrangement Effective Time in accordance with the Plan of Arrangement, provided that the conditions set forth in the Separation Agreement have been satisfied (or waived by Lionsgate in its sole and absolute discretion), including, among others:

•	the Transactions having been duly approved by the Lionsgate Board;

•	the Transactions having been duly approved by the LG Studios Board;

•	the approval by the Lionsgate’s shareholders of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting;

•	the approval by the LG Studios’ shareholders of the LG Studios Reorganization Proposal at the LG Studios Special Meeting;

•

the SEC declaring effective the registration statement of which this joint proxy statement/prospectus forms a part; there being no order suspending the effectiveness of the registration statement in effect; and there being no proceedings for such purposes having been instituted or threatened by the SEC;

•	the internal reorganization having been completed in accordance with the Separation Agreement;

•

the receipt by Lionsgate Entertainment Inc., a subsidiary of New Lionsgate, of an opinion from Lionsgate Entertainment Inc.’s outside tax advisor to the effect that the requirements for tax-free treatment under Section 355 of the Internal Revenue Code should be satisfied;

•

an independent appraisal firm acceptable to the Lionsgate Board having delivered an opinion to the Lionsgate Board confirming the solvency and financial viability of Starz after giving effect to the Transactions, in a form and substance acceptable to the Lionsgate Board in its sole and absolute discretion;

•

all actions necessary or appropriate under applicable Canadian and U.S. federal, state, provincial or other securities or blue sky laws and the rule and regulations thereunder having been taken or made and, where applicable, having become effective or been accepted;

•	the execution of certain agreements contemplated by the Separation Agreement;

•	no order, injunction or decree issued by any government authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions being in effect;

•	the New Lionsgate new common shares to be issued having been accepted for listing on the NYSE, subject to official notice of issuance; and

•	no other event or development existing or having occurred that, in the judgment of the Lionsgate Board, or the LG Studios Board, makes it inadvisable to effect the Transactions.

Lionsgate and LG Studios will have discretion, upon mutual agreement and subject to the provisions of the Interim Orders, the Final Order, the Plan of Arrangement, and applicable law, to amend, modify or supplement the Arrangement Agreement, including to determine the Arrangement Effective Time. Lionsgate and LG Studios do not intend to notify Lionsgate and LG Studios shareholders, respectively of any modifications to the terms of the Transactions that, in the judgment of the Lionsgate Board and the LG Studios Board, respectively, are not material, unless notification is required by the Interim Orders or the Final Order. For example, the Lionsgate Board or the LG Studios Board might consider material such matters as significant changes to the exchange ratios and the assets to be contributed or the liabilities to be assumed in the Transactions. To the extent that the Lionsgate Board or the LG Studios Board determines that any modifications by Lionsgate or LG Studios, as applicable, materially change the material terms of the Transactions, each of Lionsgate and LG Studios will, as applicable, notify its respective shareholders in a manner reasonably calculated to inform them about the modification as may be required by law, including the Interim Orders and the Final Order, by, for example, publishing a press release, filing a Current Report on Form 8-K or circulating a supplement to this joint proxy statement/prospectus.

Court Approval of the Arrangement

An arrangement under the BC Act requires the approval of the BC Court. Prior to the sending of this joint proxy statement/prospectus, Lionsgate and LG Studios obtained the LGEC Interim Order, as amended, and the LG Studios Interim Order, as amended, which provide for the calling and holding of the Lionsgate Meeting and the LG Studios Special Meeting, dissent rights, and other procedural matters, copies of which are attached hereto as Annex “L” and Annex “M”.

Subject to the terms of the LGEC Interim Order, and if the Lionsgate Arrangement Resolution is approved at the Lionsgate Meeting, Lionsgate will apply to the BC Court for the Final Order at the BC Court at 800 Smithe Street, Vancouver, British Columbia, to be held on or about May 1, 2025, at 9:45 a.m. (Pacific Time) or as soon thereafter as counsel may be heard. Any LGEC shareholder or any other person who wishes to appear, or to be represented, and to present evidence or arguments must file and serve a response to petition as set out in Lionsgate’s petition for an Interim Order and Final Order (the “Lionsgate Petition”), a copy of which is attached hereto as Annex “N”, and satisfy any other requirements of the BC Court. The BC Court will consider, among other things, the substantive and procedural fairness of the Arrangement to the parties affected, including the LGEC shareholders. The BC Court may approve the Arrangement in any manner the BC Court may direct, subject to compliance with any terms and conditions, if any, as the BC Court deems fit. In the event that the hearing is postponed, adjourned or rescheduled then, subject to further order of the BC Court, only those persons having previously served a response to petition in compliance with the Lionsgate Petition will be given notice of the postponement, adjournment or rescheduled date.

Subject to the terms of the LG Studios Interim Order, and if the LG Studios Arrangement Resolution is approved at the LG Studios Special Meeting, LG Studios will apply to the BC Court for the Final Order at the BC Court, 800 Smithe Street, Vancouver, British Columbia, to be held on or about May 1, 2025, at 9:45 a.m. (Pacific Time) or as soon thereafter as counsel may be heard. Any LG Studios shareholder or any other person who wishes to appear, or to be represented, and to present evidence or arguments must file and serve a response to petition as set out in LG Studios’ petition for an Interim Order and Final Order (the “LG Studios Petition”), a copy of which is attached hereto as Annex P, and satisfy any other requirements of the BC Court. The BC Court will consider, among other things, the substantive and procedural fairness of the Arrangement to the parties affected, including the LG Studios shareholders. The BC Court may approve the Arrangement in any manner the BC Court may direct, subject to compliance with any terms and conditions, if any, as the BC Court deems fit. In the event that the hearing is postponed, adjourned or rescheduled then, subject to further order of the BC Court, only those persons having previously served a response to petition in compliance with the LG Studios Petition will be given notice of the postponement, adjournment or rescheduled date.

Dissent Rights

The following is a summary of the provisions of the BC Act, as modified by the Plan of Arrangement and the applicable Interim Order, relating to Lionsgate shareholders’ and LG Studios shareholders’ dissent rights in respect of the Lionsgate Arrangement Resolution and the Studios Arrangement Resolution, respectively. This summary is not a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of his, her or its shares and is qualified in its entirety by reference to the full text of Sections 237 to 247 of the BC Act, which is attached to this joint proxy statement/prospectus as Annex A, as modified by the Plan of Arrangement and the applicable Interim Order.

The statutory provisions dealing with the right of dissent are technical and complex. Any dissenting shareholder should seek independent legal advice, as failure to comply strictly with the provisions of the BC Act, as modified by the Plan of Arrangement and the applicable Interim Order, may result in the loss of all dissent rights.

Each Interim Order expressly provides registered Lionsgate shareholders’ and registered LG Studios shareholders with the right to dissent with respect to the Lionsgate Arrangement Resolution and the Studios Arrangement Resolution, respectively.

Dissenting Shareholders of Lionsgate

Each dissenting shareholder of Lionsgate is entitled to be paid the fair value (determined as of the close of business on the day before the Lionsgate Arrangement Resolution was adopted at the Lionsgate Meeting) of all, but not less than all, his, her or its shares if the Lionsgate Arrangement Resolution and the Plan of Arrangement become effective, provided such holder duly dissents.

A registered Lionsgate shareholder is not entitled to dissent with respect to such holder’s shares if such holder votes any of its shares in favor of the Lionsgate Transactions Proposal. For greater certainty, a proxy submitted by a registered shareholder that does not contain voting instructions will, unless revoked, be voted in favor of the Lionsgate Transactions Proposal, and such shareholder will not be able to complete a dissent under the BC Act and the terms of the Interim Orders and the Final Order. Accordingly, non-registered shareholders of Lionsgate who wish to exercise the dissent rights must make arrangements for the registered holder of such Lionsgate shares to dissent on their behalf.

A written notice of dissent from the Lionsgate Transactions Proposal pursuant to Section 242 of the BC Act must be received by Lionsgate from a dissenting shareholder by 4:00 p.m. (Pacific Time), on April 17, 2025, which is two business days immediately preceding the date of the Lionsgate Meeting (or if the Lionsgate Meeting is postponed or adjourned, at least two business days prior to the date of the postponed or adjourned Lionsgate Meeting). The notice of dissent should be delivered by registered mail to Lionsgate at: Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8, Attention: Lionsgate, c/o Kimberly Burns.

To exercise dissent rights, a registered Lionsgate shareholder must dissent with respect to all Lionsgate shares of which they are both the registered and beneficial owner. A registered shareholder who wishes to dissent must deliver written notice of dissent to Lionsgate as set forth above and such notice of dissent must strictly comply with the requirements of s. 242 of the BC Act. Any failure by a registered Lionsgate shareholder to fully comply with the provisions of the BC Act as modified by the Plan of Arrangement, the Interim Order and any other order of the BC Court, may result in the loss of that holder’s dissent rights.

Beneficial shareholders who wish to exercise dissent rights must cause the registered Lionsgate shareholder holding their Lionsgate shares to deliver the notice of dissent.

To exercise dissent rights, a registered Lionsgate shareholder must prepare a separate notice of dissent for him, her or itself, if dissenting on his, her or its own behalf, and for each other beneficial Lionsgate shareholder who beneficially owns Lionsgate shares registered in the shareholder’s name and on whose behalf the registered shareholder is dissenting; and, if dissenting on its own behalf, must dissent with respect to all of the Lionsgate shares registered in his, her or its name or if dissenting on behalf of a beneficial shareholder, with respect to all of the Lionsgate shares registered in his, her or its name and beneficially owned by the beneficial shareholder on whose behalf the registered shareholder is dissenting. The notice of dissent must set out the number of Lionsgate shares in respect of which the dissent rights are being exercised (the “Lionsgate Notice Shares”).

Notwithstanding Section 244 of the BC Act, if the Lionsgate Arrangement Resolution is approved, and Lionsgate notifies a registered holder of the Lionsgate Notice Shares of Lionsgate’s intention to act upon the Lionsgate Arrangement Resolution pursuant to Section 243 of the BC Act, the shareholder must, within twenty (20) days after Lionsgate sends such notice, send to Lionsgate a written notice that such shareholder requires the purchase of all of the Lionsgate Notice Shares in respect of which such holder has given notice of dissent, together with the share certificate or certificates representing such shares (including a written statement prepared in accordance with Section 244(1)(c) of the BC Act if the dissent is being exercised by the registered shareholder on behalf of a beneficial holder), whereupon, subject to the provisions of the BC Act relating to the termination of dissent rights, the shareholder becomes a dissenting shareholder, and is bound to sell and Lionsgate is bound to purchase those Lionsgate shares.

A dissenting shareholder who does not strictly comply with the dissent procedures, which are provided herein in summary only, or, for any other reason, is not entitled to be paid fair value for his, her or its dissenting shares will be deemed to have participated in the Plan of Arrangement on the same basis as non-dissenting shareholders.

Any dissenting Lionsgate shareholder who has duly complied with Section 244(1) of the BC Act, or Lionsgate, may apply to the BC Court, and the BC Court may determine the fair value of the dissenting shares and make consequential orders and give directions as the BC Court considers appropriate. There is no obligation on Lionsgate to apply to the BC Court. The dissenting shareholder will be entitled to receive from Lionsgate the fair value that the dissenting shares held immediately before the passing of the Lionsgate Arrangement Resolution.

Dissenting Shareholders of LG Studios

Each dissenting shareholder of LG Studios is entitled to be paid the fair value (determined as of the close of business on the day before the Studios Arrangement Resolution was adopted at the LG Studios Special Meeting) of his, her or its shares if the Studios Arrangement Resolution and the Plan of Arrangement become effective, provided such holder duly dissents.

A registered LG Studios shareholder is not entitled to dissent with respect to such holder’s shares if such holder votes any of its shares in favor of the Studios Arrangement Resolution. For greater certainty, a proxy submitted by a registered shareholder that does not contain voting instructions will, unless revoked, be voted in favor of the Studios Arrangement Resolution, and such shareholder will not be able to complete a dissent under the BC Act and the terms of the Interim Orders and the Final Order. Accordingly, non-registered shareholders of LG Studios who wish to exercise the dissent rights must make arrangements for the registered holder of such LG Studios shares to dissent on their behalf.

A written notice of dissent from the Studios Arrangement Resolution pursuant to Section 242 of the BC Act must be received by LG Studios from a dissenting shareholder by 4:00 p.m. (Pacific Time), on April 17, 2025, which is two business days immediately preceding the date of the LG Studios Special Meeting (or if the LG Studios Special Meeting is postponed or adjourned, at least two business days prior to the date of the postponed or adjourned LG Studios Special Meeting). The notice of dissent should be delivered by registered mail to LG Studios at: Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8, Attention: LG Studios, c/o Kimberly Burns.

To exercise dissent rights, a registered LG Studios shareholder must dissent with respect to all LG Studios shares of which they are both the registered and beneficial owner. A registered shareholder who wishes to dissent must deliver written notice of dissent to LG Studios as set forth above and such notice of dissent must strictly comply with the requirements of s. 242 of the BC Act. Any failure by a registered LG Studios shareholder to fully comply with the provisions of the BC Act as modified by the Plan of Arrangement, the Interim Order and any other order of the BC Court, may result in the loss of that holder’s dissent rights.

Beneficial shareholders who wish to exercise dissent rights must cause the registered LG Studios shareholder holding their LG Studios shares to deliver the notice of dissent.

To exercise dissent rights, a registered LG Studios shareholder must prepare a separate notice of dissent for him, her or itself, if dissenting on his, her or its own behalf, and for each other beneficial LG Studios shareholder who beneficially owns LG Studios shares registered in the shareholder’s name and on whose behalf the registered shareholder is dissenting; and, if dissenting on its own behalf, must dissent with respect to all of the LG Studios shares registered in his, her or its name or if dissenting on behalf of a beneficial shareholder, with respect to all of the LG Studios shares registered in his, her or its name and beneficially owned by the beneficial shareholder on whose behalf the registered shareholder is dissenting. The notice of dissent must set out the number of LG Studios shares in respect of which the dissent rights are being exercised (the “LG Studios Notice Shares”).

Notwithstanding Section 244 of the BC Act, if the Studios Arrangement Resolution is approved, and LG Studios notifies a registered holder of the LG Studios Notice Shares of LG Studios’ intention to act upon the Studios Arrangement Resolution pursuant to Section 243 of the BC Act, the shareholder must, within twenty (20) days after LG Studios sends such notice, send to LG Studios a written notice that such shareholder requires the purchase of all of the LG Studios Notice Shares in respect of which such holder has given notice of dissent, together with the share certificate or certificates representing such shares (including a written statement prepared in accordance with Section 244(1)(c) of the BC Act if the dissent is being exercised by the registered shareholder on behalf of a beneficial holder), whereupon, subject to the provisions of the BC Act relating to the termination of dissent rights, the shareholder becomes a dissenting shareholder, and is bound to sell and LG Studios is bound to purchase those LG Studios shares.

A dissenting shareholder who does not strictly comply with the dissent procedures, which are provided herein in summary only, or, for any other reason, is not entitled to be paid fair value for his, her or its dissenting shares will be deemed to have participated in the Plan of Arrangement on the same basis as non-dissenting shareholders.

Any dissenting LG Studios shareholder who has duly complied with Section 244(1) of the BC Act, or LG Studios, may apply to the BC Court, and the BC Court may determine the fair value of the dissenting shares and make consequential orders and give directions as the BC Court considers appropriate. There is no obligation on LG Studios to apply to the BC Court. The dissenting shareholder will be entitled to receive from LG Studios the fair value that the dissenting shares held immediately before the passing of the Studios Arrangement Resolution.

Accounting Treatment

Notwithstanding the legal form of the Transactions described elsewhere in this joint proxy statement/prospectus, for accounting and financial reporting purposes, the Starz Business will be presented as being spun-off from New Lionsgate. This presentation is in accordance with GAAP, specifically FASB Accounting Standards Codification 505-60, “Spinoff and Reverse Spinoffs,” and is primarily a result of the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing senior management of Lionsgate with the LG Studios Business and, as a result, New Lionsgate. As a result, it is expected that the separation of the Starz Business from the LG Studios Business will qualify as a discontinued operation. For additional information, see “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations of New Lionsgate.”

Interests of Lionsgate Directors and Officers in the Transactions

When considering the recommendation of the Lionsgate Board that Lionsgate’s shareholders approve the Lionsgate Transactions Proposal, shareholders should be aware that certain directors and executive officers of Lionsgate have certain interests in the Transactions that may be different from, or in addition to, the interests of such shareholders. The Lionsgate Board was aware of these interests during its deliberations on the merits of the Transactions and considered them in deciding to recommend that Lionsgate’s shareholders approve the Lionsgate Transactions Proposal. Lionsgate’s executive officers include the following individuals: Jon Feltheimer, Michael Burns, James W. Barge, Brian Goldsmith and Bruce Tobey. As of March 7, 2025, Mark H. Rachesky, Founder and Chief Investment Officer of MHR Fund Management LLC (“MHR Fund Management”), held 24.2% of the LGEC Class A shares and 9.7% of the LGEC Class B shares. Pursuant to the Lionsgate Investor Rights Agreement discussed in “Additional Lionsgate Annual General and Special Meeting Matters—Certain Relationships and Related Party Transactions of Lionsgate,” Mark H. Rachesky, M.D., Emily Fine and John D. Harkey, Jr. currently serve on the Lionsgate Board as designees of MHR Fund Management.

Other than as set out elsewhere in the joint proxy statement/prospectus, no informed person of Lionsgate, no proposed nominee for election as a director of Lionsgate and no associate or affiliate of any such informed person or proposed nominee has had any material interest, direct or indirect, in any transaction since the commencement of Lionsgate’s most recently completed financial year or in any proposed transaction that, in either case, has materially affected or would materially affect Lionsgate or any of its subsidiaries. An “informed person” is defined as (a) a director or executive officer of Lionsgate; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of Lionsgate; (c) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of Lionsgate or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of Lionsgate other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) Lionsgate that has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities. The Lionsgate directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their ownership of LGEC Class A shares and LGEC Class B shares, eligibility to participate in the New Lionsgate 2025 Plan as directors or executive officers of New Lionsgate and eligibility to participate in the Starz 2025 Plan as directors or executive officers of Starz.

Interests of LG Studios Directors and Officers in the Transactions

When considering the recommendation of the LG Studios Board that LG Studios’ shareholders approve the LG Studios Reorganization Proposal, shareholders should be aware that certain directors and executive officers of LG Studios have certain interests in the Transactions that may be different from, or in addition to, the interests of such shareholders. The LG Studios Board was aware of these interests during its deliberations on the merits of the Transactions and considered them in deciding to recommend that LG Studios’ shareholders approve the LG Studios Reorganization Proposal. LG Studios’ executive officers include the following individuals: Jon Feltheimer, Michael Burns, James W. Barge, Brian Goldsmith and Bruce Tobey. As of March 7, 2025, Mark H. Rachesky, Founder and Chief Investment Officer of MHR Fund Management LLC (“MHR Fund Management”), held 24.2% of the LGEC Class A shares and 9.7% of the LGEC Class B shares. Pursuant to the Lionsgate Investor Rights Agreement discussed in “Additional Lionsgate Annual General and Special Meeting Matters—Certain Relationships and Related Party Transactions of Lionsgate,” Mark H. Rachesky, M.D., Emily Fine and John D. Harkey, Jr. currently serve on the LG Studios Board as designees of MHR Fund Management.

Other than as set out elsewhere in this joint proxy statement/prospectus, no informed person of LG Studios, and no associate or affiliate of any such informed person has had any material interest, direct or indirect, in any transaction since the commencement of LG Studios’ most recently completed financial year or in any proposed transaction that, in either case, has materially affected or would materially affect LG Studios or any of its subsidiaries. An “informed person” is defined as (a) a director or executive officer of LG Studios; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of LG Studios; (c) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of LG

Studios or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of LG Studios other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) LG Studios, if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities. The LG Studios directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their indirect ownership of LG Studios common shares, or their eligibility to participate in the New Lionsgate 2025 Plan as directors or executive officers of New Lionsgate and the Starz 2025 Plan as directors or executive officers of Starz.

Continued Employment or Board Services

It is expected that as of immediately following the Transactions, Messrs. Feltheimer, Burns, Barge, Goldsmith and Tobey will become executive officers at New Lionsgate with the same titles under their existing employment agreements with LGEC, which will be assumed by New Lionsgate upon the completion of the Transactions. The Transactions will not be treated as a change in control under the existing employment agreements of Messrs. Feltheimer, Burns, Barge, Goldsmith and Tobey. In addition, certain non-employee directors of Lionsgate may become non-employee directors of the New Lionsgate Board and/or the Starz Board.

For more details, see “Information about New Lionsgate After the Transactions—Management of New Lionsgate”, “Information about New Lionsgate After the Transactions—Executive Compensation,” “Information about New Lionsgate After the Transactions—Directors of New Lionsgate” and “The Transactions—Directors of Starz Following the Transactions.”

Listing of New Lionsgate New Common Shares and Starz Common Shares; Delisting and Deregistration of LGEC Class A shares, LGEC Class B shares and LG Studios Common Shares

Lionsgate anticipates that, immediately following the consummation of the Transactions, (i) the New Lionsgate new common shares to be issued in connection with the Transactions will be listed for trading on the NYSE, (ii) the Starz common shares to be issued in connection with the Transactions will be listed for trading on the Nasdaq, (iii) the LGEC Class A shares and the LGEC Class B shares will be delisted from the NYSE, (iv) the LG Studios common shares will be delisted from the Nasdaq, and (v) LG Studios will be deregistered under the Exchange Act. The listing of the New Lionsgate new common shares to be issued in connection with the Transactions for trading on the NYSE and the Starz common shares to be issued in connection with the Transactions for trading on the Nasdaq, will be subject to New Lionsgate and Starz, respectively, fulfilling all of the listing requirements of the NYSE or the Nasdaq, respectively.

Regulatory Requirements Related to the Transactions

The parties are not aware of any material governmental approvals or actions that are necessary for the completion of the Transactions. However, certain Lionsgate and LG Studios shareholders may have filing obligations under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 and should consult their own legal advisors.

THE PLAN OF ARRANGEMENT

Transactions

If the Arrangement is approved and implemented, at the Arrangement Effective Time, the following transactions will be effected:

(a)

each LGEC common share outstanding immediately prior to the Arrangement Effective Time held by an LGEC shareholder in respect of which dissent rights have been validly exercised will be transferred free and clear of all liens by the shareholder to New Lionsgate.

(b)	New Lionsgate will amend its notice of articles to remove all of the existing directors and to name the following individuals as directors of New Lionsgate:

a. Michael Burns;

b. Mignon Clyburn;

c. Gordon Crawford;

d. Jon Feltheimer;

e. Emily Fine;

f. Michael T. Fries;

g. John D. Harkey, Jr.;

h. Susan McCaw;

i. Yvette Ostolaza;

j. Mark H. Rachesky, M.D.;

k. Hardwick Simmons; and

l. Harry E. Sloan.

(c)

each outstanding LGEC Class A share will be transferred to New Lionsgate in exchange for one New Lionsgate Class A share and one New Lionsgate Class C preferred share, and each outstanding LGEC Class B share will be transferred to New Lionsgate in exchange for one New Lionsgate Class B share and one New Lionsgate Class C preferred share. Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.”

(d)

LG Sirius will be voluntarily dissolved under Section 314 of the BC Act. LG Sirius will transfer and assign all of its property to LGEC, and LGEC will assume all of the liabilities and obligations of LG Sirius.

(e)

LGEC will change its name to Starz Entertainment Corp. and will create the Starz common shares. LGEC’s notice of articles will be amended to reflect the change of name and the alterations to LGEC’s capital, and LGEC will adopt the LGEC Interim Articles.

(f)

all of the outstanding LGEC common shares will be transferred by New Lionsgate to LGEC in exchange for an initial number of Starz common shares and all of the LG Sirius Owned Shares. Based on 83,691,063 LGEC Class A shares and 156,905,472 LGEC Class B shares outstanding as of March 7, 2025, approximately 250,639,462 initial Starz common shares would be issued prior to the Reverse Stock Split.

(g)

the authorized capital of LGEC will be altered to eliminate LGEC Class A shares and LGEC Class B shares and LGEC’s notice of articles will be amended to reflect the alterations to LGEC’s capital, and LGEC will adopt the Starz Articles.

(h)	New Lionsgate will create the New Lionsgate new common shares and New Lionsgate’s notice of articles will be amended to reflect the alterations to New Lionsgate’s capital.

(i)

New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares; and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

(j)

the authorized capital of New Lionsgate will be altered to eliminate the New Lionsgate Class A shares, the New Lionsgate Class B shares and the New Lionsgate Class C preferred shares, and New Lionsgate’s notice of articles will be amended to reflect the alterations to New Lionsgate’s capital, and New Lionsgate will adopt the New Lionsgate Interim Articles.

(k)

Pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

(l)

each LG Studios common share outstanding immediately prior to the Arrangement Effective Time held by a LG Studios shareholder in respect of which dissent rights have been validly exercised will be transferred to New Lionsgate.

(m)

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios shareholders other than the LG Sirius Owned Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change prior to the Arrangement Effective Time.

(n)

LG Studios will change its name to “Lionsgate Studios Holding Corp.” and the sole director of LG Studios will be Bruce Tobey. New Lionsgate will change its name to “Lionsgate Studios Corp.”, New Lionsgate will adopt the New Lionsgate Articles, and the directors of New Lionsgate will be Gordon Crawford, Jon Feltheimer, Emily Fine, Michael T. Fries, John D. Harkey, Jr., Susan McCaw, Yvette Ostolaza, Mark H. Rachesky, M.D., Richard Rosenblatt and Harry E. Sloan. The directors of LGEC (now named Starz) will be Michael Burns, Mignon Clyburn, Emily Fine, Lisa Gersh, Marc Graboff, Jeffrey A. Hirsch, Bruce Mann, Mark H. Rachesky, M.D., Joshua W. Sapan, Hardwick Simmons and Harry E. Sloan.

The Exchange Ratios

LGEC Class A shares and LGEC Class B shares

In the Initial Share Exchange, LGEC shareholders will receive, in exchange for each LGEC Class A share that they hold, one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share and, in exchange for each LGEC Class B share that they hold, one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share. Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.”

Following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares and New Lionsgate will create the New Lionsgate new common shares. New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share. Each of the Class A Lion Exchange, Class A Starz Exchange, Class B Lion Exchange, and Class B Starz Exchange is referred to herein as an “Exchange” and collectively as the “Exchanges”. Each of the Class A Lion Exchange Ratio, Class A Starz Exchange Ratio, Class B Lion Exchange Ratio, and Class B Starz Exchange Ratio is referred to herein as an “Exchange Ratio” and collectively as the “Exchange Ratios”.

Following the Second Share Exchange and pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

LG Studios common shares

Each LG Studios common share will be exchanged for a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio. The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change.

Amendments

The Plan of Arrangement may be amended, modified or supplemented by Lionsgate, New Lionsgate and LG Studios at any time and from time to time prior to the Arrangement Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by Lionsgate, LG Studios (only to the extent such amendment, modification and/or supplement adversely affects LG Studios or the LG Studios shareholders) and New Lionsgate in writing, each acting reasonably, (iii) be filed with the BC Court if required by law, and, if made following the Lionsgate Annual General and Special Meeting or the LG Studios Special Meeting, be approved by the BC Court, and (iv) be communicated to Lionsgate shareholders or LG Studios shareholders if and as required by the BC Court.

Any amendment, modification or supplement to the Plan of Arrangement that is directed by the BC Court following the Lionsgate Annual General and Special Meeting or the LG Studios Special Meeting will be effective only if (i) it is consented to in writing by each of Lionsgate, LG Studios (only to the extent such amendment, modification or supplement adversely affects LG Studios or the LG Studios shareholders), and New Lionsgate (in each case, acting reasonably), and (ii) if required by the BC Court, it is consented to by some or all of the LGEC shareholders or LG Studios shareholders, as applicable, voting or consenting, as the case may be, in the manner directed by the BC Court.

Any amendment, modification or supplement to the Plan of Arrangement may be made following the Arrangement Effective Date unilaterally by New Lionsgate, provided that it concerns a matter which, in the reasonable opinion of New Lionsgate, is of an administrative nature required to better give effect to the implementation of the Plan of Arrangement and is not adverse to the economic interest of any former Lionsgate shareholder or LG Studios shareholder.

Closing of the Transactions

The Transactions will be implemented as an arrangement that is subject to a number of conditions, including the approval of the Lionsgate Transactions Proposal by LGEC shareholders, the approval of the LG Studios Reorganization Proposal by LG Studios shareholders, and the receipt of a final order from the BC Court (the “Final Order”). Subject to the satisfaction or waiver of such conditions, it is expected that the Arrangement Effective Time will occur on or about 2:30 p.m., Pacific time, unless Lionsgate and LG Studios designate an alternate time in a joint notice delivered to New Lionsgate pursuant to the Arrangement Agreement.

Dissent Rights

For information on dissent rights for shareholders of Lionsgate and shareholders of LG Studios, see “The Transactions—Dissent Rights.”

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF NEW LIONSGATE

The following unaudited pro forma condensed consolidated financial information of New Lionsgate presents the financial information of Lions Gate Entertainment Corp. (“LGEC” or “Lionsgate”) adjusted to give effect to the planned separation of the Starz Business and the LG Studios Business (as more fully described below) and other significant corporate and financing transactions of Lionsgate related thereto, as well as the acquisition of eOne. The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.

Lionsgate encompasses the LG Studios Business comprised of its motion picture and television studio operations, and the Starz Business, comprised of the STARZ-branded premium subscription platforms. Pursuant to a plan of arrangement, the LG Studios Business and the Starz Business will be separated through a series of transactions (the “Transactions”) that will result in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp. (“Starz”), which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, a new legal entity, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions. Prior to the Transactions, New Lionsgate has no assets or operations and therefore its financial information is not included in this pro forma financial information. New Lionsgate will be determined to be the accounting spinnor in the Transactions and therefore the financial statements of New Lionsgate will reflect that of LGEC following the Transactions. Therefore, the pro forma financial information has been prepared by utilizing LGEC’s historical financial statements and adjusting for the Transactions and other significant corporate and financing transactions of Lionsgate related thereto, as well as the acquisition of eOne.

The following unaudited pro forma condensed consolidated financial statements consist of unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 2024 and fiscal years ended March 31, 2024, 2023 and 2022, and an unaudited pro forma condensed consolidated balance sheet as of December 31, 2024. The unaudited pro forma condensed consolidated financial information should be read together with the following:

•

Lionsgate’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its quarterly report on Form 10-Q for the nine months ended December 31, 2024 and annual report on Form 10-K for the three fiscal years ended March 31, 2024;

•

Lionsgate Studios Corp.’s (“LG Studios”) historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended December 31, 2024 and historical combined audited financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three fiscal years ended March 31, 2024, included in this joint proxy statement/prospectus;

•

The historical combined financial statements of the Starz Business and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended December 31, 2024 and for the three fiscal years ended March 31, 2024 included in this joint proxy statement/prospectus; and

•	eOne’s unaudited combined statement of operations data for the nine months ended October 1, 2023 and the related notes included in this joint proxy statement/prospectus.

The unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and do not purport to represent or be indicative of the actual results of operations or financial condition and should not be construed as representative of the future results of operations or financial condition of New Lionsgate.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions and other significant corporate and financing transactions of Lionsgate related thereto, not otherwise reflected in the historical consolidated financial statements of Lionsgate, as if they had occurred on December 31, 2024. The unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2024 and fiscal year ended March 31, 2024 gives effect to the Transactions and other significant corporate and financing transactions of Lionsgate related thereto, as well as the acquisition of eOne, as if they had occurred on April 1, 2023. The unaudited pro forma condensed consolidated statement of operations for the fiscal years ended March 31, 2023 and 2022 reflect only the retroactive presentation required under the discontinued operations accounting guidance and therefore do not reflect any other transaction adjustments. Accordingly, intercompany transactions between the LG Studios Business and the Starz Business remain eliminated in the pro forma condensed consolidated statements of operations for the fiscal years ended March 31, 2023 and 2022.

Capitalized terms defined in this unaudited pro forma condensed consolidated financial information of New Lionsgate have the meanings ascribed to such terms in, and for the purposes of, this section.

Description of the Transactions

In the Initial Share Exchange, LGEC shareholders will receive, in exchange for each LGEC Class A share that they hold, one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share and, in exchange for each LGEC Class B share that they hold, one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share. Following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares and New Lionsgate will create the New Lionsgate new common shares. Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange”.

In the Second Share Exchange, New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold, and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share together with one (1) Starz common share. Each of the Class A Separation Lion Exchange, Class A Separation Starz Exchange, Class B Separation Lion Exchange, and Class B Separation Starz Exchange is referred to herein as an “Exchange” and collectively as the “Exchanges”. Each of the Class A Separation Lion Exchange Ratio, Class A Separation Starz Exchange Ratio, Class B Separation Lion Exchange Ratio, and Class B Separation Starz Exchange Ratio is referred to herein as an “Exchange Ratio” and collectively as the “Exchange Ratios”.

Following the Second Share Exchange and pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios shareholders other than the LG Sirius Owned Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change.

According to United States (“U.S.”) generally accepted accounting principles (“GAAP”), due to the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing Lionsgate’s senior management with the LG Studios Business following the completion of the Transactions, New Lionsgate (which will hold the LG Studios Business) will be considered the accounting spinnor or divesting entity and Starz (which will hold the Starz Business) will be considered the accounting spinnee or divested entity. As a result, the Starz Business will be accounted for as discontinued operations in the financial statements of New Lionsgate following the completion of the Transactions.

Description of Other Transactions

Business Combination and Prior LG Studios Separation

On December 22, 2023, Lionsgate entered into a business combination transaction (the “Business Combination”) pursuant to a business combination agreement (the “Business Combination Agreement”), that was then consummated on May 13, 2024, with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius, LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate (“LG Studios”) and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the LG Studios Business was combined with SEAC through a series of transactions, including an amalgamation of LG Studios and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” and continues the existing business operations of LG Studios, consisting of the LG Studios Business of Lionsgate. The LG Studios Business consists of the businesses of Lionsgate’s Motion Picture and Television Production segments, together with substantially all of Lionsgate’s corporate general and administrative functions and costs. LG Studios became a separate publicly traded company and its common shares commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

In connection with and prior to the Business Combination, Lionsgate and LG Studios entered into a separation agreement pursuant to which the assets and liabilities of the LG Studios Business were transferred to LG Studios such that LG Studios held, directly or indirectly, all of the assets and liabilities of the LG Studios Business (the “Prior LG Studios Separation”).

As a result of the Business Combination, approximately 87.8% of the total shares of LG Studios continued to be held by Lionsgate, while other shareholders owned approximately 12.2% of LG Studios, immediately following the closing of the Business Combination. In addition to establishing LG Studios as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Lionsgate. The net proceeds were used to partially pay down amounts outstanding under Lionsgate’s corporate debt.

Acquisition of eOne

On December 27, 2023, Lionsgate and its subsidiaries completed the acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film business (“eOne”). The aggregate cash purchase price was approximately $373.1 million. Lionsgate funded the acquisition of eOne with a combination of cash on hand and a drawdown of $375.0 million under its revolving credit facility.

As Lionsgate was determined to be the accounting acquirer in the acquisition of eOne, the acquisition is considered a business combination under Accounting Standard Codification (“ASC”) Topic 805 and was accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total purchase price, has been allocated to the tangible and intangible assets acquired and liabilities assumed of eOne based on an estimate of their fair value, and such estimates are reflected in Lionsgate’s historical consolidated balance sheet as December 31, 2024.

Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this joint proxy statement/prospectus. As the unaudited pro forma condensed consolidated financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed consolidated financial statements have been adjusted to give effect to the following:

•

The disposition by New Lionsgate of the Starz Business including certain assets and liabilities and operations that comprise the Starz Business, in connection with the Transactions and the resulting treatment as a discontinued operation (see Note 2).

•

The impact of the acquisition of eOne and related purchase accounting adjustments to the results of operations as if the acquisition had occurred on April 1, 2023, as the acquired assets and liabilities are already reflected on Lionsgate’s balance sheet as of December 31, 2024 (see Note 4).

•	Other transactions, related to the Transactions, including changes in the capital structure:

•

The LG Studios Flip, as defined above, including the elimination of noncontrolling interest in LG Studios which was previously recognized as a result of the Prior LG Studios Separation and Business Combination;

•

The pay-off of Lionsgate’s existing Revolving Credit Facility and remaining Term Loan A (all as defined under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lionsgate Studios Corp. — Liquidity and Capital Resources” included elsewhere herein), with $325.1 million of Lionsgate’s 5.5% senior notes due April 15, 2029 (the “Existing Notes”) remaining obligations of the Starz Business that are presented as part of discontinued operations and $389.9 million of the Lionsgate Exchange Notes (also defined under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lionsgate Studios Corp. — Liquidity and Capital Resources”, the “Exchange Notes”) which will remain with the LG Studios Business and be obligations of New Lionsgate;

•

The transfer of cash from Starz to the LG Studios Business in connection with the capital structure allocation as a result of the Transactions, including the allocation of Existing Notes and Exchange Notes discussed above and the assumption of additional senior indebtedness raised by the Starz Business following the completion of the Transactions; and

•

Lionsgate’s incurrence of new debt consisting of an estimated $415.0 million, including a new revolving line of credit (with $265.0 million outstanding balance assumed) and additional new asset backed debt facilities, with an incremental aggregate principal balance currently estimated to be approximately $150.0 million as of December 31, 2024, before debt issuance costs (see details below at Note 3(b) and Note 3(c)). The estimated incurrence of new debt as of December 31, 2024 is in addition to the IP facilities of approximately $1.2 billion executed during the nine months ended December 31, 2024.

•

The impact, if any, of various agreements entered into in connection with the Transactions inclusive of the separation agreement, a transition services agreement, a tax matters agreement, an employee matters agreement, and other commercial agreements between New Lionsgate and Starz.

•	The related income tax effects of the pro forma adjustments.

A final determination regarding New Lionsgate’s debt and capital structure has not yet been made, and the separation agreement, a transition services agreement, a tax matters agreement, an employee matters agreement, and other commercial arrangements have not been finalized. The pro forma adjustments are based on available information and assumptions that management believes are reasonable given the information currently available. However, such adjustments are subject to change as we finalize the terms of these agreements. Additionally, as the repayment of Lionsgate’s existing Revolving Credit Facility and remaining Term Loan A is expected in connection with the Transactions, the repayment and issuance of new debt are considered probable transactions requiring transaction accounting adjustments in these unaudited pro forma condensed consolidated financial statements. Lionsgate has estimated the applicable amounts and terms based on the amounts currently outstanding as of December 31, 2024 and estimates of current market rates. The amounts to be refinanced prior to or at the time of the completion of the Transactions are expected to differ from these estimated amounts. Depending on the market conditions and cash on hand at Lionsgate at the time of the completion of the Transactions, New Lionsgate could borrow more than or less than the amounts outstanding under the existing debt arrangements. New Lionsgate’s ability to obtain financing and the terms of such financing will depend on, among other things, its business plans, operating performance, the condition of the capital markets at the time it seeks financing, and short and long-term debt ratings assigned by independent rating agencies. Additionally, circumstances related to inflation and changes in interest rates has caused disruption in the capital markets, which could make financing more difficult and/or more expensive. See additional discussion, including interest rate and debt issuance sensitivity, in Note 3(c)) below.

Beginning in the first quarter ended after the completion of the Transactions, New Lionsgate’s historical financial results for comparative prior periods will reflect the Starz Business as discontinued operations.

The unaudited pro forma condensed consolidated financial statements are presented based on information currently available, are intended for informational purposes, are not intended to represent what New Lionsgate’s financial position and results of operations actually would have been had the Transactions and related transactions occurred on the dates indicated above and do not reflect all actions that may be undertaken by New Lionsgate after the disposition of the Starz Business. In addition, the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of New Lionsgate’s results of operations and financial position for any future period.

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2024

(in millions)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(A))	Transaction Accounting Adjustments	Notes	Pro Forma New Lionsgate
ASSETS
Cash and cash equivalents	$200.5	$(14.2)	$(39.6)	3(b)	$146.7
Accounts receivable, net	560.0	(69.5)	176.5	3(a)	667.0
Other current assets	310.4	(17.4)	—	—	293.0

Total current assets	1,070.9	(101.1)	136.9	—	1,106.7
Investment in films and television programs and program rights, net	3,376.3	(883.7)	—	—	2,492.6
Property and equipment, net	83.7	(49.8)	—	—	33.9
Investments	79.4	—	—	—	79.4
Intangible assets	880.9	(858.9)	—	—	22.0
Goodwill	808.5	—	—	—	808.5
Other assets	867.6	(40.7)	—	—	826.9

Total assets	$7,167.3	$(1,934.2)	$136.9	—	$5,370.0

LIABILITIES
Accounts payable	$336.7	$(84.2)	$(0.8)	3(b)	$251.7
Content related payables	147.2	(112.6)	—	—	34.6
Other accrued liabilities	199.6	(42.6)	(13.0)	3(b)	144.0
Participations and residuals	642.2	(29.2)	—	—	613.0
Film related and other obligations	1,497.0	(75.8)	—	—	1,421.2
Debt - short term portion	119.0	—	(119.0)	3(c)	—
Deferred revenue	457.9	(34.5)	23.3	3(a)	446.7

Total current liabilities	3,399.6	(378.9)	(109.5)	—	2,911.2
Debt	2,441.8	(317.9)	(178.5)	3(c)	1,945.4
Participations and residuals	388.8	—	—	—	388.8
Film related and other obligations	443.2	—	—	—	443.2
Other liabilities	503.9	(79.6)	—	—	424.3
Deferred revenue	121.3	—	—	—	121.3
Deferred tax liabilities	25.1	(9.4)	—	—	15.7

Total liabilities	7,323.7	(785.8)	(288.0)	—	6,249.9

Redeemable noncontrolling interest	99.7	—	—	—	99.7

EQUITY (DEFICIT)
LGEC Class A shares, no par value, 500.0 million shares authorized, 83.7 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding) and LGEC Class B shares, no par value, 500.0 million shares authorized, 156.6 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding)	3,178.0	(1,129.2)	429.4	3(d)	—
			(2,478.2)	3(e)	—

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(A))	Transaction Accounting Adjustments	Notes	Pro Forma New Lionsgate
New Lionsgate new common shares, no par value, no shares authorized, no shares issued and outstanding (Pro Forma - unlimited authorized, 285.1 million shares issued and outstanding)	—	—	2,359.3	3(e)	2,359.3
Accumulated deficit	(3,422.7)	—	(4.5)	3(c)	(3,427.2)
Accumulated other comprehensive income	76.4	(19.2)	—	—	57.2

Total Lions Gate Entertainment Corp. shareholders’ equity (deficit)	(168.3)	(1,148.4)	306.0	—	(1,010.7)
Noncontrolling interests	(87.8)	—	118.9	3(e)	31.1

Total equity (deficit)	(256.1)	(1,148.4)	424.9	—	(979.6)

Total liabilities, redeemable noncontrolling interest and equity	$7,167.3	$(1,934.2)	$136.9	—	$5,370.0

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED DECEMBER 31, 2024

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(B))	Transaction Accounting Adjustments	Notes	Pro Forma New Lionsgate
Revenues	$2,753.8	$(1,041.5)	$413.5	3(g)	$2,125.8
Expenses:
Direct operating	1,639.7	(485.8)	287.0	3(g)	1,440.9
Distribution and marketing	606.0	(299.9)	—	—	306.1
General and administration	334.9	(67.9)	—	3(j)	267.0
Depreciation and amortization	135.4	(122.2)	—	—	13.2
Restructuring and other	71.9	(7.6)	—	—	64.3

Total expenses	2,787.9	(983.4)	287.0	—	2,091.5

Operating income (loss)	(34.1)	(58.1)	126.5	—	34.3
Interest expense	(212.2)	17.6	29.7	3(h)	(164.9)
Interest and other income	11.6	(0.1)	—	—	11.5
Other gains (losses), net	(10.6)	5.4	—	—	(5.2)
Gain (loss) on extinguishment of debt	(6.7)	2.2	1.9	3(i)	(2.6)
Equity interests income	8.5	—	—	—	8.5

Loss from continuing operations before income taxes	(243.5)	(33.0)	158.1	—	(118.4)
Income tax provision	(16.0)	2.7	—	3(k)	(13.3)

Net income (loss) from continuing operations	(259.5)	(30.3)	158.1	—	(131.7)
Less: Net loss from continuing operations attributable to noncontrolling interests	14.8	—	(15.2)	3(f)	(0.4)

Net income (loss) from continuing operations attributable to controlling interest	$(244.7)	$(30.3)	$142.9	—	$(132.1)

Per share information attributable to shareholders:
Basic net income (loss) from continuing operations per common share	$(1.03)	—	—	3(l)	$(0.48)

Diluted net income (loss) from continuing operations per common share	$(1.03)	—	—	3(l)	$(0.48)

Weighted average number of common shares outstanding:
Basic	238.4	—	—	3(l)	277.9
Diluted	238.4	—	—	3(l)	277.9

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2024

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	eOne	eOne PPA (Note 4)	Lionsgate (as adjusted)	Discontinued Operations (Note 2(B))	Transaction Accounting Adjustments	Notes	Pro Forma New Lionsgate
Revenues	$4,016.9	$393.6	$—	$4,410.5	$(1,576.4)	$545.9	3(g)	$3,380.0
Expenses:
Direct operating	2,189.2	303.1	(48.2)	2,444.1	(731.1)	428.6	3(g)	2,141.6
Distribution and marketing	911.4	18.2		929.6	(449.1)	—	—	480.5
General and administration	490.5	84.3		574.8	(110.0)	(10.0)	3(j)	454.8
Depreciation and amortization	192.2	13.1	(7.5)	197.8	(176.6)			21.2
Restructuring and other	508.5	—		508.5	(378.5)	—	—	130.0
Goodwill impairment	663.9	296.2		960.1	(663.9)	—	—	296.2

Total expenses	4,955.7	714.9	(55.7)	5,614.9	(2,509.2)	418.6	—	3,524.3

Operating income (loss)	(938.8)	(321.3)	55.7	(1,204.4)	932.8	127.3	—	(144.3)
Interest expense	(269.8)	(27.9)		(297.7)	23.8	21.6	3(h)	(252.3)
Interest and other income	22.1	6.8		28.9	(3.8)	—	—	25.1
Other expense	(26.9)	(7.8)		(34.7)	7.6	—	—	(27.1)
Gain (loss) on extinguishment of debt	19.9	—		19.9	(21.2)	(16.3)	3(i)	(17.6)
Gain on investments	3.5	—		3.5	—	—	—	3.5
Equity interests income (loss)	8.7	—		8.7	—	—	—	8.7

Loss from continuing operations before income taxes	(1,181.3)	(350.2)	55.7	(1,475.8)	939.2	132.6	—	(404.0)
Income tax provision	65.0	38.3	—	103.3	(85.2)	—	3(k)	18.1

Net income (loss) from continuing operations	(1,116.3)	(311.9)	55.7	(1,372.5)	854.0	132.6	—	(385.9)
Less: Net loss from continuing operations attributable to noncontrolling interests	13.4			13.4	—	—	—	13.4

Net income (loss) from continuing operations attributable to controlling interest	$(1,102.9)	$(311.9)	$55.7	$(1,359.1)	$854.0	$132.6	—	$(372.5)

Per share information attributable to shareholders:
Basic net income (loss) from continuing operations per common share	$(4.77)						3(l)	$(1.53)

Diluted net income (loss) from continuing operations per common share	$(4.77)						3(l)	$(1.53)

Weighted average number of common shares outstanding:
Basic	233.6						3(l)	243.7
Diluted	233.6						3(l)	243.7

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FISCAL YEAR ENDED MARCH 31, 2023

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(B))	Notes	Pro Forma New Lionsgate
Revenues	$3,854.8	$(1,546.5)	3(g)	$2,308.3
Expenses:
Direct operating	2,312.5	(816.2)	3(g)	1,496.3
Distribution and marketing	801.7	(497.5)	—	304.2
General and administration	531.1	(112.5)	—	418.6
Depreciation and amortization	180.3	(162.4)	—	17.9
Restructuring and other	411.9	(389.8)	—	22.1
Goodwill impairment	1,475.0	(1,475.0)	—	—

Total expenses	5,712.5	(3,453.4)	—	2,259.1

Operating income (loss)	(1,857.7)	1,906.9	—	49.2
Interest expense	(221.2)	31.4	—	(189.8)
Interest and other income	6.4	(0.7)	—	5.7
Other expense	(26.9)	6.7	—	(20.2)
Gain (loss) on extinguishment of debt	57.4	(58.7)	—	(1.3)
Gain on investments	44.0	—	—	44.0
Equity interests income (loss)	0.5	—	—	0.5

Loss from continuing operations before income taxes	(1,997.5)	1,885.6	—	(111.9)
Income tax provision	(21.3)	2.5	—	(18.8)

Net income (loss) from continuing operations	(2,018.8)	1,888.1	—	(130.7)
Less: Net loss from continuing operations attributable to noncontrolling interests	8.6	—	—	8.6

Net income (loss) from continuing operations attributable to controlling interest	$(2,010.2)	$1,888.1	—	$(122.1)

Per share information attributable to shareholders:
Basic net income (loss) from continuing operations per common share	$(8.82)		3(l)	$(0.51)

Diluted net income (loss) from continuing operations per common share	$(8.82)		3(l)	$(0.51)

Weighted average number of common shares outstanding:
Basic	227.9		3(l)	237.9
Diluted	227.9		3(l)	237.9

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FISCAL YEAR ENDED MARCH 31, 2022

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(B))	Notes	Pro Forma New Lionsgate
Revenues	$3,604.3	$(1,536.2)	3(g)	$2,068.1
Expenses:
Direct operating	2,064.2	(758.8)	3(g)	1,305.4
Distribution and marketing	861.0	(545.8)	—	315.2
General and administration	475.4	(107.8)	—	367.6
Depreciation and amortization	177.9	(159.8)	—	18.1
Restructuring and other	16.8	(10.8)	—	6.0

Total expenses	3,595.3	(1,583.0)	—	2,012.3

Operating income (loss)	9.0	46.8	—	55.8
Interest expense	(176.0)	38.0	—	(138.0)
Interest and other income	30.8	(3.2)	—	27.6
Other expense	(10.9)	2.7	—	(8.2)
Gain (loss) on extinguishment of debt	(28.2)	24.8	—	(3.4)
Gain on investments	1.3	—	—	1.3
Equity interests income (loss)	(3.0)	—	—	(3.0)

Loss from continuing operations before income taxes	(177.0)	109.1	—	(67.9)
Income tax provision	(28.4)	11.0	—	(17.4)

Net income (loss) from continuing operations	(205.4)	120.1	—	(85.3)
Less: Net loss from continuing operations attributable to noncontrolling interests	17.2	—	—	17.2

Net income (loss) from continuing operations attributable to controlling interest	$(188.2)	$120.1	—	$(68.1)

Per share information attributable to shareholders:
Basic net income (loss) from continuing operations per common share	$(0.84)		3(l)	$(0.29)

Diluted net income (loss) from continuing operations per common share	$(0.84)		3(l)	$(0.29)

Weighted average number of common shares outstanding:
Basic	224.1		3(l)	234.1
Diluted	224.1		3(l)	234.1

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions and other significant corporate and financing transactions of Lionsgate related thereto, to the extent not reflected in Lionsgate’s historical financial information, as if they had occurred on December 31, 2024. The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2024 and fiscal year ended March 31, 2024 gives effect to the Transactions and other significant corporate and financing transactions of Lionsgate related thereto, as well as the acquisition of eOne, as if they had occurred on April 1, 2023. The unaudited pro forma condensed consolidated statement of operations for the fiscal years ended March 31, 2023 and 2022 reflect only the retroactive presentation required under the discontinued operations accounting guidance and therefore do not reflect any other transaction adjustments. Accordingly, intercompany transactions between the LG Studios Business and the Starz Business remain eliminated in the pro forma condensed consolidated statements of operations for the fiscal years ended March 31, 2023 and 2022.

Lionsgate in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2024 reflects the historical balance sheet of Lionsgate, inclusive of the estimated fair value of assets acquired and liabilities assumed upon the completed acquisition of eOne.

Lionsgate’s fiscal year ends on March 31 and eOne’s fiscal year ends on the last Sunday in December. The pro forma condensed consolidated financial information is presented on the basis of Lionsgate’s fiscal year and combines the historical results of the fiscal periods of Lionsgate and eOne.

The information in the “Discontinued Operations” column in the unaudited pro forma condensed consolidated statements of operations was derived from Lionsgate’s consolidated financial statements and related accounting records for the nine months ended December 31, 2024 and fiscal years ended March 31, 2024, 2023, and 2022 and reflects the operating results of the Starz Business under the accounting rules for discontinued operations. Discontinued Operations does not include any allocation of general corporate overhead expense of Lionsgate to the Starz Business, which results in all of Lionsgate’s corporate general and administrative expenses, net of reductions for the transition services agreement (see Note 3(j)), reflected in New Lionsgate’s unaudited pro forma condensed consolidated statements of operations, which is consistent with those functions remaining with the LG Studios Business.

The information in the “eOne” column in the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2024 was derived from eOne’s unaudited condensed combined statement of operations data for the nine months ended December 27, 2023 and eOne’s accounting records. As the eOne acquisition occurred on December 27, 2023, the historical statement of operations of Lionsgate for the fiscal year ended March 31, 2024 includes revenues and loss before income taxes from eOne for the period from December 27, 2023 through March 31, 2024, which amounted to $113.8 million and $4.9 million, respectively.

Pro forma New Lionsgate results of operations presented in these unaudited pro forma financial statements differ from the audited combined results of operations of the LG Studios Business as presented elsewhere in this joint proxy statement/prospectus primarily due to the impact of Transactions and other related adjustments for the nine months ended December 31, 2024 and fiscal year ended March 31, 2024, the elimination of intercompany licensing revenues and related direct operating expense for the fiscal years ended March 31, 2023 and 2022 and the allocation of Lionsgate’s historical corporate general and administrative expenses to the Starz Business.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed consolidated financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed consolidated financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed consolidated financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed consolidated financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the completion of the Transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the current time.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the company following completion of the Transactions.

2. Discontinued Operations

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2024, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 2024 and fiscal years ended March 31, 2024, 2023, and 2022 includes the following adjustments:

(A) Reflects the balance sheet deconsolidation adjustments for the discontinued operations of the Starz Business, including the associated assets, liabilities, and equity, that are directly related to the Transactions, and debt that is expected to be assumed by the Starz Business following the completion of the Transactions.

(B) Reflects the statement of operations adjustments for the discontinued operations of the Starz Business that are directly related to the Transactions. The following is a description of selected financial information from the “Discontinued Operations” column:

•

No portion of Lionsgate’s historical corporate general and administrative expenses were allocated to discontinued operations because U.S. GAAP precludes the elimination of these amounts from continuing operations.

•

Expenses incurred directly attributable to the Transactions, including legal, accounting and tax advisory services, are reflected as discontinued operations, including $15.2 million, $5.8 million, $10.2 million, and $0.6 million, for the nine months ended December 31, 2024, and fiscal years ended March 31, 2024, 2023, and 2022, respectively. New Lionsgate expects to incur additional expenses directly attributable to the Transactions of $18.0 million, including but not limited to investment advisory fees, which are reflected as a reduction of pro forma cash (see Note 3(b)) on the unaudited pro forma condensed consolidated balance sheet and which have not been reflected in the unaudited pro forma condensed consolidated statement of operations as such costs will be reported within discontinued operations as incurred.

•

Discontinued operations includes only interest expense related to debt positions that are directly related to the Starz Business or are expected to remain with the Starz Business following the completion of the Transactions, specifically the Existing Notes which are issued by a Starz entity, and to the extent not exchanged for new 5.5% senior notes which will become obligations of New

Lionsgate or otherwise refinanced as part of the new capital structure for both the LG Studios Business and the Starz Business, will remain with the Starz Business, along with any other film related and other obligations directly related to the Starz Business. No other interest expense was allocated to discontinued operations.

•	Income Taxes attributable to discontinued operations were calculated by applying tax allocation methods in accordance with U.S. GAAP.

The discontinued operations of the Starz Business presented in these pro forma financial statements differs from the information presented for the Media Networks segment in Lionsgate’s historical consolidated financial statements primarily due to the Media Networks’ segment profit including only revenue less direct operating, distribution and marketing and general and administrative expenses. The discontinued operations of the Starz Business, when applicable, includes restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy and certain charges related to the COVID-19 global pandemic which are excluded from the Media Networks’ segment profit. The discontinued operations of the Starz Business also includes the impact of certain eliminations associated with the intercompany licensing arrangement for the license of content from Lionsgate to the Starz Business.

3. Transaction Accounting Adjustments

The pro forma adjustments included in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2024 are as follows:

(a) Reflects the recognition of accounts receivable representing amounts due from the Starz Business to the LG Studios Business and deferred revenue from the Starz Business as of December 31, 2024 that were previously eliminated in consolidation but are expected to remain outstanding following the completion of the Transactions.

(b) Reflects the expected change in cash as a result of the expected refinancing of Lionsgate’s existing Revolving Credit Facility and Term Loan A (which is based on the outstanding balance of $704.4 million as of December 31, 2024). Also reflects the payment of transaction costs, including non-recurring additional estimated transaction costs expected to be incurred by Lionsgate of $18.0 million (see note 2(B)), and payment of transaction costs previously incurred and recorded within accounts payable and accrued liabilities of $0.8 million and $13.0 million, respectively, as of December 31, 2024.

Lionsgate expects to either transfer cash to the Starz Business or receive cash from the Starz Business prior to or at the time of the Transactions to establish a cash balance and debt amount at the Starz Business of approximately $12.0 million and approximately $625.0 million (prior to debt issuance costs), respectively, following the completion of the Transactions. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2024 includes an estimated cash transfer from the Starz Business based on the actual cash held by the Starz Business, as of December 31, 2024, and assuming cash proceeds resulting from to the incurrence of new debt by Starz.

The following reflects the significant components of the pro forma adjustment to cash related to the Transactions:

(in millions)	As of December 31, 2024
Net cash received from incurrence of debt (see 3(c))	$402.4
Repayment of existing debt (see Note 3(c))	(704.4)
Transaction costs	(31.8)
Cash transfer from Starz	294.2

Total pro forma adjustment to cash	$(39.6)

The following reflects the calculation to determine the estimated cash transfer from Starz included above:

(in millions)	As of December 31, 2024
Beginning Starz cash balance	$14.2
Add: Net cash received by Starz for new debt	292.0

Pro forma cash before transfer	306.2
Less: Cash expected to be retained by Starz	(12.0)

Cash transfer (to)/from Starz	$294.2

(c) The following table summarizes debt refinancing activity as of December 31, 2024:

(in millions)	As of December 31, 2024
Cash repayment of debt	$(704.4)
Write-off unamortized debt issuance costs	4.5

Net debt reduction before new debt	(699.9)
Incurrence of debt	415.0
Issuance costs	(12.6)

New incurrence of debt, net of issuance costs	402.4

Total pro forma adjustment to debt	$(297.5)

Pro forma adjustment to Short term debt	$(119.0)

Pro forma adjustment to Long term debt	$(178.5)

Lionsgate expects to pay off the remaining outstanding balances of its existing corporate debt consisting of its Revolving Credit Facility and Term Loan A prior to or at the time of the Transactions. During the nine months ended December 31, 2024, in anticipation of the Transactions, Lionsgate executed IP credit facilities of $1.2 billion in aggregate (prior to debt issuance costs), which debt is included in the historical balance sheet as of December 31, 2024, and expected to remain outstanding following the completion of the Transactions.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2024 reflects the pay-off of $704.4 million of corporate debt, which is equal to the outstanding amount of the Revolving Credit Facility and remaining Term Loan A as of December 31, 2024 and excludes (i) $389.9 million of the Exchange Notes which will remain with New Lionsgate; (ii) approximately $1.2 billion of IP credit facilities which will remain with New Lionsgate, and (iii) $325.1 million of Existing Notes which were not exchanged into New 5.5% senior notes and will remain with the Starz Business and are therefore reflected within discontinued operations. The total pro forma adjustment to debt includes a write-off of unamortized debt issuance costs as of $4.5 million, which is also reflected as a reduction to accumulated deficit within equity on the unaudited pro forma condensed consolidated balance sheet as of December 31, 2024.

New Lionsgate expects to incur new debt currently expected to be $415.0 million, comprised of a partially drawn revolving credit facility and other asset backed facilities.

In addition to the above, Starz expects to incur $300.0 million in new debt ($292.0 million net of debt issuance costs), with a portion of the cash proceeds transferred to New Lionsgate as part of the capital allocation described above (see Note 3(b)).

The new debt presented in the unaudited pro forma condensed consolidated balance sheet is assumed to be long-term debt. The new borrowings reflected above are net of an estimate of debt issuance costs of approximately $12.6 million, which is reflected as a direct deduction from the amount of the new debt cash proceeds. The amounts to be refinanced prior to or at the time of the completion of the Transactions will differ from the amounts outstanding as of December 31, 2024 and depending on the market conditions, cash levels at New Lionsgate, and cash and debt levels at Starz at the time of the completion of the Transactions, New Lionsgate could borrow more than or less than the amounts outstanding under Lionsgate’s existing debt arrangements. See Note 3(h) on interest expense for a sensitivity analysis when different borrowing amounts and interest rates are assumed. If a portion of the debt paid off is deemed to be a modification of terms rather than an extinguishment of debt as assumed herein, then that portion of unamortized debt issuance costs related to the early repayment would be amortized over the life of the new debt issuances, and the portion related to the upfront financing fees and costs would be expensed as a loss on extinguishment of debt.

A final determination regarding New Lionsgate’s debt and capital structure has not yet been made. Lionsgate successfully executed new IP facilities during the nine months ended December 31, 2024. However, Lionsgate’s ability to obtain additional financing and the terms of such financing will depend on, among other things, its business plans, operating performance, the condition of the capital markets at the time it seeks financing, and any short and long-term debt ratings assigned by independent rating agencies. Additionally, circumstances related to inflation and changes in interest rates has caused disruption in the capital markets, which could make financing more difficult and/or more expensive.

(d) Reflects the impact to Lionsgate’s shareholders’ equity as a result of the recognition of accounts receivables due from the Starz Business and deferred revenue from the Starz Business described in Note 3(a), transaction costs described in Note 3(b) and the cash transfer from the Starz Business described in Note 3(b):

(in millions)	As of December 31, 2024
Recognition of accounts receivable - due from the Starz Business	$176.5
Recognition of deferred revenue - from the Starz Business	(23.3)
Transaction costs (see Note 3(b))	(18.0)
Cash transfer from Starz (see Note 3(b))	294.2

Total pro forma adjustment to equity	$429.4

(e) Reflects the impact to Lionsgate’s shareholders’ equity as a result of the recapitalization of existing LGEC Class A shares and existing LGEC Class B shares into New Lionsgate new common shares, and issuance of New Lionsgate new common shares pursuant to the LG Studios Flip, which results in the elimination of Lionsgate’s historical noncontrolling interest in LG Studios.

As of
(in millions)	December 31, 2024
Recapitalization of LGEC common shares for New Lionsgate new common shares	$2,478.2
Elimination of noncontrolling interest in LG Studios	(118.9)

Total pro forma adjustments to New Lionsgate new common shares	$2,359.3

The table below details the pro forma number of New Lionsgate new common shares to be issued to effectuate a collapse of LGEC’s existing two classes of shares into a single class based upon an exchange ratio of 1.12 New Lionsgate new common shares for each LGEC Class A share and 1 New Lionsgate new common share for each LGEC Class B share. The number of shares to be issued to existing LG Studios public shareholders to effectuate the LG Studios Flip is to ensure such shareholders maintain the same pro rata ownership of the post-Transactions entity in aggregate. Based on the LG Studios common shares outstanding as of December 31, 2024, existing LG Studios public shareholders other than Lionsgate owned 12.2%, which results in an assumed LG Studios Reorganization Ratio of approximately 99%, which ratio is subject to change pending a final determination of the number of New Lionsgate shares issued.

As of
(shares in millions)	December 31, 2024
LGEC Class A shares outstanding	83.7
Distribution ratio	112%

New Lionsgate new common shares issued to holders of LGEC Class A shares	93.7

LGEC Class B shares outstanding	156.6
Distribution ratio	100%

New Lionsgate new common shares issued to holders of LGEC Class B shares	156.6

LG Studios common shares outstanding- held by public shareholders	35.2
Preliminary estimated distribution ratio	99%

New Lionsgate new common shares issued to public shareholders of LG Studios common shares	34.8

Total New Lionsgate new common shares	285.1

The pro forma adjustments included in the unaudited pro forma condensed consolidated statements of operations:

(f) Reflects the adjustment to net loss attributable to noncontrolling interests as a result of the LG Studios Flip, which noncontrolling interest was initially recorded as a result of the Business Combination.

(g) The Starz Business licenses motion pictures and television programming (including Starz original productions) from Lionsgate’s Motion Picture and Television Production segments which will continue after the completion of the Transactions. Had the Transactions occurred as of April 1, 2023, for the nine months ended December 31, 2024 and for the year ended March 31, 2024, the intercompany licensing revenues and related direct operating expense would not have been eliminated. This adjustment is to record the revenues and direct operating expenses that were historically eliminated in consolidation to reflect these intercompany licensing arrangements as third-party transactions. Revenue and direct operating expenses eliminated in fiscal 2023 were $775.5 million and $710.8 million, respectively. Revenue and direct operating expenses eliminated in fiscal 2022 were $648.2 million and $616.8 million, respectively.

(h) Reflects the elimination of the actual coupon interest expense and amortization of debt issuance costs incurred in the period related to Lionsgate’s existing Revolving Credit Facility, Term Loan A and Term Loan B repaid prior to or at the time of the completion of the separation, and the recognition of estimated interest associated with the new IP credit facilities executed as of the date of this joint proxy statement/prospectus, and the assumed new borrowings.

The pro forma adjustment reflects the reversal of interest expense on the debt repaid or expected to be repaid, excluding interest rate swap payments and receipts, and excluding the amortization of unrealized losses and gains in accumulated other comprehensive income (loss) related to certain interest rate swaps.

In addition, the pro forma adjustment reflects the estimated interest expense on the New Lionsgate new borrowings discussed above in Note 3(c), including the new IP facilities executed during the nine months ended December 31, 2024, as if such borrowings were outstanding since April 1, 2023. The pro forma adjustment reflects interest expense based on the application of the new estimated effective rate to the pro forma outstanding balance of the revolving credit facility as of December 31, 2024. As discussed in Note 3(c), the amounts to be refinanced prior to or at the time of the completion of the Transactions are expected to differ from the amounts outstanding as of December 31, 2024. Depending on the market conditions and cash on hand at New Lionsgate at the time of the completion of the Transactions, New Lionsgate could borrow more than or less than the amounts outstanding under the existing debt arrangements. See sensitivity analysis below.

The interest expense on the new debt is based on a weighted average credit spread of 2.25% above the applicable SOFR rate and reflects the amortization of estimated debt issuance costs. Interest expense was calculated assuming constant debt levels throughout the periods and assuming borrowings under the new revolving line of credit consistent with the pro forma outstanding balance as of December 31, 2024 of approximately $265.0 million. Interest expense may be higher or lower depending on the actual interest rate on the new borrowings and the actual borrowing amounts.

	Nine months ended	Year Ended
(in millions)	December 31, 2024	March 31, 2024
Interest expense on new debt	$59.0	$109.7
Amortization of issuance costs	3.6	5.7
Reversal of amortization of issuance costs on debt expected to be repaid (Note 3(c))	(1.8)	(3.5)
Reversal of interest expense on debt repaid or expected to be repaid (Note 3(c))	(90.5)	(133.5)

Total pro forma adjustment to interest expense	$(29.7)	$(21.6)

The following table reflects the estimated impact to the interest expense pro forma adjustment, on an annualized basis, as of result of interest rate changes of plus or minus 12.5 basis points, assuming the interest rate increase or decrease is attributable to an increase or decrease in the credit spread and/or issuance costs. The table below also reflects the impact of an increase or decrease in borrowing amounts of $100 million.

	Interest Rate
	-12.5 basis points	Base case	+12.5 basis points
Borrowings	(in millions)
- $100 million	$(8.3)	$(6.7)	$(5.0)
Base case	(1.8)	—	1.8
+ $100 million	5.0	7.0	8.9

(i) Reflects the elimination of the actual loss on debt extinguishments of $1.9 million for early repayment of debt during the nine months ended December 31, 2024, which is assumed to be refinanced in these unaudited pro forma condensed consolidated statement of operations. Also reflects the recognition of non-recurring loss on extinguishment of debt of $16.3 million for the write-off of unamortized debt issuance costs as of the beginning of the fiscal year ended March 31, 2024, as this debt is assumed to be refinanced as discussed above in Note 3(c).

(j) Reflects a reduction to general and administrative expense related to the estimated impact of the transition services agreement expected to be entered into in connection with the Transactions. We currently estimate fees will be received from the Starz Business for the first 12 months of the transition service arrangement which may decrease following the first year of the completion of the Transactions, as we transition to two stand-alone public companies. As such, the adjustment is only reflected for the fiscal year ended March 31, 2024. The estimate of these adjustments is subject to change based on the finalization of terms.

The pro forma unaudited condensed consolidated statement of operations does not include a potential adjustment related to equity awards held by employees of Lionsgate that are expected to be exchanged for equity awards in either New Lionsgate or Starz. The method and formula used for the exchange is intended to provide new equity awards with a fair value immediately after the Transaction that is equivalent to the fair value of the Lionsgate equity awards immediately prior to the Transactions. The exchange is expected to be accounted for as a modification pursuant to U.S. GAAP and may result in an immediate charge to share-based compensation expense and an increase to share-based compensation expense over the remaining vesting period to the extent the fair value of the new equity awards exceed the fair value of the Lionsgate equity awards exchanged. New Lionsgate is unable to estimate these potential increases to share-based compensation expense; however, as the intention is to exchange awards of equivalent values, management does not expect the impact to be significant.

(k) The income tax impact of the pro forma adjustments is zero due to the net operating loss carryforward position and the full valuation allowance against net deferred tax assets. New Lionsgate’s income taxes following the completion of the Transactions will be impacted by many factors, including the profitability in local jurisdictions and the legal entity structure implemented subsequent to the completion of the Transactions, and may be materially different from the pro forma results.

(l) Represents earnings per share after giving effect to the pro forma adjustments, including the Transactions and application of an assumed pro-rata distribution ratio for each class of existing shares (see Note 3(e)). As there were net losses for the nine months ended December 31, 2024 and each of the three fiscal years in the period ended March 31, 2024, the number of basic and diluted shares outstanding is the same for each period presented, as all common shares issuable were determined to be antidilutive.

Pro forma weighted average number of basic and diluted shares outstanding after giving effect to the Transactions for the nine months ended December 31, 2024 and fiscal years ended March 31, 2024, 2023, and 2022, was calculated by applying the applicable distribution ratio to each class of historical weighted average shares outstanding (“WASO”) for Lionsgate for the nine months ended December 31, 2024 and fiscal years ended March 31, 2024, 2023, and 2022. In addition, the pro forma WASO for the nine months ended December 31, 2024 includes an adjustment, using the same calculation methodology, to reflect the New Lionsgate common shares that are issuable as part of the LG Studios Flip, to noncontrolling interest holders of the Studio Business (LG Studios public shareholders), which public shareholders did not exist during the fiscal years ended March 31, 2024, 2023, and 2022.

(shares in millions)	Nine months ended December 31, 2024	Year ended March 31, 2024	Year ended March 31, 2023	Year ended March 31, 2022
Historical WASO LGEC Class A shares	83.6	83.5	83.4	83.2
Distribution ratio	112%	112%	112%	112%

Pro forma WASO New Lionsgate new common shares issued to holders of LGEC Class A shares	93.6	93.6	93.4	93.2

Historical WASO LGEC Class B shares	154.8	150.1	144.5	140.9
Distribution ratio	100%	100%	100%	100%

Pro forma WASO New Lionsgate new common shares issued to holders of LGEC Class B shares	154.8	150.1	144.5	140.9

Historical WASO Lionsgate Studios common shares held by public shareholders	29.9	—	—	—
Distribution ratio	99%	n/a	n/a	n/a

Pro forma WASO New Lionsgate new common shares issued to pubic shareholders of LG Studios common shares	29.5	—	—	—

Total pro forma WASO New Lionsgate shares	277.9	243.7	237.9	234.1

4. Acquisition of eOne

Historical Lionsgate in the unaudited proforma condensed consolidated balance sheet as of December 31, 2024 reflects the historical balance sheet of Lionsgate, inclusive of the fair value of assets acquired and liabilities assumed upon the completed acquisition of eOne. Similarly, as the eOne acquisition occurred on December 27, 2023, Historical Lionsgate in the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2024 includes the results related to eOne.

Historical Lionsgate in the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2024 combines the historical statements of operations of Lionsgate and eOne for such periods as described in Note 1, on a pro forma basis as if the acquisition of eOne and other transactions had been consummated on April 1, 2023, the beginning of the earliest period presented. As the eOne acquisition occurred on December 27, 2023, the historical statement of operations of Lionsgate for the fiscal year ended March 31, 2024 includes revenues and loss before income taxes from eOne for the period from December 27, 2023 through March 31, 2024.

The pro forma purchase price adjustments (PPA) included in the unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2024:

Reflects the impacts of eOne purchase price adjustments, including the following:

•

Estimated decrease of $48.2 million in amortization expense for the fiscal year ended March 31, 2024, resulting from the allocation of purchase consideration to investments in film and television programs, subject to amortization, and adjusting the content library to the preliminary fair value. See Note 2 of Lionsgate’s consolidated financial statements as of and for the nine months ended December 31, 2024 for information on the estimated fair values as of the acquisition date, useful lives and amortization method of acquired investments in film and television programs; and

•

Estimated decrease of $7.5 million for the fiscal year ended March 31, 2024, in amortization and depreciation expense resulting from the allocation of purchase consideration to definite-lived intangible assets subject to amortization and property and equipment. See Note 2 of Lionsgate’s consolidated financial statements as of and for the nine months ended December 31, 2024 for information on the estimated fair values as of the acquisition date, useful lives and amortization method of acquired definite-lived intangible assets subject to amortization and property and equipment.

•	No income tax adjustment is reflected for the fiscal year ended March 31, 2024 based on Lionsgate having a full valuation allowance on its net deferred tax asset.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF STARZ

The following unaudited pro forma condensed combined financial information presents the financial information of Starz Entertainment Corp. (“Starz”) adjusted to give effect to the separation of the Starz Business from Lions Gate Entertainment Corp. (“LGEC” or “Lionsgate”) in connection with the Transactions (defined below) and certain financing transactions related thereto. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined financial statements of Starz consists of unaudited pro forma condensed combined statements of operations for the nine months ended December 31, 2024 and the year ended March 31, 2024, and an unaudited pro forma condensed combined balance sheet as of December 31, 2024. The unaudited pro forma condensed combined financial statements of Starz have been prepared to give effect to the Transactions and should be read in conjunction with the historical combined financial statements of the Starz Business and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended December 31, 2024 and for the three fiscal years ended March 31, 2024 included in this joint proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only and do not purport to represent or be indicative of the actual results of operations or financial condition and should not be construed as representative of the future results of operations or financial condition of Starz.

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on December 31, 2024. The pro forma adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended December 31, 2024 and the year ended March 31, 2024 give effect to the Transactions as if they had occurred on April 1, 2023.

Capitalized terms defined in these Unaudited Pro Forma Condensed Combined Financial Statements of Starz have the meanings ascribed to such terms in, and for the purposes of, this section.

Description of the Starz Transactions

Pursuant to a plan of arrangement, the LG Studios Business and the Starz Business will be separated through a series of transactions (the “Transactions”) that will result in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp., which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions. Due to the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing LGEC senior management with the LG Studios Business, New Lionsgate will be considered the accounting spinnor or divesting entity and Starz will be considered the accounting spinnee or divested entity.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this joint proxy statement/prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial statements have been adjusted to give effect to the following transactions:

•

The reclassification of Lionsgate’s net investment in the Starz Business into Starz common shares and the issuance of Starz common shares to holders of Lionsgate common shares in connection with the Starz Transactions.

•	The consolidation on a 15-to-1 basis of Starz common shares, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share (the “Reverse Stock Split”).

•	The anticipated post-Transactions Starz capital structure, including:

(i)

the transfer of the Exchange Notes (defined below) to New Lionsgate. In May 2024, a subsidiary of Starz issued $389.9 million aggregate principal amount of 5.5% senior notes due 2029 (the “Exchange Notes”) in exchange for an equivalent amount of Lionsgate’s existing 5.5% senior notes due 2029 (the “Existing Notes”). The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon completion of the Transactions. The Exchange Notes and Existing Notes and related interest expense are reflected in the historical combined financial statements of the Starz Business. Upon completion of the Starz Transactions, the Exchange Notes will become obligations of New Lionsgate;

(ii)	the incurrence of new debt by Starz; and

(iii)	the transfer of cash from Starz to New Lionsgate in connection with the capital structure allocation as a result of the Transactions.

•	The estimated transaction costs related to the Transactions.

•

Autonomous entity adjustments to reflect the impact, if any, of various agreements entered into in connection with the Transactions inclusive of a transition services agreement, a tax matters agreement, employee matters agreement, and other commercial arrangements between New Lionsgate and Starz; and

•	The related income tax effects of the pro forma adjustments.

A final determination regarding Starz’s debt and capital structure has not yet been made, and the tax matters agreement, transition services agreement, and other agreements have not been finalized. The pro forma adjustments are based on available information and assumptions that management believes are reasonable given the information currently available. However, such adjustments are subject to change as we finalize the terms of these agreements. Additionally, as the transfer of the Exchange Notes to New Lionsgate will be required in connection with the Transactions and the issuance of new debt is considered a probable transaction, both the transfer of the Exchange Notes and issuance of new debt are considered transaction accounting adjustments in these unaudited pro forma condensed combined financial statements. The amounts to be refinanced prior to or at the time of completion of the Transactions are expected to differ from the amounts estimated in these unaudited pro forma condensed combined financial statements. Depending on the market conditions and cash on hand at Starz at the time of completion of the Transactions, Starz could borrow more than or less than the amounts outstanding under the existing debt arrangements. Starz’s ability to obtain financing and the terms of such financing will depend on, among other things, its business plans, operating performance, the condition of the capital markets at the time it seeks financing, and short and long-term debt ratings assigned by independent rating agencies. Additionally, circumstances related to inflation and changes in interest rates has caused disruption in the capital markets, which could make financing more difficult and/or expensive. See additional discussion, including interest rate and debt issuance sensitivity in Note 3(b) and Note 3(d) below.

Lionsgate did not account for the Starz Business, and it was not operated as, an independent, publicly traded company for the periods presented. The unaudited pro forma condensed combined financial statements of Starz have been prepared to include transaction accounting adjustments to adjust for the components of the transactions discussed above. The autonomous entity adjustments are intended to reflect the impact of probable and executed contractual agreements intended for Starz to operate as a standalone entity, including the transition service agreements, employee matters agreements and other arrangements. However, Starz currently estimates that the effects of these adjustments will not materially differ from the historical amounts previously allocated from Lionsgate to the Starz Business as presented in the historical combined financial statements. Refer to Note 2 for further discussion.

However, Starz expects to incur incremental costs as a separate public company, which may be material to Starz’s financial results. The incremental costs, which are additional to the net costs expected to be incurred under the transition services agreement and other expected contractual arrangements to be executed upon completion of the Transactions, primarily include additional compensation expense from potential headcount increases, higher audit and tax fees, and other costs related to information technology, investor relations, finance and general and administrative functions. In some areas, particularly related to allocations of Lionsgate’s corporate executive functions, Starz expects to achieve potential savings. As these incremental costs and potential savings are based on certain discretionary management actions for which contractual agreements are not yet known or may occur following the completion of the Transactions, they are not considered as autonomous entity adjustments.

Management has elected not to present Management’s Adjustments related to these incremental costs and potential savings in the unaudited pro forma condensed combined financial information.

The pro forma net loss from continuing operations of $60.2 million and $821.6 million for the nine months ended December 31, 2024 and the year ended March 31, 2024, respectively, in the unaudited pro forma condensed combined statement of operations includes expenses of $8.9 million for the nine months ended December 31, 2024 and $12.1 million (consisting of $9.2 million non-recurring additional estimated transaction costs and $2.9 million already included in the Starz Business historical combined statement of operations) for the year ended March 31, 2024, of certain transaction costs resulting from the completion of the Transactions. The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2024 includes actual expenses incurred during this period and the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2024 include actual expenses incurred during the period plus estimated additional costs the Starz Business expects to incur between December 31, 2024 and completion of the Transactions. These costs primarily relate to legal, audit and advisory fees. Actual transaction costs incurred may differ from these estimates.

The unaudited pro forma condensed combined financial statements are presented based on information currently available, are intended for informational purposes only, are not intended to represent what Starz’s financial position and results of operations actually would have been had the Transactions occurred on the dates indicated, or to project Starz’s financial performance for any future period. The historical combined financial statements of the Starz Business have been derived from Lionsgate’s historical accounting records and reflect certain allocation of expenses. All of the allocations and estimates in such financial statements are based on assumptions that management believes are reasonable. The historical combined financial statements of the Starz Business do not necessarily represent Starz’s financial position or results of operations had it been operated as a standalone company during the periods or at the dates presented.

STARZ ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2024

(in millions)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Cash and cash equivalents	$14.2	$(2.2)	3(a)	$12.0
Accounts receivable, net	69.5	—	—	69.5
Due from Lionsgate Studios	134.4	(134.4)	3(c)	—
Other current assets	17.4	—	—	17.4

Total current assets	235.5	(136.6)	—	98.9
Programming content, net	1,086.4	—	—	1,086.4
Property and equipment, net	49.8	—	—	49.8
Intangible assets	858.9	—	—	858.9
Other assets	40.7	—	—	40.7

Total assets	$2,271.3	$(136.6)	—	$2,134.7

LIABILITIES
Accounts payable	$84.2	$—	—	$84.2
Content related payables	112.6	—	—	112.6
Other accrued liabilities	42.6	—	—	42.6
Residuals	29.2	—	—	29.2
Film related obligations	75.8	—	—	75.8
Due to Lionsgate Studios	193.0	—	—	193.0
Deferred revenue	34.5	—	—	34.5

Total current liabilities	571.9	—	—	571.9
Debt	699.1	(89.2)	3(b)	609.9
Other liabilities	79.6	—	—	79.6
Deferred tax liabilities	9.4	—	—	9.4

Total liabilities	1,360.0	(89.2)	—	1,270.8

EQUITY
Parent net investment	892.1	(892.1)	3(c)	—
Common stock (no par value, unlimited authorized, and 16.7 million shares issued and outstanding)	—	844.7	3(c)	844.7
Accumulated other comprehensive income	19.2	—	—	19.2

Total equity	911.3	(47.4)	—	863.9

Total liabilities and equity	$2,271.3	$(136.6)	—	$2,134.7

STARZ ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2024

(in millions, except per share amounts)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues	$1,039.0	$—	—	$1,039.0
Expenses:
Direct operating	567.2	—	—	567.2
Distribution and marketing	300.6	—	—	300.6
General and administration	76.4	—	—	76.4
Depreciation and amortization	122.2	—	—	122.2
Restructuring and other	0.6	—	—	0.6

Total expenses	1,067.0	—	—	1,067.0

Operating loss	(28.0)	—	—	(28.0)
Interest expense	(34.7)	(1.4)	3(d)	(36.1)
Interest and other income	3.1	—	—	3.1
Other expense	(5.4)	—	—	(5.4)
Gain (loss) on extinguishment of debt	(4.9)	2.7	3(e)	(2.2)

(Loss) income from continuing operations before income taxes	(69.9)	1.3	—	(68.6)
Income tax benefit (provision)	8.6	(0.2)	3(g)	8.4

Net (loss) income from continuing operations	$(61.3)	$1.1	—	$(60.2)

Per share information from continuing operations attributable to Starz shareholders:
Basic net loss per common share			—	$(3.61)	3(h)

Diluted net loss per common share			—	$(3.61)	3(i)

Weighted average number of common shares outstanding:
Basic			—	16.7	3(h)
Diluted			—	16.7	3(i)

STARZ ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2024

(in millions, except per share amounts)

	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues	$1,392.4	$—	—	$1,392.4
Expenses:
Direct operating	692.6	—	—	692.6
Distribution and marketing	423.6	—	—	423.6
General and administration	129.2	—	—	129.2
Depreciation and amortization	161.8	—	—	161.8
Restructuring and other	224.8	9.2	3(f)	234.0
Goodwill and intangible asset impairment	663.9	—	—	663.9

Total expenses	2,295.9	9.2	—	2,305.1

Operating loss	(903.5)	(9.2)	—	(912.7)
Interest expense	(47.2)	(1.7)	3(d)	(48.9)
Interest and other income	3.5	—	—	3.5
Other expense	(7.5)	—	—	(7.5)
Gain (loss) on extinguishment of debt	21.2	(11.5)	3(e)	9.7

Loss from continuing operations before income taxes	(933.5)	(22.4)	—	(955.9)
Income tax benefit	128.9	5.4	3(g)	134.3

Net loss from continuing operations	$(804.6)	$(17.0)	—	$(821.6)

Per share information from continuing operations attributable to Starz shareholders:
Basic net loss per common share			—	$(49.21)	3(h)

Diluted net loss per common share			—	$(49.21)	3(i)

Weighted average number of common shares outstanding:
Basic			—	16.7	3(h)
Diluted			—	16.7	3(i)

STARZ ENTERTAINMENT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on December 31, 2024. The pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2024 and fiscal year ended March 31, 2024 gives effect to the Transactions as if they had occurred on April 1, 2023.

Pro forma Starz represented in these pro forma financial statements differs from the historical combined balance sheet and results of operations of the Starz Business presented in the carve out financial statements included elsewhere in this joint proxy statement/prospectus primarily due to the impact of Transaction adjustments as of and for the nine months ended December 31, 2024, and for the fiscal year ended March 31, 2024.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the completion of the Transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the current time.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of Starz following the Transactions.

2. Autonomous Entity Adjustments:

Autonomous Entity Adjustments to unaudited pro forma condensed combined balance sheet

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 does not reflect amounts for autonomous entity adjustments as management does not anticipate that the net asset impact derived from the plan of arrangement, transition services agreement, a tax matters agreement, employee matters agreement, and other commercial arrangements between New Lionsgate and Starz will be materially different than the historical impact for the net assets that has been allocated by Lionsgate to the Starz Business in its historical unaudited combined balance sheet as of December 31, 2024.

Autonomous Entity Adjustments to unaudited pro forma condensed combined statements of operations

Based on the expected terms of the transition services agreements, Starz is anticipating to incur costs which it believes is materially consistent with the historical costs for the same services that have been allocated by Lionsgate to the Starz Business. The cost is expected to be less than the full amount of corporate allocated costs of $9.3 million for the nine months ended December 31, 2024 and $31.3 million for the fiscal year ended March 31, 2024. However, the transition service agreement does not reflect certain other activities that Starz anticipates will be necessary to operate as a standalone company, including additional compensation expense from potential headcount increases, insurance, higher audit and tax fees, and other costs related to IT, investor relations, finance and general and administrative functions.

Further, Starz expects to incur additional costs to operate as a public company that are not based on contractual agreements that will be executed as part of the Transactions. Accordingly, as described in the introductory paragraph, these expected costs are not considered autonomous entity adjustments, and Starz has elected not to present such costs as Managements adjustments.

3. Transaction Accounting Adjustments:

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:

(a)

Reflects the expected change in cash as a result of the incurrence of new debt by Starz and Lionsgate’s allocation of cash between the Starz Business and LG Studios at the time of the completion of the Transactions (see also Note 3(b)).

Starz expects to either transfer cash to New Lionsgate or receive cash from New Lionsgate prior to or at the time of the completion of the Transactions to establish a cash balance and net debt amount at Starz of approximately $12.0 million and $625.0 million (prior to debt issuance costs), respectively, at the close of the Transactions. The unaudited pro forma condensed combined balance sheet as of December 31, 2024 includes an estimated cash transfer from Starz based on the actual cash held by the Starz Business as of December 31, 2024 and assuming cash proceeds resulting from to the incurrence of new debt by Starz referenced above.

The following represents adjustments to reflect an expected cash amount of $12.0 million to be held by Starz as of the completion of the Transactions:

(in millions)	As of December 31, 2024
Net cash received from incurrence of debt (see Note 3(b))	$292.0
Cash transfer to New Lionsgate (see Note 3(c))	(294.2)

Total pro forma adjustment to cash	$(2.2)

(b)	The following table summarizes debt refinancing activity as of December 31, 2024:

(in millions)	As of December 31, 2024
Transfer of Exchange Notes to New Lionsgate	$(389.9)
Unamortized debt issuance costs of Exchange Notes	8.7

Net debt reduction for transfer of Exchange Notes	(381.2)
Incurrence of debt, net of issuance costs	292.0

Total pro forma adjustment to debt	$(89.2)

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 reflects the transfer of $389.9 million of Exchange Notes that will become obligations of New Lionsgate at the completion of the Transactions. The total pro forma adjustment to debt includes the derecognition of unamortized debt issuance costs of $8.7 million, the total adjustment of which is reflected as an adjustment to equity (see note 3(c)).

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 reflects the expected new borrowings to be incurred by Starz of $300.0 million, which is assumed to be long-term debt. Starz anticipates entering into a revolving credit facility in the aggregate committed amount of $150.0 million. The new borrowings reflected above are net of an estimate of debt issuance costs of approximately $8.0 million, which is reflected as a direct deduction from the amount of the new debt cash proceeds. Starz expects to retain $325.1 million aggregate principal amount of Existing Notes.

The amounts to be refinanced prior to or at the time of the completion of the Transactions will differ from the amounts outstanding as of December 31, 2024 and depending on the market conditions and cash and net debt levels at Starz at the time of the completion of the Transactions, Starz could borrow more than or less than the amounts presented in the unaudited pro forma condensed combined balance sheet. See Note 3(d) on interest expense for a sensitivity analysis when different borrowing amounts and interest rates are assumed.

A final determination regarding Starz’s debt and capital structure has not yet been made. Starz’s ability to obtain financing and the terms of such financing will depend on, among other things, its business plans, operating performance, the condition of the capital markets at the time it seeks financing, and short and long-term debt ratings assigned by independent rating agencies. Additionally, circumstances related to inflation and changes in interest rates has caused disruption in the capital markets, which could make financing more difficult and/or expensive.

(c)

Reflects the reclassification of Lionsgate’s net investment in the Starz Business, which was recorded in parent net investment immediately prior to the completion of the Transactions. In addition, the adjustment to common stock includes other amounts expected to be settled through parent net investment at the completion of the Transactions, including the transfer of the Exchange Notes to New Lionsgate described in Note 3(b), the settlement of related party receivable, and the transfer of cash to New Lionsgate described in Note 3(a). The following summarizes the pro forma adjustment to common stock:

(in millions)	As of December 31, 2024
Parent net investment	$892.1
Transfer of Exchange Notes to New Lionsgate (See Note 3(b))	381.2
Settlement of related party receivable	(134.4)
Cash transfer to New Lionsgate (See Note 3(a))	(294.2)

Total pro forma adjustment to common stock	$844.7

In addition, reflects the issuance of 16.7 million Starz common shares, no par value, pursuant to the Transactions. These unaudited pro forma financial statements have assumed the number of outstanding Starz’s common shares based on the number of shares of LGEC common shares outstanding on December 31, 2024 and a distribution ratio of 1.12 Starz common shares for each LGEC Class A common share and 1 Starz common share for each LGEC Class B common share, adjusted for the Reverse Stock Split.

(in millions)	As of December 31, 2024
LGEC Class A shares outstanding	83.7
Distribution ratio	112%

Starz common shares issued to shareholders of LGEC Class A shares	93.7

LGEC Class B shares outstanding	156.6
Distribution ratio	100%

Starz common shares issued to shareholders of LGEC Class B shares	156.6

Subtotal Starz common shares before Reverse Stock Split	250.3

Reverse Stock Split	15 to 1

Starz common shares issued	16.7

Transaction Accounting Adjustment to unaudited pro forma condensed combined statement of operations

(d)

Reflects the elimination of the actual coupon interest expense and amortization of debt issuance costs incurred in the period related to the Exchange Notes that will transfer to New Lionsgate at completion of the Transactions. In addition, the pro forma adjustment reflects the estimated interest expense on the new borrowings discussed above in Note 3(b). Starz anticipates entering into a revolving credit facility in the aggregate committed amount of $150.0 million, and a term loan facility in the aggregate principal amount of $300.0 million. The revolving credit facility is expected to mature five years after the effective date of the credit facility, and the term loan facility is expected to mature five years after the effective date of the credit facility. Interest rates on borrowings are expected to be based on prevailing market interest rates for borrowers of a similar size and credit as Starz. The interest expense on new debt is based on a weighted average credit spread of approximately 3.25% above the applicable SOFR rate and reflects the amortization of estimated debt issuance costs. Interest expense was calculated assuming constant debt levels throughout the periods. Interest expense may be higher or lower if Starz’s actual interest rate or credit ratings change or if Starz prepays its debt with excess cash.

(in millions)	Nine Months Ended December 31, 2024	Year Ended March 31, 2024
Interest expense on new debt	$17.7	$23.7
Amortization of issuance costs on new debt	1.1	1.4
Reversal of interest expense on old debt	(17.4)	(23.4)

Total pro forma adjustment to interest expense	$1.4	$1.7

The following table reflects the estimated impact to the interest expense pro forma adjustment, on an annualized basis, as of result of interest rate changes of plus or minus 12.5 basis points, assuming the interest rate increase or decrease is attributable to an increase or decrease in the credit spread and/or issuance costs. The table below also reflects the impact of an increase or decrease in borrowing amounts of $100 million.

	Interest Rate
	-12.5 basis points	Base case	+12.5 basis points
Borrowings	(in millions)
- $100 million	$(8.0)	$(7.7)	$(7.4)
Base case	(0.4)	—	0.4
+ $100 million	7.2	7.7	8.2

(e)

Reflects an elimination of the actual loss on debt extinguishment related to the Exchange Notes of $2.7 million for the nine months ended December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2024 reflects an elimination of the actual gain on debt extinguishment related to the Exchange Notes of $11.5 million.

(f)

Reflects $9.2 million of non-recurring additional estimated transaction costs expected to be incurred by Starz subsequent to December 31, 2024, but assumed to be settled by New Lionsgate upon completion of the Transactions. Transaction costs of $8.9 million and $2.9 million are included in the Starz Business historical combined statement of operations for the nine months ended December 31, 2024 and year ended March 31, 2024, respectively. Payment of the $9.2 million of transaction costs is assumed to be settled by New Lionsgate upon completion of the Transactions, and so the reduction in equity from the incurrence of additional charges is offset by an assumed capital contribution for the same amount, for a net zero impact to equity.

(g)

Reflects $0.2 million income tax provision and $5.4 million income tax benefit for the nine months ended December 31, 2024 and year ended March 31, 2024, respectively, of the income tax effects of pro forma adjustments. These adjustments were determined by applying an annual effective tax rate to the pre-tax pro forma adjustments for the nine months ended December 31, 2024, and applying the respective statutory tax rates to pre-tax pro forma adjustments for the year ended March 31, 2024. Starz’s income taxes following the completion of the Transactions will be impacted by many factors, including the profitability in local jurisdictions and the legal entity structure implemented subsequent to completion of the Transactions, and may be materially different from the pro forma results.

(h)

Pro forma basic earnings (loss) per share (EPS) and pro forma basic weighted average number of shares outstanding are based on the number of LGEC basic weighted average shares outstanding for the nine months ended December 31, 2024 and year ended March 31, 2024, adjusted for a distribution ratio of 1.12 Starz common shares for each LGEC Class A common share and 1 Starz common share for each LGEC Class B common share, adjusted for the Reverse Stock Split (see also Note 3(c)).

(i)

Pro forma diluted EPS and pro forma diluted weighted average number of shares outstanding are based on the number of basic shares of Starz’s common stock as described in Note 3(h) above. The actual dilutive effect following the completion of the Transactions will depend on various factors, including employees who may change employment between Starz and Lionsgate and the impact of equity-based compensation arrangements to be entered into in connection with the Transactions.

INFORMATION ABOUT NEW LIONSGATE AFTER THE TRANSACTIONS

All amounts discussed in this section are in millions of U.S. dollars, unless otherwise indicated. This section discusses New Lionsgate’s business, constituting the LG Studios Business and excluding the Starz Business, assuming the completion of all of the Transactions described in this joint proxy statement/prospectus.

Overview

New Lionsgate is one of the world’s leading standalone, pure play, publicly traded content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a talent management and production powerhouse and a more than 20,000-title film and television library, all driven by New Lionsgate’s bold and entrepreneurial culture.

New Lionsgate manages and reports its operating results through two reportable business segments: Motion Picture and Television Production

Segment Information

Motion Picture: New Lionsgate’s Motion Picture segment includes revenues derived from the following:

•

Theatrical. The domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture basis (distributed by New Lionsgate directly in the U.S. and through a sub-distributor in Canada). The revenues from Canada are reported net of distribution fees and release expenses of the Canadian sub-distributor. The financial terms that New Lionsgate negotiates with its theatrical exhibitors in the U.S. generally provide that New Lionsgate receives a percentage of the box office results.

•

Home Entertainment. The sale or rental of New Lionsgate’s film productions and acquired or licensed films and certain television programs (including theatrical and direct-to-video releases) on packaged media and through digital media platforms (including pay-per-view and video-on-demand platforms, electronic sell through, and digital rental). In addition, New Lionsgate has revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, New Lionsgate shares in the rental or sales revenues generated by the platform on a title-by-title basis.

•

Television. The licensing of New Lionsgate’s theatrical productions and acquired films to the linear pay, basic cable and free television markets. In addition, when a license in New Lionsgate’s traditional pay television window is made to a subscription video-on-demand or other digital platform, the revenues are included here.

•

International. The (i) licensing of New Lionsgate’s productions, acquired films, New Lionsgate’s catalog product and libraries of acquired titles to international distributors, on a territory-by-territory basis, and (ii) the direct distribution of New Lionsgate’s productions, acquired films, and New Lionsgate’s catalog product and libraries of acquired titles in the United Kingdom.

•	Other. Among others, the licensing of New Lionsgate’s film and television and related content (e.g., games, music, location-based entertainment royalties, etc.) to other ancillary markets.

Television Production: New Lionsgate’s Television Production segment includes revenues derived from the following:

•

Television. The licensing to domestic markets (linear pay, basic cable, free television and syndication) of scripted and unscripted series, television movies, mini-series and non-fiction programming. Television revenues include fixed fee arrangements as well as arrangements in which New Lionsgate earns advertising revenue from the exploitation of certain content on television networks. Television revenues also include revenue from licenses to subscription video-on-demand platforms in which the initial license of a television series is to a subscription video-on-demand platform.

•	International. The licensing and syndication to international markets of scripted and unscripted series, television movies, mini-series and non-fiction programming.

•	Home Entertainment. The sale or rental of television production movies or series on packaged media and through digital media platforms.

•

Other. Among others, the licensing of New Lionsgate’s television programs to other ancillary markets, the sales and licensing of music from the television broadcasts of New Lionsgate’s productions, and from commissions and executive producer fees earned related to talent management.

Segment Revenue

For the nine months ended December 31, 2024, contributions to the combined revenues of New Lionsgate from its reporting segments included Motion Picture, 50% and Television Production 50%.

•	Within the Motion Picture segment, revenues were generated from the following:

•	Theatrical, 8.6%;

•	Home Entertainment, 41.2%;

•	Television, 22.1%;

•	International, 26.7%; and

•	Motion Picture-Other, 1.4%.

•	Within the Television Production segment, revenues were generated from the following:

•	Television, 69.0%;

•	International, 13.6%;

•	Home Entertainment, 10.5%; and

•	Television Production-Other, 6.9%.

Corporate Strategy

New Lionsgate manages a large and diversified portfolio of film and television content that it licenses to theatrical exhibitors, streaming, broadcast, pay cable and other platform partners worldwide, maintaining a disciplined, targeted and cost-effective approach to the acquisition, production, marketing and distribution of that content. This strategic focus makes it a preferred supplier to third-party buyers, including Starz. The extension of New Lionsgate’s deep portfolio of brands and franchises, creation of new intellectual properties and rigorous focus on retaining key rights to its content is designed to create incremental long-term value for shareholders through a combination of current releases and one of the most valuable film and television libraries in the world.

Motion Picture - Theatrical

Production and Acquisition

New Lionsgate takes a disciplined approach to theatrical production, with the goal of producing content that can be distributed through various domestic and international platforms. In doing so, New Lionsgate may mitigate the financial risk associated with production by, among other things:

•	Negotiating co-financing development and co-production agreements which may provide for cost-sharing with one or more third-party companies;

•

Pre-licensing international distribution rights on a selective basis, including through international output agreements (which license rights to distribute a film in one or more media generally for a limited term, and in one or more specific territories prior to completion of the film);

•

Structuring agreements that provide for talent participation in the financial success of the film in exchange for reduced guaranteed “up-front payments” that would be paid regardless of the film’s success; and

•

Utilizing governmental incentives, programs and other structures from state and foreign countries (e.g., sales tax refunds, transferable tax credits, refundable tax credits, low interest loans, direct subsidies or cash rebates, calculated based on the amount of money spent in the particular jurisdiction in connection with the production).

•

New Lionsgate’s approach to acquiring films complements its theatrical production strategy—New Lionsgate typically seeks to limit its financial exposure while adding films with high potential for commercial box office success, critical recognition and successful monetization across a broad array of platforms.

Distribution

The economic life of a motion picture may consist of its exploitation in theaters, on packaged media and on various digital and television platforms in territories around the world. New Lionsgate generally distributes motion pictures directly to movie theaters in the U.S. whereby the exhibitor retains a portion of the gross box office receipts and the balance is remitted to the distributor. Concurrent with their release in the U.S., films are generally released in Canada and may also be released in one or more other foreign countries. New Lionsgate constructs release schedules taking into account moviegoer attendance patterns and competition from other studios’ scheduled theatrical releases. After the initial theatrical release, distributors seek to maximize revenues by releasing films in sequential release date windows, which may be exclusive against other non-theatrical distribution platforms. In certain circumstances, New Lionsgate’s distribution strategy has and may continue to change, and certain films intended for theatrical release may be licensed to other platforms.

Producing, marketing and distributing films can involve significant risks and costs, and can cause New Lionsgate’s financial results to vary depending on the timing of a film’s release. For instance, marketing costs are generally incurred before and throughout the theatrical release of a film and, to a lesser extent, other distribution windows, and are expensed as incurred. Therefore, New Lionsgate typically incurs losses with respect to a particular film prior to and during the film’s theatrical exhibition, and profitability for the film may not be realized until after its theatrical release window. Further, New Lionsgate may revise the release date of a film as the production schedule changes or in such a manner as New Lionsgate believes is likely to maximize revenues or for other business reasons. Additionally, there can be no assurance that any of the films scheduled for release will be completed and/or in accordance with the anticipated schedule or budget, or that the film will ever be released.

Theatrical Releases

For the nine months ended December 31, 2024, New Lionsgate released 10 films theatrically in the U.S. across its labels (including New Lionsgate’s partnership with Roadside Attractions, of which Lionsgate owns a 43% equity interest). Such titles and their release patterns included the following:

Nine Months Ended December 31, 2024 Theatrical Releases – Lionsgate*
Title	Release Date	Release Pattern
The Ministry of Ungentlemanly Warfare	April 15, 2024	Theatrical and Premium Video-on-Demand
Unsung Hero	April 26, 2024	Theatrical and Accelerated Home Entertainment
The Strangers: Chapter 1	May 17, 2024	Theatrical and Premium Video-on-Demand
Borderlands	August 9, 2024	Theatrical and Premium Video-on-Demand

Nine Months Ended December 31, 2024 Theatrical Releases – Lionsgate*
Title	Release Date	Release Pattern
The Crow	August 23, 2024	Theatrical and Premium Video-on-Demand
The Killer’s Game	September 13, 2024	Theatrical and Premium Video-on-Demand
Never Let Go	September 20, 2024	Theatrical and Premium Video-on-Demand
Megalopolis	September 27, 2024	Theatrical and Premium Video-on-Demand
White Bird	October 4, 2024	Theatrical and Premium Video-on-Demand
The Best Christmas Pageant Ever	November 8, 2024	Theatrical and Premium Video-on-Demand

*	Does not include releases of 23 day-and-date and multi-platform titles for the nine months ended December 31, 2024.

Nine Months Ended December 31, 2024 Theatrical Releases – Roadside Attractions
Title	Release Date	Release Pattern
The Absence of Eden	April 12, 2024	Theatrical and Accelerated Home Entertainment
Boy Kills World	April 26, 2024	Theatrical and Premium Video-on-Demand
Summer Camp	May 31, 2024	Theatrical and Accelerated Home Entertainment
Firebrand	June 14, 2024	Theatrical and Accelerated Home Entertainment
Kill	July 5, 2024	Theatrical and Premium Video-on-Demand
My Penguin Friend	August 16, 2024	Theatrical and Accelerated Home Entertainment
City of Dreams	August 30, 2024	Theatrical and Accelerated Home Entertainment
Lee	September 27, 2024	Theatrical and Premium Video-on-Demand
Exhibiting Forgiveness	October 12, 2024	Theatrical and Accelerated Home Entertainment
Small Things Like These	November 8, 2024	Theatrical and Premium Video-on-Demand
The Last Showgirl	December 13, 2024	Theatrical and Accelerated Home Entertainment

New Lionsgate continues to evaluate release strategies of its films by releasing solely and/or earlier on streaming platforms, initially releasing on premium video-on-demand, premium electronic sell-through, or by licensing directly to streaming platforms. In doing so, New Lionsgate capitalizes on increased optionality in distribution and maintains a platform agnostic approach to distribution to take full advantage of new windowing opportunities and alternative distribution strategies (while also continuing to work closely with New Lionsgate’s theatrical exhibition partners).

Nominations and Awards

New Lionsgate and affiliated companies (including its wholly-owned subsidiaries, Artisan Pictures, Mandate Pictures and Summit Entertainment, as well as Roadside Attractions) have distributed films that have earned numerous Academy Awards® , Golden Globe Awards®, Producers Guild Awards®, Screen Actors Guild Awards®, Directors Guild Awards®, BAFTA Awards and Independent Spirit Awards nominations and wins.

Motion Picture - Home Entertainment

New Lionsgate’s U.S. home entertainment distribution operation exploits its film and television content library of more than 20,000 motion picture titles and television episodes and programs, consisting of titles from, among others, Lionsgate, Lionsgate Television, New Lionsgate’s subsidiaries, affiliates and joint ventures (such as Anchor Bay Entertainment, Artisan Entertainment, eOne, Grindstone Entertainment Group, Roadside Attractions, Starz, Summit Entertainment, Trimark and Vestron), as well as titles from third parties such as A24, A&E, AMC, Entertainment Studios, EuropaCorp, Gravitas, Saban Entertainment, StudioCanal, STX Entertainment, Tyler Perry Studios, Visiona Romantica and Zeotrope. Home entertainment revenue consists of packaged media and digital revenue.

Packaged Media

New Lionsgate’s packaged media distribution involves the marketing, promotion and/or sale of DVDs/Blu-ray/4K Ultra HD discs to wholesalers and retailers in the U.S. and Canada. Fulfillment of physical distribution services are substantially licensed to Sony Pictures Home Entertainment. New Lionsgate distributes or sells content directly to retailers such as Wal-Mart and Amazon, who buy large volumes of New Lionsgate’s discs to sell directly to consumers.

Digital Media

New Lionsgate considers alternative distribution strategies for its films and releases several titles solely and/or in an accelerated post-theatrical window on various digital platforms (including multi-platform distribution). New Lionsgate directly distributes this and other content (including certain titles not distributed theatrically or on physical media) across a wide range of global distribution platforms and networks on an on-demand basis (whereby the viewer controls the timing of playback) through dozens of transactional (transactional video-on-demand and electronic-sell-through), subscription, ad-supported and free video-on-demand platforms. New Lionsgate also directly distributes content on a linear distribution basis (i.e., whereby the programmer controls the timing of playback) through various linear pay, basic cable, and free, over-the-air television platforms worldwide. Transactional video-on demand services to which New Lionsgate licenses its content include, among others, Amazon’s Prime Video, Disney +, Apple TV, Comcast Xfinity, Fandango at Home, Google TV, Microsoft Movies & TV and YouTube; subscription video-on demand services to which New Lionsgate licenses its content include, among others, Amazon’s Prime Video, Hulu, Max, Netflix, Peacock and Paramount+; ad-supported video-on-demand services to which New Lionsgate licenses its content include, among others, Pluto, The Roku Channel, Samsung, Tubi TV and YouTube; and linear networks to which New Lionsgate distributes its content includes, among others, pay television networks such as EPIX, HBO, Showtime and Starz, and basic cable network groups such as AMC Networks, Disney Media & Entertainment Distribution Networks, NBCUniversal Cable Entertainment, Paramount Global Domestic Media Networks and Warner Media Entertainment Networks, as well as Bounce, Telemundo and UniMás. Additionally, New Lionsgate owns and operates a suite of 19 multi-content and single series free, ad-supported streaming linear channels (also known as FAST channels) carried by various platforms including, among others, Tubi TV, Samsung, The Roku Channel and Pluto.

Motion Picture - Television

New Lionsgate licenses its theatrical productions and acquired films to the domestic linear pay, basic cable and free television markets. For additional information regarding such distribution, see “—Motion Picture – Home Entertainment—Digital Media.”

Motion Picture - International

New Lionsgate’s international sales operations are headquartered at its offices in London, England. The primary components of New Lionsgate’s international business are, on a territory-by-territory basis through third parties or directly through its international divisions:

•	The licensing of rights in all media of its in-house feature film product and third-party acquisitions on an output basis;

•	The licensing of rights in all media of its in-house product and third-party acquisitions on a sales basis for non-output territories;

•	The licensing of third-party feature films on an agency basis; and

•	Direct distribution of theatrical and/or ancillary rights licensing.

New Lionsgate licenses rights in all media on a territory-by-territory sales basis (other than the territories where New Lionsgate self-distributes) of (i) New Lionsgate’s in-house feature film product, and (ii) films produced by third parties such as Ace Entertainment, Buzzfeed, Fifth Season, Asbury Park Pictures and Endurance Media. Films licensed and/or released by New Lionsgate internationally for the nine months ended December 31, 2024 included such in-house productions as The Long Walk, Good Fortune, Highlander, Now You See Me 3, Michael, Never Let Go (f/k/a Motherland), Borderlands, Day7 Drinker and Housemaid as well as films produced by third parties such as Above The Below, The Killer’s Game, Flight Risk, Anniversary, Unsung Hero, The Strangers Trilogy, Arthur The King, Dust Bunny, F Marry Kill, Freaky Tales and Orphan 3. Third-party films for which New Lionsgate was engaged as exclusive sales agent and/or released by New Lionsgate internationally for the nine months ended December 31, 2024 included Bone Yard, Rich Flu, and The Fabulous Four.

Through territory-by-territory sales arrangements, New Lionsgate generally covers a substantial portion of the production budget or acquisition cost of new theatrical releases which New Lionsgate licenses and distributes internationally. New Lionsgate also has an output arrangement in France (for all rights for all media, including home entertainment and television rights), and distributes theatrical titles in Latin America through International Distribution Company, as well as theatrical rights in Canada through Cineplex.

New Lionsgate also self-distributes motion pictures in the United Kingdom and Ireland through its subsidiary, Lions Gate International UK (“Lionsgate UK”). For the nine months ended December 31, 2024, Lionsgate UK released the following theatrical titles:

Nine Months Ended December 31, 2024 Lionsgate UK
Title	Release Date
Love Lies Bleeding	May 3, 2024
The Strangers: Chapter 1	May 17, 2024
Kill	July 5, 2024
Borderlands	August 9, 2024
The Critic	September 13, 2024
Never Let Go	September 27, 2024
Small Things Like These	November 1, 2024
Saw (20th Anniversary)	November 1, 2024

Additionally, New Lionsgate’s office in India manages operations and growth opportunities in the South Asian/Indian sub-continent. Through its local office in Mumbai, New Lionsgate manages the following activities:

•	Appoints and works closely with local theatrical distribution partners to maximize box office for its films;

•	Partners with local production companies, as well as develops in-house, Indian local language television series and feature films for distribution across other media platforms; and

•	Explores investment opportunities throughout the South Asian and South East Asian media market.

Motion Picture - Other

Global Products and Experiences

New Lionsgate’s Global Products and Experiences division drives incremental revenue and builds consumer engagement across New Lionsgate’s entire portfolio of properties via live shows and experiences, location-based entertainment destinations, games, physical and digital merchandise, and select strategic partnerships and investments.

Within the division, New Lionsgate’s Global Live Entertainment business focuses on licensing, developing, and producing live stage shows, concerts, and live immersive experiences and events based on New Lionsgate’s theatrical and television content. New Lionsgate has announced multiple live entertainment projects, including Dirty Dancing, Wonder, and La La Land for Broadway, The Hunger Games for London, as well as a live dance show inspired by New Lionsgate’s Step-Up film franchise. Live to film concerts currently touring globally include Dirty Dancing, La La Land and Twilight.

New Lionsgate’s Interactive Entertainment business focuses on growing a slate that includes games across PC/console, mobile, virtual reality and more, both through stand-alone games based solely on New Lionsgate’s content and the integration of New Lionsgate’s properties with marquee games such as Call of Duty, Dead By Daylight Fortnite and Roblox. Stand-alone game titles include Blair Witch, Power Rangers: Battle for the Grid, Power Rangers: Legacy Wars and RetroRealms: Ash vs Evil Dead. A John Wick AAA video game is currently in development.

New Lionsgate’s Location Based Entertainment business licenses and produces New Lionsgate’s Lionsgate, theatrical, and television brands for theme parks, destinations, and stand-alone attractions and experiences. Attractions based on The Hunger Games, John Wick, Now You See Me, SAW and other of our intellectual property can be found at theme parks and destinations in China, the United States, United Kingdom, and the Middle East. The John Wick Experience in Las Vegas will be New Lionsgate’s newest standalone attraction when it opens in early 2025. New Lionsgate has also partnered with Six Flags to open SAW themed haunted houses across multiple Six Flags theme parks in North America during the Halloween season.

New Lionsgate’s Consumer Products business licenses and develops products around its leading film and television properties, including John Wick, The Hunger Games, Twilight, Dirty Dancing and Saw. New Lionsgate merchandise is available in the Lionsgate Shop, New Lionsgate’s official ecommerce shop, and at many well-known retail outlets such as Hot Topic, Walmart and Target. New Lionsgate is developing new offerings across a broad range of categories with best-in-class licensees, including LEGO, American Classics, Ripple Junction, Goodie Two-Sleeves, Hot Toys, Funko, ColourPop and more.

Music

New Lionsgate manages music for New Lionsgate’s theatrical and television slates, including overseeing songs, scores and soundtracks for all of New Lionsgate’s theatrical productions, co-productions and acquisitions, as well as music staffing, scores and soundtracks for all of New Lionsgate’s television productions. Music revenues are derived from the sales and licensing of music from New Lionsgate’s films, television, and other productions, and the theatrical exhibition of New Lionsgate’s films and the broadcast and webcast of New Lionsgate’s productions.

Ancillary Revenues

Ancillary revenues are derived from the licensing of films and television content at non-theatrical venues including educational and institutional facilities, U.S. military bases, oil rigs, hospitals, hotels, prisons, and on all forms of common carrier transportation, including airlines and ships.

Television Production - Television

New Lionsgate’s television business consists of the development, production, syndication and distribution of television programming. New Lionsgate principally generates revenue from the licensing and distribution of such programming to broadcast television networks, pay and basic cable networks, digital platforms and syndicators of first-run programming, which licenses programs on a station-by-station basis and pays in cash or via barter (i.e., trade of programming for airtime). Each of these platforms may acquire a mix of original and library programming.

After initial exhibition, New Lionsgate distributes programming to subsequent buyers, both domestically and internationally, including basic cable network, premium subscription services or digital platforms (known as “off-network syndicated programming”).

Off-network syndicated programming can be sold in successive cycles of sales which may occur on an exclusive or non-exclusive basis. In addition, television programming is sold on home entertainment (packaged media and via digital delivery) and across all other applicable ancillary revenue streams including music publishing, touring and integration.

Similar to film production practices, New Lionsgate leverages tax credits, subsidies, and other incentive programs to optimize its returns and maintain financially prudent production models for television content.

New Lionsgate currently produces, syndicates and distributes more than 70 television shows on more than 35 networks.

For the nine months ended December 31, 2024, scripted and unscripted programming produced, co-produced or distributed by New Lionsgate and New Lionsgate’s affiliated entities (including Starz original productions), as well as programming syndicated by New Lionsgate’s wholly-owned subsidiary, Debmar-Mercury, during this period, included the following:

Nine Months Ended December 31, 2024 Scripted - Lionsgate
Title	Network
Black Mafia Family	Starz
Ghosts	CBS
Mere Mortals	Apple
Mythic Quest	Apple
Power Book III: Raising Kanan	Starz
Power Book IV: Force	Starz
Spartacus: House of Ashur	Starz
The Studio	Apple

Nine Months Ended December 31, 2024 Scripted - eOne
Title	Network
A Gentleman in Moscow	Paramount+
Mistletoe Murders	Hallmark/Corus
The Recruit	Netflix
The Rookie	ABC
Yellowjackets	Showtime/Paramount+

Nine Months Ended December 31, 2024 Unscripted - Lionsgate Alternative Television*
Title	Network
Adam Richman Eats The Premier League	Discovery
American Rebel	History
Barnes Bunch	WETV
Braver	BYUTV

Nine Months Ended December 31, 2024 Unscripted - Lionsgate Alternative Television*
Title	Network
Caresha Please	BET
Christmas on the Farm	Channel 5
Cruising with Susan Calman	Channel 5
Elevator Pitch	Amazon
Fletcher’s Family Farm	ITV
Fletcher’s Family Farm at Christmas	ITV
Harpooners	Discovery
Milf Manor	TLC
My Big Fat Fab Life	TLC
Naked and Afraid	Discovery
Naked and Afraid XL	Discovery
Naked and Afraid: Last One Standing	Discovery
Power Slap: Road to the Title	Rumble
Scamanda	ABC / Hulu
Selling Sunset	Netflix
Springtime on the Farm	Channel 5
The Greens at Christmas	Channel 5
The Impact: Atlanta	BET+
The Saints	Fox Nation
The Ultimate Fighter	ESPN+
The Yorkshire Vet	Channel 5
The Yorkshire Vet: Christmas Donkey Special	Channel 5
The Yorkshire Vet: Great and Small	Channel 5
Trivial Pursuit	CW
Very Scary People	Investigative Discovery
Zombie House Flippers	A&E

Nine Months Ended December 31, 2024 Syndication – Debmar-Mercury
Title
Family Feud
People Puzzler
Sherri Shepherd
The Conners

*

Lionsgate Alternative Television includes programming produced by Pilgrim Media Group (of which New Lionsgate’s own a majority interest), as well as by New Lionsgate’s wholly-owned subsidiaries, eOne’s U.S. and U.K. non-scripted group, Blackfin, Renegade and Daisybeck Studios (acquired in December 2023).

Television Production - International

New Lionsgate licenses, sells and distributes original Lionsgate television series (including Lionsgate UK television programming), third party television programming and format acquisitions to international markets via packaged media and various digital platforms. For the nine months ended December 31, 2024, Lionsgate UK television programming that was acquired, began production, was produced or was broadcast, included the following:

Nine Months Ended December 31, 2024 Television – Lionsgate UK
Title	Network	Partner(s)
Son of A Critch 4	CBC & CW	Project 10
Borderline	ZDF & Roku	Further South Productions and ShinAwil

Nine Months Ended December 31, 2024 Television – Lionsgate UK
Title	Network	Partner(s)
Queenie	Channel 4	Further South Productions Limited
The German	DBS Satellite Services (YES)	Gil Formats Ltd
Amandaland	BBC	Merman Television Limited

Television Production - Home Entertainment

For information regarding television production home entertainment revenue, see “—Motion Picture —Home Entertainment.”

Television Production - Other

Other revenues are derived from, among others, the licensing of New Lionsgate’s television programs to other ancillary distributors, the sales and licensing of music from the television broadcasts of New Lionsgate’s productions, and from New Lionsgate’s interest in 3 Arts Entertainment, a talent management company. 3 Arts Entertainment receives commission revenue from talent representation and are producers on a number of television shows and films where they receive an executive producer fee and back-end participations.

Specialized Skill and Knowledge

New Lionsgate’s management team brings together strong complementary skills, expertise and experience in various aspects of the media and entertainment industry, including in film and television studio operations, production and distribution, as well as in strategic planning, financing, sales, marketing and mergers and acquisitions.

Competitive Conditions

New Lionsgate’s businesses operate in highly competitive markets. New Lionsgate competes with companies within the entertainment and media business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation and other cultural-related activities. New Lionsgate competes with the major studios, numerous independent motion picture and television production companies, television networks, pay television services and digital media platforms for the acquisition of literary, film and television properties, the services of performing artists, directors, producers and other creative and technical personnel and production financing, all of which are essential to the success of New Lionsgate’s businesses. In addition, New Lionsgate’s motion pictures compete for audience acceptance and exhibition outlets with motion pictures produced and distributed by other companies. Likewise, New Lionsgate’s television product faces significant competition from independent distributors as well as major studios. As a result, the success of any of New Lionsgate’s motion picture and television business is dependent not only on the quality and acceptance of a particular film or program, but also on the quality and acceptance of other competing content released into the marketplace at or near the same time as well as on the ability to license and produce quality content.

Intellectual Property

New Lionsgate currently uses and owns or licenses a number of trademarks, service marks, copyrights, domain names and similar intellectual property in connection with New Lionsgate’s businesses and owns registrations and applications to register them both domestically and internationally. New Lionsgate believes that ownership of, and/or the right to use, such trademarks, service marks, copyrights, domain names and similar intellectual property is an important factor in New Lionsgate’s businesses and that New Lionsgate’s success depends, in part, on such ownership.

Motion picture and television piracy is extensive in many parts of the world, including South America, Asia and certain Eastern European countries, and is made easier by technological advances and the conversion of content into digital formats. This trend facilitates the creation, transmission and sharing of high-quality unauthorized copies of content on packaged media and through digital formats. The proliferation of unauthorized copies of these products has had and will likely continue to have an adverse effect on New Lionsgate’s business, because these products may reduce the revenue New Lionsgate receives from New Lionsgate’s products. New Lionsgate’s ability to protect and enforce its intellectual property rights is subject to certain risks and, from time to time, New Lionsgate encounters disputes over rights and obligations concerning intellectual property. New Lionsgate cannot provide assurance that New Lionsgate will prevail in any intellectual property disputes.

After the consummation of the Transactions, New Lionsgate will either own or continue to license from third parties’ intellectual property rights necessary to operate the LG Studios Business as of the consummation of the Transactions. New Lionsgate and Starz will enter into certain agreements concerning commercial licensing arrangements between the parties, which are described in the section entitled “Certain Relationships and Related Party Transactions of New Lionsgate.”

Seasonality (Business Cycles)

New Lionsgate’s business is not subject to cyclical or seasonal fluctuations, but may depend significantly based on the risk factors set forth in the section entitled “Risk Factors—Risks Related to New Lionsgate and the LG Studios Business—New Lionsgate’s revenues and results of operations may fluctuate significantly.”

Dependence on Key Customer Contracts

New Lionsgate’s business is not dependent on any key customer contracts. Following the Transactions, New Lionsgate and Starz will be party to certain commercial arrangements, as described under “Certain Relationships and Related Party Transactions,” pursuant to which Starz will be a significant customer of New Lionsgate, at least in the near term. See “Risk Factors—Risks Related to New Lionsgate and the LG Studios Business—The LG Studios Business relies on a few major retailers and distributors and the loss of any of those could reduce New Lionsgate’s revenues and operating results.”

Changes to Contracts

Except in connection with the Transactions, New Lionsgate’s business is not expected to be affected by the renegotiation or termination of contracts or subcontracts.

Environmental Protection

New Lionsgate’s business does not involve environmental protection requirements.

Employees

New Lionsgate expects to employ approximately 1,175 individuals as of the Arrangement Effective Time in its worldwide operations. New Lionsgate also utilizes consultants in the ordinary course of its business and hires additional employees on a project-by-project basis in connection with the production of New Lionsgate’s motion pictures and television programming.

Environmental and Social Responsibility and Human Capital Management

Following the Transactions, New Lionsgate generally expects to continue Lionsgate’s existing policies and practices with respect to environmental, social responsibility and human capital matters. For more information, see “—Environmental, Social and Governance.”

Legal Proceedings and Regulatory Actions

From time to time, New Lionsgate is expected to be involved in certain claims and legal proceedings arising in the normal course of business. While the resolution of these matters cannot be predicted with certainty, New

Lionsgate does not believe, based on current knowledge, that the outcome of any currently pending legal proceedings in which Lionsgate is currently involved will have a material adverse effect on New Lionsgate’s consolidated financial position, results of operations or cash flow. For additional information regarding legal proceedings in which Lionsgate is involved, see “Risk Factors—Purported noteholders have instituted suit against Lionsgate claiming that it breached the indenture governing Lions Gate Capital Holdings LLC’s 5.500% senior notes due 2029 by virtue of an amendment executed in connection with an exchange by certain noteholders for new notes.”

Interest of Informed Persons in Material Transactions

Since the formation of New Lionsgate, except as otherwise described in this joint proxy statement/prospectus, no informed person of New Lionsgate or any associate or affiliate of any informed person has had any interest in any transaction that has materially affected or is reasonably expected to materially affect New Lionsgate. For the purposes of this paragraph, an “informed person” means a director or officer of New Lionsgate, a director or officer of a person or company that is itself an “informed person” or subsidiary of New Lionsgate; any person or company who beneficially owns or controls or directs, directly or indirectly, voting securities of New Lionsgate or who exercises control or direction over voting securities of New Lionsgate or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of New Lionsgate. The New Lionsgate directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their ownership in shares of New Lionsgate.

Insurance

The Separation Agreement will provide for the allocation between the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the Arrangement Effective Time and will set forth procedures for the administration of insured claims and certain other insurance matters.

Properties

New Lionsgate’s corporate office is located at 250 Howe Street, 20th Floor, Vancouver, BC V6C 3R8. Its principal executive offices are located at 2700 Colorado Avenue, Santa Monica, California 90404, where New Lionsgate occupies 192,584 square feet (per a lease that expires in September 2029).

In addition, New Lionsgate leases the following properties:

•	94,449 square feet at 134 Peter Street, Toronto, Canada (per a lease that expires June 2025);

•	93,670 square feet at 12020 Chandler Blvd., Valley Village, California (per a lease that expires in December 2027);

•	39,000 square feet at 2700 Pennsylvania Avenue, Santa Monica, California (per a lease that expires in August 2029);

•

34,332 square feet at 530 Fifth Avenue, New York, New York (per a lease that expires in August 2025) (of which approximately 18,000 square feet is leased to Starz per a sublease that expires in August 2025);

•	28,192 square feet at 15301 Ventura Blvd., Sherman Oaks, California (per a lease that expires in December 2025);

•	25,346 square feet at 9460 Wilshire Blvd., Beverly Hills, California (per a lease that expires in February 2026);

•	24,999 square feet at 495-517 Wellington Street West, Toronto, Ontario (per a lease that expires in December 2035);

•	15,673 square feet at 45 Mortimer Street, London, United Kingdom (per a lease that expires in July 2029); and

•

An aggregate of 20,610 square feet for properties located in Beijing, China (per a lease that expires in December 2025), Brentwood, California (per a lease that expires in April 2026), Leeds, United Kingdom (per leases that expire in April 2025, September 2025 and October 2027), Luxembourg City, Luxembourg (per a lease that expires in April 2027), Mumbai, India (per a lease that expires in December 2026), New York, New York (per a lease that expires in May 2030) and Toronto, Canada (per a lease that expires in June 2025).

New Lionsgate believes that its current facilities are adequate to conduct its business operations for the foreseeable future. New Lionsgate believes that it will be able to renew these leases on similar terms upon expiration. If it cannot renew, New Lionsgate believes that it could find other suitable premises without any material adverse impact on its operations.

Material Contracts

The sole material contracts within the meaning of applicable Canadian securities legislation, other than the contracts entered into in the ordinary course of business, which have been entered into by New Lionsgate since its formation or are otherwise material to New Lionsgate within the meaning of applicable Canadian securities legislation are the Separation Agreement, Transition Services Agreement, Tax Matters Agreement (as amended by the Tax Matters Agreement Amendment), Employee Matters Agreement, New Lionsgate Investor Rights Agreement, New Lionsgate Voting Agreement and New Lionsgate Registration Rights Agreements which are described in the section entitled “Certain Relationships and Related Party Transactions.”

Auditors

Ernst & Young LLP, independent registered public accounting firm, is expected to be New Lionsgate’s auditor.

Management’s Discussion & Analysis of Financial Condition and Results of Operations of New Lionsgate

The following management’s discussion and analysis of financial condition and results of operations reflects the consolidated financial statements of Lionsgate Studios Corp. following the Studio Separation and for periods prior to the Studio Separation, the combined financial statements of the Studio Business of Lionsgate. This discussion should be read together with the interim unaudited condensed consolidated financial statements and related notes as well as the audited combined financial statements of Lionsgate Studios Corp. that are included in this joint proxy statement/prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Lionsgate Studios Corp.’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth elsewhere in this joint proxy statement/ prospectus under the section entitled “Risk Factors”.

Capitalized terms defined in this Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lionsgate Studios Corp. have the meanings ascribed to such terms in, and for the purposes of, this section.

Overview

Lionsgate Studios Corp. (the “Company,” “Lionsgate Studios,” “we,” “us,” or “our”) is a subsidiary of Lions Gate Entertainment Corp. (“Lionsgate” or “Parent”) which encompasses the motion picture and television studio operations (collectively referred to as the “LG Studios Business”) of Lionsgate.

The LG Studios Business consists of the Motion Picture and Television Production reportable segments, together with substantially all of Lionsgate’s corporate general and administrative costs. The Motion Picture segment consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. The Television Production segment consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. The Motion Picture segment includes the licensing of motion pictures and the Television Production segment includes the licensing of Starz original productions to the STARZ-branded premium subscription platforms (the “Starz Business”). The Television Production segment also includes the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment, a talent management company.

Background

Pursuant to a plan of arrangement, the LG Studios Business and the Starz Business will be separated through a series of transactions (the “Transactions”) that will result in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp. (“Starz”), which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, a new legal entity, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions. The Lionsgate Studios common shares will be delisted from the Nasdaq and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Due to the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing Lionsgate senior management with the LG Studios Business following the completion of the Transactions, for financial reporting purposes, New Lionsgate (holding the LG Studios Business) will be considered the accounting spinnor or divesting entity and Starz (holding the Starz Business) will be considered the accounting spinnee or divested entity. As a result, the historical consolidated financial statements of Lionsgate will become the historical financial statements of the New Lionsgate.

Studio Separation and Business Combination

On May 13, 2024, Lionsgate consummated the transactions contemplated by that certain business combination agreement (the “Business Combination Agreement”), with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius, LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate (“LG Studios”), and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the LG Studios Business was combined with SEAC through a series of transactions, including an amalgamation of LG Studios and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” and continues the existing business operations of the LG Studios Business of Lionsgate. The Company became a separate publicly traded company and its common shares, without par value (“LG Studios Common Shares”), commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

In connection with and prior to the Business Combination, Lionsgate and LG Studios entered into a separation agreement pursuant to which the assets and liabilities of the LG Studios Business were transferred to LG Studios such that LG Studios held, directly or indirectly, all of the assets and liabilities of the LG Studios Business (the “Studio Separation”).

The Business Combination was accounted for as a reverse recapitalization in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Under this method of accounting, SEAC is treated as the acquired company and the LG Studios Business is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Lionsgate Studios will represent a continuation of the financial statements of the LG Studios Business, with the Business Combination treated as the equivalent of the LG Studios Business issuing LG Studios Common Shares for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the LG Studios Business equity. The historical net assets of SEAC were stated at fair value, which approximated historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the LG Studios Business.

To conform to the retroactive application of the reverse recapitalization, in all periods prior to the Business Combination, parent net investment transactions have been recast to accumulated deficit in the combined balance sheets and the combined statements of equity of the LG Studios Business.

The shares and net income (loss) per common share, in all periods prior to the Business Combination, have been retroactively restated based on the 253.4 million shares issued to Lionsgate at the closing of the Business Combination. See Note 1 to the audited combined financial statements and Note 12 to the unaudited condensed consolidated financial statements.

The LG Studios Business has been determined to be the accounting acquirer in the Business Combination because Lionsgate continues to hold a controlling financial interest.

As a result of the Business Combination and additional private investments in public equities (“PIPE”) financing discussed in Note 2 to the unaudited condensed consolidated financial statements of Lionsgate Studios, former SEAC public shareholders and founders and new common equity financing investors own approximately 12.2% of LG Studios common shares. In addition to establishing the LG Studios Business as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Lionsgate received at closing, including $254.3 million in PIPE financing. See Note 2 to the unaudited condensed consolidated financial statements of Lionsgate Studios, for additional information related to the Business Combination. The net proceeds from the transaction were used by the Company to pay down the Intercompany Note, see Note 7 to the unaudited condensed consolidated financial statements of Lionsgate Studios.

Basis of Presentation

Upon the effective date of the Studio Separation, the Company’s financial statements are presented on a consolidated basis, as Lionsgate completed the contribution of the LG Studios Business on such date. The unaudited financial statements for all periods presented, including the historical results of the Company prior to the Studio Separation, are now referred to as the “condensed consolidated financial statements”. The audited financial statements as of March 31, 2024 and 2023 and for the three-year period ended March 31, 2024 continue to be referred to as the “combined financial statements”.

For periods prior to the Studio Separation, the Company operated as a segment of Lionsgate and not as a separate entity. The Company’s financial statements prior to the Studio Separation were prepared on a carve-out basis and were derived from Lionsgate’s consolidated financial statements and accounting records and reflect LG Studios Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with U.S. GAAP. Prior to the Studio Separation, a management approach was applied to determine the carve-out basis of presentation. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out financial statements.

For periods subsequent to the Studio Separation, the accompanying unaudited condensed consolidated financial statements include the accounts of Lionsgate Studios and all of its majority-owned and controlled subsidiaries.

All revenues and costs as well as assets and liabilities directly associated with the business activity of the LG Studios Business were included in the accompanying unaudited condensed consolidated financial statements. Prior to the Studio Separation, revenues and costs associated with the LG Studios Business were specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Motion Picture and Television Production segments of Lionsgate. In addition, the LG Studios Business costs included an allocation of corporate general and administrative expense (inclusive of share-based compensation) which was allocated to the LG Studios Business as further discussed below. Other costs excluded from the Motion Picture and Television Production segment profit but relating to the LG Studios Business were generally specifically identifiable as costs of the LG Studios Business in the accounting records of Lionsgate and were included in the accompanying unaudited condensed consolidated financial statements in periods prior to the Studio Separation.

In connection with the Business Combination, on May 9, 2024, Lionsgate and LG Studios entered into a shared services and overhead sharing agreement (the “Shared Services Agreement”) which took effect upon the closing of the Business Combination. The Shared Services Agreement facilitates the allocation to the Company of all corporate general and administrative expenses of Lionsgate, except for an amount of $10.0 million to be allocated annually to Lionsgate. The $10.0 million allocation of Lionsgate’s corporate general and administrative expenses to the Starz Business pursuant to the Shared Services Agreement is designed to reflect the portion of corporate expenses expended and reflective of the level of effort and costs incurred related to management oversight and services provided for the Starz Business post Studio Separation with consideration of the anticipated completion of the Transactions.

The corporate general and administrative expenses that are allocated to the Company pursuant to the Shared Services Agreement include salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. In addition, the Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of the Company will continue to receive awards of equity and equity-based compensation pursuant to the existing plans of Lionsgate. Such awards will be treated as a capital contribution by Lionsgate to the

Company, with the associated stock based compensation expense for such awards allocated to the Company, see Note 13 to the unaudited condensed consolidated financial statements of Lionsgate Studios and Note 13 to the audited combined financial statements of Lionsgate Studios.

For periods prior to the Studio Separation, the unaudited condensed combined financial statements of the LG Studios Business included allocations of corporate general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to the corporate and shared service functions historically provided by Lionsgate. These expenses were allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Management believes the assumptions underlying these unaudited condensed consolidated financial statements, including the assumptions regarding the allocation of general and administrative expenses from Lionsgate to the LG Studios Business prior to the Studio Separation, are reasonable. See Note 20 to the unaudited condensed consolidated financial statements of Lionsgate Studios and Note 20 to the audited combined financial statements of the Lionsgate Studios for further detail of the allocations included in the unaudited condensed consolidated financial statements and audited combined financial statements, respectively.

In connection with the Business Combination, the Company entered into certain intercompany note arrangements, which mirrored the terms and amounts outstanding under Lionsgate’s credit facilities as previously reflected in the historical financial statements of the LG Studios Business prior to the Studio Separation, see Note 7 to the unaudited condensed consolidated financial statements of Lionsgate Studios.

Components of Results of Operations

Revenues

Our revenues are derived from the Motion Picture and Television Production segments, as described below. As mentioned above, we refer to our Motion Picture and Television Production segments collectively as our LG Studios Business. Our revenues are derived from the U.S., Canada, the United Kingdom and other foreign countries. None of the non-U.S. countries individually comprised greater than 10% of total revenues for the three and nine months ended December 31, 2024 and 2023 and years ended March 31, 2024, 2023 and 2022.

Motion Picture: Our Motion Picture segment includes revenues derived from the following:

•

Theatrical. Theatrical revenues are derived from the domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture basis (distributed by us directly in the U.S. and through a sub-distributor in Canada). The revenues from Canada are reported net of distribution fees and release expenses of the Canadian sub-distributor. The financial terms that we negotiate with our theatrical exhibitors in the U.S. generally provide that we receive a percentage of the box office results.

•

Home Entertainment. Home entertainment revenues are derived from the sale or rental of our film productions and acquired or licensed films and certain television programs (including theatrical and direct-to-video releases) on packaged media and through digital media platforms (including pay-per-view and video-on-demand platforms, electronic sell through, and digital rental). In addition, we have revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, we share in the rental or sales revenues generated by the platform on a title-by-title basis.

•

Television. Television revenues are primarily derived from the licensing of our theatrical productions and acquired films to the linear pay, basic cable and free television markets. In addition, when a license in our traditional pay television window is made to a subscription video-on-demand (“SVOD”) or other digital platform, the revenues are included here.

•

International. International revenues are derived from (1) licensing of our productions, acquired films, our catalog product and libraries of acquired titles to international distributors, on a territory-by-territory basis; and (2) the direct distribution of our productions, acquired films, and our catalog product and libraries of acquired titles in the United Kingdom.

•

Other. Other revenues are derived from, among others, the licensing of our film and television and related content (games, music, location-based entertainment royalties, etc.) to other ancillary markets.

Television Production: Our Television Production segment includes revenues derived from the following:

•

Television. Television revenues are derived from the licensing to domestic markets (linear pay, basic cable, free television and syndication) of scripted and unscripted series, television movies, mini-series and non-fiction programming. Television revenues also include revenue from licenses to SVOD platforms in which the initial license of a television series is to an SVOD platform. Television revenues include fixed fee arrangements as well as arrangements in which we earn advertising revenue from the exploitation of certain content on television networks.

•

International. International revenues are derived from the licensing and syndication to international markets of scripted and unscripted series, television movies, mini-series and non-fiction programming.

•	Home Entertainment. Home entertainment revenues are derived from the sale or rental of television production movies or series on packaged media and through digital media platforms.

•

Other. Other revenues are derived from, among others, the licensing of our television programs to other ancillary markets, the sales and licensing of music from the television broadcasts of our productions, and from commissions and executive producer fees earned related to talent management.

Expenses

Our primary operating expenses include direct operating expenses, distribution and marketing expenses and general and administration expenses.

Direct operating expenses include amortization of film and television production or acquisition costs, participation and residual expenses, provision for doubtful accounts, and foreign exchange gains and losses.

Participation costs represent contingent consideration payable based on the performance of the film or television program to parties associated with the film or television program, including producers, writers, directors or actors. Residuals represent amounts payable to various unions or “guilds” such as the Screen Actors Guild - American Federation of Television and Radio Artists, Directors Guild of America, and Writers Guild of America, based on the performance of the film or television program in certain ancillary markets or based on the individual’s (i.e., actor, director, writer) salary level in the television market.

Distribution and marketing expenses primarily include the costs of theatrical prints and advertising (“P&A”) and premium video-on-demand (“Premium VOD”) expense and of DVD/Blu-ray duplication and marketing. Theatrical P&A includes the costs of the theatrical prints delivered to theatrical exhibitors and the advertising and marketing cost associated with the theatrical release of the picture. Premium VOD expense represents the advertising and marketing cost associated with the Premium VOD release of the picture. DVD/Blu-ray duplication represents the cost of the DVD/Blu-ray product and the manufacturing costs associated with creating the physical products. DVD/Blu-ray marketing costs represent the cost of advertising the product at or near the time of its release or special promotional advertising.

General and administration expenses include salaries and other overhead. Following the Studio Separation, the Shared Services Agreement facilitates the allocation of substantially all corporate general and administrative expenses to the Company, including salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. Prior to the Studio Separation, general and administrative expenses included allocations for certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate. See “Basis of Presentation” above, Note 1 and Note 20 to our unaudited condensed consolidated financial statements and Note 20 to the audited combined financial statements of Lionsgate Studios for further details on the Shared Services Agreement and our methodology for allocating these costs for periods prior to the Studio Separation.

For the three and nine months ended December 31, 2024, total Lionsgate corporate general and administrative expenses were $28.4 million and $89.9 million, of which $28.4 million and $87.6 million was allocated to the Company. For the three and nine months ended December 31, 2023, total Lionsgate corporate general and administrative expenses were $31.1 million and $94.2 million, of which $25.2 million and $76.2 million, respectively, was allocated to the Company.

Lionsgate’s corporate and shared service function expense and the allocation reflected in the LG Studios Business’s audited combined financial statements for the years ended March 31, 2024, 2023 and 2022 is presented in the table below:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Lionsgate corporate general and administrative expenses:
Lionsgate corporate general and administrative expenses, excluding share-based compensation	$136.1	$122.6	$97.1
Share-based compensation	20.7	36.3	27.4

Total Lionsgate corporate general and administrative expenses	$156.8	$158.9	$124.5

Allocation to the LG Studios Business
General and administrative expenses, excluding allocation of Lionsgate corporate and shared employee share-based compensation expense	$110.6	$100.8	$80.0
Allocation of shared employee share-based compensation expense	15.0	26.7	19.6

Total allocation to the LG Studios Business	$125.6	$127.5	$99.6

Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The application of the following accounting policies, which are important to our financial position and results of operations, requires significant judgments and estimates on the part of management. As described more fully below, these estimates bear the risk of change due to the inherent uncertainty of the estimate. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require management’s most difficult, subjective and complex judgments. For a summary of all of our accounting policies, including the accounting policies discussed below, see Note 1 to our audited combined financial statements.

Accounting for Films and Television Programs

Capitalized costs for films or television programs are predominantly monetized individually.

Amortization. Film cost amortization as well as participations and residuals expense are based on management’s estimates. Costs of acquiring and producing films and television programs and of acquired libraries are amortized and estimated liabilities for participations and residuals costs are accrued using the individual-film-forecast method, based on the ratio of the current period’s revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Management’s judgment is required in estimating ultimate revenue and the costs to be incurred throughout the life of each film or television program.

Management estimates ultimate revenues based on historical experience with similar titles or the title genre, the general public appeal of the cast, audience test results when available, actual performance (when available) at the box office or in markets currently being exploited, and other factors such as the quality and acceptance of motion pictures or programs that our competitors release into the marketplace at or near the same time, critical reviews, general economic conditions and other tangible and intangible factors, many of which we do not control and which may change.

For motion pictures, ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture. The most sensitive factor affecting our estimate of ultimate revenues for a film intended for theatrical release is the film’s theatrical performance, as subsequent revenues from the licensing and sale in other markets have historically been highly correlated to its theatrical performance. After a film’s release, our estimates of revenue from succeeding markets are revised based on historical relationships and an analysis of current market trends.

For an episodic television series, the period over which ultimate revenues are estimated cannot exceed ten years following the date of delivery of the first episode, or, if still in production, five years from the date of delivery of the most recent episode, if later. The most sensitive factors affecting our estimate of ultimate revenues for a television series is whether the series will be ordered for a subsequent season and estimates of revenue in secondary markets other than the initial license fee, which may depend on a number of factors, including, among others, the ratings or viewership the program achieves on the customers’ platforms. The initial estimate of ultimate revenue may include estimates of revenues outside of the initial license window (i.e., international, home entertainment and other distribution platforms) and are based on historical experience for similar programs (genre, duration, etc.) and the estimated number of seasons of the series. Ultimates of revenue beyond the initial license fee are generally higher for programs that have been or are expected to be ordered for multiple seasons. We regularly monitor the performance of each season, and evaluate whether impairment indicators are present (i.e., low ratings, cancellations or the season is not reordered), and based upon our review, we revise our estimates as needed and perform an impairment assessment if impairment indicators are present (see below).

For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed twenty years following the date of acquisition.

Due to the inherent uncertainties involved in making such estimates of ultimate revenues and expenses, these estimates have differed in the past from actual results and are likely to differ to some extent in the future from actual results. In addition, in the normal course of our business, some films and titles are more successful or less successful than anticipated. Management regularly reviews and revises when necessary its ultimate revenue and cost estimates, which may result in a change in the rate of amortization of film costs and participations and residuals and/or a write-down of all or a portion of the unamortized costs of the film or television program to its estimated fair value (see below).

An increase in the estimate of ultimate revenue will generally result in a lower amortization rate and, therefore, less film and television program amortization expense, while a decrease in the estimate of ultimate revenue will generally result in a higher amortization rate and, therefore, higher film and television program amortization expense, and also periodically results in an impairment requiring a write-down of the film cost to the title’s fair value. These write-downs are included in amortization expense within direct operating expenses in our consolidated statements of operations. See further discussion below under Impairment Assessment.

Impairment Assessment. An individual film or television program is evaluated for impairment when events or changes in circumstances indicate that the fair value of an individual film is less than its unamortized cost. If the result of the impairment test indicates that the carrying value exceeds the estimated fair value, an impairment charge will then be recorded for the amount of the difference.

Estimate of Fair Value. The fair value is determined based on a discounted cash flow analysis of the cash flows directly attributable to the title. For motion pictures intended for theatrical release, the discounted cash flow analysis used in the impairment evaluation prior to theatrical release is subjective and the key inputs include estimates of future anticipated revenues and estimates of box office performance, which may differ from future actual results. These estimates are based in part on the historical performance of similar films, test audience results when available, information regarding competing film releases, and critic reviews. For television programs, the discounted cash flow analysis used in the impairment evaluation includes key inputs such as estimates of future anticipated revenue, as discussed above. See further discussion of Valuation Assumptions below.

Valuation Assumptions. The discounted cash flow analysis includes cash flows estimates of ultimate revenue and costs as well as a discount rate (a Level 3 fair value measurement, see Note 9 to our unaudited condensed consolidated financial statements). The discount rate utilized in the discounted cash flow analysis is based on the weighted average cost of capital of the Company plus a risk premium representing the risk associated with producing a particular film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management’s future revenue estimates.

Revenue Recognition. Our Motion Picture and Television Production segments generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media), television, and international market places.

Our content licensing arrangements include fixed fee and minimum guarantee arrangements, and sales or usage based royalties. Our fixed fee or minimum guarantee licensing arrangements in the television, digital media and international markets may, in some cases, include multiple titles, multiple license periods (windows) with a substantive period in between the windows, rights to exploitation in different media, or rights to exploitation in multiple territories, which may be considered distinct performance obligations. When these performance obligations are considered distinct, the fixed fee or minimum guarantee in the arrangement is allocated to the title, window, media right or territory as applicable, based on estimates of relative standalone selling prices. The amounts related to each performance obligation (i.e., title, window, media or territory) are recognized when the content has been delivered, and the window for the exploitation right in that territory has begun, which is the point in time at which the customer is able to begin to use and benefit from the content.

Sales or usage based royalties represent amounts due to us based on the “sale” or “usage” of our content by the customer, and revenues are recognized at the later of when the subsequent sale or usage occurs, or the performance obligation to which some or all the sales or usage-based royalty has been allocated has been satisfied (or partially satisfied). Generally, when we license completed content (with standalone functionality, such as a movie, or television show), our performance obligation will be satisfied prior to the sale or usage. When we license intellectual property that does not have stand-alone functionality (e.g., brands, themes, logos, etc.), our performance obligation is generally satisfied in the same period as the sale or usage. The actual amounts due to us under these arrangements are generally not reported to us until after the close of the reporting period. We record revenue under these arrangements for the amounts due and not yet reported to us based on estimates of the sales or usage of these customers and pursuant to the terms of the contracts. Such estimates are based on information from our customers, historical experience with similar titles in that market or territory, the performance of the title in other markets and/or available data in the industry. While we believe these estimates are reasonable estimates of the amounts due under these arrangements, such estimated amounts could differ from the actual amounts to be subsequently reported by the customer, which could be higher or lower than our estimates, and could result in an adjustment to revenues in future periods.

Revenue from the theatrical release of feature films are treated as sales or usage-based royalties and recognized starting at the exhibition date and based on our participation in box office receipts of the theatrical exhibitor.

Digital media revenue sharing arrangements are recognized as sales or usage based royalties.

Revenue from commissions are recognized as such services are provided.

Goodwill. At December 31, 2024 and March 31, 2024, the carrying value of goodwill was $808.5 million and $811.2 million, respectively. Goodwill is allocated to our reporting units, which are our operating segments or one level below our operating segments (component level). Reporting units are determined by the discrete financial information available for the component and whether that information is regularly reviewed by segment management. Components are aggregated into a single reporting unit if they share similar economic characteristics. Our reporting units for purposes of goodwill impairment testing, along with their respective goodwill balances at December 31, 2024 and March 31, 2024, were Motion Picture (goodwill of $397 million and $399 million, respectively), and our Television (goodwill of $319 million and $320 million, respectively) and Talent Management (goodwill of $93 million) businesses, both of which are part of our Television Production segment.

Goodwill is not amortized but is reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value. We perform our annual impairment test as of January 1 in each fiscal year. A goodwill impairment loss would be recognized for the amount that the carrying amount of a reporting unit exceeds its fair value. An entity may perform a qualitative assessment of the likelihood of the existence of a goodwill impairment. The qualitative assessment is an evaluation, based on all identified events and circumstances which impact the fair value of the reporting unit of whether or not it is more- likely-than-not that the fair value is less than the carrying value of the reporting unit. If we believe that as a result of our qualitative assessment it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative impairment test is not required but may be performed at the option of the Company. A quantitative assessment requires determining the fair value of our reporting units. The determination of fair value requires considerable judgment and requires assumptions and estimates of many factors, including revenue and market growth, operating margins and cash flows, market multiples and discount rates.

In performing a quantitative assessment of goodwill, we determine the fair value of our reporting units by using a combination of discounted cash flow (“DCF”) analyses and market-based valuation methodologies. The models rely on significant judgments and assumptions surrounding general market and economic conditions, short-term and long-term growth rates, discount rates, income tax rates, and detailed management forecasts of future cash flow and operating margin projections, and other assumptions, all of which are based on our internal forecasts of future performance as well as historical trends. The market-based valuation method utilizes EBITDA multiples from guideline public companies operating in similar industries and a control premium. The results of these valuation methodologies are weighted as to their relative importance and a single fair value is determined. Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for purposes of the annual or interim goodwill impairment tests will prove to be an accurate prediction of the future.

Goodwill Impairment Assessments

Fiscal 2025. During the three months ended December 31, 2024, we performed qualitative goodwill impairment assessments for all of our reporting units (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment).

Fiscal 2024. For our annual goodwill impairment test for fiscal 2024, we performed qualitative goodwill impairment assessments for all of our reporting units (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment). Our qualitative assessments considered the recent performance of these reporting units, and updated forecasts of performance and cash flows, as well as the current micro and macroeconomic environments in relation to the current and expected performance of these reporting units, and industry considerations, and determined that since the date of the most recent quantitative assessment performed over these reporting units, there were no events or circumstances that rise to a level that would more-likely-than-not reduce the fair value of those reporting units below their carrying values; therefore, a quantitative goodwill impairment analysis was not required for these reporting units.

Fiscal 2023. In the second quarter of fiscal 2023, we updated our quantitative impairment assessment for all of our reporting units based on the most recent data and expected growth trends. The DCF analysis components of the fair value estimates were determined primarily by discounting estimated future cash flows, which included weighted average perpetual nominal growth rates ranging from 1.5% to 3.5%, at a weighted average cost of capital (discount rate) ranging from 11.0% to 13.0%, which considered the risk of achieving the projected cash flows, including the risk applicable to the reporting unit, industry and market as a whole. Based on the quantitative impairment assessment, the Company determined that the fair value of its reporting units exceeded the carrying values for all of its reporting units.

Management will continue to monitor all of its reporting units for further changes in the business environment that could impact the recoverability in future periods. The recoverability of goodwill is dependent upon the continued growth of revenue and cash flows from our business activities. Examples of events or circumstances that could result in changes to the underlying key assumptions and judgments used in our goodwill impairment tests, and ultimately impact the estimated fair value of our reporting units may include the global economy; consumer consumption levels of our content; adverse macroeconomic conditions related to higher inflation and interest rates and currency rate fluctuations, and the impact on the global economy from wars, terrorism and multiple international conflicts, and future bank failures; volatility in the equity and debt markets which could result in higher weighted-average cost of capital; capital market transactions; the duration and potential impact of strikes of unions, on our ability to produce, acquire and distribute our content; the commercial success of our television programming and motion pictures; our continual contractual relationships with our customers; and changes in consumer behavior. If our assumptions are not realized, it is possible that additional impairment charges may need to be recorded in the future.

Corporate Expense Allocation. For periods prior to the Studio Separation, Lionsgate’s corporate general and administrative functions and costs provided oversight over both the Starz Business and the LG Studios Business. These functions and costs include, but are not limited to, salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. Accordingly, for periods prior to the Studio Separation, the unaudited condensed consolidated financial statements of the LG Studios Business include allocations of certain general and administrative expenses from Lionsgate of $14.2 million for the nine months ended December 31, 2024 and $25.2 million and $76.2 million for the three and nine months ended December 31, 2023, respectively, and $125.6 million, $127.5 million and $99.6 million for the years ended March 31, 2024, 2023 and 2022, respectively, related to these corporate and shared service functions historically provided by Lionsgate.

The allocation of costs to the LG Studios Business were subjective and required considerable judgment. The allocations of general and administrative expenses to the LG Studios Business were on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures management considered to be a reasonable reflection of the estimated historical utilization levels of these services. Following the Studio Separation, $73.4 million of Lionsgate’s corporate general and administrative costs were allocated to the Company pursuant to the Shared Services Agreement. In aggregate, allocations of Lionsgate’s corporate general and administrative costs to the Company represent approximately 100.0% and 97.0% for the three and nine months ended December 31, 2024, respectively, 79.6% and 79.7% for the three and nine months ended December 31, 2023, respectively, and 80.1%, 80.2% and 80.0% for the years ended March 31, 2024, 2023 and 2022, respectively, of total Lionsgate corporate general and administrative expense. See Components of Results of Operations-Expenses above for further information.

Income Taxes. We are subject to federal and state income taxes in the U.S. and in several foreign jurisdictions. We record deferred tax assets related to net operating loss carryforwards and certain temporary differences, net of applicable reserves in each jurisdiction. We recognize a future tax benefit to the extent that realization of such benefit is more likely than not on a jurisdiction-by-jurisdiction basis; otherwise, a valuation allowance is applied. In order to realize the benefit of our deferred tax assets, we will need to generate sufficient taxable income in the future in each of the jurisdictions which have these deferred tax assets. However, the assessment as to whether there will be sufficient taxable income in a jurisdiction to realize our net deferred tax assets in that jurisdiction is an estimate which could change in the future depending primarily upon the actual performance of our Company. We will be required to continually evaluate the more likely than not assessment that our net deferred tax assets will be realized, and if operating results deteriorate in a particular jurisdiction, we may need to record a valuation allowance for all or a portion of our deferred tax assets through a charge to our income tax benefit (provision). As of March 31, 2024, we maintained a valuation allowance of $341.6 million against certain U.S. and foreign deferred tax assets that may not be realized on a more likely than not basis.

Our effective tax rates differ from the U.S. federal statutory income tax rate and is affected by many factors, including the overall level of income (loss) before taxes and its mix across the jurisdictions in which conduct operations, any changes in tax laws and regulations changes in valuation allowances against our deferred tax assets, changes in unrecognized tax benefits, tax planning strategies available to us and other discrete items.

For periods prior to the Business Combination (including the period from April 1, 2024, through May 13, 2024), income taxes were calculated on a separate tax return basis. The separate tax return method applies the accounting guidance for income taxes to the standalone financial statements as if the Company was a separate taxpayer and standalone enterprise. The Company’s U.S. operations, and certain of its non-U.S. operations historically were included in the income tax returns of Lionsgate or its subsidiaries that may not be part of the Company. Management believes the assumptions supporting the Company’s allocation and presentation of income taxes on a separate tax return basis to be reasonable.

For periods following the Business Combination (including the period from May 14, 2024, through December 31, 2024), income taxes were calculated by applying an estimated effective income tax rate to the Company’s ordinary income (loss), adjusted for the income tax effects of items that related discretely to the period, if any.

Results of Operations

Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023

Consolidated Results of Operations

The following table sets forth our consolidated results of operations for the three months ended December 31, 2024 and 2023. Due to the acquisition of eOne, the three months ended December 31, 2024 includes the results of operations of eOne (acquired December 27, 2023), see Note 3 to our unaudited condensed consolidated financial statements for further details.

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenues
Studio Business
Motion Picture(1)	$309.2	$443.2	$(134.0)	(30.2)%
Television Production(2)	404.6	248.4	156.2	62.9%

Total revenues	713.8	691.6	22.2	3.2%
Expenses:
Direct operating	457.1	433.6	23.5	5.4%
Distribution and marketing	79.4	109.2	(29.8)	(27.3)%
General and administration	82.4	86.0	(3.6)	(4.2)%
Depreciation and amortization	4.4	3.0	1.4	46.7%
Restructuring and other	40.9	52.5	(11.6)	(22.1)%

Total expenses	664.2	684.3	(20.1)	(2.9)%

Operating income	49.6	7.3	42.3	579.5%
Interest expense	(58.5)	(55.5)	(3.0)	5.4%
Interest and other income	3.1	1.7	1.4	82.4%
Other gains (losses), net	10.1	(0.6)	10.7	(1,783.3)%
Loss on extinguishment of debt	(0.3)	—	(0.3)	n/a
Gain on investments, net	—	4.4	(4.4)	(100.0)%
Equity interests income	7.6	4.2	3.4	81.0%

Income (loss) before income taxes	11.6	(38.5)	50.1	nm
Income tax provision	(3.2)	(6.3)	3.1	(49.2)%

Net income (loss)	8.4	(44.8)	53.2	nm
Less: Net loss (income) attributable to noncontrolling interests	(2.0)	3.7	(5.7)	(154.1)%

Net income (loss) attributable to Lionsgate Studios Corp. shareholders	$6.4	$(41.1)	$47.5	nm

nm - Percentage not meaningful.

(1)

Motion Picture revenues for the three months ended December 31, 2024 and 2023, includes $9.9 million and $36.6 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Television Production revenues for the three months ended December 31, 2024 and 2023, includes $77.9 million and $97.1 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Revenues. Consolidated revenues increased $22.2 million in the three months ended December 31, 2024 reflecting increased revenue in the Television Production segment, offset by decreased Motion Picture segment revenue. Revenue for the three months ended December 31, 2024 included approximately $126.9 million of revenues from eOne (acquired December 27, 2023, therefore the three months ended December 31, 2023 included no material comparable revenues).

Motion Picture revenue decreased $134.0 million due to lower theatrical and international revenue as compared to the prior year’s quarter, which included the release of The Hunger Games: The Ballad of Songbirds & Snakes, and lower television, home entertainment revenue and other revenue. Motion Picture revenues for the three months ended December 31, 2024 included approximately $12.6 million of revenues from eOne. Motion Picture revenue included $9.9 million of revenue from licensing Motion Picture segment product to the Starz Business, representing a decrease of $26.7 million from the three months ended December 31, 2023.

Television Production revenue increased $156.2 million due to the inclusion of revenue from eOne of approximately $114.3 million, and increases in home entertainment, international and other revenue. Television Production revenue included $77.9 million of revenue from licensing Television Production segment product to the Starz Business, representing a decrease of $19.2 million from the three months ended December 31, 2023.

See further discussion in the Segment Results of Operations section below.

Direct Operating Expenses. Direct operating expenses by segment were as follows for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,
	2024		2023		Change
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Motion Picture	$132.6	42.9%	$214.3	48.4%	$(81.7)	(38.1)%
Television Production	320.4	79.2	219.0	88.2	101.4	46.3%
Other	4.1	nm	0.3	nm	3.8	nm

	$457.1	64.0%	$433.6	62.7%	$23.5	5.4%

nm - Percentage not meaningful.

Direct operating expenses increased in the three months ended December 31, 2024 due to higher direct operating expenses of the Television Production segment associated with increased Television Production revenues, partially offset by lower direct operating expenses of the Motion Picture segment associated with decreased Motion Picture revenue. See further discussion in the Segment Results of Operations section below.

Other. Other direct operating expense in the three months ended December 31, 2024 includes rent cost for production facilities that were unutilized as a result of the industry strikes amounting to $4.1 million, which was not allocated to the segments, and is included in direct operating expense.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment were as follows for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Motion Picture	$70.6	$101.4	$(30.8)	(30.4)%
Television Production	8.8	7.8	1.0	12.8%

	$79.4	$109.2	$(29.8)	(27.3)%

U.S. theatrical P&A and Premium VOD expense included in Motion Picture distribution and marketing expense	$39.1	$54.1	$(15.0)	(27.7)%

Distribution and marketing expenses decreased in the three months ended December 31, 2024, due to lower Motion Picture theatrical P&A and Premium VOD expense associated with the theatrical slate releases in the current quarter, and lower Motion Picture home entertainment expense. See further discussion in the Segment Results of Operations section below.

General and Administrative Expenses. General and administrative expenses by segment were as follows for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,				Change
	2024	% of Revenues	2023	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Motion Picture	$22.4		$27.1		$(4.7)	(17.3)%
Television Production	14.5		13.5		1.0	7.4%
Corporate allocations from Lionsgate, excluding allocation of share-based compensation expense	28.4		25.2		3.2	12.7%
Share-based compensation expense	14.3		17.2		(2.9)	(16.9)%
Purchase accounting and related adjustments	2.8		3.0		(0.2)	(6.7)%

Total general and administrative expenses	$82.4	11.5%	$86.0	12.4%	$(3.6)	(4.2)%

General and administrative expenses decreased in the three months ended December 31, 2024, resulting from decreased Motion Picture general and administrative expenses, share-based compensation expense and purchase accounting and related adjustments, partially offset by increased Television Production general and administrative expenses and corporate expenses. Studio Business general and administrative expenses for the three months ended December 31, 2024 included approximately $5.1 million from eOne. See further discussion in the Segment Results of Operations section below.

As discussed in Components of Results of Operations, following the Studio Separation, the Shared Services Agreement facilitates the allocation of substantially all corporate general and administrative expenses to the Company. For periods prior to the Studio Separation, the Company has been allocated a portion of Lionsgate’s total corporate expenses which are included in general and administrative expenses. Corporate general and administrative expenses increased approximately $3.2 million, or 12.7%, primarily due to approximately $3.0 million of corporate general and administrative expenses from eOne.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. For periods prior to the Studio Separation, Lionsgate share-based compensation awards granted to employees of the

Company were reflected in parent net investment within the unaudited condensed consolidated statements of equity (deficit) at the time they are expensed in the unaudited condensed consolidated statements of operations. The following table presents share-based compensation expense by financial statement line item:

	Three Months Ended December 31,
	2024	2023
	(Amounts in millions)
Share-based compensation is comprised of:
Studio employee share-based compensation expense	$14.3	$12.7
Allocation of Lionsgate corporate and shared employee share-based compensation expense	—	4.5

Total share-based compensation included in general and administrative expense	14.3	17.2
Restructuring and other(1)	—	6.8

Total share-based compensation expense	$14.3	$24.0

(1)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

Purchase accounting and related adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the non-cash charge for the amortization of the recoupable portion of the purchase price related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statement of operations due to the relationship to continued employment. Purchase accounting and related adjustments were comparable to the prior year’s quarter (see Note 10 to our unaudited condensed consolidated financial statements).

Depreciation and Amortization Expense. Depreciation and amortization of $4.4 million in the three months ended December 31, 2024 increased $1.4 million from $3.0 million in the three months ended December 31, 2023.

Restructuring and Other. Restructuring and other decreased $11.6 million in the three months ended December 31, 2024 as compared to the three months ended December 31, 2023, and includes restructuring and severance costs and certain transaction and other costs, when applicable. Restructuring and other costs were as follows for the three months ended December 31, 2024 and 2023 (see Note 15 to our unaudited condensed consolidated financial statements):

	Three Months Ended		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Content and other impairments(1)	$7.3	$—	$7.3	n/a
Severance(2)	20.3	28.1	(7.8)	(27.8)%
Transaction and other costs(3)	13.3	24.4	(11.1)	(45.5)%

	$40.9	$52.5	$(11.6)	(22.1)%

(1)

Amounts in the three months ended December 31, 2024 include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories.

(2)

Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the quarter ended December 31, 2024, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.1 million in severance expense is expected to be incurred under the voluntary severance program, of which $14.6 million of severance expense was recognized in restructuring and other in the three months ended December 31, 2024, and the remaining amount is expected to be recognized in the fourth quarter ended March 31, 2025. In the three months ended December 31, 2023, amounts were due to restructuring activities including integration of the acquisition of eOne, and our Motion Picture and Television Production segments.

(3)

Transaction and other costs in the three months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In addition, transaction and other costs in the three months ended December 31, 2023 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity.

Interest Expense. Interest expense of $58.5 million for the three months ended December 31, 2024 increased $3.0 million from the three months ended December 31, 2023 due to higher average balances on variable rate corporate debt and film related obligations and a smaller benefit from the interest rate swaps, partially offset by lower average interest rates. The following table sets forth the components of interest expense for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,
	2024	2023
	(Amounts in millions)
Interest Expense
Cash Based:
Revolving credit facility(1)	$13.4	$6.5
Term loans(1)	6.8	23.6
IP credit facilities(2)	18.9	—
Other(3)	13.9	18.7

	53.0	48.8
Amortization of debt issuance costs and other non-cash interest(4)	5.5	6.7

Total interest expense	$58.5	$55.5

(1)

Prior to the Studio Separation, amounts reflect interest attributable to borrowings outstanding under Lionsgate’s Credit Agreement (including the revolving credit facility, term loan A and term loan B). Subsequent to the Studio Separation, amounts reflect interest attributable to borrowings outstanding under the Company’s Intercompany Note with LGCH (see Note 7).

(2)	IP credit facilities interest expense includes interest expense associated with the eOne IP Credit Facility and LG IP Credit Facility.
(3)

Other interest expense includes payments associated with certain film related obligations (Production Tax Credit Facility, Film Library Facility, Backlog Facility and other, see Note 8 to our unaudited condensed consolidated financial statements), and payments and receipts associated with the Company’s interest rate swaps (see Note 18 to our unaudited condensed consolidated financial statements).

(4)

Amounts include the amortization of unrealized losses in accumulated other comprehensive income (loss) related to de-designated interest rate swaps which are being amortized to interest expense (see Note 18 to our unaudited condensed consolidated financial statements).

Interest and Other Income. Interest and other income of $3.1 million for the three months ended December 31, 2024 increased as compared to interest and other income of $1.7 million for the three months ended December 31, 2023 due to higher interest income.

Other Gains (Losses), net. Other gains (losses), net represented a gain of $10.1 million for the three months ended December 31, 2024, as compared to a loss of $0.6 million for the three months ended December 31, 2023. The change is primarily due to foreign currency gains in the three months ended December 31, 2024, partially offset by an increase in the loss recorded related to our monetization of accounts receivable programs in the three months ended December 31, 2024 as compared to the three months ended December 31, 2023 (see Note 19 to our unaudited condensed consolidated financial statements).

Loss on Extinguishment of Debt. Loss on extinguishment of debt of $0.3 million in the three months ended December 31, 2024 related to the write-off of debt issuance costs associated with the voluntary prepayment of $250.0 million principal amount of the LGTV Term Loan B. There was no comparable loss on extinguishment of debt in the three months ended December 31, 2023. See Note 7 to our unaudited condensed consolidated financial statements.

Gain on Investments, net. Gain on investments, net was nil for the three months ended December 31, 2024, as compared to $4.4 million for the three months ended December 31, 2023 related to other investments.

Equity Interests Income. Equity interests income of $7.6 million in the three months ended December 31, 2024 compared to equity interests income of $4.2 million in the three months ended December 31, 2023 due to higher equity interest income in the current quarter.

Income Tax Provision. The Company had an income tax provision of $3.2 million in the three months ended December 31, 2024, compared to an income tax provision $6.3 million in the three months ended December 31, 2023. Our income tax provision differs from the U.S. federal statutory income tax rate of 21% multiplied by income (loss) before taxes due to the mix of our earnings across the various jurisdictions in which our operations are conducted, changes in valuation allowances against our deferred tax assets, certain minimum income and foreign withholding taxes, and benefits from the release of reserves for uncertain tax benefits due to the close of audits or expirations of statutes of limitations

Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders. Net income attributable to our shareholders for the three months ended December 31, 2024 was $6.4 million, or basic and diluted net income per common share of $0.02 on 288.7 million weighted average common shares outstanding. This compares to net loss attributable to our shareholders for the three months ended December 31, 2023 of $41.1 million, or basic and diluted net loss per common share of $0.16 on 253.4 million weighted average common shares outstanding.

Segment Results of Operations and Non-GAAP Measures

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as segment revenues, less segment direct operating and segment distribution and marketing expense, less segment general and administration expenses. Total segment profit represents the sum of segment profit for our individual segments, net of eliminations for intersegment transactions. Segment profit and total segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic, and purchase accounting and related adjustments. Segment profit when presented in accordance with ASC 280 within the notes to the consolidated financial statements is a GAAP financial measure and is disclosed in Note 16 to our unaudited condensed consolidated financial statements.

We also present below our total segment profit for all of our segments. Total segment profit, when presented outside of the segment information and reconciliations included in Note 16 to our unaudited condensed consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

The Company believes the presentation of total segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company’s management and enables them to understand the fundamental performance of the Company’s businesses before non-operating items. Total segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company’s segments and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the three months ended December 31, 2024 and 2023. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the Management’s Discussion and Analysis of Financial Condition and Results of Operations which discusses consolidated results of operations.

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Operating income	$49.6	$7.3	$42.3	579.5%
Corporate general and administrative expense allocations from Lionsgate, excluding allocation of share-based compensation expense	28.4	25.2	3.2	12.7%
Adjusted depreciation and amortization	3.4	1.8	1.6	88.9%
Restructuring and other	40.9	52.5	(11.6)	(22.1)%
Content charges	—	0.3	(0.3)	(100.0)%
Unallocated rent cost included in direct operating expense	4.1	—	4.1	n/a
Adjusted share-based compensation expense	14.3	17.2	(2.9)	(16.9)%
Purchase accounting and related adjustments	3.8	4.2	(0.4)	(9.5)%

Total segment profit	$144.5	$108.5	$36.0	33.2%

nm - Percentage not meaningful.

See Note 16 to our unaudited condensed consolidated financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our unaudited condensed consolidated statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

The table below sets forth the revenues and segment profit by segment:

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenue
Motion Picture	$309.2	$443.2	$(134.0)	(30.2)%
Television Production	404.6	248.4	156.2	62.9%

	$713.8	$691.6	$22.2	3.2%

Segment Profit
Motion Picture	$83.6	$100.4	$(16.8)	(16.7)%
Television Production	60.9	8.1	52.8	651.9%

Total Segment Profit	$144.5	$108.5	$36.0	33.2%

See the following discussion for further detail of our individual segments.

Motion Picture

The table below sets forth Motion Picture gross contribution and segment profit for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Motion Picture Segment:
Revenue	$309.2	$443.2	$(134.0)	(30.2)%
Expenses:
Direct operating expense	132.6	214.3	(81.7)	(38.1)%
Distribution & marketing expense	70.6	101.4	(30.8)	(30.4)%

Gross contribution	106.0	127.5	(21.5)	(16.9)%
General and administrative expenses	22.4	27.1	(4.7)	(17.3)%

Segment profit	$83.6	$100.4	$(16.8)	(16.7)%

U.S. theatrical P&A and Premium VOD expense included in distribution and marketing expense	$39.1	$54.1	$(15.0)	(27.7)%
Direct operating expense as a percentage of revenue	42.9%	48.4%
Gross contribution as a percentage of revenue	34.3%	28.8%

Revenue. The table below sets forth Motion Picture revenue by media and product category for the three months ended December 31, 2024 and 2023. Motion Picture revenues for the three months ended December 31, 2024 included approximately $12.6 million of revenues from eOne.

	Three Months Ended December 31,
	2024			2023			Total Increase (Decrease)
	Lionsgate Original Releases(1)	Other Film(2)	Total	Lionsgate Original Releases(1)	Other Film(2)	Total
			(Amounts in millions)
Motion Picture Revenue
Theatrical	$33.9	$1.1	$35.0	$98.7	$1.4	$100.1	$(65.1)
Home Entertainment
Digital Media	93.4	52.3	145.7	112.7	42.8	155.5	(9.8)
Packaged Media	9.8	6.2	16.0	11.4	9.6	21.0	(5.0)

Total Home Entertainment	103.2	58.5	161.7	124.1	52.4	176.5	(14.8)
Television	30.5	7.8	38.3	59.7	5.6	65.3	(27.0)
International	48.2	20.1	68.3	80.6	14.1	94.7	(26.4)
Other	3.1	2.8	5.9	4.8	1.8	6.6	(0.7)

	$218.9	$90.3	$309.2	$367.9	$75.3	$443.2	$(134.0)

(1)

Lionsgate Original Releases: Includes titles originally planned for a wide theatrical release by Lionsgate, including titles that have changed from a planned wide theatrical release to an initial direct-to-streaming release. These releases include films developed and produced in-house, films co-developed and co-produced and films acquired or licensed from third parties. In addition, Lionsgate Original Releases also includes multi-platform and direct-to-platform motion pictures originally released or licensed by Lionsgate, and the licensing of our original release motion picture content to other ancillary markets (location-based entertainment, games, etc.).

(2)

Other Film: Includes acquired and licensed brands and libraries originally released by other parties such as third-party library product, including our titles released by acquired companies prior to our acquisition of the company (i.e., Summit Entertainment library), and titles released with our equity method investees, Roadside Attractions and Pantelion Films, and other titles.

Theatrical revenue decreased $65.1 million in the three months ended December 31, 2024 as compared to the three months ended December 31, 2023 due to a decrease of $64.8 million from Lionsgate Original Releases due to significant revenue in the prior year’s quarter from the release of The Hunger Games: The Ballad of Songbirds & Snakes.

Home entertainment revenue decreased $14.8 million, or 8.4%, in the three months ended December 31, 2024, as compared to the three months ended December 31, 2023, due to lower digital media revenue and packaged media revenue of $9.8 million and $5.0 million, respectively, primarily due to decreases from Lionsgate Original Releases. Digital media revenue from Lionsgate Original Releases declined $19.3 million due to significant revenue in the prior year’s period from titles in the The Hunger Games franchise, partially offset by an increase in Other Film of $9.5 million from our acquired library titles.

Television revenue decreased $27.0 million, or 41.3%, in the three months ended December 31, 2024, as compared to the three months ended December 31, 2023, due to a decrease from Lionsgate Original Releases of $29.2 million due to a greater number of television windows opening in the prior year’s quarter for our theatrical slate titles.

International revenue decreased $26.4 million, or 27.9% in the three months ended December 31, 2024, as compared to the three months ended December 31, 2023, due to a decrease from Lionsgate Original Releases of

$32.4 million due to lower revenue in the current quarter from our fiscal 2025 theatrical slate, as compared to our fiscal 2024 theatrical slate in the prior year’s quarter, and in particular, The Hunger Games: The Ballad of Songbirds & Snakes. This decrease was partially offset by an increase from Other Film of $6.0 million from our acquired library titles.

Direct Operating Expense. The decrease in direct operating expenses is due to lower Motion Picture revenue. The decrease in direct operating expenses as a percentage of motion picture revenue as compared to the prior year’s quarter was driven by the change in the mix of titles and product categories generating revenue and in particular, the current quarter reflected a lower amortization rate and greater portion of revenue from library titles relative to the prior year’s quarter. Investment in film write-downs included in Motion Picture segment direct operating expense were approximately $0.2 million in the three months ended December 31, 2024, compared to approximately $0.5 million in the three months ended December 31, 2023.

Distribution and Marketing Expense. The decrease in distribution and marketing expense in the three months ended December 31, 2024 is due to lower theatrical P&A and Premium VOD expense associated with the theatrical slate releases in the current quarter, and lower Motion Picture home entertainment expense. In the three months ended December 31, 2024, approximately $15.7 million of theatrical P&A and Premium VOD expense was incurred in advance for films to be released in subsequent quarters, compared to approximately $10.5 million in the prior year’s quarter in the Motion Picture segment.

Gross Contribution. Gross contribution of the Motion Picture segment for the three months ended December 31, 2024 decreased as compared to the three months ended December 31, 2023 due to lower Motion Picture revenue, partially offset by lower direct operating expense as a percentage of Motion Picture revenue and lower distribution and marketing expense, as described above.

General and Administrative Expense. General and administrative expenses of the Motion Picture segment decreased $4.7 million, or 17.3%, primarily due to a decrease in incentive based compensation.

Television Production

The table below sets forth Television Production gross contribution and segment profit for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production Segment:
Revenue	$404.6	$248.4	$156.2	62.9%
Expenses:
Direct operating expense	320.4	219.0	101.4	46.3%
Distribution & marketing expense	8.8	7.8	1.0	12.8%

Gross contribution	75.4	21.6	53.8	249.1%
General and administrative expenses	14.5	13.5	1.0	7.4%

Segment profit	$60.9	$8.1	$52.8	651.9%

Direct operating expense as a percentage of revenue	79.2%	88.2%
Gross contribution as a percentage of revenue	18.6%	8.7%

Revenue. The table below sets forth Television Production revenue and changes in revenue by media for the three months ended December 31, 2024 and 2023. Television Production revenues for the three months ended December 31, 2024 included approximately $114.3 million of revenues from eOne.

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production Revenue
Television	$259.9	$182.3	$77.6	42.6%
International	59.3	32.1	27.2	84.7%
Home Entertainment
Digital	55.5	17.4	38.1	219.0%
Packaged Media	1.7	0.3	1.4	466.7%

Total Home Entertainment	57.2	17.7	39.5	223.2%
Other	28.2	16.3	11.9	73.0%

	$404.6	$248.4	$156.2	62.9%

The primary component of Television Production revenue is domestic television revenue. Domestic television revenue increased in the three months ended December 31, 2024 due to an increase of approximately $89.3 million for revenues from eOne in the current quarter, partially offset by a decrease of approximately $13.9 million from the licensing of Starz original series to Starz Networks.

International revenue in the three months ended December 31, 2024 increased $27.2 million, or 84.7% as compared to the three months ended December 31, 2023 due to an increase of approximately $17.7 million for revenues from eOne in the current quarter, and an increase from other third-party international revenue of approximately $13.8 million, partially offset by a decrease of $4.0 million from revenues from the licensing of Starz original series to Starz Networks.

Home entertainment revenue in the three months ended December 31, 2024 increased $39.5 million due to increased third-party digital media revenues, and in particular, digital media revenue in the current quarter for Mad Men Seasons 1 to 7 and Ghosts Season 3.

Other revenue increased $11.9 million in the three months ended December 31, 2024 as compared to the three months ended December 31, 2023, due to increased revenue from 3 Arts Entertainment, which is generated from commissions and executive producer fees earned related to talent management.

Direct Operating Expense. Direct operating expense of the Television Production segment in the three months ended December 31, 2024 increased $101.4 million, or 46.3%, due to the increase in Television Production revenues. Direct operating expenses as a percentage of television production revenue decreased primarily due to the mix of titles generating revenue in the current quarter as compared to the prior year’s quarter. In particular, the current quarter’s amortization rate reflected higher revenues on product that has lower direct operating expense as a percentage of revenue, including from older library product, such as Mad Men, from our talent management business, and from library and new content acquired with the eOne acquisition. The amortization rate of older, more successful titles is typically lower than newer titles due to a television series incurring higher amortization expenses in relation to revenues initially, until there are a sufficient number of subsequent seasons ordered and episodes produced, such that revenue can be generated from syndication in domestic and international markets.

Gross Contribution. Gross contribution of the Television Production segment for the three months ended December 31, 2024 increased as compared to the three months ended December 31, 2023, due to higher television production revenue and lower direct operating expenses as a percentage of television production revenue.

General and Administrative Expense. General and administrative expenses of the Television Production segment increased $1.0 million, or 7.4%. Television Production general and administrative expenses for the three months ended December 31, 2024 included $4.1 million from eOne, partially offset by a decrease in incentive based compensation.

Nine Months Ended December 31, 2024 Compared to Nine Months Ended December 31, 2023

Consolidated Results of Operations

The following table sets forth our consolidated results of operations for the nine months ended December 31, 2024 and 2023. Due to the acquisition of eOne, the nine months ended December 31, 2024 includes the results of operations of eOne (acquired December 27, 2023), see Note 3 to our unaudited condensed consolidated financial statements for further details.

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenues
Studio Business
Motion Picture(1)	$1,063.3	$1,245.6	$(182.3)	(14.6)%
Television Production(2)	1,062.5	860.7	201.8	23.4%

Total revenues	2,125.8	2,106.3	19.5	0.9%
Expenses:
Direct operating	1,440.9	1,306.0	134.9	10.3%
Distribution and marketing	306.0	346.0	(40.0)	(11.6)%
General and administration	259.4	261.6	(2.2)	(0.8)%
Depreciation and amortization	13.2	11.1	2.1	18.9%
Restructuring and other	75.8	61.5	14.3	23.3%

Total expenses	2,095.3	1,986.2	109.1	5.5%

Operating income	30.5	120.1	(89.6)	(74.6)%
Interest expense	(180.1)	(157.1)	(23.0)	14.6%
Interest and other income	11.4	6.9	4.5	65.2%
Other losses, net	(5.2)	(14.3)	9.1	(63.6)%
Loss on extinguishment of debt	(1.8)	—	(1.8)	n/a
Gain on investments, net	—	2.7	(2.7)	(100.0)%
Equity interests income	8.5	5.7	2.8	49.1%

Loss before income taxes	(136.7)	(36.0)	(100.7)	279.7%
Income tax provision	(13.3)	(16.7)	3.4	(20.4)%

Net loss	(150.0)	(52.7)	(97.3)	184.6%
Less: Net loss (income) attributable to noncontrolling interests	(0.4)	6.2	(6.6)	(106.5)%

Net loss attributable to Lionsgate Studios Corp. shareholders	$(150.4)	$(46.5)	$(103.9)	223.4%

nm - Percentage not meaningful.

(1)

Motion Picture revenues for the nine months ended December 31, 2024 and 2023, includes $146.2 million and $113.7 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Television Production revenues for the nine months ended December 31, 2024 and 2023, includes $267.3 million and $308.4 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Revenues. Consolidated revenues increased $19.5 million in the nine months ended December 31, 2024 reflecting increased revenue in the Television Production segment, offset by decreased revenue in the Motion Picture segment. Revenues for the nine months ended December 31, 2024 included approximately $355.1 million of revenues from eOne (acquired December 27, 2023, therefore the nine months ended December 31, 2023 included no material comparable revenues).

Motion Picture revenue decreased $182.3 million due to lower home entertainment and theatrical revenue, primarily due to revenue in the prior year’s period from John Wick: Chapter 4, and The Hunger Games: The Ballad of Songbirds & Snakes, and lower other revenue which was partially offset by increased international and television revenue. Motion Picture revenues for the nine months ended December 31, 2024 included approximately $53.0 million of revenues from eOne. Motion Picture revenue included $146.2 million of revenue from licensing Motion Picture segment product to the Starz Business, representing an increase of $32.5 million from the nine months ended December 31, 2023.

Television Production revenue increased $201.8 million due to the inclusion of revenue from eOne of $302.1 million and increased other revenue, which was offset by decreases from other domestic television, home entertainment digital and international revenue. Television Production revenue included $267.3 million of revenue from licensing Television Production segment product to the Starz Business, representing a decrease of $41.1 million from the nine months ended December 31, 2023.

See further discussion in the Segment Results of Operations section below.

Direct Operating Expenses. Direct operating expenses by segment were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,
	2024		2023		Change
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Motion Picture	$538.5	50.6%	$603.6	48.5%	$(65.1)	(10.8)%
Television Production	889.9	83.8	701.8	81.5	188.1	26.8%
Other	12.5	nm	0.6	nm	11.9	nm

	$1,440.9	67.8%	$1,306.0	62.0%	$134.9	10.3%

nm - Percentage not meaningful.

Direct operating expenses increased in the nine months ended December 31, 2024, due to higher direct operating expenses of the Television Production segment due to increased revenues from Television Production, partially offset by lower direct operating expenses of the Motion Picture segment due to decreased revenues from Motion Picture. See further discussion in the Segment Results of Operations section below.

Other. Other direct operating expense in the nine months ended December 31, 2024 includes rent cost for production facilities that were unutilized as a result of the industry strikes amounting to $14.6 million, which was not allocated to the segments, and is included in direct operating expense. In addition, other direct operating expense in the nine months ended December 31, 2024 and 2023 includes COVID related charges, if any, net of insurance recoveries.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Motion Picture	$278.7	$321.7	$(43.0)	(13.4)%
Television Production	27.3	24.3	3.0	12.3%

	$306.0	$346.0	$(40.0)	(11.6)%

U.S. theatrical P&A and Premium VOD expense included in Motion Picture distribution and marketing expense	$181.1	$204.0	$(22.9)	(11.2)%

Distribution and marketing expenses decreased in the nine months ended December 31, 2024 and primarily reflects lower Motion Picture theatrical P&A and Premium VOD expense associated with the theatrical slate releases in the current period and lower Motion Picture home entertainment distribution and marketing expense. See further discussion in the Segment Results of Operations section below.

General and Administrative Expenses. General and administrative expenses by segment were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,				Change
	2024	% of Revenues	2023	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Motion Picture	$73.6		$83.2		$(9.6)	(11.5)%
Television Production	49.3		40.5		8.8	21.7%
Corporate allocations from Lionsgate, excluding allocation of share-based compensation expense	87.6		76.2		11.4	15.0%
Share-based compensation expense	42.2		46.3		(4.1)	(8.9)%
Purchase accounting and related adjustments	6.7		15.4		(8.7)	(56.5)%

Total general and administrative expenses	$259.4	12.2%	$261.6	12.4%	$(2.2)	(0.8)%

General and administrative expenses decreased in the nine months ended December 31, 2024, resulting from decreased Motion Picture general and administrative expenses, purchase accounting and related adjustments and share-based compensation expense, partially offset by increased corporate general and administrative expenses and Television Production general and administrative expenses. Studio Business general and administrative expenses for the nine months ended December 31, 2024 included approximately $18.0 million from eOne. See further discussion in the Segment Results of Operations section below.

As discussed in Components of Results of Operations, following the Studio Separation, the Shared Services Agreement facilitates the allocation of substantially all corporate general and administrative expenses to the Company. For periods prior to the Studio Separation, the Company has been allocated a portion of Lionsgate’s total corporate expenses which are included in general and administrative expenses. Corporate general and administrative expenses increased approximately $11.4 million, or 15.0%, primarily due to approximately $9.0 million of corporate general and administrative expenses from eOne.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. For periods prior to the Studio Separation, Lionsgate share-based compensation awards granted to employees of the

Company were reflected in parent net investment within the unaudited condensed consolidated statements of equity (deficit) at the time they are expensed in the unaudited condensed consolidated statements of operations. The following table presents share-based compensation expense by financial statement line item:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Share-based compensation is comprised of:
Studio employee share-based compensation expense	$31.4	$34.2
Allocation of Lionsgate corporate and shared employee share-based compensation expense	10.8	12.1

Total share-based compensation included in general and administrative expense	42.2	46.3
Restructuring and other(1)	4.7	7.3

Total share-based compensation expense	$46.9	$53.6

(1)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

Purchase accounting and related adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the non-cash charge for the amortization of the recoupable portion of the purchase price related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statement of operations due to the relationship to continued employment. Purchase accounting and related adjustments decreased $8.7 million, or 56.5%, primarily due to lower noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment of $6.9 million associated with a lower noncontrolling interest ownership percentage as a result of our acquisition of an additional interest in 3 Arts Entertainment (see Note 10 to our unaudited condensed consolidated financial statements). In addition, purchase accounting and related adjustments decreased due to lower amortization of the recoupable portion of the purchase price of 3 Arts Entertainment of $1.3 million, due to the amortization period ending in May 2023.

Depreciation and Amortization Expense. Depreciation and amortization of $13.2 million for the nine months ended December 31, 2024 increased $2.1 million from $11.1 million in the nine months ended December 31, 2023.

Restructuring and Other. Restructuring and other increased $14.3 million in the nine months ended December 31, 2024 as compared to the nine months ended December 31, 2023, and includes restructuring and severance costs and certain transaction and other costs, when applicable. Restructuring and other costs were as follows for the nine months ended December 31, 2024 and 2023 (see Note 15 to our unaudited condensed consolidated financial statements):

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Content and other impairments(1)	$25.8	$—	$25.8	n/a
Severance(2)	24.6	31.6	(7.0)	(22.2)%
Transaction and other costs(3)	25.4	29.9	(4.5)	(15.1)%

	$75.8	$61.5	$14.3	23.3%

nm - Percentage not meaningful.

(1)

Amounts in the nine months ended December 31, 2024 include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories, and impairments of certain operating lease right-of-use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company primarily related to the integration of eOne.

(2)

Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the quarter ended December 31, 2024, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.1 million in severance expense is expected to be incurred under the voluntary severance program, of which $14.6 million of severance expense was recognized in restructuring and other in the nine months ended December 31, 2024, and the remaining amount is expected to be recognized in the fourth quarter ended March 31, 2025. In the nine months ended December 31, 2023, amounts were due to restructuring activities including integration of the acquisition of eOne, and our Motion Picture and Television Production segments.

(3)

Transaction and other costs in the nine months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In addition, transaction and other costs in the nine months ended December 31, 2023 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity.

Interest Expense. Interest expense of $180.1 million in the nine months ended December 31, 2024 increased $23.0 million from the nine months ended December 31, 2023 due to higher average balances on variable rate corporate debt and film related obligations and a smaller benefit from the interest rate swaps, partially offset by slightly lower average interest rates. The following table sets forth the components of interest expense for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Interest Expense
Cash Based:
Revolving credit facility(1)	$44.9	$24.3
Term loans(1)	45.6	67.4
IP credit facilities(2)	24.9	—
Other(3)	42.5	45.8

	157.9	137.5
Amortization of debt issuance costs and other non-cash interest(4)	22.2	19.6

Total interest expense	$180.1	$157.1

(1)

Prior to the Studio Separation, amounts reflect interest attributable to borrowings outstanding under Lionsgate’s Credit Agreement (including the revolving credit facility, term loan A and term loan B). Subsequent to the Studio Separation, amounts reflect interest attributable to borrowings outstanding under the Company’s Intercompany Note with LGCH (see Note 7).

(2)	IP credit facility interest expense includes interest expense associated with the eOne IP Credit Facility and LG IP Credit Facility.
(3)

Other interest expense includes payments associated with certain film related obligations (Production Tax Credit Facility, Film Library Facility, Backlog Facility and other, see Note 8 to our unaudited condensed consolidated financial statements), and payments and receipts associated with the Company’s interest rate swaps (see Note 18 to our unaudited condensed consolidated financial statements).

(4)

Amounts include the amortization of unrealized losses in accumulated other comprehensive income (loss) related to re-designated interest rate swaps which are being amortized to interest expense (see Note 18 to our unaudited condensed consolidated financial statements).

Interest and Other Income. Interest and other income of $11.4 million for the nine months ended December 31, 2024 increased as compared to interest and other income of $6.9 million for the nine months ended December 31, 2023 due to higher interest income.

Other Losses, net. Other losses, net of $5.2 million for the nine months ended December 31, 2024 decreased as compared to other losses, net of $14.3 million for the nine months ended December 31, 2023. The decrease is due to lower losses recorded related to our monetization of accounts receivable programs in the nine months ended December 31, 2024 as compared to the nine months ended December 31, 2023 (see Note 19 to our unaudited condensed consolidated financial statements) and foreign currency gains in the nine months ended December 31, 2024.

Loss on Extinguishment of Debt. Loss on extinguishment of debt of $1.8 million for the nine months ended December 31, 2024 related to the write-off of debt issuance costs associated with the September 2024 and November 2024 voluntary prepayment of $605.1 million principal amount of the LGTV Term Loan B, and the May 2024 voluntary prepayment of $84.9 million principal amount of the LGTV Term Loan A and $214.1 million of the LGTV Term Loan B. See Note 7 to our unaudited condensed consolidated financial statements.

There was no comparable loss on extinguishment of debt in the nine months ended December 31, 2023.

Gain on Investments, net. Gain on investments, net was nil for the nine months ended December 31, 2024, as compared to $2.7 million for the nine months ended December 31, 2023 related to other investments.

Equity Interests Income. Equity interests income of $8.5 million in the nine months ended December 31, 2024 compared to equity interests income of $5.7 million in the nine months ended December 31, 2023 due to higher equity interest income in the current period.

Income Tax Provision. The Company had an income tax provision of $13.3 million in the nine months ended December 31, 2024, compared to an income tax provision of $16.7 million for the nine months ended December 31, 2023. Our income tax provision differs from the U.S. federal statutory income tax rate of 21% multiplied by income (loss) before taxes due to the mix of our earnings across the various jurisdictions in which our operations are conducted, changes in valuation allowances against our deferred tax assets, certain minimum income and foreign withholding taxes, and benefits from the release of reserves for uncertain tax benefits due to the close of audits or expirations of statutes of limitations.

Net Loss Attributable to Lionsgate Studios Corp. Shareholders. Net loss attributable to our shareholders for the nine months ended December 31, 2024 was $150.4 million, or basic and diluted net loss per common share of $0.53 on 283.3 million weighted average common shares outstanding. This compares to net loss attributable to our shareholders for the nine months ended December 31, 2023 of $46.5 million, or basic and diluted net loss per common share of $0.18 on 253.4 million weighted average common shares outstanding.

Segment Results of Operations and Non-GAAP Measures

See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023”, Segment Results of Operations and Non-GAAP measures for a definition of the non-GAAP measure, total segment profit, which when presented outside of the segment information and reconciliations included in Note 16 to our unaudited condensed consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the nine months ended December 31, 2024 and 2023. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the Management’s Discussion and Analysis of Financial Condition and Results of Operations which discusses consolidated results of operations.

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Operating income	$30.5	$120.1	$(89.6)	(74.6)%
Corporate general and administrative expense allocations from Lionsgate, excluding allocation of share-based compensation expense	87.6	76.2	11.4	15.0%
Adjusted depreciation and amortization	10.1	7.1	3.0	42.3%
Restructuring and other	75.8	61.5	14.3	23.3%
COVID-19 related charges (benefit)	(2.1)	(0.5)	(1.6)	nm
Content charges	—	1.1	(1.1)	(100.0)%
Unallocated rent cost included in direct operating expense	14.6	—	14.6	n/a
Adjusted share-based compensation expense	42.2	46.3	(4.1)	(8.9)%
Purchase accounting and related adjustments	9.8	19.4	(9.6)	(49.5)%

Total segment profit	$268.5	$331.2	$(62.7)	(18.9)%

nm - Percentage not meaningful.

See Note 16 to our unaudited condensed consolidated financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our unaudited condensed consolidated statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

The table below sets forth the revenues and segment profit by segment:

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenue
Motion Picture	$1,063.3	$1,245.6	$(182.3)	(14.6)%
Television Production	1,062.5	860.7	201.8	23.4%

	$2,125.8	$2,106.3	$19.5	0.9%

Segment Profit
Motion Picture	$172.5	$237.1	$(64.6)	(27.2)%
Television Production	96.0	94.1	1.9	2.0%

Total Segment Profit	$268.5	$331.2	$(62.7)	(18.9)%

See the following discussion for further detail of our individual segments.

Motion Picture

The table below sets forth Motion Picture gross contribution and segment profit for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Motion Picture Segment:
Revenue	$1,063.3	$1,245.6	$(182.3)	(14.6)%
Expenses:
Direct operating expense	538.5	603.6	(65.1)	(10.8)%
Distribution & marketing expense	278.7	321.7	(43.0)	(13.4)%

Gross contribution	246.1	320.3	(74.2)	(23.2)%
General and administrative expenses	73.6	83.2	(9.6)	(11.5)%

Segment profit	$172.5	$237.1	$(64.6)	(27.2)%

U.S. theatrical P&A and Premium VOD expense included in distribution and marketing expense	$181.1	$204.0	$(22.9)	(11.2)%
Direct operating expense as a percentage of revenue	50.6%	48.5%
Gross contribution as a percentage of revenue	23.1%	25.7%

Revenue. The table below sets forth Motion Picture revenue by media and product category for the nine months ended December 31, 2024 and 2023. Motion Picture revenues for the nine months ended December 31, 2024 included approximately $53.0 million of revenues from eOne.

	Nine Months Ended December 31,
	2024			2023
	Lionsgate Original Releases(1)	Other Film(2)	Total	Lionsgate Original Releases(1)	Other Film(2)	Total	Total Increase (Decrease)
	(Amounts in millions)
Motion Picture Revenue
Theatrical	$87.3	$3.8	$91.1	$191.0	$3.2	$194.2	$(103.1)
Home Entertainment
Digital Media	265.8	134.5	400.3	359.1	136.2	495.3	(95.0)
Packaged Media	22.8	15.0	37.8	43.9	19.1	63.0	(25.2)

Total Home Entertainment	288.6	149.5	438.1	403.0	155.3	558.3	(120.2)
Television	211.2	23.8	235.0	193.9	20.6	214.5	20.5
International	225.1	59.2	284.3	220.0	35.3	255.3	29.0
Other	8.2	6.6	14.8	17.5	5.8	23.3	(8.5)

	$820.4	$242.9	$1,063.3	$1,025.4	$220.2	$1,245.6	$(182.3)

(1)

Lionsgate Original Releases: Includes titles originally planned for a wide theatrical release by Lionsgate, including titles that have changed from a planned wide theatrical release to an initial direct-to-streaming release. These releases include films developed and produced in-house, films co-developed and co-produced and films acquired or licensed from third parties. In addition, Lionsgate Original Releases also includes multi-platform and direct-to-platform motion pictures originally released or licensed by Lionsgate, and the licensing of our original release motion picture content to other ancillary markets (location-based entertainment, games, etc.).

(2)

Other Film: Includes acquired and licensed brands and libraries originally released by other parties such as third-party library product, including our titles released by acquired companies prior to our acquisition of the company (i.e., Summit Entertainment library), and titles released with our equity method investees, Roadside Attractions and Pantelion Films, and other titles.

Theatrical revenue decreased $103.1 million in the nine months ended December 31, 2024 as compared to the nine months ended December 31, 2023 due to a decrease of $103.7 million from Lionsgate Original Releases due to significant revenue in the prior year’s period from The Hunger Games: The Ballad of Songbirds & Snakes and John Wick:Chapter 4.

Home entertainment revenue decreased $120.2 million, or 21.5%, in the nine months ended December 31, 2024, as compared to the nine months ended December 31, 2023, due to lower digital media revenue and packaged media revenue of $95.0 million and $25.2 million, respectively, primarily due to decreases from Lionsgate Original Releases. Digital media revenue from Lionsgate Original Releases declined $93.3 million due to significant revenue in the prior year’s period from John Wick: Chapter 4, titles in the The Hunger Games franchise and Jesus Revolution. Packaged media revenue from Lionsgate Original Releases declined $21.1 million primarily due to revenue in the prior year’s period for John Wick:Chapter 4.

Television revenue increased $20.5 million, or 9.6%, in the nine months ended December 31, 2024, as compared to the nine months ended December 31, 2023 due to an increase from Lionsgate Original Releases of $17.3 million due to a higher revenue generated from our fiscal 2025 and 2024 theatrical slate titles with television windows opening in the current period as compared to the revenue from our fiscal 2024 and fiscal 2023 theatrical slate titles with television windows opening in the prior year’s period.

International revenue increased $29.0 million, or 11.4% in the nine months ended December 31, 2024, as compared to the nine months ended December 31, 2023 due to an increase from Other Film of $23.9 million from our acquired library titles and an increase from Lionsgate Original Releases of $5.1 million due to higher revenue from multi-platform releases which was mostly offset by lower revenue from our theatrical slate titles due to revenue in the prior year period for The Hunger Games: The Ballad of Songbirds & Snakes and John Wick: Chapter 4.

Direct Operating Expense. The decrease in direct operating expenses is due to lower Motion Picture revenue. The increase in direct operating expenses as a percentage of motion picture revenue as compared to the prior year’s period, was driven by the change in the mix of titles and product categories generating revenue and in particular, the performance and cost of the titles released in the period, including Borderlands, which had a higher amortization rate as compared to the titles released in the prior year’s period. Investment in film write-downs included in Motion Picture segment direct operating expense were $18.8 million in the nine months ended December 31, 2024, as compared to $27.5 million in the nine months ended December 31, 2023.

Distribution and Marketing Expense. The decrease in distribution and marketing expense in the nine months ended December 31, 2024 is due to lower theatrical P&A and Premium VOD expense associated with the theatrical slate releases in the current period and lower home entertainment distribution and marketing expense. In the nine months ended December 31, 2024 approximately $26.0 million of P&A and Premium VOD expense was incurred in advance for films to be released in subsequent quarters, compared to approximately $24.8 million in the nine months ended December 31, 2023 in the Motion Picture segment.

Gross Contribution. Gross contribution of the Motion Picture segment for the nine months ended December 31, 2024 decreased as compared to the nine months ended December 31, 2023 due to the negative contribution of the theatrical slate titles released in the period, including Borderlands, as a result of higher direct operating expense as a percentage of revenue and lower Motion Picture revenue. These decreases in gross contribution were partially offset by lower Motion Picture distribution and marketing expense.

General and Administrative Expense. General and administrative expenses of the Motion Picture segment in the nine months ended December 31, 2024 decreased $9.6 million, or 11.5%, primarily due to a decrease in incentive based compensation, partially offset by an increase in salaries and related expenses.

Television Production

The table below sets forth Television Production gross contribution and segment profit for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production Segment:
Revenue	$1,062.5	$860.7	$201.8	23.4%
Expenses:
Direct operating expense	889.9	701.8	188.1	26.8%
Distribution & marketing expense	27.3	24.3	3.0	12.3%

Gross contribution	145.3	134.6	10.7	7.9%
General and administrative expenses	49.3	40.5	8.8	21.7%

Segment profit	$96.0	$94.1	$1.9	2.0%

Direct operating expense as a percentage of revenue	83.8%	81.5%
Gross contribution as a percentage of revenue	13.7%	15.6%

Revenue. The table below sets forth Television Production revenue and changes in revenue by media for the nine months ended December 31, 2024 and 2023. Television Production revenues for the nine months ended December 31, 2024 included approximately $302.1 million of revenues from eOne.

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production
Television	$733.1	$554.2	$178.9	32.3%
International	144.8	137.7	7.1	5.2%
Home Entertainment
Digital	108.7	113.4	(4.7)	(4.1)%
Packaged Media	3.0	1.0	2.0	200.0%

Total Home Entertainment	111.7	114.4	(2.7)	(2.4)%
Other	72.9	54.4	18.5	34.0%

	$1,062.5	$860.7	$201.8	23.4%

The primary component of Television Production revenue is domestic television revenue. Domestic television revenue increased in the nine months ended December 31, 2024 due to an increase of approximately $246.9 million for revenues from eOne in the current period, partially offset by decreases of $50.9 million from other third-party domestic television revenue and $16.8 million from the licensing of Starz original series to Starz Networks. The decrease from other third-party domestic television revenue was due to significant revenue in the prior year’s period from The Continental and lower revenue from reality television programs.

International revenue in the nine months ended December 31, 2024 increased $7.1 million, or 5.2% as compared to the nine months ended December 31, 2023 due to an increase of approximately $36.7 million for revenues from eOne in the current period, which was mostly offset by a decrease of $30.9 million from revenues from the licensing of Starz original series to Starz Networks.

Home entertainment revenue in the nine months ended December 31, 2024 decreased $2.7 million, or 2.4% as compared to the nine months ended December 31, 2023 due to lower third party digital media revenues which reflected significant revenue in the prior year’s period for The Continental, and lower revenues of $6.2 million from the licensing of Starz original series to Starz Networks. These decreases were offset by the inclusion of approximately $12.7 million of revenues from eOne in the current period.

Other revenue in the nine months ended December 31, 2024 increased $18.5 million, or 34.0% from the nine months ended December 31, 2023, due to increased revenue from 3 Arts Entertainment, which is generated from commissions and executive producer fees earned related to talent management.

Direct Operating Expense. Direct operating expense of the Television Production segment in the nine months ended December 31, 2024 increased $188.1 million, or 26.8%, due to the increase in Television Production revenues. Direct operating expenses as a percentage of television production revenue increased primarily due to the mix of titles generating revenue in the current period as compared to the prior year’s period, and in particular, the prior year’s period included significant revenue from The Continental which has a lower amortization rate as compared to the current period. There were investment in film and television programs write-downs of $0.4 million included in Television Production segment direct operating expense in the nine months ended December 31, 2024, as compared to $6.6 million in the nine months ended December 31, 2023.

Gross Contribution. Gross contribution of the Television Production segment for the nine months ended December 31, 2024 increased as compared to the nine months ended December 31, 2023, due to increased television production revenue, partially offset by higher direct operating expenses as a percentage of television production revenue.

General and Administrative Expense. General and administrative expenses of the Television Production segment increased $8.8 million, or 21.7%. Television Production general and administrative expenses for the nine months ended December 31, 2024 included $15.0 million from eOne and an increase in professional fees, partially offset by a decrease in incentive based compensation.

Fiscal 2024 Compared to Fiscal 2023

Combined Results of Operations

The following table sets forth our combined results of operations for the fiscal years ended March 31, 2024 and 2023. Due to the acquisition of eOne, fiscal 2024 includes the results of operations of eOne from the acquisition date of December 27, 2023, see Note 2 to our combined financial statements for further details.

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenues
LG Studios Business
Motion Picture (1)	$1,656.3	$1,323.7	$332.6	25.1%
Television Production (2)	1,330.1	1,760.1	(430.0)	(24.4)%

Total revenues	2,986.4	3,083.8	(97.4)	(3.2)%
Expenses:
Direct operating	1,886.7	2,207.9	(321.2)	(14.5)%
Distribution and marketing	462.3	304.2	158.1	52.0%
General and administration	349.2	387.0	(37.8)	(9.8)%
Depreciation and amortization	15.6	17.9	(2.3)	(12.8)%
Restructuring and other	132.9	27.2	105.7	388.6%

Total expenses	2,846.7	2,944.2	(97.5)	(3.3)%

Operating income	139.7	139.6	0.1	0.1%
Interest expense	(222.5)	(162.6)	(59.9)	36.8%
Interest and other income	19.2	6.4	12.8	200.0%
Other expense	(20.0)	(21.2)	1.2	(5.7)%
Loss on extinguishment of debt	(1.3)	(1.3)	—	—%
Gain on investments, net	3.5	44.0	(40.5)	(92.0)%
Equity interests income	8.7	0.5	8.2	nm

Income (loss) before income taxes	(72.7)	5.4	(78.1)	nm
Income tax provision	(34.2)	(14.3)	(19.9)	139.2%

Net loss	(106.9)	(8.9)	(98.0)	nm
Less: Net loss attributable to noncontrolling interests	13.4	8.6	4.8	55.8%

Net loss attributable to Parent	$(93.5)	$(0.3)	$(93.2)	nm

nm - Percentage not meaningful.

(1)

Motion Picture revenues for the years ended March 31, 2024 and 2023, includes $128.2 million and $44.2 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Television Production revenues for the years ended March 31, 2024 and 2023, includes $417.7 million and $731.3 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Revenues. Combined revenues decreased $97.4 million in fiscal 2024 reflecting increased revenue in the Motion Picture segment, offset by decreased revenue in the Television Production segment.

Motion Picture revenue increased $332.6 million in fiscal 2024 due to increased home entertainment revenue driven by John Wick: Chapter 4 and The Hunger Games: The Ballad of Songbirds & Snakes, increased theatrical and international revenue primarily from The Hunger Games: The Ballad of Songbirds & Snakes, and higher television and other revenue. Motion Picture revenues for fiscal 2024 included approximately $19.5 million of revenues from eOne from the acquisition date of December 27, 2023. Motion Picture revenue included $128.2 million of revenue from licensing Motion Picture segment product to the Starz Business, representing an increase of $84.0 million from fiscal 2023.

Television Production revenue decreased $430.0 million due to decreased domestic television revenue from lower licensing of Starz original series to the Starz Business, and lower domestic television revenue, and decreased international, other, and home entertainment revenue. Television Production revenues for fiscal 2024 included approximately $94.3 million of revenues from eOne from the acquisition date of December 27, 2023. Television Production revenue included $417.7 million of revenue from licensing Television Production segment product to the Starz Business, representing a decrease of $313.6 million from fiscal 2023.

See further discussion in the Segment Results of Operations section below.

Direct Operating Expenses. Direct operating expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,
	2024		2023		Change
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Motion Picture	$796.0	48.1%	$666.5	50.4%	$129.5	19.4%
Television Production	1,090.1	82.0%	1,541.5	87.6%	(451.4)	(29.3)%
COVID-19 related charges (benefit)	(0.9)	nm	(8.9)	nm	8.0	(89.9)%
Other	1.5	nm	8.8	nm	(7.3)	(83.0)%

	$1,886.7	63.2%	$2,207.9	71.6%	$(321.2)	(14.5)%

nm - Percentage not meaningful.

Direct operating expenses decreased in fiscal 2024, due to lower direct operating expenses of the Television Production segment due to lower revenues from Television Production, partially offset by higher direct operating expenses of the Motion Picture segment due to higher Motion Picture revenues. See further discussion in the “Segment Results of Operations” section below.

COVID-19 Related Charges (Benefit). In fiscal 2024, direct operating expense included a benefit of $0.9 million, reflecting COVID related costs net of insurance recoveries of $1.0 million (fiscal 2023 - benefit of $8.9 million, net of insurance recoveries of $8.4 million). Direct operating expenses related to the COVID-19 global pandemic have been declining and are expected to continue to decline as the severity of the COVID-19 global pandemic continues to lessen.

Other. Other direct operating expense includes certain other development costs written off, and in fiscal 2023, other direct operating expenses also includes approximately $7.2 million in development costs written off in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment, as a result of changes in strategy across its theatrical slate. These charges are excluded from segment operating results but included in direct operating expense in the combined statement of operations and reflected in the “other” line item above.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Motion Picture	$427.0	$270.9	$156.1	57.6%
Television Production	35.3	33.3	2.0	6.0%

	$462.3	$304.2	$158.1	52.0%

U.S. theatrical P&A and Premium VOD expense included in Motion Picture distribution and marketing expense	$277.7	$149.8	$127.9	85.4%

Distribution and marketing expenses increased in fiscal 2024 primarily reflects greater Motion Picture theatrical P&A and Premium VOD expense associated with the theatrical slate releases in fiscal 2024. See further discussion in the “Segment Results of Operations” section below.

General and Administrative Expenses. General and administrative expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,				Change
	2024	% of Revenues	2023	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Motion Picture	$113.9		$109.8		$4.1	3.7%
Television Production	57.9		51.9		6.0	11.6%
Corporate allocations from Lionsgate, excluding allocation of share-based compensation expense	110.6		100.9		9.7	9.6%
Share-based compensation expense	54.8		69.2		(14.4)	(20.8)%
Purchase accounting and related adjustments	12.0		55.2		(43.2)	(78.3)%

Total general and administrative expenses	$349.2	11.7%	$387.0	12.5%	$(37.8)	(9.8)%

General and administrative expenses decreased in fiscal 2024, resulting from decreased purchase accounting and related adjustments and share-based compensation expense, partially offset by increased Television Production, Corporate and Motion Picture general and administrative expenses. LG Studios Business general and administrative expenses for fiscal 2024 included approximately $7.5 million from eOne from the acquisition date of December 27, 2023. See further discussion in the “Segment Results of Operations” section below.

As discussed in “Components of Results of Operations”, for purposes of preparing the combined financial statements on a carve-out basis, the Company has been allocated a portion of Lionsgate’s total corporate expenses which are included in general and administrative expenses. Corporate general and administrative expenses increased approximately $9.7 million, or 9.6%, primarily due to an increase in incentive based compensation and approximately $4.0 million allocated corporate general and administrative expenses from eOne from the acquisition date of December 27, 2023. Allocations of expenses from Lionsgate are not necessarily indicative of future expenses and do not necessarily reflect results that would have been achieved as an independent, publicly traded company for the periods presented.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. The decrease in share-based compensation expense included in general and administrative expense in fiscal 2024, as compared to fiscal 2023 is primarily due to a decrease in the number of share-based payment awards incurring expense in fiscal 2024 as compared to fiscal 2023 and a decrease in the allocation of Lionsgate corporate and shared employee share-based compensation expense. The following table presents share-based compensation expense by financial statement line item:

	Year Ended March 31,
	2024	2023
	(Amounts in millions)
Share-based compensation is comprised of:
Studio employee share-based compensation expense	$39.8	$42.5
Allocation of Lionsgate corporate and shared employee share-based compensation expense	15.0	26.7

Total share-based compensation included in general and administrative expense	54.8	69.2
Restructuring and other(1)	7.7	4.2

Total share-based compensation expense	$62.5	$73.4

(1)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

Purchase accounting and related adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the non-cash charges for the accretion of the noncontrolling interest discount and the amortization of the recoupable portion of the purchase price related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the combined statement of operations due to the relationship to continued employment. Purchase accounting and related adjustments decreased $43.2 million, or 78.3%, primarily due to lower noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment of $23.5 million associated with decreased earnings of 3 Arts Entertainment in fiscal 2024 due to production delays as a result of the industry strikes, and a lower noncontrolling interest ownership percentage a result of our acquisition of an additional interest in 3 Arts Entertainment (see Note 11 to our combined financial statements). In addition, purchase accounting and related adjustments decreased due to lower noncontrolling interest discount amortization of $13.2 million, and decreased amortization of the recoupable portion of the purchase price of 3 Arts Entertainment of $6.4 million, due to the amortization periods ending in November 2022 and May 2023, respectively.

Depreciation and Amortization Expense. Depreciation and amortization of $15.6 million for fiscal 2024 was comparable to depreciation and amortization of $17.9 million in fiscal 2023.

Restructuring and Other. Restructuring and other increased $105.7 million in fiscal 2024 as compared to fiscal 2023, and includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable. Restructuring and other costs were as follows for the fiscal years ended March 31, 2024 and 2023 (see Note 15 to our audited combined financial statements):

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Content and other impairments(1)	$12.8	$5.9	$6.9	116.9%
Severance(2)
Cash	27.5	10.8	16.7	154.6%
Accelerated vesting on equity awards (see Note 13 to our audited combined financial statements)	7.7	4.2	3.5	83.3%

Total severance costs	35.2	15.0	20.2	134.7%
COVID-19 related charges	—	0.1	(0.1)	(100.0)%
Transaction and other costs(3)	84.9	6.2	78.7	nm

	$132.9	$27.2	$105.7	nm

nm - Percentage not meaningful.

(1)

Amounts in the fiscal year ended March 31, 2024 represent development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne. Amounts in the fiscal year ended March 31, 2023 include an impairment of an operating lease right-of-use asset related to the LG Studios Business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company.

(2)

Severance costs were primarily related to restructuring activities and other cost-saving initiatives. In the fiscal year ended March 31, 2024, amounts were due to restructuring activities including integration of the acquisition of eOne and our Motion Picture and Television Production segments.

(3)

Amounts in the fiscal years ended March 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In fiscal 2024, these amounts include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. See Note 11 to our combined financial statements for further information. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity. The remaining amounts in fiscal 2024 primarily represent acquisition and integration costs related to the acquisition of eOne, and costs associated with the completion of the Transactions.

Interest Expense. Interest expense of $222.5 million in fiscal 2024, increased $59.9 million from fiscal 2023 due to higher average interest rates and balances on variable rate corporate debt and film related obligations, partially offset by a larger benefit from the interest rate swaps. The following table sets forth the components of interest expense for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,
	2024	2023
	(Amounts in millions)
Interest Expense
Cash Based:
Revolving Credit Facility	$43.0	$12.9
Term loans	90.6	63.0
Other(1)	63.8	64.9

	197.4	140.8
Amortization of debt issuance costs and other non-cash interest(2)	25.1	21.8

Total interest expense	$222.5	$162.6

(1)

Other interest expense includes payments associated with certain film related obligations (Production Tax Credit Facility, IP Credit Facility, Backlog Facility and other, see Note 8 to our audited combined financial statements), and payments and receipts associated with the Company’s interest rate swaps (see Note 18 to our audited combined financial statements).

(2)

Amounts include the amortization of unrealized losses in accumulated other comprehensive income (loss) related to de-designated interest rate swaps which are being amortized to interest expense (see Note 18 to our audited combined financial statements).

Interest and Other Income. Interest and other income of $19.2 million for the fiscal year ended March 31, 2024 increased as compared to interest and other income of $6.4 million for the fiscal year ended March 31, 2023, due to certain insurance recoveries in fiscal 2024.

Other Expense. Other expense of $20.0 million for fiscal 2024 decreased as compared to other expense of $21.2 million for fiscal 2023, and represented the loss recorded related to our monetization of accounts receivable programs (see Note 19 to our audited combined financial statements).

Loss on Extinguishment of Debt. Loss on extinguishment of debt of $1.3 million for fiscal 2024 is due to the write-off of issuance costs associated with the early prepayment of certain production loans.

In fiscal 2023, loss on extinguishment of debt of $1.3 million related to the write-off of debt issuance costs associated with the voluntary prepayment of the entire outstanding amount of Term Loan A due March 22, 2023.

Gain on Investments, net. Gain on investments, net, was $3.5 million for fiscal 2024, as compared to gain on investments, net of $44.0 million for fiscal 2023 which primarily represented a gain associated with the sale of a portion of our ownership interest in STARZPLAY Arabia.

Equity Interests Income. Equity interests income of $8.7 million in fiscal 2024 increased from equity interests income of $0.5 million in fiscal 2023 due to higher income generated by our equity method investees.

Income Tax Provision. On a standalone entity basis for purposes of these carve-out financial statements, we had an income tax provision of $34.2 million in fiscal 2024, compared to an income tax provision of $14.3 million in fiscal 2023. Our income tax provision differs from the federal statutory rate multiplied by pre-tax income (loss) due to the mix of our pre-tax income (loss) generated across the various jurisdictions in which we operate, changes in the valuation allowance against our deferred tax assets, and certain minimum taxes and foreign withholding taxes.

As computed on a separate return basis, with the combined historical results of the LG Studios Business presented on a managed basis as discussed in “Basis of Presentation”, at March 31, 2024, we had state net operating loss carryforwards of approximately $251.6 million which expire in varying amounts beginning in 2025, Canada net operating loss carryforwards of approximately $359.6 million which expire in varying amounts beginning in 2036, Spain net operating loss carryforwards of approximately $96.1 million which expire in varying amounts beginning in 2036, and U.K. net operating loss carryforwards of approximately $95.1 million with no expiration. However, under the managed basis of presentation of the LG Studios Business, the combined historical results exclude certain deductions and other items and therefore, for purposes of these combined financial statements, these items are not reflected in the calculations of net operating loss carryforwards of the LG Studios Business. Following the Business Combination, through a tax sharing arrangement with Lionsgate, a substantial portion of Lionsgate’s federal net operating loss carryforwards of $1.3 billion and state net operating loss carryforwards of $1.2 billion as of March 31, 2024, are expected to be retained by the LG Studios Business. In addition, a substantial portion of Lionsgate’s U.S. tax credits on foreign taxes paid, amounting to $64.9 million as of March 31, 2024, are expected to be retained by the LG Studios Business. Lionsgate net operating loss carryforwards currently have a significant valuation allowance and the LG Studios Business would need to assess the need for a valuation allowance post Business Combination.

Net Loss attributable to Parent. Net loss attributable to Parent for the fiscal year ended March 31, 2024 was $93.5 million or basic and diluted net loss per common share of $0.42 on 253.4 million weighted average common shares outstanding. This compares to net loss attributable to Parent for the fiscal year ended March 31, 2023 of $0.3 million or basic and diluted net loss per common share of $0.00 on 253.4 million weighted average common shares outstanding.

Segment Results of Operations and Non-GAAP Measures

See introduction to this section above under “Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023- Segment Results of Operations and Non-GAAP Measures” for further information regarding the Company’s segment profit disclosures and related non-GAAP measures.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the fiscal years ended March 31, 2024 and 2023. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which discusses combined results of operations.

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Operating income	$139.7	$139.6	$0.1	0.1%
Corporate general and administrative expense allocations from Lionsgate, excluding allocation of share-based compensation expense	110.6	100.9	9.7	9.6%
Adjusted depreciation and amortization	10.5	12.2	(1.7)	(13.9)%
Restructuring and other	132.9	27.2	105.7	388.6%
COVID-19 related charges (benefit)	(0.9)	(8.9)	8.0	(89.9)%
Content charges	1.5	8.1	(6.6)	(81.5)%
Adjusted share-based compensation expense	54.8	69.2	(14.4)	(20.8)%
Purchase accounting and related adjustments	17.1	61.6	(44.5)	(72.2)%

Total segment profit	$466.2	$409.9	$56.3	13.7%

See Note 16 to our combined financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our combined statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

The table below sets forth the revenues and segment profit by segment:

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenue
Motion Picture	$1,656.3	$1,323.7	$332.6	25.1%
Television Production	1,330.1	1,760.1	(430.0)	(24.4)%

	$2,986.4	$3,083.8	$(97.4)	(3.2)%

Segment Profit
Motion Picture	$319.4	$276.5	$42.9	15.5%
Television Production	146.8	133.4	13.4	10.0%

Total Segment Profit	$466.2	$409.9	$56.3	13.7%

See the following discussion for further detail of our individual segments.

Motion Picture

The table below sets forth Motion Picture gross contribution and segment profit for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Motion Picture Segment:
Revenue	$1,656.3	$1,323.7	$332.6	25.1%
Expenses:
Direct operating expense	796.0	666.5	129.5	19.4%
Distribution & marketing expense	427.0	270.9	156.1	57.6%

Gross contribution	433.3	386.3	47.0	12.2%
General and administrative expenses	113.9	109.8	4.1	3.7%

Segment profit	$319.4	$276.5	$42.9	15.5%

U.S. theatrical P&A and Premium VOD expense included in distribution and marketing expense	$277.7	$149.8	$127.9	85.4%
Direct operating expense as a percentage of revenue	48.1%	50.4%
Gross contribution as a percentage of revenue	26.2%	29.2%

Revenue. The table below sets forth Motion Picture revenue by media and product category for the fiscal years ended March 31, 2024 and 2023. Motion Picture revenues for fiscal 2024 included approximately $19.5 million of revenues from eOne from the acquisition date of December 27, 2023.

	Year Ended March 31,
	2024			2023			Total Increase (Decrease)
	Lionsgate Original Releases(1)	Other Film(2)	Total	Lionsgate Original Releases(1)	Other Film(2)	Total
			(Amounts in millions)
Motion Picture Revenue
Theatrical	$222.4	$4.1	$226.5	$115.6	$5.1	$120.7	$105.8
Home Entertainment
Digital Media	459.7	192.6	652.3	354.7	172.8	527.5	124.8
Packaged Media	57.3	26.7	84.0	35.8	34.7	70.5	13.5

Total Home Entertainment	517.0	219.3	736.3	390.5	207.5	598.0	138.3
Television	240.5	33.9	274.4	173.8	44.0	217.8	56.6
International	332.9	58.1	391.0	298.7	66.3	365.0	26.0
Other	19.8	8.3	28.1	15.1	7.1	22.2	5.9

	$1,332.6	$323.7	$1,656.3	$993.7	$330.0	$1,323.7	$332.6

(1)

Lionsgate Original Releases: Includes titles originally planned for a wide theatrical release by Lionsgate, including titles that have changed from a planned wide theatrical release to an initial direct-to-streaming release. These releases include films developed and produced in-house, films co-developed and co-produced and films acquired or licensed from third parties. In addition, Lionsgate Original Releases also includes multi-platform and direct-to-platform motion pictures originally released or licensed by Lionsgate, and the licensing of our original release motion picture content to other ancillary markets (location-based entertainment, games, etc.).

(2)

Other Film: Includes acquired and licensed brands and libraries originally released by other parties such as third-party library product, including our titles released by acquired companies prior to our acquisition of the company (i.e., Summit Entertainment library), and titles released with our equity method investees, Roadside Attractions and Pantelion Films, and other titles.

Theatrical revenue increased $105.8 million in fiscal 2024, as compared to fiscal 2023, due to an increase of $106.8 million from Lionsgate Original Releases driven by the performance of our fiscal 2024 theatrical slate, and in particular, The Hunger Games: The Ballad of Songbirds & Snakes, and to a lesser extent, Saw X. The increase was also, to a lesser extent, due to a greater number of theatrical slate releases in fiscal 2024 as compared to fiscal 2023.

Home entertainment revenue increased $138.3 million, or 23.1%, in fiscal 2024, as compared to fiscal 2023, due to higher digital media revenue of $124.8 million. The increase in digital media revenue was due to an increase from Lionsgate Original Releases of $105.0 million due to revenues from John Wick: Chapter 4 (fiscal 2023 theatrical slate title), The Hunger Games: The Ballad of Songbirds & Snakes and previous Hunger Games titles, and to a lesser extent, from a greater number of fiscal 2024 theatrical slate titles released on home entertainment digital media in fiscal 2024 as compared to fiscal 2023. The increase in digital media revenue was also due to an increase from Other Film of $19.8 million from our acquired library titles.

Television revenue increased $56.6 million, or 26.0%, in fiscal 2024, as compared to fiscal 2023, due to an increase from Lionsgate Original Releases of $66.7 million due to a greater number of television windows opening from our fiscal 2024 and fiscal 2023 theatrical slates than from our fiscal 2023 and fiscal 2022 theatrical slates in the prior fiscal year, and higher revenue recognized for those titles, and in particular, John Wick: Chapter 4, partially offset by a decrease from Other Film of $10.1 million primarily from our acquired library titles.

International revenue increased $26.0 million, or 7.1%, in fiscal 2024, as compared to fiscal 2023 due to an increase from Lionsgate Original Releases of $34.2 million driven by higher revenue generated from our fiscal 2024 and fiscal 2023 theatrical slate titles, and in particular, The Hunger Games: The Ballad of Songbirds & Snakes, as compared to the revenue generated from our fiscal 2023 and fiscal 2022 theatrical slate titles in the prior fiscal year, partially offset by a lower revenue from direct-to-platform and multi-platform releases. The increase in Lionsgate Original Releases was partially offset by a decrease from Other Film of $8.0 million from our acquired library titles.

Direct Operating Expense. The increase in direct operating expenses is due to higher motion picture revenue in fiscal 2024. Direct operating expenses as a percentage of motion picture revenue decreased slightly and is driven by the change in the mix of titles and product categories generating revenue in fiscal 2024 as compared to fiscal 2023, in particular the lower amortization rate of our fiscal 2024 theatrical slate as compared to our fiscal 2023 theatrical slate. Investment in film write-downs included in Motion Picture segment direct operating expense in fiscal 2024 were $34.6 million, as compared to $6.2 million in fiscal 2023.

Distribution and Marketing Expense. The increase in distribution and marketing expense in fiscal 2024 is due primarily to higher theatrical P&A and Premium VOD expense associated with the theatrical slate releases in fiscal 2024. In the fiscal year ended March 31, 2024 approximately $26.2 million of P&A and Premium VOD expense was incurred in advance for films to be released in subsequent quarters, compared to approximately $23.2 million in the fiscal year ended March 31, 2023. We expect Motion Picture distribution and marketing expense in fiscal 2025 to decrease as compared to fiscal 2024.

Gross Contribution. Gross contribution of the Motion Picture segment for fiscal 2024 increased $47.0 million, or 12.2%, as compared to fiscal 2023 due to higher Motion Picture revenue, partially offset by higher distribution and marketing expense and direct operating expense.

General and Administrative Expense. General and administrative expenses of the Motion Picture segment increased $4.1 million, or 3.7%, primarily due to an increase in incentive based compensation.

Television Production

The table below sets forth Television Production gross contribution and segment profit for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,		Increase (Decrease)
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production Segment:
Revenue	$1,330.1	$1,760.1	$(430.0)	(24.4)%
Expenses:
Direct operating expense	1,090.1	1,541.5	(451.4)	(29.3)%
Distribution & marketing expense	35.3	33.3	2.0	6.0%

Gross contribution	204.7	185.3	19.4	10.5%
General and administrative expenses	57.9	51.9	6.0	11.6%

Segment profit	$146.8	$133.4	$13.4	10.0%

Direct operating expense as a percentage of revenue	82.0%	87.6%
Gross contribution as a percentage of revenue	15.4%	10.5%

Revenue. The table below sets forth Television Production revenue and changes in revenue by media for the fiscal years ended March 31, 2024 and 2023. Television Production revenues for fiscal 2024 included approximately $94.3 million of revenues from eOne from the acquisition date of December 27, 2023.

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
Television Production	(Amounts in millions)
Television	$788.5	$1,144.3	$(355.8)	(31.1)%
International	228.8	277.7	(48.9)	(17.6)%
Home Entertainment
Digital	240.6	241.7	(1.1)	(0.5)%
Packaged Media	2.0	3.3	(1.3)	(39.4)%

Total Home Entertainment	242.6	245.0	(2.4)	(1.0)%
Other	70.2	93.1	(22.9)	(24.6)%

	$1,330.1	$1,760.1	$(430.0)	(24.4)%

The primary component of Television Production revenue is domestic television revenue. Domestic television revenue decreased $355.8 million, or 31.1% in fiscal 2024 as compared to fiscal 2023, due to a decrease of $243.4 million from revenues from the licensing of fewer Starz original series to Starz Networks, and lower third-party revenue from fewer television episodes delivered, which were unfavorably impacted by the WGA and SAG-AFTRA strikes. These decreases in domestic television revenue were partially offset by an increase of approximately $83.2 million for revenues from eOne from the acquisition date of December 27, 2023.

International revenue in fiscal 2024 decreased $48.9 million, or 17.6%, as compared to fiscal 2023, due to a decrease of $90.6 million from revenues from the licensing of fewer Starz original series to the Starz Business, partially offset by an increase from third-party revenue, which included significant revenue from The Continental - Season 1, and an increase of approximately $7.7 million for revenues from eOne from the acquisition date of December 27, 2023.

Home entertainment revenue in fiscal 2024 was comparable to fiscal 2023.

Other revenue in fiscal 2024 decreased $22.9 million, or 24.6% as compared to fiscal 2023, and primarily reflects lower revenue of 3 Arts Entertainment which is generated from commissions and executive producer fees earned related to talent management and was unfavorably impacted by the WGA and SAG-AFTRA strikes.

Direct Operating Expense. Direct operating expense of the Television Production segment in fiscal 2024 decreased $451.4 million, or 29.3%, due to the decrease in Television Production revenues. Direct operating expenses as a percentage of television production revenue decreased as compared to fiscal 2023, primarily due to the mix of titles generating revenue in fiscal 2024 as compared to fiscal 2023, and in particular, fiscal 2024 included significant revenue from The Continental which has a lower amortization rate as compared to the titles generating revenue in fiscal 2023. Investment in film and television programs write-downs included in Television Production segment direct operating expense in fiscal 2024 were $8.4 million as compared to $4.6 million in fiscal 2023.

Gross Contribution. Gross contribution of the Television Production segment for fiscal 2024 increased by $19.4 million as compared to fiscal 2023 due to lower television production revenue, which was more than offset by lower direct operating expenses as a percentage of television production revenue.

General and Administrative Expense. General and administrative expenses of the Television Production segment increased $6.0 million, or 11.6%. Television Production general and administrative expenses for fiscal 2024 included $6.0 million from eOne from the acquisition date of December 27, 2023.

Fiscal 2023 Compared to Fiscal 2022

Combined Results of Operations

The following table sets forth our combined results of operations for the fiscal years ended March 31, 2023 and 2022.

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Revenues
LG Studios Business
Motion Picture (1)	$1,323.7	$1,185.3	$138.4	11.7%
Television Production (2)	1,760.1	1,531.0	229.1	15.0%

Total revenues	3,083.8	2,716.3	367.5	13.5%
Expenses:
Direct operating	2,207.9	1,922.1	285.8	14.9%
Distribution and marketing	304.2	315.2	(11.0)	(3.5)%
General and administration	387.0	342.7	44.3	12.9%
Depreciation and amortization	17.9	18.1	(0.2)	(1.1)%
Restructuring and other	27.2	6.3	20.9	nm

Total expenses	2,944.2	2,604.4	339.8	13.0%

Operating income	139.6	111.9	27.7	24.8%
Interest expense	(162.6)	(115.0)	(47.6)	41.4%
Interest and other income	6.4	28.0	(21.6)	(77.1)%
Other expense	(21.2)	(8.6)	(12.6)	146.5%
Loss on extinguishment of debt	(1.3)	(3.4)	2.1	(61.8)%
Gain on investments, net	44.0	1.3	42.7	nm
Equity interests income (loss)	0.5	(3.0)	3.5	(116.7)%

Income before income taxes	5.4	11.2	(5.8)	(51.8)%
Income tax provision	(14.3)	(17.3)	3.0	(17.3)%

Net loss	(8.9)	(6.1)	(2.8)	45.9%
Less: Net loss attributable to noncontrolling interests	8.6	17.2	(8.6)	(50.0)%

Net income (loss) attributable to Parent	$(0.3)	$11.1	$(11.4)	(102.7)%

nm - Percentage not meaningful.

(1)

Motion Picture revenues for the years ended March 31, 2023 and 2022, includes $44.2 million and $38.0 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Television Production revenues for the years ended March 31, 2023 and 2022, includes $731.3 million and $610.2 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Revenues. Combined revenues increased $367.5 million in fiscal 2023 reflecting increased revenue in the Motion Picture and Television Production segment.

Motion Picture revenue increased $138.4 million in fiscal 2023 due to higher international, theatrical, digital media home entertainment, and other revenue, partially offset by lower packaged media home entertainment and television revenue. Motion Picture revenue included $44.2 million of revenue from licensing Motion Picture segment product to the Starz Business, representing an increase of $6.2 million from fiscal 2022.

Television Production revenue increased $229.1 million, due to increased digital home entertainment revenue, increased domestic television revenue from the licensing of Starz original series to the Starz Business, and increased international and other revenue. Television Production revenue included $731.3 million of revenue from licensing Television Production segment product to the Starz Business, representing an increase of $121.1 million from fiscal 2022.

See further discussion in the Segment Results of Operations section below.

Direct Operating Expenses. Direct operating expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,
	2023		2022		Change
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Motion Picture	$666.5	50.4%	$547.1	46.2%	$119.4	21.8%
Television Production	1,541.5	87.6%	1,373.9	89.7%	167.6	12.2%
COVID-19 related benefit	(8.9)	nm	(5.2)	nm	(3.7)	71.2%
Other	8.8	nm	6.3	nm	2.5	39.7%

	$2,207.9	71.6%	$1,922.1	70.8%	$285.8	14.9%

nm - Percentage not meaningful.

Direct operating expenses increased in fiscal 2023, due to higher Television Production and Motion Picture revenue and slightly higher other direct operating expense, partially offset by a slight increase in COVID-19 related benefit resulting from insurance and bad debt recoveries (as further described below). See further discussion in the Segment Results of Operations section below.

COVID-19 Related Charges (Benefit). We incurred certain incremental costs associated with the COVID-19 pandemic. In fiscal 2023, direct operating expense included a benefit of $8.9 million, net of insurance recoveries of $8.4 million (fiscal 2022 - benefit of $5.2 million, net of insurance recoveries of $15.6 million). The fiscal 2023 benefit also included bad debt recoveries.

Other. In fiscal 2023, other direct operating expenses includes approximately $7.2 million in development costs written off in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment, as a result of changes in strategy across its theatrical slate, with the remaining amount reflecting other corporate development costs written off.

In fiscal 2022, other direct operating expenses includes $5.9 million representing charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, which are excluded from segment operating results but included in direct operating expense in the combined statements of operations.

In addition, the remaining amounts of “other” direct operating expenses in the table above consists of the amortization of the non-cash fair value adjustments on film and television assets associated with the application of purchase accounting related to recent acquisitions.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Motion Picture	$270.9	$282.2	$(11.3)	(4.0)%
Television Production	33.3	33.0	0.3	0.9%

	$304.2	$315.2	$(11.0)	(3.5)%

U.S. theatrical P&A and Premium VOD expense included in Motion Picture distribution and marketing expense	$149.8	$153.3	(3.5)	(2.3)%

Distribution and marketing expenses decreased in fiscal 2023 primarily due to lower Motion Picture home entertainment distribution and marketing expense and slightly lower Motion Picture theatrical P&A and Premium VOD expense. See further discussion in the Segment Results of Operations section below.

General and Administrative Expenses. General and administrative expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,			Change
	2023	% of Revenues	2022	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Motion Picture	$109.8		$93.1		$16.7	17.9%
Television Production	51.9		40.2		11.7	29.1%
Corporate allocations from Lionsgate, excluding allocation of share-based compensation expense	100.9		80.0		20.9	26.1%
Share-based compensation expense	69.2		70.2		(1.0)	(1.4)%
Purchase accounting and related adjustments	55.2		59.2		(4.0)	(6.8)%

Total general and administrative expenses	$387.0	12.5%	$342.7	12.6%	$44.3	12.9%

General and administrative expenses increased in fiscal 2023, resulting from increases in Corporate, Motion Picture and Television Production general and administrative expenses, partially offset by decreased purchase accounting and related adjustments and share-based compensation expense. See further discussion in the Segment Results of Operations section below.

As discussed in Components of Results of Operations, for purposes of preparing the combined financial statements on a carve-out basis, the Company has been allocated a portion of Lionsgate’s total corporate expenses which are included in general and administrative expenses. Corporate general and administrative expenses increased $20.9 million, or 26.1%, primarily due to an increase in incentive based compensation. Allocations of expenses from Lionsgate are not necessarily indicative of future expenses and do not necessarily reflect results that would have been achieved as an independent, publicly traded company for the periods presented.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. The decrease in share-based compensation expense included in general and administrative expense in the fiscal year ended March 31, 2023, as compared to the fiscal year ended March 31, 2022 is primarily due to a decrease in the number of share-based payment awards incurring expense in fiscal 2023 as compared to fiscal 2022, partially offset by an increase in the allocation of Lionsgate corporate and shared employee share-based compensation expense. The following table presents share-based compensation expense by financial statement line item:

	Year Ended March 31,
	2023	2022
	(Amounts in millions)
Share-based compensation is comprised of:
Studio employee share-based compensation expense	$42.5	$50.6
Allocation of Lionsgate corporate and shared employee share-based compensation expense	26.7	19.6

Total share-based compensation included in general and administrative expense	69.2	70.2
Restructuring and other(1)	4.2	—

Total share-based compensation expense	$73.4	$70.2

(1)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

Purchase accounting and related adjustments include the non-cash charge for the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the combined statement of operations due to the relationship to continued employment. Purchase accounting and related adjustments decreased $4.0 million, or 6.8%, primarily due to lower noncontrolling interest discount amortization of $9.5 million, partially offset by increased noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment of $5.5 million (see further detail in the reconciliation of operating income to total segment profit further below).

Depreciation and Amortization Expense. Depreciation and amortization of $17.9 million for fiscal 2023 decreased $0.2 million from $18.1 million in fiscal 2022.

Restructuring and Other. Restructuring and other increased $20.9 million in fiscal 2023 as compared to fiscal 2022, and includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable. Restructuring and other costs were as follows for the fiscal year ended March 31, 2023 and 2022 (see Note 15 to our audited combined financial statements):

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Other impairments(1)	$5.9	$—	$5.9	n/a
Severance(2)
Cash	10.8	2.8	8.0	285.7%
Accelerated vesting on equity awards (see Note 13 to our audited combined financial statements)	4.2	—	4.2	n/a

Total severance costs	15.0	2.8	12.2	nm
COVID-19 related charges(3)	0.1	1.0	(0.9)	(90.0)%
Transaction and other costs(4)	6.2	2.5	3.7	148.0%

	$27.2	$6.3	$20.9	nm

nm - Percentage not meaningful.

(1)

Amounts in the fiscal year ended March 31, 2023 include impairment of an operating lease right-of-use asset related to the LG Studios Business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.

(2)	Severance costs in the fiscal years ended March 31, 2023 and 2022 were primarily related to restructuring activities and other cost-saving initiatives.
(3)

Amounts represent certain incremental general and administrative costs associated with the COVID-19 global pandemic, such as costs related to transitioning the Company to a remote-work environment, costs associated with return-to-office safety protocols, and other incremental general and administrative costs associated with the COVID-19 global pandemic.

(4)

Transaction and other costs in the fiscal years ended March 31, 2023 and 2022 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal matters.

Interest Expense. Interest expense of $162.6 million in fiscal 2023 increased $47.6 million from fiscal 2022 due to higher average interest rates and balances on the Revolving Credit Facility, higher average interest rates on the term loans, and higher average balances and interest rates associated with film related obligations in fiscal 2023. These increases were partially offset by a decrease due to the amortization of unrealized gains in accumulated other comprehensive income (loss) related to the termination of certain of our interest rate swaps on May 20, 2022 (see Note 18 to our audited combined financial statements). The following table sets forth the components of interest expense for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,
	2023	2022
	(Amounts in millions)
Interest Expense
Cash Based:
Revolving Credit Facility	$12.9	$6.6
Term loans	63.0	33.1
Other(1)	64.9	28.8

	140.8	68.5
Amortization of debt issuance costs and other non-cash interest(2)	21.8	46.5

Total interest expense	$162.6	$115.0

(1)

Amounts include payments and receipts associated with the Company’s interest rate swaps (see Note 18 to our audited combined financial statements) and interest payments associated with certain film obligations (Production Tax Credit Facility, IP Credit Facility, and Backlog Facility and other, see Note 8 to our audited combined financial statements). The increase in other interest expense primarily reflects an increase of $54.6 million related to film related obligations, partially offset by a $19.4 million benefit related to the Company’s interest rate swaps.

(2)

Amounts include the amortization of unrealized losses in accumulated other comprehensive loss related to de-designated interest rate swaps which are being amortized to interest expense (see Note 18 to our audited combined financial statements).

Interest and Other Income. Interest and other income of $6.4 million for the fiscal year ended March 31, 2023 compared to interest and other income of $28.0 million for the fiscal year ended March 31, 2022, due to insurance recoveries on prior shareholder litigation of $22.7 million in fiscal 2022 (see Note 17 to our audited combined financial statements).

Other Expense. Other expense of $21.2 million for fiscal 2023 compared to other expense of $8.6 million for fiscal 2022, and represented the loss recorded related to our monetization of accounts receivable programs (see Note 19 to our audited combined financial statements).

Loss on Extinguishment of Debt. Loss on extinguishment of debt of $1.3 million for fiscal 2023 related to the write-off of debt issuance costs associated with the voluntary prepayment of the entire outstanding amount of Term Loan A due March 22, 2023.

In fiscal 2022, loss on extinguishment of debt of $3.4 million related to the amendment of our credit agreement to extend the maturity of a portion of our revolving credit commitments and a portion of our outstanding term A loans, repurchases of the Term Loan B, and the termination of a portion of our revolving credit commitments. See Note 7 to our audited combined financial statements.

Gain on Investments. Gain on investments of $44.0 million for fiscal 2023 primarily represented a gain associated with the sale of a portion of our ownership interest in STARZPLAY Arabia, compared to a gain on investments of $1.3 million for fiscal 2022.

Equity Interests Income (Loss). Equity interests income of $0.5 million in fiscal 2023 compared to equity interests loss of $3.0 million in fiscal 2022.

Income Tax Provision. On a standalone entity basis for purposes of these carve-out financial statements, we had an income tax provision of $14.3 million in fiscal 2023, compared to an income tax provision of $17.3 million in fiscal 2022. Our income tax provision differs from the federal statutory rate multiplied by pre-tax income (loss) due to the mix of our pre-tax income (loss) generated across the various jurisdictions in which we operate, changes in the valuation allowance against our deferred tax assets, and certain minimum taxes and foreign withholding taxes.

As computed on a separate return basis, with the combined historical results of the LG Studios Business presented on a managed basis as discussed in Basis of Presentation, at March 31, 2023, we had U.S. net operating loss carryforwards (“NOLs”) of approximately $27.0 million, which do not expire, state net operating loss carryforwards of approximately $53.9 million which expire in varying amounts beginning 2024. In addition, at March 31, 2023, we had U.S. credit carryforwards related to foreign taxes paid of approximately $7.2 million to offset future federal income taxes that will expire beginning in 2032. However, under the managed basis of presentation of the LG Studios Business, the combined historical results exclude certain deductions and other items and therefore, for purposes of these combined financial statements, these items are not reflected in the calculations of NOLs of the LG Studios Business. Following the Business Combination, through a tax sharing arrangement with Lionsgate, a substantial portion of Lionsgate’s federal NOLs of $1.56 billion and state NOLs of $988.2 million as of March 31, 2023, are expected to be retained by the LG Studios Business. In addition, a substantial portion of Lionsgate’s U.S. tax credits on foreign taxes paid, amounting to $73.0 million as of March 31, 2023, are expected to be retained by the LG Studios Business. Lionsgate NOLs currently have a significant valuation allowance and the LG Studios Business would need to assess the need for a valuation allowance post Business Combination.

Net Income (Loss) attributable to Parent. Net loss attributable to Parent for the fiscal year ended March 31, 2023 was $0.3 million or basic and diluted net loss per common share of $0.00 on 253.4 million weighted average common shares outstanding. This compares to net income attributable to Parent for the fiscal year ended March 31, 2022 of $11.1 million, or basic and diluted net income per common share of $0.04 on 253.4 million weighted average common shares outstanding.

Segment Results of Operations and Non-GAAP Measures

See introduction to this section above under “Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023— Segment Results of Operations and Non-GAAP Measures” for further information regarding the Company’s segment profit disclosures and related non-GAAP measures.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the fiscal years ended March 31, 2023 and 2022. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which discusses combined results of operations.

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Operating income	$139.6	$111.9	$27.7	24.8%
Corporate general and administrative expense allocations from Lionsgate, excluding allocation of share-based compensation expense	100.9	80.0	20.9	26.1%
Adjusted depreciation and amortization	12.2	12.4	(0.2)	(1.6)%
Restructuring and other	27.2	6.3	20.9	nm
COVID-19 related charges (benefit)	(8.9)	(5.2)	(3.7)	71.2%
Content charges	8.1	—	8.1	n/a
Charges related to Russia’s invasion of Ukraine	—	5.9	(5.9)	(100.0)%
Adjusted share-based compensation expense	69.2	70.2	(1.0)	(1.4)%
Purchase accounting and related adjustments	61.6	65.3	(3.7)	(5.7)%

Total segment profit	$409.9	$346.8	$63.1	18.2%

nm - Percentage not meaningful.

See Note 16 to our combined financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our combined statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

The table below sets forth the revenues and segment profit by segment:

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Revenue
Motion Picture	$1,323.7	$1,185.3	$138.4	11.7%
Television Production	1,760.1	1,531.0	229.1	15.0%

	$3,083.8	$2,716.3	$367.5	13.5%

Segment Profit
Motion Picture	$276.5	$262.9	$13.6	5.2%
Television Production	133.4	83.9	49.5	59.0%

Total Segment Profit	$409.9	$346.8	$63.1	18.2%

See the following discussion for further detail of our individual segments.

Motion Picture

The table below sets forth Motion Picture gross contribution and segment profit for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Motion Picture Segment:
Revenue	$1,323.7	$1,185.3	$138.4	11.7%
Expenses:
Direct operating expense	666.5	547.1	119.4	21.8%
Distribution & marketing expense	270.9	282.2	(11.3)	(4.0)%

Gross contribution	386.3	356.0	30.3	8.5%
General and administrative expenses	109.8	93.1	16.7	17.9%

Segment profit	$276.5	$262.9	$13.6	5.2%

U.S. theatrical P&A and Premium VOD expense included in distribution and marketing expense	$149.8	$153.3	$(3.5)	(2.3)%
Direct operating expense as a percentage of revenue	50.4%	46.2%
Gross contribution as a percentage of revenue	29.2%	30.0%

Revenue. The table below sets forth Motion Picture revenue by media and product category for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,
	2023			2022			Total Increase (Decrease)
	Lionsgate Original Releases(1)	Other Film(2)	Total	Lionsgate Original Releases(1)	Other Film(2)	Total
			(Amounts in millions)
Motion Picture Revenue
Theatrical	$115.6	$5.1	$120.7	$54.8	$10.5	$65.3	$55.4
Home Entertainment
Digital Media	354.7	172.8	527.5	325.5	171.6	497.1	30.4
Packaged Media	35.8	34.7	70.5	64.7	50.3	115.0	(44.5)

Total Home Entertainment	390.5	207.5	598.0	390.2	221.9	612.1	(14.1)
Television	173.8	44.0	217.8	213.1	44.8	257.9	(40.1)
International	298.7	66.3	365.0	178.4	56.0	234.4	130.6
Other	15.1	7.1	22.2	9.1	6.5	15.6	6.6

	$993.7	$330.0	$1,323.7	$845.6	$339.7	$1,185.3	$138.4

(1)

Lionsgate Original Releases: Includes titles originally planned for a wide theatrical release by Lionsgate, including titles that have changed from a planned wide theatrical release to an initial direct-to-streaming release. These releases include films developed and produced in-house, films co-developed and co-produced and films acquired or licensed from third parties. In addition, Lionsgate Original Releases also includes multi-platform and direct-to-platform motion pictures originally released or licensed by Lionsgate, and the licensing of our original release motion picture content to other ancillary markets (location-based entertainment, games, etc.).

(2)

Other Film: Includes acquired and licensed brands and libraries originally released by other parties such as third-party library product, including our titles released by acquired companies prior to our acquisition of the company (i.e., Summit Entertainment library), and titles released with our equity method investees, Roadside Attractions and Pantelion Films, and other titles.

Theatrical revenue increased $55.4 million in fiscal 2023, as compared to fiscal 2022, due to an increase of $60.8 million from Lionsgate Original Releases driven by the performance of our fiscal 2023 theatrical slate releases, and in particular, John Wick: Chapter 4, Jesus Revolution and Plane (all released in the fourth quarter of fiscal 2023). John Wick: Chapter 4 was theatrically released on March 24, 2023, therefore fiscal 2023 reflects revenue from seven days of the title’s theatrical release. This increase was offset partially by a decrease of $5.4 million from Other Film due to lower revenue from our acquired library titles.

Home entertainment revenue decreased $14.1 million, or 2.3%, in fiscal 2023, as compared to fiscal 2022, due to lower packaged media revenue of $44.5 million, partially offset by higher digital media revenue of $30.4 million. The decrease in packaged media revenue was due to a decrease of $28.9 million from Lionsgate Original Releases due to fewer theatrical slate titles released on packaged media in fiscal 2023 as compared to fiscal 2022, resulting from the timing of our fiscal 2023 theatrical slate releases, and a decrease of $15.6 million from Other Film due to lower revenue from our acquired library and licensed library titles. The increase in digital media revenue was due to an increase of $29.5 million from Lionsgate Original Releases driven by the license of Shotgun Wedding to a direct- to-streaming platform in fiscal 2023, and revenue in fiscal 2023 from the fiscal 2022 theatrical slate release, Moonfall, partially offset by lower revenue from our direct-to-platform (i.e., subscription video-on-demand) and multi-platform releases.

Television revenue decreased $40.1 million, or 15.5%, in fiscal 2023, as compared to fiscal 2022, due to a decrease from Lionsgate Original Releases of $39.3 million due to fewer television windows opening for our theatrical slate titles than in fiscal 2022 resulting from the timing of our fiscal 2023 theatrical slate releases. In particular, fiscal 2023 included revenue from the fiscal 2023 theatrical release, The Unbearable Weight of Massive Talent, and the fiscal 2022 theatrical releases, American Underdog and Moonfall. These compared to revenue in fiscal 2022 from the fiscal 2022 theatrical releases, Spiral, The Hitman’s Wife’s Bodyguard and Voyager, and the fiscal 2021 theatrical releases, Chaos Walking, Barb and Star Go to Vista Del Mar and Fatale.

International revenue increased $130.6 million, or 55.7%, in fiscal 2023, as compared to fiscal 2022, due to an increase from Lionsgate Original Releases of $120.3 million due to higher revenue generated in fiscal 2023 from our fiscal 2023 theatrical slate titles as compared to the revenue in fiscal 2022 from our fiscal 2022 theatrical slate titles, and higher revenue from direct-to-platform (i.e., SVOD) and multi-platform releases. In particular, fiscal 2023 included significant international revenue from the fiscal 2023 theatrical slate titles John Wick: Chapter 4, Shotgun Wedding, and The Unbearable Weight of Massive Talent. In addition, the increase in international revenue reflected an increase of $10.3 million from Other Film due to higher revenue in fiscal 2023 from our acquired library titles.

Direct Operating Expense. The increase in direct operating expenses is due to higher motion picture revenue in fiscal 2023. The increase in direct operating expenses as a percentage of motion picture revenue is driven by the change in the mix of titles and product categories generating revenue in fiscal 2023 as compared to fiscal 2022, including the higher amortization rate of the fiscal 2023 theatrical slate titles as compared to the fiscal 2022 theatrical slate titles. In addition, fiscal 2023 included an increase in development write-offs of $19.1 million on Lionsgate Original Releases, and an increase of $4.9 million related to foreign exchange losses. Investment in film write-downs included in Motion Picture segment direct operating expense in fiscal 2023 were $6.2 million, as compared to $1.2 million in fiscal 2022.

Distribution and Marketing Expense. The decrease in distribution and marketing expense in fiscal 2023 is due to lower home entertainment distribution and marketing expense and slightly lower theatrical P&A and Premium VOD expense for Lionsgate Original Releases. Theatrical P&A and Premium VOD expense decreased due to lower expense associated with the fiscal 2023 theatrical slate releases, partially offset by higher expense for films to be released in subsequent quarters. In fiscal 2023, approximately $23.2 million of P&A and Premium VOD expense was incurred in advance for films to be released in subsequent quarters (Are You There God? It’s Me, Margaret, White Bird: A Wonder Story and The Ballad of Songbirds and Snakes), compared to approximately $14.1 million in fiscal 2022. We expect Motion Picture distribution and marketing expense in fiscal 2024 to increase as compared to fiscal 2023, due to our larger expected fiscal 2024 theatrical slate and related theatrical P&A expense.

Gross Contribution. Gross contribution of the Motion Picture segment for fiscal 2023 increased $30.3 million, or 8.5%, as compared to fiscal 2022 due to higher Motion Picture revenue and lower distribution and marketing expense, partially offset by higher direct operating expense.

General and Administrative Expense. General and administrative expenses of the Motion Picture segment increased $16.7 million, or 17.9%, due to an increase in incentive based compensation.

Television Production

The table below sets forth Television Production gross contribution and segment profit for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Television Production Segment:
Revenue	$1,760.1	$1,531.0	$229.1	15.0%
Expenses:
Direct operating expense	1,541.5	1,373.9	167.6	12.2%
Distribution & marketing expense	33.3	33.0	0.3	0.9%

Gross contribution	185.3	124.1	61.2	49.3%
General and administrative expenses	51.9	40.2	11.7	29.1%

Segment profit	$133.4	$83.9	$49.5	59.0%

Direct operating expense as a percentage of revenue	87.6%	89.7%
Gross contribution as a percentage of revenue	10.5%	8.1%

Revenue. The table below sets forth Television Production revenue and changes in revenue by media for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,		Increase (Decrease)
	2023	2022	Amount	Percent
	(Amounts in millions)
Television Production
Television	$1,144.3	$1,094.5	$49.8	4.6%
International	277.7	256.5	21.2	8.3%
Home Entertainment Revenue
Digital	241.7	85.1	156.6	184.0%
Packaged Media	3.3	6.9	(3.6)	(52.2)%

Total Home Entertainment Revenue	245.0	92.0	153.0	166.3%
Other	93.1	88.0	5.1	5.8%

	$1,760.1	$1,531.0	$229.1	15.0%

The primary component of Television Production revenue is domestic television revenue. Domestic television revenue increased in fiscal 2023 as compared to fiscal 2022, due to an increase of $62.6 million from revenues from the licensing of Starz original series Power Book II: Ghost Season 3, Power Book IV: Force Season 2, Heels Season 2, P-Valley Season 2, BMF Season 2, and Power Book III: Raising Kanan Seasons 2 and 3, among others) to the Starz Business, partially offset by a decrease from fewer television episodes delivered to third-parties.

International revenue in fiscal 2023 increased $21.2 million, or 8.3%, as compared to fiscal 2022, due to revenue in fiscal 2023 from Mythic Quest Season 3, The First Lady Season 1 and Acapulco Season 2, as compared to revenue in fiscal 2022 from Pam & Tommy Season 1, Dear White People Season 4 and Acapulco Season 1. In addition, the increase reflects an increase of $8.5 million from revenues from the licensing of Starz original series to the Starz Business.

Home entertainment revenue in fiscal 2023 increased $153.0 million, or 166.3%, as compared to fiscal 2022, due to digital media revenue in fiscal 2023 from Schitt’s Creek Seasons 1 to 6 from the license to a streaming platform, Nashville Season 1 to 6, and Ghosts Season 1, which compared to digital media revenue in fiscal 2022 for Weeds Seasons 1 to 8 and Welcome to Flatch Season 1. In addition, the increase reflects higher digital media revenues of $49.6 million from the licensing of Starz original series to the Starz Business.

Other revenue increased in fiscal 2023 as compared to fiscal 2022, and primarily includes revenue of 3 Arts Entertainment which is generated from commissions and executive producer fees earned related to talent management.

Direct Operating Expense. Direct operating expense of the Television Production segment in fiscal 2023 increased $167.6 million, or 12.2%, due to the increase in Television Production revenues. Direct operating expenses as a percentage of television production revenue decreased slightly as compared to fiscal 2022, primarily due to the mix of titles generating revenue in fiscal 2023 as compared to fiscal 2022. In addition, fiscal 2023 included lower write-downs to fair value of investment in film and television programs, amounting to $4.6 million in aggregate, as compared to $34.9 million in fiscal 2022.

Gross Contribution. Gross contribution of the Television Production segment for fiscal 2023 increased by $61.2 million as compared to fiscal 2022 due to increased television production revenue, partially offset by higher direct operating expenses.

General and Administrative Expense. General and administrative expenses of the Television Production segment increased $11.7 million, or 29.1%, due to increases in salaries and related expenses and incentive based compensation.

Liquidity and Capital Resources

Sources of Cash

Our liquidity and capital requirements in the nine months ended December 31, 2024 were provided principally through cash generated from operations, our Intercompany Note, Intercompany Revolver, eOne IP Credit Facility, LG IP Credit Facility, our film related obligations (as further discussed below), the monetization of trade accounts receivable and prior to the Studio Separation, Lionsgate’s Senior Credit Facilities and parent net investments. Prior to the Studio Separation, from time to time, sources of cash also included cash generated from the Starz Business and contributed to the LG Studios Business through parent net investment.

As discussed in “Studio Separation and Business Combination”, on May 13, 2024, Lionsgate consummated the transactions contemplated by the Business Combination which, in addition to establishing the LG Studios Business as a standalone publicly traded entity, resulted in approximately $330.0 million of gross proceeds, including $254.3 million in PIPE financing. Shortly after the closing of the Business Combination, approximately $299.0 million was transferred to a wholly-owned subsidiary of Lionsgate in partial repayment of the Intercompany Note described below.

As of December 31, 2024 and March 31, 2024 we had cash and cash equivalents of $186.2 million and $277.0 million, respectively.

Corporate Debt

Our corporate debt at December 31, 2024, excluding film related obligations discussed further below, consisted of the following:

•

Intercompany Note and Assumption Agreement: In connection with the Studio Separation and Business Combination, on May 8, 2024, Lions Gate Capital Holdings LLC, a Delaware limited liability company and subsidiary of Lionsgate (“LGCH”), which is not a consolidated subsidiary of Lionsgate Studios entered into an intercompany note and assumption agreement (the “Intercompany Note”) with Lions Gate Television Inc., a Delaware corporation and wholly owned consolidated subsidiary of the Company (“LGTV”).

The Intercompany Note at December 31, 2024, excluding the Intercompany Revolver and film related obligations discussed further below, consisted of the following:

•

LGTV Revolver. We have a $1.1 billion revolving credit facility (with $390.0 million outstanding at December 31, 2024) due April 2026 (the “LGTV Revolver”). We maintain significant availability under our LGTV Revolver, which is currently used to meet our short-term liquidity requirements, and could also be used for longer term liquidity requirements.

•	LGTV Term Loan A. We have a term loan A facility due April 2026 (the “LGTV Term Loan A”), with $314.4 million outstanding at December 31, 2024.

•

In November 2024, the Company paid in full the term loan B facility due March 2025 (the “LGTV Term Loan B”, and, together with the LGTV Revolving Credit Facility and the LGTV Term Loan A, the “Intercompany Note”).

•

Intercompany Revolver: In connection with the Studio Separation and Business Combination, on May 13, 2024, LGAC International LLC, a Delaware limited liability company and wholly owned consolidated subsidiary of the Company (“LGAC International”) and Lions Gate Capital Holdings 1, Inc., a Delaware corporation and subsidiary of Lionsgate (“LGCH1”) entered into a revolving credit agreement (the “Intercompany Revolver”), pursuant to which LGAC International and LGCH1 agreed to make revolving loans to each other from time to time provided that the net amount owing by one party to the other at any particular time may not exceed $150.0 million. There was $134.4 million outstanding and due to LGCH1 at December 31, 2024. The Intercompany Revolver will, among other things, terminate in connection with a full separation of the entities.

•

eOne IP Credit Facility: In July 2024, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “eOne IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $340.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries, with $331.5 million outstanding as of December 31, 2024. The eOne IP Credit Facility matures on July 3, 2029.

•

LG IP Credit Facility: In September 2024, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “LG IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles. In November 2024 and December 2024, the Company closed amendments which increased the maximum principal amount of the LG IP Credit Facility to $850.0 million as of December 31, 2024, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. As of December 31, 2024, $850.0 million was outstanding under the LG IP Credit Facility. The LG IP Credit Facility matures on September 30, 2029.

•

Lionsgate Exchange Notes and Existing Notes: As discussed in Note 7 to our unaudited condensed consolidated financial statements, on May 8, 2024, LGCH1, an indirect, wholly-owned subsidiary of Lionsgate, which is not a consolidated subsidiary of Lionsgate Studios, issued $389.9 million aggregate principal amount of the 5.5% senior notes due 2029 (the “Exchange Notes”). The Exchange Notes were exchanged by Lionsgate for an equivalent amount of Lionsgate’s existing 5.5% senior notes due 2029 (the “Existing Notes”). The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon completion of the separation of the Starz Business from the Studio Business. Lionsgate may redeem the Exchange Notes, in whole at any time, or in part from time to time, prior to or on and after the Separation Closing Date, as defined in the indenture governing the Exchange Notes, at certain specified redemption prices set forth in the indenture governing the Exchange Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Exchange Notes and Existing Notes and related interest expense are not reflected in the Company’s unaudited condensed consolidated financial statements. The Company and certain of its subsidiaries are guarantors under the Exchange Notes and Existing Notes. Upon completion of the separation of the Starz Business from the Studio Business, the Exchange Notes will become obligations of the Company and will be reflected in the Company’s unaudited condensed consolidated financial statements.

Lionsgate’s Senior Credit Facilities

See Note 7 to our audited combined financial statements for a discussion of Lionsgate’s Senior Credit Facilities reflected as corporate debt in periods prior to the Studio Separation.

Film Related Obligations

We utilize our film related obligations to fund our film and television productions. Our film related obligations at December 31, 2024 include the following:

•

Production Loans: Production loans represent individual and multi-title loans for the production of film and television programs that we produce or license. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis. At December 31, 2024 and March 31, 2024, there was $1,346.0 million and $1,292.2 million, respectively, outstanding of production loans.

•

Production Tax Credit Facility: At December 31, 2024, we had a $260.0 million non-recourse senior secured revolving credit facility due January 2025 based on collateral consisting solely of certain of the Company’s tax credit receivables (the “Production Tax Credit Facility”). As of December 31, 2024, tax credit receivables amounting to $353.1 million represented collateral related to the Production Tax Credit Facility. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. At December 31, 2024 and March 31, 2024 there was $257.8 million and $260.0 million, respectively, outstanding under the Production Tax Credit Facility. In January and February 2025, the Company entered into amendments to the Production Tax Credit Facility which extended the maturity to January 27, 2028 and increased the maximum principal amount to $280.0 million.

•

Film Library Facility: In July 2021, as amended in September 2022, certain of our subsidiaries entered into a senior secured amortizing term credit facility due July 2027 (the “Film Library Facility”) based on the collateral consisting solely of certain of our rights in certain acquired library titles, including the Spyglass and other recently acquired libraries. The maximum principal amount of the Film Library Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. At December 31, 2024 and March 31, 2024, there was $87.5 million and $109.9 million, respectively, outstanding under the Film Library Facility.

•	Backlog Facility and Other:

•

Backlog Facility. In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. The maximum principal amount of the Backlog Facility is $175.0 million, subject to the amount of eligible collateral contributed to the facility. The Backlog Facility revolving period finishes on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to two years and 90 days after the revolving period ends, currently August 14, 2027. As of December 31, 2024 and March 31, 2024 there was $151.9 million and $175.0 million, respectively, outstanding under the Backlog Facility.

•

Other. The Company has other loans which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of December 31, 2024 and March 31, 2024, there was $27.1 million and $112.3 million, respectively, outstanding under the “other” loans, with a contractual repayment date in July 2025. As of December 31, 2024, accounts receivable amounting to $20.8 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at December 31, 2024 amounting to $11.0 million represented collateral related to the “other” loans.

See Note 8 to our unaudited condensed consolidated financial statements and Note 8 to our audited combined financial statements for a discussion of our film related obligations.

Accounts Receivable Monetization and Governmental Incentives

Our accounts receivable monetization programs include individual agreements to monetize certain of our trade accounts receivable directly with third-party purchasers and previously have included a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions.

In addition, we utilize governmental incentives, programs and other structures from states and foreign countries (e.g., sales tax refunds, transferable tax credits, refundable tax credits, low interest loans, direct subsidies or cash rebates, calculated based on the amount of money spent in the particular jurisdiction in connection with the production) to fund our film and television productions and reduce financial risk.

See Note 19 to our unaudited condensed consolidated financial statements and Note 19 to our audited combined financial statements for our accounts receivable monetization programs and our tax credit receivables.

Uses of Cash

Our principal uses of cash in operations include the funding of film and television productions, film rights acquisitions, the distribution and marketing of films and television programs, and general and administrative expenses. We also use cash for debt service (i.e. principal and interest payments) requirements, equity method or other equity investments, capital expenditures, and acquisitions of or investment in businesses.

In addition, the Company has a redeemable noncontrolling interest balance of $99.7 million as of December 31, 2024, related to its acquisition of a controlling interest, consisting of a limited liability company interest in 3 Arts Entertainment, and $93.2 million included in other liabilities-non current representing the compensatory portion of the 3 Arts Entertainment noncontrolling interest which may require the use of cash in the event the holders of the noncontrolling interests require the Company to repurchase their interests (see Note 10 to our unaudited condensed consolidated financial statements).

We may from time to time seek to retire or purchase or refinance our outstanding debt through cash purchases, and/or exchanges for equity securities, in open market purchases, privately negotiated transactions, refinancings, or otherwise. Such repurchases or exchanges or refinancings, if any, will depend on prevailing market conditions, our liquidity requirements, our assessment of opportunities to lower interest expense, contractual restrictions and other factors, and such repurchases or exchanges could result in a charge from the early extinguishment of debt. The amounts involved may be material.

Anticipated Cash Requirements. The nature of our business is such that significant initial expenditures are required to produce, acquire, distribute and market films and television programs, while revenues from these films and television programs are earned over an extended period of time after their completion or acquisition. In addition to the cash requirements of any potential future redemption of our noncontrolling interests as discussed above, which we may fund with a combination of cash on hand, borrowings under our line of credit and/ or new financing arrangements, we have other anticipated cash requirements outside of our normal operations.

In the short-term, we currently expect that our cash requirements for productions will increase and our marketing spend will decrease in fiscal 2025 as compared to fiscal 2024.

However, we currently believe that cash flow from operations, cash on hand, Intercompany Note availability, Intercompany Revolver availability, the monetization of trade accounts receivable, tax-efficient financing, the availability from other financing obligations and available production or intellectual property financing, will be adequate to meet known operational cash and debt service (i.e. principal and interest payments) requirements for the next 12 months and beyond, including the funding of future film and television production and theatrical and home entertainment release schedules, and future equity method or other investment funding requirements. We monitor our cash flow liquidity, availability, fixed charge coverage, capital base, film spending and leverage ratios with the long-term goal of maintaining our credit worthiness.

Our current financing strategy is to fund operations and to leverage investment in films and television programs in the short-term and long-term, through our cash flow from operations, our revolving credit facility, eOne IP Credit Facility, LG IP Credit Facility, production loans, government incentive programs, the monetization of trade accounts receivable, our Production Tax Credit Facility, our Film Library Facility, our Backlog Facility, and other obligations. In addition, we may acquire businesses or assets, including individual films or libraries that are complementary to our business. Any such transaction could be financed through our cash flow from operations, credit facilities, equity or debt financing. If additional financing beyond our existing cash flows from operations and credit facilities cannot fund such transactions, there is no assurance that such financing will be available on terms acceptable to us. Our ability to obtain any additional financing will depend on, among other things, our business plans, operating performance, the condition of the capital markets at the time we seek financing, and short and long-term debt ratings assigned by independent rating agencies. Additionally, circumstances related to inflation and rising interest rates and bank failures has caused disruption in the capital markets, which could make financing more difficult and/or expensive, and we may not be able to obtain such financing. We may also dispose of businesses or assets, including individual films or libraries, and use the net proceeds from such dispositions to fund operations or such acquisitions, or to repay debt.

Material Cash Requirements from Known Contractual and Other Obligations. Our material cash requirements from known contractual and other obligations primarily relate to our Intercompany Note and film related obligations. The following table sets forth our significant contractual and other obligations as of December 31, 2024 and the estimated timing of payment:

	Total	Next 12 Months	Beyond 12 Months
	(Amounts in millions)
Future annual repayment of debt and other obligations recorded as of December 31, 2024 (on-balance sheet arrangements)
Corporate debt:
Intercompany Revolver(1)	$134.4	$134.4	$—
Intercompany Note(1)
LGTV Revolver	390.0	—	390.0
LGTV Term Loan A	314.4	—	314.4
eOne IP Credit Facility(1)	331.5	34.0	297.5
LG IP Credit Facility(1)	850.0	85.0	765.0
Film related obligations(2)	1,870.3	1,421.2	449.1
Content related payables(3)	41.8	33.5	8.3
Operating lease obligations	341.5	47.5	294.0

	4,273.9	1,755.6	2,518.3

Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film related obligations commitments(4)	263.3	141.7	121.6
Interest payments(5)	358.2	131.7	226.5
Other contractual obligations	430.7	93.4	337.3

	1,052.2	366.8	685.4

Total future repayment of debt and other commitments under contractual obligations(6)	$5,326.1	$2,122.4	$3,203.7

(1)	See Note 7 to our unaudited condensed consolidated financial statements for further information on our corporate debt.
(2)	See Note 8 to our unaudited condensed consolidated financial statements for further information on our film related obligations.
(3)	Content related payables include minimum guarantees included on our consolidated balance sheet, which represent amounts payable for film or television rights that we have acquired or licensed.
(4)

Film related obligations commitments include distribution and marketing commitments, minimum guarantee commitments, and production loan commitments not reflected on the consolidated balance sheets as they did not then meet the criteria for recognition.

(5)

Includes cash interest payments on our Intercompany Note, eOne IP Credit Facility, LG IP Credit Facility, and film related obligations, based on the applicable SOFR interest rates at December 31, 2024, net of payments and receipts from the Company’s interest rate swaps, and excluding the interest payments on the revolving credit facility as future amounts are not fixed or determinable due to fluctuating balances and interest rates.

(6)

Not included in the amounts above are $93.2 million included in other liabilities-non current representing the compensatory portion of the 3 Arts Entertainment noncontrolling interest and $99.7 million of redeemable noncontrolling interest, as future amounts and timing are subject to a number of uncertainties such that we are unable to make sufficiently reliable estimations of future payments (see Note 10 to our unaudited condensed consolidated financial statements).

For additional details of contingencies, see Note 17 to our unaudited condensed consolidated financial statements and Note 17 to our audited combined financial statements.

Post Completion of the Transactions Restructuring of Lionsgate Studio Corporate Debt

In connection with the completion of the Transactions, the Intercompany Note and Intercompany Revolver are expected to be terminated. Additionally, upon completion of the Transactions, the Exchange Notes are expected to become obligations of the Company and will be reflected in the Company’s financial statements at that time. Our ability to fund our operations and capital needs depends upon our ability to generate ongoing cash from operations and our access to the capital markets.

We anticipate that the Lionsgate Senior Credit Facilities will be terminated upon completion of the Transactions.

We further anticipate the Company will enter into new revolving credit and asset backed facilities with an aggregate principal amount sufficient to repay the then current outstanding principal balances of Lionsgate’s Revolving Credit Facility and Term Loan A. As of December 31, 2024, the outstanding balances under Lionsgate’s Revolving Credit Facility and Term Loan A are $390.0 million and $314.4 million, respectively. Interest rates on borrowings are expected to be based on prevailing market interest rates for borrowers of a similar size and credit rating as us, which we currently estimate to be more than our current rates on Lionsgate’s existing Senior Credit Facilities. However, there can be no assurance we can obtain financing at these rates which will depend on a number of factors including the market conditions at the time. See “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate” included elsewhere in this joint proxy statement/ prospectus for more information. The amounts to be refinanced prior to or at the time of the completion of the Transactions will differ from amounts outstanding as of December 31, 2024 and depending on the market conditions and cash levels at Lionsgate at the time of the completion of the Transactions, New Lionsgate could borrow more than or less than the amounts outstanding under our existing debt arrangements.

We expect the new facilities to include customary events of default and affirmative and negative covenants as well as a maintenance covenants.

As previously discussed, a portion of Lionsgate’s senior notes that were not part of the Exchange Notes as described above, amounting to $325.1 million will remain obligations of the Starz Business upon completion of the Transactions. Additionally, Lionsgate currently anticipates that the Starz Business will have an initial minimum cash balance of approximately $12 million following the completion of the Transactions. The minimum cash balance could require Lionsgate to either transfer cash to or receive cash from the Starz Business in connection with the completion of the Transactions.

A final determination regarding our debt and capital structure and the debt and capital structure of the Starz Business has not yet been made. Our ability to obtain financing and the terms and amounts of such financing will depend on, among other things, our business plans, operating performance, the condition of capital markets at the time we seek financing, and short and long-term debt ratings assigned by independent rating agencies.

Following the completion of the Transactions and debt restructuring, we expect to begin operations as an independent company with cash and cash equivalents as set forth under “New Lionsgate Capitalization”, included elsewhere in this joint proxy statement/ prospectus. We believe that our financing arrangements, future cash from operations and access to capital markets will provide adequate resources to fund our future cash flow needs.

Discussion of Operating, Investing, Financing Cash Flows

Nine Months Ended December 31, 2024 Compared to Nine Months Ended December 31, 2023

Cash, cash equivalents and restricted cash decreased by $90.9 million for the nine months ended December 31, 2024 and increased by $45.5 million for the nine months ended December 31, 2023, before foreign exchange effects on cash. Components of these changes are discussed below in more detail.

Operating Activities. Cash flows provided by (used in) operating activities for the nine months ended December 31, 2024 and 2023 were as follows:

	Nine Months Ended December 31,
	2024	2023	Net Change
	(Amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$(362.9)	$401.5	$(764.4)

Cash flows used in operating activities for the nine months ended December 31, 2024 were $362.9 million compared to cash flows provided by operating activities of $401.5 million for the nine months ended December 31, 2023.

The decrease in cash provided by operating activities is due to greater cash used in changes in operating assets and liabilities of $798.8 million. The decrease in cash provided by changes in operating assets and liabilities was driven by higher cash used for investment in film and television programs, increases in amounts due from the Starz Business, decreases in participations and residuals, and greater decreases in accounts payable and accrued liabilities, partially offset by greater proceeds from decreases in accounts receivable, net, and increases in deferred revenue.

Investing Activities. Cash flows used in investing activities for the nine months ended December 31, 2024 and 2023 were as follows:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition (see Note 3)	$12.0	$—
Purchase of eOne, net of cash acquired (see Note 3)	—	(331.1)
Proceeds from the sale of other investments	1.5	5.2
Investment in equity method investees and other	(2.0)	(11.3)
Acquisition of assets (film library and related assets)	(35.0)	—
Other	0.8	16.5
Capital expenditures	(9.9)	(5.1)

Net Cash Flows Used In Investing Activities	$(32.6)	$(325.8)

Cash flows used in investing activities were $32.6 million for the nine months ended December 31, 2024 compared to cash flows used in investing activities of $325.8 million for the nine months ended December 31, 2023, primarily due to cash used for the acquisition of a film library and related assets, partially offset by proceeds from the settlement of certain working capital items pursuant to the Purchase Agreement for eOne in the current period as compared to cash used for the purchase of eOne, net of cash acquired, in the prior year’s period.

Financing Activities. Cash flows provided by (used in) financing activities for the nine months ended December 31, 2024 and 2023 were as follows:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Financing Activities:
Debt- borrowings	$3,555.6	$2,270.5
Debt- repurchases and repayments	(3,317.0)	(1,926.0)

Net proceeds from (repayments and repurchases of) debt	238.6	344.5
Film related obligations - borrowings	1,494.9	1,072.9
Film related obligations - repayments	(1,582.3)	(1,317.7)

Net proceeds from (repayments of) film related obligations	(87.4)	(244.8)
Net cash proceeds from the Business Combination and related transactions	281.7	—
Parent net investment	(95.5)	(127.6)
Other financing activities	(32.8)	(2.3)

Net Cash Flows Provided By (Used In) Financing Activities	$304.6	$(30.2)

Cash flows provided by financing activities were $304.6 million for the nine months ended December 31, 2024 compared to cash flows used in financing activities of $30.2 million for the nine months ended December 31, 2023. Parent net investment reflects the net funding provided to or distributions received from the Starz Business prior to the Studio Separation.

Cash flows provided by financing activities for the nine months ended December 31, 2024 primarily reflects the net proceeds from the Business Combination and related transaction of $281.7 million and net proceeds from debt of $238.6 million, which was partially offset by net film related obligations repayments of $87.4 million, and cash used for other financing activities of $32.8 million. Net proceeds from debt of $238.6 million in the nine months ended December 31, 2024 included the below transactions, along with required repayments on our term loans and borrowings and repayments under our revolving credit facility for working capital purposes:

•	In May 2024, we used the proceeds from the Business Combination to prepay $84.9 million principal amount of the LGTV Term Loan A and $214.1 million of the LGTV Term Loan B.

•

In July 2024 and September 2024, we borrowed $340.0 million under the eOne IP Credit Facility and $455.0 million under the LG IP Credit Facility, respectively. In September 2024, we used the proceeds from the LG IP Credit Facility to prepay $355.1 million principal amount of the LGTV Term Loan B.

•	In November 2024, we borrowed $265.0 million under the LG IP Credit Facility, and used the net proceeds to pay in full the remaining $250.0 million principal amount of the Term Loan B.

•	In December 2024, we borrowed $130.0 million under the LG IP Credit Facility.

Cash flows used in parent net investment for the nine months ended December 31, 2024 of $95.5 million consists of cash pooling and general financing activities and funding to the Starz Business to settle amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business prior to the Studio Separation.

Cash flows used in financing activities for the nine months ended December 31, 2023 primarily reflects net film related obligations repayments of $244.8 million due to net repayments under production loans and the

Production Tax Credit Facility of $165.2 million and net repayments under the Backlog Facility, Film Library Facility and other of $79.6 million. These uses of cash were partially offset by net proceeds from debt of $344.5 million in the nine months ended December 31, 2023, which included net borrowings under our revolving credit facility of $375.0 million to fund the purchase of eOne, which were offset by required repayments on our term loans and payments for other financing activities of $2.3 million.

Cash flows used in parent net investment for the nine months ended December 31, 2023 of $127.6 million consists of cash pooling and general financing activities and funding to the Starz Business to settle amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.

Fiscal 2024 Compared to Fiscal 2023 and Fiscal 2023 Compared to Fiscal 2022

Cash, cash equivalents and restricted cash increased by $82.2 million for the fiscal year ended March 31, 2024, decreased by $17.1 million for the fiscal year ended March 31, 2023 and decreased by $90.2 million for the fiscal year ended March 31, 2022, before foreign exchange effects on cash. Components of these changes are discussed below in more detail.

Operating Activities. Cash flows provided by operating activities for the fiscal years ended March 31, 2024 and 2023 were as follows:

	Year Ended March 31,
	2024	2023	2022	2024 vs 2023 Net Change	2023 vs 2022 Net Change
	(Amounts in millions)
Net Cash Flows Provided By Operating Activities	$488.9	$346.1	$(435.0)	$142.8	$781.1

Cash flows provided by operating activities for the fiscal year ended March 31, 2024 were $488.9 million compared to cash flows provided by operating activities of $346.1 million for the fiscal year ended March 31, 2023 and cash flows used in operating activities of $435.0 million for the fiscal year ended March 31, 2022.

The increase in cash provided by operating activities is due to greater cash provided by changes in operating assets and liabilities of $483.7 million. The greater cash provided by changes in operating assets and liabilities was driven by lower cash used for investment in film and television programs and program rights, greater proceeds from decreases in accounts receivable, net, and increases in deferred revenue, partially offset by lower increases in participations and residuals and greater decreases in accounts payable and accrued liabilities. Fiscal 2023 also included proceeds from the termination of interest rate swaps (see further discussion below for interest rate swap transactions in fiscal 2023).

During the fiscal year ended March 31, 2023, we terminated certain interest rate swaps (a portion of which were considered hybrid instruments with a financing component and an embedded at-market derivative that was a designated cash flow hedge), and received approximately $56.4 million. The $56.4 million received was classified in the combined statement of cash flows as cash provided by operating activities of $188.7 million reflecting the amount received for the derivative portion of the termination of swaps (and presented in the “proceeds from the termination of interest rate swaps” line item on the combined statement of cash flows), and a use of cash in financing activities of $134.5 million reflecting the pay down of the financing component of the Terminated Swaps (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million) (see “Financing Activities” below). See Note 18 to our audited combined financial statements.

Investing Activities. Cash flows provided by (used in) investing activities for the fiscal years ended March 31, 2024, 2023 and 2022 were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Investing Activities:
Purchase of eOne, net of cash acquired (see Note 2)	$(331.1)	$—	$—
Proceeds from the sale of equity method and other investments	5.2	46.3	1.5
Investment in equity method investees and other	(13.3)	(17.5)	(14.0)
Distributions from equity method investees and other	0.8	1.9	7.2
Acquisition of assets (film library and related assets)	—	—	(161.4)
Other	16.5	7.1	(7.9)
Capital expenditures	(9.9)	(6.5)	(6.1)

Net Cash Flows Provided By (Used In) Investing Activities	$(331.8)	$31.3	$(180.7)

Cash flows used in investing activities were $331.8 million for the fiscal year ended March 31, 2024 compared to cash flows provided by investing activities of $31.3 million for the fiscal year ended March 31, 2023 and cash flows used in investing activities of $180.7 million for the fiscal year ended March 31, 2022. Cash used in investing activities in fiscal 2024 reflects cash used for the purchase of eOne, net of cash acquired. Cash provided by investing activities in fiscal 2023 reflects proceeds from the sale of a portion of our ownership interest in STARZPLAY Arabia, partially offset by cash used for investment in equity method investees and other as reflected above. Cash used in investing activities in fiscal 2022 primarily relates to cash used for the acquisition of a film library and related assets and investment in equity method investees and other as reflected above.

Financing Activities. Cash flows used in financing activities for the fiscal years ended March 31, 2024, 2023 and 2022 were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Financing Activities:
Debt- borrowings	$3,145.0	$1,523.0	$1,494.3
Debt- repurchases and repayments	(2,611.4)	(1,745.8)	(1,629.5)

Net repayments and repurchases of debt	533.6	(222.8)	(135.2)
Film related obligations- borrowings	1,820.8	1,584.7	1,083.0
Film related obligations- repayments	(1,942.9)	(956.5)	(272.6)

Net proceeds from film related obligations	(122.1)	628.2	810.4
Parent net investment	(290.1)	(621.3)	(119.7)
Other financing activities	(196.3)	(178.6)	(30.0)

Net Cash Flows Used In Financing Activities	$(74.9)	$(394.5)	$525.5

Cash flows used in financing activities were $74.9 million for the fiscal year ended March 31, 2024 compared to cash flows used in financing activities of $394.5 million for the fiscal year ended March 31, 2023. Parent net investment reflects the net funding provided to or distributions received from the Starz Business.

Cash flows used in financing activities for fiscal 2024 primarily reflects parent net investment of $290.1 million, net cash used for other financing activities of $196.3 million, representing primarily the purchase of an additional interest in 3 Arts Entertainment of approximately $194 million, and net film related obligations repayments of $122.1 million due to net repayments under production loans and the Production Tax Credit Facility of $146.3 million, offset by net borrowings under the Backlog Facility, IP Credit Facility and other of $24.2 million.

These uses of cash were partially offset by net proceeds from debt of $533.6 million in fiscal 2024, which included net borrowings under our revolving credit facility of $575.0 million (of which $375.0 million was used to fund the purchase of eOne and approximately $194 million was used to fund the acquisition of an additional interest in 3 Arts Entertainment), which were offset by required repayments on our term loans.

Cash flows used in parent net investment in fiscal 2024 of $290.1 million consists of cash pooling and general financing activities and funding to the Starz Business to settle amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.

Cash flows used in financing activities for fiscal 2023 primarily reflects net debt repayments and repurchases of $222.8 million, parent net investment of $621.3 million and other financing activities of $178.6 million, offset by net film related obligations borrowings of $628.2 million due to net borrowings under production loans and the Production Tax Credit Facility of $385.4 million and net borrowings under the Backlog Facility, IP Credit Facility and Distribution Loans of $242.8 million.

Net debt repayments and repurchases of $222.8 million in fiscal 2023 included the below transaction, along with required repayments on our term loans:

•	In April 2022, we voluntarily prepaid the entire outstanding principal amount of the Term Loan A due March 22, 2023 of $193.6 million.

Cash flows used in parent net investment in fiscal 2023 of $621.3 million consists of cash pooling and general financing activities and funding to the Starz Business to settle amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.

In addition, other financing activities in the fiscal year ended March 31, 2023 includes $134.5 million for interest rate swap settlement payments due to the pay down of the financing component of our terminated interest rate swaps in fiscal 2023 (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million) (see discussion above in “Operating Activities”, and Note 18 to our audited combined financial statements). Other financing activities also includes the purchase of noncontrolling interest of $36.5 million representing the settlement of the exercised Pilgrim Media Group put option.

Cash flows provided by financing activities for fiscal 2022 primarily reflects net proceeds from film related obligations of $810.4 million due to net borrowings under production loans and the Production Tax Credit Facility of $691.7 million and net borrowings under the IP Credit Facility of $118.7 million, offset by net debt repayments and repurchases of $135.2 million. Net debt repayments and repurchases of $135.2 million in fiscal 2022 include the below transactions, along with required repayments on our term loans and other items:

•

On April 6, 2021, we amended our Credit Agreement to, among other things, extend the maturity of a portion of our revolving credit commitments, amounting to $1.25 billion, and a portion of our outstanding term A loans, amounting to $444.9 million to April 6, 2026.

•	During fiscal 2022, the Company also completed a series of repurchases of the Term Loan B and, in aggregate, paid $95.3 million to repurchase $96.0 million principal amount of the Term Loan B.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Currency and Interest Rate Risk Management

Market risks relating to our operations result primarily from changes in interest rates and changes in foreign currency exchange rates. Our exposure to interest rate risk results from the financial debt instruments that arise from transactions entered into during the normal course of business. As part of our overall risk management program, we evaluate and manage our exposure to changes in interest rates and currency exchange risks on an ongoing basis. Hedges and derivative financial instruments will continue to be used in the future in order to manage our interest rate and currency exposure. We have no intention of entering into financial derivative contracts, other than to hedge a specific financial risk. See Note 18 to our unaudited condensed consolidated financial statements for additional information on our financial instruments, and see “Quantitative and Qualitative Disclosures About Market Risk” found in our Prospectus.

Certain of our borrowings, primarily borrowings under our Intercompany Note, eOne IP Credit Facility, LG IP Credit Facility, and our film related obligations, are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. The applicable margin with respect to loans under the LGTV Revolver and LGTV Term Loan A is a percentage per annum equal to SOFR plus 0.10% plus 1.75% margin. Advances under the eOne Credit Facility and LG IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum. Assuming the LGTV Revolver is drawn up to its maximum borrowing capacity of $1.1 billion, based on the applicable SOFR in effect as of December 31, 2024, each quarter point change in interest rates would result in a $5.6 million change in annual net interest expense on the LGTV Revolver, LGTV Term Loan A, eOne IP Credit Facility, LG IP Credit Facility, and interest rate swap agreements.

The variable interest film related obligations (which includes our production loans, Production Tax Credit Facility, Film Library Facility, Backlog Facility and other) incur primarily SOFR-based interest, with applicable margins ranging from 0.25% to 3.25% per annum. A quarter point increase of the interest rates on the variable interest film related obligations would result in $3.3 million in additional costs capitalized to the respective film or television asset for production loans (based on the outstanding principal amount of such loans), and a $1.4 million change in annual net interest expense (based on the outstanding principal amount of such loans, and assuming the Production Tax Credit Facility and Backlog Facility are utilized up to their maximum capacity of $260.0 million and $175.0 million, respectively).

The following table presents information about our financial instruments that are sensitive to changes in interest rates. The table also presents the cash flows of the principal amounts of the financial instruments, or the cash flows associated with the notional amounts of interest rate derivative instruments, and related weighted-average interest rates by expected maturity or required principal payment dates and the fair value of the instrument as of December 31, 2024:

	Three Months Ending March 31,	Year Ending March 31,						Fair Value
	2025	2026	2027	2028	2029	Thereafter	Total	December 31, 2024
		(Amounts in millions)
Variable Rates:
Intercompany Revolver(1)	$134.4	$—	—	$—	$—	$—	$134.4	$134.4
Average Interest Rate	6.18%	—	—	—	—	—
LGTV Revolving Credit Facility(1)	—	—	390.0	—	—	—	390.0	390.0
Average Interest Rate	—	—	6.18%	—	—	—
LGTV Term Loan A(1)	—	—	314.4	—	—	—	314.4	313.6
Average Interest Rate	—	—	6.18%	—	—	—
eOne IP Credit Facility(1)	8.5	34.0	34.0	34.0	34.0	187.0	331.5	331.5
Average Interest Rate	6.58%	6.58%	6.58%	6.58%	6.58%	6.58%
LG IP Credit Facility(1)	21.2	85.0	85.0	85.0	85.0	488.8	850.0	850.0
Average Interest Rate	6.58%	6.58%	6.58%	6.58%	6.58%	6.58%
Film related obligations(2)	393.9	1,208.0	—	268.4	—	—	1,870.3	1,870.3
Average Interest Rate	6.28%	5.72%	—	5.84%	—	—
Fixed Rates:
Interest Rate Swaps(3)
Variable to fixed notional amount	—	—	345.0	—	—	—	345.0	0.7

(1)	The effective interest rate in the table above is before the impact of interest rate swaps.
(2)

Represents amounts outstanding under film related obligations (i.e., production loans, Production Tax Credit Facility, Backlog Facility and other, and Film Library Facility), actual amounts outstanding and the timing of expected future repayments may vary in the future (see Note 8 to our unaudited condensed consolidated financial statements for further information).

(3)

Represents interest rate swap agreements on certain of our SOFR-based floating-rate debt with fixed rates paid ranging from 3.803% to 4.045% with maturities in August 2026, September 2026 and December 2026. See Note 18 to our unaudited condensed consolidated financial statements.

Management of New Lionsgate

The following table sets forth information as of March 12, 2025 regarding the individuals who are expected to serve as executive officers of New Lionsgate following the completion of the Transactions. Some of New Lionsgate’s executive officers are currently employees of Lionsgate, but will cease to hold such positions upon the completion of the Transactions. For their biographical information, see “The New Lionsgate Annual General and Special Meeting—Proposal No. 3: Election of Directors.”

Name	Age	Position	State and Country of Residence
Jon Feltheimer	73	Chief Executive Officer	California, U.S.
Michael Burns	66	Vice Chair	California, U.S.
James W. Barge	69	Chief Financial Officer	California, U.S.
Brian Goldsmith	52	Chief Operating Officer	California, U.S.
Bruce Tobey	65	Executive Vice President and General Counsel	California, U.S.

James W. Barge has been Lionsgate’s Chief Financial Officer since October 2013. From October 2010 to November 2012, Mr. Barge served as the Executive Vice President, Chief Financial Officer of Viacom, Inc. (having served as its Executive Vice President, Controller, Tax and Treasury since January 2008), where he was responsible for overseeing all aspects of the company’s global finances and capital structure, as well as information technology, risk management and internal audit activities. Prior to joining Viacom, Mr. Barge served as Senior Vice President, Controller and Chief Accounting Officer (from October 2002 to December 2007) and Vice President and Controller (from February 2000 to October 2002) of Time Warner Inc., where he was responsible for the company’s overall financial planning, reporting and analysis, including budgeting and long-range planning, and led several shared service and global process improvement initiatives. Mr. Barge joined Time Warner in March 1995 as Assistant Controller. Prior to joining Time Warner, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting issues. Mr. Barge is the chair of the Audit Committee and a member of the Nominating and Governance Committee of Scholastic Corporation (Nasdaq: SCHL).

Brian Goldsmith has been Lionsgate’s Chief Operating Officer since October 2012, and served as Lionsgate’s Executive Vice President, Corporate Development and Strategy, from September 2008 to October 2012. Prior to that, Mr. Goldsmith served as the Chief Operating Officer and Chief Financial Officer of Mandate Pictures, LLC, a wholly-owned subsidiary of Lionsgate since September 2007.

Bruce Tobey has been Lionsgate’s Executive Vice President and General Counsel since March 2023. Prior to that, Mr. Tobey was a partner at O’Melveny & Myers LLP, where he worked from August 2012 to March 2023. Prior to joining O’Melveny & Myers LLP, Mr. Tobey also served as Chief Operating Officer at CBS Films from March 2007 to December 2010, as Executive Vice President at Paramount Pictures Corporation from February 2001 to August 2005, and as a partner at Troop Steuber Pasich Reddick & Tobey, LLP (and its predecessor firm), where he worked from May 1986 to March 2000.

Directors of New Lionsgate

Board of Directors Following the Transactions

The following sets forth information regarding those individuals who are expected to be appointed to the New Lionsgate Board following the completion of the Transactions.

GORDON CRAWFORD

Age: 78 Proposed New Lionsgate Board Committee Membership: Audit & Risk Committee Residence: Dana Point, California, U.S.

Business Experience

For over 40 years, Mr. Crawford served in various positions at Capital Research and Management, a privately held global investment management company. In December 2012, Mr. Crawford retired as its Senior Vice President.

Other Directorships

Mr. Crawford has been a director of Lionsgate since February 2013, and a director of LG Studios since May 2024. Additionally, Mr. Crawford serves as Director Emeritus of the Board of Trustees of the U.S. Olympic and Paralympic Foundation (which he Chaired for nine years from its inception in 2013), and as a Life Trustee on the Board of Trustees of Southern California Public Radio (which he Chaired from 2005 to 2012). Mr. Crawford formerly served as Vice Chairman at The Nature Conservancy and is currently a member of the Emeritus Board of the Nature Conservancy. Mr. Crawford is a past Vice Chairman of the Paley Center for Media and a member of the Board of Trustees of Berkshire School. Mr. Crawford also served on the Board of the U.S. Olympic and Paralympic Committee, and as a member of the Board of the LA24 Olympic and Paralympic Bid Committee.

Qualifications

Mr. Crawford has been one of the most influential and successful investors in the media and entertainment industry for over 40 years. With a wealth of experience and a deep understanding of the sector, Mr. Crawford will bring valuable insight and expertise to New Lionsgate as a member of the New Lionsgate Board.

JON FELTHEIMER

Age: 73 Position with New Lionsgate Following Completion of the Transactions: Chief Executive Officer Residence: Los Angeles, California, U.S.

Business Experience

During his entertainment industry career, Mr. Feltheimer has held leadership positions at Lionsgate, Sony Pictures Entertainment and New World Entertainment, and has been responsible for tens of thousands of hours of television programming and hundreds of films. Prior to joining Lionsgate, he served as President of TriStar Television from 1991 to 1993, President of Columbia TriStar Television from 1993 to 1995, and President of Columbia TriStar Television Group and Executive Vice President of Sony Pictures Entertainment from 1995 to 1999, where he oversaw the launch of dozens of successful branded channels around the world.

Other Directorships

Mr. Feltheimer has been a director of Lionsgate since March 2000, a director of LG Studios since May 2024, and is a director of Grupo Televisa, S.A.B. (NYSE: TV; BMV: TLEVISA CPO).

Qualifications

Under Mr. Feltheimer’s leadership, Lionsgate has grown into one of the world’s premier independent content platforms, with deep film and television pipelines, a vast library of over 20,000 film and television titles, a valuable portfolio of brands and franchises, and a strong reputation for innovation. As New Lionsgate’s Chief Executive Officer, Mr. Feltheimer will serve as a vital bridge to management’s perspective in New Lionsgate Board discussions, offering critical insights into the business and strategic direction of New Lionsgate. With extensive experience across three major and independent studios in the entertainment industry, Mr. Feltheimer will bring an unparalleled level of strategic and operational expertise to the New Lionsgate Board, a deep understanding of New Lionsgate’s evolving industry, and invaluable relationships within the business and entertainment community.

EMILY FINE*

Age: 51 Proposed New Lionsgate Board Committee Membership: Nominating and Corporate Governance Committee Residence: New York, New York, U.S. * Ethnic/gender diverse member of the New Lionsgate Board

Business Experience

Ms. Fine is a principal of MHR Fund Management, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies in a variety of industries. Ms. Fine joined MHR Fund Management in 2002 and is a member of the firm’s investment committee. Prior to joining MHR Fund Management, Ms. Fine served as Senior Vice President at Cerberus Capital Management, L.P. and also worked at Merrill Lynch in the Telecom, Media & Technology Investment Banking Group, where she focused primarily on media merger and acquisition transactions.

Other Directorships

Ms. Fine has been a director of Lionsgate since November 2015, and a director of LG Studios since May 2024. Ms. Fine also serves on the Board of Directors of Rumie Initiative, a non-profit organization dedicated to providing access to free educational content through digital microlearning.

Ms. Fine will also serve on the Starz Board following completion of the Transactions.

Qualifications

Ms. Fine will bring the New Lionsgate Board a distinct perspective of New Lionsgate’s business operations and provide valuable insight into financial matters. With over 25 years of investment experience, Ms. Fine has worked with numerous companies in the media industry, including, as a principal of MHR Fund Management, working closely with Lionsgate for nearly fifteen years.

Investor Rights Agreement

Ms. Fine will serve as a designee of MHR Fund Management under the New Lionsgate Investor Rights Agreement.

MICHAEL T. FRIES

Age: 62 Proposed New Lionsgate Board Committee Membership: Compensation Committee Residence: Denver, Colorado, U.S.

Business Experience

Mr. Fries has served as the Chief Executive Officer of Liberty Global, plc (“Liberty Global”) (Nasdaq: LBTYA, LBTYB, LBTYK) since June 2005. Mr. Fries was Chief Executive Officer of UnitedGlobalCom LLC (“UGC”) from January 2004 until the businesses of UGC and Liberty Media International, Inc. were combined to form Liberty Global.

Other Directorships

Mr. Fries has been a director of Lionsgate since March 2000, and a director of LG Studios since May 2024. Mr. Fries is also Executive Chairman of Liberty Latin America Ltd. (since December 2017) (Nasdaq: LILA) and a director of Grupo Televisa S.A.B. (since April 2015) (NYSE: TV; BMV: TLEVISA CPO). Mr. Fries serves as a board member of CableLabs®, as a trustee and finance committee member of The Paley Center for Media and as an ICT Governor of the World Economic Forum.

Qualifications

As an executive officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen its growth into a world leader in converged broadband, mobile and video communications and an active investor in cutting-edge infrastructure, content and technology businesses through its $3 billion ventures platform. Liberty Global delivers next generation products through advanced fiber and 5G networks in five core European markets, and currently provides over 85 million connections across Europe and the U.K. Liberty Global’s joint ventures in the U.K. and the Netherlands generate combined annual revenue of over $18 billion, while remaining operations generate consolidated revenue of more than $7 billion. Through its substantial scale and commitment to innovation, Liberty Global is building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower customers and deploying the advanced technologies that nations and economies need to thrive. Mr. Fries’ significant executive experience in building and managing international distribution and programming businesses, in-depth knowledge of all aspects of a global telecommunications business and responsibility for setting the strategic, financial and operational direction for Liberty Global will contribute to the New Lionsgate Board’s consideration of the strategic, operational and financial challenges and opportunities of New Lionsgate’s business, and strengthen the New Lionsgate Board’s collective qualifications, skills and attributes.

Investor Rights Agreement

Mr. Fries will serve as a designee of Liberty under the New Lionsgate Investor Rights Agreement.

JOHN D. HARKEY, JR.

Age: 64 Proposed New Lionsgate Board Committee Membership: Audit & Risk Committee (Chair) Residence: Dallas, Texas, U.S.

Business Experience

Mr. Harkey has served as the principal and founder of JDH Investment Management, LLC, an investment advisory firm, since 2007, and as chairman and chief executive officer of Consolidated Restaurant Operations, Inc., a full-service and franchise restaurant company, since 1998. Mr. Harkey is also co-founder, and serves on the board of directors, of Cessation Therapeutics, a developer of vaccines for addictions to fentanyl, heroin and nicotine, since June 2018. Mr. Harkey is also a co-founder and executive chairman of the board of Dialectic Therapeutics, Inc. which is developing cancer immunotherapies, since November 2018. In addition, he was a co-founder of AveXis, Inc., a biotechnology company, from 2010 until it was acquired in 2018 by Novartis AG, and served as executive chairman from 2010 to 2015. Mr. Harkey holds a B.B.A. in Business Honors from the University of Texas at Austin, a J.D. from the University of Texas School of Law, and an M.B.A. from Stanford Graduate School of Business.

Other Directorships

Mr. Harkey has been a director of Lionsgate since June 2023, a director of LG Studios since May 2024, and a director of Zuora, Inc. (NYSE: ZUO) since April 2024. Mr. Harkey also serves as chairman of privately-held Veterinary Service, Inc., as well as several non-profit organizations. He previously served on the board of directors of Sumo Logic, Inc. until its acquisition by Francisco Partners in May 2023, Loral Space & Communications Inc., until its merger with Telesat Canada in November 2021, and Emisphere Technologies, Inc., until its acquisition by Novo Nordisk in December 2020.

Qualifications

Mr. Harkey has extensive operational experience as a private investor and chief executive in both public and private companies across a wide range of industries. Mr. Harkey’s qualifications and expertise, including executive leadership, global management, business development and strategy, growth and operational scaling, finance and accounting, legal, regulatory and compliance matters, and public company board experience, will be invaluable to the New Lionsgate Board.

Investor Rights Agreement

Mr. Harkey will serve as a designee of MHR Fund Management under the New Lionsgate Investor Rights Agreement.

SUSAN MCCAW*

Age: 62 Proposed New Lionsgate Board Committee Membership: Audit & Risk Committee, Compensation Committee

Business Experience

Ms. McCaw is the President of SRM Capital Investments, a private investment firm. Before this, Ms. McCaw served as President of COM Investments, a position she held from April 2004 to June 2019 except while serving as U.S. Ambassador to the Republic of Austria from November 2005 to December 2007. Prior to April 2004, Ms. McCaw was the Managing Partner of Eagle Creek Capital, a private investment firm investing in private technology companies, a Principal with

Residence: North Palm Beach, Florida, U.S * Ethnic/gender diverse member of the New Lionsgate Board`

Robertson, Stephens & Company, a San Francisco-based technology investment bank, and an Associate in the Robertson Stephens Venture Capital Group. Earlier in her career, Ms. McCaw was a management consultant with McKinsey & Company.

Other Directorships

Ms. McCaw has been a director of Lionsgate since September 2018, a director of LG Studios since May 2024, and a director and member of the Leadership Development and Compensation Committee of Air Lease Corporation (NYSE: AL). Ms. McCaw is the chair of the Hoover Institution and a board member of the Ronald Reagan Presidential Foundation & Institute. She is also a founding board member of the Malala Fund and serves as the chair of the Knight-Hennessy Scholars Global Advisory Board. Ms. McCaw is also Trustee Emerita of Stanford University. Ms. McCaw holds a Bachelor’s Degree in Economics from Stanford University and a Masters of Business Administration from Harvard Business School.

Qualifications

Ms. McCaw will bring a wealth of experience and invaluable relationships in global business and capital markets to the New Lionsgate Board through her private sector background in investment banking and investment management, as well as her distinguished public service as a former U.S. Ambassador. Ms. McCaw’s experience both as an investor and diplomat will bring broad and meaningful insight to the New Lionsgate Board’s oversight of New Lionsgate’s business.

YVETTE OSTOLAZA*

Age: 60

Proposed New Lionsgate Board Committee Membership:

Nominating and Corporate Governance Committee (Chair)

Residence: Dallas, Texas, U.S.

* Ethnic/gender diverse member of the New Lionsgate Board

Business Experience

Since October 2013, Ms. Ostolaza has been a partner at Sidley Austin LLP, an international law firm with 21 offices located in four continents and over $3.3 billion in revenue. She currently serves as Sidley’s Management Committee Chair and as a member of the firm’s Executive Committee. Ms. Ostolaza has also served on a number of nonprofit organizations as a board member or trustee. She regularly advises companies and boards in governance, crisis management, internal investigations, and litigation matters. Ms. Ostolaza was recently named to CNBC’s 2024 inaugural list of 50 “Changemakers: Women Transforming Business” and Forbes 2024 America’s Top 200 Lawyers. She has received awards for her leadership, legal work, and community involvement, including the American Bar Association’s Margaret Brent Award in 2023, Girls, Inc.’s “Woman of Achievement” award, Hispanic National Bar Law Firm Leader of 2022, Texas Lawyer’s Lifetime Achievement Award, and one of 20 “Women of Excellence” nationally by Hispanic Business magazine. In 2018, she received the Anti-Defamation League’s Schoenbrun Jurisprudence Award for her outstanding leadership and exemplary contributions to the community.

Other Directorships

Ms. Ostolaza has been a director of Lionsgate since December 2019 and a director of LG Studios since May 2024.

Qualifications

Ms. Ostolaza has dedicated her career building a global practice advising public and private companies, board committees, and directors and officers in litigation, investigations, shareholder activism, regulatory, governance, and crisis management matters across a wide variety of industries. This breadth of experience will offer invaluable insight and counsel to the New Lionsgate Board’s oversight of New Lionsgate’s business.

MARK H. RACHESKY, M.D.

Age: 66 Proposed New Lionsgate Board Committee Membership: Compensation Committee Residence: New York, NY, U.S.

Business Experience

Dr. Rachesky is Founder and Chief Investment Officer of MHR Fund Management LLC, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies across a variety of industries.

Other Directorships

Dr. Rachesky has been a director of Lionsgate since September 2009, and a director of LG Studios since May 2024. Dr. Rachesky is also the Non-Executive Chairman of the Board of Directors, member of the Nominating Committee and the Human Resources and Compensation Committee of Telesat Corporation (Nasdaq: TSAT), and a director and member of the Nominating Committee, the Corporate Governance Committee and the Compensation Committee of Titan International, Inc. (NYSE: TWI). Dr. Rachesky formerly served on the Board of Directors of Loral Space & Communications Inc. until its merger with Telesat Canada in November 2021, on the Board of Directors of Navistar International Corporation (NYSE: NAV) until its merger with Traton SE in July 2021, and on the Board of Directors of Emisphere Technologies Inc. until it was acquired by Novo Nordisk in December 2020. Dr. Rachesky also serves on the Board of Directors of Mt. Sinai Hospital Children’s Center Foundation, the Board of Advisors of Columbia University Medical Center, as well as the Board of Overseers of the University of Pennsylvania.

Dr. Rachesky will also serve on the Starz Board following completion of the Transactions.

Qualifications

Dr. Rachesky has demonstrated leadership skills as well as extensive financial expertise and broad-based business knowledge and relationships. In addition, as the Chief Investment Officer of MHR Fund Management LLC, with a demonstrated investment record in companies engaged in a wide range of businesses over the last 25 plus years, together with his experience as chair and director of other public and private companies, Dr. Rachesky will bring broad and insightful perspectives to the New Lionsgate Board relating to economic, financial and business conditions affecting New Lionsgate and its strategic direction.

Investor Rights Agreement

Dr. Rachesky will serve as a designee of MHR Fund Management under the New Lionsgate Investor Rights Agreement.

RICHARD ROSENBLATT

Age: 55 Proposed New Lionsgate Board Committee Membership: Nominating and Corporate Governance Committee Residence: Los Angeles, CA, U.S.

Business Experience

Mr. Rosenblatt is a serial entrepreneur who has built, operated, taken public and/or sold several high-profile Internet media companies including Demand Media Inc., Intermix Media, Inc., Myspace LLC and iMall. Mr. Rosenblatt has continued his entrepreneurial journey by co-founding several tech/media companies, such as Whip Media Group (where he served as Chair and Chief Executive Officer from January 2014 to October 2023) and D’Amelio Brands (co-founded in February 2022 with the D’ Amelio family to bring high quality products to their engaged audience), and has entered into the emerging Web3 space. Since February 2021, Mr. Rosenblatt serves as Co-Founder and Co-Chairman of Autograph, a first-of-its-kind experience-driven Web3 platform for sports, with his partner, Tom Brady. In December 2021, Mr. Rosenblatt also Co-Founded and Chaired Adim with Robert McElhenney, a Web3 platform that connects content creators and fans to create the next generation of content networks. Adim is being renamed INCENTION, with a focus on bringing IP to the blockchain for safe and protected development by the IP’s fans/community. Mr. Rosenblatt also serves as senior advisor to a number of firms, including Draft Kings, a16z Crypto and Fifth Down Capital.

Fortune Magazine has recognized him as one of “The 50 Smartest People in Tech” and The Los Angeles Business Journal named Mr. Rosenblatt one of the “Most Admired CEOs.” A southern California native, Mr. Rosenblatt holds a B.A. from UCLA and a J.D. from USC Law School. In 2016, he was inducted into the USC Marshall School of Business Entrepreneurs Hall of Fame.

Other Directorships

Mr. Rosenblatt served on the Board of Directors of Draft Kings from April 2020 to April 2021 (and its predecessor from January 2018 to April 2020).

Qualifications

Mr. Rosenblatt is well qualified to serve on the New Lionsgate Board—his extensive experience as an executive in the media and entertainment industry and experience guiding companies through transformational events, position him to provide valuable strategic insight and leadership to the New Lionsgate Board.

HARRY E. SLOAN

Age: 75 Proposed New Lionsgate Board Committee Membership: Compensation Committee (Chair) Residence: Los Angeles, CA, U.S.

Business Experience

Mr. Sloan is a founder, public company chief executive officer and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC (“Eagle Equity”). Under Mr. Sloan’s leadership, Eagle Equity has acquired and taken public, through special purpose acquisition companies, several digital media companies including, during 2020, DraftKings, Inc. (Nasdaq: DKNG) (“DraftKings”) and Skillz Inc. (NYSE: SKLZ). Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/ Bethesda Game Studios, the award winning studio acquired by Microsoft in March 2021. Mr. Sloan co-founded Soaring Eagle Acquisition Corp., which raised $1.725 billion in its initial public offering in February 2021, and in September 2021, completed its initial business combination with Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) (“Ginkgo”). In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp., which became LG Studios (NYSE: LION) in May 2024. Earlier in his career, Mr. Sloan was Chairman and Chief Executive Officer of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS Broadcasting, S.A. Mr. Sloan was also one of the founding investors of Lionsgate and served as Lionsgate’s Non-Executive Chairman from 2004 to 2005. In May 2023, Mr. Sloan was appointed by President Biden as a member of the United States Holocaust Memorial Council.

Other Directorships

Mr. Sloan has been a director of Lionsgate since December 2021, and a director of LG Studios since May 2024. Mr. Sloan is also a member of the Board of Directors and a member of the Audit Committee of Ginkgo, and Vice Chairman of the Board of Directors and Chair of the Transaction Committee of DraftKings.

Mr. Sloan will also serve on the Starz Board following completion of the Transactions.

Qualifications

Mr. Sloan’s extensive experience as an international media investor, entrepreneur, and studio executive uniquely qualifies him to serve on the New Lionsgate Board. Mr. Sloan’s wealth of strategic and operational expertise will offer valuable insights and will contribute meaningfully to New Lionsgate’s strategic direction and decision-making processes.

Director Independence

It will be the policy of the New Lionsgate Board that, as required by the NYSE listing standards, a majority of directors be “independent” of New Lionsgate and its management. For a director to be deemed “independent,” the New Lionsgate Board will affirmatively determine that the director has no material relationship with New Lionsgate or its affiliates or any member of the senior management of New Lionsgate or his/her affiliates.

Pursuant to New Lionsgate’s expected Corporate Governance Guidelines, the New Lionsgate Board will undertake an annual review of director independence. During the annual review, the New Lionsgate Board will consider transactions and relationships between each director or any member of his/her immediate family and New Lionsgate and its subsidiaries and affiliates. The New Lionsgate Board will also examine transactions and relationships with New Lionsgate between directors or their affiliates and members of New Lionsgate’s senior management or their affiliates. As provided in New Lionsgate’s expected Corporate Governance Guidelines, the purpose of this review will be to determine whether any such relationships or transactions are inconsistent with a determination that the director is “independent.” The Nominating and Corporate Governance Committee of the New Lionsgate Board, with assistance from counsel, will regularly review New Lionsgate’s Corporate Governance Guidelines to ensure their compliance with Canadian law, SEC and NYSE regulations. The full text of New Lionsgate’s Corporate Governance Guidelines will be available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or will be able to be obtained in print, without charge, by any shareholder upon request to New Lionsgate’s Corporate Secretary. The New Lionsgate website and the information to be contained therein or connected thereto are not incorporated into this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

The New Lionsgate Board is expected to affirmatively determine that each of Messrs. Crawford, Fries, Harkey, Rachesky, Rosenblatt and Sloan, and Mmes. Fine, McCaw and Ostolaza are “independent” under New Lionsgate’s Standards for Director Independence, Canadian standards, SEC rules and regulations (for New Lionsgate Audit & Risk Committee members) and the NYSE listing standards (including the enhanced independence requirements for compensation committee members). A number of expected New Lionsgate’s independent board members are currently serving or have served as directors or as members of senior management of other public companies, including LGEC. All of the committees of the New Lionsgate Board are expected to be comprised solely of independent directors, each with a different independent director serving as chair of the committee.

Committees of the New Lionsgate Board

There will be three (3) standing committees of the New Lionsgate Board: an audit & risk committee (the “New Lionsgate Audit & Risk Committee”), a compensation committee (the “New Lionsgate Compensation Committee”) and a nominating and corporate governance committee (the “New Lionsgate Nominating and Corporate Governance Committee”). The New Lionsgate Board is expected to adopt written charters for the New Lionsgate Audit & Risk Committee, the New Lionsgate Compensation Committee and the New Lionsgate Nominating and Corporate Governance Committee, which will be available on New Lionsgate’s investor relations website.

The table below sets forth what will be the standing committees. Each of New Lionsgate’s Audit & Risk, the New Lionsgate Compensation and the New Lionsgate Nominating and Corporate Governance is expected to be composed solely of directors who have been determined by the New Lionsgate Board to be independent in accordance with SEC regulations and Canadian securities laws, NYSE listing standards and New Lionsgate’s Standards for Director Independence (including the heightened independence standards applicable to audit committee members pursuant to Rule 10A-3(b)(i) under the Exchange Act for members of New Lionsgate’s Audit & Risk Committee and the enhanced independent standards applicable to compensation committee members under the NYSE listing standards for members of New Lionsgate’s Compensation Committee).

COMMITTEE	FUNCTIONS
Audit & Risk

The New Lionsgate Audit & Risk Committee will have the responsibilities set forth in the charter of such committee. New Lionsgate anticipates that these responsibilities will include:

•  overseeing the integrity of New Lionsgate’s financial statements, accounting and financial reporting processes;

•  overseeing New Lionsgate’s exposure to risk and compliance with legal and regulatory requirements;

•  overseeing the independent auditor’s qualifications and independence;

•  overseeing the performance of New Lionsgate’s internal audit function and independent auditor;

•  overseeing the development, application and execution of all New Lionsgate’s risk management and risk assessment policies and programs;

•  preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and

•  reviewing and providing oversight over New Lionsgate’s information technology and cybersecurity risk, policies and procedures.

Compensation Committee

The New Lionsgate Compensation Committee will have the responsibilities set forth in the charter of such committee. New Lionsgate anticipates that these responsibilities will include:

•  reviewing, evaluating and making recommendations to the New Lionsgate Board with respect to management’s proposals regarding New Lionsgate’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•  evaluating the performance of and reviewing and approving the level of compensation for New Lionsgate’s Chief Executive Officer and Vice Chair;

•  in consultation with New Lionsgate’s Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of New Lionsgate with compensation arrangements that meet the requirements for New Lionsgate’s Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•  reviewing and recommending for adoption or amendment by New Lionsgate Board and, when required, New Lionsgate’s shareholders, incentive compensation plans and equity compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•  reviewing and recommending to the New Lionsgate Board compensation for New Lionsgate Board and committee members.

COMMITTEE	FUNCTIONS

Nominating and Corporate Governance Committee

The New Lionsgate Nominating and Corporate Governance Committee will have the responsibilities set forth in the charter of such committee. New Lionsgate anticipates that these responsibilities will include:

•  identifying, evaluating and recommending individuals qualified to become members of the New Lionsgate Board, consistent with criteria approved by the New Lionsgate Board;

•  considering and recommending to the New Lionsgate Board the director nominees for each annual general meeting of shareholders, the New Lionsgate Board committees and the Chairpersons thereof;

•  periodically reviewing New Lionsgate’s activities and practices regarding corporate responsibility and environmental, social and related governance matters that are significant to New Lionsgate, oversee New Lionsgate’s public reporting on these topics and receive updates from New Lionsgate’s management committee responsible for significant environmental, social and governance activities;

•  reviewing New Lionsgate’s human capital management policies, programs and initiatives focused on New Lionsgate’s culture, talent development, retention, and diversity and inclusion;

•  developing and recommending to the New Lionsgate Board a set of corporate governance guidelines applicable to New Lionsgate and assisting in the oversight of such guidelines; and

•  overseeing the evaluation of the New Lionsgate Board and management.

How New Lionsgate Makes Pay Decisions and Assesses Its Programs

During New Lionsgate’s fiscal year ended March 31, 2024, New Lionsgate was not an independent company and did not have a compensation committee or any other committee serving a similar function. Decisions as to the compensation of those who currently serve as New Lionsgate’s executive officers were made by Lionsgate, as described in the section of this joint proxy statement/prospectus entitled “Compensation Discussion and Analysis of New Lionsgate.”

Corporate Governance

New Lionsgate intends to be committed to good corporate governance, which it believes will help it compete more effectively and build long-term shareholder value. New Lionsgate will be governed by the New Lionsgate Board and committees of the New Lionsgate Board that meet throughout the year. Directors are expected to discharge their responsibilities at New Lionsgate Board and committee meetings through ongoing communication with each other and with management throughout the year.

Governance is expected to be a continuing focus at New Lionsgate, starting with the New Lionsgate Board and extending to management and all employees. Therefore, the New Lionsgate Board is expected to review New Lionsgate’s policies and business strategies and advise and counsel its Chief Executive Officer and the other executive officers who manage New Lionsgate’s businesses, including actively overseeing and reviewing, on at least an annual basis, New Lionsgate’s strategic plans.

In addition, New Lionsgate intends to solicit feedback from shareholders on corporate governance and executive compensation practices and engage in discussions with various groups and individuals on these matters.

Mandate of the New Lionsgate Board

Under the expected Corporate Governance Guidelines to be established by the New Lionsgate Board, which will include the New Lionsgate Board’s mandate, the New Lionsgate Board expects to have the overall responsibility to review and regularly monitor the effectiveness of New Lionsgate’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. Generally, the New Lionsgate Board is expected to seek to enhance shareholder value over the long term. Once available, the full text of New Lionsgate’s Corporate Governance Guidelines will be available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or will be able to be obtained in print, without charge, by any shareholder upon request to its Corporate Secretary.

Director Orientation and Education

The New Lionsgate Board expects to continue the policies and practices of Lionsgate with respect to director orientation and education, as described in the sections of this joint proxy statement/prospectus entitled “Additional Lionsgate Annual General and Special Meeting Matters—Director Orientation and Education” and “Additional Lionsgate Annual General and Special Meeting Matters—Orientation and Continuing Education.”

Considerations of the Representation of Women on the New Lionsgate Board

New Lionsgate’s Nominating and Corporate Governance Committee is expected to recognize the benefits associated with a diverse board and to take diversity considerations into account when identifying candidates. New Lionsgate’s Nominating and Corporate Governance Committee is expected to utilize a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by New Lionsgate’s Nominating and Corporate Governance Committee, are expected to be reviewed in the context of an assessment of the perceived needs of the New Lionsgate Board at a particular point in time. Prior to the nomination of a new director, New Lionsgate’s Nominating and Corporate Governance Committee is expected to follow prudent practices, such as interviews of the potential nominee conducted by members of the New Lionsgate Board and senior management. There are currently expected to be three (3) female directors on the New Lionsgate Board at the time of the completion of the Transactions.

New Lionsgate Board, Committee and Director Evaluations

Under the expected Corporate Governance Guidelines and a charter of the Nominating and Corporate Governance Committee to be established by the New Lionsgate Board, New Lionsgate’s Nominating and Corporate Governance Committee will oversee an annual evaluation of the performance of the New Lionsgate Board, its committees and each director in order to assess the overall effectiveness of the New Lionsgate Board and its committees, director performance and board dynamics. The evaluation process is intended to be designed to facilitate ongoing, systematic examination of the New Lionsgate Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is expected to be considered each year when the directors stand for re-nomination. Detailed surveys are expected to be used for the evaluations conducted for the New Lionsgate Board and each committee. The surveys are expected to be designed to provide information pertaining to the competencies, behaviors and effectiveness of the New Lionsgate Board, the committees and the directors, and suggested areas for improvement.

Director Selection Process

Shareholder Recommendations for New Lionsgate Director Nominees and Other Proposals

•

Shareholder recommendations for New Lionsgate director nominees are welcome and will be sent to the Chair of New Lionsgate’s Nominating and Corporate Governance Committee. At the time a shareholder makes a recommendation the shareholder must provide:

•	As to the shareholder who makes the recommendation (the “nominating shareholder”):

•	the name and address of the nominating shareholder;

•	the class or series and number of shares of New Lionsgate that are owned beneficially or of record by the nominating shareholder;

•

details of any proxy, contract, arrangement, or relationship pursuant to which the nominating shareholder, its affiliates or associates, or any person acting jointly or in concert with the nominating shareholder has interests or rights related to the voting of shares of New Lionsgate; and

•	if a shareholder recommending a candidate is not a record holder, the shareholder must provide evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2);

•	As to the candidate(s):

•	the name, age, business address and residential address of the candidate(s);

•	the principal occupation or employment of the candidate(s);

•	the class or series and number of shares of New Lionsgate that are owned beneficially or of record by the candidate(s);

•	Proof of the candidate’s consent to serve on the New Lionsgate Board if nominated and elected;

•	Proof of the candidate’s agreement to complete, upon request, any questionnaire(s) customary for New Lionsgate’s directors; and

•	If a shareholder recommending a candidate is not a record holder, the shareholder must provide evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

Shareholders submitting proposals pursuant to Rule 14a-8 promulgated under the Exchange Act must also satisfy other procedural and qualification requirements set forth in Rule 14a-8. Shareholder proposals or recommendations for director nominees submitted in accordance with the BC Act and the New Lionsgate Articles to be presented at an annual general meeting of shareholders must be received by New Lionsgate’s Corporate Secretary at its registered office at 250 Howe Street, 20th Floor, Vancouver, BC V6C 3R8 no later than thirty (30) days prior to the date of the annual general meeting or, in the case of a special meeting, not later than the close of business on the fifteenth day following the first public announcement of the date of the special meeting. Such proposals must comply with the BC Act and the notice and informational requirements of the advance notice procedures for the nomination of directors as described more fully in the New Lionsgate Articles.

Term Limits and New Lionsgate Board Renewal

New Lionsgate does not expect to establish term limits, as it believes that directors who will develop insight into New Lionsgate and its operations over time will provide an increasing contribution to the New Lionsgate Board as a whole. To ensure the New Lionsgate Board continues to generate new ideas and operate effectively, the New Lionsgate Nominating and Corporate Governance Committee is expected to evaluate individual New Lionsgate Board member performance and take steps as necessary regarding continuing director tenure.

For instructions on how shareholders may submit recommendations for director nominees to the New Lionsgate Nominating and Corporate Governance Committee, see “Information About New Lionsgate After the

Transactions—Governance—Shareholder Communications with the New Lionsgate Board.” The New Lionsgate Nominating and Corporate Governance Committee will assess the director nominees recommended by shareholders using the criteria as described above.

The New Lionsgate Board’s Role in Risk Oversight

New Lionsgate’s management will be responsible for communicating material risks to the New Lionsgate Board and its committees, who will provide oversight over the risk management practices implemented by management. The New Lionsgate Board and committee reviews will occur principally through the receipt of reports from New Lionsgate’s management on these areas of risk and discussions with management regarding risk assessment and risk management. The New Lionsgate Board expects to continue the policies and practices of Lionsgate with respect to risk oversight as described in the section of this joint proxy statement/prospectus entitled “Information About New Lionsgate After the Transactions—Environmental, Social Responsibility and Human Capital Matters.”

Code of Conduct and Ethics

New Lionsgate will have a Code of Business Conduct and Ethics that will apply to all its directors, officers and employees (and, where applicable, to its suppliers, vendors, contractors and agents) and will be available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or will be able to be obtained in print, without charge, by any shareholder upon request to New Lionsgate’s Corporate Secretary. New Lionsgate will disclose on its investor relations website any waivers of, or amendments to, the code that applies to New Lionsgate’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or persons performing similar functions. The code will be administered by New Lionsgate’s compliance officer, or his/her designee, and New Lionsgate’s Office of the General Counsel, and will be overseen by New Lionsgate’s Nominating and Corporate Governance Committee. The New Lionsgate investor relations website and the information contained therein or connected thereto are not incorporated into this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

Shareholder Communications with the New Lionsgate Board

New Lionsgate recognizes the importance of providing New Lionsgate’s shareholders and interested parties with a means of direct communication with the members of the New Lionsgate Board. Shareholders and interested parties who would like to communicate with the chair of the New Lionsgate Board or New Lionsgate’s non-employee directors will be able to do so by writing to the New Lionsgate Board or New Lionsgate’s non-employee directors, care of New Lionsgate’s Corporate Secretary, at New Lionsgate’s principal executive office. The full text of New Lionsgate’s Policy on Shareholder Communications will be available on New Lionsgate’s investor relations website at https://investors.lionsgate.com. The New Lionsgate investor relations website and the information to be contained therein or connected thereto are not incorporated into this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

New Lionsgate 2025 Plan Information

It is expected that in connection with the with the completion of the Transactions, New Lionsgate will assume and adopt the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the New Lionsgate 2025 Plan, effective at the completion of the Transactions, as further described in this joint proxy statement/prospectus. New Lionsgate is assuming and adopting the New Lionsgate 2025 Plan to effectuate the conversion of certain outstanding awards in the Transactions, as well as a vehicle to grant equity-based and cash compensation following the Transactions to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and its shareholders.

Summary Description of the New Lionsgate 2025 Plan

The principal terms of the New Lionsgate 2025 Plan are summarized below. The following summary is qualified in its entirety by the full text of the New Lionsgate 2025 Plan, which appears as Exhibit 10.5 to this joint proxy statement/prospectus. It is expected that the New Lionsgate 2025 Plan will be approved prior to the Transactions by the New Lionsgate Board and by LGEC, as the sole shareholder of New Lionsgate, and be effective as of the date of the Transactions, subject to the approval of the holders of LGEC Class A shares as further described in this joint proxy statement/prospectus. The closing price of one LGEC Class A share on the NYSE on March 12, 2025 was $9.40, the closing price of one LGEC Class B share on the NYSE on March 12, 2025 was $8.39, and the closing price of one LG Studios common share on Nasdaq on March 12, 2025 was $7.72. The prices are not of New Lionsgate new common shares subsequent to the Transactions.

Administration. The New Lionsgate Board or one or more committees appointed by the New Lionsgate Board will administer the New Lionsgate 2025 Plan. It is expected that the New Lionsgate Board will delegate general administrative authority for the New Lionsgate 2025 Plan to the New Lionsgate Compensation Committee. The New Lionsgate Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the New Lionsgate 2025 Plan. (The appropriate acting body, be it the New Lionsgate Board, a committee within its delegated authority, or another person within his or her delegated authority, is referred to in this summary as the “New Lionsgate 2025 Plan Administrator”).

The New Lionsgate 2025 Plan Administrator has broad authority under the New Lionsgate 2025 Plan including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

•

to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•

to determine any applicable vesting and exercise conditions for awards (including any applicable time-based and/or performance-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of stock options and share appreciation rights to the maximum term of the award);

•	to cancel, modify, or waive New Lionsgate’s rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding awards, subject to any required consents;

•	subject to the other provisions of the New Lionsgate 2025 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•

to determine the method of payment of any purchase price for an award or New Lionsgate new common shares delivered under the New Lionsgate 2025 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already owned New Lionsgate new common shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the New Lionsgate 2025 Plan Administrator may authorize, or any other form permitted by law;

•

to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the New Lionsgate 2025 Plan Administrator deems necessary or advisable to comply with laws in the countries where New Lionsgate or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the New Lionsgate 2025 Plan; and

•

to construe and interpret the New Lionsgate 2025 Plan, make rules for the administration of the New Lionsgate 2025 Plan, and make all other determinations for the administration of the New Lionsgate 2025 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the New Lionsgate 2025 Plan Administrator (1) amend an outstanding stock option or share appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for a stock option or share appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the New Lionsgate 2025 Plan will include officers or employees of New Lionsgate or any of its subsidiaries and certain consultants and advisors to New Lionsgate or any of its subsidiaries. As of March 7, 2025, approximately 1,175 officers and employees of New Lionsgate and its subsidiaries, and nine (9) members of the New Lionsgate Board who will not be employed by New Lionsgate or any of its subsidiaries, will be considered eligible under the New Lionsgate 2025 Plan. Additionally, approximately 45 consultants and advisors of New Lionsgate or any of its subsidiaries will be considered eligible under the New Lionsgate 2025 Plan.

In addition, pursuant to the terms of the Employee Matters Agreement, certain employees, officers and directors of New Lionsgate and Starz and former employees of New Lionsgate and Starz will receive awards under the New Lionsgate 2025 Plan issued in connection with the adjustment of outstanding LGEC equity-based compensation awards upon the closing of the Transactions (the “New Lionsgate Adjusted Awards”). For the avoidance of doubt, the “awards” or “award” referred to in this summary shall include the New Lionsgate Adjusted Awards (which shall be deemed granted hereunder for all purposes hereof) and the “participants” or “participant” referred to in this summary shall include the holders of the New Lionsgate Adjusted Awards, in each case unless otherwise expressly provided herein. For a more detailed description of the treatment of Lionsgate equity awards in connection with the Transactions, see “The Transactions—Treatment of Lionsgate Equity Awards.”

Aggregate Share Limit. The maximum number of New Lionsgate new common shares that may be issued or transferred pursuant to awards, including New Lionsgate Adjusted Awards, under the New Lionsgate 2025 Plan will equal 58,000,000 (referred to in this summary as the “New Lionsgate 2025 Plan Share Limit”).

New Lionsgate new common shares are available for issuance under the New Lionsgate 2025 Plan, as determined by the New Lionsgate 2025 Plan Administrator in its sole discretion and set forth in the applicable award agreement.

Additional Share Limits. The following other limits, which do not apply to New Lionsgate Adjusted Awards, are also contained in the New Lionsgate 2025 Plan. For the avoidance of doubt, such rules will apply to other new awards granted under the New Lionsgate 2025 Plan on or after the Transactions.

These limits are in addition to, and not in lieu of, the New Lionsgate 2025 Plan Share Limit for the New Lionsgate 2025 Plan described above.

•

The maximum number of New Lionsgate new common shares that may be delivered pursuant to stock options qualified as incentive stock options granted under the New Lionsgate 2025 Plan is 10,000,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the New Lionsgate 2025 Plan will also count against the overall New Lionsgate 2025 Plan Share Limit above.)

•

The maximum grant date fair value for awards granted to a non-employee director under the New Lionsgate 2025 Plan during any one calendar year is $400,000, except that this limit will be $600,000 as to (1) a non-employee director who is serving as the independent chair of the New Lionsgate Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the New Lionsgate Board; provided that these limits will not apply to retainer and meeting fees that the non-employee director may elect to receive in the form of either cash or shares. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in New Lionsgate’s financial reporting. This limit will not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of New Lionsgate or one of its subsidiaries. This limit will apply on an individual basis and not on an aggregate basis to all non- employee directors as a group.

Share-Limit Counting Rules. The New Lionsgate 2025 Plan Share Limit of the New Lionsgate 2025 Plan is subject to the following rules (for avoidance of doubt, such rules will apply to the New Lionsgate Adjusted Awards as well as to new awards granted under the plan on or after the Transactions):

•

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the New Lionsgate 2025 Plan will not be counted against the New Lionsgate 2025 Plan Share Limit and will again be available for subsequent awards under the New Lionsgate 2025 Plan.

•

To the extent that shares are delivered pursuant to the exercise of a share appreciation right granted under the New Lionsgate 2025 Plan, the number of underlying shares which are actually issued in payment of the award will be counted against the New Lionsgate 2025 Plan Share Limit. (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares will be counted against the New Lionsgate 2025 Plan Share Limit with respect to such exercise.)

•

Shares that are exchanged by a participant or withheld by New Lionsgate as full or partial payment in connection with any award granted under the New Lionsgate 2025 Plan (including as to payment of the exercise price of a stock option), as well as any shares exchanged by a participant or withheld by New Lionsgate to satisfy the tax withholding obligations related to any award granted under the New Lionsgate 2025 Plan, will not be counted against the New Lionsgate 2025 Plan Share Limit and will again be available for subsequent awards under the New Lionsgate 2025 Plan.

•

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the New Lionsgate 2025 Plan Share Limit and will again be available for subsequent awards under the New Lionsgate 2025 Plan.

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In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the New Lionsgate 2025 Plan Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when New Lionsgate pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the New Lionsgate 2025 Plan Share Limit.) Except as otherwise provided by the New Lionsgate 2025 Plan Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the New Lionsgate 2025 Plan other than the aggregate New Lionsgate 2025 Plan Share Limit.

In addition, the New Lionsgate 2025 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of New Lionsgate through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the New Lionsgate 2025 Plan. New Lionsgate may not increase the applicable share limits of the New Lionsgate 2025 Plan by repurchasing New Lionsgate new common shares on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The New Lionsgate 2025 Plan authorizes stock options, share appreciation rights, stock bonuses and other forms of awards granted or denominated in New Lionsgate new common shares or units of New Lionsgate new common shares, as well as cash bonus awards. The New Lionsgate 2025 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase New Lionsgate new common shares at a future date at a specified price per share (the “exercise price”). The per share exercise price of a stock option generally may not be less than the fair market value of a share of New Lionsgate new common shares on the date of grant (except in the case of New Lionsgate Adjusted Awards). The maximum term of a stock option is ten years from the date of grant. A stock option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the New Lionsgate 2025 Plan. Incentive stock options may solely be granted to employees of New Lionsgate or a subsidiary.

A share appreciation right (also referred to as a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a New Lionsgate new common share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the New Lionsgate 2025 Plan Administrator at the time of grant of the SAR and generally may not be less than the fair market value of a share of New Lionsgate new common shares on the date of grant (except in the case of New Lionsgate Adjusted Awards). SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

The other types of awards that may be granted under the New Lionsgate 2025 Plan include, without limitation, stock bonuses, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the New Lionsgate 2025 Plan (including awards of stock options and share appreciation rights) may be fully vested at grant or may be subject to time- and/or performance-based vesting requirements.

Each New Lionsgate Adjusted Award shall be subject to the terms and conditions of the applicable Prior Plan and award agreement to which such award was subject immediately prior to the closing of the Transactions, subject to the adjustment of such award approved by the Lionsgate Compensation Committee prior to the Transactions and the terms of the Employee Matters Agreement; provided that following the closing of the Transactions, each such award shall relate solely to New Lionsgate new common shares and shall be administered by the New Lionsgate 2025 Plan Administrator in accordance with the administrative procedures in effect under the New Lionsgate 2025 Plan.

Dividend Equivalents; Deferrals. The New Lionsgate 2025 Plan Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The New Lionsgate 2024 Plan Administrator may provide that awards under the New Lionsgate 2025 Plan (other than options or SARs), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding New Lionsgate new common shares; provided that any dividend equivalent rights granted in connection with a portion of an award granted under the New Lionsgate 2025 Plan that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which New Lionsgate does not survive (or does not survive as a public company in respect of its New Lionsgate new common shares), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of New Lionsgate, awards then-outstanding under the New Lionsgate 2025 Plan will not automatically become fully vested pursuant to the provisions of the New Lionsgate 2025 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the New Lionsgate 2025 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the New Lionsgate 2025 Plan Administrator may provide for in an applicable award agreement. The New Lionsgate 2025 Plan Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the New Lionsgate 2025 Plan. For example, the New Lionsgate 2025 Plan Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the New Lionsgate 2025 Plan, awards under the New Lionsgate 2025 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The New Lionsgate 2025 Plan Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the New Lionsgate 2025 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of unusual or extraordinary corporate transactions including mergers, combinations, recapitalizations, stock splits, spin-offs, split-ups or similar extraordinary dividend or distribution in respect of New Lionsgate new common shares or any exchange of New Lionsgate new common shares or any other securities of New Lionsgate, or any similar transaction.

No Limit on Other Authority. The New Lionsgate 2025 Plan does not limit the authority of the New Lionsgate Board or any committee to grant awards or authorize any other compensation, with or without reference to the New Lionsgate new common shares, under any other plan or authority.

Termination of or Changes to the New Lionsgate 2025 Plan. The New Lionsgate Board may amend or terminate the New Lionsgate 2025 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the New Lionsgate Board. Unless terminated earlier by the New Lionsgate Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the New Lionsgate 2025 Plan will terminate on the day before the tenth anniversary of the date of the closing of the Transactions. Outstanding awards, as well as the New Lionsgate 2025 Plan Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the New Lionsgate 2025 Plan. Generally speaking, outstanding awards may be amended by the New Lionsgate 2025 Plan Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Overhang. “Overhang” refers to the number of LGEC common shares that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of LGEC Class A shares and LGEC Class B shares that were subject to outstanding restricted share unit awards granted under the Prior Plans (including the Lionsgate 2023 Plan), that were subject to outstanding stock options and SARs granted under the Prior Plans (including the Lionsgate 2023 Plan), and that were then available for new award grants under the Lionsgate 2023 Plan, in each case as of March 31, 2024 and as of December 31, 2024. The number of LGEC common shares subject to restricted share unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of LGEC common shares covered by those awards. For awards subject to performance-based vesting requirements, unless otherwise stated, the number of shares presented is based on the target level of performance (which is also the maximum number of shares that may be issued under the award). Performance-based awards approved by the Lionsgate Compensation Committee under the Prior Plans for which the performance goals have not yet been established (and accordingly are not treated as “granted” for accounting purposes until the relevant performance goals have been set) have nevertheless been included in the awards that are outstanding as of a particular date.

	As of March 31, 2024	As of December 31, 2024
LGEC Class A shares subject to outstanding restricted share unit awards (excluding performance-based vesting awards)	104,212	98,319
LGEC Class B shares subject to outstanding restricted share unit awards (excluding performance-based vesting awards)	8,752,692	10,148,083
LGEC Class A shares subject to outstanding performance-based vesting restricted share unit awards	0	0
LGEC Class B shares subject to outstanding performance-based vesting restricted share unit awards	8,428,547	9,857,518
LGEC Class A shares subject to outstanding stock options and SARs (excluding performance-based vesting awards)	2,210,749	2,183,112
LGEC Class B shares subject to outstanding stock options and SARs (excluding performance-based vesting awards)	12,986,417	10,752,213
LGEC Class A shares subject to outstanding performance-based vesting stock options and SARs	197,510	110,503
LGEC Class B shares subject to outstanding performance-based vesting stock options and SARs	4,831,062	4,741,247
Shares available for new award grants under Lionsgate 2023 Plan	15,400,717	9,998,262

Burn Rate. “Burn Rate” refers to the number of shares that are subject to awards that Lionsgate grants over a particular period of time, expressed as a percentage of Lionsgate’s total number of issued and outstanding shares. The weighted-average number of LGEC common shares issued and outstanding in each of the last three fiscal years was 224,102,992 shares issued and outstanding in fiscal 2022; 227,864,061 shares issued and outstanding in fiscal 2023; and 233,648,866 shares issued and outstanding in fiscal 2024. The number of LGEC common shares issued and outstanding as of March 31, 2024 and December 31, 2024 was 235,321,372 and 240,397,715 shares, respectively.

The total number of LGEC common shares subject to awards that Lionsgate granted under the Prior Plans in each of the last three fiscal years, and to date (as of December 31, 2024) for fiscal 2025, are set forth below. (For purposes of this discussion of Burn Rate, awards with respect to LGEC Class A shares and LGEC Class B shares are included together as LGEC common shares.)

•	5,110,689 shares in fiscal 2022 (which was 2.28% of the weighted-average number of LGEC common shares issued and outstanding in fiscal 2022), of which 2,674,282 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 1,662,107 shares were subject to performance-based vesting restricted share unit awards, 88,136 shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and 686,164 shares were subject to performance-based vesting stock options and SARs;

•

11,399,640 shares in fiscal 2023 (which was 5.00% of the weighted-average number of LGEC common shares issued and outstanding in fiscal 2023), of which 7,789,656 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 2,478,200 shares were subject to performance-based vesting restricted share unit awards, no shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and 1,131,784 shares were subject to performance-based vesting stock options and SARs; and

•

8,855,148 shares in fiscal 2024 (which was 3.79% of the weighted-average number of LGEC common shares issued and outstanding in fiscal 2024), of which 5,989,880 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 2,615,268 shares were subject to performance-based vesting restricted share unit awards, 250,000 shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and no shares were subject to performance-based vesting stock options and SARs; and

•

9,815,336 shares in fiscal 2025 through December 31, 2024 (which was 4.08% of the number of LGEC common shares issued and outstanding on December 31, 2024), of which 5,948,833 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 3,861,187 shares were subject to performance-based vesting restricted share unit awards and 5,316 shares were subject to stock options and SARs (no shares were subject to performance-based vesting stock options and SARs).

Thus, the total number of LGEC common shares subject to awards granted under the Prior Plans per year over the last three fiscal years (fiscal 2022, 2023 and 2024) has been, on average, 3.69% of the weighted-average number of LGEC common shares issued and outstanding for the corresponding year.

For purposes of this “Burn Rate” presentation, performance-based vesting awards have been included in the fiscal year in which the award became eligible to vest based on achievement of the applicable performance goals (i.e., the fiscal year in which the applicable performance period ended).

Federal Income Tax Consequences of Awards under the New Lionsgate 2025 Plan

The U.S. federal income tax consequences of the New Lionsgate 2025 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the New Lionsgate 2025 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the employer is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the stock option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the employer is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the New Lionsgate 2025 Plan generally follow certain basic patterns: bonuses, SARs, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, New Lionsgate will generally have a corresponding deduction at the time the participant recognizes income. If an award is accelerated under the New Lionsgate 2025 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), New Lionsgate may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the U.S. Internal Revenue Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to certain “covered employees” as defined in Section 162(m) of the Code. This may result in all or a portion of the awards (including amounts attributable to equity based and other incentive awards) granted under the New Lionsgate 2025 Plan to “covered employees” failing to be deductible by New Lionsgate for federal income tax purposes.

Specific Benefits under the New Lionsgate 2025 Plan

Because awards under the New Lionsgate 2025 Plan will be granted at the discretion of the New Lionsgate Compensation Committee, it is not possible to determine and disclose the amount of future awards that may be granted to directors and executive officers. The New Lionsgate Compensation Committee has not approved any awards under the New Lionsgate 2025 Plan that are conditioned upon shareholder approval of the New Lionsgate 2025 Plan.

Information Regarding Outstanding Awards under the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan

The following table sets forth the awards granted under the Lionsgate 2023 Plan as of December 31, 2024 which will be assumed and adopted by New Lionsgate and amended and restated as the New Lionsgate 2025 Plan. Certain awards outstanding under the equity plans of Lionsgate, including awards outstanding under the Lionsgate 2023 Plan immediately prior to the Transactions held by a New Lionsgate Employee or by a former employee of Lionsgate (regardless of the division in which such former employee served), will be adjusted and converted into an award of New Lionsgate under the New Lionsgate 2025 Plan. Any shares that are issued with respect to these converted awards denominated in shares of New Lionsgate common stock will reduce the number of shares available for issuance pursuant to future equity-based awards under the New Lionsgate 2025 Plan. Certain awards outstanding under the equity plans of Lionsgate, including awards outstanding under the Lionsgate 2023 Plan immediately prior to the Transactions held by a Starz Employee, will become adjusted and converted into an award of Starz under the Starz 2025 Plan and will not reduce the number of shares available for issuance under the New Lionsgate 2025 Plan. For more detailed description of the treatment of the Lionsgate equity in connection with the Transactions, see “The Transactions—Treatment of Lionsgate Equity Awards.”

Lions Gate Entertainment Corp. 2023 Performance Incentive Plan
Name and position	Positions	Number of Options Granted	SARs	Stock Unit Awards	Restricted Stock Unit Awards	Restricted Stock Units Subject to Performance Goals(1)
Named Executive Officers
Jon Feltheimer	Chief Executive Officer	—	—	—	535,264	535,264
Michael Burns	Vice Chair	—	—	—	321,159	321,159
James W. Barge	Chief Financial Officer	—	—	—	200,724	200,724
Brian Goldsmith	Chief Operating Officer	—	—	—	187,343	187,343
Bruce Tobey	Executive Vice President and General Counsel	—	—	—	69,584	69,584
All current executive officers as a group (5 persons)		—	—	—	1,314,074	1,314,074
All current non-executive directors as a group (10 persons)		—	—	—	192,780	—
Each associate of any such directors, executive officers or nominees		—	—	—	—	—
Each nominee for election as a director
Gordon Crawford	Director	—	—	—	19,278	—
Emily Fine	Director	—	—	—	19,278	—
Michael T. Fries	Director	—	—	—	0	—
John D. Harkey, Jr.	Director	—	—	—	19,278	—
Susan McCaw	Director	—	—	—	19,278	—
Yvette Ostolaza	Director	—	—	—	19,278	—
Mark H. Rachesky, M.D.	Director	—	—	—	19,278	—
Richard Rosenblatt	Director	—	—	—	0	—
Harry E. Sloan	Director	—	—	—	19,278	—
Each other person who received 5% of such options		—	—	—	—	—
All employees, excluding current executive officers and other named executive officers		5,316	—	—	4,231,305	4,148,772

(1)

These amounts, for the Lionsgate 2023 Plan, are restricted share unit awards that have been approved by LGEC, but for which the performance goals had not yet been established as of December 31, 2024. Such awards are considered by LGEC to be outstanding but will not be treated as “granted” for accounting purposes until the relevant performance goals have been set.

Equity Compensation Plan Information of Lionsgate

Lionsgate currently maintains four equity compensation plans: the Lionsgate 2023 Plan, the Lionsgate 2019 Plan, the Lionsgate 2017 Plan and the Lionsgate 2012 Plan. No new awards may be granted under the Lionsgate 2019 Plan, the Lionsgate 2017 Plan or the Lionsgate 2012 Plan.

The following table sets forth, for each of Lionsgate’s equity compensation plans, the number of shares subject to outstanding awards, the weighted-average exercise price of outstanding stock options and SARs, and the number of shares remaining available for future award grants as of March 31, 2024.

Plan category	Number of LGEC common shares to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of LGEC common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by shareholders	37,511,189	(1)	$14.84	17,534,818	(2)
Equity compensation plans not approved by shareholders	—		—	—
Total	37,511,189	(1)	$14.84	17,534,818

(1)

Of these shares, 8,192,710 shares were subject to stock options and SARs then outstanding under the 2019 Plan, 6,273,881 shares were subject to stock options and SARs then outstanding under the Lionsgate 2017 Plan, 5,759,147 shares were subject to stock options and SARs then outstanding under the Lionsgate 2012 Plan. In addition, this number includes 17,274,120 shares that were subject to outstanding stock unit awards granted under the Lionsgate 2019 Plan, 1,599 shares that were subject to outstanding stock unit awards granted under the Lionsgate 2017 Plan, and 9,732 shares that were subject to outstanding stock unit awards granted under the Lionsgate 2012 Plan. These amounts include, for the Lionsgate 2019 Plan, 4,068,883 shares subject to outstanding restricted share unit awards that have been approved by Lionsgate, but for which the performance goals had not yet been established as of March 31, 2024. Such awards are considered by Lionsgate to be outstanding but will not be treated as “granted” for accounting purposes until the relevant performance goals have been set; accordingly, they were not included in the awards reported as outstanding in the notes to the financial statements in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024, as the relevant performance goals had not been set at that time.

Effective May 7, 2020, Lionsgate accepted for exchange outstanding stock options and SARs with respect to 5,319,468 LGEC common shares (4,660,184 of which shares were subject to stock options and SARs that were granted under the Lionsgate 2017 Plan or the Lionsgate 2012 Plan) and granted stock options and SARs with respect to 902,203 LGEC common shares under the Lionsgate 2019 Plan in exchange for those stock options and SARs.

(2)

All of these shares were available for award grant purposes under the Lionsgate 2023 Plan. The shares available under the Lionsgate 2023 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the Lionsgate 2023 Plan including stock options, share appreciation rights, restricted stock, restricted share units, stock bonuses and performance shares.

Environmental, Social and Governance

The New Lionsgate Board believes that social responsibility and human capital matters are vital to New Lionsgate’s organizational health and intends to be committed to a positive corporate culture, diversity, equal opportunity, inclusion, talent acquisition, retention, employee satisfaction and engagement, with the tone set from the top. New Lionsgate expects to report on social responsibility and human capital matters at each regularly scheduled New Lionsgate Board meeting and periodically throughout the year.

Environmental, Social Responsibility and Human Capital Matters

Diversity, Equity and Inclusion

•

New Lionsgate will be dedicated to pursuing and embracing diverse talent and perspectives across all aspects of its business and community, to empower all people, regardless of their gender, age, race, national origin, disability, color, religion, sexual orientation, gender identity and/or expression, veteran status, or any other characteristic.

•

New Lionsgate’s Chief Diversity Officer will partner with the New Lionsgate leadership team across all of its businesses to effect changes in recruitment, hiring, promotions, policies and culture, and to orchestrate a company-wide response to issues of inequality and workforce disparity.

•	New Lionsgate expects to maintain the following recruitment and hiring initiatives:

•	Internship Programs: New Lionsgate expects to maintain an internship program designed to increase inclusion across the entertainment industry.

•

Inclusive Hiring Process: New Lionsgate expects to implement inclusive hiring practices with the goal of ensuring that it is attracting the best talent in the industry through an equitable, inclusive, and accessible approach. Key components of the framework are expected to include bias free job descriptions, inclusive hiring training, external diversity partners, diverse candidate slates, and diverse, cross-functional interview panels.

•

Supplier Diversity and Inclusion Program: The mission of New Lionsgate’s Supplier Diversity and Inclusion Program will be to actively establish relationships with diverse businesses and to continuously strive to increase spend with diverse suppliers, while seeking to deliver more competitive pricing, quality, service, innovation and creativity in procurement of services. New Lionsgate believes that this initiative will have the potential to increase the breadth of New Lionsgate’s vendor pool, while creating greater economic opportunity for diverse suppliers. New Lionsgate’s Code of Business Conduct and Ethics will govern conduct with, and apply to, its suppliers, vendors, contractors and agents, as applicable.

Employee Resource Groups

•

New Lionsgate plans to provide its employees with the opportunity to form an array of Employee Resource Groups (“ERGs”) which will offer them the chance to build community and enhance a cross-cultural presence at New Lionsgate and an opportunity to enhance cross-cultural awareness, develop leadership skills and network across New Lionsgate’s various business units and levels. The ERGs will be voluntary, employee-led groups that foster a diverse, engaging, and inclusive workplace.

•	New Lionsgate Early Career Group will aim to inspire curiosity and networking to foster growth for professionals in early stages of their careers.

•

New Lionsgate Multicultural Employee Resource Groups expects to advocate for a more inclusive workplace and entertainment landscape through programs that educate, activate and celebrate multicultural diversity and its global impact. These are expected to include resource groups from the Asian American Pacific Islander community, the Black community and the Latine and Hispanic community.

•

New Lionsgate Parents and Caregivers Group will aim to bring together parents, expecting parents, caregivers, and allies to ensure New Lionsgate’s community fosters an environment that supports all families.

•	New Lionsgate Pride is expected to support, develop and inspire future LGBTQ+ leaders within New Lionsgate and the industry.

•

New Lionsgate Vets is expected to create a community of veterans and their supporters working together to enhance veteran presence and engage the industry from the unique perspective of a military background.

•

New Lionsgate Women’s Empowerment Together Group will create a community that will seek to improve the prominence of female leaders and empowers women at all levels within New Lionsgate and the industry.

Community Involvement

•

New Lionsgate plans to act responsibly and seek to make a positive difference in the local and global community through Lionshares, New Lionsgate’s volunteer program that will seek to provide opportunities for employees to partner with a diverse range of charitable organizations.

•

New Lionsgate plans to maintain a Corporate Sponsorship Committee that prioritizes corporate philanthropic initiatives throughout Lionsgate, focusing particularly on organizations and activities related to diversity and poverty in order to increase New Lionsgate’s impact and to develop meaningful relationships with a core group of organizations and events.

•

New Lionsgate plans to encourage employees to volunteer for and serve on boards of non-profit organizations and plans to be committed to the philanthropic contributions of New Lionsgate’s employees and plans to provide for corporate matching to eligible non-profit organizations.

Engagement

•	New Lionsgate plans to conduct an annual employee engagement survey through an independent third party.

•	New Lionsgate expects that its employees will complete performance management conversations at set points throughout the year focusing on goals, development, feedback and well-being.

•

New Lionsgate plans to offer a confidential, voluntary Self-ID initiative, allowing employees the opportunity to voluntarily share parts of their identity so that New Lionsgate can better understand the full diversity of its workforce and continuously improve the experiences for all employees.

Training and Development

•

New Lionsgate plans to conduct annual employee training on anti-harassment, privacy and information technology security, the Foreign Corrupt Practices Act, as well as manager and diversity, equity and inclusion trainings.

•	New Lionsgate plans to provide training and development to all employees, focusing on career development, professional development and industry knowledge.

Employee Benefits and Programs

•

New Lionsgate plans to offer a comprehensive benefits package which includes health, dental and vision insurance, disability and life insurance, family forming benefits, mental health support, resources for caregiving (children and adult family), online fitness and meditation classes, and new parent coaching.

•

New Lionsgate plans to offer programs to develop and enrich the employee experience with offerings such as tuition reimbursement, leadership development programs, mentorship, and additional programs to help support specific populations (e.g., historically excluded groups, minorities, women, parents, LGBTQ+).

Inclusive Content

•

New Lionsgate plans to continue Lionsgate’s mission to develop an inclusive content strategy (through an inclusive creative strategy, an inclusive marketing strategy and inclusive business strategy) that drives growth by centering on an increasingly diverse audience and providing thought leadership that builds greater capacity for inclusion.

•	By amplifying narratives by, about and for women and underrepresented audiences, New Lionsgate is expected to strive to create an empowering space that welcomes all creatives to tell their stories.

Corporate, Environmental and Social Responsibility

•

New Lionsgate intends to protect its social, financial, informational, environmental, and reputational assets and make it a priority to operate New Lionsgate business in a responsible and sustainable manner.

•

Engaging in a responsible manner will not only help New Lionsgate manage risks and maximize opportunities, but will also help New Lionsgate understand and manage its social, environmental, and economic impact that will enable New Lionsgate to contribute to society’s wider goal of sustainable development. This includes, but is not limited to, conducting business in a socially responsible and ethical manner, supporting human rights, and committing to environmental sustainability.

•	In all its offices, New Lionsgate plans to prioritize efforts to prevent pollution, and to conserve, recover, and recycle materials, water and energy wherever possible.

•	New Lionsgate productions will be expected to distribute documents electronically to minimize paper consumption and waste and limit the use of single-use plastics.

•

New Lionsgate productions will be expected to follow best practices featured in the Producers Guild of America and Sustainable Production Alliance’s Green Production Guide, which are designed to reduce the film, television, and streaming industry’s carbon footprint and environmental impact.

•	New Lionsgate U.S. productions will be expected to encourage the employment of green vendors that provide sustainable goods and services for film, television and streaming productions.

•	New Lionsgate plans to prioritize vendors whose dedication to operating business in a responsible and sustainable manner directly aligns with those of New Lionsgate.

Corporate Governance

Corporate governance will be a continuing focus of New Lionsgate, starting with the New Lionsgate Board and its committees, and extending to management and all employees. The New Lionsgate Board and its committees will review New Lionsgate’s governance policies and business strategies at New Lionsgate Board and committee meetings throughout the year, and through ongoing communication with each other and with management.

Role of the New Lionsgate’s Board and Corporate Governance Guidelines

New Lionsgate’s corporate governance practices will be embodied in its Corporate Governance Guidelines established by the New Lionsgate Board. These guidelines, which provide a framework for the conduct of the New Lionsgate Board’s business, will provide that:

•

the New Lionsgate Board review and regularly monitor the effectiveness of New Lionsgate’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives;

•	the New Lionsgate Board act in the best interest of New Lionsgate to seek to enhance long-term shareholder value;

•	a majority of the members of the New Lionsgate Board be independent directors;

•	the independent directors meet at least quarterly in executive session, or otherwise as needed;

•	directors have unimpeded access to management and, as necessary and appropriate, independent advisors; and

•	the New Lionsgate Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively.

The full text of the key practices and procedures of the New Lionsgate Board will be outlined in the Corporate Governance Guidelines and will be available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or will be able to be obtained in print, without charge, by any shareholder upon request to New Lionsgate’s Corporate Secretary, at either of its principal executive offices.

Separate Chair and Chief Executive Officer Roles

New Lionsgate expects that its leadership structure, in which the roles of the New Lionsgate Board Chair and the New Lionsgate Chief Executive Officer will be separate, will be appropriate for New Lionsgate, taking into consideration New Lionsgate’s evolving needs, corporate strategy, and operating environment. The separation of the chair and Chief Executive Officer roles will reinforce the independence of the New Lionsgate Board and its oversight of the business and affairs of New Lionsgate, enabling the New Lionsgate Chief Executive Officer to focus on the business, operations, and strategy of New Lionsgate, and will allow New Lionsgate to leverage the New Lionsgate Chair’s experience, perspective, and vision to serve the best interests of its shareholders.

Executive Compensation

Compensation Discussion and Analysis of New Lionsgate

As discussed elsewhere in this joint proxy statement/prospectus, the Plan of Arrangement will result in the separation of the LG Studios Business from the other businesses of Lionsgate, including the Starz Business, that will result in the pre-transaction shareholders of LGEC owning shares in two separately traded public companies: (1) LGEC, which will be renamed “Starz Entertainment Corp.” and will hold, directly and through subsidiaries, the Starz Business, and will continue to be owned by LGEC shareholders, and (2) New Lionsgate, which will be renamed “Lionsgate Studios Corp.” and will hold, directly and through subsidiaries, the LG Studios Business, and will be owned by LGEC shareholders and LG Studios shareholders. As New Lionsgate is not yet an independent public company, the New Lionsgate Compensation Committee has not yet been formed. Following the separation and distribution, New Lionsgate will have its own executive officers and the New Lionsgate Board will have its own compensation committee.

As of the date of this joint proxy statement/prospectus, it is expected that the following executive officers of LGEC will serve as executive officers of New Lionsgate in the positions set forth below following the completion of the Transactions and will be the named executive officers of New Lionsgate for the 2025 fiscal year:

Jon Feltheimer	Chief Executive Officer
Michael Burns	Vice Chair
James W. Barge	Chief Financial Officer
Brian Goldsmith	Chief Operating Officer
Bruce Tobey	Executive Vice President and General Counsel

The individuals who are expected to become the executive officers of New Lionsgate following the completion of the Transactions are the current executive officers of LGEC. Information regarding executive compensation related matters of such executives is set forth below in the section entitled “Additional Lionsgate Annual General and Special Meeting Matters—Executive Compensation—Compensation Discussion and Analysis of Lionsgate” (the “CD&A”).

It is currently anticipated that the executive compensation philosophy, program elements as well as executive compensation plans, policies and practices for New Lionsgate will be substantially similar immediately following the completion of the Transactions to those of LGEC described in the CD&A but will remain subject to the review of, and may generally be modified by, the New Lionsgate compensation committee after the completion of the Transactions.

New Lionsgate Dividend Policy

New Lionsgate does not expect to pay a regular dividend after the completion of the Transactions. However, the timing, declaration, amount of and payment of any dividends following the completion of the Transactions will be within the discretion of the New Lionsgate Board and will depend upon many factors, including its financial condition, earnings, capital requirements of its operating subsidiaries, covenants associated with certain of its debt service obligations, legal requirements, regulatory constraints, industry practice, ability to access capital markets and other factors deemed relevant by the New Lionsgate Board. Moreover, if the New Lionsgate Board determines to pay any dividend in the future, there can be no assurance that it will continue to pay such dividends or the amount of such dividends.

New Lionsgate Capitalization

The following table sets forth the capitalization of New Lionsgate as of December 31, 2024, on a historical basis and on a pro forma basis to give effect to the pro forma adjustments included in Unaudited Pro Forma Condensed Consolidated Financial Information. Notwithstanding the legal form of the Transactions described elsewhere in this joint proxy statement/ prospectus, for accounting and financial reporting purposes, the Starz Business will be presented as being spun-off from Lionsgate. This presentation is in accordance with U.S. GAAP and is primarily a result of the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing Lionsgate senior management with the LG Studios Business. Therefore, the historical financial statements of Lionsgate will represent the historical financial statements of New Lionsgate given the presentation of the Starz Business as discontinued operations upon completion of the Transactions.

The information below is not necessarily indicative of what New Lionsgate’s capitalization would have been had the Transactions and related transactions, including financing transactions, been completed as of December 31, 2024. In addition, it is not necessarily indicative of New Lionsgate’s future capitalization. This table should be read in conjunction with “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lionsgate Studios Corp.” and the Combined Financial Statements and notes included in the “Index to Financial Statements” section of this joint proxy statement/prospectus.

	As of December 31, 2024
	Actual(1)	Pro Forma
	(Amounts in millions)
Cash and cash equivalents	$200.5	$146.7
Corporate debt(2)	2,560.8	1,945.4
Equity:
LGEC Class A common shares, no par value, 500.0 shares authorized, 83.7 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding) and LGEC Class B common shares, no par value, 500.0 shares authorized, 156.6 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding)	3,178.0	—
New Lionsgate new common shares, no par value, no shares authorized, no shares issued and outstanding (Pro Forma - unlimited authorized, 285.1 million shares issued and outstanding)	—	2,359.3
Accumulated deficit	(3,422.7)	(3,427.2)
Accumulated other comprehensive income	76.4	57.2
Noncontrolling interests	(87.8)	31.1

Total equity (deficit)	(256.1)	(979.6)

Total capitalization	$2,505.2	$1,112.5

(1)

This column is derived from Lionsgate’s unaudited consolidated financial statements included in its Quarterly Report on From 10-Q for the nine months ended December 31, 2024 incorporated by reference into this joint proxy statement/prospectus.

(2)

Corporate debt excludes film related obligations of approximately $1,940.2 million (net of deferred financing costs) as of December 31, 2024, see Note 6 and Note 7 to the unaudited consolidated financial statements included in its Quarterly Report on From 10-Q, which are incorporated by reference into this joint proxy statement/prospectus.

Prior Sales

Since the one (1) Class A voting share issued on its formation, no New Lionsgate new common shares have been issued.

Trading Price

Since its formation, no New Lionsgate new common shares have been traded.

INFORMATION ABOUT STARZ AFTER THE TRANSACTIONS

All amounts discussed in this section are in millions of U.S. dollars, unless otherwise indicated. This section discusses Starz’s business, constituting the Starz Business and excluding the LG Studios Business, assuming the completion of all of the Transactions described in this joint proxy statement/prospectus.

Overview

Starz Networks

Starz Networks is a leading provider of premium subscription video programming to consumers in the U.S. and Canada, offering thousands of titles to its subscribers including its critically-acclaimed and award-winning scripted original series. Starz sells its services on a direct-to-consumer basis and through various distributors, including over-the-top providers (such as Amazon, Apple, Google and Hulu) and multichannel video programming distributors (such as Comcast, Charter, DIRECTV and DISH Network). Launching in April 2016, Starz was among the first standalone over-the-top services offering premium video programming. Starz’s over-the-top service is consistently among the top dozen most subscribed video subscription services in the U.S.

Starz’s flagship premium service STARZ had 19.93 million subscribers as of December 31, 2024 (total North America not including subscribers who receive programming free as part of a promotional offer). STARZ offers premium original series and recently released and library movies without advertisements. Starz’s other services, STARZ ENCORE and MOVIEPLEX, offer theatrical and independent library movies as well as original and classic television series also without advertisements. Starz’s services include a stand-alone, direct-to-consumer app, 17 linear networks, and on-demand and online viewing platforms. Starz’s “linear networks” listed in the table below offer the exhibition of titles on a scheduled basis on a programmed channel (i.e., titles are not made available to the viewer on an on demand basis at the consumer’s discretion). The STARZ app and online viewing platforms offer thousands of hours of monthly movies and series episodes from studio partners on an on-demand basis, including first-run content, along with a growing line-up of successful original programming. Starz’s services are offered directly to consumers via the STARZ app and via Starz’s website at www.starz.com as well as through Starz’s retail partners (such as Apple and Google) for a recurring fee, or by Starz’s distributors to their subscribers either at a recurring price as part of a programming tier, package or bundle with other products or services, or on an a la carte basis.

The table below depicts the STARZ app and Starz’s 17 existing linear services, their respective on-demand services, and highlights some of their key attributes.

THE STARZ APP

STARZ

- On-demand streaming and downloadable access to STARZ, STARZENCORE and MOVIEPLEX networks' content in a single destination app
- The Starz app offers thousands of monthly titles that includes movies, originals series and other series episodes

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STARZ

STARZ COMEDY
STARZ CINEMA
STARZ IN BLACK
STARZ EDGE
STARZ KIDS & FAMILY
STARZ ON DEMAND

- Flagship network with 6 premium channels
- Powerful original series and big hit movies
- First-run output and library films
- STARZ ON DEMAND: offers over a thousand monthly selections, with hundreds of movies and series episodes

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STARZ ENCORE

STARZ ENCORE CLASSIC
STARZ ENCORE SUSPENSE
STARZ ENCORE ACTION
STARZ ENCORE BLACK
STARZ ENCORE ESPAÑOL
STARZ ENCORE FAMILY
STARZ ENCORE WESTERNS
STARZ ENCORE ON DEMAND

- 8 premium channel offerings
- Favorite films and series across genre-themed channels
- First-run and classic favorites
- STARZ ENCORE ON DEMAND: offers over a thousand monthly selections, with hundreds of movies and select series

---

movieplex

indieplex
retroplex
movieplex On Demand HD

- 3 premium channel offerings
- Variety of art house, independent films and classic movie library content
- MOVIEPLEX ON DEMAND: offers hundreds of movies every month

Corporate Strategy

Designed to complement any television offering for general audiences across both wholesale and retail over-the-top, as well as traditional multichannel video programming distributor distribution platforms, STARZ is a best-in-class subscription service delivering premium original series and hit movies with appeal to women and diverse audiences.

Starz is focusing on developing and distributing authentic and engaging original programming that resonates with audiences that have been traditionally underrepresented in the premium television space.

The STARZ app is available across digital platforms (including but not limited to iOS, Android, Amazon Fire, and Roku) and offers a user experience that has received high user star ratings on both the iOS and Android store platforms and received Editor’s choice awards from both Apple and Google Play’s editorial teams. Subscribers have access to thousands of titles across Starz’s library of quality content, along with the ability to download and watch STARZ original series, blockbuster theatricals and favorite classic television series and movies.

Starz believes this strategy, combined with a proven management team, will ensure its services remain a “must have” for subscribers and a meaningful profit center for its distributors.

Affiliation Agreements

Starz’s services are distributed pursuant to affiliation agreements with its distributors. Starz earns revenue under these agreements either (i) based on amounts or rates tied to the total number of subscribers who receive its services or (ii) based on amounts or rates which are not tied solely to the total number of subscribers who receive its services. Starz’s affiliation agreements expire at various dates up through early 2028, and Starz intends to renew these agreements as they expire on a rolling basis. Typically, such negotiations would begin two to six months before the agreement’s expiration date. Occasionally, the parties decide to engage in early renewal conversations or agree to short-term extensions to provide additional time to negotiate.

Starz works with its distributors to increase the number of subscribers to its services. To accomplish this, Starz may help fund the distributors’ efforts to market its services or may permit distributors to offer limited promotional periods with discounted or no payment of subscriber fees. Starz believes these efforts enhance its relationship with distributors, improve the awareness of its services and maximize subscribers and revenue over the term of these affiliation agreements.

Distributors report the number of subscribers to Starz’s services and pay for services, generally, on a monthly basis. The agreements are generally structured to be multi-year agreements with staggered expiration dates so agreements are renewed on a rolling basis, and certain of the agreements provide for annual contractual rate increases.

STARZ App

The STARZ app is the single destination for both direct over-the-top subscribers and distributor authenticated subscribers to stream or download Starz’s original series and movie content. The STARZ app:

•	Is available for purchase as a standalone over-the-top service for a recurring monthly fee;

•	Is available on a wide array of platforms and devices including Amazon Fire, iOS, Android and Roku, among others;

•	Includes on-demand streaming and downloadable access for internet-free viewing;

•	Offers instant access to thousands of hours of programming selections each month (including STARZ original series and commercial free movies); and

•	Is available as an additional benefit to paying multichannel video programming distributor subscribers of the Starz Networks’ linear premium services.

Starz Original Programming

Starz is a leader in high-quality, bold premium programming developed for women and underrepresented audiences, with approximately 20% of content available on Starz’s services consisting of programming original to Starz. Starz views it as its mandate to deliver programming for, by, and about women and underrepresented voices. Starz is constantly seeking out material that reflects its mandate that it can acquire or develop into hit shows, with this mandate guiding the development process. For example, Starz not only retains scouts to identify literary content that aligns with this mandate, but also actively engages with underrepresented communities to discover writers and producers to create shows in line with this focus. Starz’s resulting slate is driven by critically-acclaimed and award-winning scripted original series with highly engaged audiences (as measured by overall watch time and social media engagement).

STARZ Original Series like “Outlander” and “Power” have become tentpole franchises with multiple spinoff and derivative series to meet audience demand. STARZ also has brought audiences groundbreaking new series including “P-Valley,” “BMF,” and “The Serpent Queen,” among many others.

Starz Networks contracts with Lionsgate’s Television Production segment and other independent studios and production companies to produce original programming that appears on its Starz services.

For its fiscal 2025, Starz delivers a strong lineup of original programming for women and underrepresented audiences including new seasons of the “Power” cinematic universe hit series “Power Book II: Ghost” (Season 4) and “Power Book III: Raising Kanan” (Season 4), the time travel, fantasy series “Outlander” (Season 7, Part 2), the historical drama “The Serpent Queen” (Season 2), a new interview series “Fat Joe Talks” spearheaded by pop culture icon Fat Joe, among several other series premieres. These original programming premieres, coupled with recently acquired titles like “Mary & George” and “Three Women”, along with an increased volume of theatrical output titles, drive subscription and overall watch time across key cohorts, including movie lovers, women, and underrepresented minorities.

Output and Content License Agreements

The majority of acquired content on Starz’s services consists of movies that have been released theatrically, which make up approximately 80% of the content available on Starz’s services. Starz has an exclusive multiyear output licensing agreement with Lionsgate for Lionsgate label titles theatrically released in the U.S. starting January 1, 2022, and for Lionsgate’s Summit label titles theatrically released in the U.S. starting January 1, 2023. The availability of Lionsgate exclusive output title windows will run through at least 2030. Starz enjoys exclusivity during all of its windows in this licensing agreement. However, there are periods between Starz’s windows when Lionsgate can license the content to third parties. License fees paid by Starz to Lionsgate for these licenses are based on domestic box office performance. Starz also has an exclusive multiyear post pay-one output licensing agreement with Universal for live-action films theatrically released in the U.S. starting January 1, 2022. The Universal agreement provides Starz with rights to exhibit these films immediately following their pay-one windows.

Under these agreements, Starz has valuable exclusive rights to air these new movies on linear television services, on-demand or online during specific windows. Generally, except on a transactional on-demand or pay-per-view basis, no other linear service, online streaming or other video service may air or stream these recent releases during Starz’s windows.

Starz also licenses first-run independent feature films acquired through U.S. and international film festivals and other sources as well as library content comprised of older, previously released theatrical movies from many of Hollywood’s major studios. In addition to theatrical movies, Starz licenses television series and other content from studios, production companies or other rights holders. The rights agreements for library content are of varying duration and generally permit Starz’s services to exhibit these movies, series and other programming during certain window periods.

Our library deals with major studios are typically amended on a periodic basis to add new titles and windows, with some studios choosing to license library content on an annual basis. As of February 2025, we have windows through at least the following years in our significant output and library programming agreements (including a library agreement with Lionsgate):

Significant output programming agreements	Significant library programming agreements

Studio	Studio

Lionsgate (at least 2030)	Lionsgate (at least 2028)
Universal (at least 2029)	Universal (at least 2028)
Sony (at least 2026)
Twentieth Century Fox/Disney (at least 2025)
Warner Bros. (at least 2026)

Starz’s output agreements generally require payment for movies at rates calculated on a pricing grid that is based on each film’s domestic box office performance (subject to maximum amounts payable per movie and a cap on the number of movies that can be put to Starz each year). The amounts Starz pays for library content vary based on each specific agreement, but generally reflect an amount per movie, series or other programming commensurate with the quality (e.g., utility and perceived popularity) of the content being licensed.

Transmission

Starz currently uplinks its programming for its linear services to non-pre-emptible, protected transponders on two satellites positioned in geo-synchronous orbit. These satellites feed its signals to various swaths of the Americas. Starz leases these transponders under multi-year agreements. Starz currently transmit to these satellites from its uplink facilities provided by a third-party vendor.

Regulatory Matters

In the U.S., the Federal Communications Commission (the “FCC”) regulates several aspects of Starz’s and its distribution ecosystem’s operations and programming. This includes FCC oversight in connection with content-specific requirements such as closed captioning and program access requirements in connection with certain distributors and programmer services with shared attributable interests.

Regulation

The regulation of programming services, cable television systems, direct broadcast satellite providers, broadcast television licensees and online services is subject to the political process and has been in constant flux historically, making it difficult to estimate the material effects that regulations may have on capital expenditures or earnings. Like its competitors, to the extent that Starz’s programming services are distributed through online platforms, Starz must comply with various federal and state laws and regulations applicable to online communications and commerce. For example, the continued growth and development of the market for online commerce has led to increasingly stringent consumer protection laws, such as the recent “click to cancel” regulations, and complying with those laws imposes additional burdens on Starz and its similarly positioned competitors, which may increase costs and reduce earnings. Increased regulation of user data utilization practices, including self-regulation or findings under existing laws that limit Starz’s ability to collect, transfer and use user data, could increase cost of compliance with regulations and reduce earnings. Changes in laws or regulations that adversely affect the growth, popularity or use of the internet, such as laws impacting net neutrality, could decrease the demand for Starz’s service and increase its cost of doing business. Furthermore, to the extent that regulations and laws, either presently in force or proposed, hinder or stimulate the growth of the cable television and satellite industries, Starz’s network business will be affected. Further material changes in the law and regulatory requirements that affect Starz’s business are likely to occur and there can be no assurance that Starz will not be materially adversely affected by future legislation, new regulation or deregulation.

Specialized Skill and Knowledge

Starz’s management team brings together strong complementary skills, expertise and experience in various aspects of the media and entertainment industry, including franchise content creation, data/analytics, technology, linear and digital wholesale distribution and direct to consumer business, as well as in strategic planning, financing, sales, marketing and mergers and acquisitions.

Competitive Conditions

Starz’s business operates in highly competitive markets. The market for video programming is intensely competitive and subject to rapid change. Starz competes with companies within the entertainment and media business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation and other cultural-related activities. Starz also competes with other programming services, including cable television, national broadcast television, and digital streaming services to secure desired programming.

Developments in technology and new content delivery products and services have also led to an increased amount of video content, as well as changes in consumers’ expectations regarding the availability of video content and their willingness to pay for access to such content. These changes include the increase in the number of advertising-supported video on demand services or free, ad-supported streaming linear channels (also known as FAST channels). As a result, the success of Starz’s business is dependent not only on the quality and acceptance of its programming, but also on its ability to successfully compete with current and new competitors in both retaining its existing subscriptions and attracting new subscriptions.

Intellectual Property

Starz currently uses a number of trademarks, service marks, copyrights, patents, domain names and similar intellectual property in connection with Starz’s businesses. Starz either licenses such intellectual property or owns it outright (including owning trademark registrations and applications to register such trademarks both domestically and internationally). Starz believes that ownership of, and/or the right to use, such trademarks, service marks, copyrights, patents, domain names and similar intellectual property is an important factor in Starz’s businesses and that Starz’s success depends, in part, on such ownership or license rights.

The majority of acquired content on Starz’s services consists of movies that have been released theatrically. Starz has an exclusive multiyear output licensing agreement with Lionsgate for Lionsgate label titles theatrically released in the U.S. starting January 1, 2022, and for Lionsgate’s Summit label titles theatrically released in the U.S. starting January 1, 2023. The availability of Lionsgate exclusive output title windows will run through at least 2030. Starz enjoys exclusivity during all of its windows in this licensing agreement. However, there are periods between Starz’s windows when Lionsgate can license the content to third parties. License fees paid by Starz to Lionsgate for these licenses are based domestic box office performance. Starz also has an exclusive multiyear post pay-one output licensing agreement with Universal for live-action films theatrically released in the U.S. starting January 1, 2022. The Universal agreement provides Starz with rights to exhibit these films immediately following their pay-one windows.

Under these agreements, Starz has valuable exclusive rights to air these new movies on linear television services, on-demand or online during specific windows. Generally, except on a transactional on-demand or pay-per-view basis, no other linear service, online streaming or other video service may air or stream these recent releases during Starz’s windows.

Starz also licenses first-run independent feature films acquired through U.S. and international film festivals and other sources as well as library content comprised of older, previously released theatrical movies from major studios. In addition to theatrical movies, Starz licenses television series and other content from studios, production companies or other rights holders. The rights agreements for library content are of varying duration and generally permit Starz’s services to exhibit these movies, series and other programming during certain window periods.

Seasonality (Business Cycles)

Starz’s business is not subject to cyclical or seasonal fluctuations, but may depend significantly based on the risk factors set forth in the section entitled “Risk Factors—Risks Related to Starz and the Starz Business—Changes in consumer behavior, as well as evolving technologies and distribution models, may negatively affect Starz’s business, financial condition, results of operations or cash flows.”

Dependence on Key Customer Contracts

Starz’s business is not dependent on any key customer contracts. Following the Transactions, New Lionsgate and Starz will be party to certain commercial arrangements, as described under “Certain Relationships and Related Party Transactions,” pursuant to which Starz will be a significant customer of New Lionsgate, at least in the near term. In addition to distribution of programming on a direct-to-consumer basis, Starz’s business does depend, in part, on distributors that carry its programming, as set forth in the risk factor entitled “Starz depends on distributors that carry its programming, and no assurance can be given that Starz will be able to maintain and renew these affiliation agreements on favorable terms or at all.”

Changes to Contracts

Except in connection with the Separation Agreement, the Arrangement Agreement and other changes that are not expected to be material to the Starz Business related to the Transactions, Starz’s business is not expected to be affected by the renegotiation or termination of contracts or subcontracts.

Environmental Protection

Starz’s business does not involve environmental protection requirements.

Employees

Starz expects to employ approximately 535 individuals in its operations as of the Arrangement Effective Time. Starz also utilizes consultants in the ordinary course of its business.

Environmental and Social Responsibility and Human Capital Management

Following the Transactions, Starz generally expects to adopt Lionsgate’s existing policies and practices with respect to environmental, social responsibility and human capital matters. For more information, see “—Environmental, Social and Governance.”

Legal Proceedings and Regulatory Actions

From time to time, Starz is expected to be involved in certain claims and legal proceedings arising in the normal course of business. While the resolution of these matters cannot be predicted with certainty, Starz does not believe, based on current knowledge, that the outcome of any currently pending legal proceedings in which Starz is currently involved will have a material adverse effect on Starz’s consolidated financial position, results of operations or cash flow.

Interest of Informed Persons in Material Transactions

Since the formation of Starz, except as otherwise described in this joint proxy statement/prospectus, no informed person of Starz or any associate or affiliate of any informed person, has had any interest in any transaction that has materially affected or is reasonably expected to materially affect Starz. For the purposes of this paragraph, an “informed person” means a director or officer of Starz, a director or officer of a person or company that is itself an “informed person” or subsidiary of Starz; any person or company who beneficially owns or controls or directs, directly or indirectly, voting securities of Starz or who exercises control or direction over voting securities of Starz or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of Starz. The Starz directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their ownership in shares of Lionsgate.

Insurance

The Separation Agreement will provide for the allocation between the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the Arrangement Effective Time and will set forth procedures for the administration of insured claims and certain other insurance matters.

Properties

Starz’s corporate office will be located at 250 Howe Street, 20th Floor, Vancouver, BC V6C 3R8. Its principal executive offices are located at 1647 Stewart Street, Santa Monica, CA, where Starz occupies 60,116 square feet (per a lease that expires in December 2028).

In addition, Starz leases 100,119 square feet at 6363 S. Fiddler’s Green Circle, Greenwood Village, CO (per a lease that expires in June 2034) and subleases approximately 18,000 square feet from New Lionsgate at 530 Fifth Avenue, New York, New York (per a lease that expires in August 2025).

Starz believes that its current facilities are adequate to conduct its business operations for the foreseeable future. Starz believes that it will be able to renew these leases on similar terms upon expiration. If it cannot renew, Starz believes that it could find other suitable premises without any material adverse impact on its operations.

Material Contracts

The only material contracts within the meaning of applicable Canadian securities legislation, other than the contracts entered into in the ordinary course of business, which have been entered into by Starz since its formation or are otherwise material to Starz within the meaning of applicable Canadian securities legislation are the Separation Agreement, Transition Services Agreement, Tax Matters Agreement (as amended by the Tax Matters Agreement Amendment), Employee Matters Agreement, Starz Investor Rights Agreement, Starz Voting Agreement and Starz Registration Rights Agreements, which are described in the section entitled “Certain Relationships and Related Party Transactions.”

Auditors

Ernst & Young LLP, independent registered public accounting firm, is expected to be Starz’s auditor.

Management’s Discussion & Analysis of Financial Condition and Results of Operations of Starz

The following management’s discussion and analysis of financial condition and results of operations of the Starz Business should be read together with the combined financial statements and related notes of the Starz Business that are included elsewhere in this joint proxy statement/ prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. The Starz Business’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section entitled “Risk Factors” or in other parts of this joint proxy statement/prospectus. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Capitalized terms defined in this Management’s Discussion And Analysis of Financial Condition and Results of Operations have the meanings ascribed to such terms in, and for the purposes of, this section.

Overview

The Starz Business, (the “Company,” “Starz,” “we,” “us,” or “our”) is substantially reflective of Lions Gate Entertainment Corp’s (“Lionsgate,” “Lions Gate,” “LGEC,” or “Parent”) Media Networks segment and consists of (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through over-the-top (“OTT”) streaming platforms and distributors, on a direct to- consumer basis through the Starz App and through U.S. and Canada multichannel video programming distributors (“MVPDs”), including cable operators, satellite television providers and telecommunications companies (in the aggregate the “Starz Platform”), and (ii) International, which represents primarily the OTT distribution of subscription video services outside the U.S. and Canada.

In fiscal 2023, the Starz Business began a plan to restructure its international LIONSGATE+ business, which included the OTT distribution of the Starz Business’s LIONSGATE+ branded premium subscription video services outside the U.S. and Canada. During the nine months ended December 31, 2024 and fiscal year ended March 31, 2024, the Starz Business continued executing its restructuring plan, which included exiting all international territories except Canada and India, which was completed in May 2024. The historical results of operations of international territories shut down are presented as discontinued operations in combined financial statements for all periods presented. See Note 2 to the audited combined financial statements and Note 2 to the unaudited condensed combined financial statements for further details.

As of December 31, 2024, the Starz Business manages and reports its operating results through one reportable segment, Starz Networks, which now includes its Canadian operations. The continuing operations outside the U.S. and Canada is reported as International.

Background

Pursuant to a plan of arrangement, the LG Studios Business and the Starz Business will be separated through a series of transactions (the “Transactions”) that will result in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp., which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions.

Basis of Presentation

The Starz Business has historically operated as part of Lionsgate and not as a standalone company. The Starz Business combined financial statements, representing the historical assets, liabilities, operations and cash flows of the Starz Business, have been derived from the separate historical accounting records maintained by Lionsgate, and are presented on a carve-out basis as historically managed within Lionsgate through the use of a management approach in identifying the Starz Business’s operations. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out financial statements.

All revenues and costs, as well as assets and liabilities directly associated with the business activity of the Starz Business are included in the accompanying combined financial statements. Revenues and costs associated with the Starz Business are specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Media Networks segment of Lionsgate. In addition, these costs include an allocation of corporate general and administrative expense (inclusive of share-based compensation) which has been allocated to the Starz Business as further discussed below. The costs relating to the Starz Business are generally specifically identifiable as costs of the Starz Business in the accounting records of Lionsgate and are included in the accompanying combined financial statements.

In May 2024, Lionsgate consummated a series of transactions, by which the LG Studios Business became a separate publicly traded company, Lionsgate Studios Corp. (“Lionsgate Studios”) (the “Studio Separation”). The LG Studios Business is substantially reflective of Lionsgate’s Motion Pictures and Television Production segments together with a substantial portion of Lionsgate’s corporate general and administrative costs.

Prior to the Studio Separation, Lionsgate utilized a centralized approach to cash management. Cash generated by the Starz Business is managed by Lionsgate’s centralized treasury function and cash was routinely transferred to the Starz Business or to the LG Studios Business to fund operating activities when needed. Cash and cash equivalents of the Starz Business are reflected in the combined balance sheets. Payables to and receivables from Lionsgate, primarily related to the Starz Business, are often settled through movement to the intercompany accounts between Lionsgate, the Starz Business and the LG Studios Business. Other than certain specific balances related to unsettled payables or receivables, the intercompany balances between the Starz Business and Lionsgate have been accounted for as parent net investment. In May 2024, the Starz Business entered into an intercompany revolver with Lionsgate Studios for which is expected to be used to settle intercompany transactions. See Note 15 to our unaudited condensed combined financial statements and Note 18 of our audited combined financial statements for further details.

Management believes the assumptions underlying our combined financial statements, including the assumptions regarding the allocation of general and administrative expenses from Lionsgate to us are reasonable. However, the allocations may not include all of the actual expenses that would have been incurred by us and may not reflect its combined results of operations, financial position and cash flows had we been a standalone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had we been a standalone company and operated as an unaffiliated entity during the periods presented. Actual costs that might have been incurred had we been a standalone company would depend on a number of factors, including the organizational structure, what corporate functions we might have performed directly or outsourced and strategic decisions we might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions. See Note 17 to our audited combined financial statements for further detail of the allocations included in our audited combined financial statements included elsewhere in this joint proxy statement/ prospectus.

The issuer of Lionsgate’s 5.5% senior notes due April 15, 2029 (the “5.5% Senior Notes”) is Lions Gate Capital Holdings LLC, a Starz entity. The 5.5% Senior Notes are generally used as a method of financing Lionsgate’s operations in totality and are not specifically identifiable to the LG Studios Business or the Starz Business. It is not practical to determine what the capital structure would have been historically for the Starz Business or the LG Studios Business prior to the Studio Separation as standalone companies; however, the 5.5% Senior Notes were issued by a subsidiary of Starz and are representative of the overall debt levels expected for the Starz Business following the completion of the Transactions. In May 2024, the Starz Business issued $389.9 million aggregate principal amount of new 5.5% exchange notes due 2029 (the “Exchange Notes”) in exchange for $389.9 million of the existing 5.5% Senior Notes, see Note 18 to the audited combined financial statements and Note 5 to the unaudited condensed combined financial statement for further details. Upon completion of the Transactions, the Exchange Notes will become obligations solely of the LG Studios Business and will be reflected in the LG Studios Business’s financial statements. The remaining 5.5% Senior Notes will remain with the Starz Business upon completion of the Transactions. A portion of Lionsgate’s corporate debt (the revolving credit facility, term loan A and term loan B, together referred to as the “Senior Credit Facilities”) has been assumed by the LG Studios Business under an intercompany note and accordingly, the Senior Credit Facilities and related interest expense are not reflected in the Starz Business’s combined financial statements. The Senior Credit Facilities and the Starz Business capital structure are expected to be restructured upon the completion of the Transactions. See Note 5 to our unaudited condensed combined financial statements and Note 6 to our audited combined financial statements for further details.

Additional indebtedness directly related to the Starz Business, including programming notes, are reflected in the Starz Business combined financial statements. See Note 6 to our unaudited condensed combined financial statements and Note 7 of our audited combined financial statements for further details.

Lionsgate’s corporate general and administrative functions and costs, which will primarily be retained within the LG Studios Business, have historically provided oversight over both the Starz Business and the LG Studios Business. These functions and costs include, but are not limited to, salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense. Accordingly, the combined financial statements of the Starz Business, include allocations of certain general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to these corporate and shared service functions historically provided by Lionsgate. In connection with the Studio Separation, during the nine months ended December 31, 2024, Lionsgate and Lionsgate Studios entered into a shared services and overhead sharing agreement (the “Shared Services Agreement”). The Shared Services Agreement facilitates the allocation to the LG Studios Business of all corporate general and administrative expenses of Lionsgate, except for an amount of $10.0 million to be allocated annually to the Starz Business of Lionsgate. The $10.0 million allocation of Lionsgate’s corporate general and administrative expenses to the Starz Business pursuant to the Shared Services Agreement is designed to reflect the portion of corporate expenses expended and reflective of the level of effort and costs incurred related to management oversight and services provided for the Starz Business post Studio Separation with consideration of the anticipated completion of the Transactions. Prior to the Studio Separation, these expenses have been allocated to the Starz Business on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Lionsgate also pays certain expenses on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs which are reflected in the accompanying combined financial statements. The Starz Business also pays certain expenses on behalf of Lionsgate such as legal expenses, software development costs and severance. The settlement of reimbursable expenses between the Starz Business and the LG Studios Business have been accounted for as parent net investment. See Note 15 to our unaudited condensed combined financial statements and Note 17 of our audited combined financial statements for further detail of parent net investment included in these combined financial statements.

Management believes the assumptions underlying these combined financial statements, including the assumptions regarding the allocation of historical general and administrative expenses from Lionsgate to the Starz Business are reasonable. However, the allocations may not include all of the actual expenses that would have been incurred by the Starz Business and may not reflect its combined results of operations, financial position and cash flows had it been a standalone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had the Starz Business been a standalone company and operated as an unaffiliated entity during the periods presented. Actual costs that might have been incurred had the

Starz Business been a standalone company would depend on a number of factors, including the organizational structure, what corporate functions the Starz Business might have performed directly or outsourced, and strategic decisions the Starz Business might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions. See Note 15 to our unaudited condensed combined financial statements and Note 17 of our audited combined financial statements for further detail of the allocations included in these combined financial statements.

Relationship with Lionsgate

Following the completion of the Transactions, certain functions that Lionsgate provided to us prior to the completion of the Transactions will either continue to be provided to us by Lionsgate under a transition services agreement or will be performed using our own resources or third-party service providers. Additionally, under our original series programming license agreements, multiyear theatrical film output licensing agreements and library programming agreement with Lionsgate, we will continue to distribute Lionsgate programming. We expect to incur certain costs in establishing ourselves as a standalone public company, as well as ongoing additional costs associated with operating as an independent, publicly traded company. See “Components of Results of Operations” below for more information.

Concurrent with the completion of the Transactions, we will enter into certain agreements with Lionsgate. See “Certain Relationships and Related Party Transactions” included elsewhere in this joint proxy statement/ prospectus.

Restructuring

As described in Overview above, in fiscal 2023, the Starz Business began a plan to exit much of its international LIONSGATE+ business, which included the OTT distribution of the Starz Business’s premium subscription video services outside the U.S. and Canada. The shut-down of the legacy LIONSGATE+ business in the territories to be exited has been completed and historical results of operations, with the exception of Canada and India, are presented as discontinued operations in combined financial statements for all periods presented.

In fiscal 2023, in connection with its ongoing restructuring activities, the Starz Business performed a strategic review of content performance across Starz’s platforms, resulting in certain programming being removed from those platforms and written down to fair value.

During the fiscal year ended March 31, 2024, the Starz Business continued its evaluation of the programming on Starz’s platforms and cancelled certain ordered programming, and identified certain other programming with limited strategic purpose which was removed from the Starz platforms and abandoned by the Starz Business.

As a result of these restructuring initiatives in the fiscal years ended March 31, 2024 and 2023 we recorded content impairment charges of $213.0 million and $87.6 million, respectively, and in the nine months ended December 31, 2024 we had recoveries of impaired assets resulting in a benefit of $11.3 million. These amounts are included in restructuring and other in the combined statement of operations (see Note 11 to our unaudited condensed combined financial statements and Note 13 to our audited combined financial statements). We have incurred impairment charges from the inception of the plan through December 31, 2024 amounting to $289.3 million.

As the Company continues to evaluate the Starz Business and its current restructuring plan in relation to the current micro and macroeconomic environment and the announced plan to separate the Starz Business and the LG Studios Business, including further strategic review of content and performance and its strategy on a territory-by-territory basis, the Starz Business may decide to expand its restructuring plan and exit additional territories or remove certain content off its platform in the future. Subsequent to December 31, 2024, the

Company removed programming on Starz’s domestic platform which had a carrying value of approximately $77.4 million, measured as the excess of the carrying value over the fair value of the titles removed and will be recorded during the fourth quarter ending March 31, 2025. The Starz Business may incur additional content impairment and other restructuring charges as it continues to execute its restructuring plan.

Components of Results of Operations

Revenues

Our revenues are derived from the distribution of branded premium subscription video services through OTT streaming platforms and distributors, on a direct- to- consumer basis through the Starz App and through MVPDs, including cable operators, satellite television providers and telecommunications companies.

Pursuant to our distribution agreements, revenues are primarily generated from fees from subscribers who receive the Starz Business’s services or based on other factors (variable fee arrangements), or to a lesser extent, may be based on a monthly fixed fee or minimum guarantee, subject to nominal annual escalations.

The variable distribution fee arrangements represent sales or usage based royalties, which are recognized over the period of such sales or usage by our distributor, which is the same period that the content is provided to the distributor. Estimates of revenue generated but not yet reported to us by our distribution partners are made based on an estimated number of subscribers using historical trends and recent reporting. Other fixed fee or minimum guarantee programming revenue is recognized over the contract term based on the continuous delivery of the content to the distributor. Subscribers through the Starz App are billed in advance of the start of their monthly or annual membership and revenues are recognized ratably over each applicable membership period.

In connection with the distribution rights obtained outside of the Starz Platform, we license rights to other parties who distribute our content for a fee. Lionsgate acts as distributor in these arrangements. License fees associated with these agreements have not been material to date.

Expenses

Our primary operating expenses include direct operating expenses, distribution and marketing expenses and general and administration expenses.

Direct operating expenses include amortization of licensed or produced programming, programming acquisition costs, amortization of film and television production and programming related salaries, residual expenses, provision for doubtful accounts, and foreign exchange gains and losses.

Residuals represent amounts payable to various unions or “guilds” such as the Screen Actors Guild - American Federation of Television and Radio Artists, Directors Guild of America, and Writers Guild of America, based on the performance of the film or television program in certain ancillary markets or based on the individual’s (i.e., actor, director, writer) salary level in the television market.

Distribution and marketing expenses primarily include the costs of advertising, consumer marketing, distributor marketing support and other marketing costs, and operating costs for the direct-to-consumer service, transponder expenses and maintenance and repairs.

The level of programming cost amortization and advertising and marketing costs and thus the gross contribution margin can fluctuate from period to period depending on the number of new original series and first-run output theatrical movies premiering on the network during the period. Programming cost amortization and advertising and marketing costs generally increase in periods where new original series premiere.

General and administration expenses include salaries and other overhead and include allocations for certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services. See “Basis of Presentation” above and Note 1 and Note 15 to our unaudited condensed combined financial statements and Note 1 and Note 17 to our audited combined financial statements for further details on our methodology for allocating these costs. As described in “Overview” above, in connection with the Studio Separation, during the nine months ended December 31, 2024, Lionsgate and Lionsgate Studios entered into a shared services and overhead sharing agreement (the “Shared Services Agreement”). The Shared Services Agreement facilitates the allocation to the LG Studios Business of all corporate general and administrative expenses of Lionsgate, except for an amount of $10.0 million to be allocated annually to the Starz Business of Lionsgate. The $10.0 million allocation of Lionsgate’s corporate general and administrative expenses to the Starz Business pursuant to the Shared Services Agreement is designed to reflect the portion of corporate expenses expended and reflective of the level of effort and costs incurred related to management oversight and services provided for the Starz Business post Studio Separation with consideration of the anticipated completion of the Transactions.

Allocations of expenses from Lionsgate are not necessarily indicative of future expenses and do not necessarily reflect results that would have been achieved as an independent, publicly traded company for the periods presented. Recurring standalone costs may be higher than historical allocations, which may have an impact on profitability and operating cash flows. The completion of the Transactions may require us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses for, among other things, directors’ and officers’ and other liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our accounting policies are more fully described in Note 1 to our audited combined financial statements. As disclosed in Note 1 to our audited combined financial statements, the preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates, judgments and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. The application of the following accounting policies, which are important to our financial position and results of operations, requires significant judgments and estimates on the part of management. As described more fully below, these estimates bear the risk of change due to the inherent uncertainty of the estimate. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require management’s most difficult, subjective and complex judgments.

Programming Content.

Programming content represents content exploited on the Starz Platforms. Programming content is typically licensed content (which we refer to as “licensed program rights”), however, in some cases, programming content may be produced or acquired (which we refer to as “owned and produced films and television programs”). Licensed program rights include content licensed from third parties, including Lionsgate, for specified airing rights and windows over a contractual term. Program licenses typically have fixed terms and require payments during the production of the content by the licensor, at or near delivery of the content or over the term of the license. Payments for content and additions to content assets and the changes in related liabilities, are classified within operating activities on the combined statements of cash flows. Amortization of programming content, which is discussed further below, is included in direct operating expense on the combined statement of operations.

Programming content is predominantly monetized as part of a film group and therefore is reviewed for impairment in aggregate at a film group level when an event or change in circumstances indicates a change in the expected use of the content or that the fair value may be less than unamortized cost.

Development. Films and television programs in development include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects. Such costs are capitalized as part of the cost of programming content. Projects in development are written off at the earlier of the date they are determined not to be recoverable or when abandoned, or three years from the date of the initial investment unless the fair value of the project exceeds its carrying cost.

Recording Cost. The cost of licensed content is capitalized when the cost is known or reasonably determinable, the license period for programs has commenced, the program materials have been accepted by the Starz Business in accordance with the license agreements, and the programs are available for the first showing. Licensed programming rights may include rights to more than one exploitation window under the Starz Business’s output and library agreements. For films with multiple windows, the license fee is allocated between the windows based upon the proportionate estimated fair value of each window which generally results in the majority of the cost allocated to the first window on newer releases.

Costs of acquiring and producing films and television programs are capitalized when incurred. For films and television programs produced by the Starz Business, capitalized costs include all direct production and financing costs, capitalized interest and production overhead.

Amortization. The cost of licensed program rights for films and television programs (including original series) are generally amortized on a title-by-title or episode-by-episode basis using an accelerated or straight-line method based on the expected and historical viewership patterns or the current and anticipated number of exhibitions over the license period or estimated life for owned or produced programs. The number of exhibitions is estimated based on the number of exhibitions allowed in the agreement (if specified) and the expected usage of the content. Residuals are expensed in line with the amortization of production costs.

The Starz Business reviews factors impacting the amortization of the content assets on an ongoing basis. The Starz Business’s estimates related to these factors requires considerable management judgement.

Impairment Assessment. A film group is evaluated for impairment when events or changes in circumstances indicate that the fair value of a film group is less than its unamortized cost. If the result of the impairment test indicates that the carrying value exceeds the estimated fair value, an impairment charge will then be recorded for the amount of the difference.

Estimate of Fair Value. A film group is defined as the lowest level at which identifiable cash flows are largely independent of the cash flows of other films and/or license agreements. The Starz Business’s film groups are generally aligned with the Starz Business’s networks and digital content offerings domestically (i.e., Starz Networks) and internationally by territory or groups of territories, where content assets are shared across the various territories. Content removed from the service and abandoned is written down to its fair value, if any, determined using a discounted cash flow approach.

In fiscal 2023, as a result of the strategic review of content performance across Starz’s platform and as part of our expanded restructuring across our domestic operations, we recorded content impairment charges in fiscal 2024 and fiscal 2023 of $213.0 million and $87.6 million, respectively, which are included in continuing operations, restructuring and other in the combined statement of operations (see Note 3 and Note 13 to our audited combined financial statements). Discontinued operations for the fiscal years ended March 31, 2024 and 2023, includes impairment charges of $160.8 million and $313.1 million, respectively, related to the restructuring of LIONSGATE+ discussed above. See Note 2 to our audited combined financial statements.

Valuation Assumptions. The discounted cash flow analysis includes cash flows estimates of ultimate revenue and costs as well as an appropriate discount rate (a Level 3 fair value measurement, see Note 9 to our audited combined financial statements). The discount rate utilized in the discounted cash flow analysis is based on the weighted average cost of capital of the Starz Business plus a risk premium representing the risk associated with producing a particular film or television program or film group. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of owned and produced films and television programs may be required as a consequence of changes in management’s future revenue estimates.

Revenue Recognition. Revenues may be based on a variable fee (i.e., a fee based on number of subscribers who receive our networks or other subscriber based factors) or to a lesser extent, may be based on a monthly fixed fee or minimum guarantee, subject to nominal annual escalations. Revenue is also generated through the distribution of our subscription video on demand (“SVOD”) service directly to consumer through the Starz App. The variable distribution fee arrangements represent sales or usage based royalties, which are recognized over the period of such sales or usage by our distributor, which is the same period that the content is provided to the distributor. Estimates of revenue generated but not yet reported to us by our distribution partners are made based on the estimated number of subscribers using historical trends and recent reporting. The estimate of revenue generated but not yet reported to us by distribution partners requires considerable judgement and is sensitive to changes in underlying assumptions. We regularly evaluate such assumptions and historically, such estimates have been materially in line with revenue amounts when reported.

Fixed fee or minimum guarantee programming revenue is recognized over the contract term based on the continuous delivery of the content to the distributor. Subscribers through the Starz App are billed in advance of the start of their monthly or annual membership and revenues are recognized ratably over each applicable membership period. Payments to distributors for marketing support costs for which the Starz Business receives a discrete benefit are recorded as distribution and marketing costs, and payments to distributors for which the Starz Business receives no discrete benefit are recorded as a reduction of revenue.

Goodwill and Indefinite-Lived Intangibles. At December 31, 2024 and March 31, 2024, the carrying value of goodwill and indefinite-lived intangible assets was nil, net of impairment charges recorded and reflecting the reassessment of the estimated useful life of our indefinite-lived intangible assets in fiscal 2024, as further discussed below. Prior to the reassessment in fiscal 2024, our indefinite-lived intangible assets consisted of trade names representing the estimated fair value of the Starz brand name determined in connection with the acquisition of Starz as of December 8, 2016 (see further discussion under Indefinite-Lived Intangibles Other Than Goodwill Impairment Assessment below). Goodwill is allocated to our reporting units, which are our operating segments or one level below our operating segments (component level). Reporting units are determined by the discrete financial information available for the component and whether that information is regularly reviewed by segment management. Components are aggregated into a single reporting unit if they share similar economic characteristics.

Goodwill and indefinite-lived intangible assets are not amortized but are reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not that the fair value of a reporting unit or indefinite-lived intangible asset is less than its carrying value. We perform our annual impairment test as of January 1 in each fiscal year. A goodwill or indefinite-lived intangible asset impairment loss would be recognized for the amount that the carrying amount of a reporting unit, including goodwill or an indefinite-lived intangible asset, exceeds its fair value. An entity may perform a qualitative assessment of the likelihood of the existence of a goodwill or indefinite-lived intangible asset impairment. The qualitative assessment is an evaluation, based on all identified events and circumstances which impact the fair value of the reporting unit or indefinite-lived intangible asset, of whether or not it is more-likely-than-not that the fair value is less than the carrying value of the reporting unit or indefinite-lived intangible asset. If we believe that as a result of our qualitative assessment it is more likely than not that the fair value of a reporting unit or indefinite-lived intangible asset is greater than its carrying amount, a quantitative impairment test is not required but may be performed at the option of the Starz Business. A quantitative assessment requires determining the fair value of our reporting units or indefinite-lived intangible assets. The determination of fair value requires considerable judgment and requires assumptions and estimates of many factors, including revenue and market growth, operating margins and cash flows, market multiples and discount rates.

In performing a quantitative assessment of goodwill, we determine the fair value of our reporting units by using a combination of discounted cash flow (“DCF”) analyses and market-based valuation methodologies. The models rely on significant judgments and assumptions surrounding general market and economic conditions, short-term and long-term growth rates, discount rates, income tax rates, and detailed management forecasts of future cash flow and operating margin projections, and other assumptions, all of which are based on our internal forecasts of future performance as well as historical trends. The market-based valuation method utilizes EBITDA multiples from guideline public companies operating in similar industries and a control premium. The results of these valuation methodologies are weighted as to their relative importance and a single fair value is determined. The fair value of our reporting units is reconciled to the market value of our equity, determined based on the average prices of our common shares just prior to the period end. Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for purposes of the annual or interim goodwill impairment tests will prove to be an accurate prediction of the future.

Goodwill Impairment Assessments

Fiscal 2024. In the second quarter of fiscal 2024, due to the continuing difficult macro and microeconomic conditions, industry trends, and their impact on the performance and projected cash flows of the Starz Network segment, including its growth in subscribers and revenue, and the expanded restructuring activities discussed in Note 13 to the audited combined financial statements, along with recent market valuation multiples, the Starz Business updated its quantitative impairment assessment for its Starz Networks reporting unit goodwill based on the most recent data and expected growth trends. In performing its quantitative impairment assessment, the fair value of the Starz Business’s reporting unit was estimated by using a combination of DCF analyses and market-based valuation methodologies. The DCF analysis components of the fair value estimates were determined primarily by discounting estimated future cash flows, which included a weighted average perpetual nominal growth rate of 1.5%, at a weighted average cost of capital (discount rate) of 10.5%, which considered the risk of achieving the projected cash flows, including the risk applicable to the reporting unit, industry and market as a whole.

Based on our quantitative impairment assessment, we determined that the fair value of our Starz Networks reporting unit which was previously disclosed as a reporting unit “at risk” of impairment, was less than its carrying value (after the impairment write-down of its indefinite-lived intangible assets discussed below). The analysis resulted in a goodwill impairment charge of $494.0 million in fiscal 2024, representing all of the remaining Starz Networks reporting unit goodwill, which is recorded in goodwill and intangible asset impairment in the audited combined statement of operations.

Fiscal 2023. During the second quarter ended September 30, 2022, the Starz Business updated its quantitative impairment assessment for all of its reporting units based on the most recent data and expected growth trends. The DCF analysis components of the fair value estimates were determined primarily by discounting estimated future cash flows, which included weighted average perpetual nominal growth rates ranging from 2.0% to 3.0%, at a weighted average cost of capital (discount rate) ranging from 10.0% to 14.0%, which considered the risk of achieving the projected cash flows, including the risk applicable to the reporting unit, industry and market as a whole. Based on its quantitative impairment assessment, the Starz Business determined that the fair value of its reporting units were less than the respective carrying values for its reporting units. The analysis resulted in a goodwill impairment charge of $1.475 billion in fiscal 2023, of which $1,261.7 million related to the Starz Networks reporting unit, which is recorded as a separate line item “goodwill and intangible asset impairment” in the audited combined statement of operations (see Note 5 to the audited combined financial statements) and $213.3 million related to the LIONSGATE+ reporting unit, which is presented within the discontinued operations audited combined statement of operations (see Note 2 to the audited combined financial statements). The impairment charges reduced the carrying value of the LIONSGATE + reporting unit goodwill to $0 and the Starz Networks reporting unit to its respective fair value, therefore at September 30, 2022 the fair value and carrying value of the Starz Network reporting unit is equal and thus it continued to be considered “at risk” of impairment.

Indefinite-Lived Intangibles Other Than Goodwill Impairment Assessment. Through September 30, 2023, the Starz Business’s indefinite-lived intangible assets consisted of trade names representing the estimated fair value of the Starz brand name determined in connection with the acquisition of the Starz Business as of December 8, 2016, amounting to $250.0 million related to the Starz Networks reporting unit before the impairment charge recorded in the second quarter of fiscal 2024 discussed below.

During the second quarter of fiscal 2024, due to the events and their impact discussed above, the Starz Business performed a quantitative impairment assessment of its indefinite-lived trade names. The fair value of the Starz Business’s indefinite-lived trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments. Based on the quantitative impairment assessment of our trade names, we recorded an impairment charge of $170.0 million in the second quarter of fiscal 2024, which was recorded in goodwill and intangible asset impairment in the audited combined statement of operations.

After the Starz Business performed its quantitative impairment assessment, during the second quarter ended September 30, 2023, the Starz Business then reassessed the estimated useful life of the trade names with a remaining carrying value of $80.0 million, net of the impairment charge discussed above. The Starz Business concluded that based upon the most recent factors, including current macro and microeconomic conditions, market competition and historical Starz Business and industry trends, the trade names now have a finite estimated remaining useful life of 10 years. Accordingly, beginning October 1, 2023, the trade names are being accounted for as finite-lived intangible assets and amortized over their estimated remaining useful life. This resulted in an increase to amortization expense of $4.0 million for the fiscal year ended March 31, 2024 with a corresponding reduction of income before income taxes and a reduction to net loss from continuing operations and net loss of $3.0 million, reflecting the tax benefit associated with the book amortization of $1.0 million.

For fiscal 2023, based on a quantitative impairment assessment during the second quarter ended September 30, 2022 and based on a qualitative impairment assessment during the fourth quarter ended March 31, 2023, the Starz Business concluded that it was more-likely-than-not that the fair value of its trade names was more than its carrying amount, and therefore its trade names were not considered at risk of impairment at such time.

As of December 31, 2024, the Starz Business did not have any indefinite-lived intangible assets.

Finite-Lived Intangible Assets. At December 31, 2024 and March 31, 2024, the carrying value of the Starz Business’s finite-lived intangible assets was approximately $858.9 million and $966.1 million, respectively. The Starz Business’s finite-lived intangible assets primarily relate to customer relationships associated with U.S. MVPDs, including cable operators, satellite television providers and telecommunications companies (each a “Traditional Affiliate”), which amounted to $788.9 million and $890.1 million at December 31, 2024 and March 31, 2024, respectively. The amount of the Starz Business’s customer relationship asset related to these Traditional Affiliate relationships reflects the estimated fair value of these customer relationships determined in connection with Lionsgate’s acquisition of the Starz Business on December 8, 2016, net of amortization recorded since the date of the Starz Business acquisition. Beginning October 1, 2023, the Starz Business’s finite-lived intangible assets also include the trade names previously accounted for as indefinite-lived intangible assets as discussed below.

Identifiable intangible assets with finite lives are amortized to depreciation and amortization expense over their estimated useful lives, ranging from 10 to 16 years. The Starz Traditional Affiliate customer relationship intangible asset is amortized in the proportion that current period revenues bear to management’s estimate of future revenue over the remaining estimated useful life of the asset, which results in greater amortization in the earlier years of the estimated useful life of the asset than the latter years.

Amortizable intangible assets are tested for impairment whenever events or changes in circumstances (triggering events) indicate that the carrying amount of the asset may not be recoverable. If a triggering event has occurred, an impairment analysis is required. The impairment test first requires a comparison of undiscounted future cash flows expected to be generated over the remaining useful life of an asset to the carrying value of the asset. The impairment test is performed at the lowest level of cash flows associated with the asset. If the carrying value of the asset exceeds the undiscounted future cash flows, the asset would not be deemed to be recoverable. Impairment would then be measured as the excess of the asset’s carrying value over its fair value.

The Starz Business monitors its finite-lived intangible assets and changes in the underlying circumstances each reporting period for indicators of possible impairments or a change in the useful life or method of amortization of the finite-lived intangible assets. For fiscal 2024 and fiscal 2023, due to changes in the industry related to the migration from linear to OTT and direct-to-consumer consumption, we performed an impairment analysis of the amortizable intangible assets. The impairment analysis requires a comparison of undiscounted future cash flows expected to be generated over the useful life of an asset or asset group to the carrying value of the asset or asset group. Based on the Starz Business’s impairment analysis, the estimated undiscounted cash flows exceeded the carrying amount of the asset group by over 50% and therefore no impairment charge was required. The estimated undiscounted cash flow assumed a weighted average growth in revenue over the useful life of approximately 2.5%.

Determining whether an intangible asset is recoverable or impaired requires various estimates and assumptions, including whether events or circumstances indicate that the carrying amount of the asset or asset group may not be recoverable, determining estimates of future cash flows for the assets involved and, when applicable, the assumptions applied in determining fair value, including discount rates, growth rates, market risk premiums and other assumptions about the economic environment. If actual revenues significantly underperform as compared to the forecasted amounts and cost cannot be sufficiently reduced, the undiscounted cash flows may not exceed the carrying value of the asset group and an impairment charge could result for the difference between the fair value and the carrying value of the asset group.

We continue to monitor the Starz Business for changes that could significantly decrease the future undiscounted cash flows expected to be generated which could result in an impairment of our amortizable intangible assets, or could require us to further shorten the useful life or adopt a more accelerated method of amortization both of which would increase the amount of amortization expense we record. Examples of events or circumstances that could result in changes to projected cash flows include the creation and consumer consumption of our content; adverse macroeconomic conditions related to higher inflation and interest rates, and the impact on the global economy from the geopolitical environments including wars, terrorism and multiple international conflicts; volatility in the equity and debt markets which could result in higher weighted-average cost of capital and difficulty in funding our content requirements; our continual contractual relationships with our customers; including our affiliate agreements; and our domestic subscriber growth rates across our traditional and OTT platforms and changes in consumer behavior.

Income Taxes. We are subject to federal and state income taxes in the U.S., and in several foreign jurisdictions. We record deferred tax assets related to net operating loss carryforwards and certain temporary differences, net of applicable reserves in these jurisdictions. We recognize a future tax benefit to the extent that realization of such benefit is more likely than not on a jurisdiction-by-jurisdiction basis; otherwise, a valuation allowance is applied. In order to realize the benefit of our deferred tax assets, we will need to generate sufficient taxable income in the future in each of the jurisdictions which have these deferred tax assets. However, the assessment as to whether there will be sufficient taxable income in a jurisdiction to realize our net deferred tax assets in that jurisdiction is an estimate which could change in the future depending primarily upon the actual performance of the Starz Business. We performed an analysis of the four sources of taxable income (taxable income in prior carryback year(s) if carryback is permitted under the tax law, future reversals of existing taxable temporary differences, tax-planning strategies that would, if necessary, be implemented, and future taxable income exclusive of reversing temporary differences and carryforwards) to determine whether a valuation allowance was needed in the various jurisdictions in which the Company operates. Due to cumulative pretax losses incurred in recent years and lack of other positive evidence, we concluded that valuation allowances were primarily required in Canada, Luxembourg, and India for our fiscal years ended March 31, 2024, 2023, and 2022, and against US deferred tax assets beginning in our fiscal year ended March 31, 2024. As of March 31, 2024, we have a valuation allowance of $141.3 million against certain U.S. and foreign deferred tax assets that may not be realized on a more likely than not basis.

Our income tax benefit (provision) differs from the U.S. federal statutory income tax rate of 21% and is affected by many factors, including the overall level of income (loss) before taxes and its mix across the jurisdictions in which we conduct operations, changes in tax laws and regulations, changes in valuation allowances against our deferred tax assets, changes in unrecognized tax benefits, tax planning strategies available to us, and other discrete items.

Recent Accounting Pronouncements

See Note 1 to the accompanying combined financial statements for a discussion of recent accounting guidance.

Results of Operations

Nine Months Ended December 31, 2024 Compared to Nine Months Ended December 31, 2023

The following table sets forth our combined results of operations from continuing operations for the nine months ended December 31, 2024 and 2023.

	Nine Months Ended December 31,		Increase (Decrease)
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenues
Starz Networks	$1,030.1	$1,032.6	$(2.5)	(0.2)%
International	8.9	7.4	1.5	20.3%

Total revenues	1,039.0	1,040.0	(1.0)	(0.1)%
Expenses:
Direct operating	567.2	520.2	47.0	9.0%
Distribution and marketing	300.6	316.7	(16.1)	(5.1)%
General and administration	76.4	97.8	(21.4)	(21.9)%
Depreciation and amortization	122.2	118.7	3.5	2.9%
Restructuring and other	0.6	195.4	(194.8)	(99.7)%
Goodwill and intangible asset impairment	—	663.9	(663.9)	(100.0)%

Total expenses	1,067.0	1,912.7	(845.7)	(44.2)%

Operating loss	(28.0)	(872.7)	844.7	(96.8)%
Interest expense	(34.7)	(35.8)	1.1	(3.1)%
Interest and other income	3.1	0.2	2.9	nm
Other expense	(5.4)	(5.9)	0.5	(8.5)%
Gain (loss) on extinguishment of debt	(4.9)	21.2	(26.1)	(123.1)%

	Nine Months Ended December 31,		Increase (Decrease)
	2024	2023	Amount	Percent
	(Amounts in millions)
Loss from continuing operations before income taxes	(69.9)	(893.0)	823.1	(92.2)%
Income tax benefit	8.6	89.1	(80.5)	nm

Net loss from continuing operations	$(61.3)	$(803.9)	$742.6	(92.4)%
Net income (loss) from discontinued operations, net of income taxes	3.1	(88.4)	91.5	(103.5)%

Net loss	$(58.2)	$(892.3)	$834.1	(93.5)%

nm - Percentage not meaningful.

The Starz Business’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic, and purchase accounting and related adjustments. The Starz Business believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Starz Business’s management and enables them to understand the fundamental performance of the Starz Business’s businesses. The following table sets forth gross contribution and profit by segment:

	Nine Months Ended December 31, 2024			Nine Months Ended December 31, 2023
	Starz Networks	International	Total	Starz Networks	International	Total
	(Amounts in millions)
Revenue	$1,030.1	$8.9	$1,039.0	$1,032.6	$7.4	$1,040.0
Expenses:
Direct operating expense	560.1	6.1	566.2	511.5	6.4	517.9
Distribution & marketing expense	297.7	2.2	299.9	313.8	2.2	316.0

Gross contribution	172.3	0.6	172.9	207.3	(1.2)	206.1
General and administrative expenses	63.6	2.2	65.8	79.9	1.8	81.7

Segment profit (loss)(1)	$108.7	$(1.6)	$107.1	$127.4	$(3.0)	$124.4

(1)

Total segment profit, when presented outside of the segment information and reconciliations included in Note 12 to our unaudited condensed combined financial statements, is considered a non-GAAP financial measure. See the section further below under “Segment Results of Operations and Non-GAAP Measures” for further information regarding the Starz Business’s segment profit disclosures and related non-GAAP measures and reconciliation to the most directly comparable GAAP financial measure.

Subscriber Data. The number of period-end service subscribers is a key metric to evaluate a non-ad supported subscription video service as a growing or decreasing subscriber base is a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include a rate per STARZ subscriber, rates per basic video household or fixed fees. The table below sets forth, for the periods presented, subscriptions to our Starz Networks and International services.

	December 31, 2024	December 31, 2023
	(Amounts in millions)
Starz Networks
OTT Subscribers	12.57	13.43
Linear Subscribers	7.36	8.85

Total	19.93	22.28
International
OTT Subscribers	2.31	2.45
Total Starz
OTT Subscribers	14.88	15.88
Linear Subscribers	7.36	8.85

Total Starz Subscribers	22.24	24.73

Revenues. Combined revenues decreased $1.0 million reflecting a decrease of $2.5 million at Starz Networks, partially offset by an increase at International of $1.5 million. Starz Networks revenue decreased $2.5 million primarily due to the continued declines in revenue from traditional linear services of $44.0 million, which were mostly offset by higher OTT revenue of $40.9 million resulting from price increases. Starz Networks initiated a price increase at the end of June 2023, which was implemented by its various partners throughout the period ended September 30, 2023. Starz Networks initiated an additional price increase beginning in August 2024, which was implemented by its various partners throughout the quarter ended December 31, 2024.

During the nine months ended December 31, 2024 and 2023, the following original series premiered on STARZ:

Nine Months Ended December 31, 2024		Nine Months Ended December 31, 2023
Title	Premiere Date	Title	Premiere Date
First Quarter:		First Quarter:
Mary & George Season 1	April 5, 2024	Blindspotting Season 2	April 14, 2023
Power Book II: Ghost Season 4 Part 1	June 7, 2024	Run the World Season 2	May 26, 2023
		Outlander Season 7A	June 16, 2023
Second Quarter:		Second Quarter:
Serpent Queen Season 2	July 12, 2024	Minx Season 2	July 21, 2023
Power Book II: Ghost Season 4 Part 2	September 6, 2024	Heels Season 2	July 28, 2023
Three Women Season 1	September 13, 2024	Men in Kilts Season 2	August 11, 2023
		Power Book IV: Force Season 2	July 28, 2023
Third Quarter:		Third Quarter:
Fat Joe Talks Season 1	October 4, 2024	Shining Value Season 2	October 13, 2023
Sweetpea Season 1	October 10, 2024	Power Book III: Raising Kanan Season 3	December 1, 2023
Outlander Season 7B	November 22, 2024

Direct Operating and Distribution and Marketing Expenses. Direct operating and distribution and marketing expenses primarily represent programming cost amortization and advertising and marketing costs, respectively. The level of programming cost amortization and advertising and marketing costs and thus the gross contribution margin for Starz Networks can fluctuate from period to period depending on the number of new original series and first-run output theatrical movies premiering on the network during the period. Programming cost amortization and advertising and marketing costs generally increase in periods where new original series premiere.

Direct Operating Expenses. Direct operating expenses by segment were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended
	2024		2023		Increase (Decrease)
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Starz Networks	$560.1	54.4%	$511.5	49.5%	$48.6	9.5%
International	6.1	68.5%	6.4	86.5%	(0.3)	(4.7)%
COVID-19 related charges (benefit)(1)	(1.1)	nm	—	nm	(1.1)	n/a
Other(2)	2.1	nm	2.3	nm	(0.2)	nm

	$567.2	54.6%	$520.2	50.0%	$47.0	9.0%

nm - Percentage not meaningful.

(1)	In the nine months ended December 31, 2024, direct operating expense included a benefit of $1.1 million, reflecting COVID related insurance recoveries.
(2)	Other direct operating expense included in the table above consists of share-based compensation expense, which is excluded from segment operating results.

Direct operating expenses increased in the nine months ended December 31, 2024 primarily due to increases at Starz Networks of $48.6 million. The increase in Starz Networks direct operating expense was due primarily to an increase of $112.7 million related to theatrical releases under our programming output agreements, partially offset by lower programming cost amortization of $67.9 million related to our Starz Originals.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended		Increase (Decrease)
	2024	2023	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Starz Networks	$297.7	$313.8	$(16.1)	(5.1)%
International	2.2	2.2	—	—%
Other(1)	0.7	0.7	—	—%

	$300.6	$316.7	$(16.1)	(5.1)%

(1)	Other distribution and marketing expenses in the table above consists of share-based compensation expense, which is excluded from segment operating results.

The decrease in Media Networks distribution and marketing expense was due to a decrease at Starz Networks of $16.1 million primarily due to lower direct response advertising and marketing costs.

General and Administrative Expenses. General and administrative expenses by segment were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,				Increase (Decrease)
	2024	% of Revenues	2023	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Starz Networks	$63.6		$79.9		$(16.3)	(20.4)%
International	2.2		1.8		0.4	22.2%
Share-based compensation expense	10.6		16.4		(5.8)	(35.4)%
Purchase accounting and related adjustments	—		(0.3)		0.3	(100.0)%

Total general and administrative expenses	$76.4	7.4%	$97.8	9.4%	$(21.4)	(21.9)%

General and administrative expenses decreased $21.4 million in the nine months ended December 31, 2024, resulting from lower Starz Networks general and administrative expenses, due to decreases in corporate allocations from Lionsgate and overall employee compensation and decreases in share-based compensation expense.

For purposes of preparing the combined financial statements on a carve-out basis, the Starz Business has been allocated a portion of Lionsgate’s total corporate expenses and are included in Starz Networks’ general, administrative and expenses. Following the Studio Separation, corporate expenses are allocated to Starz Networks based on the Shared Services Agreement. Prior to the Studio Separation, corporate expenses were allocated based on measures considered to be a reasonable reflection of the historical utilization levels of these services, see Basis of Presentation above for further discussion.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. Lionsgate share-based compensation awards granted to employees of the Starz Business are reflected in parent net investment within the combined statements of equity at the time they are expensed. The combined statements of operations also include an allocation of Lionsgate corporate and shared employee share-based compensation expenses through the May 2024 Studio Separation, at which time the Starz Business entered into the Shared Services Agreement. The decrease in share-based compensation expense included in general and administrative expense in the nine months ended December 31, 2024, as compared to the nine months ended December 31, 2023, is primarily due to the replacement of the previous allocation of certain Lionsgate corporate share-based compensation to the Starz Business. The following table presents share-based compensation expense by financial statement line item:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Share-based compensation expense included in:
General and administrative expense(1)	$10.6	$16.4
Direct operating expense	2.1	2.3
Distribution and marketing expense	0.7	0.7
Restructuring and other	0.3	0.9

Total share-based compensation expense	$13.7	$20.3

(1)

Includes share-based compensation expense related to the allocation of Lionsgate corporate and shared employee share-based compensation expenses of $0.7 million and $4.5 million in the nine months ended December 31, 2024 and 2023, respectively.

Depreciation and Amortization Expense. Depreciation and amortization of $122.2 million for the nine months ended December 31, 2024 increased $3.5 million from $118.7 million in the nine months ended December 31, 2023 primarily due to increased amortization of intangible assets.

Restructuring and Other. Restructuring and other decreased $194.8 million in the nine months ended December 31, 2024 as compared to the nine months ended December 31, 2023 and includes restructuring and severance costs, and certain transaction and other costs, when applicable. Restructuring and other costs were as follows for the nine months ended December 31, 2024 and 2023 (see Note 11 to our unaudited condensed combined financial statements):

	Nine Months Ended		Increase (Decrease)
	2024	2023	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Content impairments and other(1)	$(11.3)	$187.2	$(198.5)	(106.0)%
Severance(2)
Cash	1.4	4.5	(3.1)	(68.9)%
Accelerated vesting on equity awards	0.3	0.9	(0.6)	(66.7)%

Total severance costs	1.7	5.4	(3.7)	(68.5)%
Transaction and other costs(3)	10.2	2.8	7.4	264.3%

	$0.6	$195.4	(194.8)	(99.7)%

(1)

Amounts included in the table above for nine months ended December 31, 2024 represent recoveries of content impairments, see Note 11 to our unaudited condensed combined financial statements. See Note 2 to our unaudited condensed combined financial statements for content impairment charges related to discontinued operations.

(2)	Severance costs were primarily related to restructuring activities and other cost-saving initiatives attributable to continuing operations.
(3)

Transaction and other costs in the nine months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters.

Goodwill and Intangible Asset Impairment. Goodwill and intangible assets impairment of $663.9 million in the nine months ended December 31, 2023 included goodwill impairment of $493.9 million and impairment of our indefinite-lived trade names of $170.0 million. There was no comparable charge in the nine months ended December 31, 2024. See Note 4 to our unaudited condensed combined financial statements for further information.

Interest Expense. Interest expense of $34.7 million in the nine months ended December 31, 2024 decreased $1.1 million from the nine months ended December 31, 2023. The following table sets forth the components of interest expense for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Interest Expense
Cash Based:
Senior Notes	$29.5	$30.0
Other	2.6	3.4

	32.1	33.4
Amortization of financing costs and other non-cash interest	2.6	2.4

Total interest expense	$34.7	$35.8

In connection with the completion of the Transactions, the Exchange Notes, with an aggregate outstanding principal of $389.9 million, will become obligations of the LG Studios Business. It is expected the Starz Business will enter into new financing arrangements upon completion of the Transactions which will replace the Exchange Notes and establish debt and cash levels for Starz post-completion of the Transactions. See Post Completion of the Transactions Restructuring of our Debt below and see “Unaudited Pro Forma Condensed Combined Financial Information of Starz” included elsewhere in this joint proxy statement/prospectus for more information.

Interest and Other Income. Interest and other income of $3.1 million for nine months ended December 31, 2024 related to guarantee fees received, as compared to interest and other income of nil for nine months ended December 31, 2023.

Other Expense. Other expense of $5.4 million for nine months ended December 31, 2024 increased compared to other expense of $5.9 million for nine months ended December 31, 2023, and represented the loss recorded related to our monetization of accounts receivable programs (see Note 16 to our unaudited condensed combined financial statements).

Gain (Loss) on Extinguishment of Debt. Loss on extinguishment of debt of $4.9 million for nine months ended December 31, 2024 related to the write-off of debt issuance costs associated with the 5.5% Senior Note exchange. In the nine months ended December 31, 2023, the gain on extinguishment of debt of $21.2 million represented a gain associated with the repurchase of $85.0 million principal amount of 5.5% Senior Notes at a discount. See Note 5 to our unaudited condensed combined financial statements.

Income Tax Benefit. We had an income tax benefit of $8.6 million in the nine months ended December 31, 2024, compared to an income tax benefit of $89.1 million in the nine months ended December 31, 2023. Our income tax benefit differs from the federal statutory rate multiplied by pre-tax income (loss) due to the mix of our pre-tax income (loss) generated across the various jurisdictions in which we operate, changes in the valuation allowance against our deferred tax assets, and certain minimum taxes and foreign withholding taxes. Our income tax benefit for nine months ended December 31, 2024 and 2023 was also impacted by the change in uncertain tax benefits due to the expiration of statutory limitations and additional settlements with tax authorities. Our income tax benefit for the nine months ended December 31, 2023, was also impacted by impairments of goodwill and intangible assets.

Net Loss from Continuing Operations. Net loss from continuing operations for the nine months ended December 31, 2024 was $61.3 million. This compares to net loss from continuing operations for the nine months ended December 31, 2023 of $803.9 million.

Segment Results of Operations and Non-GAAP Measures

As described above, the Starz Business’s primary measure of segment performance is segment profit. Segment profit is defined as segment revenues, less segment direct operating and segment distribution and marketing expense, less segment general and administration expenses. Total segment profit represents the sum of segment profit for our individual segments, net of eliminations for intersegment transactions. Segment profit and total segment profit excludes, when applicable, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic and purchase accounting and related adjustments. Segment profit when presented in accordance with ASC 280 within the notes to the combined financial statements is a GAAP financial measure and is disclosed in Note 12 to our unaudited condensed combined financial statements.

We also present above our total segment profit for all of our segments. Total segment profit, when presented outside of the segment information and reconciliations included in Note 12 to our unaudited condensed combined financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

The Starz Business believes the presentation of total segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Starz Business’s management and enables them to understand the fundamental performance of the Starz Business’s businesses before non-operating items. Total segment profit is considered an important measure of the Starz Business’s performance because it reflects the aggregate profit contribution from the Starz Business’s segments and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Starz Business’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Starz Business may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the nine months ended December 31, 2024 and 2023. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the Management’s Discussion and Analysis of Financial Condition and Results of Operations which discusses combined results of operations.

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Operating loss	$(28.0)	$(872.7)	$844.7	(96.8)%
Goodwill and intangible asset impairment	—	663.9	(663.9)	(100.0)%
Adjusted depreciation and amortization	15.0	17.2	(2.2)	(12.8)%
Restructuring and other	0.6	195.4	(194.8)	(99.7)%
COVID-19 related benefit	(1.1)	—	(1.1)	nm
Adjusted share-based compensation expense	13.4	19.4	(6.0)	(30.9)%
Purchase accounting and related adjustments	107.2	101.2	6.0	5.9%

Total segment profit	$107.1	$124.4	$(17.3)	(13.9)%

nm - Percentage not meaningful.

See Note 12 to our unaudited condensed combined financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our unaudited condensed consolidated statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

Fiscal 2024 Compared to Fiscal 2023

Combined Results of Operations

The following table sets forth our combined results of operations from continuing operations for the fiscal years ended March 31, 2024 and 2023.

	Year Ended March 31,		Increase (Decrease)
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenues
Starz Networks	$1,382.7	$1,413.1	$(30.4)	(2.2)%
International	9.7	9.4	0.3	3.2%

Total revenues	1,392.4	1,422.5	(30.1)	(2.1)%
Expenses:
Direct operating	692.6	715.9	(23.3)	(3.3)%
Distribution and marketing	423.6	423.5	0.1	—%
General and administration	129.2	124.0	5.2	4.2%
Depreciation and amortization	161.8	155.7	6.1	3.9%
Restructuring and other	224.8	89.9	134.9	150.1%
Goodwill and intangible asset impairment	663.9	1,261.7	(597.8)	(47.4)%

Total expenses	2,295.9	2,770.7	(474.8)	(17.1)%

Operating loss	(903.5)	(1,348.2)	444.7	(33.0)%
Interest expense	(47.2)	(58.6)	11.4	(19.5)%
Interest and other income	3.5	0.6	2.9	nm
Other expense	(7.5)	(6.7)	(0.8)	11.9%
Gain on extinguishment of debt	21.2	58.7	(37.5)	(63.9)%

Loss from continuing operations before income taxes	(933.5)	(1,354.2)	420.7	(31.1)%
Income tax benefit	128.9	18.3	110.6	nm

Net loss from continuing operations	$(804.6)	$(1,335.9)	$531.3	(39.8)%
Net loss from discontinued operations, net of income taxes	(110.6)	(535.1)	424.5	(79.3)%

Net loss	$(915.2)	$(1,871.0)	$955.8	(51.1)%

nm - Percentage not meaningful.

The following table sets forth gross contribution and profit by segment:

	Year Ended March 31, 2024			Year Ended March 31, 2023
	Starz Networks	International	Total	Starz Networks	International	Total
	(Amounts in millions)
Revenue	$1,382.7	$9.7	$1,392.4	$1,413.1	$9.4	$1,422.5
Expenses:
Direct operating expense	678.9	11.1	690.0	708.2	9.1	717.3
Distribution & marketing expense	420	2.8	422.8	418.5	4.3	422.8

Gross contribution	283.8	(4.2)	279.6	286.4	(4.0)	282.4
General and administrative expenses	107.1	2.7	109.8	98.4	2.7	101.1

Segment profit (loss)(1)	$176.7	$(6.9)	$169.8	$188	$(6.7)	$181.3

(1)

Total segment profit, when presented outside of the segment information and reconciliations included in Note 14 to our audited combined financial statements, is considered a non-GAAP financial measure. See the section further below under “Segment Results of Operations and Non-GAAP Measures” for further information regarding the Starz Business’s segment profit disclosures and related non-GAAP measures and reconciliation to the most directly comparable GAAP financial measure.

Subscriber Data. The number of period-end service subscribers is a key metric which management uses to evaluate a non-ad supported subscription video service. We believe this key metric provides useful information to investors as a growing or decreasing subscriber base is a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include a rate per STARZ subscriber, rates per basic video household or fixed fees. The table below sets forth, for the periods presented, subscriptions to our Starz Networks and International services.

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Starz Networks
OTT Subscribers	13.38	12.95
Linear Subscribers	8.42	9.83

Total	21.80	22.78
International
OTT Subscribers	2.52	2.77
Total Starz
OTT Subscribers	15.90	15.72
Linear Subscribers	8.42	9.83

Total Starz Subscribers	24.32	25.55

Revenues. Combined revenues decreased $30.1 million reflecting a decrease of $30.4 million at Starz Networks, partially offset by increased revenue from International of $0.3 million. The decrease in Starz Networks revenue reflects declines in revenue of $81.5 million from traditional linear services, which were mostly offset by higher OTT revenue of $52.9 million resulting from a price increase initiated at the end of June 2023 and fully implemented during the quarter ended September 30, 2023, and growth in OTT subscribers of 0.43 million since March 31, 2023.

During fiscal 2024 and fiscal 2023, the following original series premiered on STARZ:

Year Ended March 31, 2024		Year Ended March 31, 2023
Title	Premiere Date	Title	Premiere Date
First Quarter:		First Quarter:
Blindspotting Season 2	April 14, 2023	Gaslit	April 24, 2022
Run the World Season 2	May 26, 2023	P-Valley Season 2	June 3, 2022
Outlander Season 7A	June 16, 2023	Becoming Elizabeth Season 1	June 12, 2022
		Who is Ghislaine Maxwell	June 26, 2022
Second Quarter:		Second Quarter:
Minx Season 2	July 21, 2023	Power Book III: Raising Kanan Season 2	August 14, 2022
Heels Season 2	July 28, 2023	Serpent Queen Season 1	September 11, 2022
Men in Kilts Season 2	August 11, 2023
Power Book IV: Force Season 2	July 28, 2023

Year Ended March 31, 2024		Year Ended March 31, 2023
Title	Premiere Date	Title	Premiere Date
Third Quarter:		Third Quarter:
Shining Value Season 2	October 13, 2023	Step Up Season 3	October 16, 2022
Power Book III: Raising Kanan Season 3	December 1, 2023	Dangerous Liaisons Season 1	November 6, 2022
Fourth Quarter:		Fourth Quarter:
Hightown Season 3	January 26, 2024	BMF - Black Mafia Family Season 2	January 6, 2023
BMF -Black Mafia Family Season 3	March 1, 2024	Party Down Season 3	February 24, 2023
		Power Book II: Ghost Season 3	March 17, 2023

Direct Operating and Distribution and Marketing Expenses. Direct operating and distribution and marketing expenses primarily represent programming cost amortization and advertising and marketing costs, respectively. The level of programming cost amortization and advertising and marketing costs and thus the gross contribution margin for Starz Networks can fluctuate from period to period depending on the number of new original series and first-run output theatrical movies premiering on the network during the period. Programming cost amortization and advertising and marketing costs generally increase in periods where new original series premiere.

Direct Operating Expenses. Direct operating expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,
	2024		2023		Increase (Decrease)
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Starz Networks	$678.9	49.1%	$708.2	50.1%	$(29.3)	(4.1)%
International	11.1	114.4%	9.1	96.8%	2.0	22.0%
COVID-19 related charges (benefit)(1)	(0.1)	nm	(2.8)	nm	2.7	nm
Other(2)	2.7	nm	1.4	nm	1.3	nm

	$692.6	49.7%	$715.9	50.3%	$(23.3)	(3.3)%

nm - Percentage not meaningful.

(1)

In fiscal 2024, direct operating expense included a benefit of $0.1 million, reflecting COVID related costs net of insurance recoveries of $0.2 million (fiscal 2023 - benefit of $2.8 million, net of insurance recoveries of $5.6 million).

(2)	Other direct operating expense included in the table above consists of share-based compensation expense, which is excluded from segment operating results.

Direct operating expenses decreased in fiscal 2024 due to decreases at Starz Networks of $29.3 million, partially offset by an increase in International of $2.0 million. The decrease in Starz Networks direct operating expenses was due primarily to lower programming cost amortization of $27.9 million related to library content, $16.3 million related to theatrical releases under our programming output agreements, partially offset by an increase of $12.0 million related to Starz Originals, and a benefit in fiscal 2023 of $10.0 million associated with the modification of a content licensing arrangement.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,		Increase (Decrease)
	2024	2023	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Starz Networks	$420.0	$418.5	$1.5	0.4%
International	2.8	4.3	(1.5)	(34.9)%
Other(1)	0.8	0.7	0.1	14.3%

	$423.6	$423.5	$0.1	—%

(1)	Other distribution and marketing expenses in the table above consists of share-based compensation expense, which is excluded from segment operating results.

Distribution and marketing expenses in fiscal 2024 were comparable to distribution and marketing expenses in fiscal 2023.

General and Administrative Expenses. General and administrative expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,
	2024	% of Revenues	2023	% of Revenues	Increase (Decrease)
	(Amounts in millions)
General and administrative expenses
Starz Networks	$107.1		$98.4		$8.7	8.8%
International	2.7		2.7		—	—%
Share-based compensation expense	19.7		23.4		(3.7)	(15.8)%
Purchase accounting and related adjustments	(0.3)		(0.5)		0.2	(40.0)%

Total general and administrative expenses	$129.2	9.3%	$124.0	8.7%	$5.2	4.2%

General and administrative expenses increased in fiscal 2024, resulting from increased Starz Networks general and administrative expenses and corporate allocations from Lionsgate, partially offset by decreases in International and share-based compensation expense. Starz Networks general and administrative expenses in fiscal 2024 increased $8.7 million from fiscal 2023, driven by increased incentive compensation.

For purposes of preparing the combined financial statements on a carve-out basis, the Starz Business has been allocated a portion of Lionsgate’s total corporate expenses and are included in general, administrative and expenses. Corporate allocated expenses increased $3.7 million in fiscal 2024, resulting primarily from an increase in corporate incentive based compensation.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. Lionsgate share-based compensation awards granted to employees of the Starz Business are reflected in parent net investment within the combined statements of equity at the time they are expensed. The combined statements of operations also include an allocation of Lionsgate corporate and shared employee share-based compensation expenses. The following table presents share-based compensation expense by financial statement line item:

	Year Ended March 31,
	2024	2023
	Amounts in millions)
Share-based compensation expense included in:
General and administrative expense(1)	$19.7	$23.4
Restructuring and other (2)	1.4	—
Direct operating expense	2.7	1.6
Distribution and marketing expense	0.8	0.7

Total share-based compensation expense	$24.6	$25.7

(1)

Includes share-based compensation expense related to the allocation of Lionsgate corporate and shared employee share-based compensation expenses of $5.6 million and $9.7 million in fiscal year 2024 and 2023, respectively.

(2)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

Depreciation and Amortization Expense. Depreciation and amortization of $161.8 million for fiscal 2024 increased $6.1 million from $155.7 million in fiscal 2023 due to increased amortization expense of $4.0 million associated with the change in estimated useful life of the Starz trade names, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies”, Goodwill and Indefinite-Lived Intangible Assets.

Restructuring and Other. Restructuring and other increased $134.9 million in fiscal 2024 as compared to fiscal 2023, and includes restructuring and severance costs, and certain transaction and other costs, when applicable. Restructuring and other costs were as follows for the fiscal year ended March 31, 2024 and 2023 (see Note 13 to our combined financial statements):

	Year Ended March 31,		Increase (Decrease)
	2024	2023	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Content impairments(1)	$213.0	$87.6	$125.4	143.2%
Severance(2)
Cash	5.4	4.2	1.2	28.6%
Accelerated vesting on equity awards	1.4	—	1.4	n/a

Total severance costs	6.8	4.2	2.6	61.9%
Transaction and other costs (benefits)(3)	5.0	(1.9)	6.9	nm

	$224.8	$89.9	$134.9	150.1%

nm - Percentage not meaningful.

(1)

The Starz Business recorded content impairment charges in fiscal 2024 and 2023 as a result of the Starz Business’s strategic review of content performance across Starz’s platforms. See Note 13 to our combined financial statements.

(2)	Severance costs were primarily related to restructuring activities and other cost-saving initiatives attributable to continuing operations.
(3)

Transaction and related costs in fiscal 2024 and 2023 reflect transaction, integration and legal costs incurred associated with certain strategic transactions, restructuring activities and legal matters. In the fiscal year ended March 31, 2023, these amounts include a benefit of $11.0 million for the settlement of a legal matter.

Interest Expense. Interest expense of $47.2 million in fiscal 2024 decreased $11.4 million from fiscal 2023 due primarily to lower interest expense on the 5.5% Senior Notes due to reductions in the amounts outstanding as discussed under Gain on Extinguishment of Debt below. The following table sets forth the components of interest expense for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,
	2024	2023
	(Amounts in millions)
Interest Expense
Cash Based:
Senior Notes	$39.8	$51.8
Other	4.2	2.9

	44.0	54.7
Amortization of financing costs and other non-cash interest	3.2	3.9

Total interest expense	$47.2	$58.6

In connection with the completion of the Transactions, the Exchange Notes, with an aggregate outstanding principal of $389.9 million, will become obligations of the LG Studios Business. It is expected the Starz Business will enter into new financing arrangements upon completion of the Transactions which will replace the Exchange Notes and establish debt and cash levels for Starz post-completion of the Transactions. See “Post Completion of the Transactions Restructuring of our Debt” below and see “Unaudited Pro Forma Condensed Combined Financial Information of Starz” included elsewhere in this joint proxy statement/prospectus for more information.

Interest and Other Income. Interest and other income of $3.5 million for the fiscal year ended March 31, 2024 increased by $2.9 million compared to interest and other income of $0.6 million for the fiscal year ended March 31, 2023, due to interest received on net operating loss carryforwards and carryback claims in fiscal 2024.

Other Expense. Other expense of $7.5 million for fiscal 2024 increased by $0.8 million compared to other expense of $6.7 million for fiscal 2023, and represented the loss recorded related to our monetization of accounts receivable programs (see Note 16 to our audited combined financial statements).

Gain on Extinguishment of Debt. Gain on extinguishment of debt of $21.2 million for fiscal 2024 was associated with the repurchase of $85.0 million principal amount of the 5.5% Senior Notes at a discount.

Gain on extinguishment of debt of $58.7 million for fiscal 2023 was associated with the repurchase of $200.0 million principal amount of the 5.5% Senior Notes at a discount. See Note 6 to our audited combined financial statements.

Income Tax Benefit (Provision). We had an income tax benefit of $128.9 million in fiscal 2024, compared to an income tax benefit of $18.3 million in fiscal 2023. Our income tax provision differs from the U.S. federal statutory rate multiplied by pre-tax income (loss) due to the income tax effects of goodwill and intangible asset impairments, state income taxes, and changes in the valuation allowance against our deferred tax assets. Our income tax provisions for fiscal 2024 and 2023 was also impacted by charges for interest and the change in uncertain tax benefits due to the expiration of statutes of limitations and additional settlements with tax authorities.

As computed on a separate return basis, with the combined historical results of the Starz Business presented on a managed basis as discussed in “Basis of Presentation” above, at March 31, 2024, the Starz Business had U.S. federal net operating loss carryforwards (“NOLs”) of approximately $323.0 million, of which approximately $157.8 million would be subject to expiration in 2038, and the remainder would carry forward indefinitely. Additionally, at March 31, 2024, the Starz Business had state NOLs of approximately $307.0 million, which would expire in varying amounts beginning in 2027, and foreign net operating loss carryforwards in various jurisdictions, including Canada, India, and Luxembourg of $56.2 million, $22.4 million, and $403.6 million, respectively, which would expire in varying amounts beginning in 2030. The Starz Business also had U.S. federal credit carryforwards related to foreign taxes paid of $8.3 million that would expire beginning in 2027. However, under the managed basis of presentation of the Starz Business, the combined historical results exclude certain income, deductions and other items and therefore, for purposes of these combined financial statements, these items are not reflected in the calculations of net operating loss and tax credit carryforwards of the Starz Business. As a result, the actual net operating loss and tax credit carryforwards of the Starz Business after the Transactions may differ (i.e., be lower in U.S. and Canada, and higher in Luxembourg) than those otherwise stated above.

Net Loss from Continuing Operations. Net loss from continuing operations for the fiscal year ended March 31, 2024 was $804.6 million. This compares to net loss from continuing operations for the fiscal year ended March 31, 2023 of $1,335.9 million.

Segment Results of Operations and Non-GAAP Measures

See introduction to this section above under “Nine Months Ended December 31, 2024 Compared to Nine Months Ended December 31, 2023—Segment Results of Operations and Non-GAAP Measures” for further information regarding the Starz Business’s segment profit disclosures and related non-GAAP measures.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the fiscal years ended March 31, 2024 and 2023. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the Management’s Discussion and Analysis of Financial Condition and Results of Operations which discusses combined results of operations.

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Operating loss	$(903.5)	$(1,348.2)	$444.7	(33.0)%
Goodwill and intangible asset impairment	663.9	1,261.7	(597.8)	(47.4)%
Adjusted depreciation and amortization	24.8	21.3	3.5	16.4%
Restructuring and other	224.8	89.9	134.9	150.1%
COVID-19 related charges (benefit)	(0.1)	(2.8)	2.7	(96.4)%
Content charges	—	(0.2)	0.2	(100.0)%
Adjusted share-based compensation expense	23.2	25.7	(2.5)	(9.7)%
Purchase accounting and related adjustments	136.7	133.9	2.8	2.1%

Total segment profit	$169.8	$181.3	$(11.5)	(6.3)%

See Note 14 to the combined financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our combined statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

Fiscal 2023 Compared to Fiscal 2022

Combined Results of Operations

The following table sets forth our combined results of operations from continuing operations for the fiscal years ended March 31, 2023 and 2022.

	Year Ended March 31,		Increase (Decrease)
	2023	2022	Amount	Percent
	(Amounts in millions)
Revenues
Starz Networks	$1,413.1	$1,446.1	$(33.0)	(2.3)%
International	9.4	4.6	4.8	104.3%

Total revenues	1,422.5	1,450.7	(28.2)	(1.9)%
Expenses:
Direct operating	715.9	655.7	60.2	9.2%
Distribution and marketing	423.5	450.9	(27.4)	(6.1)%
General and administration	124.0	116.0	8.0	6.9%
Depreciation and amortization	155.7	152.6	3.1	2.0%
Restructuring and other	89.9	10.5	79.4	nm
Goodwill impairment	1,261.7	—	1,261.7	n/a

Total expenses	2,770.7	1,385.7	1,385.0	99.9%

Operating income (loss)	(1,348.2)	65.0	(1,413.2)	nm
Interest expense	(58.6)	(60.9)	2.3	(3.8)%
Interest and other income	0.6	0.5	0.1	20.0%
Other expense	(6.7)	(2.7)	(4.0)	148.1%
Gain (loss) on extinguishment of debt	58.7	(24.8)	83.5	nm

Loss before income taxes	(1,354.2)	(22.9)	(1,331.3)	nm
Income tax benefit (provision)	18.3	(7.1)	25.4	(357.7)%

Net loss from continuing operations	$(1,335.9)	$(30.0)	$(1,305.9)	nm
Net loss from discontinued operations, net of income taxes	(535.1)	(125.3)	(409.8)	327.1%

Net loss	$(1,871.0)	$(155.3)	$(1,715.7)	Nm

nm - Percentage not meaningful.

The following table sets forth gross contribution and profit by segment:

	Year Ended March 31, 2023			Year Ended March 31, 2022
	Starz Networks	International	Total	Starz Networks	International	Total
	(Amounts in millions)
Revenue	$1,413.1	$9.4	$1,422.5	$1,446.1	$4.6	$1,450.7
Expenses:
Direct operating expense	708.2	9.1	717.3	614.4	5.7	620.1
Distribution & marketing expense	418.5	4.3	422.8	444.4	5.7	450.1

Gross contribution	286.4	(4.0)	282.4	387.3	(6.8)	380.5
General and administrative expenses	98.4	2.7	101.1	87.6	2.6	90.2

Segment profit (loss)(1)	$188.0	$(6.7)	$181.3	$299.7	$(9.4)	$290.3

(1)

Total segment profit, when presented outside of the segment information and reconciliations included in Note 14 to our audited combined financial statements, is considered a non-GAAP financial measure. See the section further below under “Segment Results of Operations and Non-GAAP Measures” for further information regarding the Starz Business’s segment profit disclosures and related non-GAAP measures and reconciliation to the most directly comparable GAAP financial measure.

Subscriber Data. The number of period-end service subscribers is a key metric which management uses to evaluate a non-ad supported subscription video service. We believe this key metric provides useful information to investors as a growing or decreasing subscriber base is a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include a rate per STARZ subscriber, rates per basic video household or fixed fees. The table below sets forth, for the periods presented, subscriptions to our Starz Networks and International services

	March 31, 2023	March 31, 2022
	(Amounts in millions)
Starz Networks
OTT Subscribers	12.95	12.18
Linear Subscribers	9.83	11.27

Total	22.78	23.45
International
OTT Subscribers	2.77	1.17
Total Starz
OTT Subscribers	15.72	13.35
Linear Subscribers	9.83	11.27

Total Starz Subscribers	25.55	24.62

Revenues. Combined revenues decreased $28.2 million reflecting a decrease of $33.0 million at Starz Networks, partially offset by an increase of $4.8 million at International. The decrease in Starz Networks revenue was primarily due to declines in revenue of $131.9 million from traditional linear services, which were offset by higher OTT revenue of $94.1 million resulting from increased subscriptions.

During fiscal 2023 and fiscal 2022, the following original series premiered on STARZ:

Year Ended March 31, 2023		Year Ended March 31, 2022
Title	Premiere Date	Title	Premiere Date
First Quarter:		First Quarter:
Gaslit	April 24, 2022	The Girlfriend Experience Season 3	May 2, 2021
P-Valley Season 2	June 3, 2022	Run the World Season 1	May 16, 2021
Becoming Elizabeth Season 1	June 12, 2022	Blindspotting Season 1	June 13, 2021
Who is Ghislaine Maxwell	June 26, 2022
Second Quarter:		Second Quarter:
Power Book III: Raising Kanan Season 2	August 14, 2022	Power Book III: Raising Kanan Season 1	July 18, 2021
Serpent Queen Season 1	September 11, 2022	Heels Season 1	August 15, 2021
		BMF - Black Mafia Family Season 1	September 26, 2021

Year Ended March 31, 2023		Year Ended March 31, 2022
Title	Premiere Date	Title	Premiere Date
Third Quarter:		Third Quarter:(1)
Step Up Season 3	October 16, 2022	Hightown Season 2	October 17, 2021
Dangerous Liaisons Season 1	November 6, 2022	Power Book II: Ghost Season 2	November 21, 2021
Fourth Quarter:		Fourth Quarter:
BMF - Black Mafia Family Season 2	January 6, 2023	Power Book IV: Force Season 1	February 6, 2022
Party Down Season 3	February 24, 2023	Outlander Season 6	March 6, 2022
Power Book II: Ghost Season 3	March 17, 2023	Shining Vale Season 1	March 6, 2022

(1)	In addition, BMF - Black Mafia Family Season 1 premiered on September 26, 2021, with the majority of episodes airing during the three months ended December 31, 2021.

Direct Operating and Distribution and Marketing Expenses. Direct operating and distribution and marketing expenses primarily represent programming cost amortization and advertising and marketing costs, respectively. The level of programming cost amortization and advertising and marketing costs and thus the gross contribution margin for Starz Networks can fluctuate from period to period depending on the number of new original series and first-run output theatrical movies premiering on the network during the period. Programming cost amortization and advertising and marketing costs generally increase in periods where new original series premiere.

Direct Operating Expenses. Direct operating expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,
	2023		2022		Increase (Decrease)
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Starz Networks	$708.2	50.1%	$614.4	42.5	$93.8	15.3%
International	9.1	96.8	5.7	123.9%	3.4	59.6%
COVID-19 related charges (benefit)(1)	(2.8)	nm	1.5	nm	(4.3)	nm
Other(2)	1.4	nm	34.1	nm	(32.7)	nm

Total	$715.9	50.3%	$655.7	45.2%	$60.2	9.2%

nm - Percentage not meaningful.

(1)

In fiscal 2023, direct operating expense included a benefit of $2.8 million, reflecting COVID related costs net of insurance recoveries of $5.6 million (fiscal 2022 - charges of $1.5 million, net of insurance recoveries of $6.5 million).

(2)

During the fiscal year ended March 31, 2022, in preparation of the planned completion of the Transactions, we performed a strategic review of original programming on the STARZ platform, prior to the broader restructuring plan which began in fiscal 2023, and identified certain titles with limited strategic purpose which were removed from the STARZ service and abandoned. As a result, we recorded certain programming and content charges of $33.0 million, which are included in direct operating expense in the combined statements of operations and excluded from segment operating results for Starz Networks, and reflected in the “other” direct operating expense line item above. In addition, the remaining amounts of “other” “direct operating expense in the table above consists of share-based compensation expense, which is excluded from segment operating results.

Direct operating expenses increased in fiscal 2023, due to increases at Starz Networks of $93.8 million and International of $3.4 million due to higher programming cost amortization, partially offset by lower other direct operating expenses (see footnote (2) above). The increase in Starz Networks direct operating expense of $93.8 million was due to higher programming amortization related to our Starz Originals of $91.4 million primarily related to higher cost original series premieres, higher programming cost amortization of $4.8 million related to library content, and other increases in direct operating expense, partially offset by lower programming amortization of $4.1 million related to theatrical releases under our programming output agreements, and a benefit in fiscal 2023 of $10.0 million associated with the modification of a content licensing arrangement.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31		Increase (Decrease)
	2023	2022	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Starz Networks	$418.5	$444.4	$(25.9)	(5.8)%
International	4.3	5.7	(1.4)	(24.6)%
COVID-19 related charges	—	0.3	(0.3)	(100.0)%
Other(1)	0.7	0.5	0.2	40.0%

Total	$423.5	$450.9	$(27.4)	(6.1)%

(1)	Other distribution and marketing expenses not included in segment results in the table above consists of share-based compensation expense, which is excluded from segment operating results.

Distribution and marketing expenses decreased in fiscal 2023 due to decreases at Starz Networks of $25.9 million and International of $1.4 million. The decrease in Starz Networks distribution and marketing expense is due to lower overall spend for advertising purchased in fiscal 2023 and lower media spend for our Starz Originals’ premieres.

General and Administrative Expenses. General and administrative expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,				Increase (Decrease)
	2023	% of Revenues	2022	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Starz Networks	$98.4		$87.6		$10.8	12.3%
International	2.7		2.6		0.1	3.8%
Share-based compensation expense	23.4		26.3		(2.9)	(11.0)%
Purchase accounting and related adjustments	(0.5)		(0.5)		—	n/a

Total general and administrative expenses	$124.0	8.7%	$116.0	8.0%	$8.0	6.9%

General and administrative expenses increased in fiscal 2023, resulting from increases at Starz Networks, corporate allocations from Lionsgate, and International general and administrative expenses, partially offset by decreased share-based compensation expense. Starz Networks general and administrative expenses in fiscal 2023 increased $10.8 million from fiscal 2022 primarily driven by an increase in incentive compensation of $7.1 million, as well as increases in rent and facilities costs, salaries and related expenses and professional fees.

For purposes of preparing the combined financial statements on a carve-out basis, the Starz Business has been allocated a portion of Lionsgate’s total corporate expenses and are included in general, administrative and expenses. Corporate allocated expenses increased $4.7 million in fiscal 2023, resulting from an increase in corporate incentive-based compensation.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. Lionsgate share-based compensation awards granted to employees of the Starz Business are reflected in parent net investment within the combined statements of equity at the time they are expensed. The combined statements of operations also include an allocation of Lionsgate corporate and shared employee share-based compensation expenses. The decrease in share-based compensation expense included in general and administrative expense in fiscal 2023, as compared to fiscal 2022, is primarily due to lower fair values associated with performance-based stock option and other equity awards that are revalued at each reporting period until the stock option or equity award vests and the applicable performance goals are achieved. The following table presents share-based compensation expense by financial statement line item:

	Year Ended March 31,
	2023	2022
	(Amounts in millions)
Share-based compensation expense included in:
General and administrative expense	$23.4	$26.3
Direct operating expense	1.6	1.2
Distribution and marketing expense	0.7	0.5

Total share-based compensation expense	$25.7	$28.0

Depreciation and Amortization Expense. Depreciation and amortization of $155.7 million for fiscal 2023 was comparable to general and administrative expense of $152.6 million in fiscal 2022.

Restructuring and Other. Restructuring and other increased $79.4 million in fiscal 2023 as compared to fiscal 2022, and includes restructuring and severance costs, and certain transaction and other costs, when applicable. Restructuring and other costs were as follows for the fiscal year ended March 31, 2023 and 2022 (see Note 13 to our combined financial statements):

	Year Ended March 31,		Increase (Decrease)
	2023	2022	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Content impairments(1)	$87.6	$—	$87.6	n/a
Severance(2)	4.2	1.8	2.4	133.3%
COVID-19 related charges	—	0.1	(0.1)	(100.0)%
Transaction and other costs (benefits)(3)	(1.9)	8.6	(10.5)	(122.1)%

Total	$89.9	$10.5	$79.4	756.2%

(1)

The Starz Business recorded content impairment charges in fiscal 2023 as a result of the Starz’ Business’s strategic review of content performance across Starz’s platforms. See Note 13 to our combined financial statements.

(2)	Severance costs were primarily related to restructuring activities and other cost-saving initiatives attributable to continuing operations.
(3)

Transaction and other costs in fiscal 2023 and 2022 reflect transaction, integration and legal costs incurred associated with certain strategic transactions, restructuring activities and legal matters. In the fiscal year ended March 31, 2023, these amounts include a benefit of $11.0 million for the settlement of a legal matter.

Interest Expense. Interest expense of $58.6 million in fiscal 2023 decreased $2.3 million from fiscal 2022 due primarily to lower interest expense on the 5.5% Senior Notes due to reductions in the amounts outstanding as discussed under “Gain (Loss) on Extinguishment of Debt” below. The following table sets forth the components of interest expense for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,
	2023	2022
	(Amounts in millions)
Interest Expense
Cash Based:
Senior Notes	$51.8	$54.8
Other	2.9	2.2

	54.7	57.0
Amortization of financing costs and other non-cash interest	3.9	3.9

Total interest expense	$58.6	$60.9

In connection with the completion of the Transactions, the Exchange Notes, with an aggregate outstanding principal of $389.9 million, will become obligations of the LG Studios Business. It is expected the Starz Business will enter into new financing arrangements upon completion of the completion of the Transactions which will replace the Exchange Notes and establish debt and cash levels for Starz post-completion of the Transactions. See “Post Completion of the Transactions Restructuring of our Debt” below and see “Unaudited Pro Forma Condensed Combined Financial Information of Starz” included elsewhere in this joint proxy statement/ prospectus for more information.

Interest and Other Income. Interest and other income of $0.6 million for the fiscal year ended March 31, 2023 was comparable to interest and other income of $0.5 million for the fiscal year ended March 31, 2022.

Other Expense. Other expense of $6.7 million for fiscal 2023 compared to other expense of $2.7 million or fiscal 2022, and represented the loss recorded related to our monetization of accounts receivable programs (see Note 16 to our audited combined financial statements).

Gain (Loss) on Extinguishment of Debt. Gain on extinguishment of debt of $58.7 million in fiscal 2023 was associated with the repurchase of $200.0 million principal amount of the 5.5% Senior Notes at a discount.

Loss on extinguishment of debt of $24.8 million in fiscal 2022 was related to the write-off of a portion of debt issuance costs (including a portion of call premiums) associated with the redemption of the 5.875% Senior Notes and 6.375% Senior Notes and associated issuance of the 5.5% Senior Notes. See Note 6 to our audited combined financial statements.

Income Tax Benefit (Provision). We had an income tax benefit of $18.3 million in fiscal 2023, compared to a provision of $7.1 million in fiscal 2022. Our income tax benefit (provision) differs from the U.S. federal statutory rate multiplied by pre-tax income (loss) due to the income tax effects of goodwill and intangible asset impairments, state income taxes, and changes in the valuation allowance against our deferred tax assets. Our income tax provision for fiscal 2023 and fiscal 2022 was also impacted by the change in uncertain tax benefits due to the expiration of statutes of limitations and additional settlements with tax authorities.

Net Loss from Continuing Operations. Net loss from continuing operations for the fiscal year ended March 31, 2023 was $1,335.9 million. This compares to net loss from continuing operations for the fiscal year ended March 31, 2022 of $30.0 million.

Segment Results of Operations and Non-GAAP Measures

See introduction to this section above under “Nine Months Ended December 31, 2024 Compared to Nine Months Ended December 31, 2023—Segment Results of Operations and Non-GAAP Measures” for further information regarding the Starz Business’s segment profit disclosures and related non-GAAP measures.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the fiscal years ended March 31, 2023 and 2022. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the Management’s Discussion and Analysis of Financial Condition and Results of Operations which discusses combined results of operations.

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Operating (loss) income	$(1,348.2)	$65.0	$(1,413.2)	nm
Goodwill impairment	1,261.7	—	1,261.7	nm
Adjusted depreciation and amortization	21.3	23.3	(2.0)	(8.6)%
Restructuring and other	89.9	10.5	79.4	756.2%
COVID-19 related charges (benefit)	(2.8)	1.8	(4.6)	(255.6)%
Content charges	(0.2)	33.0	(33.2)	(100.6)%
Adjusted share-based compensation expense	25.7	28.0	(2.3)	(8.2)%
Purchase accounting and related adjustments	133.9	128.7	5.2	4.0%

Total segment profit	$181.3	$290.3	$(109.0)	(37.5)%

nm - Percentage not meaningful.

See Note 14 to the combined financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our combined statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

Liquidity and Capital Resources

Sources of Cash

Our liquidity and capital requirements in the nine months ended December 31, 2024 and fiscal 2024 were provided principally through cash generated from operations, the 5.5% Senior Notes, our film related obligations (as further discussed below), the monetization of trade accounts receivable, parent net investments and following the Studio Separation, the Intercompany Revolver and Lionsgate Revolving Credit Facility. As of December 31, 2024, March 31, 2024 and 2023 we had cash and cash equivalents of $14.2 million, $23.0 million and $52.0 million, respectively.

However, as discussed above, prior to the Studio Separation, we have operated within Lionsgate’s cash management structure, which uses a centralized approach to cash management and financing of our operations. These arrangements are not reflective of the manner in which we would have financed our operations had we been an independent, publicly traded company during the periods presented. See also, “Post Completion of the Transactions Restructuring of our Debt” below.

Exchange Notes and Existing Notes

At December 31, 2024 and March 31, 2024 and 2023, we have $715.0 million, $715.0 million and $800.0 million, respectively, outstanding of 5.5% senior notes due 2029 (the “5.5% Senior Notes”).

As discussed in Note 5 to our unaudited condensed combined financial statements, on May 8, 2024, LGCH1, an indirect, wholly-owned subsidiary of Lionsgate and a Starz company, issued $389.9 million aggregate principal amount of the 5.5% exchange notes due 2029 (the “Exchange Notes”). The Exchange Notes were exchanged for an equivalent amount of the 5.5% Senior Notes. The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon completion of the completion of the Transactions. The Exchange Notes may be redeemed, in whole at any time, or in part from time to time, prior to or on and after the Separation Closing Date, as defined in the indenture governing the Exchange Notes, at certain specified redemption prices set forth in the indenture governing the Exchange Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Exchange Notes and 5.5% Senior Notes and related interest expense are reflected in the Starz Business’s unaudited condensed combined financial statements. Upon completion of the completion of the Transactions, the Exchange Notes will become obligations solely of Lionsgate Studios and will not be reflected in the Starz Business’s financial statements. It is expected that the Starz Business will enter into new financing arrangements upon completion of the Transactions, which will replace the Exchange Notes and establish debt and cash levels for Starz post-completion of the Transactions.

See Note 5 to our unaudited condensed combined financial statements and Note 6 to our audited condensed combined financial statements for a discussion of our corporate debt.

Lionsgate Revolving Credit Facility

Following the Studio Separation, $150.0 million of Lionsgate’s revolving credit facility, which provides for borrowings and letters of credit up to an aggregate of $1.25 billion, became available to the Starz Business (the “Lionsgate Revolving Credit Facility”). At December 31, 2024, there was $150.0 million under Lionsgate’s revolving credit facility available to the Starz Business.

See Note 5 to our unaudited condensed combined financial statements for a discussion of the Lionsgate Revolving Credit Facility.

Intercompany Revolver

In connection with the Studio Separation, on May 13, 2024, LGAC International LLC, a Delaware limited liability company and wholly owned subsidiary of Lionsgate Studio (“LGAC International”), and Lions Gate Capital Holdings 1, Inc., a Delaware corporation and subsidiary of the Starz Business (“LGCH1”), entered into a revolving credit agreement (the “Intercompany Revolver”), pursuant to which LGAC International and LGCH1 agreed to make revolving loans to each other from time to time provided that the net amount owing by one party to the other at any particular time may not exceed $150.0 million. There was $134.4 million outstanding and due to LGCH1 at December 31, 2024. The Intercompany Revolver will, among other things, terminate in connection with a full separation of the entities.

See Note 15 to our unaudited condensed combined financial statements for a discussion of our Intercompany Revolver.

Film Related Obligations

We utilize our film related obligations to fund our film and television productions or licenses. Our film related obligations at December 31, 2024 and March 31, 2024 include the following:

•

Programming Notes: Programming notes represent individual loans for the license of film and television programs that we license. The Starz Business’s programming notes had contractual repayment dates in January 2025. At December 31, 2024 and March 31, 2024 and 2023, there was $75.8 million, nil and $83.6 million outstanding of programming notes.

See Note 6 to our unaudited combined financial statements and Note 7 to our audited combined financial statements for a discussion of our film related obligations.

Accounts Receivable Monetization

Our accounts receivable monetization programs include individual agreements to monetize certain of our trade accounts receivable directly with third-party purchasers and previously to Lionsgate.

See Note 14 to our unaudited condensed combined financial statements and Note 16 to our audited combined financial statements for our accounts receivable monetization programs.

Uses of Cash

As a stand-alone company, our principal uses of cash include payments for licensing, acquisition, and production of our programming content, distribution and marketing expenditures and general and administrative expenses. We also use cash for debt service (i.e. principal and interest payments) requirements, capital expenditures, and acquisitions of or investment in businesses.

We may from time to time seek to retire or purchase or refinance our outstanding debt through cash purchases, in open market purchases, privately negotiated transactions, refinancings, or otherwise. Such repurchases or exchanges or refinancings, if any, will depend on prevailing market conditions, our liquidity requirements, our assessment of opportunities to lower interest expense, contractual restrictions and other factors, and such repurchases or exchanges could result in a charge from the early extinguishment of debt. The amounts involved may be material.

Anticipated Cash Requirements. The nature of our business is such that significant initial expenditures are required to acquire, and market our programming content, while revenues from our programming content are earned over an extended period of time after their acquisition.

Under the current restructuring plan and ongoing strategic content review, the net future cash outlay from continuing operations, for charges recorded through December 31, 2024, is estimated to range from approximately $30 million to $35 million for contractual commitments on content in territories exited and payments on the remaining amounts payable for content removed or that may be removed from its services, net of estimated recoveries. As we continue to evaluate the Starz Business and its current restructuring plan in relation to the current micro and macroeconomic environment and the announced plan to separate the Starz Business and the LG Studios Business, including further strategic review of content performance and its strategy on a territory-by-territory basis, we may decide to expand our restructuring plan and exit additional territories or remove certain content off the Starz platforms in the future. We may incur additional content impairment and other restructuring charges beyond the estimates above.

We currently expect that our cash requirements for programming content will increase and our marketing spend will decrease in fiscal 2025 as compared to fiscal 2024.

However, we currently believe that cash flow from operations, cash on hand, the monetization of trade accounts receivable and other financing obligations, and available production or license financing will be adequate to meet known operational cash and debt service (i.e. principal and interest payments) requirements for the next twelve months and beyond, including the funding of programming content including amounts under our originals licensing agreements, our agreements with Lionsgate, and programming output and library agreement, and future equity method or other investment funding requirements. We monitor our cash flow liquidity, availability, fixed charge coverage, capital base, film spending and leverage ratios with the long-term goal of maintaining our credit worthiness.

Our current financing strategy is to fund operations and to leverage investments in programming content and film and television programs in the short-term and long-term through our cash flow from operations, our programming notes, the monetization of trade accounts receivable, and other financing obligations. In addition, we may acquire businesses or assets, including individual films or libraries that are complementary to our business. Any such transaction could be financed through our cash flow from operations, credit facilities, equity or debt financing. If additional financing beyond our existing cash flows from operations and credit facilities cannot fund such transactions, there is no assurance that such financing will be available on terms acceptable to us. Our ability to obtain any additional financing will depend on, among other things, our business plans, operating performance, the condition of the capital markets at the time we seek financing, and short and long-term debt ratings assigned by independent rating agencies. Additionally, circumstances related to inflation and rising interest rates has caused disruption in the capital markets, which could make financing more difficult and/or expensive, and we may not be able to obtain such financing. We may also dispose of businesses or assets and use the net proceeds from such dispositions to fund operations or such acquisitions, or to repay debt.

As discussed elsewhere, the debt reflected in our combined financial statements represents a portion of the historical amounts for the consolidated Lionsgate businesses (representing Starz and other Lionsgate businesses), as we are the primary borrower of such indebtedness. As discussed above, upon the completion of the completion of the Transactions, the Exchange Notes will become obligations of the LG Studios Business and will not be reflected in the Starz Business’s financial statements at that time. It is expected the Starz Business will enter into new financing arrangements upon completion of the Transactions. Accordingly, our financial statements may not necessarily be indicative of liquidity and capital resource conditions that would have existed if we had been operated as an unaffiliated entity. See also, Post Completion of the Transactions Restructuring of our Debt below and “Unaudited Pro Forma Condensed Combined Financial Statements of Starz” included elsewhere in this joint proxy statement/ prospectus for more information.

Material Cash Requirements from Known Contractual and Other Obligations

Our material cash requirements from known contractual and other obligations primarily relate to our corporate debt and film related obligations. The following table sets forth our significant contractual and other obligations as of December 31, 2024 and the estimated timing of payment:

	Total	Next 12 Months	Beyond 12 Months
	(Amounts in millions)
Future annual repayment of debt and other obligations recorded as of December 31, 2024 (on-balance sheet arrangements)(1)
5.5% Senior Notes	$715.0	$—	$715.0
Film related obligations	75.8	75.8	—
Content related payables	140.1	112.6	27.5
Operating lease obligations	57.8	9.7	48.1

	988.7	198.1	790.6
Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film related obligations commitments(2)	285.2	172.4	112.8
Interest payments(3)	168.7	39.3	129.4
Other contractual obligations	47.1	38.1	9.0
Due to Lionsgate	381.0	177.3	203.7

	882.0	427.1	454.9

Total future repayment of debt and other commitments under contractual obligations	$1,870.7	$625.2	$1,245.5

(1)

See Note 5 to our unaudited condensed combined financial statements and Note 6 to our audited combined financial statements for further information on our corporate debt. See Note 6 to our unaudited condensed combined financial statements and Note 7 to our audited combined financial statements for further information on film related and other obligations. See Note 8 to our audited combined financial statements for further information on leases.

(2)

Film related obligations commitments include distribution and marketing commitments and program rights commitments not reflected on our combined balance sheets as they did not then meet the criteria for recognition. See Note 15 to our audited combined financial statements for further information.

(3)

Includes cash interest payments on our corporate debt and film related obligations. Cash interest payments on our film related obligations are based on the applicable SOFR interest rates at December 31, 2024.

We have an exclusive multiyear output licensing agreement with Lionsgate for Lionsgate label titles theatrically released in the U.S. starting January 1, 2022, and for Summit label titles theatrically released in the U.S. starting January 1, 2023. We also have an exclusive multiyear post pay-one output licensing agreement with Universal for live-action films theatrically released in the U.S. starting January 1, 2022. The Universal agreement provides us with rights to exhibit these films immediately following their pay-one windows. The programming fees to be paid by us under these arrangements are based on the quantity and domestic theatrical exhibition receipts of qualifying films. We are unable to estimate the amounts to be paid under these agreements for films that have not yet been released in theaters, however, such amounts are expected to be significant.

We also have certain run-of-series licensing commitments. Such commitments would obligate us to license a future series of programming once the series is approved for production. We are unable to estimate the amounts to be paid under these commitments, however, such amounts may be significant.

For additional details of commitments and contingencies, see Note 13 to unaudited combined financial statements and Note 15 to our audited combined financial statements.

Remaining Performance Obligations and Backlog

Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog). As disclosed in Note 8 to our unaudited combined financial statements and Note 10 to our audited combined financial statements, remaining performance obligations were $34.5 million at December 31, 2024 (March 31, 2024 - $28.5 million).

Post Completion of Transactions Restructuring of our Debt

Subsequent to the completion of the Transactions, we will no longer participate in Lionsgate’s centralized cash management, Intercompany Revolver and Lionsgate Corporate financing arrangements. Our ability to fund our operations and capital needs depends upon our ability to generate ongoing cash from operations and access to the capital markets.

As discussed above, upon the completion of the completion of the Transactions, the Exchange Notes will become obligations of the LG Studios Business and will not be reflected in the Starz Business’s financial statements at that time.

We currently anticipate entering into a revolving credit facility with an aggregate committed amount of approximately $150 million. We also currently expect to enter into new term loan facilities or other indebtedness with a principal balance of $300 million. The revolving credit facility is expected to mature five years after the effective date of the credit facility. Interest rates on borrowings are expected to be based on prevailing market interest rates for borrowers of a similar size and credit rating as us, however, there can be no assurance we can obtain financing at these rates which will depend on a number of factors including the market conditions at the time. As a result of the capital allocations between the Starz Business and the LG Studios Business, we expect our cash balances to be established at approximately $12 million at the completion of the Transactions. See “Unaudited Pro Forma Financial Information of Starz” included elsewhere in this joint proxy statement/ prospectus for more information.

We expect the credit facilities to include certain customary events of default and affirmative and negative covenants as well as a maintenance covenant.

Following the completion of the Transactions and debt restructuring, we expect to begin operations as an independent company with cash and cash equivalents as set forth under “Starz Capitalization”, included elsewhere in this joint proxy statement/ prospectus. We believe that our financing arrangements, future cash from operations and access to capital markets will provide adequate resources to fund our future cash flow needs.

Discussion of Operating, Investing, Financing Cash Flows

Nine Months Ended December 31, 2024 Compared to Nine Months Ended December 31, 2023

Cash, cash equivalents and restricted cash decreased by $22.8 million for the nine months ended December 31, 2024 and by $25.7 million for the nine months ended December 31, 2023, before foreign exchange effects on cash.

Components of these changes are discussed below in more detail.

Operating Activities. Cash flows provided by operating activities attributable to continuing operations for the nine months ended December 31, 2024 and 2023 were as follows:

	Nine Months Ended December 31,
	2024	2023	Net Change
	(Amounts in millions)
Net Cash Flows Provided by Operating Activities- Continuing Operations	$24.1	$66.7	$(42.6)

Cash flows provided by operating activities attributable to continuing operations for the nine months ended December 31, 2024 were $24.1 million compared to cash flows provided by operating activities attributable to continuing operations of $66.7 million for the nine months ended December 31, 2023.

The decrease in cash provided by operating activities from continuing operations in the nine months ended December 31, 2024, compared to nine months ended December 31, 2023 is primarily due to the change in cash used in operating assets and liabilities of $86.3 million. The changes in operating assets and liabilities were driven by an increase cash used for programming content and lower increase in content related payables, partially offset by changes in amounts due to the LG Studios Business.

Investing Activities. Cash flows used in investing activities attributable to continuing operations for the nine months ended December 31, 2024 and 2023 were as follows:

	Nine Months Ended December 31,
	2024	2023	Net Change
	(Amounts in millions)
Investing Activities:
Net increase in loan receivable	$(134.0)	$—	$(134.0)
Capital expenditures	(13.7)	(15.2)	1.5

Net Cash Flows Used In Investing Activities- Continuing Operations	$(147.7)	$(15.2)	$(132.5)

Cash flows used in investing activities attributable to continuing operations were $147.7 million for the nine months ended December 31, 2024 compared to cash flows used in investing activities attributable to continuing operations of $15.2 million for the nine months ended December 31, 2023. Cash flows used in investing activities for the nine months ended December 31, 2024 primarily reflects cash provided to the LG Studios Business through the Intercompany Revolver and cash used for capital expenditures. Cash flows used in investing activities for the nine months ended December 31, 2023 primarily reflects cash used for capital expenditures.

Financing Activities. Cash flows provided by (used in) financing activities attributable to continuing operations for the nine months ended December 31, 2024 and 2023 were as follows:

	Nine Months Ended December 31,
	2024	2023	Net Change
	(Amounts in millions)
Debt - borrowings	$315.6	$—	$315.6
Debt - repurchases and repayments	(355.5)	(61.4)	(294.1)

Net repayments and repurchases of debt	(39.9)	(61.4)	21.5
Programming notes- borrowings	197.1	189.7	7.4
Programming notes - repayments	(121.5)	(212.5)	91.0

Net proceeds from (repayments of) programming notes	75.6	(22.8)	98.4
Parent net investment	68.9	4.6	64.3

Net Cash Flows Provided by (Used in) Financing Activities- Continuing Operations	$104.6	$(79.6)	$184.2

Cash flows provided by financing activities attributable to continuing operations were $104.6 million for the nine months ended December 31, 2024 compared to cash flows used in financing activities attributable to continuing operations of $79.6 million for the nine months ended December 31, 2023.

Cash flows provided by financing activities attributable to continuing operations for the nine months ended December 31, 2024 reflects the net debt repayments of $39.9 million and net proceeds from the borrowing and repayment of programming notes of $75.6 million. Net debt repayments reflects the net borrowings under Lionsgate’s Revolving Credit Facility.

Cash flows provided by parent net investment for the nine months ended December 31, 2024 of $68.9 million primarily consists of cash pooling and general financing activities.

Cash flows used in financing activities attributable to continuing operations for the nine months ended December 31, 2023 reflects net debt repayments of $61.4 million and net repayments of $22.8 million under programming notes. During the nine months ended December 31, 2023, we repurchased $85.0 million principal amount of the 5.5% Senior Notes for $61.4 million.

Cash flows used in parent net investment for the nine months ended December 31, 2023 of $4.6 million primarily consists of cash pooling and general financing activities.

Discontinued Operations.

Net cash provided by (used in) discontinued operations in the nine months ended December 31, 2024 and 2023 of $(3.8) million and $2.4 million, respectively, relates to the restructuring of the LIONSGATE+ business.

Fiscal 2024 Compared to Fiscal 2023 and Fiscal 2023 Compared to Fiscal 2022

Cash, cash equivalents and restricted cash decreased by $24.6 million for the fiscal year ended March 31, 2024, decreased by $52.7 million for the fiscal year ended March 31, 2023 and decreased by $53.0 million for the fiscal year ended March 31, 2022. Components of these changes are discussed below in more detail.

Operating Activities Cash flows provided by (used in) operating activities attributable to continuing operations for the for the fiscal year ended March 31, 2024, 2023 and 2022 were as follows:

	Year Ended March 31,			2024 vs 2023	2023 vs 2022
	2024	2023	2022	Net Change	Net Change
	(Amounts in millions)
Net Cash Flows Provided by (Used In) Operating Activities- Continuing Operations	$5.9	$(184.2)	$(73.7)	$190.1	$(110.5)

Cash flows provided by operating activities attributable to continuing operations for fiscal 2024 were $5.9 million compared to cash flows used in operating activities attributable to continuing operations of $184.2 million for fiscal 2023 and cash flows used in operating activities attributable to continuing operations of $73.7 million for fiscal 2022.

The decrease in cash used in operating activities from continuing operations in fiscal 2024, compared to fiscal 2023 is primarily due to lower cash used in operating assets and liabilities of $144.9 million. The lower cash used in changes in operating assets and liabilities was driven by lower cash used for programming content and an increase in content related payables.

The increase in cash used in operating activities from continuing operations in fiscal 2023, compared to fiscal 2022 is primarily due to higher cash used in operating assets and liabilities of $99.0 million. The higher cash used in changes in operating assets and liabilities was driven by an increase in cash used for programming content and a decrease in content related payables.

Investing Activities. Cash flows provided by (used in) investing activities attributable to continuing operations for the for the fiscal year ended March 31, 2024, 2023 and 2022 were as follows:

	Year Ended March 31,			2024 vs 2023	2023 vs 2022
	2024	2023	2022	2024	2023
	(Amounts in millions)
Proceeds from sale of Pantaya	$—	$—	$123.6	$—	$(123.6)
Capital expenditures	(20.4)	(34.3)	(19.8)	13.9	(14.5)

Net Cash Flows Provided By (Used In) Investing Activities-Continuing Operations	$(20.4)	$(34.3)	$103.8	$13.9	$(138.1)

Cash flows used in investing activities attributable to continuing operations of $20.4 million for fiscal 2024 compared to cash flows used in investing activities attributable to continuing operations of $34.3 million for fiscal 2023, and cash flows provided by investing activities attributable to continuing operations of $103.8 million for fiscal 2022.

Cash flows used in investing activities attributable to continuing operations for fiscal 2024 and fiscal 2023 primarily reflect capital expenditures.

Cash flows provided by investing activities for fiscal 2022 also reflects the Starz Business’s proceeds from the sale of Pantaya.

Financing Activities. Cash flows provided by financing activities attributable to continuing operations for the fiscal year ended March 31, 2024, 2023, and 2022 were as follows:

	Year Ended March 31,			2024 vs 2023	2023 vs 2022
	2024	2023	2022	2024	2023
	(Amounts in millions)
Debt - borrowings, net of debt issuance and redemption costs	$—	$—	$954.1	$—	$(954.1)
Debt - repurchases and repayments	(61.4)	(135.0)	(1,064.3)	73.6	929.3

Net repayments and repurchases of debt	(61.4)	(135.0)	(110.2)	73.6	(24.8)
Programming Notes - borrowings	189.7	103.9	95.3	85.8	8.6
Programming Notes - repayments	(272.5)	(116.5)	—	(156.0)	(116.5)

Net proceeds from film related obligations	(82.8)	(12.6)	95.3	(70.2)	(107.9)
Parent net investment	129.5	347.7	(70.9)	(218.2)	418.6

Net Cash Flows Provided by (Used in) Financing Activities- Continuing Operations	$(14.7)	$200.1	$(85.8)	$(214.8)	$285.9

Cash flows used in financing activities attributable to continuing operations of $14.7 million for fiscal 2024 compared to cash flows provided by financing activities attributable to continuing operations of $200.1 million for fiscal 2023 and cash flows used in financing activities attributable to continuing operations of $85.8 million for fiscal 2022.

Cash flows used in financing activities attributable to continuing operations for fiscal 2024 primarily reflects net debt repayments and repurchases of $61.4 million (discussed below), net program rights loans borrowings of $82.8 million, offset by parent net investment of $129.5 million. Cash flows provided by parent net investment for fiscal 2024 consists of cash pooling and general financing activities offset by cash received from parent for the licensing of content.

Net debt repayments and repurchases of $61.4 million in fiscal 2024 included cash paid of $61.4 million for the repurchase of $85.0 million principal amount of the 5.5% Senior Notes.

Cash flows provided by financing activities attributable to continuing operations for fiscal 2023 primarily reflects net debt repurchases and repayments of $135.0 million, offset by parent net investment of $347.7 million. Net debt repurchases and repayments of $135.0 million in fiscal 2023 included the repurchase of $200.0 million principal amount of the 5.5% Senior Notes for $135.0 million. Cash flows provided by parent net investment for fiscal 2023 consists of cash pooling and general financing activities offset by cash received from parent for the licensing of content.

Cash flows used in financing activities attributable to continuing operations for fiscal 2022 primarily reflects net debt repayments and repurchases of $110.2 million (discussed below) and parent net investment of $70.9 million, offset by net proceeds from borrowings under film related obligations of $95.3 million.

Net debt repayments and repurchases of $110.2 million in fiscal 2022 included the below transactions and associated debt issuance and redemption costs:

•

On April 1, 2021, we redeemed in full all $518.7 million outstanding principal amount of our 5.875% Senior Notes and all $545.6 million outstanding principal amount of our 6.375% Senior Notes, and paid a prepayment premium of $15.2 million and $17.4 million on the 5.875% Senior Notes and 6.375% Senior Notes, respectively.

•	On April 1, 2021, in connection with the redemption of the 5.875% Senior Notes and the 6.375% Senior Notes, we issued $1.0 billion aggregate principal amount of 5.5% Senior Notes.

Cash flows used in parent net investment for fiscal 2022 consists of cash pooling and general financing activities offset by cash paid to parent for the licensing of content.

Discontinued Operations. Net cash provided by (used in) discontinued operations in the years ended March 31, 2024, 2023 and 2022 of $4.6 million, $(34.3) million, and $2.7 million, respectively, relates to the restructuring of the LIONSGATE+ business.

Quantitative and Qualitative Disclosures About Market Risk

Currency and Interest Rate Risk Management

Market risks relating to our operations result primarily from changes in interest rates and changes in foreign currency exchange rates. Our exposure to interest rate risk results from the financial debt instruments that arise from transactions entered into during the normal course of business. Our exposure to foreign currency exchange risk is related to transactions in currencies other than the U.S. Dollar. As part of our overall risk management program, we evaluate and manage our exposure to changes in interest rates and currency exchange risks on an ongoing basis. Hedges and derivative financial instruments will continue to be used in the future in order to manage our interest rate exposure. We have no intention of entering into financial derivative contracts, other than to hedge a specific financial risk.

Currency Rate Risk. We entered into forward foreign exchange contracts to hedge our foreign currency exposures on future production expenses denominated in various foreign currencies. These contracts are entered into with major financial institutions as counterparties. As of December 31, 2024 and March 31, 2024, the Starz Business did not hold foreign exchange contracts. Should we hold such contracts, we would be exposed to credit loss in the event of nonperformance by the counterparty, which is limited to the cost of replacing the contracts, at current market rates. We do not require collateral or other security to support these contracts.

Interest Rate Risk. Certain of our borrowings, primarily borrowings are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

The variable interest programming notes incur SOFR-based interest at a weighted average rate of approximately 7.33%. A quarter point increase of the interest rates on the outstanding principal amount of our variable rate programming notes at December 31, 2024 would result in $0.2 million change in annual net interest expense.

At December 31, 2024, our 5.5% Senior Notes had an outstanding carrying value of $699.1 million, and an estimated fair value of $604.9 million. A 1% increase in the level of interest rates would decrease the fair value of the 5.5% Senior Notes by approximately $21.6 million, and a 1% decrease in the level of interest rates would increase the fair value of the 5.5% Senior Notes by approximately $22.6 million.

The following table presents information about our financial instruments that are sensitive to changes in interest rates. The table also presents the cash flows of the principal amounts of the financial instruments, or the cash flows associated with the notional amounts of interest rate derivative instruments, and related weighted-average interest rates by expected maturity or required principal payment dates and the fair value of the instrument as of December 31, 2024:

	Three Months Ending March 31, 2025	Year Ended March 31						Fair Value
		2026	2027	2028	2029	Thereafter	Total	December 31, 2024
			(Amounts in millions)
Variable Rates:
Programming notes	$75.8	$—	$—	$—	$—	$—	$75.8	$75.8
Average Interest Rate	7.33%	—	—	—	—	—
Fixed Rates:
5.5% Senior Notes	—	—	—	—	—	715.0	715.0	604.9
Average Interest Rate	—	—	—	—	—	5.50%

Management of Starz

The following table lists the names and ages of the individuals expected to serve as Starz’s executive officers following the completion of the Transactions. Ages are as of March 12, 2025.

Name	Age	Position
Jeffrey A. Hirsch	53	President and Chief Executive Officer
Alison Hoffman	48	President, Starz Networks
Scott Macdonald	63	Chief Financial Officer and Treasurer
Jason Wyrick	55	Executive Vice President, Technology
Audrey Lee	54	Executive Vice President, General Counsel and Secretary

Jeffrey A. Hirsch has served as the President and Chief Executive Officer of the Starz Business since September 2019, where he shapes its overall business and programming strategy and oversees the continued evolution and expansion of its streaming platform. Under Mr. Hirsch’s leadership, the Starz Business launched the highly rated and STARZ app offering the ability to stream or download Starz premium content. Since the launch of the app, Mr. Hirsch has continued to lead Starz through a successful transition to a majority digital over-the-top business. Mr. Hirsch previously served as the Chief Operating Officer of the Starz Business from June 2016 to September 2019 after joining Starz in July 2015 as President of Global Marketing and Product Development. Prior to that, Mr. Hirsch served as Executive Vice President and Chief Marketing Officer, Residential Services at Time Warner Cable from January 2013 to January 2015. In 2012, Mr. Hirsch was recognized as the sole recipient of the Vanguard Award for Young Leadership and twice ranked by Forbes for his executive talents and influence in marketing and social media.

Scott Macdonald has served as Chief Financial Officer of the Starz Business since July 2012, and is responsible for its finance and accounting activities. Mr. Macdonald previously served as Executive Vice President, Finance, Accounting and Treasurer of the Starz Business from October 2007 to June 2012, and as Senior Vice President, Finance, Accounting and Controller from October 2006 to October 2007. Prior to that, Mr. Macdonald served as Senior Vice President and Chief Accounting Officer for Adelphia Communications Corporation from January 2003 to September 2006, Senior Vice President and Corporate Controller for AT&T Broadband from June 1999 to December 2002, and Vice President, Controller of PRIMESTAR, Inc. from October 1996 to May 1999.

Alison Hoffman is President of Starz Networks, and is responsible for content acquisitions and has revenue and operational responsibility for the retail and wholesale lines of the Starz Business. Ms. Hoffman also oversees key network operations, including distribution, marketing, publicity, product development, analytics and program planning. Ms. Hoffman previously served as Chief Marketing Officer of the Starz Business from July 2016 to February 2020, as Executive Vice President, Marketing from November 2014 to July 2016, and as Senior Vice President, Originals Marketing from July 2012 to November 2014. Prior to that, Ms. Hoffman served as Vice President, Creative and Brand Strategy at AMC Networks from September 2005 to September 2010, and was a brand and management consultant in New York from June 1998 to September 2005.

Jason Wyrick has served as the Executive Vice President of Technology of the Starz Business since April 2021, and leads its digital, linear, data and content engineering technical transformation while expanding its technology, services, and products. Mr. Wyrick previously served as Senior Vice President, Digital Platforms of the Starz Business since April 2016. Prior to that, Mr. Wyrick held a variety of management and engineering positions at both Fortune 500 companies as well as startups.

Audrey Lee has served as the Executive Vice President and General Counsel of the Starz Business since January 2018, and is responsible for developing the strategic direction of the business and legal affairs division, including production, development, distribution, content acquisition, litigation, corporate and employment matters, and legal/regulatory compliance. Prior to that, Ms. Lee served as Executive Vice President and Deputy General Counsel for Lionsgate from December 2015 to December 2017, and Senior Vice President, Legal Affairs at Sony Pictures Entertainment from December 2007 to December 2015. Ms. Lee began her career at the international law firm of Latham & Watkins, LLP.

Directors of Starz

The following table sets forth information regarding those individuals who are expected to be appointed to the Starz Board following the completion of the Transactions.

Name	Audit & Risk Committee	Compensation Committee	Nominating & Corporate Governance Committee
Michael Burns . . . . . . . . . . . . . . . .
Mignon Clyburn* . . . . . . . . . . . .
Emily Fine* . . . . . . . . . . . . . . . . . .

Lisa Gersh* . . . . . . . . . . . . . . . . . . .
Marc Graboff* . . . . . . . . . . . . . . .. .
Jeffrey A. Hirsch . . . . . . . . . . . . . . .
Bruce Mann* . . . . . . . . . . . . . . . .. .
Mark H. Rachesky, M.D.* . . . . . . ..

Joshua W. Sapan* . . . . . . . . . . . . . ..
Hardwick Simmons* . . . . . . . . . . . .

Harry E. Sloan* . . . . . . . . . . . . . . . .

*Independent Director     Chair     Member     Financial Expert

MICHAEL BURNS

Age: 66

Position with Starz Following Completion of the Transactions:

Senior Advisor/Consultant to Starz’s Chief Executive Officer

Committee Membership:

Non-Executive Chair of the Board

Residence:

Los Angeles, California, U.S.

Business Experience

Mr. Burns has served as Vice Chair of Lionsgate since March 2000, and Vice Chair of LG Studios since May 2024. Mr. Burns served as Managing Director and Head of Prudential Securities Inc.’s Los Angeles Investment Banking Office from 1991 to March 2000.

Other Directorships

Mr. Burns has been a director of Lionsgate since August 1999, and a director of LG Studios since May 2024. Mr. Burns was a director of Hasbro, Inc. (Nasdaq: HAS) from 2014 to 2024.

Qualifications

Mr. Burns helped build Lionsgate into a multibillion-dollar diversified global content leader. Mr. Burns’ notable tenure in investment banking prior to Lionsgate, where he focused on securing equity for the media and entertainment sector, equips him with valuable insights and expertise to support the Starz Board in navigating complex financial transactions and strategic decisions. His understanding of Starz’s operations, coupled with his strategic acumen, industry expertise and expansive professional network, will make him an invaluable member of the Starz Board.

MIGNON CLYBURN*
Age: 62 Proposed Starz Board Committee Membership: Audit & Risk Committee Residence: Charleston, South Carolina, U.S. * Ethnic/gender diverse member of the Starz Board

Business Experience

Ms. Clyburn is President of MLC Strategies, LLC, a Washington, D.C.-based consulting firm, a position she has held since January 2019. Previously, Ms. Clyburn served as a Commissioner of the U.S. Federal Communications Commission (the “FCC”) from 2009 to 2018, including as acting chair. While at the FCC, she was committed to closing the digital divide and championed the modernization of the agency’s Lifeline Program, which assists low-income consumers with voice and broadband service. In addition, Ms. Clyburn promoted diversity in media ownership, initiated Inmate Calling Services reforms, supported inclusion in STEM opportunities and fought for an open internet. Prior to her federal appointment, Ms. Clyburn served 11 years on the Public Service Commission of South Carolina and worked for nearly 15 years as publisher of the Coastal Times, a Charleston weekly newspaper focused on the African American community.

Other Directorships

Ms. Clyburn has been a director of Lionsgate since September 2020, a director of RingCentral, Inc. (NYSE: RNG) since November 2020 and a director of LG Studios since May 2024. Ms. Clyburn previously served on the board of directors of Charah Solutions, Inc. from November 2020 to July 2023.

Qualifications

Ms. Clyburn has extensive experience as a state regulator of investor-owned utilities and as a federal commissioner in the technology and telecommunications fields. Such expertise and her additional background as a successful business executive, makes Ms. Clyburn invaluable and well qualified to serve on the Starz Board.

EMILY FINE*

Age: 51 Proposed Starz Board Committee Membership: Nominating & Corporate Governance Committee Residence: New York, New York, U.S. * Ethnic/gender diverse member of the Starz Board

Business Experience

Ms. Fine is a principal of MHR Fund Management, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies in a variety of industries. Ms. Fine joined MHR Fund Management in 2002 and is a member of the firm’s investment committee. Prior to joining MHR Fund Management, Ms. Fine served as Senior Vice President at Cerberus Capital Management, L.P. and also worked at Merrill Lynch in the Telecom, Media & Technology Investment Banking Group, where she focused primarily on media merger and acquisition transactions.

Other Directorships

Ms. Fine has been a director of Lionsgate since November 2015, and a director of LG Studios since May 2024. Ms. Fine also serves on the Board of Directors of Rumie Initiative, a non-profit organization dedicated to providing access to free educational content through digital microlearning.

Ms. Fine will also serve on the New Lionsgate Board following completion of the Transactions.

Qualifications

Ms. Fine brings to the Starz Board a unique perspective of Starz’s business operations and valuable insight regarding financial matters. Ms. Fine has over 25 years of investing experience and experience working with various companies in the media industry, including, as a principal of MHR Fund Management, working closely with Starz over the past eight years.

Investor Rights Agreement

Ms. Fine will serve as a designee of MHR Fund Management under the Starz Investor Rights Agreement.

LISA GERSH*

Age: 66

Proposed Starz Board Committee Membership:

Compensation Committee, Nominating & Corporate Governance Committee (Chair)

Residence: Miami Beach, Florida, U.S.

* Ethnic/gender diverse member of the Starz Board

Business Experience

In 2000, Ms. Gersh co-founded Oxygen Media with Geraldine Laybourne and served as its President and Chief Operating Officer. In 2007, Oxygen was acquired by NBC Universal and Ms. Gersh was made the President of Strategic Initiatives at NBC. While she was at NBC, Ms. Gersh played an instrumental role in NBC Universal’s multibillion-dollar acquisition of The Weather Channel Companies and served as interim Chief Executive Officer in 2009. In addition, Ms. Gersh pioneered the creation of Education Nation, a multi-media platform focused on engaging the public in a conversation about improving education in the U.S.

From October 2017 to October 2018, Ms. Gersh served as Chief Executive Officer of Alexander Wang, a global fashion brand based in New York City. Prior to that, Ms. Gersh was the Chief Executive Officer of Goop, Inc. (a lifestyle brand founded by Gwyneth Paltrow), serving in that role from 2014 until 2016. Prior to Goop, Ms. Gersh served as

President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc. until 2013.

Previously, Ms. Gersh had 13 years of experience creating strong corporate partnerships and other strategic relationships at the New York law firm, Friedman Kaplan & Seiler LLP, which she co-founded and where she served as partner from 1986 to 1998. Ms. Gersh began her career as an attorney with Debevoise & Plimpton. Ms. Gersh holds a B.A. from SUNY Binghamton and a J.D. from Rutgers Law School.

Other Directorships

Ms. Gersh has served on the Board of Directors of Hasbro, Inc. (Nasdaq: HAS) since July 2010, where she is the Chair of the Compensation Committee and serves on the Nominating, Governance and Social Responsibility Committee. Ms. Gersh has also served on the Board of Directors of MoneyLion (NYSE: ML) since 2021, where she chairs the Nominating and Governance Committee and serves on the Compensation Committee. Ms. Gersh serves on one private company Board, Jones Road, a cosmetics company founded by Bobbi Brown and is on the Board of The Bail Project, a national nonprofit organization that pays bail for people in need, reuniting families and restoring the presumption of innocence.

Qualifications

Ms. Gersh is a seasoned operating executive and public company board member with extensive leadership experience. As a former Chief Executive Officer of multiple companies and a current member of two public boards, Ms. Gersh will provide effective oversight and exceptional strategic and operational expertise to the Starz Board.

MARC GRABOFF
Age: 68 Proposed Starz Board Committee Membership: Audit & Risk Committee Residence: Pacific Palisades, CA, U.S.

Business Experience

Marc Graboff is currently an advisor to the portfolio of television production entities of RedBird IMI. From 2015 to 2022, Mr. Graboff served as President, Global Business & Legal Affairs and Content Supply Chain for Warner Bros. Discovery (previously, Discovery, Inc.). A 35-year media industry veteran, Mr. Graboff led and directed the overall business affairs and production management strategies for all of Discovery, Inc.’s global platforms, with day-to-day oversight of matters relating to the acquisition, development, production and distribution of Discovery’s owned and controlled content. Prior to joining Discovery in 2015, Mr. Graboff served as President of CORE Media Group, Inc. from 2012 to 2015, where he managed all strategic and day-to-day operations for the global music management and production company, including overseeing top franchises such as American Idol and So You Think You Can Dance, as well as Elvis Presley Enterprises. Before his role at CORE Media Group, from 2000 to 2012, Mr. Graboff spent 12 years in leadership positions with NBC Universal, including as President of West Coast Business Operations for NBC Universal Television Entertainment, where his responsibilities included NBC Entertainment, the Universal Television Studio, the NBC Agency, and NBC Universal Domestic Television Distribution. Mr. Graboff also served as the chief business affairs executive responsible for oversight of NBCU’s entertainment cable networks. Prior to NBC, Mr. Graboff held executive positions at CBS as Senior Vice President of Business Affairs, was a partner in the entertainment transactional group at the law firm of Troop, Meisinger, Steuber & Pasich, and was a founding partner of the firm of Silverberg, Katz, Thompson and Braun. Mr. Graboff graduated from UCLA in 1978 with a bachelor’s degree in Communications Studies and graduated magna cum laude from Loyola Law School in 1983.

Qualifications

Mr. Graboff is an accomplished media industry executive with extensive experience in leading global business affairs and production management strategies. Mr. Graboff has successfully overseen complex operations across multiple platforms, ensuring strategic alignment and operational efficiency. Mr. Graboff’s deep expertise and proven leadership at similar companies, make him exceptionally well-suited to serve on the Starz Board.

Investor Rights Agreement

Mr. Graboff will serve as the designee of Discovery Lightning under the

Starz Investor Rights Agreement.

JEFFREY A. HIRSCH
Age: 53 Position with Starz Following Completion of the Transactions: President and Chief Executive Officer Residence: Los Angeles, CA, U.S.

Business Experience

Mr. Hirsch has served as the President and Chief Executive Officer of Starz Business since September 2019, shaping its overall business and programming strategy and overseeing the continued evolution and expansion of its streaming platform. Under Mr. Hirsch’s leadership, the Starz Business launched the highly rated and STARZ app offering the ability to stream or download Starz premium content. Since the launch of the app, Mr. Hirsch has continued to lead the Starz Business through a successful transition to a majority digital over-the-top business. Mr. Hirsch previously served as the Chief Operating Officer of Starz from June 2016 to September 2019 after joining Starz in July 2015 as President of Global Marketing and Product Development. Prior to that, Mr. Hirsch served as Executive Vice President and Chief Marketing Officer, Residential Services at Time Warner Cable from January 2013 to January 2015. In 2012, Mr. Hirsch was recognized as the sole recipient of the Vanguard Award for Young Leadership and was twice ranked by Forbes for his executive talents and influence in marketing and social media.

Qualifications

As the President and Chief Executive Officer of the Starz Business, Mr. Hirsch will be responsible for the day-to-day supervision, management and control of the business and affairs of Starz, develop its strategic direction, and serve as a bridge between management and the Starz Board to support the alignment of the goals of both.

BRUCE MANN
Age: 69 Proposed Starz Board Committee Membership: Nominating & Corporate Governance Committee Residence: Pacific Palisades, CA, U.S.

Business Experience

Mr. Mann is Managing Director, Chief Content Officer for Liberty Global and is responsible for content investments, partnerships, and strategy based in Los Angeles. Mr. Mann oversees Liberty Global’s Content Investments which represents circa $1.5bn in value through its strategic and co-controlling stakes in companies such as All3 Media, Formula E, TelevisaUnivision and ITV. Liberty Global Content’s planning and partnership team also manages relationships with the global streamers while working closely with its operating companies to maximize the value of its $1.8bn annual investment in its acquired and produced content. Prior to rejoining Liberty Global in 2016, Mr. Mann ran XYZnetworks, Liberty Global’s joint venture with News Corp.-owned Foxtel, which owned, operated, or distributed 11 basic cable television channels. Mr. Mann was also a founding member of Austar Entertainment, Liberty Global’s publicly traded operation in Australia. During his 30 year plus U.S. domestic and international career, Mr. Mann has held several roles in media and sports with TVN, Austar Entertainment, Time Warner, E! Entertainment and the then Washington Redskins. Mr. Mann holds a BA in Business Administration from Clarion University.

Other Directorships

Mr. Mann is a board director of All3 Media and board observer of Formula E.

Qualifications

Mr. Mann will be a valuable addition to the Starz Board, bringing extensive experience in content investments, partnerships, and strategy. With a distinguished background in media and entertainment, Mr. Mann offers exceptional expertise in managing investments and strategic relationships that would benefit the Starz Board.

Investor Rights Agreement

Mr. Mann will serve as the designee of Liberty under the Starz Investor Rights Agreement.

MARK H. RACHESKY, M.D.
Age: 66 Proposed Starz Board Committee Membership: Compensation Committee Residence: New York, NY, U.S.

Business Experience

Dr. Rachesky is Founder and Chief Investment Officer of MHR Fund Management LLC, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies across a variety of industries.

Other Directorships

Dr. Rachesky has been a director of Lionsgate since September 2009, and a director of LG Studios since May 2024. Dr. Rachesky is also the Non-Executive Chairman of the Board of Directors, member of the Nominating Committee and the Human Resources and Compensation Committee of Telesat Corporation (Nasdaq: TSAT), and a director and member of the Nominating Committee, the Corporate Governance

Committee and the Compensation Committee of Titan International, Inc. (NYSE: TWI). Dr. Rachesky formerly served on the Board of Directors of Loral Space & Communications Inc. until its merger with Telesat Canada in November 2021, on the Board of Directors of Navistar International Corporation (NYSE: NAV) until its merger with Traton SE in July 2021, and on the Board of Directors of Emisphere Technologies Inc. until it was acquired by Novo Nordisk in December 2020. Dr. Rachesky also serves on the Board of Directors of Mt. Sinai Hospital Children’s Center Foundation, the Board of Advisors of Columbia University Medical Center, as well as the Board of Overseers of the University of Pennsylvania.

Dr. Rachesky will also serve on the New Lionsgate Board following completion of the Transactions.

Qualifications

Dr. Rachesky offers strong leadership, deep financial expertise, and broad business acumen, backed by over 25 years of successful investments across various industries. Dr. Rachesky’s experience as chair and director of both public and private companies will provide valuable, insightful perspectives on the economic, financial, and business dynamics that will help shape Starz’s strategic direction.

Investor Rights Agreement

Dr. Rachesky will serve as a designee of MHR Fund Management under the Starz Investor Rights Agreement.

JOSHUA W. SAPAN
Age: 74 Proposed Starz Board Committee Membership: Compensation Committee (Chair) Residence: New York, NY, U.S.

Business Experience

Mr. Sapan is the President of Sapan Studio, a boutique media film television production and investment company he founded in 2022.

Previously, Mr. Sapan served as the Chief Executive Officer of AMC Networks, Inc. (Nasdaq: AMCX) (“AMC”) from 1996 to September 2021. Mr. Sapan joined AMC in 1987, was named its Chief Executive Officer in 1995 and served as Executive Vice Chairman from September 2021 to December 2022. In June 2011, Mr. Sapan led the company’s successful spin-off from Cablevision Systems Corporation as AMC began trading as a separate public company on the Nasdaq stock exchange. During his tenure at AMC, Mr. Sapan evolved the business from a collection of U.S. cable channels showcasing classic movies to a company known for original programming. Mr. Sapan is credited with building some of television’s most influential entertainment shows, including AMC’s “The Walking Dead,” “Mad Men,” “Breaking Bad,” and “Better Call Saul”; BBC AMERICA’s “Killing Eve”; IFC’s “Portlandia” and “Documentary Now!” and SundanceTV’s “Rectify” and “Top of the Lake.” A champion of new voices, Mr. Sapan has brought independent film to wide audiences through IFC Films, supporting the early work of directors such as Lena Dunham, Barry Jenkins, Richard Linklater, Mira Nair, Christopher Nolan, and Lynn Shelton. In 2005, Mr. Sapan opened the brick-and-mortar IFC Center. Mr. Sapan also moved AMC early into the targeted streaming business, launching Sundance Now in 2014 and the horror-centric Shudder in 2015. In 2018, AMC acquired the urban-oriented ALLBLK and British-focused Acorn TV, and in 2020, it launched AMC+.

Mr. Sapan has received a wide range of honors, including induction into the Broadcasting & Cable Hall of Fame, NATPE’s Brandon Tartikoff Legacy Award, the Paley Prize for Innovation and Excellence, and The Media Institute’s Freedom of Speech Award for his contributions to the advancement and protection of free speech. Mr. Sapan serves on the boards of the American Film Institute, the Museum of the Moving Image, New York Public Radio, the New School, People for the American Way, and Haiti Air Ambulance.

Mr. Sapan is the author of four books: “Cable TV” published by Putnam, “The Big Picture: America in Panorama”, and “Third Act,” both from Princeton Architectural Press, and “RX”, a book of poetry published by Red Hen Press in 2023.

Qualifications

Mr. Sapan will be a valuable addition to the Starz Board, bringing extensive experience in producing independent film and television, as well as making strategic investments in new media enterprises. With a strong background in leadership roles at prominent media organizations, Mr. Sapan offers deep expertise in content production, distribution, and media strategy, positioning him to help guide Starz’s growth as a leading premium subscription video service.

Investor Rights Agreement

Mr. Sapan will serve as a designee of MHR Fund Management under the Starz Investor Rights Agreement.

HARDWICK SIMMONS
Age: 84 Proposed Starz Board Committee Membership: Audit & Risk Committee (Chair) Residence: Marion, Massachusetts, U.S.

Business Experience

Mr. Simmons currently serves as a director of several privately held companies. From February 2001 to June 2003, Mr. Simmons served first as Chief Executive Officer and then as Chairman and Chief Executive Officer at The NASDAQ Stock Market Inc. From May 1991 to December 2000, Mr. Simmons served as President and Chief Executive Officer of Prudential Securities Incorporated.

Other Directorships

Mr. Simmons has been a director of Lionsgate since June 2005, and a director of LG Studios since May 2024. From 2005 to 2016, Mr. Simmons was the Lead Director and Chairman of the Audit and Risk Committee of Raymond James Financial (NYSE: RJF).

Qualifications

Through an accomplished career leading one of the largest equity securities trading markets in the world, and managing other significant financial institutions, Mr. Simmons will bring invaluable business and financial expertise to the Starz Board in its deliberations on complex transactions and financial matters. Mr. Simmons’ extensive business knowledge and valuable insights into investment banking and regulation will further enhance the Starz Board’s ability to effectively oversee Starz’s operations.
HARRY E. SLOAN

Age: 75 Proposed Starz Board Committee Membership: Audit & Risk Committee Residence: Los Angeles, CA, U.S.

Business Experience

Mr. Sloan is a founder, public company chief executive officer and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC (“Eagle Equity”). Under Mr. Sloan’s leadership, Eagle Equity has acquired and taken public, through special purpose acquisition companies, several digital media companies including, during 2020, DraftKings, Inc. (Nasdaq: DKNG) (“DraftKings”) and Skillz Inc. (NYSE: SKLZ). Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/Bethesda Game Studios, the awarding winning studio acquired by Microsoft in March 2021. Mr. Sloan co-founded Soaring Eagle Acquisition Corp., which raised $1.725 billion in its initial public offering in February 2021, and in September 2021, completed its initial business combination with Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) (“Ginkgo”). In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp., which became LG Studios (Nasdaq: LION) in May 2024. Earlier in his career, Mr. Sloan was Chairman and Chief Executive Officer of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS Broadcasting, S.A. Mr. Sloan was also one of the founding investors of Lionsgate and served as Lionsgate’s Non-Executive Chairman from 2004 to 2005. In May 2023, Mr. Sloan was appointed by President Biden as a member of the United States Holocaust Memorial Council.

Other Directorships

Mr. Sloan has been a director of Lionsgate since December 2021 and a director of LG Studios since May 2024. Mr. Sloan is also a member of the Board of Directors and a member of the Audit Committee of Ginkgo, and Vice Chairman of the Board of Directors and Chair of the Transaction Committee of DraftKings.

Mr. Sloan will also serve on the New Lionsgate Board following completion of the Transactions.

Qualifications

Mr. Sloan’s extensive experience as an international media investor, entrepreneur, and studio executive uniquely qualifies him to serve on the Starz Board. Mr. Sloan’s wealth of strategic and operational expertise will offer valuable insights and will contribute meaningfully to Starz’s strategic direction and decision-making processes.

Director Independence

It will be the policy of the Starz Board that a majority of directors be “independent” of Starz and its management. For a director to be deemed “independent,” the Starz Board will affirmatively determine that the director has no material relationship with Starz or its affiliates or any member of the senior management of Starz or his/her affiliates.

Pursuant to Starz’s expected Corporate Governance Guidelines, the Starz Board will undertake an annual review of director independence. During the annual review, the Starz Board will consider transactions and relationships between each director or any member of his/her immediate family and Starz and its subsidiaries and affiliates. The Starz Board will also examine transactions and relationships with Starz between directors or their affiliates and members of Starz’s senior management or their affiliates. As provided in Starz’s expected Corporate Governance Guidelines, the purpose of this review will be to determine whether any such relationships or transactions are inconsistent with a determination that the director is “independent.” The Nominating and Corporate Governance Committee of the Starz Board, with assistance from counsel, will regularly review Starz’s Corporate Governance Guidelines to ensure their compliance with Canadian law, SEC and Nasdaq regulations. The full text of Starz’s Corporate Governance Guidelines will be available on Starz’s investor relations website at https://investors.starz.com, or will be able to be obtained in print, without charge, by any shareholder upon request to Starz’s Corporate Secretary. The Starz website and the information to be contained therein or connected thereto are not incorporated into this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

The Starz Board is expected to affirmatively determine that each of Messrs. Graboff, Mann, Rachesky, Sapan, Simmons and Sloan; and Mmes. Clyburn, Fine and Gersh are “independent” under Starz’s Standards for Director Independence, Canadian standards, SEC rules and regulations, and the Nasdaq listing standards. A number of expected Starz’s independent board members are currently serving or have served as directors or as members of senior management of other public companies, including LGEC. All of the committees of the Starz Board are expected to be comprised solely of independent directors, each with a different independent director serving as chair of the committee.

Committees of the Starz Board

There will be three (3) standing committees of the Starz Board: an audit & risk committee (the “Starz Audit & Risk Committee”), a compensation committee (the “Starz Compensation Committee”) and a nominating and corporate governance committee (the “Starz Nominating and Corporate Governance Committee”). The Starz Board is expected to adopt written charters for the Starz Audit & Risk, the Starz Compensation Committee and the Starz Nominating and Corporate Governance Committee, which will be available on Starz’s investor relations website.

The table below sets forth what will be the standing committees. Each of the Starz Audit & Risk Committee, the Starz Compensation Committee and the Starz Nominating and Corporate Governance Committee is expected to be composed solely of directors who have been determined by the Starz Board to be independent in accordance with SEC regulations and Canadian securities laws, Nasdaq listing standards and Starz’s Standards for Director Independence (including the heightened independence standards applicable to audit committee members pursuant to Rule 10A3(b)(i) under the Exchange Act for members of Starz’s Audit & Risk Committee and the enhanced independent standards applicable to compensation committee members under the Nasdaq listing standards for members of Starz’s Compensation Committee).

COMMITTEE	FUNCTIONS
Audit & Risk

The Starz Audit & Risk Committee will have the responsibilities set forth in the charter of such committee. Starz anticipates that these responsibilities will include:

•  overseeing the integrity of Starz’s financial statements, accounting and financial reporting processes;

•  overseeing Starz’s exposure to risk and compliance with legal and regulatory requirements;

•  overseeing the independent auditor’s qualifications and independence;

•  overseeing the performance of Starz’s internal audit function and independent auditor;

•  overseeing the development, application and execution of all Starz’s risk management and risk assessment policies and programs;

•  preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and

•  reviewing and providing oversight over Starz’s information technology and cybersecurity risk, policies and procedures.

Ms. Clyburn and Messrs. Graboff, Simmons and Sloan are expected to serve as members of the Starz Audit & Risk Committee.

Compensation Committee

The Starz Compensation Committee will have the responsibilities set forth in the charter of such committee. Starz anticipates that these responsibilities will include:

•  reviewing, evaluating and making recommendations to the Starz Board with respect to management’s proposals regarding Starz’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•  evaluating the performance of and reviewing and approving the level of compensation for Starz’s Chief Executive Officer;

•  in consultation with Starz’s Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of Starz with compensation arrangements that meet the requirements for Starz’s Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•  reviewing and recommending for adoption or amendment by Starz Board and, when required, Starz’s shareholders, incentive compensation plans and equity

•  compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•  reviewing and recommending to the Starz Board compensation for Starz Board and committee members.

Ms. Gersh and Messrs. Rachesky and Sapan are expected to serve as members of the Starz Compensation Committee.

Nominating and Corporate Governance Committee

The Starz Nominating and Corporate Governance Committee will have the responsibilities set forth in the charter of such committee. Starz anticipates that these responsibilities will include:

•  identifying, evaluating and recommending individuals qualified to become members of the Starz Board, consistent with criteria approved by the Starz Board;

•  considering and recommending to the Starz Board the director nominees for each annual general meeting of shareholders, the Starz Board committees and the Chairpersons thereof;

•  periodically reviewing Starz’s activities and practices regarding corporate responsibility and environmental, social and related governance matters that are significant to Starz, oversee Starz’s public reporting on these topics and receive updates from Starz’s management committee responsible for significant environmental, social and governance activities;

•  reviewing Starz’s human capital management policies, programs and initiatives focused on Starz’s culture, talent development, retention, and diversity and inclusion;

•  developing and recommending to the Starz Board a set of corporate governance guidelines applicable to Starz and assisting in the oversight of such guidelines; and

• overseeing the evaluation of the Starz Board and management.

Mmes. Fine and Gersh and Mr. Mann are expected to serve as members of the Starz Nominating and Corporate Governance Committee.

Corporate Governance

Starz intends to be committed to good corporate governance, which it believes will help it compete more effectively and build long-term shareholder value. Starz will be governed by the Starz Board and committees of the Starz Board that meet throughout the year. Directors are expected to discharge their responsibilities at Starz Board and committee meetings through ongoing communication with each other and with management throughout the year.

Governance is expected to be a continuing focus at Starz, starting with the Starz Board and extending to management and all employees. Therefore, the Starz Board is expected to review Starz’s policies and business strategies and advise and counsel its President and Chief Executive Officer and the other executive officers who manage Starz’s businesses, including actively overseeing and reviewing, on at least an annual basis, Starz’s strategic plans.

In addition, Starz intends to solicit feedback from shareholders on corporate governance and executive compensation practices and engage in discussions with various groups and individuals on these matters.

Mandate of the Starz Board

Under the expected Corporate Governance Guidelines to be established by the Starz Board, which will include the Starz Board’s mandate, the Starz Board expects to have the overall responsibility to review and regularly monitor the effectiveness of Starz’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. Generally, the Starz Board is expected to seek to enhance shareholder value over the long term. Once available, the full text of Starz’s Corporate Governance Guidelines will be available on Starz’s investor relations website at http://investors.starz.com, or will be able to be obtained in print, without charge, by any shareholder upon request to its Corporate Secretary.

Director Orientation and Education

The Starz Board expects to continue the policies and practices of Lionsgate with respect to director orientation and education, as described in the sections of this joint proxy statement/prospectus entitled “Additional Lionsgate Annual General and Special Meeting Matters—Orientation and Continuing Education,” and “Additional Lionsgate Annual General and Special Meeting Matters—Statement of Corporate Governance Practices.”

Considerations of the Representation of Women on the Starz Board

Starz’s Nominating and Corporate Governance Committee is expected to recognize the benefits associated with a diverse board and to take diversity considerations into account when identifying candidates. Starz’s Nominating and Corporate Governance Committee is expected to utilize a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by Starz’s Nominating and Corporate Governance Committee, are expected to be reviewed in the context of an assessment of the perceived needs of the Starz Board at a particular point in time. Prior to the nomination of a new director, Starz’s Nominating and Corporate Governance Committee is expected to follow prudent practices, such as interviews of the potential nominee conducted by members of the Starz Board and senior management. There are currently expected to be three (3) female directors on the Starz Board at the time of the completion of the Transactions.

Starz Board Leadership Structure

Jeffrey A. Hirsch is expected to be Starz’s President and Chief Executive Officer. It is expected that it will be appropriate for Mr. Hirsch to be on the Starz Board in an executive capacity, as he will be responsible for the day-to-day supervision, management and control of the business and affairs of Starz, develop its strategic direction, and serve as a bridge between management and the Starz Board to support the alignment of the goals of both. Mr. Burns is expected to be the chair of the Starz Board. Mr. Burns will provide leadership as an independent, non-executive Chair and help ensure independent oversight of Starz. Mr. Burns will also preside over the regularly scheduled executive sessions of non-employee directors. In furtherance of the independent oversight of management, the non-employee directors will routinely meet and hold discussions without management present.

Starz Board, Committee and Director Evaluations

Under the expected Corporate Governance Guidelines and a charter of the Nominating and Corporate Governance Committee to be established by the Starz Board, Starz’s Nominating and Corporate Governance Committee will oversee an annual evaluation of the performance of the Starz Board, its committees and each director in order to assess the overall effectiveness of the Starz Board and its committees, director performance and board dynamics. The evaluation process is intended to be designed to facilitate ongoing, systematic examination of the Starz’s Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is expected to be considered each year when the directors stand for re-nomination. Detailed surveys are expected to be used for the evaluations conducted for the Starz Board and each committee. The surveys are expected to be designed to provide information pertaining to the competencies, behaviors and effectiveness of the Starz Board, the committees and the directors, and suggested areas for improvement.

Director Selection Process

Shareholder Recommendations for Director Nominees and Other Proposals

Shareholder recommendations for Starz director nominees are welcome and will be sent to the Chair of Starz’s Nominating and Corporate Governance Committee. At the time a shareholder makes a recommendation the shareholder must provide:

•	As to the shareholder who makes the recommendation (the “nominating shareholder”):

•	the name and address of the nominating shareholder;

•	the class or series and number of shares of Starz that are owned beneficially or of record by the nominating shareholder;

•

details of any proxy, contract, arrangement, or relationship pursuant to which the nominating shareholder, its affiliates or associates, or any person acting jointly or in concert with the nominating shareholder has interests or rights related to the voting of shares of Starz; and

•	if a shareholder recommending a candidate is not a record holder, the shareholder must provide evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2);

•	As to the candidate(s):

•	the name, age, business address and residential address of the candidate(s);

•	the principal occupation or employment of the candidate(s);

•	the class or series and number of shares of Starz that are owned beneficially or of record by the candidate(s);

•	Proof of the candidate’s consent to serve on the Starz Board if nominated and elected;

•	Proof of the candidate’s agreement to complete, upon request, any questionnaire(s) customary for Starz’s directors; and

•	If a shareholder recommending a candidate is not a record holder, the shareholder must provide evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

Shareholders submitting proposals pursuant to Rule 14a-8 promulgated under the Exchange Act must also satisfy other procedural and qualification requirements set forth in Rule 14a-8. Shareholder proposals or recommendations for director nominees submitted in accordance with the BC Act and the Starz Articles to be presented at an annual general meeting of shareholders must be received by Starz’s Corporate Secretary at its registered office no later than thirty (30) days prior to the date of the annual general meeting or, in the case of a special meeting, not later than the close of business on the fifteenth day following the first public announcement of the date of the special meeting. Such proposals must comply with the BC Act and the notice and informational requirements of the advance notice procedures for the nomination of directors as described more fully in the Starz Articles.

Term Limits and Starz Board Renewal

Starz does not expect to establish term limits, as it believes that directors who will develop insight into Starz and its operations over time will provide an increasing contribution to the Starz Board as a whole. To ensure the Starz continues to generate new ideas and operate effectively, the Starz Nominating and Corporate Governance Committee is expected to evaluate individual Starz Board member performance and take steps as necessary regarding continuing director tenure.

For instructions on how shareholders may submit recommendations for director nominees to the Starz Nominating and Corporate Governance Committee, see “Information About Starz After the Transactions—Corporate Governance—Shareholder Communications with the Starz Board.” The Starz Nominating and Corporate Governance Committee will assess the director nominees recommended by shareholders using the criteria as described above.

The Starz Board’s Role in Risk Oversight

Starz’s management will be responsible for communicating material risks to the Starz Board and its committees, who will provide oversight over the risk management practices implemented by management.

Code of Conduct and Ethics

Starz will have a Code of Business Conduct and Ethics that will apply to all its directors, officers and employees (and, where applicable, to its suppliers, vendors, contractors and agents) and will be available on Starz’s investor relations website at http://investors.starz.com, or will be able to be obtained in print, without charge, by any shareholder upon request to Starz’s Corporate Secretary. Starz will disclose on Starz’s investor relations website any waivers of, or amendments to, the code that applies to Starz’s President and Chief Executive Officer, Chief Financial Officer or persons performing similar functions. The code will be administered by Starz’s compliance officer, or his/her designee, and Starz’s Office of the General Counsel, and will be overseen by Starz’s Nominating and Corporate Governance Committee. The Starz website and the information contained therein or connected thereto are not incorporated into this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

Shareholder Communications with the Starz Board

Starz recognizes the importance of providing Starz’s shareholders and interested parties with a means of direct communication with the members of the Starz Board. Shareholders and interested parties who would like to communicate with the chair of the Starz Board or Starz’s non-employee directors will be able to do so by writing to the Starz Board or Starz’s non-employee directors, care of Starz’s Corporate Secretary, at Starz’s principal executive office. The full text of Starz’s Policy on Shareholder Communications will be available on Starz’s investor relations website at http://investors.starz.com. The Starz investor relations website and the information to be contained therein or connected thereto are not incorporated into this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

Starz 2025 Plan Information

In connection with the with the completion of the Transactions, it is expected that Starz will adopt the Starz 2025 Performance Incentive Plan (the “Starz 2025 Plan”), effective at the completion of the Transactions, as further described in this joint proxy statement/prospectus. Starz is adopting the Starz 2025 Plan to effectuate the conversion of certain outstanding awards in the Transactions, as well as a vehicle to grant equity-based and cash compensation following the Transactions to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and its shareholders.

Summary Description of the Starz 2025 Plan

The principal terms of the Starz 2025 Plan are summarized below. The following summary is qualified in its entirety by the full text of the Starz 2025 Plan, which appears as Exhibit 10.5 to this joint proxy statement/prospectus. It is expected that the Starz 2025 Plan will be approved prior to the Transactions by the Lionsgate Board to be effective as of the date of the Transactions, subject to the approval of the holders of LGEC Class A shares as further described in this joint proxy statement/prospectus. The closing price of one LGEC Class A share on the NYSE on March 12, 2025 was $9.40 and the closing price of one LGEC Class B share on the NYSE on March 12, 2025 was $8.39. The price is not of a Starz common share subsequent to the Transactions.

Administration. The Starz Board or one or more committees appointed by the Starz Board will administer the Starz 2025 Plan. It is expected that the Starz Board will delegate general administrative authority for the Starz 2025 Plan to the Compensation Committee of the Starz Board (the “Starz Compensation Committee”). The Starz Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the Starz 2025 Plan. (The appropriate acting body, be it the Starz Board, a committee within its delegated authority, or another person within his or her delegated authority, is referred to in this summary as the “Starz 2025 Plan Administrator”).

The Starz 2025 Plan Administrator has broad authority under the Starz 2025 Plan including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

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to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

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to determine any applicable vesting and exercise conditions for awards (including any applicable time-based and/or performance-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of stock options and share appreciation rights to the maximum term of the award);

•	to cancel, modify, or waive Starz’s rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding awards, subject to any required consents;

•	subject to the other provisions of the Starz 2025 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

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to determine the method of payment of any purchase price for an award or Starz common shares delivered under the Starz 2025 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already owned Starz common shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Starz 2025 Plan Administrator may authorize, or any other form permitted by law;

•

to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Starz 2025 Plan Administrator deems necessary or advisable to comply with laws in the countries where Starz or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the Starz 2025 Plan; and

•	to construe and interpret the Starz 2025 Plan, make rules for the administration of the Starz 2025 Plan, and make all other determinations for the administration of the Starz 2025 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the Starz 2025 Plan Administrator (1) amend an outstanding stock option or share appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for a stock option or share appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the Starz 2025 Plan will include officers or employees of Starz or any of its subsidiaries, directors of Starz, and certain consultants and advisors to Starz or any of its subsidiaries. As of March 7, 2025, approximately 535 officers and employees of Starz and its subsidiaries, and nine members (9) of the Starz Board who will not be employed by Starz or any of its subsidiaries, will be considered eligible under the Starz 2025 Plan. Additionally, approximately five (5) consultants and advisors of Starz or any of its subsidiaries will be considered eligible under the Starz 2025 Plan.

In addition, pursuant to the terms of the Employee Matters Agreement, certain current employees, officers and directors of Starz and New Lionsgate and their respective subsidiaries will receive awards under the Starz 2025 Plan issued in connection with the adjustment of outstanding LGEC equity-based compensation awards upon the closing of the Transactions (the “Starz Plan Adjusted Awards”). For the avoidance of doubt, the “awards” or “award” referred to in this summary shall include the Starz Adjusted Awards (which shall be deemed granted hereunder for all purposes hereof) and the “participants” or “participant” referred to in this summary shall include the holders of the Starz Adjusted Awards, in each case unless otherwise expressly provided herein. For a more detailed description of the treatment of Lionsgate equity awards in connection with the Transactions, see “The Transactions—Treatment of Lionsgate Equity Awards.”

Aggregate Share Limit. The maximum number of Starz common shares that may be issued or transferred pursuant to awards, including Starz Adjusted Awards, under the Starz 2025 Plan, before adjustment for the Reverse Stock Split, will equal 3,325,000 (referred to in this summary as the “Starz 2025 Plan Share Limit”).

Starz common shares are available for issuance under the Starz 2025 Plan, as determined by the Starz 2025 Plan Administrator in its sole discretion and set forth in the applicable award agreement; provided that in no event may Starz common shares issued under the Starz 2025 Plan exceed the Starz 2025 Plan Share Limit.

Additional Share Limits. The following other limits, which do not apply to Starz Adjusted Awards, are also contained in the Starz 2025 Plan. For the avoidance of doubt, such rules will apply to other new awards granted under the Starz 2025 Plan on or after the Transactions.

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The maximum number of Starz common shares that may be delivered pursuant to stock options qualified as incentive stock options granted under the Starz 2025 Plan is 10,000,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the Starz 2025 Plan will also count against the overall Starz 2025 Plan Share Limit above.)

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The maximum grant date fair value for awards granted to a non-employee director under the Starz 2025 Plan during any one calendar year is $400,000, except that this limit will be $600,000 as to (1) a non-employee director who is serving as the independent chair of the Starz Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Starz Board; provided that these limits will not apply to retainer and meeting fees that the non-employee director may elect to receive in the form of either cash or shares. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in Starz’s financial reporting. This limit will not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of Starz or one of its subsidiaries. This limit will apply on an individual basis and not on an aggregate basis to all non- employee directors as a group.

Share-Limit Counting Rules. The Starz 2025 Plan Share Limit of the Starz 2025 Plan is subject to the following rules. For the avoidance of doubt, such rules will apply to the Starz Adjusted Awards as well as new awards granted under the plan on or after the Transactions:

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Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Starz 2025 Plan will not be counted against the Starz 2025 Plan Share Limit and will again be available for subsequent awards under the Starz 2025 Plan.

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To the extent that shares are delivered pursuant to the exercise of a share appreciation right granted under the Starz 2025 Plan, the number of underlying shares which are actually issued in payment of the award will be counted against the Starz 2025 Plan Share Limit. (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares will be counted against the Starz 2025 Plan Share Limit with respect to such exercise.)

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Shares that are exchanged by a participant or withheld by Starz as full or partial payment in connection with any award granted under the Starz 2025 Plan (including as to payment of the exercise price of a stock option), as well as any shares exchanged by a participant or withheld by Starz to satisfy the tax withholding obligations related to any award granted under the Starz 2025 Plan, will not be counted against the Starz 2025 Plan Share Limit and will again be available for subsequent awards under the Starz 2025 Plan.

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To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Starz 2025 Plan Share Limit and will again be available for subsequent awards under the Starz 2025 Plan.

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In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Starz 2025 Plan Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when Starz pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Starz 2025 Plan Share Limit). Except as otherwise provided by the Starz 2025 Plan Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the Starz 2025 Plan other than the aggregate Starz 2025 Plan Share Limit.

In addition, the Starz 2025 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of Starz through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Starz 2025 Plan. Starz may not increase the applicable share limits of the Starz 2025 Plan by repurchasing Starz common shares on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The Starz 2025 Plan authorizes stock options, share appreciation rights, stock bonuses and other forms of awards granted or denominated in Starz common shares or units of Starz common shares, as well as cash bonus awards. The Starz 2025 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase Starz common shares at a future date at a specified price per share (the “Starz exercise price”). The per share Starz exercise price of a stock option generally may not be less than the fair market value of a share of Starz common shares on the date of grant (except in the case of Starz Adjusted Awards). The maximum term of a stock option is ten years from the date of grant. A stock option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the Starz 2025 Plan. Incentive stock options may solely be granted to employees of Starz or a subsidiary.

A share appreciation right (also referred to as a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a Starz common share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Starz 2025 Plan Administrator at the time of grant of the SAR and generally may not be less than the fair market value of a share of Starz common share on the date of grant (except in the case of Starz Adjusted Awards). SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

The other types of awards that may be granted under the Starz 2025 Plan include, without limitation, stock bonuses, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the Starz 2025 Plan (including awards of stock options and share appreciation rights) may be fully vested at grant or may be subject to time- and/or performance-based vesting requirements.

Each Starz Adjusted Award shall be subject to the terms and conditions of the applicable Prior Plan and award agreement to which such award was subject immediately prior to the closing of the Transactions, subject to the adjustment of such award approved by the Lionsgate Compensation Committee prior to the Transactions and the terms of the Employee Matters Agreement; provided that following the closing of the Transactions, each such award shall relate solely to Starz common shares and shall be administered by the Starz 2025 Plan Administrator in accordance with the administrative procedures in effect under the Starz 2025 Plan.

Dividend Equivalents; Deferrals. The Starz 2025 Plan Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Starz 2025 Plan Administrator may provide that awards under the Starz 2025 Plan (other than options or SARs), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding Starz common shares; provided that any dividend equivalent rights granted in connection with a portion of an award granted under the Starz 2025 Plan that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which Starz does not survive (or does not survive as a public company in respect of its Starz common shares), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of Starz, awards then-outstanding under the Starz 2025 Plan will not automatically become fully vested pursuant to the provisions of the Starz 2025 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the Starz 2025 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Starz 2025 Plan Administrator may provide for in an applicable award agreement. The Starz 2025 Plan Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Starz 2025 Plan. For example, the Starz 2025 Plan Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the Starz 2025 Plan, awards under the Starz 2025 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Starz 2025 Plan Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Starz 2025 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of unusual or extraordinary corporate transactions including mergers, combinations, recapitalizations, stock splits, spin-offs, split-ups or similar extraordinary dividend or distribution in respect of Starz common shares or any exchange of Starz common shares or any other securities of Starz, or any similar transaction.

No Limit on Other Authority. The Starz 2025 Plan does not limit the authority of the Starz Board or any committee to grant awards or authorize any other compensation, with or without reference to the Starz common shares, under any other plan or authority.

Termination of or Changes to the Starz 2025 Plan. The Starz Board may amend or terminate the Starz 2025 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Starz Board. Unless terminated earlier by the Starz Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the Starz 2025 Plan will terminate on the day before the tenth anniversary of the date of the closing of the Transactions. Outstanding awards, as well as the Starz 2025 Plan Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the Starz 2025 Plan. Generally speaking, outstanding awards may be amended by the Starz 2025 Plan Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the Starz 2025 Plan

The U.S. federal income tax consequences of the Starz 2025 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Starz 2025 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the employer is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the stock option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the employer is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the Starz 2025 Plan generally follow certain basic patterns: bonuses, SARs, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Starz will generally have a corresponding deduction at the time the participant recognizes income. If an award is accelerated under the Starz 2025 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), Starz may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to certain “covered employees” as defined in Section 162(m) of the U.S. Internal Revenue Code. This may result in all or a portion of the awards (including amounts attributable to equity based and other incentive awards) granted under the Starz 2025 Plan to “covered employees” failing to be deductible by Starz for federal income tax purposes.

Specific Benefits under the Starz 2025 Plan

Because awards under the Starz 2025 Plan will be granted at the discretion of the Starz Compensation Committee, it is not possible to determine and disclose the amount of future awards that may be granted to directors and executive officers. The Starz Compensation Committee has not approved any awards under the Starz 2025 Plan that are conditioned upon shareholder approval of the Starz 2025 Plan.

For additional information concerning the equity compensation plans of Lionsgate see “Information About New Lionsgate After the Transactions—Equity Compensation Plan Information of Lionsgate.”

Environmental, Social and Governance

Social responsibility and human capital matters are vital to Starz’s organizational health and Starz is committed to a positive corporate culture, diversity, equal opportunity, inclusion, talent acquisition, retention, employee satisfaction and engagement, with the tone set from the top. Starz expects to report on social responsibility and human capital matters at each regularly scheduled Starz Board meeting and periodically throughout the year.

Environmental, Social Responsibility and Human Capital Matters

Diversity, Equity and Inclusion

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Starz will be dedicated to pursuing and embracing diverse talent and perspectives across all aspects of its business and community, to empower all people, regardless of their gender, age, race, national origin, disability, color, religion, sexual orientation, gender identity and/or expression, veteran status, or any other characteristic.

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Starz’s Chief Diversity Officer will partner with Starz’s leadership team across all of its businesses to effect changes in recruitment, hiring, promotions, policies and culture, and to orchestrate a company-wide response to issues of inequality and workforce disparity.

•	Starz expects to maintain the following recruitment and hiring initiatives:

•	Internship Programs: Starz expects to maintain an internship program designed to increase inclusion across the entertainment industry.

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Inclusive Hiring Process: Starz expects to implement inclusive hiring practices with the goal of ensuring that it is attracting the best talent in the industry through an equitable, inclusive, and accessible approach. Key components of the framework are expected to include bias free job descriptions, inclusive hiring training, external diversity partners, diverse candidate slates, and diverse, cross-functional interview panels.

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Supplier Diversity and Inclusion Program: The mission of Starz’s Supplier Diversity and Inclusion Program will be to actively establish relationships with diverse businesses and to continuously strive to increase spend with diverse suppliers, while seeking to deliver more competitive pricing, quality, service, innovation and creativity in procurement of services. Starz believes that this initiative will have the potential to increase the breadth of Starz’s vendor pool, while creating greater economic opportunity for diverse suppliers.

•	Starz’s Code of Business Conduct and Ethics will govern conduct with, and apply to, our suppliers, vendors, contractors and agents, as applicable.

•	Starz plans to promote its Starz-branded #TakeTheLead initiative, building on industry leadership by promoting diversity in front of and behind the camera and throughout its organization.

•	Starz plans to hold monthly Starz-branded #ConversationsThatMatter featuring government, industry and community leaders discussing issues of representation, social justice and racial equality.

Employee Resource Groups

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Starz plans to provide its employees with the opportunity to form an array of Employee Resource Groups (“ERGs”) which will offer them the chance to build community and enhance a cross-cultural presence at Starz and an opportunity to enhance cross-cultural awareness, develop leadership skills and network across Starz’s various business units and levels. The ERGs will be voluntary, employee-led groups that foster a diverse, engaging, and inclusive workplace.

•	Starz Early Career Group will aim to inspire curiosity and networking to foster growth for professionals in early stages of their careers.

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Starz Multicultural Employee Resource Group expects to advocate for a more inclusive workplace and entertainment landscape through programs that educate, activate and celebrate multicultural diversity and its global impact.

•	These are expected to include resource groups from the Asian American Pacific Islander community, the Black community and the Latine and Hispanic community.

•	Starz Parents and Caregivers Together Group aims to bring together parents, expecting parents, caregivers, and allies to ensure Starz’s community fosters an environment that supports all families.

•	Starz Pride is expected to support, develop and inspire future LGBTQIA+ leaders within Starz and the industry.

•	Starz Vets is expected to create a community of veterans and their supporters working together to enhance veteran presence and engage the industry from the unique perspective of a military background.

•	Starz Women’s Empowerment Group will create a community that seeks to improve the prominence of female leaders and empowers women at all levels within Starz and the industry.

Community Involvement

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Starz plans to commit to act responsibly and to seek to make a positive difference in the local and global community through Starz’s volunteer program that will seek to provide opportunities for employees to partner with a diverse range of charitable organizations.

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Starz plans to maintain a Corporate Sponsorship Committee that prioritizes corporate philanthropic initiatives throughout Starz, focusing particularly on organizations and activities related to diversity and poverty in order to increase Starz’s impact and to develop meaningful relationships with a core group of organizations and events.

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Starz plans to encourage employees to volunteer for and serve on boards of non-profit organizations and to be committed to the philanthropic contributions of Starz’s employees and provides for corporate matching to eligible non-profit organizations.

Engagement

•	Starz plans to conduct an annual employee engagement survey through an independent third party.

•	Starz expects that its employees will complete performance management conversations at set points throughout the year focusing on goals, development, feedback and well-being.

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Starz plans to offer a confidential, voluntary Self-ID initiative, allowing employees the opportunity to voluntarily share parts of their identity so that Starz can better understand the full diversity of its workforce and continuously improve the experiences for all employees.

Training and Development

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Starz plans to conduct annual employee trainings on anti-harassment, privacy and information technology security, the Foreign Corrupt Practices Act, as well as manager and diversity, equity and inclusion trainings.

•	Starz plans to provide training and development to all employees, focusing on career development, professional development and industry knowledge.

Employee Benefits and Programs

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Starz plans to offer a comprehensive benefits package which includes health, dental and vision insurance, disability and life insurance family forming benefits, mental health support, resources for caregiving (children and adult family), online fitness and meditation classes, and new parent coaching.

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Starz plans to offer programs to develop and enrich the employee experience with offerings such as tuition reimbursement, leadership development programs, mentorship, and additional programs to help support specific populations (e.g., historically excluded groups, women, parents, LGBTQIA+).

Inclusive Content

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Starz plans to continue its mission to develop an inclusive content strategy (through an inclusive creative strategy, an inclusive marketing strategy and inclusive business strategy) that drives growth by centering on an increasingly diverse audience and providing thought leadership that builds greater capacity for inclusion.

•	By amplifying narratives by, about and for women and underrepresented audiences, Starz is expected to strive to create an empowering space that welcomes all creatives to tell their stories.

Corporate, Environmental and Social Responsibility

•	Starz intends to protect its social, financial, informational, environmental, and reputational assets and make it a priority to operate Starz’s business in a responsible and sustainable manner.

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Engaging in a responsible manner will not only help Starz manage risks and maximize opportunities, but also will help Starz understand and manage its social, environmental, and economic impact that will enable Starz to contribute to society’s wider goal of sustainable development. This includes, but is not limited to, conducting business in a socially responsible and ethical manner, supporting human rights, and committing to environmental sustainability.

•	In all its offices, Starz plans to prioritize efforts to prevent pollution, and to conserve, recover, and recycle materials, water and energy wherever possible.

•	Starz productions will be expected to distribute documents electronically to minimize paper consumption and waste and limit the use of single-use plastics.

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Starz productions will be expected to follow best practices featured in the Producers Guild of America and Sustainable Production Alliance’s Green Production Guide, which are designed to reduce the film, television, and streaming industry’s carbon footprint and environmental impact.

•	Starz U.S. productions will be expected to encourage the employment of green vendors that provide sustainable goods and services for film, television and streaming productions.

•	Starz plans to prioritize vendors whose dedication to operating business in a responsible and sustainable manner directly aligns with those of Starz.

Corporate Governance

Corporate governance will be a continuing focus of Starz, starting with the Starz Board and its committees, and extending to management and all employees. The Starz Board and its committees will review Starz’s governance policies and business strategies at Starz Board and committee meetings throughout the year, and through ongoing communication with each other and with management.

Role of the Starz Board and Corporate Governance Guidelines

Starz’s corporate governance practices will be embodied in its Corporate Governance Guidelines established by the Starz Board. These guidelines, which provide a framework for the conduct of the Starz Board’s business, will provide that:

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the Starz Board review and regularly monitor the effectiveness of Starz’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives;

•	the Starz Board act in the best interest of Starz to seek to enhance long-term shareholder value;

•	a majority of the members of the Starz Board be independent directors;

•	the independent directors meet at least quarterly in executive session, or otherwise as needed;

•	directors have unimpeded access to management and, as necessary and appropriate, independent advisors; and

•	the Starz Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively.

The full text of the key practices and procedures of the Starz Board will be outlined the Corporate Governance Guidelines available on Starz’s investor relations website at http://investors.starz.com, or will be able to be obtained in print, without charge, by any shareholder upon request to Starz’s Corporate Secretary, at either of its principal executive offices.

Separate Chair and Chief Executive Officer Roles

Starz expects that its leadership structure, in which the roles of the chair and President and Chief Executive Officer will be separate, will be appropriate for Starz, taking into consideration Starz’s evolving needs, corporate strategy, and operating environment. The separation of the chair and President and Chief Executive Officer roles will reinforce the independence of the Starz Board and its oversight of the business and affairs of Starz, enabling the Starz President and Chief Executive Officer to focus on the business, operations, and strategy of Starz, and allows Starz to leverage the chair’s experience, perspective, and vision to serve the best interests of its shareholders.

Executive Compensation

Compensation Discussion and Analysis of Starz

As discussed elsewhere in this joint proxy statement/prospectus, the Plan of Arrangement will result in the separation of the LG Studios Business from the other businesses of Lionsgate, including the Starz Business, that will result in the pre-transaction shareholders of LGEC owning shares in two separately traded public companies: (1) LGEC, which will be renamed “Starz Entertainment Corp.” and will hold, directly and through subsidiaries, the Starz Business, and will continue to be owned by LGEC shareholders, and (2) New Lionsgate, which will be renamed “Lionsgate Studios Corp.” and will hold, directly and through subsidiaries, the LG Studios Business, and will be owned by LGEC shareholders and LG Studios shareholders.

The current executive officers of LGEC are expected to become the executive officers of New Lionsgate following the completion of the Transactions, and the information regarding executive compensation related matters with respect to such executive officers is set forth below in the section entitled “Additional Lionsgate Annual General and Special Meeting Matters—Executive Compensation—Compensation Discussion and Analysis of Lionsgate” (the “CD&A”).

As of the date of this joint proxy statement/prospectus, it is expected that the following individuals will be executive officers of Starz in the positions set forth below following the completion of the Transactions and will be the named executive officers of Starz for the 2025 fiscal year:

Name	Position
Jeffrey A. Hirsch	President and Chief Executive Officer
Alison Hoffman	President, Starz Networks
Scott Macdonald	Chief Financial Officer and Treasurer
Jason Wyrick	Executive Vice President, Technology
Audrey Lee	Executive Vice President, General Counsel and Secretary

It is currently anticipated that the executive compensation philosophy, program elements as well as executive compensation plans, policies and practices for Starz will be substantially similar immediately following the completion of the Transactions to those of LGEC described in the CD&A but will remain subject to the review of, and may generally be modified by, the Starz Compensation Committee after the completion of the Transactions.

Employment and Severance Agreements of Starz Executive Officers

Set forth below is a description of the employment and severance arrangements applicable to the individuals expected to serve as Starz executive officers (the “Starz Executive Officers”), which arrangements are expected to continue with Starz after the completion of the Transactions. The titles reflect current roles as of the date of this joint proxy statement/prospectus.

Jeffrey Hirsch	Employment Agreement:	August 1, 2019, as amended on July 31, 2023, and on July 31, 2024

	Title:	Chief Executive Officer and President of Starz LLC

	Term Ending:	July 31, 2025

	Base Salary:	From August 1, 2019 through July 31, 2024: $1,250,000 From August 1, 2024 through July 31, 2025: $1,500,000

Bonuses:

Eligible for an annual incentive bonus to be determined at the full discretion of Lionsgate Compensation Committee in consultation with the Lionsgate’s Chief Executive Officer, with a target of 200% of base salary.

Eligible for an annual super bonus to be determined at the full discretion of the Lionsgate Compensation Committee in

consultation with the Lionsgate’s Chief Executive Officer, with a target of $1,000,000.

Bonuses will be paid in cash and/or in the form of shares or share-based awards at the full discretion of the Lionsgate

Compensation Committee in consultation with the Lionsgate’s

Chief Executive Officer; provided that no more than 25% of the actual bonus awarded will be payable in shares or share-based awards. Any shares or share-based awards are subject to vesting requirements.

	Other Benefits:	Eligible to participate in the usual benefit programs for executives at the same level.

Annual Equity Awards:

Eligible to receive annual grants as to LGEC Class B shares each year from fiscal 2020 through fiscal 2024 with a grant date value of $4,000,000, each with a three-year vesting period, and to consist of: (i) one-fourth time-based restricted share units, (ii)

one-fourth time-based share appreciation rights, (iii) one-fourth performance-based restricted share units, and (iv) one-fourth performance-based share appreciation rights, as determined by the Lionsgate Compensation Committee.

Eligible to receive annual grants as to LGEC Class B shares

each year for fiscal 2025 and fiscal 2026 with a grant date value of $4,000,000, each with a three-year vesting period, and to consist of: (i) one-third time-based restricted share units, (ii) one-third time-based options, and (iii) one-third performance-based restricted share units, as determined by the Lionsgate Compensation Committee.

Alison Hoffman	Employment Agreement:	February 27, 2023, as amended on March 15, 2023, and on August 23, 2024

	Title:	President, Starz Networks

	Term Ending:	July 30, 2026

	Base Salary:	$1,000,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee, with a target of 100% of base salary.

	Other Benefits:	Eligible to participate in the usual benefit programs for executives at the same level.

Equity Award:

.Eligible to receive annual grants as to LGEC Class B shares each year from fiscal 2024 through fiscal 2026 with a grant date value of 175% base salary, each with a three-year vesting period, and to consist of: (i) one-third time-based restricted share units, (ii) one-third time-based options, and (iii) one-third performance-based restricted share units, as determined by the Lionsgate Compensation Committee.

Scott Macdonald	Severance Agreement:	April 1, 2014

	Title:	Chief Financial Officer and Treasurer

	Term Ending:	Not applicable, at-will

	Base Salary:	$837,097.44, effective April 1, 2024

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee, with a target of 70% of base salary.

	Other Benefits:	Eligible to participate in the usual benefit programs for executives at the same level.

Annual Equity Awards:

Eligible to receive annual grants as to LGEC Class B shares

each year with a grant date value of 150% base salary, each with a three-year vesting period, and to consist of restricted share units and/ or stock options (or SARs) as determined by the Lionsgate Compensation Committee.

Audrey Lee	Severance Agreement:	June 1, 2022

	Title:	Executive Vice President, General Counsel and Secretary

	Term Ending:	Not applicable, at-will

	Base Salary:	$686,485.76, effective April 1, 2024

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee, with a target of 70% of base salary.

	Other Benefits:	Eligible to participate in the usual benefit programs for executives at the same level.

Annual Equity Awards:

Eligible to receive annual grants as to LGEC Class B shares

each year with a grant date value of 85% base salary, each with a three-year vesting period, and to consist of restricted share units and/ or stock options (or SARs) as determined by the Lionsgate Compensation Committee.

Jason Wyrick	Severance Agreement:	April 1, 2016

	Title:	Executive Vice President, Technology

	Term Ending:	Not applicable, at-will

Base Salary:	$550,000, effective January 1, 2024

Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee, with a target of 70% of base salary.

Other Benefits:	Eligible to participate in the usual benefit programs for executives at the same level.

Annual Equity Awards:

Eligible to receive annual grants as to LGEC Class B shares

each year with a grant date value of 70% base salary, each with a three-year vesting period, and to consist of restricted share units and/ or stock options (or SARs) as determined by the Lionsgate Compensation Committee.

Potential Payments to Starz Executive Officers Upon Termination or Change in Control

The following section describes the benefits that may become payable to the Starz Executive Officers in connection with a termination of their employment pursuant to the terms of their respective employment or severance agreements. In addition to the benefits described below, outstanding equity-based awards held by the Starz Executive Officers may also be subject to accelerated vesting in connection with a change in control if the awards are not assumed or otherwise continued upon the change in control transaction. None of the Starz Executive Officers are entitled to any reimbursement or gross-up payment for any excise taxes imposed under Section 280G of the U.S. Internal Revenue Code. The Starz Executive Officers also do not have a right to voluntarily terminate employment (other than for “good reason” in certain cases) following a change in control and receive severance and are not entitled to any “single trigger” vesting of equity awards or other benefits upon a change in control unless the executive’s employment terminates in the circumstances described below. Starz takes the position that the Transactions do not constitute a change in control under the employment or severance agreements described below. In any event, no employment or severance agreement provides benefits triggered solely by a change in control of Starz. In each case, the Starz Executive Officer’s right to receive the severance benefits described below in connection with a termination of the Executive Officer’s employment (other than as a result of death or disability) is subject to his/her execution of a release of claims in favor of Starz.

Jeffrey Hirsch

Severance Benefits—Termination of Employment. In the event that Mr. Hirsch’s employment is terminated by LGEC “without cause” (as such term is defined in Mr. Hirsch’s employment agreement), Mr. Hirsch will be entitled to a lump sum cash severance payment equal to the greater of (i) 50% of the aggregate amount of his base salary commencing on his termination date and ending on the last day of the scheduled term of his agreement or (ii) 18 months of his base salary; a prorated amount of the annual bonus and a prorated amount of the annual super bonus that Mr. Hirsch would have received for the fiscal year in which his termination occurs; and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Hirsch’s employment is terminated by LGEC “without cause”, or if Mr. Hirsch resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Hirsch’s employment agreement), (1) any portion of the equity awards granted under Mr. Hirsch’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Hirsch’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits—Termination of Employment in Connection with Change in Control. In the event that Mr. Hirsch’s employment is terminated by LGEC without cause or for “good reason” (as such term is defined in Mr. Hirsch’s employment agreement) and such termination occurs on or within 12 months following a change in control (as that term is defined in Mr. Hirsch’s employment agreement), Mr. Hirsch would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of the aggregate amount of his base salary commencing on his termination date and ending on the last day of the scheduled term of his agreement or 18 months of his base salary. Additionally, in the event Mr. Hirsch’s employment is terminated by LGEC “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Hirsch’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date, and (b) Mr. Hirsch will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at LGEC’s election, LGEC Class B shares.

Severance Benefits—Termination of Employment Without an Agreement. In the event Mr. Hirsch’s employment is terminated by LGEC for not extending or renewing his employment agreement before July 31, 2025, Mr. Hirsch will be entitled to a lump sum cash severance payment equal to 12 months of his base salary and a prorated amount of the annual bonus and a prorated amount of the annual super bonus that Mr. Hirsch would have received for the fiscal year in which his termination occurs. Additionally, in the event Mr. Hirsch’s employment is terminated by LGEC for not extending or renewing his employment agreement before July 31, 2025, Mr. Hirsch’s equity awards granted by LGEC pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits—Death or Disability. In the event Mr. Hirsch’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Hirsch’s employment agreement), Mr. Hirsch will be entitled to a prorated amount of the annual bonus and a prorated amount of the annual super bonus that he would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. In addition, Mr. Hirsch’s equity awards granted by LGEC pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination date.

Alison Hoffman

Severance Benefits—Termination of Employment. In the event that Ms. Hoffman’s employment is terminated by Starz for a “qualifying termination” that is not an “excluded termination” or by her for “voluntary termination for good reason” (as such terms are defined in Ms. Hoffman’s employment agreement), Ms. Hoffman will be entitled to cash severance payments equal to the greater of (i) her base salary for the remainder of the term of her agreement or (ii) 18 months of her base salary (such greater amount, the “Severance Pay Amount”), and a prorated amount of the annual bonus that Ms. Hoffman would have received for the fiscal year in which her termination occurs.

Severance Benefits—Termination of Employment in Connection with Change in Control. In the event that Ms. Hoffman’s employment is terminated by Starz for a “qualifying termination” (as such term is defined in Ms. Hoffman’s employment agreement) and such termination occurs within 30 days preceding or 12 months immediately following a change in control (as such term is defined in Ms. Hoffman’s employment agreement), Ms. Hoffman would be entitled to the severance benefits described above, plus an additional lump sum cash severance payment equal to 70% of the Severance Pay Amount and payment of her COBRA premiums throughout the period beginning on her termination date and ending on the earlier of (i) 18 months following her termination, or (ii) the expiration of the coverage period specified under COBRA. Additionally, in the event Ms. Hoffman’s employment is terminated by Starz for a “qualifying termination” and such termination occurs on or within 6 months following a change in control, (a) any portion of the equity awards granted under Ms. Hoffman’s employment agreement (to the extent such awards have been granted prior to her termination and are then outstanding) that are scheduled to vest within 12 months following her termination date will accelerate and be fully vested on her termination date, and (b) Ms. Hoffman will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in her employment agreement that have not previously been granted and is otherwise scheduled to be granted after her termination date and prior to the last day of the Term (as such term is defined in. Ms. Hoffman’s employment agreement), with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at LGEC’s election, LGEC Class B shares.

Severance Benefits—Termination of Employment Without an Agreement. In the event Ms. Hoffman’s employment is terminated by Starz for a “qualifying termination” after the expiration of her agreement during the at-will period, Ms. Hoffman will be entitled to a lump sum cash severance payment equal to 12 months base salary.

Scott Macdonald

Severance Benefits—Termination of Employment. In the event that Mr. Macdonald’s employment is terminated by Starz for a “qualifying termination” that is not an “excluded termination” (as such terms are defined in Mr. Macdonald’s severance agreement), Mr. Macdonald will be entitled to cash severance payments equal to 18 months of his base salary (the “Severance Pay Amount”).

Severance Benefits—Termination of Employment in Connection with Change in Control. In the event that Mr. Macdonald’s employment is terminated by Starz for a “qualifying termination” (as such term is defined in Mr. Macdonald’s severance agreement) and such termination occurs within 30 days preceding or 12 months immediately following a change in control (as such terms is defined in Mr. Macdonald’s severance agreement),

Mr. Macdonald would be entitled to the severance benefits described above, plus an additional lump sum cash payment equal to 70% of the Severance Pay Amount and payment of his COBRA premiums throughout the period beginning on his termination date and ending on the earlier of (i) 18 months following his termination, or (ii) the expiration of the coverage period specified under COBRA.

Audrey Lee

Severance Benefits—Termination of Employment. In the event that Ms. Lee’s employment is terminated by Starz for a “qualifying termination” that is not an “excluded termination” (as such terms are defined in Ms. Lee’s severance agreement), Ms. Lee will be entitled to a lump sum cash severance payment equal to 18 months of her base salary (“Severance Pay Amount”).

Severance Benefits—Termination of Employment in Connection with Change in Control or Shutdown or Sale of Business Unit. In the event that Ms. Lee’s employment is terminated by Starz for a “qualifying termination” (as such term is defined in Ms. Lee’s severance agreement) and such termination occurs within 30 days preceding or 12 months immediately following a “change in control” or a “shutdown or sale of executive’s business unit” (as such terms are defined in Ms. Lee’s severance agreement), Ms. Lee would be entitled to the severance benefits described above, plus an additional lump sum cash payment equal to 70% of her Severance Pay Amount and payment of her COBRA premiums throughout the period beginning on her termination date and ending on the earlier of (i) 18 months following her termination, or (ii) the expiration of the coverage period specified under COBRA. Additionally, in the event Ms. Lee’s employment is terminated by Starz for a “qualifying termination” and such termination occurs on or within 12 months following a “change in control” or a “shutdown or sale of executive’s business unit” (as such terms are defined in Ms. Lee’s severance agreement), all equity awards that have been granted to Ms. Lee (to the extent such awards have been granted prior to her termination and are then outstanding) will accelerate and be fully vested on her termination date.

Jason Wyrick

Severance Benefits—Termination of Employment. In the event that Mr. Wyrick’s employment is terminated by Starz for a “qualifying termination” that is not an” excluded termination” (as such terms are defined in Mr. Wyrick’s severance agreement), Mr. Wyrick will be entitled to cash severance payments equal to 15 months of his base salary (the “Severance Pay Amount”).

Severance Benefits—Termination of Employment in Connection with Change in Control. In the event that Mr. Wyrick’s employment is terminated by Starz for a “qualifying termination” (as such term is defined in Mr. Wyrick’s severance agreement) and such termination occurs within 30 days preceding or 12 months immediately following a change in control (as such term is defined in Mr. Wyrick’s severance agreement), Mr. Wyrick would be entitled to the severance benefits described above, plus an additional lump sum cash payment equal to 30% of his Severance Pay Amount and payment of his COBRA premiums throughout the period beginning on his termination date and ending on the earlier of (i) 18 months following his termination, or (ii) the expiration of the coverage period specified under COBRA.

Starz Dividend Policy

There is no restriction that would prevent Starz from paying dividends on Starz common shares.

Starz does not expect to pay a regular dividend after the completion of the Transactions. However, the timing, declaration, amount of and payment of any dividends following the completion of the Transactions will be within the discretion of the Starz Board and will depend upon many factors, including its financial condition, earnings, capital requirements of its operating subsidiaries, covenants associated with certain of its debt service obligations, legal requirements, regulatory constraints, industry practice, ability to access capital markets and other factors deemed relevant by the Starz Board. Moreover, if the Starz Board determines to pay any dividend in the future, there can be no assurance that it will continue to pay such dividends or the amount of such dividends.

Starz Capitalization

The following table sets forth the capitalization of Starz as of December 31, 2024, on a historical basis and on a pro forma basis to give effect to the pro forma adjustments included in “Unaudited Pro Forma Condensed Combined Financial Information of Starz” Notwithstanding the legal form of the Transactions described elsewhere in this joint proxy statement/prospectus, for accounting and financial reporting purposes, the Starz Business will be presented as being spun-off from Lionsgate. This presentation is in accordance with U.S. GAAP and is primarily a result of the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing Lionsgate senior management with the LG Studios Business.

The information below is not necessarily indicative of what Starz’s capitalization would have been had the Transactions and related transactions, including financing transactions, been completed as of December 31, 2024. In addition, it is not necessarily indicative of Starz’s future capitalization. This table should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Information of Starz” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Starz Business of Lions Gate Entertainment Corp.,” and the Combined Financial Statements and notes included in the “Index to Financial Statements” section of this joint proxy statement/prospectus.

	As of December 31, 2024
	Actual(1)	Pro Forma
	(Amounts in millions)
Cash and cash equivalents	$14.2	$12.0
Corporate debt(2)	699.1	609.9
Equity:
Parent net investment	892.1	—
Starz common stock, no par value, no shares authorized, no shares issued and outstanding (Pro Forma - unlimited authorized, 16.7 million shares issued and outstanding)	—	844.7
Accumulated other comprehensive income	19.2	19.2

Total equity (deficit)	911.3	863.9

Total capitalization	$1,624.6	$1,485.8

(1)	This column is derived from the Starz Business’s unaudited condensed combined financial statements as of December 31, 2024 included in this joint proxy statement/prospectus.
(2)

Corporate debt excludes film related obligations of approximately $75.8 million (net of deferred financing costs) as of December 31, 2024, see Note 5 and Note 6 to the Starz Business’s unaudited condensed combined financial statements as of and for the nine months ended December 31, 2024 included in this joint proxy statement/prospectus.

Prior Sales

The Starz common shares do not currently exist and will not be issued until completion of the Transactions.

Trading Price

Since the creation of Starz common shares, no Starz common shares have been traded.

ADDITIONAL LIONSGATE ANNUAL GENERAL AND SPECIAL MEETING MATTERS

Report of the Audit & Risk Committee of Lionsgate

The following Report of the Audit & Risk Committee of the Lionsgate Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Lionsgate’s other filings under the Securities Act or the Exchange Act, except to the extent Lionsgate specifically incorporate the report by reference in that filing.

The members of the Audit & Risk Committee of the Lionsgate Board are all members of the Lionsgate Board who are not employed by Lionsgate or any of its subsidiaries (the “Lionsgate Non-Employee Directors”). In addition, the Lionsgate Board has determined that each meets the current NYSE and SEC independence requirements. The full text of the current Audit & Risk Committee charter is available on Lionsgate’s investor relations website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary.

The Audit & Risk Committee of the Lionsgate Board oversees the integrity of Lionsgate’s statements, accounting and financial reporting processes; oversees Lionsgate’s exposure to risk and compliance with legal and regulatory requirements; oversees Lionsgate’s independent auditor’s qualifications and independence; oversees the performance of Lionsgate’s internal audit function and independent auditor; oversees the development, application and execution of all Lionsgate’s risk management and risk assessment policies and programs; prepares the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and reviews and provides oversight over Lionsgate’s data privacy, technology and information security, including cybersecurity and back-up of information systems, policies and procedures.

The Audit & Risk Committee of the Lionsgate Board also recommends to LGEC shareholders the selection of independent auditors. Lionsgate’s management and Lionsgate’s independent auditors are responsible for planning or conducting audits. Lionsgate’s management is responsible for determining that Lionsgate’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and for assuring compliance with applicable laws and regulations and Lionsgate’s business conduct guidelines.

The Audit & Risk Committee of the Lionsgate Board is also directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of Lionsgate’s independent registered public accounting firm that audits its financial statements and its internal control over financial reporting. The Lionsgate Audit and Risk Committee selected Ernst & Young LLP as Lionsgate’s independent auditor for fiscal 2024. Ernst & Young LLP has served as Lionsgate’s independent auditor since August 2001.

In performing its oversight function, the Audit and Risk Committee of the Lionsgate Board reviewed and discussed its fiscal year ended March 31, 2024 audited consolidated financial statements with Lionsgate’s management and the independent auditors. The Audit & Risk Committee of the Lionsgate Board also discussed with Lionsgate’ independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, which relates to the conduct of Lionsgate’s audit, including Lionsgate’s auditors’ judgment about the quality of the accounting principles applied in Lionsgate’s fiscal 2024 audited consolidated financial statements. The Audit & Risk Committee of the Lionsgate Board received the written disclosures and the letter from Lionsgate’s independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit & Risk Committee of the Lionsgate Board concerning independence, and has discussed with Lionsgate’s auditors their independence from management and Lionsgate. When considering the independent auditors’ independence, the Audit & Risk Committee of the Lionsgate Board considered whether their provision of services to Lionsgate beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. The Audit & Risk Committee of the Lionsgate Board also reviewed, among other things, the amount of fees paid to Lionsgate’s independent auditors for non-audit services.

The Audit & Risk Committee of the Lionsgate Board meets with Lionsgate’s independent auditors, with and without Lionsgate’s management present, to discuss the results of their examinations, their evaluations of Lionsgate’s internal controls and the overall quality of Lionsgate’s financial reporting. The Audit & Risk Committee of the Lionsgate Board held four meetings during fiscal 2024 (in person or via teleconference).

Based upon the review and discussions described in this report, the Audit & Risk Committee of the Lionsgate Board recommended to the Lionsgate’s Board that the audited consolidated financial statements be included in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024 for filing with the SEC.

The Audit & Risk Committee of the Lionsgate Board also recommends to LGEC shareholders the re-appointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm for fiscal 2025.

The Audit & Risk Committee of the Lionsgate Board

Hardwick Simmons (Chair)

Mignon Clyburn

John D. Harkey, Jr.

Susan McCaw

Accountants’ Fees

During fiscal 2023 and fiscal 2024, Lionsgate retained its independent registered public accounting firm, Ernst & Young LLP, to provide services in the categories listed below. The following are the aggregate fees billed for each of the last two fiscal years for such services:

	Year Ended March 31,
	2024	2023
Audit Fees	$9,956,687	$8,470,290
Audit-Related Fees	$569,000	$192,500
Tax Compliance Fees	$2,080,767	$1,729,835
Tax Planning and Advisory Fees	$1,491,301	$2,227,582

Audit Fees includes fees associated with the annual audit of Lionsgate’s financial statements, the audit of the effectiveness of internal control over financial reporting, reviews of Lionsgate’s Quarterly Reports on Form 10-Q, statutory audits, and services that only the independent auditors can reasonably provide, such as services associated with SEC registration statements or other documents issued in connection with securities offerings (including consents and comfort letters). For the years ended March 31, 2024 and 2023, Audit Fees also includes fees associated with carve-out audits of the Studio Business and the Starz Business in connection with Lionsgate’s proposed separation of such businesses. Audit-Related Fees includes fees associated with accounting consultations, due diligence services related to acquisitions, and attestation services not required by statute or regulation. Tax Fees consist of $2,080,767 and $1,729,835 for professional services related to tax compliance, including foreign tax return preparation and transfer pricing studies and consultations, for the years ended March 31, 2024 and 2023, respectively, as well as $1,491,301 and $2,227,582 for professional services related to tax planning and tax advisory services for the years ended March 31, 2024 and 2023, respectively.

Pursuant to the Audit & Risk Committee’s policy to pre-approve all permitted audit and non-audit services, Lionsgate’s Audit & Risk Committee pre-approved all professional services provided by Ernst & Young LLP during fiscal 2024 and fiscal 2023 and determined that the provision of non-audit services in fiscal 2024 and fiscal 2023 was compatible with maintaining Ernst & Young LLP’s independence.

The Audit & Risk Committee of the Lionsgate Board may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the full Audit & Risk Committee of the Lionsgate Board at its next scheduled meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Lionsgate’s executive officers and directors and persons who own more than 10% of a registered class of Lionsgate’s equity securities to file reports of ownership and changes in ownership with the SEC. As an administrative matter, Lionsgate assists its executive officers and directors by monitoring transactions and filing Section 16 reports on their behalf. Based solely on a review of the copies of such forms Lionsgate received, or representations from certain reporting persons that no forms were required for those persons, Lionsgate believes that during fiscal 2024, Lionsgate’s executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

Statement of Corporate Governance Policies

National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) adopted by the Canadian Securities Administrators requires Lionsgate to disclose, on an annual basis, its approach to corporate governance. The Canadian Securities Administrators has also adopted National Policy 58-201 Corporate Governance Guidelines which includes recommendations on such matters as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members, and other items dealing with sound corporate governance. The Lionsgate Board and Lionsgate’s senior management consider good corporate governance to be central to Lionsgate’s effective and efficient operation. Set out below is a description of certain of Lionsgate’s corporate governance practices, as required by NI 58-101.

Lionsgate Board

NI 58-101 defines “independence” of directors and requires disclosure as to whether a board of directors is composed primarily of independent directors. An “independent director” generally is one who is independent of management and is free from any interest and any other business or other direct or indirect material relationship with Lionsgate which could, or could reasonably be expected to, interfere with the exercise of the director’s independent judgment.

The Lionsgate Board currently has 13 members. As of the date of this join proxy statement/registration, 11 directors are Lionsgate Non-Employee Directors and two directors are non-independent as senior management of Lionsgate. The Lionsgate Board undertakes an annual review of the independence of all Lionsgate Non-Employee Directors. A majority of the members of the Lionsgate Board are independent directors.

The Lionsgate Board is currently made up of the following directors:

Michael Burns	Non-Independent as Lionsgate’s Vice Chair
Mignon Clyburn	Independent
Gordon Crawford	Independent
Jon Feltheimer	Non-Independent as Lionsgate’s Chief Executive Officer
Emily Fine	Independent
Michael T. Fries	Independent
John D. Harkey, Jr.	Independent
Susan McCaw	Independent
Yvette Ostolaza	Independent
Mark H. Rachesky, M.D.	Independent
Harry E. Sloan	Independent
Daryl Simm*	Independent
Hardwick Simmons	Independent

*	Mr. Simm, a current director of Lionsgate, will not stand for re-election at the Lionsgate Annual General and Special Meeting.

The Lionsgate Board held a total of six meetings in fiscal 2024. Additionally, the independent members of the Lionsgate Board held a total of six sessions in fiscal 2024 at which non-independent directors and members of Lionsgate’s management were not in attendance. The attendance (via teleconference) of the current directors of the Lionsgate Board at such meetings was as follows:

Director	Board Meetings Attended	Independent Board Sessions Attended
Michael Burns	6/6	—
Mignon Clyburn	6/6	5/6
Gordon Crawford	6/6	6/6
Jon Feltheimer	6/6	—
Emily Fine	6/6	6/6
Michael T. Fries	5/6	5/6
John D. Harkey, Jr.*	5/5	5/5
Susan McCaw	6/6	6/6
Yvette Ostolaza	6/6	6/6
Mark H. Rachesky, M.D.	6/6	6/6
Harry E. Sloan	6/6	6/6
Daryl Simm	6/6	6/6
Hardwick Simmons	6/6	6/6

* Mr. Harkey joined the Lionsgate Board in June 2023.

The following directors or director nominees of the Lionsgate Board serve on the board of directors of other Canadian and U.S. public companies listed below.

Director	Public Company Board Membership
Michael Burns	LG Studios
Mignon Clyburn	LG Studios, RingCentral, Inc.
Gordon Crawford	LG Studios
Jon Feltheimer	LG Studios, Grupo Televisa, S.A.B.
Emily Fine	LG Studios
Michael T. Fries	LG Studios, Grupo Televisa, S.A.B., Liberty Global, plc, Liberty Latin America Ltd.
John D. Harkey, Jr.	LG Studios, Zuora, Inc.
Susan McCaw	LG Studios, Air Lease Corporation
Yvette Ostolaza	LG Studios
Mark H. Rachesky, M.D.	LG Studios, Telestat Corporation, Titan International, Inc.
Daryl Simm	LG Studios
Hardwick Simmons	LG Studios
Harry E. Sloan	LG Studios, Draft Kings, Inc., Ginkgo Bioworks Holdings, Inc.

Lionsgate Board Mandate

Under the Corporate Governance Guidelines established by the Lionsgate Board, which includes the Lionsgate Board’s mandate, the Lionsgate Board has overall responsibility to review and regularly monitor the effectiveness of Lionsgate’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. Generally, the Lionsgate Board seeks to enhance shareholder value over the long term. The full text of Lionsgate’s Corporate Governance Guidelines is available on Lionsgate’s investor relations website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary, at either of Lionsgate’s principal executive offices.

Position Descriptions

To date, Lionsgate has not developed position descriptions for the Lionsgate Chair position, the Lionsgate Chair positions of each Lionsgate board committee or Lionsgate’s Chief Executive Officer. The Lionsgate Board determines the appropriate roles for such positions from time-to-time as serves the best interests of Lionsgate. With respect to Lionsgate’s Chief Executive Officer, the Lionsgate Board currently sets Lionsgate’s annual objectives that become the objectives against which Lionsgate’s Chief Executive Officer’s performance is measured.

Orientation and Continuing Education

The Lionsgate Nominating and Corporate Governance Committee, with the assistance of Lionsgate’s senior management, is responsible for overseeing and making recommendations to the Lionsgate Board regarding the orientation of new directors and a continuing education program for existing directors. Currently, the Lionsgate Board has an informal process for the orientation of new directors regarding the role of the Lionsgate Board, its committees and its directors and the nature of operation of the business. New directors meet with Lionsgate’s senior management and incumbent directors. Due to the experience level of the members of the Lionsgate Board, no formal continuing education program is believed to be required at this time, but the Lionsgate Nominating and Corporate Governance Committee monitors both external developments and the Lionsgate Board’s composition to determine whether such a program may become useful in the future. However, Lionsgate directors are made aware of their responsibility to keep themselves up to date and the Lionsgate Nominating and Corporate Governance Committee advises all Lionsgate directors of major developments in corporate governance and important trends and new legal and regulatory requirements. Additionally, from time to time, members of the Lionsgate Board participate in various leadership workshops and programs concerning topics of interest to directors of public companies as well subjects they determine keep them informed with current issues relevant to their service as directors of Lionsgate.

Ethical Business Conduct

Lionsgate has a Code of Business Conduct and Ethics that applies to all Lionsgate directors, officers and employees. The code is available on Lionsgate’s investor relations website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR+ at www.sedarplus.ca or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary, at either of Lionsgate’s principal executive offices. The code is administered by Lionsgate’s compliance officer, or his/her designee, and Lionsgate’s Office of the General Counsel, and is overseen by the Lionsgate Nominating and Corporate Governance Committee.

Additionally, Lionsgate recognizes that transactions it may conduct with any of its directors, director nominees or executive officers may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than Lionsgate’s best interests and those of its shareholders. Lionsgate has established, and the Lionsgate Board has adopted, a written Related Person Transactions Policy to monitor transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which Lionsgate and any of the following have an interest: (i) any person who is or was an executive officer, director, or director nominee of Lionsgate at any time since the beginning of Lionsgate’s last fiscal year; (ii) a person who is or was an immediate family member (as defined in the policy) of an executive officer, director, or director nominee at any time since the beginning of Lionsgate’s last fiscal year; (iii) any person who, at the time of the occurrence or existence of the transaction, is a greater than 5% beneficial owner of Lionsgate’s common shares; (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member (as defined in the policy) of the greater than 5% beneficial owner of Lionsgate’s common shares; or (v) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed $120,000 in which a related person has a direct or indirect material interest.

The full text of the Lionsgate Related Person Transaction Policy is available on Lionsgate’s investor relations website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary.

Nomination of Lionsgate Directors

The Lionsgate Nominating and Corporate Governance Committee, which is comprised of three independent directors, is responsible for reviewing proposed new members of the Lionsgate Board and establishing full criteria for Lionsgate board membership. The Lionsgate Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Lionsgate Board as a whole, as well as that of the individual members of the Lionsgate Board. The Lionsgate Nominating and Corporate Governance Committee is governed by a written charter adopted by the Lionsgate Board, available on Lionsgate’s investor relations website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR+ at www.sedarplus.ca or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary, at either of Lionsgate’s principal executive offices.

Compensation

The Lionsgate Board, through the Lionsgate Compensation Committee, which is comprised of four independent directors, periodically reviews the adequacy and form of the compensation of Lionsgate’s directors and officers. The Lionsgate Compensation Committee is governed by a written charter, available on Lionsgate’s investor relations website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR+ at www.sedarplus.ca, or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary, at either of Lionsgate’s principal executive offices.

Lionsgate Board Committees and Responsibilities

The Lionsgate Board has a standing Audit & Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategic Advisory Committee.

The Lionsgate Audit & Risk Committee is governed by a written charter adopted by the Lionsgate Board, which is available on Lionsgate’s website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Lionsgate Audit & Risk Committee include, among other matters, the following:

•	overseeing the integrity of Lionsgate’s financial statements, accounting and financial reporting processes;

•	overseeing Lionsgate’s exposure to risk and compliance with legal and regulatory requirements;

•	overseeing the independent auditor’s qualifications and independence;

•	overseeing the performance of Lionsgate’s internal audit function and independent auditor;

•	overseeing the development, application and execution of all Lionsgate’s risk management and risk assessment policies and programs;

•	preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules;

•	reviewing and providing oversight over Lionsgate’s information technology and cybersecurity; and

•	risk, policies and procedures.

The Lionsgate Compensation Committee is governed by a written charter adopted by the Lionsgate Board, which is available on Lionsgate’s website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Lionsgate Compensation Committee include, among other matters, the following:

•

reviewing, evaluating and making recommendations to the Lionsgate Board with respect to management’s proposals regarding Lionsgate’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•	evaluating the performance of and reviewing and approving the level of compensation for Lionsgate’s Chief Executive Officer and Lionsgate’s Vice Chair;

•

in consultation with Lionsgate’s Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of Lionsgate with compensation arrangements that meet the requirements for Lionsgate Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•

reviewing and recommending for adoption or amendment by the Lionsgate Board and, when required, Lionsgate’s shareholders, incentive compensation plans and equity compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•	reviewing and recommending to the Lionsgate Board compensation for Lionsgate Board and committee members.

The Lionsgate Compensation Committee is also authorized, after considering such independence factors as may be required by the NYSE rules or applicable SEC rules, to retain independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. Lionsgate’s executive officers, including Lionsgate’s Named Executive Officers (as defined in the section entitled “Additional Lionsgate Annual General and Special Meeting Matters—Executive Compensation—Compensation Discussion and Analysis of Lionsgate and Named Executive Officers”) do not have any role in determining the form or amount of compensation paid to the Lionsgate Named Executive Officers and Lionsgate’s other senior executive officers (other than Lionsgate’s Chief Executive Officer, who may make recommendations to the Lionsgate Compensation Committee with respect to compensation paid to the other Lionsgate Named Executive Officers (other than Lionsgate’s Vice Chair)).

The Lionsgate Nominating and Corporate Governance Committee is governed by a written charter adopted by the Lionsgate Board which is available on Lionsgate’s website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Lionsgate Nominating and Corporate Governance Committee include, among other things, the following:

•	identifying, evaluating and recommending individuals qualified to become members of the Lionsgate Board, consistent with criteria approved by the Lionsgate Board;

•	considering and recommending to the Lionsgate Board the director nominees for each annual meeting of shareholders, the Lionsgate Board committees and the chairpersons thereof;

•

periodically reviewing Lionsgate’s activities and practices regarding corporate responsibility and environmental, social and related governance (“ESG”) matters that are significant to Lionsgate, overseeing Lionsgate’s public reporting on these topics and receiving updates from Lionsgate’s management committee responsible for significant ESG activities;

•	reviewing Lionsgate’s human capital management policies, programs and initiatives focused on Lionsgate’s culture, talent development, retention, and diversity and inclusion;

•	developing and recommending to the Lionsgate Board a set of corporate governance guidelines applicable to Lionsgate and assisting in the oversight of such guidelines; and

•	overseeing the evaluation of Lionsgate and management.

Determining Board Composition

The Lionsgate Board nominates directors for election at each annual meeting of shareholders and may appoint new directors to fill vacancies when they arise between annual meetings of shareholders. The Lionsgate Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Lionsgate Board for nomination or election. In considering candidates for the Lionsgate Board, the Lionsgate Nominating and Corporate Governance Committee reviews the entirety of each candidate’s credentials. In particular, the committee’s assessment of potential candidates for election includes, but is not limited to, consideration of:

(i)	relevant knowledge and diversity of background and experience;

(ii)	understanding of Lionsgate’s business;

(iii)	roles and contributions valuable to the business community;

(iv)

personal qualities of leadership, character, judgment and whether the candidate possesses and maintains, throughout service on the Lionsgate Board, a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

(v)	whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings;

(vi)	compatibility with Lionsgate’s Chief Executive Officer, senior management and the culture of the Lionsgate Board; and

(vii)	other factors deemed relevant.

The Lionsgate Nominating and Corporate Governance Committee assesses the Lionsgate Board’s current and anticipated strengths and needs based upon the Lionsgate Board’s then-current profile and Lionsgate’s current and future needs, and screens the slate of candidates to identify the individuals who best fit the criteria listed above. During the selection process, the Lionsgate Nominating and Corporate Governance Committee seeks inclusion and diversity within the Lionsgate Board. The Lionsgate Nominating and Corporate Governance Committee considers the diversity of the Lionsgate Board overall with respect to age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation, and other backgrounds and experiences. Candidates to the Lionsgate Board are generally recommended by its members, by other Lionsgate Board members, by shareholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

Lionsgate Board and Committee Evaluations

Pursuant to Lionsgate’s Corporate Governance Guidelines and the charter of the Lionsgate Nominating and Corporate Governance Committee, the Lionsgate Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Lionsgate Board, its committees and each director in order to assess the overall effectiveness of the Lionsgate Board and its committees, director performance and Lionsgate Board dynamics, and suggested areas of improvement. The results of the evaluation are discussed by the Lionsgate Board and its committees in executive session, with a view towards taking action to address any issues presented. The evaluation process is designed to facilitate ongoing, systematic examination of the Lionsgate Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the directors stand for re-nomination.

Non-Management Director Meetings

Lionsgate has taken steps to ensure that adequate structures and processes are in place to permit the Lionsgate Board to function independently of management. The Chair position is currently held by Dr. Rachesky, an independent director. In matters that require independence of the Lionsgate Board from management, only the independent board members take part in the decision-making and evaluation. Additionally, at each of Lionsgate’s regularly scheduled Lionsgate Board and certain committee meetings, the non-management, independent directors participate in an executive session, led by the Chair, without any members of Lionsgate’s management present.

Lionsgate Board Role in Risk Oversight

Lionsgate’s management is responsible for communicating material risks to the Lionsgate Board and its committees, who provide oversight over the risk management practices implemented by management. The Lionsgate Board and committee reviews occur principally through the receipt of reports from Lionsgate’s management on these areas of risk and discussions with management regarding risk assessment and risk management.

Lionsgate Board: At regularly scheduled Lionsgate Board meetings, management presents risks faced by Lionsgate. Specifically, Lionsgate’s Chief Executive Officer and other senior management provide strategic and operational reports, including risks relating to Lionsgate’s operating segments; Lionsgate’s Vice Chair reports on Lionsgate’s various investments and financing activities, including analysis of prospective capital sources and uses; Lionsgate’s Chief Financial Officer reports on credit and liquidity risks, tax strategies, integrity of internal controls over financial reporting and on internal audit activities; and Lionsgate’s General Counsel reports on legal risks and reviews material litigation with the Lionsgate Board. Additionally, the Lionsgate Board receives reports from its committees, which may include a discussion of risks initially overseen by the committees for discussion and input from the Lionsgate Board. The Lionsgate Board also receives reports from Lionsgate on specific areas of risk from time to time, such as cyclical or other risks that are not covered at regularly scheduled Lionsgate Board meetings.

The Lionsgate Board also delegates responsibilities to its committees related to the oversight of certain risks.

Lionsgate Audit & Risk Committee: The Lionsgate Audit & Risk Committee is generally responsible for reviewing Lionsgate’s risk assessment and enterprise risk management. Among other responsibilities set forth in the Lionsgate Audit & Risk Committee’s charter, the committee: (i) discusses guidelines and policies, as they arise, with respect to financial risk exposure, financial statement risk assessment and risk management periodically with Lionsgate’s management, internal auditor, and independent auditor, and Lionsgate’s plans or processes to monitor, control and minimize such risks and exposures; (ii) reviews and evaluates management’s identification of all major risks to the business and their relative weight; (iii) when necessary, reviews the steps Lionsgate’s management has taken to address failures, if any, in compliance with established risk management policies and procedures; (iv) reviews Lionsgate’s various insurance policies, including directors’ and officers’ liability insurance; (v) reviews the significant reports to Lionsgate’s management prepared by the internal audit department and management’s responses; (vi) reviews Lionsgate’s disclosure of risks in all filings with the SEC; and (vii) reviews and provides oversight over Lionsgate’s information technology and cybersecurity risk, policies and procedures.

Lionsgate Compensation Committee: The Lionsgate Compensation Committee monitors risks related to Lionsgate’s compensation practices, including practices related to incentive-compensation and equity-based plans and other executive or company-wide incentive programs.

Lionsgate Nominating and Corporate Governance Committee: The Lionsgate Nominating and Corporate Governance Committee oversees risk as it relates to monitoring developments in law and practice with respect to Lionsgate’s corporate governance processes, independence of the Lionsgate Board and director and management succession and transition, as well as Lionsgate’s activities and practices regarding corporate responsibility and environmental, social and related governance matters.

Stock Performance Graph

The following graph compares Lionsgate’s cumulative total shareholder return with those of the NYSE Composite Index and the S&P Movies & Entertainment Index for the period commencing March 31, 2019 and ending March 31, 2024. All values assume that $100 was invested on March 31, 2019 in Lionsgate’s common shares and each applicable index and all dividends were reinvested.

The comparisons shown in the graph below are based on historical data and we caution that the stock price performance shown in the graph below is not indicative of, and is not intended to forecast, the potential future performance of Lionsgate’s common shares.

	3/19	3/20	3/21	3/22	3/23	3/24
Lions Gate Entertainment Corp.-Class A	$100.00	$38.87	$95.59	$103.90	$70.78	$63.62
Lions Gate Entertainment Corp.-Class B	$100.00	$36.95	$85.43	$99.54	$68.74	$61.66
NYSE Composite	$100.00	$83.27	$129.13	$140.89	$133.21	$162.54
Dow Jones US Media Sector	$100.00	$86.07	$151.43	$124.12	$92.86	$101.66

Assessments

The Lionsgate Nominating and Corporate Governance Committee is responsible for developing Lionsgate’s overall approach to a corporate governance system that is effective in the discharge of Lionsgate’s obligations to its shareholders. The Lionsgate Nominating and Corporate Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the Lionsgate Board as a whole, and each individual director. The Lionsgate Nominating and Corporate Governance Committee annually assesses and provides recommendations to the Lionsgate’s Board on the effectiveness of the committees of the Lionsgate’s Board and the contributions of the directors.

Term Limits

The Lionsgate Board has not established term limits as it believes that directors who have developed insight into Lionsgate and its operations over time provide an increasing contribution to the Lionsgate Board as a whole. To ensure the Lionsgate Board continues to generate new ideas and operate effectively, the Lionsgate Nominating and Governance Committee evaluates individual Lionsgate Board member performance and takes steps, as necessary, regarding continuing director tenure.

Considerations of the Representation of Women on the Board

The Lionsgate Board has not adopted a specific written policy or set mandatory targets relating to the identification and nomination of women directors and does not have a target number or percentage for the number of women on the Lionsgate Board. However, the Lionsgate Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. The Lionsgate Nominating and Corporate Governance Committee utilizes a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Lionsgate Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Lionsgate Board at a particular point in time. Prior to the nomination of a new director, the Lionsgate Nominating and Corporate Governance Committee follows prudent practices, such as interviews of the potential nominee conducted by members of the Lionsgate Board and senior management. Currently, four (4) out of thirteen (13) directors on the Lionsgate Board are women, representing over 30% of the Lionsgate Board.

Executive Officer Diversity

In appointing executive officers to the management team, Lionsgate recruits, develops and promotes a diverse group of executive talent, factoring in the background, competencies, skills and other diverse qualities needed for new executive officers to add value to its business. Lionsgate currently has seven (7) women executives at the level of President and above and nearly 50% of all Lionsgate executives at the Senior Vice President level and above are women. Lionsgate does not set mandatory targets for women at executive officer positions. Currently, none of its Named Executive Officers (as defined in the section entitled “Additional Lionsgate Annual General and Special Meeting Matters—Executive Compensation—Compensation Discussion and Analysis of Lionsgate and Named Executive Officers”) are women.

Indebtedness of Directors and Executive Officers of Lionsgate

Since the beginning of the last completed financial year, no current or former director, executive officer, employee or proposed director of Lionsgate or any associate of such persons, or of any of its subsidiaries, has been indebted to Lionsgate or to any of its subsidiaries, nor have any of these individuals been indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Lionsgate or any of its subsidiaries.

Securities Issued or Sold in the 12-Month Period Preceding the Proxy-Statement

Over the 12-month period prior to the date hereof, none of the LGEC Class A shares or the LGEC Class B shares were purchased or sold by Lionsgate.

LGEC 2025 Plan Information

General

At the Lionsgate Annual and Special Meeting, LGEC shareholders will be asked to approve the Lions Gate Entertainment Corp. 2025 Performance Incentive Plan (the “LGEC 2025 Plan”), such approval becoming effective in the event the Transactions are not approved. The LGEC 2025 Plan was adopted by the Lionsgate Board on January 29, 2025 (the “LGEC 2025 Plan Effective Date”), subject to the approval of the holders of LGEC Class A shares being obtained at the Lionsgate Annual and Special Meeting and becoming effective in the event the Transactions are not approved. Lionsgate believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of Lionsgate and that incentive compensation plans like the proposed LGEC 2025 Plan are an important attraction, retention and motivation tool for participants in the plan.

Lionsgate currently maintains the Lionsgate 2023 Plan. As of March 7, 2025, a total of 37,542,608 shares of the LGEC’s common stock were then subject to outstanding awards granted under the Lionsgate 2023 Plan and the other Prior Plans, and an additional 10,157,181 shares of LGEC’s common stock were then available for new award grants under the Lionsgate 2023 Plan. For purposes of this 2025 LGEC Plan summary, performance-based awards that have been approved by the Lionsgate Compensation Committee but for which the performance goals have not yet been established (and accordingly are not treated as “granted” for accounting purposes until the relevant performance goals have been set) have nevertheless been included in the awards that are outstanding as of a particular date. For additional information on Lionsgate past grants under the Prior Plans and the potential dilutive impact of the 2025 Plan, please see “Specific Benefits Under the LGEC 2025 Plan” below.

If the LGEC 2025 Plan becomes effective, no new awards will be granted under the Lionsgate 2023 Plan after the Lionsgate Annual General and Special Meeting, and the number of shares of LGEC common stock that remain available for award grants under the Lionsgate 2023 Plan immediately prior to the Lionsgate Annual General and Special Meeting will be made available for award grants under the LGEC 2025 Plan. An additional 10,300,211 shares of the LGEC common stock will also be made available for award grants under the LGEC 2025 Plan. In addition, if the LGEC 2025 Plan becomes effective, any shares of LGEC common stock subject to outstanding awards under the Prior Plans that expire, are cancelled, or otherwise terminate or are forfeited after the Lionsgate Annual General and Special Meeting will also be available for award grant purposes under the LGEC 2025 Plan. In no event will the number of shares available for issuance under the LGEC 2025 Plan exceed 58,000,000, which is the sum of the 10,300,211 shares referenced below, plus the number of shares available under the Lionsgate 2023 Plan for additional grant purposes, plus the aggregate number of shares subject to awards outstanding under the Prior Plans.

If the LGEC 2025 Plan becomes effective, Lionsgate’s ability to grant new awards under the Lionsgate 2023 Plan will terminate, but it will not affect awards then outstanding under the plan. If the LGEC 2025 Plan does not become effective and the Lionsgate 2023 Plan remains in effect, Lionsgate will continue to have the authority to grant awards under the Lionsgate 2023 Plan. However, the Lionsgate Board believes that the number of shares currently available under the Lionsgate 2023 Plan does not give Lionsgate sufficient authority and flexibility to adequately provide for future incentives in the event the Transactions are not completed.

Awards granted under the LGEC 2025 Plan may be denominated or settled in either Class A voting shares or Class B non-voting shares, as determined by the plan administrator; provided that in no event may the total number of shares issued pursuant to awards granted under the LGEC 2025 Plan exceed the “Share Limit” described below in this LGEC 2025 Plan summary. As used in this summary, shares of the LGEC common stock refers to either Class A voting shares or Class B non-voting shares, unless otherwise specified.

Reasons for the Adoption of the LGEC 2025 Plan in the event the Transactions are not Approved

A key goal of Lionsgate’s compensation program is to facilitate the creation of long-term value for shareholders by attracting, motivating, and retaining top senior talent. To this end, the Lionsgate Compensation

Committee has designed and administers the compensation program to reward Lionsgate’s senior employees for sustained financial and operating performance, to align their interests with shareholders, and to encourage them to remain with Lionsgate for long and productive careers. Lionsgate’s goal is to deliver a majority of senior employees’ total target compensation in the form of “at risk” long-term equity incentive awards. Lionsgate believes that providing this equity stake is essential to creating compensation opportunities that are competitive relative to market levels and aligns the employee’s incentives with the LGEC’s shareholders’ interests in a manner that drives superior performance over time.

In the current environment, hiring in the media and entertainment industry continues to be extremely competitive, and retaining employees, many of whom are highly experienced and extraordinarily talented individuals who would be difficult to replace, is a necessity. Many of these employees have had, and Lionsgate expects to continue to have, multiple employment options available to them. Equity participation can differentiate a company’s compensation package and make it more attractive to potential candidates.

Additionally, Lionsgate believes that granting equity incentives helps align the interests of key employees with those of the LGEC’s shareholders. When employees have a personal stake in Lionsgate’s performance, they are more likely to make decisions that benefit Lionsgate and its shareholders in the long run. This alignment promotes a sense of shared purpose and fosters a stronger sense of loyalty and dedication. Moreover, equity incentives encourage employees to take a long-term perspective on Lionsgate’s success, encouraging employees to focus on sustainable growth and value creation. Accordingly, Lionsgate believes it is in the best interests of shareholders and Lionsgate to increase the number of shares available for new grants under the Lionsgate equity incentive program as described above in order to give Lionsgate sufficient authority and flexibility to adequately provide for future incentives if the Transactions are not completed.

Summary Description of the LGEC 2025 Plan

The principal terms of the LGEC 2025 Plan are summarized below. The following summary is qualified in its entirety by the full text of the LGEC 2025 Plan, which appears as Exhibit V to this joint proxy statement/prospectus.

The purpose of the LGEC 2025 Plan is to promote the success of Lionsgate by providing an additional means for it to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and its shareholders.

The closing price of one LGEC Class A share on the NYSE on March 12, 2025 was $9.40 and the closing price of one LGEC Class B share on the NYSE on March 12, 2025 was $8.39.

Administration. The Lionsgate Board or one or more committees appointed by the Lionsgate Board will administer the LGEC 2025 Plan. The Lionsgate Board has delegated general administrative authority for the 2025 Plan to the Lionsgate Compensation Committee. The Lionsgate Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the LGEC 2025 Plan. (The appropriate acting body, be it the Lionsgate Board, a committee within its delegated authority, or another person within his or her delegated authority, is referred to in this summary as the “Lionsgate 2025 Plan Administrator”).

The Lionsgate 2025 Plan Administrator has broad authority under the LGEC 2025 Plan, including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

•

to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•

to determine any applicable vesting and exercise conditions for awards (including any applicable time- based and/or performance-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of stock options and share appreciation rights to the maximum term of the award);

•	to cancel, modify, or waive Lionsgate’s rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding awards, subject to any required consents;

•	subject to the other provisions of the LGEC 2025 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•

to determine the method of payment of any purchase price for an award or shares of the LGEC common stock delivered under the LGEC 2025 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already owned shares of LGEC’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Lionsgate 2025 Plan Administrator may authorize, or any other form permitted by law;

•

to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Lionsgate 2025 Plan Administrator deems necessary or advisable to comply with laws in the countries where Lionsgate or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the LGEC 2025 Plan; and

•	to construe and interpret the LGEC 2025 Plan, make rules for the administration of the LGEC 2025 Plan, and make all other determinations for the administration of the LGEC 2025 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the Lionsgate 2025 Plan Administrator (1) amend an outstanding stock option or share appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for a stock option or share appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the LGEC 2025 Plan include officers or employees of Lionsgate or any of its subsidiaries, directors of Lionsgate, and certain consultants and advisors to Lionsgate or any of its subsidiaries. As of March 7, 2025, approximately 1,175 officers and employees of Lionsgate and its subsidiaries, and each of the current 11 members of the Lionsgate Board who are not employed by Lionsgate or any of its subsidiaries, are considered eligible under the LGEC 2025 Plan. Additionally, approximately 45 consultants and advisors of Lionsgate or any of its subsidiaries are then considered eligible under the LGEC 2025 Plan.

Aggregate Share Limit. The maximum number of shares of the LGEC common stock that may be issued or transferred pursuant to awards under the LGEC 2025 Plan equals the sum of the following (such total number of shares referred to in this summary, the “Lionsgate 2025 Plan Share Limit”):

•	10,249,063 shares of LGEC common stock, plus

•

the number of shares available for additional award grant purposes under the Lionsgate 2023 Plan as of the date of the Lionsgate Annual General and Special Meeting and determined immediately prior to the termination of the authority to grant new awards under the Lionsgate 2023 Plan as of the date of the Lionsgate Annual General and Special Meeting, plus

•

the number of any shares subject to stock options and share appreciation rights granted under the Prior Plans and outstanding as of the date of the Lionsgate Annual General and Special Meeting, which expire, or for any reason are cancelled or terminated, after the date of the Lionsgate Annual General and Special Meeting without being exercised, plus

•

the number of any shares subject to restricted share unit awards granted under the Prior Plans that are outstanding and unvested as of the date of the Lionsgate Annual General and Special Meeting, which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Lionsgate Annual General and Special Meeting without having become vested.

Shares of the LGEC common stock available for issuance under the LGEC 2025 Plan (including, for purposes of clarity, any shares originally authorized for issuance under any Prior Plan that become available for issuance under the LGEC 2025 Plan as described above) may be issued as either Class A voting shares or Class B non-voting shares, as determined by the Lionsgate 2025 Plan Administrator in its sole discretion and set forth in the applicable award agreement; provided that in no event may the combined number of Class A voting shares and Class B non-voting shares issued under the LGEC 2025 Plan exceed the Lionsgate 2025 Plan Share Limit.

Additional Share Limits. The following other limits are also contained in the LGEC 2025 Plan. These limits are in addition to, and not in lieu of, the Lionsgate 2025 Plan Share Limit for the LGEC 2025 Plan described above.

•

The maximum number of shares of LGEC common stock that may be delivered pursuant to stock options qualified as incentive stock options granted under the LGEC 2025 Plan is 10,000,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the plan will also count against the overall Lionsgate 2025 Plan Share Limit above.)

•

The maximum grant date fair value for awards granted to a non-employee director under the LGEC 2025 Plan during any one calendar year is $400,000, except that this limit will be $600,000 as to (1) a non-employee director who is serving as the independent chair of the Lionsgate Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Lionsgate Board; provided that these limits will not apply to retainer and meeting fees that the non-employee director may elect to receive in the form of either cash or shares. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in Lionsgate’s financial reporting. This limit will not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of Lionsgate or one of its subsidiaries. This limit will apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Share-Limit Counting Rules. The Lionsgate 2025 Plan Share Limit of the LGEC 2025 Plan is subject to the following rules:

•

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the LGEC 2025 Plan will not be counted against the Lionsgate 2025 Plan Share Limit and will again be available for subsequent awards under the LGEC 2025 Plan.

•

To the extent that shares are delivered pursuant to the exercise of a share appreciation right granted under the LGEC 2025 Plan, the number of underlying shares which are actually issued in payment of the award will be counted against the Lionsgate 2025 Plan Share Limit. (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares will be counted against the Lionsgate 2025 Plan Share Limit with respect to such exercise.)

•

Shares that are exchanged by a participant or withheld by Lionsgate as full or partial payment in connection with any award granted under the LGEC 2025 Plan (including as to payment of the exercise price of a stock option), as well as any shares exchanged by a participant or withheld by Lionsgate to satisfy the tax withholding obligations related to any award granted under the LGEC 2025 Plan, will not be counted against the Lionsgate 2025 Plan Share Limit and will again be available for subsequent awards under the LGEC 2025 Plan.

•

In addition, shares that are exchanged by a participant or withheld by Lionsgate after the date of the Lionsgate Annual General and Special Meeting as full or partial payment in connection with any award granted under the Prior Plans, as well as any shares exchanged by a participant or withheld by Lionsgate after the date of the Lionsgate Annual General and Special Meeting to satisfy the tax withholding obligations related to any award granted under the Prior Plans, will be available for new awards under the LGEC 2025 Plan.

•

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Lionsgate 2025 Plan Share Limit and will again be available for subsequent awards under the LGEC 2025 Plan.

•

In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Lionsgate 2025 Plan Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when Lionsgate pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Lionsgate 2025 Plan Share Limit). Except as otherwise provided by the Lionsgate 2025 Plan Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the LGEC 2025 Plan other than the aggregate Lionsgate 2025 Plan Share Limit.

In addition, the LGEC 2025 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of Lionsgate through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the LGEC 2025 Plan. Lionsgate may not increase the applicable share limits of the LGEC 2025 Plan by repurchasing shares of LGEC common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The LGEC 2025 Plan authorizes stock options, share appreciation rights, stock bonuses and other forms of awards granted or denominated in shares of LGEC common stock or units of shares of the LGEC common stock, as well as cash bonus awards. The LGEC 2025 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of LGEC common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of a stock option generally may not be less than the fair market value of a share of LGEC common stock on the date of grant. The maximum term of a stock option is ten years from the date of grant. A stock option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the LGEC 2025 Plan. Incentive stock options may solely be granted to employees of Lionsgate or a subsidiary.

A share appreciation right (also referred to as a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of LGEC common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Lionsgate 2025 Plan Administrator at the time of grant of the SAR and generally may not be less than the fair market value of a share of LGEC common stock on the date of grant.

SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

The other types of awards that may be granted under the LGEC 2025 Plan include, without limitation, stock bonuses, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the LGEC 2025 Plan (including awards of stock options and share appreciation rights) may be fully vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals. The Lionsgate 2025 Plan Administrator may provide for the deferred payment of awards and may determine the other terms applicable to deferrals. The Lionsgate 2025 Plan Administrator may provide that awards under the LGEC 2025 Plan (other than options or SARs), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of LGEC common stock; provided that any dividend equivalent rights granted in connection with a portion of an award granted under the LGEC 2025 Plan that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which Lionsgate does not survive (or does not survive as a public company in respect of its shares of the Lionsgate common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of Lionsgate, awards then- outstanding under the LGEC 2025 Plan will not automatically become fully vested pursuant to the provisions of the LGEC 2025 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the LGEC 2025 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Lionsgate 2025 Plan Administrator may provide for in an applicable award agreement. The Lionsgate 2025 Plan Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the LGEC 2025 Plan. For example, the Lionsgate 2025 Plan Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the LGEC 2025 Plan, awards under the LGEC 2025 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Lionsgate 2025 Plan Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the LGEC 2025 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of unusual or extraordinary corporate transactions including mergers, combinations, recapitalizations, stock splits, spin-offs, split-ups or similar extraordinary dividend or distribution in respect of LGEC common stock or any exchange of LGEC’s common stock or any other securities of Lionsgate, or any similar transaction.

No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the Lionsgate 2023 Plan, if the LGEC 2025 Plan becomes effective, the LGEC 2025 Plan does not limit the authority of the Lionsgate Board or any committee to grant awards or authorize any other compensation, with or without reference to the shares of the LGEC common stock, under any other plan or authority.

Termination of or Changes to the LGEC 2025 Plan. The Lionsgate Board may amend or terminate the LGEC 2025 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Lionsgate Board. Unless terminated earlier by the Lionsgate Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the LGEC 2025 Plan will terminate on the close of business on the date before the tenth anniversary of the LGEC 2025 Plan Effective Date. Outstanding awards, as well as the Lionsgate 2025 Plan Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the LGEC 2025 Plan. Generally speaking, outstanding awards may be amended by the Lionsgate 2025 Plan Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the LGEC 2025 Plan

The U.S. federal income tax consequences of the LGEC 2025 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the LGEC 2025 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the employer is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the stock option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the employer is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the LGEC 2025 Plan generally follow certain basic patterns: bonuses, SARs, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Lionsgate will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the LGEC 2025 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), Lionsgate may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the U.S. Internal Revenue Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to certain “covered employees” as defined in Section 162(m) of the Code. This may result in all or a portion of the awards (including amounts attributable to equity based and other incentive awards) granted under the LGEC 2025 Plan to “covered employees” failing to be deductible by Lionsgate for federal income tax purposes.

Specific Benefits under the LGEC 2025 Plan

Because awards under the LGEC 2025 Plan will be granted at the discretion of the Lionsgate Compensation Committee, it is not possible to determine and disclose the amount of future awards that may be granted to directors and executive officers. The Lionsgate Compensation Committee has not approved any awards under the LGEC 2025 Plan that are conditioned upon shareholder approval of the LGEC 2025 Plan.

Potential Dilution. For additional information to help you assess the potential dilutive impact of the Lionsgate equity awards and the LGEC 2025 Plan, see “Information About New Lionsgate After The Transactions—Equity Compensation Plan Information of New Lionsgate—Overhang” and “Information About New Lionsgate After The Transactions—Equity Compensation Plan Information of New Lionsgate—Burn Rate.”

For information concerning the equity compensation plans of Lionsgate, see “Information About New Lionsgate After The Transactions—Equity Compensation Plan Information of Lionsgate.”

Expected Duration of New Shares. Lionsgate anticipates that the 10,249,063 additional shares requested for the LGEC 2025 Plan (together with the shares currently available for new award grants under the Lionsgate 2023 Plan and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) would provide Lionsgate with flexibility to continue to grant equity awards under the LGEC 2025 Plan through the end of fiscal 2027. However, this is only an estimate, in Lionsgate’s judgment, based on current circumstances and may change based on a number of variables (including the value of the shares of Lionsgate common stock, changes in market compensation practices and other factors).

Executive Compensation

Compensation Discussion and Analysis of Lionsgate

Compensation Discussion and Analysis of Lionsgate and Named Executive Officers

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of Lionsgate’s executive compensation philosophy and objectives, and practices. In doing so, it describes the material elements of compensation at Lionsgate awarded to, earned by, or paid to, the individuals who served as Lionsgate’s principal executive officer, principal financial officer, and three other most highly compensated executive officers for fiscal 2024 (the “Named Executive Officers”). The Named Executive Officers for fiscal 2024 include the following:

Named Executive Officer	Position
Jon Feltheimer	Chief Executive Officer
Michael Burns	Vice Chair
James W. Barge	Chief Financial Officer
Brian Goldsmith	Chief Operating Officer
Bruce Tobey	Executive Vice President and General Counsel

Executive Summary

Who is Lionsgate

Lionsgate encompasses world-class motion picture and television studio operations aligned with the STARZ premium subscription platform, bringing a unique and varied portfolio of entertainment to consumers around the world. Lionsgate’s film, television, subscription and location-based entertainment businesses are backed by a more than 20,000-title library and a valuable collection of iconic film and television franchises.

Lionsgate’s Content

twilight

*5 films

*$3.4 billion+ global box office

NOW YOU SEE ME

*2 films

*$600 million+ global box office

**Now You See Me 3* (November 2025)

GHOSTS NEVER DIE
POWER
STARZ

*3 spinoffs (*Power Book II: Ghost, Power Book III: Raising Kanan, Power Book IV: Force*)

* *Power* prequel, *Origins*, in development

PATRICK SWAYZE · JENNIFER GREY
Dirty Dancing

*Best-selling library title

*Film in development

A NEW SERIES FROM THE CREATOR OF WEEDS
ORANGE is the new BLACK
EVERY SENTENCE IS A STORY
SEASON ONE

*7 seasons

*4 Emmy awards (21 nominations)

MAD MEN

*7 seasons

*4 consecutive *Best Drama* Emmy's (116 nominations)

Ghosts

tv+
MYTHIC QUEST

P-VALLEY
STARZ

KILL BILL
VOLUME 1

reservoir dogs
Every dog has his day

INGLOURIOUS BASTERDS

EDIE FALCO
NURSE JACKIE

weeds

LA LA LAND

AMERICAN PSYCHO

STEP UP

BLAIR WITCH

THE ROOKIE

Yellowjackets

NAKED AND AFRAID
Discovery

THE RECRUIT

STALLONE
RAMBO
THE FIGHT CONTINUES

SCRE4M

MADEA
GOES TO JAIL

CONTROVERSY... WHAT CONTROVERSY?
CONFIDENTIAL
MICHAEL MOORE
FAHRENHEIT 9/11

crash

MONSTER'S BALL

precious
Based on the novel PUSH
by sapphire

wonder

Select Accomplishments in Fiscal 2024

Lionsgate Studios Corp.

Prepared and closed the launch of Lionsgate Studios Corp.

as a standalone, pure play, publicly-traded content company;

Raised approximately $330 million in gross proceeds from a consortium of leading investors;

Important step towards the completion of the Transactions

Nearly $1.1 Billion Global Box Office Ranked among market share leaders and broke billion-dollar mark for the first time in five years	Library Revenue of $886 Million Trailing 12-month library revenue, second best in Lionsgate’s history (and record library revenue of $339 million in fourth quarter of 2024)

Acquired eOne

Entertainment

Added thousands of titles to library, expanding franchise portfolio, strengthening scripted television business and facilitating the creation of Lionsgate Alternative Television

Nearly $320 Million Motion Picture Segment Profit Best financial performance for Motion Picture Group in 10 years	83% Profit Increase Television Production segment profit in fourth quarter of 2024, driven by library sales and post-strike content deliveries	64% Digital Revenue Media Networks segment (Starz) digital revenue driving topline growth

Stock Performance

LGEC Class A shares have outperformed many of its media studio and streaming peers from April 1, 2023 to March 31, 2024.

Compensation Program Goals and Principles

•   Attract, retain and motivate top talent in an intensely competitive industry

•   Align executive pay with performance and shareholder interests

•   Incentivize long-term value creation and maintain a balanced compensation structure

•   Maintain appropriate level of “at-risk” compensation

•   Maintain a strong “clawback” policy

•   No tax gross-ups on severance or other change in control benefits

•   No repricing or buyouts of underwater stock options/SARs without shareholder approval

•   Utilize “double trigger” change in control provisions that only provide benefits upon qualified terminations in connection with a change in control

Lionsgate Compensation Committee Practices

•   Maintain proactive, ongoing and transparent dialogue with investors

•   Review cost and dilutive impact of stock compensation

•   Use appropriate peer groups and industry survey data when establishing compensation

• Apply performance metrics consistently for all employees, including executives • Take counsel from an independent outside consultant, Pay Governance

Components of Executive Compensation

Item	Nature	Purpose	Basis

Base Salary	Fixed; Short-term	Provide degree of financial stability; Retention	Competitive within peer and industry context

Annual Incentive Bonus	At-risk; Short-term	Reward near-term performance; Promotion and contribution of business strategy; Ensure competitive compensation	Competitive within peer and industry context; Performance-based, with defined target opportunity

Long- Term Incentive Awards	At-risk Long-term	Retention; Reward long-term performance; Align with shareholder interests	Competitive within peer and industry context; Time and performance-based equity, vesting in tranches over multiple years

Determination of Annual Incentive Bonuses For Fiscal 2024

For more information on the compensation of the Named Executive Officers, please see the Summary Compensation Table below.

Shareholder Engagement

Lionsgate proactively engages with shareholders and other stakeholders throughout the year to discuss significant issues, including company performance and strategy, corporate governance, executive compensation, and environmental, social, and governance topics. Lionsgate takes feedback and insights from its engagement with shareholders and other stakeholders into consideration, as it reviews and evolve its practices and disclosures, and further share them with the Lionsgate Board, as appropriate.

In fiscal 2024, Lionsgate engaged with 38 of its top 50 shareholders and actively-managed institutional investors owning approximately 78% of Lionsgate’s common stock (not including shares held by officers and directors). Participating in this outreach were Messrs. Feltheimer, Burns, Barge, Goldsmith, Hirsch and other senior executives from all of Lionsgate’s businesses with support from Lionsgate’s Investor Relations Department.

Investor Conferences

✓ Presented at several major investor conferences, including:

•  The Morgan Stanley Tech, Media, &Telecom Conference; and

•  The Deutsche Bank Media, Internet and Telecom Conference.

Investor Meetings

✓ Held more than 100 virtual and in-person investor meetings, representing virtually all of Lionsgate’s analysts and top 25 shareholders.

✓ In January 2024, held an investor presentation conference call in connection with Lionsgate’s Business Combination.

✓ Met with over 100 investors and current Lionsgate shareholders in one-on-one meetings related to Lionsgate’s Business Combination.

At Lionsgate’s 2023 Annual General and Special Meeting of Shareholders held on November 28, 2023 (the “2023 Annual Meeting”), 66% of votes cast at that meeting voted in favor of Lionsgate’s executive compensation program (referred to as a “say-on-pay proposal”). As noted above, Lionsgate seeks input from its shareholders regarding its executive compensation program on an ongoing basis, and the Lionsgate Compensation Committee takes their views into account in making its compensation determinations.

Key Features of Our Executive Compensation Program

The Lionsgate Compensation Committee believes that Lionsgate’s executive compensation program aligns the interests of the Named Executive Officers with Lionsgate’s long-term strategic direction and the interests of our shareholders. Lionsgate’s program’s key features include:

•	Competitive pay using peer group and industry data for compensation decisions.

•	Significant “at risk” pay.

•	Lionsgate provides annual incentive opportunities and other long-term equity awards, which constitute a significant portion of each executive’s total compensation opportunity.

•	The Lionsgate Compensation Committee retains discretion in assessing performance and awarding payouts under the annual incentive plan and performance-based equity awards.

•	Compensation is balanced – the compensation program provides a mix of fixed compensation and short-term and long-term variable compensation.

•	Limited benefits and perquisites are provided.

Lionsgate has entered into employment agreements with the Named Executive Officers, which Lionsgate believes have helped create stability for its management team. These agreements are structured to incorporate several features that Lionsgate believes represent best practices in executive compensation and are generally favored by shareholders. Notably, these agreements do not include provisions for accelerated vesting of equity awards or other payments or benefits that would be triggered solely by a change in control (i.e., there are no “single-trigger” benefits), nor do they provide for gross-ups of taxes on excess parachute payments related to a change in control. Additionally, these agreements do not grant executives the right to voluntarily terminate employment and receive severance in connection with a change in control, except in cases of “good reason” terminations that we view as constructive terminations of employment.

As noted below, equity award grants to the Named Executive Officers are generally determined in connection with a new or amended employment agreement with Lionsgate (which includes specifying grants to be made annually over its term). Lionsgate typically does not consider equity-based awards to its executive officers at any other time, but may pay annual bonuses in cash and/or equity awards, and retains discretion to grant equity awards to executives at other times as the Lionsgate Compensation Committee may determine appropriate.

Program Objectives

The goal of Lionsgate’s executive compensation program is to facilitate the creation of long-term value for shareholders by attracting, motivating, and retaining qualified senior executive talent. To this end, the Lionsgate Compensation Committee has designed and administered Lionsgate’s compensation program to reward executives for sustained financial and operating performance, to align their interests with those of shareholders, and to encourage them to remain with Lionsgate for long and productive careers. A significant portion of Lionsgate’s senior executives’ compensation is “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based upon performance.

Compensation Practices

What Lionsgate Does	What Lionsgate Doesn’t Do

✓  Pay for Performance: A significant majority of executives’ target compensation is “at risk” in the form of annual and long-term incentive awards tied to pre-established performance goals aligned with our short-and long-term objectives and/or the value of Lionsgate’s stock price.

× No Tax Gross-ups: Lionsgate does not have tax reimbursements or gross-ups on severance or other payments (including parachute payments in connection with a change in control).

✓  Use Performance Metrics: Lionsgate’s annual bonus and long-term incentive programs rely on performance metrics, including individual and group contributions, and Lionsgate’s financial and operating performance.

× No Pension Plans or Special Retirement Programs for Executive Officers: Lionsgate does not have a defined benefit pension plan or supplemental retirement plan for executive officers.

✓  Risk Mitigation: Lionsgate’s compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, a clawback policy, multiple performance metrics and board and management processes to identify risk.

× No Single-Trigger Change in Control Agreements: Lionsgate does not provide benefits triggered solely by a change in control of Lionsgate.

What Lionsgate Does	What Lionsgate Doesn’t Do

✓ Review of Share Utilization: The Lionsgate Compensation Committee evaluates share utilization levels by reviewing the cost and dilutive impact of stock compensation.	× No Hedging: Lionsgate Board members and executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning Lionsgate’s stock.

✓  Competitive Peer Group: Lionsgate’s peer group consists of companies with which Lionsgate directly competes for executive talent and are generally similar to Lionsgate in terms of revenues, market-capitalization and focus of its business.

× No Repricing of Stock Options or SARs: Repricing of stock options or SARs is not allowed without the approval of Lionsgate’s shareholders.

✓  Independent Compensation Consultant: The Lionsgate Compensation Committee retains Pay Governance, an independent compensation consultant, to provide advice on matters concerning executive and non-employee director pay

× No Buyout of Underwater Stock Options or SARs: Lionsgate does not provide for cash buyouts of underwater stock options or SARs without shareholder approval.

✓ Limit Perquisites: Lionsgate limits perquisites to items that it believes serves a reasonable business purpose.

×   No Evergreen Provisions: The Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (the “2023 Plan”) does not provide for any automatic increases in the number of shares available for issuance under the 2023 Plan.

Process for Determining Executive Compensation

Role of the Lionsgate Compensation Committee

Lionsgate’s executive compensation program is administered by the Lionsgate Compensation Committee, which operates pursuant to a written charter. The Lionsgate Compensation Committee, working with management, determines and implements Lionsgate’s executive compensation philosophy, structure, policies and programs, and administers Lionsgate’s compensation and benefit plans. The Lionsgate Compensation Committee is ultimately responsible for determining the compensation arrangements for Lionsgate’s executive officers and reports to the Lionsgate Board on all compensation matters regarding our executives and other key salaried employees.

Role of Management

The Lionsgate Compensation Committee reviews information provided by management in order to help align the design and operation of the executive compensation program with Lionsgate’s business strategies and objectives. At various times during fiscal 2024, Lionsgate’s Chief Executive Officer and other executives attended relevant portions of Lionsgate Compensation Committee meetings in order to provide information and answer questions regarding Lionsgate’s strategic objectives and financial performance that was relevant to the Lionsgate Compensation Committee’s decisions. Generally, Lionsgate’s Chief Executive Officer makes recommendations to the Lionsgate Compensation Committee with respect to terms of employment for other executive officers (other than himself and the Vice Chair), taking into account competitive market information, Lionsgate’s compensation strategy, his qualitative assessment of the particular executive’s individual performance, and the experience level of the particular executive. The Lionsgate Compensation Committee discusses these recommendations with Lionsgate’s Chief Executive Officer and either approves or modifies them in its discretion. The Lionsgate Compensation Committee is solely responsible for determining the compensation of Lionsgate’s Chief Executive Officer and Lionsgate’s Vice Chair. None of the Named Executive Officers are members of the Lionsgate Compensation Committee or otherwise have any role in determining their own compensation.

Role of Compensation Consultant

The Lionsgate Compensation Committee retains the services of an outside compensation consultant to assist in its review and determination of Lionsgate’s executive compensation program. Throughout fiscal 2024, the Lionsgate Compensation Committee engaged Pay Governance as its independent compensation consultant. Pay Governance assists the committee in the development and evaluation of Lionsgate’s executive compensation program, policies and practices, and its determination of executive compensation, and provides advice to the Lionsgate Compensation Committee on other matters related to its responsibilities. Pay Governance reports directly to the Lionsgate Compensation Committee and the Lionsgate Compensation Committee has the sole authority to retain and terminate the consultant, and to review and approve the consultant’s fees and other retention terms.

Consultant Independence

During fiscal 2024, Pay Governance did not perform work for Lionsgate other than pursuant to its engagement by the Lionsgate Compensation Committee. The Lionsgate Compensation Committee has assessed the independence of Pay Governance and concluded that its engagement of Pay Governance does not raise any conflict of interest with Lionsgate or any of its directors or executive officers.

Peer Group Analysis

The Lionsgate Compensation Committee utilizes a peer group to make comparisons of its executives’ compensation with that of similarly situated executives with other companies in order to help ensure that Lionsgate’s compensation packages are competitive with the broader market and aligned with shareholder interests. The peer group is generally comprised of companies focused on film production, television programming, digital content creation and live entertainment, which the Lionsgate Compensation Committee considers to be similar to Lionsgate in terms of revenue, market capitalization, and business focus.

In fiscal 2023, the Lionsgate Compensation Committee retained Pay Governance to update Lionsgate’s peer group. Pay Governance noted that Lionsgate competes in a talent market where traditional scope markers such as revenue size and market capitalization are not as relevant as they might be in a typical industrial or general industry company. For instance, many traditional film and television production companies have gradually consolidated over the past decade into a small group of major diversified public entertainment companies, smaller independent studios are private or divisions of non-U.S. based companies, new streaming or digital competitors have experienced rapid growth or are also divisions of much larger public companies, and compensation data for executives running larger studios at competitors are typically not publicly disclosed. Accordingly, Pay Governance developed a broader universe of potential peers by reviewing companies within a specified range of Lionsgate’s revenue (e.g., $850 million to $13.5 billion, or approximately 0.25 to 4 times revenue at such time) and market capitalization (e.g., $700 million to $15 billion, or approximately 0.25 to 5 times market capitalization at such time), considering peers in adjacent or similar entertainment content creation/distribution industries, reviewing companies utilized by certain shareholder service firms in their reports on Lionsgate from the previous fiscal year, identifying “peer to peer” companies (i.e., those used by multiple Lionsgate peers but not currently used by Lionsgate), and noting “reverse peer” companies (i.e., those disclosing Lionsgate as a peer).

Based on its review, Pay Governance recommended, and the Lionsgate Compensation Committee selected the following peer group, which it utilized for fiscal 2024, and was the same as the peer group used for fiscal 2023:

Peer Group
AMC Networks Inc.	Madison Square Garden Entertainment Corp.
Electronic Arts Inc.	Nexstar Media Group, Inc.
Fox Corporation	Sirius XM Holdings Inc.
Hasbro, Inc.	Take-Two Interactive Software, Inc.
Live Nation Entertainment, Inc.	World Wrestling Entertainment, Inc.

Pay Governance also recommended that Lionsgate continue to utilize industry survey data (such as the Willis Towers Watson Entertainment Industry Survey) to provide compensation data for entertainment-industry specific roles that may not be reflected within Lionsgate’s peer group. The participants in this survey include the following:

Entertainment Industry Group
ABC	Paramount/Showtime
Amazon Studios	Sony Pictures Entertainment
AMC Networks	The CW
CBS	Viacom Media Networks
NBCUniversal	Walt Disney Studios
Netflix	Warner Bros. Discovery

The Lionsgate Compensation Committee determined that it would be appropriate to consider this survey data for executive positions, in addition to the peer group data, as companies in these surveys reflect critical competitors for talent. In using this survey data, the Lionsgate Compensation Committee does not focus on any particular companies in the survey (other than Lionsgate’s peer group listed above). In this Compensation Discussion and Analysis, the term “market” as used for comparison purposes generally refers to Lionsgate’s peer group and the survey data described above.

Use of Market Data

Utilizing peer group and industry survey market data, the Lionsgate Compensation Committee evaluates the amount and proportions of base salary, annual incentive pay, and long-term compensation, including target total direct compensation (defined as base salary, target annual bonus, and the grant date fair value of equity awards granted to the executive during the fiscal year) for a select executive officers, including the Named Executive Officers, relative to the compensation of similarly situated executives with these companies.

While this data serves as informative background for compensation decisions, the Lionsgate Compensation Committee doesn’t strictly benchmark compensation against any particular level relative to Lionsgate’s peer group. Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Lionsgate Compensation Committee are qualitative, reflecting the Lionsgate Compensation Committee’s business judgment, which is informed by analysis of the members of the Lionsgate Compensation Committee including input from, and data provided by, Pay Governance. The Lionsgate Compensation Committee believes that the compensation opportunities provided to the Named Executive Officers are appropriate in light of competitive considerations, and will modify its programs as appropriate based on ongoing industry trends and Lionsgate’s competitive landscape.

Employment Agreements

Lionsgate has entered into employment agreements with each of the Named Executive Officers. The terms of each employment agreement are described below under Description of Employment Agreements. Lionsgate believes that it is in the best interests of Lionsgate to enter into multiyear employment agreements with the Named Executive Officers as such multiyear agreements are typical in Lionsgate’s industry and assist in retention and recruiting efforts, foster long-term retention, and promote stability among the management team, while still allowing the Lionsgate Compensation Committee to exercise considerable discretion in designing incentive compensation programs and rewarding performance.

In fiscal 2023, the Lionsgate Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for a new employment agreement with Mr. Barge. Lionsgate proposed an increase to his base salary and target bonus, and the grant of annual long-term equity awards, as described below. Pay Governance provided an analysis of the proposed compensation structure for Mr. Barge utilizing compensation levels for chief financial officers in Lionsgate’s peer group. Pay Governance concluded that Mr. Barge’s proposed annualized target total direct compensation was slightly above the 75th percentile of Lionsgate’s peer group.

Accordingly, in March 2024, Lionsgate entered into a new employment agreement with Mr. Barge to continue to serve as Lionsgate’s Chief Financial Officer for a term ending August 1, 2026. The base salary increase, target bonus increase and annual equity awards (including the grant date value, types of awards and vesting provisions) provided in the agreement were established by the Lionsgate Compensation Committee based on its qualitative assessment of Mr. Barge’s performance, negotiations with Mr. Barge, and taking into account market data provided by Pay Governance. The agreement generally provides that Mr. Barge’s long-term incentive awards under his new agreement (consisting of annual equity awards to be granted during the three-year term of the agreement) would be granted 66% in the form of restricted share units (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) and 34% in the form of stock options (with an exercise price equal to the fair market value on the date of grant), although the Lionsgate Compensation Committee has discretion to change this structure each year. Each of the performance-based awards would vest as to one-third of the shares subject to such award on each of the first, second and third anniversaries of the applicable grant date, subject to the achievement of performance criteria approved by the Lionsgate Compensation Committee in consultation with Mr. Feltheimer for the 12-month period ending on the applicable vesting date. Additionally, the incentive awards provide a long-term retention incentive by vesting equally over the first three anniversaries of the grant date. For more information on this agreement, see the “Description of Employment Agreements” and “Potential Payments Upon Termination or Change in Control” sections below.

On August 8, 2024, the Lionsgate Compensation Committee approved a new employment agreement for Mr. Feltheimer. The agreement replaces Lionsgate’s current employment agreement with Mr. Feltheimer, which was originally entered into as of August 21, 2020 and subsequently amended as of August 12, 2022.

The agreement has a five-year term that is scheduled to expire on July 31, 2029. Pursuant to the agreement, Mr. Feltheimer receives an annual base salary of $1,500,000 and is eligible to receive an annual performance bonus based on such performance criteria as established by the Lionsgate Compensation Committee, with the target bonus commencing with Lionsgate’s 2025 fiscal year being $7,500,000 and the maximum bonus being 200% of the target amount. Any portion of Mr. Feltheimer’s annual bonus that exceeds $1,500,000 for a particular year may be paid to him in the form of fully vested Lionsgate common shares. The agreement also provides for Mr. Feltheimer to participate in Lionsgate’s usual benefit programs for executives at his level, as well as Lionsgate-provided life and disability insurance coverage, reasonable club membership dues and limited use of Lionsgate’s private aircraft. The agreement also provides for Mr. Feltheimer to receive, unless the Lionsgate Compensation Committee approves a different long-term incentive structure for senior management for the applicable fiscal year and, subject in each case to approval by the Lionsgate Compensation Committee and Mr. Feltheimer’s continued employment through the applicable date of grant, the following equity-based awards for each of Lionsgate’s fiscal years from 2026 through 2029 (the “Annual Grants”): (i) a time-vesting award of restricted share units (“RSUs”) with respect to LGEC Class B shares; (ii) a time-vesting award of stock options or SARs with respect to LGEC Class B shares; and (iii) a performance-vesting award of restricted share units with respect to LGEC Class B shares. The aggregate target grant date value of each Annual Grant will be $10,000,000, with the actual value of the Annual Grant to be determined by the Lionsgate Compensation Committee each year based on Lionsgate’s financial performance for the prior fiscal year against performance targets to be agreed upon by the Lionsgate Compensation Committee and Mr. Feltheimer (the “Annual Grant Value”). The number of shares subject to the three awards comprising each Annual Grant will be determined, in the case of each of the two restricted share unit awards, by dividing one-third of the Annual Grant Value by the closing price of an LGEC Class B share on the date of that Annual Grant and, in the case of the award of options or SARs, by dividing one-third of the Annual Grant Value by the per-share value of the award as of the grant date based on the methodology then used by Lionsgate to value options and similar awards for financial statement purposes. Each Annual Grant will be scheduled to vest in equal installments on the first three anniversaries of the applicable grant date. Each of the Annual Grants will be granted under Lionsgate’s 2023 Performance Incentive Plan or a successor equity compensation plan of Lionsgate. Except as noted below, the vesting of each installment of the annual grants is subject to Mr. Feltheimer’s continued employment through the applicable vesting date. In addition, the vesting of the performance-based restricted share unit Annual Grants is contingent on achievement of performance metrics to be determined by the Lionsgate Compensation Committee for the 12-month period ending on the applicable vesting date. The agreement provides that each of the annual grants described above may be settled in LGEC Class B shares, LGEC Class A shares, cash, or a combination thereof, as determined by the Lionsgate Compensation Committee, with the amount of the payment in each case determined based on the value of LGEC Class B shares at the time of payment (less the applicable exercise price in the case of options and SARs).

In the event Mr. Feltheimer’s employment is terminated by Lionsgate’s without cause or by him for good reason (as such terms are defined in the agreement), he would be entitled to a cash severance payment equal to the present value of his base salary through July 31, 2029, as well as Lionsgate payment of his premiums for continued health coverage for up to 18 months (or such longer period as provided by state law) following his termination and his premiums for continued life and disability insurance through July 31, 2029, and he would also be entitled to payment of the target amount of his annual bonus for the fiscal year in which his termination occurs. If Mr. Feltheimer’s employment is terminated by Lionsgate without cause or by him for good reason and such termination occurs on or within 12 months following a change in control of Lionsgate (as defined in the Agreement), he would be entitled to the severance benefits described above, except that his cash severance would be the greater of the present value of his base salary through July 31, 2029 and $6,000,000. In the event that Mr. Feltheimer’s employment with Lionsgate is terminated by Lionsgate without cause, by him for good reason, or due to his death or disability, Mr. Feltheimer’s equity awards granted by Lionsgate pursuant to the agreement prior to his termination, to the extent then outstanding and unvested, would become fully vested upon his termination (and, in the case of a termination without cause or for good reason, if the annual grant for the fiscal year in which his termination occurs has not previously been granted, that annual grant would be made and would fully vest upon his termination). In addition, if Mr. Feltheimer retires from his employment with Lionsgate on at least six months’ written notice (or his employment continues through July 31, 2024 and terminates for any reason thereafter), his outstanding and unvested equity awards granted by Lionsgate pursuant to the agreement prior to his retirement will continue to vest following his retirement date, and his vested options or SARs would be exercisable for five years following his retirement (or, if earlier, until the expiration date of the award). In each case, Mr. Feltheimer’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of Lionsgate.

Compensation Components

Lionsgate’s executive compensation program is generally based on three principal components:

(1)	Base salary;

(2)	Annual incentive bonuses; and

(3)	Long-term incentive awards that are subject to time-based and/or performance-based vesting.

Lionsgate also provides certain perquisites and personal benefits to the Named Executive Officers pursuant to their employment agreements, and severance benefits if the Named Executive Officer’s employment terminates under certain circumstances. In structuring executive compensation packages, the Lionsgate Compensation Committee considers how each component of compensation promotes retention and/or motivates performance by the executive.

Base Salary

Lionsgate provide its executive officers and employees with an annual base salary as a component of fixed compensation. This approach is designed to attract and retain highly qualified executives by ensuring certain predictable compensation levels that reward their continued service. Annual base salaries are established when Lionsgate hires or otherwise enters into an employment agreement with executives, taking into account market data, peer group and entertainment industry compensation benchmarks, internal assessments of individual and comparative compensation levels, and the executive’s individual performance. Lionsgate’s strategy typically involves setting base salaries below industry peers’ levels, with a focus on performance-based incentives and stock-based compensation comprising the majority of total compensation.

Lionsgate provides its executive officers and other employees with an annual base salary as a component of compensation that is fixed. Lionsgate believes that in order to attract and retain highly qualified executives, Lionsgate needs to provide them with certain predictable compensation levels that reward their continued service. Annual base salaries are established when Lionsgate hires or otherwise enters into an employment agreement with executives. In determining base salary, the Lionsgate Compensation Committee primarily considers market data and compensation levels of executive officers of companies in Lionsgate’s peer group and entertainment industry group, an internal review of the executive’s compensation (both individually and relative to other executive officers), and the executive’s individual performance. Lionsgate’s practice has been to establish base salaries that are generally lower than the salaries of comparable positions at Lionsgate’s peer group, with the significant majority of the executive’s compensation being performance-based and/or tied to the value of Lionsgate’s shares.

The Named Executive Officers’ current base salaries are set forth below under Description of Employment Agreements. The Lionsgate Compensation Committee believes that the base salary levels of each of the Named Executive Officers are reasonable in view of the Lionsgate Compensation Committee’s assessment of Lionsgate’s peer group data for similar positions and the committee’s assessment of Lionsgate’s overall performance and contribution of those officers to that performance.

Annual Incentive Bonuses

Annual incentive bonuses aim to incentivize Lionsgate’s executive officers to achieve annual financial, operational and individual performance goals and focus on promotion of and contribution to achievement of Lionsgate’s business strategy. Employment agreements with Named Executive Officers typically provide for a target annual incentive bonus amount, with the amount awarded each year determined at the Lionsgate Compensation Committee’s discretion, taking into account the recommendation of Lionsgate’s Chief Executive Officer (other than for himself and the Vice Chair), based on performance criteria established by the Lionsgate Compensation Committee.

Payouts for annual incentive awards are determined by using three equally weighted measures: corporate performance (1/3), divisional performance (1/3) and individual performance (1/3). Corporate performance evaluates Lionsgate’s overall financial and operational performance, including key performance indicators closely tied to Lionsgate’s strategic objectives and long-term success. Divisional performance evaluates the financial performance, operational efficiency, and achievement of specific goals and targets that are aligned with Lionsgate’s overall strategic direction of each operating segment’s various division. Individual performance evaluates employees’ contributions, considering various factors such as job responsibilities, individual goals and targets, leadership skills, and contributions to the team and Lionsgate.

An executive’s overall performance score is then derived from the average of the three performance measures. The annual incentive bonus amount is then calculated by multiplying the average performance score by each executive’s target annual incentive bonus amount. Given the broad responsibilities of the Named Executive Officers, the Lionsgate Compensation Committee evaluates their divisional performance based on overall company performance rather than focusing on any particular division.

Annual incentive bonus target amounts for each of the Named Executive Officers are set as a dollar amount or percentage of base salary, as set forth in their employment agreements. Mr. Burns’ 2024 annual incentive bonus target amount was set at 100% of Mr. Burns’ annual bonus amount awarded for fiscal 2023 instead of the amount set in his employment agreement.

Name	Fiscal 2024 Target Bonus
Jon Feltheimer	$7,000,000
Michael Burns	$5,500,000
James W. Barge	$3,000,000
Brian Goldsmith	$1,250,000
Bruce Tobey	$750,000

Retaining Discretion in Awarding Annual Incentive Bonuses

The Lionsgate Compensation Committee exercises certain discretion in determining payouts for annual incentive bonuses, particularly regarding the individual performance measure, and does not apply fixed ratios or formulas, or rely solely on market data or quantitative measures. Instead, the Lionsgate Compensation Committee may consider a range of factors including market data, company performance and budgetary considerations, the executive’s role within Lionsgate, historical performance, expectations for future performance, experience, any recent or anticipated changes in their responsibilities, internal pay equity, retention incentives for succession planning, and other relevant factors deemed appropriate by the Lionsgate Compensation Committee.

The Lionsgate Compensation Committee believes that it is important to retain this discretion for the following reasons:

•	Strategic, accretive transactions and other content acquisitions that are expected to positively affect future financial results may not be reflected in near-term corporate performance.

•

Investments in new businesses or increased investment in current lines of business may further generate significant long-term shareholder value, but may not be immediately reflected in near-term corporate performance.

•

Discretion allows the Lionsgate Compensation Committee to exclude or mitigate the impact of external events beyond management’s control, such as unplanned acquisitions and divestitures, unplanned programming or new business investment, corporate transactions, legal expenses or unforeseen events that were not accounted for at the beginning of the fiscal year.

Additionally, the Lionsgate Compensation Committee believes that this approach promotes a balanced and holistic evaluation of employees’ performance, and encourages them to play an active role in Lionsgate’s overall success while also acknowledging their individual accomplishments. This approach cultivates a performance-oriented culture and underscores Lionsgate’s dedication to performance-based compensation principles.

Fiscal 2024 Performance Overview

Lionsgate delivered strong financial and operational performance in fiscal 2024. It completed three major transactions (i.e., the acquisition of eOne Entertainment, the equity investment in 3 Arts Entertainment and the launch of Lionsgate Studios which included an approximately $330 million capital raise), moved closer to a value-defining separation of the LG Studios Business and Starz, exceeded Lionsgate’s fiscal 2024 plan and budget, exceeded fiscal 2024 consensus estimates from industry analysts, and grew library revenue, including the best library revenue quarter and the second best trailing 12-month revenue ever. All of this was accomplished during an unprecedented work stoppage in the industry, as both the Writers Guild of America and Screen Actors Guild-American Federation of Television and Radio Artists were on strike for several months during 2023.

The Motion Picture Group reported its best segment profit in ten years in fiscal 2024, driven by the latest installments of The Hunger Games, John Wick and Saw franchises, a robust multi-platform release business and a strong library performance in fiscal 2024. The Television Production Group also rebounded from the strikes, with seven series orders and renewals and 27 new shows sold into development in the months following the strikes. Additionally, Lionsgate reported a record film and television library revenue of $339 million in the fourth quarter of fiscal 2024, bringing trailing 12-month revenue to $886 million, second best in Lionsgate’s history. This performance was driven by strength across the board, top properties from third-party creators like The Conners and The Chosen, the subscription video-on-demand syndication of Ghosts on CBS, and evergreen titles from Lionsgate’s library. Starz also continued its drive to successful transition to digital, ending the 2024 fiscal year with 64% of its revenue coming from streaming, and 70% anticipated by the end of the 2025 fiscal year. Finally, Lionsgate ended the 2024 fiscal year on a strong financial note, raising approximately $330 million in gross proceeds from the closing of the launch of LG Studios, and preparing the LG Studios and Starz balance sheets for an anticipated full separation.

More information on Lionsgate’s business and performance in fiscal 2024 is available in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024, filed with the Securities and Exchange Commission on May 30, 2024. See below for definitions, adjustments, and related reconciliations for non-GAAP measures.

Fiscal 2024 Financial Performance

	Year Ended March 31,
	2023 Actual	2024 Plan	2024 Actual
	(amounts in millions)
Segment Profit
Studio Business
Motion Picture	$276.5	$264.0	$319.4
Television Production	$133.4	$192.1	$146.8

Total Studio Business	$409.9	$456.1	$466.2
Media Networks	$106.8	$182.6	$236.4
Intersegment Eliminations	$(35.7)	$(77.0)	$(48.9)

Total Segment Profit.	$481.0	$561.7	$653.7
Corporate general and administrative expenses	$(122.9)	$(124.7)	$(136.1)

Adjusted OIBDA	$358.1	$437.0	$517.6

Fiscal 2024 Operating Performance

• Strategic Initiatives Position Lionsgate for Growth and Value Creation	• Acquired and integrated eOne Entertainment
• Increased equity investment in 3 Arts Entertainment
• Prepared and closed the launch of Lionsgate Studios Corp., which included a approximately $330 million capital raise
• Key Financial Metrics Exceeded Fiscal 2024 Plan and Street Guidance While Strengthening Balance Sheet	• Exceeded fiscal 2024 plan adjusted OIBDA despite negative impact of industry strikes
• Exceeded fiscal 2024 plan positive free cash flow
• Exceeded fiscal 2024 guidance to “street” for LG Studios Business adjusted OIBDA (excluding eOne Entertainment) and Starz Business adjusted OIBDA
• Motion Picture Group Achieved Highest Box Office in Five Years, Best Financial Performance in 10 Years	• 2024 film slate generated nearly $1.1 billion at the global box office
• Best financial performance for Motion Picture Group in 10 years (segment profit of $319.4 in fiscal 2024)
• Launched new partnerships with Chad Stahelski to grow John Wick and Highlander franchises, develop original action films for global marketplace

• Partnered with Blumhouse to re-imagine multiple horror franchises from Lionsgate’s library
• Entered production or preproduction on Graham King/Antoine Fuqua’s biopic Michael, Chad Stahelski’s Highlander, Destin Daniel Crettin’s Naruto and Ruben Fleischer’s Now You See Me 3
• Continued Diversification of Television Group and Renewal of Key Series	• Secured renewals of key series including Ghosts (4th season on CBS), The Rookie (7th season on ABC) and Raising Kanan (5th season on STARZ)

•   Eleven television series in third, fourth or later seasons including Ghosts (CBS), The Rookie (ABC), Naked & Afraid (Discovery), Son of a Critch (The CW), Mythic Quest (Apple TV+), Acapulco (Apple TV+), BMF (STARZ), P-Valley (STARZ), Power Book II: Ghost (STARZ), Power Book III: Raising Kanan (STARZ), and Power Book IV: Force (STARZ)

• Entered production on the Seth Rogen comedy The Studio for Apple TV+ and The Hunting Wives and Spartacus for STARZ
• Following acquisition of eOne Entertainment, created Lionsgate Alternative Television (consisting of Pilgrim Media, eOne Entertainment, Blackfin, Renegade and Daisybeck Studios)
• Starz Remains a Distribution Partner of Choice	• Domestic over-the-top subscribers grew in fiscal 2024
• 64% of revenue from digital/streaming in fiscal 2024
• Announced new Origins prequel alongside three Power spinoffs and preparing Outlander prequel, Blood of My Blood
• Starz exited international territories
• Continued to Extract Value from Film and Television Library	• Generated strong library performance with $886 million of trailing 12-month revenue • Record library revenue of $339 million in fourth quarter of 2024
• Expanded Production Footprint	• Secured sound stages for television production needs in Yonkers, New York and Atlanta, Georgia and preparing to open studio facilities in Newark, New Jersey
• New Initiatives Strengthen Entrepreneurial Culture	• Increased diversity and inclusiveness of Lionsgate’s workforce • In fiscal 2024, 60% of new hires were women and 30% were employees of color
• Increased number of diverse suppliers by 62% in fiscal 2024
• Starz earned Fast Company’s prestigious “Brands That Matter” designation

Fiscal 2024 Annual Incentive Bonuses

Corporate Performance

In determining the corporate performance measure for fiscal 2024, the Lionsgate Compensation Committee selected adjusted OIBDA, the key performance indicator closely tied to Lionsgate’s strategic objectives and long-term success and used internally to manage financial performance. Fiscal 2024 actual adjusted OIBDA was then compared to fiscal 2024 plan adjusted OIBDA to determine Lionsgate’s corporate performance measure for fiscal 2024.

	Fiscal 2024 Actual	Fiscal 2024 Plan	Percent of 2024 Actual vs. 2024 Plan
Adjusted OIBDA	$517.6 million	$437.0 million	Over 100%

Accordingly, the Lionsgate Compensation Committee determined to award 100% to each executive for the corporate performance measure of the fiscal 2024 bonus plan.

Divisional Performance

In determining divisional performance measures for fiscal 2024, the Lionsgate Compensation Committee reviewed each divisions and segments fiscal 2024 financial performance using segment profit as its key financial measure. Fiscal 2024 actual segment profit was then compared to fiscal 2024 plan segment profit for each of Lionsgate’s operating segments.

	Fiscal 2024 Actual Segment Profit	Fiscal 2024 Plan Segment Profit	Percent of 2024 Actual vs. 2024 Plan
Studio Business
Motion Picture	$319.4 million	$264.0 million	Over 115%
Television Production	$146.8 million	$192.1 million	Over 75%
Media Networks (Domestic)	$206.1 million	$225.4 million	Over 90%

Accordingly, the Lionsgate Compensation Committee determined to award the following divisional performance measures for fiscal 2024:

•	115% as the divisional performance measure for the Motion Picture segment;

•	75% as the divisional performance measure for the Television Production segment; and

•	90% as the divisional performance measure for the Media Networks segment.

In reviewing divisional performance for the Named Executive Officers, the Lionsgate Compensation Committee evaluated overall Lionsgate performance rather than focusing on any particular division. The Lionsgate Compensation Committee acknowledged that Lionsgate concluded fiscal year 2024 on a solid note, surpassing its fiscal year plan and budget. Lionsgate also achieved several key financial results that exceeded consensus estimates from industry analysts. Further, operational achievements were highlighted, with the Lionsgate Compensation Committee noting Lionsgate’s acquisition of eOne in December 2023, Lionsgate’s increased equity investment in 3 Arts Entertainment in January 2024, the preparation and close of the business combination of the LG Studios Business with Screaming Eagle Acquisition Corp. and subsequent launch of Lionsgate Studios Corp., in May 2014, and LG Studios’ capital raise which secured approximately $330 million in gross proceeds from a consortium of leading investors.

Accordingly, the Lionsgate Compensation Committee determined that each Named Executive Officer would be awarded 100% for divisional performance.

Individual Performance

In determining individual performance measures for each Named Executive Officer, the Lionsgate Compensation Committee reviewed the executive’s performance achievements, contributions, leadership, and execution with respect to Lionsgate’s key strategic objectives (against goals set by the Lionsgate Compensation Committee for each such executive for fiscal 2024). Within this context, the individual performance measures for each Named Executive officer determined by the Lionsgate Compensation Committee are set forth under Fiscal 2024 Annual Incentive Bonuses for Named Executive Officers below.

Fiscal 2024 Annual Incentive Bonuses for Named Executive Officers

Jon Feltheimer

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2024 Target Bonus	Fiscal 2024 Bonus
Jon Feltheimer	100%	100%	271%	$7,000,000	$11,000,000

In evaluating Mr. Feltheimer’s individual performance, the Lionsgate Compensation Committee assessed Mr. Feltheimer’s performance achievements against fiscal 2024 individual performance goals established at the beginning of the fiscal year, which included, among others, the following:

•	Grow adjusted OIBDA from fiscal 2023;

•	Continue to build film and television library;

•	Continue Motion Picture Group growth;

•	Maintain focus on successful renewal of Lionsgate television series;

•	Continue to execute talent strategy with 3 Arts Entertainment; and

•	Continue to drive profitability and increase value of Starz.

The Lionsgate Compensation Committee noted that under Mr. Feltheimer’s leadership, Lionsgate achieved a robust operational year, and Mr. Feltheimer’s strategic vision and effective execution were key to Lionsgate surpassing its fiscal year plan and budget. Specifically, even with strikes and other industry disruption, for the 2024 fiscal year, Lionsgate exceeded its fiscal 2024 adjusted OIBDA outlook of $400 million to $450 million (even after excluding a $30 million benefit from exiting of STARZ international territories). Moreover, in fiscal 2024, adjusted OIBDA of $518 million was up 45% from fiscal 2023, total revenue of $4 billion was up 4% from fiscal 2023, and adjusted free cash flow was up four-fold to $230 million. Further, for the 2024 fiscal year, Motion Picture Group revenue was up 25% from fiscal 2023 to $1.7 billion, while segment profit was up 16% from fiscal 2023 to $319 million, the highest segment profit in ten years, driven by franchise films such as Hunger Games: The Ballad of Songbirds & Snakes, John Wick: Chapter Four and Saw X, strength in carryover from previous years’ film slates, growth in Lionsgate’s multi-platform business, and strong library sales. Also, the Television Production Group finished the year on a positive note, with fourth quarter television revenue at $469 million and segment profit of $53 million, both up over 50% year-over-year, due to strong library sales and an increase in post-strike content deliveries.

Moreover, the Lionsgate Compensation Committee specifically noted Mr. Feltheimer’s integral role in overseeing: Lionsgate’s acquisition of eOne Entertainment in December 2023, which added thousands of titles to Lionsgate’s library, expanded its franchise portfolio, strengthened its scripted television business and facilitated the creation of Lionsgate Alternative Television; Lionsgate’s increased equity investment in 3 Arts Entertainment in January 2024, which Lionsgate believes further diversifies its overall business, is a central pillar of the LG Studio Business’ talent strategy and serves as a financial growth engine for Lionsgate’s television business; and the close of the business combination with Screaming Eagle Acquisition Corp. and launch of Lionsgate Studios Corp. in May 2024, which Lionsgate believes is an important step towards the consummation of the Transactions.

The Lionsgate Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2024 bonus amount for Mr. Feltheimer. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of Lionsgate’s business and strategic performance achieved during fiscal 2024, and the competitive position of Mr. Feltheimer’s total direct compensation (defined as base salary, actual annual bonus, and the grant date fair value of equity awards granted to the executive during the fiscal year) relative to similar positions within Lionsgate’s peer group.

Pay Governance concluded that, with the bonus amount noted above, Mr. Feltheimer’s total direct compensation would be in the midrange relative to similar positions within Lionsgate’s peer group.

Accordingly, in June 2024, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above (noting that Mr. Feltheimer had achieved or exceeded most of his fiscal 2024 individual performance goals), the Lionsgate Compensation Committee approved for Mr. Feltheimer for fiscal 2024 a cash bonus of $11,000,000.

Michael Burns

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2024 Target Bonus	Fiscal 2024 Bonus
Michael Burns	100%	100%	127%	$5,500,000	$6,000,000

In evaluating Mr. Burns’ individual performance, the Lionsgate Compensation Committee assessed Mr. Burns’ achievements against fiscal 2024 individual performance goals established at the beginning of the fiscal year, which included, among others, the following:

•	Supervise all capital market transactions;

•	Manage Lionsgate’s business prudently;

•	Continue strategic initiatives, including contemplation of a separation of the LG Studio Business and Starz;

•	Continue to drive profitability and increase value of Starz; and

•	Manage external stakeholders.

The Lionsgate Compensation Committee specifically noted that Mr. Burns had successfully spearheaded LG Studios’ capital raise, securing approximately $330 million in gross proceeds from a consortium of leading investors. A critical component of this achievement was the comprehensive roadshow organized to attract and engage potential investors, which was tailored to address the unique interests and concerns of diverse investor groups, highlighting LG Studios’ competitive advantages, growth trajectory and long-term value proposition. The Lionsgate Compensation Committee also acknowledged Mr. Burns’ leadership role in negotiating an exchange of Lionsgate’s 5.500% Senior Notes (completed in May 2024), which was a key to providing Lionsgate with greater flexibility in managing its corporate debt. Other notable achievements recognized by the Lionsgate Compensation Committee included further leveraging relationships that added subscribers to the STARZ app, continuing to maintain and cultivate relationships with producers, talent and other relevant parties resulting in successful execution of television motion picture and television development projects, library acquisitions, distribution arrangements and other acquisition arrangements, presenting at all significant media banking and research conferences and participating in investor calls, and assisting Lionsgate’s worldwide television distribution team in closing numerous FAST channels carried by various platforms.

Next, the Lionsgate Compensation Committee engaged Pay Governance to assist it in assessing the fiscal 2024 bonus amount for Mr. Burns. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of Lionsgate’s business and strategic performance achieved during fiscal 2024, and the competitive position of Mr. Burns’ total direct compensation relative to similar positions within Lionsgate’s peer group.

Accordingly, in June 2024, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Burns had achieved or exceeded most of his fiscal 2024 individual performance goals), the Lionsgate Compensation Committee approved for Mr. Burns for fiscal 2024 a cash bonus of $6,000,000.

James W. Barge

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2024 Target Bonus	Fiscal 2024 Bonus
James W. Barge	100%	100%	150%	$3,000,000	$3,500,000

In evaluating Mr. Barge’s individual performance, the Lionsgate Compensation Committee assessed Mr. Barge’s achievements against fiscal 2024 individual performance goals established at the beginning of the fiscal year, which included, among others, the following:

•	Manage Lionsgate’s treasury function;

•	Manage Lionsgate’s business prudently;

•	Work with business units to drive revenue, manage costs, and achieve or exceed plan and budget;

•	Manage to Lionsgate’s cash position while fully funding investment in content and marketing; and

•	Manage the contemplation of a separation of the LG Studio Business and the Starz Business, including alternative capital structures.

The Lionsgate Compensation Committee specifically noted Mr. Barge’s pivotal role as a principal member of Lionsgate’s leadership team which oversaw the preparation and close of the business combination with Screaming Eagle Acquisition Corp. and launch of Lionsgate Studios Corp. in May 2024. Mr. Barge was not only a key participant in the roadshow, but also oversaw tax planning, regulatory compliance, accounting practices, and other related financial functions crucial to the success of the transaction, which Lionsgate believes is an important step towards the consummation of the Transactions, simplifies Lionsgate’s structure, unlocks opportunities to scale respective businesses and creates incremental value for shareholders. Further, the Lionsgate Compensation Committee acknowledged Mr. Barge’s instrumental role in LG Studios’ capital raise of approximately $330 million in gross proceeds from a consortium of leading investors, providing financial oversight and playing a pivotal role in engaging such investors. Moreover, the Lionsgate Compensation Committee acknowledged Mr. Barge’s role in negotiating an exchange of Lionsgate’s 5.500% Senior Notes. After its closing in May 2024, Fitch initiated ratings on the then newly issued 5.500% Senior Notes at B+, with a stable outlook and superior recovery rating, and similarly upgraded the rating on the remaining 5.500% Senior Notes from B to B+, with a stable outlook and superior recovery rating. Other notable achievements recognized by the Lionsgate Compensation Committee included; effectively managing Lionsgate’s liquidity and debt structure, including negotiating favorable terms and securing optimal financing solutions to support Lionsgate’s strategic objectives; exceeding Lionsgate’s cash position for its fiscal 2024 plan and budget, with $397 million of net cash flow provided by operating activities and $230 million in adjusted free cash flow for the full year; innovatively structuring the financing for Lionsgate’s acquisition of eOne; and continuing to successfully manage Lionsgate’s accounts receivable monetization programs, production loans, programming notes, production tax credit facility, intellectual property credit facility and backlog facility.

Next, the Lionsgate Compensation Committee engaged Pay Governance to assist it in assessing the fiscal 2024 bonus amount for Mr. Barge. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of Lionsgate’s business and strategic performance achieved during fiscal 2024, and the competitive position of Mr. Barge’s total direct compensation relative to similar positions within Lionsgate’s peer group.

Accordingly, in June 2024, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Barge had achieved or exceeded most of his fiscal 2024 individual performance goals), the Lionsgate Compensation Committee approved for Mr. Barge for fiscal 2024 a cash bonus of $3,500,000.

Brian Goldsmith

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2024 Target Bonus	Fiscal 2024 Bonus
Brian Goldsmith	100%	100%	250%	$1,250,000	$1,875,000

In evaluating Mr. Goldsmith’s individual performance, the Lionsgate Compensation Committee assessed Mr. Goldsmith’s achievements against fiscal 2024 individual performance goals established at the beginning of the fiscal year, which included, among others, the following:

•	Manage Lionsgate’s business prudently;

•	Provide corporate support to business units to help streamline existing business operations and achieve overhead targets;

•	Manage Lionsgate’s acquisitions strategy;

•	Continue optimization and growth of Lionsgate’s library; and

•	Continue to drive profitability and increase value of Starz.

The Lionsgate Compensation Committee acknowledged that Mr. Goldsmith demonstrated exceptional leadership in overseeing all segments of Lionsgate’s business, ensuring cohesive and efficient business operations. The Lionsgate Compensation Committee specifically noted the Mr. Goldsmith played a vital role in executing major corporate and financing transactions, including as a principal member of Lionsgate’s leadership team which oversaw all aspects of Lionsgate’s increased equity investment in 3 Arts Entertainment in January 2024, and the preparation and close of the business combination of the LG Studios Business with Screaming Eagle Acquisition Corp. and subsequent launch of LG Studios in May 2024. The Lionsgate Compensation Committee further noted that Mr. Goldsmith led the cross-divisional team that successfully orchestrated the acquisition of eOne in December 2023. Following the acquisition, Mr. Goldsmith led the meticulous integration process, overseeing the cross-border alignment of Lionsgate’s operations, systems, cultures and resources with those of eOne. Such integration efforts ensured a seamless transition with minimal disruption to Lionsgate’s business. Other notable achievements recognized by the Lionsgate Compensation Committee included closing other accretive library acquisitions; continuing optimization of Lionsgate’s library by driving margin improvement in Lionsgate’s licensing business, enhancing library rights renewal process and derivative rights identification/monetization, and focusing on accretive participant buyout opportunities; successfully negotiating certain outstanding audit claims; continuing to adjust Lionsgate’s real estate footprint to drive savings; and supporting the exiting of remaining international territories for Starz, allowing it to exclusively focus on the strength of its North American business.

The Lionsgate Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2024 bonus amount for Mr. Goldsmith. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of Lionsgate’s business and strategic performance achieved during fiscal 2024, and the competitive position of Mr. Goldsmith’s total direct compensation relative to (i) top strategy/business development executives (that generally report to a company’s chief financial officer) and (ii) entertainment chief operating officers (that generally report to a company’s chief executive officer) of companies in both Lionsgate’s peer group and certain companies in its entertainment industry group, as applicable.

Accordingly, in June 2024, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Goldsmith had achieved or exceeded most of his fiscal 2024 individual performance goals), the Lionsgate Compensation Committee approved for Mr. Goldsmith for fiscal 2024 a cash bonus of $1,875,000.

Bruce Tobey

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2024 Target Bonus	Fiscal 2024 Bonus
Bruce Tobey	100%	100%	300%	$750,000	$1,250,000

In evaluating Mr. Tobey’s individual performance, the Lionsgate Compensation Committee assessed Mr. Tobey’s achievements against fiscal 2024 individual performance goals established at the beginning of the fiscal year, which included, among others, the following:

•	Providing strategic leadership for Lionsgate’s business and legal affairs departments across all operating segments;

•	Negotiating and providing comprehensive legal and business support for all corporate and financing transactions;

•	Structuring and overseeing the anticipated separation of the LG Studio Business and the Starz Business;

•	Planning and developing strategies to respond to anticipated guild strikes; and

•	Advancing initiatives to develop and foster diversity, equity and inclusion with Lionsgate.

The Lionsgate Compensation Committee’s assessment underscored Mr. Tobey’s pivotal role in navigating these complex and critical areas, reflecting a comprehensive and forward-thinking approach to Lionsgate’s strategic objectives. The Lionsgate Compensation Committee noted that Mr. Tobey’s proactive planning and coordination with Lionsgate’s operating businesses were essential in developing strategies to address and mitigate the impact of anticipated and actual guild strikes, safeguarding Lionsgate’s interests. The Lionsgate Compensation Committee further noted Mr. Tobey’s integral efforts as a principal member of Lionsgate’s leadership team in its acquisition of eOne in December 2023, where he not only oversaw all legal aspects of the transaction, but also provided guidance as to strategic objectives, maximizing the transaction’s value. The Lionsgate Compensation Committee also noted Mr. Tobey’s success in leading Lionsgate’s AI (artificial intelligence) initiatives, orchestrating Lionsgate’s efforts to integrate AI into a number of its operations, as well as his pivotal roles in Lionsgate’s increased equity investment in 3 Arts Entertainment in January 2024, and the preparation and close of the business combination of the LG Studios Business with Screaming Eagle Acquisition Corp. and subsequent launch of Lionsgate Studios Corp. in May 2024. To execute the close of the transaction and the launch of LG Studios, Mr. Tobey navigated the legal complexities inherent in such transactions, ensured compliance with regulatory requirements, and provided strategic advice at every pivotal stage of negotiations.

The Lionsgate Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2024 bonus amount for Mr. Tobey. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of Lionsgate’s business and strategic performance achieved during fiscal 2024, and the competitive position of Mr. Tobey’s total direct compensation relative to similar positions within Lionsgate’s peer group.

Accordingly, in June 2024, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Tobey had achieved or exceeded most of his fiscal 2024 individual performance goals), the Lionsgate Compensation Committee approved for Mr. Tobey for fiscal 2024 a cash bonus of $1,250,000.

Long-term Incentive Awards

Lionsgate believes that providing a meaningful equity stake in its business is essential to ensure competitive compensation opportunities. Moreover, Lionsgate believes that providing compensation in the form of equity awards aligns executives’ incentives with shareholders’ interests, fostering long-term superior performance. Therefore, Lionsgate has historically made grants of restricted share units, stock options and/or SARs to incentivize its executives in driving shareholder value. The Lionsgate Compensation Committee bases its award grants to executives on a number of factors, including:

•	The executive’s role within Lionsgate and overall compensation package;

•	The executive’s performance in fulfilling individual responsibilities;

•	Comparative analysis of equity participation among executives at peer group companies; and

•	The executive’s contribution to Lionsgate’s financial success.

Equity Award Grant Practices

Equity award grants to the Named Executive Officers are set forth in their employment agreements, which generally provide terms for annual grants to be made over the agreement’s term. These grants are strategically designed to provide incentives throughout the agreement’s duration and to incentivize performance throughout the agreement’s term. The Lionsgate Compensation Committee then assesses the award terms in the employment agreements each year and makes a final determination as to the terms of the annual equity awards to be granted to the Named Executive Officers for that year.

The Lionsgate Compensation Committee’s practice has been to grant the annual equity awards at its first meeting after July 1 each year, which meeting is usually scheduled well in advance. Additionally, Lionsgate may, from time-to-time, grant equity-based awards to executive officers and other employees as part of annual bonuses, in connection with new-hires or promotions, or in other special circumstances, and retains discretion to grant equity awards from time-to-time when and as the Lionsgate Compensation Committee may determine to be appropriate. The release of material non-public information is not taken into account in determining the timing and terms of equity award grants, and Lionsgate does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Lionsgate’s equity incentive awards as described below are generally made with respect to LGEC Class B shares. However, the Lionsgate Compensation Committee has discretion to provide that awards granted under stock incentive plans may be made with respect to LGEC Class A shares rather than LGEC Class B shares.

Restricted Share Units

Lionsgate grants long-term incentive awards to the Named Executive Officers in the form of restricted share units that may be subject to time-based and performance-based vesting requirements. Awards generally relate to LGEC Class B shares, with each unit that vests being payable in LGEC Class B shares (although awards may also be structured to be payable in cash based on the value of the underlying shares). Awards of time-based restricted share units vest over a period of several years following the date of grant. Thus, the units are designed both to link executives’ interests with those of Lionsgate’s shareholders (as the units’ value is based on the value of LGEC Class B shares) and to provide a long-term retention incentive for the vesting period, as they generally have value regardless of share price volatility.

Awards of performance-based restricted share units also cover multiple years, with a percentage of the units subject to the award becoming eligible to vest each year based on Lionsgate’s and the individual’s performance during that year relative to performance goals reviewed by the Lionsgate Compensation Committee. Before any performance-based restricted share unit is paid, the Lionsgate Compensation Committee must certify that the performance target(s) have been satisfied. The Lionsgate Compensation Committee has discretion to determine the performance target(s) and any other restrictions or other limitations of performance-based restricted share units and may reserve discretion to reduce payments below maximum award limits. Thus, the performance units are designed both to motivate executives to maximize Lionsgate’s performance each year and to provide a long-term retention incentive for the entire period covered by the award.

Stock Options	A stock option is the right to purchase shares at a future date at a specified price per share. Lionsgate grants stock options to the Named Executive Officers with an exercise price that is equal to (i) the closing price of an LGEC Class B share on the date of grant, and (ii) in certain cases, as a percentage premium to the closing price of an LGEC

Class B share on the date of grant. Thus, the Named Executive Officers will realize value on their stock options only if Lionsgate’s shareholders realize value on their shares and, for that reason, the Lionsgate Compensation Committee considers all options to be performance-based awards. The stock options function as a retention incentive for Lionsgate’s executives as the executive generally must remain employed through the vesting period. The maximum term of a stock option is 10 years from the date of grant.

Share Appreciation Rights	A share appreciation right (or SAR) is the right to receive payment of an amount equal to the excess of the fair market value of an LGEC Class B share on the date of exercise of the SAR over the base price of the SAR. Lionsgate has made a portion of its long- term incentive awards to the Named Executive Officers in the form of SARs. Upon exercise of a SAR, the holder receives a payment in cash or shares with a value equal to the excess, if any, of the fair market value of an LGEC Class B share on the date of exercise of the SAR over the base price of the SAR. Because the base price of the SAR is not less than the closing price of an LGEC Class B share on the grant date, SARs provide the same incentives as stock options because the holder will realize value on their SARs only if Lionsgate’s share price increases after the date of grant. Thus, similar to stock options, SARs are considered by the Lionsgate Compensation Committee to be performance-based awards. The SARs function as a retention incentive for Lionsgate’s executives as the executive generally must remain employed through the vesting period. The maximum term of a SAR is 10 years from the date of grant.

Granting of Equity Awards in Fiscal 2024

The following equity awards were granted to the Named Executive Officers in fiscal 2024.

These awards consist of (i) annual grants made to Messrs. Feltheimer, Burns, Barge, Goldsmith and Tobey pursuant to their employment agreements and (ii) a one-time grant made to Mr. Tobey. In addition, these awards consist of a portion of certain performance-based awards approved by the Lionsgate Compensation Committee prior to fiscal 2024 that became eligible to vest during fiscal 2024. In the case of these performance-based awards, the award (or a portion thereof) is treated as granted for accounting purposes on the date on which the Lionsgate Compensation Committee determines whether the applicable performance requirements have been met, and the discussion below relates to the vesting tranches of these awards allocated to fiscal 2024 (including the number of shares awarded by the Lionsgate Compensation Committee based on performance during fiscal 2024) that were allocated to a performance period that ended during fiscal 2024. For more information on these awards, please see the executive compensation tables and narratives that follow this Compensation Discussion and Analysis.

•

In May 2023, the Lionsgate Compensation Committee determined the vesting of a tranche of an award of performance-based SARs granted to Mr. Barge in September 2019 that was eligible to vest during fiscal 2023. This tranche covered 211,842 SARs with respect to LGEC Class B shares that were eligible to vest based on the Lionsgate Compensation Committee’s assessment of Lionsgate’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Lionsgate Compensation Committee reviewed Lionsgate’s corporate performance discussed in Lionsgate’s 2023 proxy statement, and reflected in Lionsgate’s Quarterly Reports on Form 10-Q, and also acknowledged the contributions of Mr. Barge. Accordingly, based on its review, the Lionsgate Compensation Committee approved the vesting of 100% of the performance-based SARs that were subject to this vesting tranche.

•

In June 2023, effective July 3, 2023, the Lionsgate Compensation Committee approved annual grants of restricted share units for fiscal 2024 (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) to each of the Named Executive Officers. Each of these grants is scheduled to vest over a three-year period. The number of shares subject to the time-based grants are shown in the Grants of Plan-Based Awards Table below. As noted above, the performance-based awards are not treated as granted for accounting purposes until the Lionsgate Compensation Committee determines whether the applicable performance requirements have been met, and accordingly, the annual grants made in fiscal 2024 that are subject to performance-based vesting are not reflected in the table.

•

In June 2023, the Lionsgate Compensation Committee determined the vesting of a tranche of awards of performance-based restricted share units granted to Messrs. Feltheimer, Barge and Goldsmith in July 2022, that were eligible to vest during fiscal 2024. The tranches covered 96,811, 60,507 and 56,473 restricted share units, respectively with respect to LGEC Class B share, that were eligible to vest based on the Lionsgate Compensation Committee’s assessment of Lionsgate’s and the executive’s performance during the 12-month period covered by the tranche. For these purposes, the Lionsgate Compensation Committee reviewed Lionsgate’s corporate performance reflected in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2023 and the contributions of Messrs. Feltheimer, Barge and Goldsmith cited in Lionsgate’s 2023 proxy statement. Accordingly, based on its review, the Lionsgate Compensation Committee approved the vesting of 100% of the performance-based restricted share units that were subject to these vesting tranches, and these tranches are considered granted for accounting purposes upon the date of the Lionsgate Compensation Committee’s determination and are reported in the compensation tables below. However, these tranches of performance-based restricted share units do not vest unless a VWAP Goal (as defined below) is achieved on or before the earlier of (i) the third anniversary of the award date or (ii) the date of termination of the executive’s employment or service with Lionsgate or any of its subsidiaries for any reason. The “VWAP Goal” shall be considered achieved on the date on which the volume weighted average of the closing prices of LGEC Class B share over a period of twenty (20) consecutive trading days ending on such date is equal to or greater than $14.61, in each case in regular trading on the New York Stock Exchange. The VWAP Goal (if not previously achieved) is deemed to have been achieved in full upon any change in control of Lionsgate, or any other extraordinary transaction (including, but not limited to, a full or partial spin-off, split-off, issuance of a tracking stock or other transaction by Lionsgate or its subsidiaries). In May 2024, the VWAP Goal was deemed to have been achieved.

•

In June 2023, the Lionsgate Compensation Committee determined the vesting of (i) a tranche covering 90,703 shares of an award of performance-based restricted share units granted to Mr. Barge in July 2020 and (ii) a tranche covering 42,779 shares of an award of performance-based restricted share units granted to Mr. Barge in July 2021, in each case, that were eligible to vest during fiscal 2024 based on the Lionsgate Compensation Committee’s assessment of Lionsgate’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Lionsgate Compensation Committee reviewed Lionsgate’s corporate performance reflected in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2023 and the contributions of Mr. Barge cited in Lionsgate’s 2023 proxy statement. Accordingly, based on its review, the Lionsgate Compensation Committee approved the vesting of 100% of the performance- based restricted share units that were subject to these vesting tranches.

•

In June 2023, the Lionsgate Compensation Committee determined the vesting of (i) a tranche covering 79,365 shares of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2020 and (ii) a tranche covering 39,927 shares of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2021, in each case, that were eligible to vest during fiscal 2024 based on the Lionsgate Compensation Committee’s assessment of Lionsgate’s and Mr. Goldsmith’s performance during the 12-month period covered by that tranche. For these purposes, the Lionsgate Compensation Committee reviewed Lionsgate’s corporate performance reflected in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2023, and the contributions of Mr. Goldsmith cited in Lionsgate’s 2023 proxy statement. Accordingly, based on its review, the Lionsgate Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to these vesting tranches.

•	In July 2023, the Lionsgate Compensation Committee approved the grant of 12,165 time-based restricted share units to Mr. Tobey. The grant is scheduled to vest in July 2024.

Severance and Other Benefits upon Termination of Employment

Lionsgate provides severance protections for the Named Executive Officers under their respective employment agreements. The Lionsgate Compensation Committee determines the level of severance benefits on a case-by-case basis, and, in general, considers them an important part of an executive’s compensation, consistent with competitive practices and, particularly in the context of a change in control transaction, playing a valuable role in attracting and retaining key executive officers.

As described in more detail under “Potential Payments Upon Termination or Change in Control” below, the Named Executive Officers would be entitled to severance benefits under their employment agreements in the event of a termination of employment by Lionsgate “without cause” or, in certain cases, for “good reason,” as such terms are defined in the executive’s employment agreement. Lionsgate has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with Lionsgate and as part of their overall compensation package. The cash severance benefits for these executives are generally determined, in the case of Messrs. Feltheimer and Burns, based on their base salary through the remainder of the term covered by their employment agreement and, in the case of the other Named Executive Officers, the greater of 50% of their base salary through the remainder of the term covered by their employment agreement or their base salary for a specified number of months following termination.

Lionsgate also believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage executive officers to remain employed with Lionsgate during an important time when their prospects for continued employment following the transaction are often uncertain, Lionsgate provides certain Named Executive Officers with enhanced severance benefits if their employment is terminated by Lionsgate “without cause” or, in certain cases, by the executive for “good reason” in connection with a change in control. Lionsgate believes that such enhanced severance benefits Lionsgate and the shareholders by incentivizing the executives to be receptive to potential transactions that are in the best interest of shareholders even if the executives face great personal uncertainty in the change in control context. The cash severance benefits for these executives are generally determined based on their base salary through the remainder of the term covered by their employment agreement (or, if greater, a specified amount in the case of Messrs. Feltheimer and Burns or a specified number of months of base salary following termination in the case of the other Named Executive Officers). In addition, Lionsgate believes it is appropriate to provide these benefits to certain Named Executive Officers (other than Messrs. Feltheimer and Burns) if their employment is terminated in circumstances described above following a change in the senior management of Lionsgate as specified in their respective employment agreements.

As noted above, Lionsgate does not provide any benefits to the Named Executive Officers that would be payable solely because a change in control occurs or any right to receive a gross-up payment for any parachute payment taxes that may be imposed in connection with a change in control.

See “—Potential Payments Upon Termination or Change in Control” below for more information on the severance benefits provided under the Named Executive Officers’ employment agreements.

Perquisites and Other Benefits

Lionsgate provides certain Named Executive Officers with limited perquisites and other personal benefits, such as life insurance policy contributions and club membership dues that the Lionsgate Compensation Committee believes are reasonable and consistent with Lionsgate’s overall compensation program, to better enable it to attract and retain superior employees for key positions. Additionally, Lionsgate owns an interest in an aircraft through a fractional ownership program for use, from time to time, for film promotion and other corporate purposes. As Lionsgate maintains this interest for business purposes, Lionsgate believes that it is reasonable to afford limited personal use of the aircraft consistent with regulations of the IRS, the SEC and the Federal Aviation Administration. Messrs. Feltheimer and Burns reimburse Lionsgate for a portion of the costs incurred for their limited personal use of the aircraft. All of these perquisites are reflected in the All Other Compensation column of the Summary Compensation Table and the accompanying footnotes below.

Lionsgate has also adopted a nonqualified deferred compensation plan to allow the Named Executive Officers and certain other key employees the opportunity to defer a portion of their compensation without regard to the tax code limitations applicable to tax-qualified plans. The deferred compensation plan is intended to promote retention by providing participants with an opportunity to save for retirement in a tax-efficient manner. Please see the “—Non-Qualified Deferred Compensation” section below for a description of the plan.

Clawback Policy

In accordance with SEC and NYSE requirements, the Lionsgate Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that Lionsgate is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, Lionsgate will seek to recover compensation that is awarded to an executive officer based on Lionsgate’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.

Policy with Respect to Section 162(m)

U.S. federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by the Lionsgate Compensation Committee under a plan approved by Lionsgate’s shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. As one of the factors in its consideration of compensation matters, the Lionsgate Compensation Committee notes this deductibility limitation. However, the Lionsgate Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of Lionsgate and its shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Lionsgate Compensation Committee Report on Executive Compensation

The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent the report is specifically incorporated by reference in that filing.

The Lionsgate Compensation Committee has certain duties and powers as described in its charter. The Lionsgate Compensation Committee is currently composed of the five non-employee directors named below, each of whom the Lionsgate Board has determined is independent as defined by the NYSE listing standards. The Lionsgate Compensation Committee has reviewed and discussed with Lionsgate’s the Company’s management the disclosures contained in the “Compensation Discussion and Analysis” section of this joint proxy statement/prospectus. Based upon this review and discussion, the Lionsgate Compensation Committee recommended to the Lionsgate Board that the “Compensation Discussion and Analysis” section be included in this joint proxy statement/prospectus filed with the SEC.

Lionsgate Compensation Committee of the Lionsgate Board of Directors

Daryl Simm (Chair)

Michael T. Fries

Susan McCaw

Mark H. Rachesky, M.D.

Harry E. Sloan

Lionsgate’s Compensation Policies and Risk Management

The Lionsgate Compensation Committee has reviewed the design and operation of Lionsgate’s current compensation structures and policies as they pertain to risk and has determined that Lionsgate’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on Lionsgate.

Lionsgate Compensation Committee Interlocks and Insider Participation

During fiscal 2024, the Lionsgate Compensation Committee consisted of Messrs. Simm (Chair), Fries, Rachesky, Sloan and Ms. McCaw. No member who served on the Lionsgate Compensation Committee at any time during fiscal 2024 is or has been a former or current executive officer of Lionsgate, or had any relationships requiring disclosure by Lionsgate under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of Lionsgate’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Lionsgate Compensation Committee during fiscal 2024.

Executive Compensation Information Summary Compensation Table

The Summary Compensation Table below quantifies the value of the different forms of compensation earned by or awarded to the Named Executive Officers for fiscals 2024, 2023 and 2022. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives. The Named Executive Officers also received the other benefits listed in column (i) of the Summary Compensation Table, as further described in footnote 3 to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table and the accompanying description of the material terms of equity awards granted in fiscal 2024 provide information regarding the long-term equity incentives awarded to the Named Executive Officers in fiscal 2024. The Outstanding Equity Awards at Fiscal 2024 Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards. The Pay Versus Performance table reflects certain information regarding compensation actually paid to the Named Executive Officers, as defined by Item 402(v) of the SEC’s Regulation S-K, and certain measures of Lionsgate’s financial performance for the past four fiscal years.

Summary Compensation — Fiscals 2024, 2023 and 2022

Name and Principal Position(a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)		Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(1) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)
Jon Feltheimer	2024	$1,500,000	$11,000,000	$5,427,902		$0	$0	$0	$286,046	$18,213,948
Chief Executive	2023	$1,500,000	$10,000,000	$9,750,004	*	$0	$0	$0	$278,405	$21,528,409
Officer	2022	$1,500,000	$2,800,000	$1,000,003		$0	$0	$0	$285,409	$5,585,412

Michael Burns	2024	$1,000,000	$6,000,000	$1,749,999		$0	$0	$0	$86,643	$8,836,642
Vice Chair	2023	$1,000,000	$5,500,000	$3,500,005	*	$0	$0	$0	$98,975	$10,098,980
	2022	$1,000,000	$2,000,000	$1,344,000		$0	$0	$0	$62,289	$4,406,289

James W. Barge	2024	$1,166,667	$3,500,000	$3,033,711		$911,481	$0	$0	$15,236	$8,627,095
Chief Financial	2023	$1,000,000	$3,000,000	$5,965,724	*	$891,066	$0	$0	$14,285	$10,871,075
Officer	2022	$1,000,000	$800,000	$3,200,174		$1,437,120	$0	$0	$13,486	$6,450,780

Brian Goldsmith	2024	$1,250,000	$1,875,000	$3,019,557		$0	$0	$0	$14,122	$6,158,679
Chief Operating	2023	$1,125,000	$1,625,000	$3,648,468	*	$184,629	$0	$0	$18,802	$6,601,899
Officer	2022	$1,000,000	$375,000	$3,483,617		$568,463	$0	$0	$14,034	$5,441,114

Bruce Tobey	2024	$1,000,000	$1,250,000	$599,996		$0	$0	$0	$25,015	$2,875,011
Executive Vice	2023	$19,231	$0	$249,999		$0	$0	$0	$0	$269,230
President and General Counsel

*

As explained in note (1) below, these amounts include the value of equity awards granted early in fiscal 2023 as a portion of the executive’s fiscal 2022 annual incentive bonus as follows: for Mr. Feltheimer, $7,200,002 in stock awards; for Mr. Burns, $3,500,005 in stock awards; for Mr. Barge, $3,199,998 in stock awards; and for Mr. Goldsmith, $900,003 in stock awards. Accordingly, the total amount in column (j) for fiscal 2023 is much greater than the total amount for fiscal 2022 as fiscal 2023 reflects both a substantial portion of the value of executive’s fiscal 2022 annual incentive bonus granted in equity in fiscal 2023 and the executive’s entire fiscal 2023 annual incentive bonus paid in cash in fiscal 2024.

(1)

In accordance with SEC rules, any portion of a Named Executive Officer’s annual bonus that the Lionsgate Compensation Committee determined would be paid in the form of an equity award is reported in the Summary Compensation Table as compensation for the fiscal year in which the award was approved by the Lionsgate Compensation Committee (i.e., the year after the year in which the bonus was earned). For fiscal 2022, each Named Executive’s Officer’s bonus was awarded partly in cash and partly in the form of equity-based awards with a one-year vesting schedule. Accordingly, the cash portion of each bonus awarded for fiscal 2022 performance is reported in the “Bonus” column for fiscal 2022, and the grant date fair value of the equity awards granted to each executive as part of their fiscal 2022 bonus is reported as compensation for fiscal 2023. For fiscal 2023 and fiscal 2024, each Named Executive’s Officer’s bonus was awarded in cash.
(2)

The amounts reported in columns (e) and (f) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of Lionsgate’s financial statements. The fair value of an option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The applicable assumptions used in the Black-Scholes option-pricing model for option awards granted during fiscal 2024 were as follows: risk-free interest rate of 4.01%, expected option life of 3.3 years, expected volatility for options of 46% and expected dividend-yield of 0%. The fair value of a stock award is determined based on the market value of the stock award on the date of grant. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted. As described in the Compensation Discussion and Analysis above under Long-Term Incentive Awards, the Lionsgate Compensation Committee has approved certain grants of restricted share units to Messrs. Feltheimer, Barge and Goldsmith that would vest based on such company and/or individual performance criteria determined by the Lionsgate Compensation Committee in consultation with Mr. Feltheimer for each of the 12-month performance periods covered by these awards (with a tranche of each award being allocated to each of the performance periods for that award). The grant date for accounting purposes for each portion of the award occurs at the end of the applicable performance period when it is determined whether the performance criteria applicable to that portion of the award have been met. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. Accordingly, to the extent the Lionsgate Compensation Committee determined during a particular fiscal year the performance level achieved for a particular performance period under the award, the portion of the award that relates to that performance period is reported as compensation for the fiscal year in which the determination was made.

(3)	The following table outlines the amounts included in All Other Compensation in column (i) of the Summary Compensation Table for the Named Executive Officers in fiscal 2024:

Name	401(k) Contribution	Term Life Insurance Premiums(a)	Severance/ Retirement	Automobile Allowance	Miscellaneous(b)	Disability Benefits	Total
Jon Feltheimer	$13,200	$835	$0	$0	$270,993	$1,018	$286,046
Michael Burns	$13,200	$1,566	$0	$13,332	$57,527	$1,018	$86,643
James W. Barge	$13,200	$1,018	$0	$0	$0	$1,018	$15,236
Brian Goldsmith	$11,538	$1,566	$0	$0	$0	$1,018	$14,122
Bruce Tobey	$22,431	$1,566	$0	$0	$0	$1,018	$25,015

(a)

Lionsgate is not the beneficiary of the life insurance policies, and the premiums that Lionsgate pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance.

(b)

For Mr. Feltheimer, the amount in this column for fiscal 2024 includes $45,201 in club membership dues, $25,200 in security service costs, and $200,593 in incremental costs for the personal use of the company-leased aircraft (net of approximately $45,750 reimbursed to Lionsgate by Mr. Feltheimer). For Mr. Burns, the amount in this column for fiscal 2024 includes $57,527 in incremental costs for the personal use of the company-leased aircraft (net of approximately $19,950 reimbursed to Lionsgate by Mr. Burns). Personal use of the aircraft is valued using an incremental cost method that takes into account variable cost per flight hour, as well as other direct operating costs to Lionsgate, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees, and other direct operating costs. Incremental costs do not include certain fixed costs that do not change based on usage (e.g., maintenance not related to personal trips, flight crew salaries, and depreciation).

Description of Employment Agreements

Lionsgate has entered into employment agreements with each of the Named Executive Officers. Key terms of these employment agreements are briefly described below. Provisions of these agreements relating to post-termination of employment benefits are discussed below under “—Potential Payments Upon Termination or Change in Control”.

Jon Feltheimer	Employment Agreement:	August 12, 2022

	Title:	Chief Executive Officer

	Term Ending:	August 21, 2025

	Base Salary:	$1,500,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee, with a target of $7,000,000; any portion that exceeds $1,500,000 for a particular year may be paid in the form of fully vested existing common stock.

	Other Benefits:	Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level, as well as company-provided life and disability insurance coverage, reasonable club membership dues, and limited use of Lionsgate’s private aircraft.

	Annual Equity Award (Fiscal 2024-2026):	Eligible to receive annual grants as to LGEC Class B shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $6,000,000, each with a three-year vesting period and to consist of restricted share units and/or stock options (or SARs) as determined by the Lionsgate Compensation Committee.

Michael Burns	Employment Agreement:	December 18, 2020

	Title:	Vice Chair

	Term Ending:	October 30, 2024

	Base Salary:	$1,000,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee, with a target of 75% of base salary. Any portion that exceeds $1,500,000 for a particular year may be paid in the form of either an award of existing common stock or a stock option to purchase existing common stock, as determined by the Lionsgate Compensation Committee (any such award to be fully vested on grant and the number of shares subject to such award to be determined based on Lionsgate’s then-current share price and, in the case of a stock option, the assumptions then used to value stock options for purposes of Lionsgate’s financial reporting).
	Other Benefits:	Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level, as well as company-provided life and disability insurance coverage, and limited use of Lionsgate’s private aircraft.

	Equity Award:	Received an award in December 2020 of performance-based SARs with respect to 1,500,000 of LGEC Class B shares at a per-share exercise price of $8.51, which vested in equal amounts on December 18,

2021, December 18, 2022, and December 18, 2023; provided, however, that no portion of the SARs would have vested or been exercisable prior to the date on which the volume-weighted average of the closing prices of LGEC Class B shares over a period of 30 consecutive trading days ending on or before December 18, 2023, was greater than or equal to $17.02 (the “VWAP Performance Goal”). The VWAP Performance Goal was met on June 25, 2021.

James W. Barge	Employment Agreement:	As of August 1, 2023

	Title:	Chief Financial Officer

	Term Ending:	July 31, 2026

	Base Salary:	$1,250,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee in consultation with Lionsgate’s Chief Executive Officer, with a target amount two hundred forty percent (240%) of his base salary.

	Other Benefits:	Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level.

	Annual Equity Awards:	Eligible to receive annual grants as to LGEC Class B shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $3,750,000, each with a three-year vesting period and to consist of restricted stock units and/or options (or SARs) as determined by the Lionsgate Compensation Committee.

	Consulting Agreement:	Effective as of August 1, 2026, a one-year consulting agreement for finance consulting services to Lionsgate for the monthly rate of $41,666.67.

Brian Goldsmith	Employment Agreement:	October 1, 2020

	Title:	Chief Operating Officer

	Term Ending:	September 30, 2025

	Base Salary:	$1,250,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee in consultation with Lionsgate’s Chief Executive Officer, with a target of 100% of base salary.

	Other Benefits:	Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level.
	Annual Equity Awards:	Eligible to receive annual grants as to LGEC Class B shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $3,500,000, each with a three-year vesting period and to consist of restricted share units and/ or stock options (or SARs) as determined by the Lionsgate Compensation Committee.

Bruce Tobey	Employment Agreement:	March 27, 2023

	Title:	Executive Vice President and General Counsel

	Term Ending:	March 26, 2026

Base Salary:	$1,000,000

Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee in consultation with Lionsgate’s Chief Executive Officer, with a target of 75% of base salary.

Other Benefits:	Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level.

Annual Equity Awards:	Eligible to receive annual grants as to LGEC Class B shares each year for fiscal 2024 through fiscal 2026 with a grant date value of $1,000,000, each with a three-year vesting period and to consist of restricted share units and/or stock options (or SARs) as determined by the Lionsgate Compensation Committee.

Equity Award:	Received grant in March 2023 as to LGEC Class B shares of 26,511 time-vesting restricted share units, with a three-year vesting period.

Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the Named Executive Officers during fiscal 2024. Each of the equity-based awards was granted under the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “2019 Plan”), which was succeeded by the 2023 Plan and approved by Lionsgate’s shareholders. Detailed information on each equity award is presented in the narrative that follows the table.

Grants of Plan-Based Awards — Fiscal 2024

Name (a)	Grant Date (b)*	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Numbers of Shares of Stock or Units (#) (i)	All Other Options Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Jon Feltheimer	6/29/2023	—	—	—	—	96,811	—	—	—	—	$427,905
	7/3/2023	—	—	—	—	—	—	599,520	—	—	$4,999,997
Michael Burns	7/3/2023	—	—	—	—	—	—	209,832	—	—	$1,749,999
James W. Barge	5/15/2023	—	—	—	—	211,842	—	—	—	$8.66	$911,481
	6/29/2023	—	—	—	—	60,507	—	—	—	—	$267,441
	6/29/2023	—	—	—	—	90,703	—	—	—	—	$775,511
	6/29/2023	—	—	—	—	42,779	—	—	—	—	$365,760
	7/3/2023	—	—	—	—	—	—	194,844	—	—	$1,624,999
Brian Goldsmith	6/29/2023	—	—	—	—	56,473	—	—	—	—	$249,611
	6/29/2023	—	—	—	—	79,365	—	—	—	—	$678,571
	6/29/2023	—	—	—	—	39,927	—	—	—	—	$341,376
	7/3/2023	—	—	—	—		—	209,832	—	—	$1,749,999
Bruce Tobey	7/3/2023	—	—	—	—	—	—	59,952	—	—	$500,000
	7/6/2023	—	—	—	—	—	—	12,165	—	—	$99,996

*	These awards were granted with respect to LGEC Class B shares.
(1)

The amounts reported in column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of Lionsgate’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in column (l), see footnote (2) to the Summary Compensation Table.

Each of the equity-based awards reported in the Grants of Plan-Based Awards table was granted under, and is subject to, the terms of the 2019 Plan. The 2019 Plan is administered by the Lionsgate Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes, subject to the provisions of the 2019 Plan, selecting participants and determining the type(s) of award(s) that they are to receive, determining the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, accelerating or extending the vesting or exercisability or extending the term of any or all outstanding awards, making certain adjustments to an outstanding award and authorizing the conversion, succession or substitution of an award, determining the manner in which the purchase price of an award or Lionsgate’s shares may be paid, making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death or, in certain cases, to family members for tax or estate planning purposes

Under the terms of the 2019 Plan, a change in control of Lionsgate does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Lionsgate Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of stock options, exercisable. Any stock options that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.

As described below under Potential Payments upon Termination or Change in Control, certain equity awards granted to the Named Executive Officers are subject to accelerated vesting under the terms of their respective employment agreements in the event of a termination of their employment under certain circumstances.

Restricted Share Units

Columns (g) and (i) in the table above report awards of restricted share units granted to the Named Executive Officers during fiscal 2024, including tranches of certain performance-based awards that are treated as granted during fiscal 2024 under applicable accounting rules. Each restricted share unit represents a contractual right to receive, upon vesting of the unit, payment equal to the value of LGEC Class B shares (typically in an equal number of LGEC Class B shares, but the Lionsgate Compensation Committee has the discretion to settle the units in cash or shares of LGEC Class A shares). The Named Executive Officer does not have the right to vote or dispose of the restricted share units, but will be credited with additional share units under the award as dividend equivalents based on the amount of dividends (if any) paid by Lionsgate during the term of the award on a number of LGEC Class B shares equal to the number of outstanding and unpaid restricted share units then subject to the award. Such dividend equivalents will be paid only if and when vesting requirements applicable to the underlying share units are met.

Time-Based Units

For Messrs. Feltheimer, Burns, Barge, Goldsmith and Tobey, the awards of 599,520, 209,832, 194,844, 209,832 and 59,952 LGEC Class B shares, respectively, made in July 2023, and reported in column (i) in the table above, represent annual grants of time-based restricted share units. These awards are subject to a three-year vesting schedule, subject to the executive’s continued employment through the vesting dates.

For Mr. Tobey, the award of 12,165 LGEC Class B shares made in July 2023, and reported in column (i) in the table above, represents a grant of time-based restricted share units. These awards are subject to a one-year vesting schedule, subject to the executive’s continued employment through the vesting date.

Performance-Based Units

Column (g) in the table above report awards of performance share units that are treated as granted to the Named Executive Officers during fiscal 2024 under applicable accounting rules. Performance share units are similar to the restricted share units described above, except that they are subject to performance based vesting conditions as well as time-based vesting.

For Messrs. Feltheimer, Barge and Goldsmith, the awards of 96,811, 60,507 and 56,473 LGEC Class B shares, respectively, made in June 2023, and reported in column (g) in the table above, represent the portion of awards of restricted share units that vested with respect to performance only based on Messrs. Feltheimer’s, Barge’s, Goldsmith’s and Lionsgate’s performance, respectively. These awards were originally approved by the Lionsgate Compensation Committee in July 2022, and cover a three-year period ending in July 2025, with one-third of the total award being eligible to vest based on Messrs. Feltheimer’s, Barge’s, Goldsmith’s and Lionsgate’s respective performance over a specified 12-month period. Each grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2024 based on Messrs. Feltheimer’s, Barge’s, Goldsmith’s and Lionsgate’s respective performance are reflected in the table above. However, none of the performance-based restricted share units vest unless a VWAP Goal (as defined below) is achieved on or before the earlier of (i) the third anniversary of the award date or (ii) the date of termination of the executive’s employment or service with Lionsgate or any of its subsidiaries for any reason. The “VWAP Goal” shall be considered achieved on the date on which the volume weighted average of the closing prices of LGEC Class B shares over a period of twenty (20) consecutive trading days ending on such date is equal to or greater than $14.61, in each case in regular trading on the New York Stock Exchange. The VWAP Goal was not achieved as of March 31, 2024. The VWAP Goal (if not previously achieved) is deemed to have been achieved in full upon any change in control of Lionsgate, or any other extraordinary transaction (including, but not limited to, a full or partial spin-off, split-off, issuance of a tracking stock or other transaction by Lionsgate or its subsidiaries). In May 2024, the VWAP Goal was deemed to have been achieved.

For Mr. Barge, the award of 90,703 LGEC Class B shares made in June 2023, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested based on Mr. Barge’s and Lionsgate’s performance. This award was originally approved by the Lionsgate Compensation Committee in July 2020 and covers a three-year period ending in July 2023, with one-third of the total award being eligible to vest based on Mr. Barge’s and Lionsgate’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2024 based on Mr. Barge’s and Lionsgate’s performance are reflected in the table above.

For Mr. Barge, the award of 42,779 LGEC Class B shares made in June 2023, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested based on Mr. Barge’s and Lionsgate’s performance. This award was originally approved by the Lionsgate Compensation Committee in July 2021 and covers a three-year period ending in July 2024, with one-third of the total award being eligible to vest based on Mr. Barge’s and Lionsgate’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2024 based on Mr. Barge’s and Lionsgate’s performance are reflected in the table above.

For Mr. Goldsmith, the award of 79,365 LGEC Class B shares made in June 2023, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested based on Mr. Goldsmith’s and Lionsgate’s performance. This award was originally approved by the Lionsgate

Compensation Committee in July 2020 and covers a three-year period ending in July 2023, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and Lionsgate’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2024 based on Mr. Goldsmith’s and Lionsgate’s performance are reflected in the table above.

For Mr. Goldsmith, the award of 39,927 LGEC Class B shares made in June 2023, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested based on Mr. Goldsmith’s and Lionsgate’s performance. This award was originally approved by the Lionsgate Compensation Committee in July 2021 and covers a three-year period ending in July 2024, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and Lionsgate’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2024 based on Mr. Goldsmith’s and Lionsgate’s performance are reflected in the table above.

Share Appreciation Rights

Column (g) in the table above also report awards of SARs treated as granted to the Named Executive Officers during fiscal 2024 under applicable accounting rules. Once vested, each SAR will generally remain exercisable until its normal expiration date. SARs granted to the Named Executive Officers generally have a term of 10 years. However, vested SARs may terminate earlier in connection with a change-in-control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the SARs will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the SARs following a termination of employment. However, SARs held by Lionsgate’s employees (including the Named Executive Officers) generally provide an extended period for the employee to exercise his or her vested SARs if the employee meets certain age and service requirements upon his or her retirement from employment with Lionsgate. If the Named Executive Officer is terminated by Lionsgate for cause, the SAR (whether or not vested) will immediately terminate. The SARs granted to Lionsgate’s employees (including the Named Executive Officers) do not include any dividend rights.

For Mr. Barge, the grant of 211,842 SARs with respect to LGEC Class B shares made in May 2023, and reported in column (g) in the table above, represents the portion of an award of SARs that vested based on Mr. Barge’s and Lionsgate’s performance. This grant was originally approved by the Lionsgate Compensation Committee in September 2019 and covers a three-year period, with one-third of the total award being eligible to vest based on Mr. Barge’s and Lionsgate’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the SARs eligible to vest during fiscal 2024 based on Mr. Barge’s and Lionsgate’s performance are reflected in the table above.

Outstanding Equity Awards

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of March 31, 2024, including the vesting dates for the portions of these awards that had not vested as of that date.

Outstanding Equity Awards at Fiscal 2024 Year-End

	Option Awards						Stock Awards
Name(a)	Securities Covered By Award	Number of Securities Underlying Unexercised Options (#) Exercisable(b)	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(j)
Jon Feltheimer	LGF.A	565,037	—	—	$20.37	10/11/2026	—		—	—		—
	LGF.B	565,037	—	—	$19.69	10/11/2026	—		—	—		—
	LGF.A	565,037	—	—	$25.46	10/11/2026	—		—	—		—
	LGF.B	565,037	—	—	$24.61	10/11/2026	—		—	—		—
	LGF.B	125,000	—	—	$23.02	6/7/2028	—		—	—		—
	LGF.B	125,000	—	—	$28.78	6/7/2028	—		—	—		—
	LGF.B	418,245	—	—	$14.60	6/4/2024	—		—	—		—
	LGF.B	2,000,000	—	—	$8.17	8/21/2030	—		—	—		—
	LGF.B	—	—	—	—	—	193,622	(2)	$1,802,621	—		—
	LGF.B	—	—	—	—	—	—		—	96,811	(3)	$901,310
	LGF.B	—	—	—	—	—	599,520	(4)	$5,581,531	—		—
Michael Burns*	LGF.A	425,476	—	—	$24.59	11/3/2026	—		—	—		—
	LGF.B	425,476	—	—	$23.77	11/3/2026	—		—	—		—
	LGF.A	425,476	—	—	$19.68	11/3/2026	—		—	—		—
	LGF.B	425,476	—	—	$19.02	11/3/2026	—		—	—		—
	LGF.B	106,594	—	—	$23.02	6/7/2028	—		—	—		—
	LGF.B	106,594	—	—	$28.78	6/7/2028	—		—	—		—
	LGF.B	166,340	—	—	$14.60	6/4/2024	—		—	—		—
	LGF.B	1,155,000	—	—	$8.51	12/18/2030	—		—	—		—
	LGF.B	—	—	—	—	—	33,333	(5)	$310,330	—		—
	LGF.B	—	—	—	—	—	209,832	(4)	$1,953,536	—		—
James W. Barge	LGF.B	850,000	—	—	$25.22	12/28/2026	—		—	—		—
	LGF.B	95,000	—	—	$23.02	6/7/2028	—		—	—		—
	LGF.B	74,405	—	—	$14.60	6/4/2024	—		—	—		—
	LGF.B	1,271,052	—	—	$8.66	9/26/2029	—		—	—		—
	LGF.B	—	—	—	—	—	42,779	(6)	$398,272	—		—
	LGF.B	—	—	—	—	—	121,014	(2)	$1,126,640	—		—
	LGF.B	—	—	—	—	—	—		—	60,507	(3)	$563,320
	LGF.B	—	—	—	—	—	194,844	(4)	$1,813,998	—		—
Brian Goldsmith	LGF.A	132,657	—	—	$39.16	11/13/2025	—		—	—		—
	LGF.B	132,657	—	—	$37.86	11/13/2025	—		—	—		—
	LGF.B	95,000	—	—	$23.02	6/7/2028	—		—	—		—
	LGF.B	315,372	—	—	$18.11	11/12/2028	—		—	—		—
	LGF.B	404,530	—	—	$11.99	7/1/2029	—		—	—		—
	LGF.B	74,405	—	—	$14.60	6/4/2024	—		—	—		—
	LGF.B	—	—	—	—	—	39,927	(6)	$371,720	—		—
	LGF.B	—	—	—	—	—	112,946	(2)	$1,051,527	—		—
	LGF.B	—	—	—	—	—	—		—	56,473	(3)	$525,764
	LGF.B	—	—	—	—	—	209,832	(4)	$1,953,536	—		—
Bruce Tobey	LGF.B	—	—	—	—	—	17,674	(7)	$164,545	—		—
	LGF.B	—	—	—	—	—	59,952	(4)	$558,153	—		—
	LGF.B	—	—	—	—	—	12,165	(8)	$113,256	—		—

*	Reflect adjusted option award amounts due to the terms of a divorce stipulation and order during fiscal 2022. See the Option Exercises and Stock Vested table below.
(1)

The dollar amounts shown in columns (h) and (j) are determined by multiplying either the number of LGEC Class A shares or units (LGF.A) or LGEC Class B shares or units (LGF.B) reported in columns (g) and (i), respectively, by $9.95 and $9.31, respectively, the closing price of LGF.A and LGF.B on March 28, 2024 (the last trading day of fiscal 2024).

(2)	The unvested portion of this award is scheduled to vest in two equal annual installments on July 27, 2024 and July 27, 2025.
(3)	This award is subject to the VWAP Goal described above.
(4)	The unvested portion of this award is scheduled to vest in three equal annual installments on July 3, 2024, July 3, 2025 and July 3, 2026.
(5)	The unvested portion of this award is scheduled to vest on May 14, 2024.
(6)	The unvested portion of this award is scheduled to vest on July 19, 2024.
(7)	The unvested portion of this award is scheduled to vest in two equal annual installments on March 27, 2025 and March 27, 2026.
(8)	The unvested portion of this award is scheduled to vest on July 6, 2024.

Option Exercises and Stock Vested

The following table presents information regarding the exercise of options and SARs by the Named Executive Officers during fiscal 2024 and the vesting during fiscal 2024 of other stock awards previously granted to the Named Executive Officers.

Option Exercises and Stock Vested — Fiscal 2024

	Securities Covered by Award	Option Awards				Stock Awards
Name(a)		Number of Shares Acquired on Exercise (#)(b)		Value Realized on Exercise ($)(1)(c)		Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(1)(e)
Jon Feltheimer	LGF.B	—		$—		848,377	$7,972,937
Michael Burns	LGF.A	27,314	(2)	$—		—	$—
	LGF.B	382,636	(3)	$351,900	(3)	—	$—
	LGF.B	—		$—		398,678	$3,866,856
James W. Barge	LGF.B	—		$—		661,500	$5,528,619
Brian Goldsmith	LGF.B	—		$—		389,003	$2,976,826
Bruce Tobey	LGF.B	—		$—		8,837	$77,324

(1)

The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of existing common stock to which the exercise of the option related by (ii) the difference between the per-share closing price of the applicable class of shares of existing common stock to on the date of exercise and the exercise price of the stock options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the applicable class of shares of existing common stock on the vesting date.

(2)

Reflects option awards transferred during fiscal 2024 due to the terms of a divorce stipulation and order. With respect to 27,314 of the shares subject to such transferred awards, no value is reported in the table above as the per-share exercise price of the award was greater than the per-share price of our LGEC Class A shares at the time the award was transferred.

(3)

Reflects option awards transferred during fiscal 2024 due to the terms of a divorce stipulation and order. With respect to 152,636 of the shares subject to such transferred awards, no value is reported in the table above as the per-share exercise price of the award was greater than the per-share price of LGEC Class B shares at the time the award was transferred.

Non-Qualified Deferred Compensation

Lionsgate permits the Named Executive Officers and certain other key employees to elect to receive a portion of their compensation reported in the Summary Compensation Table above on a deferred basis under Lionsgate’s Deferred Compensation Plan. Under the plan, Lionsgate is also permitted to make additional discretionary contributions with respect to amounts deferred under the plan.

For cash amounts deferred under the plan, the participant may elect one or more measurement funds to be used to determine investment gains or losses to be credited to his or her account balance, including certain mutual funds. Amounts may be deferred until a specified date, retirement or other termination of service, disability or death. At the participant’s election, compensation deferred until a specified date or termination of service may be paid as a lump sum or in annual installments as specified in the plan document. If the participant’s employment terminates due to death or disability, the participant’s deferred compensation balance will be paid in a single lump sum. Emergency hardship withdrawals are also permitted under the plan.

As of March 31, 2024, none of the Named Executive Officers had deferred any amount under the plan, and Lionsgate had not made any contributions with respect to any Named Executive Officer under the plan.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us pursuant to the terms of their respective employment agreements with Lionsgate. In addition to the benefits described below, outstanding equity-based awards held by the Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of Lionsgate under the terms of its equity incentive plans if the awards are not assumed or otherwise continued upon the transaction, as noted under Grants of Plan-Based Awards above. None of the Named Executive Officers are entitled to any reimbursement or gross-up payment for any excise taxes imposed under Section 280G of the U.S. Internal Revenue Code. The Named Executive Officers also do not have a right to voluntarily terminate employment (other than for “good reason” in certain cases) following a change in control and receive severance and are not entitled to any “single-trigger” vesting of equity awards or other benefits upon a change in control unless the executive’s employment terminates in the circumstances described below. In each case, the Named Executive Officer’s right to receive the severance benefits described below in connection with a termination of the executive’s employment (other than as a result of death or disability) is subject to his execution of a release of claims in favor of Lionsgate.

Jon Feltheimer

Severance Benefits — Termination of Employment. The following summary, in accordance with securities law requirements, is based upon Mr. Feltheimer’s agreement in effect on March 31, 2024. As noted above, Mr. Feltheimer entered into a new employment agreement on August 8, 2024, the terms of which are described above. See “—Employment Agreements” above. In the event Mr. Feltheimer’s employment is terminated by Lionsgate “without cause” or by him for “good reason” (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to a cash severance payment equal to the present value of his base salary through August 21, 2025, as well as payment of his premiums for continued health coverage for up to six months following his termination and his premiums for continued life and disability insurance through August 21, 2025. In addition, Mr. Feltheimer would be entitled to payment of the target amount of his annual bonus for the fiscal year in which his termination occurs. Mr. Feltheimer’s equity awards granted by Lionsgate prior to his termination, to the extent then outstanding and unvested, would become fully vested upon his termination (and if an annual grant for the fiscal year in which his termination occurs has not previously been granted, that annual grant would be made and would fully vest upon his termination).

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Feltheimer’s employment is terminated by Lionsgate “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of Lionsgate (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to the severance benefits described above, except that his cash severance would be the greater of the present value of his base salary through August 21, 2025 and $6.0 million.

Severance Benefits — Death or Disability. In the event Mr. Feltheimer’s employment with Lionsgate terminates due to his death or “disability” (as such term is defined in Mr. Feltheimer’s employment agreement), the equity awards granted by Lionsgate pursuant to Mr. Feltheimer’s employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination. In addition, in the event Mr. Feltheimer’s employment with Lionsgate terminates due to his disability, Lionsgate will continue to pay the premiums for his continued life and disability insurance through August 21, 2025.

Michael Burns

Severance Benefits — Termination of Employment. In the event Mr. Burns’ employment is terminated by Lionsgate “without cause” or by him for “good reason” (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to a lump sum cash severance payment equal to the present value of his remaining base salary through October 23, 2024, a prorated amount of the annual bonus that Mr. Burns would have received for the fiscal year in which his termination occurs, as well as payment of his premiums for continued health coverage for up to six months following his termination and payment for continued life and disability insurance through October 30, 2024. In addition, Mr. Burns’ equity awards granted by Lionsgate pursuant to his employment agreement, to the extent then outstanding and unvested, would become fully vested upon his termination.

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Burns’ employment is terminated by Lionsgate “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of Lionsgate (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his remaining base salary through October 23, 2024 or $3.5 million.

Severance Benefits — Death or Disability. In the event Mr. Burns’ employment with Lionsgate terminates due to his death or “disability” (as such term is defined in Mr. Burns’ employment agreement), his equity awards granted by Lionsgate pursuant to Mr. Burns’ employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination.

James W. Barge	Severance Benefits — Termination of Employment. In the event that Mr. Barge’s employment is terminated by Lionsgate “without cause” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to a lump sum cash severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the annual bonus that Mr. Barge would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Barge’s employment is terminated by Lionsgate “without cause”, or if Mr. Barge resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Barge’s employment agreement), (1) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Barge’s employment is terminated by Lionsgate “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of Lionsgate (as such terms are defined in Mr. Barge’s employment agreement), Mr. Barge would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Barge’s employment is terminated by Lionsgate “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Barge will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at Lionsgate’s election, LGEC Class B shares.

Severance Benefits — Death or Disability. In the event Mr. Barge’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs. In addition, Mr. Barge’s equity awards granted by Lionsgate pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Brian Goldsmith	Severance Benefits — Termination of Employment. In the event Mr. Goldsmith’s employment is terminated by Lionsgate “without cause” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated discretionary bonus for the fiscal year in which his termination occurs, and payment of COBRA premiums for up to 18 months. Additionally, in the event Mr. Goldsmith’s employment is terminated by Lionsgate “without cause” or if Mr. Goldsmith resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), (i) any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and become fully vested, and (ii) 50% percent of any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and become fully vested. Moreover, if Mr. Goldsmith’s employment is terminated at the end of the term of the agreement because Lionsgate does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Goldsmith would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated discretionary bonus and payment of COBRA premiums noted above. In addition, any portion of equity granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event Mr. Goldsmith’s employment is terminated by Lionsgate “without cause” or by him for “good reason” within twelve (12) months following the date of a change in control or a “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Goldsmith’s employment is terminated by Lionsgate “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Goldsmith will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at Lionsgate’s election, in LGEC Class B shares.

Severance Benefits — Death or Disability. In the event Mr. Goldsmith’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to receive a prorated discretionary bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. In addition, Mr. Goldsmith’s equity awards granted by Lionsgate pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Bruce Tobey	Severance Benefits — Termination of Employment. In the event that Mr. Tobey’s employment is terminated by Lionsgate “without cause” (as such term is defined in Mr. Tobey’s employment agreement), Mr. Tobey will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the bonus that Mr. Tobey would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Tobey’s employment is terminated by Lionsgate “without cause” or if Mr. Tobey resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Tobey’s employment agreement), (1) any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. Moreover, if Mr. Tobey’s employment is terminated at the end of the term of the agreement because Lionsgate does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Tobey would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated bonus and payment of COBRA premiums noted above.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Tobey’s employment is terminated by Lionsgate “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of Lionsgate (as such terms are defined in Mr. Tobey’s employment agreement), Mr. Tobey would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Tobey’s employment is terminated by Lionsgate “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Tobey will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at Lionsgate’s election, in LGEC Class B shares.

Severance Benefits — Death or Disability. In the event Mr. Tobey’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Tobey’s employment agreement), Mr. Tobey’s equity awards granted by Lionsgate pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Estimated Severance and Change in Control Benefits

Severance Benefits. The following chart presents our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive, had his employment terminated under the circumstances described above (other than in connection with a change in control of Lionsgate) on March 31,

2024 (with the value of equity awards calculated based on the $9.95 and $9.31 closing prices of LGEC Class A shares and LGEC Class B shares, respectively, on March 28, 2024, the last trading day of fiscal 2024). Since this hypothetical termination would have occurred on the last day of the fiscal year, no pro-rata bonus was included in the cash severance amounts in the charts below.

	Termination by Lionsgate Without Cause(1)
Name	Cash Severance	Equity Acceleration(2)	Insurance Premiums		Total
Jon Feltheimer	$1,933,690	$21,669,614	$163,279	(3)	$23,766,583
Michael Burns	$560,557	$4,217,402	$29,401	(4)	$4,807,360
James W. Barge	$1,875,000	$4,863,823	$55,460	(5)	$6,794,283
Brian Goldsmith	$1,875,000	$4,800,031	$55,460	(5)	$6,730,491
Bruce Tobey	$1,500,000	$738,190	$55,460	(5)	$2,293,650

(1)

As described above, Messrs. Feltheimer and Burns would also be entitled to these benefits pursuant to their respective employment agreements if their employment is terminated by the executive for good reason.

(2)

These columns report the intrinsic value of the unvested portions of each executive’s awards that would accelerate in the circumstances. For stock options and SARs, this value is calculated by multiplying the amount (if any) by which the closing price of the applicable class of LGEC common shares on the last trading day of the fiscal year exceeds the exercise price or base price of the award by the number of shares subject to the accelerated portion of the award. No value is included in the table for stock options and SARs with a per-share exercise price that is greater than or equal to the closing price of the applicable class of LGEC common shares on the last trading day of the fiscal year. For restricted share unit awards, this value is calculated by multiplying the closing price of the applicable class of LGEC common shares on the last trading day of the fiscal year by the number of units subject to the accelerated portion of the award.

(3)	Includes $18,487 for payment of COBRA premiums and $144,793 for payment of continued life and disability insurance premiums.
(4)	Includes $18,487 for payment of COBRA premiums and $10,915 for payment of continued life and disability insurance premiums.
(5)	Includes payment of COBRA premiums.

	Termination Due to Executive’s Death or Disability
Name	Equity Acceleration(1)	Insurance Premiums		Total
Jon Feltheimer	$15,669,614	$163,279	(2)	$15,832,893
Michael Burns	$4,217,402	$29,401	(3)	$4,246,803
James W. Barge	$6,031,809	$55,460	(4)	$6,087,269
Brian Goldsmith	$5,976,973	$55,460	(4)	$6,032,433
Bruce Tobey	$984,253	$55,460	(4)	$1,039,713

(1)	See note (2) to the table above for the valuation of these benefits.
(2)

Includes $18,487 for payment of COBRA premiums for a termination due to executive’s death or disability, and $144,793 for payment of continued life and disability insurance premiums for a termination due to executive’s disability.

(3)

Includes $18,487 for payment of COBRA premiums for a termination due to executive’s death or disability, and $10,915 for payment of continued life and disability insurance premiums for a termination due to executive’s disability.

(4)	Includes payment of COBRA premiums.

Change in Control Severance Benefits. The following chart presents our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive had a change in control of Lionsgate, or, in the case of Messrs. Barge, Goldsmith and Tobey, a change in management of Lionsgate, occurred on March 31, 2024 and the executive’s employment with us had terminated by Lionsgate without cause or by the executive for good reason as described above on such date. See note (2) to the table above for the valuation of equity award acceleration.

Name	Cash Severance(1)	Equity Acceleration		Insurance Premiums		Total
Jon Feltheimer	$6,000,000	$21,669,614		$163,279	(2)	$27,832,893
Michael Burns	$3,500,000	$4,217,402		$29,401	(3)	$7,746,803
James W. Barge	$8,542,808	$7,241,141	(4)	$55,460	(5)	$15,839,409
Brian Goldsmith	$5,376,712	$7,279,331	(4)	$55,460	(5)	$12,711,503
Bruce Tobey	$2,986,301	$1,394,107	(4)	$55,460	(5)	$4,435,868

(1)

For Messrs. Barge, Goldsmith and Tobey, this amount includes 50% of the grant date value of the annual equity awards provided for in the executive’s employment agreement as described above that had not been granted as of March 31, 2024.

(2)	Includes $18,487 for payment of COBRA premiums and $144,793 for payment of continued life and disability insurance premiums.
(3)	Includes $18,487 for payment of COBRA premiums and $10,915 for payment of continued life and disability insurance premiums.
(4)

For Messrs. Barge, Goldsmith, and Tobey, the equity acceleration value reported in this table only applies to a termination without cause. If such executives’ employment had been terminated for good reason on or within 12 months following a change in control or a “change in management,” the equity acceleration value would be the same as described above for a termination without cause not in connection with a change in control. A change in management in these Named Executive Officers’ employment agreements would generally occur when both Messrs. Feltheimer and Burns are no longer employed by Lionsgate.

(5)	Includes payment of COBRA premiums.

Pay Ratio Disclosure

Pursuant to the Exchange Act, we are required to disclose in this joint proxy statement/prospectus the ratio of the total annual compensation of Lionsgate’s Chief Executive Officer to the median of the total annual compensation of all of Lionsgate’s employees (excluding Lionsgate’s Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that Lionsgate’s Chief Executive Officer’s total compensation for fiscal 2024 was $18,213,948, and the median of the total compensation of all of Lionsgate’s employees (excluding Lionsgate’s Chief Executive Officer) for fiscal 2024 was $130,004. Accordingly, Lionsgate estimates the ratio of Lionsgate’s Chief Executive Officer’s total compensation for fiscal 2024 to the median of the total compensation of all of its employees (excluding Lionsgate’s Chief Executive Officer) for fiscal 2024 to be 140 to 1.

Lionsgate has selected March 31, 2024, which is a date within the last three months of fiscal 2024, as the date to be used to identify Lionsgate’s median employee. To find the median of the annual total compensation of all Lionsgate’s employees (excluding Lionsgate’s Chief Executive Officer), Lionsgate used the amount of each employee’s total cash compensation (i.e., base salary, wages, overtime and bonus) from Lionsgate’s payroll records. In making this determination, Lionsgate did not annualize compensation for those employees who did not work for Lionsgate for the entire fiscal year. Lionsgate also did not make any cost-of-living adjustments in identifying the median employee. Lionsgate believes total cash compensation for all employees will be an appropriate measure because total cash compensation data is readily available, and Lionsgate considers this a reasonable measure of employees’ overall compensation.

As of March 31, 2024, Lionsgate had a total of 1,723 employees, of whom 1,383 were based in the U.S. and 340 were based outside of the U.S. In making the determination of the median employee, Lionsgate’s did not include 5 employees based in Australia, 3 employees based in China, 36 employees based in India, 2 employees based in Indonesia, 2 employees based in Luxembourg and 4 employees based in Spain, in accordance with SEC rules permitting exclusion of a de minimis number of non-U.S. employees (so that all U.S.-based employees and 288 employees based outside of the U.S. will be included in this determination).

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio to be reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

This section summarizes the relationship between the total compensation paid for Lionsgate’s Chief Executive Officer and the other Named Executive Officers and Lionsgate’s financial performance for the fiscal years shown in the table (in this discussion, Lionsgate’s Chief Executive Officer is also referred to as the principal executive officer or “PEO”, and the Named Executive Officers other than Lionsgate’s Chief Executive Officer are referred to as the “Non-PEO NEOs”).

			Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)		Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(3)			Lionsgate TSR ($)(4)	Dow Jones U.S. Media Sector TSR ($)(4)	S&P Movies & Entertainment Index TSR ($)(4)	Lionsgate Net Income (Loss) ($ Millions)(5)	Lionsgate Adjusted OIBDA ($ Millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)
2024	$18,213,948	$13,002,216	$6,624,357	$6,218,137	$164	$118	$133	$(1,102.9)	$517.6
2023	$21,528,409	$13,153,336	$6,429,940	$4,169,033	$182	$108	$96	$(2,010.2)	$358.1
2022	$5,585,412	$10,753,069	$4,649,415	$6,185,148	$267	$144	$124	$(188.2)	$402.2
2021	$19,176,875	$30,384,695	$5,694,133	$10,065,318	$246	$176	$166	$(18.9)	$540.9

(1)

Mr. Feltheimer was Lionsgate’s Chief Executive Officer for each of the four fiscal years included in the table above. For each of fiscal years 2021 and 2022, Lionsgate’s Non-PEO NEOs were Messrs. Burns, Barge, Goldsmith and Corii Berg, Lionsgate’s former General Counsel. For fiscal year 2023, Lionsgate’s Non-PEO NEOs were Messrs. Burns, Barge, Goldsmith, Tobey and Berg. For fiscal year 2024, Lionsgate’s Non-PEO NEOs were Messrs. Burns, Barge, Goldsmith, and Tobey.

(2)

See the Summary Compensation Table above for detail on the total compensation for Lionsgate’s Chief Executive Officer for fiscal year 2024. The total compensation for Lionsgate’s Chief Executive Officer and the average compensation for the Non-PEO NEOs for each of fiscal years 2023, 2022 and 2021 was calculated from the Summary Compensation Table as disclosed in Lionsgate’s proxy statement filed with the SEC in the calendar year in which the applicable fiscal year ended.

(3)

For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of Lionsgate’s NEOs (including, for purposes of this table, former Named Executive Officers as noted above) is equal to the NEO’s total compensation reported in the Summary Compensation Table for the applicable fiscal year and adjusted for the following with respect to that NEO:

•	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,

•	Plus the fiscal year-end value Lionsgate option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,

•

Plus/(less) the change in value as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year Lionsgate option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,

•	Plus the vesting date value of Lionsgate option and stock awards which were granted and vested during the same covered fiscal year,

•

Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior fiscal year for Lionsgate option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,

•

Less, as to any Lionsgate option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,

•	Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested Lionsgate stock awards not otherwise included,

•

Plus, as to a Lionsgate option or stock award that was materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date.

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions Lionsgate then used to calculate the fair value of its equity awards. For more information on the valuation of Lionsgate’s equity awards, please see the notes to Lionsgate’s financial statements that appear in its Annual Report on Form 10-K for each fiscal year and the footnotes to the Summary Compensation Table that appears in Lionsgate’s annual proxy statement.

The table above reflects the CAP (determined as noted above) for Lionsgate’s Chief Executive Officer and, for Lionsgate’s Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the fiscal years shown in the table.

The following table provides a reconciliation of the Summary Compensation Table Total to Compensation

Actually Paid for the PEO.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Summary Compensation Table Total	18,213,948	21,528,409	5,585,412	19,176,875

Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(5,427,902)	(9,750,004)	(1,000,003)	(7,446,931)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	5,986,201	10,815,950	—	15,610,964
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(207,176)	(8,868,143)	3,994,288	2,420,353
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	1,000,003	—
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(5,562,855)	(572,876)	1,173,369	623,434
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—

Compensation Actually Paid	$13,002,216	$13,153,336	$10,753,069	$30,384,695

The following table provides a reconciliation of the average of the Summary Compensation Table Total for the Non-PEO NEOs for a fiscal year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)
Summary Compensation Table Total	6,624,357	6,429,940	4,649,415	5,694,133

Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(2,328,686)	(3,272,202)	(2,759,912)	(2,366,952)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	1,720,364	2,430,521	1,022,759	4,803,958
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(98,353)	(761,350)	1,155,466	1,236,985
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	672,750	948,244	1,392,662	158,084
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(372,295)	(1,571,828)	724,758	539,110
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(34,292)	—	—

Compensation Actually Paid	$6,218,137	$4,169,033	$6,185,148	$10,065,318

(4)

Lionsgate’s TSR represents cumulative total shareholder return on a fixed investment of $100 in existing common stock for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. The Dow Jones U.S. Media Sector Index TSR and the S&P Movies & Entertainment Index (which Lionsgate also utilizes in the stock performance graph required by Item 201(e) of Regulation S-K included in its Annual Reports for each covered fiscal year) represent cumulative total shareholder return on a fixed investment of $100 in the Dow Jones U.S. Media Sector Index and the S&P Movies & Entertainment Index, respectively, for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, and are calculated assuming the reinvestment of dividends. The following chart illustrates the CAP for Lionsgate’s Chief Executive Officer and the average CAP for Lionsgate’s Non-PEO NEOs for each of the last four fiscal years against Lionsgate’s total shareholder return and the total shareholder return for each of the Dow Jones U.S. Media Sector and the S&P Movies & Entertainment Index (each calculated as described above) over that period of time.

(5)

This column shows Lionsgate’s net income (loss) for each fiscal year covered by the table. The following chart illustrates the CAP for Lionsgate’s Chief Executive Officer and the average CAP for Lionsgate’s Non-PEO NEOs for each of the last four fiscal years against Lionsgate’s net income for each of those years.

(6)

This column shows Lionsgate’s adjusted OIBDA for each fiscal year covered by the table. Lionsgate considers adjusted OIBDA to be a key metric in its executive compensation program, used in determining corporate performance under fiscal year 2024 annual incentive plan. See the “—Compensation Discussion and Analysis” section of this report for more information regarding the use of this performance measure in Lionsgate’s executive compensation program. The following chart illustrates the CAP for Lionsgate’s Chief Executive Officer and the average CAP for Lionsgate’s Non-PEO NEOs for each of the last four fiscal years against Lionsgate’s adjusted OIBDA for each of those years.

Following is an unranked list of the company’s financial performance measures it considers most important in linking the compensation actually paid to Lionsgate’s NEOs for fiscal 2024 with Lionsgate’s performance.

•	Adjusted OIBDA (used in determining corporate performance for purposes of the annual incentive plan); and

•

Certain Discretionary Assessment of Achievement of Operational and Strategic Goals (used in determining individual performance for purposes of the annual incentive plan and the vesting of performance-based equity awards)

See the “—Compensation Discussion and Analysis” section for more information regarding the use of these performance measures in Lionsgate’s executive compensation program.

In general, Lionsgate also views its stock price, upon which the value of all of the equity awards granted by Lionsgate is dependent, as a key performance-based component of its executive compensation program in order to further align the interests of Lionsgate’s senior management with the interests of Lionsgate’s shareholders.

Lionsgate Director Compensation

Compensation Program

For fiscal 2024, Lionsgate’s non-employee directors were compensated as follows:

Type of Compensation	Amount
Annual Equity Retainer	$150,000
Annual Cash Retainer	$100,000
Annual Board Chair Retainer	$52,000
Annual Audit & Risk Committee Chair Retainer	$30,000
Annual Compensation Committee Chair Retainer.	$30,000
Annual Nominating and Corporate Governance Committee Chair Retainer	$20,000
Annual Strategic Advisory Committee Chair Retainer	$20,000

The annual equity retainer consists of an award of restricted share units granted under Lionsgate’s equity incentive plan then in effect with a grant date value of $150,000 granted annually on the date of date of Lionsgate’s annual general meeting of shareholders (with $75,000 of the value based on the closing price LGEC Class A shares and $75,000 of the value based on the closing price of LGEC Class B shares on the date of grant, and the number of units rounded to the nearest whole unit). The restricted share units vest after one year following the date of grant (or, if earlier, the date of the annual general meeting of shareholders in the year after the year of grant) and will be paid in an equivalent number of LGEC Class A shares and LGEC Class B shares, as applicable. The Lionsgate Board retains discretion to provide for the award to instead be granted as a fixed amount of cash subject to the same vesting terms. The Lionsgate Board may also provide non-employee directors an election to defer payment of their vested awards in accordance with applicable tax law.

The annual cash retainer and other retainers set for in the table above will be paid, at the director’s election, in all cash, 50% in cash and 50% in the form of shares of common stock (with the 50% portion to be paid in shares to be paid 50% in LGEC Class A shares and 50% in LGEC Class B shares), or 100% in the form of shares of common stock (with 50% to be paid in LGEC Class A shares and 50% in LGEC Class B shares). The Lionsgate Board retains discretion to provide for retainers for one or more directors to be paid in a different mix of cash and shares of common stock (whether in LGEC Class A shares, LGEC Class B shares, or a combination thereof) as it determined appropriate. Retainers are paid in two installments, with the number of shares of common stock delivered in payment of any retainer determined by dividing the dollar amount of the retainer paid in the form of shares of common stock by the closing price of common stock (either LGEC Class A shares or LGEC Class B shares, as applicable) on the date of payment, and are fully vested at the time of payment.

Pursuant to Lionsgate’s policies, non-employee directors will also be reimbursed for reasonable expenses incurred in the performance of their duties. The Lionsgate Board (or any committee of the Lionsgate Board within the authority delegated to it) has the right to amend this policy from time to time.

Director Onboarding and Education

Upon a new director’s appointment to the Lionsgate Board, an orientation is conducted by management and current Lionsgate Board members aiming to acquaint new directors with Lionsgate’s business strategies, vital financial aspects, core values encompassing ethics and compliance, corporate governance practices, and key policies. This orientation involves meetings with senior management to delve into Lionsgate’s strategy, business plan, risk profile, and provision of background material.

Additionally, Lionsgate actively supports the ongoing education of its Lionsgate Board members, covering expenses for relevant continuing education programs. These programs are tailored to enhance the directors’ understanding of Lionsgate’s operations, their responsibilities within the Lionsgate Board and its committees, and to stay updated on industry trends and developments.

Fiscal 2024 Director Compensation

The following table presents information regarding compensation earned or paid to each of Lionsgate’s non-employee directors for services rendered during fiscal 2024. Messrs. Feltheimer and Burns, who are employed by Lionsgate, do not receive any compensation for their services on the Lionsgate Board.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Mignon Clyburn	$100,000	$149,993	$—	$—	$—	$—	$249,993
Gordon Crawford	$120,000	$149,993	$—	$—	$—	$—	$269,993
Emily Fine	$100,000	$149,993	$—	$—	$—	$—	$249,993
Michael T. Fries	$195,832	$—	$—	$—	$—	$—	$195,832
John D. Harkey, Jr.(4)	$76,503	$149,993	$—	$—	$—	$—	$226,496
Susan McCaw	$100,000	$149,993	$—	$—	$—	$—	$249,993
Yvette Ostolaza	$120,000	$149,993	$—	$—	$—	$—	$269,993
Mark H. Rachesky, M.D.	$172,000	$149,993	$—	$—	$—	$—	$321,993
Daryl Simm	$130,000	$149,993	$—	$—	$—	$—	$279,993
Hardwick Simmons	$130,000	$149,993	$—	$—	$—	$—	$279,993
Harry E. Sloan	$100,000	$149,993	$—	$—	$—	$—	$249,993

(1)

The amounts reported in column (b) represent director annual retainer and chair fees, for fiscal 2024, paid, at the director’s election, either 50% in cash and 50% in the form of existing common stock, 100% in the form of existing common stock, or 100% in cash, as described above. The value of the common shares is calculated using the closing price of shares of common stock on the date of payment. Retainers and fees are paid twice a year. During fiscal 2024, Lionsgate’s non-employee directors who elected to receive 50% of their retainers and fees in the form of common shares received the following number of shares: Ms. Clyburn, 6,599 shares, Ms. McCaw, 1,593 shares, Mr. Simm, 8,573 shares and Mr. Simmons, 8,767 shares. During fiscal 2024, Lionsgate’s non-employee directors who elected to receive 100% of their retainers and fees in the form of common shares received the following number of shares: Mr. Crawford, 15,950 shares, Ms. Fine, 13,196 shares, Mr. Harkey, 3,079 shares, Ms. Ostolaza, 15,810 shares, Dr. Rachesky, 24,454 shares, and Mr. Sloan, 14,033 shares. For fiscal 2024, the Lionsgate Board determined that Mr. Fries would receive 100% of his retainer and fees in the form of cash (so that the amount reported in this column for Mr. Fries includes cash received in lieu of any equity award).

(2)

Each non-employee director then in office received a grant of 8,455 restricted share units with respect to LGEC Class A shares and 8,971 restricted share units with respect to LGEC Class B shares units on November 28, 2023 at Lionsgate’s 2023 Annual General and Special Meeting of Shareholders (other than Mr. Fries, who receives cash in lieu of equity grants). The amounts reported in column (c) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of Lionsgate’s financial statements. The fair values of the restricted share units are determined based on the market value of the shares on the date of grant.

(3)

The following table presents the number of unvested stock awards held by each of Lionsgate’s non-employee directors as of March 31, 2024. No non-employee directors held any outstanding option awards as of that date.

	Number of Unvested Restricted Share Units as of March 31, 2024
Director	LGEC Class A Shares	LGEC Class B Shares
Mignon Clyburn	10,710	11,382
Gordon Crawford	10,710	11,382
Emily Fine	10,710	11,382
Michael T. Fries	—	—
John D. Harkey, Jr.	8,455	8,971
Susan McCaw	10,710	11,382
Yvette Ostolaza	10,710	11,382
Mark H. Rachesky, M.D.	10,710	11,382
Daryl Simm	10,710	11,382
Hardwick Simmons	10,710	11,382
Harry E. Sloan	10,077	10,693

(4)	Mr. Harkey was appointed to the Lionsgate Board effective June 26, 2023.

Lions Gate Entertainment Corp.

Use Of Non-GAAP Financial Measures

This joint proxy statement/prospectus presents the following important financial measures utilized by Lionsgate are not all financial measures defined by generally accepted accounting principles (“GAAP”). Lionsgate uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization (“OIBDA”), adjusted for adjusted share-based compensation (“adjusted SBC”), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill impairment, charges related to Russia’s invasion of Ukraine, and the gain on sale of Pantaya on March 31, 2021), when applicable.

•

Adjusted depreciation and amortization represents depreciation and amortization as presented on Lionsgate’s consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for “purchase accounting and related adjustments”, described below.

•

Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.

•

COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.

•

Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable.

•

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how Lionsgate defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Segment Profit and Studio Business Segment Profit: Lionsgate presents the sum of its Motion Picture and Television Production segment profit as its “Studio Business” segment profit. Total segment profit and Studio Business segment profit, when presented outside of the segment information and reconciliations included in Lionsgate’s consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. Lionsgate uses this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of its business.

Lionsgate believes the presentation of total segment profit and Studio Business segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by Lionsgate’s management and enables them to understand the fundamental performance of Lionsgate’s businesses before non-operating items. Total segment profit and Studio Business segment profit is considered an important measure of Lionsgate’s performance because it reflects the aggregate profit contribution from Lionsgate’s segments, both in total and for the Studio Business and represents a measure, consistent with Lionsgate’s segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of Lionsgate’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by Lionsgate may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. Lionsgate defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items, such as insurance recoveries on prior shareholder litigation, proceeds from the termination of interest rate swaps, and payments on impaired content in territories exited or to be exited.

The adjustment for the production and related loans, exclusive of Lionsgate’s production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time Lionsgate pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages Lionsgate’s cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages Lionsgate’s cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities.

Lionsgate believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

The adjustment for the payments on impaired content represents cash payments made on impaired content in territories exited or to be exited under the LIONSGATE+ international restructuring. The adjustment is made because these cash payments relate to content in territories Lionsgate has exited or is exiting, and therefore the cash payments are not reflective of the ongoing operations of Lionsgate.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Lionsgate uses these non-GAAP measures, among other measures, to evaluate the operating performance of its business. Lionsgate believes these measures provide useful information to investors regarding its results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of Lionsgate’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of Lionsgate’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

Lions Gate Entertainment Corp.

Reconciliation of Operating Income (Loss) to Adjusted OIDBA and Total Segment Profit

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measures, Adjusted OIBDA and Total Segment Profit:

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Operating income (loss)	$170.6	$9.0	$(1,857.7)	$114.9	$(938.8)
Gain on sale of Pantaya(1)	(44.1)	—	—	—	—
Goodwill and intangible asset impairment(2)	—	—	1,475.0	—	663.9
Adjusted depreciation and amortization(3)	44.3	43.0	40.2	41.0	50.1
Restructuring and other(4)	24.7	16.8	411.9	9.6	508.5
COVID-19 related charges (benefit)(5)	67.5	(3.4)	(11.6)	—	(1.0)
Programming and content charges(6)	—	36.9	7.0	—	—
Charges related to Russia’s invasion of Ukraine(7)	—	5.9	—	—	—
Adjusted share-based compensation expense(8)	85.5	100.0	97.8	99.8	81.2
Purchase accounting and related adjustments(9)	192.4	194.0	195.5	171.7	153.7

Adjusted OIBDA	$540.9	$402.2	$358.1	$437.0	$517.6
Corporate general and administrative expenses	113.7	97.1	122.9	124.7	136.1

Total Segment Profit	$654.6	$499.3	$481.0	$561.7	$653.7

(1)	Represents the gain before income taxes on the sale of Lionsgate’s majority interest in Pantaya on March 31, 2021.

(2)

In fiscal 2024, amounts reflect the goodwill impairment charge of $493.9 million and $170.0 million for impairment of indefinite-lived trade names, both related to the Media Networks reporting unit, recorded in the second quarter ended September 30, 2023. In fiscal 2023, amounts reflect the goodwill impairment charge of $1.475 billion related to the Media Networks reporting unit, recorded in the second quarter ended September 30, 2022.

(3)

Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Depreciation and amortization	$188.5	$177.9	$180.3	$175.7	$192.2
Less: Amount included in purchase accounting and related adjustments	(144.2)	(134.9)	(140.1)	(134.7)	(142.1)

Adjusted depreciation and amortization	$44.3	$43.0	$40.2	$41.0	$50.1

(4)	Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Restructuring and other:
Content and other impairments(a)	$—	$—	$385.2	$—	$377.3
Severance(b)
Cash	14.8	4.6	18.0	—	37.2
Accelerated vesting on equity awards	3.5	—	4.2	—	9.4

Total severance costs	18.3	4.6	22.2	—	46.6
COVID-19 related charges included in restructuring and other(c)	3.0	1.1	0.1	—	—
Transaction and other costs (benefits)(d)	3.4	11.1	4.4	9.6	84.6

	$24.7	$16.8	$411.9	$9.6	$508.5

(a)

Media Networks Restructuring: In fiscal 2023, Lionsgate began a plan to restructure its LIONSGATE+ business, which initially included exiting the business in seven international territories (France, Germany, Italy, Spain, Benelux, the Nordics and Japan), and identifying additional cost-saving initiatives. This plan included a strategic review of content performance across Starz’s domestic and international platforms, resulting in certain programming being removed from those platforms and written down to fair value.

During the fiscal year ended March 31, 2024, Lionsgate continued executing its restructuring plan, including its evaluation of the programming on Starz’s domestic and international platforms. In connection with this review, Lionsgate cancelled certain ordered programming, and identified certain other programming with limited strategic purpose which was removed from the Starz platforms and abandoned by the Media Networks segment. In addition, as a result of the continuing review of its international territories, Lionsgate has made the strategic decision to shut down the LIONSGATE+ service in Latin America and the U.K. with the only remaining international operations being in Canada and India, resulting in additional content impairment charges.

As a result of these restructuring initiatives, Lionsgate recorded content impairment charges related to the Media Networks segment in the fiscal years ended March 31, 2024 and 2023 of $364.5 million and $379.3 million, respectively. Lionsgate has incurred impairment charges from the inception of the plan through March 31, 2024 amounting to $743.8 million.

Other Impairments: Amounts in the fiscal year ended March 31, 2024 also include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne.

Amounts in the fiscal year ended March 31, 2023 also include an impairment of an operating lease right-of-use asset related to the Studio Business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by Lionsgate. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.

(b)

Severance costs were primarily related to restructuring activities and other cost-saving initiatives. In fiscal 2024, amounts were due to restructuring activities including integration of the acquisition of eOne, LIONSGATE+ international restructuring and our Motion Picture and Television Production segment.

(c)

Amounts represents certain incremental general and administrative costs associated with the COVID-19 global pandemic, such as costs related to transitioning Lionsgate to a remote-work environment, costs associated with return-to-office safety protocols, and other incremental general and administrative costs associated with the COVID-19 global pandemic.

(d)

Amounts reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In fiscal 2024, these amounts include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, Lionsgate recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. Lionsgate expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity. Transaction and other costs in fiscal 2024 also include a benefit of $5.4 million associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the LIONSGATE+ international restructuring. The remaining amounts in fiscal 2024 primarily represent acquisition and integration costs related to the acquisition of eOne, and costs associated with the separation of the Starz Business from the Studio Business. In fiscal 2023, transaction and other costs include a benefit of $11.0 million for a settlement of a legal matter related to the Media Networks segment.

(5)

Amounts represent the incremental costs, if any, included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. During fiscal 2024, 2023 and 2022, Lionsgate has incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental costs expensed in the period. These charges (benefits) are excluded from segment operating results.

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
COVID-19 related charges (benefit) included in:
Direct operating expense(a)	$50.6	$(3.6)	$(11.6)	$—	$(1.0)
Distribution and marketing expense(b)	16.9	0.2	—	—	—

	$67.5	$(3.4)	$(11.6)	$—	$(1.0)

(a)

Amounts reflected in direct operating expense include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, net of insurance recoveries. In fiscal 2021, these charges also included film impairment due to changes in performance expectations resulting from circumstances associated with the COVID-19 global pandemic.

(b)

Amounts reflected in distribution and marketing expense primarily consist of contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit.

(6)

Amounts represent certain unusual programming and content charges. In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across Lionsgate’s theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. In the fiscal year ended March 31, 2022, the amounts represent impairment charges recorded as a result of a strategic review of original programming on the STARZ platform, which identified certain titles with limited viewership or strategic purpose which were removed from the STARZ service and abandoned by the Media Networks segment. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the consolidated statement of operations.

(7)

Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the consolidated statement of operations, and excluded from segment operating results.

(8)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Total share-based compensation expense	$89.0	$100.0	$102.0	$99.8	$90.6
Less: Amount included in restructuring and other(a)	(3.5)	—	(4.2)	—	(9.4)

Adjusted share-based compensation	$85.5	$100.0	$97.8	$99.8	$81.2

(a)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(9)

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$1.0	$0.4	$0.7	$—	$—
General and administrative expense(a)	47.2	58.7	54.7	37.0	11.6
Depreciation and amortization	144.2	134.9	140.1	134.7	142.1

	$192.4	$194.0	$195.5	$171.7	$153.7

(a)

These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The earned distributions related to 3 Arts Entertainment represent the 3 Arts Entertainment noncontrolling equity interest in the earnings of 3 Arts Entertainment and are reflected as an expense rather than noncontrolling interest in the consolidated statement of operations due to the relationship to continued employment.

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Amortization of recoupable portion of the purchase price	$7.7	$7.7	$7.7	$1.3	$1.3
Noncontrolling interest discount amortization	22.7	22.7	13.2	—	—
Noncontrolling equity interest in distributable earnings	16.8	28.3	33.8	35.7	10.3

	$47.2	$58.7	$54.7	$37.0	$11.6

Lions Gate Entertainment Corp.

Reconciliation of Net Cash Flows Provided By Operating Activities to Adjusted Free Cash Flow

The following table reconciles the GAAP measure, Net Cash Flows Provided by Operating Activities to the non-GAAP measure Adjusted Free Cash Flow:

Year Ended March 31,
2024 Actual
(Unaudited, amounts in millions)
Net Cash Flows Provided By Operating Activities	$396.8
Capital expenditures	(34.7)
Net borrowings under and (repayment) of production and related loans(1):
Production loans and programming notes	(242.0)
Production tax credit facility	27.7
Payments on impaired content in territories to be exited(2)	81.7

Adjusted Free Cash Flow	$229.5

(1)	See “Reconciliation of Non-GAAP Adjustments for Net Borrowings Under and (Repayment) of Production and Related Loans” for reconciliation to the most directly comparable GAAP financial measure.
(2)	Represents cash payments made on impaired content in territories exited or to be exited under the LIONSGATE+ international restructuring.

Lions Gate Entertainment Corp.

Reconciliation of Non-GAAP Adjustments For Net Borrowings Under and (Repayment) of Production and Related Loans

The following table reconciles the non-GAAP adjustments for net borrowings under and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Year Ended March 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations	Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$2,023.6
Cash flows provided by (used in) financing activities:
Borrowings	$1,666.4	$76.4	$267.8	2,010.6
Repayments	(1,923.2)	(48.7)	(243.5)	(2,215.4)
Adjustment related to net payments on loans outstanding prior to acquisition of eOne	14.8	—	—

	$(242.0)	$27.7	$24.3
Cash flows provided by operating activities:
Included in cash flows provided by operating activities				13.4
Film related obligations assumed from the acquisition of eOne				105.8

Film related obligations at end of period (current and non-current)				$1,938.0

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Lionsgate Related Person Transaction Policy

Lionsgate recognizes that transactions it may conduct with any of its directors, director nominees or executive officers may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than Lionsgate’s best interests and those of its shareholders. Lionsgate has established, and the Lionsgate Board has adopted, a written Related Person Transactions Policy to monitor transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which Lionsgate and any of the following have an interest: (i) any person who is or was an executive officer, director, or director nominee of Lionsgate at any time since the beginning of Lionsgate’s last fiscal year; (ii) a person who is or was an immediate family member (as defined in the policy) of an executive officer, director, or director nominee at any time since the beginning of Lionsgate’s last fiscal year; (iii) any person who, at the time of the occurrence or existence of the transaction, is greater than 5% beneficial owner of Lionsgate’s common shares; (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member (as defined in the policy) of the greater than 5% beneficial owner of Lionsgate’s common shares; or (v) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed $120,000 in which a related person has a direct or indirect material interest.

The full text of the Lionsgate Related Person Transaction Policy is available on Lionsgate’s investor relations website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary. Starz and New Lionsgate will each adopt a related person transaction policy that is in substantially the same form as the Lionsgate Related Person Transaction Policy.

Certain Existing Agreements

Ignite, LLC

In April 2004, a wholly-owned subsidiary of Lionsgate entered into agreements (as amended) with Ignite, LLC (“Ignite”) for distribution rights to certain films. Mr. Burns owns a 65.45% interest in Ignite, and Mr. Simmons owns a 24.24% interest in Ignite. During the year ended March 31, 2024, $0.3 million was paid to Ignite under these agreements (2023 - $0.4 million).

Business Combination

On May 13, 2024, Lionsgate closed the Business Combination Agreement. Mr. Sloan was the Chairman of Screaming Eagle and owned, directly or indirectly, a material interest in Eagle Equity Partners V, LLC, a Delaware limited liability company, the Screaming Eagle sponsor. Mr. Sloan recused himself from the decisions to approve the business combination made by the Lionsgate Board and the board of Screaming Eagle.

Sponsor Option Agreement

In connection with the Business Combination, SEAC received an aggregate of $1.00 and 2,200,000 options (the “SEAC Sponsor Options”) each of which entitled SEAC Sponsor to purchase one SEAC Class A Ordinary Share at $0.0001 per share (the “Sponsor Option Agreement”). The SEAC Sponsor Options ultimately became options to purchase LG Studios common shares pursuant to the terms of the Sponsor Option Agreement. New Lionsgate expects to assume in writing all of the obligations of LG Studios under and in accordance with the Sponsor Option Agreement pursuant to an amendment thereto, the form of which is attached hereto as Annex II.

Letter Agreement. On July 9, 2009, Lionsgate entered into a letter agreement (as amended from time to time, the “MHR Letter Agreement”) with Dr. Rachesky, pursuant to which Dr. Rachesky was nominated to the Lionsgate Board for the Lionsgate 2009 annual meeting of shareholders. The MHR Letter Agreement also provides, subject to certain terms and conditions, including that Dr. Rachesky and certain of his affiliates hold at least 8,192,246 common shares of Lionsgate, subject to equitable adjustment (which amount represented approximately 7% of Lionsgate’s common shares outstanding as of May 22, 2009), that in the event Lionsgate enters into an agreement with any other person, or invites or receives a proposal, in either case which relates to the matters addressed by the MHR Letter Agreement, and that has terms or conditions that are more favorable to such other person or more restrictive to Lionsgate than the terms or conditions set forth in the MHR Letter Agreement or the Registration Rights Agreement with MHR Fund Management (as described below), then Lionsgate will offer Dr. Rachesky and certain of his affiliates the opportunity to enter into an agreement on the same terms and conditions or, as the case may be, make a competing proposal which shall be considered by Lionsgate in good faith before deciding whether to execute any such other agreement.

Investor Rights Agreements

Lionsgate Investor Rights Agreement. On November 10, 2015, (i) Liberty, a limited company organized under the laws of the U.K. and a wholly-owned subsidiary of Liberty Global, agreed to purchase 5,000,000 of Lionsgate’s then outstanding common shares from funds affiliated with MHR Fund Management, and (ii) Discovery Lightning, a limited company organized under the laws of the U.K. and a wholly-owned subsidiary of Warner Bros.

Discovery, Inc. (“Warner Bros. Discovery”) agreed to purchase 5,000,000 of Lionsgate’s then outstanding common shares from funds affiliated with MHR Fund Management (collectively, the “Purchases”).

In connection with the Purchases, on November 10, 2015, Lionsgate entered into an investor rights agreement with Liberty Global, Warner Bros. Discovery, Liberty, Discovery Lightning and certain affiliates of MHR Fund Management (as amended from time to time, the “Lionsgate Investor Rights Agreement”). The Lionsgate Investor Rights Agreement provides that, among other things, (i) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include three (3) designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to Lionsgate Board approval) on its slate of director nominees for election at each future annual general and special meeting of Lionsgate’s shareholders and (ii) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 10,000,000, of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of Lionsgate’s shareholders. Dr. Rachesky, Ms. Fine and a former director were appointed as initial designees of MHR Fund Management to the Lionsgate Board pursuant to the Lionsgate Investor Rights Agreement. Mr. Harkey serves as the current third designee to the Lionsgate Board under the Lionsgate Investor Rights Agreement.

In addition, the Lionsgate Investor Rights Agreement provides that (i) for so long as Liberty and Discovery Lightning (together with certain of their affiliates) beneficially own at least 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate’s will include one designee of Liberty and one designee of Discovery Lightning on its slate of director nominees for election to the Lionsgate Board at each future annual general meeting of Lionsgate’s shareholders and (ii) for so long as Liberty and Discovery Lightning (together with certain of their affiliates) beneficially own at least 5,000,000, but less than 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of Liberty and Discovery Lightning, collectively, on its slate of director nominees for election to the Lionsgate Board at each future annual general meeting of Lionsgate’s shareholders, selected by (a) Liberty, if Liberty individually exceeds such 5,000,000 common share threshold but Discovery Lightning does not, (b) Discovery Lightning, if Discovery Lightning individually exceeds such 5,000,000 common share threshold but Liberty does not and (c) Liberty and Discovery Lightning, jointly, if neither Liberty nor Discovery Lightning individually exceeds such 5,000,000 common share threshold. Mr. Fries was appointed as a designee of Liberty and a former director was appointed as a designee of Discovery Lightning, and both were appointed as members of the Lionsgate Board effective on November 12, 2015. Currently, Mr. Sloan serves as the designee of Discovery Lightning to the Lionsgate Board under the Lionsgate Investor Rights Agreement.

In addition, under the Lionsgate Investor Rights Agreement, Lionsgate has also agreed to provide Liberty, Discovery Lightning and MHR Fund Management with certain pre-emptive rights on shares that Lionsgate may issue in the future for cash consideration.

Under the Lionsgate Investor Rights Agreement, Liberty and Discovery Lightning (together with certain of their affiliates) have agreed that if they sell or transfer any of their LGEC common shares to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s then outstanding common shares, or that would result in a person or group of persons beneficially owning 5% or more of Lionsgate’s then outstanding common shares, any such transferee would have to agree to the restrictions and obligations set forth in the Lionsgate Investor Rights Agreement, including transfer restrictions, subject to certain exceptions set forth in the Lionsgate Investor Rights Agreement.

New Lionsgate and Starz Investor Rights Agreements. Pursuant to the Lionsgate Investor Rights Agreement, New Lionsgate expects to enter into an investor rights agreement with Liberty Global and Liberty (or affiliated entities of each of them) and certain affiliates of MHR Fund Management, and Starz expects to enter into an investor rights agreement with Liberty Global, Discovery, Liberty and Discovery Lightning (or affiliated entities of each of them) and certain affiliates of MHR Fund Management, each to be effective upon the Arrangement Effective Time. We refer to these agreements as the “New Lionsgate Investor Rights Agreement” and the “Starz Investor Rights Agreement”, respectively. Except as described below and other than with respect to Discovery (in the case of the New Lionsgate Investor Rights Agreement), each of the New Lionsgate and Starz Investor Rights Agreements is expected to be substantially similar to the Lionsgate Investor Rights Agreements as currently in effect.

With respect to MHR Fund Management and certain of its affiliated funds, each of the New Lionsgate Investor Rights Agreement and the Starz Investor Rights Agreement will provide that, among other things, (i) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of New Lionsgate’s or Starz’s, as applicable, then-outstanding common shares in the aggregate, New Lionsgate or Starz, as applicable, will include three (3) designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to approval by the New Lionsgate Board or Starz Board, as applicable) on its slate of director nominees for election at each future annual general and special meeting of New Lionsgate’s or Starz’s, as applicable, shareholders, (ii) for so long as funds affiliated with MHR Fund Management beneficially own at least 7,500,000, but less than 10,000,000, of New Lionsgate’s or Starz’s, as applicable, then-outstanding common shares in the aggregate, New Lionsgate or Starz, as applicable, will include two designees of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of New Lionsgate’s or Starz’s, as applicable, shareholders and (iii) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 7,500,000, of New Lionsgate’s or Starz’s, as applicable, then-outstanding common shares in the aggregate, New Lionsgate or Starz, as applicable, will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of New Lionsgate’s or Starz’s, as applicable, shareholders.

Voting Agreements

Lionsgate Voting and Standstill Agreement. Also in connection with the Purchases, on November 10, 2015, Lionsgate entered into a voting and standstill agreement with Liberty Global, Liberty, Discovery Lightning, Warner Bros. Discovery, Dr. John C. Malone, MHR Fund Management and certain affiliates of MHR Fund Management (as amended from time to time, the “Lionsgate Voting and Standstill Agreement”). Under the Lionsgate Voting and Standstill Agreement, Liberty and Warner Bros. Discovery have agreed to vote, in any vote of Lionsgate’s shareholders on a merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving Lionsgate or any of its subsidiaries (and any proposal relating to the issuance of capital, increase in the authorized capital or amendment to any constitutional documents in connection with any of the foregoing), all of the common shares beneficially owned by them (together with certain of their affiliates) in excess of 18.5% of Lionsgate’s outstanding voting power in the aggregate in the same proportion as the votes cast by other shareholders.

In addition, each of Liberty Warner Bros. Discovery and MHR Fund Management (together with certain of their affiliates) has agreed that as long as any of them have the right to nominate at least one representative to the Lionsgate Board, each of them will vote all of Lionsgate’s common shares owned by them (together with certain of their affiliates) in favor of each of the other’s respective nominees to the Lionsgate Board, subject to certain exceptions set forth in the Lionsgate Voting and Standstill Agreement.

Under the Lionsgate Voting and Standstill Agreement, Liberty and Warner Bros. Discovery (together with certain of their affiliates) have also agreed that if they sell or transfer any of their common shares to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s common shares, or that would result in a person or group of persons beneficially owning 5% or more of Lionsgate’s common shares, any such transferee would have to agree to the Lionsgate Voting and Standstill Agreement, subject to certain exceptions set forth in the Lionsgate Voting and Standstill Agreement.

New Lionsgate and Starz Voting Agreements. Pursuant to the Lionsgate Voting and Standstill Agreement, New Lionsgate expects to enter into a voting agreement with Liberty Global and Liberty (or affiliated entities of each of them) and certain affiliates of MHR Fund Management, and Starz expects to enter into a voting agreement with Liberty Global, Discovery Liberty, and Discovery Lightning (or affiliated entities of each of them) and certain affiliates of MHR Fund Management, each to be effective upon the Arrangement Effective Time. We refer to these agreements as the “New Lionsgate Voting Agreement” and the “Starz Voting Agreement,” respectively. Each of the New Lionsgate Voting Agreement and Starz Voting Agreement is expected to be substantially similar to the Lionsgate Voting and Standstill Agreement as currently in effect.

Registration Rights Agreements

Lionsgate Registration Rights Agreements. On October 22, 2009, Lionsgate entered into a registration rights agreement with certain affiliates of MHR Fund Management, which was later amended on February 3, 2016. In addition, on November 10, 2015, Lionsgate entered into separate registration rights agreements with each of Liberty and Warner Bros. Discovery (together with certain of their affiliates). The three registration rights agreements described in the foregoing are referred to herein as the “Registration Rights Agreements.”

Each Registration Rights Agreement provides that the applicable investor is entitled to two demand registration rights to request that Lionsgate register all or a portion of their common shares. In addition, in the event that Lionsgate proposes to register any of Lionsgate’s equity securities or securities convertible into or exchangeable for Lionsgate’s equity securities, either for its own account or for the account of other security holders, the applicable investor will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to customary limitations. As a result, whenever Lionsgate proposes to file a registration statement under the Securities Act, other than with respect to a registration statement on Forms S-4 or S-8 or certain other exceptions, the applicable investor will be entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

The registration rights described above of Liberty and Warner Bros. Discovery will terminate on the first anniversary of the date that the applicable investor (together with certain of its affiliates) both (i) beneficially owns less than 2,971,601 common shares, subject to equitable adjustment (which amount represented approximately 2% of Lionsgate’s common shares outstanding as of November 2, 2015), and (ii) ceases to have a designated representative on the Lionsgate Board. The registration rights described above of the applicable affiliates of MHR Fund Management will terminate on the first anniversary of the date that they both (i) beneficially owns less than 11,703,209 common shares, subject to equitable adjustment (which amount represented approximately 10% of Lionsgate’s common shares outstanding as disclosed in Lionsgate’s

Form 10-K for the fiscal year ended March 31, 2009), and (ii) ceases to have a designated representative on the Lionsgate Board.

The foregoing descriptions of the MHR Letter Agreement, the Lionsgate Investor Rights Agreement, the Lionsgate Voting and Standstill Agreement and the Registration Rights Agreements are not meant to be complete and are qualified by reference to the full text of each of the MHR Letter Agreement, the Investor Rights Agreement, the Voting and Standstill Agreement and the Registration Rights Agreements, respectively, which are filed as exhibits to Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024 and incorporated by reference into this joint proxy statement/prospectus.

New Lionsgate and Starz Registration Rights Agreements. New Lionsgate expects to enter into registration rights agreements with each of Liberty Global (or affiliated entities thereof) and certain affiliates of MHR Fund Management, and Starz expects to enter into registration rights agreements with each of Liberty Global (or affiliated entities thereof), Discovery (or affiliated entities thereof) and certain affiliates of MHR Fund Management, in each case to be effective upon the Arrangement Effective Time. We refer to such agreements as the “New Lionsgate Registration Rights Agreements” and the “Starz Registration Rights Agreements”, respectively. Each of the New Lionsgate Registration Rights Ageements and the Starz Registration Rights Agreements are expected to be substantially similar to the Lionsgate Registration Rights Agreement.

The foregoing descriptions of the New Lionsgate Investor Rights Agreement, the New Lionsgate Voting Agreement, the New Lionsgate Registration Rights Agreements, the Starz Investor Rights Agreement, the Starz Voting Agreement and the Starz Registration Rights Agreements are not meant to be complete and are qualified by reference to the full text of the form of each of the New Lionsgate Investor Rights Agreement, the New Lionsgate Voting Agreement, the New Lionsgate Registration Rights Agreements, the Starz Investor Rights Agreement, the Starz Voting Agreement and the Starz Registration Rights Agreements, respectively, the forms of which are attached hereto as Annex AA, Annex BB, Annexes CC and DD, Annex EE, Annex FF and Annexes GG-II, respectively.

Transactions with Equity Method Investees

In the ordinary course of business, Lionsgate is involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of Lionsgate’s films and television programs and the lease of a studio facility owned by a former equity-method investee, for which the impact on Lionsgate’s consolidated balance sheets and consolidated statements of operations is as shown in the tables below. For additional information about related party transactions, see Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024, which is incorporated by reference into this joint proxy statement/prospectus.

	March 31,
	2024	2023
	(Amounts in millions)
Consolidated Balance Sheets
Accounts receivable	$11.1	$14.8
Investment in films and television programs(1)	2.2	7.9
Other assets, noncurrent(1)	—	45.8

Total due from related parties	$13.3	$68.5

Accounts payable(2)	$16.8	$16.8
Other accrued liabilities(1)	—	6.7
Participations and residuals, current	5.5	7.5
Participations and residuals, noncurrent	1.3	2.0
Deferred revenue, current	0.1	—
Other liabilities(1)	—	41.4

Total due to related parties	$23.7	$74.4

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Consolidated Statements of Operations
Revenues	$4.2	$6.1	$4.1
Direct operating expense	$5.0	$8.3	$6.5
Distribution and marketing expense	$0.8	$0.4	$0.2
Interest and other income	$—	$1.7	$3.1

(1)

As of March 31, 2023, Lionsgate had certain operating leases related to a studio facility owned by an equity-method investee which was sold during the year ended March 31, 2024. Amounts related to these leases as of March 31, 2023 are included in the table above in investment in films and television programs, other assets - noncurrent, other accrued liabilities and other liabilities.

(2)	Amounts primarily represent production related advances due to certain of its equity method investees.

Arrangement Agreement

Lionsgate, LG Studios, New Lionsgate and LG Sirius have entered into an Arrangement Agreement that provides for the implementation of the Plan of Arrangement that will result in the separation of the LG Studios Business from the Starz Business through the Transactions.

The following is a summary of certain material terms and conditions of the Arrangement Agreement. This summary may not contain all of the information about the Arrangement Agreement that is important to shareholders and is qualified in its entirety by the full text of the Arrangement Agreement, which is filed as Annex D to the registration statement of which this joint proxy statement/prospectus is a part. Shareholders are urged to read the Arrangement Agreement in its entirety.

Covenants Regarding the Arrangement

The Arrangement Agreement contains covenants of the parties that they will, subject to the terms of the Arrangement Agreement, use their respective commercially reasonable efforts to implement the Arrangement; and (ii) satisfy the conditions precedent to the completion of the Arrangement.

Conditions Precedent

The Transactions are subject to certain conditions precedent, including approval of the Lionsgate Transactions Proposal by the shareholders of Lionsgate and approval of the LG Studios Reorganization Proposal by the shareholders of LG Studios. For additional information on the conditions precedent, see “The Transactions—Conditions to the Transactions”. The conditions precedent in the Arrangement Agreement may be waived, in whole or in part, by Lionsgate, LG Studios, and New Lionsgate, as applicable. Certain conditions precedent to the completion of the Arrangement in the Arrangement Agreement may be deemed to be satisfied, waived or released at the Arrangement Effective Time by operation of law.

Amendments

The Arrangement Agreement provides that, subject to the provisions of the Interim Orders, the Final Order, the Plan of Arrangement, and applicable law, at any time and from time to time before the Arrangement Effective Time, the Arrangement Agreement and the Plan of Arrangement may be amended, modified, or supplemented by written agreement of the parties without further notice to or approval on the part of Lionsgate’s shareholders and LG Studios’ shareholders.

Termination

The Arrangement Agreement: (i) will terminate if the arrangement does not occur on or before September 30, 2025, or such other date as mutually agreed upon in writing by LGEC and LG Studios, and (ii) may be terminated prior to the Arrangement Effective Time by the written agreement of all parties to the Arrangement Agreement without further notice to or authorization on the part of the shareholders of Lionsgate or the other parties.

Separation Agreement

Transfer of Assets and Assumption of Liabilities

The Separation Agreement will identify the assets to be transferred or retained, the liabilities to be assumed or retained, and the contracts to be transferred or retained, to or by, as may be applicable, each of New Lionsgate and Starz as part of the separation of the LG Studios Business from the Starz Business, and will provide for when and how these transfers, assumptions and retentions will occur. In particular, the Separation Agreement will provide that, among other things, subject to the terms and conditions contained therein:

•

assets of either party or its subsidiaries, other than certain assets related to the Starz Business (the “Starz Assets”), which we refer to as the “New Lionsgate Assets,” will be transferred to or retained by New Lionsgate and its applicable subsidiaries;

•

certain liabilities of either party or its subsidiaries, other than certain liabilities of either party or its subsidiaries related to the Starz Business (the “Starz Liabilities”), which we refer to as the “New Lionsgate Liabilities,” will be transferred to or retained by New Lionsgate and its applicable subsidiaries; and

•	the Starz Assets and Starz Liabilities will be transferred to or retained by Starz and its applicable subsidiaries.

Except as expressly set forth in the Separation Agreement or any Ancillary Agreement, neither Starz nor New Lionsgate will make any representation or warranty as to the assets, business or liabilities transferred, assumed retained as part of the separation of the LG Studios Business from the Starz Business, as to any approvals or notifications required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either of New Lionsgate or Starz, or as to the legal sufficiency of any document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the Transactions. All assets will be transferred on an “as is,” “where is” basis, and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, that any necessary consents or governmental approvals are not obtained, or that any requirements of law, agreements, security interests or judgments are not complied with.

Information in this joint proxy statement/prospectus with respect to the assets and liabilities of the parties following the completion of the Transactions is presented based on the allocation of such assets and liabilities pursuant to the Separation Agreement or any other Ancillary Agreement, unless the context otherwise requires.

The Separation Agreement will provide that in the event that the transfer of certain assets and liabilities (or a portion thereof) to New Lionsgate or Starz, as applicable, does not occur at the Arrangement Effective Time, then until such assets or liabilities (or a portion thereof) are able to be transferred, New Lionsgate or Starz, as applicable, will hold such assets on behalf and for the benefit of the transferee and will pay, perform and discharge such liabilities, for which the transferee will reimburse New Lionsgate or Starz, as applicable, for all commercially reasonable payments made in connection with the performance and discharge of such liabilities.

The foregoing summary does not purport to describe all of the terms of the Separation Agreement and is qualified in its entirety by reference to the complete text of the Separation Agreement, the form of which is filed as Annex G to this joint proxy statement/prospectus and is incorporated herein by reference.

The Arrangement

The Arrangement Agreement and the Plan of Arrangement, together with the Separation Agreement and the Ancillary Agreements, will also govern the rights and obligations of the parties regarding the arrangement.

If the arrangement is implemented, at the Arrangement Effective Time:

•	LGEC shareholders will first receive in exchange for each outstanding LGEC Class A share that they hold:

•	One (1) New Lionsgate Class A share; and

•	One (1) New Lionsgate Class C preferred share;

•	LGEC shareholders will first receive, in exchange for each outstanding LGEC Class B share that they hold:

•	One (1) New Lionsgate Class B share; and

•	One (1) New Lionsgate Class C preferred share.

•	LGEC will change its name to Starz Entertainment Corp. and create a new class of voting common shares, the Starz common shares.

•

New Lionsgate will create a new class of common shares without par value (the “New Lionsgate new common shares”) and New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each:

•

New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares;

•

New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.”

•	As a result of the steps described above, each of New Lionsgate and Starz will have a single class of “one share, one vote” common shares.

•

Following the Second Share Exchange, pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

•

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) LG Studios

Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change prior to the Arrangement Effective Time. The LG Studios common shares will be delisted from Nasdaq and deregistered under the Exchange Act.

•	New Lionsgate will change its name to “Lionsgate Studios Corp.”

•	LG Studios will change its name to “Lionsgate Studios Holding Corp.”

The Separation Agreement will provide that the consummation of the arrangement is subject to satisfaction (or waiver by Lionsgate in its sole and absolute discretion) of certain conditions. These conditions are described under “Conditions to the Transactions.”

Claims

Except as expressly set forth in the Separation Agreement or any Ancillary Agreement, in general each party to the Separation Agreement will assume liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Releases

The Separation Agreement will provide that Starz and its affiliates will release and discharge New Lionsgate and its affiliates from all liabilities assumed by Starz as part of the Transactions, except as expressly set forth in the Separation Agreement. New Lionsgate and its affiliates will release and discharge Starz and its affiliates from all liabilities retained by New Lionsgate and its affiliates as part of the Transactions, except as expressly set forth in the Separation Agreement.

These releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the completion of the Transactions, which agreements include the Separation Agreement and the other agreements described under “Certain Relationships and Related Party Transactions.”

Indemnification

In the Separation Agreement, Starz will agree to indemnify, defend and hold harmless New Lionsgate, each of its affiliates, and each of its affiliates’ directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

•	the Starz Liabilities;

•

Starz’s failure or the failure of any other person to pay, perform or otherwise promptly discharge any of the Starz Liabilities, in accordance with their respective terms, whether prior to, at or after the Transactions;

•	except to the extent relating to any New Lionsgate Liability, any guarantee, indemnification or contribution obligation for the benefit of Starz by New Lionsgate that survives the Transactions;

•	any breach by Starz of the Separation Agreement or any of the Ancillary Agreements; and

•

any untrue statement or alleged untrue statement or omission or alleged omission of material fact relating to Starz in the registration statement on Form S-4 (as amended or supplemented) of which this joint proxy statement/prospectus forms a part, this joint proxy statement/prospectus or public filings or annual or quarterly reports following the date of the Transactions.

New Lionsgate will agree to indemnify, defend and hold harmless Starz, each of Starz’s affiliates and each of Starz’s affiliates’ directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the New Lionsgate Liabilities;

•

the failure of New Lionsgate or any other person to pay, perform or otherwise promptly discharge any of the New Lionsgate Liabilities in accordance with their respective terms whether prior to, at or after the Transactions;

•	except to the extent relating to any Starz Liability, any guarantee, indemnification or contribution obligation for the benefit of New Lionsgate by Starz that survives the Transactions;

•	any breach by New Lionsgate of the Separation Agreement or any of the Ancillary Agreements; and

•

any untrue statement or alleged untrue statement or omission or alleged omission of material fact relating to New Lionsgate in the registration statement on Form S-4 (as amended or supplemented) of which this joint proxy statement/prospectus forms a part, in this joint proxy statement/prospectus, or public filings or annual or quarterly reports following the date of the Transactions.

The Separation Agreement will also establish procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes, and the procedures related thereto, will be governed by the Tax Matters Agreement (as amended by the Tax Matters Agreement Amendment).

Insurance

The Separation Agreement will provide for the allocation between the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the Transactions and set forth procedures for the administration of insured claims and related matters.

Further Assurances

In addition to the actions specifically provided for in the Separation Agreement, except as otherwise set forth therein or in any Ancillary Agreement, Starz and New Lionsgate will agree in the Separation Agreement to use reasonable best efforts, prior to, on and after the Arrangement Effective Time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the Separation Agreement and the ancillary agreements.

Dispute Resolution

The Separation Agreement will contain provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between Starz and New Lionsgate related to the Transactions and that are unable to be resolved through good faith discussions between Starz and New Lionsgate. These provisions will contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to executives of the parties in dispute. If such efforts are not successful, one of the parties in dispute may submit the dispute, controversy or claim to nonbinding mediation or, if such nonbinding mediation is not successful, binding alternative dispute resolution, subject to the provisions of the Separation Agreement.

Expenses

Except as expressly set forth in the Separation Agreement or in any ancillary agreement, the party incurring the expense will be responsible for all costs and expenses incurred in connection with the Transactions incurred prior to the Arrangement Effective Time, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the Transactions. Except as expressly set forth in the Separation Agreement or in any ancillary agreement, or as otherwise agreed in writing by Starz and New Lionsgate, all costs and expenses incurred in connection with the Transactions after the completion of the Transactions will also be paid by the party incurring such cost and expense.

Other Matters

Other matters governed by the Separation Agreement will include approvals and notifications of transfer, termination of intercompany agreements, shared contracts, financial information certifications, transition committee provisions, confidentiality, access to and provision of records, privacy and data protection, production of witnesses, privileged matters, and financing arrangements.

Amendment and Termination

The Separation Agreement will provide that no provision of the Separation Agreement or any ancillary agreement may be waived, amended, supplemented or modified by a party without the written consent of the party against whom it is sought to enforce such waiver, amendment supplement or modification.

The Separation Agreement may not be terminated, except by an agreement in writing signed each of the parties thereto or as otherwise required by applicable law.

In the event of a termination of the Separation Agreement prior to the Arrangement Effective Time, the Separation Agreement will become null and void and no party, nor any of its directors, officers or employees, will have any liability of any kind to the other parties or any other person by reason of the Separation Agreement or the ancillary agreements.

Employee Matters Agreement

New Lionsgate and Starz will enter into an employee matters agreement prior to the Arrangement Effective Time to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The Employee Matters Agreement will govern certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

The Employee Matters Agreement will provide that, unless otherwise specified, New Lionsgate will be responsible for liabilities associated with employees who will be employed by New Lionsgate following the Arrangement Effective Time and former employees whose last employment was with the LG Studios Business, and Starz will be responsible for liabilities associated with employees who will be employed by Starz following the Arrangement Effective Time and former employees whose last employment was with Starz Business.

The Employee Matters Agreement will also govern the terms of equity-based awards granted by LGEC prior to the Arrangement Effective Time. See “The Transactions—Treatment of Lionsgate Equity Awards.”

The foregoing summary does not purport to describe all of the terms of the Employee Matters Agreement and is qualified in its entirety by reference to the complete text of the Employee Matters Agreement, the form of which is filed as Annex V to this joint proxy statement/prospectus and is incorporated herein by reference.

Tax Matters Agreement

In connection with the Business Combination, on May 9, 2024, LGEC and LG Studios entered into a tax matters agreement (the “Tax Matters Agreement”) that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, certain indemnification rights with respect to tax matters, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. In connection with the Transactions, prior to the Arrangement Effective Time, New Lionsgate will become a party to Tax Matters Agreement, pursuant to an amendment to the Tax Matters Agreement (the “Tax Matters Agreement Amendment”).

The foregoing summary does not purport to describe all of the terms of the Tax Matters Agreement and is qualified in its entirety by reference to the complete text of the Tax Matters Agreement, and the form of the Tax Matters Agreement Amendment, which are filed as Annex S and Annex T, respectively, to this joint proxy statement/prospectus and are incorporated herein by reference.

Transition Services Agreement

In connection with the Transactions, New Lionsgate and Starz will enter into a transition services agreement pursuant to which New Lionsgate and Starz and their respective affiliates will provide to each other, on an interim, transitional basis, various services intended to support business continuity, facilitate operational integration, and ensure an efficient and orderly transition of responsibilities, systems and process following the consummation of the Transactions. Lionsgate currently expects that the transition services agreement may include services related to production (such as music creative/supervision), certain finance, accounting, legal, information technology, human resources, investor relations, employee benefits and other services. The transition services agreement will specify the fees payable for these services, which are based on arm’s-length negotiations and generally billed on the basis of hourly rates. In general, the services will begin on the date of the completion of the Transactions and will cover a period as early as three (3) months following completion of the Transactions (which may include certain investor relations and music creative/supervision services) and generally not expected to exceed thirteen (13) months following the completion of the Transactions (which may include certain IT and human resources services).

The foregoing summary does not purport to describe all of the terms of the transition services agreement and is qualified in its entirety by reference to the complete text of the transition services agreement, the form of which is filed as Annex U to this joint proxy statement/prospectus and is incorporated herein by reference.

Other Commercial Arrangements

Following the Transactions, New Lionsgate and Starz will continue to be parties to certain commercial agreements, which may include: (i) master originals content licensing agreements that will license SVOD and pay television rights to Starz for certain New Lionsgate owned first-run original series for the U.S. and Canada; (ii) library license agreements that will license SVOD and pay television rights to Starz for certain New Lionsgate owned library series and film content for the U.S. and Canada; (iii) a multiyear pay 1 television output arrangement, granting Starz an exclusive U.S. pay television/SVOD license for Lionsgate- or Summit-branded films theatrically released in the U.S.; and (iv) a distribution agreement authorizing New Lionsgate to globally distribute on an exclusive basis off-platform linear, on-demand, and transactional rights to certain original series owned by Starz (subject to holdbacks to preserve periods of exclusivity for Starz’s platforms). At least in the near term, Starz is likely to continue to be a significant customer of New Lionsgate. See “Risk Factors—Risks Related to New Lionsgate and the LG Studios Business.”

In connection with original programming, Starz licenses from Lionsgate exclusive SVOD and pay television rights to certain original series for exhibition in the U.S. and Canada. For each such original series, these licenses generally cover all episodes produced during the initial production season and multiple consecutive production seasons subsequently commissioned by Starz, plus a number of years thereafter, and involve certain holdbacks and restrictions over Lionsgate’s exploitation of the series. License fees are typically a negotiated percentage of the budget of the original series. Following the Transactions, Starz will continue to contract with New Lionsgate’s Television Production segment (in addition to other independent studios and production companies) to produce and deliver original programming that will appear on Starz’s services. This original programming may be either exclusively licensed to or, in certain instances, owned by Starz.

In addition to the business relationships between Starz and New Lionsgate relating to first-run original series, Starz licenses library content from New Lionsgate for exhibition in the U.S. and Canada. Under the library license agreements between Starz and New Lionsgate, Starz holds SVOD and pay television rights to exhibit older, previously released theatrical films and other programming during certain exhibition window periods. These exhibition windows are of varying lengths depending on the title and territory, with certain windows for library programming in the U.S. currently extending through at least 2028. The amounts Starz pays for library content generally reflect an amount per movie, series or other programming commensurate with the commercial quality (e.g., utility and perceived popularity) of the content being licensed.

Starz also has an exclusive multiyear output licensing agreement with New Lionsgate for New Lionsgate films theatrically released in the U.S. starting January 1, 2022, resulting in exclusive Pay 1 output title windows running through at least 2030. Starz enjoys SVOD and pay television exclusivity in the U.S. during all of its exhibition windows in this licensing agreement. However, there are periods between Starz’s windows when New Lionsgate can license the content to third parties. License fees paid by Starz to New Lionsgate for these licenses are determined by a pricing grid that is based on each film’s box office performance (subject to maximum amounts payable per movie and a cap on the number of movies that can be put to Starz each year).

New Lionsgate is the distributor of certain original series owned by Starz under the terms of an exclusive multi-year distribution agreement. This agreement, which continues following the Transactions, authorizes New Lionsgate to distribute off-network rights to Starz-owned series globally, subject to certain holdbacks and restrictions. Starz receives the amounts generated by such licenses for the Starz-owned series, subject to the reimbursement of distribution costs and a distribution fee retained by New Lionsgate.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS FOR LIONSGATE SHAREHOLDERS

The following is a discussion of material U.S. federal income tax consequences of the Transactions to “U.S. Holders” (as defined below) of LGEC common shares who receive New Lionsgate new common shares and Starz common share in the Transactions. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, in each case as in effect and available as of the date of this joint proxy statement/prospectus and all of which are subject to differing interpretations and change at any time, possibly with retroactive effect. Any such interpretation or change could affect the accuracy of the statements and conclusions set forth in this document. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. To the extent this section consists of statements as to matters of U.S. federal income tax law, this section constitutes the opinion of Wachtell, Lipton, Rosen & Katz.

This discussion applies only to U.S. Holders (as defined below) of LGEC common shares who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the Transactions were or will be consummated in accordance with the Plan of Arrangement and the Separation Agreement and the other agreements related to the Transactions and as described in this joint proxy statement/prospectus. Holders of LGEC common shares that are not U.S. Holders should consult their tax advisors as to the tax consequences of the Transactions to them.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of LGEC common shares in light of their particular circumstances, nor does it address tax consequences applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws (including, without limitation, insurance companies, tax-exempt organizations, financial institutions, mutual funds, certain former U.S. citizens or long-term residents of the United States, broker-dealers, real estate investment trusts, regulated investment companies, S corporations, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or owners thereof, traders in securities who elect a mark-to-market method of accounting, holders who hold their LGEC common shares as part of a “hedge,” “straddle,” “conversion,” “synthetic security,” “integrated investment” or “constructive sale” or other risk-reduction or integrated transaction, holders who acquired LGEC common shares or New Lionsgate new common shares upon the exercise of employee share options or otherwise as compensation, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, holders who actually or constructively own five percent or more (by vote or value) of the LGEC common shares or holders whose functional currency is not the U.S. dollar. This discussion also does not address any tax consequences arising under the alternative minimum tax, the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith, and any laws, regulations or practices adopted in connection with any such agreement). In addition, no information is provided with respect to any tax considerations under state, local, or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. The Transactions may be taxable under such other tax laws and all holders should consult their own tax advisors with respect to the applicability and effect of any such tax laws.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds LGEC common shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of LGEC common shares that are partnerships and partners in such partnerships should consult their tax advisors as to the tax consequences of the Transactions to them.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of LGEC common shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion further assumes that neither Lionsgate nor New Lionsgate is currently a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and we do not expect either Lionsgate or New Lionsgate to be a PFIC at the time of the Transactions. If, however, Lionsgate or New Lionsgate is or becomes a PFIC, you could be subject to additional U.S. federal income taxes on gain recognized with respect to your shares and on the Transactions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. You are urged to consult your tax advisors concerning the U.S. federal income tax consequences to you if either Lionsgate or New Lionsgate is considered a PFIC in any taxable year.

THE FOLLOWING DISCUSSION SETS FORTH THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS UNDER CURRENT LAW. ALL HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. AND OTHER TAX LAWS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW THAT MIGHT AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

It is a condition to the Transactions that Lionsgate Entertainment Inc., a subsidiary of New Lionsgate, receives an opinion of its outside tax advisor to the effect that the Transactions should be treated as a “reorganization” within the meaning of Sections 355 and 368(a)(1)(D) of the Code. The opinion will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of Lionsgate and New Lionsgate (including those relating to the past and future conduct of Lionsgate and New Lionsgate). If any of these facts, assumptions, representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if any representations or covenants contained in any of the agreements and documents relating to the Transactions or in any documents relating to the opinion are inaccurate or not complied with by Lionsgate, New Lionsgate or any of their respective subsidiaries, such opinion may be invalid and the conclusions reached therein could be jeopardized. Moreover, the receipt of the opinion is a condition solely in favor of Lionsgate, and, as such, may be waived by Lionsgate in its sole and absolute discretion. Accordingly, ther can be no assurance of the receipt of the opinion.

Notwithstanding receipt by Lionsgate Entertainment Inc. of the opinion of its outside tax advisor, the IRS could determine that the Transactions should be treated as a taxable transaction for U.S. federal income tax purposes if it determines that any of the facts, representations, assumptions, statements or undertakings upon which the opinion was based are inaccurate or have not been complied with, or that the Transactions should be taxable for other reasons, including as a result of certain transactions occurring after the Transactions. In addition, the opinion of Lionsgate Entertainment Inc.’s outside tax advisor will represent the judgment of such tax advisor and will not be binding on the IRS or any court, and the IRS or a court may disagree with the conclusions in the opinion. Accordingly, notwithstanding receipt by Lionsgate Entertainment Inc. of the opinion, there can be no assurance that the IRS will not assert that the Transactions do not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such challenge, LGEC’s existing shareholders that are subject to U.S. federal income tax could incur significant liabilities. Please refer to “—Material U.S. Federal Income Tax Consequences if the Transactions are Taxable” below. For a description of the sharing of Lionsgate’s and New Lionsgate’s liabilities in respect of taxes, see the section titled “Certain Relationships and Related Party Transactions—Tax Matters Agreement” on page 350.

Material U.S. Federal Income Tax Consequences if the Transactions Qualify as a Transaction that is Generally Tax-Free under Section 355 of the Code.

If the Transactions qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Section 355 of the Code, the U.S. federal income tax consequences of the Transactions generally are as follows:

•

no gain or loss will be recognized by (and no amount will be includible in the income of) U.S. Holders of LGEC common shares upon the receipt of New Lionsgate new common shares and Starz common shares in the Transactions for U.S. federal income tax purposes, except with respect to any cash received in lieu of any fractional share interest in New Lionsgate new common shares (as described below);

•

the aggregate tax basis in the New Lionsgate new common shares and Starz common shares received in the Transactions by each U.S. Holder of LGEC common shares (including any fractional share interest in New Lionsgate new common shares for which cash is received) will equal, immediately after the Transactions, the aggregate basis of LGEC common shares held by such U.S. Holder immediately before the Transactions, allocated between the New Lionsgate new common shares and Starz common shares (including any fractional share interest in New Lionsgate new common shares for which cash is received) in proportion to the relative fair market value of each on the date of the completion of the Transactions; and

•

the holding period of New Lionsgate new common shares and Starz common shares received by each U.S. Holder of LGEC common shares in the Transactions (including any fractional share interest in New Lionsgate new common shares for which cash is received) will generally include the holding period at the time of the Transactions of the LGEC common shares with respect to which the New Lionsgate new common shares and Starz common shares are received in the completion of the Transactions.

A U.S. Holder who receives cash in lieu of a fractional share of New Lionsgate new common shares in the Transactions will be treated as having sold such fractional share for cash, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and such U.S. Holder’s adjusted tax basis in such fractional share. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for its LGEC common shares exceeds one year at the time of the Transactions.

If a U.S. Holder of LGEC common shares holds different blocks of LGEC common shares (generally LGEC common shares purchased or acquired on different dates or at different prices), such U.S. Holder should consult its tax advisor regarding the determination of the basis and holding period of New Lionsgate new common shares received in the Transactions in respect of particular blocks of LGEC common shares.

Material U.S. Federal Income Tax Consequences if the Transactions are Taxable.

As discussed above, notwithstanding receipt by Lionsgate Entertainment Inc. of the opinion of its outside tax advisor, the IRS could assert that the Transactions do not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, some or all of the consequences described above would not apply, and Lionsgate, New Lionsgate and LGEC shareholders could be subject to significant U.S. federal income tax liability. In addition, certain events that may or may not be within the control of Lionsgate or New Lionsgate could cause the Transactions and/or certain related transactions not to qualify for tax-free treatment for U.S. federal income tax purposes. Depending on the circumstances, New Lionsgate may be required to indemnify Starz for taxes (and certain related amounts) resulting from the Transactions and certain related transactions not qualifying as tax-free.

If the Transactions were to fail to qualify as tax-free for U.S. federal income tax purposes, U.S. Holders would be subject to tax as if they had received a taxable distribution equal to the fair market value of the New

Lionsgate new common shares received by them in the Transactions, which generally would be treated as a dividend for such purposes to the extent of such U.S. Holder’s pro rata share of Lionsgate’s current and accumulated earnings and profits (including any earnings and profits resulting from any taxable gain on the Transactions), as determined for U.S. federal income tax purposes.

In connection with the Transactions, prior to the Arrangement Effective Time, New Lionsgate will become a party to the Tax Matters Agreement pursuant to the Tax Matters Agreement Amendment and New Lionsgate will be responsible for certain liabilities and obligations following the Transactions. For a discussion of the Tax Matters Agreement, see “Certain Relationships and Related Person Transactions—Tax Matters Agreement.” New Lionsgate’s indemnification obligations to Starz under the Tax Matters Agreement are not expected to be limited in amount or subject to any cap. If New Lionsgate is required to pay any taxes or indemnify Starz and its subsidiaries and their respective officers and directors under the circumstances set forth in the Tax Matters Agreement, New Lionsgate may be subject to substantial liabilities.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS UNDER CURRENT LAW. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY BE IMPORTANT TO PARTICULAR HOLDERS. ALL HOLDERS OF LGEC COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS FOR LG STUDIOS SHAREHOLDERS

The following is a discussion of certain material U.S. federal income tax consequences of the Transactions to “U.S. Holders” (as defined below) of LG Studios common shares who exchange their LG Studios common shares for New Lionsgate new common shares pursuant to the Arrangement. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, in each case as in effect and available as of the date of this joint proxy statement/prospectus and all of which are subject to differing interpretations and change at any time, possibly with retroactive effect. Any such interpretation or change could affect the accuracy of the statements and conclusions set forth in this document. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This discussion applies only to U.S. Holders (as defined below) of LG Studios common shares who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the Transactions were or will be consummated in accordance with the Plan of Arrangement and the Separation Agreement and the other agreements related to the Transactions and as described in this joint proxy statement/prospectus. Holders of LG Studios common shares that are not U.S. Holders should consult their tax advisors as to the tax consequences of the Transactions to them.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of LG Studios common shares in light of their particular circumstances, nor does it address tax consequences applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws (including, without limitation, insurance companies, tax-exempt organizations, financial institutions, mutual funds, certain former U.S. citizens or long-term residents of the United States, broker-dealers, real estate investment trusts, regulated investment companies, S corporations, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or owners thereof, traders in securities who elect a mark-to-market method of accounting, holders who hold their LG Studios common shares as part of a “hedge,” “straddle,” “conversion,” “synthetic security,” “integrated investment” or “constructive sale” or other risk-reduction or integrated transaction, holders who acquired LG Studios common shares or New Lionsgate new common shares upon the exercise of employee share options or otherwise as compensation, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, holders who actually or constructively own five percent or more (by vote or value) of the LG Studios common shares or holders whose functional currency is not the U.S. dollar. This discussion also does not address any tax consequences arising under the alternative minimum tax, the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith, and any laws, regulations or practices adopted in connection with any such agreement). In addition, no information is provided with respect to any tax considerations under state, local, or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. The Transactions may be taxable under such other tax laws and all holders should consult their own tax advisors with respect to the applicability and effect of any such tax laws.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds LG Studios common shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of LG Studios common shares that are partnerships and partners in such partnerships should consult their tax advisors as to the tax consequences of the Transactions to them.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of LG Studios common shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion further assumes that neither Lionsgate nor New Lionsgate is currently a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and we do not expect either Lionsgate or New Lionsgate to be a PFIC at the time of the Transactions. If, however, Lionsgate or New Lionsgate is or becomes a PFIC, you could be subject to additional U.S. federal income taxes on gain recognized with respect to your shares and on the Transactions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. You are urged to consult your tax advisors concerning the U.S. federal income tax consequences to you if either Lionsgate or New Lionsgate is considered a PFIC in any taxable year.

THE FOLLOWING DISCUSSION SETS FORTH THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS UNDER CURRENT LAW. ALL HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. AND OTHER TAX LAWS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW THAT MIGHT AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

New Lionsgate currently intends to report the exchange of LG Studios common shares for New Lionsgate new common shares as a transaction described in Section 351 of the Code. The qualification of the exchange of LG Studios common shares for New Lionsgate new common shares as a transaction described in Section 351 of the Code depends on numerous facts and circumstances, some of which may not be known as of the completion of the Transactions, and on certain actions and transactions that may occur after the completion of the Transactions. Accordingly, there can be no assurance that the exchange LG Studios common shares for New Lionsgate new common shares will qualify as a transaction described in Section 351 of the Code for U.S. federal income tax purposes, and, consequently, the receipt of a legal opinion from counsel is not a condition to any party’s obligation to complete the exchange. New Lionsgate and LG Studios have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the Plan of Arrangement or the exchange, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to the position New Lionsgate intends to take with respect to the exchange of LG Studios common shares for New Lionsgate new common shares. Accordingly, there can be no assurance that the IRS will not assert that the Transactions do not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such challenge, LG Studios’ existing shareholders that are subject to U.S. federal income tax could incur significant liabilities. Please refer to “—Material U.S. Federal Income Tax Consequences if the Transactions Are Taxable” below.

Tax Consequences if Transactions Qualify as a Transaction that is Described in Section 351 of the Code.

If the exchange of LG Studios common shares for New Lionsgate new common shares qualifies as a transaction described in Section 351 of the Code, the U.S. federal income tax consequences generally are as follows:

•

no gain or loss will be recognized by (and no amount will be includible in the income of) U.S. Holders of LG Studios common shares upon the receipt of New Lionsgate new common shares pursuant to the Plan of Arrangement for U.S. federal income tax purposes;

•

the aggregate tax basis in the New Lionsgate new common shares received in the Transactions will equal the aggregate basis of LG Studios common shares held by such U.S. Holder immediately before the Transactions; and

•

the holding period of New Lionsgate new common shares received by each U.S. Holder of LG Studios common shares in the Transactions will generally include the holding period at the time of the Transactions of the LG Studios common shares with respect to which the New Lionsgate new common shares are received in the completion of the Transactions.

If a U.S. Holder of LG Studios common shares holds different blocks of LG Studios common shares (generally LG Studios common shares purchased or acquired on different dates or at different prices), such U.S. Holder should consult its tax advisor regarding the determination of the basis and holding period of New Lionsgate new common shares received in the Transactions in respect of particular blocks of LG Studios common shares.

Tax Consequences if the Transactions are Taxable.

As discussed above, the IRS could assert that the exchange of LG Studios common shares for New Lionsgate new common shares does not qualify as a transaction described in Section 351 of the Code for U.S. federal income tax purposes. If the IRS were successful in taking this position, some or all of the consequences described above would not apply, and Lionsgate, New Lionsgate and LG Studios shareholders could be subject to significant U.S. federal income tax liability. In addition, certain events that may or may not be within the control of Lionsgate or New Lionsgate could cause the Transactions and/or certain related transactions not to qualify for tax-free treatment for U.S. federal income tax purposes.

If the exchange of LG Studios common shares for New Lionsgate new common shares were to fail to qualify as a transaction described in Section 351 of the Code, the receipt of New Lionsgate new common shares in exchange for LG Studios common shares in the Arrangement will be a taxable transaction. In general, a U.S. holder whose shares of LG Studios common shares are converted into the right to receive New Lionsgate new common shares pursuant to the Plan of Arrangement will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the value of the New Lionsgate new common shares received (referred to as the amount realized) and (ii) the shareholder’s adjusted tax basis in the LG Studios common shares exchanged pursuant to the Plan or Arrangement. Gain or loss, as well as the holding period, will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a shareholder’s holding period for such shares is more than one year at the time of the consummation of the merger. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS UNDER CURRENT LAW. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY BE IMPORTANT TO PARTICULAR HOLDERS. ALL HOLDERS OF LG STUDIOS COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS FOR LIONSGATE SHAREHOLDERS

In the opinion of Dentons Canada LLP, the following summary describes the principal Canadian federal income tax considerations under the Canadian Tax Act generally applicable to a beneficial owner of LGEC common shares who (i) exchanges LGEC common shares for New Lionsgate Initial Exchange Shares pursuant to the Arrangement and (ii) exchanges New Lionsgate Initial Exchange Shares for Starz common shares and New Lionsgate new common shares pursuant to the Arrangement. This summary is applicable only to an LGEC shareholder who, at all relevant times, for purposes of the Canadian Tax Act: (a) deals at arm’s length with LGEC and New Lionsgate; (b) is not affiliated with LGEC or New Lionsgate; and (c) holds LGEC common shares and will hold New Lionsgate new common shares and Starz common shares as capital property (a “Holder”). Generally, LGEC common shares, New Lionsgate Initial Exchange Shares, New Lionsgate new common shares and Starz common shares will be capital property to a Holder unless such shares are held or were acquired in the course of carrying on a business of buying or selling securities or as part of an adventure or concern in the nature of trade.

This summary does not describe the tax consequences of the Arrangement to a Holder who acquired LGEC common shares pursuant to any equity-based employment compensation plan (including an Option). Such Holders should consult their own tax advisors.

This summary is not applicable to a Holder: (i) that is a “financial institution” as defined in the Canadian Tax Act for the purposes of the “mark-to-market property” rules contained in the Canadian Tax Act; (ii) that is a “specified financial institution” as defined in the Canadian Tax Act; (iii) an interest in which is, whose LGEC common shares are, or whose New Lionsgate Initial Exchange Shares, New Lionsgate new common shares or Starz common shares will be, a “tax shelter investment” as defined in the Canadian Tax Act; (iv) that has elected to report its “Canadian tax results” (within the meaning of the Canadian Tax Act) in a currency other than Canadian currency; (v) that has entered, or will enter, into a “dividend rental arrangement,” a “derivative forward agreement” or a “synthetic disposition arrangement”, each as defined in the Canadian Tax Act, with respect to their LGEC common shares, New Lionsgate Initial Exchange Shares, New Lionsgate new common shares or Starz common shares; (vi) that is a “foreign affiliate” of a taxpayer resident in Canada, as defined in subsection 95(1) of the Canadian Tax Act; or (vii) that is a corporation resident in Canada and is or becomes, or does not deal at arm’s length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of New Lionsgate new common shares or Starz common shares, controlled by a non-resident person, or a group of non-resident persons not dealing with each other at arm’s length, for purposes of the foreign affiliate dumping rules in section 212.3 of the Canadian Tax Act. Any such Holder should consult its own tax advisor.

This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. No assurances can be given that the Proposed Amendments will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policies or assessing practices whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction which may be different from those discussed herein.

In general, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the LGEC common shares, the New Lionsgate Initial Exchange Shares, the New Lionsgate new common shares or the Starz common shares must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders should consult their own tax advisors having regard to their own particular circumstances.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Tax Act and any applicable income tax treaty or convention, is, or is deemed to be, resident in Canada (a “Resident Holder”).

Certain Resident Holders whose LGEC common shares, New Lionsgate new common shares or Starz common shares might not otherwise qualify as capital property may be entitled to make, or may have already made, an irrevocable election under subsection 39(4) of the Canadian Tax Act. This election may deem any LGEC common shares, New Lionsgate Initial Exchange Shares, New Lionsgate new common shares and Starz common shares (and any other “Canadian security”, as defined in the Canadian Tax Act) owned by such Resident Holder to be capital property in the taxation year in which the election is made and in all subsequent taxation years. Resident Holders whose LGEC common shares, New Lionsgate new common shares or Starz common shares might not otherwise be considered to be capital property should consult their own tax advisors concerning this election. Resident Holders should consult with their own tax advisors for advice with respect to whether an election under subsection 39(4) is available or advisable in their particular circumstances.

Exchange of LGEC common shares pursuant to the Arrangement

Under the Arrangement, a Resident Holder (other than a Resident Dissenting Shareholder, as defined below) will exchange his, her or its LGEC common shares for New Lionsgate Initial Exchange Shares.

Generally, a Resident Holder (other than a Resident Dissenting Shareholder, as defined below) who disposes of LGEC common shares in exchange for New Lionsgate Initial Exchange Shares pursuant to the Arrangement will realize a capital gain (or capital loss) equal to the amount, if any, by which the fair market value of the New Lionsgate Initial Exchange Shares received for such LGEC common shares, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base to the Resident Holder of such LGEC common shares immediately before the disposition. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Holders Resident in Canada – Taxation of Capital Gains or Capital Losses.”

The aggregate cost of (i) the New Lionsgate Class C preferred shares received by a Resident Holder in partial consideration for LGEC common shares pursuant to the Arrangement will be equal to the Canadian dollar equivalent of US$0.01 per New Lionsgate Class C preferred share received pursuant to the Arrangement and (ii) the New Lionsgate Class A shares or New Lionsgate Class B shares, as the case may be, received by the Resident Holder in exchange for LGEC common shares pursuant to the Arrangement should be equal to the fair market value of the LGEC common shares at the time of the exchange less the fair market value of any New Lionsgate Class C preferred shares received by the Resident Holder on such exchange. The cost of each New Lionsgate Class A share, Class B share and Class C preferred share, as the case may be, received pursuant to the Arrangement will also constitute the adjusted cost base of such share for the purposes of the Canadian Tax Act.

Exchange of New Lionsgate Initial Exchange Shares for New Lionsgate new common shares and Starz common shares pursuant to the Arrangement

A Resident Holder is not expected to realize any capital gain or capital loss as a result of the exchange of New Lionsgate Initial Exchange Shares for New Lionsgate new common shares and Starz common shares. The Resident Holder’s cost of the Starz common shares received on the exchange should be equal to their fair market value at the time of the exchange. The Resident Holder’s cost of the New Lionsgate new common shares received on the exchange should be equal to the aggregate of the adjusted cost base of New Lionsgate Initial Exchange Shares exchanged less the cost of the Starz common shares received on the exchange.

Reverse Stock Split

Under the Arrangement, the Starz common shares received by a Resident Holder will be subject to the Reverse Stock Split. In general, it is not expected that the Reverse Stock Split will result in any capital gain or capital loss to a Resident Holder in respect of such Resident Holder’s Starz common shares. The aggregate adjusted cost base to a Resident Holder for Canadian federal income tax purposes of all Starz common shares held by such Resident Holder will not change as a result of the Reverse Stock Split; however, the Resident Holder’s adjusted cost base per Starz common share will increase proportionally. Resident Holders should consult their own tax advisors with respect to the impact of the Reverse Stock Split having regard to their own particular circumstances.

Disposition of New Lionsgate new common shares or Starz common shares following the Arrangement

A Resident Holder who disposes of, or is deemed to dispose of, a New Lionsgate new common share or a Starz common share following the completion of the Arrangement (other than a disposition of a New Lionsgate new common share to New Lionsgate or a Starz common share to Starz, unless such disposition is the purchase by New Lionsgate or Starz, as applicable, in the manner in which shares are normally purchased by a member of the public in the open market) generally will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such share to the Resident Holder immediately before the disposition.

Taxation of capital gains or capital losses

A Resident Holder is generally required to include in computing its income for a taxation year a portion of any capital gain (a “taxable capital gain”) realized in such taxation year. Proposed Amendments to the Canadian Tax Act pertaining to the taxation of capital gains (the “Capital Gains Tax Amendments”) had provided that the portion of a capital gain that constitutes a taxable capital gain (the “capital gains inclusion rate”) would be increased. The Capital Gains Tax Amendments were to apply to dispositions that occurred on or after June 25, 2024. On January 31, 2025, the Minister of Finance (Canada) announced that the effective date of the Capital Gains Tax Amendments was being deferred such that they would only apply to dispositions that occur on or after January 1, 2026.

Generally, for capital gains and capital losses realized before January 1, 2026, the capital gains inclusion rate is one-half of the capital gain. Effective for dispositions that occur (or that are deemed to occur) on or after January 1, 2026, the capital gains inclusion rate will be increased (i) for corporations and trusts (excluding certain specified trusts), from one-half to two-thirds, and (ii) for individuals (including certain specified trusts) from one-half to two-thirds on the portion of capital gains realized in the year that exceeds $250,000 (net of current-year capital losses, capital losses of other years applied to reduce current-year capital gains, and capital gains subject to certain statutory exemptions or incentives).

Subject to and in accordance with the provisions of the Canadian Tax Act, a Resident Holder is required to deduct a portion of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in such taxation year. Pursuant to the Capital Gains Tax Amendments, generally, two-thirds of a capital loss may be deducted against a taxable capital gain that was subject to a two-thirds capital gains inclusion rate and one-half of a capital loss may be deducted against a capital gain that was subject to a one-half capital gains inclusion rate. Allowable capital losses in excess of taxable capital gains for the year of disposition may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, in accordance with and subject to the rules contained in the Canadian Tax Act.

The Capital Gains Tax Amendments are complex and contain certain transitional rules. Furthermore, there remains considerable uncertainty as to whether the Capital Gains Tax Amendments will be enacted in the form proposed, or at all. Resident Holders are advised to consult their own tax advisors regarding the possible implications of the Capital Gains Tax Amendments in their particular circumstances.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a share may be reduced by the amount of any dividends received (or deemed to be received) by it on such share (or on a share for which such share has been substituted) to the extent and under the circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident Holders should consult their own advisors.

A Resident Holder that is throughout the year a “Canadian-controlled private corporation”, or at any time in the year is or is deemed to be a “substantive CCPC” (as such term is defined in the Canadian Tax Act), may be liable for a refundable (in certain circumstances) tax on its aggregate investment income, which includes amounts in respect of taxable capital gains.

A capital gain realized by a Resident Holder who is an individual or trust (other than certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Canadian Tax Act, including as may be affected by the Proposed Amendments. Such Resident Holders should consult their own advisors with respect to the potential application of alternative minimum tax.

Dividends on New Lionsgate new common shares or Starz common shares

Dividends received or deemed to be received by a Resident Holder on the New Lionsgate new common shares or the Starz common shares will be included in computing the Resident Holder’s income pursuant to the Canadian Tax Act. If the Resident Holder is an individual (other than certain trusts), such dividends will be subject to the “gross-up” and “dividend tax credit” rules normally applicable to taxable dividends received from taxable Canadian corporations. Such dividends will also be subject to the enhanced gross-up and dividend tax credit provisions where New Lionsgate or Starz, as the case may be, provides notice to the recipient designating the dividend as an “eligible dividend” pursuant to the Canadian Tax Act. There may be limitations on the ability of New Lionsgate and/or Starz to designate dividends as “eligible dividends.” In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a dividend as proceeds of disposition or a capital gain. Resident Holders that are corporations are advised to obtain their own tax advice having regard to their particular circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation,” as defined in the Canadian Tax Act, generally will be liable to pay a refundable (in certain circumstances) tax under Part IV of the Canadian Tax Act on dividends received or deemed to be received on the New Lionsgate new common shares or Starz common shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Dividends received by a Resident Holder who is an individual or trust (other than certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Canadian Tax Act. Resident Holders should consult their own tax advisors with respect to the potential application of alternative minimum tax.

Dissenting Resident Holders

A Resident Holder who duly and validly exercises dissent rights (a “Resident Dissenting Shareholder”) who receives a cash payment from or on behalf of New Lionsgate in respect of the fair value of the Resident Dissenting Shareholder’s LGEC common shares will be deemed to have disposed of such LGEC common shares to New Lionsgate for proceeds of disposition equal to the amount received by the Resident Dissenting Shareholder (excluding the amount of any interest awarded by a court) for such LGEC common shares. As a result, such Resident Dissenting Shareholder will generally realize a capital gain (or a capital loss) to the extent that such proceeds of disposition (excluding any interest awarded by a court) net of any reasonable costs of disposition exceed (or are less than) the adjusted cost base to the Resident Dissenting Shareholder of such LGEC common shares. See the disclosure above under “—Holders Resident in Canada—Taxation of Capital Gains or Capital Losses” for a description of the tax treatment of capital gains and losses.

Interest awarded by a court to a Resident Dissenting Shareholder will be included in the Resident Dissenting Shareholder’s income for the purposes of the Canadian Tax Act. In addition, a Resident Dissenting Shareholder that is throughout the year a “Canadian-controlled private corporation”, or at any time in the year is or is deemed to be a “substantive CCPC” (as such term is defined in the Canadian Tax Act), may be liable for a refundable (in certain circumstances) tax on its aggregate investment income, including interest income.

Resident Holders should consult their own tax advisors with respect to the Canadian federal income tax consequences of exercising their dissent rights.

Eligibility for investment

Based on the current provisions of the Canadian Tax Act as of the date hereof, the New Lionsgate Class A shares, the New Lionsgate Class B shares, the New Lionsgate Class C preferred shares, the New Lionsgate new common shares and the Starz common shares will be qualified investments for a trust governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), deferred profit sharing plan (“DPSP”), registered education savings plan (“RESP”), registered disability savings plan (“RDSP”), first home savings account (“FHSA”) or tax-free savings account (“TFSA”) (each a “Registered Plan”) provided that at any particular time that such stock is owned by the Registered Plan, New Lionsgate or Starz, as the case may be, qualifies as a “public corporation” for the purposes of the Canadian Tax Act. Currently, LGEC qualifies as a “public corporation” for the purposes of the Canadian Tax Act and it is expected that Starz, following the completion of the Arrangement, will continue to qualify as a “public corporation” for the purposes of the Canadian Tax Act. New Lionsgate intends to make an election in its tax return under the Canadian Tax Act for its first taxation year to be deemed to have been a “public corporation” as defined in the Canadian Tax Act retroactively to the beginning of its first taxation year.

Notwithstanding that the New Lionsgate Class A shares, the New Lionsgate Class B shares, the New Lionsgate Class C preferred shares, the New Lionsgate new common shares and the Starz common shares may be qualified investments for a Registered Plan (other than a DPSP), the holder, annuitant or subscriber thereof (as the case may be) will be subject to a penalty tax as set out in the Canadian Tax Act if such securities are a “prohibited investment” (as defined in the Canadian Tax Act) for the Registered Plan. None of the New Lionsgate Class A shares, New Lionsgate Class B shares, New Lionsgate Class C preferred shares, New Lionsgate new common shares or Starz common shares should be a prohibited investment for a Registered Plan (other than a DPSP) if the holder, annuitant or subscriber thereof (as the case may be) deals at arm’s length with New Lionsgate and with Starz, and does not have a “significant interest” (as defined in subsection 207.01(4) the Canadian Tax Act) in New Lionsgate or Starz. In addition, the Starz common shares and the New Lionsgate new common shares will generally not be a prohibited investment if such shares are “excluded property” (as defined in the Canadian Tax Act) for the purposes of the prohibited investment rules.

Resident Holders who would receive or intend to hold New Lionsgate new common shares or Starz common shares within a Registered Plan pursuant to the Arrangement should consult their own tax advisors in this regard in advance of the Arrangement.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Tax Act and any applicable income tax treaty or convention, has not been and is not, and is not deemed to be, resident in Canada and does not use or hold and is not deemed to use or hold their LGEC common shares in a business carried on in Canada (a “Non-Resident Holder”). This portion of the summary is not applicable to a Non-Resident Holder that is: (i) an insurer carrying on an insurance business in Canada and elsewhere; (ii) an “authorized foreign bank” (as defined in the Canadian Tax Act); or (iii) a “foreign affiliate” (as defined in the Canadian Tax Act) of a person resident in Canada for the purpose of the Canadian Tax Act. Such Non-Resident Holders should consult their own tax advisors with respect to the Arrangement.

Exchange of LGEC common shares pursuant to the Arrangement

A Non-Resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition of LGEC common shares under the Arrangement unless (i) the LGEC common shares are “taxable Canadian property” to the Non-Resident Holder for purposes of the Canadian Tax Act at the time such LGEC common shares are exchanged with New Lionsgate and (ii) the Non-Resident Holder is not exempt from Canadian tax on any gain realized under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, the LGEC common shares will not constitute taxable Canadian property of a Non-Resident Holder at the time of disposition, provided that the LGEC common shares are listed on a designated stock exchange (which includes the NYSE) at that time unless at any time during the 60-month period that ends at that time, both of the following conditions are satisfied concurrently: (a) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length for the purposes of the Canadian Tax Act, partnerships in which the Non-Resident Holder or such non-arm’s length persons holds a membership interest (either directly or indirectly through one or more partnerships) or the Non-Resident Holder together with all such persons, owned 25% or more of the issued shares of any class or series of the capital stock of LGEC, and (b) more than 50% of the fair market value of the LGEC common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties whether or not such properties exist. Notwithstanding the foregoing, LGEC common shares may be deemed to be taxable Canadian property in certain circumstances specified in the Canadian Tax Act. Non-Resident Holders whose LGEC common shares may constitute taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

Even if LGEC common shares constitute taxable Canadian property to a Non-Resident Holder, any gain realized on a disposition of any such LGEC common shares may be exempt from tax under the Canadian Tax Act pursuant to the terms of an applicable income tax treaty or convention. Non-Resident Holders should consult their own tax advisors with respect to the availability of relief under the terms of any applicable income tax treaty or convention.

In the event that LGEC common shares constitute taxable Canadian property to a Non-Resident Holder and any capital gain realized by the Non-Resident Holder on the disposition of the LGEC common shares under the Arrangement is not exempt from tax under the Canadian Tax Act by virtue of an applicable income tax treaty or convention, then the tax consequences described above under the heading “Holders Resident in Canada – Exchange of LGEC common shares pursuant to the Arrangement” will generally apply.

Exchange of New Lionsgate Initial Exchange Shares for New Lionsgate new common shares and Starz common shares pursuant to the Arrangement

A Non-Resident Holder is not expected to realize any capital gain or capital loss as a result of the exchange of New Lionsgate Initial Exchange Shares for New Lionsgate new common shares and Starz common shares. The Non-Resident Holder’s cost of the Starz common shares received on the exchange should be equal to their fair market value at the time of the exchange. The Non-Resident Holder’s cost of the New Lionsgate new common shares received on the exchange should be equal to the aggregate of the adjusted cost base of New Lionsgate Initial Exchange Shares exchanged less the cost of the Starz common shares received on the exchange.

Reverse Stock Split

Under the Arrangement, the Starz common shares received by a Non-Resident Holder will be subject to the Reverse Stock Split. In general, it is not expected that the Reverse Stock Split will result in any capital gain or capital loss to a Non-Resident Holder in respect of such Non-Resident Holder’s Starz common shares. The aggregate adjusted cost base to a Non-Resident Holder for Canadian federal income tax purposes of all Starz common shares held by such Non-Resident Holder will not change as a result of the Reverse Stock Split; however, the Non-Resident Holder’s adjusted cost base per Starz common share will increase proportionally. Non-Resident Holders should consult their own tax advisors with respect to the impact of the Reverse Stock Split having regard to their own particular circumstances.

Disposition of New Lionsgate new common shares or Starz common shares following the completion of the Arrangement

A Non-Resident Holder who disposes of, or is deemed to dispose of, a New Lionsgate new common share or a Starz common share, as the case may be, following the completion of the Arrangement, will generally not be subject to tax under the Canadian Tax Act on any capital gain, or be entitled to deduct any capital loss, realized on such disposition unless, at the time of disposition, such share is or is deemed to be “taxable Canadian property” (as defined in the Canadian Tax Act) to the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. See the disclosure above under “—Holders Not Resident in Canada—Exchange of LGEC common shares pursuant to the Arrangement” for a description of the tax treatment of a disposition of “taxable Canadian property.”

Dividends on New Lionsgate new common shares or Starz common shares

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on the New Lionsgate new common shares or Starz common shares, as the case may be, will be subject to Canadian withholding tax. The Canadian Tax Act imposes withholding tax at a rate of 25% on the gross amount of the dividend, although such rate may be reduced by virtue of an applicable tax treaty. For example, under the Canada-United States Tax Convention (1980) (the “Canada-U.S. Tax Treaty”), as amended, where dividends on shares are considered to be paid to a Non-Resident Holder that is the beneficial owner of the dividends and is a resident of the United States for the purposes of, and is entitled to all of the benefits of, the Canada—U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. Furthermore, under the Canada-U.S. Tax Treaty, where such beneficial owner of the dividends is a company that owns at least 10% of the voting shares of the company paying the dividends, the rate of such withholding is reduced to 5%. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the “MLI”), of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the Canada-U.S. Tax Treaty), including the ability to claim benefits thereunder. Affected Non-Resident Holders should consult their own tax advisors in this regard.

Dissenting Non-Resident Holders

A Non-Resident Holder who duly and validly exercises dissent rights (a “Non-Resident Dissenting Shareholder”) who receives a cash payment from or on behalf of New Lionsgate in respect of the fair value of the Non-Resident Dissenting Shareholder’s LGEC common shares will be deemed to have disposed of the LGEC common shares to New Lionsgate for proceeds of disposition equal to the amount received by the Non-Resident Dissenting Shareholder (excluding the amount of any interest awarded by a court). The tax treatment of a Non-Resident Dissenting Shareholder in respect of such a disposition will be similar to that of a Non-Resident Holder who participates in the Arrangement, as described above under the heading “Holders Not Resident in Canada – Exchange of LGEC common shares pursuant to the Arrangement.” Non-Resident Dissenting Shareholders whose LGEC common shares are taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

The amount of any interest awarded by a court to a Non-Resident Dissenting Shareholder will not be subject to Canadian withholding tax provided that such interest is not “participating debt interest” (as defined in the Canadian Tax Act).

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS FOR LG STUDIOS SHAREHOLDERS

In the opinion of Dentons Canada LLP, the following summary describes the principal Canadian federal income tax considerations under the Canadian Tax Act generally applicable to a beneficial owner of LG Studios common shares (other than LG Sirius) who exchanges LG Studios common shares for New Lionsgate new common shares pursuant to the Arrangement. This summary is applicable only to a LG Studios shareholder who, at all relevant times, for purposes of the Canadian Tax Act: (a) deals at arm’s length with LG Studios and New Lionsgate; (b) is not affiliated with LG Studios or New Lionsgate; and (c) holds LG Studios common shares and will hold New Lionsgate new common shares as capital property (an “LG Studios Holder”). Generally, LG Studios common shares and New Lionsgate new common shares will be capital property to an LG Studios Holder unless such shares are held or were acquired in the course of carrying on a business of buying or selling securities or as part of an adventure or concern in the nature of trade.

This summary is not applicable to an LG Studios Holder: (i) that is a “financial institution” as defined in the Canadian Tax Act for the purposes of the “mark-to-market property” rules contained in the Canadian Tax Act; (ii) that is a “specified financial institution” as defined in the Canadian Tax Act; (iii) an interest in which is, whose LG Studios common shares are, or whose New Lionsgate new common shares will be, a “tax shelter investment” as defined in the Canadian Tax Act; (iv) that has elected to report its “Canadian tax results” (within the meaning of the Canadian Tax Act) in a currency other than Canadian currency; (v) that has entered, or will enter, into a “dividend rental arrangement”, a “derivative forward agreement” or a “synthetic disposition arrangement”, each as defined in the Canadian Tax Act, with respect to their LG Studios common shares or New Lionsgate new common shares; (vi) that is a “foreign affiliate” of a taxpayer resident in Canada, as defined in subsection 95(1) of the Canadian Tax Act; or (vii) that is a corporation resident in Canada and is or becomes, or does not deal at arm’s length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of New Lionsgate new common shares, controlled by a non-resident person, or a group of non-resident persons not dealing with each other at arm’s length, for purposes of the foreign affiliate dumping rules in section 212.3 of the Canadian Tax Act. Any such LG Studios Holder should consult its own tax advisor.

This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all Proposed Amendments and assumes that all Proposed Amendments will be enacted in the form proposed. No assurances can be given that the Proposed Amendments will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policies or assessing practices whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction which may be different from those discussed herein.

In general, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the LG Studios common shares or the New Lionsgate new common shares must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular LG Studios Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, LG Studios Holders should consult their own tax advisors having regard to their own particular circumstances.

LG Studios Holders Resident in Canada

This portion of the summary is generally applicable to an LG Studios Holder who, at all relevant times, for purposes of the Canadian Tax Act and any applicable income tax treaty or convention, is, or is deemed to be, resident in Canada (an “LG Studios Resident Holder”).

Certain LG Studios Resident Holders whose LG Studios common shares or New Lionsgate new common shares might not otherwise qualify as capital property may be entitled to make, or may have already made, an irrevocable election under subsection 39(4) of the Canadian Tax Act. This election may deem any LG Studios common shares and New Lionsgate new common shares (and any other “Canadian security”, as defined in the Canadian Tax Act) owned by such LG Studios Resident Holder to be capital property in the taxation year in which the election is made and in all subsequent taxation years. LG Studios Resident Holders whose LG Studios common shares or New Lionsgate new common shares might not otherwise be considered to be capital property should consult their own tax advisors concerning this election. LG Studios Resident Holders should consult with their own tax advisors for advice with respect to whether an election under subsection 39(4) is available or advisable in their particular circumstances.

Exchange of LG Studios common shares pursuant to the Arrangement

Under the Arrangement, an LG Studios Resident Holder (other than an LG Studios Resident Dissenting Shareholder, as defined below) will exchange its LG Studios common shares for New Lionsgate new common shares.

Generally, an LG Studios Resident Holder (other than an LG Studios Resident Dissenting Shareholder, as defined below) who disposes of LG Studios common shares in exchange for New Lionsgate new common shares pursuant to the Arrangement will not realize a capital gain or capital loss in respect of such exchange unless such LG Studios Resident Holder has included in such LG Studios Resident Holder’s return of income for the taxation year in which the exchange occurred any portion of the capital gain or capital loss otherwise determined in respect of the exchange. The general tax treatment of capital gains and capital losses is discussed below under the section titled “LG Studios Holders Resident in Canada – Taxation of Capital Gains or Capital Losses.”

The aggregate cost of the New Lionsgate new common shares received by an LG Studios Resident Holder in consideration for LG Studios common shares pursuant to the Arrangement will be equal to the aggregate adjusted cost base (within the meaning of the Canadian Tax Act) of such LG Studios Resident Holder’s LG Studios common shares as of immediately prior to the exchange. The cost of each New Lionsgate new common share received on the Arrangement will be averaged with the adjusted cost base of each other New Lionsgate new common share owned at that time by such LG Studios Resident Holder as capital property in order to determine the adjusted cost base of each New Lionsgate new common share held by such LG Studios Resident Holder as capital property.

Disposition of New Lionsgate new common shares following the Arrangement

An LG Studios Resident Holder who disposes of, or is deemed to dispose of, a New Lionsgate new common share following the completion of the Arrangement (other than a disposition of a New Lionsgate new common share to New Lionsgate, unless such disposition is the purchase by New Lionsgate in the manner in which shares are normally purchased by a member of the public in the open market) generally will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such share to the LG Studios Resident Holder immediately before the disposition.

Taxation of Capital Gains or Capital Losses

An LG Studios Resident Holder is generally required to include in computing its income for a taxation year a portion of any capital gain (a “taxable capital gain”) realized in such taxation year. Proposed Amendments to the Canadian Tax Act pertaining to the taxation of capital gains (the “Capital Gains Tax Amendments”) had provided that the portion of a capital gain that constitutes a taxable capital gain (the “capital gains inclusion rate”) would be increased. The Capital Gains Tax Amendments were to apply to dispositions that occurred on or after June 25, 2024. On January 31, 2025, the Minister of Finance (Canada) announced that the effective date of the Capital Gains Tax Amendments was being deferred such that they would only apply to dispositions that occur on or after January 1, 2026.

Generally, for capital gains and capital losses realized before January 1, 2026, the capital gains inclusion rate is one-half of the capital gain. Effective for dispositions that occur (or that are deemed to occur) on or after

January 1, 2026 the capital gains inclusion rate will be increased (i) for corporations and trusts (excluding certain specified trusts), from one-half to two-thirds, and (ii) for individuals (including certain specified trusts) from one-half to two-thirds on the portion of capital gains realized in the year that exceeds $250,000 (net of current-year capital losses, capital losses of other years applied to reduce current-year capital gains, and capital gains subject to certain statutory exemptions or incentives).

Subject to and in accordance with the provisions of the Canadian Tax Act, an LG Studios Resident Holder is required to deduct a portion of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the LG Studios Resident Holder in such taxation year. Pursuant to the Capital Gains Tax Amendments, generally, two-thirds of a capital loss may be deducted against a taxable capital gain that was subject to a two-thirds capital gains inclusion rate and one-half of a capital loss may be deducted against a capital gain that was subject to a one-half capital gains inclusion rate. Allowable capital losses in excess of taxable capital gains for the year of disposition may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, in accordance with and subject to the rules contained in the Canadian Tax Act.

The Capital Gains Tax Amendments are complex and contain certain transitional rules. Furthermore, there remains considerable uncertainty as to whether the Capital Gains Tax Amendments will be enacted in their current form, or at all. LG Studios Resident Holders are advised to consult their own tax advisors regarding the possible implications of the Capital Gains Tax Amendments in their particular circumstances.

The amount of any capital loss realized by an LG Studios Resident Holder that is a corporation on the disposition of a share may be reduced by the amount of any dividends received (or deemed to be received) by it on such share (or on a share for which such share has been substituted) to the extent and under the circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such LG Studios Resident Holders should consult their own advisors.

An LG Studios Resident Holder that is throughout the year a “Canadian-controlled private corporation”, or at any time in the year is or is deemed to be a “substantive CCPC” (both as defined in the Canadian Tax Act), may be liable for a refundable (in certain circumstances) tax on its aggregate investment income, which includes amounts in respect of taxable capital gains.

A capital gain realized by an LG Studios Resident Holder who is an individual or trust (other than certain trusts) may result in such LG Studios Resident Holder being liable for alternative minimum tax under the Canadian Tax Act, including as may be affected by the Proposed Amendments. Such LG Studios Resident Holders should consult their own advisors with respect to the potential application of alternative minimum tax.

Dividends on New Lionsgate new common shares

Dividends received or deemed to be received by an LG Studios Resident Holder on the New Lionsgate new common shares will be included in computing the LG Studios Resident Holder’s income pursuant to the Canadian Tax Act. If the LG Studios Resident Holder is an individual (other than certain trusts), such dividends will be subject to the “gross-up” and “dividend tax credit” rules normally applicable to taxable dividends received from taxable Canadian corporations. Such dividends will also be subject to the enhanced gross-up and dividend tax credit provisions where New Lionsgate provides notice to the recipient designating the dividend as an “eligible dividend” pursuant to the Canadian Tax Act. There may be limitations on the ability of New Lionsgate to designate dividends as “eligible dividends.” In the case of an LG Studios Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a dividend as proceeds of disposition or a capital gain. LG Studios Resident Holders that are corporations are advised to obtain their own tax advice having regard to their particular circumstances.

An LG Studios Resident Holder that is a “private corporation” or a “subject corporation,” as defined in the Canadian Tax Act, generally will be liable to pay a refundable (in certain circumstances) tax under Part IV of the Canadian Tax Act on dividends received or deemed to be received on the New Lionsgate new common shares to the extent that such dividends are deductible in computing the LG Studios Resident Holder’s taxable income. LG Studios Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Dividends received by an LG Studios Resident Holder who is an individual or trust (other than certain trusts) may result in such LG Studios Resident Holder being liable for alternative minimum tax under the Canadian Tax Act. Such LG Studios Resident Holders should consult their own tax advisors with respect to the potential application of alternative minimum tax.

Dissenting LG Studios Resident Holders

An LG Studios Resident Holder who duly and validly exercises Dissent Rights (a “LG Studios Resident Dissenting Shareholder”) who receives a cash payment from or on behalf of New Lionsgate in respect of the fair value of the LG Studios Resident Dissenting Shareholder’s LG Studios common shares will be deemed to have disposed of such LG Studios common shares to New Lionsgate for proceeds of disposition equal to the amount received by the LG Studios Resident Dissenting Shareholder (excluding the amount of any interest awarded by a court) for such LG Studios common shares. As a result, such LG Studios Resident Dissenting Shareholder will generally realize a capital gain (or a capital loss) to the extent that such proceeds of disposition (excluding any interest awarded by a court) net of any reasonable costs of disposition exceed (or are less than) the adjusted cost base to the LG Studios Resident Dissenting Shareholder of such LG Studios common shares. See the disclosure above under “—LG Holders Resident in Canada—Taxation of Capital Gains or Capital Losses” for a description of the tax treatment of capital gains and losses.

Interest awarded by a court to an LG Studios Resident Dissenting Shareholder will be included in the LG Studios Resident Dissenting Shareholder’s income for the purposes of the Canadian Tax Act. In addition, an LG Studios Resident Dissenting Shareholder that is throughout the year a “Canadian-controlled private corporation”, or at any time in the year is or is deemed to be a “substantive CCPC” (both as defined in the Canadian Tax Act), may be liable for a refundable tax on its aggregate investment income, including interest income.

LG Studios Resident Holders should consult their own tax advisors with respect to the Canadian federal income tax consequences of exercising their dissent rights.

Eligibility for investment

Based on the current provisions of the Canadian Tax Act as of the date hereof, the New Lionsgate new common shares will be qualified investments for a Registered Plan provided that at any particular time that such stock is owned by the Registered Plan, New Lionsgate qualifies as a “public corporation” for the purposes of the Canadian Tax Act. New Lionsgate intends to make an election in its tax return under the Canadian Tax Act for its first taxation year to be deemed to have been a “public corporation” as defined in the Canadian Tax Act retroactively to the beginning of its first taxation year.

Notwithstanding that the New Lionsgate new common shares may be qualified investments for a Registered Plan (other than a DPSP), the holder, annuitant or subscriber thereof (as the case may be) will be subject to a penalty tax as set out in the Canadian Tax Act if such securities are a “prohibited investment” (as defined in the Canadian Tax Act) for the Registered Plan. None of the New Lionsgate new common shares should be a prohibited investment for a Registered Plan (other than a DPSP) if the holder, annuitant or subscriber thereof (as the case may be) deals at arm’s length with New Lionsgate and does not have a “significant interest” (as defined in subsection 207.01(4) the Canadian Tax Act) in New Lionsgate. In addition, the New Lionsgate new common shares will generally not be a prohibited investment if such shares are “excluded property” (as defined in the Canadian Tax Act) for the purposes of the prohibited investment rules.

LG Studios Resident Holders who would receive or intend to hold the New Lionsgate new common shares within a Registered Plan pursuant to the Arrangement should consult their own tax advisors in this regard in advance of the Arrangement.

LG Studios Holders Not Resident in Canada

This portion of the summary is generally applicable to an LG Studios Holder who, at all relevant times, for purposes of the Canadian Tax Act and any applicable income tax treaty or convention, has not been and is not, and is not deemed to be, resident in Canada and does not use or hold and is not deemed to use or hold their LG Studios common shares in a business carried on in Canada (an “LG Studios Non-Resident Holder”). This portion of the summary is not applicable to an LG Studios Non-Resident Holder that is: (i) an insurer carrying on an insurance business in Canada and elsewhere; (ii) an “authorized foreign bank” (as defined in the Canadian Tax Act); or (iii) a “foreign affiliate” (as defined in the Canadian Tax Act) of a person resident in Canada for the purpose of the Canadian Tax Act. Such LG Studios Non-Resident Holders should consult their own tax advisors with respect to the Arrangement.

Exchange of LG Studios common shares pursuant to the Arrangement

An LG Studios Non-Resident Holder will not be subject to tax under the Canadian Tax Act in respect of the exchange of LG Studios common shares for New Lionsgate new common shares pursuant to the Arrangement.

Disposition of New Lionsgate new common shares following the Arrangement

An LG Studios Non-Resident Holder who disposes of, or is deemed to dispose of a New Lionsgate new common share following the completion of the Arrangement will generally not be subject to tax under the Canadian Tax Act on any capital gain, or be entitled to deduct any capital loss, realized on such disposition unless, at the time of disposition, such share is or is deemed to be “taxable Canadian property” (as defined in the Canadian Tax Act) to the LG Studios Non-Resident Holder and the LG Studios Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Generally, the New Lionsgate new common shares will not constitute taxable Canadian property of an LG Studios Non-Resident Holder at the time of disposition, provided that the New Lionsgate new common shares are listed on a designated stock exchange (which includes the NYSE) at that time unless at any time during the 60-month period that ends at that time, both of the following conditions are satisfied concurrently: (a) the LG Studios Non-Resident Holder, persons with whom the LG Studios Non-Resident Holder did not deal at arm’s length for the purposes of the Canadian Tax Act, partnerships in which the LG Studios Non-Resident Holder or such non-arm’s length persons holds a membership interest (either directly or indirectly through one or more partnerships) or the LG Studios Non-Resident Holder together with all such persons, owned 25% or more of the issued shares of any class or series of the capital stock of New Lionsgate, and (b) more than 50% of the fair market value of the New Lionsgate new common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties whether or not such properties exist. Notwithstanding the foregoing, New Lionsgate new common shares may be deemed to be taxable Canadian property in certain circumstances specified in the Canadian Tax Act. LG Studios Non-Resident Holders whose New Lionsgate new common shares may constitute taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

Even if New Lionsgate new common shares constitute taxable Canadian property to an LG Studios Non-Resident Holder, any gain realized on a disposition of any such New Lionsgate new common shares may be exempt from tax under the Canadian Tax Act pursuant to the terms of an applicable income tax treaty or convention. LG Studios Non-Resident Holders should consult their own tax advisors with respect to the availability of relief under the terms of any applicable income tax treaty or convention.

In the event that New Lionsgate new common shares constitute taxable Canadian property to an LG Studios Non-Resident Holder and any capital gain realized by the LG Studios Non-Resident Holder on the disposition of the New Lionsgate new common shares is not exempt from tax under the Canadian Tax Act by virtue of an applicable income tax treaty or convention, then the tax consequences described above under the heading “LG Studios Holders Resident in Canada – Disposition of New Lionsgate new common shares following the Arrangement” will generally apply.

Dividends on New Lionsgate new common shares

Dividends paid or credited or deemed to be paid or credited to an LG Studios Non-Resident Holder on the New Lionsgate new common shares will be subject to Canadian withholding tax. The Canadian Tax Act imposes withholding tax at a rate of 25% on the gross amount of the dividend, although such rate may be reduced by virtue of an applicable tax treaty. For example, under the Canada—United States Tax Convention (1980) (the “Canada-U.S. Tax Treaty”), as amended, where dividends on shares are considered to be paid to an LG Studios Non-Resident Holder that is the beneficial owner of the dividends and is a resident of the United States for the purposes of, and is entitled to all of the benefits of, the Canada—U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. Furthermore, under the Canada-U.S. Tax Treaty, where such beneficial owner of the dividends is a company that owns at least 10% of the voting shares of the company paying the dividends, the rate of such withholding is reduced to 5%. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the “MLI”), of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the Canada-U.S. Tax Treaty), including the ability to claim benefits thereunder. Affected LG Studios Non-Resident Holders should consult their own tax advisors in this regard.

Dissenting LG Non-Resident Holders

An LG Studios Non-Resident Holder who duly and validly exercises dissent rights (a “LG Studios Non-Resident Dissenting Shareholder”) who receives a cash payment from or on behalf of New Lionsgate in respect of the fair value of the LG Studios Non-Resident Dissenting Shareholder’s LG Studios common shares will be deemed to have disposed of such LG Studios common shares to New Lionsgate for proceeds of disposition equal to the amount received by the LG Studios Non-Resident Dissenting Shareholder (excluding the amount of any interest awarded by a court). The tax treatment of an LG Studios Non-Resident Dissenting Shareholder in respect of such a disposition will be similar to that of an LG Studios Non-Resident Holder who disposes of New Lionsgate new common shares following the Arrangement, as described above under the heading “—LG Studios Holders Not Resident in Canada—Disposition of New Lionsgate new common shares following the Arrangement.” LG Studios Non-Resident Dissenting Shareholders whose LG Studios common shares are taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

The amount of any interest awarded by a court to an LG Studios Non-Resident Dissenting Shareholder will not be subject to Canadian withholding tax provided that such interest is not “participating debt interest” (as defined in the Canadian Tax Act).

CANADIAN SECURITIES LAW MATTERS

Qualification and Resale of Securities

The shares to be issued in connection with the Transactions will be issued in reliance on exemptions from the prospectus requirements of securities legislation in each province and territory of Canada. Subject to certain disclosure and regulatory requirements and to customary restrictions applicable to distributions of shares that constitute “control distributions,” the shares issued pursuant to the Transactions may be resold in each province and territory in Canada, subject in certain circumstances, to the usual conditions that no unusual effort, or no effort, has been made to prepare the market or create demand.

MI 61-101

Lionsgate is a reporting issuer in the Canadian provinces of Alberta, British Columbia, Manitoba, Ontario, and Québec and accordingly is subject to requirements of the securities legislation and regulations thereunder and the rules, instruments, policies, and orders of each securities regulator made thereunder, including Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”).

A “business combination” includes transactions in which a person that is a “related party” (as such term is defined in MI 61-101) of the issuer at the time the transaction was agreed is entitled to receive greater consideration, directly or indirectly, as a consequence of the transaction, than the entitlement of every other class of equity securities in relation to the voting and financial participating interests represented by the respective securities (such as, in some cases, a premium on a share exchange given to one class of shares in and not to other classes of shares) (“Greater Consideration”). The Arrangement may be a “business combination” (as defined in MI 61-101) as a result of the treatment of the LGEC Class A shares for some of the LGEC shareholders in connection with the Arrangement. Under the Arrangement, the collapse of Lionsgate’s two classes of common shares into a single class of shares includes a 12% per share exchange premium for holders of LGEC Class A shares relative to holders of LGEC Class B shares. This Greater Consideration is described in the section entitled “Background of the Transactions-Dual-Class Capital Structure.”

However, the requirements of Part 4 of MI 61-101 do not apply to a “business combination” (as defined in MI 61-101) where, at the time the business combination is agreed to, securities held by beneficial owners in the local jurisdiction (as defined in Canadian securities law) constitute less than two per cent (2%) of the outstanding securities of each class of affected securities (as defined in MI 61-101) of the issuer, and documents concerning the transaction that are sent generally to the other holders of affected securities (as defined in MI 61-101) of the issuer are concurrently sent to all holders of the securities in the local jurisdiction (as defined in Canadian securities law). The securities held by beneficial owners of Lionsgate in the local jurisdiction constitute less than two per cent (2%) of the outstanding securities of each LGEC Class A shares and LGEC Class B shares, and the documents concerning the Arrangement will be sent generally to all holders of Lionsgate’s securities in the local jurisdiction (as defined in Canadian securities law). Accordingly, Part 4 of MI 61-101 does not apply to the Arrangement.

DESCRIPTION OF NEW LIONSGATE MATERIAL INDEBTEDNESS AND FILM RELATED OBLIGATIONS

The following summary sets forth information based on New Lionsgate’s current expectations about the financing arrangements anticipated to be in effect upon completion of the Transactions. The material terms of the indebtedness described here assume the Transactions are consummated on the terms set forth herein. However, New Lionsgate has not yet entered into definitive material agreements with respect to all such financing arrangements, and, accordingly, the terms of such financing arrangements are subject to change, including as a result of market conditions. The definitive agreements, when entered into, will set forth the definitive terms of the financing arrangements. See “Risk Factors—Risks Related to the Transactions—The definitive agreements with respect to the material indebtedness of New Lionsgate and Starz have not yet been entered into and are subject to change.”

New Lionsgate Credit Facility

In connection with the completion of the Transactions, New Lionsgate expects to enter into a new credit agreement (the “New Lionsgate Credit Agreement”) with Lions Gate Television Inc., as borrower, the guarantors referred to therein, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as agent.

The New Lionsgate Credit Agreement is expected to provide for an $800.0 million senior secured revolving credit facility supported by a borrowing base, which may be increased to a total amount not in excess of $1,200.0 million in accordance with certain terms described therein. The availability of funds under the New Lionsgate Credit Agreement is limited by a borrowing base calculated in accordance with the terms thereof. The New Lionsgate Credit Agreement and commitments thereunder will mature on the date that is five years after the closing date of the facility. Borrowings under the New Lionsgate Credit Agreement are expected to bear interest at a rate per annum equal to, at New Lionsgate’s option, either Term SOFR (subject to a 0.00% floor) or a base rate, in each case plus an applicable margin. New Lionsgate expects to pay a commitment fee equal to 0.375% per annum in respect of unutilized commitments thereunder.

Borrowings under the New Lionsgate Credit Agreement are expected to be used to refinance certain indebtedness of Lionsgate or one of its subsidiaries and for working capital needs and other general corporate purposes, including the financing of permitted acquisitions and investments and to fund the development, production and acquisition costs of motion pictures and episodic series and other transactions not prohibited by the terms thereof.

The borrower’s obligations under the New Lionsgate Credit Agreement are expected to be guaranteed by New Lionsgate and substantially all of its wholly owned restricted subsidiaries and secured by substantially all assets of Lions Gate Television Inc. and the guarantors, in each case subject to certain customary exceptions.

The New Lionsgate Credit Agreement is expected to contain certain customary affirmative and negative covenants that limit the ability of New Lionsgate, among other things and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends and make other restricted payments and enter into transactions with affiliates.

In addition, the New Lionsgate Credit Agreement is expected to require New Lionsgate maintain a liquidity ratio of no less than 1.10 to 1.00 as of the last day of each fiscal quarter for which financials have been (or were required to be) delivered.

The New Lionsgate Credit Agreement is also expected to contain events of default customary for financings of this type, including relating to a change of control.

The terms of the New Lionsgate Credit Agreement are not finalized and remain subject to change. There is a risk that New Lionsgate may be unable to enter into the New Lionsgate Credit Agreement on the terms described in this summary, or at all.

Exchange Notes

Lions Gate Capital Holdings 1, Inc. currently has outstanding approximately $389.9 million in 5.500% exchange notes due 2029 (the “Exchange Notes”). New Lionsgate, or one of its wholly-owned subsidiaries (the “Successor Issuer”), expects to assume the obligations outstanding under the Exchange Notes in connection with the completion of the Transactions.

The Exchange Notes currently bear interest at 5.500% per annum payable semi-annually and mature April 15, 2029. Upon the completion of the Transactions, the interest rate will increase to 6.000% and the maturity date will be extended to April 15, 2030.

Upon completion of the Transactions, the Exchange Notes will be redeemable at New Lionsgate’s option in whole at any time, or in part from time to time, at the following redemption prices, plus accrued and unpaid interest, if any, to, but not including the redemption date: (i) on or after the closing date of the Transactions until, but excluding, the one-year anniversary thereof - 103.0%; (ii) on or after the one-year anniversary of the Transactions until, but excluding the two-year anniversary thereof - 102.0%; (iii) on or after the two-year anniversary of the Transactions until, but excluding the three-year anniversary thereof - 101.0%; (iv) on or after the three-year anniversary of the Transactions and thereafter - 100%.

The Exchange Notes are currently unsecured, unsubordinated obligations of Lions Gate Capital Holdings 1, Inc. and guaranteed on an unsecured, unsubordinated basis by LGEC and the subsidiary guarantors thereunder. Upon completion of the Transactions, the Exchange Notes are expected to be unsecured, unsubordinated obligations of the Successor Issuer and guaranteed on an unsecured, unsubordinated basis by New Lionsgate and the subsidiaries that guarantee the obligations under the New Lionsgate Credit Agreement.

The Exchange Notes contain certain restrictions and covenants that, subject to certain exceptions, will limit New Lionsgate’s ability to incur additional indebtedness, pay dividends or repurchase New Lionsgate’s common shares, make certain loans or investments, and sell or otherwise dispose of certain assets subject to certain conditions, among other limitations.

The Exchange Notes also contain a change of control provision which provides that, upon the occurrence of a change of control as defined therein, the issuer will be required to offer to purchase from holders all of the Exchange Notes, at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. In addition, the Exchange Notes provide that, upon the occurrence of certain asset dispositions, the issuer may be required to use the excess proceeds from such dispositions to make an offer to purchase the Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

IP Facilities

Lionsgate has outstanding certain intellectual property credit facilities (the “IP Facilities”), which New Lionsgate expects to remain in place as obligations of New Lionsgate following completion of the Transactions. The IP Facilities currently include an approximately $340 million senior secured amortizing term credit facility (the “eOne IP Credit Facility”) and an approximately $850 million senior secured amortizing term credit facility (the “LG IP Credit Facility”).

eOne IP Credit Facility

Lionsgate currently has outstanding a senior secured amortizing term credit facility based on and secured by Lionsgate’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $340.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The eOne IP Credit Facility is subject to quarterly required principal payments of $8.5 million, with the balance payable at maturity. Advances under the eOne IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum. The eOne IP Credit Facility matures on July 3, 2029. As of December 31, 2024, there was $331.5 million outstanding under the eOne IP Credit Facility.

LG IP Credit Facility

Lionsgate currently has outstanding a senior secured amortizing term credit facility based on and secured by Lionsgate’s intellectual property rights primarily associated with certain titles. The maximum principal amount of the LG IP Credit Facility is $850.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The LG IP Credit Facility is subject to quarterly required principal payments of $21.25 million, with the balance payable at maturity. Advances under the LG IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum. The LG IP Credit Facility matures on September 30, 2029. As of December 31, 2024, there was $850.0 million outstanding under the LG IP Credit Facility.

Film Library Facility

Lionsgate has outstanding a certain senior secured amortizing term credit facility (the “Film Library Facility”) based on and secured by the collateral consisting solely of certain of Lionsgate’s rights in certain acquired library titles, which New Lionsgate expects to remain in place as an obligation of New Lionsgate following completion of the Transactions. The maximum principal amount of the Film Library Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the Film Library Facility subject to certain cumulative minimum guaranteed payment amounts.

Advances under the Film Library Facility bear interest at a rate equal to, at Lionsgate’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum. The Film Library Facility matures on July 30, 2027. As of December 31, 2024, there was $87.5 million outstanding under the Film Library Facility.

Production Loans

Lionsgate has outstanding certain individual and multi-title loans for the production of film and television programs (the “Production Loans”), which New Lionsgate expects to remain in place as obligations of New Lionsgate following completion of the Transactions.

The majority of the Production Loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest. As of December 31, 2024, there were $1,346.0 million of Production Loans outstanding, of which $1,212.8 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $133.2 million are unsecured.

Production Tax Credit Facility

Lionsgate has outstanding a non-recourse senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of Lionsgate’s tax credit receivables, which New Lionsgate expects to remain in place as an obligation of New Lionsgate following completion of the Transactions.

As of December 31, 2024, the maximum principal amount of the Production Tax Credit Facility was $260.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to Lionsgate by governmental authorities pursuant to the tax incentive laws of certain eligible jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility.

As of December 31, 2024, tax credit receivables amounting to $353.1 million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit Facility bear interest at a rate equal to SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus 1.50% per annum or the base rate plus 0.50% per annum. The Production Tax Credit Facility was to mature on January 27, 2025, however in January and February 2025 Lionsgate entered into amendments to the Production Tax Credit Facility which extended the maturity to January 27, 2028 and increased the maximum principal amount to $280.0 million. As of December 31, 2024, there was $257.8 million outstanding under the Production Tax Credit Facility, and there was $2.2 million available under the Production Tax Credit Facility.

Backlog Facility and Other

Backlog Facility

Lionsgate currently has outstanding a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of Lionsgate’s fixed fee or minimum guarantee contracts where cash will be received in the future, which New Lionsgate expects to remain in place as an obligation of New Lionsgate following completion of the Transactions.

The maximum principal amount of the Backlog Facility is $175.0 million, subject to the amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility. The Backlog Facility revolving period ends on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to two years, 90 days after the revolving period ends, currently August 14, 2027. As of December 31, 2024, there was $151.9 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility.

Other

Lionsgate currently has outstanding other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements, which New Lionsgate expects to remain in place as obligations of New Lionsgate following completion of the Transactions.

Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by Lionsgate, and may be voluntarily repaid at any time without prepayment penalty fees. As of December 31, 2024, there was $27.1 million outstanding under the “other” loans, with a contractual repayment date in July 2025. As of December 31, 2024, accounts receivable amounting to $20.8 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at December 31, 2024 amounting to $11.0 million represented collateral related to the “other” loans.

Summary

See below a summary chart of the current expectations for the New Lionsgate material indebtedness and film related obligations as of December 31, 2024 on a historical and pro forma basis:

	As of December 31, 2024
	Historical Lionsgate	Historical Lionsgate Studios Corp.	Pro Forma(1) New Lionsgate	Historical Starz Business	Pro Forma(1) Starz Entertainment Corp.
	(Amounts in millions)
Principal amounts of corporate debt:
Revolving credit facilities	$390.0	$390.0	$—	$—	$—
Intercompany revolver	—	134.4	—	—	—
Term Loan A	314.4	314.4	—	—	—
Existing Notes and Exchange Notes(2)	715.0	—	389.9	715.0	325.1
IP Credit Facilities(3)	1,181.5	1,181.5	1,331.5	—	—
New revolving credit facilities(4) (5)	—	—	265.0	—	—
New senior secured term loan facility(5)	—	—	—	—	300.0

Total corporate debt	2,600.9	2,020.3	1,986.4	715.0	625.1
Film related obligations	1,946.1	1,870.3	1,870.3	75.8	75.8

Total indebtedness	$4,547.0	$3,890.6	$3,856.7	$790.8	$700.9

(1)

Amounts set forth on a pro forma basis give effect to the pro forma adjustments included in the Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate and the Unaudited Pro Forma Condensed Consolidated Financial Information of Starz, both included elsewhere in this joint proxy statement/prospectus.

(2)

Of the $715.0 million historical Lionsgate Existing Notes and Exchange Notes, New Lionsgate, or one of its wholly-owned subsidiaries, expects to assume $389.9 million of the obligations outstanding under the Exchange Notes and Starz expects $325.1 million of the Existing Notes to remain as obligations of Starz following completion of the Transactions.

(3)

In connection with the completion of the Transactions, New Lionsgate expects to increase its capacity of its asset backed facilities which is expected to provide for an additional $150.0 million in borrowing capacity.

(4)

In connection with the completion of the Transactions, New Lionsgate expects to enter into the New Lionsgate Credit Agreement, which is expected to provide for an $800.0 million senior secured revolving credit facility, of which a portion will be drawn. Amounts reflected as drawn in this presentation reflect pro forma amounts as of December 31, 2024 with an expected cash and cash equivalent balance of approximately $146.7 million.

(5)

In connection with the completion of the Transactions, Starz expects to enter into the Starz Credit Agreement, which is expected to provide for (a) a $150.0 million senior secured revolving credit facility and (b) a $300.0 million senior secured term loan facility. Amounts reflected as drawn in this presentation reflect pro forma amounts as of December 31, 2024, with an expected cash and cash equivalent balance of approximately $12.0 million.

DESCRIPTION OF STARZ MATERIAL INDEBTEDNESS

The following summary sets forth information based on Starz’s current expectations about the financing arrangements anticipated to be in effect upon completion of the Transactions. The material terms of the indebtedness described here assume the Transactions are consummated on the terms set forth herein. However, Starz has not yet entered into definitive material agreements with respect to all such financing arrangements, and, accordingly, the terms of such financing arrangements are subject to change, including as a result of market conditions. The definitive agreements, when entered into, will set forth the definitive terms of the financing arrangements. See “Risk Factors—Risks Related to the Transactions—The definitive agreements with respect to the material indebtedness of New Lionsgate and Starz have not yet been entered into and are subject to change.”

Starz Credit Facilities

In connection with the completion of the Transactions, Starz expects to enter into a new credit agreement (the “Starz Credit Agreement”) with Lions Gate Capital Holdings LLC (which is expected to be renamed Starz Capital Holdings LLC), as borrower, the guarantors referred to therein, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent.

The Starz Credit Agreement is expected to provide for (a) a $150.0 million senior secured revolving credit facility and (b) a $300.0 million senior secured term loan facility. The revolving credit facility and term loan facility will mature on the date that is five years after the closing date of the facilities, each subject to a springing maturity under certain circumstances. Borrowings under the revolving credit facility and proceeds of the term loan facility are expected to be used to refinance certain existing indebtedness of Lionsgate or one of its subsidiaries, to pay fees and costs related to the Transactions, and for working capital and other general corporate purposes (including the financing of permitted acquisitions, other permitted investments and other transactions not prohibited by the terms thereof).

Borrowings under the Starz Credit Agreement are expected to bear interest at a rate per annum equal to, at Starz’s option, either Term SOFR (subject to a 0.00% floor) or a base rate, in each case plus an applicable margin based on Starz’s net total leverage ratio. Starz also expects to pay a commitment fee initially equal to 0.375% per annum in respect of unutilized commitments under the revolving credit facility, which will vary depending on Starz’s net total leverage ratio.

The term loan facility will require quarterly principal payments, in an amount equal to the following percentages of the aggregate principal amount of the initial term loans: 0.00% beginning on or prior to the first anniversary of the effective date, 1.25% beginning after the first anniversary of the effective date, 1.75% beginning after the second anniversary of the effective date, and 2.50% beginning after the third anniversary of the effective date.

The borrower’s obligations under the Starz Credit Agreement are expected to be guaranteed by Starz and substantially all of its wholly owned restricted subsidiaries and secured by substantially all assets of the borrower and the guarantors, in each case subject to certain customary exceptions.

The Starz Credit Agreement is expected to contain certain customary affirmative and negative covenants that limit the ability of Starz, among other things and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends and make other restricted payments, and enter into transactions with affiliates.

In addition, the Starz Credit Agreement is expected to require that Starz maintain (i) a net total leverage ratio not to exceed 4.50 to 1.00, which ratio shall be reduced to 4.25 to 1.00 on and after March 31, 2026, to 4.00 to 1.00 on and after March 31, 2027, and to 3.50 to 1.00 on and after March 31, 2028, (ii) a net first lien leverage ratio not to exceed 3.00 to 1.00, and (iii) an interest coverage ratio not less than 2.50 to 1.00, each as of the last day of each fiscal quarter for which financials have been (or were required to be) delivered.

The Starz Credit Agreement is also expected to contain events of default customary for financings of this type, including relating to a change of control.

The terms of the Starz Credit Agreement are not finalized and remain subject to change. There is a risk that Starz may be unable to enter into the Starz Credit Agreement on the terms described in this summary, or at all.

Existing Notes

Lions Gate Capital Holdings LLC currently has outstanding approximately $325.1 million in 5.500% senior notes due 2029 (the “Existing Notes”), which Starz expects to remain as obligations of Starz following completion of the Transactions. The Existing Notes mature on April 15, 2029 and bear interest at a rate of 5.500% per annum, payable semi-annually.

The Existing Notes are redeemable at Starz’s option in whole at any time, or in part from time to time, at the following redemption prices, plus accrued and unpaid interest, if any, to, but not including the redemption date: (i) on or after April 15, 2024 (before April 15, 2025) - 102.750%; (ii) on or after April 15, 2025 (before April 15, 2026) - 101.375%; and (iii) on or after April 15, 2026 - 100%.

Upon completion of the Transactions, the Existing Notes are expected to be guaranteed on an unsecured, unsubordinated basis by Starz and the subsidiaries that guarantee the obligations under the Starz Credit Agreement subject to the applicable terms of the indenture governing the Existing Notes.

Purported noteholders have instituted suit against Lionsgate claiming certain breaches under the indenture governing the Existing Notes. See “Risk Factors—Risks Related to the Transactions—Purported noteholders have instituted suit against Lionsgate claiming that it breached the indenture governing Lions Gate Capital Holdings LLC’s 5.500% senior notes due 2029 by virtue of an amendment executed in connection with an exchange by certain noteholders for new notes” for a description of risks related to such litigation.

Summary

See below a summary chart of the current expectations for the New Lionsgate material indebtedness and film related obligations as of December 31, 2024 on a historical and pro forma basis:

	As of December 31, 2024
	Historical Lionsgate	Historical Lionsgate Studios Corp.	Pro Forma(1) New Lionsgate	Historical Starz Business	Pro Forma(1) Starz Entertainment Corp.
	(Amounts in millions)
Principal amounts of corporate debt:
Revolving credit facilities	$390.0	$390.0	$—	$—	$—
Intercompany revolver	—	134.4	—	—	—
Term Loan A	314.4	314.4	—	—	—
Existing Notes and Exchange Notes(2)	715.0	—	389.9	715.0	325.1
IP Credit Facilities(3)	1,181.5	1,181.5	1,331.5	—	—
New revolving credit facilities(4) (5)	—	—	265.0	—	—
New senior secured term loan facility(5)	—	—	—	—	300.0

Total corporate debt	2,600.9	2,020.3	1,986.4	715.0	625.1
Film related obligations	1,946.1	1,870.3	1,870.3	75.8	75.8

Total indebtedness	$4,547.0	$3,890.6	$3,856.7	$790.8	$700.9

(1)

Amounts set forth on a pro forma basis give effect to the pro forma adjustments included in the Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate and the Unaudited Pro Forma Condensed Consolidated Financial Information of Starz, both included elsewhere in this joint proxy statement/prospectus.

(2)

Of the $715.0 million historical Lionsgate Existing Notes and Exchange Notes, New Lionsgate, or one of its wholly-owned subsidiaries, expects to assume $389.9 million of the obligations outstanding under the Exchange Notes and Starz expects $325.1 million of the Existing Notes to remain as obligations of Starz following completion of the Transactions.

(3)

In connection with the completion of the Transactions, New Lionsgate expects to increase its capacity of its asset backed facilities which is expected to provide for an additional $150.0 million in borrowing capacity.

(4)

In connection with the completion of the Transactions, New Lionsgate expects to enter into the New Lionsgate Credit Agreement, which is expected to provide for an $800.0 million senior secured revolving credit facility, of which a portion will be drawn. Amounts reflected as drawn in this presentation reflect pro forma amounts as of December 31, 2024 with an expected cash and cash equivalent balance of approximately $150.0 million.

(5)

In connection with the completion of the Transactions, Starz expects to enter into the Starz Credit Agreement, which is expected to provide for (a) a $150.0 million senior secured revolving credit facility and (b) a $300.0 million senior secured term loan facility. Amounts reflected as drawn in this presentation reflect pro forma amounts as of December 31, 2024, with an expected cash and cash equivalent balance of approximately $12.0 million.

LIONSGATE BENEFICIAL OWNERSHIP TABLE

Securities Owned by Certain Lionsgate Beneficial Owners

The following table presents certain information about beneficial ownership of LGEC Class A shares and LGEC Class B shares as of March 7, 2025 (unless otherwise indicated) by each person (or group of affiliated persons) who is known by Lionsgate to own beneficially more than 5% of the outstanding shares of any class of LGEC common shares. All of such information is based on publicly available filings. The security ownership information is given as of March 7, 2025 and, in the case of percentage ownership information, is based upon 83,691,063 LGEC Class A shares and 156,905,472 LGEC Class B shares, in each case, outstanding on that date. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within sixty (60) days.

	LGEC Class A shares			LGEC Class B shares
	Number of Shares (1)		% of Class (2)	Number of Shares (1)		% of Class (2)
Mark H. Rachesky, M.D.	20,233,455	(3)	24.2%	15,206,143	(4)	9.7%
Liberty 77 Capital L.P.	14,369,845	(5)	17.2%	6,999,139		4.5	%(5)
Shapiro Capital Management LLC(7)	687,757		*	15,019,459		9.6%
Capital Research Global Investors(8)	2,825,000		3.4%	18,411,237		11.7%
Vanguard Group, Inc.(9)	6,857,020		8.2%	12,364,566		7.9%
BlackRock, Inc.(10)	4,253,651		5.1%	8,835,995		5.6%

*	Less than 1%
(1)

The addresses for the listed beneficial owners are as follows: Mark H. Rachesky, M.D., c/o MHR Fund Management LLC, 1345 Avenue of the Americas, 42nd Floor, New York, NY 10105; Liberty 77 Capital L.P., 2099 Pennsylvania Ave NW, Washington, DC 20006; Shapiro Capital Management LLC, 3060 Peachtree Road NW, Suite 1555, Atlanta, GA 30305; Capital Research Global Investors, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071; Vanguard Group, Inc., PO Box 2600 V26, Valley Forge, PA 19482-2600; and BlackRock, Inc., 50 Hudson Yards, New York, NY 10001.

(2)

The percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of LGEC Class A shares or LGEC Class B shares, as applicable, deemed to be beneficially held by such person (or group of affiliated persons) as of March 7, 2025 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) the sum of (A) 83,691,063 or 156,905,472, which is the number of LGEC Class A shares and LGEC Class B shares outstanding as of March 7, 2025, respectively; plus (B) the number of LGEC Class A shares and LGEC Class B shares issuable upon the exercise of stock options (i.e., May 6, 2025).

(3)	The information is based solely on a Schedule 13-D filed with the SEC on January 28, 2025.
(4)	The information is based solely on a Form 4 filed with the SEC on December 3, 2024.

After the Transactions, based on 83,691,063 LGEC Class A shares and 156,905,472 Class B shares outstanding as of March 7, 2025, Dr. Rachesky and affiliated parties is expected to hold approximately 13.3% of New Lionsgate new common shares and approximately 15.1% Starz common shares.

(5)	The information is based solely on a Form 4 filed with the SEC on November 19, 2024.

After the Transactions, based on 83,691,063 LGEC Class A shares and 156,905,472 Class B shares outstanding as of March 7, 2025, Liberty 77 Capital L.P. is expected to hold approximately 8.1% of New Lionsgate new common shares and approximately 9.2% Starz common shares.

(6)	The information is based solely on a Form 4 filed with the SEC on January 21, 2025.
(7)	The information is based solely on a Schedule 13F-HR filed with the SEC on November 14, 2024.
(8)	The information is based solely on a Schedule 13F-HR filed with the SEC on November 13, 2024.
(9)	The information is based solely on a Schedule 13F-HR filed with the SEC on November 13, 2024.
(10)	The information is based solely on a Schedule 13F-HR filed with the SEC on November 13, 2024.

Stock Ownership of Lionsgate Management

The table below presents certain information about beneficial ownership of LGEC Class A shares and LGEC Class B shares stock as of March 7, 2025 (unless otherwise indicated) by (i) each current director, nominee for director and individual who served as our principal executive officer, principal financial officer, and three other most highly compensated executive officers of Lionsgate for fiscal 2024 (the “Lionsgate Named Executive Officers”) and (ii) all current directors and executive officers of Lionsgate as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within sixty (60) days.

	LGEC Class A shares			LGEC Class B shares
	Number of Shares(1)		% of Class(2)	Number of Shares(1)		% of Class(2)
James W. Barge(3)	91,282		*	3,147,206		2.0%
Michael Burns(4)	1,888,698		2.2%	3,635,881		2.3%
Mignon Clyburn	23,731		*	25,505		*
Gordon Crawford	288,538		*	1,859,027		1.2%
Jon Feltheimer (5)	1,559,431		1.8%	4,895,866		3.1%
Emily Fine	43,950		*	46,987		*
Michael T. Fries	0		*	0		*
Brian Goldsmith(6).	215,669		*	1,757,055		1.1%
John D. Harkey, Jr.	115,496		*	16,636		*
Susan McCaw	29,464		*	26,111		*
Yvette Ostolaza	42,451		*	36,234		*
Mark H. Rachesky, M.D.	20,233,455	(7)	24.2%	15,206,143	(8)	9.7%
Daryl Simm	69,494		*	71,838		*
Hardwick Simmons	78,288		*	80,685		*
Harry E. Sloan	72,324		*	273,875		*
Bruce Tobey	0		*	38,907		*
All former and current executive officers and directors and director nominees, as a group (16 persons)	24,752,271		28.8%	31,117,956		18.8%

*	Less than 1%
(1)

Pursuant to Rule 13d-3(d)(1) of the Exchange Act, amount includes vested restricted share units, and restricted share units vesting and stock options and share appreciation rights exercisable, within sixty (60) days of March 7, 2025 (i.e., May 6, 2025).

(2)

The percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of LGEC Class A shares or LGEC Class B shares, as applicable, deemed to be beneficially held by such person (or group of affiliated persons) as of March 7, 2025 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) the sum of (A) 83,691,063 or 156,905,472, which is the number of LGEC Class A shares and LGEC Class B shares outstanding as of March 7, 2025, respectively; plus (B) the number of LGEC Class A shares and LGEC Class B shares issuable upon the exercise of stock options and other (i.e., May 6, 2025).

(3)	Includes 2,216,052 LGEC Class B shares subject to stock options/SARs that are currently exercisable.
(4)	Includes 850,952 LGEC Class A shares and 2,219,140 LGEC Class B shares subject to stock options/SARs that are currently exercisable.
(5)	Includes 1,130,074 LGEC Class A shares and 3,380,074 LGEC Class B shares subject to stock options/SARs that are currently exercisable.
(6)	Includes 132,657 LGEC Class A shares and 947,559 LGEC Class B shares subject to stock options/SARs that are currently exercisable.
(7)	The information is based solely on a Schedule 13-D filed with the SEC on January 28, 2025.
(8)	The information is based solely on a Form 4 filed with the SEC on December 3, 2024.

LG STUDIOS BENEFICIAL OWNERSHIP TABLE

Securities Owned by Certain LG Studios Beneficial Owners

The following table presents certain information about beneficial ownership of LG Studios common shares as of December 31, 2024 (unless otherwise indicated) by each person (or group of affiliated persons) who is known by LG Studios to own beneficially more than 5% of the outstanding shares of any class of LG Studios common shares. All of such information is based on publicly available filings. The security ownership information is given as of December 31, 2024 and, in the case of percentage ownership information, is based upon 288,681,224 LG Studios common shares outstanding on that date. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within sixty (60) days.

Name and Address of Beneficial Owners	Number of LG Studios Common Shares	%
Directors and Executive Officers of LG Studios:
Jon Feltheimer	—	—
Michael Burns	—	—
James W. Barge	—	—
Brian Goldsmith	—	—
Bruce Tobey	—	—
Mignon Clyburn	—	—
Gordon Crawford	—	—
Emily Fine	—	—
Michael T. Fries	—	—
John D. Harkey, Jr.	—	—
Susan McCaw	—	—
Yvette Ostolaza	—	—
Mark H. Rachesky, M.D.	—	—
Hardwick Simmons	—	—
Daryl Simm	—	—
Harry E. Sloan	—	—
All Directors and Executive Officers of LG Studios as a Group (17 Individuals)	—	—
Five Percent Holders of LG Studios:	—	—
Lionsgate(1)	253,435,794	87.8%

*	Indicated beneficial ownership of less than 1%.
(1)

The amount reported represents 253,435,794 LG Studios common shares directly held by LG Sirius and beneficially owned by Lionsgate, with respect to which Lionsgate and LG Sirius have dispositive power and voting power. Lionsgate’s mailing address is 2700 Colorado Avenue, Santa Monica, CA 90404.

DESCRIPTION OF NEW LIONSGATE CAPITAL STOCK

New Lionsgate’s notice of articles and articles will be amended, and New Lionsgate will adopt the New Lionsgate Articles in connection with the Transactions. The following briefly summarizes the material terms of New Lionsgate new common shares and New Lionsgate preference shares that will be contained in the New Lionsgate Articles. These summaries do not describe every aspect of these securities and documents and are subject to all the provisions of the New Lionsgate Articles that will be in effect at the time of the completion of the Transactions, and are qualified in their entirety by reference to these documents, which you should read (along with the applicable provisions of British Columbia law) for complete information on the New Lionsgate new common shares as of the time of the completion of the Transactions. The New Lionsgate Articles, in a form expected to be in effect at the time of the completion of the Transactions, will be included as an exhibit to New Lionsgate’s registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part. The following also summarizes certain relevant provisions of British Columbia law. Since British Columbia law is more detailed than the general information provided below, you should read the actual provisions of British Columbia law for complete information.

General

New Lionsgate’s authorized capital will consist of an unlimited number of New Lionsgate new common shares, without par value, and 200,000,000 New Lionsgate preference shares, without par value. The New Lionsgate Board may establish the rights and restrictions of the New Lionsgate preference shares from time to time. Immediately following the completion of the Transactions, New Lionsgate expects that approximately 285,496,005 New Lionsgate new common shares will be issued and outstanding (based on the number of LGEC common shares and LG Studios common shares outstanding on March 7, 2025) and that no New Lionsgate preference shares will be issued and outstanding.

Dividend Rights

The holders of the New Lionsgate new common shares shall, subject to the rights of the holders of any other class of shares of New Lionsgate entitled to dividends in priority to the holders of the New Lionsgate new common shares, be entitled to dividends as and when declared by New Lionsgate. Dividends shall be payable only as and when declared by the New Lionsgate Board.

The holders of New Lionsgate preference shares shall, subject to the rights of the holders of any other class of shares of New Lionsgate entitled to dividends in priority to the holders of New Lionsgate preference shares, be entitled to dividends in accordance with the special rights or restrictions set out in the New Lionsgate Articles with respect to the New Lionsgate preference shares from time to time. If no New Lionsgate preference shares are issued, the New Lionsgate Board may determine the rights of the New Lionsgate preference shares, including rights of series of shares, at the time of issuance of New Lionsgate preference shares. Dividends shall be payable only as and when declared by the New Lionsgate Board.

Participation Rights

In the event of the distribution of assets of New Lionsgate or on the liquidation, dissolution or winding-up of New Lionsgate, whether voluntary or involuntary, or on any other distribution of assets of New Lionsgate among its shareholders for the purpose of winding up its affairs (each, a “New Lionsgate Liquidity Event”), all of the property and assets of New Lionsgate available for distribution to holders of New Lionsgate’s common equity shall be paid or distributed equally, share for share, to holders of the New Lionsgate new common shares. Notwithstanding the foregoing, on the occurrence of a New Lionsgate Liquidity Event, holders of New Lionsgate preference shares shall be entitled to certain rights as described below. See “—Preferred Stock” below.

Preemptive Rights

Except as provided for in the New Lionsgate Investor Rights Agreement, there are no preemptive rights relating to the New Lionsgate new common shares and New Lionsgate preference shares.

Share Distributions

Notwithstanding that the market value of any stock dividend paid on one class of shares may be different from the market value of the stock dividend paid simultaneously on another class of shares, the New Lionsgate Board may, at any time and from time to time, declare and pay a stock dividend on any class of shares in accordance with the New Lionsgate Articles and the BC Act.

Voting Rights

Each holder of New Lionsgate new common shares is entitled to: (a) one vote for each New Lionsgate new common share held at all meetings of shareholders; (b) receive notice of and to attend all meetings of shareholders of New Lionsgate; and (c) vote on all matters submitted to a vote or consent of shareholders of New Lionsgate.

Each holder of New Lionsgate preference shares will be entitled to the rights or restrictions set out in the New Lionsgate Articles for the applicable series of the New Lionsgate preference shares. Article 25.1 of the New Lionsgate Articles describes some of the potential rights, including voting rights and rights to preferential dividends, that the New Lionsgate Board may determine and establish for a series of New Lionsgate preference shares.

Preferred Stock

The New Lionsgate preference shares consist of a maximum of 200,000,000 preference shares as set out in the New Lionsgate Articles and shall, as a class, have attached thereto the special rights and restrictions specified below.

Pursuant to the New Lionsgate Articles, the New Lionsgate preference shares may at any time and from time to time be issued in one or more series.

Subject to the BC Act, the New Lionsgate Board may from time to time, by resolution, if none of the New Lionsgate preference shares of any particular series are issued, alter the New Lionsgate Articles and authorize the alteration of the notice of articles of New Lionsgate, as the case may be, to fix the number of New Lionsgate preference shares in, and to determine the designation of the preference shares of, that series, alter the New Lionsgate Articles to create, define and attach special rights and restrictions to the New Lionsgate preference shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of New Lionsgate; and voting rights and restrictions; so long as none of the foregoing are inconsistent with the entitlement of holders of New Lionsgate preference shares to receive, on the occurrence of a New Lionsgate Liquidity Event, before any distribution shall be made to holders of New Lionsgate new common shares or any other shares of New Lionsgate ranking junior to the New Lionsgate preference shares with respect to repayment of capital, the amount paid up with respect to each New Lionsgate preference share held by them, plus any accrued and unpaid cumulative dividends (if any and if preferential) thereon. After payment to holders of New Lionsgate preference shares of the amounts so payable to them, the holders of New Lionsgate preference shares shall not be entitled to share in any further distribution of the property or assets of New Lionsgate except as specifically provided in the special rights and restrictions attached to any particular series of the New Lionsgate preference shares.

Limitation on Liability of Directors and Indemnification of Directors and Officers

The New Lionsgate Articles will provide that, subject to the BC Act, New Lionsgate must indemnify an eligible party and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and New Lionsgate must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

For the purposes of the New Lionsgate Articles, “eligible party” means an individual who is a director, officer, former director or former officer of New Lionsgate.

For the purposes of the New Lionsgate Articles, “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

For the purposes of the New Lionsgate Articles, “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which any eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of New Lionsgate: (i) is or may be joined as a party; or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The BC Act prohibits indemnification if any of the following circumstances apply: (i) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (ii) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (iii) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or (iv) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Anti-Takeover Provisions and Other Shareholder Protections

Shareholder Rights

Under the BC Act, the following powers are available to companies to make themselves potentially less vulnerable to hostile takeover attempts:

•

any shareholder proposals must be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least one percent (1%) of the issued shares of a company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount and must have been received by such company at least three months before the anniversary of the previous year’s annual reference date;

•

shareholders who hold in the aggregate at least 5% of the issued shares of a company that carry the right to vote at general meetings may requisition a general meeting of shareholders by following the procedures in the BC Act, in which case the directors are required to call a meeting for a date not more than four (4) months after the date the requisition is received and if they do not do so within 21 days after the date on which the requisition was received by such company, the requisitioning shareholders may send a notice of a general meeting to be held to transact the business stated in the requisition; and

•	unless the articles state otherwise, directors may only be removed by a two-thirds (66 2/3%) majority vote by shareholders.

Additionally, the BC Act contains no restriction on the adoption of a shareholder rights plan. The BC Act also does not restrict related-party transactions; however, in Canada, takeover bids and related-party transactions are addressed in provincial securities legislation and policies.

Dissent Rights

Under the BC Act, shareholders have a right to dissent and receive a payout from a company in exchange for their shares in the context of an amalgamation, an arrangement, a redomicile, and certain other significant transactions.

Derivative Actions

Under the BC Act, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to the court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

The BC Court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Upon the final disposition of a derivative action, the court may make any order it determines to be appropriate.

Oppression Remedy

The BC Act provides an oppression remedy that enables a court to make an order, whether interim or final, if an application is made to the court by a shareholder (which for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate in the circumstances) in a timely manner and it appears to the court that there are reasonable grounds for believing (i) that the affairs of the corporation are being or have been conducted, or the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or (ii) that an act of the corporation has been done or is threatened, or that a resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders.

The oppression remedy provides the court with broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Additional Takeover Bid Considerations

Unless an offer constitutes an exempt transaction, and this summary does not address exemptions available under Canadian law, an offer made by a person, an “offeror,” to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares in a class, will be subject to the takeover provisions of Canadian securities laws.

The acquisition of a company’s shares may also trigger the application of statutory regimes including among others, the Investment Canada Act and the Competition Act.

Limitations on the ability to acquire and hold a company’s shares may be imposed by the Competition Act. The Competition Act permits the Commissioner of Competition (the “Commissioner”) to review any acquisition of control over or of a significant interest in a Canadian entity. The Competition Act grants the Commissioner jurisdiction, for up to three years after closing (or up to one year if the acquisition was notified to the Commissioner), to challenge an acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

When dealing with a publicly traded corporation, the Competition Act also requires any person who intends to acquire voting shares to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of the company’s voting shares as a result of such acquisition. If a person already owns more than 20% of a company’s voting shares, a notification must be filed before the acquisition of additional voting shares that would bring that person’s holdings to over 50%. Where a notification is required, the Competition Act prohibits completion of the acquisition until the expiration of a statutory waiting period or, if applicable, a second statutory waiting period, unless the Commissioner provides written notice that they do not intend to challenge the acquisition. A common closing condition of acquisitions subject to notification under the Competition Act is clearance from the Commissioner, even if the applicable statutory waiting period has expired and the parties are in a legal position to close.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Innovation, Science and Economic Development. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Canada Act , the acquisition of control of an existing Canadian business (either through the acquisition of the shares or all or substantially all the assets of such business) by a non-Canadian would be reviewable under the “net benefit” standard only if the applicable specified financial threshold is met or exceeded and no exemption applies.

The acquisition of a majority of the voting interests of an entity is deemed to be an acquisition of control of that entity. The acquisition of less than a majority, but one-third (33 1/3%) or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third (33 1/3%) of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation.

Under the national security regime in the Investment Canada Act, a national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada,” provided that the entity has a specified nexus to Canada. The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The relevant minister has broad discretion to determine whether an investor is a non-Canadian and may be subject to a national security review. Review on national security grounds is at the discretion of the federal government and, depending on the facts, may occur on a pre- or post-closing basis and includes the ability to block a transaction or, for a completed transaction, order divestiture, or authorize the investment subject to terms and conditions. Interim conditions imposed during the course of a national security review and written undertakings to satisfy the relevant minister regarding the risks of injury to national security are also possible.

This summary above is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding the foregoing and securities law in the provinces and territories of Canada.

Listing

New Lionsgate intends to apply to list the New Lionsgate new common shares on the NYSE under the symbol “LION.” The listing of the New Lionsgate new common shares for trading on the NYSE will be subject to New Lionsgate fulfilling all of the listing requirements of the NYSE.

Sale of Unregistered Securities

On January 10, 2025, New Lionsgate issued one Class A voting share, without par value, to Lionsgate pursuant to Section 4(a)(2) of the Securities Act. New Lionsgate did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

Transfer Agent and Registrar

After the completion of the Transactions, the transfer agent and registrar for New Lionsgate new common shares will be Computershare.

DESCRIPTION OF STARZ CAPITAL STOCK

Starz’s (formerly LGEC) notice of articles and articles will be amended in connection with the Transactions. The following briefly summarizes the material terms of Starz common shares and Starz preference shares that will be contained in the Starz Articles. These summaries do not describe every aspect of these securities and documents and are subject to all the provisions of the Starz Articles that will be in effect at the time of the completion of the Transactions, and are qualified in their entirety by reference to these documents, which you should read (along with the applicable provisions of British Columbia law) for complete information on the Starz common shares as of the time of the completion of the Transactions. The Starz Articles, in a form expected to be in effect at the time of the completion of the Transactions, will be included as an exhibit to Starz’s registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part. The following also summarizes certain relevant provisions of British Columbia law. Since British Columbia law is more detailed than the general information provided below, you should read the actual provisions of British Columbia law for complete information.

General

Starz’s authorized capital will consist of an unlimited number of Starz common shares, without par value and up to 200,000,000 Starz preference shares, without par value. The Starz Board may establish the rights and restrictions of the Starz preference shares from time to time. Immediately following the completion of the Transactions, Starz expects that approximately 16,709,298 common shares will be issued and outstanding (based on the number of LGEC common shares outstanding on March 7, 2025) and that no Starz preference shares will be issued and outstanding.

Dividend Rights

The holders of Starz common shares shall, subject to the rights of the holders of any other class of shares of Starz entitled to dividends in priority to the holders of Starz common shares, be entitled to dividends as and when declared by Starz. Dividends shall be payable only as and when declared by the Starz Board.

The holders of Starz preference shares shall, subject to the rights of the holders of any other class of shares of Starz entitled to dividends in priority to the holders of Starz preference shares, be entitled to dividends in accordance with the special rights or restrictions set out in the Starz Articles with respect to the Starz preference shares from time to time. If no Starz preference shares are issued, the Starz Board may determine the rights of the Starz preference shares, including rights of series of shares, at the time of issuance of Starz preference shares. Dividends shall be payable only as and when declared by the Starz Board.

Participation Rights

In the event of the distribution of assets of Starz or on the liquidation, dissolution or winding-up of Starz , whether voluntary or involuntary, or on any other distribution of assets of Starz among its shareholders for the purpose of winding up its affairs (each, a “Starz Liquidity Event”), all of the property and assets of Starz available for distribution to the holders of Starz’s common equity shall be paid or distributed equally, share for share, to holders of the Starz common shares. Notwithstanding the foregoing, on the occurrence of a Starz Liquidity Event, holders of the Starz preference shares shall be entitled to certain rights as described below. See “—Preferred Stock” below.

Pre-emptive Rights

Except as provided for in the Starz Investor Rights Agreement, there are no preemptive rights relating to Starz common shares and Starz preference shares.

Share Distributions

Notwithstanding that the market value of any stock dividend paid on one class of shares may be different from the market value of the stock dividend paid simultaneously on another class of shares, the Starz Board may, at any time and from time to time, declare and pay a stock dividend on any class of shares in accordance with the Starz Articles and the BC Act.

Voting Rights

Each holder of Starz common shares is entitled to: (a) one vote for each Starz common share held at all meetings of shareholders; (b) receive notice of and to attend all meetings of shareholders of Starz; and (c) vote on all matters submitted to a vote or consent of shareholders of Starz.

Preferred Stock

The Starz preference shares consist of a maximum of 200,000,000 preference shares as set out in the Starz Articles, and shall, as a class, have attached thereto the special rights and restrictions specified below.

Pursuant to the Starz Articles, the Starz preference shares may at any time and from time to time be issued in one or more series.

Subject to the BC Act, the Starz Board may from time to time, by resolution, if none of the Starz preference shares of any particular series are issued, alter the Starz Articles and authorize the alteration of the notice of articles of Starz, as the case may be, to fix the number of Starz preference shares in, and to determine the designation of the Starz preference shares of, that series, alter the Starz Articles to create, define and attach special rights and restrictions to the preference shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of Starz, and voting rights and restrictions; so long as none of the foregoing are inconsistent with the entitlement of holders of Starz preference shares to receive, on the occurrence of a Starz Liquidity Event, before any distribution shall be made to holders of Starz common shares or any other shares of Starz ranking junior to the Starz preference shares with respect to repayment of capital, the amount paid up with respect to each Starz preference share held by them, plus any accrued and unpaid cumulative dividends (if any and if preferential) thereon. After payment to holders of Starz preference shares of the amounts so payable to them, the holders of Starz preference shares shall not be entitled to share in any further distribution of the property or assets of Starz except as specifically provided in the special rights and restrictions attached to any particular series of the preference shares.

Limitation on Liability of Directors and Indemnification of Directors and Officers

The Starz Articles will provide that, subject to the BC Act, Starz must indemnify an eligible party and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and Starz must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

For the purposes of the Starz Articles, “eligible party” means an individual who is a director, officer, former director or former officer of Starz.

For the purposes of the Starz Articles, “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

For the purposes of the Starz Articles, “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which any eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of Starz: (i) is or may be joined as a party; or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The BC Act prohibits indemnification if any of the following circumstances apply: (i) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (ii) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (iii) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or (iv) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Anti-Takeover Provisions and Other Shareholder Protections

Shareholder Rights

Under the BC Act, the following powers are available to companies to make themselves potentially less vulnerable to hostile takeover attempts:

•

any shareholder proposals must be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least one percent (1%) of the issued shares of a company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount and must have been received by such company at least three months before the anniversary of the previous year’s annual reference date;

•

shareholders who hold in the aggregate at least 5% of the issued shares of a company that carry the right to vote at general meetings may requisition a general meeting of shareholders by following the procedures in the BC Act, in which case the directors are required to call a meeting for a date not more than four (4) months after the date the requisition is received and if they do not do so within 21 days after the date on which the requisition was received by such company, the requisitioning shareholders may send a notice of a general meeting to be held to transact the business stated in the requisition; and unless the articles state otherwise, directors may only be removed by a two-thirds (66 2/3%) majority vote by shareholders.

Additionally, the BC Act contains no restriction on the adoption of a shareholder rights plan. The BC Act also does not restrict related party transactions; however, in Canada, takeover bids and related party transactions are addressed in provincial securities legislation and policies.

Dissent Rights

Under the BC Act, shareholders have a right to dissent and receive a payout from a company in exchange for their shares in the context of an amalgamation, an arrangement, a redomicile, and certain other significant transactions.

Derivative Actions

Under the BC Act, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to the court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

The BC Court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Upon the final disposition of a derivative action, the court may make any order it determines to be appropriate.

Oppression Remedy

The BC Act provides an oppression remedy that enables a court to make an order, whether interim or final, if an application is made to the court by a shareholder (which for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate in the circumstances) in a timely manner and it appears to the court that there are reasonable grounds for believing (i) that the affairs of the corporation are being or have been conducted, or the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or (ii) that an act of the corporation has been done or is threatened, or that a resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders.

The oppression remedy provides the court with broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Additional Takeover Bid Considerations

Unless an offer constitutes an exempt transaction, and this summary does not address exemptions available under Canadian law, an offer made by a person, an “offeror,” to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares in a class, will be subject to the takeover provisions of Canadian securities laws.

The acquisition of a company’s shares may also trigger the application of statutory regimes including among others, the Investment Canada Act and the Competition Act.

Limitations on the ability to acquire and hold a company’s shares may be imposed by the Competition Act. The Competition Act permits the Commissioner to review any acquisition of control over or of a significant interest in a Canadian entity. The Competition Act grants the Commissioner jurisdiction, for up to three years after closing (or up to one year if the acquisition was notified to the Commissioner), to challenge an acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

When dealing with a publicly-traded corporation, the Competition Act also requires any person who intends to acquire voting shares to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of the company’s voting shares as a result of such acquisition. If a person already owns more than 20% of a company’s voting shares, a notification must be filed before the acquisition of additional voting shares that would bring that person’s holdings to over 50%. Where a notification is required, the Competition Act prohibits completion of the acquisition until the expiration of a statutory waiting period or, if applicable, a second statutory waiting period, unless the Commissioner provides written notice that they do not intend to challenge the acquisition. A common closing condition of acquisitions subject to notification under the Competition Act is clearance from the Commissioner, even if the applicable statutory waiting period has expired and the parties are in a legal position to close.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act ) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Innovation, Science and Economic Development. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Canada Act, the acquisition of control of an existing Canadian business (either through the acquisition of the shares or all or substantially all the assets of such business) by a non-Canadian would be reviewable under the “net benefit” standard only if the applicable specified financial threshold is met or exceeded and no exemption applies.

The acquisition of a majority of the voting interests of an entity is deemed to be an acquisition of control of that entity. The acquisition of less than a majority, but one-third (33 1/3%) or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third (33 1/3%) of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation.

Under the national security regime in the Investment Canada Act, a national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada,” provided that the entity has a specified nexus to Canada. The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The relevant minister has broad discretion to determine whether an investor is a non-Canadian and may be subject to a national security review. Review on national security grounds is at the discretion of the federal government and, depending on the facts, may occur on a pre- or post-closing basis and includes the ability to block a transaction or, for a completed transaction, order divestiture, or authorize the investment subject to terms and conditions. Interim conditions imposed during the course of a national security review and written undertakings to satisfy the relevant minister regarding the risks of injury to national security are also possible.

This summary above is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding the foregoing and securities law in the provinces and territories of Canada.

Listing

Starz intends to apply to list the Starz common shares on the Nasdaq under the symbol “STRZ”. The listing of the Starz new common shares for trading on the Nasdaq will be subject to Starz fulfilling all of the listing requirements of Nasdaq.

Sale of Unregistered Securities

In connection with the Transactions, Starz is expected to issue an initial number of common shares to New Lionsgate pursuant to Section 4(a)(2) of the Securities Act. Based on 83,691,063 LGEC Class A shares and 156,905,472 LGEC Class B shares outstanding as of March 7, 2025, approximately 250,639,462 Starz common shares would be issued. Starz does not intend to register such issuance of the issued shares under the Securities Act because such issuance will not constitute a public offering.

Transfer Agent and Registrar

After the completion of the Transactions, the transfer agent and registrar for Starz common shares will be Computershare.

COMPARISON OF RIGHTS OF HOLDERS OF LIONSGATE SECURITIES BEFORE THE TRANSACTIONS WITH RIGHTS OF HOLDERS OF NEW LIONSGATE SECURITIES AND STARZ SECURITIES AFTER THE TRANSACTIONS

The following table sets forth certain differences with respect to the LGEC Class A shares, the LGEC Class B shares, and the LGEC preference shares prior to the Transactions to the New Lionsgate new common shares and the New Lionsgate preference shares after the Transactions and to the Starz common shares and the Starz preference shares after the Transactions.

	LGEC Class A shares, LGEC Class B shares, LGEC preference shares	New Lionsgate new common shares and New Lionsgate preference shares	Starz common shares and Starz preference shares
Authorized Capital Stock:

LGEC is authorized to issue share capital consisting of:

(i) 200,000,000 LGEC preference shares, (ii) 500,000,000 Class A shares and (iii) 500,000,000 LGEC Class B shares. The rights and restrictions to which the LGEC preference shares, the LGEC Class A shares, and the LGEC Class B shares are subject are set out in the Lionsgate Articles.

Preference Shares.

LGEC may issue, from time to time, without further shareholder approval, preference shares in one or more series. For each series of preference shares, The Lionsgate Board is authorized to fix the number of preference shares in, and to determine the designation of the preference shares of, that series. The Lionsgate Board is also authorized to create, define, and attach special rights and restrictions to the LGEC preference shares of each

New Lionsgate will be authorized to issue share capital consisting of:

(i) 200,000,000 New Lionsgate preference shares and (ii) an unlimited number of New Lionsgate new common shares.

Immediately following the completion of the Transactions, no New Lionsgate preference shares will be issued and outstanding and New Lionsgate expects that approximately 285,362,384 New Lionsgate new common shares will be issued and outstanding.

Preference Shares.

The New Lionsgate preference shares have the same special rights and restrictions as the LGEC preference shares.

New Lionsgate new common shares.

The New Lionsgate new common shares do not have special rights or restrictions attached.

Starz will be authorized to issue share capital consisting of:

(i) 200,000,000 Starz preference shares and (ii) an unlimited number of Starz common shares.

Immediately following the completion of the Transactions, no Starz preference shares will be issued and outstanding and Starz expects that approximately 16,701,477 Starz common shares will be issued and outstanding.

Preference Shares.

The Starz preference shares have the same special rights and restrictions as the LGEC preference shares.

Starz common shares.

The Starz common shares do not have special rights or restrictions attached.

LGEC Class A shares, LGEC Class B shares, LGEC preference shares	New Lionsgate new common shares and New Lionsgate preference shares	Starz common shares and Starz preference shares

series so long as the rights and restrictions are consistent with the special rights and restrictions attached to the class of LGEC preference shares. In the event of liquidation, holders of LGEC preference shares are entitled to receive distributions before any distribution is made to holders of common shares or any other shares ranking junior to LGEC preference shares.

LGEC Class A shares

The LGEC Class A shares are entitled to one vote per share on all matters presented to shareholders and are entitled to receive notice of and attend all shareholder meetings. LGEC Class A shares participate equally with LGEC Class B shares in dividends (subject to any priority rights of other classes), share distributions, and distributions in the event of liquidation. Any subdivision, reclassification, exchange or consolidation must affect LGEC Class A shares and LGEC Class B shares equally. Whenever LGEC pays a dividend or makes a share distribution to holders of Class A shares, it will also pay or distribute an equivalent amount to

	LGEC Class A shares, LGEC Class B shares, LGEC preference shares	New Lionsgate new common shares and New Lionsgate preference shares	Starz common shares and Starz preference shares

holders of Class B shares, regardless of any differences in the market value of stock dividends, and stock dividends may be paid in either LGEC Class A shares or LGEC Class B shares as provided in the Lionsgate Articles.

LGEC Class B shares

The LGEC Class B shares do not carry voting rights, except as required under the BC Act. Holders are entitled to receive notice of and attend shareholder meetings but cannot vote. In all other respects, LGEC Class B shares are identical to LGEC Class A shares.

Voting Power of Capital Stock:	Each holder of the LGEC voting shares is entitled to: (a) one vote for each LGEC Class A share held at all meetings of shareholders; (b) receive notice of and to attend all meetings of holders of LGEC common shares, except meetings at which only the holders of a specified class of shares (other than the LGEC Class A shares) are entitled to attend; and (c) vote on all matters submitted to a vote or consent of holders of LGEC common shares, except matters upon which only the holders of a specified class of shares (other than the LGEC Class A shares) are entitled to vote.	The New Lionsgate new common shares do not have special rights or restrictions attached and the voting rights of each holder of New Lionsgate new common are governed by the BC Act.	The Starz common do not have special rights or restrictions attached and the voting rights of each holder of Starz common shares are governed by the BC Act.

	LGEC Class A shares, LGEC Class B shares, LGEC preference shares	New Lionsgate new common shares and New Lionsgate preference shares	Starz common shares and Starz preference shares
The holders of the LGEC Class B shares are entitled to receive notice of and to attend all meetings of shareholders of LGEC, but, subject to the BC Act, may not vote at any and all meetings of the holders of LGEC common shares.

Nominations of Candidates for Election to the Board of Directors:	Nominations for persons for election to the Lionsgate Board may be made through a shareholder nomination in accordance with the provisions of the BC Act. The Lionsgate Articles are silent on and do not include advance notice procedures for the nomination of directors.	The New Lionsgate Articles include advance notice procedures for shareholder nominations of directors. Shareholders are required to provide written and timely notice to the secretary of New Lionsgate prior to the meeting to elect directors. Generally, to be considered timely, the notice must be received by New Lionsgate in accordance with Article 10.9 at least thirty (30) days before the meeting. The New Lionsgate Articles specify the form and content of all shareholders’ notices and include informational requirements for nominations.	The Starz Articles include advance notice procedures for shareholder nominations of directors. Shareholders are required to provide written and timely notice to the secretary of Starz prior to the meeting to elect directors. Generally, to be considered timely, the notice must be received by Starz in accordance with Article 10.9 at least thirty (30) days before the meeting. The Starz Articles specify the form and content of all shareholders’ notices and include informational requirements for nominations.

Casting votes at Director Meetings:	Questions arising at any meeting of directors of Lionsgate are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting shall have a second or casting vote.	Questions arising at any meeting of directors of New Lionsgate are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting shall not be entitled to a second or casting vote.	Questions arising at any meeting of directors of Starz are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting shall not be entitled to a second or casting vote.

	LGEC Class A shares, LGEC Class B shares, LGEC preference shares	New Lionsgate new common shares and New Lionsgate preference shares	Starz common shares and Starz preference shares

Indemnification of Directors & Officers:

The Lionsgate Articles provide that, subject to the BC Act, LGEC must indemnify an eligible party and its heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and LGEC must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

For the purposes of the Lionsgate Articles, “eligible party” means an individual who: (i) is a current or former director or officer of LGEC; or (ii) is any of the heirs and legal personal representatives of a current or former director or officer of LGEC.

For the purposes of the Lionsgate Articles, “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An “eligible party” is a current or former director or officer of LGEC, or their heir or legal representative. An “eligible penalty” refers to any judgment, fine, or settlement from a legal proceeding. An “eligible proceeding” encompasses any current,

The New Lionsgate Articles provide that, subject to the BC Act, New Lionsgate must indemnify an eligible party and its heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and New Lionsgate must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

For the purposes of the New Lionsgate Articles, “eligible party” means an individual who: (i) is a current or former director or officer of New Lionsgate; or (ii) is any of the heirs and legal personal representatives of a current or former director or officer of New Lionsgate.

For the purposes of the New Lionsgate Articles, “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

For the purposes of the New Lionsgate Articles, “eligible party”, “eligible penalty”, and “eligible proceeding” have the same meanings as in the Lionsgate Articles.

Under the New Lionsgate Articles, until May 13,

The Starz Articles provide that, subject to the BC Act, Starz must indemnify an eligible party and its heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and Starz must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

For the purposes of the Starz Articles, “eligible party” means an individual who: (i) is a current or former director or officer of Starz; or (ii) is any of the heirs and legal personal representatives of a current or former director or officer of Starz.

For the purposes of the Starz Articles, “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

For the purposes of the Starz Articles, “eligible party”, “eligible penalty”, and “eligible proceeding” have the same meanings as in the Lionsgate Articles.

	LGEC Class A shares, LGEC Class B shares, LGEC preference shares	New Lionsgate new common shares and New Lionsgate preference shares	Starz common shares and Starz preference shares

threatened, pending, or completed action where an eligible party may be involved or held liable for a judgment, eligible penalty, or related expenses.

The Lionsgate Articles do not include provisions for the advancement of expenses incurred in eligible proceedings. The Lionsgate Articles do not include provisions for the advancement of expenses incurred in eligible proceedings.

		2030, subject to the BC Act, New Lionsgate must pay, as they are incurred in advance of a final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if New Lionsgate has first received from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the BC Act, the eligible party must repay the amounts advanced.	The Starz Articles do not include provisions for the advancement of expenses incurred in eligible proceedings.

Remuneration of Auditor:	Under Section 207 of the BC Act, shareholders must, by ordinary resolution, set the remuneration of the auditor. Directors may only set the remuneration of the auditor if the shareholders approve the transfer of this power to the Lionsgate Board each year by ordinary resolution.	The New Lionsgate Board may set the remuneration of the auditor of New Lionsgate without obtaining the approval of shareholders by ordinary resolution.	The Starz Board may set the remuneration of the auditor of Starz without obtaining the approval of shareholders by ordinary resolution.

Quorum at Shareholder Meetings:	The quorum for the transaction of business at a meeting of shareholders of LGEC is two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 10% of the issued shares entitled to be voted at the meeting.	The quorum for the transaction of business at a meeting of shareholders of New Lionsgate will be the same as the quorum for a meeting of shareholders of LGEC.	The quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 33 1/3% of the outstanding shares of the Company entitled to be voted at the meeting.

COMPARISON OF RIGHTS OF HOLDERS OF LG STUDIOS SECURITIES BEFORE THE TRANSACTIONS WITH RIGHTS OF HOLDERS OF NEW LIONSGATE SECURITIES AFTER THE TRANSACTIONS

The following table sets forth a comparison of certain differences with respect to the LG Studios common shares to the New Lionsgate new common shares and to the New Lionsgate preference shares after the Transactions.

	LG Studios common shares	New Lionsgate new common shares and New Lionsgate preference shares
Authorized Capital Stock:	LG Studios is authorized to issue an unlimited number of LG Studios common shares. LG Studios common shares. The LG Studios common shares do not have special rights or restrictions attached.

New Lionsgate will be authorized to issue share capital consisting of: (i) 200,000,000 New Lionsgate preference shares and (ii) an unlimited number of New Lionsgate new common shares.

Preference Shares.

New Lionsgate may issue, from time to time and without further shareholder approval, New Lionsgate preference shares in one or more series. For each series of New Lionsgate preference shares, the New Lionsgate Board is authorized to fix the number of preference shares in, and to determine the designation of the preference shares of that series. The New Lionsgate Board is also authorized to create, define, and attach special rights and restrictions to the New Lionsgate preference shares of each series so long as the rights and restrictions are consistent with the special rights and restrictions attached to the class of preference shares. In the event of liquidation, holders of New Lionsgate preference shares are entitled to receive distributions before any distribution is made to holders of New Lionsgate new common shares or any other shares ranking junior to New Lionsgate preference shares.

New Lionsgate voting shares.

The New Lionsgate new common shares do not have special rights or restrictions attached.

Quorum at Shareholder Meetings:	The quorum for the transaction of business at a meeting of shareholders is one or more persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 33 1/3% of the outstanding shares of LG Studios entitled to be voted at the meeting.	The quorum for the transaction of business at a meeting of shareholders of New Lionsgate is two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 10% of the issued shares entitled to be voted at the meeting.

EXPERTS

Lions Gate Entertainment Corp.

The consolidated financial statements of Lions Gate Entertainment Corp. appearing in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2024, and the effectiveness of Lions Gate Entertainment Corp.’s internal control over financial reporting as of March 31, 2024 (excluding the internal control over financial reporting of the companies constituting the Entertainment One television and film (“eOne”) business) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Lions Gate Entertainment Corp.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the eOne business from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Lionsgate Studios Corp.

The combined financial statements of Lionsgate Studios Corp. (formerly referred to as the Studio Business of Lions Gate Entertainment Corp.) at March 31, 2024 and 2023, and for each of the three years in the period ended March 31, 2024, included in the joint proxy statement/prospectus of Lions Gate Entertainment Corp. and Lionsgate Studios Holding Corp., which is referred to and made a part of this joint registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Entertainment One Film and Television Business, as of December 25, 2022 and December 26, 2021 and for the fiscal years ended December 25, 2022 and December 26, 2021, have been included in this joint proxy statement/prospectus, in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Starz Business of Lions Gate Entertainment Corp.

The combined financial statements of the Starz Business of Lions Gate Entertainment Corp. at March 31, 2024 and 2023, and for each of the three years in the period ended March 31, 2024, included in the joint proxy statement/prospectus of Lions Gate Entertainment Corp. and Lionsgate Studios Holding Corp., which is referred to and made a part of this joint registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Lionsgate

As allowed under SEC rules, Lionsgate is delivering only one copy of this joint proxy statement/prospectus to eligible LGEC shareholders that are the beneficial owner of shares that share an address, unless contrary instructions were received from any such shareholder prior to the mailing date. Management of Lionsgate does not intend to pay for intermediaries to forward to objecting beneficial owners under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer the proxy-related materials and Form 54-101F7 – Request for Voting Instructions Made by Intermediary. In the case of an objecting beneficial owner, the objecting beneficial owner will not receive the materials unless the objecting beneficial owner’s intermediary assumes the cost of delivery.

Any LGEC shareholder that would prefer to receive a separate copy of the joint proxy statement/prospectus, should (1) notify its broker, (2) direct its written request to: Investor Relations, Lions Gate Entertainment Corp, 2700 Colorado Avenue, Santa Monica, California 90404 or (3) contact Lionsgate’s Investor Relations department by telephone at (310) 449-9200 or by sending an email to investorrelations@lionsgate.com. Lionsgate will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders that currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. Beneficial owners sharing an address that receive multiple copies of this joint proxy statement/prospectus and that would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all shareholders at the shared address in the future.

LG Studios

As allowed under SEC rules, LG Studios is delivering only one copy of this joint proxy statement/prospectus to eligible LG Studios shareholders that are the beneficial owner of shares that share an address, unless contrary instructions were received from any such shareholder prior to the mailing date.

Any LG Studios shareholder that would prefer to receive a separate copy of the joint proxy statement/prospectus should (1) notify its broker, (2) direct its written request to: Investor Relations, Lionsgate Studios Corp, 2700 Colorado Avenue, Santa Monica, California 90404 or (3) contact LG Studios’ Investor Relations department by telephone at (310) 449-9200 or by sending an email to investors@lionsgatestudios.com. LG Studios will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders that currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. Beneficial owners sharing an address that receive multiple copies of this joint proxy statement/prospectus and that would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all shareholders at the shared address in the future.

LEGAL MATTERS

The validity of the New Lionsgate new common shares and Starz common shares to be issued in connection with the Transactions will be passed upon by Dentons Canada LLP.

SHAREHOLDER PROPOSALS

Under U.S. laws, if the date of the 2025 annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the 2024 Lionsgate Annual General and Special Meeting, shareholder proposals intended to be included in the proxy statement for the 2025 annual meeting must be received by Lionsgate within a reasonable time before Lionsgate begins to print and mail the proxy statement for the 2025 annual meeting. Because we anticipate the 2025 annual general meeting will be changed by more than thirty (30) days from the anniversary date of the 2024 Annual General and Special Meeting, for your proposal or recommendation for director nominees to be considered for inclusion in the proxy statement for next year’s annual general meeting of the shareholders of Lionsgate, Lionsgate must receive your written proposal no later than the tenth (10th) day following the day on which public announcement of the date of the 2025 annual meeting of shareholders is first made by us. You should also be aware that your proposal must comply with Rule 14a-8 promulgated under the Exchange Act regarding inclusion of shareholder proposals in company-sponsored proxy statement. Shareholder proposals submitted in accordance with the BC Act to be presented at the next annual general meeting of LGEC shareholders must be received by Lionsgate’s Corporate Secretary at its registered office at least three months before the annual reference date of Lionsgate (which will be the annual reference date for Starz if the Transactions are completed) which, if the meeting is held on April 23, 2025, will be January 23, 2026, and must otherwise comply with the requirements of the BC Act. If the Transactions are completed, shareholder proposals submitted in accordance with the BC Act other than proposals for director nominees must be received by Starz’s Corporate Secretary at its registered office at 250 Howe Street, 20th Floor, Vancouver, BC V6C 3R8 by the same date, January 23, 2026, to be presented at the next annual general meeting of Starz shareholders. Shareholder proposals for Starz director nominees, if the Transactions are completed, will be governed by the procedure set out in Article 10.9 Advance Notice for Nomination of Directors of the Starz Articles. If you wish to recommend a director nominee you should also provide the information set forth under “Information About Starz After the Transactions – Governance – Shareholder Communications with the Starz Board”.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is submitted to us after the tenth (10th) day following the day on which public announcement of the date of the 2025 annual meeting of shareholders is first made by us, the proxies solicited by the Lionsgate Board (or, if the Transactions are completed, the Starz Board) for the 2025 annual general meeting of shareholders will confer authority on the proxy holders to vote the shares in accordance with the recommendations of the Lionsgate Board (or, if the Transactions are completed, the Starz Board) if the proposal is presented at the 2025 annual general meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting.

To comply with the SEC universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Lionsgate Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than by the later of sixty (60) days prior to the date of the 2025 annual meeting or the tenth (10th) day following the day on which public announcement of the date of the 2025 annual meeting is first made by us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Lionsgate to “incorporate by reference” information into this joint proxy statement/prospectus by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus. The documents that are incorporated by reference contain important information about Lionsgate, the LG Studios Business and the Starz Business and you should read this joint proxy statement/prospectus together with any documents incorporated by reference into this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the following documents that Lionsgate has previously filed with the SEC (File No. 001-14880); other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules:

•	Annual Report on Form 10-K for the year ended March 31, 2024, and a subsequent amendment thereto on Form 10-K/A, filed on May 30, 2024 and July 29, 2024, respectively;

•	Quarterly Report on Form 10-Q filed for its fiscal quarter ended June 30, 2024, filed August 8, 2024;

•	Quarterly Report on Form 10-Q filed for its fiscal quarter ended September 30, 2024, filed November 12, 2024;

•	Quarterly Report on Form 10-Q filed for its fiscal quarter ended December 31, 2024, filed February 10, 2025;

•

Current Reports on Form 8-K filed with the SEC on April 12, 2024, May 3, 2024 (Items 1.01 and 9.01 (with respect to Exhibit 10.1) only), May 8, 2024, May 15, 2024, June 7, 2024, August  14, 2024, December 16, 2024;

•	Proxy Statement on Schedule 14A for the year ended March 31, 2023, filed on October 10, 2023; and

•

The description of Lionsgate’s Common Shares contained in its Registration Statement on Form 8-A filed with the Commission on November 29, 2016 (Commission File No. 001-14880), and any other amendment or report filed for the purpose of updating such description.

In addition, this joint proxy statement/prospectus incorporates by reference any future filings that Lionsgate makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the Lionsgate Annual General and Special Meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

Documents incorporated by reference, including the exhibits to Lionsgate’s Annual Report on Form 10-K, are or will be available at no charge on the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Shareholders can also obtain the documents incorporated by reference into this joint proxy statement/prospectus (excluding the exhibits, other than financial statements, to such documents) at no charge by requesting them in writing or by telephone at the following addresses and telephone numbers:

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

(310) 449-9200

Attention: Investor Relations Department

If you would like to request documents, please do so by April 16, 2025 in order to receive them before the Lionsgate Annual General and Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION

This joint proxy statement/prospectus on Form S-4 has been filed to register with the SEC the New Lionsgate new common shares and the Starz common shares to be delivered to shareholders of Lionsgate and LG Studios, as applicable, in connection with the Transactions. The joint proxy statement/prospectus, including the attached exhibits and schedules, contains additional relevant information about Lionsgate, New Lionsgate, the New Lionsgate new common shares, Starz and the Starz common shares. The rules and regulations of the SEC allow Lionsgate to omit certain information included in the joint proxy statement/prospectus from this document.

Lionsgate and LG Studios file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC also maintains an Internet web site that has reports, proxy statements and other information about Lionsgate and LG Studios. The address of that site is http://www.sec.gov. The reports and other information filed by Lionsgate and LG Studios with the SEC are also available free of charge at their respective Internet web sites, which are https://investors.lionsgate.com and https://investors.lionsgatestudios.com. Information on these Internet web sites is not part of or incorporated by reference into this document.

You should rely only on the information contained in this joint proxy statement/prospectus. None of Lionsgate, LG Studios or any of their affiliates has authorized any person to provide you with different information or to make any representation not contained in this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus is accurate only as of the date of this document, regardless of the time of delivery of this document or any distribution of securities described in this document.

If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

This document is dated March 14, 2025. You should not assume that the information in it is accurate as of any date other than that date, and neither its mailing to LGEC shareholders or LG Studios shareholders nor the issuance of the New Lionsgate new common shares or the Starz common shares in the Transactions shall create any implication to the contrary. You should not assume that the information incorporated by reference into this document is accurate as of any date other than the date of such incorporated document.

YOUR VOTE IS VERY IMPORTANT. THE BOARD ENCOURAGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

If you have any questions or need assistance in voting your Lionsgate shares, please contact:

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

(310) 449-9200

Attention: Investor Relations

or

MacKenzie Partners, Inc.

7 Penn Plaza

Suite 503

New York, NY

10001

lionsgate@mackenziepartners.com

Attention: Lionsgate Tabulation

If you have any questions or need assistance in voting your LG Studios shares, please contact:

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

(310) 449-9200

Attention: Investor Relations

or

MacKenzie Partners, Inc.

7 Penn Plaza

Suite 503

New York, NY

10001

lgstudios@mackenziepartners.com

Attention: LG Studios Tabulation

ANNEXES

Annex A—Dissent Provisions
Annex B—Opinion of Houlihan Lokey Capital, Inc. to the Special Committee of the Board of Directors of Lions Gate Entertainment Corp.
Annex C—Opinion of Kroll, LLC, to the Special Committee of the Board of Directors of Lions Gate Entertainment Corp.
Annex D—Arrangement Agreement by and among Lions Gate Entertainment Corp., Lionsgate Studios Corp., LG Sirius Holdings ULC and Lionsgate Studios Holding Corp.
Annex E—Amendment to Arrangement Agreement by and among Lions Gate Entertainment Corp., Lionsgate Studios Corp., Lionsgate Studios Holding Corp. and LG Sirius Holdings ULC
Annex F—Form of Plan of Arrangement by and among Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp., Lionsgate Studios Corp, and LG Sirius Holdings ULC
Annex G—Form of Separation Agreement by and among Lionsgate Studios Holding Corp. Lionsgate Studios Corp, LG Sirius Holdings ULC and Lions Gate Entertainment Corp.
Annex H—Opinion of Dentons Canada LLP
Annex I—Form of Interim Articles of Lionsgate Studios Holding Corp.
Annex J—Form of Closing Articles of Lionsgate Studios Holding Corp.
Annex K—Form of Interim Articles of Starz Entertainment Corp.
Annex L—Form of Closing Articles of Starz Entertainment Corp.
Annex M—Lions Gate Entertainment Corp. Interim Order
Annex N—Lionsgate Studios Corp. Interim Order
Annex O—Lions Gate Entertainment Corp. Petition
Annex P—Lionsgate Studios Corp. Petition
Annex Q—Lions Gate Entertainment Corp. Notice of Hearing of Petition
Annex R—Lionsgate Studios Corp. Notice of Hearing of Petition
Annex S—Tax Matters Agreement by and between Lions Gate Entertainment Corp. and LG Orion Holdings ULC.
Annex T—Form of Amendment to Tax Matters Agreement by and between Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp. and Lionsgate Studios Corp.
Annex U—Form of Transition Services Agreement by and between Starz Entertainment, LLC and Lions Gate Entertainment, Inc.
Annex V—Form of Employee Matters Agreement by and among Lionsgate Studios Holding Corp., Lionsgate Studios Corp., LG Sirius Holdings ULC and Lions Gate Entertainment Corp.
Annex W—Form of Lionsgate Studios Corp. 2025 Performance Incentive Plan
Annex X—Form of Starz Entertainment Corp. 2025 Performance Incentive Plan
Annex Y—Form of Lions Gate Entertainment Corp. 2025 Performance Incentive Plan
Annex Z—Starz, LLC Deferred Compensation Plan
Annex AA—Form of Investor Rights Agreement by and among MHR Fund Management LLC, Liberty Global Ventures Limited, Lionsgate Studios Holding Corp., Liberty Global LTD. and Mammoth Funds (as defined therein)
Annex BB—Form of Voting Agreement by and among Lionsgate Studios Holding Corp., Liberty Global Ventures Limited, MHR Fund Management LLC, Liberty Global LTD. and Mammoth Funds (as defined therein)

Annex CC—Form of Registration Rights Agreement by and between Lionsgate Studios Holding Corp. and the MHR Group (as defined therein)
Annex DD—Form of Registration Rights Agreement by and between Lionsgate Studios Holding Corp. and Liberty Global Ventures Limited
Annex EE—Form of Investor Rights Agreement by and among MHR Fund Management LLC, Liberty Global Ventures Limited, Discovery Lightning Investments LTD., Starz Entertainment Corp., Liberty Global LTD., Warner Bros Discovery, Inc. and Mammoth Funds (as defined therein)
Annex FF—Form of Voting Agreement by and among Starz Entertainment Corp., Liberty Global Ventures Limited, Discovery Lightning Investments LTD., MHR Fund Management, LLC, Liberty Global LTD., Warner Bros. Discovery, Inc. and Mammoth Funds (as defined therein)
Annex GG—Form of Registration Rights Agreement by and between Starz Entertainment Corp. and the MHR Group (as defined therein)
Annex HH—Form of Registration Rights Agreement by and between Starz Entertainment Corp. and Discovery Lightning Investments Ltd.
Annex II—Form of Registration Rights Agreement by and between Starz Entertainment Corp. and Liberty Global Ventures Limited
Annex JJ—Sponsor Option Agreement by and among Screaming Eagle Acquisition Corp., Eagle Equity Partners V, LLC and SEAC II Corp.
Annex KK—Amendment to Sponsor Option Agreement by and among Lionsgate Studios Corp., Lionsgate Studios Holding Corp. and Eagle Equity Partners V, LLC.

BOARD APPROVAL

The contents and the sending of this joint proxy statement/prospectus and the notice of the Lionsgate Annual General and Special Meeting to the LGEC shareholders have been approved by the Board of Directors of Lions Gate Entertainment Corp.

The contents and the sending of this joint proxy statement/prospectus and the notice of the LG Studios Special Meeting to the LG Studios shareholders have been approved by the Board of Directors of Lionsgate Studios Corp.

DATED this 14th day of March, 2025

BY ORDER OF THE BOARD OF DIRECTORS

OF LIONS GATE ENTERTAINMENT CORP.

AND LIONSGATE STUDIOS CORP.

/s/ Jon Feltheimer

Jon Feltheimer

Chief Executive Officer

Lions Gate Entertainment Corp. and Lionsgate Studios Corp.

INDEX TO FINANCIAL STATEMENTS

Starz Business of Lions Gate Entertainment Corp.

Unaudited Interim Financial Statements
Unaudited Condensed Combined Balance Sheets — December 31, 2024 and March 31, 2024	F-55
Unaudited Condensed Combined Statements of Operations — Nine Months Ended December 31, 2024 and 2023	F-56
Unaudited Condensed Combined Statements of Comprehensive Income (Loss) — Nine Months Ended December 31, 2024 and 2023	F-57
Unaudited Condensed Combined Statements of Equity — Nine Months Ended December 31, 2024 and 2023	F-58
Unaudited Condensed Combined Statements of Cash Flows — Nine Months Ended December 31, 2024 and 2023	F-59
Notes to Unaudited Condensed Combined Financial Statements	F-60

Lionsgate Studios Corp.

Unaudited Interim Financial Statements
Unaudited Condensed Consolidated Balance Sheets — December 31, 2024 and March 31, 2024	F-152
Unaudited Condensed Consolidated Statements of Operations — Three and Nine Months Ended December 31, 2024 and 2023	F-153
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) — Three and Nine Months Ended December 31, 2024 and 2023	F-154
Unaudited Condensed Consolidated Statements of Equity (Deficit) — Three and Nine Months Ended December 31, 2024 and 2023	F-155
Unaudited Condensed Consolidated Statements of Cash Flows — Nine Months Ended December 31, 2024 and 2023	F-157
Notes to Unaudited Condensed Consolidated Financial Statements	F-158

Entertainment One Film and Television Business

Unaudited Financial Statements
Condensed Combined Balance Sheets as of October 1, 2023 and December 25, 2022	F-235
Condensed Combined Statements of Operations for the nine months ended October 1, 2023 and September 25, 2022	F-236
Condensed Combined Statements of Comprehensive Loss for the nine months ended October 1, 2023 and September 25, 2022	F-237
Condensed Combined Statements of Cash Flows for the nine months ended October 1, 2023 and September 25, 2022	F-238
Condensed Combined Statements of Parent Equity and Redeemable Non-Controlling Interest for the nine months ended October 1, 2023 and September 25, 2022	F-239
Notes to Condensed Combined Financial Statements	F-240

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Lions Gate Entertainment Corp.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of the Starz Business of Lions Gate Entertainment Corp. (the Company) as of March 31, 2024 and 2023, the related combined statements of operations, comprehensive loss, equity and cash flows for each of the three years in the period ended March 31, 2024, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the combined financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Goodwill related to the Starz Networks Reporting Unit

Description of the Matter	As disclosed in Note 1 to the combined financial statements, goodwill is tested for impairment at least annually at the reporting unit level, and between annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value. As disclosed in Note 5 to the combined financial statements, the Company recorded a goodwill impairment charge of $494 million during the year ended March 31, 2024 related to the Starz Networks reporting unit, resulting in no remaining goodwill balance for this reporting unit at March 31, 2024.

Auditing management’s evaluation of goodwill for impairment is complex and requires significant judgment due to the estimation required in determining the fair value of the reporting unit. The fair value estimate of the reporting unit is affected by significant assumptions such as the projected annual revenue growth rate, EBITDA margin and market multiples, which are affected by expectations about future market or economic conditions.

How We Addressed the Matter in Our Audit

To test the estimated fair value of the Company’s reporting unit, we performed audit procedures that included, among others, assessing the methodologies used and testing the significant assumptions discussed above and the underlying data used by the Company in its analyses. We compared the significant assumptions used by management to current industry and economic trends, changes to the Company’s business model, historical financial performance, and other relevant factors. We assessed the historical accuracy of management’s forecasts and performed sensitivity analyses of the significant assumptions discussed above to evaluate the changes in the fair value of the reporting unit that would result from changes in the assumptions. We also involved our specialists to assist in evaluating the reasonableness of certain significant assumptions and the valuation methodologies used.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2023.

Denver, Colorado

October 15, 2024

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

COMBINED BALANCE SHEETS

	March 31, 2024	March 31, 2023
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$23.0	$52.0
Accounts receivable, net	52.9	18.0
Other current assets	18.1	18.8
Assets of discontinued operations - current	32.8	40.3

Total current assets	126.8	129.1
Programming content, net	942.9	1,034.5
Property and equipment, net	51.1	55.2
Intangible assets	966.1	1,273.1
Goodwill	—	494.0
Other assets	48.0	53.6
Assets of discontinued operations - noncurrent	4.2	191.6

Total assets	$2,139.1	$3,231.1

LIABILITIES
Accounts payable	$80.3	$86.9
Content related payables	91.5	55.5
Other accrued liabilities	65.8	56.6
Residuals	24.6	21.1
Film related obligations	—	83.6
Deferred revenue	28.5	22.7
Due to LG Studios Business (Note 17)	51.5	36.9
Liabilities of discontinued operations - current	66.2	265.7

Total current liabilities	408.4	629.0
Debt	696.6	776.0
Other liabilities	79.9	162.5
Deferred tax liabilities	11.0	97.2
Liabilities of discontinued operations - noncurrent	24.0	34.6

Total liabilities	1,219.9	1,699.3

Commitments and contingencies (Note 15)

EQUITY
Parent net investment	900.0	1,512.6
Accumulated other comprehensive income	19.2	19.2

Total equity	919.2	1,531.8

Total liabilities and equity	$2,139.1	$3,231.1

See accompanying notes.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

COMBINED STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Revenues	$1,392.4	$1,422.5	$1,450.7
Expenses
Direct operating	692.6	715.9	655.7
Distribution and marketing	423.6	423.5	450.9
General and administration	129.2	124.0	116.0
Depreciation and amortization	161.8	155.7	152.6
Restructuring and other	224.8	89.9	10.5
Goodwill and intangible asset impairment	663.9	1,261.7	—

Total expenses	2,295.9	2,770.7	1,385.7

Operating (loss) income	(903.5)	(1,348.2)	65.0
Interest expense	(47.2)	(58.6)	(60.9)
Interest and other income	3.5	0.6	0.5
Other expense	(7.5)	(6.7)	(2.7)
Gain (loss) on extinguishment of debt	21.2	58.7	(24.8)

Loss from continuing operations before income taxes	(933.5)	(1,354.2)	(22.9)
Income tax benefit (provision)	128.9	18.3	(7.1)

Net loss from continuing operations	$(804.6)	$(1,335.9)	$(30.0)
Net loss from discontinued operations, net of income taxes	(110.6)	(535.1)	(125.3)

Net loss	$(915.2)	$(1,871.0)	$(155.3)

See accompanying notes.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

COMBINED STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Net loss from continuing operations	$(804.6)	$(1,335.9)	$(30.0)

Comprehensive loss from continuing operations, net of tax	$(804.6)	$(1,335.9)	$(30.0)
Net loss from discontinued operations	(110.6)	(535.1)	(125.3)
Other comprehensive income (loss) from discontinued operations	—	—	—

Comprehensive loss	$(915.2)	$(1,871.0)	$(155.3)

See accompanying notes.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

COMBINED STATEMENTS OF EQUITY

	Parent Net Investment	Accumulated Other Comprehensive Income	Total Equity
	(Amounts in millions)
Balance at March 31, 2021	$2,804.4	$19.2	$2,823.6
Net loss	(155.3)	—	(155.3)
Net transfers from Parent	130.1	—	130.1

Balance at March 31, 2022	$2,779.2	$19.2	$2,798.4
Net loss	(1,871.0)	—	(1,871.0)
Net transfers from Parent	604.4	—	604.4

Balance at March 31, 2023	$1,512.6	$19.2	$1,531.8
Net loss	(915.2)	—	(915.2)
Net transfers from Parent	302.6	—	302.6

Balance at March 31, 2024	$900.0	$19.2	$919.2

See accompanying notes.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Operating Activities:
Net loss	$(915.2)	$(1,871.0)	$(155.3)
Less: Net loss from discontinued operations, net of tax	(110.6)	(535.1)	(125.3)

Net loss from continuing operations, net of tax	(804.6)	(1,335.9)	(30.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	161.8	155.7	152.6
Amortization of programming content	626.5	645.0	593.0
Amortization of debt financing costs and other non-cash interest	3.2	3.9	3.9
Non-cash share-based compensation	24.6	25.7	28.0
Other amortization	7.5	9.2	10.1
Goodwill and intangible assets impairment	663.9	1,261.7	—
Content impairments	213.1	87.6	—
(Gain) loss on extinguishment of debt	(21.2)	(58.7)	24.8
Deferred income taxes	(60.5)	(25.1)	(1.8)
Changes in operating assets and liabilities:
Accounts receivable, net	(34.9)	(2.7)	(2.7)
Programming content(1)	(747.5)	(915.5)	(865.8)
Other assets	(1.4)	(6.2)	(1.2)
Accounts payable and accrued liabilities	(79.6)	(12.9)	(23.6)
Residuals	2.2	7.0	2.1
Content related payables	32.3	(37.6)	24.2
Deferred revenue	5.9	0.1	7.1
Due to LG Studios Business	14.6	14.5	5.6

Net Cash Flows Provided By (Used In) Operating Activities - Continuing Operations	5.9	(184.2)	(73.7)
Net Cash Flows Used In Operating Activities - Discontinued Operations	(137.7)	(254.1)	(161.2)

Net Cash Flows Used In Operating Activities	(131.8)	(438.3)	(234.9)
Investing Activities:
Proceeds from the sale of Pantaya	—	—	123.6
Capital expenditures	(20.4)	(34.3)	(19.8)

Net Cash Flows Provided By (Used In) Investing Activities - Continuing Operations	(20.4)	(34.3)	103.8
Net Cash Flows Used In Investing Activities - Discontinued Operations	(4.4)	(8.2)	(7.2)

Net Cash Flows Provided By (Used In) Investing Activities	(24.8)	(42.5)	96.6
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	—	—	954.1
Debt - repurchases and repayments	(61.4)	(135.0)	(1,064.3)
Film related obligations - borrowings	189.7	103.9	95.3
Film related obligations - repayments	(272.5)	(116.5)	—
Other financing advances	—	—	75.0
Other financing repayments	—	—	(75.0)
Parent net investment	129.5	347.7	(70.9)

Net Cash Flows Provided By (Used In) Financing Activities - Continuing Operations	(14.7)	200.1	(85.8)
Net Cash Flows Provided By Financing Activities - Discontinued Operations	146.7	228.0	171.1

Net Cash Flows Provided By Financing Activities	132.0	428.1	85.3

Net Change In Cash and Cash Equivalents	(24.6)	(52.7)	(53.0)
Cash and Cash Equivalents - Beginning Of Period	61.6	114.3	167.3

Cash and Cash Equivalents - End Of Period	$37.0	$61.6	$114.3

(1)

Programming content additions for the fiscal years ended March 31, 2024 and 2023, and 2022 includes $494.0 million, $638.6 million and $565.7 million, respectively, from the licensing of program rights from the LG Studios Business (see Note 17).

See accompanying notes.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS

Capitalized terms defined in these Notes to Audited Combined Financial Statements have the meanings ascribed to such terms in, and for the purposes of, this section

1. Description of Business, Basis of Presentation and Significant Accounting Policies

Description of Business

Lions Gate Entertainment Corp. (“Lionsgate,” “LGEC,” or “Parent”) encompasses the world class motion picture and television studio operations (collectively referred to as the “LG Studios Business”) and the STARZ-branded premium global subscription platforms (the “Starz Business”) to bring a unique and varied portfolio of entertainment to consumers around the world. These financial statements reflect the combination of the assets, liabilities, operations and cash flows of the Starz Business.

Pursuant to a plan of arrangement, the LG Studios Business and the Starz Business will be separated through a series of transactions (the “Transactions”) that will result in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp., which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions.

These combined financial statements of the Starz Business have been prepared on a carve-out basis and are derived from Lionsgate’s consolidated financial statements and accounting records. These combined financial statements reflect the Starz Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). The combined financial statements may not be indicative of the Starz Business’s future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had the Starz Business operated as an independent, publicly traded company during the periods presented.

The continuing operations of the Starz Business consists of (i) Starz Networks, which includes: the domestic distribution of STARZ-branded premium subscription video services through over-the-top (“OTT”) streaming platforms and distributors, on a direct to-consumer basis through the Starz App and through U.S. and Canada multichannel video programming distributors (“MVPDs”), including cable operators, satellite television providers, and telecommunications companies (in the aggregate the “Starz Platform”), and (ii) International, which represents primarily the OTT distribution of subscription video services outside the U.S. and Canada.

In fiscal 2023, the Starz Business began a plan to restructure its international LIONSGATE+ business, which included the OTT distribution of the Starz Business’s LIONSGATE+ branded premium subscription video services outside the U.S. and Canada. During the fiscal year ended March 31, 2024, the Starz Business continued executing its restructuring plan which included exiting all international territories except Canada and India, which was completed in May 2024. The historical results of operations of international territories shut down are presented as discontinued operations in these combined financial statements for all periods presented. See Note 2 for further details.

Segments: As of March 31, 2024, the Starz Business manages and reports its operating results through one reportable segment, Starz Networks, which now includes its Canadian operations. The continuing operations outside the U.S. and Canada is reported as International.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Basis of Presentation

The Starz Business has historically operated as part of Lionsgate and not as a standalone company. The Starz Business combined financial statements, representing the historical assets, liabilities, operations and cash flows of the Starz Business, have been derived from the separate historical accounting records maintained by Lionsgate, and are presented on a carve-out basis as historically managed within Lionsgate through the use of a management approach in identifying the Starz Business’s operations. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out financial statements.

All revenues and costs, as well as assets and liabilities directly associated with the business activity of the Starz Business are included in the accompanying combined financial statements. Revenues and costs associated with the Starz Business are specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Media Networks segment of Lionsgate. In addition, these costs include an allocation of corporate general and administrative expense (inclusive of share-based compensation) which has been allocated to the Starz Business as further discussed below. The costs relating to the Starz Business are generally specifically identifiable as costs of the Starz Business in the accounting records of Lionsgate and are included in the accompanying combined financial statements.

Lionsgate utilizes a centralized approach to cash management. Cash generated by the Starz Business is managed by Lionsgate’s centralized treasury function and cash is routinely transferred to the Starz Business or to the LG Studios Business to fund operating activities when needed. Cash and cash equivalents of the Starz Business are reflected in the combined balance sheets. Payables to and receivables from Lionsgate, primarily related to the Starz Business, are often settled through movement to the intercompany accounts between Lionsgate, the Starz Business and the LG Studios Business. Other than certain specific balances related to unsettled payables or receivables, the intercompany balances between the Starz Business and Lionsgate have been accounted for as parent net investment. See Note 17 for further details.

In May 2024, the Starz Business entered into an intercompany revolver with Lionsgate Studios Corp. which is expected to be used to settle intercompany transactions. See Note 18 for further details.

The issuer of Lionsgate’s 5.5% senior notes due April 15, 2029 (the “5.5% Senior Notes”) is Lionsgate Capital Holdings, LLC, a Starz entity. The 5.5% Senior Notes are generally used as a method of financing Lionsgate’s operations in totality and are not specifically identifiable to the LG Studios Business or the Starz Business. It is not practical to determine what the capital structure would have been historically for the Starz Business or the LG Studios Business as standalone companies; however, the 5.5% Senior Notes were issued by a subsidiary of Starz and are representative of the overall debt levels, expected for the Starz Business following the completion of the Transactions. In May 2024, the Starz Business issued $389.9 million aggregate principal amount of new 5.5% exchange notes due 2029 (the “Exchange Notes”) in exchange for $389.9 million of the existing 5.5% Senior Notes, see Note 18. Upon completion of the Transactions, the Exchange Notes will become obligations solely of the LG Studios Business and will be reflected in the LG Studios Business’s financial statements. The remaining 5.5% Senior Notes will remain with the Starz Business upon completion of the Transactions. A portion of Lionsgate’s corporate debt, (the revolving credit facility, term loan A and term loan B, together referred to as the “Senior Credit Facilities”) has been assumed by the LG Studios Business under an intercompany note and accordingly, the Senior Credit Facilities and related interest expense are not reflected in the Starz Business’s combined financial statements. See Note 6 for further details.

Additional indebtedness directly related to the Starz Business, including programming notes, are reflected in the Starz Business combined financial statements. See Note 7 for further details.

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NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Lionsgate’s corporate general and administrative functions and costs, which will primarily be retained within the LG Studios Business, have historically provided oversight over both the Starz Business and the LG Studios Business. These functions and costs include, but are not limited to, salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense. Accordingly, these combined financial statements of the Starz Business, include allocations of certain general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to these corporate and shared service functions historically provided by Lionsgate. These expenses have been allocated to the Starz Business on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Lionsgate also pays certain expenses on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs which are reflected in the accompanying combined financial statements. The Starz Business also pays certain expenses on behalf of Lionsgate such as legal expenses, software development costs and severance. The settlement of reimbursable expenses between the Starz Business and the LG Studios Business have been accounted for as parent net investment. See Note 17 for further detail of parent net investment included in these combined financial statements.

Management believes the assumptions underlying these combined financial statements, including the assumptions regarding the allocation of historical general and administrative expenses from Lionsgate to the Starz Business are reasonable. However, the allocations may not include all of the actual expenses that would have been incurred by the Starz Business and may not reflect its combined results of operations, financial position and cash flows had it been a standalone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had the Starz Business been a standalone company and operated as an unaffiliated entity during the periods presented. Actual costs that might have been incurred had the Starz Business been a standalone company would depend on a number of factors, including the organizational structure, what corporate functions the Starz Business might have performed directly or outsourced, and strategic decisions the Starz Business might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions. See Note 17 for further detail of the allocations included in these combined financial statements.

Generally Accepted Accounting Principles

These combined financial statements have been prepared in accordance with U.S. GAAP.

Principles of Consolidation

The accompanying combined financial statements of the Starz Business have been derived from the consolidated financial statements and accounting records of Lionsgate and reflect certain allocations from Lionsgate as further discussed above.

All significant intercompany balances and transactions within the Starz Business have been eliminated in these combined financial statements. Unless otherwise indicated, amounts provided in these notes to the combined financial statements pertain to continuing operations only (see Note 2 for information on discontinued operations).

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NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the combined financial statements relate to estimates of future viewership used for the amortization of licensed program rights; fair value of equity-based compensation; the allocation of costs to the Starz Business for certain corporate and shared service functions in preparing the combined financial statements on a carve-out basis; income taxes including the assessment of valuation allowances for deferred tax assets; impairment assessments for licensed program rights, goodwill and intangible assets. Actual results could differ from such estimates.

Significant Accounting Policies

Revenue Recognition

The Starz Business generates revenue primarily from the distribution of branded premium subscription video services through OTT streaming platforms and distributors, on a direct-to-consumer basis through the Starz App and through MVPDs, including cable operators, satellite television providers and telecommunications companies (which we refer to as “programming revenue”).

Revenues do not include taxes collected from customers on behalf of taxing authorities such as sales tax and value-added tax. The Starz Business is the principal in its relationships with subscribers through its Starz App and certain retail distributors of the Starz App as the Starz Business retains control over providing the service to the subscriber. The Starz Business is the principal within its relationship with its OTT streaming platforms and other distribution partners where the distributors provide the service to the subscribers.

Pursuant to the Starz Business’s distribution agreements, revenues are primarily generated from fees from subscribers who receive the Starz Business’s services or based on other factors (variable fee arrangements), or to a lesser extent, may be based on a monthly fixed fee or minimum guarantee, subject to nominal annual escalations.

The variable distribution fee arrangements represent sales or usage based royalties, which are recognized over the period of such sales or usage by the Starz Business’s distributor, which is the same period that the content is provided to the distributor. Estimates of revenue generated, but not yet reported to the Starz Business by its distribution partners, are made based on an estimated number of subscribers using historical trends and recent reporting. Other fixed fee or minimum guarantee programming revenue is recognized over the contract term based on the continuous delivery of the content to the distributor. Subscribers through the Starz App are billed in advance of the start of their monthly or annual membership and revenues are recognized ratably over each applicable membership period.

Accounts Receivable. Payment terms are generally due within 30 days to 60 days after revenue is recognized.

Deferred Revenue. Deferred revenue relates primarily to subscribers through the Starz App, who are billed in advance of the start of their monthly or annual membership. Revenues are recognized ratably over each applicable membership period, when the Starz Business satisfies the corresponding performance obligation.

See Note 10 for further information.

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NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash deposits at financial institutions.

Programming Content

Programming content represents content exploited on the Starz Platforms. Programming content is typically licensed content (which we refer to as “licensed program rights”), however, in some cases, programming content may be produced or acquired (which we refer to as “owned and produced films and television programs”). Licensed program rights include content licensed from third parties, including Lionsgate, for specified airing rights and windows over a contractual term. Program licenses typically have fixed terms and require payments during the production of the content by the licensor, at or near delivery of the content or over the term of the license. Payments for content and additions to content assets and the changes in related liabilities, are classified within operating activities on the combined statements of cash flows. Amortization of programming content which is discussed further below, is included in direct operating expense on the combined statement of operations.

Programming content is predominantly monetized as part of a film group and therefore is reviewed for impairment in aggregate at a film group level when an event or change in circumstances indicates a change in the expected usefulness of the content or that the fair value may be less than unamortized cost.

Development. Films and television programs in development include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects. Such costs are capitalized as part of the cost of programming content. Projects in development are written off at the earlier of the date they are determined not to be recoverable or when abandoned, or three years from the date of the initial investment unless the fair value of the project exceeds its carrying cost.

Recording Cost. The cost of licensed content is capitalized when the cost is known or reasonably determinable, the license period for programs has commenced, the program materials have been accepted by the Starz Business in accordance with the license agreements, and the programs are available for the first showing. Licensed programming rights may include rights to more than one exploitation window under the Starz Business’s output and library agreements. For films with multiple windows, the license fee is allocated between the windows based upon the proportionate estimated fair value of each window which generally results in the majority of the cost allocated to the first window on newer releases.

Costs of acquiring and producing films and television programs are capitalized when incurred. For films and television programs produced by the Starz Business, capitalized costs include all direct production and financing costs, capitalized interest and production overhead.

Amortization. The cost of licensed program rights for films and television programs (including original series) are generally amortized on a title-by-title or episode-by-episode basis using an accelerated or straight-line method based on the expected and historical viewership patterns or the current and anticipated number of exhibitions over the license period or estimated life for owned or produced programs. The number of exhibitions is estimated based on the number of exhibitions allowed in the agreement (if specified) and the expected usage of the content. Residuals are expensed in line with the amortization of production costs.

The Starz Business reviews factors impacting the amortization of the content assets on an ongoing basis. The Starz Business’s estimates related to these factors requires considerable management judgement.

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NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Film Groups and Impairment Assessment for Programming Content:

For the fiscal years ended March 31, 2024 and 2023, substantially all programming content is monetized as part of a film group.

A film group is evaluated for impairment when an event or change in circumstances indicates that the fair value of a film group is less than its unamortized cost. A film group represents the unit of account for impairment testing for a film or license agreement for program material when the film or license agreement is expected to be predominantly monetized with other films and/or license agreements instead of being predominantly monetized on its own. A film group is defined as the lowest level at which identifiable cash flows are largely independent of the cash flows of other films and/or license agreements. The Starz Business’s film groups are generally identified by territory (i.e., country) or groups of international territories, wherein content assets are shared across the various territories and therefore, the group of territories is the film group.

Whenever events or changes in circumstances indicate that the fair value of the film group may be less than its unamortized costs, the aggregate unamortized costs of the group are compared to the present value of the discounted cash flows of the group using the lowest level for which identifiable cash flows are independent of other produced and licensed content. If the unamortized costs of the film group exceed the present value of discounted cash flows, an impairment charge is recorded for the excess and allocated to individual titles based on the relative carrying value of each title in the group.

Valuation Assumptions. The discounted cash flow analysis includes cash flows estimates of future revenue and costs as well as an appropriate discount rate, where applicable (a Level 3 fair value measurement, see Note 9). The discount rate utilized in the discounted cash flow analysis is based on the weighted average cost of capital of the Starz Business plus a risk premium representing the risk associated with a particular film group. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of an investment in a film group may be required as a consequence of changes in management’s future revenue estimates.

Property and Equipment, net

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided for on a straight line basis over the following useful lives:

Distribution equipment	3 — 7 years
Computer equipment and software	3 years
Furniture, fixtures and office equipment	5 — 7 years
Leasehold improvements	Remaining lease term or the useful life, whichever is shorter

Property and equipment assets are tested for impairment whenever events or changes in circumstances (triggering events) indicate that the carrying amount of the asset may not be recoverable. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue estimates. If appropriate and where deemed necessary, a reduction in the carrying amount is recorded based on the difference between the carrying amount and the fair value based on discounted cash flows.

Leases

The Starz Business determines if an arrangement is a lease at its inception. The expected term of the lease used for computing the lease liability and right-of-use (“ROU”) asset and determining the classification of the

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lease as operating or financing may include options to extend or terminate the lease when it is reasonably certain that the Starz Business will exercise that option. The Starz Business also elected to not separate lease components from non-lease components across all lease categories. Instead, each separate lease component and non-lease component are accounted for as a single lease component.

Operating Leases. Operating lease ROU assets, representing the Starz Business’s right to use the underlying asset for the lease term, are included in other assets - non-current in the Starz Business’s combined balance sheets. Operating lease liabilities, representing the present value of the Starz Business’s obligation to make payments over the lease term, are included in the other accrued liabilities and other liabilities - non-current in the Starz Business’s combined balance sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

The present value of the lease payments is calculated using a rate implicit in the lease, when readily determinable. However, as most of the Starz Business’s leases do not provide an implicit rate, the Starz Business uses its incremental borrowing rate to determine the present value of the lease payments for the majority of its leases.

Variable lease payments that are based on an index or rate are included in the measurement of ROU assets and lease liabilities at lease inception. All other variable lease payments are expensed as incurred and are not included in the measurement of ROU assets and lease liabilities.

Finite-Lived Intangible Assets

At March 31, 2024, the carrying value of the Starz Business’s finite-lived intangible assets was approximately $966.1 million. The Starz Business’s finite-lived intangible assets primarily relate to customer relationships associated with U.S. MVPDs, including cable operators, satellite television providers and telecommunications companies (each a “Traditional Affiliate”), which amounted to $890.1 million at March 31, 2024. The amount of the Starz Business’s customer relationship asset related to these Traditional Affiliate relationships reflects the estimated fair value of these customer relationships determined in connection with Lionsgate’s acquisition of the Starz Business on December 8, 2016, net of amortization recorded since the date of the Starz Business acquisition. Beginning October 1, 2023, the Starz Business’s finite-lived intangible assets also include the trade names previously accounted for as indefinite-lived intangible assets as discussed below.

Identifiable intangible assets with finite lives are amortized to depreciation and amortization expense over their estimated useful lives, ranging from 10 to 16 years. The Starz Traditional Affiliate customer relationship intangible asset is amortized in the proportion that current period revenues bear to management’s estimate of future revenue over the remaining estimated useful life of the asset, which results in greater amortization in the earlier years of the estimated useful life of the asset than the latter years.

Amortizable intangible assets are tested for impairment whenever events or changes in circumstances (triggering events) indicate that the carrying amount of the asset may not be recoverable. If a triggering event has occurred, an impairment analysis is required. The impairment test first requires a comparison of undiscounted future cash flows expected to be generated over the remaining useful life of an asset to the carrying value of the asset. The impairment test is performed at the lowest level of cash flows associated with the asset. If the carrying value of the asset exceeds the undiscounted future cash flows, the asset would not be deemed to be recoverable. Impairment would then be measured as the excess of the asset’s carrying value over its fair value.

The Starz Business monitors its finite-lived intangible assets and changes in the underlying circumstances each reporting period for indicators of possible impairments or a change in the useful life or method of

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amortization of the finite-lived intangible assets. For fiscal 2024 and fiscal 2023, due to changes in the industry related to the migration from linear to OTT and direct-to-consumer consumption, we performed an impairment analysis of the amortizable intangible assets. The impairment analysis requires a comparison of undiscounted future cash flows expected to be generated over the useful life of an asset to the carrying value of the asset. Based on the Starz Business’s impairment analysis, the estimated undiscounted cash flows exceeded the carrying amount of the assets and therefore no impairment charge was required.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill represents the excess acquisition cost over the fair value of net tangible and intangible assets acquired in business combination. At March 31, 2024, the carrying value of goodwill was nil, due to impairment charges recorded. The Starz Business also did not have any indefinite-lived intangibles assets at March 31, 2024, reflecting the reassessment of the estimated useful life of the Starz Business’s indefinite-lived intangible assets in the second quarter of fiscal 2024, as further discussed below. Through September 30, 2023, the Starz Business’s indefinite-lived intangible assets consist of trade names representing the estimated fair value of the Starz brand name determined in connection with Lionsgate’s acquisition of the Starz Business as of December 8, 2016 (see further discussion under Indefinite-Lived Intangibles Other Than Goodwill Impairment Assessment below). Goodwill was allocated to the Starz Business’s reporting units, which are its operating segments or one level below its operating segments (component level). Reporting units are determined by the discrete financial information available for the component and whether that information is regularly reviewed by segment management. Components are aggregated into a single reporting unit if they share similar economic characteristics. The Starz Business’s reporting units for purposes of goodwill impairment testing are Starz Networks and LIONSGATE +.

Goodwill and indefinite-lived intangible assets are not amortized, but are reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not that the fair value of a reporting unit or indefinite-lived intangible asset is less than its carrying value. The Starz Business performs its annual impairment test as of January 1 in each fiscal year. A goodwill or indefinite-lived intangible asset impairment loss would be recognized for the amount that the carrying amount of a reporting unit, including goodwill or an indefinite-lived intangible asset, exceeds its fair value. An entity may perform a qualitative assessment of the likelihood of the existence of a goodwill or indefinite-lived intangible asset impairment. The qualitative assessment is an evaluation, based on all identified events and circumstances which impact the fair value of the reporting unit or indefinite-lived intangible asset, of whether or not it is more-likely-than-not that the fair value is less than the carrying value of the reporting unit or indefinite-lived intangible asset. If the Starz Business believes that as a result of its qualitative assessment it is more likely than not that the fair value of a reporting unit or indefinite-lived intangible asset is greater than its carrying amount, a quantitative impairment test is not required but may be performed at the option of the Starz Business.

A quantitative assessment requires determining the fair value of the Starz Business’s reporting units or indefinite-lived intangible assets. The determination of the fair value of each reporting unit or indefinite-lived intangible asset utilizes discounted cash flows (“DCF”) analyses and market-based valuation methodologies, which represent Level 3 fair value measurements. Fair value determinations require considerable judgment and requires assumptions and estimates of many factors, including revenue and market growth, operating margins and cash flows, market multiples and discount rates, and are sensitive to changes in these underlying assumptions and factors.

Goodwill Impairment Assessment:

For the Starz Business’s annual goodwill impairment test for fiscal 2022, due to overall macroeconomic conditions, including the uncertainty of the longer-term economic impacts of the COVID-19 global pandemic,

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and the competitive environment for subscribers and its impact on subscriber growth rates, and the businesses, the Starz Business performed a quantitative impairment assessment for all of its reporting units as of January 1, 2022. Based on the Starz Business’s annual quantitative impairment assessment for fiscal 2022, no reporting units were impaired, but the Starz Business determined that both of its reporting units were at risk for impairment due to relatively small changes in certain key assumptions that could cause an impairment of goodwill.

In fiscal 2023, during the second quarter ended September 30, 2022, due to continued adverse macro and microeconomic conditions, including the competitive environment, continued inflationary trends and recessionary economies worldwide and its impact on the Starz Business’s growth in subscribers worldwide, the Starz Business began implementing a plan to restructure its LIONSGATE+ business. This restructuring included exiting the business in seven international territories (France, Germany, Italy, Spain, Benelux, the Nordics and Japan). The Starz Business’s domestic operations have also been impacted by these market conditions and the Starz Business revised its subscriber growth and forecasted cash flow assumptions and implemented certain cost-saving measures. Additionally, companies in the media and entertainment industry, and particularly those with significant streaming platforms, had experienced a decline in market valuations. Accordingly, for the second quarter ended September 30, 2022, the Starz Business updated its quantitative impairment assessment for all of its reporting units based on the most recent data and expected growth trends. The DCF analysis components of the fair value estimates were determined primarily by discounting estimated future cash flows, which included weighted average perpetual nominal growth rates ranging from 2.0% to 3.0%, at a weighted average cost of capital (discount rate) ranging from 10.0% to 14.0%, which considered the risk of achieving the projected cash flows, including the risk applicable to the reporting unit, industry and market as a whole.

Based on its quantitative impairment assessment, the Starz Business determined that the fair value of its reporting units were less than the respective carrying values for its reporting units. The analysis resulted in a goodwill impairment charge of $1,475 million in fiscal 2023, of which $1,261.7 million related to the Starz Networks reporting unit, which is presented as goodwill and intangible asset impairment in the combined statement of operations (see Note 5 to the combined financial statements) and $213.3 million related to the LIONSGATE+ reporting unit, which is presented within discontinued operations in the combined statement of operations (see Note 2 to the combined financial statements). The impairment charges reduced the carrying value of the LIONSGATE + reporting unit goodwill to $0 and the Starz Networks reporting unit to its respective fair value, therefore at September 30, 2022 the fair value and carrying value of the Starz Network reporting unit were equal and thus it continued to be considered “at risk” of impairment.

For the Starz Business’s annual goodwill impairment test for fiscal 2023, the Starz Business performed a qualitative goodwill impairment assessment for its Starz Network reporting unit. The Starz Business’s qualitative assessment considered the performance of the Starz Business’s reporting units from September 30, 2022, and updated forecasts of performance and cash flows, as well as the continuing micro and macroeconomic environment, and industry considerations, and determined that since the quantitative assessment performed in the quarter ended September 30, 2022, there were no events or circumstances that rise to a level that would more-likely-than-not reduce the fair value of this reporting unit below its carrying values; therefore, a quantitative goodwill impairment analysis was not required.

In the second quarter of fiscal 2024, due to the continuing difficult macro and microeconomic conditions, industry trends, and their impact on the performance and projected cash flows of the Starz Networks reporting unit, including its growth in subscribers and revenue, and the expanded restructuring activities discussed in Note 2 and Note 13 to the combined financial statements, along with recent market valuation multiples, the Starz Business updated its quantitative impairment assessment for its Starz Networks reporting unit goodwill based on the most recent data and expected growth trends. In performing its quantitative impairment assessment, the fair

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value of the Starz Business’s reporting unit was estimated by using a combination of discounted cash flow (“DCF”) analyses and market-based valuation methodologies. The DCF analysis components were determined primarily by discounting estimated future cash flows, which included a weighted average perpetual nominal growth rate of 1.5%, at a weighted average cost of capital (discount rate) of 10.5%, which considered the risk of achieving the projected cash flows, including the risk applicable to the reporting unit, industry and market as a whole.

Based on our quantitative impairment assessment, we determined that the fair value of the Starz Business’s Starz Networks reporting unit which was previously disclosed as a reporting unit “at risk” of impairment, was less than its carrying value (after the impairment write-down of its indefinite-lived intangible assets discussed below). The analysis resulted in a goodwill impairment charge of $494.0 million in fiscal 2024, representing all of the remaining Starz Networks reporting unit goodwill, which is recorded in goodwill and intangible asset impairment in the combined statement of operations.

Indefinite-Lived Intangibles Other Than Goodwill Impairment Assessment:

Through September 30, 2023, the Starz Business’s indefinite-lived intangible assets consisted of trade names representing the estimated fair value of the Starz brand name determined in connection with the acquisition of the Starz Business as of December 8, 2016, amounting to $250.0 million related to the Starz Networks reporting unit before the impairment charge recorded in the second quarter of fiscal 2024 discussed below.

For fiscal 2023, based on a quantitative impairment assessment during the second quarter ended September 30, 2022 and based on a qualitative impairment assessment during the fourth quarter ended March 31, 2023, the Starz Business concluded that it was more-likely-than-not that the fair value of its trade names was more than its carrying amount, and therefore its trade names were not considered at risk of impairment at such time.

During the second quarter of fiscal 2024, due to the events and their impact discussed above, the Starz Business performed a quantitative impairment assessment of its indefinite-lived trade names. The fair value of the Starz Business’s indefinite-lived trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments. Based on the quantitative impairment assessment of our trade names, we recorded an impairment charge of $170.0 million in the second quarter of fiscal 2024, which was presented in goodwill and intangible asset impairment on the combined statement of operations.

After the Starz Business performed its quantitative impairment assessment, during the second quarter of fiscal 2024, the Starz Business then reassessed the estimated useful life of the trade names with a remaining carrying value of $80.0 million, net of the impairment charge discussed above. The Starz Business concluded that based upon the most recent factors, including current macro and microeconomic conditions, market competition and historical Starz Business and industry trends, the trade names now have a finite estimated remaining useful life of 10 years. Accordingly, beginning October 1, 2023, the trade names are being accounted for as finite-lived intangible assets and amortized over their estimated remaining useful life. This resulted in an increase to amortization expense of $4.0 million for the fiscal year ended March 31, 2024 with a corresponding reduction of income before income taxes and a reduction to net loss from continuing operations and net loss of $3.0 million, reflecting the tax benefit associated with the book amortization of $1.0 million.

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As of March 31, 2024, the Starz Business did not have any indefinite-lived intangible assets.

Advertising and Marketing Expenses

The costs of advertising and marketing expenses are expensed as incurred. Certain of the Starz Business’s affiliation agreements require it to provide marketing support to the distributor based upon certain criteria as stipulated in the agreements. Marketing support includes cooperative advertising and marketing efforts between the Starz Business and its distributors such as cross channel, direct mail and point of sale incentives. Marketing support is recorded as an expense and not a reduction of revenue when the Starz Business has received a direct benefit and the fair value of such benefit is determinable.

Advertising expenses for the year ended March 31, 2024 were $322.9 million (2023 — $339.0 million, 2022 — $370.9 million) which were recorded as distribution and marketing expenses in the accompanying combined statements of operations.

Income Taxes

The Starz Business’s results have historically been included in the consolidated U.S. federal income tax return and U.S. state income tax filings of Lionsgate. The Starz Business has computed its provision for income taxes on a separate return basis in these combined financial statements. The separate return method applies the accounting guidance for income taxes to the stand-alone financial statements as if the Starz Business was a separate taxpayer and a stand-alone enterprise for the periods presented. The calculation of income taxes for the Starz Business on a separate return basis requires significant judgment and use of both estimates and allocations. However, as discussed above in Note 1, the combined historical results of the Starz Business are presented on a managed basis rather than a legal entity basis, with certain deductions and other items that are included in the consolidated financial statements of Lionsgate, but not included in the combined financial statements of the Starz Business. Accordingly, the income tax provision and deferred taxes, including tax attributes are expected to differ following the completion of the Transactions.

Income taxes are accounted for using an asset and liability approach for financial accounting and reporting for income taxes and recognition and measurement of deferred assets are based upon the likelihood of realization of tax benefits in future years. Under this method, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax return purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the net deferred tax asset, on a jurisdiction by jurisdiction basis, will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

From time to time, the Starz Business engages in transactions in which the tax consequences may be subject to uncertainty. Significant judgment is required in assessing and estimating the tax consequences of these transactions. In determining the Starz Business’s tax provision for financial reporting purposes, the Starz Business establishes a reserve for uncertain tax positions unless such positions are determined to be more likely than not of being sustained upon examination, based on their technical merits. The Starz Business’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

Foreign Currency Translation

Monetary assets and liabilities denominated in currencies other than the functional currency are translated at exchange rates in effect at the balance sheet date. Resulting unrealized and realized gains and losses are included in the combined statements of operations.

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NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

The functional currency of all entities in these combined financial statements is the U.S. dollar. Amounts included in accumulated other comprehensive income reflect the net gains arising on the translation of the accounts of foreign companies prior to their change to a U.S. dollar functional currency.

Parent Net Investment

Parent net investment in the combined balance sheets is presented in lieu of shareholders’ equity and represents Lionsgate’s historical investment in the Starz Business the accumulated net earnings (losses) after taxes and the net effect of settled transactions with and allocations from Lionsgate. All cash transactions reflected in parent net investment by Lionsgate in the accompanying combined balance sheets have been considered as financing activities for purposes of the combined statements of cash flows.

Share-Based Compensation

Certain Starz Business employees participate in the share-based compensation plans sponsored by Lionsgate. Lionsgate share-based compensation awards granted to employees of the Starz Business consist of stock options, restricted share units and share appreciation rights. As such, the awards to the Starz Business employees are reflected in parent net investment within the combined statements of equity (deficit) at the time they are expensed. The combined statements of operations also include an allocation of Lionsgate corporate and shared employee share-based compensation expenses.

The Starz Business measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The fair value is recognized in earnings over the period during which an employee is required to provide service. See Note 11 for further discussion of the Starz Business’s share-based compensation.

Transfers of Financial Assets

The Starz Business enters into arrangements to sell certain financial assets (i.e., monetize its trade accounts receivables). For a transfer of financial assets to be considered a sale, the asset must be legally isolated from the Starz Business and the purchaser must have control of the asset. Determining whether all the requirements have been met includes an evaluation of legal considerations, the extent of the Starz Business’s continuing involvement with the assets transferred and any other relevant considerations. When the true sales criteria are met, the Starz Business derecognizes the carrying value of the financial asset transferred and recognizes a net gain or loss on the sale. The proceeds from these arrangements with third party purchasers are reflected as cash provided by operating activities in the combined statements of cash flows. If the sales criteria are not met, the transfer is considered a secured borrowing and the financial asset remains on the combined balance sheets with proceeds from the sale recognized as debt and recorded as cash flows from financing activities in the combined statements of cash flows. See Note 16 for discussion of the Starz Business’s accounts receivable monetization.

Recent Accounting Pronouncements

Segment Reporting: In November 2023, the Financial Accounting Standards Board (“FASB”) issued guidance which expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024,

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

and therefore will be effective beginning with the Starz Business’s financial statements issued for the fiscal year ending March 31, 2025 and subsequent interim periods, with early adoption permitted. The Starz Business is currently evaluating the impact of adopting this guidance on its combined financial statements and disclosures.

Income Taxes: In December 2023, the FASB issued guidance which expands income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Additionally, this guidance requires all entities disaggregate disclosures by jurisdiction on the amount of income taxes paid (net of refunds received), income or loss from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) from continuing operations. This guidance is effective for fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Starz Business’s financial statements issued for the fiscal year ending March 31, 2026 with early adoption permitted. The Starz Business is currently evaluating the impact of adopting this guidance on its combined financial statements and disclosures.

2. Discontinued Operations

During fiscal years ended March 31, 2024 and 2023, the Starz Business announced its plan to restructure its LIONSGATE+ business, which initially included exiting the business in certain international territories and identifying additional cost-saving initiatives. This plan included a strategic review of content performance across Starz’s domestic and international platforms, resulting in certain programming being removed from those platforms and written down to fair value during fiscal year ended March 31, 2023. As a result of the continuing review of its international territories, the Starz Business made the strategic decision to shut down the LIONSGATE+ service in Europe (outside the U.K.), Latin America and the U.K. The Starz Business entered into agreements to transfer subscribers of the services in these territories to a third party and the shut downs were completed by May 2024. The management of operations in Canada was transferred to the Starz Networks segment and the continuing international operations in India are reported as International.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Net loss from Starz’s discontinued operations consists of the following:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Revenues	$184.0	$124.0	$85.5
Expenses:
Direct operating(1)	105.6	129.6	131.7
Distribution and marketing	28.3	73.7	94.9
General and administration	10.4	20.1	16.8
Depreciation and amortization	14.8	6.7	7.4
Restructuring and other(1)	160.0	316.1	—
Goodwill impairment(2)	—	213.3	—

Total expenses	319.1	759.5	250.8

Operating loss	(135.1)	(635.5)	(165.3)
Interest and other income	0.3	0.1	2.7

Loss from discontinued operations before income taxes	(134.8)	(635.4)	(162.6)
Income tax benefit	24.2	100.3	37.3

Net loss from discontinued operations, net of income taxes	$(110.6)	$(535.1)	$(125.3)

(1)

During the fiscal years ended March 31, 2024 and 2023, the Starz Business recorded content impairment charges of $160.8 million and $313.1 million, respectively, related to its restructuring plan initiatives, including content impairment of programming in certain international territories associated with the restructuring of LIONSGATE+, and individual content charges pursuant to a strategic review of content performance across Starz’s international platforms resulting in certain programming being removed from those platforms and written down to fair value or removed and abandoned. These charges are included in “restructuring and other” in the table above. During the fiscal year ended March 31, 2022, the Starz Business recorded content impairment changes of $3.9 million as a result of a strategic review of original programming on the platforms, which identified certain titles with limited viewership or strategic purpose which were removed from the LIONSGATE+ service and abandoned, and are included in “direct operating expense” in the table above. Restructuring and other costs in fiscal 2024 also include a benefit of $5.4 million associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the international restructuring.

(2)

As described in Note 1, Goodwill Impairment Assessment, during the fiscal year ended March 31, 2023, the Starz Business performed a quantitative impairment assessment which resulted in $213.3 million impairment of goodwill related to the LIONSGATE+ reporting unit.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

In accordance with the provisions of ASC 205-20, the Starz Business has separately reported the assets and liabilities of the discontinued operations in the combined balance sheet. The assets and liabilities related to the disposed components of LIONSGATE+ have been reflected as discontinued operations in the combined balance sheets as of March 31, 2024 and 2023, and consist of the following:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
ASSETS
Cash	$14.0	$9.6
Accounts receivable, net	8.7	30.4
Due from LG Studios Business (Note 17)	10.0	—
Other current assets	0.1	0.3

Total current assets - discontinued operations	32.8	40.3
Programming content, net	4.2	181.2
Property and equipment, net	—	10.4

Total assets - discontinued operations	$37.0	$231.9

LIABILITIES
Accounts payable	$0.1	$29.3
Content related payables	57.0	101.9
Other accrued liabilities	3.1	5.7
Residuals	6.0	3.9
Deferred revenue	—	0.4
Due to LG Studios Business (Note 17)	—	124.5

Total current liabilities - discontinued operations	66.2	265.7
Other liabilities	24.0	34.6

Total liabilities - discontinued operations	$90.2	$300.3

3. Programming Content

The predominant monetization strategy for all of the Starz Business’s programming content (which includes licensed program rights and owned and produced films and television programs) is as a group. Total programming content is as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Licensed program rights, net of accumulated amortization	$919.4	$840.7

Owned and produced films and television programs:
Released, net of accumulated amortization	15.6	67.0
Completed and not released	—	122.7
In progress	5.0	—
In development	2.9	4.1

	23.5	193.8

Programming content, net	$942.9	$1,034.5

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Amortization of programming content is as follows and was included in direct operating expense in the combined statement of operations:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Amortization expense:
Licensed program rights	$544.5	$596.0	$536.8
Owned and produced films and television programs	82.0	49.0	56.2

	$626.5	$645.0	$593.0

The table below summarizes estimated future amortization expense for the Starz Business’s programming content as of March 31, 2024:

	Year Ending March 31,
	2025	2026	2027
	(Amounts in millions)
Estimated future amortization expense:
Licensed program rights	$475.1	$161.2	$108.8
Released owned and produced films and television programs	5.0	3.9	4.3

Impairments. Programming content includes write-downs to fair value.

During the fiscal years ended March 31, 2024 and 2023, the Starz Business recorded content impairment charges of $213.0 million and $87.6 million, respectively, related to restructuring plan initiatives, which included a strategic review of content performance across Starz’s platforms resulting in certain programming being removed from those platforms and written down to fair value. These charges are included in restructuring and other in the combined statements of operations and excluded from segment operating results.

During the fiscal year ended March 31, 2022, in preparation of the planned completion of the Transactions, the Starz Business performed a strategic review of original programming on the STARZ platform, prior to the broader restructuring plan which began in fiscal 2023, and identified certain titles with limited strategic purpose which were removed from the STARZ service and abandoned. As a result, the Starz Business recorded content impairment charges of $33.0 million, which are included in direct operating expense in the combined statements of operations and excluded from segment operating results for Starz Networks.

See Note 13 and Note 14 for further information. See Note 2 for additional content impairment charges related to discontinued operations.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

4. Property and Equipment

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Distribution equipment	$19.3	$19.1
Leasehold improvements	31.1	30.5
Furniture, fixtures and office equipment	4.4	5.0
Computer equipment	25.6	22.7
Capitalized software	114.1	102.2

	194.5	179.5
Less accumulated depreciation and amortization	(143.4)	(124.3)

	$51.1	$55.2

During the fiscal year ended March 31, 2024, depreciation expense amounted to $24.8 million (2023 -$21.2 million; 2022 - $23.3 million).

5. Goodwill and Intangible Assets

Goodwill

Goodwill by reportable segment for each period is as follows:

Starz Networks
Balance as of March 31, 2022	$1,755.7
Impairments (1)	(1,261.7)

Balance as of March 31, 2023	$494.0
Impairments (1)	(494.0)

Balance as of March 31, 2024	$—

(1)

See Note 1, Goodwill Impairment Assessments, for further information on the goodwill impairments recorded in fiscal 2023 and fiscal 2024 related to Starz Networks. See Note 2 for additional goodwill impairment charges related to discontinued operations.

Intangible Assets

Finite-Lived Intangible Assets. Finite-lived intangible assets consisted of the following:

	March 31, 2024			March 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(Amounts in millions)
Finite-lived intangible assets:
Customer relationships(1)	$1,821.0	$930.9	$890.1	$1,821.0	$797.9	$1,023.1
Trademarks and trade names(2)	80.0	4.0	76.0	—	—	—

	$1,901.0	$934.9	$966.1	$1,821.0	$797.9	$1,023.1

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

(1)	Customer relationships represent the Starz Business affiliation agreements with distributors.
(2)

Amounts as of March 31, 2024 include the Starz trade names previously accounted for as indefinite-lived intangible assets, see below and Note 1, Indefinite-Lived Intangibles Other Than Goodwill Impairment Assessment, for further information.

Amortization expense associated with the Starz Business’s intangible assets for the fiscal years ended March 31, 2024, 2023 and 2022 was approximately $137.0 million, $134.5 million and $129.2 million, respectively. Amortization expense remaining relating to intangible assets for each of the fiscal years ending March 31, 2025 through 2029 is estimated to be approximately $134.2 million, $125.1 million, $118.4 million, $113.3 million, and $108.0 million, respectively.

Indefinite-Lived Intangible Assets. As of March 31, 2023, our indefinite-lived intangible assets consisted of trade names representing the estimated fair value of the Starz brand name determined in connection with Lionsgate’s acquisition of the Starz Business as of December 8, 2016, amounting to $250.0 million. See Note 1, Indefinite-Lived Intangibles Other Than Goodwill Impairment Assessment, for further information on the trade name impairment charge of $170.0 million recorded in the second quarter of fiscal 2024, and the reassessment of the estimated useful life of the trade names with a remaining carrying value of $80.0 million. Beginning October 1, 2023, the trade names are being accounted for as finite-lived intangible assets and amortized over their estimated useful life. As of March 31, 2024, the Starz Business did not have any indefinite-lived intangible assets.

6. Debt

As discussed in Note 1, the Starz Business is the primary borrower of Lionsgate’s 5.5% Senior Notes. Total debt of the Starz Business, excluding film related obligations, was as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Corporate debt:
5.5% Senior Notes	$715.0	$800.0
Unamortized debt issuance costs	(18.4)	(24.0)

Total debt, net (non-current)	$696.6	$776.0

The following table sets forth future annual contractual principal payment commitments of debt as of March 31, 2024:

		Year Ending March 31,
Debt Type	Maturity Date	2025	2026	2027	2028	2029	Thereafter	Total
		(Amounts in millions)
5.5% Senior Notes	April 2029	$—	$—	$—	$—	$—	$715.0	$715.0
Less aggregate unamortized debt issuance costs								(18.4)

								$696.6

5.5% Senior Notes

Interest: Bears interest at 5.5% annually (payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021).

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Maturity Date: April 15, 2029.

Optional Redemption:

(i)

Prior to April 15, 2024, the Starz Business may redeem the 5.5% Senior Notes in whole at any time, or in part from time to time, at a price equal to 100% of the principal amount of the notes to be redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The make-whole premium is the greater of (i) 1.0% of the principal amount redeemed and (ii) the excess, if any, of the present value at such redemption date of the redemption price at April 15, 2024 (see redemption prices below) plus interest through April 15, 2024 (discounted to the redemption date at the treasury rate plus 50 basis points) over the principal amount of the notes redeemed on the redemption date.

(ii)

On or after April 15, 2024, the Starz Business may redeem the 5.5% Senior Notes in whole at any time, or in part from time to time, at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Such redemption prices are as follows (as a percentage of the principal amount redeemed): (i) on or after April 15, 2024 - 102.750%; (ii) on or after April 15, 2025 - 101.375%; and (iii) on or after April 15, 2026 - 100%. In addition, the Starz Business may redeem up to 40% of the aggregate principal amount of the notes at any time and from time to time prior to April 15, 2024 with the net proceeds of certain equity offerings at a price of 105.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Security. The 5.5% Senior Notes are unsubordinated, unsecured obligations of the Starz Business.

Covenants. The 5.5% Senior Notes contain certain restrictions and covenants that, subject to certain exceptions, limit Lionsgate’s ability to incur additional indebtedness, pay dividends or repurchase Lionsgate’s common shares, make certain loans or investments, and sell or otherwise dispose of certain assets subject to certain conditions, among other limitations. As of March 31, 2024, Lionsgate was in compliance with all applicable covenants.

Change in Control. The occurrence of a change of control of Lionsgate will be a triggering event requiring the Starz Business to offer to purchase from holders all of the 5.5% Senior Notes, at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. In addition, certain asset dispositions will be triggering events that may require the Starz Business to use the excess proceeds from such dispositions to make an offer to purchase the 5.5% Senior Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Debt Transactions

See Note 18 for the 5.5% Senior Notes exchanged in May 2024.

Fiscal 2024:

Senior Notes Repurchases. In the fiscal year ended March 31, 2024, the Starz Business repurchased $85.0 million principal amount of the 5.5% Senior Notes for $61.4 million, together with accrued and unpaid interest.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Fiscal 2023:

Senior Notes Repurchases. In the fiscal year ended March 31, 2023, the Starz Business repurchased $200.0 million principal amount of the 5.5% Senior Notes for $135.0 million, together with accrued and unpaid interest.

Fiscal 2022:

Senior Notes Redemption and Issuance. On April 1, 2021, the Starz Business redeemed in full all $518.7 million outstanding principal amount of its 5.875% Senior Notes due November 2024 (“5.875% Senior Notes”) and all $545.6 million outstanding principal amount of its 6.375% Senior Notes due February 2024 (“6.375% Senior Notes”). In connection with the early redemption of the 5.875% Senior Notes and the 6.375% Senior Notes, the Starz Business paid a prepayment premium of $15.2 million and $17.4 million, respectively, plus accrued and unpaid interest to the date of redemption, pursuant to the terms of the indentures governing the 5.875% Senior Notes and the 6.375% Senior Notes, respectively.

In connection with the redemption of the 5.875% Senior Notes and the 6.375% Senior Notes, on April 1, 2021, the Starz Business issued $1.0 billion aggregate principal amount of 5.5% Senior Notes.

See the Accounting for Fiscal 2022 Senior Notes Redemption and Issuance section further below for a description of the accounting for these transactions.

Gain (Loss) on Extinguishment of Debt. During the fiscal years ended March 31, 2024, 2023 and 2022, the Starz Business recorded a gain (loss) on extinguishment of debt related to the transactions described above of $21.2 million, $58.7 million, and ($24.8) million, respectively.

Accounting for Fiscal 2022 Senior Notes Redemption and Issuance

In accounting for the issuance and redemption of the 5.875% and 6.375% Senior Notes on April 1, 2021 as discussed above, a portion of the Senior Notes redemption and issuance was considered a modification of terms with creditors who participated in both the redeemed Senior Notes and Exchange Notes, a portion was considered a debt extinguishment, and a portion represented new issuances to new creditors, and the debt issuance costs were accounted for as follows:

•

Unamortized debt issuance costs: Previously incurred unamortized debt issuance costs and fees on the redeemed Senior Notes are being amortized over the term of the new Senior Notes, to the extent considered a modification of terms, and expensed as a loss on extinguishment of debt to the extent considered an extinguishment. To the extent there was a reduction of the outstanding balance on a creditor-by-creditor basis (i.e., a partial prepayment of debt), previously incurred unamortized debt issuance costs and fees were expensed as a loss on extinguishment of debt on the combined statement of operations.

•

Fees paid to creditors: Fees paid to creditors or call premiums were recorded as a reduction of amounts outstanding under the new Senior Notes and are being amortized over the term of the new Senior Notes, to the extent considered a modification of terms or associated with new issuances to new creditors, and expensed as a loss on extinguishment of debt to the extent considered an extinguishment or a partial prepayment of debt.

•

Third-party costs: Costs incurred with third parties were recorded as a reduction of amounts outstanding under the new Senior Notes and will be amortized over the term of the new Senior Notes, to the extent considered an extinguishment or associated with new issuances to new creditors, and expensed as a loss on extinguishment of debt to the extent considered a modification of terms.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

For all of the above transactions, debt issuance costs recorded as a reduction of outstanding debt are amortized using the effective interest method.

The following table summarizes the accounting for the Senior Notes redemption and issuance transactions, as described above:

	Year Ended March 31, 2022
	Loss on Extinguishment of Debt	Recorded as a Reduction of Outstanding Debt Balances & Amortized Over Life of New Issuances	Total
	(Amounts in millions)
Senior Notes redemption and issuance:
New debt issuance costs and call premiums	$20.7	$25.4	$46.1
Previously incurred debt issuance costs	4.1	12.7	16.8

	$24.8	$38.1	$62.9

7. Film Related Obligations

Film related obligations include programming notes, which represent individual unsecured loans for the licensing of film and television programs. At March 31, 2023, outstanding programming notes had a balance of $83.6 million and had contractual repayment dates in April and May 2023. The Starz Business’s programming notes outstanding were fully repaid in fiscal 2024.

8. Leases

The Starz Business has operating leases primarily for office space. The Starz Business’s leases have remaining lease terms of up to approximately 10.5 years.

The following disclosures are based on leases whereby the Starz Business has a contract for which the leased asset and lease liability is recognized on the Starz Business’s combined balance sheets. The amounts presented are not necessarily indicative of future lease arrangements and do not necessarily reflect the results that the Starz Business would have experienced as a standalone company for the periods presented.

The components of lease cost from continuing operations were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Operating lease cost(1)	$12.7	$13.1	$12.8
Variable lease cost(2)	0.4	0.4	0.1

Total lease cost	$13.1	$13.5	$12.9

(1)	Operating lease cost amounts primarily represent the amortization of right-of-use assets and are included in the “other amortization” line of the combined statements of cash flows.
(2)	Variable lease cost primarily consists of insurance, taxes, maintenance and other operating costs.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Supplemental balance sheet information related to leases was as follows:

Category	Location on Balance Sheet	March 31, 2024	March 31, 2023
Operating Leases		(Amounts in millions)
Right-of-use assets	Other assets- non-current	$44.5	52.2

Lease liabilities (current)	Other accrued liabilities	$9.0	9.7
Lease liabilities (non-current)	Other liabilities- non-current	55.4	62.8

		$64.4	72.5

	March 31, 2024	March 31, 2023
Weighted average remaining lease term (in years):
Operating leases	7.1	7.4
Weighted average discount rate:
Operating leases	4.11%	4.09%

The expected future net payments relating to the Starz Business’s lease liabilities at March 31, 2024 are as follows:

Operating Leases
(Amounts in millions)
Year ending March 31,
2025	$11.3
2026	11.9
2027	12.4
2028	12.4
2029	5.9
Thereafter	19.9

Total lease payments	73.8
Less imputed interest	(9.4)

Total	$64.4

9. Fair Value Measurements

Fair Value

Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair Value Hierarchy

Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

•

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

The following table sets forth the carrying values and fair values of the Starz Business’s outstanding debt and programming notes:

	March 31, 2024		March 31, 2023
	(Amounts in millions)
	Carrying Value	Fair Value(1)	Carrying Value	Fair Value(1)
		(Level 2)		(Level 2)
5.5% Senior Notes	$696.6	$536.2	$776.0	$510.0
Programming Notes	—	—	83.6	83.6

(1)

The Starz Business measures the fair value of its outstanding debt using discounted cash flow techniques that use observable market inputs, such as SOFR-based yield curves, swap rates, and credit ratings (Level 2 measurements).

The Starz Business’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable, content related payables, other accrued liabilities and other liabilities. The carrying values of these financial instruments approximated the fair values at March 31, 2024 and 2023.

10. Revenue

The table below presents programming revenues by segment:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Programming Revenues
Starz Networks	$1,382.7	$1,413.1	$1,446.1
International (1)	9.7	9.4	4.6

Total revenues	$1,392.4	$1,422.5	$1,450.7

(1)	Includes the continuing operations in India.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Remaining Performance Obligations

Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog), if any. Revenues expected to be recognized in the future related to performance obligations that are unsatisfied at March 31, 2024 are as follows:

	Year Ending March 31,
	2025	2026	2027	Thereafter	Total
	(Amounts in millions)
Remaining Performance Obligations	$28.5	$—	$—	$—	$28.5

The above table does not include estimates of variable consideration for transactions involving sales or usage-based royalties in exchange for licenses of intellectual property. The revenues included in the above table include all fixed fee contracts, if any, regardless of duration.

Accounts Receivable and Deferred Revenue

The timing of revenue recognition, billings and cash collections affects the recognition of accounts receivable and deferred revenue, see Note 1 for further information. See the combined balance sheets or Note 16 for accounts receivable and deferred revenue balances at March 31, 2024 and 2023.

Accounts Receivable. Accounts receivable are presented net of a provision for credit losses. The Starz Business estimates provisions for accounts receivable based on historical experience for the respective risk categories and current and future expected economic conditions. To assess collectability, the Starz Business analyzes market trends, economic conditions, the aging of receivables and customer specific risks, and records a provision for estimated credit losses expected over the lifetime of the receivables in direct operating expense.

The Starz Business monitors its credit exposure through active review of customers’ financial condition, aging of receivable balances, historical collection trends, and expectations about relevant future events that may significantly affect collectability. The Starz Business generally does not require collateral for its trade accounts receivable.

Credit Risk. Concentration of credit risk with the Starz Business’s customers is limited due to the Starz Business’s customer base and the diversity of its sales throughout the world. The Starz Business performs ongoing credit evaluations and maintains a provision for potential credit losses. The Starz Business generally does not require collateral for its trade accounts receivable.

Deferred Revenue. Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Starz Business satisfies the corresponding performance obligation. Revenues of $22.6 million were recognized during the year ended March 31, 2024, related to the balance of deferred revenue at March 31, 2023.

11. Share-based Compensation

General. In September 2019, and as amended in 2021, Lionsgate shareholders approved the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “2019 Lionsgate Plan”) previously adopted by Lionsgate’s Board of Directors (the “Lionsgate Board”). Certain Starz Business employees were granted stock options, restricted share units or share appreciation rights under the 2019 Lionsgate Plan.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

The following disclosures of unit data are based on grants related directly to Starz Business employees, and exclude unit data related to the allocation of Lionsgate corporate and shared employee share-based compensation expenses. The amounts presented are not necessarily indicative of future awards and do not necessarily reflect the results that the Starz Business would have experienced as a standalone company for the periods presented.

Stock options are generally granted at exercise prices equal to or exceeding the market price of Lionsgate’s common shares at the date of grant. Substantially all stock options vest ratably over one to four years from the grant date based on continuous service and expire seven to ten years from the date of grant. Restricted share units generally vest ratably over one to three years based on continuous service. Lionsgate satisfies stock option exercises and vesting of restricted share units with newly issued shares.

The measurement of all share-based awards uses a fair value method and the recognition of the related share-based compensation expense in the combined financial statements is recorded over the requisite service period. Further, Lionsgate estimates forfeitures for share-based awards that are not expected to vest. As share-based compensation expense allocated to the Starz Business and recognized in the Starz Business’s combined financial statements is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures.

Share-Based Compensation Expense. The Starz Business recognized the following share-based compensation expense:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Compensation Expense:
Stock options	$—	$0.4	$2.2
Restricted share units	17.6	15.7	16.9
Share appreciation rights	—	(0.1)	1.1

Total Starz employee share-based compensation expense	17.6	16.0	20.2
Corporate allocation of share-based compensation	5.6	9.7	7.8

	23.2	25.7	28.0
Impact of accelerated vesting on equity awards(1)	1.4	—	—

Total share-based compensation expense (2)	$24.6	$25.7	$28.0
Tax impact(3)	(5.9)	(6.2)	(6.7)

Increase in net loss	$18.7	$19.5	$21.3

(1)	Represents the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.
(2)

Included in net earnings (loss) from discontinued operations for the year ended March 31, 2024 was share-based compensation expense of $1.8 million (including $0.4 million related to accelerated vesting on equity awards) (2023 — $3.0 million, 2022 — $1.9 million).

(3)	Represents the income tax benefit recognized in the statements of operations for share-based compensation arrangements.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Share-based compensation expense from continuing operations, by expense category, consisted of the following:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Share-Based Compensation Expense:
Direct operating	$2.7	$1.6	$1.2
Distribution and marketing	0.8	0.7	0.5
General and administration	19.7	23.4	26.3
Restructuring and other	1.4	—	—

	$24.6	$25.7	$28.0

Stock Options

The following table sets forth the stock option and share appreciation rights (“SARs”) activity on grants related directly to the Starz Business’s employees during the year ended March 31, 2024:

	Stock Options and SARs
	Lionsgate Class B Non-Voting Shares
	Number of Shares		Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value(2)
	(Amounts in millions, except for weighted-average exercise price and years)
Outstanding at March 31, 2023	1.5		$11.89
Granted	—		—
Exercised	—	(1)	$7.13
Forfeited or expired	(0.2)		$15.56

Outstanding at March 31, 2024	1.3		$11.14	4.78	$0.4

Vested or expected to vest at March 31, 2024	1.3		$11.14	4.78	$0.4

Exercisable at March 31, 2024	1.3		$11.14	4.78	$0.4

(1)	Represents less than 0.1 million shares.
(2)	The intrinsic value is calculated for each in-the-money stock option and SAR as the difference between the closing price of Lionsgate’s common stock on March 31, 2024 and the exercise price.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

The fair value of each option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The following table presents the weighted average grant-date fair value of options granted in the year ended March 31, 2022 and the weighted average applicable assumptions used in the Black-Scholes option-pricing model for stock options and share-appreciation rights granted during the years then ended (no options or share-appreciation rights granted in the years ended March 31, 2024 or 2023):

Year Ended March 31,
2022
Weighted average fair value of grants	$8.16
Weighted average assumptions:
Risk-free interest rate(1)	0.8%
Expected option lives (in years)(2)	3.5 years
Expected volatility for options(3)	42%
Expected dividend yield(4)	0%

(1)	The risk-free rate assumed in valuing the options is based on the U.S. Treasury Yield curve in effect applied against the expected term of the option at the time of the grant.
(2)	The expected term of options granted represents the period of time that options granted are expected to be outstanding.
(3)	Expected volatilities are based on implied volatilities from traded options on Lionsgate’s shares, historical volatility of Lionsgate’s shares and other factors.
(4)	The expected dividend yield is estimated by dividing the expected annual dividend by the market price of the Lionsgate’s shares at the date of grant.

The total intrinsic value (based on Lionsgate’s share price) of options exercised during the year ended March 31, 2024 was less than $0.1 million (2023 — $0.1 million, 2022 — $0.2 million).

Restricted Share Units

The following table sets forth the restricted share unit activity on grants related directly to Starz Business employees during the year ended March 31, 2024:

	Restricted Share Units
	Lionsgate Class B Non-Voting Shares	Weighted- Average Grant- Date Fair Value
	(Amounts in millions, except for weighted-average grant date fair value)
Outstanding at March 31, 2023	3.2	$9.46
Granted	3.1	$8.16
Vested	(2.4)	$9.23
Forfeited	(0.5)	$8.49

Outstanding at March 31, 2024	3.4	$8.62

The fair values of restricted share units are determined based on the market value of the shares on the date of grant. The total fair value of restricted share units vested during the year ended March 31, 2024 was $22.0 million (2023 - $16.7 million, 2022 - $16.8 million).

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the total remaining unrecognized compensation cost as of March 31, 2024 related to non-vested restricted share units and the weighted average remaining years over which the cost will be recognized. As of March 31, 2024, there was no remaining unrecognized compensation cost related to non-vested stock options.

	Total Unrecognized Compensation Cost	Weighted Average Remaining Years
	(Amounts in millions)
Restricted Share Units	$14.0	1.3

Under Lionsgate’s stock option and long term incentive plans, Lionsgate withholds shares to satisfy minimum statutory federal, state and local tax withholding obligations arising from the vesting of restricted share units. During the year ended March 31, 2024, 0.9 million shares (2023 — 0.7 million shares, 2022 — 0.5 million shares) were withheld upon the vesting of restricted share units.

Lionsgate, and hence the Starz Business, becomes entitled to an income tax deduction in an amount equal to the taxable income reported by the holders of the stock options and restricted share units when vesting or exercise occurs, the restrictions are released and the shares are issued. Restricted share units are forfeited if the employees are terminated prior to vesting.

The Starz Business recognized excess tax deficiencies of $4.6 million associated with its equity awards in its tax provision for the year ended March 31, 2024 (2023 — deficiencies of $2.6 million, 2022 — benefits of $3.0 million).

12. Income Taxes

The components of pretax income (loss) from continuing operations, net of intercompany eliminations, are as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
United States	$(925.9)	$(1,344.8)	$(8.7)
International	(7.6)	(9.4)	(14.2)

	$(933.5)	$(1,354.2)	$(22.9)

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

The Starz Business’s current and deferred income tax provision (benefits) are as follows:

	Year Ended March 31,
	2024	2023	2022
Current provision (benefit):	(Amounts in millions)
Federal	$(69.6)	$5.8	$4.0
States	0.1	0.4	4.9
International	1.1	0.6	—

Total current provision (benefit)	$(68.4)	$6.8	$8.9

Deferred provision (benefit):
Federal	$(45.4)	$(22.5)	$(2.7)
States	(15.1)	(2.6)	0.9
International	—	—	—

Total deferred provision (benefit)	(60.5)	(25.1)	(1.8)

Total (benefit) provision for income taxes	$(128.9)	$(18.3)	$7.1

In addition, included in net earnings (loss) from discontinued operations was an income tax benefit of $24.2 million in fiscal year ended March 31, 2024 (2023- $100.3 million, 2022- $37.3 million).

The Starz Business’s income tax provision differs from the U.S. federal statutory rate multiplied by pre-tax income (loss) due to the tax effects of goodwill and intangible asset impairments, state income taxes, and changes in the valuation allowance against its deferred tax assets. The income tax provision for fiscal years ended March 31, 2024, 2023 and 2022 was also impacted by charges for interest, and the change in uncertain tax benefits due to the expiration of statutes of limitations and additional settlements with tax authorities.

The differences between income taxes expected at U.S. statutory income tax rates and the income tax provision (benefit) are as set forth below:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Income taxes computed at U.S. federal statutory rate	$(196.0)	$(284.4)	$(4.8)
Foreign operations subject to different income tax rates	1.1	0.3	(0.9)
State income tax	(15.0)	(2.2)	5.7
Remeasurements of originating deferred tax assets and liabilities	47.6	(0.4)	(1.0)
Permanent differences	0.1	(0.3)	1.6
Excess tax benefit on share-based compensation	—	—	(0.6)
Income tax effects of goodwill and intangible asset impairments	64.5	196.5	—
Uncertain tax benefits	(70.3)	5.0	3.2
Other	—	0.8	—
Changes in valuation allowance	39.1	66.4	3.9

Total provision (benefit) for income taxes	$(128.9)	$(18.3)	$7.1

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

The income tax effects of temporary differences between the book value and tax basis of assets and liabilities are as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Deferred tax assets:
Net operating losses	$207.6	$188.2
Foreign tax credits	8.3	6.4
Programming content	92.8	68.5
Accrued compensation	11.7	11.3
Operating leases - liabilities	15.5	17.2
Other assets	7.7	9.3
Fixed assets	4.5	0.9
Reserves	1.8	1.3
Interest	23.4	13.3

Total deferred tax assets	373.3	316.4
Valuation allowance	(141.3)	(92.2)

Deferred tax assets, net of valuation allowance	232.0	224.2
Deferred tax liabilities:
Intangible assets	(229.2)	(304.7)
Operating leases - assets	(10.7)	(12.6)
Other	(3.1)	(4.1)

Total deferred tax liabilities	$(243.0)	$(321.4)

Net deferred tax liabilities	$(11.0)	$(97.2)

The Starz Business has recorded valuation allowances for certain deferred tax assets, which are primarily related to U.S. and foreign net operating loss carryforwards (“NOLs”) and U.S. federal foreign tax credit carryforwards as sufficient uncertainty exists regarding the future realization of these assets.

As computed on a separate return basis, with the combined historical results of the Starz Business presented on a managed basis as discussed in Note 1, at March 31, 2024, the Starz Business had U.S. federal NOLs of approximately $323.0 million, of which approximately $157.8 million would be subject to expiration in 2038, and the remainder would carry forward indefinitely. Additionally, at March 31, 2024, the Starz Business had state NOLs of approximately $307.0 million, which would expire in varying amounts beginning in 2027, and foreign NOLs in various jurisdictions, including Canada, India, and Luxembourg of $56.2 million, $22.4 million, and $403.6 million, respectively, which would expire in varying amounts beginning in 2030. The Starz Business also had U.S. federal credit carryforwards related to foreign taxes paid of $8.3 million that would expire beginning in 2027. However, under the managed basis of presentation of the Starz Business, the combined historical results exclude certain income, deductions and other items and therefore, for purposes of these combined financial statements, these items are not reflected in the calculations of net operating loss and tax credit carryforwards of the Starz Business. As a result, the actual net operating loss and tax credit carryforwards of the Starz Business after the Transactions may differ (i.e., be lower in U.S. and Canada, and higher in Luxembourg) than those otherwise stated above.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the changes to the gross unrecognized tax benefits, exclusive of interest and penalties, for the years ended March 31, 2024, 2023 and 2022:

Amounts in millions
Gross unrecognized tax benefits at March 31, 2021	$67.4
Increases related to current year tax position	—
Increases related to prior year tax positions	2.6
Decreases related to prior year tax positions	—
Settlements	—
Lapse in statute of limitations	(0.9)

Gross unrecognized tax benefits at March 31, 2022	69.1
Increases related to current year tax position	—
Increases related to prior year tax positions	0.2
Decreases related to prior year tax positions	—
Settlements	(4.3)
Lapse in statute of limitations	(0.4)

Gross unrecognized tax benefits at March 31, 2023	64.6
Increases related to current year tax position	—
Increases related to prior year tax positions	—
Decreases related to prior year tax positions	—
Settlements	(60.7)
Lapse in statute of limitations	(0.8)

Gross unrecognized tax benefits at March 31, 2024	$3.1

The Starz Business records interest and penalties on unrecognized tax benefits as part of its income tax provision (benefit). For the years ended March 31, 2024, 2023 and 2022, the Starz Business recognized as a charge or (benefit) to the tax provision (benefit) net interest and penalties related to uncertain tax positions of $(9.1) million, $5.3 million and $5.8 million, respectively. The liability for accrued interest amounted to $4.2 million and $16.5 million as of March 31, 2024 and 2023, respectively. The total amount of unrecognized tax benefits as of March 31, 2024 that, if recognized, would benefit the Starz Business’s tax provision are $5.8 million. The Starz Business estimates that it is reasonably possible that the liability for unrecognized tax benefits will decrease in the next twelve months by $7.3 million as a result of projected audit settlements in certain jurisdictions.

The Starz Business is subject to taxation in the U.S. and various state, local, and foreign jurisdictions. To the extent allowed by law, the taxing authorities may have the right to examine prior periods where NOLs were generated and carried forward and make adjustments up to the amount of the NOLs. Currently, audits are occurring in various state and local tax jurisdictions for tax years ended in 2012 through 2020. Additionally, positions taken by Lionsgate in certain amended filings are subject to current review. Lionsgate is currently under examination by the Canadian tax authority for the years ended March 31, 2018 through March 31, 2021.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

13. Restructuring and Other

Restructuring and other includes restructuring and severance costs, and certain transaction and other costs, when applicable. During the years ended March 31, 2024, 2023 and 2022, the Starz Business also incurred certain other unusual charges, which are included in direct operating and distribution and marketing expense in the combined statements of operations and are described below. The following table sets forth restructuring and other and these other unusual charges or benefits and the statement of operations line items they are included in:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Restructuring and other:
Content impairments(1)	$213.0	$87.6	$—
Severance (2)
Cash	5.4	4.2	1.8
Accelerated vesting on equity awards	1.4	—	—

Total severance costs	6.8	4.2	1.8
COVID-19 related charges included in restructuring and other(3)	—	—	0.1
Transaction and other costs (benefits) (4)	5.0	(1.9)	8.6

Total Restructuring and Other	224.8	89.9	10.5

Other unusual charges not included in restructuring and other:
Programming and content charges included in direct operating expense(5)	—	(0.2)	33.0
COVID-19 related charges (benefit) included in:
Direct operating expense(6)	(0.1)	(2.8)	1.5
Distribution and marketing expense	—	—	0.3

Total restructuring and other and other unusual charges not included in restructuring and other	$224.7	$86.9	$45.3

(1)

In fiscal 2023, in connection with its ongoing restructuring activities the Starz Business performed a strategic review of content performance across Starz’s platforms, resulting in certain programming being removed from those platforms and written down to fair value. During the fiscal year ended March 31, 2024, the Starz Business continued its evaluation of the programming on Starz’s platforms and cancelled certain ordered programming, and identified certain other programming with limited strategic purpose which was removed from the Starz platforms and abandoned by the Starz Business. See Note 2 for additional content impairment charges related to discontinued operations.

The Starz Business has incurred impairment charges from the inception of the plan through March 31, 2024 amounting to $300.6 million.

As the Starz Business continues to evaluate the Starz Business and its current restructuring plan in relation to the current micro and macroeconomic environment and the announced plan to separate the Starz Business and Lionsgate’s LG Studios Business, including further strategic review of content and performance and its strategy on a territory-by-territory basis, the Starz Business may decide to expand its restructuring plan and exit additional territories or remove certain content off its platform in the future. Accordingly, the Starz Business may incur additional content impairment and other restructuring charges.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

(2)	Severance costs in the fiscal years ended March 31, 2024, 2023 and 2022 were primarily related to the restructuring activities and other cost-saving initiatives attributable to continuing operations.
(3)

Amounts represent certain incremental general and administrative costs associated with the COVID-19 global pandemic, such as costs related to transitioning the Starz Business to a remote-work environment, costs associated with return-to-office safety protocols, and other incremental general and administrative costs associated with the COVID-19 global pandemic.

(4)

Transaction and other costs (benefits) in the fiscal years ended March 31, 2024, 2023 and 2022 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal matters. In the fiscal year ended March 31, 2023, these amounts include a benefit of $11.0 million for the settlement of a legal matter.

(5)	Amounts represent certain unusual programming and content charges, see Note 3 for further information.
(6)

Amounts reflected in direct operating expense include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries of $0.2 million, $5.6 million, and $6.5 million in fiscal 2024, 2023, and 2022, respectively.

Changes in the restructuring and other severance liability were as follows:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Severance liability
Beginning balance	$2.2	$0.7	$1.8
Accruals	5.4	4.2	1.8
Severance payments	(6.0)	(2.7)	(2.9)

Ending balance(1)	$1.6	$2.2	$0.7

(1)	As of March 31, 2024, the remaining severance liability of approximately $1.6 million is expected to be paid in the next 12 months.

14. Segment Information

The Starz Business’s reportable segments have been determined based on the distinct nature of their operations, the Starz Business’s internal management structure, and the financial information that is evaluated regularly by the Starz Business’s chief operating decision maker.

As described in Note 1, as of March 31, 2024, the Starz Business has one reportable business segment: Starz Networks, which now includes operations in Canada. The continuing operations outside the U.S. and Canada, operations in India, is reported as International.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Segment information is presented in the table below:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Segment revenues
Starz Networks	$1,382.7	$1,413.1	$1,446.1
International	9.7	9.4	4.6

	$1,392.4	$1,422.5	$1,450.7

Gross contribution
Starz Networks	$283.8	$286.4	$387.3
International	(4.2)	(4.0)	(6.8)

	$279.6	$282.4	$380.5
Segment general and administration
Starz Networks	$107.1	$98.4	$87.6
International	2.7	2.7	2.6

	$109.8	$101.1	$90.2
Segment profit (loss)
Starz Networks	$176.7	$188.0	$299.7
International	(6.9)	(6.7)	(9.4)

	$169.8	$181.3	$290.3

The Starz Business’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic, and purchase accounting and related adjustments. The Starz Business believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Starz Business’s management and enables them to understand the fundamental performance of the Starz Business’s businesses.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

The reconciliation of total segment profit to the Starz Business’s loss from continuing operations before income taxes is as follows:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Starz Business’s total segment profit	$169.8	$181.3	$290.3
Adjusted depreciation and amortization(1)	(24.8)	(21.3)	(23.3)
Restructuring and other	(224.8)	(89.9)	(10.5)
Goodwill and intangible asset impairment	(663.9)	(1,261.7)	—
COVID-19 related benefit (charges) included in direct operating expense and distribution and marketing expense(2)	0.1	2.8	(1.8)
Programming and content charges(3)	—	0.2	(33.0)
Adjusted share-based compensation expense(4)	(23.2)	(25.7)	(28.0)
Purchase accounting and related adjustments(5)	(136.7)	(133.9)	(128.7)

Operating income (loss)	(903.5)	(1,348.2)	65.0
Interest expense	(47.2)	(58.6)	(60.9)
Interest and other income	3.5	0.6	0.5
Other expense	(7.5)	(6.7)	(2.7)
Gain (loss) on extinguishment of debt	21.2	58.7	(24.8)

Loss from continuing operations before income taxes	$(933.5)	$(1,354.2)	$(22.9)

(1)

Adjusted depreciation and amortization represents depreciation and amortization as presented on the combined statements of operations less the depreciation and amortization related to Lionsgate’s acquisition of the Starz Business which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Depreciation and amortization	$161.8	$155.7	$152.6
Less: Amount included in purchase accounting and related adjustments	(137.0)	(134.4)	(129.3)

Adjusted depreciation and amortization	$24.8	$21.3	$23.3

(2)

Amounts represent the incremental costs included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. During the fiscal year ended March 31, 2024 and 2023, the Starz Business incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental cost expensed in the period, see Note 13 for further information. These charges (benefits) are excluded from segment operating results.

(3)

Programming and content charges represent certain charges included in direct operating expense in the combined statements of operations, and excluded from segment operating results, see Note 3 and Note 13 for further information.

(4)

Adjusted share-based compensation expense in the years ended March 31, 2024, 2023 and 2022 includes $5.6 million, $9.7 million and $7.8 million, respectively, of corporate allocation of share-based compensation expense, representing the allocation of Lionsgate’s corporate employee share-based

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

compensation expense. The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Total share-based compensation expense	$24.6	$25.7	$28.0
Less: Amount included in restructuring and other(i)	(1.4)	—	—

Adjusted share-based compensation	$23.2	$25.7	$28.0

(i)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

(5)

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired. The following sets forth the amounts included in each line item in the financial statements:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense	$(0.3)	$(0.5)	$(0.5)
Depreciation and amortization	137.0	134.4	129.2

	$136.7	$133.9	$128.7

See Note 10 for programming revenues by segment for the fiscal years ended March 31, 2024, 2023 and 2022.

The following table reconciles segment general and administration expense to the Starz Business’s total combined general and administration expense:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
General and administration
Segment general and administrative expenses	$109.8	$101.1	$90.2
Share-based compensation expense included in general and administrative expense (1)	19.7	23.4	26.3
Purchase accounting and related adjustments	(0.3)	(0.5)	(0.5)

	$129.2	$124.0	$116.0

(1)

Includes share-based compensation expense related to the allocation of Lionsgate corporate and shared employee share-based compensation expenses of $5.6 million in fiscal year 2024 (2023- $9.7 million, 2022- $7.8 million ).

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

The reconciliation of total segment assets to the Starz Business’s total combined assets is as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Assets
Starz Networks	$2,001.8	$2,858.9
International	11.2	16.3
Other unallocated assets(1)	89.1	124.0
Assets of discontinued operations	37.0	231.9

	$2,139.1	$3,231.1

(1)	Other unallocated assets primarily consist of cash and other assets.

The following table sets forth acquisition of programming content, as broken down by segment:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Acquisition of Programming Content
Starz Networks	$742.3	$905.4	$853.3
International	5.2	10.1	12.5

	$747.5	$915.5	$865.8

The following table sets forth capital expenditures, as broken down by segment:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Capital expenditures
Starz Networks	$20.4	$34.3	$19.7
International	—	—	0.1

	$20.4	$34.3	$19.8

Starz Network’s revenue is primarily generated by customers located in the United States. International revenue is generated by customers outside the United States, with no single foreign country individually comprising greater than 10% of total revenue.

Long-lived assets by geographic location are as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Long-lived assets(1)
United States	$1,038.5	$1,141.9

(1)	Long-lived assets represents total assets less the following: current assets, investments, long-term receivables, intangible assets, goodwill and deferred tax assets.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

For the year ended March 31, 2024, the Starz Business had revenue from two individual customers which individually represented greater than 10% of combined revenues, amounting to $384.2 million in continuing operations and $95.6 million in continuing operations, respectively, primarily related to the Starz Business’s Starz Networks segment. For the year ended March 31, 2023, the Starz Business had revenue from one individual customer which individually represented greater than 10% of combined revenues, amounting to $374.1 million in continuing operations primarily related to the Starz Business’s Starz Networks segment. For the year ended March 31, 2022, the Starz Business had revenue from two individual customers which individually represented greater than 10% of combined revenues, amounting to $348.1 million in continuing operations and $183.1 million in continuing operations, respectively, primarily related to the Starz Business’s Starz Networks segment.

As of March 31, 2024, the Starz Business had accounts receivable due from four customers which individually represented greater than 10% of total combined accounts receivable, amounting to $5.9 million, $7.1 million, $11.3 million and $7.3 million, respectively. As of March 31, 2023, the Starz Business had accounts receivable due from two customers which individually represented greater than 10% of total combined accounts receivable, amounting to $6.0 million and $3.6 million, respectively.

15. Commitments and Contingencies

Commitments

The following table sets forth the future annual repayment of contractual commitments as of March 31, 2024:

	Year Ending March 31,
	2025	2026	2027	2028	2029	Thereafter	Total
	(Amounts in millions)
Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film related obligations commitments(1)	$231.5	$80.2	$22.3	$2.3	$—	$—	$336.3
Interest payments(2)	39.3	39.3	39.3	39.3	39.3	5.0	201.5
Other contractual obligations	59.2	21.5	7.8	—	—	—	88.5
Due to the LG Studios Business	396.4	224.4	3.4	2.2	—	—	626.4

Total future commitments under contractual obligations	$726.4	$365.4	$72.8	$43.8	$39.3	$5.0	$1,252.7

(1)

Film related obligations commitments include program rights commitments not reflected on the combined balance sheets as they did not then meet the criteria for recognition. Program rights commitments represent contractual commitments under programming license agreements related to third party commitments for our original series in production and films that are not available for exhibition until some future date (see below for further details).

(2)	Includes cash interest payments on the Starz Business’s corporate debt as of March 31, 2024.

The Starz Business has an exclusive multiyear output licensing agreement with Lionsgate for Lionsgate label titles theatrically released in the U.S. starting January 1, 2022, for Summit label titles theatrically released in the U.S. starting January 1, 2023 and an exclusive multiyear post pay-one output licensing agreement with Universal for live-action films theatrically released in the U.S. starting January 1, 2022. The programming fees to

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

be paid by the Starz Business under these arrangements are based on the quantity and domestic theatrical exhibition receipts of qualifying films. The Starz Business is unable to estimate the amounts to be paid under these agreements for films that have not yet been released in theaters, however, such amounts are expected to be significant.

The Starz Business also has certain run-of-series licensing commitments. Such commitments would obligate the Starz Business to license a future series of programming once the series is approved for production. The Starz Business is unable to estimate the amounts to be paid under these commitments, however, such amounts may be significant.

Multiemployer Benefit Plans. The Starz Business contributes to various multiemployer pension plans under the terms of collective bargaining agreements. The Starz Business makes periodic contributions to these plans in accordance with the terms of applicable collective bargaining agreements and laws but does not sponsor or administer these plans. The risks of participating in these multiemployer pension plans are different from single-employer pension plans such that (i) contributions made by the Starz Business to the multiemployer pension plans may be used to provide benefits to employees of other participating employers; (ii) if the Starz Business chooses to stop participating in certain of these multiemployer pension plans, it may be required to pay those plans an amount based on the underfunded status of the plan, which is referred to as a withdrawal liability; and (iii) actions taken by a participating employer that lead to a deterioration of the financial health of a multiemployer pension plan may result in the unfunded obligations of the multiemployer pension plan to be borne by its remaining participating employers.

The Starz Business does not participate in any multiemployer benefit plans that are considered to be individually significant to the Starz Business, and as of March 31, 2024, all except two of the largest plans in which the Starz Business participates were funded at a level of 80% or greater. The other two plans, the Motion Picture Industry Pension Plan and the Screen Actors Guild - Producers Pension Plan were funded at 71.2% and 79.06%, respectively for the 2023 plan year, but neither of these plans were considered to be in endangered, critical, or critical and declining status in the 2023 plan year. Total contributions made by the Starz Business to multiemployer pension and other benefit plans for the years ended March 31, 2024, 2023 and 2022 were $1.7 million, $3.3 million and $2.4 million, respectively, related to continuing operations.

If the Starz Business ceases to be obligated to make contributions or otherwise withdraws from participation in any of these plans, applicable law requires the Starz Business to fund its allocable share of the unfunded vested benefits, which is known as a withdrawal liability. In addition, actions taken by other participating employers may lead to adverse changes in the financial condition of one of these plans, which could result in an increase in the Starz Business’s withdrawal liability.

Contingencies

From time to time, the Starz Business is involved in certain claims and legal proceedings arising in the normal course of business.

The Starz Business establishes an accrued liability for claims and legal proceedings when the Starz Business determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

As of March 31, 2024, the Starz Business is not a party to any material pending claims or legal proceedings and is not aware of any other claims that it believes could, individually or in the aggregate, have a material adverse effect on the Starz Business’s financial position, results of operations or cash flows.

16. Additional Financial Information

The following tables present supplemental information related to the combined financial statements.

Cash and Cash Equivalents

The following table provides a reconciliation of cash, cash equivalents and cash in assets of discontinued operations reported in the combined balance sheet to the total amounts reported in the combined statements of cash flows at March 31, 2024 and 2023.

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Cash and cash equivalents	$23.0	$52.0
Cash in assets of discontinued operations - current	14.0	9.6

Total cash, cash equivalents and cash in assets of discontinued operations	$37.0	$61.6

Accounts Receivable Monetization

Under the Starz Business’s accounts receivable monetization programs, the Starz Business has entered into individual agreements to monetize certain of its trade accounts receivable directly with both non-related third-party purchasers and Lionsgate, as further described below.

Under the accounts receivable monetization programs, the Starz Business transfers receivables to purchasers in exchange for cash proceeds, and the Starz Business continues to service the receivables for the purchasers. The Starz Business accounts for the transfers of these receivables as a sale, removes (derecognizes) the carrying amount of the receivables from its balance sheets and classifies the proceeds received as cash flows from operating activities in the statements of cash flows.

The Starz Business records a loss on the sale of these receivables reflecting the net proceeds received (net of any obligations incurred), less the carrying amount of the receivables transferred. The loss is reflected in other expense on the combined statements of operations. The Starz Business receives fees for servicing the accounts receivable for the purchasers, which represent the fair value of the services and were immaterial for the fiscal years ended March 31, 2024, 2023 and 2022.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Individual Monetization Agreements. The Starz Business enters into individual agreements to monetize trade accounts receivable. The third-party purchasers have no recourse to other assets of the Starz Business in the event of non-payment by the customers. The following table sets forth a summary of the receivables transferred:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Carrying value of receivables transferred and derecognized	$987.1	$1,190.1	$1,288.5
Net cash proceeds received from third party purchasers	894.0	999.7	1,112.9
Net cash proceeds received from Lionsgate	85.5	183.7	172.9
Loss recorded related to transfers of receivables	7.5	6.7	2.7

At March 31, 2024, the outstanding amount of receivables derecognized from the Starz Business’s combined balance sheets, but which the Starz Business continues to service, related to the Starz Business’s individual agreements to monetize trade accounts receivable was $164.2 million (March 31, 2023 - $189.6 million).

Other Assets

The composition of the Starz Business’s other assets is as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Other current assets
Prepaid expenses and other	$18.1	$18.8

	$18.1	$18.8

Other non-current assets
Accounts receivable	$3.5	$1.4
Operating lease right-of-use assets	44.5	52.2

	$48.0	$53.6

Content related payables

Content related payables include accrued licensed program rights obligations, which represent amounts payable for film or television rights that the Starz Business has acquired or licensed.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Other Accrued Liabilities and Other Liabilities

The composition of the Starz Business’s other accrued liabilities (current) and other liabilities (non-current) is as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Other accrued liabilities (current)
Employee related liabilities	$28.4	$23.2
Operating lease liabilities	9.0	9.7
Interest payable	18.0	20.3
Other accrued expenses and short-term liabilities	10.4	3.4

	$65.8	$56.6

Other liabilities (non-current)
Income tax payable	$7.4	$81.2
Operating lease liabilities	55.4	62.8
Content related payables	13.7	15.3
Other long-term liabilities	3.4	3.2

	$79.9	$162.5

Supplemental Cash Flow Information

Interest paid during the fiscal year ended March 31, 2024 amounted to $45.6 million (2023 — $59.0 million, 2022- $49.9 million).

Income taxes paid during the fiscal year ended March 31, 2024 amounted to $3.0 million (2023 — $8.6 million, 2022- $3.0 million).

There were no significant non-cash investing or financing activities for the fiscal years ended March 31, 2024, 2023 and 2022.

Supplemental cash flow information related to leases was as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$10.4	$2.0	$12.1
Right-of-use assets obtained in exchange for new lease obligations:
Operating leases	$—	$—	$16.7
Increase (decrease) in right-of-use assets and lease liability due to a reassessment event:
Operating leases - increase (decrease) in right-of-use assets	$—	$15.6	$(3.4)
Operating leases - increase (decrease) in lease liability	$—	$15.6	$(3.4)

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

17. Related Party Transactions

Transactions with Lionsgate

As described in Note 1, Lionsgate utilizes a centralized approach to cash management. Cash generated by the Starz Business or borrowed under certain debt obligations is routinely transferred into accounts managed by Lionsgate’s centralized treasury function which is then transferred to the Starz Business or the LG Studios Business to fund operating activities of the LG Studios Business and the Starz Business when needed.

Because of this centralized approach to cash management, financial transactions for cash movement, except for cash settlement of specific payables with Lionsgate, are accounted for through the parent net investment account. Settlement of payables and receivables with Lionsgate when due are also accounted for through the parent net investment account. Parent net investment is presented in the combined statements of equity (deficit). Settlements of amounts payable and receivable when due through the parent net investment account are reflected as cash payments or receipts for the applicable operating transaction within operating activities in the combined statements of cash flows, with the net change in parent net investment included within financing activities in the combined statements of cash flows.

In the normal course of business, the Starz Business enters into transactions with Lionsgate and the LG Studios Business which include the following, which unless otherwise indicated are settled through parent net investment at the time of the transaction:

Licensing of content from the LG Studios Business: The Starz Business licenses motion pictures and television programming (including Starz original productions) from the LG Studios Business. The license fees incurred generally are due upon delivery or due at a point in time following the first showing. License fees related to Starz original programs are settled with the LG Studios Business through parent net investment. License fees related to library and output content purchased for the U.S. operations are generally settled in cash. License fees payable, not yet due to the LG Studios Business, are reflected in due to the LG Studios Business on the combined balance sheets.

In connection with licensing content from the LG Studios Business, the Starz Business incurred and expensed incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs resulting from circumstances associated with the COVID-19 global pandemic. The charges from the LG Studios Business are included in direct operating expense, see Note 13.

Corporate expense allocations: As previously described in Note 1, the accompanying combined financial statements include allocations of certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services. During the year ended March 31, 2024, corporate expense allocations amounted to $25.6 million (2023 - $21.9 million, 2022- $17.2 million).

Operating expense reimbursement: As previously described in Note 1, the LG Studios Business pays certain expenses on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs. The Starz Business also pays certain expenses on behalf of the LG Studios Business such as legal expenses, software development costs and severance. These expenditures are reflected in the financial statements of the Starz Business and the LG Studios Business as applicable.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

Share-based compensation: Lionsgate provides share-based compensation related to Starz Business employees and as part of its corporate expense allocations a proportionate amount of the share-based compensation related to those corporate functions is allocated to the Starz Business.

Monetization of certain accounts receivables: The Starz Business historically had an agreement with the LG Studios Business to transfer certain accounts receivables to the LG Studios Business to participate in the LG Studios Business’ pooled monetization arrangement, which concluded in October 2023. The Starz Business accounted for the transfers of these receivables as a sale, removed (derecognized) the carrying amount of the receivables from its balance sheets and classified the proceeds received against parent net investment, see Note 16.

Parent Net Investment

The net transfers to and from Lionsgate discussed above were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Cash pooling and general financing activities	$223.3	$(10.6)	$346.7
Licensing of content(1)	(550.1)	(713.2)	(589.7)
Operating expense reimbursement	(7.0)	(13.3)	(10.8)
Corporate expense allocations (excluding allocation of share-based compensation)	(27.9)	(22.3)	(19.3)
Proceeds from sales of accounts receivable	85.5	183.7	172.9

Net transfers from Parent per combined statements of cash flows(2)	$(276.2)	$(575.7)	$(100.2)
Share based compensation (including allocation of share-based compensation)(3)	(26.4)	(28.7)	(29.9)

Net transfers from Parent per combined statements of equity (deficit)	$(302.6)	$(604.4)	$(130.1)

(1)	Reflects the settlement of amounts due to the LG Studios Business related to the LG Studios Business’ licensing arrangements with the Starz Business.
(2)

Amounts include net transfers from Parent included in net cash flows provided by financing activities from discontinued operations of $146.7 million for the fiscal year ended March 31, 2024 (2023 — $228.0 million, 2022 — $171.1 million).

(3)	Amounts include share based compensation from discontinued operations of $1.8 million for the fiscal year ended March 31, 2024 (2023 — $3.0 million, 2022 — $1.9 million).

18. Subsequent Events

The Starz Business has evaluated subsequent events through October 15, 2024, the date which the combined financial statements were issued.

5.5% Senior Notes Exchange. On May 8, 2024, the Starz Business issued $389.9 million aggregate principal amount of senior notes due 2029 (the “Exchange Notes”) in exchange for an equivalent amount of the existing 5.5% Senior Notes. The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS — (Continued)

the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon completion of the Transactions. Lionsgate may redeem the Exchange Notes, in whole at any time, or in part from time to time, prior to or on and after the Separation Closing Date, as defined in the indenture to the Exchange Notes, at certain specified redemption prices set forth in the indenture to the Exchange Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Intercompany Revolver. In May 2024, LGAC International LLC, a Delaware limited liability company and subsidiary of Lionsgate Studios Corp (“LGAC International”) and Lions Gate Capital Holdings 1, Inc., a Delaware corporation and subsidiary of the Starz Business (“LGCH1”) entered into a revolving credit agreement (the “Intercompany Revolver”), pursuant to which LGAC International and LGCH1 agreed to make revolving loans to each other from time to time, provided that the net amount owing by one party to the other at any particular time may not exceed $150.0 million. Amounts advanced by one party will be used to repay existing indebtedness owing to the other party thereunder, if any, such that at no time will amounts be owing in both directions. The net amount owing under the Intercompany Revolver, at any time, shall bear interest on the outstanding principal amount at a rate equal to adjusted term SOFR plus 1.75%. The Intercompany Revolver will, among other things, terminate in connection with a full separation of the entities.

Lionsgate Revolving Credit Facility. In May 2024, Lionsgate consummated a series of transactions, by which the LG Studios Business became a separate publicly traded company, Lionsgate Studios Corp. (“Lionsgate Studios”) (the “Studio Separation”). Following the Studio Separation, $150.0 million of Lionsgate’s revolving credit facility, which provides for borrowings and letters of credit up to an aggregate of $1.25 billion, became available to the Starz Business, (the “Lionsgate Revolving Credit Facility”).

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

	December 31, 2024	March 31, 2024
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$14.2	$23.0
Accounts receivable, net	69.5	52.9
Due from LG Studios Business (Note 15)	134.4	—
Other current assets	17.4	18.1
Assets of discontinued operations - current	—	32.8

Total current assets	235.5	126.8
Programming content, net	1,086.4	942.9
Property and equipment, net	49.8	51.1
Intangible assets	858.9	966.1
Other assets	40.7	48.0
Assets of discontinued operations - noncurrent	—	4.2

Total assets	$2,271.3	$2,139.1

LIABILITIES
Accounts payable	$84.2	$80.3
Content related payables	112.6	91.5
Other accrued liabilities	42.6	65.8
Residuals	29.2	24.6
Film related obligations	75.8	—
Due to LG Studios Business (Note 15)	193.0	51.5
Deferred revenue	34.5	28.5
Liabilities of discontinued operations - current	—	66.2

Total current liabilities	571.9	408.4
Debt	699.1	696.6
Other liabilities	79.6	79.9
Deferred tax liabilities	9.4	11.0
Liabilities of discontinued operations - noncurrent	—	24.0

Total liabilities	1,360.0	1,219.9

Commitments and contingencies (Note 13)

EQUITY
Parent net investment	892.1	900.0
Accumulated other comprehensive income	19.2	19.2

Total equity	911.3	919.2

Total liabilities and equity	$2,271.3	$2,139.1

See accompanying notes.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Revenues	$1,039.0	$1,040.0
Expenses
Direct operating	567.2	520.2
Distribution and marketing	300.6	316.7
General and administration	76.4	97.8
Depreciation and amortization	122.2	118.7
Restructuring and other	0.6	195.4
Goodwill and intangible asset impairment	—	663.9

Total expenses	1,067.0	1,912.7

Operating loss	(28.0)	(872.7)
Interest expense	(34.7)	(35.8)
Interest and other income	3.1	0.2
Other expense	(5.4)	(5.9)
Gain (loss) on extinguishment of debt	(4.9)	21.2

Loss from continuing operations before income taxes	(69.9)	(893.0)
Income tax benefit	8.6	89.1

Net loss from continuing operations	$(61.3)	$(803.9)
Net income (loss) from discontinued operations, net of income taxes	3.1	(88.4)

Net loss	$(58.2)	$(892.3)

See accompanying notes.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE LOSS

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Net loss from continuing operations	$(61.3)	$(803.9)

Comprehensive loss from continuing operations, net of tax	$(61.3)	$(803.9)
Net income (loss) from discontinued operations	3.1	(88.4)

Comprehensive loss	$(58.2)	$(892.3)

See accompanying notes.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED COMBINED STATEMENTS OF EQUITY

	Nine Months Ended
	Parent Net Investment	Accumulated Other Comprehensive Income	Total Equity
	(Amounts in millions)
Balance at March 31, 2024	$900.0	$19.2	$919.2
Net loss	(58.2)	—	(58.2)
Net transfers from Parent	50.3	—	50.3

Balance at December 31, 2024	$892.1	$19.2	$911.3

Balance at March 31, 2023	$1,512.6	$19.2	$1,531.8
Net loss	(892.3)	—	(892.3)
Net transfers from Parent	117.9	—	117.9

Balance at December 31, 2023	$738.2	$19.2	$757.4

See accompanying notes.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Operating Activities:
Net loss	$(58.2)	$(892.3)
Less: Net income (loss) from discontinued operations, net of tax	3.1	(88.4)

Net loss from continuing operations, net of tax	(61.3)	(803.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	122.2	118.7
Amortization of programming content	520.4	472.5
Amortization of debt financing costs and other non-cash interest	2.6	2.4
Non-cash share-based compensation	13.7	20.3
Other amortization	5.6	5.7
Goodwill and intangible asset impairment	—	663.9
Content impairments and other	(11.2)	187.2
Loss (gain) on extinguishment of debt	4.9	(21.2)
Deferred income taxes	(2.7)	(95.1)
Changes in operating assets and liabilities:
Accounts receivable, net	(29.0)	(40.2)
Programming content(1)	(652.5)	(554.1)
Other assets	2.5	1.4
Accounts payable and accrued liabilities	(36.6)	(2.4)
Residuals	(1.5)	0.4
Content related payables	(18.1)	74.1
Deferred revenue	5.9	4.8
Due to LG Studios Business	159.2	32.2

Net Cash Flows Provided By Operating Activities - Continuing Operations	24.1	66.7
Net Cash Flows Used In Operating Activities - Discontinued Operations	(6.6)	(84.8)

Net Cash Flows Provided By (Used In) Operating Activities	17.5	(18.1)

Investing Activities:
Increase in the LG Studios Business loan receivable	(313.5)	—
Decrease in the LG Studios Business loan receivable	179.5	—
Capital expenditures	(13.7)	(15.2)

Net Cash Flows Used In Investing Activities - Continuing Operations	(147.7)	(15.2)
Net Cash Flows Used In Investing Activities - Discontinued Operations	—	(4.4)

Net Cash Flows Used In Investing Activities	(147.7)	(19.6)

Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	315.6	—
Debt - repurchases and repayments	(355.5)	(61.4)
Film related obligations - borrowings	197.1	189.7
Film related obligations - repayments	(121.5)	(212.5)
Parent net investment	68.9	4.6

Net Cash Flows Provided By (Used In) Financing Activities - Continuing Operations	104.6	(79.6)
Net Cash Flows Provided By Financing Activities - Discontinued Operations	2.8	91.6

Net Cash Flows Provided By Financing Activities	107.4	12.0

Net Change In Cash and Cash Equivalents	(22.8)	(25.7)
Cash and Cash Equivalents - Beginning Of Period	37.0	61.6

Cash and Cash Equivalents - End Of Period	$14.2	$35.9

(1)

Programming content additions for the nine months ended December 31, 2024 and 2023 includes $392.8 million and $645.3 million, respectively, from the licensing of program rights from the LG Studios Business (see Note 15).

See accompanying notes.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Capitalized terms defined in these Notes to Unaudited Condensed Combined Financial Statements have the meanings ascribed to such terms in, and for the purposes of, this section.

1. General

Description of Business

Lions Gate Entertainment Corp. (“Lionsgate,” “LGEC,” or “Parent”) encompasses the world-class motion picture and television studio operations (collectively referred to as the “LG Studios Business”) and the STARZ-branded premium global subscription platforms (the “Starz Business”) to bring a unique and varied portfolio of entertainment to consumers around the world. These financial statements reflect the combination of the assets, liabilities, operations and cash flows of the Starz Business.

Pursuant to a plan of arrangement, the LG Studios Business and the Starz Business will be separated through a series of transactions (the “Transactions”) that will result in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp., which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions.

These condensed combined financial statements of the Starz Business, have been prepared on a carve-out basis and are derived from Lionsgate’s consolidated financial statements and accounting records. These condensed combined financial statements reflect the Starz Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). The condensed combined financial statements may not be indicative of the Starz Business’s future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had the Starz Business operated as an independent, publicly traded company during the periods presented.

The continuing operations of the Starz Business consists of (i) Starz Networks, which includes the domestic distribution of STARZ-branded premium subscription video services through over-the-top (“OTT”) streaming platforms and distributors, on a direct to-consumer basis through the Starz App and through U.S. and Canada multichannel video programming distributors (“MVPDs”), including cable operators, satellite television providers and telecommunications companies (in the aggregate the “Starz Platform”), and (ii) International, which represents primarily the OTT distribution of subscription video services outside the U.S. and Canada.

In fiscal 2023, the Starz Business began a plan to restructure its international LIONSGATE+ business, which included the OTT distribution of the Starz Business’s LIONSGATE+ branded premium subscription video services outside the U.S. and Canada. During the nine months ended December 31, 2024 and fiscal year ended March 31, 2024, the Starz Business continued executing its restructuring plan, which included exiting all international territories except Canada and India, which was completed in May 2024. The historical results of operations of international territories shut down are presented as discontinued operations in combined financial statements for all periods presented. See Note 2 for further details.

Segments: As of December 31, 2024, the Starz Business manages and reports its operating results through one reportable segment, Starz Networks, which now includes its Canadian operations. The continuing operations outside the U.S. and Canada is reported as International.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Basis of Presentation

The Starz Business has historically operated as part of Lionsgate and not as a standalone company. The Starz Business combined financial statements, representing the historical assets, liabilities, operations and cash flows of the Starz Business, have been derived from the separate historical accounting records maintained by Lionsgate, and are presented on a carve-out basis as historically managed within Lionsgate through the use of a management approach in identifying the Starz Business’s operations. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out financial statements.

All revenues and costs, as well as assets and liabilities directly associated with the business activity of the Starz Business are included in the accompanying condensed combined financial statements. Revenues and costs associated with the Starz Business are specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Media Networks segment of Lionsgate. In addition, these costs include an allocation of corporate general and administrative expense (inclusive of share-based compensation) which has been allocated to the Starz Business as further discussed below. The costs relating to the Starz Business are generally specifically identifiable as costs of the Starz Business in the accounting records of Lionsgate and are included in the accompanying condensed combined financial statements.

In May 2024, Lionsgate consummated a series of transactions, by which the LG Studios Business became a separate publicly traded company, Lionsgate Studios Corp. (“Lionsgate Studios”) (the “Studio Separation”).

Prior to the Studio Separation, Lionsgate utilized a centralized approach to cash management. Cash generated by the Starz Business is managed by Lionsgate’s centralized treasury function and cash was routinely transferred to the Starz Business or to the LG Studios Business to fund operating activities when needed. Cash and cash equivalents of the Starz Business are reflected in the combined balance sheets. Payables to and receivables from Lionsgate, primarily related to the Starz Business, are often settled through movement to the intercompany accounts between Lionsgate, the Starz Business and the LG Studios Business. Other than certain specific balances related to unsettled payables or receivables, the intercompany balances between the Starz Business and Lionsgate have been accounted for as parent net investment. See Note 15 for further details. In May 2024, the Starz Business entered into an intercompany revolver with Lionsgate Studios Corp. for which is expected to be used to settle intercompany transactions. See Note 15 for further details.

The issuer of Lionsgate’s 5.5% senior notes due April 15, 2029 (the “5.5% Senior Notes”) is Lionsgate Capital Holdings, LLC, a Starz entity. The 5.5% Senior Notes are generally used as a method of financing Lionsgate’s operations in totality and are not specifically identifiable to the LG Studios Business or the Starz Business. It is not practical to determine what the capital structure would have been historically for the Starz Business or the LG Studios Business, as standalone companies; however, the 5.5% Senior Notes were issued by a subsidiary of Starz and are representative of the overall debt levels expected for the Starz Business following the completion of the Transactions. In May 2024, the Starz Business issued $389.9 million aggregate principal amount of new 5.5% exchange notes due 2029 (the “Exchange Notes”) in exchange for $389.9 million of the existing 5.5% Senior Notes (the “Exchange Transaction”). As a result of the Exchange Transaction, the principal amount of the 5.5% Senior Notes outstanding was reduced to $325.1 million and total aggregate debt outstanding was $715.0 million, see Note 5. Upon completion of the Transactions, the Exchange Notes will become obligations solely of the LG Studios Business and will be reflected in the LG Studios Business’s financial statements. The remaining 5.5% Senior Notes will remain with the Starz Business upon completion of the Transactions. A portion of Lionsgate’s corporate debt, (the revolving credit facility, term loan A and term loan B,

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

together referred to as the “Senior Credit Facilities”) has been assumed by the LG Studios Business under an intercompany note and accordingly, the Senior Credit Facilities and related interest expense are not reflected in the Starz Business’s condensed combined financial statements. See Note 5 for further details.

Additional indebtedness directly related to the Starz Business, including programming notes, are reflected in the Starz Business condensed combined financial statements. See Note 6 for further details.

Lionsgate’s corporate general and administrative functions and costs, which will primarily be retained within the LG Studios Business, have historically provided oversight over both the Starz Business and the LG Studios Business. These functions and costs include, but are not limited to, salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense. Accordingly, these condensed combined financial statements of the Starz Business, include allocations of certain general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to these corporate and shared service functions historically provided by Lionsgate. In connection with the Studio Separation, during the nine months ended December 31, 2024, Lionsgate and Lionsgate Studios entered into a shared services and overhead sharing agreement (the “Shared Services Agreement”). The Shared Services Agreement facilitates the allocation to Lionsgate Studios of all corporate general and administrative expenses of Lionsgate, except for an amount of $10.0 million to be allocated annually to the Starz Business of Lionsgate. The $10.0 million allocation of Lionsgate’s corporate general and administrative expenses to the Starz Business pursuant to the Shared Services Agreement is designed to reflect the portion of corporate expenses expended and reflective of the level of effort and costs incurred related to management oversight and services provided for the Starz Business post Studio Separation with consideration of the anticipated completion of the Transactions. Prior to the Studio Separation, these expenses have been allocated to the Starz Business on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Lionsgate also pays certain expenses on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs which are reflected in the accompanying condensed combined financial statements. The Starz Business also pays certain expenses on behalf of Lionsgate such as legal expenses, software development costs and severance. The settlement of reimbursable expenses between the Starz Business and the LG Studios Business have been accounted for as parent net investment. See Note 15 for further detail of parent net investment included in these condensed combined financial statements.

Management believes the assumptions underlying these condensed combined financial statements, including the assumptions regarding the allocation of historical general and administrative expenses from Lionsgate to the Starz Business are reasonable. However, the allocations may not include all of the actual expenses that would have been incurred by the Starz Business and may not reflect its combined results of operations, financial position and cash flows had it been a standalone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had the Starz Business been a standalone company and operated as an unaffiliated entity during the periods presented. Actual costs that might have been incurred had the Starz Business been a standalone company would depend on a number of factors, including the organizational structure, what corporate functions the Starz Business might have performed directly or outsourced, and strategic decisions the Starz Business might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions. See Note 15 for further detail of the allocations included in these condensed combined financial statements.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

The unaudited condensed combined financial statements have been prepared in accordance with U.S. GAAP for interim financial information and accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Starz Business’s management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited condensed combined financial statements. Operating results for the nine months ended December 31, 2024 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2025. The balance sheet at March 31, 2024 has been derived from the audited combined financial statements at that date, but does not include all the information and footnotes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed combined financial statements should be read together with the combined financial statements and related notes included in the audited combined financial statements for the fiscal year ended March 31, 2024.

Generally Accepted Accounting Principles

These condensed combined financial statements have been prepared in accordance with U.S. GAAP.

Principles of Consolidation

The accompanying condensed combined financial statements of the Starz Business have been derived from the consolidated financial statements and accounting records of Lionsgate and reflect certain allocations from Lionsgate as further discussed above.

All significant intercompany balances and transactions within the Starz Business have been eliminated in these condensed combined financial statements. Unless otherwise indicated, amounts provided in these notes to the condensed combined financial statements pertain to continuing operations only (see Note 2 for information on discontinued operations).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the condensed combined financial statements relate to estimates of future viewership used for the amortization of licensed program rights; fair value of equity-based compensation; the allocation of costs to the Starz Business for certain corporate and shared service functions in preparing the condensed combined financial statements on a carve-out basis; income taxes including the assessment of valuation allowances for deferred tax assets; impairment assessments for licensed program rights, goodwill and intangible assets. Actual results could differ from such estimates.

Recent Accounting Pronouncements

Segment Reporting: In November 2023, the Financial Accounting Standards Board (“FASB”) issued guidance which expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024,

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

and therefore will be effective beginning with the Starz Business’s financial statements issued for the fiscal year ending March 31, 2025 and subsequent interim periods, with early adoption permitted. The Starz Business is currently evaluating the impact of adopting this guidance on its combined financial statements and disclosures.

Income Taxes: In December 2023, the FASB issued guidance which expands income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Additionally, this guidance requires all entities disaggregate disclosures by jurisdiction on the amount of income taxes paid (net of refunds received), income or loss from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) from continuing operations. This guidance is effective for fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Starz Business’s financial statements issued for the fiscal year ending March 31, 2026, with early adoption permitted. The Starz Business is currently evaluating the impact of adopting this guidance on its combined financial statements and disclosures.

Income Statement: In November 2024, the FASB issued guidance requiring public business entities to disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. This guidance is effective for fiscal years beginning after December 15, 2026, and therefore will be effective beginning with the Starz Business’s financial statements issued for the fiscal year ending March 31, 2028 and interim reporting periods beginning in fiscal 2029, with early adoption permitted. The disclosures required under the guidance can be applied either prospectively to financial statements issued for reporting periods after the effective date or retrospectively to any or all periods presented in the financial statements. The Starz Business is currently evaluating the impact of adopting this guidance on its combined financial statements and disclosures.

2. Discontinued Operations

During fiscal years ended March 31, 2024 and 2023, the Starz Business announced its plan to restructure its LIONSGATE+ business, which initially included exiting the business in certain international territories and identifying additional cost-saving initiatives. This plan included a strategic review of content performance across Starz’s domestic and international platforms, resulting in certain programming being removed from those platforms and written down to fair value during fiscal year ended March 31, 2023. As a result of the continuing review of its international territories, the Starz Business made the strategic decision to shut down the LIONSGATE+ service in Europe (outside the United Kingdom), Latin America and the United Kingdom (“U.K.”). The Starz Business entered into agreements to transfer subscribers of the services in these territories to a third party and the shut downs were completed by May 2024. The management of operations in Canada was transferred to the Starz Networks segment and the continuing international operations in India are reported as International.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Net income (loss) from Starz’s discontinued operations consists of the following:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Revenues	$2.5	$174.9
Expenses:
Direct operating	1.9	99.6
Distribution and marketing	—	26.0
General and administration	0.8	8.8
Depreciation and amortization	—	9.1
Restructuring and other(1)	(4.5)	138.3

Total expenses	(1.8)	281.8

Operating (loss) income	4.3	(106.9)
Interest expense	(0.2)	—
Interest and other income	0.1	0.3

Income (loss) from discontinued operations before income taxes	4.2	(106.6)
Income tax (provision) benefit	(1.1)	18.2

Net income (loss) from discontinued operations, net of income taxes	$3.1	$(88.4)

(1)

During the nine months ended December 31, 2024, the Starz Business recorded content impairment charges of $2.5 million (2023 — $137.8 million) related to its restructuring plan initiatives, including content impairment of programming in certain international territories associated with the restructuring of LIONSGATE+, and individual content charges pursuant to a strategic review of content performance across Starz’s international platforms resulting in certain programming being removed from those platforms and written down to fair value or removed and abandoned. These charges are included in “restructuring and other” in the table above. In the nine months ended December 31, 2024, restructuring and other also includes a benefit of $7.1 million (2023 — $3.8 million) associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the international restructuring.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

In accordance with the provisions of ASC 205-20, the Starz Business has separately reported the assets and liabilities of the discontinued operations in the unaudited condensed combined balance sheet as of March 31, 2024. The assets and liabilities related to the disposed components of LIONSGATE+ have been reflected as discontinued operations in the unaudited condensed combined balance sheet as of March 31, 2024, and consist of the following:

March 31, 2024
(Amounts in millions)
ASSETS
Cash	$14.0
Accounts receivable, net	8.7
Due from LG Studios Business (Note 15)	10.0
Other current assets	0.1

Total current assets - discontinued operations	32.8
Programming content, net	4.2

Total assets - discontinued operations	$37.0

LIABILITIES
Accounts payable	$0.1
Content related payables	57.0
Other accrued liabilities	3.1
Residuals	6.0

Total current liabilities - discontinued operations	66.2
Other liabilities	24.0

Total liabilities - discontinued operations	$90.2

3. Programming Content

The predominant monetization strategy for all of the Starz Business’s programming content (which includes licensed program rights and owned and produced films and television programs) is as a group. Total programming content is as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Licensed program rights, net of accumulated amortization	$1,069.7	$919.4

Owned and produced films and television programs:
Released, net of accumulated amortization	11.7	15.6
Completed and not released	1.4	—
In progress	—	5.0
In development	3.6	2.9

	16.7	23.5

Programming content, net	$1,086.4	$942.9

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Amortization of programming content is as follows and was included in direct operating expense in the unaudited condensed combined statements of operations:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Amortization expense:
Licensed program rights	$504.3	$392.5
Owned and produced films and television programs	16.1	80.0

	$520.4	$472.5

4. Goodwill and Intangible Assets

Goodwill

As of both December 31, 2024 and March 31, 2024, accumulated goodwill impairment losses from continuing operations totaled $1,755.7 million, related to the Starz Networks reporting unit.

Fiscal 2024 Goodwill and Intangible Asset Impairments:

Goodwill Impairment. During the nine months ended December 31, 2023, due to the continuing difficult macro and microeconomic conditions, industry trends, and their impact on the performance and projected cash flows of the Starz Networks reporting unit, including its growth in subscribers and revenue worldwide, and the expanded restructuring activities discussed in Note 11, along with recent market valuation multiples, the Company updated its quantitative impairment assessment for its Starz Networks reporting unit goodwill based on the most recent data and expected growth trends. In performing its quantitative impairment assessment, the fair value of the Company’s reporting units was estimated by using a combination of discounted cash flow (“DCF”) analyses and market-based valuation methodologies. Based on its quantitative impairment assessment, the Company determined that the fair value of its Starz Networks reporting unit was less than its carrying value (after the impairment write-down of its indefinite-lived intangible assets discussed below). The analysis resulted in a goodwill impairment charge of $494.0 million in the nine months ended December 31, 2023, representing all of the then remaining Starz Networks reporting unit goodwill, which is recorded in the goodwill and intangible asset impairment line item in the unaudited condensed combined statements of operations.

Intangible Asset Impairment. During the nine months ended December 31, 2023, due to the events and their impact discussed above related to the Starz Networks reporting unit, the Company performed a quantitative impairment assessment of its indefinite-lived Starz trade names. The fair value of the Company’s indefinite-lived trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments. Based on the quantitative impairment assessment of the trade names, the Company recorded an impairment charge of $170.0 million in the nine months ended December 31, 2023, which is recorded in the goodwill and intangible asset impairment line item in the unaudited condensed combined statements of operations. After performing its quantitative impairment assessment, the Company then reassessed the estimated useful life of its trade names with a remaining carrying value of $80.0 million at December 31, 2023 (net of the impairment charge discussed above), and beginning October 1, 2023, the trade names are being accounted for as finite-lived intangible assets and amortized over their estimated useful life.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

5. Debt

As discussed in Note 1, the Starz Business is the primary borrower of Lionsgate’s 5.5% Senior Notes. Total debt of the Starz Business, excluding film related obligations, was as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Corporate debt:
5.5% Senior Notes(1)	$715.0	$715.0
Unamortized debt issuance costs	(15.9)	(18.4)

Total debt, net (non-current)	$699.1	$696.6

(1)	Amounts as of December 31, 2024 includes $389.9 million of Exchange Notes and $325.1 million of 5.5% Senior Notes not exchanged as discussed below.

5.5% Senior Notes

Interest: Bears interest at 5.5% annually (payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021). See Changes Upon Completion of the Transactions below for further information.

Maturity Date: April 15, 2029. See Changes Upon Completion of the Transactions below for further information.

Optional Redemption: On or after April 15, 2024, the Starz Business may redeem the 5.5% Senior Notes in whole at any time, or in part from time to time, at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Such redemption prices are as follows (as a percentage of the principal amount redeemed): (i) on or after April 15, 2024 - 102.750%; (ii) on or after April 15, 2025 - 101.375%; and (iii) on or after April 15, 2026 - 100%. See Changes Upon Completion of the Transactions below for further information.

Security. The 5.5% Senior Notes are unsubordinated, unsecured obligations of the Starz Business.

The Starz Business and other subsidiaries of Lionsgate, which are not included in these condensed combined financial statements, are guarantors under the 5.5% Senior Notes. As described below, upon completion of the Transactions, the Exchange Notes will become obligations solely of LG Studios Business and will not be reflected in the Starz Business’s financial statements at that time.

Covenants. The 5.5% Senior Notes were amended in connection with the Exchange Transaction to remove certain covenants. As of December 31, 2024, Lionsgate was in compliance with all applicable covenants.

Changes Upon Completion of the Transactions. As described below in the 5.5% Senior Notes Exchange disclosure, effective upon completion of the Transactions, among other changes, the Exchange Notes will transfer to the LG Studios Business and will no longer be obligations of the Starz Business and will no longer be guaranteed by certain entities within the Starz Business. In addition, the interest rate will increase to 6.0% and the maturity date will extend to April 15, 2030.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Lionsgate Revolving Credit Facility

Following the Studio Separation, $150.0 million of Lionsgate’s revolving credit facility, which provides for borrowings and letters of credit up to an aggregate of $1.25 billion, is available to the Starz Business. At December 31, 2024 there was $150.0 million available. There were no letters of credit outstanding at December 31, 2024. Aggregate borrowing levels are subject to certain financial covenants as discussed below. The Starz Business is required to pay a quarterly commitment fee on the revolving credit facility of 0.250% to 0.375% per annum, depending on the achievement of certain leverage ratios, as defined in the credit and guarantee agreement dated December 8, 2016, as amended (the “Lionsgate Credit Agreement”), on the total revolving credit facility of $1.25 billion less the amount drawn.

Maturity Date: April 6, 2026.

Interest: The Lionsgate Revolving Credit Facility bears interest at a rate per annum equal to SOFR plus 0.10% plus 1.75% margin (or an alternative base rate plus 0.75%) margin, with a SOFR floor of zero. The margin is subject to potential increases of up to 50 basis points (two (2) increases of 25 basis points each) upon certain increases to net first lien leverage ratios, as defined in the Credit Agreement.

Optional Prepayment: The Starz Business may voluntarily prepay the Lionsgate Revolving Credit Facility at any time without premium or penalty.

Security. The Lionsgate Revolving Credit Facility is guaranteed by the guarantors named in the Lionsgate Credit Agreement (including entities of Lionsgate that are not part of the Starz Business) and are secured by a security interest in substantially all of the assets of Lionsgate, including the Starz Business and the Guarantors (as defined in the Credit Agreement), subject to certain exceptions.

Covenants. The Lionsgate Credit Agreement contain representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings and which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant apply to the Lionsgate Revolving Credit Facility and is tested quarterly. These covenants and ratios are applicable to and computed for the applicable entities pursuant to the agreement which includes Lionsgate subsidiaries which are not part of the Starz Business. As of December 31, 2024, Lionsgate was in compliance with all applicable covenants.

Change in Control. The Starz Business may also be subject to an event of default upon a change of control (as defined in the Credit Agreement) which, among other things, includes a person or group acquiring ownership or control in excess of 50% of existing Lionsgate common stock.

Debt Transactions:

5.5% Senior Notes Exchange. As discussed above, on May 8, 2024, the Starz Business issued $389.9 million aggregate principal amount of Exchange Notes in exchange for an equivalent amount of the existing 5.5% Senior Notes.

Senior Notes Repurchases. In the nine months ended December 31, 2023, the Starz Business repurchased $85.0 million principal amount of the 5.5% Senior Notes for $61.4 million, together with accrued and unpaid interest.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Gain (Loss) on Extinguishment of Debt

During the nine months ended December 31, 2024 and 2023, the Starz Business recorded a gain (loss) on extinguishment of debt related to the transactions described above as summarized in the table below:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Gain (loss) on extinguishment of debt:
5.5% Senior Notes exchange and repurchases(1)	$(4.9)	$21.2

(1)

The 5.5% Senior Notes Exchange was considered a modification of terms since the present value of the cash flows after the amendment differed by less than a 10% change from the present value of the cash flows on a creditor-by-creditor basis prior to the amendment. Accordingly, the unamortized debt issuance costs are being amortized over the applicable term of the debt and the third-party costs of $4.9 million were expensed as a loss on extinguishment of debt.

6. Film Related Obligations

Film related obligations include programming notes, which represent individual unsecured loans for the licensing of film and television programs that the Starz Business licenses. The Starz Business’s programming notes outstanding at December 31, 2024 had contractual repayment dates in January 2025, and incurred SOFR-based interest at a weighted average rate of 7.33%. There were no programming notes outstanding as of March 31, 2024.

7. Fair Value Measurements

Fair Value

Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair Value Hierarchy

Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the carrying values and fair values of the Starz Business’s outstanding debt and programming notes:

	December 31, 2024		March 31, 2024
	(Amounts in millions)
	Carrying Value	Fair Value(1)	Carrying Value	Fair Value(1)
		(Level 2)		(Level 2)
5.5% Senior Notes	$699.1	$604.9	$696.6	$536.2
Programming Notes	75.8	75.8	—	—

(1)

The Starz Business measures the fair value of its outstanding debt using discounted cash flow techniques that use observable market inputs, such as SOFR-based yield curves, swap rates, and credit ratings (Level 2 measurements).

The Starz Business’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable, content related payables, other accrued liabilities and other liabilities. The carrying values of these financial instruments approximated the fair values at December 31, 2024 and March 31, 2024.

8. Revenue

The table below presents programming revenues by segment:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Programming Revenues
Starz Networks	$1,030.1	$1,032.6
International (1)	8.9	7.4

Total revenues	$1,039.0	$1,040.0

(1)	Includes the continuing operations in India.

Remaining Performance Obligations

Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog) if any. Revenues expected to be recognized in the future related to performance obligations that are unsatisfied at December 31, 2024 are as follows:

	Rest of Year Ending March 31, 2025	Year Ending March 31,
		2026	2027	Thereafter	Total
	(Amounts in millions)
Remaining Performance Obligations	$26.4	$8.1	$—	$—	$34.5

The above table does not include estimates of variable consideration for transactions involving sales or usage-based royalties in exchange for licenses of intellectual property. The revenues included in the above table include all fixed fee contracts, if any, regardless of duration.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Accounts Receivable and Deferred Revenue

The timing of revenue recognition, billings and cash collections affects the recognition of accounts receivable and deferred revenue. See the condensed combined balance sheets or Note 14 for accounts receivable and deferred revenue balances at December 31, 2024 and March 31, 2024.

Accounts Receivable. Accounts receivable are presented net of a provision for doubtful accounts. The Starz Business estimates provisions for accounts receivable based on historical experience for the respective risk categories and current and future expected economic conditions. To assess collectability, the Starz Business analyzes market trends, economic conditions, the aging of receivables and customer specific risks, and records a provision for estimated credit losses expected over the lifetime of the receivables in direct operating expense.

The Starz Business monitors its credit exposure through active review of customers’ financial condition, aging of receivable balances, historical collection trends, and expectations about relevant future events that may significantly affect collectability. The Starz Business generally does not require collateral for its trade accounts receivable.

Deferred Revenue. Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Starz Business satisfies the corresponding performance obligation. Revenues of $28.2 million were recognized during the nine months ended December 31, 2024 related to the balance of deferred revenue at March 31, 2024.

9. Share-based Compensation

The Starz Business recognized the following share-based compensation expense:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Compensation Expense:
Restricted share units	$12.7	$14.9
Corporate allocation of share-based compensation	0.7	4.5

	13.4	19.4
Impact of accelerated vesting on equity awards(1)	0.3	0.9

Total share-based compensation expense(2)	$13.7	$20.3

(1)	Represents the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.
(2)	Included in net earnings (loss) from discontinued operations for the nine months ended December 31, 2024 was share-based compensation expense of $0.3 million (2023 — $1.4 million).

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Share-based compensation expense from continuing operations, by expense category, consisted of the following:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Share-Based Compensation Expense:
Direct operating	$2.1	$2.3
Distribution and marketing	0.7	0.7
General and administration	10.6	16.4
Restructuring and other	0.3	0.9

	$13.7	$20.3

The following table sets forth the stock option, share appreciation rights (“SARS”) and restricted share unit activity during the nine months ended December 31, 2024:

	Stock Options and SARs			Restricted Share Units
	Lionsgate Class B Non-Voting Shares			Lionsgate Class B Non-Voting Shares
	Number of Shares		Weighted- Average Exercise Price	Number of Shares	Weighted- Average Grant-Date Fair Value
	(Number of shares in millions)
Outstanding at March 31, 2024	1.3		$11.14	3.4	$8.62
Granted	—		—	2.2	$7.99
Options exercised or RSUs vested	—	(1)	$6.49	(2.2)	$8.69
Forfeited or expired	—	(1)	$18.77	(0.1)	$8.21

Outstanding at December 31, 2024	1.3		$11.07	3.3	$8.15

(1)	Represents less than 0.1 million shares.

10. Income Taxes

For purposes of the condensed combined financial statements, income taxes have been calculated as if the Starz Business files income tax returns on a standalone basis. The Starz Business’s U.S. operations and certain of its non-U.S. operations historically have been included in the income tax returns of Lionsgate or its subsidiaries that may not be part of the Starz Business. The Starz Business believes the assumptions supporting its allocation and presentation of income taxes on a separate return basis are reasonable. However, the Starz Business’s tax results, as presented in the condensed combined financial statements, may not be reflective of the results that the Starz Business expects to generate in the future.

The income tax provision for the nine months ended December 31, 2024 and 2023 is calculated by estimating the Starz Business’s annual effective tax rate (estimated annual tax provision divided by estimated annual income before income taxes), and then applying the effective tax rate to income (loss) before income taxes for the period, plus or minus the tax effects of items that relate discretely to the period, if any.

The Starz Business’s income tax provision differs from the federal statutory rate multiplied by pre-tax income (loss) due to the mix of the Starz Business’s pre-tax income (loss) generated across the various

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

jurisdictions in which the Starz Business operates, changes in the valuation allowance against the Starz Business’s deferred tax assets and certain minimum taxes and foreign withholding taxes. The Starz Business’s income tax provision for the nine months ended December 31, 2024 and 2023 was also impacted by the change in uncertain tax benefits due to the expiration of statutory limitations and additional settlements with tax authorities. The Starz Business’s income tax provision for the nine months ended December 31, 2023, was also impacted by impairments to goodwill and intangible assets.

The Starz Business’s income tax provision can be affected by many factors, including the overall level of pre-tax income, the mix of pre-tax income generated across the various jurisdictions in which the Starz Business operates, changes in tax laws and regulations in those jurisdictions, changes in uncertain tax positions, changes in valuation allowances on its deferred tax assets, tax planning strategies available to the Starz Business, and other discrete items.

11. Restructuring and Other

Restructuring and other includes restructuring and severance costs, and certain transaction and other costs, when applicable. During the nine months ended December 31, 2024 and 2023, the Starz Business also incurred certain other unusual charges, which are included in direct operating expense in the unaudited condensed combined statements of operations as described below. The following table sets forth restructuring and other and these other unusual charges or benefits and the statements of operations line items they are included in:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Restructuring and other:
Content impairments and other(1)	$(11.3)	$187.2
Severance (2)
Cash	1.4	4.5
Accelerated vesting on equity awards	0.3	0.9

Total severance costs	1.7	5.4
Transaction and other costs(3)	10.2	2.8

Total Restructuring and Other	0.6	195.4

Other unusual charges not included in restructuring and other:
COVID-19 related benefit included in direct operating expense(4)	(1.1)	—

Total restructuring and COVID-19 related charges (benefit)	$(0.5)	$195.4

(1)

During fiscal 2024, the Starz Business continued executing its restructuring plan, which included exiting all international territories except for Canada and India, and included an evaluation of the programming on Starz’s domestic and international platforms. Amounts included in the table above for the nine months ended December 31, 2024 represent recoveries of content impairments. See Note 2 for content impairment charges related to discontinued operations.

The Starz Business has incurred impairment charges, net of recoveries, from the inception of the plan through December 31, 2024 amounting to $289.3 million.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

As the Starz Business continues to evaluate the Starz Business and its current restructuring plan in relation to the current micro and macroeconomic environment and the announced plan to separate the Starz Business and LG Studios Business, including further strategic review of content and performance and its strategy on a territory-by-territory basis, the Starz Business may decide to expand its restructuring plan and exit additional territories or remove certain content off its platform in the future. Subsequent to December 31, 2024, the Company removed programming on Starz’s domestic platform which had a carrying value of approximately $77.4 million, measured as the excess of the carrying value over the fair value of the titles removed and will be recorded during the fourth quarter ending March 31, 2025. The Starz Business may incur additional content impairment and other restructuring charges as it continues to execute its restructuring plan.

(2)	Severance costs were primarily related to restructuring activities and other cost-saving initiatives attributable to continuing operations.
(3)

Transaction and other costs in the nine months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters.

(4)

Amounts include incremental costs incurred, if any, due to circumstances associated with the COVID-19 global pandemic, net of insurance recoveries of $1.1 million in the nine months ended December 31, 2024 (nine months ended December 31, 2023—immaterial insurance recoveries). In the nine months ended December 31, 2024, insurance recoveries exceeded the incremental costs expensed in the period, resulting in a net benefit included in direct operating expense.

Changes in the restructuring and other severance liability were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Severance liability
Beginning balance	$1.6	$2.2
Accruals	1.4	4.5
Severance payments	(1.5)	(3.0)

Ending balance(1)	$1.5	$3.7

(1)	As of December 31, 2024, the remaining severance liability of approximately $1.5 million is expected to be paid in the next 12 months.

12. Segment Information

The Starz Business’s reportable segments have been determined based on the distinct nature of their operations, the Starz Business’s internal management structure, and the financial information that is evaluated regularly by the Starz Business’s chief operating decision maker.

As described in Note 1, as of December 31, 2024, the Starz Business has one reportable business segment: Starz Networks, which now includes operations in Canada. The continuing operations outside the U.S. and Canada, operations in India, is reported as International.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Segment information is presented in the table below:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Segment revenues
Starz Networks	$1,030.1	$1,032.6
International	8.9	7.4

	$1,039.0	$1,040.0

Gross contribution
Starz Networks	$172.3	$207.3
International	0.6	(1.2)

	$172.9	$206.1
Segment general and administration
Starz Networks	$63.6	$79.9
International	2.2	1.8

	$65.8	$81.7
Segment profit (loss)
Starz Networks	$108.7	$127.4
International	(1.6)	(3.0)

	$107.1	$124.4

The Starz Business’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic and purchase accounting and related adjustments. The Starz Business believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Starz Business’s management and enables them to understand the fundamental performance of the Starz Business’s businesses.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

The reconciliation of total segment profit to the Starz Business’s loss from continuing operations before income taxes is as follows:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Starz Business’s total segment profit	$107.1	$124.4
Adjusted depreciation and amortization(1)	(15.0)	(17.2)
Restructuring and other	(0.6)	(195.4)
Goodwill and intangible asset impairment	—	(663.9)
COVID-19 related charges included in direct operating expense(2)	1.1	—
Adjusted share-based compensation expense(3)	(13.4)	(19.4)
Purchase accounting and related adjustments(4)	(107.2)	(101.2)

Operating loss	(28.0)	(872.7)
Interest expense	(34.7)	(35.8)
Interest and other income	3.1	0.2
Other expense	(5.4)	(5.9)
Gain (loss) on extinguishment of debt	(4.9)	21.2

Loss from continuing operations before income taxes	$(69.9)	$(893.0)

(1)

Adjusted depreciation and amortization represents depreciation and amortization as presented on the combined statements of operations less the depreciation and amortization related to Lionsgate’s acquisition of the Starz Business which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Depreciation and amortization	$122.2	$118.7
Less: Amount included in purchase accounting and related adjustments	(107.2)	(101.5)

Adjusted depreciation and amortization	$15.0	$17.2

(2)

Amounts represent the incremental costs included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. During the nine months ended December 31, 2024, the Starz Business incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental cost expensed in the period, see Note 11 for further information. These charges (benefits) are excluded from segment operating results.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(3)

Adjusted share-based compensation expense in nine months ended December 31, 2024 includes $0.7 million (2023 — $4.5 million) of corporate allocation of share-based compensation expense, representing the allocation of Lionsgate’s corporate employee share-based compensation expense. The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Total share-based compensation expense	$13.7	$20.3
Less: Amount included in restructuring and other(i)	(0.3)	(0.9)

Adjusted share-based compensation	$13.4	$19.4

(i)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

(4)

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired. The following sets forth the amounts included in each line item in the financial statements:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense	$—	$(0.3)
Depreciation and amortization	107.2	101.5

	$107.2	$101.2

See Note 8 for programming revenues by segment for the nine months ended December 31, 2024 and 2023.

The following table reconciles segment general and administration expense to the Starz Business’s total combined general and administration expense:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
General and administration
Segment general and administrative expenses	$65.8	$81.7
Share-based compensation expense included in general and administrative expense (1)	10.6	16.4
Purchase accounting and related adjustments	—	(0.3)

	$76.4	$97.8

(1)

Includes share-based compensation expense related to the allocation of Lionsgate corporate and shared employee share-based compensation expenses of $0.7 million in the nine months ended December 31, 2024 (2023 — $4.5 million).

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

The reconciliation of total segment assets to the Starz Business’s total combined assets is as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Assets
Starz Networks	$2,054.3	$2,001.9
International	10.3	11.2
Other unallocated assets(1)	206.7	89.0
Assets of discontinued operations	—	37.0

	$2,271.3	$2,139.1

(1)	Other unallocated assets primarily consist of cash and other assets.

13. Contingencies

From time to time, the Starz Business is involved in certain claims and legal proceedings arising in the normal course of business.

The Starz Business establishes an accrued liability for claims and legal proceedings when the Starz Business determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters.

As of December 31, 2024, the Starz Business is not a party to any material pending claims or legal proceedings and is not aware of any other claims that it currently expects will, individually or in the aggregate, have a material adverse effect on the Starz Business’s financial position, results of operations or cash flows.

14. Additional Financial Information

The following tables present supplemental information related to the unaudited condensed combined financial statements.

Cash and Cash Equivalents

The following table provides a reconciliation of cash, cash equivalents and cash in assets of discontinued operations reported in the condensed combined balance sheet to the total amounts reported in the condensed combined statements of cash flows at December 31, 2024 and 2023.

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Cash and cash equivalents	$14.2	$23.0
Cash in assets of discontinued operations—current	—	14.0

Total cash, cash equivalents and cash in assets of discontinued operations	$14.2	$37.0

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Other Assets

The composition of the Starz Business’s other assets is as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Other current assets
Prepaid expenses and other	$17.4	$18.1

	$17.4	$18.1

Other non-current assets
Accounts receivable	$2.1	$3.5
Operating lease right-of-use assets	38.6	44.5

	$40.7	$48.0

Accounts Receivable Monetization

Under the Starz Business’s accounts receivable monetization programs, the Starz Business has entered into individual agreements to monetize certain of its trade accounts receivable directly with both non-related third-party purchasers and Lionsgate, as further described below.

Under the accounts receivable monetization programs, the Starz Business transfers receivables to purchasers in exchange for cash proceeds, and the Starz Business continues to service the receivables for the purchasers. The Starz Business accounts for the transfers of these receivables as a sale, removes (derecognizes) the carrying amount of the receivables from its balance sheets and classifies the proceeds received as cash flows from operating activities in the statements of cash flows.

The Starz Business records a loss on the sale of these receivables reflecting the net proceeds received (net of any obligations incurred), less the carrying amount of the receivables transferred. The loss is reflected in other expense on the unaudited condensed combined statements of operations. The Starz Business receives fees for servicing the accounts receivable for the purchasers, which represent the fair value of the services and were immaterial for the nine months ended December 31, 2024 and 2023.

Individual Monetization Agreements. The Starz Business enters into individual agreements to monetize trade accounts receivable. The third-party purchasers have no recourse to other assets of the Starz Business in the event of non-payment by the customers. The following table sets forth a summary of the receivables transferred:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Carrying value of receivables transferred and derecognized	$617.8	$766.3
Net cash proceeds received from third party purchasers	612.3	674.9
Net cash proceeds received from Lionsgate	—	85.6
Loss recorded related to transfers of receivables	5.5	5.8

At December 31, 2024, the outstanding amount of receivables derecognized from the Starz Business’s unaudited condensed combined balance sheets, but which the Starz Business continues to service, related to the Starz Business’s individual agreements to monetize trade accounts receivable was $134.8 million (March 31, 2024 - $164.2 million).

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Content related payables

Content related payables include accrued licensed program rights obligations, which represent amounts payable for film or television rights that the Starz Business has acquired or licensed.

Other Accrued Liabilities and Other Liabilities

The composition of the Starz Business’s other accrued liabilities (current) and other liabilities (non-current) is as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Other accrued liabilities (current)
Employee related liabilities	$15.3	$28.4
Operating lease liabilities	9.7	9.0
Interest payable	8.2	18.0
Other accrued expenses and short-term liabilities	9.4	10.4

	$42.6	$65.8

Other liabilities (non-current)
Income tax payable	$—	$7.4
Operating lease liabilities	48.1	55.4
Content related payables	27.5	13.7
Other long-term liabilities	4.0	3.4

	$79.6	$79.9

Supplemental Cash Flow Information

Except for non-cash financing activity described in Note 15 under the Parent Net Investment table, Footnote (4), there were no significant non-cash investing or financing activities for the nine months ended December 31, 2024 and 2023.

15. Related Party Transactions

Transactions with Lionsgate

As described in Note 1, prior to the Studio Separation Lionsgate utilized a centralized approach to cash management. Cash generated by the Starz Business or borrowed under certain debt obligations was routinely transferred into accounts managed by Lionsgate’s centralized treasury function which was then transferred to the Starz Business or the LG Studios Business to fund operating activities of the LG Studios Business and the Starz Business when needed.

Because of this centralized approach to cash management, financial transactions for cash movement, except for cash settlement of specific payables with Lionsgate are accounted for through the parent net investment account. Settlement of payables and receivables with Lionsgate when due are also accounted for through the parent net investment account. Parent net investment is presented in the combined statements of equity (deficit). Settlements of amounts payable and receivable when due through the parent net investment account are reflected as cash payments or receipts for the applicable operating transaction within operating activities in the combined

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

statements of cash flows, with the net change in parent net investment included within financing activities in the combined statements of cash flows.

Intercompany Revolver. In connection with the Studio Separation, on May 13, 2024, LGAC International LLC, a Delaware limited liability company and wholly owned subsidiary of Lionsgate Studios (“LGAC International”) and Lions Gate Capital Holdings 1, Inc., a Delaware corporation and wholly owned subsidiary of the Starz Business (“LGCH1”), entered into a revolving credit agreement (the “Intercompany Revolver”), pursuant to which LGAC International and LGCH1 agreed to make revolving loans to each other from time to time, provided that the net amount owing by one party to the other at any particular time may not exceed $150.0 million. Amounts advanced by one party will be used to repay existing indebtedness owing to the other party thereunder, if any, such that at no time will amounts be owing in both directions. The net amount owing under the Intercompany Revolver, at any time, shall bear interest on the outstanding principal amount at a rate equal to adjusted term SOFR plus 1.75%. The Intercompany Revolver will, among other things, terminate in connection with the completion of the Transactions. There was $134.4 million outstanding and due to LGCH1 at December 31, 2024. The cash flows related to the intercompany revolver are presented as increases and decreases in the LG Studios Business loan receivable on the combined statements of cash flows.

In the normal course of business, the Starz Business enters into transactions with Lionsgate and the LG Studios Business which include the following, which unless otherwise indicated are settled through parent net investment at the time of the transaction:

Licensing of content from the LG Studios Business: The Starz Business licenses motion pictures and television programming (including Starz original productions) from the LG Studios Business. The license fees incurred generally are due upon delivery or due at a point in time following the first showing. Prior to the Studio Separation, license fees related to Starz original programs are settled with the LG Studios Business through parent net investment. License fees related to library and output content purchased for the U.S. operations are generally settled in cash. License fees payable, not yet due and not yet paid to the LG Studios Business, are reflected in due to the LG Studios Business on the combined balance sheets.

In connection with licensing content from the LG Studios Business, the Starz Business incurred and expensed incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs resulting from circumstances associated with the COVID-19 global pandemic. The charges from the LG Studios Business are included in direct operating expense, see Note 11.

Corporate expense allocations: As previously described in Note 1, the accompanying condensed combined financial statements include allocations of certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services. During the nine months ended December 31, 2024, corporate expense allocations amounted to $8.6 million (2023 - $18.0 million).

Operating expense reimbursement: As previously described in Note 1, the LG Studios Business pays certain expenses on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs. The Starz Business also pays certain expenses on behalf of the LG Studios Business such as legal expenses, software development costs and severance. These expenditures are reflected in the financial statements of the Starz Business and the LG Studios Business as applicable.

Share-based compensation: Lionsgate provides share-based compensation related to Starz Business employees and as part of its corporate expense allocations a proportionate amount of the share-based compensation related to those corporate functions is allocated to the Starz Business.

STARZ BUSINESS OF LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Monetization of certain accounts receivables: The Starz Business historically had an agreement with the LG Studios Business to transfer certain accounts receivables to the LG Studios Business to participate in the LG Studios Business’ pooled monetization arrangement, which concluded in October 2023. The Starz Business accounted for the transfers of these receivables as a sale, removed (derecognized) the carrying amount of the receivables from its balance sheets and classified the proceeds received against parent net investment, see Note 14.

Parent Net Investment

The net transfers to and from Lionsgate discussed above were as follows:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Cash pooling and general financing activities	$(75.4)	$259.5
Licensing of content(1)	0.8	(427.0)
Operating expense reimbursement	5.3	(5.9)
Corporate expense allocations (excluding allocation of share-based compensation)	(2.4)	(20.2)
Proceeds from sales of accounts receivable	—	97.4

Net transfers from Parent per combined statements of cash flows(2)	(71.7)	(96.2)
Share based compensation (including allocation of share-based compensation)(3)	(14.0)	(21.7)
Other non-cash transfer(4)	35.4	—

Net transfers from Parent per combined statements of equity (deficit)	$(50.3)	$(117.9)

(1)	Reflects the settlement of amounts due to the LG Studios Business related to the LG Studios Business’s licensing arrangements with the Starz Business.
(2)

Amounts include net transfers from Parent included in net cash flows provided by financing activities from discontinued operations of $2.8 million for the nine months ended December 31, 2024 (nine months ended December 31, 2023 — $91.6 million).

(3)	Amounts include share based compensation from discontinued operations of $0.3 million for the nine months ended December 31, 2024 (nine months ended December 31, 2023 — $1.4 million).
(4)	Includes a non-cash transfer of debt through Parent net investment of $35.0 million in connection with the Studio Separation during the nine months ended December 31, 2024.

16. Subsequent Events

The Starz Business has evaluated subsequent events through February 23, 2025, the date which the condensed combined financial statements were available to be issued.

In January 2025, the Company removed programming on Starz Network’s platform which had a carrying value of approximately $77.4 million, which charge, measured as the excess of the carrying value over the fair value of the titles removed, will be recorded during the fourth quarter ending March 31, 2025.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Lionsgate Studios Corp.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Lionsgate Studios Corp. (formerly referred to as the Studio Business of Lions Gate Entertainment Corp.) (the Company) as of March 31, 2024 and 2023, the related combined statements of operations, comprehensive income (loss), equity (deficit) and cash flows for each of the three years in the period ended March 31, 2024, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2024, in conformity with U.S. generally accepted accounting principles.

Restatement of 2022 Financial Statements

As discussed in Note 1 to the combined financial statements, the 2022 combined financial statements have been restated to correct a misstatement.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the combined financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Pre-release Film Impairments

Description of the Matter	As disclosed in Note 1 to the combined financial statements, Investment in Films and Television Programs is stated at the lower of unamortized cost or estimated fair value. As disclosed in Note 3 to the combined financial statements, total impairment charges on investment in films and television programs related to theatrical films were $34.6 million for the year ended March 31, 2024 and the unamortized balance related to completed and not released and in progress theatrical films was $532.5 million at March 31, 2024.

Auditing the Company’s impairment evaluation for theatrical films prior to release is challenging and subjective as the key assumptions in the analysis include estimates of future anticipated revenues and box office performance, which may differ from future actual results. These estimates are based in part on the historical performance of similar films, test audience results when available, information regarding competing film releases, and critic reviews.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s theatrical impairment review process. For example, we tested controls over management’s review of unreleased theatrical films for indicators of impairment and management’s determination of the significant assumptions mentioned above.

To test the assessment of unreleased theatrical films for impairment, our audit procedures included, among others, evaluating unreleased theatrical films for indicators of impairment and testing the completeness and accuracy of the underlying data as well as the significant assumptions mentioned above. For example, we assessed management’s assumptions by comparing them to historical performance of comparable films and to current operating information, we evaluated test audience results when available, and we considered the historical accuracy of management’s estimates. We also performed sensitivity analyses to evaluate the potential changes in the expected profitability of unreleased films resulting from reasonable changes in the assumptions.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2001.

Los Angeles, California

May 30, 2024, except for paragraphs twelve through eighteen of Note 1, as to which the date is October 15, 2024

LIONSGATE STUDIOS CORP.

COMBINED BALANCE SHEETS

	March 31, 2024	March 31, 2023
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$277.0	$210.9
Accounts receivable, net	688.6	527.0
Due from Starz Business (Note 20)	33.4	157.6
Other current assets	373.1	256.5

Total current assets	1,372.1	1,152.0
Investment in films and television programs, net	1,929.0	1,786.7
Property and equipment, net	37.3	23.8
Investments	74.8	64.7
Intangible assets, net	25.7	26.9
Goodwill	811.2	795.6
Other assets	852.9	563.0

Total assets	$5,103.0	$4,412.7

LIABILITIES
Accounts payable	$246.7	$251.1
Content related payables	41.4	26.6
Other accrued liabilities	282.4	215.4
Participations and residuals	647.8	524.4
Film related obligations	1,393.1	923.7
Debt - short term portion	860.3	41.4
Deferred revenue	170.6	126.2

Total current liabilities	3,642.3	2,108.8
Debt	923.0	1,202.2
Participations and residuals	435.1	329.6
Film related obligations	544.9	1,016.4
Other liabilities	452.5	120.9
Deferred revenue	118.4	52.0
Deferred tax liabilities	13.7	18.1

Total liabilities	6,129.9	4,848.0
Commitments and contingencies (Note 17)

Redeemable noncontrolling interests	123.3	343.6

EQUITY (DEFICIT)
Common shares, no par value, unlimited authorized, 253.4 shares issued (March 31, 2023- 253.4 shares issued)	—	—
Accumulated deficit	(1,249.1)	(881.9)
Accumulated other comprehensive income	96.7	101.5

Total parent equity (deficit)	(1,152.4)	(780.4)
Noncontrolling interests	2.2	1.5

Total equity (deficit)	(1,150.2)	(778.9)

Total liabilities, redeemable noncontrolling interest and equity (deficit)	$5,103.0	$4,412.7

See accompanying notes.

LIONSGATE STUDIOS CORP.

COMBINED STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Revenues:
Revenue	$2,440.5	$2,308.3	$2,068.1
Revenue - Starz Business (Note 20)	545.9	775.5	648.2

Total revenues	2,986.4	3,083.8	2,716.3
Expenses:
Direct operating	1,886.7	2,207.9	1,922.1
Distribution and marketing	462.3	304.2	315.2
General and administration	349.2	387.0	342.7
Depreciation and amortization	15.6	17.9	18.1
Restructuring and other	132.9	27.2	6.3

Total expenses	2,846.7	2,944.2	2,604.4

Operating income	139.7	139.6	111.9
Interest expense	(222.5)	(162.6)	(115.0)
Interest and other income	19.2	6.4	28.0
Other expense	(20.0)	(21.2)	(8.6)
Loss on extinguishment of debt	(1.3)	(1.3)	(3.4)
Gain on investments, net	3.5	44.0	1.3
Equity interests income (loss)	8.7	0.5	(3.0)

Income (loss) before income taxes	(72.7)	5.4	11.2
Income tax provision	(34.2)	(14.3)	(17.3)

Net loss	(106.9)	(8.9)	(6.1)
Less: Net loss attributable to noncontrolling interests	13.4	8.6	17.2

Net income (loss) attributable to Parent	$(93.5)	$(0.3)	$11.1

Per share information attributable to Parent (Note 1):
Basic net income (loss) per common share	$(0.42)	$(0.00)	$0.04

Diluted net income (loss) per common share	$(0.42)	$(0.00)	$0.04

Weighted average number of common shares outstanding (Note 1):
Basic	253.4	253.4	253.4
Diluted	253.4	253.4	253.4

See accompanying notes.

LIONSGATE STUDIOS CORP.

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Net loss	$(106.9)	$(8.9)	$(6.1)
Foreign currency translation adjustments, net of tax	(1.0)	(2.2)	(4.6)
Net unrealized gain (loss) on cash flow hedges, net of tax	(3.8)	93.5	117.2

Comprehensive income (loss)	(111.7)	82.4	106.5
Less: Comprehensive loss attributable to noncontrolling interests	13.4	8.6	17.2

Comprehensive income (loss) attributable to Parent	$(98.3)	$91.0	$123.7

See accompanying notes.

LIONSGATE STUDIOS CORP.

COMBINED STATEMENTS OF EQUITY (DEFICIT)

	Common Shares		Accumulated Deficit	Parent Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Parent Equity (Deficit)	Non-controlling Interests (a)	Total Equity (Deficit)
	Number	Amount
	(Amounts in millions)
Balance at March 31, 2021	—	$—	$—	$(134.5)	$(102.4)	$(236.9)	$1.6	$(235.3)
Retroactive application of recapitalization	253.4	—	(134.5)	134.5	—	—	—	—

Balance at March 31, 2021, after effect of recapitalization (Note 1)	253.4	—	(134.5)	—	(102.4)	(236.9)	1.6	(235.3)
Net income	—	—	11.1	—	—	11.1	0.5	11.6
Net transfers from Parent	—	—	(49.5)	—	—	(49.5)	—	(49.5)
Noncontrolling interests	—	—	—	—	—	—	(0.3)	(0.3)
Redeemable noncontrolling interests adjustment to redemption value	—	—	(98.6)	—	—	(98.6)	—	(98.6)
Other comprehensive income	—	—	—	—	112.6	112.6	—	112.6

Balance at March 31, 2022	253.4	—	$(271.5)	$—	$10.2	$(261.3)	$1.8	$(259.5)
Net income (loss)	—	—	(0.3)	—	—	(0.3)	0.6	0.3
Net transfers to Parent	—	—	(550.4)	—	—	(550.4)	—	(550.4)
Noncontrolling interests	—	—	—	—	—	—	(0.9)	(0.9)
Redeemable noncontrolling interests adjustment to redemption value	—	—	(59.7)	—	—	(59.7)	—	(59.7)
Other comprehensive income	—	—	—	—	91.3	91.3	—	91.3

Balance at March 31, 2023	253.4	—	$(881.9)	$—	$101.5	$(780.4)	$1.5	$(778.9)
Net income (loss)	—	—	(93.5)	—	—	(93.5)	1.5	(92.0)
Net transfers to Parent	—	—	(239.5)	—	—	(239.5)	—	(239.5)
Noncontrolling interests	—	—	—	—	—	—	(0.8)	(0.8)
Redeemable noncontrolling interests adjustment to redemption value	—	—	(34.2)	—	—	(34.2)	—	(34.2)
Other comprehensive loss	—	—	—	—	(4.8)	(4.8)	—	(4.8)

Balance at March 31, 2024	253.4	$—	$(1,249.1)	$—	$96.7	$(1,152.4)	$2.2	$(1,150.2)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 11).

See accompanying notes.

LIONSGATE STUDIOS CORP.

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2024	2023	2022
			(As Restated)
	(Amounts in millions)
Operating Activities:
Net loss	$(106.9)	$(8.9)	$(6.1)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15.6	17.9	18.1
Amortization of films and television programs	1,347.8	1,649.3	1,497.5
Non-cash charge from the modification of an equity award (see Note 11)	49.2	—	—
Content and other impairments	12.8	5.9	—
Amortization of debt financing costs and other non-cash interest	25.1	21.8	46.5
Non-cash share-based compensation	62.5	73.4	70.2
Other amortization	46.0	59.9	82.5
Loss on extinguishment of debt	1.3	1.3	3.4
Equity interests (income) loss	(8.7)	(0.5)	3.0
Gain on investments, net	(3.5)	(44.0)	(1.3)
Deferred income taxes	(4.4)	1.6	1.2
Changes in operating assets and liabilities:
Proceeds from the termination of interest rate swaps	—	188.7	—
Accounts receivable, net	84.9	(136.7)	(33.0)
Investment in films and television programs, net	(1,120.5)	(1,568.4)	(1,750.1)
Other assets	16.5	(44.9)	(207.0)
Accounts payable and accrued liabilities	(48.8)	57.4	(40.6)
Participations and residuals	26.8	138.3	(73.4)
Content related payables	(24.5)	(10.7)	4.0
Deferred revenue	3.2	(24.5)	(4.8)
Due from Starz Business	114.5	(30.8)	(45.1)

Net Cash Flows Provided By (Used In) Operating Activities	488.9	346.1	(435.0)

Investing Activities:
Purchase of eOne, net of cash acquired (see Note 2)	(331.1)	—	—
Proceeds from the sale of equity method and other investments	5.2	46.3	1.5
Investment in equity method investees and other	(13.3)	(17.5)	(14.0)
Distributions from equity method investees and other	0.8	1.9	7.2
Acquisition of assets (film library and related assets)	—	—	(161.4)
Increase in loans receivable	(3.7)	—	(4.3)
Purchases of accounts receivables held for collateral	(85.5)	(183.7)	(172.9)
Receipts of accounts receivables held for collateral	105.7	190.8	169.3
Capital expenditures	(9.9)	(6.5)	(6.1)

Net Cash Flows Provided By (Used In) Investing Activities	(331.8)	31.3	(180.7)

Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	3,145.0	1,523.0	1,494.3
Debt - repurchases and repayments	(2,611.4)	(1,745.8)	(1,629.5)
Film related obligations - borrowings	1,820.8	1,584.7	1,083.0
Film related obligations - repayments	(1,942.9)	(956.5)	(272.6)
Settlement of financing component of interest rate swaps	—	(134.5)	(28.5)
Purchase of noncontrolling interest	(194.6)	(36.5)	—
Distributions to noncontrolling interest	(1.7)	(7.6)	(1.5)
Parent net investment	(290.1)	(621.3)	(119.7)

Net Cash Flows Provided By (Used In) Financing Activities	(74.9)	(394.5)	525.5

Net Change In Cash, Cash Equivalents and Restricted Cash	82.2	(17.1)	(90.2)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	0.8	(1.8)	(0.8)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	251.4	270.3	361.3

Cash, Cash Equivalents and Restricted Cash - End Of Period	$334.4	$251.4	$270.3

See accompanying notes.

LIONSGATE STUDIOS CORP.

NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS

Capitalized terms defined in these Notes to the Audited Combined Financial Statements shall have the meanings ascribed to such terms and for the purposes set forth herein.

1. Description of Business, Basis of Presentation and Significant Accounting Policies

Description of Business

Lions Gate Entertainment Corp. (“Lionsgate,” or “Parent”) encompasses world-class motion picture and television studio operations (collectively referred to as the “Studio Business”) and the STARZ-branded premium global subscription platforms (the “Starz Business”) to bring a unique and varied portfolio of entertainment to consumers around the world. Lionsgate has historically had three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks. The Studio Business is substantially reflected in the Lionsgate Motion Picture and Television Production segments. These financial statements reflect the combination of the assets, liabilities, operations and cash flows reflecting the Studio Business which is referred to in these combined financial statements as the “Studio Business” or the “Company”.

These combined financial statements of the Studio Business have been prepared on a carve-out basis and are derived from Lionsgate’s consolidated financial statements and accounting records. These combined financial statements reflect the Studio Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). The combined financial statements may not be indicative of the Studio Business’s future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had the Studio Business operated as an independent, publicly traded company during the periods presented.

The Studio Business consists of the Motion Picture and Television Production reportable segments, together with substantially all of Lionsgate’s corporate general and administrative costs. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the domestic and international licensing of Starz original productions to the Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment, a talent management company.

Basis of Presentation

The Studio Business has historically operated as part of Lionsgate and not as a standalone company. The Studio Business’s combined financial statements, representing the historical assets, liabilities, operations and cash flows of the combination of the operations making up the worldwide Studio Business, have been derived from the separate historical accounting records maintained by Lionsgate, and are presented on a carve-out basis. These combined financial statements reflect the combined historical results of operations, financial position, comprehensive income (loss) and cash flows of the Studio Business for the periods presented as historically managed within Lionsgate through the use of a management approach in identifying the Studio Business’s operations. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out financial statements. This approach was taken due to the organizational structure of certain legal entities comprising the Studio Business.

All revenues and costs as well as assets and liabilities directly associated with the business activity of the Studio Business are included in the accompanying combined financial statements. Revenues and costs associated with the Studio Business are specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Motion Picture and Television Production segments of Lionsgate. In addition, the Studio Business costs include an allocation of corporate general and administrative expense (inclusive of share-based compensation) which has been allocated to the Studio Business as further discussed below. Other costs excluded from the Motion Picture and Television Production segment profit but relating to the Studio Business are generally specifically identifiable as costs of the Studio Business in the accounting records of Lionsgate and are included in the accompanying combined financial statements.

Lionsgate utilizes a centralized approach to cash management. Cash generated by the Studio Business is managed by Lionsgate’s centralized treasury function and cash is routinely transferred to the Company or to the Starz Business to fund operating activities when needed. Cash and cash equivalents of the Studio Business are reflected in the combined balance sheets. Payables to and receivables from Lionsgate, primarily related to the Starz Business, are often settled through movement to the intercompany accounts between Lionsgate, the Starz Business and the Studio Business. Other than certain specific balances related to unsettled payables or receivables, the intercompany balances between the Studio Business and Lionsgate have been accounted for as parent net investment, which has been recast to accumulated deficit as described under Recapitalization below. See Note 20 for further details.

The Studio Business is the primary borrower of certain corporate indebtedness (the revolving credit facility, term loan A and term loan B, together referred to as the “Senior Credit Facilities”) of Lionsgate. The Senior Credit Facilities are generally used as a method of financing Lionsgate’s operations in totality and are not specifically identifiable to the Studio Business or the Starz Business. It is not practical to determine what the capital structure would have been historically for the Studio Business or the Starz Business as standalone companies. A portion of Lionsgate’s corporate debt, Lionsgate’s 5.500% senior notes due April 15, 2029 (the “Senior Notes”) and related interest expense are not reflected in the Studio Business’s combined financial statements. The Studio Business remains a guarantor under the Senior Notes indenture agreement. See Note 7 for further details.

Additional indebtedness directly related to the Studio Business, including production loans, borrowings under the Production Tax Credit Facility, IP Credit Facility, and Backlog Facility (each as defined below) and other obligations, are reflected in the Studio Business combined financial statements. See Note 8 for further details.

Lionsgate’s corporate general and administrative functions and costs have historically provided oversight over both the Starz Business and the Studio Business. These functions and costs include, but are not limited to, salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense. Accordingly, the audited financial statements of the Studio Business, include allocations of certain general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to these corporate and shared service functions historically provided by Lionsgate. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services. Accordingly, the Studio Business financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated entity, and may not be indicative of the expenses that the Company will incur in the future.

The Company also pays certain costs on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs which are reflected as expenses of the Starz

Business. The Starz Business also pays certain costs on behalf of the Company such as legal expenses, software development costs and severance which are reflected as expenses of the Studio Business. The settlement of reimbursable expenses between the Studio Business and the Starz Business have been accounted for as parent net investment. See Recapitalization below and Note 20 for further detail of parent net investment included in these combined financial statements.

Management believes the assumptions underlying these combined financial statements, including the assumptions regarding the allocation of general and administrative expenses from Lionsgate to the Studio Business, are reasonable. However, the allocations may not include all of the actual expenses that would have been incurred by the Studio Business and may not reflect its combined results of operations, financial position and cash flows had it been a standalone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had the Studio Business been a standalone company and operated as an unaffiliated entity during the periods presented. Actual costs that might have been incurred had the Studio Business been a standalone company would depend on a number of factors, including the organizational structure, what corporate functions the Studio Business might have performed directly or outsourced, and strategic decisions the Company might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions. See Note 20 for further detail of the allocations included in these combined financial statements.

Recapitalization

On May 13, 2024, Lionsgate consummated the transactions contemplated by that certain business combination agreement (the “Business Combination Agreement”), with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of Lionsgate (“Studio HoldCo”), LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate (“LG Studios”), and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the Studio Business was combined with SEAC through a series of transactions, including an amalgamation of LG Studios and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” and continues the existing business operations of the Studio Business of Lionsgate. The Company became a separate publicly traded company and its common shares, without par value (“LG Studios Common Shares”), commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

In connection with and prior to the Business Combination, Lionsgate and LG Studios entered into a separation agreement pursuant to which the assets and liabilities of the Studio Business were transferred to LG Studios such that LG Studios held, directly or indirectly, all of the assets and liabilities of the Studio Business (the “Separation”).

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S GAAP. Under this method of accounting, SEAC is treated as the acquired company and the Studio Business is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, following the Business Combination, the financial statements of Lionsgate Studios will represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the Studio Business issuing LG Studios Common Shares for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the Studio Business equity. The historical net assets were stated at fair value, which approximated historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Studio Business.

To conform to the retroactive application of the reverse recapitalization, in all periods prior to the Business Combination, parent net investment transactions have been recast to accumulated deficit in the combined balance sheets and the combined statements of equity.

The shares and net income (loss) per common share, in all periods prior to the Business Combination, are based on the 253.4 million shares issued to Lionsgate at the closing of the Business Combination. See Net Income (Loss) Per Share below for further information.

Restatement of Statement of Cash Flows for the year ended March 31, 2022

The Company is restating its combined statement of cash flows for the fiscal year ended March 31, 2022 to correct a mathematical error in the previously issued financial statements. The following presents a reconciliation of the impacted financial statement line items as previously reported to the restated amounts for the year ended March 31, 2022 in order to correct the error:

	As Previously Reported	Restatement Adjustment	As Restated
	(Amounts in millions)
Net Cash Flows Provided by Financing Activities	$644.2	$(118.7)	$525.5
Net Change In Cash, Cash Equivalents and Restricted Cash	$28.5	$(118.7)	$(90.2)
Cash, Cash Equivalents and Restricted Cash - End Of Period	$389.0	$(118.7)	$270.3

There was no impact as a result of correcting this previous mathematical error on the combined balance sheets as of March 31, 2024 and 2023, the combined statements of operations for the three years in the period ended March 31, 2024, or on the combined statements of cash flow for the years ended March 31, 2024 and 2023.

Generally Accepted Accounting Principles

These combined financial statements have been prepared in accordance with U.S. GAAP.

Principles of Consolidation

The accompanying combined financial statements of the Company have been derived from the consolidated financial statements and accounting records of Lionsgate and reflect certain allocations from Lionsgate as further discussed above.

All significant intercompany balances and transactions within the Company have been eliminated in these combined financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs used for the amortization of investment in films and television programs; estimates related to the revenue recognition of sales or usage-based royalties; fair value of equity-based compensation; the allocations of costs to the Company for certain corporate and shared service functions in preparing the combined financial statements on a carve-out basis; fair value of assets and liabilities for allocation of the purchase price of companies acquired; income taxes including the assessment of valuation allowances for deferred tax assets; accruals for contingent liabilities; impairment assessments for investment in films and television programs, property and equipment, equity investments and goodwill. Actual results could differ from such estimates.

Reclassifications

Certain amounts presented in prior years have been reclassified to conform to the current year’s presentation.

Significant Accounting Policies

Revenue Recognition

The Company’s Motion Picture and Television Production segments generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media and packaged media), television, and international market places.

Revenue is recognized upon transfer of control of promised services or goods to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services or goods. Revenues do not include taxes collected from customers on behalf of taxing authorities such as sales tax and value-added tax.

Revenue also includes licensing of motion pictures and television programming (including Starz original productions) to the Starz Business. See Note 20 for further details.

Licensing Arrangements. The Company’s content licensing arrangements include fixed fee and minimum guarantee arrangements, and sales or usage based royalties.

Fixed Fee or Minimum Guarantees: The Company’s fixed fee or minimum guarantee licensing arrangements may, in some cases, include multiple titles, multiple license periods (windows) with a substantive period in between the windows, rights to exploitation in different media, or rights to exploitation in multiple territories, which may be considered distinct performance obligations. When these performance obligations are considered distinct, the fixed fee or minimum guarantee in the arrangement is allocated to the title, window, media right or territory as applicable, based on estimates of relative standalone selling prices. The amounts related to each performance obligation (i.e., title, window, media or territory) are recognized when the content has been delivered, and the window for the exploitation right in that territory has begun, which is the point in time at which the customer is able to begin to use and benefit from the content.

Sales or Usage Based Royalties: Sales or usage based royalties represent amounts due to the Company based on the “sale” or “usage” of the Company’s content by the customer, and revenues are recognized at the later of when the subsequent sale or usage occurs, or the performance obligation to which some or all the sales or usage-based royalty has been allocated and has been satisfied (or partially satisfied). Generally, when the Company licenses completed content with standalone functionality (such as a movie, or television show), its performance obligation will be satisfied prior to the sale or usage. When the Company licenses intellectual property that does not have stand-alone functionality (e.g., brands, themes, logos, etc.), its performance obligation is generally satisfied in the same period as the sale or usage. The actual amounts due to the Company under these arrangements are generally not reported to the Company until after the close of the reporting period. The Company records revenue under these arrangements for the amounts due and not yet reported to the Company based on estimates of the sales or usage of these customers and pursuant to the terms of the contracts. Such estimates are based on information from the Company’s customers, historical experience with similar titles in that market or territory, the performance of the title in other markets, and/or data available in the industry.

Revenues by Market or Product Line. The following describes the revenues generated by market or product line. Theatrical revenues are included in the Motion Picture segment; home entertainment, television, international and other revenues are applicable to both the Motion Picture and Television Production segments.

•

Theatrical. Theatrical revenues are derived from the domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture basis (distributed by the Company directly in the United States and through a sub-distributor in Canada). Revenue from the theatrical release of feature films are treated as sales or usage-based royalties, are recognized as revenue starting at the exhibition date and are based on the Company’s participation in box office receipts of the theatrical exhibitor.

•	Home Entertainment. Home entertainment consists of Digital Media and Packaged Media.

•

Digital Media. Digital media includes digital transaction revenue sharing arrangements (pay-per-view and video-on-demand platforms, electronic sell through (“EST”), and digital rental) and licenses of content to digital platforms for a fixed fee.

Digital Transaction Revenue Sharing Arrangements: Primarily represents revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, the Company shares in the rental or sales revenues generated by the platform on a title-by-title basis. These digital media platforms generate revenue from rental and EST arrangements, such as download-to-own, download-to-rent, and video-on-demand. These revenue sharing arrangements are recognized as sales or usage-based royalties based on the performance of these platforms and pursuant to the terms of the contract, as discussed above.

Licenses of Content to Digital Platforms: Primarily represents the licensing of content to subscription-video-on-demand (“SVOD”) or other digital platforms for a fixed fee. As discussed above, revenues are recognized when the content has been delivered and the window for the exploitation right in that territory has begun.

•

Packaged Media. Packaged media revenues represent the sale of motion pictures and television shows (produced or acquired) on physical discs (DVD’s, Blu-ray, 4K Ultra HD, referred to as “Packaged Media”) in the retail market. Revenues are recognized, net of an allowance for estimated returns and other allowances, on the later of receipt by the customer or “street date” (when it is available for sale by the customer).

•

Television. Television revenues are derived from the licensing to domestic markets (linear pay, basic cable, free television markets, syndication) of motion pictures (including theatrical productions and acquired films) and scripted and unscripted television series, television movies, mini-series, and non-fiction programming. Television revenues include fixed fee arrangements as well as arrangements in which the Company earns advertising revenue from the exploitation of certain content on television networks. Television also includes revenue from licenses to SVOD platforms in which the initial license of a television series is to an SVOD platform or the traditional pay window for a motion picture is licensed to an SVOD platform. Revenues associated with a title, right, or window from television licensing arrangements are recognized when the feature film or television program is delivered (on an episodic basis for television product) and the window for the exploitation right has begun.

•

International. International revenues are derived from (1) licensing of the Company’s productions, acquired films, catalog product and libraries of acquired titles to international distributors, on a territory-by-territory basis; (2) the direct distribution of the Company’s productions, acquired films, and the Company’s catalog product and libraries of acquired titles in the U.K.; and (3) licensing to international markets of scripted and unscripted series, television movies, mini-series and non-fiction programming. License fees and minimum guarantee amounts associated with title, window, media or territory, are recognized when access to the feature film or television program has been granted or delivery has occurred, as required under the contract, and the right to exploit the feature film or television program in that window, media or territory has commenced. Revenues are also generated from sales or usage based royalties received from international distributors based on their distribution performance pursuant to the terms of the contracts after the recoupment of certain costs in some cases, and the initial minimum guarantee, if any, and are recognized when the sale by the Company’s customer generating a royalty due to the Company has occurred.

•

Other. Other revenues are derived from the licensing of the Company’s film and television and related content (games, music, location-based entertainment royalties, etc.) to other ancillary markets and from commissions and executive producer fees earned related to talent management.

Revenues from the licensing of film and television content and the sales and licensing of music are recognized when the content has been delivered and the license period has begun, as discussed above. Revenues from the licensing of symbolic intellectual property (i.e., licenses of motion pictures or television characters, brands, storylines, themes or logos) is recognized over the corresponding license term. Commissions are recognized as such services are provided.

Deferred Revenue. Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation.

Deferred revenue also relates to customer payments are made in advance of when the Company fulfills its performance obligation and recognizes revenue. This primarily occurs under television production contracts, in which payments may be received as the production progresses, international motion picture contracts, where a portion of the payments are received prior to the completion of the movie and prior to license rights start dates, and pay television contracts with multiple windows with a portion of the revenues deferred until the subsequent exploitation windows commence. These arrangements do not contain significant financing components because the reason for the payment structure is not for the provision of financing to the Company, but rather to mitigate the Company’s risk of customer non-performance and incentivize the customer to exploit the Company’s content.

See Note 12 for further information.

Accounts Receivable. Payment terms vary by location and type of customer and the nature of the licensing arrangement. However, other than certain multi-year license arrangements; payments are generally due within 60 days after revenue is recognized. For certain multi-year licensing arrangements, primarily in the television, digital media, and international markets, payments may be due over a longer period. When the Company expects the period between fulfillment of its performance obligation and the receipt of payment to be greater than a year, a significant financing component is present. In these cases, such payments are discounted to present value based on a discount rate reflective of a separate financing transaction between the customer and the Company, at contract inception. The significant financing component is recorded as a reduction to revenue and accounts receivable initially, with such accounts receivable discount amortized to interest income over the period to receipt of payment. The Company does not assess contracts with deferred payments for significant financing components if, at contract inception, the Company expects the period between fulfillment of the performance obligation and subsequent payment to be one year or less.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash deposits at financial institutions and investments in money market mutual funds.

Restricted Cash

At March 31, 2024, the Company had restricted cash of $57.4 million primarily representing amounts related to required cash reserves for interest payments associated with the Production Tax Credit Facility, IP Credit Facility and Backlog Facility (March 31, 2023- $40.5 million). Restricted cash is included within “other current assets” and “other non-current assets” on the combined balance sheets (see Note 19).

Investment in Films and Television Programs

General. Investment in films and television programs includes the unamortized costs of films and television programs, which are monetized individually (i.e., through domestic theatrical, home entertainment, television, international or other ancillary-market distribution).

Recording Cost. Costs of acquiring and producing films and television programs and of acquired libraries are capitalized when incurred. For films and television programs produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. For the years ended March 31, 2024, 2023 and 2022, total capitalized interest was $21.0 million, $28.1 million and $12.8 million, respectively. For acquired films and television programs, capitalized costs consist of minimum guarantee payments to acquire the distribution rights.

Amortization. Costs of acquiring and producing films and television programs and of acquired libraries that are monetized individually are amortized using the individual-film-forecast method, whereby these costs are amortized and participations and residuals costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films or television programs.

Ultimate Revenue. Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture. For an episodic television series, the period over which ultimate revenues are estimated cannot exceed ten years following the date of delivery of the first episode, or, if still in production, five years from the date of delivery of the most recent episode, if later. For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed twenty years following the date of acquisition.

Development. Films and television programs in development include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects. Such costs are capitalized and, upon commencement of production, are transferred to production costs. Projects in development are written off at the earlier of the date they are determined not to be recoverable or when abandoned, or three years from the date of the initial investment unless the fair value of the project exceeds its carrying cost.

Impairment Assessment. An individual film or television program is evaluated for impairment when an event or change in circumstances indicates that the fair value of an individual film is less than its unamortized cost.

The fair value is determined based on a discounted cash flow analysis of the cash flows directly attributable to the title. To the extent the unamortized costs exceed the fair value, an impairment charge is recorded for the excess.

The discounted cash flow analysis includes cash flows estimates of ultimate revenue and costs as well as a discount rate (a Level 3 fair value measurement, see Note 10). The discount rate utilized in the discounted cash flow analysis is based on the weighted average cost of capital of the Company plus a risk premium representing the risk associated with producing a particular film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management’s future revenue estimates.

Property and Equipment, net

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided for on a straight line basis over the following useful lives:

Computer equipment and software	3 - 5 years
Furniture and equipment	3 - 5 years
Leasehold improvements	Lease term or the useful life, whichever is shorter
Land	Not depreciated

The Company periodically reviews and evaluates the recoverability of property and equipment. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue estimates. If appropriate and where deemed necessary, a reduction in the carrying amount is recorded based on the difference between the carrying amount and the fair value based on discounted cash flows.

Leases

The Company determines if an arrangement is a lease at its inception. The expected term of the lease used for computing the lease liability and right-of-use (“ROU”) asset and determining the classification of the lease as operating or financing may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company also elected to not separate lease components from non-lease components across all lease categories. Instead, each separate lease component and non-lease component are accounted for as a single lease component.

Operating Leases. Operating lease ROU assets, representing the Company’s right to use the underlying asset for the lease term, are included in the “Other assets - non-current” line item in the Company’s combined balance sheets. Operating lease liabilities, representing the present value of the Company’s obligation to make payments over the lease term, are included in the “Other accrued liabilities” and “Other liabilities - non-current” line items in the Company’s combined balance sheets. The Company has entered into various short-term operating leases which have an initial term of 12 months or less. These short-term leases are not recorded on the Company’s combined balance sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

The present value of the lease payments is calculated using a rate implicit in the lease, when readily determinable. However, as most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate to determine the present value of the lease payments for the majority of its leases.

Variable lease payments that are based on an index or rate are included in the measurement of ROU assets and lease liabilities at lease inception. All other variable lease payments are expensed as incurred and are not included in the measurement of ROU assets and lease liabilities.

The Company did not have any finance leases during the years ended March 31, 2024 and 2023.

Investments

Investments include investments accounted for under the equity method of accounting, and equity investments with and without readily determinable fair value.

Equity Method Investments: The Company uses the equity method of accounting for investments in companies in which it has a minority equity interest and the ability to exert significant influence over operating decisions of the companies. Significant influence is generally presumed to exist when the Company owns between 20% and 50% of the voting interests in the investee, holds substantial management rights or holds an interest of less than 20% in an investee that is a limited liability partnership or limited liability corporation that is treated as a flow-through entity.

Under the equity method of accounting, the Company’s share of the investee’s earnings (losses) are included in the “equity interests income (loss)” line item in the combined statements of operations. The Company records its share of the net income or loss of most equity method investments on a one quarter lag and, accordingly, during the years ended March 31, 2024, 2023 and 2022, the Company recorded its share of the income or loss generated by these entities for the years ended December 31, 2023, 2022 and 2021, respectively.

Dividends and other distributions from equity method investees are recorded as a reduction of the Company’s investment. Distributions received up to the Company’s interest in the investee’s retained earnings are considered returns on investments and are classified within cash flows from operating activities in the combined statements of cash flows. Distributions from equity method investments in excess of the Company’s interest in the investee’s retained earnings are considered returns of investments and are classified within cash flows provided by investing activities in the combined statements of cash flows.

Other Equity Investments: Investments in nonconsolidated affiliates in which the Company owns less than 20% of the voting common stock, or does not exercise significant influence over operating and financial policies, are recorded at fair value using quoted market prices if the investment has a readily determinable fair value. If an equity investment’s fair value is not readily determinable, the Company will recognize it at cost less any impairment, adjusted for observable price changes in orderly transactions in the investees’ securities that are identical or similar to the Company’s investments in the investee. The unrealized gains and losses and the adjustments related to the observable price changes are recognized in net income (loss).

Impairments of Investments: The Company regularly reviews its investments for impairment, including when the carrying value of an investment exceeds its market value. If the Company determines that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value by a charge to earnings. Factors that are considered by the Company in determining whether an other-than-temporary decline in value has occurred include (i) the market value of the security in relation to its cost basis, (ii) the financial condition of the investee, and (iii) the Company’s intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment.

For investments accounted for using the equity method of accounting or equity investments without a readily determinable fair value, the Company evaluates information available (e.g., budgets, business plans, financial statements, etc.) in addition to quoted market prices, if any, in determining whether an other-than-temporary decline in value exists. Factors indicative of an other-than-temporary decline include recurring operating losses, credit defaults and subsequent rounds of financing at an amount below the cost basis of the Company’s investment.

Finite-Lived Intangible Assets

Identifiable intangible assets with finite lives are amortized to depreciation and amortization expense over their estimated useful lives, ranging from 5 to 15 years.

Amortizable intangible assets are tested for impairment whenever events or changes in circumstances (triggering events) indicate that the carrying amount of the asset may not be recoverable. If a triggering event has occurred, an impairment analysis is required. The impairment test first requires a comparison of undiscounted future cash flows expected to be generated over the remaining useful life of an asset to the carrying value of the asset. The impairment test is performed at the lowest level of cash flows associated with the asset. If the carrying value of the asset exceeds the undiscounted future cash flows, the asset would not be deemed to be recoverable. Impairment would then be measured as the excess of the asset’s carrying value over its fair value, which would generally be estimated based on a discounted cash flow (“DCF”) model.

The Company monitors its finite-lived intangible assets and changes in the underlying circumstances each reporting period for indicators of possible impairments or a change in the useful life or method of amortization of its finite-lived intangible assets. No such triggering events were identified during the years ended March 31, 2024 and 2023.

Goodwill

At March 31, 2024, the carrying value of goodwill was $811.2 million. Goodwill is allocated to the Company’s reporting units, which are its operating segments or one level below its operating segments (component level). Reporting units are determined by the discrete financial information available for the component and whether that information is regularly reviewed by segment management. Components are aggregated into a single reporting unit if they share similar economic characteristics. The Company’s reporting units for purposes of goodwill impairment testing during the years ended March 31, 2024, 2023 and 2022 were Motion Picture, and the Television and Talent Management businesses, both of which are part of the Television Production segment.

Goodwill is not amortized, but is reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value. The Company performs its annual impairment test as of January 1 in each fiscal year. A goodwill impairment loss would be recognized for the amount that the carrying amount of a reporting unit, including goodwill, exceeds its fair value. An entity may perform a qualitative assessment of the likelihood of the existence of a goodwill impairment. The qualitative assessment is an evaluation, based on all identified events and circumstances which impact the fair value of the reporting unit, of whether or not it is more likely than not that the fair value is less than the carrying value of the reporting unit. If the Company believes that as a result of its qualitative assessment it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative impairment test is not required but may be performed at the option of the Company.

A quantitative assessment requires determining the fair value of the Company’s reporting units. The determination of the fair value of each reporting unit utilizes DCF analyses and market-based valuation methodologies, which represent Level 3 fair value measurements. Fair value determinations require considerable judgment and requires assumptions and estimates of many factors, including revenue and market growth, operating margins and cash flows, market multiples and discount rates, and are sensitive to changes in these underlying assumptions and factors.

Goodwill Impairment Assessments:

Fiscal 2024. For the Company’s annual goodwill impairment test for fiscal 2024, the Company performed qualitative goodwill impairment assessments for all reporting units (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment). Our qualitative assessment considered the recent performance of these reporting units, and updated forecasts of performance and cash flows, as well as the current micro and macroeconomic environments in relation to the current and expected performance of these reporting units, and industry considerations, and determined that since the date of the most recent quantitative assessment performed over these reporting units, there were no events or circumstances that rise to a level that would more-likely-than-not reduce the fair value of those reporting units below their carrying values; therefore, a quantitative goodwill impairment analysis was not required for these reporting units. See Note 6 for further information.

Fiscal 2023. In the second quarter of fiscal 2023, the Company updated its quantitative impairment assessment for all of its reporting units using a combination of DCF analyses and market-based valuation methodologies to estimate the fair value of the Company’s reporting units and determined that the fair value of its reporting units exceeded the carrying values for all of its reporting units.

For the Company’s annual goodwill impairment test for fiscal 2023, the Company performed a qualitative goodwill impairment assessment for all of its reporting units. The Company’s qualitative assessment considered the increase in the market price of the Company’s common shares from September 30, 2022, the recent performance of the Company’s reporting units, and updated forecasts of performance and cash flows, as well as the continuing micro and macroeconomic environment, and industry considerations, and determined that since the quantitative assessment performed in the quarter ended September 30, 2022, there were no events or circumstances that rise to a level that would more likely than not reduce the fair value of those reporting units below their carrying values; therefore, a quantitative goodwill impairment analysis was not required.

Management will continue to monitor all of its reporting units for changes in the business environment that could impact the recoverability of goodwill in future periods. The recoverability of goodwill is dependent upon the continued growth of revenue and cash flows from the Company’s business activities. Examples of events or circumstances that could result in changes to the underlying key assumptions and judgments used in the Company’s goodwill impairment tests, and ultimately impact the estimated fair value of the Company’s reporting units may include the global economy; consumer consumption levels of the Company’s content; adverse macroeconomic conditions related to higher inflation and interest rates and currency rate fluctuations, and the impact on the global economy from wars, terrorism and multiple international conflicts, and future bank failures; volatility in the equity and debt markets which could result in higher weighted-average cost of capital; capital market transactions; the duration and potential impact of strikes of unions, on our ability to produce, acquire and distribute our content; the commercial success of the Company’s television programming and motion pictures; the Company’s continual contractual relationships with its customers; and changes in consumer behavior. While historical performance and current expectations have resulted in fair values of the Company’s reporting units in excess of carrying values, if the Company’s assumptions are not realized, it is possible that an impairment charge may need to be recorded in the future.

Prints, Advertising and Marketing Expenses

The costs of prints, advertising and marketing expenses are expensed as incurred.

Advertising expenses for the year ended March 31, 2024 were $347.8 million (2023 — $203.4 million, 2022—$201.6 million) which were recorded as distribution and marketing expenses in the accompanying combined statements of operations.

Income Taxes

The Company’s results have historically been included in the consolidated U.S. federal income tax return and U.S. state income tax filings of Lionsgate. The Company has computed its provision for income taxes on a separate return basis in these combined financial statements. The separate return method applies the accounting guidance for income taxes to the stand-alone financial statements as if the Company was a separate taxpayer and a stand-alone enterprise for the periods presented. The calculation of income taxes for the Company on a separate return basis requires judgment and use of both estimates and allocations. However, as discussed above in Note 1, the combined historical results of the Studio Business are presented on a managed basis rather than a legal entity basis, with certain deductions and other items that are included in the consolidated financial statements of Lionsgate, but not included in the combined financial statements of the Studio Business.

Income taxes are accounted for using an asset and liability approach for financial accounting and reporting for income taxes and recognition and measurement of deferred assets are based upon the likelihood of realization of tax benefits in future years. Under this method, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the net deferred tax asset, on a jurisdiction-by-jurisdiction basis, will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

From time to time, the Company engages in transactions in which the tax consequences may be subject to uncertainty and judgment is required in assessing and estimating the tax consequences of these transactions. In determining the Company’s tax provision for financial reporting purposes, the Company establishes a reserve for uncertain tax positions unless such positions are determined to be more likely than not of being sustained upon examination, based on their technical merits. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

Government Assistance

The Company has access to government programs that are designed to promote film and television production and distribution in certain foreign countries. The Company also has access to similar programs in certain states within the U.S. that are designed to promote film and television production in those states.

Tax credits earned with respect to expenditures on qualifying film and television productions are recorded as a reduction to investment in films and television programs when the qualifying expenditures have been incurred provided that there is reasonable assurance that the credits will be realized (see Note 3 and Note 19).

Foreign Currency Translation

Monetary assets and liabilities denominated in currencies other than the functional currency are translated at exchange rates in effect at the balance sheet date. Resulting unrealized and realized gains and losses are included in the combined statements of operations.

Foreign company assets and liabilities in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Foreign company revenue and expense items are translated at the average rate of exchange for the fiscal year. Gains or losses arising on the translation of the accounts of foreign companies are included in accumulated other comprehensive income or loss, a separate component of equity.

Derivative Instruments and Hedging Activities

Derivative financial instruments are used by the Company in the management of its foreign currency and interest rate exposures. The Company’s policy is not to use derivative financial instruments for trading or speculative purposes.

The Company uses derivative financial instruments to hedge its exposures to foreign currency exchange rate and interest rate risks. All derivative financial instruments are recorded at fair value in the combined balance sheets (see Note 10). The effective changes in fair values of derivatives designated as cash flow hedges are recorded in accumulated other comprehensive income or loss and included in unrealized gains (losses) on cash flow hedges until the underlying hedged item is recognized in earnings. The effective changes in the fair values of derivatives designated as cash flow hedges are reclassified from accumulated other comprehensive income or loss to net income or net loss when the underlying hedged item is recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings. See Note 18 for further discussion of the Company’s derivative financial instruments.

Parent Net Investment

Parent net investment represents Lionsgate’s historical investment in the Company, the accumulated net earnings (losses) after taxes and the net effect of settled transactions with and allocations from Lionsgate. All transactions reflected in parent net investment by Lionsgate have been considered as financing activities for purposes of the combined statements of cash flows. To conform to the retroactive application of the reverse recapitalization as described above, transactions historically presented as parent net investment have been recast to accumulated deficit in the combined balance sheets and the combined statements of equity.

Share-Based Compensation

Certain Company employees participate in the share-based compensation plans sponsored by Lionsgate. Lionsgate share-based compensation awards granted to employees of the Company consist of stock options, restricted share units and share appreciation rights. As such, the awards to Company employees are reflected in accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see

Recapitalization above) within the combined statements of equity (deficit) at the time they are expensed. The combined statements of operations also include an allocation of Lionsgate corporate and shared employee share-based compensation expenses.

The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The fair value is recognized in earnings over the period during which an employee is required to provide service. See Note 13 for further discussion of the Company’s share-based compensation.

Transfers of Financial Assets

The Company enters into arrangements to sell certain financial assets (i.e., monetize its trade accounts receivables). For a transfer of financial assets to be considered a sale, the asset must be legally isolated from the Company and the purchaser must have control of the asset. Determining whether all the requirements have been met includes an evaluation of legal considerations, the extent of the Company’s continuing involvement with the assets transferred and any other relevant considerations. When the true sales criteria are met, the Company derecognizes the carrying value of the financial asset transferred and recognizes a net gain or loss on the sale. The proceeds from these arrangements with third party purchasers are reflected as cash provided by operating activities in the combined statements of cash flows. If the sales criteria are not met, the transfer is considered a secured borrowing and the financial asset remains on the combined balance sheets with proceeds from the sale recognized as debt and recorded as cash flows from financing activities in the combined statements of cash flows. See Note 19 for discussion of the Company’s accounts receivable monetization.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated based on the weighted average common shares outstanding for the period. Basic and diluted net income (loss) per share for the years ended March 31, 2024, 2023 and 2022 is presented below:

	Year Ending March 31,
	2024	2023	2022
	(Amounts in millions, except per share amounts)
Basic and Diluted Net Income (Loss) per Common Share:
Numerator:
Net income (loss) attributable to Parent	$(93.5)	$(0.3)	$11.1
Accretion of redeemable noncontrolling interest	(11.9)	—	—

Net income (loss) attributable to Parent after accretion of redeemable noncontrolling interest	$(105.4)	$(0.3)	$11.1

Denominator:
Weighted average common shares outstanding	253.4	253.4	253.4

Basic and diluted net loss per common share	$(0.42)	$(0.00)	$0.04

Basic net income (loss) per share and diluted net income (loss) per share was calculated based on the 253.4 million shares issued to Lionsgate at the closing of the Business Combination.

For the years ended March 31, 2024, 2023 and 2022, there were no outstanding common shares issuable.

Recent Accounting Pronouncements

Segment Reporting: In November 2023, the Financial Accounting Standards Board (“FASB”) issued guidance which expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2025 and subsequent interim periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its combined financial statements and disclosures.

Income Taxes: In December 2023, the FASB issued guidance which expands income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Additionally, this guidance requires all entities disaggregate disclosures on the amount of income taxes paid (net of refunds received), income or loss from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) from continuing operations. This guidance is effective for fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2026, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its combined financial statements and disclosures.

2. Acquisition

eOne Acquisition

On December 27, 2023, Lionsgate and its subsidiaries, Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”), and Lions Gate International Motion Pictures S.à.r.l., a Luxembourg société à responsabilité limitée (“LGIMP” and, with the Company and LGEI, collectively the “Buyers”), completed the previously announced acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film (“eOne”) business from Hasbro, Inc., a Rhode Island corporation (“Hasbro”), pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”) dated August 3, 2023. The aggregate cash purchase price was approximately $385.1 million, inclusive of certain purchase price adjustments, including for cash, debt, and working capital. The preliminary purchase price is subject to further adjustments based on the final determination of the purchase price adjustments. The acquisition of eOne, a film and television production and distribution company, builds the Company’s film and television library, strengthens the Company’s scripted and unscripted television business, and continues to expand the Company’s presence in Canada and the U.K.

The acquisition was accounted for under the acquisition method of accounting, with the financial results of eOne included in the Company’s combined results from December 27, 2023. Revenues and loss before income taxes from eOne for the period from December 27, 2023 through March 31, 2024 amounted to approximately $113.8 million and $4.9 million, respectively. The Company incurred approximately $9.4 million of acquisition-related costs that were expensed in restructuring and other during the fiscal year ended March 31, 2024.

Allocation of Purchase Consideration. The Company has made a preliminary estimate of the allocation of the preliminary purchase price of eOne to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value. The Company is still evaluating the fair value of film and television programs and libraries, projects in development, intangible assets, participations and residuals liabilities, and income taxes, in addition to ensuring all other assets and liabilities have been identified and recorded. The Company has estimated the preliminary fair value of assets acquired and liabilities assumed based on information currently available and will continue to adjust those estimates as additional information pertaining to events or circumstances present at December 27, 2023 becomes available and final appraisals and analysis are completed.

The Company will reflect measurement period adjustments, in the period in which the adjustments occur, and the Company will finalize its accounting for the acquisition within one year from December 27, 2023 (see Note 6 for measurement period adjustments recorded through March 31, 2024). A change in the fair value of the net assets may change the amount recognized to goodwill. If the final fair value estimates and tax adjustments related to the net assets acquired decrease from their preliminary estimates, the amount of goodwill will increase and if the final fair value estimates and tax adjustments related to the net assets acquired increase from their preliminary estimates, the amount of goodwill will decrease and may result in a gain on purchase. In addition, the final fair value estimates related to the net assets acquired could impact the amount of amortization expense recorded associated with amounts allocated to film and television programs and other intangible assets. The preliminary goodwill amount is reflected in the table below, and arises from the opportunity for strengthening our global distribution infrastructure and enhanced positioning for motion picture and television projects and selling opportunities. The goodwill will not be amortized for financial reporting purposes, and will not be deductible for federal tax purposes. The fair value measurements were primarily based on significant inputs that are not observable in the market, such as discounted cash flow (DCF) analyses, and thus represent Level 3 fair value measurements.

The preliminary allocation of the purchase price to the assets acquired and liabilities assumed, and a reconciliation to total consideration transferred is presented in the table below:

(Amounts in millions)
Cash and cash equivalents	$54.1
Accounts receivable	298.8
Investment in films and television programs	371.8
Property and equipment	14.0
Intangible assets	4.0
Other assets(1)	168.2
Accounts payable and accrued liabilities	(67.8)
Content related payable	(35.4)
Participations and residuals(1)	(201.9)
Film related obligations(1)	(105.8)
Other liabilities and deferred revenue (1)	(130.5)

Preliminary fair value of net assets acquired	369.5
Goodwill	15.6

Preliminary purchase price consideration	$385.1

(1)	Includes current and non-current amounts.

Investment in films and television programs includes the preliminary fair value of completed films and television programs which have been produced by eOne or for which eOne has acquired distribution rights, as well as the preliminary fair value of films and television programs in production, pre-production and development. For investment in films and television programs, the fair value was preliminarily estimated based on forecasted cash flows discounted to present value at a rate commensurate with the risk of the assets. Titles that were released less than three years prior to the acquisition date (December 27, 2023) were valued individually and will be amortized using the individual film forecast method, based on the ratio of current period revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Titles released more than three years prior to the acquisition date were valued as part of a library and will be amortized on a straight-line basis over the estimated useful life of 5 years to 10 years.

The intangible assets acquired include trade names with a weighted average estimated useful life of 5 years. The fair value of the trade names was preliminarily estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments.

Other preliminary fair value adjustments were made to property and equipment and right-of-use lease assets to reflect the fair value of certain assets upon acquisition.

Deferred taxes, net of any required valuation allowance, were preliminarily adjusted to record the deferred tax impact of acquisition accounting adjustments primarily related to amounts allocated to film and television programs, other intangible assets, and certain property and equipment, right-of-use lease assets, and other liabilities.

The fair value of eOne’s cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, participations and residuals, film related obligations and other liabilities were estimated to approximate their book values.

Pro Forma Statement of Operations Information. The following unaudited pro forma condensed combined statement of operations information presented below illustrates the results of operations of the Company as if the acquisition of eOne as described above occurred on April 1, 2022. The unaudited pro forma condensed combined financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisition had occurred on April 1, 2022, nor is it indicative of future results. The statement of operations information below includes (i) the statement of operations of eOne for the nine months ended December 27, 2023 combined with the Company’s statement of operations for the fiscal year ended March 31, 2024 (which includes the operations of eOne since the December 27, 2023 acquisition date), and (ii) the statement of operations of eOne for the fiscal year ended December 25, 2022 combined with the Company’s statement of operations for the fiscal year ended March 31, 2023.

	Year Ended March 31,
	2024	2023
	(Amounts in millions)
Revenues	$3,380.0	$3,911.6
Net income (loss) attributable Parent	$(376.5)	$63.4

The unaudited pro forma condensed combined financial information includes, where applicable, adjustments for (i) reductions in amortization expense from the fair value adjustments to investment in films and television programs, (ii) reduction in amortization expense related to acquired intangible assets, (iii) reduction in depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time non-recurring costs (v) increase in interest expense resulting from financing the acquisition with borrowings under the Company’s revolving credit facility, (vi) elimination of intercompany activity between eOne and the Company, and (vii) associated tax-related impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the acquisition of eOne on the Company’s historical financial information on a supplemental pro forma basis. The unaudited pro forma condensed combined statement of operations information does not include adjustments related to integration activities, operating efficiencies or cost savings. In addition, the unaudited pro forma condensed combined financial information for the year ended March 31, 2024 includes an impairment of goodwill and trade name of $296.2 million which was reflected in the statement of operations of eOne for the nine months ended December 27, 2023.

The results of operations of eOne were reflected beginning December 27, 2023, in the Motion Picture and Television Production reportable segments of the Company.

Spyglass. On July 15, 2021, the Company purchased approximately 200 feature film titles (the “Spyglass Library”) from Spyglass Media Group, LLC (“Spyglass”). The Company also formed a strategic content partnership through an investment of a minority preferred equity interest in Spyglass. The purchase price, including acquisition costs, of the Spyglass Library and preferred equity interest was $191.4 million, of which $171.4 million was paid at closing, $10.0 million was paid in July 2022, and the remaining $10.0 million was paid in July 2023. The Spyglass Library was accounted for as an asset acquisition and is included in investment in film and television programs on the Company’s combined balance sheet. The equity interest was accounted for as an equity-method investment (see Note 5).

3. Investment in Films and Television Programs

The predominant monetization strategy for all of the Company’s investments in films and television programs is on an individual film basis. Total investment in films and television programs is as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Investment in Films and Television Programs (1)(2):
Released, net of accumulated amortization	$992.2	$779.9
Completed and not released	225.4	289.8
In progress	644.4	649.1
In development	67.0	67.9

Investment in films and television programs, net	$1,929.0	$1,786.7

(1)	At March 31, 2024, the unamortized balance related to completed and not released and in progress theatrical films was $532.5 million.
(2)

Production tax credits reduced total investment in films and television programs by $112.2 million and $181.2 million during the years ended March 31, 2024 and 2023, respectively, which resulted in a reduction of direct operating expense related to the amortization of investment in films and television programs cost of approximately $70.6 million and $84.3 million for the years ended March 31, 2024 and 2023, respectively.

At March 31, 2024, acquired film and television libraries have remaining unamortized costs of $223.1 million, which are monetized individually and are being amortized on a straight-line basis or the individual-film-forecast method over a weighted average remaining period of approximately 12.8 years (March 31, 2023 - unamortized costs of $132.8 million).

Amortization of investment in film and television programs was $1,347.8 million, $1,649.3 million and $1,497.5 million for the years ended March 31, 2024, 2023 and 2022, respectively, and was included in direct operating expense in the combined statements of operations.

The table below summarizes estimated future amortization expense for the Company’s investment in film and television programs as of March 31, 2024:

	Year Ending March 31,
	2025	2026	2027
	(Amounts in millions)
Estimated future amortization expense:
Released investment in films and television programs	$391.2	$189.5	$147.5
Completed and not released investment in films and television programs	$139.6	n/a	n/a

Impairments. Investment in films and television programs includes write-downs to fair value, which are included in direct operating expense on the combined statements of operations, and represented the following amounts by segment for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Impairments by segment:
Included in direct operating expense(1):
Motion Picture	$34.6	$6.2	$1.2
Television Production	8.4	4.6	34.9
Impairments not included in segment operating results(2)	12.8	—	—

	$55.8	$10.8	$36.1

(1)	Impairments included in direct operating expense are included in the amortization expense amounts disclosed above.
(2)

Amounts in fiscal 2024 represent development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne which are included in restructuring and other.

See Note 15 and Note 16 for further information.

4. Property and Equipment

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Leasehold improvements	$34.4	$27.6
Property and equipment	18.1	15.2
Computer equipment and software	84.2	71.5

	136.7	114.3
Less accumulated depreciation and amortization	(100.6)	(91.7)

	36.1	22.6
Land	1.2	1.2

	$37.3	$23.8

During the year ended March 31, 2024, depreciation expense amounted to $10.3 million (2023 - $12.2 million, 2022 - $12.4 million).

5. Investments

The Company’s investments consisted of the following:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Investments in equity method investees	$68.4	$63.1
Other investments	6.4	1.6

	$74.8	$64.7

Equity Method Investments:

The Company has investments in various equity method investees with ownership percentages ranging from approximately 6% to 49%. These investments include:

Spyglass. Spyglass is a global premium content company, focused on developing, producing, financing and acquiring motion pictures and television programming across all platforms for worldwide audiences.

STARZPLAY Arabia. STARZPLAY Arabia (Playco Holdings Limited) offers a STARZ-branded online subscription video-on-demand service in the Middle East and North Africa. On October 17, 2022, the Company sold a portion of its ownership interest in STARZPLAY Arabia and received net proceeds of $43.4 million and the Company recorded a gain of $43.4 million on the sale which is included in gain (loss) on investments in the Company’s combined statement of operations. Subsequent to the transaction, the Company continues to hold a minority ownership interest in STARZPLAY Arabia.

Roadside Attractions. Roadside Attractions is an independent theatrical distribution company.

Pantelion Films. Pantelion Films is a joint venture with Videocine, an affiliate of Televisa, which produces, acquires and distributes a slate of English and Spanish language feature films that target Hispanic moviegoers in the U.S.

Atom Tickets. Atom Tickets is the first-of-its-kind theatrical mobile ticketing platform and app.

42. 42 is a fully integrated management and production company, producing film, television and content, representing actors, writers, directors, comedians, presenters, producers, casting directors and media book rights; with offices in London and Los Angeles.

Other. In addition to the equity method investments discussed above, the Company holds ownership interests in other immaterial equity method investees.

6. Goodwill and Intangible Assets

Goodwill

Changes in the carrying value of goodwill by reporting segment were as follows:

	Motion Picture	Television Production	Total
	(Amounts in millions)
Balance as of March 31, 2023 and 2022	$393.7	$401.9	$795.6
Acquisition of eOne (see Note 2)	1.0	4.8	5.8
Measurement period adjustments(1)	3.9	5.9	9.8

Balance as of March 31, 2024	$398.6	$412.6	$811.2

(1)

Measurement period adjustments for the acquisition of eOne reflect an increase to goodwill of $9.8 million resulting from a net decrease in estimated fair value of the net assets acquired. The decrease in the estimated fair value of the net assets acquired consisted of net decreases to accounts receivable and other assets of $11.4 million and $12.4 million, respectively, partially offset by a net increase to investment in films and television programs of $4.0 million, and net decreases to content related payables of $1.9 million, accrued liabilities of $3.8 million, participations and residuals of $1.9 million, and deferred revenue of $2.4 million.

Intangible Assets

Finite-Lived Intangible Assets. Finite-lived intangible assets consisted of the following:

	March 31, 2024			March 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(Amounts in millions)
Finite-lived intangible assets subject to amortization:
Customer relationships	$23.9	$21.7	$2.2	$31.0	$10.0	$21.0
Trademarks and trade names	7.6	3.0	4.6	3.6	2.6	1.0
Other	31.0	12.1	18.9	23.9	19.0	4.9

	$62.5	$36.8	$25.7	$58.5	$31.6	$26.9

Amortization expense associated with the Company’s intangible assets for the years ended March 31, 2024, 2023 and 2022 was approximately $5.3 million, $5.7 million and $5.7 million, respectively. Amortization expense remaining relating to intangible assets for each of the years ending March 31, 2025 through 2029 is estimated to be approximately $4.2 million, $2.5 million, $2.2 million, $2.2 million, and $2.1 million, respectively.

7. Debt

Total debt of the Company, excluding film related obligations, was as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Senior Credit Facilities:
Revolving Credit Facility	$575.0	$—
Term Loan A	399.3	428.2
Term Loan B	819.2	831.7

Total corporate debt	1,793.5	1,259.9
Unamortized debt issuance costs	(10.2)	(16.3)

Total debt, net	1,783.3	1,243.6
Less current portion	(860.3)	(41.4)

Non-current portion of debt	$923.0	$1,202.2

The following table sets forth future annual contractual principal payment commitments of debt as of March 31, 2024:

	Maturity Date	Year Ending March 31,
Debt Type		2025	2026	2027	2028	2029	Thereafter	Total
	(Amounts in millions)
Revolving Credit Facility	April 2026	$—	$—	$575.0	$—	$—	$—	$575.0
Term Loan A	April 2026	41.1	44.5	313.7	—	—	—	399.3
Term Loan B	March 2025	819.2	—	—	—	—	—	819.2

		$860.3	$44.5	$888.7	$—	$—	$—	$1,793.5

Less aggregate unamortized debt issuance costs								(10.2)

								$1,783.3

Senior Credit Facilities (Revolving Credit Facility, Term Loan A and Term Loan B)

Revolving Credit Facility Availability of Funds & Commitment Fee. The revolving credit facility provides for borrowings and letters of credit up to an aggregate of $1.25 billion, and at March 31, 2024 there was $675.0 million available. There were no letters of credit outstanding at March 31, 2024. However, borrowing levels are subject to certain financial covenants as discussed below. The Company is required to pay a quarterly commitment fee on the revolving credit facility of 0.250% to 0.375% per annum, depending on the achievement of certain leverage ratios, as defined in the credit and guarantee agreement dated December 8, 2016, as amended (the “Credit Agreement”), on the total revolving credit facility of $1.25 billion less the amount drawn.

Maturity Date:

•

Revolving Credit Facility & Term Loan A: April 6, 2026. The outstanding amounts may become due on December 23, 2024 (i.e., 91 days prior to March 24, 2025) prior to its maturity on April 6, 2026 in the event that the aggregate principal amount of outstanding Term Loan B in excess of $250 million has not been repaid, refinanced or extended to have a maturity date on or after July 6, 2026. The Company expects to refinance and extend the maturity date of the Term Loan B prior to December 23, 2024 such that the maturity of the revolving credit facility and Term Loan A are not accelerated.

•	Term Loan B: March 24, 2025.

Interest:

•

Revolving Credit Facility & Term Loan A: As amended on June 14, 2023, the Revolving Credit Facility and Term Loan A bear interest at a rate per annum equal to SOFR plus 0.10% plus 1.75% margin (or an alternative base rate plus 0.75%) margin, with a SOFR floor of zero. The margin is subject to potential increases of up to 50 basis points (two (2) increases of 25 basis points each) upon certain increases to net first lien leverage ratios, as defined in the Credit Agreement (effective interest rate of 7.17% as of March 31, 2024, before the impact of interest rate swaps).

•

Term Loan B: As amended on June 14, 2023, the term loan B facility due March 2025 (the “Term Loan B”) bears interest at a rate per annum equal to SOFR plus 0.10% plus 2.25% margin, with a SOFR floor of zero (or an alternative base rate plus 1.25% margin) (effective interest rate of 7.67% as of March 31, 2024, before the impact of interest rate swaps).

Required Principal Payments:

•

Term Loan A: Quarterly principal payments, at quarterly rates of 1.25% beginning September 30, 2022, 1.75% beginning September 30, 2023, and 2.50% beginning September 30, 2024 through March 31, 2026, with the balance payable at maturity.

•	Term Loan B: Quarterly principal payments, at a quarterly rate of 0.25%, with the balance payable at maturity.

The Term Loan A and Term Loan B also require mandatory prepayments in connection with certain asset sales, subject to certain significant exceptions, and the Term Loan B is subject to additional mandatory repayment from specified percentages of excess cash flow, as defined in the Credit Agreement.

Optional Prepayment:

•	Revolving Credit Facility, Term Loan A & Term Loan B: The Company may voluntarily prepay the Revolving Credit Facility, Term Loan A and Term Loan B at any time without premium or penalty.

Security. The Senior Credit Facilities are guaranteed by the guarantors named in the Credit Agreement (including entities of Lionsgate that are not part of the Company) and are secured by a security interest in substantially all of the assets of Lionsgate and the Guarantors (as defined in the Credit Agreement), subject to certain exceptions.

Covenants. The Senior Credit Facilities contain representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings and which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant apply to the Revolving Credit Facility and the Term Loan A and are tested quarterly. These covenants and ratios are applicable to and computed for the applicable entities pursuant to the agreement which includes Lionsgate subsidiaries which are not part of the Company. As of March 31, 2024, Lionsgate was in compliance with all applicable covenants.

Change in Control. The Company may also be subject to an event of default upon a change of control (as defined in the Credit Agreement) which, among other things, includes a person or group acquiring ownership or control in excess of 50% of existing Lionsgate common stock.

Lionsgate Senior Notes

As discussed in Note 1, the Senior Notes of Lionsgate are not reflected in the Studio Business combined financial statements. The Studio Business remains a guarantor under the Senior Notes indenture agreement. The outstanding principal balance of the Senior Notes was $715.0 million and $800.0 million at March 31, 2024 and 2023, respectively, with a maturity date of April 15, 2029. The Studio Business guarantee would be applicable if an event of default were to occur by Lionsgate. As of March 31, 2024, Lionsgate was in compliance with all applicable covenants with respect to the Senior Notes and no events of default had occurred.

See Note 21 for the Lionsgate Senior Notes exchanged in May 2024.

Debt Transactions

Term Loan A Prepayment. In April 2022, the Company voluntarily prepaid the entire outstanding principal amount of the Term Loan A due March 22, 2023 of $193.6 million, together with accrued and unpaid interest.

Credit Agreement Amendment. On April 6, 2021, the Company amended its Credit Agreement to, among other things, extend the maturity (the “Extension”) of a portion of its revolving credit commitments, amounting to $1.25 billion, and a portion of its outstanding term A loans, amounting to $444.9 million to April 6, 2026, and make certain other changes to the covenants and other provisions therein. After giving effect to the Extension, $250.0 million of the prior revolving credit commitments and $215.1 million of term A loans remained outstanding with a maturity of March 22, 2023. The revolving credit commitments due in March of 2023 were terminated in November 2021 and the term A loans due in March of 2023 were repaid in full in April 2022 (see Term Loan A Prepayment discussion above).

See the Accounting for the Credit Agreement Amendment section further below.

Term Loan B Repurchases. During the year ended March 31, 2022, the Company completed a series of repurchases of the Term Loan B and, in aggregate, paid $95.3 million to repurchase $96.0 million principal amount of the Term Loan B.

Loss on Extinguishment of Debt

During the fiscal years ended March 31, 2024, 2023, and 2022, the Company recorded a loss on extinguishment of debt related to the transactions described above as summarized in the table below.

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Loss on Extinguishment of Debt:
Production loan prepayment(1)	$(1.3)	$—	$—
Term Loan A prepayment	—	(1.3)	—
Credit Agreement amendment (Revolving Credit Facility and Term Loan A)(2)	—	—	(1.7)
Termination of a portion of Revolving Credit Facility commitments	—	—	(1.1)
Term Loan B repurchases and other	—	—	(0.6)

	$(1.3)	$(1.3)	$(3.4)

(1)	Represents issuance costs written off in connection with the early prepayment of certain production loans (see Note 8).
(2)	See Accounting for the Credit Agreement Amendment section below.

Accounting for the Credit Agreement Amendment in Fiscal 2022:

Revolving Credit Facility Credit Agreement Amendment on April 6, 2021.

•

Unamortized debt issuance costs: Where the borrowing capacity (measured as the amount available under the revolving credit facility multiplied by the remaining term) was less than it was prior to the amendment measured on a creditor-by-creditor basis, the unamortized debt issuance costs were written off as a loss on extinguishment of debt in proportion to the decrease in borrowing capacity.

•

Fees paid to creditors and third-party costs: All fees paid to creditors or third parties (i.e., new debt issuance costs) are being amortized over the term of the Revolving Credit Facility due in 2026.

Term Loan A Credit Agreement Amendment on April 6, 2021. With respect to substantially all creditors participating in the Term Loan A, the amendment of the credit agreement was considered a modification of terms since the present value of the cash flows after the amendment differed by less than a 10% change from the present value of the cash flows on a creditor-by-creditor basis prior to the amendment. Where the cash flows differed by more than 10% on a creditor by creditor basis, that portion was considered a debt extinguishment. For new participating creditors, their portion of the debt was treated as new issuances to new creditors. Accordingly, the associated costs were accounted for as follows:

•

Unamortized debt issuance costs, third-party costs and fees paid to creditors: To the extent the refinancing was considered a modification of terms, the unamortized debt issuance costs and fees paid to creditors were recorded as a reduction of the applicable debt outstanding, and are being amortized over the applicable term of the debt and the third-party costs were expensed as a loss on extinguishment of debt. To the extent the refinancing was considered an extinguishment, the unamortized debt issuance costs and fees paid to creditors were expensed as a loss on extinguishment of debt, and the third-party costs were recorded as a reduction of the applicable debt outstanding and are being amortized over the applicable term of the debt. To the extent there was a reduction of the outstanding balance on a creditor-by-creditor basis (i.e., a partial prepayment of debt), previously incurred unamortized debt issuance costs and fees were expensed as a loss on extinguishment of debt on the combined statement of operations.

For all of the above transactions, debt issuance costs recorded as a reduction of outstanding debt are amortized using the effective interest method.

The following table summarizes the accounting for the Credit Agreement Amendment on April 6, 2021, as described above:

	Year Ended March 31, 2022
	Loss on Extinguishment of Debt	Recorded as a Reduction of Outstanding Debt Balances & Amortized Over Life of New Issuances	Total
	(Amounts in millions)
Credit Agreement amendment (Revolving Credit Facility and Term Loan A):
New debt issuance costs and call premiums	$0.6	$5.6	$6.2
Previously incurred debt issuance costs	1.1	18.4	19.5

	$1.7	$24.0	$25.7

8. Film Related Obligations

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Film related obligations:
Production Loans	$1,292.2	$1,349.9
Production Tax Credit Facility	260.0	231.8
Backlog Facility and Other	287.3	226.0
IP Credit Facility	109.9	143.8

Total film related obligations	1,949.4	1,951.5
Unamortized issuance costs	(11.4)	(11.4)

Total film related obligations, net	1,938.0	1,940.1
Less current portion	(1,393.1)	(923.7)

Total non-current film related obligations	$544.9	$1,016.4

The following table sets forth future annual repayment of film related obligations as of March 31, 2024:

	Year Ending March 31,
	2025	2026	2027	2028	2029	Thereafter	Total
	(Amounts in millions)
Production Loans	$973.3	$318.9	$—	$—	$—	$—	$1,292.2
Production Tax Credit Facility(1)	260.0	—	—	—	—	—	260.0
Backlog Facility and Other(1)	118.8	24.1	—	144.4	—	—	287.3
IP Credit Facility(2)	41.0	50.1	18.8	—	—	—	109.9

	$1,393.1	$393.1	$18.8	$144.4	$—	$—	$1,949.4

Less unamortized issuance costs							(11.4)

							$1,938.0

(1)

The repayment dates are based on the projected future amount of collateral available under these facilities. Net advances and payments under these facilities can fluctuate depending on the amount of collateral available.

(2)

Repayment dates are based on the projected future cash flows generated from the exploitation of the rights, subject to a minimum guaranteed payment amount, as applicable (see further information below).

Production Loans. Production loans represent individual and multi-title loans for the production of film and television programs that the Company produces. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest at a weighted average rate of 6.96% (before the impact of interest rate swaps, see Note 18 for interest rate swaps). Production loans amounting to $1,028.9 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $263.3 million are unsecured.

Production Tax Credit Facility. In January 2021, as amended in March 2024, the Company entered into a non-recourse senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of the Company’s tax credit receivables.

The maximum principal amount of the Production Tax Credit Facility is $260.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to the Company by governmental authorities pursuant to the tax incentive laws of certain eligible jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. As of March 31, 2024, tax credit receivables amounting to $341.4 million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit Facility bear interest at a rate equal to SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus 1.50% per annum or the base rate plus 0.50% per annum (effective interest rate of 6.92% at March 31, 2024). The Production Tax Credit Facility matures on January 27, 2025. As of March 31, 2024, there were no material amounts available under the Production Tax Credit Facility.

IP Credit Facility. In July 2021, as amended in September 2022, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “IP Credit Facility”) based on and secured by the collateral consisting solely of certain of the Company’s rights in certain acquired library titles. The maximum principal amount of the IP Credit Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the IP Credit Facility subject to cumulative minimum guaranteed payment amounts as set forth below:

Cumulative Period From September 29, 2022 Through:	Cumulative Minimum Guaranteed Payment Amounts	Payment Due Date
	(in millions)
September 30, 2023	$30.4	November 14, 2023
September 30, 2024	$60.7	November 14, 2024
September 30, 2025	$91.1	November 14, 2025
September 30, 2026	$121.4	November 14, 2026
July 30, 2027	$161.9	July 30, 2027

Advances under the IP Credit Facility bear interest at a rate equal to, at the Company’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum (effective interest rate of 7.75% at March 31, 2024). The IP Credit Facility matures on July 30, 2027.

Backlog Facility and Other:

Backlog Facility. In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. The maximum principal amount of the Backlog Facility is $175.0 million, subject to the amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility (effective interest rate of 6.57% at March 31, 2024). The Backlog Facility revolving period ends on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to 2 years, 90 days after the revolving period ends, currently August 14, 2027. As of March 31, 2024, there was $175.0 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility (March 31, 2023 -$175.0 million outstanding).

Other. The Company has other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of March 31, 2024, there was $112.3 million outstanding under the “other” loans, incurring SOFR-based interest at a weighted average rate of 6.89%, of which $24.1 million has a contractual repayment date in July 2025 and $88.2 million has a contractual repayment date in April 2027. As of March 31, 2024, accounts receivable amounting to $47.8 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at March 31, 2024 amounting to $84.5 million represented collateral related to the “other” loans.

9. Leases

The Company has operating leases primarily for office space, studio facilities, and other equipment. The Company’s leases have remaining lease terms of up to approximately 12.25 years.

The following disclosures are based on leases whereby the Company has a contract for which the leased asset and lease liability is recognized on the Company’s combined balance sheets and reflect leases related to the Studio Business’s operations and Lionsgate corporate leases. The amounts presented are not necessarily indicative of future lease arrangements and do not necessarily reflect the results that the Company would have experienced as a standalone company for the periods presented.

The components of lease cost were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Operating lease cost(1)	$48.7	$35.3	$42.1
Short-term lease cost(2)	96.2	145.0	233.1
Variable lease cost(3)	3.0	2.8	1.3

Total lease cost	$147.9	$183.1	$276.5

(1)

Operating lease cost amounts primarily represent the amortization of right-of-use assets and are included in the “other amortization” line of the combined statements of cash flows. Amounts include costs capitalized during the period for leased assets used in the production of film and television programs.

(2)	Short-term lease cost primarily consists of leases of facilities and equipment associated with film and television productions and are capitalized when incurred.
(3)	Variable lease cost primarily consists of insurance, taxes, maintenance and other operating costs.

Supplemental balance sheet information related to leases was as follows:

Category	Balance Sheet Location	March 31, 2024	March 31, 2023
Operating Leases		(Amounts in millions)
Right-of-use assets	Other assets - non-current	$344.3	$116.8

Lease liabilities (current)	Other accrued liabilities	$44.4	$37.7
Lease liabilities (non-current)	Other liabilities - non-current	329.7	96.4

		$374.1	$134.1

	March 31, 2024	March 31, 2023
Weighted average remaining lease term (in years):
Operating leases	9.4	4.3

Weighted average discount rate:
Operating leases	5.37%	3.65%

The expected future payments relating to the Company’s lease liabilities at March 31, 2024 are as follows:

Operating Leases
(Amounts in millions)
Year ending March 31,
2025	$62.9
2026	56.1
2027	49.3
2028	49.2
2029	45.4
Thereafter	220.8

Total lease payments	483.7
Less imputed interest	(109.6)

Total	$374.1

As of March 31, 2024, the Company has entered into certain leases that have not yet commenced primarily related to studio facilities, for which construction related to those leases has not yet been completed. The leases are for terms up to 12.25 years, commencing upon completion of construction (currently expected to be ranging from calendar years 2025 to 2026). The leases include an option to extend the initial term for an additional 10 years to 12 years. The total minimum lease payments under these leases in aggregate are approximately $250.9 million.

10. Fair Value Measurements

Fair Value

Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair Value Hierarchy

Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

The following table sets forth the assets and liabilities required to be carried at fair value on a recurring basis as of March 31, 2024 and 2023:

	March 31, 2024			March 31, 2023
	Level 1	Level 2	Total	Level 1	Level 2	Total
	(Amounts in millions)
Assets:
Forward exchange contracts (see Note 18)	$—	$—	$—	$—	$2.9	$2.9
Interest rate swaps (see Note 18)	—	35.6	35.6	—	41.1	41.1

Liabilities:
Forward exchange contracts (see Note 18)	—	(2.8)	(2.8)	—	(0.1)	(0.1)

The following table sets forth the carrying values and fair values of the Company’s outstanding debt, film related obligations, and interest rate swaps at March 31, 2024 and 2023:

	March 31, 2024		March 31, 2023
	(Amounts in millions)
	Carrying Value	Fair Value(1)	Carrying Value	Fair Value(1)
		(Level 2)		(Level 2)
Term Loan A	$396.6	$397.3	$424.2	$415.4
Term Loan B	816.9	818.1	827.2	817.1
Production Loans	1,286.2	1,292.2	1,346.1	1,349.9
Production Tax Credit Facility	258.7	260.0	229.4	231.8
Backlog Facility and Other	285.4	287.3	223.7	226.0
IP Credit Facility	107.6	109.9	140.8	143.8

(1)

The Company measures the fair value of its outstanding debt and interest rate swaps using discounted cash flow techniques that use observable market inputs, such as SOFR-based yield curves, swap rates, and credit ratings (Level 2 measurements).

The Company’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable, content related payables, other accrued liabilities, other liabilities, and borrowings under the Revolving Credit Facility, if any. The carrying values of these financial instruments approximated the fair values at March 31, 2024 and 2023.

11. Noncontrolling Interests

Redeemable Noncontrolling Interests

Redeemable noncontrolling interests (included in temporary equity on the combined balance sheets) primarily relate to 3 Arts Entertainment and Pilgrim Media Group, as further described below.

Redeemable noncontrolling interests are measured at the greater of (i) the redemption amount that would be paid if settlement occurred at the balance sheet date less the amount attributed to unamortized noncontrolling interest discount if applicable, or (ii) the historical value resulting from the original acquisition date value plus or minus any earnings or loss attribution, plus the amount of amortized noncontrolling interest discount, less the amount of cash distributions that are not accounted for as compensation, if any. The amount of the redemption value in excess of the historical values of the noncontrolling interest, if any, is recognized as an increase to redeemable noncontrolling interest and a charge to accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1).

The table below presents the reconciliation of changes in redeemable noncontrolling interests:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Beginning balance	$343.6	$321.2	$219.1
Net loss attributable to redeemable noncontrolling interests	(14.9)	(9.2)	(17.7)
Noncontrolling interests discount accretion	—	13.2	22.7
Adjustments to redemption value	83.4	78.4	98.6
Other (1)	(93.2)	1.7	—
Cash distributions	(1.0)	(6.6)	(1.5)
Purchase of noncontrolling interest	(194.6)	(55.1)	—

Ending balance	$123.3	$343.6	$321.2

(1)	In fiscal 2024, amounts represent the reclassification of a portion of the 3 Arts Entertainment redeemable noncontrolling interest from mezzanine equity to a liability, as further described below.

3 Arts Entertainment:

Accounting Prior to Acquisition of Additional Interest on January 2, 2024. As of March 31, 2023, the Company had a redeemable noncontrolling interest representing 49% of 3 Arts Entertainment. The noncontrolling interest was subject to put and call options at fair value that were exercisable during the year ended March 31, 2024. The put and call options were determined to be embedded in the noncontrolling interest, and because the put rights were outside the control of the Company, the noncontrolling interest holder’s interest prior to the modification discussed below was included in redeemable noncontrolling interest outside of equity on the Company’s combined balance sheets.

The noncontrolling interest holders are employees of 3 Arts Entertainment. Pursuant to the various 3 Arts Entertainment acquisition and related agreements, a portion of the noncontrolling interest holders’ participation in the put and call proceeds was based on the noncontrolling interest holders’ performance during the period. Further, if the employment of a noncontrolling interest holder is terminated, under certain circumstances, their participation in distributions cease and the put and call value was discounted from the fair value of their equity ownership percentage. Accordingly, earned distributions were accounted for as compensation and were being expensed within general and administrative expense as incurred. Additionally, the amount of the put and call proceeds subject to the discount was accounted for as compensation, and amortized over the vesting period within general and administrative expense and reflected as an addition to redeemable noncontrolling interest over the vesting period which ended in November 2022.

A portion of the purchase price of the controlling interest in 3 Arts Entertainment, up to $38.3 million, was recoupable for a five-year period commencing on the acquisition date of May 29, 2018, contingent upon the continued employment of certain employees, or the achievement of certain EBITDA targets, as defined in the 3 Arts Entertainment acquisition and related agreements. Accordingly, $38.3 million was initially recorded as a deferred compensation arrangement within other current and non-current assets and was amortized in general and administrative expenses over the five-year period ended May 29, 2023.

Acquisition of Additional Interest. On January 2, 2024, Lionsgate closed on the acquisition of an additional 25% of 3 Arts Entertainment representing approximately half of the noncontrolling interest for $194.1 million. In addition, Lionsgate purchased certain profit interests held by certain managers and entered into certain option rights agreements, which replaced the put and call rights discussed above by providing noncontrolling interest holders the right to sell to the Company and Lionsgate the right to purchase their remaining (24%) interest beginning in January 2027.

The purchase of the additional 25% interest in 3 Arts Entertainment for $194.1 million was recorded as a reduction of noncontrolling interest which had previously been adjusted to its redemption value, which equaled fair value. At the completion of the purchase, a portion of the noncontrolling interest continued to be considered compensatory, as it was subject to forfeiture provisions upon termination of employment under certain circumstances, and the remaining portion represented the noncontrolling interest holders’ fully vested equity interest. Under the new arrangement, the holders’ right to sell their interest to the Company, and the Company’s right to purchase the noncontrolling interest, are based on a formula-based amount (i.e., a fixed EBITDA multiple), subject to a minimum purchase price, rather than being based on fair value. Since the redemption features described above were based on a formula using a fixed multiple, the compensatory portion of the noncontrolling interest is now considered a liability award, and as a result, approximately $93.2 million was reclassified from mezzanine equity to a liability, and is reflected in “other liabilities - non-current” in the combined balance sheet at March 31, 2024. In addition, because the new arrangement represented a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million in the quarter ended March 31, 2024, representing the excess of the fair value of the modified award over amounts previously expensed. This incremental expense was reflected in “restructuring and other” in the combined statement of operations, and as a reduction of accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1) in equity, reflected in the “redeemable noncontrolling interests adjustments to redemption value” line item in the combined statements of equity (deficit).

As of March 31, 2024, the Company had a remaining redeemable noncontrolling interest balance related to 3 Arts Entertainment of $93.2 million, reflecting the fully vested equity portion of the noncontrolling interest, which remains classified as redeemable noncontrolling interest outside of equity on the Company’s combined balance sheets due to the purchase and sale rights beginning in 2027 which were determined to be embedded in the noncontrolling interest, and are outside the control of the Company. The redeemable noncontrolling interest will be adjusted to its redemption value through accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1) through the sale or purchase right date in January 2027. The liability component of the noncontrolling interest, amounting to $93.2 million at March 31, 2024, will be reflected at its estimated redemption value, with any changes in estimated redemption value recognized as a charge or benefit in general and administrative expense in the combined statement of operations over the vesting period (i.e., the period from January 2, 2024 to the sale or purchase right date in January 2027). Earned distributions continue to be accounted for as compensation since such amounts are allocated based on performance, and are being expensed within general and administrative expense as incurred.

Pilgrim Media Group:

In connection with the acquisition of a controlling interest in Pilgrim Media Group on November 12, 2015, the Company recorded a redeemable noncontrolling interest of $90.1 million, representing 37.5% of Pilgrim Media Group. Pursuant to an amendment dated April 2, 2021, the put and call rights associated with the Pilgrim Media Group noncontrolling interest were extended and modified, such that the noncontrolling interest holder had a right to put and the Company had a right to call a portion of the noncontrolling interest, equal to 25% of Pilgrim Media Group, at fair value, exercisable for thirty (30) days beginning November 12, 2022. On November 14, 2022, the noncontrolling interest holder exercised the right to put a portion of the noncontrolling interest, equal to 25% of Pilgrim Media Group. In February 2023, the Company paid $36.5 million as settlement of the exercised put option, and recorded a reduction to redeemable noncontrolling interest of $55.1 million representing the carrying value of the noncontrolling interest purchased, with the difference between the carrying value of the noncontrolling interest purchased and the cash paid for the settlement of the put recorded as an increase to accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1) of $18.6 million. The noncontrolling interest holder has a right to put and the Company has a right to call the remaining amount of noncontrolling interest at fair value, subject to a cap, exercisable for thirty (30) days beginning November 12, 2024, as amended. The put and call options have been determined to be embedded in the noncontrolling interest, and because the put rights are outside the control of the Company and require partial cash settlement, the noncontrolling interest holder’s interest is presented as redeemable noncontrolling interest outside of equity on the Company’s combined balance sheets.

Other:

The Company has other immaterial redeemable noncontrolling interests.

Other Noncontrolling Interests

The Company has other immaterial noncontrolling interests that are not redeemable.

12. Revenue

Revenue by Segment, Market or Product Line

The table below presents revenues by segment, market or product line for the fiscal years ended March 31, 2024, 2023 and 2022. The Motion Picture and Television Production segments include the revenues of eOne from the acquisition date of December 27, 2023 (see Note 2).

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Revenue by Type:
Motion Picture
Theatrical	$226.5	$120.7	$65.3
Home Entertainment
Digital Media	652.3	527.5	497.1
Packaged Media	84.0	70.5	115.0

Total Home Entertainment	736.3	598.0	612.1
Television	274.4	217.8	257.9
International	391.0	365.0	234.4
Other	28.1	22.2	15.6

Total Motion Picture revenues(1)	1,656.3	1,323.7	1,185.3

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Television Production
Television	788.5	1,144.3	1,094.5
International	228.8	277.7	256.5
Home Entertainment
Digital Media	240.6	241.7	85.1
Packaged Media	2.0	3.3	6.9

Total Home Entertainment	242.6	245.0	92.0
Other	70.2	93.1	88.0

Total Television Production revenues(2)	1,330.1	1,760.1	1,531.0

Total revenues	$2,986.4	$3,083.8	$2,716.3

(1)

Total Motion Picture revenues for the years ended March 31, 2024, 2023 and 2022, includes $128.2 million, $44.2 million, and $38.0 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Total Television Production revenues for the years ended March 31, 2024, 2023 and 2022, includes $417.7 million, $731.3 million, and $610.2 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Remaining Performance Obligations

Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog). Revenues expected to be recognized in the future related to performance obligations that are unsatisfied at March 31, 2024 are as follows:

	Year Ending March 31,
	2025	2026	2027	Thereafter	Total
	(Amounts in millions)
Remaining Performance Obligations	$1,180.1	$486.3	$48.5	$51.0	$1,765.9

The above table does not include estimates of variable consideration for transactions involving sales or usage-based royalties in exchange for licenses of intellectual property. The revenues included in the above table include all fixed fee contracts regardless of duration.

Revenues of $290.6 million, including variable and fixed fee arrangements, were recognized during the year ended March 31, 2024 from performance obligations satisfied prior to March 31, 2023. These revenues were primarily associated with the distribution of television and theatrical product in electronic sell-through and video-on-demand formats, and to a lesser extent, the distribution of theatrical product in the domestic and international markets related to films initially released in prior periods.

Accounts Receivable, Contract Assets and Deferred Revenue

The timing of revenue recognition, billings and cash collections affects the recognition of accounts receivable, contract assets and deferred revenue (see Note 1). See the combined balance sheets or Note 19 for accounts receivable, contract assets and deferred revenue balances at March 31, 2024 and 2023.

Accounts Receivable. Accounts receivable are presented net of a provision for doubtful accounts. The Company estimates provisions for accounts receivable based on historical experience for the respective risk categories and current and future expected economic conditions. To assess collectability, the Company analyzes market trends, economic conditions, the aging of receivables and customer specific risks, and records a provision for estimated credit losses expected over the lifetime of the receivables in direct operating expense.

The Company performs ongoing credit evaluations and monitors its credit exposure through active review of customers’ financial condition, aging of receivable balances, historical collection trends, and expectations about relevant future events that may significantly affect collectability. The Company generally does not require collateral for its trade accounts receivable.

Changes in the provision for doubtful accounts consisted of the following:

	March 31, 2023	(Benefit) provision for doubtful accounts	Other(1)	Uncollectible accounts written-off(2)	March 31, 2024
	(Amounts in millions)
Trade accounts receivable	$8.7	$(0.3)	$1.3	$(3.3)	$6.4

(1)	Represents the provision for doubtful accounts acquired in the acquisition of eOne (see Note 2).
(2)	Represents primarily accounts receivable previously reserved for bad debt from customers in Russia, related to Russia’s invasion of Ukraine.

Contract Assets. Contract assets relate to the Company’s conditional right to consideration for completed performance under the contract (e.g., unbilled receivables). Amounts relate primarily to contractual payment holdbacks in cases in which the Company is required to deliver additional episodes or seasons of television content in order to receive payment, complete certain administrative activities, such as guild filings, or allow the Company’s customers’ audit rights to expire. See Note 19 for further details of contract assets at March 31, 2024 and 2023.

Deferred Revenue. Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. At March 31, 2024, the current portion of deferred revenue includes $65.6 million from the acquisition of eOne (see Note 2). Revenues of $113.1 million were recognized during the year ended March 31, 2024, related to the balance of deferred revenue at March 31, 2023.

13. Share-Based Compensation

General. In September 2019, and as amended in 2021, Lionsgate shareholders approved the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “2019 Lionsgate Plan”) previously adopted by Lionsgate’s Board of Directors (the “Lionsgate Board”). Certain Company employees were granted stock options, restricted share units or share appreciation rights under the 2019 Lionsgate Plan.

The following disclosures of unit data are based on grants related directly to Company employees and Lionsgate corporate and shared employees, and exclude unit data related to employees of the Starz Business. The amounts presented are not necessarily indicative of future awards and do not necessarily reflect the results that the Company would have experienced as a standalone company for the periods presented.

Stock options are generally granted at exercise prices equal to or exceeding the market price of shares of existing Lionsgate common stock at the date of grant. Substantially all stock options vest ratably over one to five from the grant date based on continuous service and expire seven to ten years from the date of grant. Restricted stock and restricted share units generally vest ratably over one to three years based on continuous service. Lionsgate satisfies stock option exercises and vesting of restricted stock and restricted share units with newly issued shares.

The measurement of all share-based awards uses a fair value method and the recognition of the related share-based compensation expense in the combined financial statements is recorded over the requisite service period. Further, Lionsgate estimates forfeitures for share-based awards that are not expected to vest. As share-based compensation expense allocated to the Company and recognized in the Company’s combined financial statements is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures.

Share-Based Compensation Expense. The Company recognized the following share-based compensation expense during the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Compensation Expense:
Stock options	$1.7	$2.3	$9.6
Restricted share units and other share-based compensation	37.7	39.3	38.6
Share appreciation rights	0.4	0.9	2.4

Total Studio employee share-based compensation expense	39.8	42.5	50.6
Corporate allocation of share-based compensation	15.0	26.7	19.6

	54.8	69.2	70.2
Impact of accelerated vesting on equity awards(1)	7.7	4.2	—

Total share-based compensation expense	62.5	73.4	70.2

Tax impact(2)	(15.1)	(17.8)	(16.7)

Reduction in net income	$47.4	$55.6	$53.5

(1)	Represents the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.
(2)	Represents the income tax benefit recognized in the statements of operations for share-based compensation arrangements prior to the effects of changes in the valuation allowance.

Share-based compensation expense, by expense category, consisted of the following:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Share-Based Compensation Expense:
General and administration	$54.8	$69.2	$70.2
Restructuring and other	7.7	4.2	—

	$62.5	$73.4	$70.2

Stock Options

The following table sets forth the stock option, and share appreciation rights (“SARs”) activity on grants related directly to the Company employees and Lionsgate corporate and shared service employees during the year ended March 31, 2024:

	Stock Options and SARs
	Existing Class A Common Stock					Existing Class B Common Stock
	Number of Shares		Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value(2)	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value(2)
	(Amounts in millions, except for weighted-average exercise price and years)
Outstanding at March 31, 2023	4.3		$26.35			19.0	$15.50
Granted	—		$—			0.3	$8.88
Exercised	—	(1)	$7.70			(0.1)	$7.11
Forfeited or expired	(1.9)		$30.81			(2.1)	$27.72

Outstanding at March 31, 2024	2.4		$22.96	2.51	$0.1	17.1	$13.92	5.12	$5.9

Vested or expected to vest at March 31, 2024	2.4		$22.96	2.51	$0.1	17.0	$13.94	5.11	$5.9

Exercisable at March 31, 2024	2.4		$22.96	2.51	$0.1	16.4	$14.16	4.96	$5.6

(1)	Represents less than 0.1 million shares.
(2)	The intrinsic value is calculated for each in the money stock option and SAR as the difference between the closing price of Lionsgate’s common stock on March 31, 2024 and the exercise price.

The fair value of each option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The following table presents the weighted average grant-date fair value of options granted in the years ended March 31, 2024, 2023 and 2022, and the weighted average applicable assumptions used in the Black-Scholes option-pricing model for stock options and share-appreciation rights granted during the years then ended:

	Year Ended March 31,
	2024	2023	2022
Weighted average fair value of grants	$4.63	$4.56	$6.16
Weighted average assumptions:
Risk-free interest rate(1)	4.3% - 4.5%	2.8% - 3.7%	1.1% - 2.45%
Expected option lives (in years)(2)	3.3 - 7 years	3.5 - 7 years	3.3 - 7 years
Expected volatility for options(3)	46% - 47%	44%	42% - 44%
Expected dividend yield(4)	0%	0%	0%

(1)	The risk-free rate assumed in valuing the options is based on the U.S. Treasury Yield curve in effect applied against the expected term of the option at the time of the grant.
(2)	The expected term of options granted represents the period of time that options granted are expected to be outstanding.

(3)	Expected volatilities are based on implied volatilities from traded options on Lionsgate’s shares, historical volatility of Lionsgate’s shares and other factors.
(4)	The expected dividend yield is estimated by dividing the expected annual dividend by the market price of Lionsgate’s shares at the date of grant.

The total intrinsic value (based on Lionsgate’s share price) of options exercised during the year ended March 31, 2024 was $0.2 million (2023— $1.1 million, 2022— $2.1 million ).

During the year ended March 31, 2024, less than 0.1 million shares (2023 and 2022— less than 0.1 million shares) were cancelled to fund withholding tax obligations upon exercise of options.

Restricted Share Units

The following table sets forth the restricted share unit and restricted stock activity on grants related directly to Company employees and Lionsgate corporate and shared service employees during the year ended March 31, 2024:

	Restricted Share Units and Restricted Stock
	Existing Class A Common Stock		Weighted- Average Grant- Date Fair Value	Existing Class B Common Stock	Weighted- Average Grant- Date Fair Value
	(Amounts in millions, except for weighted-average grant date fair value)
Outstanding at March 31, 2023	—	(1)	$10.95	10.8	$9.90
Granted	0.1		$8.87	6.3	$8.22
Vested	—	(1)	$10.89	(7.0)	$9.37
Forfeited	—		$—	(0.3)	$8.64

Outstanding at March 31, 2024	0.1		$9.27	9.8	$8.93

(1)	Represents less than 0.1 million shares.

The fair values of restricted share units and restricted stock are determined based on the market value of the shares on the date of grant. The total fair value of restricted share units and restricted stock vested during the year ended March 31, 2024 was $67.5 million (2023 - $40.0 million, 2022 - $51.0 million).

The following table summarizes the total remaining unrecognized compensation cost as of March 31, 2024 related to non-vested stock options and restricted stock and restricted share units and the weighted average remaining years over which the cost will be recognized:

	Total Unrecognized Compensation Cost	Weighted Average Remaining Years
	(Amounts in millions)
Stock Options	$2.3	1.5
Restricted Share Units and Restricted Stock	40.5	1.6

Total (1)	$42.8

(1)	Represents remaining unrecognized compensation cost related to the Company’s employees and an allocation of compensation costs for Lionsgate corporate and shared service employees.

Under Lionsgate’s stock option and long term incentive plans, Lionsgate withholds shares to satisfy minimum statutory federal, state and local tax withholding obligations arising from the vesting of restricted share units and restricted stock. During the year ended March 31, 2024, 3.0 million shares (2023 — 1.5 million shares, 2022—1.8 million shares) were withheld upon the vesting of restricted share units and restricted stock.

Lionsgate, and hence the Company, becomes entitled to an income tax deduction in an amount equal to the taxable income reported by the holders of the stock options and restricted share units when vesting or exercise occurs, the restrictions are released and the shares are issued. Restricted share units are forfeited if the employees are terminated prior to vesting.

The Company recognized excess tax deficiencies of $7.4 million associated with its equity awards in its tax provision for the year ended March 31, 2024 (2023— benefits of $8.7 million, 2022 — deficiencies of $12.7 million).

Other Share-Based Compensation

Pursuant to the terms of certain employment agreements, during the year ended March 31, 2024, Lionsgate granted the equivalent of $2.3 million (2023 - $2.3 million, 2022 - $2.3 million) in shares to certain Company employees through the term of their employment contracts, which were recorded as compensation expense in the applicable period. Pursuant to this arrangement, for the year ended March 31, 2024, Lionsgate issued 0.2 million shares (2023 - 0.3 million shares, 2022-0.1 million shares), net of shares withheld to satisfy minimum tax withholding obligations.

14. Income Taxes

The components of pretax income (loss), net of intercompany eliminations, are as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
United States	$(143.8)	$(33.5)	$20.4
International	71.1	38.9	(9.2)

	$(72.7)	$5.4	$11.2

The Company’s current and deferred income tax provision are as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Current provision:
Federal	$20.4	$3.2	$5.7
States	5.6	(0.5)	3.2
International	12.6	10.0	7.2

Total current provision	38.6	$12.7	$16.1

Deferred provision:
Federal	(3.4)	0.4	0.9
States	0.3	(0.1)	0.3
International	(1.3)	1.3	—
Total deferred provision	(4.4)	1.6	1.2

Total provision for income taxes	$34.2	$14.3	$17.3

The Company’s income tax provision differs from the federal statutory rate multiplied by pre-tax income (loss) due to the mix of the Company’s pre-tax income (loss) generated across the various jurisdictions in which it operates, changes in the valuation allowance against deferred tax assets, and certain minimum taxes and foreign withholding taxes.

The differences between income taxes expected at U.S. statutory income tax rates and the income tax provision are as set forth below:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Income taxes computed at Federal statutory rate	$(15.3)	$1.1	$2.4
Foreign operations subject to different income tax rates	6.8	5.0	7.1
State income tax	5.9	(0.6)	3.5
Remeasurements of originating deferred tax assets and liabilities	4.7	(4.7)	(9.2)
Permanent differences	0.1	2.1	—
Nondeductible share-based compensation	1.2	1.8	(2.7)
Nondeductible officers compensation	7.7	9.8	5.1
Non-controlling interest in partnerships	18.6	1.8	3.7
Foreign derived intangible income	(2.4)	(1.4)	—
Other	2.7	1.7	1.5
Changes in valuation allowance	4.2	(2.3)	5.9

Total provision for income taxes	$34.2	$14.3	$17.3

The income tax effects of temporary differences between the book value and tax basis of assets and liabilities are as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Deferred tax assets:
Net operating losses	$241.9	$94.1
Foreign tax credits	—	7.2
Intangible assets	9.5	—
Accrued compensation	42.9	50.7
Operating leases- liabilities	83.5	24.4
Other assets	50.7	14.5
Reserves	21.1	8.0
Interest	68.0	21.8

Total deferred tax assets	517.6	220.7
Valuation allowance	(341.6)	(152.2)

Deferred tax assets, net of valuation allowance	176.0	68.5
Deferred tax liabilities:
Intangible assets	—	(8.0)
Investment in film and television programs	(56.9)	(3.6)
Unrealized gains on derivative contracts	(32.9)	(33.5)
Operating leases - assets	(78.2)	(21.9)
Other	(21.7)	(19.6)

Total deferred tax liabilities	(189.7)	(86.6)

Net deferred tax liabilities	$(13.7)	$(18.1)

The Company has recorded valuation allowances for certain deferred tax assets, which are primarily related to U.S. and foreign net operating loss carryforwards and U.S. foreign tax credit carryforwards as sufficient uncertainty exists regarding the future realization of these assets.

As computed on a separate return basis, with the combined historical results of the Studio Business presented on a managed basis as discussed in Note 1, at March 31, 2024, the Company had state net operating loss carryforwards of approximately of approximately $251.6 million, which would expire in varying amounts beginning in 2025, Canada net operating loss carryforwards of approximately $359.6 million which expire in varying amounts beginning in 2036, Spain net operating loss carryforwards of approximately $96.1 million which expire in varying amounts beginning in 2036, and U.K. net operating loss carryforwards of approximately $95.1 million with no expiration. However, under the managed basis of presentation of the Studio Business, the combined historical results exclude certain deductions and other items and therefore, for purposes of these combined financial statements, these items are not reflected in the calculations of net operating loss carryforwards of the Studio Business.

The following table summarizes the changes to the gross unrecognized tax benefits, exclusive of interest and penalties, for the years ended March 31, 2024, 2023 and 2022:

Amounts in millions
Gross unrecognized tax benefits at March 31, 2021	$0.6
Increases related to current year tax position	—
Increases related to prior year tax positions	0.4
Decreases related to prior year tax positions	—
Settlements	—
Lapse in statute of limitations	—

Gross unrecognized tax benefits at March 31, 2022	1.0
Increases related to current year tax position	—
Increases related to prior year tax positions	—
Decreases related to prior year tax positions	—
Settlements	—
Lapse in statute of limitations	(0.7)

Gross unrecognized tax benefits at March 31, 2023	0.3
Increases related to current year tax position	—
Increases related to prior year tax positions	5.3
Decreases related to prior year tax positions	—
Settlements	—
Lapse in statute of limitations	(0.3)

Gross unrecognized tax benefits at March 31, 2024	$5.3

The Company records interest and penalties on unrecognized tax benefits as part of its income tax provision. For the years ended March 31, 2024, 2023 and 2022, the Company recognized insignificant amounts of net interest and penalties related to uncertain tax positions. The total amount of unrecognized tax benefits as of March 31, 2024 that, if recognized, would benefit the Company’s tax provision are $0.4 million. The Company estimates the liability for unrecognized tax benefits may decrease by approximately $1.5 million in the next twelve months.

The Company is subject to taxation in the U.S. and various state, local, and foreign jurisdictions. To the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating loss carryforwards were generated and carried forward and make adjustments up to the amount of the net operating loss carryforwards. Currently, audits are occurring in various U.S. federal, state and local tax jurisdictions for tax years ended in 2018 through 2020. Lionsgate is currently under examination by the Canadian tax authority for the years ended March 31, 2018 through March 31, 2019.

15. Restructuring and Other

Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable. During the years ended March 31, 2024, 2023 and 2022, the Company also incurred certain other unusual charges or benefits, which are included in direct operating expense and distribution and marketing expense in the combined statements of operations and are described below. The following table sets forth restructuring and other and these other unusual charges or benefits and the statement of operations line items they are included in for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Restructuring and other:
Content and other impairments(1)	$12.8	$5.9	$—
Severance(2)
Cash	27.5	10.8	2.8
Accelerated vesting on equity awards (see Note 13)	7.7	4.2	—

Total severance costs	35.2	15.0	2.8
COVID-19 related charges included in restructuring and other	—	0.1	1.0
Transaction and other costs(3)	84.9	6.2	2.5

Total Restructuring and Other	132.9	27.2	6.3

Other unusual charges not included in restructuring and other or the Company’s operating segments:
Content charges included in direct operating expense(4)	1.5	8.1	—
COVID-19 related charges (benefit) included in direct operating expense(5)	(0.9)	(8.9)	(5.2)
Charges related to Russia’s invasion of Ukraine included in direct operating expense(6)	—	—	5.9

Total restructuring and other and other unusual charges not included in restructuring and other	$133.5	$26.4	$7.0

(1)

Amounts in the fiscal year ended March 31, 2024 include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne. Amounts in the fiscal year ended March 31, 2023 include an impairment of an operating lease right-of-use asset related to the Studio Business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.

(2)

Severance costs in the fiscal years ended March 31, 2024, 2023 and 2022 were primarily related to restructuring activities and other cost-saving initiatives. In fiscal 2024, amounts were due to restructuring activities including integration of the acquisition of eOne and our Motion Picture and Television Production segment.

(3)

Amounts in the fiscal years ended March 31, 2024, 2023 and 2022 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In fiscal 2024, these amounts include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. See Note 11 for further information. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity. The remaining amounts in fiscal 2024 primarily represent acquisition and integration costs related to the acquisition of eOne, and costs associated with the separation of the Starz Business from the Studio Business.
(4)

Amounts represent certain unusual content charges. In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across the Company’s theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the combined statement of operations.

(5)

Amounts reflected in direct operating expense include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries of $1.0 million, $8.4 million and $15.6 million in fiscal 2024, 2023 and 2022, respectively. In fiscal years ended March 31, 2024, 2023 and 2022, insurance recoveries exceeded the incremental costs expensed in the year, resulting in a net benefit included in direct operating expense. The Company is in the process of seeking additional insurance recovery for some of these costs. The ultimate amount of insurance recovery cannot be estimated at this time.

(6)

Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the combined statements of operations.

Changes in the restructuring and other severance liability were as follows for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Severance liability
Beginning balance	$3.7	$0.8	$3.9
Accruals	27.5	10.8	2.8
Severance payments	(11.9)	(7.9)	(5.9)

Ending balance(1)	$19.3	$3.7	$0.8

(1)	As of March 31, 2024, the remaining severance liability of approximately $19.3 million is expected to be paid in the next 12 months.

16. Segment Information

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s chief operating decision maker.

The Company has two reportable business segments: (1) Motion Picture and (2) Television Production.

Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.

Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to the Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.

Segment information is presented in the table below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023 (see Note 2).

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Segment revenues
Motion Picture	$1,656.3	$1,323.7	$1,185.3
Television Production	1,330.1	1,760.1	1,531.0

Total revenue	$2,986.4	$3,083.8	$2,716.3

Gross contribution
Motion Picture	$433.3	$386.3	$356.0
Television Production	204.7	185.3	124.1

Total gross contribution	638.0	571.6	480.1
Segment general and administration
Motion Picture	113.9	109.8	93.1
Television Production	57.9	51.9	40.2

Total segment general and administration	171.8	161.7	133.3
Segment profit
Motion Picture	319.4	276.5	262.9
Television Production	146.8	133.4	83.9

Total segment profit	$466.2	$409.9	$346.8

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate and allocated general and administrative expense, restructuring and other costs, share-based compensation, certain charges related to the COVID-19 global pandemic, charges related to Russia’s invasion of Ukraine, and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management and enables them to understand the fundamental performance of the Company’s businesses.

The reconciliation of total segment profit to the Company’s income (loss) before income taxes is as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Company’s total segment profit	$466.2	$409.9	$346.8
Corporate general and administrative expenses(1)	(110.6)	(100.9)	(80.0)
Adjusted depreciation and amortization(2)	(10.5)	(12.2)	(12.4)
Restructuring and other	(132.9)	(27.2)	(6.3)
COVID-19 related benefit (charges) included in direct operating expense and distribution and marketing expense(3)	0.9	8.9	5.2
Content charges(4)	(1.5)	(8.1)	—
Charges related to Russia’s invasion of Ukraine(5)	—	—	(5.9)
Adjusted share-based compensation expense(6)	(54.8)	(69.2)	(70.2)
Purchase accounting and related adjustments(7)	(17.1)	(61.6)	(65.3)

Operating income	139.7	139.6	111.9
Interest expense	(222.5)	(162.6)	(115.0)
Interest and other income	19.2	6.4	28.0
Other expense	(20.0)	(21.2)	(8.6)
Loss on extinguishment of debt	(1.3)	(1.3)	(3.4)
Gain on investments, net	3.5	44.0	1.3
Equity interests income (loss)	8.7	0.5	(3.0)

Income (loss) before income taxes	$(72.7)	$5.4	$11.2

(1)

Corporate general and administrative expenses reflect the allocations of certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services (see Note 1 and Note 20). Amount excludes allocation of share-based compensation expense discussed below. The costs included in corporate general and administrative expenses represent certain corporate executive expense (such as salaries and wages for the office of the Chief Executive Officer, Chief Financial Officer, General Counsel and other corporate officers), investor relations costs, costs of maintaining corporate facilities, and other unallocated common administrative support functions, including corporate accounting, finance and financial reporting, internal and external audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense.

(2)

Adjusted depreciation and amortization represents depreciation and amortization as presented on the combined statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Depreciation and amortization	$15.6	$17.9	$18.1
Less: Amount included in purchase accounting and related adjustments	(5.1)	(5.7)	(5.7)

Adjusted depreciation and amortization	$10.5	$12.2	$12.4

(3)

Amounts represent the incremental costs, if any, included in direct operating expense and distribution and marketing expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. During the fiscal years ended March 31, 2024, 2023 and 2022, the Company has incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental costs expensed in the period (see Note 15). These benefits (charges) are excluded from segment operating results.
(4)	Content charges represent certain charges included in direct operating expense in the combined statements of operations, and excluded from segment operating results (see Note 15).
(5)

Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the combined statements of operations, and excluded from segment operating results.

(6)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Total share-based compensation expense(i)	$62.5	$73.4	$70.2
Less:
Amount included in restructuring and other(ii)	(7.7)	(4.2)	—

Adjusted share-based compensation	$54.8	$69.2	$70.2

(i)

Total share-based compensation expense in the years ended March 31, 2024, 2023 and 2022 includes $15.0 million, $26.7 million and $19.6 million, respectively, of corporate allocation of share-based compensation expense, representing the allocation of Lionsgate’s corporate employee share-based compensation expense.

(ii)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

(7)

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$—	$0.7	$0.4
General and administrative expense(i)	12.0	55.2	59.2
Depreciation and amortization	5.1	5.7	5.7

	$17.1	$61.6	$65.3

(i) These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the non-cash charges for the accretion of the noncontrolling interest discount related to Pilgrim Media Group (through June 2021) and 3 Arts Entertainment (through November 2022), and the amortization of the recoupable portion of the purchase price (through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the combined statements of operations due to the relationship to continued employment.

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Amortization of recoupable portion of the purchase price	$1.3	$7.7	$7.7
Noncontrolling interest discount amortization	—	13.2	22.7
Noncontrolling equity interest in distributable earnings	10.7	34.3	28.8

	$12.0	$55.2	$59.2

See Note 12 for revenues by media or product line as broken down by segment for the fiscal years ended March 31, 2024, 2023, and 2022.

The following table reconciles segment general and administration to the Company’s total combined general and administration expense:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
General and administration
Segment general and administrative expenses	$171.8	$161.7	$133.3
Corporate general and administrative expenses	110.6	100.9	80.0
Share-based compensation expense included in general and administrative expense(1)	54.8	69.2	70.2
Purchase accounting and related adjustments	12.0	55.2	59.2

	$349.2	$387.0	$342.7

(1)

Includes share-based compensation expense related to the allocation of Lionsgate corporate and shared employee share-based compensation expenses of $15.0 million in fiscal year 2024 (2023- $26.7 million, 2022 - $19.6 million).

The reconciliation of total segment assets to the Company’s total combined assets is as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Assets
Motion Picture	$1,851.4	$1,759.4
Television Production	2,347.8	1,949.1
Other unallocated assets(1)	903.8	704.2

	$5,103.0	$4,412.7

(1)	Other unallocated assets primarily consist of cash, other assets and investments.

The following table sets forth acquisition of investment in films and television programs, as broken down by segment for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Acquisition of investment in films and television programs
Motion Picture	$418.1	$484.5	$463.1
Television Production	702.4	1,083.9	1,287.0

	$1,120.5	$1,568.4	$1,750.1

The following table sets forth capital expenditures, as broken down by segment for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Capital expenditures
Motion Picture	$—	$—	$—
Television Production	0.3	0.3	0.4
Corporate(1)	9.6	6.2	5.7

	$9.9	$6.5	$6.1

(1)	Represents unallocated capital expenditures primarily related to the Company’s corporate headquarters.

Revenue by geographic location, based on the location of the customers, with no other foreign country individually comprising greater than 10% of total revenue, is as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Revenue
Canada	$70.4	$64.0	$56.7
United States	2,262.3	2,348.8	2,084.0
Other foreign	653.7	671.0	575.6

	$2,986.4	$3,083.8	$2,716.3

Long-lived assets by geographic location are as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Long-lived assets(1)
United States	$2,047.6	$1,736.5
Other foreign	263.0	190.8

	$2,310.6	$1,927.3

(1)	Long-lived assets represents total assets less the following: current assets, investments, long-term receivables, interest rate swaps, intangible assets, goodwill and deferred tax assets.

For the years ended March 31, 2024, 2023 and 2022, the Company had revenue from the Starz Business of $545.9 million, $775.5 million and $648.2 million, respectively, which represented greater than 10% of combined revenues, primarily related to the Company’s Television Production segment (see Note 20). For the year ended March 31, 2024, the Company had revenue from one individual external customer which represented greater than 10% of combined revenues, amounting to $411.1 million, related to the Company’s Motion Picture and Television Production segments. For the year ended March 31, 2023, the Company had revenue from one individual external customer which represented greater than 10% of combined revenues, amounting to $337.1 million, related to the Company’s Motion Picture and Television Production segments.

As of March 31, 2024, the Company had accounts receivable due from two customers which individually represented greater than 10% of combined accounts receivable. Accounts receivable due from these two customers amounted to 12.5% and 10.8% of total combined accounts receivable (current and non-current) at March 31, 2024, respectively, or gross accounts receivable of approximately $100.9 million and $86.8 million, respectively. As of March 31, 2023, the Company had accounts receivable due from one customer which individually represented greater than 10% of combined accounts receivable and amounted to 10.5% of total combined accounts receivable (current and non-current) at March 31, 2023, or gross accounts receivable of approximately $60.0 million. In addition, the Company had amounts due from the Starz Business of $33.4 million and $157.6 million at March 31, 2024 and 2023, respectively, which are separately presented in the “Due from Starz Business” line item of the combined balance sheets (see Note 20).

17. Commitments and Contingencies

Commitments

The following table sets forth the Company’s future annual repayment of contractual commitments as of March 31, 2024:

	Year Ending March 31,
	2025	2026	2027	2028	2029	Thereafter	Total
	(Amounts in millions)
Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film related obligations commitments(1)	$221.4	$45.6	$11.8	$4.5	$—	$—	$283.3
Interest payments(2)	126.3	39.5	9.9	3.1	—	—	178.8
Other contractual obligations	98.5	57.3	47.7	35.7	32.4	178.3	449.9

Total future commitments under contractual obligations(3)	$446.2	$142.4	$69.4	$43.3	$32.4	$178.3	$912.0

(1)	Film related obligations commitments are not reflected on the combined balance sheets as they did not then meet the criteria for recognition and include the following items:

(i)

Distribution and marketing commitments represent contractual commitments for future expenditures associated with distribution and marketing of films which the Company will distribute. The payment dates of these amounts are primarily based on the anticipated release date of the film.

(ii)	Minimum guarantee commitments represent contractual commitments related to the purchase of film rights for pictures to be delivered in the future.

(iii)

Production loan commitments represent amounts committed for future film production and development to be funded through production financing and recorded as a production loan liability when incurred. Future payments under these commitments are based on anticipated delivery or release dates of the related film or contractual due dates of the commitment. The amounts include estimated future interest payments associated with the commitment.

(2)

Includes cash interest payments on the Company’s Senior Credit Facilities and film related obligations, based on the applicable SOFR interest rates at March 31, 2024, net of payments and receipts from the Company’s interest rate swaps, and excluding the interest payments on the revolving credit facility as future amounts are not fixed or determinable due to fluctuating balances and interest rates.

(3)

Not included in the amounts above are $123.3 million of redeemable noncontrolling interest, as future amounts and timing are subject to a number of uncertainties such that the Company is unable to make sufficiently reliable estimations of future payments (see Note 11).

Multiemployer Benefit Plans. The Company contributes to various multiemployer pension plans under the terms of collective bargaining agreements that cover its union-represented employees. The Company makes periodic contributions to these plans in accordance with the terms of applicable collective bargaining agreements and laws but does not sponsor or administer these plans. The risks of participating in these multiemployer pension plans are different from single-employer pension plans such that (i) contributions made by the Company to the multiemployer pension plans may be used to provide benefits to employees of other participating employers; (ii) if the Company chooses to stop participating in certain of these multiemployer pension plans, it may be required to pay those plans an amount based on the underfunded status of the plan, which is referred to as a withdrawal liability; and (iii) actions taken by a participating employer that lead to a deterioration of the financial health of a multiemployer pension plan may result in the unfunded obligations of the multiemployer pension plan to be borne by its remaining participating employers.

The Company does not participate in any multiemployer benefit plans that are considered to be individually significant to the Company, and as of March 31, 2024, all except two of the largest plans in which the Company participates were funded at a level of 80% or greater. The other two plans, the Motion Picture Industry Pension Plan and the Screen Actors Guild - Producers Pension Plan were funded at 71.20% and 79.06%, respectively, for the 2023 plan year, but neither of these plans were considered to be in endangered, critical, or critical and declining status in the 2023 plan year. Total contributions made by the Company to multiemployer pension and other benefit plans for the years ended March 31, 2024, 2023 and 2022 were $58.0 million, $87.0 million and $90.4 million, respectively.

Contingencies

From time to time, the Company is involved in certain claims and legal proceedings arising in the normal course of business.

The Company establishes an accrued liability for claims and legal proceedings when the Company determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters.

As of March 31, 2024, the Company is not a party to any material pending claims or legal proceeding and is not aware of any other claims that it believes could, individually or in the aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Insurance Litigation

During the fiscal year ended March 31, 2022, the Company settled with all of the insurers in its previous lawsuits related to insurance reimbursements associated with the previous Starz shareholder litigation settlement, which resulted in a net settlement amount received by the Company of $22.7 million in the fiscal year ended March 31, 2022, which is included in the “interest and other income” line item on the combined statement of operations.

18. Financial Instruments

(a) Credit Risk

Concentration of credit risk with the Company’s customers is limited due to the Company’s customer base and the diversity of its sales throughout the world. The Company performs ongoing credit evaluations and maintains a provision for potential credit losses. The Company generally does not require collateral for its trade accounts receivable.

(b) Derivative Instruments and Hedging Activities

Forward Foreign Exchange Contracts

The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses and tax credit receivables denominated in various foreign currencies (i.e., cash flow hedges). The Company also enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions. Changes in the fair value of the foreign exchange contracts that are designated as hedges are reflected in accumulated other comprehensive income (loss), and changes in the fair value of foreign exchange contracts that are not designated as hedges and do not qualify for hedge accounting are recorded in direct operating expense. Gains and losses realized upon settlement of the foreign exchange contracts that are designated as hedges are amortized to direct operating expense on the same basis as the production expenses being hedged.

As of March 31, 2024, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 25 months from March 31, 2024):

March 31, 2024
Foreign Currency	Foreign Currency Amount		US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
	(Amounts in millions)		(Amounts in millions)
British Pound Sterling	0.5 GBP	in exchange for	$0.6	0.79 GBP
Czech Koruna	180.0 CZK	in exchange for	$7.7	23.29 CZK
Euro	0.6 EUR	in exchange for	$0.5	0.91 EUR
Canadian Dollar	21.4 CAD	in exchange for	$15.9	1.34 CAD
Mexican Peso	56.7 MXN	in exchange for	$3.0	18.95 PLN
Hungarian Forint	1,450.0 HUF	in exchange for	$4.0	360.17 HUF
New Zealand Dollar	73.9 NZD	in exchange for	$45.3	1.64 NZD

Interest Rate Swaps

The Company is exposed to the impact of interest rate changes, primarily through its borrowing activities. The Company’s objective is to mitigate the impact of interest rate changes on earnings and cash flows. The Company primarily uses pay-fixed interest rate swaps to facilitate its interest rate risk management activities, which the Company generally designates as cash flow hedges of interest payments on floating-rate borrowings. Pay-fixed swaps effectively convert floating-rate borrowings to fixed-rate borrowings. The unrealized gains or losses from these designated cash flow hedges are deferred in accumulated other comprehensive income (loss) and recognized in interest expense as the interest payments occur. Changes in the fair value of interest rate swaps that are not designated as hedges are recorded in interest expense (see further explanation below).

Cash settlements related to interest rate contracts are generally classified as operating activities on the combined statements of cash flows. However, due to a financing component (debt host) on a portion of the Company’s previously outstanding interest rate swaps, the cash flows related to these contracts were classified as financing activities through the date of termination.

Designated Cash Flow Hedges. As of March 31, 2024 and March 31, 2023, the Company had the following pay-fixed interest rate swaps, which have been designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 7 and Note 8).

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
May 23, 2018	$300.0	2.915%	March 24, 2025
May 23, 2018	$700.0	2.915%	March 24, 2025	(1)
June 25, 2018	$200.0	2.723%	March 23, 2025	(1)
July 31, 2018	$300.0	2.885%	March 23, 2025	(1)
December 24, 2018	$50.0	2.744%	March 23, 2025	(1)
December 24, 2018	$100.0	2.808%	March 23, 2025	(1)
December 24, 2018	$50.0	2.728%	March 23, 2025	(1)

Total	$1,700.0

(1)	Represents the re-designated swaps as described in the May 2022 Transactions section below that were previously not designated cash flow hedges at March 31, 2022

May 2022 Transactions: In May 2022, the Company terminated certain of its previous interest rate swap contracts (the “Terminated Swaps”). As a result of the terminations, the Company received approximately $56.4 million. Simultaneously with the termination of the Terminated Swaps, the Company re-designated all other swaps previously not designated as cash flow hedges of variable rate debt.

The receipt of approximately $56.4 million as a result of the termination was recorded as a reduction of the asset values of the derivatives amounting to $188.7 million and a reduction of the financing component (debt host) of the Terminated Swaps amounting to $131.3 million. At the time of the termination of the Terminated Swaps, there was approximately $180.4 million of unrealized gains recorded in accumulated other comprehensive income (loss) related to these Terminated Swaps. This amount will be amortized as a reduction of interest expense through the remaining term of the swaps unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the gain will be recorded as a reduction to interest expense at that time. In addition, the liability amount of $6.8 million for the Re-designated Swaps at the re-designation date will be amortized as a reduction of interest expense throughout the remaining term of the Re-designated Swaps, unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the loss will be recorded to interest expense at that time.

The receipt of approximately $56.4 million was classified in the combined statement of cash flows as cash provided by operating activities of $188.7 million reflecting the amount received for the derivative portion of the termination of swaps, and a use of cash in financing activities of $134.5 million reflecting the pay down of the financing component of the Terminated Swaps (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million).

Financial Statement Effect of Derivatives

Combined statement of operations and comprehensive income (loss): The following table presents the pre-tax effect of the Company’s derivatives on the accompanying combined statements of operations and comprehensive income (loss) for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts
Gain (loss) recognized in accumulated other comprehensive income (loss)	$(5.8)	$1.7	$1.7
Loss reclassified from accumulated other comprehensive income (loss) into direct operating expense	(0.3)	(0.3)	(0.2)
Interest rate swaps
Gain recognized in accumulated other comprehensive income (loss)	$36.3	$81.1	$66.5
Gain (loss) reclassified from accumulated other comprehensive income (loss) into interest expense	41.8	1.4	(15.0)

Derivatives not designated as cash flow hedges:
Interest rate swaps
Loss reclassified from accumulated other comprehensive income (loss) into interest expense	$(7.2)	$(11.8)	$(33.8)
Total direct operating expense on combined statements of operations	$1,886.7	$2,207.9	$1,922.1
Total interest expense on combined statements of operations	$222.5	$162.6	$115.0

Combined balance sheets: The Company classifies its forward foreign exchange contracts and interest rate swap agreements within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (see Note 10). Pursuant to the Company’s accounting policy to offset the fair value amounts recognized for derivative instruments, the Company presents the asset or liability position of the swaps that are with the same counterparty under a master netting arrangement net as either an asset or liability in its combined balance sheets. As of March 31, 2024 and 2023, there were no swaps outstanding that were subject to a master netting arrangement.

As of March 31, 2024 and 2023, the Company had the following amounts recorded in the accompanying combined balance sheets related to the Company’s use of derivatives:

	March 31, 2024
	Other Current Assets	Other Non- Current Assets	Other Accrued Liabilities
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$—	$—	$2.8
Interest rate swaps	35.6	—	—

Fair value of derivatives	$35.6	$—	$2.8

	March 31, 2023
	Other Current Assets	Other Non- Current Assets	Other Accrued Liabilities
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$2.9	$—	$0.1
Interest rate swaps	—	41.1	—

Fair value of derivatives	$2.9	$41.1	$0.1

As of March 31, 2024, based on the current release schedule, the Company estimates approximately $1.5 million of losses associated with forward foreign exchange contract cash flow hedges in accumulated other comprehensive income (loss) will be reclassified into earnings during the one-year period ending March 31, 2025.

As of March 31, 2024, the Company estimates approximately $30.4 million of gains recorded in accumulated other comprehensive income (loss) associated with interest rate swap agreement cash flow hedges will be reclassified into interest expense during the one-year period ending March 31, 2025.

19. Additional Financial Information

The following tables present supplemental information related to the combined financial statements.

Cash, Cash Equivalents and Restricted Cash

Cash equivalents consist of investments that are readily convertible into cash. Cash equivalents are carried at cost, which approximates fair value. The Company classifies its cash equivalents within Level 1 of the fair value hierarchy because the Company uses quoted market prices to measure the fair value of these investments (see Note 10). The Company monitors concentrations of credit risk with respect to cash and cash equivalents by placing such balances with higher quality financial institutions or investing such amounts in liquid, short-term, highly-rated instruments or investment funds holding similar instruments. As of March 31, 2024, the Company’s cash and cash equivalents were held in bank depository accounts.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the combined balance sheets to the total amounts reported in the combined statements of cash flows at March 31, 2024 and 2023. At March 31, 2024 and 2023, restricted cash represents primarily amounts related to required cash reserves for interest payments associated with the Production Tax Credit Facility, IP Credit Facility and Backlog Facility.

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Cash and cash equivalents	$277.0	$210.9
Restricted cash included in other current assets	43.7	27.5
Restricted cash included in other non-current assets	13.7	13.0

Total cash, cash equivalents and restricted cash	$334.4	$251.4

Accounts Receivable Monetization

Under the Company’s accounts receivable monetization programs, the Company has entered into (1) individual agreements to monetize certain of its trade accounts receivable directly with third-party purchasers and (2) a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions, as further described below. Under these programs, the Company transfers receivables to purchasers in exchange for cash proceeds, and the Company continues to service the receivables for the purchasers. The Company accounts for the transfers of these receivables as a sale, removes (derecognizes) the carrying amount of the receivables from its balance sheets and classifies the proceeds received as cash flows from operating activities in the statements of cash flows. The Company records a loss on the sale of these receivables reflecting the net proceeds received (net of any obligations incurred), less the carrying amount of the receivables transferred. The loss is reflected in the “other expense” line item on the combined statements of operations. The Company receives fees for servicing the accounts receivable for the purchasers, which represent the fair value of the services and were immaterial for the years ended March 31, 2024, 2023 and 2022.

Individual Monetization Agreements. The Company enters into individual agreements to monetize trade accounts receivable. The third-party purchasers have no recourse to other assets of the Company in the event of non-payment by the customers. The following table sets forth a summary of the receivables transferred under individual agreements or purchases during the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Carrying value of receivables transferred and derecognized	$512.3	$400.5	$285.0
Net cash proceeds received	491.9	383.0	278.3
Loss recorded related to transfers of receivables	20.4	17.5	6.7

At March 31, 2024, the outstanding amount of receivables derecognized from the Company’s combined balance sheets, but which the Company continues to service, related to the Company’s individual agreements to monetize trade accounts receivable was $449.2 million (March 31, 2023 - $350.9 million ).

Pooled Monetization Agreement. In December 2019, the Company entered into a revolving agreement, as amended in July 2023, to transfer up to $100.0 million of certain receivables to various financial institutions on a recurring basis in exchange for cash equal to the gross receivables transferred, which matured on October 1, 2023. As customers paid their balances, the Company would transfer additional receivables into the program. The transferred receivables were fully guaranteed by a bankruptcy-remote wholly-owned subsidiary of the Company. The third-party purchasers had no recourse to other assets of the Company in the event of non-payment by the customers.

The following table sets forth a summary of the receivables transferred under the pooled monetization agreement during the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Gross cash proceeds received for receivables transferred and derecognized	$22.2	$167.0	$155.5
Less amounts from collections reinvested under revolving agreement	(9.1)	(94.3)	(102.7)

Proceeds from new transfers	13.1	72.7	52.8
Collections not reinvested and remitted or to be remitted	(13.4)	(66.6)	(46.8)

Net cash proceeds received (paid or to be paid)(1)	$(0.3)	$6.1	$6.0

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Carrying value of receivables transferred and derecognized (2)	$22.1	$164.8	$154.5
Obligations recorded	$2.1	$5.9	$2.9
Loss recorded related to transfers of receivables	$2.0	$3.7	$1.9

(1)

During the year ended March 31, 2024, the Company voluntarily repurchased $46.0 million of receivables previously transferred. In addition, during the years ended March 31, 2023 and 2022, the Company repurchased $27.4 million and $25.5 million, respectively, of receivables previously transferred, as separately agreed upon with the third-party purchasers, in order to monetize such receivables under the individual monetization program discussed above without being subject to the collateral requirements under the pooled monetization program.

(2)	Receivables net of unamortized discounts on long-term, non-interest bearing receivables.

At March 31, 2024, there were no outstanding receivables derecognized from the Company’s combined balance sheet, for which the Company continues to service, related to the pooled monetization agreement (March 31, 2023 - $52.3 million).

Other Assets

The composition of the Company’s other assets is as follows as of March 31, 2024 and March 31, 2023:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Other current assets
Prepaid expenses and other(1)	$34.8	$36.0
Restricted cash	43.7	27.5
Contract assets(2)	59.9	63.5
Interest rate swap assets	35.6	—
Tax credits receivable	199.1	129.5

	$373.1	$256.5

Other non-current assets
Prepaid expenses and other	$18.3	$7.4
Restricted cash	13.7	13.0
Accounts receivable(3)	111.7	37.8
Contract assets(3)	3.2	5.1
Tax credits receivable	361.7	341.8
Operating lease right-of-use assets	344.3	116.8
Interest rate swap assets	—	41.1

	$852.9	$563.0

(1)

Includes home entertainment product inventory which consists of Packaged Media and is stated at the lower of cost or market value (first-in, first-out method). Costs of Packaged Media sales, including shipping and handling costs, are included in distribution and marketing expenses.

(2)	At March 31, 2024, the current portion of contract assets includes $14.9 million from the acquisition of eOne (see Note 2).
(3)

Unamortized discounts on long-term, non-interest bearing receivables were $6.2 million and $3.5 million at March 31, 2024 and 2023, respectively, and unamortized discounts on contract assets were $0.3 million and $0.5 million at March 31, 2024 and 2023, respectively.

Content Related Payables

Content related payables include minimum guarantees and accrued licensed program rights obligations, which represent amounts payable for film or television rights that the Company has acquired or licensed.

Other Accrued Liabilities

Other accrued liabilities include employee related liabilities (such as accrued bonuses and salaries and wages) of $116.2 million and $102.8 million at March 31, 2024 and 2023, respectively.

Accumulated Other Comprehensive Income (Loss)

The following table summarizes the changes in the components of accumulated other comprehensive income (loss), net of tax. During the years ended March 31, 2024, 2023 and 2022, there was no income tax expense or benefit reflected in other comprehensive income (loss) due to the income tax impact being offset by changes in the Company’s deferred tax valuation allowance.

	Foreign currency translation adjustments	Net unrealized gain (loss) on cash flow hedges	Total
	(Amounts in millions)
March 31, 2021	$(34.3)	(68.1)	$(102.4)
Other comprehensive loss	(4.6)	68.2	63.6
Reclassifications to net loss(1)	—	49.0	49.0

March 31, 2022	(38.9)	49.1	10.2
Other comprehensive income	(2.2)	82.8	80.6
Reclassifications to net loss(1)	—	10.7	10.7

March 31, 2023	(41.1)	142.6	101.5
Other comprehensive income (loss)	(1.0)	30.5	29.5
Reclassifications to net loss(1)	—	(34.3)	(34.3)

March 31, 2024	$(42.1)	$138.8	$96.7

(1)

Represents a loss of $0.3 million included in direct operating expense and a gain of $34.6 million included in interest expense on the combined statement of operations in the year ended March 31, 2024 (2023- loss of $0.3 million included in direct operating expense and loss of $10.4 million included in interest expense; 2022- loss of $0.2 million included in direct operating expense and loss of $48.8 million included in interest expense) (see Note 18).

Supplemental Cash Flow Information

Interest paid during the fiscal year ended March 31, 2024 amounted to $196.9 million (2023 — $137.7 million; 2022— $85.0 million).

Income taxes paid during the fiscal year ended March 31, 2024 amounted to net tax paid of $22.8 million (2023— net tax paid of $14.3 million; 2022— net tax paid of $13.9 million).

Significant non-cash transactions during the fiscal years ended March 31, 2024, 2023, and 2022 include certain interest rate swap agreements, which are discussed in Note 18, “Financial Instruments”.

The supplemental schedule of non-cash investing activities is presented below. There were no significant non-cash financing activities for the fiscal years ended March 31, 2024, 2023 and 2022.

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Non-cash investing activities:
Accrued equity method investment	$—	$—	$19.0

Supplemental cash flow information related to leases was as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$45.1	$40.3	$44.9

Right-of-use assets obtained in exchange for new lease obligations:
Operating leases	$172.1	$11.3	$51.1
Increase in right-of-use assets and lease liability due to a reassessment event:
Operating leases - increase in right-of-use assets	$103.6	$17.4	$30.9
Operating leases - increase in lease liability	$103.6	$17.4	$30.9

20. Related Party Transactions

Transactions with Lionsgate

As described in Note 1, Lionsgate utilizes a centralized approach to cash management. Cash generated by the Company or borrowed under certain debt obligations is managed by Lionsgate’s centralized treasury function and is routinely transferred to the Company or to the Starz Business to fund operating activities of the Studio Business and the Starz Business when needed.

Because of this centralized approach to cash management, financial transactions for cash movement and the settlement of payables and receivables when due with Lionsgate are generally accounted for through accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1). Settlements of amounts payable and receivable when due are reflected as cash payments or receipts for the applicable operating transaction within operating activities in the combined statements of cash flows, with the net change in transactions that otherwise would have been presented as a change in parent net investment prior to the recast to accumulated deficit in connection with the reverse recapitalization described in Note 1, included within financing activities in the combined statements of cash flows.

In the normal course of business, the Company enters into transactions with Lionsgate and the Starz Business which include the following, which unless otherwise indicated are settled through accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1) at the time of the transaction:

Licensing of content to the Starz Business: The Company licenses motion pictures and television programming (including Starz original productions) to the Starz Business. The license fees generally are due upon delivery or due at a point in time following the first showing. License fee amounts due are settled with the Starz Business through accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1). License fees receivable, not yet due from the Starz Business, are reflected in due from the Starz Business on the combined balance sheets. The consideration to which the Company is entitled under the license agreements with the Starz Business is included in revenue from contracts with customers and presented separately in the combined statement of operations (see Note 12).

Corporate expense allocations: As previously described in Note 1, the accompanying combined financial statements include allocations of certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services. During the year ended March 31, 2024, corporate expense allocations, excluding amounts related to share-based compensation discussed below, amounted to $110.6 million (2023 - $100.9 million, 2022 - $80.0 million).

Operating expense reimbursement: As previously described in Note 1, the Company pays certain expenses on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs. The Starz Business also pays certain expenses on behalf of the Company such as legal expenses, software development costs and severance. These expenditures are reflected in the financial statements of the Studio Business and the Starz Business as applicable.

Share- based compensation: Lionsgate provides share-based compensation related to the Studio Business employees and as part of its corporate expense allocations a proportionate amount of the share-based compensation related to those corporate functions is allocated to the Studio Business.

Monetization of certain accounts receivables: The Company has entered into an agreement with Starz for Starz to transfer certain accounts receivables to the Company to participate in the Company’s pooled monetization arrangement. The Company purchases the transferred receivables at fair value and records them at the purchased amount on its balance sheet and classifies the purchase price paid in parent net investment (see Note 19). The accounts receivables purchased from the Starz Business have historically been pledged as collateral under this agreement. Any discount on the purchase of the receivable from the Starz Business is accreted to interest income over the period to collection of the accounts receivable. The accounts receivable purchased from the Starz Business and subsequent collections are reflected as investing activities in the combined statements of cash flows.

Parent Net Investment

The net transfers to and from Lionsgate discussed above were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Cash pooling and general financing activities	$(199.3)	$36.1	$(305.2)
Licensing of content(1)	540.0	733.3	567.7
Corporate reimbursements	7.0	13.3	10.8
Corporate expense allocations (excluding allocation of share-based compensation)	27.9	22.3	19.3
Funding of purchases of accounts receivables held for collateral	(85.5)	(183.7)	(172.9)

Net transfers to (from) Parent per combined statements of cash flows	$290.1	$621.3	$119.7

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Share-based compensation (including allocation of share-based compensation)	(62.5)	(73.4)	(70.2)
Other non-cash transfer	11.9	2.5	—

Net transfers to (from) Parent per combined statements of equity (deficit)	$239.5	$550.4	$49.5

(1)	Reflects the settlement of amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.

Other Related Party Transactions

In April 2004, a wholly-owned subsidiary of the Company entered into agreements (as amended) with Ignite, LLC (“Ignite”) for distribution rights to certain films. Michael Burns, the Vice Chair and a director of Lionsgate, owns a 65.45% interest in Ignite, and Hardwick Simmons, a director of Lionsgate, owns a 24.24% interest in Ignite. During the year ended March 31, 2024, $0.3 million was paid to Ignite under these agreements (2023-$0.4 million).

See Note 1 and Note 21 for a description of the Business Combination Agreement with SEAC. Harry E. Sloan, a director of Lionsgate, is also the Chairman of SEAC, and owns, directly or indirectly, a material interest in Eagle Equity Partners V, LLC, a Delaware limited liability company, the SEAC sponsor. Mr. Sloan recused himself from the decisions to approve the Business Combination made by both the board of directors of SEAC and Lionsgate.

Transactions with Equity Method Investees

Equity Method Investees. In the ordinary course of business, the Company is involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of the Company’s films and television programs and the lease of a studio facility owned by a former equity-method investee, for which the impact on the Company’s combined balance sheets and combined statements of operations is as follows (see Note 1 and Note 5):

	March 31,
	2024	2023
	(Amounts in millions)
Combined Balance Sheets
Accounts receivable	$8.1	$10.8
Investment in films and television programs(1)	2.2	7.9
Other assets, noncurrent(1)	—	45.8

Total due from related parties	$10.3	$64.5

Accounts payable(2)	$16.8	$16.8
Other accrued liabilities(1)	—	6.7
Participations and residuals, current	5.5	7.5
Participations and residuals, noncurrent	1.3	2.0
Deferred revenue, current	0.1	—
Other liabilities(1)	—	41.4

Total due to related parties	$23.7	$74.4

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Combined Statements of Operations
Revenues	$3.0	$4.8	$3.0
Direct operating expense	$5.0	$8.3	$6.5
Distribution and marketing expense	$0.8	$0.4	$0.2
Interest and other income	$—	$—	$3.0

(1)

As of March 31, 2023, the Company had certain operating leases related to a studio facility owned by an equity-method investee which was sold during the year ended March 31, 2024. Amounts related to these leases as of March 31, 2023 are included in the table above in investment in films and television programs, other assets - noncurrent, other accrued liabilities and other liabilities.

(2)	Amounts primarily represent production related advances due to certain of its equity method investees.

21. Subsequent Events

Lionsgate Senior Notes Exchange. On May 8, 2024, an indirect, wholly-owned subsidiary of Lionsgate issued $389.9 million aggregate principal amount of new 5.500% senior notes due 2029 (the “New 5.500% Senior Notes”). The New 5.500% Senior Notes were exchanged by Lionsgate for $389.9 million of the existing 5.500% Senior Notes. The New 5.500% Senior Notes initially bear interest at 5.500% annually and mature April 15, 2029, with the interest rate increasing to 6.000% and the maturity date extending to April 15, 2030 effective upon completion of the separation of the Starz Business from the Studio Business. Lionsgate may redeem the New 5.500% Senior Notes, in whole at any time, or in part from time to time, prior to or on and after the Separation Closing Date, as defined in the indenture to the New 5.500% Senior Notes, at certain specified redemption prices set forth in the indenture to the New 5.500% Senior Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Studio Business remains a guarantor under the New 5.500% Senior Notes indenture agreement. Upon completion of the separation of the Starz Business from the Studio Business, the New 5.500% Senior Notes will become obligations of the Studio Business and will be reflected in the Studio Business’s combined financial statements.

Business Combination Agreement. On May 13, 2024, Lionsgate consummated the Business Combination referred to in Note 1. In connection with the closing of the Business Combination, SEAC II Corp. changed its name to “Lionsgate Studios Corp.” (referred to as “Lionsgate Studios”). Lionsgate Studios continued the existing business operations of the Company. Lionsgate Studios became a separate publicly traded company and its common shares commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

In connection with the Business Combination, Lionsgate and LG Studios entered into a separation agreement pursuant to which (i) the assets and liabilities of the Lionsgate’s Studio Business (including certain subsidiaries of the Lionsgate engaged in the Studio Business) were separated from the assets and liabilities of Lionsgate’s Starz Business (meaning substantially all of the assets and liabilities constituting the Media Networks segment of Lionsgate, and including certain subsidiaries of Lionsgate engaged in Lionsgate’s Starz Business) and transferred to LG Studios such that LG Studios holds, directly or indirectly, all of the assets and liabilities of the Studio Business, and (ii) all of Lionsgate’s equity interests in LG Studios were transferred to Studio HoldCo.

As a result, approximately 87.8% of the total shares of Lionsgate Studios continue to be held by Lionsgate, while former SEAC public shareholders and founders and common equity financing investors own approximately 12.2% of Lionsgate Studios. In addition to establishing the Studio Business as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Lionsgate, including $254.3 million in private investments in public equities (“PIPE”) financing, which amount excludes an aggregate of approximately $20.0 million that remains due from a PIPE investor that subscribed for common shares and which shares, are pending issuance subject to receipt of such amount. The net proceeds will be used to pay down amounts outstanding under the Term Loan A and Term Loan B pursuant to the Credit Agreement.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, SEAC was treated as the acquired company and the Studio Business was treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Lionsgate Studios will represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the Studio Business issuing stock for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the Studio Business. The Studio Business will continue to be a consolidated subsidiary of Lionsgate. See Note 1.

LIONSGATE STUDIOS CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2024	March 31, 2024
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$186.2	$277.0
Accounts receivable, net	489.2	688.6
Due from Starz Business (Note 20)	176.5	33.4
Other current assets	294.0	373.1

Total current assets	1,145.9	1,372.1
Investment in films and television programs, net	2,457.4	1,929.0
Property and equipment, net	33.9	37.3
Investments	79.4	74.8
Intangible assets, net	22.0	25.7
Goodwill	808.5	811.2
Other assets	827.4	852.9

Total assets	$5,374.5	$5,103.0

LIABILITIES
Accounts payable	$251.4	$246.7
Content related payables	33.5	41.4
Other accrued liabilities	163.0	282.4
Participations and residuals	614.9	647.8
Film related obligations	1,421.2	1,393.1
Debt - short term portion	253.4	860.3
Deferred revenue	446.7	170.6

Total current liabilities	3,184.1	3,642.3
Debt	1,742.8	923.0
Participations and residuals	388.8	435.1
Film related obligations	443.2	544.9
Other liabilities	424.5	452.5
Deferred revenue	121.3	118.4
Deferred tax liabilities	19.9	13.7

Total liabilities	6,324.6	6,129.9
Commitments and contingencies (Note 17)

Redeemable noncontrolling interests	99.7	123.3

EQUITY (DEFICIT)
Common shares, no par value, unlimited authorized, 288.7 shares issued (March 31, 2024 - 253.4 shares issued)	300.7	—
Accumulated deficit	(1,446.4)	(1,249.1)
Accumulated other comprehensive income	64.8	96.7

Total Lionsgate Studios Corp shareholders’ equity (deficit)	(1,080.9)	(1,152.4)
Noncontrolling interests	31.1	2.2

Total equity (deficit)	(1,049.8)	(1,150.2)

Total liabilities, redeemable noncontrolling interests and equity (deficit)	$5,374.5	$5,103.0

See accompanying notes.

LIONSGATE STUDIOS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions, except per share amounts)
Revenues:
Revenue	$626.0	$557.9	$1,712.3	$1,684.2
Revenue - Starz Business (Note 20)	87.8	133.7	413.5	422.1

Total revenues	$713.8	$691.6	$2,125.8	$2,106.3
Expenses:
Direct operating	457.1	433.6	1,440.9	1,306.0
Distribution and marketing	79.4	109.2	306.0	346.0
General and administration	82.4	86.0	259.4	261.6
Depreciation and amortization	4.4	3.0	13.2	11.1
Restructuring and other	40.9	52.5	75.8	61.5

Total expenses	664.2	684.3	2,095.3	1,986.2

Operating income	49.6	7.3	30.5	120.1
Interest expense	(58.5)	(55.5)	(180.1)	(157.1)
Interest and other income	3.1	1.7	11.4	6.9
Other gains (losses), net	10.1	(0.6)	(5.2)	(14.3)
Loss on extinguishment of debt	(0.3)	—	(1.8)	—
Gain on investments, net	—	4.4	—	2.7
Equity interests income	7.6	4.2	8.5	5.7

Income (loss) before income taxes	11.6	(38.5)	(136.7)	(36.0)
Income tax provision	(3.2)	(6.3)	(13.3)	(16.7)

Net income (loss)	8.4	(44.8)	(150.0)	(52.7)
Less: Net loss (income) attributable to noncontrolling interests	(2.0)	3.7	(0.4)	6.2

Net income (loss) attributable to Lionsgate Studios Corp. shareholders	$6.4	$(41.1)	$(150.4)	$(46.5)

Per share information attributable to Lionsgate Studios Corp. shareholders:
Basic net income (loss) per common share	$0.02	$(0.16)	$(0.53)	$(0.18)

Diluted net income (loss) per common share	$0.02	$(0.16)	$(0.53)	$(0.18)

Weighted average number of common shares outstanding:
Basic	288.7	253.4	283.3	253.4
Diluted	288.7	253.4	283.3	253.4

See accompanying notes.

LIONSGATE STUDIOS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Net income (loss)	$8.4	$(44.8)	$(150.0)	$(52.7)
Foreign currency translation adjustments, net of tax	(24.5)	3.1	(12.8)	1.8
Net unrealized gain (loss) on cash flow hedges, net of tax	0.7	(23.0)	(19.1)	(6.1)

Comprehensive loss	(15.4)	(64.7)	(181.9)	(57.0)
Less: Comprehensive income (loss) attributable to noncontrolling interests	(2.0)	3.7	(0.4)	6.2

Comprehensive loss attributable to Lionsgate Studios Corp. shareholders	$(17.4)	$(61.0)	$(182.3)	$(50.8)

See accompanying notes.

LIONSGATE STUDIOS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

	Three Months Ended
	Common Shares			Accumulated Other Comprehensive Income	Total Lionsgate Studios Corp. Equity (Deficit)	Non-controlling Interests (a)
	Number	Amount	Accumulated Deficit				Total Equity (Deficit)
	(Amounts in millions)
Balance at September 30, 2024	288.7	$289.7	$(1,451.8)	$88.6	$(1,073.5)	$34.9	$(1,038.6)
Net income	—	—	6.4	—	6.4	2.3	8.7
Net transfers to Parent	—	—	(0.6)	—	(0.6)	—	(0.6)
Distributions to noncontrolling interests	—	—	—	—	—	(6.1)	(6.1)
Redeemable noncontrolling interests adjustments	—	—	(0.4)	—	(0.4)	—	(0.4)
Other comprehensive loss	—	—	—	(23.8)	(23.8)	—	(23.8)
Share-based compensation, Lionsgate contribution post Separation, net of required tax withholding	—	14.4	—	—	14.4	—	14.4
Issuance of LG Studios Common Shares upon Business Combination and PIPE Investments, net of issuance costs	—	(3.4)	—	—	(3.4)	—	(3.4)

Balance at December 31, 2024	288.7	$300.7	$(1,446.4)	$64.8	$(1,080.9)	$31.1	$(1,049.8)

Balance at September 30, 2023	253.4	$—	$(997.2)	$117.1	$(880.1)	$2.3	$(877.8)
Net (loss) income	—	—	(41.1)	—	(41.1)	0.3	(40.8)
Net transfers from Parent	—	—	(51.7)	—	(51.7)	—	(51.7)
Distributions to noncontrolling interests	—	—	—	—	—	(0.8)	(0.8)
Redeemable noncontrolling interests adjustments	—	—	(0.5)	—	(0.5)	—	(0.5)
Other comprehensive loss	—	—	—	(19.9)	(19.9)	—	(19.9)

Balance at December 31, 2023	253.4	$—	$(1,090.5)	$97.2	$(993.3)	$1.8	$(991.5)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 10).

See accompanying notes.

LIONSGATE STUDIOS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

	Nine Months Ended
	Common Shares			Parent Net Investment	Accumulated Other Comprehensive Income	Total Lionsgate Studios Corp. Equity (Deficit)	Non-controlling Interests (a)	Total Equity (Deficit)
	Number	Amount	Accumulated Deficit
	(Amounts in millions)
Balance at March 31, 2024	—	$—	$—	$(1,249.1)	$96.7	$(1,152.4)	2.2	$(1,150.2)
Retroactive application of recapitalization	253.4	—	(1,249.1)	1,249.1	—	—	—	—

Balance at March 31, 2024, after effect of recapitalization (Note 2)	253.4	—	(1,249.1)	—	96.7	(1,152.4)	2.2	(1,150.2)
Net (loss) income	—	—	(150.5)	—	—	(150.5)	2.1	(148.4)
Net transfers to Parent	—	—	(55.8)	—	—	(55.8)	—	(55.8)
Noncontrolling interests (see Note 10)	—	—	—	—	—	—	33.6	33.6
Distributions to noncontrolling interests	—	—	—	—	—	—	(6.8)	(6.8)
Redeemable noncontrolling interests adjustments	—	—	9.0	—	—	9.0	—	9.0
Other comprehensive loss	—	—	—	—	(31.9)	(31.9)	—	(31.9)
Share-based compensation, Lionsgate contribution post Separation, net of required tax withholding	—	22.5	—	—	—	22.5	—	22.5
Issuance of LG Studios Common Shares upon Business Combination and PIPE Investments, net of issuance costs	35.3	278.2	—	—		278.2	—	278.2

Balance at December 31, 2024	288.7	$300.7	$(1,446.4)	$—	$64.8	$(1,080.9)	$31.1	$(1,049.8)

Balance at March 31, 2023	—	$—	$—	$(881.9)	$101.5	$(780.4)	$1.5	$(778.9)
Retroactive application of recapitalization	253.4	—	(881.9)	881.9	—	—	—	—

Balance at March 31, 2023, after effect of recapitalization (Note 2)	253.4	—	(881.9)	—	101.5	(780.4)	1.5	(778.9)
Net (loss) income	—	—	(46.5)	—	—	(46.5)	1.1	(45.4)
Net transfers to Parent	—	—	(90.6)	—	—	(90.6)	—	(90.6)
Distributions to noncontrolling interests	—	—	—	—	—	—	(0.8)	(0.8)
Redeemable noncontrolling interests adjustments	—	—	(71.5)	—	—	(71.5)	—	(71.5)
Other comprehensive income	—	—	—	—	(4.3)	(4.3)	—	(4.3)

Balance at December 31, 2023	253.4	$—	$(1,090.5)	$—	$97.2	$(993.3)	$1.8	$(991.5)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 10).

See accompanying notes.

LIONSGATE STUDIOS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Operating Activities:
Net loss	$(150.0)	$(52.7)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13.2	11.1
Amortization of films and television programs	1,053.3	948.1
Content and other impairments	25.8	—
Amortization of debt financing costs and other non-cash interest	21.9	19.6
Non-cash share-based compensation	46.9	53.6
Other non-cash items	25.0	29.3
Loss on extinguishment of debt	1.8	—
Equity interests income	(8.5)	(5.7)
Gain on investments, net	—	(2.7)
Deferred income taxes	6.1	0.7
Changes in operating assets and liabilities:
Accounts receivable, net	288.1	58.3
Investment in films and television programs, net	(1,546.1)	(700.8)
Other assets	(36.2)	(14.6)
Accounts payable and accrued liabilities	(143.7)	(86.9)
Participations and residuals	(81.9)	10.1
Content related payables	(10.1)	1.7
Deferred revenue	274.6	41.3
Due from Starz Business	(143.1)	91.1

Net Cash Flows Provided By (Used In) Operating Activities	(362.9)	401.5

Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition (see Note 3)	12.0	—
Purchase of eOne, net of cash acquired (see Note 3)	—	(331.1)
Proceeds from the sale of other investments	1.5	5.2
Investment in equity method investees and other	(2.0)	(11.3)
Acquisition of assets (film library and related assets)	(35.0)	—
Increase in loans receivable	—	(3.6)
Repayment of loans receivable	0.8	—
Purchases of accounts receivables held for collateral	—	(85.6)
Receipts of accounts receivables held for collateral	—	105.7
Capital expenditures	(9.9)	(5.1)

Net Cash Flows Used In Investing Activities	(32.6)	(325.8)

Financing Activities:
Debt - borrowings, net of debt issuance costs	3,555.6	2,270.5
Debt - repurchases and repayments	(3,317.0)	(1,926.0)
Film related obligations - borrowings	1,494.9	1,072.9
Film related obligations - repayments	(1,582.3)	(1,317.7)
Purchase of noncontrolling interest	(7.4)	(0.6)
Distributions to noncontrolling interest	(6.7)	(1.7)
Parent net investment	(95.5)	(127.6)
Tax withholding required on equity awards	(18.7)	—
Proceeds from Business Combination, net	281.7	—

Net Cash Flows Provided By (Used In) Financing Activities	304.6	(30.2)

Net Change In Cash, Cash Equivalents and Restricted Cash	(90.9)	45.5
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(3.7)	0.5
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	334.4	251.4

Cash, Cash Equivalents and Restricted Cash - End Of Period	$239.8	$297.4

See accompanying notes.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Capitalized terms defined in these Notes to the Unaudited Condensed Financial Statements shall have the meanings ascribed to such terms and for the purposes set forth herein.

1. Description of Business, Basis of Presentation and Significant Accounting Policies

Nature of Operations

Lionsgate Studios Corp. (the “Company,” “Lionsgate Studios,” “we,” “us,” or “our”) is a subsidiary of Lions Gate Entertainment Corp. (“Lionsgate” or “Parent”) which encompasses the motion picture and television studio operations (collectively referred to as the “Studio Business”) of Lionsgate.

The Studio Business consists of the Motion Picture and Television Production reportable segments, together with substantially all of Lionsgate’s corporate general and administrative costs. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the domestic and international licensing of Starz original productions to the Media Networks segment of Lionsgate and its subsidiaries (the “Starz Business”), and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment, a talent management company.

Separation and Business Combination

On May 13, 2024, Lionsgate consummated the transactions contemplated by that certain business combination agreement (the “Business Combination Agreement”), with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of Lionsgate (“Studio HoldCo”), LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate (“StudioCo”), and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the Studio Business was combined with SEAC through a series of transactions, including an amalgamation of StudioCo and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” and continues the existing business operations of the Studio Business of Lionsgate. The Company became a separate publicly traded company and its common shares, without par value (“LG Studios Common Shares”), commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

In connection with and prior to the Business Combination, Lionsgate and StudioCo entered into a separation agreement pursuant to which the assets and liabilities of the Studio Business were transferred to StudioCo such that StudioCo held, directly or indirectly, all of the assets and liabilities of the Studio Business (the “Separation”).

The Business Combination was accounted for as a reverse recapitalization in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Under this method of accounting, SEAC is treated as the acquired company and the Studio Business is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Lionsgate Studios will represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Studio Business issuing LG Studios Common Shares for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the Studio Business equity. The historical net assets were stated at fair value, which approximated historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Studio Business.

The Studio Business has been determined to be the accounting acquirer in the Business Combination because Lionsgate continues to hold a controlling financial interest.

As a result of the Business Combination and additional private investments in public equities (“PIPE”) financing discussed in Note 2, former SEAC public shareholders and founders and new common equity financing investors own approximately 12.2% of LG Studios Common Shares. In addition to establishing the Studio Business as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Lionsgate received as of December 31, 2024, including $254.3 million in PIPE financing. See Note 2 for additional information related to the Business Combination. Shortly after the closing of the Business Combination, approximately $299.0 million was used by the Company to pay down the Intercompany Note, see Note 7.

Basis of Presentation

Upon the effective date of the Separation, the Company’s financial statements are presented on a consolidated basis, as Lionsgate completed the contribution of the Studio Business on such date. The unaudited financial statements for all periods presented, including the historical results of the Company prior to the Separation, are now referred to as the “condensed consolidated financial statements”.

For periods prior to the Separation, the Company operated as a segment of Lionsgate and not as a separate entity. The Company’s financial statements prior to the Separation were prepared on a carve-out basis and were derived from Lionsgate’s consolidated financial statements and accounting records and reflect Studio Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with U.S. GAAP. Prior to the Separation, a management approach was applied to determine the carve-out basis of presentation. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out financial statements.

For periods subsequent to the Separation, the accompanying unaudited condensed consolidated financial statements include the accounts of Lionsgate Studios and all of its majority-owned and controlled subsidiaries.

The unaudited condensed consolidated financial statements have been prepared in accordance with U.S.GAAP for interim financial information and the instructions to quarterly report on Form 10-Q under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Company’s management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited condensed consolidated financial statements. Operating results for the three and nine months ended December 31, 2024 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2025. The balance sheet at March 31, 2024 has been derived from the audited combined financial statements at that date, but does not include all the information and footnotes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed consolidated financial statements should be read together with the Studio Business’ audited combined financial statements and related notes for the fiscal year ended March 31, 2024 as

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

contained in Exhibit 99.1 of Amendment No. 2 to the Current Report on Form 8-K filed on October 15, 2024 with the U.S. Securities and Exchange Commission (“SEC”).

Certain amounts presented in prior periods have been reclassified to conform to the current period presentation.

All revenues and costs as well as assets and liabilities directly associated with the business activity of the Studio Business were included in the accompanying unaudited condensed consolidated financial statements. Revenues and costs associated with the Studio Business were specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Motion Picture and Television Production segments of Lionsgate. In addition, prior to the separation, the Studio Business costs included an allocation of corporate general and administrative expense (inclusive of share-based compensation) which was allocated to the Studio Business as further discussed below. Other costs excluded from the Motion Picture and Television Production segment profit but relating to the Studio Business were generally specifically identifiable as costs of the Studio Business in the accounting records of Lionsgate and were included in the accompanying unaudited condensed consolidated financial statements in periods prior to the Separation.

In connection with the Business Combination, on May 9, 2024, Lionsgate and StudioCo entered into a shared services and overhead sharing agreement (the “Shared Services Agreement”) which took effect upon the closing of the Business Combination. The Shared Services Agreement facilitates the allocation to the Company of all corporate general and administrative expenses of Lionsgate, except for an amount of $10.0 million to be allocated annually to the Starz Business of Lionsgate. The $10.0 million allocation of Lionsgate’s corporate general and administrative expenses to the Starz Business pursuant to the Shared Services Agreement is designed to reflect the portion of corporate expenses expended and reflective of the level of effort and costs incurred related to management oversight and services provided for the Starz Business post Separation with consideration of the anticipated separation of the Starz Business.

The corporate general and administrative expenses that are allocated to the Company pursuant to the Shared Services Agreement include salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. In addition, the Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of the Company will continue to receive awards of equity and equity-based compensation pursuant to the existing plans of Lionsgate. Such awards will be treated as a capital contribution by Lionsgate to the Company, with the associated stock based compensation expense for such awards allocated to the Company, see Note 13.

For periods prior to the Separation, the unaudited condensed combined financial statements of the Studio Business included allocations of corporate general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to the corporate and shared service functions historically provided by Lionsgate. These expenses were allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Management believes the assumptions underlying these unaudited condensed consolidated financial statements, including the assumptions regarding the allocation of general and administrative expenses from

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Lionsgate to the Studio Business prior to the Separation, are reasonable. See Note 20 for further detail of the allocations included in the unaudited condensed consolidated financial statements.

In connection with the Business Combination, the Company entered into certain intercompany note arrangements, which mirrored the terms and amounts outstanding under Lionsgate’s credit facilities as previously reflected in the historical financial statements of the Studio Business prior to the Separation, see Note 7.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs used for the amortization of investment in films and television programs; estimates related to the revenue recognition of sales or usage-based royalties; fair value of equity-based compensation; the allocations of costs to the Company for certain corporate and shared service functions in preparing the unaudited condensed consolidated financial statements for periods prior to the Separation on a carve-out basis; fair value of assets and liabilities for allocation of the purchase price of companies and assets acquired; income taxes including the assessment of valuation allowances for deferred tax assets; accruals for contingent liabilities; impairment assessments for investment in films and television programs, and goodwill. Actual results could differ from such estimates.

Recent Accounting Pronouncements

Segment Reporting: In November 2023, the Financial Accounting Standards Board (“FASB”) issued guidance which expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2025 and subsequent interim periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.

Income Taxes: In December 2023, the FASB issued guidance which expands income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Additionally, this guidance requires all entities disaggregate disclosures by jurisdiction on the amount of income taxes paid (net of refunds received), income or loss from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) from continuing operations. This guidance is effective for fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2026, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.

Income Statement: In November 2024, the FASB issued guidance requiring public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. This guidance is effective for fiscal years beginning after December 15, 2026, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2028 and interim reporting periods beginning in fiscal 2029, with early adoption permitted. The disclosures

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

required under the guidance can be applied either prospectively to financial statements issued for reporting periods after the effective date or retrospectively to any or all periods presented in the financial statements. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.

2. Business Combination

As discussed in Note 1, on May 13, 2024 (the “Closing Date”) the Company consummated the transactions contemplated by the Business Combination (the “Closing”).

The following table presents the number of LG Studios Common Shares issued in connection with the Closing:

Number of LG Studios Common Shares Issued
Shares issued to SEAC public shareholders(1)	7,027,873
Shares issued to SEAC Sponsor and its permitted transferees(2)	2,010,000
Shares issued to PIPE Investors(3)	25,759,430
Additional shares issued(4)	448,127

Total shares issued in Business Combination and related transactions	35,245,430
Shares issued to Lionsgate(5)	253,435,794

Total Lionsgate Studios Common Shares following the Closing of the Business Combination	288,681,224

(1)

Reflects 7,027,873 LG Studios Common Shares issued to holders of Class A ordinary shares of SEAC (the “SEAC Class A Ordinary Shares”) which were subject to possible redemption. This reflects the 75,000,000 SEAC Class A Ordinary Shares outstanding as of March 31, 2024, net of 67,972,127 SEAC Class A Ordinary Shares which were redeemed prior to the Closing for $730.1 million in aggregate at a weighted average redemption price of $10.745 per share.

(2)

Reflects 2,010,000 LG Studios Common Shares issued to Eagle Equity Partners V, LLC (the “SEAC Sponsor”) and its permitted transferees in connection with their SEAC Class A Ordinary Shares held after the conversion of their Class B ordinary shares of SEAC (the “SEAC Class B Ordinary Shares”) and repurchase of 16,740,000 SEAC Class B Ordinary Shares pursuant to the Sponsor Securities Repurchase, as described below, prior to the Business Combination. The number of LG Studios Common Shares issued excludes options issued in the Sponsor Securities Repurchase described below, for the purchase of 2,200,000 LG Studios Common Shares subject to certain vesting restrictions pursuant to the Sponsor Option Agreement described below.

(3)

Reflects 14,141,559 LG Studios Common Shares issued at a purchase price of $9.63 per share and 11,617,871 LG Studios Common Shares issued at a purchase price of $10.165 per share, to certain institutional and accredited investors (the “PIPE Investors”) pursuant to subscription agreements as described below. Amounts exclude 1,953,976 PIPE Shares for which Reduction Rights as described below were exercised.

(4)

Reflects 254,200 LG Studios Common Shares issued pursuant to share purchase and/or non-redemption agreements (the “Non-Redemption Agreements”) SEAC and New SEAC entered into with certain investors prior to the Business Combination and 193,927 LG Studios Common Shares issued to certain PIPE Investors for which Reduction Rights, as described below, were exercised.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(5)

Reflects 253,435,794 LG Studios Common Shares issued to Lionsgate through a series of transactions, including an amalgamation of StudioCo and New SEAC, as consideration for the cancellation and exchange of each then issued and outstanding common share, without par value, of StudioCo. Under the recapitalization accounting, these shares are reflected as issued and outstanding as of the beginning of the earliest period presented in the unaudited condensed consolidated statements of equity (deficit).

The following table presents and reconciles elements of the Business Combination and related transactions to the consolidated statement of cash flows and the consolidated statement of equity (deficit) for the nine months ended December 31, 2024 (amounts in millions):

Gross cash proceeds from SEAC trust account, net of redemptions (1)	$75.7
Gross cash proceeds from PIPE Investment, net of Reduction Rights exercised(2)	254.3

Total gross cash proceeds	330.0
Less: SEAC warrant exchange payment(3)	(12.5)
Less: SEAC transaction costs	(20.1)
Less: Lionsgate Studios transaction costs	(19.2)

Net proceeds from the Business Combination and related equity issuances per the condensed consolidated statement of equity (deficit)	278.2
Add: Transaction costs accrued and not paid, net of transaction costs previously paid	3.5

Net cash proceeds from the Business Combination and related equity issuances per the condensed consolidated statement of cash flows	$281.7

(1)

Reflects the remaining $75.7 million in SEAC’s trust account, established at the consummation of SEAC’s initial public offering, after redemptions. As described above, 7,027,873 LG Studios Common Shares were issued to holders of SEAC Class A Ordinary Shares which were subject to possible redemption and not redeemed prior to the Closing.

(2)	Reflects the gross proceeds from the issuance of 25,759,430 LG Studios Common Shares to PIPE Investors, net of Reduction Rights exercised.

(3)

Prior to the Closing, each of the then issued and outstanding whole warrants of SEAC, sold as part of SEAC’s initial public offering (the “SEAC Public Warrants”) was automatically exchanged for $0.50 in cash pursuant to the terms of an amendment to the agreement governing the SEAC Public Warrants. As of the Closing, no SEAC Public Warrants were outstanding.

PIPE Investment

Concurrently with the execution of the Business Combination Agreement, SEAC, New SEAC and Lionsgate entered into subscription agreements with PIPE Investors (the “Initial Subscription Agreements”) pursuant to which PIPE Investors agreed to purchase from the Company an aggregate of 18,172,378 LG Studios Common Shares (the “Initial PIPE Shares”), at a purchase price of $9.63 per share, immediately following the Closing.

Pursuant to the Initial Subscription Agreements, certain PIPE Investors elected to offset their commitment under their Initial Subscription Agreement (the “Reduction Right”) with respect to 1,953,976 PIPE Shares, which reduced the Initial PIPE Shares to 16,218,402 shares. PIPE Investors that exercised Reduction Rights were

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

entitled to purchase from SEAC a fractional share of newly issued SEAC Class A Ordinary Shares at a nominal purchase price for every SEAC Class A Ordinary Share for which it exercised its Reduction Right, and resulted in 193,927 newly issued SEAC Class A Ordinary Shares being issued, which ultimately resulted in 193,927 LG Studios Common Shares as reflected in the table above.

Prior to the close of the Business Combination, SEAC, New SEAC and Lionsgate entered into additional subscription agreements with additional PIPE Investors pursuant to which such PIPE Investors agreed to purchase from the Company an aggregate of 11,617,871 LG Studios Common Shares at a purchase price of $10.165 per share, immediately following the Closing.

The aggregate gross proceeds from the PIPE Investment received at the Closing was $254.3 million, which amount excludes an aggregate of approximately $20.0 million that remains due from a PIPE Investor that subscribed for 2,076,843 LG Studios Common Shares pursuant to the Initial Subscription Agreements and which shares, as of December 31, 2024, are pending issuance subject to receipt of such amount.

Sponsor Option; Lions Gate Parent Issuance and Sponsor Issuance

In connection with the Business Combination, SEAC repurchased 16,740,000 of the SEAC Class B Ordinary Shares, representing the SEAC Class B Ordinary Shares in excess of 1,800,000 held by SEAC Sponsor (the “Sponsor Securities Repurchase”), in exchange for an aggregate of $1.00 and 2,200,000 options of SEAC (the “SEAC Sponsor Options”) each of which entitled SEAC Sponsor to purchase one SEAC Class A Ordinary Share at $0.0001 per share, (the “Sponsor Option Agreement”). In connection with the Business Combination, the SEAC Sponsor Options ultimately became options to purchase LG Studios Common Shares pursuant to the terms of the Sponsor Option Agreement, see Note 13. After the repurchase of the SEAC Class B Ordinary Shares, there were 2,010,000 SEAC Class B Ordinary Shares outstanding (consisting of the 1,800,000 and 210,000 of SEAC Class B Ordinary Shares held by the SEAC Sponsor and the independent directors and advisors, respectively) which automatically converted into SEAC Class A Ordinary Shares and were exchanged for 2,010,000 LG Studios Common Shares as reflected in the table above.

Non-Redemption Agreements

In connection with the Business Combination, SEAC and New SEAC entered into non-redemption agreements with certain investors (the “Non-Redemption Investors”), pursuant to which Non-Redemption Investors who met the terms and conditions set forth in the non-redemption agreement were entitled to purchase from SEAC a fractional share of newly issued SEAC Class A Ordinary Shares at a nominal purchase price for every Purchase Commitment Share, as defined in the non-redemption agreement, purchased. As a result, 254,200 newly issued SEAC Class A Ordinary Shares were issued to the Non-Redemption Investors, ultimately 254,200 LG Studios Common Shares as reflected in the table above.

Intercompany Note Repayment

Following the close of the Business Combination, the Company transferred the aggregate transaction proceeds less the SEAC warrant exchange payment and SEAC transaction expenses, in cash to Lionsgate in partial repayment of the Intercompany Note, see Note 7.

3. Acquisitions

Acquired Library

On June 5, 2024, the Company invested approximately $35.0 million for a 51% members’ interest in a newly formed limited liability company, CP LG Library Holdings, LLC (“CP LG”), with the Company

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

designated as the managing member of CP LG. CP LG used the funds received from the Company, along with funds invested by the 49% member, to acquire a library of 46 films for approximately $68.6 million. Also on June 5, 2024, the Company entered into a distribution agreement with CP LG to distribute the titles in the acquired library. The purchase included the film library (of which $48.3 million of the purchase price was allocated to investment in film and television programs for the film library), accounts receivable and certain liabilities associated with the film library, most notably participations and residuals liabilities.

The Company determined that CP LG is a variable interest entity (“VIE”) for which it is the primary beneficiary and is consolidated under the applicable accounting guidance as the Company has the power to direct the significant activities and the right to receive benefits and obligation to absorb losses of CP LG. The Company concluded that the acquired library and related assets and liabilities was not a business and therefore, accounted for the acquisition as an initial consolidation of a VIE that is not a business under the applicable accounting guidance. There was no gain or loss recognized upon initial consolidation of the VIE as the sum of the fair value of the consideration paid and noncontrolling interest equaled the fair value of the net assets on the acquisition date. See Note 10 for the noncontrolling interest recorded related to CP LG.

As of December 31, 2024, the unaudited condensed consolidated balance sheet included assets and liabilities of CP LG totaling $72.6 million (which is primarily comprised of investment in film and television programs) and $12.3 million, respectively. The assets and liabilities of CP LG primarily consist of accounts receivable, investment in film and television programs, and participations and residuals.

eOne Acquisition

On December 27, 2023, Lionsgate and its subsidiaries, Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”), and Lions Gate International Motion Pictures S.à.r.l., a Luxembourg société à responsabilité limitée (“LGIMP” and, with the Company and LGEI, collectively the “Buyers”), completed the acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film (“eOne”) business from Hasbro, Inc., a Rhode Island corporation (“Hasbro”), pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”) dated August 3, 2023. The aggregate cash purchase price was approximately $373.1 million. The acquisition of eOne, a film and television production and distribution company, builds the Company’s film and television library, strengthens the Company’s scripted and unscripted television business, and continues to expand the Company’s presence in Canada and the U.K.

The acquisition was accounted for under the acquisition method of accounting, with the financial results of eOne included in the Company’s consolidated results from December 27, 2023.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Allocation of Purchase Consideration. The Company has made an allocation of the purchase price of eOne to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value as follows:

(Amounts in millions)
Cash and cash equivalents	$54.1
Accounts receivable	293.2
Investment in films and television programs	370.2
Property and equipment	14.0
Intangible assets	4.0
Other assets(1)	172.4
Accounts payable and accrued liabilities	(69.3)
Content related payables	(38.8)
Participations and residuals(1)	(202.9)
Film related obligations(1)	(105.8)
Other liabilities and deferred revenue (1)	(130.9)

Fair value of net assets acquired	360.2
Goodwill	12.9

Purchase price consideration at December 31, 2024	$373.1

(1)	Includes current and non-current amounts.

The goodwill amount reflected in the table above arises from the opportunity for strengthening the Company’s global distribution infrastructure and enhanced positioning for motion picture and television projects and selling opportunities. The goodwill will not be amortized for financial reporting purposes, and will not be deductible for federal tax purposes. The fair value measurements were primarily based on significant inputs that are not observable in the market, such as discounted cash flow (DCF) analyses, and thus represent Level 3 fair value measurements.

Investment in films and television programs includes the fair value of completed films and television programs which have been produced by eOne or for which eOne has acquired distribution rights, as well as the fair value of films and television programs in production, pre-production and development. For investment in films and television programs, the fair value was estimated based on forecasted cash flows discounted to present value at a rate commensurate with the risk of the assets. Titles that were released less than three years prior to the acquisition date (December 27, 2023) were valued individually and will be amortized using the individual film forecast method, based on the ratio of current period revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Titles released more than three years prior to the acquisition date were valued as part of a library and will be amortized on a straight-line basis over the estimated useful life of 5 years to 10 years.

The intangible assets acquired include trade names with a weighted average estimated useful life of 5 years. The fair value of the trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other fair value adjustments were made to property and equipment and right-of-use lease assets to reflect the fair value of certain assets upon acquisition.

Deferred taxes, net of any required valuation allowance, were adjusted to record the deferred tax impact of acquisition accounting adjustments primarily related to amounts allocated to film and television programs, other intangible assets, and certain property and equipment, right-of-use lease assets, and other liabilities.

The fair value of eOne’s cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, participations and residuals, film related obligations and other liabilities were estimated to approximate their book values.

Pro Forma Statement of Operations Information. The following unaudited pro forma condensed consolidated statement of operations information presented below illustrates the results of operations of the Company as if the acquisition of eOne as described above occurred on April 1, 2023. The unaudited pro forma condensed consolidated financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisition had occurred on April 1, 2023, nor is it indicative of future results. The statement of operations information below includes the statement of operations of eOne for the nine months ended September 30, 2023 combined with the Company’s statement of operations for the nine months ended December 31, 2023, respectively.

	Three Months Ended December 31,	Nine Months Ended December 31,
	2023	2023
	(Amounts in millions)
Revenues	$832.5	$2,525.6
Net income (loss) attributable to Lionsgate Studios Corp.	(21.2)	(323.7)

The unaudited pro forma condensed consolidated financial information includes, where applicable, adjustments for (i) reductions in amortization expense from the fair value adjustments to investment in films and television programs, (ii) reduction in amortization expense related to acquired intangible assets, (iii) reduction in depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time non-recurring costs, (v) increase in interest expense resulting from financing the acquisition with borrowings under the Company’s revolving credit facility, (vi) elimination of intercompany activity between eOne and the Company, and (vii) associated tax-related impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the acquisition of eOne on the Company’s historical financial information on a supplemental pro forma basis. The unaudited pro forma condensed consolidated statement of operations information does not include adjustments related to integration activities, operating efficiencies or cost savings. In addition, the unaudited pro forma condensed consolidated financial information for the nine months ended December 31, 2023 includes an impairment of goodwill and trade name of $296.2 million which was reflected in the statement of operations of eOne for the nine months ended September 30, 2023.

The results of operations of eOne were reflected beginning December 27, 2023, in the Motion Picture and Television Production reportable segments of the Company.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4. Investment in Films and Television Programs

The predominant monetization strategy for all of the Company’s investments in films and television programs is on an individual film basis. Total investment in films and television programs is as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Investment in Films and Television Programs:
Released, net of accumulated amortization	$1,011.6	$992.2
Completed and not released	201.3	225.4
In progress	1,129.2	644.4
In development	115.3	67.0

Investment in films and television programs, net	$2,457.4	$1,929.0

At December 31, 2024, acquired film and television libraries have remaining unamortized costs of $245.0 million, which are monetized individually and are being amortized on a straight-line basis or the individual-film-forecast method over a weighted average remaining period of approximately 13.5 years (March 31, 2024 - unamortized costs of $223.1 million).

Amortization of investment in film and television programs was $335.5 million and $1,053.3 million for the three and nine months ended December 31, 2024, respectively, and was included in direct operating expense in the unaudited condensed consolidated statements of operations (three and nine months ended December 31, 2023 - $311.4 million and $948.1 million, respectively).

Impairments. Investment in films and television programs includes write-downs to fair value, which are included in direct operating expense on the unaudited condensed consolidated statements of operations, and represented the following amounts by segment for the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Impairments by segment:
Included in direct operating expense(1):
Motion Picture	$0.2	$0.5	$18.8	$27.5
Television Production	0.4	1.2	0.4	6.6

Impairments not included in segment operating results(2)
Included in restructuring and other	7.3	—	6.8	—

	$7.9	$1.7	$26.0	$34.1

(1)	Impairments included in direct operating expense are included in the amortization expense amounts disclosed above.
(2)

Amounts in the three and nine months ended December 31, 2024 primarily represent content impairments related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. See Note 15.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5. Investments

The Company’s investments consisted of the following:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Investments in equity method investees	$69.7	$68.4
Other investments(1)	9.7	6.4

	$79.4	$74.8

(1)	Other investments represents equity investments without readily determinable fair values.

Equity Method Investments:

The Company has investments in various equity method investees with ownership percentages ranging from approximately 6% to 49%. These investments include:

Spyglass. Spyglass is a global premium content company, focused on developing, producing, financing and acquiring motion pictures and television programming across all platforms for worldwide audiences.

STARZPLAY Arabia. STARZPLAY Arabia (Playco Holdings Limited) offers a STARZ-branded online subscription video-on-demand service in the Middle East and North Africa.

Roadside Attractions. Roadside Attractions is an independent theatrical distribution company.

Pantelion Films. Pantelion Films is a joint venture with Videocine, an affiliate of Televisa, which produces, acquires and distributes a slate of English and Spanish language feature films that target Hispanic moviegoers in the U.S.

42. 42 is a fully integrated management and production company, producing film, television and content, representing actors, writers, directors, comedians, presenters, producers, casting directors and media book rights; with offices in London and Los Angeles.

Other. In addition to the equity method investments discussed above, the Company holds ownership interests in other immaterial equity method investees.

6. Goodwill

Goodwill

Changes in the carrying value of goodwill by reporting segment were as follows:

	Motion Picture	Television Production	Total
	(Amounts in millions)
Balance as of March 31, 2024	$398.6	$412.6	$811.2
Measurement period adjustments(1)	(1.7)	(1.0)	(2.7)

Balance as of December 31, 2024	$396.9	$411.6	$808.5

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)

Measurement period adjustments for the acquisition of eOne reflect a decrease to goodwill of $2.7 million resulting from an adjustment to the purchase price related to a settlement of certain working capital items of $12.0 million partially offset by a net decrease in the estimated fair value of the net assets acquired. The decrease in the estimated fair value of the net assets acquired consisted of a net decrease to accounts receivable of $5.6 million, a net decrease in investment in films and television programs of $1.6 million, net increases to content related payables of $3.4 million, participations and residuals of $1.0 million, and accrued and other liabilities of $1.9 million, partially offset by a net increase to other assets of $4.2 million.

7. Debt

Total debt of the Company, excluding film related obligations, was as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Intercompany Revolver	$134.4	$—
Intercompany Note:
LGTV Revolver(1)	390.0	575.0
LGTV Term Loan A(1)	314.4	399.3
LGTV Term Loan B(1)	—	819.2
eOne IP Credit Facility	331.5	—
LG IP Credit Facility	850.0	—

Total corporate debt	2,020.3	1,793.5
Unamortized debt issuance costs	(24.1)	(10.2)

Total debt, net	1,996.2	1,783.3
Less current portion	(253.4)	(860.3)

Non-current portion of debt	$1,742.8	$923.0

(1)

As of March 31, 2024, amounts reflect the balances outstanding under Lionsgate’s Credit Agreement (including the revolving credit facility, term loan A and term loan B, together referred to as the “Lionsgate Senior Credit Facilities”) prior to the Company’s entry into the Intercompany Note with LGCH described below.

Intercompany Note and Intercompany Revolver

Intercompany Revolver. In connection with the Separation and Business Combination, on May 13, 2024, LGAC International LLC, a Delaware limited liability company and wholly owned consolidated subsidiary of the Company (“LGAC International”) and Lions Gate Capital Holdings 1, Inc., a Delaware corporation and subsidiary of Lionsgate (“LGCH1”), which is not a consolidated subsidiary of Lionsgate Studios, entered into a revolving credit agreement (the “Intercompany Revolver”), pursuant to which LGAC International and LGCH1 agreed to make revolving loans to each other from time to time, provided that the net amount owing by one party to the other at any particular time may not exceed $150.0 million. Amounts advanced by one party will be used to repay existing indebtedness owing to the other party thereunder, if any, such that at no time will amounts be owing in both directions. The net amount owing under the Intercompany Revolver, at any time, shall bear interest on the outstanding principal amount at a rate equal to adjusted term SOFR plus 1.75%. The Intercompany Revolver will, among other things, terminate in connection with a full separation of the Studio and Starz Businesses.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Intercompany Note and Assumption Agreement. In connection with the Separation and Business Combination, on May 8, 2024, Lions Gate Capital Holdings LLC, a Delaware limited liability company and subsidiary of Lionsgate (“LGCH”), which is not a consolidated subsidiary of Lionsgate Studios, entered into an intercompany note and assumption agreement (the “Intercompany Note”) with Lions Gate Television Inc., a Delaware corporation and wholly owned consolidated subsidiary of the Company (“LGTV”).

Pursuant to the Intercompany Note, LGTV is able to borrow up to $1.1 billion on a revolving basis (the “LGTV Revolver”). LGTV also assumed balances of $399.3 million in term A loans (“LGTV Term Loan A”) and $819.2 million in term B loans (“LGTV Term Loan B” and together with the LGTV Revolver and the LGTV Term Loan A, the “LGTV Loans”). Assumed balances of the LGTV Term Loan A and LGTV Term Loan B reflected the outstanding balances of Lionsgate’s term loan A and term loan B under the credit and guarantee agreement dated December 8, 2016, as amended (the “Lionsgate Credit Agreement”). The terms of the Intercompany Note provide that the outstanding obligations and debt service requirements (principal and interest payments) of the Company remain substantially similar to the amounts and terms reflected in historical periods prior to the Separation.

LGTV Revolver Availability of Funds & Commitment Fee. The Company’s borrowing capacity under the LGTV Revolver is $1.1 billion, and as of December 31, 2024 there was $710.0 million available thereunder. LGTV is required to pay a quarterly commitment fee on the revolving credit facility of 0.250% to 0.375% per annum, depending on Lionsgate’s achievement of certain leverage ratios, as defined in the Lionsgate Credit Agreement.

Maturity Date:

•	LGTV Revolver & LGTV Term Loan A: April 6, 2026.

•	LGTV Term Loan B: In November 2024, the Company paid in full the LGTV Term Loan B which was due March 24, 2025. See the “Other Debt Transactions” section below.

Interest:

•

LGTV Revolver & LGTV Term Loan A: The LGTV Revolver and LGTV Term Loan A bear interest at a rate per annum equal to SOFR plus 0.10% plus 1.75% margin (or an alternative base rate plus 0.75%), with a SOFR floor of zero. The margin is subject to potential increases of up to 50 basis points (two increases of 25 basis points each) upon certain increases to net first lien leverage ratios, as defined in the Lionsgate Credit Agreement (effective interest rate of 6.18% as of December 31, 2024, before the impact of interest rate swaps, see Note 18 for interest rate swaps).

•	LGTV Term Loan B: The LGTV Term Loan B bore interest at a rate per annum equal to SOFR plus 0.10% plus 2.25% margin, with a SOFR floor of zero (or an alternative base rate plus 1.25% margin).

Required Principal Payments:

•

LGTV Term Loan A: Principal payments are required in an amount equal to LGTV’s pro rata share (as determined by LGCH in its reasonable discretion) of the principal payments due and payable under the Lionsgate Credit Agreement. The Lionsgate Credit Agreement requires quarterly principal payments, at quarterly rates of 1.75% and increasing to 2.50% beginning September 30, 2024 through March 31, 2026, with the balance payable at maturity.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The LGTV Term Loan A also requires mandatory prepayments in the event LGCH is required to make a mandatory repayment pursuant to the terms of the Lionsgate Credit Agreement. The Lionsgate Credit Agreement requires repayment in connection with certain asset sales, subject to certain significant exceptions.

Optional Prepayment:

•	LGTV Revolver & LGTV Term Loan A: The Company may voluntarily prepay the LGTV Loans at any time without premium or penalty.

Guarantee and Security Matters. The Company and certain of its subsidiaries continue to be guarantors under the Lionsgate Senior Credit Facilities. The Lionsgate Senior Credit Facilities are secured by a security interest in substantially all of the assets of Lionsgate and the Guarantors (as defined in the Credit Agreement), subject to certain exceptions. The Intercompany Note and the Intercompany Revolver are not secured obligations of the obligors thereunder. In the event the Company and its subsidiaries that are Guarantors cease to be Guarantors under the Lionsgate Senior Credit Facilities, LGCH has the right to cause the Company and such subsidiaries to take actions to become guarantors under the Intercompany Note and provide security over property or assets previously pledged under the Lionsgate Senior Credit Facilities.

Covenants. The Intercompany Note contains representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings. In addition, the Intercompany Note requires the Company observe and perform each of the covenants set forth in the Lionsgate Credit Agreement which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant apply to the Lionsgate Credit Agreement and are tested quarterly by Lionsgate. These covenants and ratios are applicable to and computed for the applicable entities pursuant to the Lionsgate Credit Agreement, which includes Lionsgate subsidiaries which are not part of the Company. As of December 31, 2024, the Company and Lionsgate were in compliance with all applicable covenants.

Sale Transaction or Change of Control. LGTV is required to prepay the LGTV Loans immediately prior to or simultaneously with the closing of any Sale Transaction or Change of Control, as defined in the Intercompany Note.

eOne IP Credit Facility. In July 2024, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “eOne IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $340.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The eOne IP Credit Facility is subject to quarterly required principal payments of $8.5 million, beginning November 14, 2024, with the balance payable at maturity. Advances under the eOne IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum (effective interest rate of 6.58% as of December 31, 2024, before the impact of interest rate swaps, see Note 18 for interest rate swaps). The eOne IP Credit Facility matures on July 3, 2029.

LG IP Credit Facility. In September 2024, certain subsidiaries of the Company entered into a $455.0 million senior secured amortizing term credit facility (the “LG IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles. In November 2024 and December 2024, the Company closed amendments which increased the maximum principal amount of the LG IP

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Credit Facility to $850.0 million as of December 31, 2024, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The LG IP Credit Facility is subject to quarterly required principal payments of $21.25 million, beginning February 14, 2025, with the balance payable at maturity. Advances under the LG IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum (effective interest rate of 6.58% as of December 31, 2024, before the impact of interest rate swaps, see Note 18 for interest rate swaps). The LG IP Credit Facility matures on September 30, 2029.

Lionsgate Exchange Notes and Existing Notes:

On May 8, 2024, LGCH1, an indirect, wholly-owned subsidiary of Lionsgate, which is not a consolidated subsidiary of Lionsgate Studios, issued $389.9 million aggregate principal amount of 5.5% senior notes due 2029 (the “Exchange Notes”) in exchange for an equivalent amount of Lionsgate’s existing 5.5% senior notes due 2029 (the “Existing Notes”). The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon Lionsgate’s completion of the separation of the Starz Business from the Studio Business. Lionsgate may redeem the Exchange Notes, in whole at any time, or in part from time to time, prior to or on and after the Separation Closing Date, as defined in the indenture governing the Exchange Notes, at certain specified redemption prices set forth in the indenture governing the Exchange Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Exchange Notes and Existing Notes and related interest expense are not reflected in the Company’s unaudited condensed consolidated financial statements. The Company and certain of its subsidiaries are guarantors under the Exchange Notes and the Existing Notes. Upon completion of the separation of the Starz Business from the Studio Business, the Exchange Notes will become obligations of the Company and will be reflected in the Company’s financial statements at that time.

The outstanding principal balance of the Exchange Notes and Existing Notes totaled $715.0 million at December 31, 2024 and March 31, 2024.

As of December 31, 2024, Lionsgate was in compliance with all applicable covenants with respect to the Exchange Notes and the Existing Notes.

Other Debt Transactions

LGTV Term Loan A and LGTV Term Loan B Prepayment. In May 2024, the Company used the proceeds from the equity issuance associated with the Business Combination (Note 2) to prepay $84.9 million principal amount of the LGTV Term Loan A and $214.1 million of the LGTV Term Loan B, together with accrued and unpaid interest thereon.

In September 2024, the Company used the proceeds from the LG IP Credit Facility to prepay $355.1 million principal amount of the LGTV Term Loan B, together with accrued and unpaid interest thereon.

In November 2024, the Company used the proceeds from the increase in the LG IP Credit Facility to pay in full the remaining $250.0 million principal amount of the LGTV Term Loan B, together with accrued and unpaid interest thereon.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Loss on Extinguishment of Debt

During the three and nine months ended December 31, 2024 and 2023, the Company recorded a loss on extinguishment of debt related to the transactions described above as summarized in the table below.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Loss on Extinguishment of Debt:
Term Loan A and Term Loan B repayment(1)	$(0.3)	$—	$(1.8)	$—

(1)	See LGTV Term Loan A and LGTV Term Loan B Prepayment above.

8. Film Related Obligations

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Film related obligations:
Production Loans	$1,346.0	$1,292.2
Production Tax Credit Facility	257.8	260.0
Backlog Facility and Other	179.0	287.3
Film Library Facility	87.5	109.9

Total film related obligations	1,870.3	1,949.4
Unamortized issuance costs	(5.9)	(11.4)

Total film related obligations, net	1,864.4	1,938.0
Less current portion	(1,421.2)	(1,393.1)

Total non-current film related obligations	$443.2	$544.9

Production Loans. Production loans represent individual and multi-title loans for the production of film and television programs that the Company produces. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest at a weighted average rate of 5.82% (before the impact of interest rate swaps, see Note 18 for interest rate swaps). Production loans amounting to $1,212.8 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $133.2 million are unsecured.

Production Tax Credit Facility. In January 2021, as amended in March 2024, the Company entered into a non-recourse senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of the Company’s tax credit receivables.

As of December 31, 2024, the maximum principal amount of the Production Tax Credit Facility was $260.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to the Company by governmental authorities pursuant to the tax incentive laws of certain eligible jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. As of December 31, 2024, tax credit receivables amounting to $353.1 million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Facility bear interest at a rate equal to SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus 1.50% per annum or the base rate plus 0.50% per annum (effective interest rate of 5.93% at December 31, 2024). As of December 31, 2024, there was $2.2 million available under the Production Tax Credit Facility. The Production Tax Credit Facility was to mature on January 27, 2025, however in January and February 2025, the Company entered into amendments to the Production Tax Credit Facility which extended the maturity to January 27, 2028 and increased the maximum principal amount to $280.0 million, see Note 21.

Film Library Facility. In July 2021, as amended in September 2022, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “Film Library Facility”) based on and secured by the collateral consisting solely of certain of the Company’s rights in certain acquired library titles. The maximum principal amount of the Film Library Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the Film Library Facility subject to cumulative minimum guaranteed payment amounts as set forth below:

Cumulative Period From September 29, 2022 Through:	Cumulative Minimum Guaranteed Payment Amounts	Payment Due Date
	(in millions)
September 30, 2025	$91.1	November 14, 2025
September 30, 2026	$121.4	November 14, 2026
July 30, 2027	$161.9	July 30, 2027

Advances under the Film Library Facility bear interest at a rate equal to, at the Company’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum (effective interest rate of 6.75% at December 31, 2024). The Film Library Facility matures on July 30, 2027.

Backlog Facility and Other:

Backlog Facility. In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. The maximum principal amount of the Backlog Facility is $175.0 million, subject to the amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility (effective interest rate of 5.58% at December 31, 2024). The Backlog Facility revolving period ends on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to two years, 90 days after the revolving period ends, currently August 14, 2027. As of December 31, 2024, there was $151.9 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility (March 31, 2024 - $175.0 million outstanding).

Other. The Company has other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of December 31, 2024, there was $27.1 million outstanding (March 31, 2024 - $112.3 million outstanding,) under

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the “other” loans, incurring SOFR-based interest at a weighted average rate of 5.76%, with a contractual repayment date in July 2025. As of December 31, 2024, accounts receivable amounting to $20.8 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at December 31, 2024 amounting to $11.0 million represented collateral related to the “other” loans.

Lionsgate Film Related Obligations

The Company is a guarantor under certain film related obligations of the Starz Business of Lionsgate with an outstanding principal balance of $75.8 million and nil at December 31, 2024 and March 31, 2024, respectively, with contractual maturity dates in January 2025.

9. Fair Value Measurements

Fair Value

Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair Value Hierarchy

Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

The following table sets forth the assets and liabilities required to be carried at fair value on a recurring basis as of December 31, 2024 and March 31, 2024:

	December 31, 2024			March 31, 2024
	Level 1	Level 2	Total	Level 1	Level 2	Total
Assets:	(Amounts in millions)
Forward exchange contracts (see Note 18)	$—	$1.9	$1.9	$—	$—	$—
Interest rate swaps (see Note 18)	—	0.7	0.7	—	35.6	35.6

Liabilities:
Forward exchange contracts (see Note 18)	—	—	—	—	(2.8)	(2.8)
Interest rate swaps (see Note 18)	—	—	—	—	—	—

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the carrying values and fair values of the Company’s outstanding debt and film related obligations at December 31, 2024 and March 31, 2024:

	December 31, 2024		March 31, 2024
	(Amounts in millions)
	Carrying Value	Fair Value(1)	Carrying Value	Fair Value(1)
		(Level 2)		(Level 2)
Intercompany Revolver	$134.4	$134.4	$—	$—
LGTV Revolver	386.8	390.0	569.9	575.0
LGTV Term Loan A	313.1	313.6	396.6	397.3
LGTV Term Loan B	—	—	816.9	818.1
eOne IP Credit Facility	325.8	331.5	—	—
LG IP Credit Facility	836.0	850.0	—	—
Production Loans	1,342.3	1,346.0	1,286.2	1,292.2
Production Tax Credit Facility	257.7	257.8	258.7	260.0
Backlog Facility and Other	178.6	179.0	285.4	287.3
Film Library Facility	85.7	87.5	107.6	109.9

(1)

The Company measures the fair value of its outstanding debt and interest rate swaps using discounted cash flow techniques that use observable market inputs, such as SOFR-based yield curves, swap rates, and credit ratings (Level 2 measurements).

The Company’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable, content related payables, other accrued liabilities, other liabilities, and borrowings under Lionsgate’s revolving credit facility prior to the Separation, if any. The carrying values of these financial instruments approximated the fair values at December 31, 2024 and March 31, 2024.

10. Noncontrolling Interests

Redeemable Noncontrolling Interests

Redeemable noncontrolling interests (included in temporary equity on the consolidated balance sheets) primarily relate to 3 Arts Entertainment and Pilgrim Media Group, as further described below.

Redeemable noncontrolling interests are measured at the greater of (i) the redemption amount that would be paid if settlement occurred at the balance sheet date less the amount attributed to unamortized noncontrolling interest discount if applicable, or (ii) the historical value resulting from the original acquisition date value plus or minus any earnings or loss attribution, plus the amount of amortized noncontrolling interest discount, less the amount of cash distributions that are not accounted for as compensation, if any. The amount of the redemption value in excess of the historical values of the noncontrolling interest, if any, is recognized as an increase to redeemable noncontrolling interest and a charge to retained earnings or accumulated deficit.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The table below presents the reconciliation of changes in redeemable noncontrolling interests:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Beginning balance	$123.3	$343.6
Net loss attributable to redeemable noncontrolling interests	(1.6)	(7.3)
Adjustments to redemption value	0.9	71.5
Cash contributions (distributions)	0.5	(1.0)
Purchase of noncontrolling interest	(23.4)	(0.6)

Ending balance	$99.7	$406.2

3 Arts Entertainment. During the fourth quarter of the year ended March 31, 2024 (in January 2024), the Company closed on the acquisition of an additional 25% of 3 Arts Entertainment representing approximately half of the noncontrolling interest for $194.1 million. In addition, the Company purchased certain profit interests held by certain managers and entered into certain option rights agreements, which replaced the put and call rights under the previous arrangement by providing noncontrolling interest holders the right to sell to the Company and the Company the right to purchase their remaining (24%) interest beginning in January 2027.

At the completion of the purchase, a portion of the noncontrolling interest continued to be considered compensatory, as it was subject to forfeiture provisions upon termination of employment under certain circumstances, and the remaining portion represented the noncontrolling interest holders’ fully vested equity interest. Under the new arrangement, the holders’ right to sell their interest to the Company, and the Company’s right to purchase the noncontrolling interest, are based on a formula-based amount (i.e., a fixed EBITDA multiple), subject to a minimum purchase price, rather than being based on fair value. Since the redemption features described above were based on a formula using a fixed multiple, the compensatory portion of the noncontrolling interest is now considered a liability award, and as a result, during the fourth quarter of fiscal 2024, approximately $93.2 million was reclassified from mezzanine equity to a liability, and is reflected in “other liabilities—non-current” in the consolidated balance sheet at March 31, 2024 and December 31, 2024.

The redeemable noncontrolling interest balance related to 3 Arts Entertainment reflects the fully vested equity portion of the noncontrolling interest, which remains classified as redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets due to the purchase and sale rights beginning in 2027 which were determined to be embedded in the noncontrolling interest, and are outside the control of the Company. The redeemable noncontrolling interest is being adjusted to its redemption value through accumulated deficit through the sale or purchase right date in January 2027. Subsequent to the January 2024 transactions noted above, changes in the carrying value of the redeemable noncontrolling interest are reflected in the calculation of basic and diluted net income or loss per common share attributable to Lionsgate Studios Corp. shareholders, if dilutive, or to the extent the adjustments represent recoveries of amounts previously reflected in the computation of basic and diluted net income or loss per common share attributable to Lionsgate Studios Corp. shareholders (see Note 12).

The liability component of the noncontrolling interest is reflected at its estimated redemption value, with any changes in estimated redemption value recognized as a charge or benefit in general and administrative expense in the consolidated statements of operations over the vesting period (i.e., the period from January 2, 2024 to the sale or purchase right date in January 2027). Earned distributions continue to be accounted for as compensation since such amounts are allocated to the holders based on performance, and are being expensed within general and administrative expense as incurred.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pilgrim Media Group. In July 2024, the Company acquired the noncontrolling interest holder’s remaining 12.5% of Pilgrim Media Group for approximately $13.5 million, and recorded a reduction to redeemable noncontrolling interest of $23.4 million, representing the carrying value of the noncontrolling interest purchased, with the difference between the carrying value of the noncontrolling interest purchased and the cash paid for the remaining interest recorded as a reduction to accumulated deficit of $9.9 million. Prior to the Company’s acquisition of the remaining interest, the noncontrolling interest was presented as a redeemable noncontrolling interest outside shareholders’ equity on the Company’s consolidated balance sheets, due to put and call options which were determined to be embedded in the noncontrolling interest, and because the put rights were outside the control of the Company.

Other. The Company has other immaterial redeemable noncontrolling interests.

Other Noncontrolling Interests

Other. In connection with the Company’s investment in CP LG and acquisition of the acquired library and related assets and liabilities discussed in Note 3, on June 5, 2024, the Company recorded a noncontrolling interest representing approximately 49% of CP LG amounting to $33.6 million ($29.8 million at December 31, 2024). See Note 3 for further information.

In addition, the Company has other immaterial noncontrolling interests that are not redeemable.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11. Revenue

Revenue by Segment, Market or Product Line

The table below presents revenues by segment, market or product line for the three and nine months ended December 31, 2024 and 2023. The Motion Picture and Television Production segments include the revenues of eOne from the acquisition date of December 27, 2023 (see Note 3).

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Revenue by Type:
Motion Picture
Theatrical	$35.0	$100.1	$91.1	$194.2
Home Entertainment
Digital Media	145.7	155.5	400.3	495.3
Packaged Media	16.0	21.0	37.8	63.0

Total Home Entertainment	161.7	176.5	438.1	558.3
Television	38.3	65.3	235.0	214.5
International	68.3	94.7	284.3	255.3
Other	5.9	6.6	14.8	23.3

Total Motion Picture revenues(1)	309.2	443.2	1,063.3	1,245.6
Television Production
Television	259.9	182.3	733.1	554.2
International	59.3	32.1	144.8	137.7
Home Entertainment
Digital Media	55.5	17.4	108.7	113.4
Packaged Media	1.7	0.3	3.0	1.0

Total Home Entertainment	57.2	17.7	111.7	114.4
Other	28.2	16.3	72.9	54.4

Total Television Production revenues(2)	404.6	248.4	1,062.5	860.7

Total revenues	$713.8	$691.6	$2,125.8	$2,106.3

(1)

Total Motion Picture revenues for the three months ended December 31, 2024 and 2023 includes $9.9 million and $36.6 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business. Total Motion Picture revenues for the nine months ended December 31, 2024 and 2023 includes $146.2 million and $113.7 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Total Television Production revenues for the three months ended December 31, 2024 and 2023 includes $77.9 million and $97.1 million, respectively, of revenues from licensing Television Production segment product to the Starz Business. Total Television Production revenues for the nine months ended December 31, 2024 and 2023 includes $267.3 million and $308.4 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Remaining Performance Obligations

Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog). Revenues expected to be recognized in the future related to performance obligations that are unsatisfied at December 31, 2024 are as follows:

	Rest of Year Ending March 31, 2025	Year Ending March 31,
		2026	2027	Thereafter	Total
	(Amounts in millions)
Remaining Performance Obligations	$618.4	$783.7	$184.9	$139.0	$1,726.0

The above table does not include estimates of variable consideration for transactions involving sales or usage-based royalties in exchange for licenses of intellectual property. The revenues included in the above table include all fixed fee contracts regardless of duration.

Revenues of $46.3 million and $204.2 million, respectively, including variable and fixed fee arrangements, were recognized during the three and nine months ended December 31, 2024, from performance obligations satisfied prior to March 31, 2024. These revenues were primarily associated with the distribution of television and theatrical product in electronic sell-through and video-on-demand formats, and to a lesser extent, the distribution of theatrical product in the domestic and international markets related to films initially released in prior periods.

Accounts Receivable, Contract Assets and Deferred Revenue

The timing of revenue recognition, billings and cash collections affects the recognition of accounts receivable, contract assets and deferred revenue. See the unaudited condensed consolidated balance sheets or Note 19 for accounts receivable, contract assets and deferred revenue balances at December 31, 2024 and March 31, 2024.

Accounts Receivable. Accounts receivable are presented net of a provision for doubtful accounts. The Company estimates provisions for accounts receivable based on historical experience for the respective risk categories and current and future expected economic conditions. To assess collectability, the Company analyzes market trends, economic conditions, the aging of receivables and customer specific risks, and records a provision for estimated credit losses expected over the lifetime of the receivables in direct operating expense.

The Company performs ongoing credit evaluations and monitors its credit exposure through active review of customers’ financial condition, aging of receivable balances, historical collection trends, and expectations about relevant future events that may significantly affect collectability. The Company generally does not require collateral for its trade accounts receivable.

Changes in the provision for doubtful accounts consisted of the following:

	March 31, 2024	(Benefit) provision for doubtful accounts	Other(1)	Uncollectible accounts written-off	December 31, 2024
	(Amounts in millions)
Provision for doubtful accounts	$6.4	$(0.9)	$2.5	$(1.0)	$7.0

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Represents a measurement period adjustment to the provision for doubtful accounts acquired in the acquisition of eOne (see Note 3).

Contract Assets. Contract assets relate to the Company’s conditional right to consideration for completed performance under the contract (e.g., unbilled receivables). Amounts relate primarily to contractual payment holdbacks in cases in which the Company is required to deliver additional episodes or seasons of television content in order to receive payment, complete certain administrative activities, such as guild filings, or allow the Company’s customers’ audit rights to expire. See Note 19 for contract assets at December 31, 2024 and March 31, 2024.

Deferred Revenue. Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. Deferred revenue as of December 31, 2024 increased as compared to March 31, 2024 due to the receipt of customers’ payments for certain television programs and motion pictures prior to the Company satisfying the corresponding performance obligation (i.e., completion and delivery of the television programs and motion pictures, and the start of the customers’ exploitation rights). The change in deferred revenue was also impacted by the industry strikes which has affected the timing of content deliveries. Revenues of $12.0 million and $120.6 million, respectively, were recognized during the three and nine months ended December 31, 2024, related to the balance of deferred revenue at March 31, 2024.

12. Net Income (Loss) Per Share

Basic net income (loss) per share is calculated based on the weighted average common shares outstanding for the period. Basic and diluted net income (loss) per share for the three and nine months ended December 31, 2024 and 2023 is presented below:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions, except per share amounts)
Basic and Diluted Net Income (Loss) Per Common Share:
Numerator:
Net income (loss) attributable to Lionsgate Studios Corp. shareholders	$6.4	$(41.1)	$(150.4)	$(46.5)
Accretion of redeemable noncontrolling interest	(0.3)	—	(1.0)	—

Net income (loss) attributable to Lionsgate Studios Corp. shareholders after accretion of redeemable noncontrolling interest	$6.1	$(41.1)	$(151.4)	$(46.5)

Denominator:
Weighted average common shares outstanding	288.7	253.4	283.3	253.4

Basic and diluted net income (loss) per common share	$0.02	$(0.16)	$(0.53)	$(0.18)

For periods prior to the Separation, basic net income (loss) per share and diluted net loss per share was calculated based on the 253.4 million shares issued to Lionsgate at the closing of the Business Combination.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Additionally, for the three and nine months ended December 31, 2024 and 2023, the outstanding common shares issuable presented below were excluded from diluted net income (loss) per common share because they are contingently issuable upon certain vesting criteria that have not been met as of the reporting period.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
SEAC Sponsor Options	2.2	—	2.2	—

13. Capital Stock

(a) Common Shares

The Company has an unlimited number of authorized shares following the closing of the Business Combination and at December 31, 2024. As of December 31, 2024, common shares reserved for future issuance include SEAC Sponsor Options described below.

As of March 31, 2024 and prior to the Business Combination, the Company was wholly-owned by Lionsgate.

(b) SEAC Sponsor Options

In connection with the Business Combination, 2,200,000 SEAC Sponsor Options to receive LG Studios Common Shares pursuant to the Sponsor Option Agreement, as described in Note 2, were issued and have an exercise price of $0.0001 per share. The SEAC Sponsor Options will become exercisable (i) on or after the date on which the trading price of LG Studios Common Shares (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) equals or exceeds $16.05 per share or (ii) if a Change of Control (as defined in the Sponsor Option Agreement) occurs, subject to certain conditions. The SEAC Sponsor Options are not considered compensatory nor were they granted in exchange for a good or service. The SEAC Sponsor Options meet the requirements for equity classification because they are considered to be indexed to LG Studios Common Shares and are classified in shareholders’ equity. The Company has recorded the SEAC Sponsor Options to equity at closing of the Business Combination in connection with the reverse recapitalization accounting described at Note 2.

(c) Lionsgate Share-based Compensation

As described in Note 1, the Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of the Company receive awards of equity and equity-based compensation pursuant to the existing equity incentive plan of Lionsgate, the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (the “2023 Lionsgate Plan”). Such awards will be treated as a capital contribution by Lionsgate to the Company, and the stock based compensation expenses for such awards will be allocated to the Company.

Prior to the Separation, the unaudited condensed consolidated financial statements included an allocation of share-based compensation expense attributable to corporate and shared service functions.

The following disclosures of unit data are based on grants related directly to Company employees and Lionsgate corporate and shared employees, and exclude unit data related to employees of the Starz Business.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company recognized the following share-based compensation expense during the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Compensation Expense:
Stock options	$0.2	$0.4	$0.6	$1.4
Restricted share units and other share-based compensation	13.9	12.2	30.3	32.6
Share appreciation rights	0.2	0.1	0.5	0.2

Total Lionsgate Studios employee share-based compensation expense	14.3	12.7	31.4	34.2
Corporate allocation of share-based compensation	—	4.5	10.8	12.1

	14.3	17.2	42.2	46.3
Impact of accelerated vesting on equity awards(1)	—	6.8	4.7	7.3

Total share-based compensation expense	$14.3	$24.0	$46.9	$53.6

(1)	Represents the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements prior to the Separation.

Share-based compensation expense, by expense category, consisted of the following:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Share-Based Compensation Expense:
General and administration	$14.3	$17.2	$42.2	$46.3
Restructuring and other	—	6.8	4.7	7.3

	$14.3	$24.0	$46.9	$53.6

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the stock option, share appreciation rights (“SARs”), restricted stock and restricted share unit activity at Lionsgate for grants related directly to the Company employees and Lionsgate corporate and shared service employees during the nine months ended December 31, 2024:

	Stock Options and SARs				Restricted Stock and Restricted Share Units
	Lions Gate Class A Voting Shares		Lions Gate Class B Non-Voting Shares		Lions Gate Class A Voting Shares		Lions Gate Class B Non-Voting Shares
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Grant- Date Fair Value	Number of Shares	Weighted- Average Grant-Date Fair Value
	(Number of shares in millions)
Outstanding at March 31, 2024	2.4	$22.96	17.1	$13.92	0.1	$9.27	9.8	$8.93
Granted	—	—	— (1)	$7.12	0.1	$8.20	8.1	$7.98
Options exercised or restricted stock or RSUs vested	—	—	(0.1)	$5.50	(0.1)	$9.20	(5.8)	$8.79
Forfeited or expired	(0.1)	$20.26	(2.2)	$14.64	—	—	(0.6)	$8.52

Outstanding at December 31, 2024	2.3	$23.10	14.8	$13.86	0.1	$8.39	11.5	$8.20

(1)	Represents less than 0.1 million shares.

14. Income Taxes

In connection with the Business Combination, on May 13, 2024, the Company and Lionsgate entered into a tax matters agreement (the “Tax Matters Agreement”) that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, certain indemnification rights with respect to tax matters, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.

For periods prior to the Business Combination (including the period from April 1, 2024, through May 13, 2024), income taxes were calculated on a separate tax return basis. The separate tax return method applies the accounting guidance for income taxes to the standalone financial statements as if the Company was a separate taxpayer and standalone enterprise. The Company’s U.S. operations, and certain of its non-U.S. operations historically were included in the income tax returns of Lionsgate or its subsidiaries that may not be part of the Company. Management believes the assumptions supporting the Company’s allocation and presentation of income taxes on a separate tax return basis to be reasonable.

For periods following the Business Combination (including the period from May 14, 2024, through December 31, 2024), income taxes were calculated by applying an estimated effective income tax rate to the Company’s ordinary income (loss), adjusted for the income tax effects of items that related discretely to the period, if any.

The Company’s income tax expense for the three and nine months ended December 31, 2024 and 2023 differed from the U.S. federal statutory corporate income tax rate of 21% multiplied by income (loss) before taxes due to the mix of earnings across the various jurisdictions in which operations are conducted, changes in valuation allowances against deferred tax assets, certain minimum income and foreign withholding taxes, and

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

benefits from the releases of reserves for uncertain tax benefits due to the close of audits or expirations of statutes of limitations.

15. Restructuring and Other

Restructuring and other includes restructuring and severance costs and certain transaction and other costs, when applicable. During the three and nine months ended December 31, 2024 and 2023, the Company also incurred certain other unusual charges or benefits, which are included in direct operating expense in the consolidated statements of operations and are described below. The following table sets forth restructuring and other and these other unusual charges or benefits and the statement of operations line items they are included in for the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Restructuring and other:
Content and other impairments(1)	$7.3	$—	$25.8	$—
Severance(2)	20.3	28.1	24.6	31.6
Transaction and other costs(3)	13.3	24.4	25.4	29.9

Total Restructuring and Other	40.9	52.5	75.8	61.5

Other unusual charges not included in restructuring and other or the Company’s operating segments:
COVID-19 related charges (benefit) included in direct operating expense(4)	—	—	(2.1)	(0.5)
Unallocated rent cost included in direct operating expense(5)	4.1	—	14.6	—

Total restructuring and other and other unusual charges not included in restructuring and other	$45.0	$52.5	$88.3	$61.0

(1)

Amounts in the three and nine months ended December 31, 2024 include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. Amounts in the nine months ended December 31, 2024 also include impairments of certain operating lease right-of-use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company primarily related to the integration of eOne.

(2)

Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the quarter ended December 31, 2024, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.1 million in severance expense is expected to be incurred under the voluntary severance program, of which $14.6 million of severance expense was recognized in restructuring and other in the three and nine months ended December 31, 2024, and the remaining amount is expected to be recognized in the fourth quarter ended March 31, 2025. In the three and nine months ended December 31, 2023, amounts were due to restructuring activities including integration of the acquisition of eOne, and our Motion Picture and Television Production segments.

(3)

Transaction and other costs in the three and nine months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

activities and also include costs and benefits associated with legal and other matters. In addition, transaction and other costs in the three and nine months ended December 31, 2023 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity.
(4)

Amounts include incremental costs incurred, if any, due to circumstances associated with the COVID-19 global pandemic, net of insurance recoveries of nil and $2.1 million in the three and nine months ended December 31, 2024, respectively (three and nine months ended December 31, 2023 - insurance recoveries of $0.1 million and $0.6 million, respectively). In the nine months ended December 31, 2024 and the three and nine months ended December 31, 2023, insurance recoveries exceeded the incremental costs expensed in the period, resulting in a net benefit included in direct operating expense.

(5)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.

Changes in the restructuring and other severance liability were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Severance liability
Beginning balance	$19.3	$3.7
Accruals(2)	19.9	24.3
Severance payments	(16.0)	(5.4)

Ending balance(1)	$23.2	$22.6

(1)	As of December 31, 2024, the remaining severance liability of approximately $23.2 million is expected to be paid in the next 12 months.
(2)	Excludes $4.7 million and $7.3 million in the nine months ended December 31, 2024 and 2023, respectively, of accelerated vesting on equity awards.

16. Segment Information

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s chief operating decision maker.

The Company has two reportable business segments: (1) Motion Picture and (2) Television Production.

Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.

Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to the

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.

Segment information is presented in the table below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023 (see Note 3).

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Segment revenues
Motion Picture	$309.2	$443.2	$1,063.3	$1,245.6
Television Production	404.6	248.4	1,062.5	860.7

Total revenue	$713.8	$691.6	$2,125.8	$2,106.3

Gross contribution
Motion Picture	$106.0	$127.5	$246.1	$320.3
Television Production	75.4	21.6	145.3	134.6

Total gross contribution	181.4	149.1	391.4	454.9
Segment general and administration
Motion Picture	22.4	27.1	73.6	83.2
Television Production	14.5	13.5	49.3	40.5

Total segment general and administration	36.9	40.6	122.9	123.7
Segment profit
Motion Picture	83.6	100.4	172.5	237.1
Television Production	60.9	8.1	96.0	94.1

Total segment profit	$144.5	$108.5	$268.5	$331.2

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate and allocated general and administrative expense, restructuring and other costs, share-based compensation, certain charges related to the COVID-19 global pandemic, and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management and enables them to understand the fundamental performance of the Company’s businesses.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The reconciliation of total segment profit to the Company’s income (loss) before income taxes is as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Company’s total segment profit	$144.5	$108.5	$268.5	$331.2
Corporate general and administrative expenses(1)	(28.4)	(25.2)	(87.6)	(76.2)
Adjusted depreciation and amortization(2)	(3.4)	(1.8)	(10.1)	(7.1)
Restructuring and other	(40.9)	(52.5)	(75.8)	(61.5)
COVID-19 related benefit (charges) included in direct operating expense(3)	—	—	2.1	0.5
Content charges(4)	—	(0.3)	—	(1.1)
Unallocated rent cost included in direct operating expense(5)	(4.1)	—	(14.6)	—
Adjusted share-based compensation expense(6)	(14.3)	(17.2)	(42.2)	(46.3)
Purchase accounting and related adjustments(7)	(3.8)	(4.2)	(9.8)	(19.4)

Operating income	49.6	7.3	30.5	120.1
Interest expense	(58.5)	(55.5)	(180.1)	(157.1)
Interest and other income	3.1	1.7	11.4	6.9
Other gains (losses), net	10.1	(0.6)	(5.2)	(14.3)
Loss on extinguishment of debt	(0.3)	—	(1.8)	—
Gain on investments, net	—	4.4	—	2.7
Equity interests income	7.6	4.2	8.5	5.7

Income (loss) before income taxes	$11.6	$(38.5)	$(136.7)	$(36.0)

(1)

Corporate general and administrative expenses reflect the allocations of certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services (see Note 1 and Note 20). Amount excludes allocation of share-based compensation expense discussed below. The costs included in corporate general and administrative expenses represent certain corporate executive expense (such as salaries and wages for the office of the Chief Executive Officer, Chief Financial Officer, General Counsel and other corporate officers), investor relations costs, costs of maintaining corporate facilities, and other unallocated common administrative support functions, including corporate accounting, finance and financial reporting, internal and external audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)

Adjusted depreciation and amortization represents depreciation and amortization as presented on the unaudited condensed consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Depreciation and amortization	$4.4	$3.0	$13.2	$11.1
Less: Amount included in purchase accounting and related adjustments	(1.0)	(1.2)	(3.1)	(4.0)

Adjusted depreciation and amortization	$3.4	$1.8	$10.1	$7.1

(3)

Amounts represent the incremental costs, if any, included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries (see Note 15). These benefits (charges) are excluded from segment operating results.

(4)	Content charges represent certain charges included in direct operating expense in the unaudited condensed consolidated statements of operations, and excluded from segment operating results.
(5)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
(6)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Total share-based compensation expense	$14.3	$24.0	$46.9	$53.6
Less:
Amount included in restructuring and other(i)	—	(6.8)	(4.7)	(7.3)

Adjusted share-based compensation	$14.3	$17.2	$42.2	$46.3

(i)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

(7)	The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense(i)	$2.8	$3.0	$6.7	$15.4
Depreciation and amortization	1.0	1.2	3.1	4.0

	$3.8	$4.2	$9.8	$19.4

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(i)

These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the amortization of the recoupable portion of the purchase price ($1.3 million through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statements of operations due to the relationship to continued employment.

See Note 11 for revenues by media or product line as broken down by segment for the three and nine months ended December 31, 2024 and 2023.

The following table reconciles segment general and administration expense to the Company’s total consolidated general and administration expense:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
General and administration
Segment general and administrative expenses	$36.9	$40.6	$122.9	$123.7
Corporate general and administrative expenses	28.4	25.2	87.6	76.2
Share-based compensation expense included in general and administrative expense	14.3	17.2	42.2	46.3
Purchase accounting and related adjustments	2.8	3.0	6.7	15.4

	$82.4	$86.0	$259.4	$261.6

The reconciliation of total segment assets to the Company’s total consolidated assets is as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Assets
Motion Picture	$1,916.8	$1,851.4
Television Production	2,555.6	2,347.8
Other unallocated assets(1)	902.1	903.8

	$5,374.5	$5,103.0

(1)	Other unallocated assets primarily consist of cash, other assets and investments.

17. Contingencies

From time to time, the Company is involved in certain claims and legal proceedings arising in the normal course of business.

The Company establishes an accrued liability for claims and legal proceedings when the Company determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2024, the Company is not a party to any material pending claims or legal proceeding and is not aware of any other claims that it currently expects will, individually or in the aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.

18. Derivative Instruments and Hedging Activities

Forward Foreign Exchange Contracts

The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses and tax credit receivables denominated in various foreign currencies (i.e., cash flow hedges). The Company also enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions. Changes in the fair value of the foreign exchange contracts that are designated as hedges are reflected in accumulated other comprehensive income (loss), and changes in the fair value of foreign exchange contracts that are not designated as hedges and do not qualify for hedge accounting are recorded in direct operating expense. Gains and losses realized upon settlement of the foreign exchange contracts that are designated as hedges are amortized to direct operating expense on the same basis as the production expenses being hedged.

As of December 31, 2024, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 16 months from December 31, 2024):

December 31, 2024
Foreign Currency	Foreign Currency Amount		US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
	(Amounts in millions)		(Amounts in millions)
British Pound Sterling	0.2 GBP	in exchange for	$0.3	0.77 GBP
Czech Koruna	180.0 CZK	in exchange for	$7.7	23.29 CZK
Euro	13.9 EUR	in exchange for	$14.6	0.94 EUR
Canadian Dollar	8.5 CAD	in exchange for	$6.2	1.37 CAD
Mexican Peso	20.7 MXN	in exchange for	$1.0	20.43 MXN
Hungarian Forint	5,612.8 HUF	in exchange for	$15.0	373.74 HUF
New Zealand Dollar	2.7 NZD	in exchange for	$1.7	1.67 NZD

Interest Rate Swaps

The Company is exposed to the impact of interest rate changes, primarily through its borrowing activities. The Company’s objective is to mitigate the impact of interest rate changes on earnings and cash flows. The Company primarily uses pay-fixed interest rate swaps to facilitate its interest rate risk management activities, which the Company generally designates as cash flow hedges of interest payments on floating-rate borrowings. Pay-fixed swaps effectively convert floating-rate borrowings to fixed-rate borrowings. The unrealized gains or losses from these designated cash flow hedges are deferred in accumulated other comprehensive income (loss) and recognized in interest expense as the interest payments occur. Changes in the fair value of interest rate swaps that are not designated as hedges are recorded in interest expense (see further explanation below).

Cash settlements related to interest rate contracts are generally classified as operating activities on the consolidated statements of cash flows.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In connection with the Separation, Business Combination and Intercompany Note described in Note 7, the Company assumed the rights, obligations, costs and benefits associated with and provided under the terms of Lionsgate’s floating-to-fixed swap contracts.

Designated Cash Flow Hedges. As of March 31, 2024, the Company had the following pay-fixed interest rate swaps, which were designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 7 and Note 8) and were terminated in December 2024, as further described below.

Designated Cash Flow Hedges at March 31, 2024:

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
May 23, 2018	$300.0	2.915%	March 24, 2025
May 23, 2018	$700.0	2.915%	March 24, 2025
June 25, 2018	$200.0	2.723%	March 23, 2025
July 31, 2018	$300.0	2.885%	March 23, 2025
December 24, 2018	$50.0	2.744%	March 23, 2025
December 24, 2018	$100.0	2.808%	March 23, 2025
December 24, 2018	$50.0	2.728%	March 23, 2025

Total	$1,700.0

In December 2024, the Company terminated all of its pay-fixed interest rate swaps which were outstanding at March 31, 2024, as shown in the table above. As a result of the termination, the Company received approximately $9.4 million, which was recorded as a reduction of the interest rate swap asset values, and represents the amount of unrealized gains recorded in accumulated other comprehensive income related to the terminated interest rate swaps which will be amortized as a reduction of interest expense through the remaining term of the terminated swaps unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the gain will be recorded to interest expense at that time. The receipt of approximately $9.4 million was classified in the consolidated statement of cash flows as cash provided by operating activities.

During the nine months ended December 31, 2024, the Company entered into the following pay-fixed interest rate swaps, which have been designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 7 and Note 8).

Designated Cash Flow Hedges at December 31, 2024:

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
August 15, 2024	$65.0	4.045%	September 15, 2026
August 15, 2024	$77.5	3.803%	August 15, 2026
August 15, 2024	$77.5	3.810%	September 15, 2026
December 15, 2024	$125.0	3.970%	December 15, 2026

Total	$345.0

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial Statement Effect of Derivatives

Unaudited condensed consolidated statements of operations and comprehensive income (loss): The following table presents the pre-tax effect of the Company’s derivatives on the accompanying unaudited condensed consolidated statements of operations and comprehensive income (loss) for the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts
Gain (loss) recognized in accumulated other comprehensive income (loss)	$2.4	$(4.3)	$3.5	$(7.3)
Loss reclassified from accumulated other comprehensive income (loss) into direct operating expense	$(0.1)	$(2.6)	$(1.2)	$(2.5)
Interest rate swaps
Gain (loss) recognized in accumulated other comprehensive income (loss)	$1.6	$(11.7)	$(1.1)	$24.7
Gain reclassified from accumulated other comprehensive income (loss) into interest expense	$2.0	$11.4	$24.3	$31.5
Derivatives not designated as cash flow hedges:
Interest rate swaps
Gain (loss) reclassified from accumulated other comprehensive income (loss) into interest expense	$1.4	$(1.8)	$(1.7)	$(5.5)

Total direct operating expense on consolidated statements of operations	$457.1	$433.6	$1,440.9	$1,306.0
Total interest expense on consolidated statements of operations	$58.5	$55.5	$180.1	$157.1

Unaudited condensed consolidated balance sheets: The Company classifies its forward foreign exchange contracts and interest rate swap agreements within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (see Note 9). Pursuant to the Company’s accounting policy to offset the fair value amounts recognized for derivative instruments, the Company presents the asset or liability position of the swaps that are with the same counterparty under a master netting arrangement net as either an asset or liability in its unaudited condensed consolidated balance sheets. As of December 31, 2024 and March 31, 2024, there were no swaps outstanding that were subject to a master netting arrangement.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2024 and March 31, 2024, the Company had the following amounts recorded in the accompanying unaudited condensed consolidated balance sheets related to the Company’s use of derivatives:

	December 31, 2024
	Other Current Assets	Other Non-Current Assets	Other Accrued Liabilities (current)
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$1.9	$—	$—
Interest rate swaps	—	0.7	—

Fair value of derivatives	$1.9	$0.7	$—

	March 31, 2024
	Other Current Assets	Other Accrued Liabilities (current)
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$—	$2.8
Interest rate swaps	35.6	—

Fair value of derivatives	$35.6	$2.8

As of December 31, 2024, based on the current release schedule, the Company estimates approximately $1.3 million of gains associated with forward foreign exchange contract cash flow hedges in accumulated other comprehensive income (loss) will be reclassified into earnings during the one-year period ending December 31, 2025.

As of December 31, 2024, the Company estimates approximately $26.7 million of gains recorded in accumulated other comprehensive income (loss) associated with interest rate swap agreement cash flow hedges will be reclassified into interest expense during the one-year period ending December 31, 2025.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19. Additional Financial Information

The following tables present supplemental information related to the unaudited condensed consolidated financial statements.

Cash, Cash Equivalents and Restricted Cash

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the unaudited condensed consolidated balance sheets to the total amounts reported in the unaudited condensed consolidated statements of cash flows at December 31, 2024 and March 31, 2024. At December 31, 2024 and March 31, 2024, restricted cash represents primarily amounts related to required cash reserves for interest payments associated with certain corporate debt and film related obligations.

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Cash and cash equivalents	$186.2	$277.0
Restricted cash included in other current assets	42.8	43.7
Restricted cash included in other non-current assets	10.8	13.7

Total cash, cash equivalents and restricted cash	$239.8	$334.4

Accounts Receivable Monetization

Under the Company’s accounts receivable monetization programs, the Company has entered into (1) individual agreements to monetize certain of its trade accounts receivable directly with third-party purchasers and (2) a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions, as further described below. Under these programs, the Company transfers receivables to purchasers in exchange for cash proceeds, and the Company continues to service the receivables for the purchasers. The Company accounts for the transfers of these receivables as a sale, removes (derecognizes) the carrying amount of the receivables from its balance sheets and classifies the proceeds received as cash flows from operating activities in the statements of cash flows. The Company records a loss on the sale of these receivables reflecting the net proceeds received (net of any obligations incurred), less the carrying amount of the receivables transferred. The loss is reflected in the “other gains (losses), net” line item on the unaudited condensed consolidated statements of operations. The Company receives fees for servicing the accounts receivable for the purchasers, which represent the fair value of the services and were immaterial for the three and nine months ended December 31, 2024 and 2023.

Individual Monetization Agreements. The Company enters into individual agreements to monetize trade accounts receivable. The third-party purchasers have no recourse to other assets of the Company in the event of non-payment by the customers. The following table sets forth a summary of the receivables transferred under individual agreements or purchases during the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Carrying value of receivables transferred and derecognized	$51.7	$85.3	$345.5	$385.8
Net cash proceeds received	50.0	81.8	335.7	370.7
Loss recorded related to transfers of receivables	1.7	3.5	9.8	15.1

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At December 31, 2024, the outstanding amount of receivables derecognized from the Company’s unaudited condensed consolidated balance sheets, but which the Company continues to service, related to the Company’s individual agreements to monetize trade accounts receivable was $399.6 million (March 31, 2024 - $449.2 million).

Pooled Monetization Agreement. In December 2019, the Company entered into a revolving agreement, as amended in July 2023, to transfer up to $100.0 million of certain receivables to various financial institutions on a recurring basis in exchange for cash equal to the gross receivables transferred, which matured on October 1, 2023. As customers paid their balances, the Company would transfer additional receivables into the program. The transferred receivables were fully guaranteed by a bankruptcy-remote wholly-owned subsidiary of the Company. The third-party purchasers had no recourse to other assets of the Company in the event of non-payment by the customers.

The following table sets forth a summary of the receivables transferred under the pooled monetization agreement during the nine months ended December 31, 2023:

Nine Months Ended December 31,
2023
(Amounts in millions)
Gross cash proceeds received for receivables transferred and derecognized	$22.2
Less amounts from collections reinvested under revolving agreement	(9.1)

Proceeds from new transfers	13.1
Collections not reinvested and remitted or to be remitted	(13.4)

Net cash proceeds received (paid or to be paid)(1)	$(0.3)
Carrying value of receivables transferred and derecognized (2)	$22.1
Obligations recorded	$2.1
Loss recorded related to transfers of receivables	$2.0

(1)	During the three and nine months ended December 31, 2023, the Company voluntarily repurchased $46.0 million of receivables previously transferred.
(2)	Receivables net of unamortized discounts on long-term, non-interest bearing receivables.

At December 31, 2024 and March 31, 2024, there were no outstanding receivables derecognized from the Company’s unaudited condensed consolidated balance sheet, for which the Company continues to service, related to the pooled monetization agreement.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Assets

The composition of the Company’s other assets is as follows as of December 31, 2024 and March 31, 2024:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Other current assets
Prepaid expenses and other	$38.0	$34.8
Restricted cash	42.8	43.7
Contract assets	72.5	59.9
Interest rate swap assets	—	35.6
Tax credits receivable	140.7	199.1

	$294.0	$373.1

Other non-current assets
Prepaid expenses and other	$16.9	$18.3
Restricted cash	10.8	13.7
Accounts receivable	48.0	111.7
Contract assets	10.3	3.2
Tax credits receivable	440.6	361.7
Operating lease right-of-use assets	300.1	344.3
Interest rate swap assets	0.7	—

	$827.4	$852.9

Content Related Payables

Content related payables include minimum guarantees and accrued licensed program rights obligations, which represent amounts payable for film or television rights that the Company has acquired or licensed.

Other Accrued Liabilities

Other accrued liabilities include employee related liabilities (such as accrued bonuses and salaries and wages) of $40.7 million and $116.2 million at December 31, 2024 and March 31, 2024, respectively.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accumulated Other Comprehensive Income

The following table summarizes the changes in the components of accumulated other comprehensive income, net of tax. During the nine months ended December 31, 2024 and 2023, there was no income tax expense or benefit reflected in other comprehensive income due to the income tax impact being offset by changes in the Company’s deferred tax valuation allowance.

	Foreign currency translation adjustments	Net unrealized gain (loss) on cash flow hedges	Total
	(Amounts in millions)
March 31, 2024	$(42.1)	$138.8	$96.7
Other comprehensive income (loss)	(12.8)	2.3	(10.5)
Reclassifications to net loss(1)	—	(21.4)	(21.4)

December 31, 2024	$(54.9)	$119.7	$64.8

March 31, 2023	$(41.1)	$142.6	$101.5
Other comprehensive income (loss)	1.8	17.4	19.2
Reclassifications to net loss(1)	—	(23.5)	(23.5)

December 31, 2023	$(39.3)	$136.5	$97.2

(1)

Represents a loss of $1.2 million included in direct operating expense and a gain of $22.6 million included in interest expense on the unaudited condensed consolidated statement of operations in the nine months ended December 31, 2024 (nine months ended December 31, 2023 - loss of $2.5 million included in direct operating expense and gain of $26.0 million included in interest expense) (see Note 18).

Supplemental Cash Flow Information

Significant non-cash transactions during the nine months ended December 31, 2024 and 2023 include certain interest rate swap agreements, which are discussed in Note 18, “Derivative Instruments and Hedging Activities”.

Except for non-cash financing activity described in Note 20, there were no significant non-cash financing or investing activities for the nine months ended December 31, 2024 and 2023.

20. Related Party Transactions

In connection with the Separation and in the normal course of business, the Company enters into transactions with Lionsgate and the Starz Business which include the following, which unless otherwise indicated prior to the Separation were settled through parent net investment at the time of the transaction:

Lionsgate corporate general and administrative expenses: As described in Note 1, in connection with the Business Combination, the Company and Lionsgate entered into the Shared Services Agreement which took effect upon the Closing. The Shared Services Agreement facilitates the allocation to the Company of all corporate general and administrative expenses of Lionsgate, except for an amount of $10.0 million to be allocated annually to Lionsgate. During the three and nine months ended December 31, 2024, $28.4 million and $87.6 million, respectively, of Lionsgate corporate general and administrative expenses, excluding amounts related to share-based compensation discussed below, were allocated to the Company. Of the total amount allocated to the Company during three and nine months ended December 31, 2024, $28.4 million and $73.4 million was allocated to the Company after the Separation pursuant to the Shared Services Agreement.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Prior to the Separation, during the nine months ended December 31, 2024, $14.2 million of corporate expenses were allocated to the Company (three and nine months ended December 31, 2023 - $25.2 million and $76.2 million, respectively).

Share- based compensation: The Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of LG Studios will continue to receive awards of equity and equity-based compensation pursuant to the existing equity incentive plans of Lionsgate. Such awards are treated as a capital contribution by Lionsgate to LG Studios, and the share-based compensation expense for such awards is allocated to LG Studios.

Prior to the Separation, Lionsgate provided share-based compensation related to the Studio Business employees and as part of its corporate expense allocations a proportionate amount of the share-based compensation related to those corporate functions is allocated to the Studio Business.

Licensing of content to the Starz Business: The Company licenses motion pictures and television programming (including Starz original productions) to the Starz Business. The license fees generally are due upon delivery or due at a point in time following the first showing. Prior to the Separation, license fee amounts due were settled with the Starz Business through parent net investment. License fees receivable, not yet due from the Starz Business, are reflected in due from the Starz Business on the unaudited condensed consolidated balance sheets. The consideration to which the Company is entitled under the license agreements with the Starz Business is included in revenue from contracts with customers and presented separately in the unaudited condensed consolidated statements of operations (see Note 11).

Operating expense reimbursement: As previously described in Note 1, the Company pays certain expenses on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs. The Starz Business also pays certain expenses on behalf of the Company such as legal expenses, software development costs and severance. See “Transactions with Lionsgate” below for further discussion of the settlement of these transactions. These expenditures are reflected in the financial statements of the Studio Business and the Starz Business as applicable.

Monetization of certain accounts receivables: The Company had an agreement with Starz for Starz to transfer certain accounts receivables to the Company to participate in the Company’s pooled monetization arrangement, which matured on October 1, 2023. The Company purchased the transferred receivables at fair value and recorded them at the purchased amount on its balance sheet and classified the purchase price paid in parent net investment (see Note 19). The accounts receivables purchased from the Starz Business were historically pledged as collateral under this agreement. Any discount on the purchase of the receivable from the Starz Business was accreted to interest income over the period to collection of the accounts receivable. The accounts receivable purchased from the Starz Business and subsequent collections were reflected as investing activities in the unaudited condensed consolidated statements of cash flows.

Transactions with Lionsgate

Prior to the Separation, Lionsgate utilized a centralized approach to cash management. Cash generated by the Studio Business was managed by Lionsgate’s centralized treasury function and cash was routinely transferred to the Company or to the Starz Business to fund operating activities when needed. Payables to and receivables from Lionsgate, primarily related to the Starz Business, were often settled through movement to the intercompany accounts between Lionsgate, the Starz Business and the Studio Business. Other than certain specific balances related to unsettled payables or receivables, the intercompany balances between the Studio Business and Lionsgate were accounted for as parent net investment.

LIONSGATE STUDIOS CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Because of this centralized approach to cash management, financial transactions for cash movement and the settlement of payables and receivables when due with Lionsgate were generally accounted for through the parent net investment account. Settlements of amounts payable and receivable when due through the parent net investment account were reflected as cash payments or receipts for the applicable operating transaction within operating activities, with the net change in parent net investment included within financing activities in the unaudited condensed consolidated statements of cash flows.

The net transfers to and from Lionsgate through the period prior to the Separation discussed above were as follows:

	Nine Months Ended December 31,
	2024	2023
Cash pooling and general financing activities	$88.8	$(241.7)
Licensing of content(1)	9.7	428.8
Corporate reimbursements	(5.3)	5.9
Corporate expense allocations (excluding allocation of share-based compensation)	2.3	20.2
Funding of purchases of accounts receivables held for collateral	—	(85.6)

Net transfers to (from) Parent per unaudited condensed consolidated statements of cash flows	$95.5	$127.6

Share-based compensation (including allocation of share-based compensation)	(6.0)	(53.6)
Other non-cash transfer(2)	(33.7)	16.6

Net transfers to (from) Parent per unaudited condensed consolidated statements of equity (deficit)	$55.8	$90.6

(1)	Reflects the settlement of amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.
(2)	Includes a non-cash transfer of debt through Parent net investment of $35.0 million in connection with the Separation in the nine months ended December 31, 2024.

21. Subsequent Events

In January 2025, the Company entered into a $100.0 million notional, pay-fixed interest rate swap with a fixed rate of 4.060% and a maturity date of January 2027. The Company expects to designate this interest rate swap as a cash flow hedge (all related to the Company’s SOFR-based debt, see Note 7 and Note 8).

In January and February 2025, the Company entered into amendments to the Production Tax Credit Facility which extended the maturity to January 27, 2028 and increased the maximum principal amount to $280.0 million.

Independent Auditors’ Report

Those Charged with Governance

Entertainment One Film and Television Business:

Opinion

We have audited the combined financial statements of Entertainment One Film and Television Business (the Company), which comprise the combined balance sheets as of December 25, 2022 and December 26, 2021, and the related combined statements of operations, comprehensive loss, parent equity and redeemable non-controlling interests, and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 25, 2022 and December 26, 2021, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the combined financial statements are issued.

Auditors’ Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Providence, Rhode Island

January 17, 2024

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Combined Balance Sheets

December 25, 2022 and December 26, 2021

(Thousands of Dollars)

	2022	2021
ASSETS
Current assets
Cash and cash equivalents, including restricted cash of $13,600 in 2022 and $35,196 in 2021	$91,077	$132,880
Accounts receivable, less allowance for credit losses of $2,266 in 2022 and $3,042 in 2021	157,749	128,417
Inventories	2,974	3,276
Prepaid expenses and other current assets	423,456	400,433

Total current assets	675,256	665,006

Operating lease right-of-use assets	38,233	48,531
Property, plant and equipment, net	28,696	31,079
Investment in productions and investments in acquired content rights	694,002	596,385
Goodwill	231,000	231,000
Other intangibles, net	118,995	141,840
Other	115,091	58,168

Total assets	$1,901,273	$1,772,009

LIABILITIES, NONCONTROLLING INTERESTS AND PARENT EQUITY
Current liabilities
Production financing	$194,781	$170,053
Accounts payable	29,833	6,667
Deferred revenue	22,991	26,604
Accrued participation and residuals	267,037	265,397
Accrued liabilities	207,252	172,940

Total current liabilities	721,894	641,661

Long-term operating lease liabilities	31,012	40,216
Deferred revenue	714	1,474
Other liabilities	32,175	30,467

Total liabilities	785,795	713,818

Commitments and contingencies (Note 17)
Redeemable noncontrolling interests	—	23,938
Parent equity
Net parent investment	1,143,855	1,028,975
Accumulated other comprehensive earnings (loss)	(28,377)	5,278

Total parent equity	1,115,478	1,034,253

Total liabilities, noncontrolling interests and parent equity	$1,901,273	$1,772,009

See accompanying notes to Combined Financial Statements

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Combined Statements of Operations

Fiscal Years Ended December 25, 2022 and December 26, 2021

(Thousands of Dollars)

	2022	2021
Net revenues	$827,811	$921,043
Costs and expenses:
Direct operating	634,506	734,352
Distribution and marketing	19,299	28,742
General and administration	151,176	135,755
Depreciation and amortization	26,013	26,291

Total costs and expenses	830,994	925,140

Operating loss	(3,183)	(4,097)

Interest expense	14,005	8,444
Interest income	(3,204)	(3,571)
Other income, net	(6,661)	1,302

Loss before income taxes	$(7,323)	$(10,272)
Income tax provision	12,738	1,469

Net loss	(20,061)	(11,741)
Less: Net earnings attributable to noncontrolling interests	576	3,355

Net loss attributable to Entertainment One Film and Television Business	$(20,637)	$(15,096)

See accompanying notes to Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Combined Statements of Comprehensive Loss

Fiscal Years Ended December 25, 2022 and December 26, 2021

(Thousands of Dollars)

	2022	2021
Net loss	$(20,061)	$(11,741)
Other comprehensive loss:
Foreign currency translation adjustments, net of tax	(33,066)	6,225
Net gains on cash flow hedging activities, net of tax	1,535	3,564
Reclassifications to earnings, net of tax:
Net losses on cash flow hedging activities	(2,124)	(1,067)

Other comprehensive earnings (loss), net of tax	(33,655)	8,722

Total comprehensive loss, net of tax	(53,716)	(3,019)
Total comprehensive earnings attributable to noncontrolling interests	576	3,355

Total comprehensive loss attributable to Entertainment One Film and Television Business	$(54,292)	$(6,374)

See accompanying notes to Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Combined Statements of Cash Flows

Fiscal Years Ended December 25, 2022 and December 26, 2021

(Thousands of Dollars)

	Year ended December
	2022	2021
Cash flows from operating activities:
Net loss	$(20,061)	$(11,741)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	7,028	6,808
Amortization of intangible assets	18,985	19,483
Program cost amortization	492,474	556,898
Share-based compensation funded by Parent	4,506	3,735
Non-cash lease expense	9,087	10,060
Deferred income taxes	948	1,246
Other non-cash items	(589)	2,497
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,716)	(36,332)
Decrease (increase) in inventories	143	(263)
Increase in prepaid expenses and other current assets	(41,701)	(103,005)
Program spend	(668,874)	(512,064)
Increase (decrease) in accounts payable	27,182	(21,397)
Increase in accrued liabilities	73,213	59,633
Increase (decrease) in accrued participation and residuals	11,786	(11,833)
Decrease in deferred revenue	(3,738)	(39,819)
Decrease in other noncurrent liabilities	(5,504)	(20,130)
Increase in other noncurrent assets	(59,531)	(9,121)

Net cash used in operating activities	(156,362)	(105,345)

Investing activities:
Additions to property, plant and equipment	(5,988)	(5,730)

Net cash used in investing activities	(5,988)	(5,730)

Financing activities:
Buyout of redeemable noncontrolling interest	(18,500)	—
Distributions to noncontrolling interests	(1,900)	(2,600)
Net proceeds from borrowings	257,883	159,646
Repayments of borrowings	(230,974)	(161,612)
Financing transactions with Parent, net	115,625	80,935

Net cash provided by financing activities	122,134	76,369

Effect of exchange rate changes on cash and cash equivalents	(1,587)	2,470

Change in cash and cash equivalents and restricted cash	(41,803)	(32,236)
Cash, cash equivalents and restricted cash at beginning of year	132,880	165,116

Cash, cash equivalents and restricted cash at end of year	$91,077	$132,880

Supplemental information
Income taxes paid	$(6,314)	$(3,648)

Interest paid	$(6,566)	$(3,515)

See accompanying notes to Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Combined Statements of Parent Equity and Redeemable Non-Controlling Interests

Fiscal Years Ended December 25, 2022 and December 26, 2021

(Thousands of Dollars)

	2022	2021
Net Parent Investment
Balance at the beginning of the year	$1,028,975	$972,191
Net loss attributable to Entertainment One Film and Television Business	(20,637)	(15,096)
Share-based compensation funded by Parent	4,506	3,735
Net contributions from Parent	131,011	68,145

Balance at the end of the year	$1,143,855	$1,028,975

Accumulated Other Comprehensive Earnings (Loss), net of tax
Balance at the beginning of the year	$5,278	$(3,444)
Other comprehensive earnings (loss)	(33,655)	8,722

Balance at the end of the year	(28,377)	5,278

Total Parent Equity	$1,115,478	$1,034,253

Redeemable Non-Controlling Interest
Balance at the beginning of the year	$23,938	$24,440
Distributions paid to noncontrolling owners and other foreign exchange	(1,900)	(3,857)
Buyout of redeemable noncontrolling interest	(22,614)	—
Net earnings attributable to non-controlling interests	576	3,355

Balance at the end of the year	$—	$23,938

See accompanying notes to Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

(1)	Description of Business and Basis of Presentation

Description of Business

The accompanying Combined Financial Statements include the accounts of operations that comprise the Entertainment One (“eOne”) Film and Television operations (the “Company”) of Hasbro, Inc.’s (“Hasbro” or the “Parent”). The eOne Film and Television business produces scripted and unscripted television and motion pictures with global distribution and an extensive film and television library. To the extent that an asset, liability, revenue, or expense is directly associated with the Company, it is reflected in the accompanying Combined Financial Statements.

On August 3, 2023, Hasbro and certain of its wholly and majority owned subsidiaries entered into a definitive agreement (the “Purchase Agreement”) to sell the Company’s film and television business to Lionsgate (the “Purchaser” or “Lionsgate”). The deal closed on December 27, 2023 for approximately $375 million in cash, subject to certain purchase price adjustments, plus the assumption by Lionsgate of production financing loans. Upon consummation of the Transaction, the historical operations of the Company were transferred to the Purchaser, and Hasbro and the Purchaser entered into various commercial agreements designed to continue to serve their respective customers. The sale included employees, a content library of nearly 6,500 titles, active productions for non-Hasbro owned IP and the eOne unscripted business, which includes rights for certain Hasbro-based shows.

The business does not include Hasbro’s Allspark operations, nor any active productions for Hasbro-owned IP such as Dungeons & Dragons. Consequently, these operations and assets are not included in the accompanying Combined Financial Statements of the Company.

The accompanying Combined Financial Statements reflect the pushdown of the initial Hasbro acquisition accounting for the assets and liabilities acquired in 2019 which were directly attributable to the Company, and which existed as of the Lionsgate acquisition.

Basis Of Presentation

The Combined Financial Statements represent the operations of the Company and have been prepared on a “carve-out” basis. The Combined Financial Statements have been derived from Hasbro’s Consolidated Financial Statements and accounting records, and reflect the Combined Statements of Operations, Statements of Comprehensive Earnings, Balance Sheets, Cash Flows and Parent Equity of the Company in accordance with accounting principles generally accepted in the United States (“GAAP”).

Hasbro provides certain corporate functions to the Company and costs associated with these provided services have been allocated to the Company. These allocations include treasury functions, tax services and employment legal functions. The costs of such services have been allocated to the Company based on an allocation metric which best represents the Company’s portion of corporate expenses incurred, primarily using the relative percentage of operating income. Management believes such allocations to be reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an independent company for the period presented. The cost allocations for these items are included in in “General and administration” in the Combined Statement of Operations. The total amounts of these cost allocations were approximately $1,008 thousand and $261 thousand for the years ended December 25, 2022 and December 26, 2021, respectively. See Note 18.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Hasbro maintains a number of share-based compensation programs at a corporate level. The Company’s employees participate in those programs, and as such, the Company was charged a portion of the expenses associated with these programs. The Company was directly attributed share-based compensation expenses of $4,506 thousand and $3,735 thousand for the years ended December 25, 2022 and December 26, 2021, respectively. The charges are included in “General and administration” in the Combined Statements of Operations.

Substantially all employees attributable to the Company are covered by defined contribution plans held by the Company, rather than Hasbro. These related expenses are all directly attributable to the Company and resulting liabilities are in Accrued liabilities in the Combined Balance Sheets.

“Net Parent Investment” represents Hasbro’s interest in the net assets of the Company. The net parent investment balance represents the cumulative net investment by Hasbro in the Company through the periods presented, including any prior net earnings (loss) or comprehensive earnings (loss) attributed to the Company. Certain transactions between the Company, including allocated expenses, are also included in and reflected as a change in the Company’s net parent investment in the Combined Balance Sheets.

The Company frequently engages in various activities with Hasbro, resulting in accounts receivable and accounts payable positions. These balances do not settle in cash and have been eliminated through Net Parent Investment for the periods presented. Additionally, intercompany transactions within the Film & Television business have been eliminated for the periods presented.

The Combined Financial Statements may not be indicative of future performance and do not necessarily reflect the Combined Statements of Operations, Balance Sheets, and Statement of Cash Flows had the Company operated as an independent business from Hasbro during the periods presented.

(2)	Summary of Significant Accounting Policies

Preparation of Combined Financial Statements

The preparation of the Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Combined Financial Statements and notes thereto. Actual results could differ from those estimates.

Fiscal Year

Entertainment One Film and Television Business’ fiscal year ends on the last Sunday in December. The fiscal years ended December 25, 2022 and December 26, 2021 were both fifty-two-week periods.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents include all cash balances and highly liquid investments purchased with an initial maturity to the Company of three months or less. Under the Company’s production financing facilities, certain of the Company’s cash is restricted while the financing is outstanding. At December 25, 2022, $9,494 thousand of the Company’s cash was restricted by such facilities. See Production Financing below and Note 9 for further details. The Company’s cash is also restricted in connection with a historical catalog sale in which the Company

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

sold a future economic interest in certain titles. As part of the sale, the Company agreed to settle a potential unfavorable tax payment of the buyer in relation to the purchased titles. At December 25, 2022, $4,106 thousand of the Company’s cash was restricted for this arrangement.

Accounts Receivable and Allowance for Credit Losses

Credit is granted to customers predominantly on an unsecured basis. Credit limits and payment terms are established based on extensive evaluations made on an ongoing basis throughout the fiscal year with regard to the financial performance, cash generation, financing availability and liquidity status of each customer. The majority of customers are formally reviewed at least annually; more frequent reviews are performed based on the customer’s financial condition and the level of credit being extended. The Company uses a variety of financial transactions, based on availability and cost, to increase the collectability of certain of its accounts, including letters of credit, credit insurance, and requiring cash in advance of delivery.

The Company records an allowance for credit losses for accounts receivable based on management’s expected credit losses. Management’s estimate of expected credit losses is based on its assessment of the business environment, customers’ financial condition, historical collection experience, accounts receivable aging and customer disputes.

Accounts receivable, net on the Combined Balance Sheets represents amounts due from customers less the allowance for credit losses as well as allowances for discounts.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or net realizable value. Based upon a consideration of quantities on hand and actual and projected sales volume, slow-moving and obsolete inventory is written down to its estimated net realizable value. At both December 25, 2022, and December 26, 2021, substantially all inventory is comprised of finished goods.

Noncontrolling Interests

The financial results and position of the redeemable noncontrolling interests are included in their entirety in the Company’s Combined Statements of Operations and Combined Balance Sheets. The value of the redeemable noncontrolling interests is presented in the Combined Balance Sheets as temporary equity between liabilities and parent equity. During 2022, the Company redeemed all outstanding redeemable noncontrolling interest in Renegade Entertainment, LLC, the only entity for which the Company previously held redeemable noncontrolling interest. Earnings (losses) attributable to the redeemable noncontrolling interests are presented as a separate line on the Combined Statements of Operations which is necessary to identify those earnings (losses) specifically attributable to Hasbro.

Property, Plant and Equipment, Net

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is computed using accelerated and straight-line methods to depreciate the cost of property, plant, and equipment over their estimated useful lives. The principal lives, in years, used in determining depreciation rates of various assets are: buildings and improvements 15 to 25 and computer hardware and software 3 to 12. Depreciation expense is classified in the Combined Statements of Operations based on the nature of the property and equipment being depreciated.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Property, plant and equipment, net is reviewed for impairment whenever events or circumstances indicate the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset or related asset group to future undiscounted cash flows expected to be generated by the asset or asset group. If such assets are considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying value of the assets exceeds their fair value wherein the fair value is the appraised value. Furthermore, assets to be disposed of are carried at the lower of the net book value or their estimated fair value less disposal costs.

Goodwill and Other Intangible Assets, Net

Goodwill results from the original acquisition of eOne by Hasbro in 2019. Substantially all of the Company’s other intangible assets consist of the cost of exclusive content agreements and libraries. In establishing the value of such rights, the Company considers title ultimate revenue as well as historical collections to date, cash collection timing curves and other financial projections.

Goodwill was attributed based on the fair value of the historical goodwill recognized at the Hasbro acquisition date related to the eOne Film & TV business. There was no further goodwill from business acquisitions to be allocated to the Combined Financial Statements, nor were any impairments recognized.

Goodwill and intangible assets deemed to have indefinite lives are not amortized and are tested for impairment at least annually as of the third quarter of each year. The annual goodwill test begins with a qualitative assessment, where qualitative factors and their impact on critical inputs are assessed to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If the Company determines there is an indication of impairment in its reporting unit based on the qualitative assessment, it is required to perform a quantitative assessment.

The Company performed a qualitative assessment of goodwill in the fourth quarters of 2022 and 2021. Based on the qualitative assessment, the Company determined that there was no impairment trigger which would require a quantitative analysis. As a result, the Company concluded that there was no impairment.

The Company’s intangible assets having definite lives are being amortized over periods ranging from two to fifteen years, primarily using the straight-line method.

The Company reviews intangible assets with definite lives for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset or asset group. If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying value of the assets exceeds their fair value wherein that fair value is determined based on discounted cash flows.

There were no other triggering events in 2022 or 2021 which would indicate the Company’s intangible assets were impaired.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, short-term borrowings, accounts payable and certain accrued liabilities. At December 25, 2022, the carrying cost of these

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

instruments approximated their fair value. The Company’s financial instruments at December 25, 2022 also include long-term borrowings (see Note 11 for carrying cost and related fair values) as well as certain assets and liabilities measured at fair value (see Notes 11 and 15).

Production Financing

Production financing relates to financing facilities for certain of the Company’s television and film productions. Production financing facilities are arranged on an individual production basis by either special purpose production subsidiaries, each secured by the assets and future revenues of such production subsidiaries, which are non-recourse to the Company’s assets, or through a senior revolving credit facility obtained in November 2021, dedicated to production financing. These facilities typically have maturities of less than two years while the titles are in production and are repaid once the production is delivered and all tax credits, broadcaster pre-sales and international sales have been received. In connection with the production of a television or film program, the Company records initial cash outflows within cash flows from operating activities due to its investment in the production and concurrently records cash inflows within cash flows from financing activities from the production financing it normally obtains. Under these facilities, certain of the Company’s cash is restricted while the financing is outstanding. On December 25, 2022 and December 26, 2021, $9,494 thousand and $31,015 thousand of the Company’s cash was restricted by such facilities, respectively. For further details, see Note 9.

Revenue Recognition

Revenue is recognized when control of the promised goods, intellectual property or production is transferred to the customers or licensees, in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods. The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable.

The Company enters into contracts to license its intellectual property for use in television and film. The licensees pay the Company either a sales-based or usage-based royalty, or a combination of both, for use of the brands, in some cases subject to minimum guaranteed amounts or fixed fees. The license of the Company’s brands provide access to the intellectual property over the term of the license, generally without any other performance obligation of the Company other than keeping the intellectual property active and is therefore considered a right-to-access license of symbolic intellectual property. The Company records sales-based or usage-based royalty revenues for right-to-access licenses at the occurrence of the licensees’ subsequent sale or usage. When the arrangement includes a minimum guarantee, the Company records the minimum guarantee on a ratable basis over the term of the license period and does not record the sales-based or usage-based royalty revenues until they exceed the minimum guarantee.

The Company produces, sells and licenses television and film content for distribution to third parties in formats that include broadcast, digital streaming, transactional and theatrical. These are intellectual property licenses where the licensees pay either a fixed fee for the content license or a variable fee in the form of a sales-based royalty. The content that the Company delivers to its licensees typically has stand-alone functionality, generally without any other performance obligation of the Company, and is therefore considered a right-to-use license of functional intellectual property. The Company records revenues for right-to-use licenses once the license period has commenced and the licensee has the ability to use the delivered content. In arrangements where the licensee pays the Company a fixed fee for multiple seasons or multiple series of programming,

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

arrangement fees are recorded as revenues based upon their relative fair values. The Company also earns advertising revenues from certain content made available on free to consumer streaming video on demand platforms where the Company earns a portion of the advertising revenues earned by the service provider. The performance obligation is met, and revenue is recorded when the user accesses the Company’s content through the streaming platform.

Direct Operating Expenses

Direct operating expenses include investment in productions and acquired content rights amortization, program cost amortization and participation and residual expenses.

Participation costs represent contingent consideration payable based on the performance of the film or television program to parties associated with the film or television program, including producers, writers, directors or actors. Residuals represent amounts payable to various unions or “guilds” such as the Screen Actors Guild—American Federation of Television and Radio Artists, Directors Guild of America, and Writers Guild of America, based on the performance of the film or television program in certain ancillary markets or based on the individual’s (i.e., actor, director, writer) salary level in the television market.

The Company enters into minimum guarantee royalty arrangements related to the purchase of film and television rights for content to be delivered in the future. These agreements may call for payment in advance or future payment of minimum guaranteed amounts. Amounts paid in advance are recorded as an asset and charged to Direct operating expense when the related revenue is recognized in the Combined Statements of Operations. If all or a portion of the minimum guaranteed amounts appear not to be recoverable through future use of the rights obtained under the license, the non-recoverable portion of the guaranty is charged to expense at that time.

Investment in Productions and Acquired Content Rights

The Company incurs costs in connection with the production of television programming and movies. The majority of these costs are capitalized by the Company as they are incurred and amortized using the individual-film-forecast method, whereby these costs are amortized in the proportion that the current year’s revenues bear to management’s estimate of total ultimate revenues as of the beginning of such period related to the program. Ultimate revenue estimates are periodically reviewed and adjustments, if any, will result in changes to amortization rates and estimated accruals for residuals and participations. Ultimate revenue includes estimates over a period not to exceed ten years following the date of release of the production. Ultimate revenue used in amortization of acquired content rights is estimated over the life of the acquired rights but no longer than a period of ten years. These capitalized costs are reported at the lower of cost, less accumulated amortization, or fair value, and reviewed for impairment when an event or change in circumstances occurs that indicates that impairment may exist. The fair value is determined using a discounted cash flow model which is primarily based on management’s future revenue and cost estimates. Certain of these agreements require the Company to pay minimum guaranteed advances (“MGs”) for participations and residuals. MGs are recognized in the Combined Balance Sheets when a liability arises, usually on delivery of the television or film program to the Company. The current portion of MGs are recorded as Accrued Liabilities.

Distribution and Marketing Expenses

Distribution and marketing expenses primarily include the costs of theatrical prints and advertising (“P&A”) and subscription video-on-demand (“SVOD”) expense and home entertainment expenses and marketing.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Theatrical P&A includes the costs of the theatrical prints delivered to theatrical exhibitors and the advertising and marketing cost associated with the theatrical release of the picture. SVOD expense represents the advertising and marketing cost associated with the SVOD release of the picture. Home entertainment expenses represents manufacturing costs associated with creating the physical products.

Operating Leases

The Company leases certain property through operating leases. Operating lease right-of-use assets are recorded within Operating lease right-of use assets and the related liabilities are recorded within Accrued liabilities and Other liabilities on the Company’s Combined Balance Sheets. The Company has no material finance leases.

Operating lease assets represent the Company’s right to use the underlying asset for the lease term and lease liabilities represent an obligation to make lease payments according to the terms of the lease. Operating lease assets and liabilities are recognized at the inception of the lease agreement based on the estimated present value of lease payments over the lease term, using our incremental borrowing rate based on information available on the lease commencement date. The Company expenses non-lease components as incurred for real estate leases. Leases with an expected term of 12 months or less are not capitalized. Lease expense under such leases is recorded straight line over the life of the lease. For further details on the Company’s operating leases, see Note 14.

Income Taxes

For purposes of the Combined Financial Statements, income tax expense and deferred tax balances have been computed as if the Company filed income tax returns on a separate return basis from Hasbro. As a carve-out entity, deferred taxes and effective tax rate may differ from those in the historical periods.

The Company uses the asset and liability approach for financial accounting and reporting of income taxes. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred taxes are measured using rates expected to apply to taxable income in years in which those temporary differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent it believes that these assets are more likely than not to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The assumptions utilized in determining future taxable income require significant judgment and are consistent with the plans and estimates used to manage the underlying businesses. Actual operating results in future years could differ from current assumptions, judgments and estimates. A valuation allowance is recorded to reduce deferred tax assets to the net amount believed to be more likely than not to be realized. As of December 25, 2022, the valuation allowance of $267,106 thousand was primarily related to net operating losses. If it is determined that our deferred tax assets will be realizable in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

The Company uses a two-step process for the measurement of uncertain tax positions that have been taken or are expected to be taken in a tax return. The first step is a determination of whether the tax position should be recognized in the Combined Financial Statements. The second step determines the measurement of the tax position. The Company records potential interest and penalties on uncertain tax positions as a component of income tax expense.

Foreign Currency Translation

Foreign currency assets and liabilities are translated into U.S. dollars at period-end exchange rates, and revenues, costs and expenses are translated at weighted average exchange rates during each reporting period. Net loss includes gains or losses resulting from foreign currency. Other gains and losses resulting from translation of financial statements are a component of other comprehensive earnings (loss).

Pension Plans, Postretirement and Postemployment Benefits

The Company has several plans covering certain groups of employees, which may provide benefits to such employees following their period of employment but prior to their retirement. The Company accrues the costs of these obligations in Other liabilities.

Risk Management Contracts

The Company uses foreign currency forward contracts to mitigate the impact of currency rate fluctuations on firmly committed and projected future foreign currency transactions. These over-the-counter contracts, which hedge television and film production costs and production financing as well as other cross-border currency requirements not denominated in the functional currency of the business unit, are primarily denominated in United States and Canadian dollars, Euros and British pound sterling. All contracts are entered into with a number of counterparties, all of which are major financial institutions. The Company believes that a default by a counterparty would not have a material adverse effect on the financial condition of the Company. The Company does not enter into derivative financial instruments for speculative purposes.

At the inception of the contracts, the Company designates its derivatives as cash flow hedges. The Company formally documents all relationships between hedging instruments and hedged items as well as its risk management objectives and strategies for undertaking various hedge transactions. All hedges designated as cash flow hedges are linked to forecasted transactions and the Company assesses, both at the inception of the hedge and on an on-going basis, the effectiveness of the derivatives used in hedging transactions in offsetting changes in the cash flows of the forecasted transaction.

The Company records all derivatives on the Combined Balance Sheets at fair value. Changes in the derivative fair values that are designated as cash flow hedges are deferred and recorded as a component of Accumulated Other Comprehensive Earnings (Loss) (“AOCE”) until the hedged transactions occur and are then recognized in the Combined Statements of Operations. The Company’s foreign currency contracts hedging anticipated cash flows are designated as cash flow hedges. When it is determined that a derivative is not highly effective as a hedge, the Company discontinues hedge accounting prospectively. Any gain or loss deferred through that date remains in AOCE until the forecasted transaction occurs, at which time it is reclassified to the Combined Statements of Operations. To the extent the transaction is no longer deemed probable of occurring, hedge accounting treatment is discontinued, and amounts deferred would be reclassified to the Combined

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Statements of Operations. In the event hedge accounting requirements are not met, gains and losses on such instruments are included in the Combined Statements of Operations. The Company uses derivatives to economically hedge net balance sheet exposures in foreign currencies. The Company does not use hedge accounting for these contracts as changes in the fair value of these contracts are substantially offset by the remeasurement of the foreign currency denominated balances.

(3)	Revenue Recognition

Contract Assets

In the ordinary course of business, the Entertainment One Film & TV Business enters into contracts to license their intellectual property, providing licensees right-to-use or access such intellectual property for use in the production and for use within content for distribution over streaming platforms and for television and film. The Company also licenses owned television and film content for distribution to third parties in formats that include broadcast, theatrical and digital streaming. Through these arrangements, the Company may receive advanced royalty payments from licensees, either in advance of a licensees’ subsequent sales to customers or prior to the completion of the Company’s performance obligation. The Company defers revenues on all licenses until the respective performance obligations are satisfied. The Company records the aggregate deferred revenues as contract liabilities, with the current portion recorded within Accrued liabilities and the long-term portion recorded as Other liabilities in the Company’s Combined Balance Sheets. Certain multi-year license arrangements have payment terms over the license period that may differ from the timing of revenue recogntion resulting in the recording of contract assets. The Company records contract assets, primarily related to (1) minimum guarantees being recognized in advance of contractual invoicing, which are recognized ratably over the terms of the respective license periods, and (2) film and television distribution revenues recorded for content delivered, where payment will occur over the license term.

The Company’s contract assets are classified within the following financial statement line items in the Combined Balance Sheets at December 25, 2022 and December 26, 2021 as follows:

(In thousands)	2022	2021
Prepaid expenses and other current assets	$319,045	$311,773
Other	109,607	49,710

Contract assets	$428,652	$361,483

Deferred Revenue

Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. Revenues of $10,957 thousand were recognized during the year ended December 25, 2022.

Unsatisfied Performance Obligations

Unsatisfied performance obligations relate primarily to in-production television content to be delivered in the future under existing agreements with partnering content providers such as broadcasters, distributors, television networks and subscription video on demand services. As of December 25, 2022, unrecognized revenue attributable to unsatisfied performance obligations expected to be recognized in the future was $252,979 thousand. Of this amount, we expect to recognize approximately $205,854 thousand in 2023, $43,172 thousand in 2024, and $3,953 thousand in 2025. These amounts include only fixed consideration.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Accounts Receivable and Allowance for Credit Losses

The Company’s balance for accounts receivable on the Combined Balance Sheets as of December 25, 2022 and December 26, 2021 are primarily from contracts with customers. The Company had no material expense for credit losses in the years ended December 25, 2022 or December 26, 2021.

Disaggregation of revenues

The Company disaggregates its revenues from contracts with customers by category: Home Video and Digital, Broadcast and Licensing and Production and Other. Information by major revenue stream and a reconciliation to reported amounts are as follows:

(In thousands)	2022	2021
Home Video, Digital and Theatrical	$31,803	$46,714
Broadcast and Licensing	242,526	266,965
Production and Other	553,482	607,364

Total revenues	$827,811	$921,043

See further discussion of the Company’s revenue recognition policy in Note 2.

(4)	Other Comprehensive Loss

Components of other comprehensive loss are presented within the Combined Statements of Comprehensive Loss. The following table presents the related tax effects on changes in other comprehensive loss for each of the two fiscal years ended December 25, 2022 and December 26, 2021.

(In thousands)	2022	2021
Other comprehensive earnings (loss), tax effect:
Tax expense on cash flow hedging activities	$(420)	$(616)
Tax (expense) benefit on foreign currency translation amounts	—	—
Reclassifications to earnings, tax effect:
Tax expense on net losses on cash flow hedging activities	404	203

Total tax effect on other comprehensive loss attributable to Entertainment One Film and Television Business Film and Television	$(16)	$(413)

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Changes in the components of accumulated other comprehensive loss, net of tax for each of the two fiscal years ended December 25, 2022 and December 26, 2021 are as follows:

(In thousands)	Gains (Losses) on Derivative Instruments	Foreign Currency Translation Adjustments	Total Accumulated Other Comprehensive Earnings (Loss)
2022
Balance at December 26, 2021	$1,886	$3,392	$5,278
Current period other comprehensive earnings (loss)	1,535	(33,066)	(31,531)
Reclassifications from AOCE to earnings	(2,124)	—	(2,124)

Balance at December 25, 2022	$1,297	$(29,674)	$(28,377)

2021
Balance at December 27, 2020	$(611)	$(2,833)	$(3,444)
Current period other comprehensive earnings	3,564	6,225	9,789
Reclassifications from AOCE to earnings	(1,067)	—	(1,067)

Balance at December 26, 2021	$1,886	$3,392	$5,278

Gains (Losses) on Derivative Instruments

At December 25, 2022, the Company had remaining net deferred gains on foreign currency forward contracts, net of tax, of $1,297 thousand in AOCE. These instruments hedge payments related to television and movie production costs paid in 2022 or expected to be paid in 2023 or 2024. These amounts will be reclassified into the Combined Statements of Operations upon recognition of the related costs.

The Company expects net deferred gains included in AOCE at December 25, 2022 to be reclassified to the Combined Statements of Operations within the next 12 months. However, the amount ultimately realized in earnings is dependent on the fair value of the hedging instruments on the settlement dates.

See Note 15 for additional discussion on reclassifications from AOCE to earnings.

(5)	Property, Plant and Equipment

(In thousands)	2022	2021
Computer software and hardware	$27,802	$16,969
Furniture and fixtures	2,466	9,434
Leasehold improvements	16,108	16,035
Less accumulated depreciation	(17,680)	(11,359)

Total property, plant and equipment, net	$28,696	$31,079

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Expenditures for maintenance and repairs which do not materially extend the life of the assets are charged to operations as incurred. In 2022 and 2021 the Company recorded $7,028 thousand and $6,808 thousand, respectively, of depreciation expense.

See Note 14 for additional discussion on right of use assets.

(6)	Goodwill and Other Intangible Assets

Goodwill

The Company’s goodwill was derived from Hasbro’s acquisition in 2019 where the purchase price exceeded the fair value of the net assets acquired. After the allocation of fair values associated with the Acquisition was completed, the Company’s goodwill was approximately $231,000 thousand. The carrying amount of goodwill did not change during the reporting period. The Company performs an annual impairment assessment on goodwill. This annual impairment assessment is performed in the fourth quarter of the Company’s fiscal year. In addition, if an event occurs or circumstances change that indicate that the carrying value may not be recoverable, the Company will perform an interim impairment test at that time.

During the fourth quarters of 2022 and 2021, the Company performed a qualitative goodwill assessment. Based on the qualitative assessments, the Company determined it was not more likely than not that the carrying value exceeded the fair value of the reporting unit and as a result, the Company concluded it was not necessary to perform a quantitative test for impairment of goodwill.

Accordingly, no goodwill impairment was recorded for each of the years ended December 25, 2022 and December 26, 2021.

Other Intangible Assets, Net

The following table represents a summary of the Company’s other intangible assets, net at December 25, 2022 and December 26, 2021:

(In thousands)	2022	2021
Exclusive content agreements and libraries	$89,481	$95,510
Trade name	85,000	85,000
Accumulated amortization	(55,486)	(38,670)

Total other intangibles assets, net	$118,995	$141,840

The Company’s other intangible assets are amortized straight line over their remaining useful lives, and accumulated amortization of these other intangibles is reflected in other intangible assets, net in the accompanying Combined Balance Sheets.

Intangible assets are reviewed for indications of impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable.

The Company will continue to incur amortization expense related to its exclusive content agreements and libraries and trade name. The Company currently estimates amortization expense related to the above intangible

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

assets to be $19,311 thousand for each of the next four years ended 2023 through 2026, with the exclusive content agreements and libraries fully amortizing in the year ended December 2026. Expected amortization expense related to the trade name will be $5,667 thousand in 2027.

(7)	Investments in Productions and Investments in Acquired Content Rights

Investments in productions and investments in acquired content rights are predominantly monetized on a title-by-title basis and are recorded within other assets in the Company’s Combined Balance Sheets, to the extent they are considered recoverable against future revenues. These amounts are being amortized to program cost amortization using a model that reflects the consumption of the asset as it is released through various channels including broadcast licenses, theatrical release and home entertainment. Amounts capitalized are reviewed periodically on an individual film basis and any portion of the unamortized amount that appears not to be recoverable from future net revenues is expensed as part of program cost amortization during the period the loss becomes evident.

Programming costs consist of the following at December 25, 2022 and December 26, 2021:

(In thousands)	2022	2021
Investment in Films and Television Programs:
Individual monetization
Released, net of amortization	$489,756	$446,392
Completed and not released	78,644	25,450
In production	21,915	50,755
Pre-production	103,687	73,788

Total program investments	$694,002	$596,385

The Company recorded $492,474 thousand of program cost amortization related to released programming during 2022, consisting of the following:

(In thousands)	Investment in Production	Investment in Content	Total
Program cost amortization	$431,996	$60,478	$492,474

Based on management’s total revenue estimates at December 25, 2022, the Company’s expected future amortization expenses for capitalized programming costs over the next three years are as follows:

(In thousands)	2023	2024	2025
Estimated Future Amortization Expense:
Individual monetization
Released	$(109,119)	$(67,227)	$(58,166)
Completed and not released	(42,310)	N/A	N/A

Total	$(151,429)	$(67,227)	$(58,166)

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

In the normal course of its business, the Company also enters into contracts related to obtaining right of first refusal (“first look deals”) to purchase, distribute, or license certain entertainment projects or content. See Note 17 for more information on the Company’s expected future payments for first look deals.

(8)	Accrued Liabilities

Components of accrued liabilities for the fiscal years ended on December 25, 2022 and December 26, 2021 are as follows:

(In thousands)	2022	2021
Accrued expenses IIP & IIC	$78,923	$72,827
Severance	21,131	2,688
Payroll	20,793	34,300
Current lease liability	8,155	9,306
Accrued taxes	20,089	—
Other	58,161	53,819

Total accrued liabilities	$207,252	$172,940

(9)	Production Financing

Production Financing

The Company uses production financing to fund certain of its television and film productions which are arranged on an individual production basis by either special purpose production subsidiaries, each secured by the assets and future revenues of such production subsidiaries, which are non-recourse to the Company’s assets, or through a senior revolving credit facility obtained in November 2021, dedicated to production financing.

Interest is charged at bank prime rate plus a margin based on the risk of the respective production. The weighted average interest rate on all production financing as of December 25, 2022 was 3.3%.

The Company’s senior revolving film and television production credit facility (the “RPCF”) with MUFG Union Bank, N.A., as administrative agent and lender and certain other financial institutions, as lenders thereto (the “Revolving Production Financing Agreement”) provides the Company with commitments having a maximum aggregate principal amount of $250 thousand. The Revolving Production Financing Agreement also provides the Company with the option to request a commitment increase up to an aggregate additional amount of $150 thousand subject to agreement of the lenders. The Revolving Production Financing Agreement extends through November 22, 2024. The Company uses the RPCF to fund certain of the Company’s original film and TV production costs. Borrowings under the RPCF are non-recourse to the Company’s assets.

The Company has U.S. dollar production credit facilities and Canadian dollar and U.S. dollar production loans with various banks. For all periods presented, the carrying value approximated fair value. The carrying amounts of each component of Production Financing were as follows:

(In thousands)	Production Loans	Credit Facilities	Total Production Financing
As of December 25, 2022	$53,198	$141,583	$194,781

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

The following table represents the movements in production financing during 2022:

(In thousands)	Production Financing
Balance at December 26, 2021	$170,053
Drawdown	257,884
Repayments	(230,974)
Foreign exchange differences	(2,182)

Balance at December 25, 2022	$194,781

The Company expects to repay all of its outstanding production financing loans in 2023.

(10)	Income Taxes

The components of earnings (loss) before income taxes, determined by tax jurisdiction, are as follows:

(In thousands)	2022	2021
United States	$(25,855)	$17,656
International	18,532	(27,928)

Total loss before income taxes	$(7,323)	$(10,272)

Income tax expense (benefit) attributable to loss before income taxes are:

(In thousands)	2022	2021
Current
United States	$—	$—
State and local	526	802
International	9,634	(778)

	10,160	24
Deferred
United States	—	—
State and local	—	—
International	2,578	1,445

	2,578	1,445

Total income taxes	$12,738	$1,469

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

A reconciliation of the statutory United States federal income tax rate to the Company’s effective income tax rate is as follows:

(In thousands)	2022	2021
Statutory income tax rate	$(1,538)	$(2,157)
State and local income taxes, net	(1,203)	650
Tax on international earnings	(1,269)	(297)
Change in valuation allowance	23,579	11,041
Deferred tax rate change	(848)	5,748
Loss on disposition of business	(1,514)	—
Uncertain tax positions	380	(6,393)
Partnership interest	(420)	(420)
Provision to return adjustments	(4,707)	(6,029)
Other permanent adjustments	278	(674)

	$12,738	$1,469

The components of deferred income tax expense (benefit) arise from various temporary differences and relate to items included in the Combined Statements of Operations as well as items recognized in other comprehensive earnings. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 25, 2022 and December 26, 2021 are:

(In thousands)	2022	2021
Deferred Tax Assets
Interest carryforward	$10,050	7,920
Lease liability	16,663	8,902
Depreciation and amortization of long-lived assets	24,039	6,283
Other compensation	6,571	1,016
Loss and credit carryforwards	232,437	249,644
Other	8,504	12,032

Gross deferred tax asset	298,264	285,797

Deferred Tax Liabilities
Right of use asset	16,277	8,834
Depreciation and amortization of long-lived assets	26,260	31,160
Other	5,038	7,475

Gross deferred tax liabilities	47,575	47,469
Valuation allowance	(267,106)	(253,797)

Net deferred income taxes	$(16,417)	$(15,469)

The most significant amount of the loss and credit carryforwards relate to tax attributes of the acquired eOne entities that historically operated at losses in certain jurisdictions. At December 25, 2022, the Company has loss and credit carry forwards of $232,437 thousand, which is a decrease of $17,208 thousand from $249,644 thousand at December 26, 2021. Loss and credit carryforwards as of December 25, 2022 relate primarily to the

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

U.S. and Canada. The Canadian loss carry forwards expire at various dates from 2031 to 2042. Some U.S. federal, state and international loss and credit carryforwards expire at various dates throughout 2023 while others have an indefinite carryforward period.

The recoverability of these future tax deductions and credits is evaluated by assessing the adequacy of future expected taxable income from all sources, including taxable income in prior carryback years, reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies. To the extent the Company does not consider it more likely than not that a deferred tax asset will be recovered, a valuation allowance is generally established. To the extent that a valuation allowance was established and it is subsequently determined that it is more likely than not that the deferred tax assets will be recovered, the change in the valuation allowance is recognized in the Combined Statements of Operations.

The Company has a valuation allowance for certain net deferred tax assets at December 25, 2022 of $267,106 thousand, which is an increase of $13,309 thousand from $253,797 thousand at December 26, 2021. The valuation allowance pertains to certain U.S. state and international loss and credit carryforwards, some of which have no expiration and others that expire beginning in 2023, and other net deferred tax assets. The increase in the valuation allowance is primarily due to increases in certain net deferred tax assets with no corresponding tax benefit.

At December 25, 2022 and December 26, 2021, the Company’s net deferred income taxes are recorded in the Combined Balance Sheets as follows:

(In thousands)	2022	2021
Other assets	$—	$—
Other liabilities	(16,417)	(15,469)

Net deferred income taxes	$(16,417)	$(15,469)

A reconciliation of unrecognized tax benefits, excluding potential interest and penalties, for the fiscal years ended December 25, 2022, and December 26, 2021 is as follows:

(In thousands)	2022	2021
Balance at beginning of year	$23,850	$31,535
Gross increase in prior period tax positions	—	—
Gross decrease in prior period tax positions	(2,137)	(2,137)
Gross increase in current period tax positions	—	—
Decrease related to settlements with tax authorities	(143)	(5,548)

Decreases from the expiration of statute of limitations	$21,570	$23,850

Some of the unrecognized tax benefits as of December 25, 2022, and December 26, 2021 were recorded within Other liabilities in the Company’s Combined Balance Sheets, and some of the unrecognized tax benefits are netted within the Deferred tax assets, which may include a valuation allowance against the assets. If recognized, these tax benefits would have affected our income tax provision for fiscal years 2022, and 2021 by approximately $5,000 thousand and $5,000 thousand, respectively.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

(11)	Fair Value of Financial Instruments

The Company measures certain financial instruments at fair value. The fair value hierarchy consists of three levels: Level 1 fair values are based on quoted market prices in active markets for identical assets or liabilities that the entity has the ability to access; Level 2 fair values are those based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities; and Level 3 fair values are based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. There have been no transfers between levels within the fair value hierarchy.

Accounting standards permit entities to measure many financial instruments and certain other items at fair value and establish presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities.

At December 25, 2022 and December 26, 2021, the Company had the following assets and liabilities measured using Level 2 fair value indicators in its Combined Balance Sheets:

(In thousands)	Fair Value
December 25, 2022
Assets:
Derivatives	$6,744

Total assets	$6,744

Liabilities:
Derivatives	$2,266

Total liabilities	$2,266

December 26, 2021
Assets:
Derivatives	$4,294

Total assets	$4,294

Liabilities:
Derivatives	$1,613

Total liabilities	$1,613

The Company’s derivatives consist of foreign currency forward contracts. The Company uses current forward rates of the respective foreign currencies to measure the fair value of these contracts.

(12)	Stock Options and Other Stock Awards

Hasbro has share-based compensation plans under which it grants restricted stock units (RSUs) and performance share units (PSUs) to certain management level employees. In addition, employees and non-employee directors of the Company may be granted options to purchase shares of Hasbro’s common stock at the fair market value at the time of grant.

For the periods presented, the Company has recorded share-based compensation expense directly attributable to employees in the Entertainment One Film and Television Business. Total allocated share-based

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

compensation expense and the associated income tax benefits recognized by the Company within General and Administration in the Combined Statement of Operations are as follows:

(In thousands)	2022	2021
Share-based compensation expense	$4,506	$3,735
Income tax benefits	(128)	(106)

Total share-based compensation expense after income taxes	$4,378	$3,629

(13)	Pension, Postretirement and Postemployment Benefits

Pension and Postretirement Benefits

Expenses related to the Company’s defined contribution plans for 2022 and 2021 were approximately $1,305 thousand and $1,346 thousand, respectively.

Postemployment Benefits

Hasbro has several plans covering certain groups of employees, which may provide benefits to such employees following their period of active employment but prior to their retirement. These plans include certain severance plans which provide benefits to employees involuntarily terminated and certain plans which continue Hasbro’s health and life insurance contributions for employees who have left Hasbro’s employ under terms of its long-term disability plan. For the periods presented, the Company has recorded postemployment benefits expense directly attributable to employees in the Entertainment One Film and Television Business.

(14)	Leases

The Company occupies offices under various operating lease arrangements. The Company has no finance leases. The leases have remaining terms of 1 to 7 years, some of which include options to extend lease terms or options to terminate current lease terms at certain times, subject to notice requirements set out in the lease agreement. Payments under certain of the lease agreements may be subject to adjustment based on a consumer price index or other inflationary indices. The lease liability for such lease agreements as of the adoption date, was based on fixed payments as of the adoption date. Any adjustments to these payments based on the related indices will be recorded to expense as incurred. Leases with an expected term of 12 months or less are not capitalized. Lease expense under such leases is recorded straight line over the life of the lease. The Company expenses non-lease components as incurred for real estate leases.

The rent expense under such arrangements and similar arrangements that do not qualify as leases under ASU 2016-02, net of sublease income amounted to $13,679 thousand and $15,303 thousand, respectively, for each of the years ended December 25, 2022 and December 26, 2021, and was not material to the Company’s financial statements nor were expenses related to short term leases (expected term less than twelve months) or variable lease payments during those same periods.

All leases expire prior to 2030. Real estate taxes, insurance and maintenance expenses are generally obligations of the Company. Operating leases often contain renewal options. In those locations in which the Company continues to operate, management expects that, in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Information related to the Company’s leases for the years ended December 25, 2022 and December 26, 2021 is as follows:

(In thousands)	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$10,100	$10,479
Right-of-use assets obtained in exchange for lease:
Operating leases net of lease modifications	38,233	48,531

Weighted Average Remaining Lease Term:
Operating leases	5.4 years	6.1 years
Weighted Average Discount Rate:
Operating leases	1.7%	1.7%

The following is a reconciliation of future undiscounted cash flows to the operating liabilities, and the related right of use assets, included in our Combined Balance Sheets as of December 25, 2022:

(In thousands)	Year Ended December 25, 2022
2023	$8,991
2024	7,671
2025	7,739
2026	5,524
2027	5,203
2028 and thereafter	5,963

Total future lease payments	41,091
Less imputed interest	1,924

Present value of future operating lease payments	39,167
Less current portion of operating lease liabilities (1)	8,155

Non-current operating lease liability (2)	31,012

Operating lease right-of-use assets, net (3)	$38,233

(1)	Included in Accrued liabilities on the Combined Balance Sheets
(2)	Included in Other liabilities on the Combined Balance Sheets
(3)	Included in Operating lease right-of-use assets on the Combined Balance Sheets

(15)	Derivative Financial Instruments

The Company uses foreign currency forward and option contracts to mitigate the impact of currency rate fluctuations on firmly committed and projected future foreign currency transactions. These over-the-counter contracts, which hedge future currency requirements related to television and film production cost and production financing facilities (see Note 9 as well as other cross-border transactions not denominated in the functional currency of the business unit), are primarily denominated in United States and Canadian Dollars,

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Pound Sterling and Euros. All contracts are entered into with a number of counterparties, all of which are major financial institutions. The Company believes that a default by a single counterparty would not have a material adverse effect on the financial condition of the Company. The Company does not enter into derivative financial instruments for speculative purposes.

Cash Flow Hedges

All the Company’s designated foreign currency forward contracts are considered to be cash flow hedges. These instruments hedge a portion of the Company’s currency requirements associated with certain production financing loans and other cross-border transactions, primarily in years 2023 and to a lesser extent, 2024.

At December 25, 2022 and December 26, 2021, the notional amounts and fair values of the Company’s foreign currency forward and option contracts designated as cash flow hedging instruments were as follows:

	2022		2021
(In thousands)	Notional Amount	Fair Value	Notional Amount	Fair Value
Hedged Transaction

Foreign currency denominated expense	78,298	1,706	166,225	2,222

The fair values of the Company’s foreign currency forward contracts designated as cash flow hedges are recorded in the Combined Balance Sheets at December 25, 2022 and December 26, 2021 as follows:

(In thousands)	2022	2021
Prepaid expenses and other current assets
Unrealized gains	$2,051	$2,739
Unrealized losses	—	—

Net unrealized gains	$2,051	$2,739

Accrued liabilities
Unrealized gains	$—	$—
Unrealized losses	(292)	(517)

Net unrealized losses	$(292)	$(517)

Net gains on cash flow hedging activities have been reclassified from other comprehensive loss to net earnings for the years ended December 25, 2022 and December 26, 2021 as follows:

(In thousands)	2022	2021
Combined Statements of Operations Classification

Other income, net	2,124	(1,067)

Net realized gains	$2,124	$(1,067)

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Undesignated Hedges

To manage transactional exposure to fair value movements on certain monetary assets and liabilities denominated in foreign currencies, the Company has implemented a balance sheet hedging program. The Company does not use hedge accounting for these contracts as changes in the fair values of these contracts are offset by changes in the fair value of the balance sheet items. As of December 25, 2022 and December 26, 2021, the total notional amounts of the Company’s undesignated derivative instruments were $296,474 thousand and $505,414 thousand, respectively.

At December 25, 2022 and December 26, 2021, the fair values of the Company’s undesignated derivative financial instruments are recorded in the Combined Balance Sheets as follows:

(In thousands)	2022	2021
Prepaid expenses and other current assets
Unrealized gains	$4,693	$1,555
Unrealized losses	—	—

Net unrealized gains	4,693	1,555

Accrued liabilities
Unrealized gains	—	—
Unrealized losses	(1,974)	(1,096)

Net unrealized losses	(1,974)	(1,096)

Total unrealized (losses) gains, net	$2,719	$459

The Company recorded net gains (losses) of $2,766 thousand and $(1,427) thousand on these instruments to other (income) expense, net for 2022 and 2021, respectively, relating to the change in fair value of such derivatives, substantially offsetting gains and losses from the change in fair value of the items to which the instruments relate.

For additional information related to the Company’s derivative financial instruments see Notes 4 and 11.

(16)	Restructuring Actions

During 2020, the Company took certain integration actions related to the acquisition of eOne by Hasbro in 2019.

During 2022, in support of Blueprint 2.0, the Parent announced an Operational Excellence program which the Company took certain restructuring actions, including global workforce reductions, resulting in severance and other employee charges of $23,846 thousand recorded in General and Administration.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

The detail of activity related to the Company’s programs as of December 25, 2022 is as follows:

	Integration Program	Operational Excellence Program
Remaining amounts to be paid as of December 27, 2020	$11,121	$—
Payments made in 2021	(8,542)	—

Remaining amounts to be paid as of December 26, 2021	2,579	—
2022 restructuring charges	—	23,846
Payments made in 2022	(1,616)	(3,678)

Remaining amounts to be paid as of December 25, 2022	$963	$20,168

(17)	Commitments and Contingencies

The Company enters into license agreements with strategic partners for the use of intellectual properties in its content. Certain of these agreements contain provisions for the payment of guaranteed or minimum royalty amounts. In addition, the Company enters into contractual commitments to obtain film and television content distribution rights and minimum guarantee commitments related to the purchase of film and television rights for content to be delivered in the future. Under terms of existing agreements as of December 25, 2022, the Company may, provided the other party meets their contractual commitment, be required to pay amounts as follows: 2023: $24,609 thousand; 2024: $1,545 thousand.

The Company enters into contracts with certain partners which among other things, provide the Company with the right of first refusal to purchase, distribute, or license certain entertainment projects or content. At December 25, 2022, the Company estimates that it may be obligated to pay $16,792 thousand and $3,638 thousand, in 2023 and 2024, respectively, related to such agreements.

The Company is party to certain legal proceedings, as well as certain asserted and unasserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the Combined Financial Statements.

See Note 14 for additional information on the Company’s future lease payment commitments. See Note 9 for additional information on the Company’s long-term debt and production financing repayments.

(18)	Related Parties

The Company has not historically operated as a standalone business and the Combined Financial Statements are derived from the Consolidated Financial Statements and accounting records of Hasbro. The following disclosure summarizes activity between the Company and Hasbro. The Company historically settles intercompany transaction between entities and will net settle intercompany transactions to parent equity prior to close.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

Cost Allocations from Hasbro

Hasbro provides certain services including treasury, tax and legal functions to the Company. The Combined Financial Statements reflect an allocation of these costs. See Note 1 for a discussion of these costs and the methodology used to allocate them.

These allocations are reflected in the Combined Statement of Operations as follows:

(In thousands)	2022	2021
General and administration expenses	$1,008	$261

Management believes these cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, the Company during the periods presented. The allocations may not, however, be indicative of the actual expenses that would have been incurred had the Company operated as a standalone public company. Actual costs that may have been incurred if the Company had been a standalone public company would depend on a number of factors, including the chosen organizational structure, whether the functions were outsourced or performed by Company’s employees, and strategic decisions made in areas such as manufacturing, selling and marketing, research and development, information technology and infrastructure.

Net Parent Investment

“Net parent investment” represents Hasbro’s interest in the net assets of the Company. The net parent investment balance represents the cumulative net investment by Hasbro in the Company through the periods presented, including any prior net earnings (loss) or comprehensive earnings (loss) attributed to the Company. Certain transactions between the Company and other related parties, including allocated expenses, are also included in and reflected as a change in the Company’s net parent investment in the Combined Balance Sheets.

(In thousands)	2022	2021
Net Parent Investment
Corporate allocations	1,008	261
Share-based compensation funded by Parent	4,506	3,735

Net increase in Net Parent Investment	$5,514	$3,996

Related Party Distribution Arrangements

In the ordinary course of business, the Company distributes Hasbro IP-related content through various physical and digital distribution arrangements. Expenses related to these related party distribution arrangements may not be indicative of the actual expenses the Company would have incurred as a separate, stand-alone company or of the costs the Company will incur in the future.

Expenses related to these arrangements were $3,656 thousand and $5,625 thousand in the Combined Statement of Operations for the years ended December 25, 2022 and December 26, 2021, respectively.

(19)	Subsequent Events

The Company has performed an evaluation of subsequent events through January 17, 2024, which is the which is the date the financial statements were available to be issued.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Combined Financial Statements

(Thousands of Dollars)

During the second quarter of 2023, the Company determined that a triggering event occurred following a downward revision of the Company’s financial forecast, driven by challenging industry conditions that included the strike by the Writers Guild of America. As a result, the Company performed a quantitative impairment test and determined that the goodwill related to the Film and TV business was impaired. During the second quarter of 2023, the Company recorded pre-tax non-cash impairment charges of $296,167 thousand as the carrying value of the goodwill exceeded its expected fair value, as determined using a discounted cash flow model which is primarily based on management’s future revenue and cost estimates. These impairment charges consisted of a $231,000 thousand goodwill impairment charge associated with goodwill assigned to the Film and TV business, recorded within Impairment of Goodwill and a $65,167 thousand intangible asset impairment charge related to the Company’s definite-lived intangible eOne Trade Name. These charges are recorded in General and Administration costs, within the Combined Statements of Operations for the quarter and six months ended July 2, 2023.

On December 27, 2023, Hasbro completed the sale of all of the issued and outstanding equity interests of the eOne Film and Television business to Lionsgate. See Footnote 1 for additional information on the Transaction.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Financial Statements

For the Nine Months Ended October 1, 2023 and September 25, 2022

(Unaudited)

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Balance Sheets

October 1, 2023 and December 25, 2022

(Thousands of Dollars)

	October 1, 2023	December 25, 2022
ASSETS
Current assets
Cash and cash equivalents, including restricted cash of $4,133 in 2023 and $13,600 in 2022	$71,022	$91,077
Accounts receivable, less allowance for credit losses of $1,398 in 2023 and $2,266 in 2022	85,186	157,749
Inventories	2,730	2,974
Prepaid expenses and other current assets	410,374	423,456

Total current assets	569,312	675,256

Operating lease right-of-use assets	29,233	38,233
Property, plant and equipment, net	22,273	28,696
Investment in productions and investments in acquired content rights	731,855	694,002
Goodwill	—	231,000
Other intangibles, net	42,402	118,995
Other	113,029	115,091

Total assets	$1,508,104	$1,901,273

LIABILITIES, NONCONTROLLING INTERESTS AND PARENT EQUITY
Current liabilities
Production financing	$150,096	$194,781
Accounts payable	22,631	29,833
Deferred revenue	26,484	22,991
Accrued participation and residuals	229,823	267,037
Accrued liabilities	136,727	207,252

Total current liabilities	565,761	721,894

Long-term operating lease liabilities	25,643	31,012
Deferred revenue	1,098	714
Other liabilities	13,785	32,175

Total liabilities	606,287	785,795

Commitments and contingencies (Note 14)
Redeemable noncontrolling interests	—	—
Parent equity
Net parent investment	929,651	1,143,855
Accumulated other comprehensive loss	(27,834)	(28,377)

Total parent equity	901,817	1,115,478

Total liabilities, noncontrolling interests and parent equity	$1,508,104	$1,901,273

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Statements of Operations

For the Nine Months Ended October 1, 2023 and September 25, 2022

(Thousands of Dollars)

	2023	2022
Net revenues	$419,325	$518,174
Costs and expenses:
Direct operating	320,545	394,479
Distribution and marketing	28,384	12,548
General and administration	87,555	98,221
Depreciation and amortization	18,476	19,584
Impairment of goodwill and trade name	296,167	—
Total costs and expenses	751,127	524,832

Operating loss	(331,802)	(6,658)

Interest expense	29,389	7,261
Interest income	(5,481)	(1,951)
Other expense, net	2,759	311

Loss before income taxes	$(358,469)	$(12,279)
Income tax provision (benefit)	(38,349)	11,237

Net loss	(320,120)	(23,516)
Less: Net earnings attributable to noncontrolling interests	—	576

Net loss attributable to Entertainment One Film and Television Business	$(320,120)	$(24,092)

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Statements of Comprehensive Loss

For the Nine Months Ended October 1, 2023 and September 25, 2022

(Thousands of Dollars)

	2023	2022
Net loss	$(320,120)	$(23,516)
Other comprehensive earnings (loss):
Foreign currency translation adjustments, net of tax	1,894	(37,978)
Net gains on cash flow hedging activities, net of tax	408	8,083
Reclassifications to earnings, net of tax:
Net losses on cash flow hedging activities	(1,759)	(1,186)

Other comprehensive earnings (loss), net of tax	543	(31,081)

Total comprehensive loss, net of tax	(319,577)	(54,597)
Total comprehensive earnings attributable to noncontrolling interests	—	576

Total comprehensive loss attributable to Entertainment One Film and Television Business	$(319,577)	$(55,173)

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Statements of Cash Flows

For the Nine Months Ended October 1, 2023 and September 25, 2022

(Thousands of Dollars)

	2023	2022
Cash flows from operating activities:
Net loss	$(320,120)	$(23,516)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	6,815	5,293
Amortization of intangible assets	11,661	14,291
Program cost amortization	249,848	318,966
Share-based compensation funded by Parent	8,223	3,019
Non-cash lease expense	9,049	6,560
Deferred income taxes	(41,902)	(38)
Impairment of goodwill and trade name	296,167	—
Other non-cash items	(1,351)	6,897
Changes in assets and liabilities:
Decrease in accounts receivable	47,262	4,799
Decrease (increase) in inventories	245	(290)
Decrease in prepaid expenses and other current assets	27,817	4,221
Program spend	(304,052)	(453,483)
Increase (decrease) in accounts payable	(7,503)	10,071
Increase (decrease) in accrued liabilities	(41,829)	39,422
Decrease in accrued participation and residuals	(37,829)	(11,922)
Increase in deferred revenue	3,845	14,438
Decrease in Other noncurrent liabilities	(7,357)	(1,279)
Decrease (increase) in Other noncurrent assets	27,347	(41,186)

Net cash used in operating activities	(73,664)	(103,737)

Investing activities:
Additions to Property, plant and equipment	(478)	(4,972)

Net cash used in investing activities	(478)	(4,972)

Financing activities:
Buyout of redeemable noncontrolling interest	—	(18,500)
Distributions to noncontrolling interests	—	(1,900)
Net proceeds from borrowings	117,944	204,032
Repayments of borrowings	(162,029)	(188,752)
Financing transactions with Parent, net	97,445	79,895

Net cash provided by financing activities	53,360	74,775

Effect of exchange rate changes on cash and cash equivalents	727	(980)

Change in cash and cash equivalents and restricted cash	(20,055)	(34,914)
Cash, cash equivalents and restricted cash at beginning of period	91,077	132,880

Cash, cash equivalents and restricted cash at end of period	$71,022	$97,966

Supplemental information
Income taxes paid	$(8,948)	$(2,824)

Interest paid	$(9,626)	$(202)

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Condensed Combined Statements of Parent Equity and Redeemable Non-Controlling Interest

For the Nine Months Ended October 1, 2023 and September 25, 2022

(Thousands of Dollars)

	2023	2022
Net Parent Investment
Balance at the beginning of the period	$1,143,855	$1,028,975
Net loss attributable to Entertainment One Film and Television Business	(320,120)	(24,092)
Share-based compensation funded by Parent	8,223	3,019
Net contributions from Parent	97,693	86,737

Balance at the end of the period	$929,651	$1,094,639

Accumulated Other Comprehensive Earnings (Loss), net of tax
Balance at the beginning of the period	$(28,377)	$5,278
Other comprehensive earnings (loss)	543	(31,081)

Balance at the end of the period	(27,834)	(25,803)

Total Parent Equity	$901,817	$1,068,836

Redeemable Non-Controlling Interest
Balance at the beginning of the period	$—	$23,938
Distributions paid to noncontrolling owners and other foreign exchange	—	(1,500)
Buyout of redeemable noncontrolling interest	—	(23,014)
Net earnings attributable to noncontrolling interests	—	576

Balance at the end of the period	$—	$—

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

(1)	Description of Business and Basis of Presentation

Description of Business

The accompanying Condensed Combined Financial Statements include the accounts of operations that comprise the Entertainment One (“eOne”) Film and Television operations of Hasbro, Inc. (“Hasbro” or the “Parent”) (the “Company”). The eOne Film and Television business produces scripted and unscripted television and motion pictures with global distribution and an extensive film and television library. To the extent that an asset, liability, revenue, or expense is directly associated with the Company, it is reflected in the accompanying Condensed Combined Financial Statements.

On August 3, 2023, Hasbro and certain of its wholly and majority owned subsidiaries entered into a definitive agreement (the “Purchase Agreement”) to sell the Company’s film and television business to Lionsgate (the “Purchaser” or “Lionsgate”) for approximately $500,000 thousand (the “Transaction”). Upon consummation of the Transaction, the historical operations of the Company will be transferred to the Purchaser, and Hasbro and the Purchaser will enter into various commercial agreements designed to continue to serve their respective customers. The sale will include employees, a content library of nearly 6,500 titles, active productions for non-Hasbro owned IP and the eOne unscripted business, which will include rights for certain Hasbro-based shows.

The business does not include Hasbro’s Allspark operations, nor any active productions for Hasbro-owned IP such as Dungeons & Dragons. Consequently, these assets are not included in the accompanying Condensed Combined Financial Statements of the Company.

The accompanying Condensed Combined Financial Statements reflect the pushdown of acquisition accounting for the assets and liabilities which were directly attributable to the Company, and which existed as of the Lionsgate acquisition.

Basis Of Presentation

The Condensed Combined Financial Statements represent the operations of the Company and have been prepared on a “carve-out” basis. The Condensed Combined Financial Statements have been derived from Hasbro’s Consolidated Financial Statements and accounting records, and reflect the Condensed Combined Statements of Operations, Statements of Comprehensive Earnings, Balance Sheets, Cash Flows and Equity in accordance with accounting principles generally accepted in the United States (“GAAP”).

Hasbro provides certain corporate functions to the Company and costs associated with these provided services have been allocated to the Company. These allocations include treasury functions, tax services and employment legal functions. The costs of such services have been allocated to the Company based on an allocation metric which best represents the Company’s portion of corporate expenses incurred, primarily using the relative percentage of operating income. Management believes such allocations to be reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an independent company for the period presented. The cost allocations for these items are included in in “General and administration” in the Condensed Combined Statement of Operations. The total amounts of these cost allocations were approximately $299 thousand and $100 thousand for the nine months ended October 1, 2023 and September 25, 2022, respectively. See note 15.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Hasbro maintains a number of share-based compensation programs at a corporate level. The Company’s employees participate in those programs, and as such, the Company was charged a portion of the expenses associated with these programs. The Company was directly attributed share-based compensation expenses of $8,223 thousand and $3,019 thousand for the nine months ended October 1, 2023 and September 25, 2022, respectively. The charges are included in “General and administration” in the Condensed Combined Statements of Operations.

Substantially all employees attributable to the Company are covered by defined contribution plans held by the Company, rather than Hasbro. These related expenses are all directly attributable to the Company and resulting liabilities are in Accrued liabilities in the Condensed Combined Balance Sheet.

“Net Parent Investment” represents Hasbro’s interest in the net assets of the Company. The net parent investment balance represents the cumulative net investment by Hasbro in the Company through the periods presented, including any prior net earnings (loss) or comprehensive earnings (loss) attributed to the Company. Certain transactions between the Company, including allocated expenses, are also included in and reflected as a change in the Company’s net parent investment in the Condensed Combined Balance Sheets.

The Company frequently engages in various activities with Hasbro, resulting in accounts receivable and accounts payable positions. These balances do not settle in cash and have been eliminated through Net Parent Investment for the periods presented. Additionally, intercompany transactions within the Film and Television business have been eliminated for the periods presented.

The Condensed Combined Financial Statements may not be indicative of future performance and do not necessarily reflect the Condensed Combined Statements of Operations, Balance Sheets, and Statement of Cash Flows had the Company operated as an independent business from Hasbro during the periods presented.

Preparation of Condensed Combined Financial Statements

The preparation of the Condensed Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Condensed Combined Financial Statements and notes thereto. Actual results could differ from those estimates.

The nine-month periods ended October 1, 2023 and September 25, 2022 were 40-week and 39-week periods, respectively. The results of operations for the nine months ended October 1, 2023 are not necessarily indicative of results to be expected for the full year 2023, nor were those of the comparable 2022 period representative of those actually experienced for the full year 2022.

The Condensed Combined Financial Statements may not be indicative of future performance and do not necessarily reflect the Condensed Combined Statement of Operations, Balance Sheet, and Statement of Cash Flows would have been had the Company operated as an independent business from Hasbro during the periods presented. To the extent that an asset, liability, revenue, or expense is directly associated with the Company, it is reflected in the accompanying Condensed Combined Financial Statements.

Impairment of Reporting Unit

During the second quarter of 2023, the Company determined that a triggering event occurred following a downward revision of the Company’s financial forecast, driven by challenging industry conditions that included

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

the strike by the Writers Guild of America. As a result, the Company performed a quantitative impairment test and determined that the Company’s reporting unit was impaired. During the second quarter of 2023, the Company recorded pre-tax non-cash impairment charges of $296,167 thousand as the carrying value of the reporting unit exceeded its expected fair value, as determined using a discounted cash flow model which is primarily based on management’s future revenue and cost estimates. These impairment charges consisted of a $231,000 thousand goodwill impairment charge associated with goodwill and a $65,167 thousand intangible asset impairment charge related to the Company’s definite-lived intangible eOne Trade Name, recorded in Impairment of goodwill and trade name, within the Consolidated Statements of Operations for the nine months ended October 1, 2023.

(2)	Revenue Recognition

Contract Assets

In the ordinary course of business, the Entertainment One Film & TV Business enters into contracts to license their intellectual property, providing licensees right-to-use or access such intellectual property for use in the production and for use within content for distribution over streaming platforms and for television and film. The Company also licenses owned television and film content for distribution to third parties in formats that include broadcast, theatrical and digital streaming. Through these arrangements, the Company may receive advanced royalty payments from licensees, either in advance of a licensees’ subsequent sales to customers or prior to the completion of the Company’s performance obligation. The Company defers revenues on all licenses until the respective performance obligations are satisfied. The Company records the aggregate deferred revenues as contract liabilities, with the current portion recorded within Accrued Liabilities and the long-term portion recorded as Other Liabilities in the Company’s Condensed Combined Balance Sheets. The Company records contract assets, primarily related to (1) minimum guarantees being recognized in advance of contractual invoicing, which are recognized ratably over the terms of the respective license periods, and (2) film and television distribution revenues recorded for content delivered, where payment will occur over the license term.

The Company’s contract assets are classified within the following financial statement line items in the Condensed Combined Balance Sheets at October 1, 2023 and December 25, 2022 as follows:

(In thousands)	2023	2022
Prepaid expenses and other current assets	$301,599	$319,045
Other	84,025	109,607

Contract assets	$385,624	$428,652

Deferred Revenue

Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. Revenues of $16,430 thousand were recognized during the nine months ended October 1, 2023, related to the balance of deferred revenue at December 25, 2022.

Unsatisfied Performance Obligations

Unsatisfied performance obligations relate primarily to in-production television content to be delivered in the future under existing agreements with partnering content providers such as broadcasters, distributors,

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

television networks and subscription video on demand services. As of October 1, 2023, unrecognized revenue attributable to unsatisfied performance obligations expected to be recognized in the future was $120,516 thousand. Of this amount, we expect to recognize approximately $95,616 thousand in 2023, $22,801 thousand in 2024, and $1,959 thousand in 2025, and $140 thousand in 2026. These amounts include only fixed consideration.

Accounts Receivable and Allowance for Credit Losses

The Company’s balance for accounts receivable on the Condensed Combined Balance Sheets as of October 1, 2023 and December 25, 2022 are primarily from contracts with customers. The Company had no material expense for credit losses in the nine months ended October 1, 2023 or September 25, 2022.

Disaggregation of revenues

The Company disaggregates its revenues from contracts with customers by category: Home Video and Digital, Broadcast and Licensing and Production and Other. Information by major revenue stream and a reconciliation to reported amounts for the nine months ended October 1, 2023 and September 25, 2022 are as follows:

(In thousands)	2023	2022
Home Video, Digital and Theatrical	$18,873	$19,766
Broadcast and Licensing	138,208	129,528
Production and Other	262,244	368,880

Total revenues	$419,325	$518,174

(3)	Other Comprehensive Loss

Components of other comprehensive loss are presented within the Condensed Combined Statements of Comprehensive Loss. The following table presents the related tax effects on changes in other comprehensive loss for each of the nine months ended October 1, 2023 and September 25, 2022.

(In thousands)	2023	2022
Other comprehensive earnings (loss), tax effect:
Tax (expense) benefit on cash flow hedging activities	$(33)	$(1,911)
Tax (expense) benefit on foreign currency translation amounts	—	—
Reclassifications to earnings, tax effect:
Tax expense (benefit) on net (gains) losses on cash flow hedging activities	13	232

Total tax effect on other comprehensive loss attributable to Entertainment One Film and Television Business Film and Television	$(20)	$(1,679)

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Changes in the components of accumulated other comprehensive loss, net of tax for each of the nine months ended October 1, 2023 and September 25, 2022 are as follows:

(In thousands)	Gains (Losses) on Derivative Instruments	Foreign Currency Translation Adjustments	Total Accumulated Other Comprehensive Earnings (Loss)
2023
Balance at December 25, 2022	$1,296	$(29,673)	$(28,377)
Current period other comprehensive earnings (loss)	408	1,894	2,302
Reclassifications from AOCE to earnings	(1,759)	—	(1,759)

Balance at October 1, 2023	$(55)	$(27,779)	$(27,834)

2022
Balance at December 26, 2021	$1,886	$3,392	$5,278
Current period other comprehensive earnings (loss)	8,083	(37,978)	(29,895)
Reclassifications from AOCE to earnings	(1,186)	—	(1,186)

Balance at September 25, 2022	$8,783	$(34,586)	$(25,803)

Gains (Losses) on Derivative Instruments

At October 1, 2023, the Company had remaining net deferred losses on foreign currency forward contracts, net of tax, of $55 thousand in AOCE. These instruments hedge payments related to television and movie production costs paid in 2023 or expected to be paid in 2024 or 2025. These amounts will be reclassified into the Condensed Combined Statements of Operations upon recognition of the related costs.

The company expects net deferred gains included in AOCE at October 1, 2023, to be reclassified to the Condensed Combined Statements of Operations within the next 12 months. However, the amount ultimately realized in earnings is dependent on the fair value of the hedging instruments on the settlement dates.

See note 12 for additional discussion on reclassifications from AOCE to earnings.

(4)	Property, Plant and Equipment

(In thousands)	October 1, 2023	December 25, 2022
Computer software and hardware	$27,980	$27,802
Furniture and fixtures	2,612	2,466
Leasehold improvements	16,148	16,108
Less accumulated depreciation	(24,467)	(17,680)

Total property, plant and equipment, net	$22,273	$28,696

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Expenditures for maintenance and repairs which do not materially extend the life of the assets are charged to operations as incurred. In the nine months ended October 1, 2023 and September 25, 2022, the Company recorded $6,815 thousand and $5,293 thousand, respectively, of depreciation expense.

See note 11 for additional discussion on right of use assets.

(5)	Goodwill and Other Intangible Assets

Goodwill

Changes in the carrying amount of goodwill, for the nine months ended October 1, 2023 are as follows:

(In thousands)	Goodwill
Balance as of December 25, 2022	$231,000
Impairment during the period (1)	(231,000)

Balance as of October 1, 2023	$—

(1)	See note 1 for discussion of goodwill impairment recorded during the second quarter of 2023.

Other Intangible Assets, Net

The following table represents a summary of the Company’s other intangible assets, net at October 1, 2023 and December 25, 2022:

(In thousands)	2023	2022
Exclusive content agreements and libraries	$89,726	$89,481
Trade name (1)	—	85,000
Accumulated amortization	(47,324)	(55,486)

Total other intangibles assets, net	$42,402	$118,995

(1)	See note 1 for discussion of eOne Trade name impairment recorded during the second quarter of 2023.

The Company’s other intangible assets are amortized straight line over their remaining useful lives, and accumulated amortization of these other intangibles is reflected in other intangible assets, net in the accompanying Condensed Combined Balance Sheets.

Intangible assets are reviewed for indications of impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. See note 1 for discussion of eOne Trade name impairment recorded during the second quarter of 2023.

(6)	Investments in Productions and Investments in Acquired Content Rights

Investments in productions and investments in acquired content rights are predominantly monetized on a title-by-title basis and are recorded within other assets in the Company’s Condensed Combined Balance Sheets,

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

to the extent they are considered recoverable against future revenues. These amounts are being amortized to program cost amortization using a model that reflects the consumption of the asset as it is released through various channels including broadcast licenses, theatrical release and home entertainment. Amounts capitalized are reviewed periodically on an individual film basis and any portion of the unamortized amount that appears not to be recoverable from future net revenues is expensed as part of program cost amortization during the period the loss becomes evident. The Company’s unamortized investments in productions and investments in acquired content rights consisted of the following at October 1, 2023 and December 25, 2022:

(In thousands)	2023	2022
Investment in Films and Television Programs:
Individual monetization
Released, net of amortization	$463,657	$489,756
Completed and not released	68,741	78,644
In production	76,013	21,915
Pre-production	123,444	103,687

Total program investments	$731,855	$694,002

The Company recorded $249,848 thousand of program cost amortization related to released programming in the nine months ended October 1, 2023, consisting of the following:

(In thousands)	Investment in Production	Investment in Content	Total
Program cost amortization	$219,847	$30,001	$249,848

(7)	Accrued Liabilities

Components of accrued liabilities for the nine months ended October 1, 2023 and December 25, 2022 are as follows:

(In thousands)	2023	2022
Accrued expenses IIP & IIC	$48,012	$78,923
Severance	12,215	21,131
Payroll	6,417	20,793
Current lease liability	7,035	8,155
Accrued taxes	25,755	20,089
Other	37,293	58,161

Total accrued liabilities	$136,727	$207,252

(8)	Production Financing

Production Financing

The Company uses production financing to fund certain of its television and film productions which are arranged on an individual production basis by either special purpose production subsidiaries, each secured by the assets and future revenues of such production subsidiaries, which are non-recourse to the Company’s assets, or through a senior revolving credit facility obtained in November 2021, dedicated to production financing.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Interest is charged at bank prime rate plus a margin based on the risk of the respective production. The weighted average interest rate on all production financing as of October 1, 2023 was 7.5%.

The Company’s senior revolving film and television production credit facility (the “RPCF”) with MUFG Union Bank, N.A., as administrative agent and lender and certain other financial institutions, as lenders thereto (the “Revolving Production Financing Agreement”) provides the Company with commitments having a maximum aggregate principal amount of $250,000 thousand. The Revolving Production Financing Agreement also provides the Company with the option to request a commitment increase up to an aggregate additional amount of $150,000 thousand subject to agreement of the lenders. The Revolving Production Financing Agreement extends through November 22, 2024. The Company uses the RPCF to fund certain of the Company’s original film and TV production costs. Borrowings under the RPCF are non-recourse to the Company’s assets.

The Company has U.S. dollar production credit facilities and Canadian dollar and U.S. dollar production loans with various banks. For all periods presented, the carrying value approximated fair value. The carrying amounts of each component of Production Financing were as follows:

(In thousands)	Production Loans	Credit Facilities	Total Production Financing
As of October 1, 2023	$8,185	$141,911	$150,096

The following table represents movements in production financing during the first nine months of 2023:

(In thousands)	Production Financing
Balance at December 25, 2022	$194,781
Drawdown	117,939
Repayments	(162,029)
Foreign exchange differences	(595)

Balance at October 1, 2023	$150,096

(9)	Income Taxes

In preparing the Film and TV carve-out financial statements, The Company has determined the tax provision for those operations on a separate return basis. The tax provision and the related tax disclosures set out below are not necessarily representative of the tax provision and the related tax disclosures that may arise in the future.

The Company files income tax returns in the United States and various state and international jurisdictions. In the normal course of business, the Company is regularly audited by U.S. federal, state and local, and international tax authorities in various tax jurisdictions.

Our effective tax rate (“ETR”) from continuing operations was 10.7% for the nine months ended October 1, 2023 and (91.5%) for the nine months ended September 25, 2022. The following items caused the year-to-date ETR to be significantly different from the prior year ETR:

•	During the nine months ended October 1, 2023, the Company recorded a net discrete tax benefit of $14,046 thousand primarily associated with a tax benefit on the impairment of eOne trade name in the

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

UK. During the nine months ended October 1, 2023, the Company also recorded a $3,553 thousand tax expense related to non-recoverable withholding tax in Canada and the US.

•

During the nine months ended September 25, 2022, the Company recorded a net discrete tax benefit of $1,747 thousand primarily associated with certain provision to return adjustments in the UK. During the nine months ended September 25, 2022, the Company also recorded $11,275 thousand of tax expense related to non-recoverable withholding tax in Canada and the US.

(10)	Fair Value of Financial Instruments

The Company measures certain financial instruments at fair value. The fair value hierarchy consists of three levels: Level 1 fair values are based on quoted market prices in active markets for identical assets or liabilities that the entity has the ability to access; Level 2 fair values are those based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities; and Level 3 fair values are based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. There have been no transfers between levels within the fair value hierarchy.

Accounting standards permit entities to measure many financial instruments and certain other items at fair value and establish presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities.

At October 1, 2023 and December 25, 2022, the Company had the following assets and liabilities measured using Level 2 fair value indicators in its Condensed Combined Balance Sheets:

(In thousands)	Fair Value
October 1, 2023
Assets:
Derivatives	$1,890

Total assets	$1,890

Liabilities:
Derivatives	$4,676

Total liabilities	$4,676

December 25, 2022
Assets:
Derivatives	$6,744

Total assets	$6,744

Liabilities:
Derivatives	$2,266

Total liabilities	$2,266

The Company’s derivatives consist of foreign currency forward contracts. The Company uses current forward rates of the respective foreign currencies to measure the fair value of these contracts.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

(11)	Leases

The Company occupies offices under various operating lease arrangements. The Company has no finance leases. The leases have remaining terms of 1 to 7 years, some of which include options to extend lease terms or options to terminate current lease terms at certain times, subject to notice requirements set out in the lease agreement. Payments under certain of the lease agreements may be subject to adjustment based on a consumer price index or other inflationary indices. The lease liability for such lease agreements as of the adoption date, was based on fixed payments as of the adoption date. Any adjustments to these payments based on the related indices will be recorded to expense as incurred. Leases with an expected term of 12 months or less are not capitalized. Lease expense under such leases is recorded straight line over the life of the lease. The Company expenses non-lease components as incurred for real estate leases.

The rent expense under such arrangements and similar arrangements that do not qualify as leases under ASU 2016-02, net of sublease income amounted to $7,820 thousand and $10,335 thousand, respectively, for each of the nine months period ended October 1, 2023 and September 25, 2022, and was not material to the Company’s financial statements nor were expenses related to short term leases (expected term less than twelve months) or variable lease payments during those same periods.

All leases expire prior to 2030. Real estate taxes, insurance and maintenance expenses are generally obligations of the Company. Operating leases often contain renewal options. In those locations in which the Company continues to operate, management expects that, in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

Information related to the Company’s leases for the nine months ended October 1, 2023 and September 25, 2022 is as follows:

(In thousands)	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$7,043	$7,697
Right-of-use assets obtained in exchange for lease:
Operating leases net of lease modifications	29,233	40,409

Weighted Average Remaining Lease Term:
Operating leases	4.9 years	5.6 years
Weighted Average Discount Rate:
Operating leases	1.8%	1.7%

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

The following is a reconciliation of future undiscounted cash flows to the operating liabilities, and the related right of use assets, included in our Condensed Combined Balance Sheets as of October 1, 2023:

(In thousands)	October 1, 2023
2023 (excluding the nine-month period ended October 1, 2023)	$2,007
2024	7,677
2025	7,745
2026	5,530
2027	5,208
2028 and thereafter	5,966

Total future lease payments	34,133
Less imputed interest	1,455

Present value of future operating lease payments	32,678
Less current portion of operating lease liabilities (1)	7,035

Non-current operating lease liability (2)	25,643

Operating lease right-of-use assets, net (3)	$29,233

(1)	Included in Accrued liabilities on the Condensed Combined Balance Sheets
(2)	Included in Other liabilities on the Condensed Combined Balance Sheets
(3)	Included in Operating lease right-of-use assets on the Condensed Combined Balance Sheets

(12)	Derivative Financial Instruments

The Company uses foreign currency forward and option contracts to mitigate the impact of currency rate fluctuations on firmly committed and projected future foreign currency transactions. These over-the-counter contracts, which hedge future currency requirements related to television and film production cost and production financing facilities (see note 8) as well as other cross-border transactions not denominated in the functional currency of the business unit, are primarily denominated in United States and Canadian Dollars, Pound Sterling and Euros. All contracts are entered into with a number of counterparties, all of which are major financial institutions. The Company believes that a default by a single counterparty would not have a material adverse effect on the financial condition of the Company. The Company does not enter into derivative financial instruments for speculative purposes.

Cash Flow Hedges

All the Company’s designated foreign currency forward contracts are considered to be cash flow hedges. These instruments hedge a portion of the Company’s currency requirements associated with certain production financing loans and other cross-border transactions, primarily in years 2023 and to a lesser extent, 2024.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

At October 1, 2023 and December 25, 2022, the notional amounts and fair values of the Company’s foreign currency forward and option contracts designated as cash flow hedging instruments were as follows:

	2023		2022
(In thousands)	Notional Amount	Fair Value	Notional Amount	Fair Value
Hedged Item

Foreign Currency denominated expense	28,669	(44)	78,298	1,706

The fair values of the Company’s foreign currency forward contracts designated as cash flow hedges are recorded in the Condensed Combined Balance Sheets at October 1, 2023 and December 25, 2022, as follows:

(In thousands)	2023	2022
Prepaid expenses and other current assets
Unrealized gains	$55	$2,051
Unrealized losses	—	—

Net unrealized gains	$55	$2,051

Accrued liabilities
Unrealized gains	$—	$—
Unrealized losses	(98)	(292)

Net unrealized losses	$(98)	$(292)

Net gains on cash flow hedging activities have been reclassified from other comprehensive earnings (loss) to net loss for the nine months ended October 1, 2023 and September 25, 2022 as follows:

(In thousands)	2023	2022
Condensed Combined Statements of Operations Classification

Other expense, net	1,759	1,186

Net realized gains	$1,759	$1,186

Undesignated Hedges

To manage transactional exposure to fair value movements on certain monetary assets and liabilities denominated in foreign currencies, the Company has implemented a balance sheet hedging program. The Company does not use hedge accounting for these contracts as changes in the fair values of these contracts are offset by changes in the fair value of the balance sheet items. As of October 1, 2023 and December 25, 2022, the total notional amounts of the Company’s undesignated derivative instruments were $289,536 thousand and $296,474 thousand, respectively.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

At October 1, 2023 and December 25, 2022, the fair value of the Company’s undesignated derivative financial instruments are recorded in the Condensed Combined Balance Sheets as follows:

(In thousands)	2023	2022
Prepaid expenses and other current assets
Unrealized gains	$1,836	$4,693
Unrealized losses	—	—

Net unrealized gains	1,836	4,693

Accrued liabilities
Unrealized gains	—	—
Unrealized losses	(4,577)	(1,974)

Net unrealized losses	(4,577)	(1,974)

Total unrealized (losses) gains, net	$(2,741)	$2,719

The Company recorded net gains (losses) of $905 thousand and $(8,712) thousand on these instruments to other expense, net for the nine months ended October 1, 2023 and September 25, 2022, respectively, relating to the change in fair value of such derivatives, substantially offsetting gains and losses from the change in fair value of the items to which the instruments relate.

For additional information related to the Company’s derivative financial instruments see notes 3 and 10.

(13)	Restructuring Actions

During 2020, the Company took certain integration actions related to the acquisition of eOne by Hasbro in 2019. Substantially all of the remaining cash payments related to these programs are expected to be made by the end of 2024.

During 2022, in support of Blueprint 2.0, the Parent announced an Operational Excellence program in which the Company took certain restructuring actions, including global workforce reductions, resulting in severance and other employee charges.

The detail of activity related to the Company’s programs as of October 1, 2023 is as follows:

(In thousands)	Integration Program	Operational Excellence Program
Remaining amounts to be paid as of December 25, 2022	$963	$20,168
Payments made in the nine months ended October 1, 2023	—	(8,916)

Remaining amounts to be paid as of October 1, 2023	$963	$11,252

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

(14)	Commitments and Contingencies

The Company is party to certain legal proceedings, as well as certain asserted and unasserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the Condensed Combined Financial Statements.

See note 11 for additional information on the Company’s future lease payment commitments. See note 8 for additional information on the Company’s long-term debt and production financing repayments.

(15)	Related Parties

The Company has not historically operated as a standalone business and the Condensed Combined Financial Statements are derived from the Consolidated Financial Statements and accounting records of Hasbro. The following disclosure summarizes activity between the Company and Hasbro. The Company historically settles intercompany transaction between entities and will net settle intercompany transactions to equity prior to close.

Cost Allocations from Hasbro

Hasbro provides certain services including treasury, tax and legal functions to the Company. The Consolidated Financial Statements reflect an allocation of these costs. See note 1 for a discussion of these costs and the methodology used to allocate them.

These allocations are reflected in the Condensed Combined Statement of Operations for the nine-month period ended October 1, 2023 and September 25, 2022, as follows:

(In thousands)	2023	2022
General and administration expenses	$299	$100

Management believes these cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, the Company during the periods presented. The allocations may not, however, be indicative of the actual expenses that would have been incurred had the Company operated as a standalone public company. Actual costs that may have been incurred if the Company had been a standalone public company would depend on a number of factors, including the chosen organizational structure, whether the functions were outsourced or performed by Company’s employees, and strategic decisions made in areas such as manufacturing, selling and marketing, research and development, information technology and infrastructure.

Entertainment One Film and Television Business

(A Business of Hasbro, Inc.)

Notes to Condensed Combined Financial Statements

(Thousands of Dollars)

Net Parent Investment

“Net Parent Investment” represents Hasbro’s interest in the net assets of the Company. The net parent investment balance represents the cumulative net investment by Hasbro in the Company through the periods presented, including any prior net earnings (loss) or comprehensive earnings (loss) attributed to the Company. Certain transactions between the Company and other related parties, including allocated expenses, are also included in and reflected as a change in the Company’s net parent investment in the Condensed Combined Balance Sheets.

(In thousands)	October 1, 2023	December 25, 2022
Net Parent Investment
Corporate allocations	299	1,008
Share-based compensation funded by Parent	8,223	4,506

Net increase in Net Parent Investment	$8,522	$5,514

Related Party Distribution Arrangements

In the ordinary course of business, the Company distributes Hasbro IP-related content through various physical and digital distribution arrangements. Expenses related to these related party distribution arrangements may not be indicative of the actual expenses the Company would have incurred as a separate, stand-alone company or of the costs the Company will incur in the future.

Expenses related to these arrangements were $3,008 thousand and $2,345 thousand in the Condensed Combined Statement of Operations for the nine months period ended October 1, 2023 and September 25, 2022, respectively.

(16)	Subsequent Events

The Company has performed an evaluation of subsequent events for disclosure through December 21, 2023, which is the date the financial statements were available to be issued.

Annex A

Dissent Provisions of the Business Corporations Act (British Columbia)

Definitions and application

237. (1) In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)

in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2)(c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c)

in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d)

in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Rights to dissent

238. (1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a) under section 260, in respect of a resolution to alter the articles

(i) to alter restrictions on the powers of the company or on the business the company is permitted to carry on,

(ii) without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company’s community purposes within the meaning of section 51.91, or

(iii) without limiting subparagraph (i), in the case of a benefit company, to alter the company’s benefit provision;

(b) under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c) under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d) in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e) under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f) under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g) in respect of any other resolution, if dissent is authorized by the resolution;

(h) in respect of any court order that permits dissent.

(1.1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent under section 51.995 (5) in respect of a resolution to alter its notice of articles to include or to delete the benefit statement.

(2) A shareholder wishing to dissent must

(a) prepare a separate notice of dissent under section 242 for

(i) the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b) identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c) dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a) dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b) cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239. (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a) provide to the company a separate waiver for

(i) the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b) identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a) the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b) any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240. (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a) a copy of the resolution,

(b) a statement advising of the right to send a notice of dissent, and

(c) if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241. If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a) a copy of the entered order, and

(b) a statement advising of the right to send a notice of dissent.

Notice of dissent

242. (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) or (1.1) must,

(a) if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b) if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c) if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i) the date on which the shareholder learns that the resolution was passed, and

(ii) the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a) on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b) if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a) within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b) if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c) if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i) the name and address of the beneficial owner, and

(ii) a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243. (1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a) if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i) the date on which the company forms the intention to proceed, and

(ii) the date on which the notice of dissent was received, or

(b) if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1) (a) or (b) of this section must

(a) be dated not earlier than the date on which the notice is sent,

(b) state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c) advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244. (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a) a written statement that the dissenter requires the company to purchase all of the notice shares,

(b) the certificates, if any, representing the notice shares, and

(c) if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1) (c) must

(a) be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b) set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a) the dissenter is deemed to have sold to the company the notice shares, and

(b) the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245. (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a) promptly pay that amount to the dissenter, or

(b) if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a) determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b) join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c) make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a) pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b) if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a) the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b) if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a) the company is insolvent, or

(b) the payment would render the company insolvent.

Loss of right to dissent

246. The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a) the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b) the resolution in respect of which the notice of dissent was sent does not pass;

(c) the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d) the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e) the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g) with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h) the notice of dissent is withdrawn with the written consent of the company;

(i) the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247. If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a) the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b) the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c) the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

Annex B

October 3, 2024

The Special Committee of the Board of Directors of Lions Gate Entertainment Corp. 2700 Colorado Avenue Santa Monica, California 90404

Dear Ladies and Gentlemen:

We understand that Lions Gate Entertainment Corp. (“LGEC”) is considering entering into a reclassification transaction (the “Transaction”) pursuant to the Plan of Arrangement (as defined below) and an arrangement agreement (the “Arrangement Agreement”) to be entered into among LGEC, Lionsgate Studios Corp. (“Studios”), LG Sirius Holdings ULC, and Lionsgate Studios Holding Corp. (“TopCo”), whereby, among other things, (I) (A) each outstanding Class A voting common share of LGEC (the “LGEC Class A Shares”), not owned by TopCo will be transferred by the holder thereof to TopCo in exchange (such exchange, the “Initial Class A Exchange”) for one Class A voting common share of TopCo (a “TopCo Class A Share”) and one Class C voting preferred share (a “TopCo Class C Share”) of TopCo (such exchange ratio, the “Initial Class A Exchange Ratio”), and (B) each one TopCo Class A Share and one TopCo Class C Share will be transferred by the holder thereof to TopCo in exchange for (a) 1.12 common shares (the “Lion Common Shares”) of TopCo (such exchange, the “Class A Separation Lion Exchange”, and such exchange ratio, the “Class A Separation Lion Exchange Ratio”; the Initial Class A Exchange, together with the Class A Separation Lion Exchange, is referred to herein as the “Class A Lion Exchange” and the Initial Class A Exchange Ratio, together with the Class A Separation Lion Exchange Ratio, is referred to herein as the “Class A Lion Exchange Ratio”) and (b) 1.12 common shares (the “Starz Common Shares”) of LGEC, which will have been renamed “Starz Entertainment Corp.” prior to such exchange (such exchange, the “Class A Separation Starz Exchange”, and such exchange ratio, the “Class A Separation Starz Exchange Ratio”; the Initial Class A Exchange, together with the Class A Separation Starz Exchange, is referred to herein as the “Class A Starz Exchange” and the Initial Class A Exchange Ratio, together with the Class A Separation Starz Exchange Ratio, is referred to herein as the “Class A Starz Exchange Ratio”); and (II) (X) each outstanding Class B non-voting common share of LGEC (the “LGEC Class B Shares”), not owned by TopCo will be transferred by the holder thereof to TopCo in exchange (such exchange, the “Initial Class B Exchange”) for one Class B common share of TopCo (a “TopCo Class B Share”; each of the LGEC Class A Shares, TopCo Class A Shares, TopCo Class C Shares, Lion Common Shares, Starz Common Shares, LGEC Class B Shares and TopCo Class B Shares is referred to herein as “Shares”) and one TopCo Class C Share (such exchange ratio, the “Initial Class B Exchange Ratio”), and (Y) each one TopCo Class B Share and one TopCo Class C Share will be transferred by the holder thereof to TopCo in exchange for (x) one Lion Common Share (such exchange, the “Class B Separation Lion Exchange”, and such exchange ratio, the “Class B Separation Lion Exchange Ratio”; the Initial Class B Exchange, together with the Class B Separation Lion Exchange, is referred to herein as the “Class B Lion Exchange” and the Initial Class B Exchange Ratio, together with the Class B Separation Lion Exchange Ratio, is referred to herein as the “Class B Lion Exchange Ratio”) and (y) one Starz Common Share (such exchange, the “Class B Separation Starz Exchange”, and such exchange ratio, the “Class B Separation Starz Exchange Ratio”; the Initial Class B Exchange, together with the Class B Separation Starz Exchange, is referred to herein as the “Class B Starz Exchange” and the Initial Class B Exchange Ratio, together with the Class B Separation Starz Exchange Ratio, is referred to herein as the “Class B Starz Exchange Ratio”). Each of the Class A Lion Exchange, Class A Starz Exchange, Class B Lion Exchange, and Class B Starz Exchange is referred to herein as an “Exchange” and collectively as the “Exchanges”. Each of the Class A Lion Exchange Ratio, Class A Starz Exchange Ratio, Class B Lion Exchange Ratio, and Class B Starz Exchange Ratio is referred to herein as an “Exchange Ratio” and collectively as the “Exchange Ratios”. For purposes of this Opinion, and at your direction,

The Special Committee of the Board of Directors of Lions Gate Entertainment Corp.	-2-
October 3, 2024

we have treated each Exchange as a single, integrated transaction pursuant to which the LGEC Class A Shares and LGEC Class B Shares, as the case may be, are exchanged for Lion Common Shares or Starz Common Shares, as the case may be, at the applicable Exchange Ratio. In addition, in connection with the Transaction, each common share (the “Studios Shares”) of Studios not owned by LG Sirius Holdings ULC (the Studios Shares other than such shares held by LG Sirius Holdings ULC, the “Studios Minority Shares”), a wholly owned subsidiary of LGEC, will be transferred by the holder thereof to TopCo in exchange for a number of Lion Common Shares as specified in the Plan of Arrangement (such exchange, the “Studios Exchange”, and such exchange ratio, the “Studios Exchange Ratio”). Further, you have instructed us to assume that the percentage of outstanding Lion Common Shares that will be held by the holders of Studios Shares immediately following the completion of the Transaction will equal the percentage of the outstanding Studios Shares held by such persons prior to the Studios Exchange. It is our understanding that immediately following the completion of the Transaction the percentage of Lion Common Shares that will be held by the holders of Studios Minority Shares will be 12.2%.

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of LGEC has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, (I) the Class B Lion Exchange Ratio provided for in the Class B Lion Exchange pursuant to the Plan of Arrangement is fair to the holders of the LGEC Class B Shares (solely in their capacity as holders of the LGEC Class B Shares and solely with respect to the Class B Lion Exchange Ratio, and without taking into account the Class A Starz Exchange Ratio or the Class B Starz Exchange Ratio) from a financial point of view, and (II) the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange pursuant to the Plan of Arrangement is fair to the holders of the LGEC Class B Shares (solely in their capacity as holders of the LGEC Class B Shares and solely with respect to the Class B Starz Exchange Ratio, and without taking into account the Class A Lion Exchange Ratio or the Class B Lion Exchange Ratio) from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the following agreements and documents:

a.	a draft of the plan of arrangement (the “Plan of Arrangement”);

b.

Investor Rights Agreement, dated as of November 10, 2015, by and among LGEC, MHR Fund Management, LLC (“MHR”), Liberty Global Incorporated Limited (“Liberty”), Discovery Lightning Investments Ltd. (“Discovery Lightning”), Liberty Global plc (“Liberty plc”), Discovery Communications, Inc. (“Discovery”), and the affiliated funds of MHR party thereto, as amended by Amendment No. 1 to Investor Rights Agreement, dated as of June 30, 2016, by and among LGEC, MHR, Liberty, Discovery Lightning, Liberty plc, Discovery, and the affiliated funds of MHR party thereto (the “Investor Rights Agreement”);

c.

Voting and Standstill Agreement, dated as of November 10, 2015, by and among MHR, LGEC, Liberty plc, Discovery, Liberty, Discovery Lightning, Dr. John C. Malone and the affiliated funds of MHR party thereto, as amended by Amendment to Voting and Standstill Agreement, dated as of June 30, 2016, by and among LGEC, Liberty plc, Discovery Lightning, Dr. John C. Malone, MHR, Liberty, Discovery and the affiliated funds of MHR party thereto, as amended by Amendment to the Voting and Standstill Agreement, dated as of May 13, 2024, by and among LGEC, Studios, Liberty plc, Discovery, Liberty, Discovery Lightning, Dr. John C. Malone and the affiliated funds of MHR party thereto (the “Voting Agreement”); and

d.	a draft of the registration statement on Form S-4 of LGEC;

The Special Committee of the Board of Directors of Lions Gate Entertainment Corp.	-3-
October 3, 2024

2.	for informational purposes, reviewed certain publicly available business and financial information relating to LGEC that we deemed to be relevant;

3.	spoken with certain members of the management of LGEC and certain of its representatives and advisors regarding the capital structure of LGEC, the Transaction and related matters;

4.	considered the publicly available terms of certain transactions that we deemed to be relevant;

5.

reviewed the current and historical market prices and trading volume for LGEC Class A Shares and LGEC Class B Shares, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

6.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of LGEC since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) each party to the Arrangement Agreement and all other related documents and instruments that are referred to therein will fully and timely perform all of the covenants and agreements required to be performed by such party, (b) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (c) the Transaction will be consummated in a timely manner in accordance with the terms described in the Plan of Arrangement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or LGEC or any expected benefits of the Transaction that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any respect from the drafts of said documents in any respect material to our analyses or this Opinion. In addition, we have relied upon and assumed and with your consent, without independent verification, that (I) there will be no modifications or amendments to the Investor Rights Agreement and the Voting Agreement that would have a material effect on our analyses or this Opinion; (II) the LGEC articles, LGEC notice of articles, TopCo articles and TopCo notice of articles will be amended as expressly described in the Plan of Arrangement, except as would not have a material effect on our analyses or this Opinion; (III) there will be no further modifications or amendments to the LGEC articles, LGEC notice of articles, TopCo articles or TopCo notice of articles that would have a material effect on our analyses or this Opinion; and (IV) the Arrangement Agreement will contain terms as expressly described in the Plan of Arrangement, except as would not have a material effect on our analyses or this Opinion.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed,

The Special Committee of the Board of Directors of Lions Gate Entertainment Corp.	-4-
October 3, 2024

contingent, derivative, off-balance-sheet or otherwise) of LGEC or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which LGEC is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which LGEC is or may be a party or is or may be subject. In addition, with your consent, we did not perform, rely upon or take into account any analysis to evaluate the intrinsic value of LGEC or any assets or securities thereof, whether with or without giving effect to the Transaction (or any component thereof). Furthermore, in our judgment, the financial analyses typically utilized in the analysis of change of control merger and acquisition transactions are not applicable in considering reclassification transactions such as the Transaction.

We have not been requested to, and did not, (a) initiate any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction (or any component thereof) or any other related transaction, the securities, assets, business or operations of LGEC or any other party, or any alternatives to the Transaction (or any component thereof) or any other related transaction, (b) advise the Committee, the Board or any other party with respect to alternatives to the Transaction (or any component thereof) or any other related transaction, or (c) identify, introduce to the Committee, the Board or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Transaction (or any component thereof) or any other related transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of any Shares actually will be when exchanged or issued, respectively, pursuant to the Transaction (or any component thereof) or the price or range of prices at which any Shares may be purchased or sold, or otherwise be transferable, at any time. We have assumed that the Lion Common Shares and Starz Common Shares to be issued in the Exchanges to the shareholders of LGEC will be listed on the New York Stock Exchange.

This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Class B Lion Exchange and the Class B Starz Exchange and may not be used for any other purpose without our express, prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction (or any component thereof), any other related transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, LGEC or any other party that may be involved in the Transaction (or any component thereof) or any other related transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction (or any component thereof) or any other related transaction.

Houlihan Lokey is currently providing financial advisory services to LGEC, for which Houlihan Lokey has received, and may receive, compensation, including certain services relating to the separation of the Starz business and the studio business. Houlihan Lokey has in the past provided investment banking, financial advisory and/or other financial or consulting services to MHR, an affiliate of LGEC, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, MHR (collectively, with MHR, the “MHR Group”), for which Houlihan Lokey has received compensation, including, among other

The Special Committee of the Board of Directors of Lions Gate Entertainment Corp.	-5-
October 3, 2024

things, having acted as placement agent and financial advisor to Erickson Incorporated, then a member of the MHR Group, in connection with a refinancing transaction, which closed in January 2023, and a sale of its aerial firefighting operations business unit and aircraft, which closed in April 2024. In addition, Houlihan Lokey employees not engaged in the Transaction, in the ordinary course of business, have met with representatives of MHR, and discussed, among other things, Houlihan Lokey potentially being retained by MHR with respect to potential transactions, including liquidity or other strategic options potentially available to funds advised by MHR and their limited partners, including with respect to such funds’ interests in LGEC. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to LGEC, members of the MHR Group, other participants in the Transaction (or any component thereof) or any other related transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by MHR, other participants in the Transaction (or any component thereof) or any other related transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the MHR Group, other participants in the Transaction (or any component thereof) or any other related transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, LGEC, members of the MHR Group, other participants in the Transaction (or any component thereof) or any other related transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Houlihan Lokey will receive a fee for rendering this Opinion, which is not contingent in whole or in part on conclusions reached in this Opinion. A portion of the fee payable to Houlihan Lokey is contingent upon the successful completion of the Transaction. LGEC has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, LGEC, its security holders or any other party to proceed with or effect the Transaction (or any component thereof) or any other related transaction, (ii) other than the Class B Lion Exchange Ratio and Class B Starz Exchange Ratio to the extent expressly specified herein, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction (or any component thereof), any other related transaction or otherwise, including, without limitation, the Initial Class A Exchange, Initial Class A Exchange Ratio, Class A Separation Lion Exchange, Class A Separation Lion Exchange Ratio, Class A Lion Exchange, Class A Lion Exchange Ratio, Class A Separation Starz Exchange, Class A Separation Starz Exchange Ratio, Class A Starz Exchange, Class A Starz Exchange Ratio, Initial Class B Exchange, Initial Class B Exchange Ratio, Class B Separation Lion Exchange, Class B Separation Lion Exchange Ratio, Class B Separation Starz Exchange, Class B Separation Starz Exchange Ratio, the Studios Exchange or the Studios Exchange Ratio, (iii) the fairness of any portion or aspect of the Transaction (or any component thereof) or any other related transaction to the holders of any class of securities, creditors or other constituencies of LGEC, or to any other party, including, without limitation, the holders of LGEC Class A Shares, except if, and only to the extent, expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction (or any component thereof) or any other related transaction as compared to any alternative business strategies or

The Special Committee of the Board of Directors of Lions Gate Entertainment Corp.	-6-
October 3, 2024

transactions that might be available for LGEC or any other party, (v) the fairness of any portion or aspect of the Transaction (or any component thereof) or any other related transaction to any one class or group of LGEC’s or any other party’s security holders or other constituents vis-à-vis any other class or group of LGEC’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents, the fairness of the Class B Lion Exchange Ratio relative to the Class B Starz Exchange Ratio or vice versa, the Class B Lion Exchange Ratio relative to the Class A Lion Exchange Ratio or vice versa, or the Class B Starz Exchange Ratio relative to the Class A Starz Exchange Ratio or vice versa, or the fairness of the Class A Lion Exchange Ratio or Class A Starz Exchange Ratio to the holders of LGEC Class B Shares), (vi) whether or not LGEC, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction (or any component thereof) or any other related transaction, (vii) the solvency, creditworthiness or fair value of LGEC or any other participant in the Transaction (or any component thereof) or any other related transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction (or any component thereof) or any other related transaction, any class of such persons or any other party, relative to any Exchange Ratio or otherwise, (ix) the financial or other implications and effects of the Transaction (or any component thereof) or any other related transaction on LGEC, the holders of any class of securities, creditors or other constituencies of LGEC, or any other party (including, without limitation, the potential dilutive or other effects of the Transaction (or any component thereof) or any other related transaction), or (x) any aspect or impact of the separation of LGEC and TopCo into separate companies, including, without limitation, the allocation of any assets and liabilities between LGEC and TopCo or agreements between LGEC and TopCo, or the foregoing clauses (i)-(ix) as if such separation were expressly indicated therein. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, LGEC and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to LGEC and the Transaction (or any component thereof), any other related transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, (I) the Class B Lion Exchange Ratio provided for in the Class B Lion Exchange pursuant to the Plan of Arrangement is fair to the holders of the LGEC Class B Shares (solely in their capacity as holders of the LGEC Class B Shares and solely with respect to the Class B Lion Exchange Ratio, and without taking into account the Class A Starz Exchange Ratio or the Class B Starz Exchange Ratio) from a financial point of view, and (II) the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange pursuant to the Plan of Arrangement is fair to the holders of the LGEC Class B Shares (solely in their capacity as holders of the LGEC Class B Shares and solely with respect to the Class B Starz Exchange Ratio, and without taking into account the Class A Lion Exchange Ratio or the Class B Lion Exchange Ratio) from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

Annex C

Confidential	October 3, 2024

Special Committee of the Board of Directors

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Ladies and Gentlemen:

Lions Gate Entertainment Corp. (“LGEC” or the “Company”) and the special committee (the “Special Committee”) of the board of directors (the “Board of Directors”) of the Company have engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as an independent financial advisor to the Special Committee (solely in their capacity as members of the Special Committee) to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the holders of LGEC Class A Shares (as defined below) of the Class A Exchange Ratio (as defined below) in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of LGEC Class A Shares other than in its capacity as a holder of LGEC Class A Shares).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that, pursuant to the Plan of Arrangement (as defined herein), and among other transactions contemplated as part of the Company’s proposed separation of its Studio Business and its Starz Business (the “Separation”), the Company proposes to effect a reclassification (the “Proposed Transaction”) of its Class A Voting Shares (“LGEC Class A Shares”) and its Class B Non-Voting Shares (“LGEC Class B Shares”), whereby, through a series of steps, (i) each outstanding LGEC Class A Share will be exchanged for (a) the number of new common shares in Lionsgate Studios Holding Corp., a newly-created company under the laws of the Province of British Columbia (and to be renamed as Lionsgate Studios Corp.), (“Lion Common Shares”) equal to one multiplied by one and twelve one-hundredths (1.12) (the “Class A Exchange Ratio”), and (b) the number of new common shares in Starz Entertainment Corp. (as renamed from Lions Gate Entertainment Corp.) (“Starz Common Shares”) equal to one multiplied by the Class A Exchange Ratio, and (ii) each outstanding LGEC Class B Share will be exchanged for one Lion Common Share and one Starz Common Share. The terms and conditions of the Proposed Transaction are more fully set forth in the Plan of Arrangement.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and

Special Committee of the Board of Directors

Lions Gate Entertainment Corp.

October 3, 2024

financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.

The Company’s annual report on Form 10-K for the year ended March 31, 2024, as filed with the Securities and Exchange Commission (“SEC”), including the Company’s audited financial statements as of and for the year ended March 31, 2024;

b.

The Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC, including the Company’s unaudited financial statements as of and for the three months ended June 30, 2024; and

c.

A draft dated September 20, 2024 of the Plan of Arrangement under Part 9, Division 5 of the Business Corporations Act (British Columbia) related to the Separation and the Proposed Transaction (the “Plan of Arrangement”);

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the Special Committee and management of the Company;

3.

Reviewed the historical trading price and trading volume of the LGEC Class A Shares and the LGEC Class B Shares, and the implied historical premiums observed for the LGEC Class A Shares relative to the LGEC Class B Shares;

4.

Compared certain financial terms of the Proposed Transaction with the financial terms, to the extent publicly available, of certain other reclassification transactions that Duff & Phelps deemed relevant; and

5.	Conducted such other analyses, considered such other factors and reviewed such other documents as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s and the Special Committee’s consent:

1.

Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2.

Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction and the Separation, including whether all procedures required by law to be taken in connection with the Proposed Transaction and the Separation have been duly, validly and timely taken;

3.	Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company, the Proposed Transaction and the Separation;

4.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

5.

Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

Special Committee of the Board of Directors

Lions Gate Entertainment Corp.

October 3, 2024

6.

Assumed that all of the conditions required to implement the Proposed Transaction and the Separation will be satisfied and that the Proposed Transaction and the Separation will be completed in accordance with the Plan of Arrangement without any amendments thereto or any waivers of any terms or conditions thereof; and

7.

Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction and the Separation will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction and the Separation.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the solvency of the Company (or any other entity) or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction or the Separation, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction or the Separation, (ii) negotiate the terms of the Proposed Transaction or the Separation, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the perspective of the holders of LGEC Class A Shares, that could, under the circumstances, be negotiated among the parties to the Proposed Transaction and the Separation, (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction or the Separation, or (iv) consider or evaluate the fairness of any aspect of the Proposed Transaction or the Separation other than the Class A Exchange Ratio.

Duff & Phelps is not expressing any opinion as to the market price or value of the LGEC Class A Shares, the LGEC Class B Shares, the Lion Common Shares or the Starz Common Shares (or anything else) after the announcement or the consummation of the Proposed Transaction or the Separation. This Opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the credit worthiness of the Company (or any other entity), as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s (or any other entity’s) officers, directors, or employees, or any class of such persons, or with respect to the fairness of any such compensation.

This Opinion is furnished for the use and benefit of the Special Committee and the Board of Directors in connection with their consideration of the Proposed Transaction. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction or the Separation versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction, or any transaction related to the Separation other than the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee, the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction or the Separation, or whether to proceed with the Proposed Transaction, the

Special Committee of the Board of Directors

Lions Gate Entertainment Corp.

October 3, 2024

Separation or any related transaction, and (iv) does not indicate that the Class A Exchange Ratio in the Proposed Transaction is the best possibly attainable under any circumstances; instead, it merely states whether the Class A Exchange Ratio in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction, the Separation or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps, the Company and the Special Committee dated July 14, 2024 (the “Engagement Letter”). This Opinion is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps informing the Special Committee that it is prepared to deliver its Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps provided a fairness opinion to the board of directors of Screaming Eagle Acquisition Corp. in connection with a business combination with the Studios Business of the Company. During the two years preceding the date of this Opinion, Duff & Phelps also provided certain other advisory services to the Company. For these prior engagements, Duff & Phelps received customary fees, expense reimbursement, and indemnification. Duff & Phelps may provide valuation, financial advisory, or other services to the Company or the Board of Directors (or any committee thereof) in the future.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Class A Exchange Ratio in the Proposed Transaction is fair from a financial point of view to the holders of LGEC Class A Shares (without giving effect to any impact of the Proposed Transaction on any particular holder of LGEC Class A Shares other than in its capacity as a holder of LGEC Class A Shares).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps Opinions Practice

Kroll, LLC

ANNEX D

ARRANGEMENT AGREEMENT

BETWEEN

LIONS GATE ENTERTAINMENT CORP.

AND

LIONSGATE STUDIOS CORP.

AND

LG SIRIUS HOLDINGS ULC

AND

LIONSGATE STUDIOS HOLDING CORP.

Dated January 29, 2025

SCHEDULES

Schedule A	Plan of Arrangement
Schedule B	LGEC Arrangement Resolution
Schedule C	LG Studios Arrangement Resolution
Schedule D	LGEC Interim Articles
Schedule E	LGEC Final Articles
Schedule F	New Lionsgate Interim Articles
Schedule G	New Lionsgate Final Articles

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is dated as of January 29, 2025 and is made between LIONS GATE ENTERTAINMENT CORP., a company existing under the laws of British Columbia (“LGEC”), LIONSGATE STUDIOS CORP., a company existing under the laws of the Province of British Columbia (“LG Studios”), LIONSGATE STUDIOS HOLDING CORP., a company existing under the laws of the Province of British Columbia (“New Lionsgate”) and LG SIRIUS HOLDINGS ULC, an unlimited liability company existing under the laws of the Province of British Columbia (“Sirius”).

RECITALS

A. LGEC proposes to separate its Studios Business and Starz Business into two publicly traded companies: (1) LGEC, which will be renamed “Starz Entertainment Corp.”, and will operate the Starz Business, and (2) New Lionsgate, which will be renamed “Lionsgate Studios Corp.”, and will operate the Studios Business.

B. In connection with the separation of the Studios Business and the Starz Business, LGEC and LG Studios propose to facilitate the LGEC Shareholders exchanging their LGEC Shares for Starz Common Shares and New Lionsgate Shares, and the LG Studios Shareholders exchanging their LG Studios Shares for New Lionsgate Shares.

C. LGEC and LG Studios will each propose an arrangement under section 288 of the BCBCA to their respective shareholders to carry out the transactions described in this Agreement in accordance with the Plan of Arrangement.

D. In determining to enter into this Agreement and to consummate the Arrangement, each of the boards of directors of the Parties reviewed the terms and conditions of the Arrangement and considered the interests of their respective stakeholders, and they have independently resolved that the Arrangement is in the best interests of such Party and that the Arrangement is fair and reasonable to the shareholders of such Party.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

Unless the context otherwise requires, the following words used in this Agreement have the following meanings:

“Agreement” means this arrangement agreement, including its schedules, as supplemented or amended from time to time.

“Applicable Law” means with respect to any Person, any and all applicable laws (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, notice, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

“Arrangement” means the arrangement under Part 9, Division 5 of the BCBCA proposed by LGEC to the LGEC Shareholders and by LG Studios to the LG Studios Shareholders, on the terms and conditions set out in the Plan of Arrangement, subject to any amendments or variations to it made in accordance with Article 5 of this Agreement, the provisions of the Plan of Arrangement, or made at the direction of the Court in the Final Order with the consent of LGEC and LG Studios, such consent, in each case, not to be unreasonably withheld, conditioned or delayed.

“Arrangement Effective Date” means, unless otherwise agreed to in writing by the Parties, the first Business Day after the date of the Final Order.

“Arrangement Effective Time” means the time on the Arrangement Effective Date designated by LGEC and LG Studios in a joint notice delivered to New Lionsgate pursuant to this Agreement, or, if no such notice is given, 2:30 p.m. Pacific time on the Arrangement Effective Date.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Business Day” means any day of the year, other than a Saturday, Sunday, a holiday as defined in the Interpretation Act (British Columbia), or any day on which major banks are closed for business in Vancouver, British Columbia, Los Angeles, California, or New York, New York.

“Court” means the Supreme Court of British Columbia.

“Final Order” means the final order of the Court made pursuant to section 291 of the BCBCA, in a form acceptable to each of LGEC and LG Studios, each acting reasonably, approving the Arrangement, as such order may be amended by the Court with the consent of LGEC and LG Studios, such consent, in each case, not to be unreasonably withheld, conditioned or delayed, at any time prior to the Arrangement Effective Date, or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended, on appeal, provided that any such amendment is acceptable to each of LGEC and LG Studios, each acting reasonably.

“Form S-4” means the registration statement and joint proxy statement on Form S-4 filed by LGEC and New Lionsgate with the SEC to effect the registration of Starz Common Shares and Lion Common Shares pursuant to the U.S. Securities Act in connection with the Arrangement, as such registration statement may be amended or supplemented from time to time prior to the Arrangement Effective Time.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, including the U.S. Internal Revenue Service and the Canada Revenue Agency, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange.

“LG Studios Arrangement Approval” means a special resolution of the holders of the LG Studios Shares approving the Arrangement and adopting the LG Studios Arrangement Resolution.

“LG Studios Arrangement Resolution” means the special resolution of LG Studios Shareholders approving the Arrangement to be considered at the LG Studios Meeting, in substantially the form attached to this Agreement as Schedule C.

“LG Studios Board” means the board of directors of LG Studios.

“LG Studios Circular” means the notice of the LG Studios Meeting and accompanying management information circular that is included as part of the Form S-4, including all schedules, appendices and exhibits to, and information incorporated by reference in, the Form S-4, that is sent to LG Studios Shareholders in connection with the LG Studios Meeting in accordance with the LG Studios Interim Order, including as such may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the Plan of Arrangement, and the LG Studios Interim Order.

“LG Studios Dissent Rights” means the rights of dissent exercisable by the LG Studios Shareholders in respect of the Arrangement as provided in Article 4 of the Plan of Arrangement.

“LG Studios Interim Order” means the interim order of the Court made pursuant to section 291 of the BCBCA, in a form acceptable to each of LG Studios and LGEC, each acting reasonably, providing for, among other things, the calling and holding of the LG Studios Meeting, as the same may be amended by the Court with the consent of LG Studios and LGEC, each such consent not to be unreasonably withheld, conditioned or delayed.

“LG Studios Meeting” means the special meeting of LG Studios Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Plan of Arrangement, to be called and held in accordance with the LG Studios Interim Order to consider the LG Studios Arrangement Resolution and for any other purpose as may be set out in the LG Studios Circular.

“LG Studios Shareholders” means the registered holders of the LG Studios Shares.

“LG Studios Shares” means the common shares in the capital of LG Studios.

“LGEC Arrangement Approval” means (i) a separate special resolution of the holders of the LGEC Class A Shares and (ii) a separate special resolution of the holders of the LGEC Class B Shares, in each case approving the Arrangement and adopting the LGEC Arrangement Resolution.

“LGEC Arrangement Resolution” means the resolution of the LGEC Shareholders approving the Arrangement to be considered at the LGEC Meeting, in substantially the form attached to this Agreement as Schedule B.

“LGEC Board” means the board of directors of LGEC.

“LGEC Circular” means the notice of the LGEC Meeting and accompanying management information circular that is included as part of the Form S-4, including all schedules, appendices and exhibits to, and information incorporated by reference in, the Form S-4, that is sent to LGEC Shareholders in connection with the LGEC Meeting in accordance with the LGEC Interim Order, including as such may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the Plan of Arrangement, and the LGEC Interim Order.

“LGEC Class A Shares” means the Class A Voting Shares in the capital of LGEC, as constituted on the date of this Agreement.

“LGEC Class B Shares” means the Class B Non-Voting Shares in the capital of LGEC, as constituted on the date of this Agreement.

“LGEC Dissent Rights” means the rights of dissent exercisable by the LGEC Shareholders in respect of the Arrangement as provided in Article 4 of the Plan of Arrangement.

“LGEC Final Articles” means the articles to be adopted by LGEC pursuant Section 3.1.1(g) of the Plan of Arrangement, substantially in the form attached to this Agreement as Schedule E.

“LGEC Interim Articles” means the interim articles to be adopted by LGEC pursuant to section 3.1.1(e) of the Plan of Arrangement for the purpose of implementing the Arrangement, substantially in the form attached to this Agreement as Schedule D.

“LGEC Interim Order” means the interim order of the Court made pursuant to section 291 of the BCBCA, in a form acceptable to each of LGEC and LG Studios, each acting reasonably, providing for, among other things, the calling and holding of the LGEC Meeting, as the same may be amended by the Court with the consent of LGEC and LG Studios, each such consent not to be unreasonably withheld, conditioned or delayed.

“LGEC Meeting” means the special meeting of LGEC Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Plan of Arrangement, to be called and held in accordance with the LGEC Interim Order to consider the LGEC Arrangement Resolution and for any other purpose as may be set out in the LGEC Circular.

“LGEC Shareholders” means the registered holders of the LGEC Shares.

“LGEC Shares” means the LGEC Class A Shares and the LGEC Class B Shares.

“Lion Common Shares” means the common shares in the capital of New Lionsgate.

“Meeting Materials” means (i) the Form S-4 that forms both the LGEC Circular and the LG Studios Circular, (ii) the forms of proxy for the LGEC Meeting and the LG Studios Meeting, and (iii) any other documents required by Applicable Law to be delivered to shareholders in connection with the LGEC Meeting or the LG Studios Meeting, in each case as amended or supplemented prior to the Arrangement Effective Time.

“New Lionsgate Class A Shares” means the Class A Voting Shares in the capital of New Lionsgate.

“New Lionsgate Class B Shares” means the Class B Non-Voting Shares in the capital of New Lionsgate.

“New Lionsgate Class C Shares” means the Class C Preferred Shares in the capital of New Lionsgate.

“New Lionsgate Final Articles” means the articles to be adopted by New Lionsgate pursuant Section 3.1.1(n)(ii) of the Plan of Arrangement, substantially in the form attached to this Agreement as Schedule G.

“New Lionsgate Interim Articles” means the interim articles to be adopted by New Lionsgate pursuant to section 3.1.1(j) of the Plan of Arrangement for the purpose of implementing the Arrangement, substantially in the form attached to this Agreement as Schedule F.

“New Lionsgate Shares” means the New Lionsgate Class A Shares, the New Lionsgate Class B Shares, and the New Lionsgate Class C Shares.

“Outside Date” means September 30, 2025, or such other date as mutually agreed upon in writing by LGEC and LG Studios.

“Parties” means LGEC, Studios, Sirius, and New Lionsgate, and “Party” means any of them, as the context requires.

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement set out as Schedule A to this Agreement, subject to any amendments or variations thereto made in accordance with this Agreement, or the terms of the plan of arrangement from time to time, or made at the direction of the Court in the Final Order with the consent of LGEC and LG Studios, such consent, in each case, not to be unreasonably withheld, conditioned or delayed.

“Registrar” means the Person appointed as the Registrar of Companies pursuant to section 400 of the BCBCA.

“Representatives” means, collectively, the directors, officers, employees, and agents of a Party at any time and their respective heirs, executors, administrators and other legal representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Starz Business” means the media networks segment of LGEC.

“Starz Common Shares” means the common shares in the capital of LGEC created in section 3.1.1(e) of the Plan of Arrangement.

“Studios Business” means the motion picture and television production segments of LGEC.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture, partnership or other entity of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“U.S. Securities Act” means the U.S. Securities Exchange Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“U.S. Tax Opinion” means an opinion of the tax advisor of Lions Gate Entertainment Inc., a subsidiary of New Lionsgate, to be dated at or prior to the Arrangement Effective Date, addressed to Lions Gate Entertainment Inc., and otherwise in a form acceptable to New Lionsgate or Lions Gate Entertainment Inc., regarding the Intended U.S. Tax Treatment (as defined in the Separation Agreement entered into by the Parties prior to the Arrangement Effective Date).

“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into articles and sections and the insertion of headings are for convenience only and do not affect the interpretation of this Agreement. Unless otherwise specified, references to articles and sections are to articles and sections of this Agreement.

1.3	Rule for Interpretation

In this Agreement:

(a)	words in the singular will include the plural and vice versa;

(b)	words importing any gender will include all genders;

(c)	the word “including” or “includes” will mean “including (or includes) without limitation” unless otherwise specified; and

(d)	any reference in this Agreement to a legislative provision or statute is to that provision or statute as amended, re-enacted or replaced and includes any regulations made under it.

1.4	Date for Any Action

If the date on which any action is required to be taken under this Agreement is not a Business Day, such action is required to be taken on the next succeeding day which is a Business Day.

1.5	Currency

Unless otherwise stated, all references to currency, monetary values and dollars set out in this Agreement will mean U.S. dollars (USD) and all payments hereunder will be made in U.S. dollars (USD).

1.6	Time

All times expressed herein are local time (Vancouver, British Columbia) unless otherwise stipulated in this Agreement.

1.7	Schedules

The following schedules to this Agreement are an integral part of this Agreement:

Schedule A	Plan of Arrangement
Schedule B	LGEC Arrangement Resolution
Schedule C	LG Studios Arrangement Resolution
Schedule D	LGEC Interim Articles
Schedule E	LGEC Final Articles
Schedule F	New Lionsgate Interim Articles
Schedule G	New Lionsgate Final Articles

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement

2.1.1 The Parties will implement the Arrangement in accordance with and subject to the terms and conditions contained in this Agreement and in the Plan of Arrangement.

2.1.2 The Arrangement will be consummated on the Arrangement Effective Date, and commencing at the Arrangement Effective Time the steps of the Plan of Arrangement will become effective as contemplated in the Plan of Arrangement.

2.1.3 Subject to the satisfaction or waiver, as applicable, of the terms and conditions contained in this Agreement, the Parties will use commercially reasonable efforts and do all things reasonably required to cause the Arrangement Effective Date to occur on or before the Outside Date.

2.1.4 LGEC and LG Studios may, prior to the Arrangement Effective Date, deliver a joint written notice to New Lionsgate designating the Arrangement Effective Time. If no such joint notice is delivered prior to the Arrangement Effective Date, the Arrangement Effective Time is determined by the Plan of Arrangement.

2.2	LGEC Interim Order

2.2.1 As soon as reasonably practicable following the execution of this Agreement, LGEC will diligently pursue an application to the Court for the LGEC Interim Order pursuant to the BCBCA, which will provide among other things:

(a)	for calling and holding the LGEC Meeting for the purpose of considering the LGEC Arrangement Resolution;

(b)	for the classes of Persons to whom notice is to be provided in respect of the LGEC Meeting and the Arrangement, and for the manner in which such notice will be provided;

(c)	that:

(i)	the requisite approval of the Arrangement will be the LGEC Arrangement Approval; and

(ii)

in all other respects, the terms, conditions and restrictions of the articles of LGEC as constituted on the date of this Agreement, including quorum requirements for the LGEC Shareholders, and all other matters, will apply in respect of the LGEC Meeting;

(d)	for the grant of LGEC Dissent Rights to the registered LGEC Shareholders as provided in the Plan of Arrangement;

(e)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(f)

for confirmation of the record date for the purposes of determining the LGEC Shareholders entitled to receive notice of the LGEC Meeting and entitled to vote at the LGEC Meeting in accordance with the LGEC Interim Order;

(g)	that the LGEC Meeting may be adjourned or postponed from time to time by the LGEC Board in accordance with the terms of this Agreement without the need for additional approval by the Court; and

(h)	for such other matters not inconsistent with this Agreement as LGEC may determine.

2.3	LG Studios Interim Order

As soon as reasonably practicable following the execution of this Agreement, LG Studios will diligently pursue an application to the Court for the LG Studios Interim Order pursuant to the BCBCA, which will provide among other things:

(a)	for calling and holding the LG Studios Meeting for the purpose of considering the LG Studios Arrangement Resolution;

(b)	for the classes of Persons to whom notice is to be provided in respect of the LG Studios Meeting and the Arrangement, and for the manner in which such notice will be provided;

(c)	that:

(i)	the requisite approval of the Arrangement will be the LG Studios Arrangement Approval; and

(ii)

in all other respects, the terms, conditions and restrictions of the articles of LG Studios as constituted on the date of this Agreement, including quorum requirements for the LG Studios Shareholders, and all other matters, will apply in respect of the LG Studios Meeting;

(d)	for the grant of LG Studios Dissent Rights to the registered LG Studios Shareholders as provided in the Plan of Arrangement;

(e)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(f)

for confirmation of the record date for the purposes of determining the LG Studios Shareholders entitled to receive notice of the LG Studios Meeting and entitled to vote at the LG Studios Meeting in accordance with the LG Studios Interim Order;

(g)

that the LG Studios Meeting may be adjourned or postponed from time to time by the LG Studios Board in accordance with the terms of this Agreement without the need for additional approval by the Court; and

(h)	for such other matters not inconsistent with this Agreement as LG Studios may determine.

2.4	Meetings and Meeting Materials

2.4.1 As promptly as practicable following receipt of the LGEC Interim Order, LGEC will use reasonable commercial efforts to:

(a)	prepare the Meeting Materials and cause the Meeting Materials to be distributed and filed as required by the LGEC Interim Order;

(b)

solicit (or cause to be solicited) proxies in favour of the approval of the LGEC Arrangement Resolution and take all actions that are reasonably necessary or desirable to seek the approval of the LGEC Arrangement Resolution by the LGEC Shareholders; and

(c)

convene and conduct the LGEC Meeting in accordance with the LGEC Interim Order for the purpose of considering the LGEC Arrangement Resolution and obtaining the LGEC Arrangement Approval (and any other proper purpose as may be set out in the Meeting Materials).

2.4.2 As promptly as practicable following receipt of the LG Studios Interim Order, LG Studios will use reasonable commercial efforts to:

(a)	prepare the Meeting Materials and cause the Meeting Materials to be distributed and filed as required by the LG Studios Interim Order;

(b)

solicit (or cause to be solicited) proxies in favour of the approval of the LG Studios Arrangement Resolution and take all actions that are reasonably necessary or desirable to seek the approval of the LG Studios Arrangement Resolution by the LG Studios Shareholders; and

(c)

convene and conduct the LG Studios Meeting in accordance with the LG Studios Interim Order for the purpose of considering the LG Studios Arrangement Resolution and obtaining the LG Studios Arrangement Approval (and any other proper purpose as may be set out in the Meeting Materials).

2.4.3 LGEC and LG Studios will cooperate to schedule and convene the LGEC Meeting and the LG Studios Meeting on the same date (subject to any adjournments or postponements required or permitted by this Agreement).

2.4.4 Each of LGEC and LG Studios will notify each other if, at any time before the Arrangement Effective Time, it becomes aware that the Meeting Materials contain a misrepresentation, or becomes aware that the Meeting Materials otherwise require an amendment or supplement, and the Parties will cooperate in the preparation of any such amendment or supplement to the Meeting Materials as required or appropriate, and if required by the Court or Applicable Law, LGEC and LG Studios will promptly mail or otherwise publicly disseminate any amendment or supplement to the Meeting Materials to the LGEC Shareholders and the LG Studios Shareholders, as the case may be, and file it with any Governmental Entity and as otherwise required.

2.4.5 LGEC may adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the LGEC Meeting and LG Studios may adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the LG Studios Meeting, for any reason, including:

(a)	as required for quorum purposes (in which case the LGEC Meeting and the LG Studios Meeting may be adjourned and not cancelled); or

(b)	by Applicable Law or by valid shareholder action (which action is not solicited or proposed by or on behalf of a Party or its respective Subsidiaries).

2.5	Court Proceedings and Final Order

2.5.1 If the LGEC Arrangement Approval is obtained at the LGEC Meeting and the LG Studios Arrangement Approval is obtained at the LG Studios Meeting, the Parties will take all commercially reasonable steps necessary or desirable to submit the Arrangement to the Court for approval pursuant to section 291 of the BCBCA, and will jointly apply for the Final Order, within five Business Days of obtaining both approvals.

2.5.2 The Parties will each be provided with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement and each Party will give reasonable consideration to all such comments received from the other Parties.

2.5.3 In the event that either LGEC or LG Studios is notified or otherwise becomes aware that an objection to the Arrangement will or is anticipated to be raised at the Final Order hearing, LGEC and LG Studios will consult each other on the strategy for responding to the objector and address the strategy for responding to the objector and addressing the objection and preparing submissions and court materials, as contemplated in this Section 2.5.3. Each of LGEC and LG Studios will also provide the other on a timely basis with copies of any notice of appearance, proceedings and evidence served on LGEC and LG Studios, as the case may be, in respect of the application for the LGEC Interim Order and the LG Studios Interim Order, as applicable, or the joint application for the Final Order or any appeal therefrom.

2.6	Effecting the Arrangement

2.6.1 Subject to the rights of termination contained in Article 5, receipt of the Final Order, and the satisfaction (or waiver, if applicable) of the conditions contained in Article 4 of this Agreement, the Parties covenant and agree to, on or before the Arrangement Effective Date, file with the Registrar any and all documents as may be required under the BCBCA and to exchange (to the extent not previously exchanged) such other documents as may be necessary or desirable to give effect to the Arrangement and implement the Plan of Arrangement on the Arrangement Effective Date.

2.6.2 The closing of the Arrangement will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 on the Arrangement Effective Date, or such other place agreed to by LGEC and LG Studios. To the extent that documents and signatures are required to be executed or provided at the Arrangement Effective Time such matters will be dealt with by way of a virtual closing through electronic exchange of documents and signatures.

ARTICLE 3

ADDITIONAL COVENANTS

3.1	General Covenants

Each Party covenants and agrees:

(a)

to use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper, or advisable under Applicable Law to consummate the Arrangement prior to the Outside Date, including to satisfy the conditions precedent in Article 4;

(b)

to promptly notify each other Party of: (i) any notice or other communication from any Governmental Entity in connection with this Agreement and contemporaneously provide a copy of any such written notice or communication to the other Party (except for notices and information which a Party reasonably considers to be confidential or sensitive which may be provided on a “counsel only” basis); and (ii) any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required in connection with this Agreement or the Arrangement;

(c)

to promptly advise each other Party of any material written communication received after the date of this Agreement from shareholders or other Person in opposition to the Arrangement or any written notice of dissent, purported exercise, or withdrawal, of LGEC Dissent Rights or LG Studios Dissent Rights, as applicable, by a shareholder of LGEC and LG Studios, and written communications sent by or on behalf of LGEC and LG Studios to any shareholders of such Party exercising or purporting to exercise LGEC Dissent Rights or LG Studios Dissent Rights, as applicable;

(d)

except as may otherwise be required by Applicable Law or the terms of any applicable agreement or arrangement with a third party who provided or has the ability to control the applicable information, each Party will use commercially reasonable efforts to provide the other Party (or their respective Subsidiaries or Representatives) with such cooperation as may be reasonably requested by such other Party in connection with the preparation or filing of any report or filing required by any Governmental Entity contemplated by this Agreement prior to the Arrangement Effective Time, including any financial statements or continuous disclosure filings;

(e)

except as otherwise provided in this Agreement, to not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or any commercially reasonable action not to be taken, which is inconsistent with this Agreement or could reasonably be expected to prevent, materially delay or otherwise impede the completion of the Arrangement and the transactions contemplated by this Agreement or would render, or that would reasonably be expected to render, any representation or warranty made by such Party in this Agreement untrue or inaccurate in any material respect at any time prior to the Arrangement Effective Time (except for representations or warranties made as of a specified date, the accuracy of which will be determined as of that specified date);

(f)	to not object to the Arrangement and the transactions contemplated by this Agreement;

(g)

if the Court makes an order, whether as part of the LGEC Interim Order, the LG Studios Interim Order, the Final Order, or otherwise, the Parties agree to comply promptly with all requirements which Applicable Law may impose on such Party with respect to the transactions contemplated hereby and by the Arrangement;

(h)	to cooperate in facilitating any additional corporate approvals of any of the Parties as may be required by the LGEC Interim Order, the LG Studios Interim Order, or the Final Order;

(i)

to use commercially reasonable efforts to defend, and upon request by a Party take all commercially reasonable steps to resolve, all lawsuits or other legal, regulatory or other proceedings or disputes, which may adversely affect the ability of the Parties to consummate the transactions contemplated in this Agreement;

(j)

to use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order relating to such Party or other order which may adversely affect the ability of the Parties to consummate the transactions contemplated hereby; and

(k)

to perform the obligations required to be performed by it under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement.

3.2	Tax-Related Covenants

The Parties will cooperate and use all commercially reasonable efforts to obtain the U.S. Tax Opinion.

3.3	Public Disclosure

No Party will issue any news release or make any other public statement or disclosure with respect to the Arrangement or the transactions contemplated by this Agreement without the prior consent of each of LGEC, New Lionsgate, and LG Studios, which consents will not be unreasonably withheld, conditioned or delayed, and each Party will use commercially reasonable efforts to give the other Parties prior oral or written notice and a reasonable opportunity to review and comment on all such news releases and other disclosure; provided, however, that the foregoing will be subject to each Party’s overriding obligation to make disclosure in accordance with Applicable Laws and, if such disclosure is required and any other Party has not reviewed or commented on the disclosure, the Party making such disclosure will use commercially reasonable efforts to give prior oral or written notice to the other Party and, if such prior notice is not permitted by Applicable Law, will give such notice immediately following the making of such disclosure.

ARTICLE 4

CONDITIONS

4.1	Conditions Precedent

The obligation of the Parties to complete the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions precedent, at or prior to the Arrangement Effective Time, each of which may only be waived, in whole or in part, with the written consent of LGEC and LG Studios:

(a)	the LGEC Arrangement Resolution will have been approved by the LGEC Shareholders at the LGEC Meeting in accordance with the LGEC Interim Order;

(b)	the LG Studios Arrangement Resolution will have been approved by the LG Studios Shareholders at the LG Studios Meeting in accordance with the LG Studios Interim Order;

(c)	the Final Order will have been made;

(d)	each Party will have fulfilled or complied in all material respects with its covenants contained in this Agreement to be fulfilled or complied with by it on or before the Arrangement Effective Time;

(e)

all governmental, court, regulatory, third party and other approvals, consents, expiry of waiting periods, waivers, permits, exemptions, orders and agreements and all amendments and modifications to, and terminations of, agreements, indentures and arrangements considered by the Parties, each acting reasonably, to be necessary or desirable for the completion of the transactions provided for in this Agreement and the Plan of Arrangement will have been obtained or received on terms that are satisfactory to the Parties, each acting reasonably;

(f)	the New Lionsgate Shares will have been conditionally approved to be listed and posted for trading on the New York Stock Exchange, subject only to official notice of issuance;

(g)	the Starz Common Shares will have been conditionally approved to be listed and posted for trading on the Nasdaq Global Select Market, subject only to official notice of issuance; and

(h)	this Agreement will not have been terminated pursuant to the provisions of Article 5.

ARTICLE 5

TERMINATION AND AMENDMENT

5.1	Amendment

5.1.1 Subject to the provisions of the LGEC Interim Order, the LG Studios Interim Order, the Final Order, and the Plan of Arrangement, at any time prior to and not later than the Arrangement Effective Time, this Agreement and the Plan of Arrangement may be amended, modified or supplemented by the written agreement of the Parties without further notice to or approval by the LGEC Shareholders or the LG Studios Shareholders.

5.1.2 None of the Parties or any of their respective Subsidiaries, affiliates or Representatives will have any liability to any of the other Parties or to the LGEC Shareholders or the LG Studios Shareholders for any amendments made pursuant to this Section 5.1.

5.2	Termination

5.2.1 This Agreement will automatically terminate if the Arrangement does not occur on or before the Outside Date.

5.2.2 This Agreement may be terminated prior to the Arrangement Effective Time by the mutual written agreement of the Parties without notice to or approval by the LGEC Shareholders or the LG Studios Shareholders.

5.2.3 After the Arrangement Effective Time, this Agreement may not be terminated except by mutual written agreement of the Parties and approved by the Court, or as otherwise required by Applicable Law.

5.2.4 In the event of any termination of this Agreement prior to the Arrangement Effective Time, this Agreement will become void and of no further force or effect and no Party (nor any of its Representatives) will have any liability or further obligation to the other Parties by reason of this Agreement.

ARTICLE 6

GENERAL PROVISIONS

6.1	Notices

6.1.1 All notices, requests, claims, demands or other communications under this Agreement will be in writing and will be given or made (and, except as otherwise provided herein, will be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested, or by electronic mail so long as confirmation of receipt thereof is requested and received, to the respective Parties at the following addresses (or at such other address for a Party as will be specified in a notice given in accordance with this Section 6.1):

(a)	To LGEC (prior to the Arrangement Effective Time):

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention Adrian Kuzycz

Email: akuzycz@lionsgate.com

To LGEC (on or after the Arrangement Effective Time):

Starz Entertainment Corp.

1647 Stewart Street

Santa Monica, CA 90404

Attention: Audrey Lee

Email: audrey.lee@starz.com

(b)	To LG Studios, to New Lionsgate, or to Sirius:

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: Bruce Tobey

Email: btobey@lionsgate.com

6.1.2 A notice given under Section 6.1.1 must be accompanied by a copy to the following Persons (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street New York,

New York 10019

Attention: David E. Shapiro

Phone: +1 (212) 403 1000

Email: DEShapiro@wlrk.com

Dentons Canada LLP

250 Howe Street

Vancouver, British Columbia V6C 3R8

Attention: Kimberly Burns

Phone: +1 (604) 648 6526

Email: kimberly.burns@dentons.com

6.1.3 A Party may, by notice to the other Parties, change the address to which such notices are to be given.

6.2	Governing Law

This Agreement will be governed by and construed in accordance with laws of the Province of British Columbia and federal laws of Canada applicable therein.

6.3	Assignment

No Party may assign its rights or delegate its obligations under this Agreement or the Plan of Arrangement without the express prior written consent of the other Parties, provided that no such consent will be required for any Party to assign its rights and obligations under this Agreement and the Plan of Arrangement to a legal successor to such Party (whether by way of amalgamation or winding-up or otherwise) or to a purchaser of all or substantially all of the assets of such Party.

6.4	Binding Effect

This Agreement enures to the benefit of and is binding upon the Parties and their respective successors and permitted assigns.

6.5	Waiver

No waiver of any condition or any of the provisions of this Agreement, in whole or in part, will constitute a waiver of any other condition or provision (whether or not similar) nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

6.6	Severability

If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties will negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

6.7	Limitation on Liability

No Representative of a Party will have any personal liability whatsoever on behalf of such Party (or any of its Subsidiaries) to any other Party under this Agreement, the Arrangement, or any other transactions entered into, or documents delivered, in connection with any of the foregoing. Notwithstanding anything in this Agreement to the contrary, in no event will one Party be liable to any other Party for any special, consequential, indirect, punitive, exemplary, remote, speculative or similar damages or lost profits or failure to realize expected savings or other commercial or economic loss of any kind, however caused and on any theory of liability, arising in any way out of this Agreement, whether or not such Person has been advised of the possibility of such damages.

6.8	Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which taken together will deemed to constitute the same agreement, and will be effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date first written above.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Bruce Tobey
Name: Bruce Tobey
Title: General Counsel

LIONSGATE STUDIOS CORP.

By:	/s/ Bruce Tobey
Name: Bruce Tobey
Title: General Counsel

LIONSGATE STUDIOS HOLDING CORP.

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: Principal Executive Officer, President and Secretary

LG SIRIUS HOLDINGS ULC

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: President

SCHEDULE A

Plan of Arrangement

See Annex F to the joint proxy statement/prospectus that forms a part of the registration statement.

SCHEDULE B

LGEC Arrangement Resolution

The text of the LGEC Arrangement Resolution which the LGEC Shareholders will be asked to pass at the LGEC Meeting is as follows:

BE IT RESOLVED (I) AS A SEPARATE SPECIAL RESOLUTION OF HOLDERS OF THE CLASS A VOTING SHARES, AND (II) AS A SEPARATE SPECIAL RESOLUTION OF THE HOLDERS OF THE CLASS B NON-VOTING SHARES, EACH CLASS VOTING SEPARATELY, THAT:

1. The arrangement (“Arrangement”) under section 288 of the Business Corporations Act (British Columbia) proposed by Lions Gate Entertainment Corp. (the “Company”) pursuant to the arrangement agreement between the Company, Lionsgate Studios Corp. (“LG Studios”), Lionsgate Studios Holding Corp. (“New Lionsgate”) and LG Sirius Holdings ULC (“Sirius”), as it has been or may be amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Arrangement Agreement”), and as more particularly described in the registration statement and joint proxy statement on Form S-4 filed by the Company and New Lionsgate with the U.S. Securities and Exchange Commission and all transactions contemplated thereby, are hereby authorized, approved, and adopted.

2. The plan of arrangement (“Plan of Arrangement”) as it has been or may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Arrangement Agreement, the full text of which is set out as Schedule B to the Arrangement Agreement is hereby authorized, approved, and adopted.

3. The Arrangement Agreement and all the transactions contemplated in the Arrangement Agreement, including the actions of the officers and directors of the Company in approving the Arrangement and the Arrangement Agreement and in executing and delivering the Arrangement Agreement and any amendments, supplements or modifications thereto, and causing the performance by the Company of its obligations thereunder, are hereby ratified and approved.

4. The Company is hereby authorized to apply for a final order from the Supreme Court of British Columbia (“Court”) to approve the Arrangement in accordance with and subject to the terms set out in the Arrangement Agreement and the Plan of Arrangement.

5. Notwithstanding that this resolution has been passed and the Arrangement adopted by the shareholders of the Company or that the Arrangement has been approved by the Court, the directors of the Company are hereby authorized and empowered:

(a)	to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their respective terms; and

(b)	subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

6. Any one officer or director of the Company is hereby authorized and directed, for and on behalf of the Company, to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

SCHEDULE C

LG Studios Arrangement Resolution

The text of the LG Studios Arrangement Resolution which the LG Studios Shareholders will be asked to pass at the LG Studios Meeting is as follows:

BE IT RESOLVED AS A SPECIAL RESOLUTION OF THE HOLDERS OF THE COMMON SHARES, THAT:

1. The arrangement (“Arrangement”) under section 288 of the Business Corporations Act (British Columbia) proposed by Lionsgate Studios Corp. (the “Company”) pursuant to the arrangement agreement between the Company, Lions Gate Entertainment Corp. (“Lionsgate”), Lionsgate Studios Holding Corp. (“New Lionsgate”) and LG Sirius Holdings ULC (“Sirius”), as it has been or may be amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Arrangement Agreement”), and as more particularly described in the registration statement and joint proxy statement on Form S-4 filed by Lionsgate and New Lionsgate with the U.S. Securities and Exchange Commission and all transactions contemplated thereby, are hereby authorized, approved, and adopted.

2. The plan of arrangement (“Plan of Arrangement”) as it has been or may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Arrangement Agreement, the full text of which is set out as Schedule C to the Arrangement Agreement is hereby authorized, approved, and adopted.

3. The Arrangement Agreement and all the transactions contemplated in the Arrangement Agreement, including the actions of the officers and directors of the Company in approving the Arrangement and the Arrangement Agreement and in executing and delivering the Arrangement Agreement and any amendments, supplements or modifications thereto, and causing the performance by the Company of its obligations thereunder, are hereby ratified and approved.

4. The Company is hereby authorized to apply for a final order from the Supreme Court of British Columbia (“Court”) to approve the Arrangement in accordance with and subject to the terms set out in the Arrangement Agreement and the Plan of Arrangement.

5. Notwithstanding that this resolution has been passed and the Arrangement adopted by the shareholders of the Company or that the Arrangement has been approved by the Court, the directors of the Company are hereby authorized and empowered:

(a) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their respective terms; and

(b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

6. Any one officer or director of the Company is hereby authorized and directed, for and on behalf of the Company, to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

SCHEDULE D

LGEC Interim Articles

See Annex K to the joint proxy statement/prospectus that forms a part of the registration statement.

SCHEDULE E

LGEC Final Articles

See Annex L to the joint proxy statement/prospectus that forms a part of the registration statement.

SCHEDULE F

New Lionsgate Interim Articles

See Annex I to the joint proxy statement/prospectus that forms a part of the registration statement.

SCHEDULE G

New Lionsgate Final Articles

See Annex J to the joint proxy statement/prospectus that forms a part of the registration statement.

Annex E

AMENDMENT TO ARRANGEMENT AGREEMENT

THIS AMENDMENT TO ARRANGEMENT AGREEMENT (this “Amendment”) is made effective the 12th day of March, 2025, and is made between LIONS GATE ENTERTAINMENT CORP., a company existing under the laws of British Columbia (“LGEC”), LIONSGATE STUDIOS CORP., a company existing under the laws of the Province of British Columbia (“LG Studios”), LIONSGATE STUDIOS HOLDING CORP., a company existing under the laws of the Province of British Columbia (“New Lionsgate”) and LG SIRIUS HOLDINGS ULC, an unlimited liability company existing under the laws of the Province of British Columbia (“Sirius”).

RECITALS

A.  LGEC, LG Studios, New Lionsgate, and Sirius have entered into an arrangement agreement (the “Arrangement Agreement”) dated January 29, 2025, pursuant to which the Parties agreed to complete the Arrangement.

B.  The Parties now wish to amend certain terms set forth in (i) the Arrangement Agreement, (ii) the Plan of Arrangement attached to the Arrangement Agreement as Schedule A, and (iii) the LGEC Interim Articles attached to the Arrangement Agreement as Schedule D, the LGEC Final Articles attached to the Arrangement Agreement as Schedule E, the New Lionsgate Interim Articles attached to the Arrangement Agreement as Schedule F, and the New Lionsgate Final Articles attached to the Arrangement Agreement as Schedule G.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	AMENDMENTS

(i)	The definition of “Outside Date” in the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“Outside Date” means September 30, 2025, or such other date as mutually agreed upon in writing by LGEC and LG Studios.”.

(ii)	The Plan of Arrangement attached as Schedule A to the Arrangement Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(iii)	Article 10.9(h) of each of Schedule D, Schedule E, Schedule F, and Schedule G to the Arrangement Agreement is deleted in its entirely and replaced with the following:

(h)

Notwithstanding any other provision of these Articles, notice given to the secretary of the Company pursuant to this Article 10.9 may only be given by personal delivery, facsimile transmission or by email to the Company’s principal executive offices as set forth in the Company’s filings with the US Securities and Exchange Commission, and will be deemed to have been given and made only at the time it is served by personal delivery to the secretary of the Company at the registered office of the Company, sent by email (to the address above-mentioned) or sent by facsimile transmission (provided the receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is not a business day or after the close of business on a day which is a business day, then such delivery or electronic communication will be deemed to have been on the subsequent day that is a business day.

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2.	INTERPRETATION

Any capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings ascribed to them under the Arrangement Agreement or the Plan of Arrangement, as the case may be.

3.	FURTHER ASSURANCES

The Parties agree to do such further things and execute such further documents as may be required to give effect to this Amendment.

4.	GOVERNING LAW

This Amendment shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein.

5.	ARRANGEMENT AGREEMENT REMAINS IN EFFECT

Except as specifically amended by this Amendment, all other terms and conditions of the Arrangement Agreement (including the exhibits and schedules attached thereto) shall remain in full force and unchanged. On and after the date hereof, each reference to the Arrangement Agreement, as amended by this Amendment, “this Arrangement Agreement”, “this Agreement”, “herein”, “hereby”, and similar references, and each reference to the Arrangement Agreement in any other agreement, certificate, document or instrument relating thereto, shall mean and refer to the Arrangement Agreement as amended.

6.	COUNTERPARTS

This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed electronic copy of this Amendment, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

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IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives as of the date first written above.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Bruce Tobey
Name: Bruce Tobey
Title: General Counsel

LIONSGATE STUDIOS CORP.

By:	/s/ Bruce Tobey
Name: Bruce Tobey
Title: General Counsel

LIONSGATE STUDIOS HOLDING CORP.

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: Chief Executive Officer, Principal Executive Officer, President and Secretary

LG SIRIUS HOLDINGS ULC

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: President

Schedule A

PLAN OF ARRANGEMENT

ANNEX F

FORM OF PLAN OF ARRANGEMENT

UNDER PART 9 DIVISION 5

OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.1.1

In this Plan of Arrangement, any capitalized term used herein and not defined in this Section 1.1.1 will have the meaning ascribed thereto in the Arrangement Agreement. Unless the context otherwise requires, the following words and phrases used in this Plan of Arrangement will have the meanings hereinafter set out:

“Affected Person” has the meaning ascribed thereto in Section 7.1.1.

“Arrangement” means an arrangement under Part 9, Division 5 of the BCBCA, on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations to this Plan of Arrangement made in accordance with the terms of the Arrangement Agreement and the provisions of this Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of LGEC and LG Studios, such consent, in each case, not to be unreasonably withheld, conditioned or delayed.

“Arrangement Agreement” means the arrangement agreement dated as of January 29, 2025, between LGEC, LG Studios, Sirius, and New Lionsgate, together with the Schedules attached thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Arrangement Effective Date” means, unless otherwise agreed to in writing by the Parties, the first Business Day after the date of the Final Order.

“Arrangement Effective Time” means the time on the Arrangement Effective Date designated by LGEC and LG Studios in a joint notice delivered to New Lionsgate pursuant to the Arrangement Agreement, or, if no such notice is given, 2:30 p.m. Pacific time on the Arrangement Effective Date.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Broker” has the meaning ascribed thereto in Section 7.1.2(a).

“Business Day” means any day of the year, other than a Saturday, Sunday, a holiday as defined in the Interpretation Act (British Columbia), or any day on which major banks are closed for business in Vancouver, British Columbia, Los Angeles, California, or New York, New York.

“Class A Exchange Ratio” means, subject to any adjustment in the manner and in the circumstances contemplated in the Arrangement Agreement, one and twelve one-hundredths (1.12).

“Court” means the Supreme Court of British Columbia.

“Final Order” means the final order of the Court made pursuant to section 291 of the BCBCA, in a form acceptable to each of LGEC and LG Studios, each acting reasonably, approving the Arrangement, as such order may be amended by the Court with the consent of LGEC and LG Studios, such consent, in each case, not to be unreasonably withheld, conditioned or delayed, at any time prior to the Arrangement Effective Date, or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended, on appeal, provided that any such amendment is acceptable to each of LGEC and LG Studios, each acting reasonably.

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“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, including the U.S. Internal Revenue Service and the Canada Revenue Agency, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange.

“Initial Exchange Effective Time” means the time that step 3.1.1(c) of this Plan of Arrangement occurs, expressed in Pacific time.

“Initial Lion Shares” means the total number of Lion Common Shares issued to New Lionsgate Shareholders pursuant to Section 3.1.1(i) of this Plan of Arrangement.

“Initial Starz Shares” means the number of Starz Common Shares equal to (i) the number of LGEC Class A Shares outstanding as of immediately prior to the Arrangement Effective Time multiplied by one and twelve one-hundredths (1.12), plus (ii) the number of LGEC Class B Shares outstanding immediately prior to the Arrangement Effective Time.

“Law” means, with respect to any Person, any and all applicable laws (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, notice, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

“LG Studios” means Lionsgate Studios Corp., a company existing under the laws of the Province of British Columbia.

“LG Studios Arrangement Resolution” means the special resolution of LG Studios Shareholders approving the Arrangement to be considered at the LG Studios Meeting, in substantially the form attached as Schedule C to the Arrangement Agreement.

“LG Studios Circular” means the notice of the LG Studios Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to LG Studios Shareholders in connection with the LG Studios Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement.

“LG Studios Consideration Shares” means the aggregate number of Lion Common Shares equal to the product obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the Initial Lion Shares divided by (b) 1 (one) minus the LG Studios Flip Percentage.

“LG Studios Dissent Rights” has the meaning ascribed thereto in Section 4.2.1.

“LG Studios Dissenting Shares” has the meaning ascribed thereto in Section 4.2.2.

“LG Studios Flip Percentage” means the number of LG Studios Flip Shares divided by the total number of LG Studios Shares issued immediately prior to the Arrangement Effective Time, multiplied by one hundred (100) and expressed as a percentage to four decimal places.

“LG Studios Flip Shares” means the LG Studios Shares issued and outstanding immediately prior to the Arrangement Effective Time other than the Sirius Owned Shares.

“LG Studios Interim Order” means the interim order of the Court made pursuant to section 291 of the BCBCA, in a form acceptable to each of LG Studios and LGEC, each acting reasonably, providing for, among other things, the calling and holding of the LG Studios Meeting, as the same may be amended by the Court with the consent of LG Studios and LGEC, each such consent not to be unreasonably withheld, conditioned or delayed.

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“LG Studios Meeting” means the special meeting of LG Studios Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the LG Studios Interim Order to consider the LG Studios Arrangement Resolution and for any other purpose as may be set out in the LG Studios Circular.

“LG Studios Per Share Consideration” means, for each one (1) LG Studios Flip Share, the number (which may be less than or greater than one (1)) of a Lion Common Share equal to the quotient of the LG Studios Consideration Shares divided by the LG Studios Flip Shares, expressed to four decimal places.

“LG Studios Shareholders” means the registered holders of LG Studios Shares.

“LG Studios Shares” means the common shares in the capital of LG Studios.

“LG Studios Sponsor Options” means the 2,200,000 options to purchase one LG Studios common share held by Eagle Equity Partners V, LLC pursuant to the terms of a Sponsor Option Agreement dated May 10, 2024, as amended prior to the Arrangement Effective Time by the Amendment to the Sponsor Option Agreement (collectively, the “Sponsor Option Agreement”).

“LGEC” means Lions Gate Entertainment Corp., a company existing under the laws of the Province of British Columbia, renamed “Starz Entertainment Corp.” at the time of Section 3.1.1(e) of this Plan of Arrangement.

“LGEC Arrangement Resolution” means the resolution of the LGEC Shareholders to be considered at the LGEC Meeting approving the Arrangement, in substantially the form attached as Schedule B to the Arrangement Agreement.

“LGEC Circular” means the notice of the LGEC Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to LGEC Shareholders in connection with the LGEC Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement.

“LGEC Class A Shares” means the Class A Voting Shares in the capital of LGEC.

“LGEC Class B Shares” means the Class B Non-Voting Shares in the capital of LGEC.

“LGEC Dissent Rights” means the rights of dissent of the LGEC Shareholders in respect of the LGEC Arrangement Resolution as described in Section 4.1.1.

“LGEC Dissenting Shareholder” means a registered LGEC Shareholder who has validly exercised a LGEC Dissent Right and who is ultimately entitled to be paid the fair value of LGEC Shares held by such registered LGEC Shareholder, but such LGEC Shareholder will only be a LGEC Dissenting Shareholder in respect of LGEC Shares in respect of which LGEC Dissent Rights are validly exercised by such holder in strict compliance with the terms of the LGEC Dissent Rights.

“LGEC Dissenting Shares” has the meaning ascribed thereto in Section 4.1.2.

“LGEC Equity Incentive Plans” means the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan, and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan.

“LGEC Interim Order” means the interim order of the Court made pursuant to section 291 of the BCBCA, in a form acceptable to each of LGEC and LG Studios, each acting reasonably, providing for, among other things, the calling and holding of the LGEC Meeting, as the same may be amended by the Court with the consent of LGEC and LG Studios, each such consent not to be unreasonably withheld, conditioned or delayed.

“LGEC Meeting” means the special meeting of LGEC Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be

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called and held in accordance with the LGEC Interim Order to consider the LGEC Arrangement Resolution and for any other purpose as may be set out in the LGEC Circular.

“LGEC Shareholders” means the registered holders of LGEC Shares.

“LGEC Shares” means the LGEC Class A Shares and the LGEC Class B Shares.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, prior claim, encroachments, option, right of first refusal or right of first offer, occupancy right, possessory right, covenant, assignment, lien (statutory, inchoate or otherwise), defect of title, restriction, adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.

“Lion Common Shares” means the Common Shares in the capital of New Lionsgate.

“New Lionsgate” means Lionsgate Studios Holding Corp., a company existing under the laws of the Province of British Columbia.

“New Lionsgate Class A Consideration” means, for each LGEC Class A Share, one (1) New Lionsgate Class A Share and one (1) New Lionsgate Class C Share.

“New Lionsgate Class A Shares” means the Class A Voting Shares in the capital of New Lionsgate.

“New Lionsgate Class B Consideration” means, for each LGEC Class B Share, one (1) New Lionsgate Class B Share and one (1) New Lionsgate Class C Share.

“New Lionsgate Class B Shares” means the Class B Non-Voting Shares in the capital of New Lionsgate.

“New Lionsgate Class C Shares” means the Class C Preferred Shares in the capital of New Lionsgate.

“New Lionsgate Consideration” means the New Lionsgate Class A Consideration and the New Lionsgate Class B Consideration.

“New Lionsgate Equity Incentive Plan” means, from the date of the conclusion of the Arrangement, the Lionsgate Studios Corp. 2025 Performance Incentive Plan.

“New Lionsgate Shareholders” means the registered holders of New Lionsgate Shares.

“New Lionsgate Shares” means the New Lionsgate Class A Shares, the New Lionsgate Class B Shares, and the New Lionsgate Class C Shares.

“Parties” means LGEC, LG Studios, Sirius, and New Lionsgate, and “Party” means any of them, as the context requires.

“Payment Agent” means such Person, if any, as LGEC may select to be appointed to act as payment agent for cash entitlements due to fractions or consolidations in relation to the Arrangement.

“Per Share Class A Separation Consideration” means, for each one (1) New Lionsgate Class A Share and one (1) New Lionsgate Class C Share, together, issued to a holder of LGEC Class A Shares in Section 3.1.1(c) of this Plan of Arrangement, the number of Lion Common Shares equal to one (1) multiplied by the Class A Exchange Ratio, and the number of Starz Common Shares equal to one (1) multiplied by the Class A Exchange Ratio.

“Per Share Class B Separation Consideration” means, for each one (1) New Lionsgate Class B Share and one (1) New Lionsgate Class C Share, together, issued to a holder of LGEC Class B Shares in Section 3.1.1(c) of this Plan of Arrangement, one (1) Lion Common Share and one (1) Starz Common Share.

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means this plan of arrangement, subject to any amendments or variations hereto made in accordance with Section 5.1 of the Arrangement Agreement or Section 6.1 hereto, or made at the

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direction of the Court in the Final Order with the consent of LGEC and LG Studios, such consent, in each case, not to be unreasonably withheld, conditioned or delayed.

“Registrar” means the person appointed as the Registrar of Companies pursuant to section 400 of the BCBCA.

“Separation Consideration” means the Initial Lion Shares and the Starz Common Shares issued to New Lionsgate Shareholders pursuant to Section 3.1.1(i) of this Plan of Arrangement.

“Separation Effective Time” means the time that step 3.1.1(i) of this Plan of Arrangement occurs, expressed in Pacific time.

“Sirius” means LG Sirius Holdings ULC, an unlimited liability company existing under the laws of the Province of British Columbia.

“Sirius Owned Share Value” means the fair market value of the Sirius Owned Shares as at the Arrangement Effective Time.

“Sirius Owned Shares” means all of the LG Studios Shares owned by Sirius at the Arrangement Effective Time.

“Starz Common Shares” means the class of common shares in the capital of LGEC created at the time of Section 3.1.1(e) of this Plan of Arrangement.

“Starz Equity Incentive Plan” means, from the date of the conclusion of the Arrangement, the Starz Entertainment Corp. 2025 Performance Incentive Plan.

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder, each as amended.

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended.

“U.S. Holder” means a beneficial owner of LGEC Shares, Lion Common Shares or Starz Common Shares who is a “United States person” within the meaning of Section 7701(a)(30) U.S. Tax Code, other than a “domestic partnership” (within the meaning of Section 7701(a)(30)(B) of the U.S. Tax Code).

“Withholding Obligation” has the meaning ascribed thereto in Section 7.1.1.

1.2	Interpretation Not Affected by Headings

The headings contained in this Plan of Arrangement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular Article, Section or Subsection hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.4	Number and Gender

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders and neuter.

1.5	References to Persons and Statutes

A reference to a Person includes any successor to that Person. Any reference to a statute or to a rule of a self-regulatory organization, including any stock exchange, refers to such statute or rule, and all rules and regulations,

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administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

1.6	Currency

Unless otherwise stated in this Plan of Arrangement, all references herein to “dollars” or “$” are references to Canadian dollars and all references herein to “U.S. dollars” or “US$” are references to United States dollars.

1.7	Time

All times expressed herein are local time (Vancouver, British Columbia) unless otherwise stipulated.

1.8	Governing Law

This Plan of Arrangement will be governed by and construed in accordance with laws of the Province of British Columbia and other federal laws of Canada applicable therein.

ARTICLE 2

ARRANGEMENT AGREEMENT; EFFECTIVENESS

2.1	Effectiveness

2.1.1

This Plan of Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement, except in respect of the order and sequence of the steps comprising the Arrangement, which will occur in the order and sequence set forth in Section 3.1.1. This Plan of Arrangement constitutes an arrangement as referred to in Part 9, Division 5 of the BCBCA for LG Studios and for LGEC.

2.1.2

This Plan of Arrangement will become effective as at the Arrangement Effective Time and will be binding (without any further authorization, act or formality on the part of the Court, the Registrar or any other Person) from and after the Arrangement Effective Time on: LGEC, LG Studios, Sirius, New Lionsgate, the LGEC Shareholders, the LG Studios Shareholders, and any Payment Agent.

2.1.3

The transfers, assignments, alterations, exchanges, issuances, cancellations, dissolutions and other steps or transactions provided for in Section 3.1.1 of this Plan of Arrangement will occur, and will be deemed to occur, at the time specified by this Plan of Arrangement and in the order and sequence specified in Section 3.1.1, notwithstanding that certain of the procedures related thereto may not be completed until after the Arrangement Effective Date.

ARTICLE 3

THE ARRANGEMENT

3.1	Arrangement

3.1.1

Commencing at the Arrangement Effective Time, unless otherwise specifically provided in this Section 3.1.1, each of the following transactions and events in subsections (a) through (n) of this Section 3.1.1 will occur and will be deemed to occur sequentially as set out below without any further authorization, act or formality, in each case effective as at one minute intervals following the transaction or event described in the immediately preceding subsection:

(a)	each LGEC Share outstanding immediately prior to the Arrangement Effective Time held by a LGEC Shareholder in respect of which LGEC Dissent Rights have been validly exercised will be,

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and will be deemed to be, transferred free and clear of all Liens by the holder thereof to New Lionsgate without any further act or formality, and:

(i)

such LGEC Shareholder will cease to be the holder of such LGEC Dissenting Shares and will cease to have any rights as a holder of such LGEC Dissenting Shares other than the right to be paid fair value for such LGEC Dissenting Shares as set out in Section 4.1.2;

(ii)

such LGEC Shareholder’s name will be removed as the registered holder of such LGEC Dissenting Shares from the central securities register of LGEC Dissenting Shares maintained by or on behalf of LGEC; and

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such LGEC Dissenting Shares so transferred and will be recorded as the registered holder thereof on the central securities registers for the LGEC Dissenting Shares;

(b)	the notice of articles of New Lionsgate will be amended to remove all of the existing directors and to name the following individuals as directors of New Lionsgate:

(i)	Michael Burns;

(ii)	Mignon L. Clyburn;

(iii)	Gordon Crawford;

(iv)	Jon Feltheimer;

(v)	Emily Fine;

(vi)	Michael T. Fries;

(vii)	John D. Harkey, Jr.;

(viii)	Susan McCaw;

(ix)	Yvette Ostolaza;

(x)	Mark H. Rachesky;

(xi)	Hardwick Simmons; and

(xii)	Harry E. Sloan.

(c)

all of the New Lionsgate Class A Shares held by LGEC will be repurchased for their initial subscription price and cancelled and LGEC will be removed from the New Lionsgate Class A Share central securities register and each outstanding LGEC Class A Share will be transferred by the holder thereof to New Lionsgate without any further authorization, act, or formality by such holders, in exchange for the New Lionsgate Class A Consideration, and each outstanding LGEC Class B Share will be transferred by the holder thereof to New Lionsgate without any further authorization, act, or formality by such holders, in exchange for the New Lionsgate Class B Consideration, and in connection therewith,

(i)	each holder of an LGEC Share will cease to be the holder thereof and to have any rights as a LGEC Shareholder other than the right to receive the New Lionsgate Consideration;

(ii)	the name of the holder of such LGEC Share will be removed from LGEC’s central securities register in respect of such LGEC Share;

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such LGEC Shares so transferred, free and clear of all Liens, and will be recorded as the registered holder thereof on the central securities registers for the LGEC Shares;

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(iv)

each former holder of an exchanged LGEC Share will be entered in New Lionsgate’s central securities register for the New Lionsgate Shares as the owner of the New Lionsgate Shares constituting the New Lionsgate Consideration received by such shareholder; and

(v)

there will be added to the capital account maintained by New Lionsgate in respect of the New Lionsgate Class A Shares, for each New Lionsgate Class A Share issued to a LGEC Shareholder in partial consideration of an exchange of a LGEC Class A Share by such LGEC Shareholder pursuant to Section 3.1.1(c), an amount equal to the fair market value of such LGEC Class A Share as of immediately prior to such transfer less $0.01. There shall be added to the capital account maintained by New Lionsgate in respect of the New Lionsgate Class B Shares, for each New Lionsgate Class B Share issued to a LGEC Shareholder in partial consideration of an exchange of a LGEC Class B Share by such LGEC Shareholder pursuant to Section 3.1.1(c), an amount equal to the fair market value of such LGEC Class B Share as of immediately prior to such transfer less $0.01. There shall be added to the capital account maintained by New Lionsgate in respect of the New Lionsgate Class C Shares, for each New Lionsgate Class C Share issued to a LGEC Shareholder in partial consideration of an exchange of a LGEC Class A Share or LGEC Class B Share by a LGEC Shareholder pursuant to Section 3.1.1(c), an amount equal to $0.01;

(d)	Sirius will be voluntarily dissolved in accordance with Section 314 of the BCBCA and in connection therewith, effective immediately prior to the voluntary dissolution,

(i)	Sirius will reduce the capital of its class of common shares to $1.00 without any repayment of capital to LGEC; and

(ii)

Sirius will transfer and assign all of its property to LGEC, and LGEC will assume all of the liabilities and obligations of Sirius. As a consequence of such assignment and assumption from the time of this Section 3.1.1(d) of the Plan of Arrangement, LGEC will own all of the Sirius Owned Shares;

(e)

LGEC’s name will be changed to “Starz Entertainment Corp.” and the authorized capital of LGEC will be altered to create the Starz Common Shares and, in connection therewith, LGEC’s notice of articles will be amended to reflect the change of name and the alterations to LGEC’s capital, and the articles in the form attached as Schedule D to the Arrangement Agreement will be the articles of Starz Entertainment Corp. (formerly LGEC);

(f)

all of the outstanding LGEC Shares will be transferred by New Lionsgate to Starz Entertainment Corp. (formerly LGEC) without any further authorization, act, or formality by Starz Entertainment Corp. (formerly LGEC) or New Lionsgate, in exchange for the Initial Starz Shares and the Sirius Owned Shares, and in connection therewith,

(i)	all of the LGEC Shares held by New Lionsgate will be cancelled and New Lionsgate will be removed from the LGEC Share central securities registers with respect to the LGEC Shares;

(ii)

Starz Entertainment Corp. (formerly LGEC) will issue the Initial Starz Shares to New Lionsgate, and New Lionsgate will be deemed to be the legal and beneficial owner of such Starz Common Shares so issued, free and clear of all Liens, and will be recorded as the registered holder thereof on the central securities registers for the Starz Common Shares;

(iii)	New Lionsgate will be entered in LG Studio’s central securities register for the Sirius Owned Shares as the owner of the Sirius Owned Shares; and

(iv)	there will be added to the capital account maintained by Starz Entertainment Corp. (formerly LGEC) in respect of the Starz Common Shares an amount equal to the

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aggregate fair market value of the LGEC Shares as at the Arrangement Effective Time less the Sirius Owned Share Value.

(g)

the authorized capital of Starz Entertainment Corp. (formerly LGEC) will be altered to eliminate the LGEC Class A Shares and the LGEC Class B Shares, and in connection therewith Starz Entertainment Corp.’s (formerly LGEC) notice of articles will be amended to reflect the alterations to Starz Entertainment Corp.’s (formerly LGEC) capital, and the articles in the form attached as Schedule E to the Arrangement Agreement will be the articles of Starz Entertainment Corp. (formerly LGEC);

(h)

the authorized capital of New Lionsgate will be altered to create the Lion Common Shares and in connection therewith the notice of articles of New Lionsgate will be amended to reflect the alterations to New Lionsgate’s capital;

(i)

the New Lionsgate Class A Shares, New Lionsgate Class B Shares, and New Lionsgate Class C Shares will be transferred by the holders thereof to New Lionsgate without any further authorization, act, or formality by such holders, in exchange for the Separation Consideration, and, in connection therewith,

(i)

each holder of New Lionsgate Class A Shares will exchange all of such holder’s New Lionsgate Class A Shares, together with all of such holder’s New Lionsgate Class C Shares, for the Per Share Class A Separation Consideration for each one New Lionsgate Class A Share and New Lionsgate Class C Share, with the Per Share Class A Separation Consideration being allocated as between each New Lionsgate Class A Share and each New Lionsgate Class C Share exchanged by such holder based on the relative fair market value of each such New Lionsgate Class A Share and each such New Lionsgate Class C Share;

(ii)

each holder of New Lionsgate Class B Shares will exchange all of such holder’s New Lionsgate Class B Shares, together with all of such holder’s New Lionsgate Class C Shares, for the Per Share Class B Separation Consideration for each one New Lionsgate Class B Share and New Lionsgate Class C Share, with the Per Share Class B Separation Consideration being allocated as between each New Lionsgate Class B Share and each New Lionsgate Class C Share exchanged by such holder based on the relative fair market value of each such New Lionsgate Class B Share and each such New Lionsgate Class C Share;

(iii)	each holder of a New Lionsgate Share will cease to be the holder thereof and to have any rights as a New Lionsgate Shareholder other than the right to receive the Separation Consideration;

(iv)	the name of the holder of each New Lionsgate Share will be removed from New Lionsgate’s central securities register in respect of each New Lionsgate Share;

(v)

each former holder of an exchanged New Lionsgate Share will be entered in New Lionsgate’s central securities register for the Lion Common Shares as the owner of the Lion Common Shares issued as part of the Separation Consideration;

(vi)

any fractional Lion Common Share issued as Separation Consideration to a registered New Lionsgate shareholder under this Section 3.1.1(i) will be delivered to the Paying Agent on behalf of such registered New Lionsgate shareholder, and will be converted to cash to be delivered to the registered shareholder of the Lion Common Shares in accordance with Section 3.5 of this Plan of Arrangement;

(vii)

there will be added to the capital account maintained by New Lionsgate in respect of the Lion Common Shares an amount equal to the aggregate fair market value of the LGEC Shares as at the Arrangement Effective Time less the fair market value of the Starz Common Shares as at the time of this step;

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(viii)

each former holder of an exchanged New Lionsgate Share will be entered in Starz Entertainment Corp.’s (formerly LGEC) central securities register for the Starz Common Shares as the owner of the Starz Common Shares issued as part of the Separation Consideration;

(ix)	Starz Common Shares issued as Separation Consideration to a registered New Lionsgate shareholder under this Section 3.1.1(i) may be issued as fractional shares;

(j)

the authorized capital of New Lionsgate will be altered to eliminate the New Lionsgate Class A Shares, the New Lionsgate Class B Shares, and the New Lionsgate Class C Shares, and in connection therewith New Lionsgate’s notice of articles will be amended to reflect the alterations to New Lionsgate’s capital, and the articles in the form attached as Schedule F to the Arrangement Agreement will be the articles of New Lionsgate;

(k)

the Starz Common Shares will be consolidated on a 15:1 basis, so each fifteen (15) whole Starz Common Shares held by a registered shareholder are consolidated to one (1) whole Starz Common Share, and in connection therewith,

(i)	fractional interests of registered shareholders resulting from the 15:1 consolidation of Starz Common Shares will be rounded up to the nearest whole share; and

(ii)	the central securities register for the Starz Common Shares will be updated to reflect the consolidation;

(l)

each LG Studios Share outstanding immediately prior to the Arrangement Effective Time held by a LG Studios Shareholder in respect of which LG Studios Dissent Rights have been validly exercised will be, and will be deemed to be, transferred without any further act or formality to New Lionsgate free and clear of all Liens, and:

(i)

such LG Studios Shareholder will cease to be the holder of such LG Studios Dissenting Shares and will cease to have any rights as a holder of such LG Studios Dissenting Shares other than the right to be paid fair value for such LG Studios Dissenting Shares as set out in Section 4.2.2;

(ii)

such LG Studios Shareholder’s name will be removed as the registered holder of such LG Studios Dissenting Shares from the central securities register of LG Studios Shares maintained by or on behalf of LG Studios; and

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such LG Studios Dissenting Shares so transferred and will be recorded as the registered holder thereof on the central securities registers for the LG Studios Dissenting Shares;

(m)

each outstanding LG Studios Flip Share not owned by New Lionsgate will be transferred by the holder thereof to New Lionsgate without any further authorization, act, or formality by the holder or by New Lionsgate, in exchange for the LG Studios Per Share Consideration, and in connection therewith:

(i)	each holder of such LG Studios Flip Share will cease to be the holder thereof and to have any rights as a LG Studios Shareholder other than the right to receive the LG Studios Per Share Consideration;

(ii)	the name of the holder of such LG Studios Flip Share will be removed from LG Studio’s central securities register in respect of such LG Studios Flip Share;

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such LG Studios Flip Shares so transferred, free and clear of all Liens, and will be recorded as the registered holder thereof on the central securities register for the LG Studios Shares;

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(iv)

each such former holder of such exchanged LG Studios Flip Share will be entered in New Lionsgate’s central securities register for the Lion Common Shares as the owner of the Lion Common Shares constituting such LG Studios Per Share Consideration;

(v)

any fractional Lion Common Share issued as LG Studios Per Share Consideration to a registered LG Studios Flip Share shareholder under this Section 3.1.1(m) will be delivered to the Paying Agent on behalf of such registered LG Studios Flip Share shareholder, and will be converted to cash to be delivered to the registered shareholder of the Lion Common Shares in accordance with Section 3.5 of this Plan of Arrangement;

(vi)

there will be added to the capital account maintained by New Lionsgate in respect of the Lion Common Shares issued pursuant to this Section 3.1.1(m), an aggregate amount equal to the lesser of (A) the fair market value and (B) the paid-up capital (within the meaning of the Tax Act), in either case of the LG Studios Flip Shares transferred to New Lionsgate pursuant to this Section 3.1.1(m), as of immediately prior to such transfer;

(n)	the notice of articles of each of LG Studios, New Lionsgate, and Starz Entertainment Corp. (formerly LGEC) will be amended to reflect the following:

(i)	LG Studios’ name will be changed to “Lionsgate Studios Holding Corp.” and the director of LG Studios will be:

1)	Bruce Tobey

(ii)

New Lionsgate’s name will be changed to “Lionsgate Studios Corp.”, the articles in the form attached as Schedule G to the Arrangement Agreement will be the articles of New Lionsgate, and the directors of New Lionsgate will be:

1)	Gordon Crawford;

2)	Jon Feltheimer;

3)	Emily Fine;

4)	Michael T. Fries;

5)	John D. Harkey, Jr.;

6)	Susan McCaw;

7)	Yvette Ostolaza;

8)	Mark H. Rachesky;

9)	Richard Rosenblatt; and

10)	Harry E. Sloan.

(iii)	the directors of Starz Entertainment Corp. (formerly LGEC) will be:

1)	Michael Burns;

2)	Mignon L. Clyburn;

3)	Emily Fine;

4)	Lisa Gersh;

5)	Marc Graboff;

6)	Jeffrey A. Hirsch;

7)	Bruce Mann;

8)	Mark H. Rachesky;

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9)	Joshua W. Sapan;

10)	Hardwick Simmons; and

11)	Harry E. Sloan.

3.2	U.S. Tax Treatment

For U.S. federal income tax purposes, it is intended that: (i) certain transactions contemplated by Sections 3.1.1(a) through 3.1.1(j), effecting the separation of New Lionsgate from LGEC (collectively, the “Separation”), be properly treated as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the U.S. Tax Code, pursuant to which LGEC will be treated as distributing 100% of the outstanding stock of New Lionsgate to the LGEC Shareholders (ii) LGEC will recognize no gain or loss as a result of the Separation, (iii) no gain or loss will be recognized by (and no amount will be includable in the income of) U.S. Holders of LGEC Shares upon the receipt of Lion Common Shares and Stars Common Shares as a result of the Separation, except with respect to any cash received in lieu of any fractional Lion Common Share, (iv) the aggregate basis in the Lion Common Shares and Starz Common Shares received in the Separation (including any fractional share interest in Lion Common Shares for which cash is received) in the hand of each U.S. Holder of Lion Common Shares and Starz Common Shares immediately after the Separation will equal the aggregate basis of the LGEC Shares held by such U.S. Holder immediately before the Separation, allocated in accordance with U.S. Treasury Regulation Section 1.358-2(a)(2) between the Lion Common Shares and the Starz Common Shares (including any fractional share interest in Lion Common Shares for which cash is received) in proportion to the relative fair market value of each on the date on which the Separation Effective Time occurs, and, (v) the holding period of the Lion Common Shares and Starz Common Shares received by each U.S. Holder of LGEC Shares in the Separation (including any fractional share interest in Lion Common Shares for which cash is received) will include the holding period at the time of the Separation of the LGEC Shares with respect to which the Lion Common Shares and Starz Common Shares are received in the Separation, provided that such shares are held as a capital asset. From and after the date of the Arrangement Agreement and until the completion of the Arrangement, each party thereto has agreed to use its reasonable best efforts to cause the transactions contemplated by the Arrangement Agreement to be properly treated as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the U.S. Tax Code, and not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to prevent the transactions contemplated by the Arrangement Agreement from being properly treated as such.

3.3	Deemed Fully Paid and Non-Assessable Shares

All LGEC Shares, Lion Common Shares, Starz Common Shares, LG Studios Shares, and New Lionsgate Shares issued under the Arrangement will be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the BCBCA.

3.4	Transfers Free and Clear

Any transfer of securities pursuant to this Plan of Arrangement will be free and clear of all Liens.

3.5	Fractional Shares

3.5.1	Fractional Lion Common Shares issued to Persons pursuant to Section 3.1.1(i) (“New Lionsgate Fractions”) and Section 3.1.1(m) (“Flip Fractions”, and the New Lionsgate Fractions and the Flip
Fractions each a “Paid Fraction Group”) will be aggregated by Paid Fraction Group and rounded up to the nearest whole share and delivered to the Paying Agent on behalf of the holders of shares in each Paid Fraction Group to be sold in accordance with Section 3.5.3 and Section 5.3 of this Plan of Arrangement. Holders of shares in a Paid Fraction Group will receive, from the Paying Agent, cash (without interest) in an amount (rounded down to the nearest cent) representing such holder’s proportional interest in the net proceeds from the sale by the Payment Agent, on behalf of all holders of that Paid Fraction Group, of the

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aggregate fractional Lion Common Shares that would otherwise have been delivered to holders in the Paid Fraction Group as part of consideration pursuant to this Plan of Arrangement (each such cash amount, a “Fractional Share Cash Amount”).

3.5.2

No fractional shares will be issued to Persons pursuant to Section 3.1.1(k) (“Starz Fractions”) and any entitlement of a holder to a Starz Fraction will be, in accordance with this Plan of Arrangement, rounded up to the nearest whole Starz Common Share.

3.5.3

As soon as practicable after the Arrangement Effective Date, the Payment Agent will, on behalf of all Persons that would have otherwise been entitled to receive a fraction of a share in a Paid Fraction Group, effect the sale of all such shares that would otherwise have been issuable as part of the consideration at the then-prevailing price on the NYSE. After the proceeds of such sale have been received, the Payment Agent will determine the applicable Fractional Share Cash Amount payable to each applicable holder in a Paid Fraction Group and will make such amounts available to such holders in accordance with Section 5.3. The Parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for the purpose of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

3.5.4

No Persons that would have otherwise been entitled to receive a fraction of a share in a Paid Fraction Group will be entitled to dividends, voting rights, or any other rights in respect of any fractional share that would otherwise have been issued as part of the consideration.

3.6	LGEC Equity Incentive Awards

3.6.1	At or prior to the Separation Effective Time,

(a)

LGEC will adopt the Starz Equity Incentive Plan, and such adopted plan will accommodate existing grants and awards on substantially equivalent terms and conditions as the holder enjoyed immediately prior to the Separation Effective Time under the LGEC Equity Incentive Plans, and

(b)

New Lionsgate will adopt the New Lionsgate Equity Incentive Plan, and such adopted plan will accommodate existing grants and awards on substantially equivalent terms and conditions as the holder enjoyed immediately prior to the Separation Effective Time under the LGEC Equity Incentive Plans, provided that any exchange of rights or awards by any holder who is a resident of Canada for the purposes of the Tax Act shall be adjusted as necessary in order to comply with the requirements of paragraph 7(1.4)(c) of the Tax Act and such exchange shall occur following step 3.1.1(h) and prior to step 3.1.1(i).

3.6.2

At the moment of step 3.1.1(m) of this Plan of Arrangement, the LG Studios Sponsor Options will become exercisable for Lion Common Shares in accordance with the terms of the LG Studios Sponsor Options and the Sponsor Option Agreement and pursuant to resolutions regarding the treatment of the LG Studios Sponsor Options adopted by the board of LG Studios and the board of LGEC prior to the Arrangement Effective Time.

ARTICLE 4

RIGHTS OF DISSENT

4.1	LGEC Dissent Rights

4.1.1

Registered holders of LGEC Shares may exercise rights of dissent (the “LGEC Dissent Rights”) in connection with the Arrangement pursuant to the LGEC Interim Order and in the manner set forth in Division 2 of Part 8 of the BCBCA, as modified by the LGEC Interim Order, the Final Order and this Section 4.1, provided that the written notice setting forth the objection of such registered LGEC Shareholder to the Arrangement contemplated by Section 242 of the BCBCA must be received by LGEC not later than 4:00 p.m. (Vancouver time) on the Business Day that is two (2) Business Days before the LGEC Meeting.

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4.1.2	LGEC Shareholders who duly and validly exercise LGEC Dissent Rights with respect to their LGEC Shares (“LGEC Dissenting Shares”) and who:

(a)

are ultimately determined to be entitled to be paid fair value for their LGEC Dissenting Shares will be entitled to be paid the fair value by New Lionsgate for the LGEC Dissenting Shares and will be deemed to have irrevocably transferred such LGEC Dissenting Shares to New Lionsgate (free and clear of all Liens) pursuant to Section 3.1.1(a); or

(b)

for any reason are ultimately not entitled to be paid fair value for their LGEC Dissenting Shares will be deemed to have participated in the Arrangement on the same basis as a non-dissenting LGEC Shareholder and will receive Lion Common Shares and Starz Common Shares on the same basis as every other non-dissenting LGEC Shareholder, but in no case will LGEC or New Lionsgate be required to recognize such Persons as holding LGEC Shares after the effective time of the transactions described in Section 3.1.1(a) and the names of such LGEC Dissenting Shareholders will be removed from the central securities register of holders of LGEC Shares as of such time.

4.1.3

In addition to any other restrictions set forth in Division 2 of Part 8 of the BCBCA, none of the LGEC Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the LGEC Arrangement Resolution, will be entitled to exercise LGEC Dissent Rights.

4.2	LG Studios Dissent Rights

4.2.1

Registered holders of LG Studios Shares may exercise rights of dissent (the “LG Studios Dissent Rights”) in connection with the Arrangement pursuant to the LG Studios Interim Order and in the manner set forth in Division 2 of Part 8 of the BCBCA, as modified by the LG Studios Interim Order, the Final Order, and this Section 4.2, provided that the written notice setting forth the objection of such registered LG Studios Shareholder to the Arrangement contemplated by Section 242 of the BCBCA must be received by LG Studios not later than 4:00 p.m. (Vancouver time) on the Business Day that is two (2) Business Days before the LG Studios Meeting.

4.2.2	LG Studios Shareholders who duly and validly exercise LG Studios Dissent Rights with respect to their LG Studios Shares (“LG Studios Dissenting Shares”) and who:

(a)

are ultimately determined to be entitled to be paid fair value for their LG Studios Dissenting Shares will be entitled to be paid the fair value by New Lionsgate for the LG Studios Dissenting Shares and will be deemed to have irrevocably transferred such LG Studios Dissenting Shares to New Lionsgate (free and clear of all Liens) pursuant to Section 3.1.1(l); or

(b)

for any reason are ultimately not entitled to be paid fair value for their LG Studios Dissenting Shares will be deemed to have participated in the Arrangement on the same basis as a non-dissenting LG Studios Shareholder and will receive Lion Common Shares on the same basis as every other non-dissenting LG Studios Shareholder, but in no case will New Lionsgate or LG Studios be required to recognize such Persons as holding LG Studios Shares after the effective time of the transactions described in Section 3.1.1(l) and the names of such LG Studios Shareholders will be deleted from the central securities register of holders of LG Studios Shares as of such time.

4.2.3

In addition to any other restrictions set forth in Division 2 of Part 8 of the BCBCA, none of the LG Studios Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the LG Studios Arrangement Resolution will be entitled to exercise LG Studios Dissent Rights.

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ARTICLE 5

DELIVERY OF CONSIDERATION

5.1	Share Exchange Procedures

5.1.1

All of the share certificates issued by LGEC to LGEC Shareholders prior to the Arrangement Effective Time will cease to represent any interest in LGEC Shares and will be cancelled by LGEC as of the Initial Exchange Effective Time.

5.1.2	All of the shares issued by each of New Lionsgate, LG Studios, and LGEC pursuant to the Arrangement will be issued as uncertificated shares as defined in Section 107 of the BCBCA.

5.1.3

Other than for the Lion Common Shares issued in Sections 3.1.1(g) and 3.1.1(m), New Lionsgate will not send a written notice containing the information required by Section 107(6) the BCBCA with respect to issuances of shares by New Lionsgate in the Arrangement.

5.1.4

Other than for the Starz Common Shares resulting from the consolidation in Section 3.1.1(k), LGEC will not send a written notice containing the information required by Section 107(6) of the BCBCA with respect to issuances of shares by LGEC in the Arrangement.

5.2	Calculations

All calculations and determinations made by LGEC, New Lionsgate, LG Studios, or any Payment Agent, as applicable, for the purposes of this Plan of Arrangement will be conclusive, final and binding.

5.3	Payment Agent Procedures

5.3.1

As promptly as practicable following the Arrangement Effective Date, the Payment Agent will calculate the number of fractional New Lionsgate Shares otherwise issuable to LGEC Shareholders and LG Studios Shareholders pursuant to the Arrangement. The Payment Agent will aggregate and deliver such fractional New Lionsgate Shares to a broker satisfactory to LGEC. The Payment Agent will instruct such broker to sell the fractional New Lionsgate Shares thereafter at a price the broker determines in its absolute discretion. The Payment Agent shall have no responsibility for the sale of such fractional New Lionsgate Shares or for the price that may be obtained in respect of such sale.

5.3.2

No charge will be imposed on the LGEC Shareholders or the LG Studios Shareholders for the fractional New Lionsgate Shares sold pursuant to Section 5.3.1, except for brokerage commissions, any taxes and other fees or charges incurred or imposed by the broker in respect of such sale, which amounts shall be deducted from the proceeds of the sale of the fractional New Lionsgate Shares.

5.3.3

The proceeds received by the broker from the sale of the fractional New Lionsgate Shares, net of all applicable taxes, brokerage commissions and fees or charges, shall be delivered to the Payment Agent for payment to the applicable LGEC Shareholders or LG Studios Shareholders. Such net proceeds will be divided pro rata among the applicable LGEC Shareholders or LG Studios Shareholders, and the Payment Agent shall make such pro rata payments by cheque, as promptly as practicable to the applicable LGEC Shareholders or LG Studios Shareholders at their addresses of record in the register of LGEC or LG Studios, without any interest thereon and less applicable withholdings.

F-15

ARTICLE 6

AMENDMENT

6.1	Amendments to Plan of Arrangement

6.1.1

LGEC, New Lionsgate, and LG Studios may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Arrangement Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by LGEC, LG Studios (only to the extent such amendment, modification and/or supplement adversely affects LG Studios or the LG Studios Shareholders), and New Lionsgate in writing, each acting reasonably, (iii) be filed with the Court if required by Law, and, if made following the LGEC Meeting or the LG Studios Meeting, be approved by the Court, and (iv) be communicated to LGEC Shareholders and/or LG Studios Shareholders if and as required by the Court.

6.1.2

Any amendment, modification or supplement to this Plan of Arrangement that is directed by the Court following the LGEC Meeting or the LG Studios Meeting will be effective only if (i) it is consented to in writing by each of LGEC, LG Studios (only to the extent such amendment, modification and/or supplement adversely affects LG Studios or the LG Studios Shareholders), and New Lionsgate (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by some or all of the LGEC Shareholders or LG Studios Shareholders, as applicable, voting or consenting, as the case may be, in the manner directed by the Court.

6.1.3

Any amendment, modification or supplement to this Plan of Arrangement may be made following the Arrangement Effective Date unilaterally by New Lionsgate, provided that it concerns a matter which, in the reasonable opinion of New Lionsgate, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former LGEC Shareholder or LG Studios Shareholder.

ARTICLE 7

WITHHOLDING TAX

7.1	Withholding Tax

7.1.1

LGEC, New Lionsgate, LG Studios, and any Payment Agent, as the case may be, will be entitled to deduct or withhold from any amounts contemplated to be payable to any Person under this Plan of Arrangement (an “Affected Person”) such amounts as are reasonably determined to be required, entitled or permitted to be deducted or withheld with respect to such payment (a “Withholding Obligation”) under the Tax Act, the U.S. Tax Code or any other provision of federal, provincial, territorial, state, local or foreign tax Law, in each case, as amended, and will remit or cause to be remitted the amount so deducted or withheld to the appropriate Governmental Entity. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts will be treated for all purposes as having been paid to the recipient of the payment in respect of which such deduction or withholding was made, provided that such deducted or withheld amounts are actually remitted in accordance with applicable Law to the appropriate Governmental Entity.

7.1.2	Each of LGEC, New Lionsgate, LG Studios, and any Payment Agent will also have the right to:

(a)	deduct, withhold and sell, or direct LGEC, New Lionsgate, LG Studios, or any Payment Agent to deduct, withhold and sell through a broker (the “Broker”), and on behalf of any Affected Person; or

(b)

require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker pay the proceeds of such sale to LGEC, New Lionsgate, LG Studios, or any Payment Agent as appropriate (and, in the absence of such irrevocable direction, the Affected Person will be deemed to have provided such irrevocable direction),

F-16

such number of LGEC Shares or New Lionsgate Shares delivered or deliverable to such Affected Person pursuant to this Plan of Arrangement as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any such sale of LGEC Shares or New Lionsgate Shares will be effected on a public market and as soon as practicable following the Arrangement Effective Date. None of LGEC, New Lionsgate, LG Studios, any Payment Agent or the Broker will be liable for any loss arising out of any sale of such LGEC Shares or New Lionsgate Shares, including any loss relating to the manner or timing of such sales, the prices at which the LGEC Shares or New Lionsgate Shares are sold or otherwise.

ARTICLE 8

PARAMOUNTCY

8.1	Paramountcy

8.1.1	From and after the Arrangement Effective Time:

(a)

this Plan of Arrangement will take precedence and priority over any and all rights related to LGEC Shares, New Lionsgate Shares, and LG Studios Shares outstanding immediately prior to the Arrangement Effective Time;

(b)

the rights and obligations of LGEC Shareholders, New Lionsgate Shareholders, LG Studios Shareholders, Sirius, LGEC, New Lionsgate, LG Studios, any Payment Agent and any transfer agent in respect of the LGEC Shares, the New Lionsgate Shares and the LG Studios Shares, will be solely as provided for in this Plan of Arrangement; and

(c)

all actions, causes of actions, claims or proceedings (actual or contingent, and whether or not previously asserted) based on or in any way relating to LGEC Shares, New Lionsgate Shares, LG Studios Shares, will be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 9

FURTHER ASSURANCES

9.1	Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement will occur and be deemed to have occurred in the order set out herein without any further authorization, act or formality, each of the Parties will make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to implement this Plan of Arrangement and to further document or evidence any of the transactions or events set out herein.

****

F-17

Annex G

Final Form

SEPARATION AGREEMENT

BY AND BETWEEN

LIONSGATE STUDIOS HOLDING CORP.,

LIONSGATE STUDIOS CORP.,

LG SIRIUS HOLDINGS ULC,

AND

LIONS GATE ENTERTAINMENT CORP.

Dated as of [●], 2025

G-i

EXHIBITS

Exhibit A	Closing Articles of Starz
Exhibit B	Closing Articles of New Lionsgate

G-ii

SEPARATION AGREEMENT

This SEPARATION AGREEMENT, dated as of [●], 2025 (this “Agreement”), is by and between Lionsgate Studios Holding Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“New Lionsgate”), Lionsgate Studios Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“LG Studios”), LG Sirius Holdings ULC, an unlimited liability company organized under the laws of the Province of British Columbia, Canada (“LG Sirius”), and Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“Lionsgate” prior to the Separation Effective Time and “Starz” from and after the Separation Effective Time). In this Agreement, the legal entity currently named Lions Gate Entertainment Corp. may be referred to as “Lionsgate” prior to the Separation Effective Time and as “Starz” from and after the Separation Effective Time, with covenants, obligations, representations, and warranties of the applicable entity, and other terms of this Agreement applicable to the applicable entity, having the same force and effect regardless of the entity’s legal name at any point in time, or the name used in any part of this Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I.

R E C I T A L S

WHEREAS, on May 13, 2024, Lionsgate consummated a business combination (the “Business Combination”) resulting in LG Studios becoming a publicly-traded company and majority-owned subsidiary of Lionsgate and, in connection therewith, Lionsgate, LG Studios and LG Sirius entered into that certain Separation Agreement, dated as of May 8, 2024;

WHEREAS, the board of directors of Lionsgate (the “Lionsgate Board”) has determined that it is advisable and in the best interests of Lionsgate and its stakeholders, including its shareholders and creditors, to create two publicly traded companies to separately operate the Starz Business and the LG Studios Business, respectively;

WHEREAS, in furtherance of the foregoing, the Lionsgate Board has determined that it is appropriate and desirable for Lionsgate and its applicable Subsidiaries to (i) transfer the Starz Assets to Starz and its applicable Subsidiaries, and for Starz and its applicable Subsidiaries to assume the Starz Liabilities, and (ii) transfer the New Lionsgate Assets to New Lionsgate and its applicable Subsidiaries, and for New Lionsgate and its applicable Subsidiaries to assume New Lionsgate Liabilities, in each case, as more fully described in this Agreement and the Ancillary Agreements;

WHEREAS, the Lionsgate Board has further determined that it is appropriate and desirable, on the terms and conditions contemplated hereby, to have LGEC Shareholders exchange all of their LGEC Shares for New Lionsgate New Common Shares and Starz Common Shares, and LG Studios Shareholders exchange all of their LG Studios Shares for New Lionsgate New Common Shares, in each case, by way of a plan of arrangement under applicable corporate law (the “Arrangement”) to be implemented in accordance with the terms and subject to the conditions set out in the plan of arrangement to be appended to the Arrangement Agreement (as it may be amended from time to time, the “Plan of Arrangement”);

WHEREAS, pursuant to the Plan of Arrangement, Lionsgate’s current equity interest in New Lionsgate will be cancelled in accordance with the terms and subject to the conditions set out in the Plan of Arrangement (such cancellation, together with the transfer of Starz Assets and assumption of Starz Liabilities, the transfer of New Lionsgate Assets and assumption of New Lionsgate Liabilities, and the exchanges of common shares by LGEC Shareholders and LG Studios Shareholders, each as described above and pursuant to the Transaction Steps Plan, the “Transactions”);

WHEREAS, it is intended that, for U.S. federal income tax purposes, (a) certain transactions contemplated by Section 3.1.1(a) through Section 3.1.1(j) of the Plan of Arrangement effecting the separation of

New Lionsgate from Lionsgate be treated as a “reorganization” within the meaning of Sections 368(a)(1)(D) and 355 of the Code, pursuant to which Lionsgate is treated as distributing 100% of the outstanding stock of New Lionsgate to the LGEC Shareholders, and (b) this Agreement, the Arrangement Agreement and the Plan of Arrangement are intended to be, and are hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) (collectively, the “Intended U.S. Tax Treatment”);

WHEREAS, Lionsgate and New Lionsgate have prepared and filed with the SEC the Form S-4, which includes the joint Proxy Statement/Prospectus of Lionsgate and New Lionsgate, and which sets forth disclosures concerning Lionsgate, New Lionsgate, Starz, LG Studios and the Transactions; and

WHEREAS, each of New Lionsgate and Lionsgate has determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect the Transactions and certain other agreements that will govern certain matters relating to the Transactions and the relationship of New Lionsgate, Starz and the members of their respective Groups following the consummation of the Transactions.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the following meanings:

“Accounts Payable” shall mean any and all trade and non-trade accounts payable of any Party or member of its Group.

“Accounts Receivable” shall mean any and all trade and non-trade accounts receivable of any Party or member of its Group.

“Action” shall mean any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, territorial, provincial, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” shall mean, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For the purpose of this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that, prior to, at and after the Separation Effective Time, solely for purposes of this Agreement and the Ancillary Agreements, (a) no member of the Starz Group, on the one hand, shall be deemed to be an Affiliate of any member of the New Lionsgate Group or the LG Studios Group, on the other hand, and (b) no member of the New Lionsgate Group or the LG Studios Group, on the one hand, shall be deemed to be an Affiliate of any member of the Starz Group, on the other hand.

“Agent” shall mean the trust company or bank to be duly appointed by New Lionsgate to act as the exchange agent in connection with the Transactions and the transfer agent and registrar for the New Lionsgate New Common Shares and Starz Common Shares.

“Ancillary Agreements” shall mean all agreements (other than this Agreement) entered into by the Parties or the members of their respective Groups (but as to which no Third Party is a party) in connection with the Transactions or the other transactions contemplated by this Agreement, including the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Arrangement Agreement, the Plan of Arrangement, and the Transfer Documents.

“Approvals or Notifications” shall mean any consents, waivers, approvals, permits or authorizations to be obtained from, notices, registrations or reports to be submitted to, or other filings to be made with, any third Person, including any Governmental Authority.

“Arrangement Agreement” shall mean the Arrangement Agreement, to be made between Lionsgate, New Lionsgate, LG Studios and LG Sirius in connection with the Arrangement, as it may be amended from time to time.

“Arrangement Effective Date” shall have the meaning set forth in the Arrangement Agreement.

“Arrangement Effective Time” shall have the meaning set forth in the Arrangement Agreement.

“Assets” shall mean, with respect to any Person, the assets, properties, claims and rights (including goodwill) of such Person, wherever located (including in the possession of vendors or other third Persons or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of such Person, including rights and benefits pursuant to any contract, license, permit, indenture, note, bond, mortgage, agreement, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement.

“Audio/Visual Works” shall mean any and all visual or audio works of artistic, creative or educational authorship, including any motion picture, television production, game, or cultural, educational, informational or sports program, together with any artwork, books, audiobooks, comicbooks, articles, stories, soundtracks, musical works or similar content based upon, derived from or related to such visual or audio works, and any adaptations or derivative works of any of the foregoing, and any recordings or embodiments of any of the foregoing, in each case, whether in print, digital or any other format or medium, in each case, including all associated documentation.

“Business Day” shall mean a day other than a Saturday, a Sunday or a day on which banking institutions located in Vancouver, British Columbia, Los Angeles, California, or New York, New York are authorized or obligated by Law or executive order to close.

“Canadian Securities Authorities” shall mean the Canadian securities authorities in each of the provinces or territories of Canada, and any of their successors.

“Change of Control” shall mean, with respect to a Party: (a) a transaction whereby any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) would acquire, directly or indirectly, voting securities representing more than fifty percent (50%) of the total voting power of such Party; (b) a merger, consolidation, recapitalization or reorganization of such Party, unless securities representing more than fifty percent (50%) of the total voting power of the legal successor to such Party as a result of such merger, consolidation, recapitalization or reorganization are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned such Party’s outstanding voting securities immediately prior to such transaction; or (c) the sale of all or substantially all of the consolidated assets of such Party’s Group. For the avoidance of doubt, no transaction contemplated by this Agreement or the Ancillary Agreements shall be considered a Change of Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Domains and Social Media” shall mean any (a) Internet domain names and Internet Protocol addresses, and (b) social media profiles, accounts, addresses and handles, and services related thereto, including those made available through Facebook, X (formerly Twitter), Instagram, SnapChat, TikTok and other similar platforms, in each case, including the content thereon.

“Employee Matters Agreement” shall mean the Employee Matters Agreement, dated as of the date hereof, by and between New Lionsgate and Lionsgate or the members of their respective Groups, as it may be amended from time to time.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Final Order” shall have the meaning set forth in the Arrangement Agreement.

“Force Majeure” shall mean, with respect to a Party, an event beyond the reasonable control of such Party (or any Person acting on its behalf), which event (a) does not arise or result from the fault or negligence of such Party (or any Person acting on its behalf) and (b) by its nature would not reasonably have been foreseen by such Party (or such Person), or, if it would reasonably have been foreseen, was unavoidable, and includes acts of God, acts of civil or military authority, acts of terrorism, cyberattacks, embargoes, epidemics, pandemics or diseases (including COVID-19) or other health crises or public health events, or any worsening of any of the foregoing, quarantine or government health alert that prohibits or restricts travel or prevents any individual from reporting to a work location, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any significant and prolonged failure in electrical or air conditioning equipment.

“Form S-4” shall mean the registration statement and joint proxy statement on Form S-4 filed by Lionsgate and New Lionsgate with the SEC to effect the registration of Starz Common Shares and New Lionsgate New Common Shares pursuant to the Securities Act in connection with the Arrangement, as such registration statement may be amended or supplemented from time to time prior to the Arrangement Effective Time.

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Governmental Approvals” shall mean any Approvals or Notifications to be made to, or obtained from, any Governmental Authority.

“Governmental Authority” shall mean any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign, multinational, supranational, territorial, or provincial, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, a government and any executive official thereof.

“Group” shall mean the LG Studios Group, the Lionsgate Group, the New Lionsgate Group, or the Starz Group, as the context requires.

“Information Technology” shall mean all Software, computer systems (including computers, screens, servers, middleware, workstations, routers, hubs, switches, networks, data communication lines and hardware), network and telecommunications systems hardware, and other information technology equipment, and all associated documentation, but in each case, excluding any Audio/Visual Works.

“Insurance Proceeds” shall mean those monies (a) received by an insured from an insurance carrier or (b) paid by an insurance carrier on behalf of the insured, in any such case, net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

“Intellectual Property Rights” shall mean any and all intellectual property rights or similar proprietary rights arising anywhere in the world, including in or with respect to any of the following: (a) patents, statutory invention registrations, certificates of invention, registered designs, utility models and similar or equivalent rights in inventions and designs, and all rights therein provided by international treaties and conventions, and including any applications for any of the foregoing; (b) trademarks, service marks, slogans, trade dress, trade names, logos, and other designations of origin, and including any applications for any of the foregoing, and including all goodwill associated therewith and symbolized thereby (collectively, “Trademarks”); (c) domain names, uniform resource locators, Internet Protocol addresses, social media handles, and other names, identifiers, and locators associated with Internet addresses, sites, and services, and including any applications for any of the foregoing; (d) trade secrets, industrial secret rights, know-how, inventions, and any confidential or proprietary business or technical information; and (e) published and unpublished works of authorship, whether copyrightable or not, including Software, website and mobile content, data, databases and other compilations of information, copyrights in or to any of the foregoing, mask works, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

“Interim Orders” shall mean the LGEC Interim Order and the Studios Interim Order.

“Joint Information/Proxy Statement” shall mean the joint information statement and proxy statement to be mailed to LGEC Shareholders and LG Studios shareholders in connection with the LGEC Meeting, the Studios Meeting and the Transactions, as such document may be amended or supplemented from time to time prior to the Arrangement Effective Time, a form of which is included in the Form S-4.

“Law” shall mean any domestic, foreign, multinational, national, supranational, federal, state, territorial, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any Tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“LGEC Arrangement Approval” shall have the meaning set forth in the Arrangement Agreement.

“LGEC Interim Order” shall have the meaning set forth in the Arrangement Agreement.

“LGEC Meeting” shall have the meaning set forth in the Arrangement Agreement.

“LGEC Shares” shall have the meaning set forth in the Arrangement Agreement.

“LGEC Shareholders” shall have the meaning set forth in the Arrangement Agreement.

“LG Studios Board” shall mean the board of directors of LG Studios.

“LG Studios Business” shall mean all businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time prior to the Arrangement Effective Time by any Party or any member of its Group, other than the Starz Business.

“LG Studios Group” shall mean LG Studios and each Person that is a Subsidiary of LG Studios (for clarity, other than Starz and any other member of the Starz Group).

“LG Studios Shares” shall have the meaning set forth in the Arrangement Agreement.

“LG Studios Shareholders” shall have the meaning set forth in the Arrangement Agreement.

“Liabilities” shall mean any and all debts, guarantees, assurances, commitments, liabilities, responsibilities, Losses, remediation, deficiencies, damages, fines, penalties, settlements, sanctions, costs, expenses, attorneys’ fees, interest and obligations of any nature or kind, whether accrued or fixed, absolute or contingent, matured or unmatured, accrued or not accrued, asserted or unasserted, liquidated or unliquidated, foreseen or unforeseen, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any Law, claim (including any Third-Party Claim), demand, Action or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority or arbitration tribunal, and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto.

“Lionsgate Group” shall mean Lionsgate and each Person that is a Subsidiary of Lionsgate.

“Lionsgate Intellectual Property Rights” shall mean (a) the Registered IP set forth on Schedule 1.1, and (b) all other Intellectual Property Rights, other than Starz Intellectual Property Rights, owned by any Party or any member of its Group as of immediately prior to the Arrangement Effective Time to the extent they are used, held, or developed primarily for use in the LG Studios Business, in each case, including the goodwill associated with or symbolized by any Trademarks included in any of the foregoing Intellectual Property Rights.

“Lionsgate Resolutions” shall mean the special resolutions of the shareholders of Lionsgate as are necessary to approve the Arrangement as set out in the Arrangement Agreement.

“Losses” shall mean actual losses (including any diminution in value), costs, damages, penalties and expenses (including legal and accounting fees and expenses and costs of investigation and litigation), whether or not involving a Third-Party Claim.

“Meeting Materials” shall have the meaning set forth in the Arrangement Agreement.

“NASDAQ” shall mean the NASDAQ Global Select Market.

“New Lionsgate Articles” shall mean the articles of New Lionsgate, substantially in the form of Exhibit B hereto.

“New Lionsgate Designees” shall mean any and all entities (including corporations, general or limited partnerships, trusts, joint ventures, unincorporated organizations, limited liability entities or other entities) designated by Lionsgate that will be members of the New Lionsgate Group as of immediately prior to the Separation Effective Time.

“New Lionsgate Debt Assumption” means the assumption by New Lionsgate or one of its Subsidiaries of approximately $390 million of 5.500% exchange notes due 2029 issued by Lions Gate Capital Holdings 1, Inc. in exchange for the New Lionsgate Debt Assumption Consideration.

“New Lionsgate Entities” shall mean the entities set forth on Schedule 1.2.

“New Lionsgate Debt Assumption Consideration” means the amount equal to $389.9 million in cash which is comprised of the Starz Intercompany Credit Facility Receivable at the Separation Effective Time and any cash on hand necessary to equal $389.9 million if the outstanding balance of the Starz Intercompany Credit Facility Receivable at the Separation Effective Time is less than $389.9 million.

“New Lionsgate Group” shall mean New Lionsgate and each Person that is, or pursuant to the Transactions becomes, a Subsidiary of New Lionsgate (other than Starz and any other member of the Starz Group), including the New Lionsgate Entities.

“New Lionsgate New Common Shares” shall mean the common shares, without par value, of New Lionsgate.

“NYSE” shall mean the New York Stock Exchange.

“Parties” shall mean the parties to this Agreement and “Party” shall mean any one of the Parties to this Agreement.

“Permits” shall mean permits, approvals, authorizations, consents, licenses or certificates issued by any Governmental Authority.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Policies” shall mean insurance policies and insurance contracts of any kind, including global property, excess and umbrella liability, domestic and foreign commercial general liability, local foreign placements, directors and officers liability, fiduciary liability, cyber, media and technology errors and omissions liability, employment practices liability, domestic and foreign automobile, cargo stock throughput, customer cargo, global cargo terrorism, workers’ compensation and employers’ liability, employee dishonesty/crime/fidelity, special contingency (K&R), bonds and self-insurance, together with the rights, benefits, privileges and obligations thereunder.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the U.S. Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by New Lionsgate and Starz cooperating together in good faith) or any similar release by the U.S. Federal Reserve Board (as determined by New Lionsgate and Starz cooperating together in good faith).

“Privileged Information” shall mean any information, in written, oral, electronic or any other tangible or intangible forms, including any communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), as to which a Party or any member of its Group would be entitled to assert or have asserted a privilege or other protection, including the attorney-client and attorney work product privileges.

“Real Property” shall mean land together with all easements, rights and interests arising out of the ownership thereof or appurtenant thereto and all buildings, structures, improvements and fixtures located thereon.

“Real Property Leases” shall mean all leases to Real Property and, to the extent covered by such leases, any and all buildings, structures, improvements and fixtures located thereon.

“Registered IP” shall mean all United States, international or foreign: (a) patents and patent applications; (b) registered Trademarks and applications to register Trademarks; and (c) registered copyrights and applications for copyright registration.

“Representatives” shall mean, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys or other representatives.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Interest” shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer or other encumbrance of any nature whatsoever.

“Separation Effective Time” shall have the meaning set forth in the Arrangement Agreement.

“Software” shall mean any software, computer program, application, application programming interface, middleware or firmware, including software implementations of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, and all documentation (including user manuals and other training documentation) relating to any of the foregoing.

“Starz Accounts Payable” shall mean any and all trade and non-trade accounts payable of any Party or member of its Group outstanding as of immediately prior to the Arrangement Effective Time, in each case, to the extent related to the Starz Business or arising out of any Starz Contract.

“Starz Accounts Receivable” shall mean any and all trade and non-trade accounts receivable of any Party or member of its Group outstanding as of immediately prior to the Arrangement Effective Time, in each case, to the extent related to the Starz Business or arising out of any Starz Contract.

“Starz Articles” shall mean the Articles of Starz, substantially in the form of Exhibit A hereto.

“Starz Audio/Visual Works” shall mean all Audio/Visual Works set forth on Schedule 1.3.

“Starz Balance Sheet” shall mean the pro forma combined balance sheet of the Starz Business, including any notes and subledgers thereto, as presented in the Form S-4 at the time it is declared effective under the Securities Act.

“Starz Books and Records” shall mean all books and records to the extent used in or necessary for, as of immediately prior to the Arrangement Effective Time, the operation of the Starz Business, including financial, employee, and general business operating documents, instruments, papers, books, books of account, records and files and data related thereto (including regulatory dossiers, correspondence and related documentation).

“Starz Business” shall mean the Media Networks business and operations (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) of Lionsgate and its relevant Subsidiaries, as such business and operations are described in the “Media Networks” segment of Lionsgate in its Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (as modified by its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2024 and September 30, 2024 and excluding, for the avoidance of doubt, any New Lionsgate Assets and New Lionsgate Liabilities) and conducted at any time prior to the Arrangement Effective Time by any Party or any current or former member of its Group. For the avoidance of doubt, the Starz Business shall include only the business and operations described in the immediately prior sentence, and shall not include any other businesses or operations of Lionsgate or any of its Subsidiaries.

“Starz Common Shares” shall mean the common shares, without par value, of Starz, created pursuant to Section 3.1.1(e) of the Plan of Arrangement.

“Starz Contracts” shall mean the following contracts and agreements to which any Party or any member of its Group is a party or by which it or any member of its Group or any of their respective Assets is bound, whether or not in writing; provided, that Starz Contracts shall not include any contract or agreement that shall be retained by New Lionsgate or any member of the New Lionsgate Group from and after the Separation Effective Time pursuant to any provision of this Agreement or any Ancillary Agreement:

(a) any customer, reseller, distributor or development contract or agreement entered into prior to the Arrangement Effective Time to the extent related to the Starz Business;

(b) any supply or vendor contract or agreement entered into prior to the Arrangement Effective Time to the extent related to the Starz Business;

(c) any contract or agreement entered into prior to the Arrangement Effective Time which grants a Third Party rights or licenses to Intellectual Property Rights that are Starz Intellectual Property Rights;

(d) any license agreement entered into prior to the Arrangement Effective Time pursuant to which a Third Party grants any Party or any member of its Group rights or licenses to Intellectual Property Rights to the extent related to the Starz Business;

(e) any joint venture or partnership contract or agreement entered into prior to the Arrangement Effective Time to the extent that it relates to the Starz Business;

(f) any guarantee, indemnity, representation, covenant, warranty or other liability of any Party or any member of its Group in each case entered into prior to the Arrangement Effective Time in respect of any other Starz Contract, any Starz Liability or the Starz Business;

(g) any proprietary information and inventions agreement or similar agreement assigning or licensing Intellectual Property Rights with any current or former New Lionsgate Group employee, Starz Group employee, consultant of the New Lionsgate Group or consultant of the Starz Group, in each case entered into prior to the Arrangement Effective Time to the extent that it is related to the Starz Business;

(h) any contract or agreement that is expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to, or to be a contract or agreement in the name of, Starz or any member of the Starz Group;

(i) any credit agreement, indenture, note or other financing agreement or instrument entered into by Starz and/or any member of the Starz Group in connection with the Transactions, including any Starz Financing Arrangements;

(j) any interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements entered into prior to the Arrangement Effective Time to the extent that it is related to the Starz Business;

(k) Starz Leases;

(l) any other contract or agreement entered into prior to the Arrangement Effective Time to the extent that it is related to the Starz Business or Starz Assets; and

(m) any contracts, agreements or settlements set forth on Schedule 1.4, including the right to recover any amounts under such contracts, agreements or settlements.

“Starz Designees” shall mean any and all entities (including corporations, general or limited partnerships, trusts, joint ventures, unincorporated organizations, limited liability entities or other entities) designated by Lionsgate that will be members of the Starz Group as of immediately prior to the Arrangement Effective Time.

“Starz Domains and Social Media” shall mean (a) the Domains and Social Media set forth on Schedule 1.5(a) and Schedule 1.5(b) , and (b) all other Domains and Social Media owned or controlled by, or registered in the name of, any Party or any member of its Group as of immediately prior to the Arrangement Effective Time to the extent used or held for use in the Starz Business.

“Starz Entities” shall mean the entities set forth on Schedule 1.6.

“Starz Group” shall mean (a) prior to the Separation Effective Time, Starz and each Person that will be a Subsidiary of Starz immediately after the Separation Effective Time, including the Starz Entities and their respective Subsidiaries, even if, prior to the Separation Effective Time, such Person is not a Subsidiary of Starz, and (b) on and after the Separation Effective Time, Starz and each Person that is a Subsidiary of Starz.

“Starz Information Technology” shall mean all Information Technology owned by any Party or any member of its Group as of immediately prior to the Separation Effective Time to the extent used, or held or developed for use, in the Starz Business.

“Starz Intellectual Property Rights” shall mean (a) the Registered IP set forth on Schedule 1.7(a), Schedule 1.7(b), and Schedule 1.7(c), and (b) all other Intellectual Property Rights (other than Registered IP) owned by any Party or any of the members of its Group as of immediately prior to the Separation Effective Time to the extent used, held or developed for use, in the Starz Business, in each case, including the goodwill associated with or symbolized by any Trademarks included in any of the foregoing Intellectual Property Rights.

“Starz Intercompany Credit Facility Receivable” means the receivable held by Lionsgate or one of its Subsidiaries reflecting the outstanding balance of debt issued under the Revolving Credit Agreement, dated May 13, 2024, entered into between Lions Gate Capital Holding 1, Inc. and LGAC International LLC.

“Starz Leases” shall have the meaning set forth in the definition of Starz Real Property.

“Starz Permits” shall mean all Permits owned or licensed by any Party or any member of its Group to the extent used or held for use in the Starz Business as of immediately prior to the Separation Effective Time.

“Starz Real Property” shall mean (a) the Real Property Leases to which any Party or member of its Group is party as of immediately prior to the Separation Effective Time set forth on Schedule 1.8 (“Starz Leases”) and (b) all recorded Real Property notices, easements, and obligations with respect to the Real Property leases described in clause (a) of this definition.

“Studios Arrangement Approval” shall have the meaning set forth in the Arrangement Agreement.

“Studios Interim Order” shall have the meaning set forth in the Arrangement Agreement.

“Studios Meeting” shall have the meaning set forth in the Arrangement Agreement.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, joint venture, partnership or other entity of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Tangible Information” shall mean information that is contained in written, electronic or other tangible forms.

“Tangible Personal Property” shall mean machinery, equipment, hardware, furniture, fixtures, tools, motor vehicles and other transportation equipment, special and general tangible tools, prototypes, models and other tangible personal property, it being understood that Tangible Personal Property shall not include any (a) any Information Technology or (b) Audio/Visual Works.

“Tax” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Act” shall mean the Income Tax Act (Canada), as amended.

“Tax Matters Agreement” shall mean the Tax Matters Agreement, dated as of May 8, 2024, by and between Lionsgate and Lionsgate Studios Corp. (formerly known as LG Orion Holdings ULC), as it may be amended from time to time.

“Tax Return” shall have the meaning set forth in the Tax Matters Agreement.

“Third Party” shall mean any Person other than the Parties or any members of their respective Groups.

“Transition Services Agreement” shall mean the Transition Services Agreement, dated as of the date hereof, by and between New Lionsgate and Starz or any members of their respective Groups, as it may be amended from time to time.

“U.S. Tax Opinion” shall mean an opinion of the tax advisor of Lions Gate Entertainment Inc., a subsidiary of New Lionsgate, to be dated at or prior to the Arrangement Effective Date, addressed to Lions Gate Entertainment Inc., and otherwise in a form acceptable to New Lionsgate or Lions Gate Entertainment Inc., regarding the Intended U.S. Tax Treatment.

Terms	Sections
Agreement	Preamble
Arbitration Request	6.3
Arrangement	Recitals
CEO Negotiation Request	6.2
Delayed New Lionsgate Asset	2.8(h)
Delayed New Lionsgate Liability	2.8(h)
Delayed Starz Asset	2.8(c)
Delayed Starz Liability	2.8(c)
Dispute	6.1
Indemnifying Party	3.4(a)
Indemnitee	3.4(a)
Indemnity Payment	3.4(a)
Insurance Termination Time	4.3(b)
Intended U.S. Tax Treatment	Recitals
JAMS Rules	6.3(a)
Linked	2.13(a)
Officer Negotiation Request	6.1
New Lionsgate	Preamble
New Lionsgate Accounts	2.13(a)
New Lionsgate Assets	2.2(b)
New Lionsgate Board	Recitals
New Lionsgate Indemnitees	3.2
New Lionsgate Liabilities	2.3(b)
Plan of Arrangement	Recitals
Transactions	Recitals
Transactions Step Plan	2.1(a)
Shared Contract	2.12(a)
Specified Ancillary Agreement	11.19
Starz	Preamble
Starz Accounts	2.13(a)
Starz Assets	2.2(a)
Starz Financing Arrangements	2.14(a)
Starz Indemnitees	3.3
Starz Leases	Article I
Starz Liabilities	2.3(a)
Starz Policies	4.3(c)
Straddle Period	4.1
Third-Party Claim	3.5(a)

Terms	Sections
Transfer Documents	2.1(b)
Transition Committee	2.12
Unreleased New Lionsgate Liability	2.9(b)(ii)
Unreleased Starz Liability	2.9(a)(ii)

ARTICLE II

THE TRANSACTIONS

2.1 Transfer of Assets and Assumption of Liabilities.

(a) Subject to Section 2.8, on or prior to the Separation Effective Time, in accordance with the plan and structure set forth on Schedule 2.1(a) (the “Transactions Step Plan”):

(i) Transfer and Assignment of Starz Assets. Starz and New Lionsgate shall cause New Lionsgate and the members of the New Lionsgate Group to contribute, assign, transfer, convey and deliver to Starz Group or certain members of the Starz Group designated by Starz, and Starz or such other members of the Starz Group shall accept from New Lionsgate and such members of the New Lionsgate Group, all of New Lionsgate’s and such members’ respective direct or indirect right, title and interest in and to all Starz Assets held by New Lionsgate or a member of the New Lionsgate Group (to the extent not previously so transferred);

(ii) Acceptance and Assumption of Starz Liabilities. Starz and the applicable Starz Designees shall accept, assume and agree faithfully to perform, discharge and fulfill all the Starz Liabilities in accordance with their respective terms. Starz and such Starz Designees shall be responsible for all Starz Liabilities, regardless of when or where such Starz Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Separation Effective Time, regardless of where or against whom such Starz Liabilities are asserted or determined (including any Starz Liabilities to the extent arising out of claims made by New Lionsgate’s or Starz’s respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the New Lionsgate Group or the Starz Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the New Lionsgate Group or the Starz Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates;

(iii) Transfer and Assignment of New Lionsgate Assets. New Lionsgate and Starz shall cause Starz and the members of the Starz Group to contribute, assign, transfer, convey and deliver to New Lionsgate or certain members of the New Lionsgate Group designated by New Lionsgate, and New Lionsgate or such other members of the New Lionsgate Group shall accept from Starz and such members of the Starz Group, all of Starz’s and such members’ respective direct or indirect right, title and interest in and to all New Lionsgate Assets held by Starz or such member of the Starz Group (to the extent not previously so transferred); and

(iv) Acceptance and Assumption of New Lionsgate Liabilities. New Lionsgate and certain of members of the New Lionsgate Group designated by New Lionsgate shall accept and assume and agree faithfully to perform, discharge and fulfill all of the New Lionsgate Liabilities held by Starz or any Starz Designee and New Lionsgate and the applicable members of the New Lionsgate Group shall be responsible for all New Lionsgate Liabilities in accordance with their respective terms, regardless of when or where such New Lionsgate Liabilities arose or arise, whether the facts on which they are based occurred prior to or subsequent to the Separation Effective Time, where or against whom such New Lionsgate Liabilities are asserted or determined (including any such New Lionsgate Liabilities to the extent arising out of claims made by New Lionsgate’s or Starz’s respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the New Lionsgate Group or the Starz Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the New Lionsgate Group or the Starz Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

(b) Transfer Documents. In furtherance of the contribution, assignment, transfer, conveyance and delivery of the Assets and the assumption of the Liabilities in accordance with Section 2.1(a), (i) each Party shall execute and deliver, and shall cause the applicable members of its Group to execute and deliver, to the other Party, such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of such Party’s and the applicable members of its Group’s right, title and interest in and to such Assets to the other Party and the applicable members of its Group in accordance with Section 2.1(a), and (ii) each Party shall execute and deliver, and shall cause the applicable members of its Group to execute and deliver, to the other Party, such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Liabilities by such Party and the applicable members of its Group in accordance with Section 2.1(a). All of the foregoing documents contemplated by this Section 2.1(b) shall be referred to collectively herein as the “Transfer Documents.” The Transfer Documents shall effect certain of the transactions contemplated by this Agreement and, notwithstanding anything in this Agreement to the contrary, shall not expand or limit any of the obligations, covenants or agreements in this Agreement. It is expressly agreed that in the event of any conflict between the terms of the Transfer Documents and the terms of this Agreement or the Tax Matters Agreement, the terms of this Agreement or the Tax Matters Agreement, as applicable, shall control.

(c) Misallocations.

(i) In the event that at any time or from time to time (whether prior to, at or after the Separation Effective Time), one Party (or any member of such Party’s Group) shall receive or otherwise possess any Asset that is allocated to the other Party (or any member of such Party’s Group) pursuant to this Agreement or any Ancillary Agreement, such Party shall promptly transfer, or cause to be transferred, such Asset at no additional cost or consideration to the Party so entitled thereto (or to any member of such Party’s Group), and such Party (or member of such Party’s Group) shall accept such Asset. Prior to any such transfer, the Party receiving or possessing such Asset shall hold such Asset in trust for such other Party. In the event that at any time or from time to time (whether prior to, at or after the Separation Effective Time), one Party (or any member of such Party’s Group) shall be liable for or otherwise assume any Liability that is allocated to the other Party (or any member of such Party’s Group) pursuant to this Agreement or any Ancillary Agreement, such other Party shall promptly assume, or cause to be assumed, such Liability and agree to faithfully perform such Liability.

(ii) In the event that any Party is or becomes aware of any Registered IP that is, immediately following the Separation Effective Time, used, or held or developed for use, in or related to the business of one Party (i.e., in the case of New Lionsgate, the LG Studios Business, and in the case of Starz, the Starz Business), but that was as of the Closing, and continues at such time to be, owned by another Party (or any member(s) of such other Party’s Group) (such Registered IP, to the extent it is used, or held or developed for use, in or related to the business of one Party, “Misallocated Registered IP”), and within three (3) years following the date of this Agreement informs such other Party of such belief in writing, then, subject to such other Party’s agreement in writing (acting reasonably and in good faith) that such Registered IP constitutes Misallocated Registered IP, (A) such Misallocated Registered IP shall thereafter be deemed, as applicable, (1) “New Lionsgate Intellectual Property Rights” if the Parties have agreed that such Misallocated Registered IP is used, or held or developed for use, in or related to, the LG Studios Business (to the extent so used, or held or developed for use, in or related to the LG Studios Business), and (2) “Starz Intellectual Property Rights” if the Parties have agreed that such Misallocated Registered IP is used, or held or developed for use, in or related to the Starz Business (to the extent so used, or held or developed for use, in or related to the Starz Business); and (B) such Misallocated Registered IP shall thereafter immediately be deemed contributed, assigned, transferred, conveyed and delivered (and the Party that erroneously owns such Misallocated Registered IP hereby contributes, assigns, transfers, conveys and delivers to the other Party such Misallocated Registered IP) in accordance with Section 2.1(a)(i) or (iii), as applicable, and the Parties shall take such actions with respect thereto in accordance with Section 2.1(b). If the Parties do not reach written agreement with respect to the ownership or identification of Misallocated Registered IP within thirty (30) days after a Party is informed by the other Party (acting reasonably and in good faith) of such other Party’s assertion in accordance with this Section 2.1(c) that such Registered IP constitutes Misallocated Registered IP, then the Parties shall use commercially reasonable efforts to promptly resolve such dispute in good faith. To the extent the Parties are not able to so reach a resolution within thirty (30) days of commencing negotiations in respect thereof, the dispute shall be resolved pursuant to Article VI.

(d) Waiver of Bulk-Sale and Bulk-Transfer Laws. Starz hereby waives compliance by each and every member of the New Lionsgate Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Starz Assets to any member of the Starz Group. New Lionsgate hereby waives compliance by each and every member of the Starz Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the New Lionsgate Assets to any member of the New Lionsgate Group.

(e) Intellectual Property Rights.

(i) If and to the extent that, as a matter of Law in any jurisdiction, New Lionsgate or the applicable members of its Group cannot assign, transfer or convey any of New Lionsgate’s or such New Lionsgate Group members’ respective direct or indirect right, title and interest in and to any Intellectual Property Rights included in the Starz Assets, then, to the extent possible, New Lionsgate shall, and shall cause the applicable members of its Group to, irrevocably grant to Starz, or the applicable Starz Designees, an (to the greatest extent permitted under applicable Law) exclusive, irrevocable, assignable, transferable, sublicenseable, worldwide, perpetual, royalty-free license to use, exploit and commercialize in any manner now known or in the future discovered and for whatever purpose, any such right, title or interest.

(ii) If and to the extent that, as a matter of Law in any jurisdiction, Starz or the applicable members of its Group cannot assign, transfer or convey any of Starz’s or such Starz Group members’ respective direct or indirect right, title and interest in and to any Intellectual Property Rights included in the New Lionsgate Assets, then, to the extent possible, Starz shall, and shall cause the applicable members of its Group to, irrevocably grant to New Lionsgate, or the applicable New Lionsgate Designees, an (to the greatest extent permitted under applicable Law) exclusive, irrevocable, assignable, transferable, sublicenseable, worldwide, perpetual, royalty-free license to use, exploit and commercialize in any manner now known or in the future discovered and for whatever purpose, any such right, title or interest.

(f) Electronic Transfer. All transferred Starz Assets and New Lionsgate Assets, including transferred Audio/Visual Works and Software, that can be delivered by electronic transmission will be so delivered or made available to Starz, New Lionsgate or their respective designees (as applicable), at a designated FTP site or in another electronic form to be determined by the Parties.

2.2 Starz Assets; New Lionsgate Assets.

(a) Starz Assets. For purposes of this Agreement, “Starz Assets” shall mean (without duplication) those Assets of either Party or the members of its Group as of immediately prior to the Separation Effective Time, whether now existing or hereinafter acquired, to the extent used or contemplated to be used or held for use in the ownership, operation or conduct of the Starz Business or relating to the Starz Business or to a member of the Starz Group, including the following:

(i) all issued and outstanding capital stock or other equity interests of the Starz Entities that are owned by either Party or any members of its Group as of immediately prior to the Separation Effective Time;

(ii) except as otherwise set forth in this Section 2.2(a), all Assets of any Party or any members of its Group included or reflected as assets of the Starz Group on the Starz Balance Sheet, subject to any dispositions of such Assets subsequent to the date of the Starz Balance Sheet; provided, that the amounts set forth on the Starz Balance Sheet with respect to any Assets shall not be treated as minimum amounts or limitations on the amount of such Assets that are included in the definition of Starz Assets pursuant to this clause (ii);

(iii) except as otherwise set forth in this Section 2.2(a), all Assets of any Party or any of the members of its Group as of immediately prior to the Separation Effective Time that are of a nature or type that would have resulted in such Assets being included as Assets of Starz or members of the Starz Group on a pro forma combined balance sheet of the Starz Group or any notes or subledgers thereto as of immediately prior to the Separation Effective Time (were such balance sheet, notes and subledgers to be prepared on a basis consistent with the determination of the Assets included on the Starz Balance Sheet), it being understood that (x) the Starz Balance Sheet shall be used to determine the types of, and methodologies used to determine, those Assets that are included in the definition of Starz Assets pursuant to this clause (iii); and (y) the amounts set forth on the Starz Balance Sheet with respect to any Assets shall not be treated as minimum amounts or limitations on the amount of such Assets that are included in the definition of Starz Assets pursuant to this clause (iii);

(iv) all Assets of any Party or any of the members of its Group as of immediately prior to the Separation Effective Time that are expressly identified by any provision of this Agreement or any Ancillary Agreement as Assets to be transferred to or owned by Starz or any other member of the Starz Group;

(v) all rights and benefits under the Starz Contracts as of immediately prior to the Separation Effective Time and all rights, interests or claims of any Party or any of the members of its Group thereunder as of immediately prior to the Separation Effective Time;

(vi) any and all Starz Accounts Receivable;

(vii) any and all finished goods inventory, supplies, components, packaging materials and other inventories, including any inventory in-transit and other inventories being held by third parties pursuant to consignment and used inventory, and all valuation-related adjustments relating thereto (including those relating to warranty, prompt pay discounts, royalties and other items), in each case, to the extent related to the Starz Business as of immediately prior to the Separation Effective Time;

(viii) any and all Starz Books and Records in the possession of any Party or any member of its Group as of immediately prior to the Separation Effective Time; provided, that New Lionsgate shall be permitted to continue to use and, if applicable, retain copies of, (A) any Starz Books and Records that as of the Separation Effective Time are used in or necessary for the operation or conduct of the LG Studios Business, (B) any Starz Books and Records that New Lionsgate is required by Law to retain (and if copies are not provided to Starz, then, to the extent permitted by Law, such copies will be made available to Starz upon Starz’s reasonable request), (C) one (1) copy of any Starz Books and Records to the extent required to demonstrate compliance with applicable Law or pursuant to internal compliance procedures or related to any New Lionsgate Assets or New Lionsgate’s and/or its Affiliates’ obligations under this Agreement or any of the Ancillary Agreements and (D) “back-up” electronic tapes of such Starz Books and Records maintained by New Lionsgate in the ordinary course of business, and such copies described in clauses (A) through (D) shall be considered “New Lionsgate Assets”;

(ix) all Starz Intellectual Property Rights, together with the right to sue for any past, present or future infringement, misappropriation or other violation of any Starz Intellectual Property Rights, and to seek, recover and retain damages due or accrued for any such past, present or future infringement, misappropriation or violation thereof;

(x) all Starz Audio/Visual Works (provided that the foregoing shall not limit the rights of any member of the New Lionsgate Group with respect to any such Starz Audio/Visual Works pursuant to agreements that survive the Arrangement Effective Time pursuant to Section 2.11);

(xi) all Starz Information Technology;

(xii) all Starz Domains and Social Media;

(xiii) all Starz Permits as of immediately prior to the Separation Effective Time and all rights, interests or claims of any Party or any of the members of its Group thereunder as of immediately prior to the Separation Effective Time;

(xiv) all cash and cash equivalents of Starz or any members of the Starz Group as of immediately prior to the Separation Effective Time, except for any cash or cash equivalents withdrawn from Starz Accounts in accordance with Section 2.13(d);

(xv) all Starz Real Property as of immediately prior to the Separation Effective Time;

(xvi) all Tangible Personal Property to the extent related to the Starz Business;

(xvii) all rights to and benefits and proceeds from insurance policies in the name of any Party or member of its Group for claims declared to the policy prior to the Separation Effective Time to the extent related to the Starz Business or a Starz Asset, subject to Section 4.3;

(xviii) any and all Assets set forth on Schedule 2.2(a)(xviii);

(xix) other than with respect to the matters set forth on Schedule 3.6, all rights to causes of action, lawsuits, judgments, claims (including, subject to Section 4.3, claims against third party insurance providers as may be required pursuant to Section 2.2(a)(xvii)), counterclaims, demands or enforcement rights of any kind of New Lionsgate, its Affiliates, or any member of the New Lionsgate Group against a Person to the extent such causes of action, lawsuits, judgments, claims, counterclaims, demands or enforcement rights relate to the Starz Business, a Starz Asset or a Starz Liability, including all claims made as of the Separation Effective Time; provided, that the Party (or member of its Group) to which any such causes of action, lawsuits, judgments, claims, counterclaims, demands or enforcement rights primarily relate shall control the applicable proceedings unless such Party agrees in writing that the other Party shall control such proceedings;

(xx) the right to enforce the confidentiality or assignment provisions of any confidentiality, non-disclosure or other similar contracts to the extent related to the confidential information of the Starz Business;

(xxi) any Tax assets allocated to Starz or member of its Group pursuant to the Tax Matters Agreement;

(xxii) any employee-related assets allocated to Starz or member of its Group pursuant to the Employee Matters Agreement; and

(xxiii) the benefits of all prepaid expenses, including prepaid leases and prepaid rentals, trade accounts and other accounts, deferred charges and advance payments to the extent related to a Starz Asset.

Notwithstanding the foregoing, the Parties hereby acknowledge and agree that (A) while a single asset may fall within more than one of the clauses (i) through (xx) in this Section 2.2(a), such fact does not imply that (x) such asset shall be transferred more than once or (y) any duplication of such asset is required, and (B) the Starz Assets shall not in any event include any Asset or applicable portion thereof (to the extent used or contemplated to be used or held for use) referred to in clauses (i) through (xviii) of Section 2.2(b).

(b) New Lionsgate Assets. For the purposes of this Agreement, “New Lionsgate Assets” shall mean all Assets of any Party or the members of its Group as of immediately prior to the Separation Effective Time, other than the Starz Assets. Notwithstanding anything herein to the contrary, the New Lionsgate Assets shall include:

(i) all issued and outstanding capital stock or other equity interests of the New Lionsgate Entities that are owned by either Party or any members of its Group as of immediately prior to the Separation Effective Time;

(ii) all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by New Lionsgate or any other member of the New Lionsgate Group;

(iii) all contracts and agreements of any Party or any of the members of its Group as of immediately prior to the Separation Effective Time other than the Starz Contracts;

(iv) any and all books and records other than the Starz Books and Records (collectively, “New Lionsgate Books and Records”) in the possession of any Party or any member of its Group as of immediately prior to the Separation Effective Time; provided, that, Starz shall be permitted to continue to use and if applicable, retain copies of, (A) any New Lionsgate Books and Records that as of the Separation Effective Time are used in or necessary for the operation or conduct of the Starz Business, (B) any New Lionsgate Books and Records that Starz is required by Law to retain (and if copies are not provided to New Lionsgate, then, to the extent permitted by Law, such copies will be made available to New Lionsgate upon New Lionsgate’s reasonable request), (C) one (1) copy of any New Lionsgate Books and Records to the extent required to demonstrate compliance with applicable Law or pursuant to internal compliance procedures or related to any Starz Assets or Starz’s and/or its Affiliates’ obligations under this Agreement or any of the Ancillary Agreements and (D) “back-up” electronic tapes of such New Lionsgate Books and Records maintained by Starz in the ordinary course of business, and such copies described in clauses (A) through (D) shall be considered “Starz Assets”;

(v) all New Lionsgate Intellectual Property Rights, together with the right to sue for any past, present or future infringement, misappropriation or other violation of any New Lionsgate Intellectual Property Rights, and to seek, recover and retain damages due or accrued for any such past, present or future infringement, misappropriation or violation thereof;

(vi) all Information Technology, other than Starz Information Technology, owned by any Party or any member of its Group as of immediately prior to the Separation Effective Time;

(vii) the Domains and Social Media set forth on Schedule 2.2(b)(vii), and all other Domains and Social Media other than Starz Domains and Social Media;

(viii) all Accounts Receivable, other than the Starz Accounts Receivable;

(ix) all Permits of any Party or any of the members of its Group as of immediately prior to the Separation Effective Time (other than the Starz Permits) and all rights, interests or claims of any Party or any of the members of its Group thereunder as of immediately prior to the Separation Effective Time;

(x) all Real Property of any Party or any of the members of its Group as of immediately prior to the Separation Effective Time (other than the Starz Real Property);

(xi) all cash and cash equivalents of any Party or any of the members of its Group as of immediately prior to the Separation Effective Time (other than cash and cash equivalents of Starz or any other member of the Starz Group as of immediately prior to the Separation Effective Time, except for any cash or cash equivalents withdrawn from Starz Accounts in accordance with Section 2.13(d)); and

(xii) all rights to causes of action, lawsuits, judgments, claims (including, subject to Section 4.3, claims against third party insurance providers as may be required pursuant to

Section 2.2(b)(xvii)), counterclaims, demands or enforcement rights of any kind of Starz, its Affiliates, or any member of the Starz Group against a Person to the extent such causes of action, lawsuits, judgments, claims, counterclaims, demands or enforcement rights relate to the LG Studios Business, a New Lionsgate Asset or a New Lionsgate Liability, including all claims made as of the Separation Effective Time; provided, that the Party (or member of its Group) to which any such causes of action, lawsuits, judgments, claims, counterclaims, demands or enforcement rights primarily relate shall control the applicable proceedings unless such Party agrees in writing that the other Party shall control such proceedings;

(xiii) the right to enforce the confidentiality or assignment provisions of any confidentiality, non-disclosure or other similar contracts to the extent related to the confidential information of the LG Studios Business;

(xiv) the benefits of all prepaid expenses, including prepaid leases and prepaid rentals, trade accounts and other accounts, deferred charges and advance payments to the extent related to a New Lionsgate Asset;

(xv) any Tax assets allocated to New Lionsgate or member of its Group pursuant to the Tax Matters Agreement;

(xvi) any employee-related assets allocated to New Lionsgate or member of its Group pursuant to the Employee Matters Agreement; and

(xvii) all rights to and benefits and proceeds from insurance policies in the name of any Party or member of its Group for claims declared to the policy prior to the Separation Effective Time to the extent related to the LG Studios Business or a New Lionsgate Asset, subject to Section 4.3; and

(xviii) any and all Assets set forth on Schedule 2.2(b)(xviii).

Notwithstanding the foregoing, the Parties hereby acknowledge and agree that (A) while a single asset may fall within more than one of the clauses (i) through (xiv) in this Section 2.2(a), such fact does not imply that (x) such asset shall be transferred more than once or (y) any duplication of such asset is required, and (B) the New Lionsgate Assets shall not in any event include any Asset or applicable portion thereof (to the extent used or contemplated to be used or held for use) referred to in clauses (i) through (xviii) of Section 2.2(b).

2.3 Starz Liabilities; New Lionsgate Liabilities.

(a) Starz Liabilities. For the purposes of this Agreement, “Starz Liabilities” shall mean the following Liabilities of any Party or any of the members of its Group:

(i) any and all Liabilities included or reflected as liabilities or obligations of Starz or the members of the Starz Group on the Starz Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Starz Balance Sheet; provided, that the amounts set forth on the Starz Balance Sheet with respect to any Liabilities shall not be treated as minimum amounts or limitations on the amount of such Liabilities that are included in the definition of Starz Liabilities pursuant to this clause (i);

(ii) any and all Liabilities as of immediately prior to the Separation Effective Time that are of a nature or type that would have resulted in such Liabilities being included or reflected as liabilities or obligations of Starz or the members of the Starz Group on a pro forma combined balance sheet of the Starz Group or any notes or subledgers thereto as of immediately prior to the Separation Effective Time (were such balance sheet, notes and subledgers to be prepared on a basis consistent with the determination of the Liabilities included on the Starz Balance Sheet) except as otherwise allocated to New Lionsgate or any member of the New Lionsgate Group listed on Section 2.3(b), it being understood that (x) the Starz Balance Sheet shall be used to determine the types of, and methodologies used to determine, those Liabilities that are included in the definition of Starz Liabilities pursuant to this clause (ii) and (y) the amounts set forth on the Starz Balance Sheet with respect to any Liabilities shall not be treated as minimum amounts or limitations on the amount of such Liabilities that are included in the definition of Starz Liabilities pursuant to this clause (ii);

(iii) any and all Starz Accounts Payable;

(iv) any Tax liabilities allocated to Starz or member of its Group pursuant to the Tax Matters agreement;

(v) any employee-related liabilities allocated to Starz or member of its Group pursuant to the Employee Matters agreement;

(vi) any and all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Starz or any other member of the Starz Group, and all agreements, obligations and Liabilities of any member of the Starz Group under this Agreement or any of the Ancillary Agreements;

(vii) any and all Liabilities, relating to, arising out of or resulting from the actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, at or after the Separation Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Separation Effective Time), in each case to the extent that such Liabilities relate to, arise out of or result from (and only such portion relating to, arising out of or resulting from) the Starz Business or a Starz Asset; and

(viii) any and all Liabilities (x) arising out of any matter set forth on Schedule 2.3(a)(viii) or (y) arising out of any claims made by any Third Party (including New Lionsgate’s or Starz’s respective directors, officers, shareholders, employees and agents, in each case in their respective capacities as such) against any member of the New Lionsgate Group or the Starz Group to the extent relating to, arising out of or resulting from (and only such portion relating to, arising out of or resulting from) the Starz Business or the Starz Assets, or the other business, operations, activities or Liabilities referred to in clauses (i) through (vi) above, including for the avoidance of doubt the claims set forth on Schedule 2.3(a)(viii) and excluding for the avoidance of doubt the Liabilities set forth on Schedule 2.3(b)(v).

Notwithstanding the foregoing, the Parties hereby acknowledge and agree that (A) while a single Liability may fall within more than one of the clauses (i) through (vii) in this Section 2.3(a), such fact does not imply that (x) such Liability shall be transferred more than once or (y) any duplication of such Liability is required, (B) the Starz Liabilities shall not in any event include any Liability referred to in clauses (i) through (vii) of Section 2.3(b), and (C) the Starz Liabilities shall not include claims brought by New Lionsgate’s directors, officers, shareholders, employees and agents, in each case in their respective capacities as such, against any member of the New Lionsgate Group.

(b) New Lionsgate Liabilities. For the purposes of this Agreement, “New Lionsgate Liabilities” shall mean the Liabilities of any Party or members of its Group other than the Starz Liabilities. Without limiting the foregoing, the New Lionsgate Liabilities shall include:

(i) any and all Accounts Payable, other than the Starz Accounts Payable;

(ii) the New Lionsgate Debt Assumption and the obligations thereof;

(iii) any and all Liabilities relating to, arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, at or after the Separation Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Separation Effective Time) of any member of the New Lionsgate Group, and, prior to the Separation Effective Time, any member of the Starz Group, in each case, to the extent that such Liabilities are not Starz Liabilities;

(iv) any and all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by New Lionsgate or any other member of the New Lionsgate Group, and all agreements, obligations and Liabilities of any member of the New Lionsgate Group under this Agreement or any of the Ancillary Agreements;

(v) any and all Liabilities (x) arising out of any matter set forth on Schedule 2.3(b)(v) or (y) arising out of any claims made by any Third Party (including New Lionsgate’s or Starz’s respective directors, officers, shareholders, employees and agents, in each case in their respective capacities as such) against any member of the New Lionsgate Group or the Starz Group to the extent relating to, arising out of or resulting from (and only such portion relating to, arising out of or resulting from) the Starz Business or the New Lionsgate Assets, or the other business, operations, activities or Liabilities referred to in clauses (i) through (iii) above, including for the avoidance of doubt the claims set forth on Schedule 2.3(b)(v), in each case, to the extent that such Liabilities are not Starz Liabilities;

(vi) any Tax liabilities allocated to New Lionsgate or member of its Group pursuant to the Tax Matters Agreement;

(vii) any employee-related liabilities allocated to New Lionsgate or member of its Group pursuant to the Employee Matters Agreement; and

(viii) any and all Liabilities set forth on Schedule 2.3(b)(viii).

Notwithstanding the foregoing, the Parties hereby acknowledge and agree that (A) while a single Liability may fall within more than one of the clauses (i) through (vii) in this Section 2.3(a), such fact does not imply that (x) such Liability shall be transferred more than once or (y) any duplication of such Liability is required, (B) the New Lionsgate Liabilities shall not in any event include any Liability referred to in clauses (i) through (vii) of Section 2.3(b), and (C) the New Lionsgate Liabilities shall not include claims brought by Starz directors, officers, shareholders, employees and agents, in each case in their respective capacities as such, against any member of the Starz Group.

2.4 Arrangement Effective Time. Subject to the terms and conditions of this Agreement, the Transactions shall be consummated pursuant to the terms of the Plan of Arrangement at a closing to be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 on the Arrangement Effective Date (as defined in the Arrangement Agreement) or at such other place or on such other date as Lionsgate and LG Studios may mutually agree upon in writing. To the extent that documents and signatures are required to be executed or provided at or prior to the Arrangement Effective Time such matters shall be dealt with by way of a virtual closing through electronic exchange of documents and signatures.

2.5 Changes to the Transactions; Cooperation.

(a) Lionsgate and LG Studios currently intend to effect the Transactions pursuant to the Arrangement; provided, however, that the Lionsgate Board and the LG Studios Board may, upon mutual agreement and subject to the provisions of the Interim Orders, the Final Order, the Plan of Arrangement and applicable law, amend, modify or supplement the Arrangement Agreement, including to determine the Arrangement Effective Time, or otherwise terminate the Transactions.

(b) The Parties shall cooperate to accomplish the Transactions and promptly take any and all actions necessary or desirable to effect the Transactions, including the registration under the Securities Act of the New Lionsgate New Common Shares and Starz Common Shares. Lionsgate shall select any investment bank or manager in connection with the Transactions, as well as any Agent, financial printer, solicitation and/or exchange agent and financial, legal, accounting and other advisors for Lionsgate. Lionsgate and LG Studios, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Transactions.

2.6 Actions Prior to the Transactions. Prior to the Arrangement Effective Date and subject to the terms and conditions set forth herein and in the Arrangement Agreement, the Parties shall take, or cause to be taken, the following actions in connection with the Transactions:

(a) Registration Statements. Lionsgate and New Lionsgate shall prepare and file the Form S-4, and such amendments or supplements thereto, and use their respective reasonable best efforts to cause the same to become and remain effective and to obtain the applicable acceleration of effectiveness from the SEC, respectively, as required by Law, including filing such amendments to the Form S-4 as may be required by the SEC or federal, state, provincial or foreign securities Laws. Lionsgate and New Lionsgate shall also cooperate in preparing, filing with the SEC and causing to become effective registration statements, and any amendments thereof, which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Transactions or the other transactions contemplated by this Agreement and the Ancillary Agreements, as well as take all necessary steps in regards to such employee benefit and other plans necessary or appropriate in connection with the Transactions or the other transactions contemplated by this Agreement and the Ancillary Agreements.

(b) Directors and Officers. On or prior to the Arrangement Effective Date, Lionsgate and New Lionsgate shall take all necessary actions so that, as of the completion of the Transactions, the directors and executive officers of Starz and the directors and executive officers of New Lionsgate shall be those set forth in the Form S-4, unless otherwise agreed by the Parties.

(c) Stock Exchange Listings. Lionsgate shall prepare, file and use reasonable best efforts to seek to make effective, an application for listing of the New Lionsgate New Common Shares on the NYSE and the Starz Common Shares on the NASDAQ, as applicable, to be issued in the Transactions, subject to official notice of issuance.

(d) The Agent. New Lionsgate shall enter into an exchange agent agreement and a transfer agent services agreement with the Agent or otherwise provide instructions to the Agent regarding the Transactions, and Lionsgate will enter into an exchange agent agreement and a transfer agent services agreement with the Agent, or will cause the existing Lionsgate agreement to be modified, and Lionsgate may otherwise provide instructions to the Agent regarding Starz and Starz common shares in connection with the Transactions.

(e) Stock-Based Employee Benefit Plan. New Lionsgate and Starz shall take all actions as may be necessary to approve the grants of adjusted equity awards by New Lionsgate (in respect of New Lionsgate New Common Shares) and Starz (in respect of Starz Common Shares) in connection with the Transactions in order to satisfy the requirements of Rule 16b-3 under the Exchange Act and applicable Canadian securities laws.

(f) Interim Orders. Lionsgate and LG Studios shall take all action necessary in accordance with applicable Law and the Arrangement Agreement to obtain the LGEC Interim Order and the Studios Interim Order.

(g) Shareholders Meetings; Other Approvals. Lionsgate and LG Studios shall take all action necessary in accordance with applicable Law, the Interim Orders and the applicable constating documents to set a record date for, duly give notice of, convene and, following the mailing of the applicable meeting materials to shareholders, hold each applicable meeting of shareholders necessary to obtain the approvals required by the Interim Orders, including the LGEC Meeting and the Studios Meeting. Lionsgate and LG Studios shall cooperate in accordance with the Arrangement Agreement to obtain or make, as applicable, any other Approvals or Notifications that may be required in connection with the Arrangement Agreement.

(h) Final Order. Lionsgate and LG Studios shall take the actions set forth in the Arrangement Agreement with respect to obtaining the Final Order.

(i) Shareholders Meetings, Interim Order and Final Order Costs. All third-party costs, fees and expenses relating to the LGEC Meeting, the LGEC Interim Order and the Final Order, including all of the costs of producing, printing, mailing and otherwise distributing the Meeting Materials in respect of the LGEC Meeting shall be borne by each of Lionsgate and New Lionsgate equally, except as set forth on Schedule 9.9. LG Studios shall pay all third-party costs, fees and expenses relating to the Studios Meeting and the Studios Interim Order, including all of the costs of producing, printing, mailing and otherwise distributing the Meeting Materials in respect of the Studios Meeting.

2.7 Conditions to the Transactions.

(a) The consummation of the Transactions will be subject to the satisfaction, or waiver by Lionsgate and LG Studios pursuant to Section 2.7(b) (to the extent such waiver is permitted by applicable Law), of the following conditions:

(i) The transfer of the Starz Assets (other than any Delayed Starz Asset) and Starz Liabilities (other than any Delayed Starz Liability) contemplated to be transferred from New Lionsgate to Starz at or prior to the Separation Effective Time shall have occurred as contemplated by Section 2.1, and the transfer of the New Lionsgate Assets (other than any Delayed New Lionsgate Asset) and New Lionsgate Liabilities (other than any Delayed New Lionsgate Liability) contemplated to be transferred from Starz to New Lionsgate at or prior to the Separation Effective Time shall have occurred as contemplated by Section 2.1, in each case, pursuant to the Transactions Step Plan in a manner reasonably satisfactory to the Parties.

(ii) The Form S-4 shall have been filed and declared effective by the SEC, and there shall be no stop-order in effect with respect thereto, and no proceeding for that purpose shall have been instituted or threatened by the SEC.

(iii) Lionsgate shall have received the U.S. Tax Opinion on terms consistent with the Arrangement Agreement, and such U.S. Tax Opinion shall not have been withdrawn or rescinded.

(iv) All Governmental Approvals necessary to consummate the Transactions shall have been obtained and be in full force and effect.

(v) The LGEC Arrangement Approval shall have been obtained.

(vi) The Studios Arrangement Approval shall have been obtained.

(vii) The Interim Orders and the Final Order shall have been obtained on terms consistent with the Arrangement Agreement.

(viii) The Transactions and related transactions shall have been approved by the Lionsgate Board.

(ix) The Transactions and related transactions shall have been approved by the LG Studios Board.

(x) An independent appraisal firm acceptable to the Lionsgate Board shall have delivered one or more opinions to the Lionsgate Board confirming the solvency and financial viability of Starz after consummation of the Transactions, and such opinions shall be acceptable to the Lionsgate Board in form and substance in the Lionsgate Board’s sole discretion and such opinion(s) shall not have been withdrawn or rescinded.

(xi) The actions and filings necessary or appropriate under applicable U.S. federal, U.S. state, Canadian, or other securities Laws or blue sky laws and the rules and regulations thereunder in connection with the Transactions, if any, shall have been taken or made, and, where applicable, have become effective or been accepted by the applicable Governmental Authority.

(xii) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions or any of the transactions related thereto shall be in effect, and no other event outside the control of the Parties shall have occurred or failed to occur that prevents the consummation of the Transactions or any related transactions.

(xiii) The other conditions set forth in Article 4.1 of the Arrangement Agreement shall have been satisfied or waived.

(xiv) Each of the Ancillary Agreements shall have been duly executed and delivered, subject to the occurrence of the Separation Effective Time, by the applicable parties thereto.

(xv) No other events or developments shall exist or shall have occurred that, in the judgment of the Lionsgate Board or the LG Studios Board makes it inadvisable to effect the Transactions or the other transactions contemplated by this Agreement or any the Ancillary Agreements.

(b) The foregoing conditions are for the benefit of Lionsgate and LG Studios and shall not give rise to or create any duty on the part of Lionsgate, LG Studios, the Lionsgate Board or the LG Studios Board to waive or not waive any such condition or in any way limit Lionsgate’s or LG Studio’s right to terminate this Agreement as set forth in Article VIII or alter the consequences of any such termination from those specified in such Article. Any determination made, upon mutual agreement, by the Lionsgate Board and the LG Studios Board prior to the Transactions concerning the satisfaction or waiver of any or all of the conditions set forth in Section 2.7(a) shall be conclusive and binding on the Parties.

2.8 Approvals and Notifications.

(a) Approvals and Notifications for Starz Assets and Liabilities. To the extent that the transfer or assignment of any Starz Asset, the assumption of any Starz Liability or the Transactions requires any Approvals or Notifications, the Parties shall use their commercially reasonable efforts to obtain or make such Approvals or Notifications as soon as reasonably practicable and within any time periods required by such Approvals or Notifications; provided, however, that, except to the extent expressly provided in this Agreement or any of the Ancillary Agreements or as otherwise agreed between New Lionsgate and Starz, neither New Lionsgate nor Starz shall be obligated to contribute capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation or agreeing to any amended contract terms) to any Person in order to obtain or make such Approvals or Notifications.

(b) Delayed Starz Transfers. If and to the extent that the valid, complete and perfected transfer or assignment to the Starz Group of any Starz Asset or assumption by the Starz Group of any Starz Liability in connection with the Transactions would be a violation of applicable Law or require any Approvals or Notifications that have not been obtained or made by the Separation Effective Time, then, unless the Parties mutually shall otherwise determine, the transfer or assignment to the Starz Group of such Starz Assets or the assumption by the Starz Group of such Starz Liabilities, as the case may be, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such Approvals or Notifications have been obtained or made. Notwithstanding the foregoing, any such Starz Assets or Starz Liabilities shall continue to constitute Starz Assets and Starz Liabilities for all other purposes of this Agreement.

(c) Treatment of Delayed Starz Assets and Delayed Starz Liabilities. If any transfer or assignment of any Starz Asset (or a portion thereof) or any assumption of any Starz Liability (or a portion thereof) intended to be transferred, assigned or assumed hereunder, as the case may be, is not consummated at or prior to the Separation Effective Time, whether as a result of the provisions of Section 2.8(b) or for any other reason (any such Starz Asset (or a portion thereof), a “Delayed Starz Asset” and any such Starz Liability (or a portion thereof), a “Delayed Starz Liability”), then, insofar as reasonably possible and subject to applicable Law, the member of the New Lionsgate Group retaining such Delayed Starz Asset or such Delayed Starz Liability, as the case may be, shall thereafter hold such Delayed Starz Asset or Delayed Starz Liability, as the case may be, for the use and benefit (or the performance and obligation, in the case of a Liability) of the member of the Starz Group entitled thereto (at the expense of the member of the Starz Group entitled thereto), and such member of the Starz Group shall be afforded all the benefits and burdens of such Delayed Starz Asset or Delayed Starz Liability, as applicable. In addition, the member of the New Lionsgate Group retaining such Delayed Starz Asset or such Delayed Starz Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Delayed Starz Asset or Delayed Starz Liability in the ordinary course of business in accordance with Starz Group past practice and take such other actions as may be reasonably requested by the member of the Starz Group to whom such Delayed Starz Asset is to be transferred or assigned, or which will assume such Delayed Starz Liability, as the case may be, in order to place such member of the Starz Group in a substantially similar position as if such Delayed Starz Asset or Delayed Starz Liability had been contributed, transferred, assigned or assumed as contemplated hereby and so that all the benefits and burdens relating to such Delayed Starz Asset or Delayed Starz Liability, as the case may be, including use, risk of loss, potential for gain and dominion, control and command over such Delayed Starz Asset or Delayed Starz Liability, as the case may be, and all costs and expenses related thereto, shall inure from and after the Separation Effective Time (and from any earlier time provided for in a Transfer Document until the Separation Effective Time) to the Starz Group. Each of New Lionsgate and Starz shall, and shall cause the members of its Group to, (i) treat for all Tax purposes any Delayed Starz Asset or Delayed Starz Liability as an Asset owned by, and/or a Liability of, as applicable, Starz or the applicable member(s) of the Starz Group, not later than the Separation Effective Time, and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by applicable Law). For the avoidance of doubt, New Lionsgate shall not dispose of, pledge, sell or otherwise transfer any Delayed Starz Asset without the prior written consent of Starz.

(d) Transfer of Delayed Starz Assets and Delayed Starz Liabilities. If and when the Approvals or Notifications, the absence of which caused the deferral of transfer or assignment of any Delayed Starz Asset or the deferral of assumption of any Delayed Starz Liability pursuant to Section 2.8(b), are obtained or made, and, if and when any other legal impediments to the transfer or assignment of any Delayed Starz Asset or the assumption of any Delayed Starz Liability have been removed, the transfer or assignment of the applicable Delayed Starz Asset or the assumption of the applicable Delayed Starz Liability, as the case may be, shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

(e) Costs for Delayed Starz Assets and Delayed Starz Liabilities. Except as otherwise agreed in writing between the Parties, any member of the New Lionsgate Group retaining a Delayed Starz Asset or Delayed Starz Liability due to the deferral of the transfer or assignment of such Delayed Starz Asset or the deferral of the assumption of such Delayed Starz Liability, as the case may be, shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced (or otherwise made available) by Starz or the member of the Starz Group entitled to the Delayed Starz Asset or Delayed Starz Liability, other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by Starz or the member of the Starz Group entitled to such Delayed Starz Asset or Delayed Starz Liability; provided, however, that the New Lionsgate Group shall not knowingly allow the loss or diminution in value of any Delayed Starz Asset without first providing the Starz Group commercially reasonable notice of such potential loss or diminution in value and affording the Starz Group commercially reasonable opportunity to take action to prevent such loss or diminution in value.

(f) Approvals and Notifications for New Lionsgate Assets and Liabilities. To the extent that the transfer or assignment of any New Lionsgate Asset, the assumption of any New Lionsgate Liability or the Transactions requires any Approvals or Notifications, the Parties shall use their commercially reasonable efforts to obtain or make such Approvals or Notifications as soon as reasonably practicable and within any time periods required by such Approvals or Notifications; provided, however, that, except to the extent expressly provided in this Agreement or any of the Ancillary Agreements or as otherwise agreed between New Lionsgate and Starz, neither New Lionsgate nor Starz shall be obligated to contribute capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation or agreeing to any amended contract terms) to any Person in order to obtain or make such Approvals or Notifications.

(g) Delayed New Lionsgate Transfers. If and to the extent that the valid, complete and perfected transfer or assignment to the New Lionsgate Group of any New Lionsgate Asset or assumption by the New Lionsgate Group of any New Lionsgate Liability in connection with the Transactions would be a violation of applicable Law or require any Approvals or Notifications that have not been obtained or made by the Separation Effective Time then, unless the Parties mutually shall otherwise determine, the transfer or assignment to the New Lionsgate Group of such New Lionsgate Assets or the assumption by the New Lionsgate Group of such New Lionsgate Liabilities, as the case may be, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such Approvals or Notifications have been obtained or made. Notwithstanding the foregoing, any such New Lionsgate Assets or New Lionsgate Liabilities shall continue to constitute New Lionsgate Assets and New Lionsgate Liabilities for all other purposes of this Agreement.

(h) Treatment of Delayed New Lionsgate Assets and Delayed New Lionsgate Liabilities. If any transfer or assignment of any New Lionsgate Asset (or a portion thereof) or any assumption of any New Lionsgate Liability (or a portion thereof) intended to be transferred, assigned or assumed hereunder, as the case may be, is not consummated at or prior to the Separation Effective Time whether as a result of the provisions of Section 2.8(g) or for any other reason (any such New Lionsgate Asset (or a portion thereof), a “Delayed New Lionsgate Asset” and any such New Lionsgate Liability (or a portion thereof), a “Delayed New Lionsgate Liability”), then, insofar as reasonably possible and subject to applicable Law, the member of the Starz Group retaining such Delayed New Lionsgate Asset or such Delayed New Lionsgate Liability, as the case may be, shall thereafter hold such Delayed New Lionsgate Asset or Delayed New Lionsgate Liability, as the case may be, for the use and benefit (or the performance or obligation, in the case of a Liability) of the member of the New Lionsgate Group entitled thereto (at the expense of the member of the New Lionsgate Group entitled thereto), and such member of the New Lionsgate Group shall be afforded all the benefits and burdens of such Delayed New Lionsgate Asset or Delayed New Lionsgate Liability, as applicable. In addition, the member of the Starz Group retaining such Delayed New Lionsgate Asset or such Delayed New Lionsgate Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Delayed New Lionsgate Asset or Delayed New Lionsgate Liability in the ordinary course of business in accordance with New Lionsgate Group past practice and take such other actions as may be reasonably requested by the member of the New Lionsgate Group to which such Delayed New Lionsgate Asset is to be transferred or assigned, or which will assume such Delayed New Lionsgate Liability, as the case may be, in order to place such member of the New Lionsgate Group in a substantially similar position as if such Delayed New Lionsgate Asset or Delayed New Lionsgate Liability had been contributed, transferred, assigned or assumed as contemplated hereby and so that all the benefits and burdens relating to such Delayed New Lionsgate Asset or Delayed New Lionsgate Liability, as the case may be, including use, risk of loss, potential for gain, and dominion, control and command over such Delayed New Lionsgate Asset or Delayed New Lionsgate Liability, as the case may be, and all costs and expenses related thereto, shall inure from and after the Separation Effective Time (and from any earlier time provided for in a Transfer Document until the Separation Effective Time) to the New Lionsgate Group. Each of New Lionsgate and Starz shall, and shall cause the members of its Group to, (i) treat for all Tax purposes any Delayed New Lionsgate Asset or Delayed New Lionsgate Liability as an Asset owned by, and/or a Liability of, as applicable, New Lionsgate or the applicable member(s) of the New Lionsgate Group, not later than the Separation Effective Time, and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by applicable Law).

(i) Transfer of Delayed New Lionsgate Assets and Delayed New Lionsgate Liabilities. If and when the Approvals or Notifications, the absence of which caused the deferral of transfer or assignment of any Delayed New Lionsgate Asset or the deferral of assumption of any Delayed New Lionsgate Liability pursuant to Section 2.8(g), are obtained or made, and, if and when any other legal impediments to the transfer or assignment of any Delayed New Lionsgate Asset or the assumption of any Delayed New Lionsgate Liability have been removed, the transfer or assignment of the applicable Delayed New Lionsgate Asset or the assumption of the applicable Delayed New Lionsgate Liability, as the case may be, shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

(j) Costs for Delayed New Lionsgate Assets and Delayed New Lionsgate Liabilities. Except as otherwise agreed in writing between the Parties, any member of the Starz Group retaining a Delayed New Lionsgate Asset or Delayed New Lionsgate Liability due to the deferral of the transfer or assignment of such Delayed New Lionsgate Asset or the deferral of the assumption of such Delayed New Lionsgate Liability, as the case may be, shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced (or otherwise made available) by New Lionsgate or the member of the New Lionsgate Group entitled to the Delayed New Lionsgate Asset or Delayed New Lionsgate Liability, other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by New Lionsgate or the member of the New Lionsgate Group entitled to such Delayed New Lionsgate Asset or Delayed New Lionsgate Liability; provided, however, that the Starz Group shall not knowingly allow the loss or diminution in value of any Delayed New Lionsgate Asset without first providing the New Lionsgate Group commercially reasonable notice of such potential loss or diminution in value and affording the New Lionsgate Group commercially reasonable opportunity to take action to prevent such loss or diminution in value.

2.9 Assignment and Novation of Liabilities.

(a) Assignment and Novation of Starz Liabilities.

(i) Prior to the Arrangement Effective Time or as soon as practicable thereafter, each of New Lionsgate and Starz, at the request of the other, shall use its commercially reasonable efforts to obtain, or to cause to be obtained, as soon as reasonably practicable, any consent, substitution, approval or amendment required to novate or assign all Starz Liabilities and obtain in writing the unconditional release of each member of the New Lionsgate Group that is a party to or otherwise obligated under any such arrangements, to the extent permitted by applicable Law, so that, in any such case, the members of the Starz Group shall be solely responsible for such Starz Liabilities; provided, however, that, except as otherwise expressly provided in this Agreement or any of the Ancillary Agreements, neither New Lionsgate nor Starz shall be obligated to contribute any capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation or agreeing to any amended contract terms) to any third (3rd) Person from whom any such consent, substitution, approval, amendment or release is requested. To the extent such substitution contemplated by the first sentence of this Section 2.9(a)(i) has been effected, the members of the New Lionsgate Group shall, from and after the Arrangement Effective Time, cease to have any obligation whatsoever arising from or in connection with such Starz Liabilities.

(ii) If New Lionsgate or Starz is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, amendment or release, and the applicable member of the New Lionsgate Group continues to be bound by such agreement, lease, license or other obligation or Liability (each, an “Unreleased Starz Liability”), Starz shall, to the extent not prohibited by Law, (A) use its commercially reasonable efforts (subject to the proviso set forth in Section 2.9(a)(i) above) to effect such consent, substitution, approval, amendment or release as soon as practicable following the Arrangement Effective Time, and (B) as indemnitor, guarantor, agent or subcontractor for such member of the New Lionsgate Group, as the case may be, (1) pay, perform and discharge fully all the obligations or other Liabilities of such member of the New Lionsgate Group that constitute Unreleased Starz Liabilities from and after the Arrangement Effective Time and (2) use its commercially reasonable efforts to effect such payment, performance or discharge prior to any demand for such payment, performance or discharge is permitted to be made by the obligee thereunder on any member of the New Lionsgate Group. If and when any such consent, substitution, approval, amendment or release shall be obtained or the Unreleased Starz Liabilities shall otherwise become assignable or able to be novated, New Lionsgate shall promptly assign, or cause to be assigned, and Starz or the applicable member of the Starz Group shall assume, such Unreleased Starz Liabilities without exchange of further consideration.

(iii) If New Lionsgate or Starz is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, amendment or release as set forth in clause (ii) of this

Section 2.9(a), Starz and any relevant member of its Group that has assumed the applicable Unreleased Starz Liability shall indemnify, defend and hold harmless New Lionsgate against or from such Unreleased Starz Liability in accordance with the provisions of Article III and shall, as agent or subcontractor for New Lionsgate, pay, perform and discharge fully all the obligations or other Liabilities of New Lionsgate thereunder.

(b) Assignment and Novation of New Lionsgate Liabilities.

(i) Prior to the Arrangement Effective Time or as soon as practicable thereafter, each of Starz and New Lionsgate, at the request of the other, shall use its commercially reasonable efforts (subject to the proviso set forth in Section 2.9(a)(i) above) to obtain, or to cause to be obtained, as soon as reasonably practicable, any consent, substitution, approval or amendment required to novate or assign all New Lionsgate Liabilities and obtain in writing the unconditional release of each member of the Starz Group that is a party to or otherwise obligated under any such arrangements, to the extent permitted by applicable Law, so that, in any such case, the members of the New Lionsgate Group shall be solely responsible for such New Lionsgate Liabilities; provided, however, that, except as otherwise expressly provided in this Agreement or any of the Ancillary Agreements, neither New Lionsgate nor Starz shall be obligated to contribute any capital or pay any consideration in any form (including providing any letter of credit, guaranty or other financial accommodation or agreeing to any amended contract terms) to any third (3rd) Person from whom any such consent, substitution, approval, amendment or release is requested. To the extent such substitution contemplated by the first sentence of this Section 2.9(b)(i) has been effected, the members of the Starz Group shall, from and after the Arrangement Effective Time, cease to have any obligation whatsoever arising from or in connection with such New Lionsgate Liabilities.

(ii) If New Lionsgate or Starz is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, amendment or release and the applicable member of the Starz Group continues to be bound by such agreement, lease, license or other obligation or Liability (each, an “Unreleased New Lionsgate Liability”), New Lionsgate shall, to the extent not prohibited by Law, (A) use its commercially reasonable effort (subject to the proviso set forth in Section 2.9(a)(i) above) to effect such consent, substitution, approval, amendment or release as soon as practicable following the Arrangement Effective Time, and (B) as indemnitor, guarantor, agent or subcontractor for such member of the Starz Group, as the case may be, (1) pay, perform and discharge fully all the obligations or other Liabilities of such member of the Starz Group that constitute Unreleased New Lionsgate Liabilities from and after the Arrangement Effective Time and (2) use its commercially reasonable efforts to effect such payment, performance or discharge prior to any demand for such payment, performance or discharge is permitted to be made by the obligee thereunder on any member of the Starz Group. If and when any such consent, substitution, approval, amendment or release shall be obtained or the Unreleased New Lionsgate Liabilities shall otherwise become assignable or able to be novated, Starz shall promptly assign, or cause to be assigned, and New Lionsgate or the applicable member of the New Lionsgate Group shall assume, such Unreleased New Lionsgate Liabilities without exchange of further consideration.

(iii) If Starz or New Lionsgate is unable to obtain, or to cause to be obtained, any such required consent, substitution, approval, amendment or release as set forth in clause (ii) of this Section 2.9(b), New Lionsgate and any relevant member of its Group that has assumed the applicable Unreleased New Lionsgate Liability shall indemnify, defend and hold harmless Starz against or from such Unreleased New Lionsgate Liability in accordance with the provisions of Article III and shall, as agent or subcontractor for Starz, pay, perform and discharge fully all the obligations or other Liabilities of Starz thereunder.

2.10 Release of Guarantees. In furtherance of, and not in limitation of, the obligations set forth in Section 2.9 and Section 2.17:

(a) At or prior to the Arrangement Effective Time or as soon as practicable thereafter, each of New Lionsgate and Starz shall, at the request of the other Party and with the reasonable cooperation of such other Party and the applicable member(s) of such other Party’s Group, use commercially reasonable efforts (subject to the proviso set forth in Section 2.9(a)(i) above) to (i) have any member(s) of the New Lionsgate Group removed as guarantor of or obligor for any Starz Liability to the extent such guarantee or obligation relates to Starz Liabilities, including the removal of any Security Interest on or in any New Lionsgate Asset that may serve as collateral or security for any such Starz Liability; and (ii) have any member(s) of the Starz Group removed as guarantor of or obligor for any New Lionsgate Liability to the extent such guarantee or obligation relates to New Lionsgate Liabilities, including the removal of any Security Interest on or in any Starz Asset that may serve as collateral or security for any such New Lionsgate Liability.

(b) To the extent required to obtain a release from a guarantee of:

(i) any member of the New Lionsgate Group, Starz shall (or shall cause a member of the Starz Group to) execute a guarantee agreement in the form of the existing guarantee or such other form as is agreed to by the relevant parties to such guarantee agreement, which agreement shall include the removal of any Security Interest on or in any New Lionsgate Asset that may serve as collateral or security for any such Starz Liability, except to the extent that such existing guarantee contains representations, covenants or other terms or provisions either (x) with which Starz (or any member of the Starz Group) would be reasonably unable to comply or (y) which Starz (or any member of the Starz Group) would not reasonably be able to avoid breaching; and

(ii) any member of the Starz Group, New Lionsgate shall (or shall cause a member of the New Lionsgate Group to) execute a guarantee agreement in the form of the existing guarantee or such other form as is agreed to by the relevant parties to such guarantee agreement, which agreement shall include the removal of any Security Interest on or in any Starz Asset that may serve as collateral or security for any such New Lionsgate Liability, except to the extent that such existing guarantee contains representations, covenants or other terms or provisions either (x) with which New Lionsgate (or any member of the New Lionsgate Group) would be reasonably unable to comply or (y) which New Lionsgate (or any member of the New Lionsgate Group) would not reasonably be able to avoid breaching.

(c) If New Lionsgate or Starz is unable to obtain, or to cause to be obtained, any such required removal or release, or is expressly not required to do so, in each case as set forth in Section 2.10(a) and (b), as applicable, (i) the Party or the relevant member of its Group that is responsible pursuant to this Agreement for the Liability associated with such guarantee shall indemnify, defend and hold harmless the guarantor or obligor, as applicable, against or from any Liability arising from or relating thereto in accordance with the provisions of Article III and shall, as agent or subcontractor for such guarantor or obligor, pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder; and (ii) each of New Lionsgate and Starz, on behalf of itself and the other members of their respective Group, agrees not to renew or extend the term of, increase any obligations under, or transfer to a Third Party, any loan, guarantee, lease, contract or other obligation for which the other Party or a member of its Group is or may be liable unless all obligations of such other Party and the members of such other Party’s Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to such other Party.

2.11 Termination of Agreements.

(a) In furtherance of the releases and other provisions of Section 3.1, Starz and each member of the Starz Group, on the one hand, and New Lionsgate and each member of the New Lionsgate Group, on the other hand, hereby terminate the agreements set forth on Schedule 2.11(a), effective as of the Arrangement Effective Time, and no such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Arrangement Effective Time. Any and all other agreements, arrangements, commitments or understandings, whether or not in writing, between or among Starz and/or any member of the Starz Group, on the one hand, and New Lionsgate and/or any member of the New Lionsgate Group, on the other hand, shall not be affected by the Transactions, except as otherwise provided in or expressly contemplated by this Agreement or any Ancillary Agreement. Each

Party shall, at the reasonable request of the other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b) Except as set forth on Schedule 2.11(b), all of the intercompany accounts receivable and accounts payable between any member of the New Lionsgate Group, on the one hand, and any member of the Starz Group, on the other hand, outstanding as of the Arrangement Effective Time and arising out of the contracts or agreements described in Schedule 2.11(a) shall be repaid or settled immediately prior to or as promptly as practicable after the Arrangement Effective Time. All other intercompany accounts receivable and accounts payable between any member of the New Lionsgate Group, on the one hand, and any member of the Starz Group, on the other hand, outstanding as of the Arrangement Effective Time shall be repaid or settled following the Arrangement Effective Time in the ordinary course of business or, if otherwise mutually agreed prior to the Arrangement Effective Time by duly authorized representatives of New Lionsgate and Starz, cancelled.

2.12 Treatment of Shared Contracts.

(a) Subject to applicable Law and without limiting the generality of the obligations set forth in Section 2.1, unless the Parties otherwise agree or the benefits of any contract, agreement, arrangement, commitment or understanding described in this Section 2.12 are expressly conveyed to the applicable Party pursuant to this Agreement or an Ancillary Agreement, any contract or agreement, a portion of which relates to matters that would be the subject of a Starz Asset, but the remainder of which relates to matters that would be the subject of a New Lionsgate Asset, or vice versa (any such contract or agreement, including those set forth on Schedule 2.12(a), a “Shared Contract”), shall be assigned in relevant part to the applicable member(s) of the applicable Group, if so assignable, or appropriately amended prior to, on or after the Arrangement Effective Time, so that each Party or the member of its Group shall, as of the Arrangement Effective Time, be entitled to the rights and benefits, and shall assume the related portion of any Liabilities, inuring to its respective businesses; provided, however, that (i) in no event shall any member of any Group be required to assign (or amend) any Shared Contract in its entirety or to assign a portion of any Shared Contract which is not assignable (or cannot be amended) by its terms (including any terms imposing consents or conditions on an assignment where such consents or conditions have not been obtained or fulfilled) and (ii) if any Shared Contract cannot be so partially assigned by its terms or otherwise, or cannot be amended or if such assignment or amendment would impair the benefit the parties thereto derive from such Shared Contract, then the Parties shall, and shall cause each of the members of their respective Groups to, take such other reasonable and permissible actions (including by providing prompt notice to the other Party with respect to any relevant claim of Liability or other relevant matters arising in connection with a Shared Contract so as to allow such other Party the ability to exercise any applicable rights under such Shared Contract) to cause a member of the Starz Group or the New Lionsgate Group, as the case may be, to receive the rights and benefits of that portion of each Shared Contract that relates to the Starz Business or the LG Studios Business, as the case may be (in each case, to the extent so related), as if such Shared Contract had been assigned to a member of the applicable Group (or amended to allow a member of the applicable Group to exercise applicable rights under such Shared Contract) pursuant to this Section 2.12, and to bear the burden of the corresponding Liabilities (including any Liabilities that may arise by reason of such arrangement), as if such Liabilities had been assumed by a member of the applicable Group pursuant to this Section 2.12.

(b) Each of New Lionsgate and Starz shall, and shall cause the members of its Group to, (i) treat for all Tax purposes the portion of each Shared Contract inuring to its respective businesses as an Asset owned by, and/or a Liability of, as applicable, such Party, or the members of its Group, as applicable, not later than the Arrangement Effective Time (or such earlier time as provided under a Transfer Document), and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by applicable Law).

(c) Nothing in this Section 2.12 shall require any member of any Group to make any non-de-minimis payment (except to the extent advanced, assumed or agreed in advance to be reimbursed by any member of the other Group), incur any non-de-minimis obligation or grant any non-de-minimis concession for the benefit of any member of any other Group in order to effect any transaction contemplated by this Section 2.12.

2.13 Bank Accounts; Cash Balances.

(a) Each Party agrees to take, or cause the members of its Group to take, at the Arrangement Effective Time (or such earlier time as the Parties may agree), all actions necessary to amend all contracts or agreements governing each bank and brokerage account owned by Starz or any other member of the Starz Group (collectively, the “Starz Accounts”) and all contracts or agreements governing each bank or brokerage account owned by New Lionsgate or any other member of the New Lionsgate Group (collectively, the “New Lionsgate Accounts”) so that each such Starz Account and New Lionsgate Account, if currently linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to, hereinafter “Linked”) to any New Lionsgate Account or Starz Account, respectively, is de-Linked from such New Lionsgate Account or Starz Account, respectively.

(b) It is intended that, following consummation of the actions contemplated by Section 2.13(a), there will be in place a cash management process pursuant to which the Starz Accounts will be managed and funds collected will be transferred into one (1) or more accounts maintained by Starz or a member of the Starz Group.

(c) It is intended that, following consummation of the actions contemplated by Section 2.13(a), there will continue to be in place a cash management process pursuant to which the New Lionsgate Accounts will be managed and funds collected will be transferred into one (1) or more accounts maintained by New Lionsgate or a member of the New Lionsgate Group.

(d) With respect to any outstanding checks issued or payments initiated by New Lionsgate, Starz, or any of the members of their respective Groups prior to the Arrangement Effective Time, such outstanding checks and payments shall be honored following the Arrangement Effective Time by the Person or Group owning the account on which the check is drawn or from which the payment was initiated, respectively.

(e) As between New Lionsgate and Starz, and the members of their respective Groups, all payments made and reimbursements, credits, returns or rebates received after the Arrangement Effective Time by any Party (or member of its Group) that relate to a business, Asset or Liability of another Party (or member of its Group), shall be held by such Party in trust for the use and benefit of the Party entitled thereto and, promptly following receipt by such Party of any such payment or reimbursement, credit, return or rebate such Party shall pay over, or shall cause the applicable member of its Group to pay over, to the applicable other Party the amount of such payment or reimbursement, credit, return or rebate without right of set-off.

2.14 Ancillary Agreements. Effective at or prior to the Arrangement Effective Time, each of the Parties will, or will cause the applicable members of their Groups to, execute and deliver all Ancillary Agreements to which it is a party.

2.15 Transition Committee. Upon or prior to the Arrangement Effective Time, the Parties shall establish a transition committee (the “Transition Committee”) that shall consist of two members from each of New Lionsgate and Starz. From and until the date that is two (2) years from the Arrangement Effective Time, the Transition Committee shall be responsible for monitoring and managing all matters related to any of the transactions contemplated by this Agreement or any Ancillary Agreements. From and after the Arrangement Effective Time, the Transition Committee shall have the authority to (a) establish one or more subcommittees from time to time as it deems appropriate or as may be described in any Ancillary Agreements, with each such subcommittee comprised of one or more members of the Transition Committee or one or more employees of any of the Parties or any members of their respective Groups, and each such subcommittee having such scope of responsibility as may be determined by the Transition Committee from time to time; (b) delegate to any such committee any of the monitoring and managing authority of the Transition Committee; and (c) combine, modify the scope of responsibility of, and disband any such subcommittees, and to modify or reverse any such delegations. The Transition Committee shall establish general procedures for managing the responsibilities delegated to it under this Section 2.15 and may modify such procedures from time to time. All decisions by the Transition Committee or any subcommittee thereof shall be effective only if mutually agreed by each of the applicable Parties. The Parties shall utilize the procedures set forth in Article VI to resolve any matters as to which the Transition Committee is not able to reach a decision.

2.16 Disclaimer of Representations and Warranties. EACH OF NEW LIONSGATE (ON BEHALF OF ITSELF AND EACH MEMBER OF THE NEW LIONSGATE GROUP) AND STARZ (ON BEHALF OF ITSELF AND EACH MEMBER OF THE STARZ GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS OR APPROVALS REQUIRED IN CONNECTION THEREWITH (INCLUDING GOVERNMENTAL APPROVALS OR PERMITS OF ANY KIND), AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY CLAIM OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY ASSIGNMENT, DOCUMENT OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS,” “WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM OF DEED OR CONVEYANCE) AND THE RESPECTIVE TRANSFEREES SHALL BEAR, WITHOUT LIMITATION, THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE WILL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, AND (II) ANY NECESSARY APPROVALS OR NOTIFICATIONS ARE NOT OBTAINED OR MADE OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

2.17 Financing Arrangements.

(a) At or prior to the Arrangement Effective Time, (i) Starz and/or other members of the Starz Group shall enter into and/or assume or remain party to the financing arrangements set forth on Schedule 2.17(a)(i) (the “Starz Financing Arrangements”) and (ii) New Lionsgate and/or other members of the New Lionsgate Group shall enter into and/or assume or remain party to the financing arrangements set forth on Schedule 2.17(a)(ii) (the “Studios Financing Arrangements”).

(b) Each of New Lionsgate and Starz hereby agree to take all necessary actions to assure the full release and discharge of (x) New Lionsgate and the other members of the New Lionsgate Group from all obligations (including guarantees, if any) in connection with the Starz Financing Arrangements and (y) Starz and the other members of the Starz Group from all obligations (including guarantees, if any) in connection with the Studios Financing Arrangements. Each of New Lionsgate and Starz hereby further agree that (x) Starz or any other member of the Starz Group, as the case may be, and not New Lionsgate or any other member of the New Lionsgate Group, are and shall be responsible for all costs and expenses incurred in connection with the Starz Financing Arrangements and (y) New Lionsgate or any other member of the New Lionsgate Group, as the case may be, and not Starz or any other member of the Starz Group, are and shall be responsible for all costs and expenses incurred in connection with the Studios Financing Arrangements.

(c) Prior to the Arrangement Effective Time, each of New Lionsgate and Starz shall cooperate in the preparation of all materials as may be necessary or advisable to execute each of the Starz Financing Arrangements and the Studios Financing Arrangements.

ARTICLE III

MUTUAL RELEASES; INDEMNIFICATION

3.1 Release of Pre-Transactions Claims.

(a) Starz Release of New Lionsgate. Except as provided in Section 3.1(c) and Section 3.1(d), effective as of the Arrangement Effective Time, Starz does hereby, for itself and each other member of the Starz Group, and their respective successors and assigns, and, to the extent permitted by Law, all Persons who at any time prior to the Arrangement Effective Time have been equityholders, directors, officers, agents or employees of any member of the Starz Group or have served as directors, officers, agents or employees of another Person at the request of any member of the Starz Group (in each case, in their respective capacities as such), remise, release and forever discharge (i) New Lionsgate and the members of the New Lionsgate Group and LG Studios and the members of the LG Studios Group, and their respective successors and assigns, and (ii) all Persons who at any time prior to the Arrangement Effective Time have been equityholders, directors, officers, agents or employees of any member of the New Lionsgate Group or the LG Studios Group or have served as directors, officers, agents or employees of another Person at the request of any member of the New Lionsgate Group or the LG Studios Group (in each case, in their respective capacities as such), who are not, as of immediately following the Arrangement Effective Time, equityholders, directors, officers, agents or employees of Starz or a member of the Starz Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, and (iii) all Persons who at any time prior to the Arrangement Effective Time are or have been equityholders, directors, officers, agents or employees of a Starz Entity or a wholly owned Subsidiary of a Starz Entity and who are not, as of immediately following the Arrangement Effective Time, directors, officers or employees of Starz or a member of the Starz Group (in each case, in their respective capacities as such), in each case from (A) all Starz Liabilities, (B) all Liabilities arising from or in connection with the Transactions and all other activities to implement the Transactions, in each case, excluding any indemnification or contribution obligations of the Parties set forth in this Agreement, any Ancillary Agreement, or as set forth in Schedule 3.6 and (C) all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Arrangement Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Arrangement Effective Time), in each case to the extent relating to, arising out of or resulting from the Starz Business, the Starz Assets or the Starz Liabilities. The foregoing release includes a release of any rights and benefits conferred by or under California Civil Code Section 1542 or any applicable Law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Starz hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless each Party expressly waives any and all rights which they may have under Section 1542 of the California Civil Code or any other state or federal statute or common law principle of similar effect.

(b) New Lionsgate and LG Studios Release of Starz. Except as provided in Section 3.1(c) and Section 3.1(d), effective as of the Arrangement Effective Time, each of New Lionsgate and LG Studios does hereby, for itself and each other member of the New Lionsgate Group and the LG Studios Group and their respective successors and assigns, and, to the extent permitted by Law, all Persons who at any time prior to the Arrangement Effective Time have been equityholders, directors, officers, agents or employees of any member of the New Lionsgate Group or the LG Studios Group or have served as directors, officers, agents or employees of another Person at the request of any member of the New Lionsgate Group or the LG Studios Group (in each case, in their respective capacities as such), remise, release and forever discharge (i) Starz and the members of the Starz Group and their respective successors and assigns, (ii) all Persons who at any time prior to the Arrangement Effective Time have been equityholders, directors, officers, agents or employees of any member of the Starz Group or have served as directors, officers, agents or employees of another Person at the request of any member of the New Lionsgate Group or the LG Studios Group (in each case, in their respective capacities as such) who are not, as of immediately following the Arrangement Effective Time, equityholders, directors, officers, agents or employees of New Lionsgate or a member of the New Lionsgate Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, and (iii) all Persons who at any time prior to the Arrangement Effective Time are or have been equityholders, directors, officers, agents or employees of a New Lionsgate Transferred Entity or a wholly owned Subsidiary of a New Lionsgate Transferred Entity and who are not, as of immediately following the Arrangement Effective Time, directors, officers or employees of New Lionsgate or a member of the New Lionsgate Group (in each case, in their respective capacities as such), in each case from (A) all New Lionsgate Liabilities, (B) all Liabilities arising from or in connection with the Transactions and all other activities to implement the Transactions, in each case, excluding any indemnification or contribution obligations of the Parties set forth in this Agreement, any Ancillary Agreement, or as set forth in Schedule 3.6 and (C) all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Arrangement Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Arrangement Effective Time), in each case to the extent relating to, arising out of or resulting from the LG Studios Business, the New Lionsgate Assets or the New Lionsgate Liabilities. The foregoing release includes a release of any rights and benefits conferred by or under California Civil Code Section 1542 or any applicable Law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

New Lionsgate hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless each Party expressly waives any and all rights which they may have under Section 1542 of the California Civil Code or any other state or federal statute or common law principle of similar effect.

(c) Obligations Not Affected. Nothing contained in Section 3.1(a) or 3.1(b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in Section 2.11(a) or the applicable Schedules to this Agreement or any Ancillary Agreement as not to terminate as of the Arrangement Effective Time, in each case in accordance with their respective terms. Nothing contained in Section 3.1(a) or 3.1(b) shall release any Person from:

(i) any Liability provided in or resulting from any agreement among any members of the New Lionsgate Group or any members of the Starz Group that is specified in Section 2.11(b) or the applicable Schedules to this Agreement or any Ancillary Agreement as not to terminate as of the Arrangement Effective Time, or any other Liability specified in Section 2.11(b) as not to terminate as of the Arrangement Effective Time;

(ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group, including with respect to indemnification or contribution, under, this Agreement or any Ancillary Agreement;

(iii) any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of the other Group prior to the Arrangement Effective Time;

(iv) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value received basis for work done by a member of one Group at the request or on behalf of a member of the other Group;

(v) any Liability provided in or resulting from any contract or understanding that is entered into after the Arrangement Effective Time between any Party (and/or a member of such Party’s Group), on the one hand, and any other Party (and/or a member of the other Party’s Group), on the other hand;

(vi) any Liability provided in or resulting from any agreement between any Person, who after the Arrangement Effective Time is an employee of the Starz Group, on the one hand, and any member of the New Lionsgate Group, on the other hand, including any Liability resulting from any obligation of any such Person in respect of confidentiality, non-competition, non-disparagement or assignment of rights;

(vii) any Liability provided in or resulting from any agreement between any Person, who after the Arrangement Effective Time is an employee of the New Lionsgate Group, on the one hand, and any member of the Starz Group, on the other hand, including any Liability resulting from any obligation of any such Person in respect of confidentiality, non-competition, non-disparagement or assignment of rights;

(viii) any Liability that the Parties may have with respect to any indemnification or contribution or other obligation pursuant to this Agreement, any Ancillary Agreement or otherwise for claims brought against the Parties by third Persons, which Liability shall be governed by the provisions of this Article III and Article IV and, if applicable, the appropriate provisions of the Ancillary Agreements;

(ix) any Liability arising out of agreements and understandings set forth on Schedule 3.6, other than to the extent set forth therein; or

(x) any Liability the release of which would result in the release of any Person other than a Person expressly contemplated to be released pursuant to this Section 3.1.

In addition, nothing contained in Section 3.1(a) shall release any member of the Lionsgate Group or LG Studios Group from honoring its existing obligations to indemnify any director, officer or employee of Starz who was a director, officer or employee of any member of the Lionsgate Group or LG Studios Group at or prior to the Arrangement Effective Time, to the extent such director, officer or employee is or becomes a named defendant in any Action with respect to which such director, officer or employee was entitled to such indemnification pursuant to such existing obligations; it being understood that, if the underlying obligation giving rise to such Action is a Starz Liability, Starz shall indemnify New Lionsgate for such Liability (including New Lionsgate’s costs to indemnify the director, officer or employee) in accordance with the provisions set forth in this Article III.

In addition, nothing contained in Section 3.1(b) shall release any member of the Starz Group from honoring its existing obligations to indemnify any director, officer or employee of New Lionsgate who was a director, officer or employee of any member of the Starz Group at or prior to the Arrangement Effective Time, to the extent such director, officer or employee is or becomes a named defendant in any Action with respect to which such director, officer or employee was entitled to such indemnification pursuant to such existing obligations; it being understood that, if the underlying obligation giving rise to such Action is a New Lionsgate Liability, New

Lionsgate shall indemnify Starz for such Liability (including Starz’s costs to indemnify the director, officer or employee) in accordance with the provisions set forth in this Article III.

(d) No Claims. Starz shall not make, and shall not permit any other member of the Starz Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against New Lionsgate or any other member of the New Lionsgate Group, or any other Person released pursuant to Section 3.1(a), with respect to any Liabilities released pursuant to Section 3.1(a). New Lionsgate shall not make, and shall not permit any other member of the New Lionsgate Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Starz or any other member of the Starz Group, or any other Person released pursuant to Section 3.1(b), with respect to any Liabilities released pursuant to Section 3.1(b).

(e) Execution of Further Releases. At any time at or after the Arrangement Effective Time, at the request of any Party, the applicable Party shall cause each member of its Group to execute and deliver releases reflecting the provisions of this Section 3.1.

3.2 Indemnification by Starz. Except as otherwise specifically set forth in this Agreement or in any Ancillary Agreement, to the fullest extent permitted by Law, Starz shall, and shall cause the other members of the Starz Group to, indemnify, defend and hold harmless New Lionsgate, each member of the New Lionsgate Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “New Lionsgate Indemnitees”), from and against any and all Liabilities of the New Lionsgate Indemnitees relating to, arising out of or resulting from, directly or indirectly, any of the following items (without duplication):

(a) any Starz Liability;

(b) any failure of Starz, any other member of the Starz Group or any other Person to pay, perform or otherwise promptly discharge any Starz Liabilities in accordance with their terms, whether prior to, on or after the Arrangement Effective Time;

(c) any breach by Starz or any other member of the Starz Group of this Agreement or any of the Ancillary Agreements (other than the Transition Services Agreement and Arrangement Agreement, of which indemnification obligations of the Parties are specified thereunder);

(d) except to the extent it relates to a New Lionsgate Liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of any member of the Starz Group by any member of the New Lionsgate Group that survives following the Transactions; and

(e) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (i) contained in the Form S-4 or any prospectus (including in any amendments or supplements thereto) to the extent such information pertains to (x) any member of the Starz Group or (y) the Starz Business, (ii) contained in any public filings made by Starz with the SEC or the Canadian Securities Authorities following the date of the Transactions or (iii) provided by Starz to New Lionsgate specifically for inclusion in New Lionsgate’s annual or quarterly or current reports following the date of the Transactions to the extent (A) such information pertains to (x) a member of the Starz Group or (y) the Starz Business or (B) New Lionsgate has provided prior written notice to Starz that such information will be included in one or more annual or quarterly or current reports, specifying how such information will be presented, and the information is included in such annual or quarterly or current reports; provided, that this subclause (B) shall not apply to the extent that any such Liability arises out of or results from, or in connection with, any action or inaction of any member of the New Lionsgate Group, including as a result of any misstatement or omission of any information by any member of the New Lionsgate Group to Starz.

3.3 Indemnification by New Lionsgate. Except as otherwise specifically set forth in this Agreement or in any Ancillary Agreement, to the fullest extent permitted by Law, New Lionsgate shall, and shall cause the other members of the New Lionsgate Group to, indemnify, defend and hold harmless Starz, each member of the Starz Group and each of their respective past, present and future directors, officers, employees or agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Starz Indemnitees”), from and against any and all Liabilities of the Starz Indemnitees relating to, arising out of or resulting from, directly or indirectly, any of the following items (without duplication):

(a) any New Lionsgate Liability;

(b) any failure of New Lionsgate, any other member of the New Lionsgate Group or any other Person to pay, perform or otherwise promptly discharge any New Lionsgate Liabilities in accordance with their terms, whether prior to, on or after the Arrangement Effective Time;

(c) any breach by New Lionsgate or any other member of the New Lionsgate Group of this Agreement or any of the Ancillary Agreements (other than the Transition Services Agreement and Arrangement Agreement, of which indemnification obligations of the Parties are specified thereunder);

(d) except to the extent it relates to a Starz Liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of any member of the New Lionsgate Group by any member of the Starz Group that survives following the Transactions;

(e) any Liability set forth on Schedule 3.3(e); and

(f) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (i) contained in the Form S-4 or any prospectus (including in any amendments or supplements thereto) to the extent such information pertains to (x) any member of the New Lionsgate Group or (y) the LG Studios Business, (ii) contained in any public filings made by New Lionsgate with the SEC or the Canadian Securities Authorities following the date of the Transactions or (iii) provided by New Lionsgate to Starz specifically for inclusion in Starz’s annual or quarterly or current reports following the date of the Transactions to the extent (A) such information pertains to (x) a member of the New Lionsgate Group or (y) the LG Studios Business or (B) Starz has provided written notice to New Lionsgate that such information will be included in one or more annual or quarterly or current reports, specifying how such information will be presented, and the information is included in such annual or quarterly or current reports; provided, that this subclause (B) shall not apply to the extent that any such Liability arises out of or results from, or in connection with, any action or inaction of any member of the Starz Group, including as a result of any misstatement or omission of any information by any member of the Starz Group to New Lionsgate.

3.4 Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a) The Parties intend that any Liability subject to indemnification, contribution or reimbursement pursuant to this Article III or Article IV (i) will be net of Insurance Proceeds or other amounts in each case actually recovered (net of any out-of-pocket costs or expenses incurred in the collection thereof) from any Person by or on behalf of the Indemnitee in respect of any indemnifiable Liability, and (ii) shall take into account (determined on a with and without basis) any Tax benefit realized in cash or a reduction in Taxes otherwise payable by the Person entitled to indemnification or contribution hereunder (an “Indemnitee”) and any Tax cost incurred by the Indemnitee arising from the incurrence or payment of the indemnifiable Liabilities. Accordingly, the amount which any Party (an “Indemnifying Party”) is required to pay to any Indemnitee will be reduced by any Insurance Proceeds or other amounts in each case actually recovered (net of any out-of-pocket costs or expenses incurred in the collection thereof) from any Person by or on behalf of the Indemnitee in respect of the related Liability. If an Indemnitee receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds or any other amounts in respect of such Liability, then within ten (10) calendar days of receipt of such Insurance Proceeds, the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or such other amounts (net of any out-of-pocket costs or expenses incurred in the collection thereof) had been received, realized or recovered before the Indemnity Payment was made.

(b) The Parties agree that an insurer that would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of any provision contained in this Agreement or any Ancillary Agreement, have any subrogation rights with respect thereto, it being understood that no insurer or any other Third Party shall be entitled to a “windfall” (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification and contribution provisions hereof. Each Party shall, and shall cause the members of its Group to, use commercially reasonable efforts (taking into account the probability of success on the merits and the cost of expending such efforts, including attorneys’ fees and expenses) to collect or recover any Insurance Proceeds that may be collectible or recoverable respecting the Liabilities for which indemnification or contribution may be available under this Article III. Notwithstanding the foregoing, an Indemnifying Party may not delay making any indemnification payment required under the terms of this Agreement, or otherwise satisfying any indemnification obligation, pending the outcome of any Action to collect or recover Insurance Proceeds, and an Indemnitee need not attempt to collect any Insurance Proceeds prior to making a claim for indemnification or contribution or receiving any Indemnity Payment otherwise owed to it under this Agreement or any Ancillary Agreement.

3.5 Procedures for Indemnification of Third-Party Claims.

(a) Notice of Claims. If, at or following the Arrangement Effective Time, an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the New Lionsgate Group or the Starz Group of any claim or of the commencement by any such Person of any Action (collectively, a “Third-Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 3.2 or 3.3, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof as soon as practicable, but in any event within fourteen (14) days (or sooner if the nature of the Third-Party Claim so requires) after becoming aware of such Third-Party Claim. Any such notice shall describe the Third-Party Claim in reasonable detail, including the facts and circumstances giving rise to such claim for indemnification, and include copies of all material notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim. Notwithstanding the foregoing, the failure of an Indemnitee to provide timely notice in accordance with this Section 3.5(a) shall not relieve an Indemnifying Party of its indemnification obligations under this Agreement, except to the extent to which the Indemnifying Party is actually prejudiced by the Indemnitee’s failure to provide notice in accordance with this Section 3.5(a).

(b) Control of Defense. Subject to any insurer’s rights pursuant to any Policies of any Party, an Indemnifying Party may elect to defend (and seek to settle or compromise), at its own expense and with its own counsel, any Third-Party Claim; provided, that, prior to the Indemnifying Party assuming and controlling the defense of such Third-Party Claim, it shall first confirm to the Indemnitee in writing that, assuming the facts presented to the Indemnifying Party by the Indemnitee are true, the Indemnifying Party shall indemnify the Indemnitee for any such damages to the extent resulting from, or arising out of, such Third-Party Claim. Notwithstanding the foregoing, if the Indemnifying Party assumes such defense and, in the course of defending such Third-Party Claim, (i) the Indemnifying Party discovers that the facts presented at the time the

Indemnifying Party acknowledged its indemnification obligation in respect of such Third-Party Claim were not true in all material respects and (ii) such untruth provides a reasonable basis for asserting that the Indemnifying Party does not have an indemnification obligation in respect of such Third-Party Claim, then (A) the Indemnifying Party shall not be bound by such acknowledgment, (B) the Indemnifying Party shall promptly thereafter provide the Indemnitee written notice of its assertion that it does not have an indemnification obligation in respect of such Third-Party Claim and (C) the Indemnitee shall have the right to assume the defense of such Third-Party Claim. Within thirty (30) days after the receipt of a notice from an Indemnitee in accordance with Section 3.5(a) (or sooner, if the nature of the Third-Party Claim so requires), the Indemnifying Party shall provide written notice to the Indemnitee indicating whether the Indemnifying Party shall assume responsibility for defending the Third-Party Claim and specifying any reservations or exceptions to its defense. If an Indemnifying Party elects not to assume responsibility for defending any Third-Party Claim as provided in this Section 3.5(b) or fails to notify an Indemnitee of its election within thirty (30) days after receipt of the notice from an Indemnitee as provided in Section 3.5(a), then the Indemnitee that is the subject of such Third-Party Claim shall be entitled to continue to conduct and control the defense of such Third-Party Claim.

(c) Allocation of Defense Costs. If an Indemnifying Party has elected to assume the defense of a Third-Party Claim, whether with or without any reservations or exceptions with respect to such defense, then such Indemnifying Party shall be solely liable for all fees and expenses incurred by it in connection with the defense of such Third-Party Claim and shall not be entitled to seek any indemnification or reimbursement from the Indemnitee for any such fees or expenses incurred by the Indemnifying Party during the course of the defense of such Third-Party Claim by such Indemnifying Party, regardless of any subsequent decision by the Indemnifying Party to reject or otherwise abandon its assumption of such defense. If an Indemnifying Party elects not to assume responsibility for defending any Third-Party Claim or fails to notify an Indemnitee of its election within thirty (30) days after receipt of a notice from an Indemnitee as provided in Section 3.5(a), and the Indemnitee conducts and controls the defense of such Third-Party Claim and the Indemnifying Party has an indemnification obligation with respect to such Third-Party Claim, then the Indemnifying Party shall be liable for all reasonable and documented fees and expenses incurred by the Indemnitee in connection with the defense of such Third-Party Claim.

(d) Right to Monitor and Participate. An Indemnitee that does not conduct and control the defense of any Third-Party Claim, or an Indemnifying Party that does not elect or is not entitled to defend any Third-Party Claim as contemplated hereby, nevertheless shall have the right to employ separate counsel (including local counsel as reasonably necessary) of its own choosing to monitor and participate in (but not control) the defense of any Third-Party Claim for which it is a potential Indemnitee or Indemnifying Party, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnifying Party, as the case may be, and the provisions of Section 3.5(c) shall not apply to such fees and expenses. Notwithstanding the foregoing, but subject to Sections 5.7 and 5.8, such Party shall cooperate with the Party entitled to conduct and control the defense of such Third-Party Claim in such defense and make available to the controlling Party, at the non-controlling Party’s expense, all witnesses, information and materials in such Party’s possession or under such Party’s custody or control relating thereto as are reasonably required by the controlling Party. In addition to the foregoing, if any outside legal counsel to the Indemnitee reasonably determines in good faith that such Indemnitee and the Indemnifying Party have actual or potential differing defenses or conflicts of interest between them that make joint representation inappropriate, then the Indemnitee shall have the right to employ separate counsel (including local counsel as reasonably necessary) and to participate in (but not control) the defense, compromise, or settlement thereof, and in such case the Indemnifying Party shall bear the reasonable and documented fees and expenses of such counsel for all Indemnitees.

(e) No Settlement. No Party may settle or compromise any Third-Party Claim for which any Party is seeking to be indemnified hereunder without the prior written consent of the other Party, which consent may not be unreasonably withheld, conditioned or delayed, unless such settlement or compromise is solely for monetary damages that are fully payable by the settling or compromising Party, does not involve any admission, finding or determination of wrongdoing or violation of Law by the other Party or another member of its Group or the

Indemnitee and provides for a full, unconditional and irrevocable release of the other Party and any applicable members of its Group or the Indemnitee from all Liability in connection with the Third-Party Claim. The Parties hereby agree that if a Party presents the other Party with a written notice containing a proposal to settle or compromise a Third-Party Claim for which any Party is seeking to be indemnified hereunder and the Party receiving such proposal does not respond in any manner to the Party presenting such proposal within thirty (30) Business Days (or within any such shorter time period that may be required by applicable Law or court order) of receipt of such proposal, then the Party receiving such proposal shall be deemed to have consented to the terms of such proposal; provided that the Party presenting such proposal shall confirm that it intends to settle or compromise the applicable Third-Party Claim in a second notice sent at least five (5) Business Days (or within any such shorter time period that may be required by applicable Law or court order) prior to the expiration of such thirty (30) Business Day period.

(f) Tax Matters Agreement Coordination. The provisions of Section 3.2 through Section 3.10 hereof (other than Section 3.4(a)(ii) in respect of certain Tax benefits to the extent provided therein) do not apply with respect to Taxes or Tax matters (it being understood and agreed that claims with respect to Taxes and Tax matters, including the control of Tax-related proceedings, shall be governed by the Tax Matters Agreement to the extent provided therein). In the case of any conflict or inconsistency between this Agreement and the Tax Matters Agreement in relation to any matters addressed by the Tax Matters Agreement, the Tax Matters Agreement shall prevail.

3.6 Cost Sharing. Except as set forth on Schedule 3.6, New Lionsgate and Lionsgate agree that New Lionsgate will bear the costs (including legal fees and expenses) of the Transaction to the extent that those costs relate exclusively to the LG Studios Business, and Lionsgate will bear the costs of the Transaction to the extent those costs relates exclusively to the Starz Business.

3.7 Additional Matters.

(a) Timing of Payments. Indemnification or contribution payments in respect of any Liabilities for which an Indemnitee is entitled to indemnification or contribution under this Article III shall be paid reasonably promptly (but in any event within thirty (30) days of the final determination of the amount that the Indemnitee is entitled to indemnification or contribution under this Article III) by the Indemnifying Party to the Indemnitee as such Liabilities are incurred upon demand by the Indemnitee, including reasonably satisfactory documentation setting forth the basis for the amount of such indemnification or contribution payment, including documentation with respect to calculations made and consideration of any Insurance Proceeds that actually reduce the amount of such Liabilities. The indemnity and contribution provisions contained in this Article III shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, and (ii) the knowledge by the Indemnitee of Liabilities for which it might be entitled to indemnification hereunder.

(b) Notice of Direct Claims. Any claim for indemnification or contribution under this Agreement or any Ancillary Agreement that does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party; provided, that the failure by an Indemnitee to so assert any such claim shall not prejudice the ability of the Indemnitee to do so at a later time except to the extent (if any) that the Indemnifying Party is actually prejudiced thereby. Such Indemnifying Party shall have a period of thirty (30) Business Days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) Business Day period, such specified claim shall be conclusively deemed a Liability of the Indemnifying Party under this Section 3.6(b) or, in the case of any written notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of the claim (or such portion thereof) becomes finally determined; provided that the Indemnitee shall issue a second “reminder” notice at least five (5) Business Days prior to the expiration of such thirty (30) Business Day period. If such Indemnifying Party does not respond within such thirty (30)-day period or rejects such claim in whole or in part, such Indemnitee shall, subject to the provisions of Article VI, be free to pursue such remedies as may be available to such Party as contemplated by this Agreement and the Ancillary Agreements, as applicable, without prejudice to its continuing rights to pursue indemnification or contribution hereunder.

(c) Pursuit of Claims Against Third Parties. If (i) a Party incurs any Liability arising out of this Agreement or any Ancillary Agreement; (ii) an adequate legal or equitable remedy is not available for any reason against the other Party to satisfy the Liability incurred by the incurring Party; and (iii) a legal or equitable remedy may be available to the other Party against a Third Party for such Liability, then the other Party shall use its commercially reasonable efforts to cooperate with the incurring Party, at the incurring Party’s expense, to permit the incurring Party to obtain the benefits of such legal or equitable remedy against the Third Party.

(d) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(e) Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in Section 3.5 and this Section 3.6 and the Indemnifying Party shall fully indemnify the named defendant against all reasonable costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts fees and all other external expenses), the costs of any judgment or settlement and the cost of any interest or penalties relating to any judgment or settlement.

3.8 Right of Contribution.

(a) Contribution. If any right of indemnification contained in Section 3.2 or Section 3.3 is held unenforceable or is unavailable for any reason, or is insufficient to hold harmless an Indemnitee in respect of any Liability for which such Indemnitee is entitled to indemnification hereunder, then the Indemnifying Party shall contribute to the amounts paid or payable by the Indemnitees as a result of such Liability (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the members of its Group, on the one hand, and the Indemnitees entitled to contribution, on the other hand, as well as any other relevant equitable considerations.

(b) Allocation of Relative Fault. Solely for purposes of determining relative fault pursuant to this Section 3.7: (i) any fault associated with the business conducted with the Delayed Starz Assets or Delayed Starz Liabilities (except for the gross negligence or intentional misconduct of a member of the New Lionsgate Group) or with the ownership, operation or activities of the Starz Business prior to the Arrangement Effective Time shall be deemed to be the fault of Starz and the other members of the Starz Group, and no such fault shall be deemed to be the fault of New Lionsgate or any other member of the New Lionsgate Group and (ii) any fault associated with the business conducted with Delayed New Lionsgate Assets or Delayed New Lionsgate Liabilities (except for the gross negligence or intentional misconduct of a member of the Starz Group) or with the ownership, operation or activities of the LG Studios Business prior to the Arrangement Effective Time shall be deemed to be the fault of New Lionsgate and the other members of the New Lionsgate Group, and no such fault shall be deemed to be the fault of Starz or any other member of the Starz Group.

3.9 Covenant Not to Sue. Each Party hereby covenants and agrees that none of it, the members of such Party’s Group or any Person claiming through it shall bring suit or otherwise assert any claim against any Indemnitee, or assert a defense against any claim asserted by any Indemnitee, before any court, arbitrator, mediator or administrative agency anywhere in the world, alleging that: (a) the retention or assumption (as applicable) of any Starz Liabilities by Starz or a member of the Starz Group on the terms and conditions set forth in this Agreement and the Ancillary Agreements is void or unenforceable for any reason; (b) the retention or assumption (as applicable) of any New Lionsgate Liabilities by New Lionsgate or a member of the New Lionsgate Group on the terms and conditions set forth in this Agreement and the Ancillary Agreements is void or unenforceable for any reason; or (c) the provisions of this Article III are void or unenforceable for any reason.

3.10 Remedies Cumulative. The remedies provided in this Article III shall be cumulative and, subject to the provisions of Article VI, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

3.11 Survival of Indemnities. The rights and obligations of each of New Lionsgate and Starz and their respective Indemnitees under this Article III shall survive (a) the sale or other transfer by any Party or any member of its Group of any Assets or businesses or the assignment by it of any Liabilities; or (b) any merger, consolidation, business combination, sale of all or substantially all of its Assets, restructuring, recapitalization, reorganization, spin-off or similar transaction involving any Party or any of the members of its Group.

ARTICLE IV

CERTAIN OTHER MATTERS

4.1 Starz Financial Information Certifications; Certain Audit Matters. Lionsgate’s disclosure controls and procedures and internal control over financial reporting (as each is contemplated by the Exchange Act) are currently applicable to Starz as its Subsidiary. In order to enable the principal executive officer and principal financial officer of Starz to make the certifications required of them under Section 302 of the Sarbanes-Oxley Act of 2002 following the Arrangement Effective Date in respect of any quarterly or annual fiscal period of Starz that begins prior to the Arrangement Effective Date in respect of which financial statements are not included in the Form S-4 (a “Straddle Period”), New Lionsgate, on or before the date that is ten (10) days prior to the latest date on which Starz may file the periodic report pursuant to Section 13 of the Exchange Act for any such Straddle Period (not taking into account any possible extensions), shall provide Starz with one or more certifications with respect to such disclosure controls and procedures and the effectiveness thereof and whether there were any changes in the internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the internal control over financing reporting, which certification(s) shall be (a) with respect to the applicable Straddle Period (it being understood that no certification need be provided with respect to any period or portion of any period after the Arrangement Effective Date) and (b) in substantially the same form as those that had been provided by officers or employees of Lionsgate in similar certifications delivered prior to the Arrangement Effective Date, with such changes thereto as New Lionsgate may reasonably determine. Such certification(s) shall be provided by New Lionsgate (and not by any officer or employee in their individual capacity). In addition, and without limiting the foregoing, the Parties agree to take the actions set forth on Schedule 4.1.

4.2 Reserved.

4.3 Insurance Matters.

(a) New Lionsgate and Starz agree to cooperate in good faith to provide for an orderly transition of insurance coverage from the date hereof through the Arrangement Effective Date. In no event shall New Lionsgate, any other member of the New Lionsgate Group or any New Lionsgate Indemnitee have any Liability or obligation whatsoever to any member of the Starz Group arising from the fact that (i) any insurance policy or insurance policy related contract shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of any member of the Starz Group for any reason or shall be cancelled or not be renewed or extended beyond the current expiration date or (ii) any insurer declines, denies, delays or obstructs any claim payment.

(b) New Lionsgate and Starz acknowledge that, prior to the Arrangement Effective Date, New Lionsgate intends to take such action, in its sole discretion as it may deem necessary or desirable, to remove the members of the Starz Group and their respective employees, officers and directors as insured parties, or limit the coverage provided to such parties, under some or all Policies issued to the New Lionsgate Group. The date(s) on which New Lionsgate removes the members of the Starz Group and their respective employees, officers and directors as insured parties, or limits the coverage provided to such parties, under a particular Policy or Policies shall constitute the “Insurance Termination Time” for such Policy or Policies. Starz further acknowledges and agrees that, from and after the applicable Insurance Termination Time for a particular Policy, neither Starz nor any member of the Starz Group shall have any rights to or under such Policy other than as expressly provided in Section 4.3(d).

(c) At the applicable Insurance Termination Time, Starz shall use commercially reasonable efforts to place in effect all insurance programs required to comply with Starz’s contractual obligations and such other Policies required by Law or as reasonably necessary or appropriate for companies operating a business similar to Starz’s. With respect to such provided policies, if any, procured by Starz for the sole benefit of the Starz Group (“Starz Policies”), Starz shall use commercially reasonable efforts to continue to maintain such insurance coverage through the Arrangement Effective Date in a manner no less favorable than currently provided.

(d) From and after the applicable Insurance Termination Time for a particular Policy, with respect to any losses, damages and Liability incurred by any member of the Starz Group prior to such Insurance Termination Time only, New Lionsgate will provide Starz with access to, and Starz may make claims under, such New Lionsgate Group Policy in place immediately prior to the applicable Insurance Termination Time (and any extended reporting periods for claims-made Policies) and the New Lionsgate Group’s historical Policies, but solely to the extent that such Policies provided coverage for members of the Starz Group or the Starz Business prior to the applicable Insurance Termination Time; provided, that such access to, and the right to make claims under, such Policies shall be subject to the terms, conditions and exclusions of such Policies, including any limits on coverage or scope, any deductibles, self-insured retentions and other fees and expenses, and shall be subject to the following additional conditions:

(i) Starz shall notify New Lionsgate, as promptly as practicable, of any claim made by the Starz Group pursuant to this Section 4.3(d);

(ii) Starz and the members of the Starz Group shall indemnify, hold harmless and reimburse New Lionsgate and the members of the New Lionsgate Group for any deductibles, self-insured retention, fees, indemnity payments, settlements, judgments, legal fees, allocated claims expenses and claim handling fees, retrospective premiums, captive reinsurance, matching deductibles, collateral obligations, indemnity agreements, and other losses and expenses incurred by New Lionsgate or any members of the New Lionsgate Group to the extent resulting from any access to, or any claims made by Starz or any other members of the Starz Group under, any insurance (including any self-insured program) provided pursuant to this Section 4.3, whether such claims are made by Starz, its employees or third Persons; and

(iii) Starz shall exclusively bear (and neither New Lionsgate nor any members of the New Lionsgate Group shall have any obligation to repay or reimburse Starz or any member of the Starz Group for) and shall be liable for all excluded, uninsured, uncovered, unavailable or uncollectible amounts of all such claims made by Starz or any member of the Starz Group under the Policies as provided for in this Section 4.3. In the event an insurance policy aggregate is exhausted, or believed likely to be exhausted, due to noticed claims, the Starz Group, on the one hand, the New Lionsgate Group, on the other hand, shall be responsible for their pro rata portion of the reinstatement premium, if any, based upon the losses of such Group submitted to New Lionsgate’s insurance carrier(s) (including any submissions prior to the applicable Insurance Termination Time). To the extent that the New Lionsgate Group or the Starz Group is allocated more than its pro rata portion of such premium due to the timing of losses submitted to New Lionsgate’s insurance carrier(s), the other Party shall promptly pay the first Party an amount such that each Group has been properly allocated its pro rata portion of the reinstatement premium. Subject to the following sentence, a Party may elect not to reinstate the policy aggregate. In the event that a Party elects not to reinstate the policy aggregate, it shall provide prompt written notice to the other Party, and if the other Party elects to reinstate the policy aggregate, such other Party shall be responsible for all reinstatement premiums and other costs associated with such reinstatement.

In the event that any member of the New Lionsgate Group incurs any losses, damages or Liability prior to or in respect of the period prior to the applicable Insurance Termination Time for which such member of the New Lionsgate Group is entitled to coverage under Starz’s Policies, the same process pursuant to this Section 4.3(d) shall apply, substituting “New Lionsgate” for “Starz” and “Starz” for “New Lionsgate,” including for purposes of the first sentence of Section 4.3(e).

(e) Neither Starz nor any member of the Starz Group, in connection with making a claim under any insurance policy of New Lionsgate or any member of the New Lionsgate Group pursuant to Section 4.3(d), shall take any action that would be reasonably likely to (i) have a material and adverse impact on the then-current relationship between New Lionsgate or any member of the New Lionsgate Group, on the one hand, and the applicable insurance company, broker or third-party claims administrator, on the other hand; (ii) result in the applicable insurance company terminating or materially reducing coverage, or materially increasing the amount of any premium owed by New Lionsgate or any member of the New Lionsgate Group under the applicable insurance policy; or (iii) otherwise compromise, jeopardize or interfere in any material respect with the rights of New Lionsgate or any member of the New Lionsgate Group under the applicable insurance policy.

(f) All payments and reimbursements by Starz pursuant to Section 4.3(d) will be made within thirty (30) days after Starz’s receipt of an invoice therefor from New Lionsgate, unless otherwise agreed in writing by the Parties. If New Lionsgate incurs costs to enforce Starz’s obligations herein, Starz agrees to indemnify and hold harmless New Lionsgate for such enforcement costs, including reasonable attorneys’ fees, pursuant to Section 3.6(b). New Lionsgate shall retain the exclusive right to control its Policies and programs, including the right to exhaust, settle, release, commute, buy-back or otherwise resolve disputes with respect to any of its Policies and programs and to amend, modify or waive any rights under any such Policies and programs, notwithstanding whether any such Policies or programs apply to any Starz Liabilities and/or claims Starz has made or could make in the future, and no member of the Starz Group shall erode, exhaust, settle, release, commute, buyback or otherwise resolve disputes with New Lionsgate’s insurers with respect to any of New Lionsgate’s Policies and programs, or amend, modify or waive any rights under any such Policies and programs. Starz shall cooperate with New Lionsgate and share such information as is reasonably necessary in order to permit New Lionsgate to manage and conduct its insurance matters as New Lionsgate deems appropriate. Neither New Lionsgate nor any member of the New Lionsgate Group shall have any obligation to secure extended reporting for any claims under any Policies of New Lionsgate or any member of the New Lionsgate Group for any acts or omissions by any member of the Starz Group incurred prior to the applicable Insurance Termination Time. For the avoidance of doubt, without limiting Section 3.5(e), each Party and any member of its applicable Group has the sole right to settle or otherwise resolve third-party claims made against it or any member of its applicable Group covered under an applicable insurance Policy.

(g) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the New Lionsgate Group in respect of any insurance policy or any other contract or policy of insurance.

(h) Starz does hereby, for itself and each other member of the Starz Group, agree that no member of the New Lionsgate Group shall have any Liability whatsoever as a result of the Policies and practices of New Lionsgate and the members of the New Lionsgate Group as in effect at any time, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, or the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

4.4 Late Payments. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, or as otherwise agreed in writing by the Parties, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within ninety (90) days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus two (2%) percent; provided, that with respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

4.5 Inducement. Starz acknowledges and agrees that New Lionsgate’s willingness to cause, effect and consummate the Transactions has been conditioned upon and induced by Starz’s covenants and agreements in this Agreement and the Ancillary Agreements, including Starz’s assumption of the Starz Liabilities pursuant to the Transactions and the provisions of this Agreement and Starz’s covenants and agreements contained in Article III and this Article IV. New Lionsgate acknowledges and agrees that Starz’s willingness to cause, effect and consummate the Transactions has been conditioned upon and induced by New Lionsgate’s covenants and agreements in this Agreement and the Ancillary Agreements, including New Lionsgate’s assumption of the New Lionsgate Liabilities pursuant to the Transactions and the provisions of this Agreement and New Lionsgate’s covenants and agreements contained in Article III and this Article IV.

4.6 Post-Arrangement Effective Time Conduct. The Parties acknowledge that, after the Arrangement Effective Time, each Party shall be independent of the other Party, with responsibility for its own actions and inactions and its own Liabilities relating to, arising out of or resulting from the conduct of its business, operations and activities following the Arrangement Effective Time, except as may otherwise be provided in any Ancillary Agreement, and each Party shall (except as otherwise provided in Article III) use commercially reasonable efforts to prevent such Liabilities from being inappropriately borne by the other Party.

ARTICLE V

EXCHANGE OF INFORMATION; CONFIDENTIALITY

5.1 Agreement for Exchange of Information. Subject to Section 5.9 and any other applicable confidentiality obligations, each of New Lionsgate and Starz, on behalf of itself and each member of its Group, agrees to use commercially reasonable efforts to provide or make available, or cause to be provided or made available, to the other Party and the members of such other Party’s Group, at any time before, on or after the Arrangement Effective Time, as soon as reasonably practicable after written request therefor is received by such Party’s legal department from the requesting Party’s legal department, any information (or a copy thereof) in the possession, custody or control of such Party or its Group which the requesting Party’s legal department requests (including any Starz Books and Records or New Lionsgate Books and Records, as applicable, and any information held by a third party on such Party’s or a member of its Group’s behalf) to the extent that (i) such information relates to the Starz Business, or any Starz Asset or Starz Liability, if Starz is the requesting Party, or to the LG Studios Business, or any New Lionsgate Asset or New Lionsgate Liability, if New Lionsgate is the requesting Party (including, for the avoidance of doubt, such information the requesting Party reasonably believes is relevant to the requesting Party’s claim or defense in ongoing or anticipated litigation or other legal proceeding and would be proportional to the needs of the matter); (ii) such information is required by the requesting Party to comply with its obligations under this Agreement or any Ancillary Agreement; (iii) such information is required by the requesting Party to comply with any obligation, audit, inspection, inquiry, or request from any Governmental Authority; or (iv) such information is required by the requesting Party to comply with any obligation imposed by a court order or any other compulsory legal process; or (v) such information is required by the requesting Party in order to prepare and complete a tax return or other tax filing (if, but only to the extent that, the exchange of such information is not otherwise addressed in the Tax Matters Agreement); provided, however, that, in the event that the Party to whom the request has been made determines that any such provision of information could be detrimental to the Party providing the information, violate any Law or agreement, or waive any privilege available under applicable Law, including any attorney-client privilege, then the Parties shall use commercially reasonable efforts to permit compliance with such obligations to the extent and in a manner that avoids any such harm or consequence (including by way of redaction). The Party providing information pursuant to this Section 5.1 shall only be obligated to provide such information in the form, condition and format in which it then exists and in no event shall such Party be required to perform any improvement, modification, conversion, updating or reformatting of any such information, and nothing in this Section 5.1 shall expand the obligations of any Party under Section 5.4. Without limiting the generality of the foregoing, until the end of Starz’s fiscal year during which the Arrangement Effective Date occurs (and for a reasonable period of time afterwards as required for each Party to prepare consolidated financial statements or complete a financial statement audit for the fiscal year during which the Arrangement Effective Date occurs), each Party shall use its commercially reasonable efforts to cooperate with the other Party’s information requests to enable (i) the other Party to meet its timetable for dissemination of its earnings releases, financial statements and management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K promulgated under the Exchange Act; and (ii) the other Party’s accountants to timely complete their review of the quarterly financial statements and audit of the annual financial statements, including, to the extent applicable to such Party, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder and any other applicable Laws.

5.2 Ownership of Information. The provision of any information pursuant to Section 5.1 or Section 5.7 shall not affect the ownership of such information (which shall be determined solely in accordance with the terms of this Agreement and the Ancillary Agreements), or constitute a grant of rights in or to any such information.

5.3 Compensation for Providing Information. The Party requesting information agrees to reimburse the other Party for the reasonable costs, if any, of creating, gathering, copying, transporting, redacting and otherwise complying with the request with respect to such information (including any reasonable costs and expenses incurred in any review of information for purposes of protecting the Privileged Information of the providing Party or in connection with the restoration of backup media for purposes of providing the requested information). Except as may be otherwise specifically provided elsewhere in this Agreement, any Ancillary Agreement or any other agreement between the Parties, such costs shall be computed in accordance with the providing Party’s standard methodology and procedures.

5.4 Record Retention.

(a) To facilitate the possible exchange of information pursuant to this Article V and other provisions of this Agreement after the Arrangement Effective Time, the Parties agree to use their commercially reasonable efforts, which shall be no less rigorous than those used for retention of such Party’s own information, to retain all information in their respective possession or control at the Arrangement Effective Time in substantial accordance with the policies of New Lionsgate as in effect at the Arrangement Effective Time or such other policies as may be adopted by Starz after the Arrangement Effective Time (provided that Starz notifies New Lionsgate in writing of any such change). Notwithstanding the foregoing, the Tax Matters Agreement will exclusively govern the retention of Tax-related records and the exchange of Tax-related information, and the Employee Matters Agreement will exclusively govern the retention of employment- and benefits-related records.

(b) Each Party shall preserve and keep all documents subject to a litigation hold as of the date of this Agreement until such Party has been notified that such litigation hold is no longer applicable.

5.5 Limitations of Liability. No Party shall have any Liability to any other Party arising from the fact that any information exchanged or provided pursuant to this Agreement is found to be inaccurate in the absence of gross negligence, bad faith, fraud or willful misconduct by the Party providing such information. No Party shall have any Liability to any other Party if any information is destroyed notwithstanding commercially reasonable efforts by such Party to comply with the provisions of Section 5.4.

5.6 Other Agreements Providing for Exchange of Information.

(a) The rights and obligations granted under this Article V are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention, destruction or confidential treatment of information set forth in any Ancillary Agreement.

(b) Any Party that receives, pursuant to a request for information in accordance with this Article V, Tangible Information that is not relevant to its request shall, at the request of the providing Party, (i) return it to the providing Party or, at the providing Party’s request, destroy such Tangible Information; and (ii) deliver to the providing Party written confirmation that such Tangible Information was returned or destroyed, as the case may be, which confirmation shall be signed by an authorized representative of the requesting Party.

5.7 Production of Witnesses; Records; Cooperation.

(a) After the Arrangement Effective Time, except in the case of a Dispute between New Lionsgate and Starz, or any members of their respective Groups, each Party shall use its commercially reasonable efforts to make available to the other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its Group as witnesses and any books, records or other documents within its possession, custody or control, or which it otherwise has the ability to make available without undue burden, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting Party (or member of its Group) may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all costs and expenses in connection therewith.

(b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third-Party Claim, the other Parties shall make available to such Indemnifying Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its Group as witnesses and any books, records or other documents within its possession, custody or control, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

(c) Without limiting the foregoing, except in the case of a Dispute between New Lionsgate and Starz, or any members of their respective Groups, each Party shall use its commercially reasonable efforts to cooperate and consult to the extent reasonably necessary with respect to any Actions.

(d) Without limiting any provision of this Section 5.7, each of the Parties agrees to cooperate, and to cause each member of its Group to cooperate, with each other in the defense of any infringement or similar claim with respect to any Intellectual Property Rights and shall not claim to acknowledge, or permit any member of its Group to claim to acknowledge, the validity or infringing use of any Intellectual Property Rights of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

(e) The obligation of the Parties to provide witnesses pursuant to this Section 5.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses directors, officers, employees, other personnel and agents without regard to whether such Person or the employer of such Person could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 5.7(a)).

5.8 Privileged Matters.

(a) The Parties recognize that legal and other professional services that have been and will be provided prior to the Arrangement Effective Time have been and will be rendered for the collective benefit of each of the members of the New Lionsgate Group and the Starz Group, and that each of the members of the New Lionsgate Group and the Starz Group should be deemed to be the client with respect to such services for the purposes of asserting all privileges which may be asserted under applicable Law in connection therewith. The Parties recognize that legal and other professional services will be provided following the Arrangement Effective Time, which services will be rendered solely for the benefit of the New Lionsgate Group or the Starz Group, as the case may be. In furtherance of the foregoing, each Party shall authorize the delivery to and/or retention by the other Party of materials existing as of the Arrangement Effective Time that are necessary for such other Party to perform such services.

(b) The Parties agree as follows:

(i) New Lionsgate shall be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to the LG Studios Business and not to the Starz Business, whether or not the Privileged Information is in the possession or under the control of any member of the New Lionsgate Group or any member of the Starz Group. New Lionsgate shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to any New Lionsgate Liabilities resulting from any Actions that are now pending or may be asserted in the future, whether or not the Privileged Information is in the possession or under the control of any member of the New Lionsgate Group or any member of the Starz Group;

(ii) Starz shall be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to the Starz Business and not to the LG Studios Business, whether or not the Privileged Information is in the possession or under the control of any member of the Starz Group or any member of the New Lionsgate Group. Starz shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any Privileged Information that relates solely to any Starz Liabilities resulting from any Actions that are now pending or may be asserted in the future, whether or not the Privileged Information is in the possession or under the control of any member of the Starz Group or any member of the New Lionsgate Group; and

(iii) if the Parties do not agree as to whether certain information is Privileged Information, then such information shall be treated as Privileged Information, and the Party that believes that such information is Privileged Information shall be entitled to control the assertion or waiver of all privileges and immunities in connection with any such information unless the Parties otherwise agree. The Parties shall use the procedures set forth in Article VI to resolve any disputes as to whether any information relates solely to the LG Studios Business, solely to the Starz Business, or to both the LG Studios Business and the Starz Business.

(c) Subject to the remaining provisions of this Section 5.8, the Parties agree that they shall have a shared privilege or immunity with respect to all privileges and immunities not allocated pursuant to Section 5.8(b) and all privileges and immunities relating to any Actions or other matters that involve both Parties (or one or more members of their respective Groups) and in respect of which both Parties have Liabilities under this Agreement, and that no such shared privilege or immunity may be waived by any Party without the consent of the other Party.

(d) If any Dispute arises between the Parties or any members of their respective Groups regarding whether a privilege or immunity should be waived to protect or advance the interests of any Party and/or any member of their respective Groups, each Party agrees that it shall (i) negotiate with the other Party in good faith; (ii) endeavor to minimize any prejudice to the rights of the other Party; and (iii) not unreasonably withhold consent to any request for waiver by the other Party. Further, each Party specifically agrees that it shall not withhold its consent to the waiver of a privilege or immunity for any purpose except in good faith to protect its own legitimate interests.

(e) Upon receipt by any Party, or by any member of its Group, of any subpoena, discovery or other request that may reasonably be expected to result in the production or disclosure of Privileged Information subject to a shared privilege or immunity or as to which another Party has the sole right hereunder to assert a privilege or immunity, or if any Party obtains knowledge that any of its, or any member of its Group’s, current or former directors, officers, agents or employees have received any subpoena, discovery or other requests that may reasonably be expected to result in the production or disclosure of such Privileged Information, such Party shall promptly notify the other Party of the existence of the request (which notice shall be delivered to such other Party no later than five (5) Business Days following the receipt of any such subpoena, discovery or other request) and shall provide the other Party a reasonable opportunity to review the Privileged Information and to assert any rights it or they may have under this Section 5.8 or otherwise, to prevent the production or disclosure of such Privileged Information.

(f) Any furnishing of, or access or transfer of, any information pursuant to this Agreement is made in reliance on the agreement of New Lionsgate and Starz set forth in this Section 5.8 and in Section 5.9 to maintain the confidentiality of Privileged Information and to assert and maintain all applicable privileges and immunities. The Parties agree that their respective rights to any access to information, witnesses and other Persons, the furnishing of notices and documents and other cooperative efforts between the Parties contemplated by this Agreement, and the transfer of Privileged Information between the Parties and members of their respective Groups as needed pursuant to this Agreement, shall not be deemed a waiver of any privilege or immunity that has been or may be asserted under this Agreement or otherwise.

(g) In connection with any matter contemplated by Section 5.7 or this Section 5.8, the Parties agree to, and to cause the applicable members of their Group to, use commercially reasonable efforts to maintain their respective separate and joint privileges and immunities, including by executing joint defense and/or common interest agreements where necessary or useful for this purpose.

5.9 Confidentiality.

(a) Confidentiality. Subject to Section 5.10, and without prejudice to any longer period that may be provided for in any of the Ancillary Agreements, from and after the Arrangement Effective Time until the five (5)-year anniversary of the Arrangement Effective Time, each of New Lionsgate and Starz, on behalf of itself and each member of its Group, agrees to hold, and to cause its respective Representatives to hold, in strict confidence, with at least the same degree of care that applies to such Party’s confidential and proprietary information pursuant to policies in effect as of the Arrangement Effective Time, all confidential and proprietary information concerning the other Party or any member of the other Party’s Group or their respective businesses (giving effect to the Transactions) that is either in its possession (including confidential and proprietary information in its possession prior to the date hereof) or furnished by any such other Party or any member of such Party’s Group or their respective Representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such confidential and proprietary information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such confidential and proprietary information has been (i) in the public domain or generally available to the public, other than as a result of a disclosure by such Party or any member of such Party’s Group or any of their respective Representatives in violation of this Agreement, (ii) later lawfully acquired from other sources by such Party (or any member of such Party’s Group) which sources are not, to the best of such Party’s knowledge, themselves bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such confidential and proprietary information, or (iii) independently developed or generated without reference to or use of any proprietary or confidential information of the other Party or any member of such Party’s Group. Notwithstanding the foregoing five (5)-year period, New Lionsgate’s and Starz’s obligations with respect to confidential and proprietary information that constitutes trade secrets shall survive and continue for so long as such confidential and proprietary information retains its status as a trade secret. If any confidential and proprietary information of one Party or any member of its Group is disclosed to the other Party or any member of such other Party’s Group in connection with providing services to such first Party or any member of such first Party’s Group under this Agreement or any Ancillary Agreement, then such disclosed confidential and proprietary information shall be used only as required to perform such services.

(b) No Release; Return or Destruction. Each Party agrees not to release or disclose, or permit to be released or disclosed, any information addressed in Section 5.9(a) to any other Person, except its Representatives who need to know such information in their capacities as such (who shall be advised of their obligations hereunder with respect to such information), and except in compliance with Section 5.10. Without limiting the foregoing, when any such information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, and is no longer subject to any legal hold or other document preservation obligation, each Party will promptly after request of the other Party either return to the other Party all such information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or notify the other Party in writing that it has destroyed such information (and such copies thereof and such notes, extracts or summaries based thereon); provided, that the Parties may retain electronic back-up versions of such information maintained on routine computer system backup tapes, disks or other backup storage devices; provided further, that any such information so retained shall remain subject to the confidentiality provisions of this Agreement or any Ancillary Agreement.

(c) Third-Party Information; Privacy or Data Protection Laws. Each Party acknowledges that it and members of its Group may presently have and, following the Arrangement Effective Time, may gain access to or possession of confidential or proprietary information of, or legally protected personal information relating to, Third Parties (i) that was received under privacy policies or notices and/or confidentiality or non-disclosure agreements entered into between such Third Parties, on the one hand, and the other Party or members of such other Party’s Group, on the other hand, prior to the Arrangement Effective Time; or (ii) that, as between the two Parties, was originally collected by the other Party or members of such other Party’s Group and that may be subject to and protected by privacy policies or notices, as well as privacy, data protection or other applicable Laws. Each Party agrees that it shall hold, protect and use, and shall cause the members of its Group and its and their respective Representatives to hold, protect and use, in strict confidence the confidential and proprietary information of, or legally protected personal information relating to, Third Parties in accordance with privacy policies or notices and privacy, data protection or other applicable Laws and the terms of any agreements that were either entered into before the Arrangement Effective Time or affirmative commitments or representations that were made before the Arrangement Effective Time by, between or among the other Party or members of the other Party’s Group, on the one hand, and such Third Parties, on the other hand.

5.10 Protective Arrangements. In the event that a Party or any member of its Group either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable Law or receives any request or demand under lawful process or from any Governmental Authority to disclose or provide information of the other Party (or any member of the other Party’s Group) that is subject to the confidentiality provisions hereof, such Party shall notify the other Party (to the extent legally permitted) as promptly as practicable under the circumstances prior to disclosing or providing such information and shall cooperate, at the expense of the other Party, in seeking any appropriate protective order requested by the other Party. In the event that such other Party fails to receive such appropriate protective order in a timely manner and the Party receiving the request or demand reasonably determines that its failure to disclose or provide such information shall actually prejudice the Party receiving the request or demand, then the Party that received such request or demand may thereafter disclose or provide information to the extent required by such Law (as so advised by its counsel) or by lawful process or such Governmental Authority or to the extent necessary for such Party to not be so prejudiced, and the disclosing Party shall promptly provide the other Party with a copy of the information so disclosed, in the same form and format so disclosed, together with a list of all Persons to whom such information was disclosed, in each case to the extent legally permitted.

ARTICLE VI

DISPUTE RESOLUTION

6.1 Good Faith Officer Negotiation. Subject to Section 6.4, any Party seeking resolution of any dispute, controversy or claim arising out of or relating to this Agreement or any Ancillary Agreement (other than the Tax Matters Agreement), including regarding whether any Assets are Starz Assets or New Lionsgate Assets, any Liabilities are Starz Liabilities or New Lionsgate Liabilities or the validity, interpretation, breach or termination of this Agreement or any Ancillary Agreement (other than the Tax Matters Agreement) (a “Dispute”), which dispute could not be resolved by the Transition Committee, shall provide written notice thereof to the other Party (the “Officer Negotiation Request”). Within thirty (30) days of the delivery of the Officer Negotiation Request, the Parties shall attempt to resolve the Dispute through good faith negotiation. All such negotiations shall be conducted by executives who hold, at a minimum, the title of Senior Vice President (or a position substantially equivalent thereto) and who have authority to settle the Dispute. All such negotiations shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Parties are unable for any reason to resolve a Dispute within thirty (30) days of receipt of the Officer Negotiation Request, and such thirty (30)-day period is not extended by mutual written consent of the Parties, the Chief Executive Officers of the Parties shall engage in good-faith negotiations in accordance with Section 6.2.

6.2 Good-Faith Negotiation; Mediation.

(a) If any Dispute is not resolved pursuant to Section 6.1, the Party that delivered the Officer Negotiation Request shall provide written notice of such Dispute to the Chief Executive Officer of each Party (a “CEO Negotiation Request”). As soon as reasonably practicable following receipt of a CEO Negotiation Request, the Chief Executive Officers of the Parties shall begin conducting good-faith negotiations with respect to such Dispute. All such negotiations shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

(b) If the Chief Executive Officers of the Parties are unable for any reason to resolve a Dispute within thirty (30) days of receipt of a CEO Negotiation Request, and such thirty (30)-day period is not extended by mutual written consent of the Parties, then any Party shall initiate a non-binding mediation by providing written notice (a “Mediation Notice”) to the other Party within five (5) Business Days following the expiration of such thirty (30) day period.

(c) Upon receipt of a Mediation Notice, the applicable Dispute shall be submitted within five (5) Business Days following such receipt of such Mediation Notice for non-binding mediation conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association (“Arbitration Association”), and the Parties agree to bear equally the costs of such mediation (including any fees or expenses of the applicable mediator); provided that each Party shall bear its own costs in connection with participating in such mediation. The Parties agree to participate in good faith in such mediation for a period of thirty (30) days or such longer period as the Parties may mutually agree following receipt of such Mediation Notice (the “Mediation Period”).

(d) In connection with such mediation, the Parties shall cooperate with the Arbitration Association and with one another in selecting a neutral mediator with relevant industry experience and in scheduling the mediation proceedings during the applicable Mediation Period. If the Parties are unable to agree on a neutral mediator within five (5) Business Days of submitting a Dispute for mediation pursuant to Section 6.2(c), application shall be made by the Parties to the Arbitration Association for the Arbitration Association to select and appoint a neutral mediator on the Parties’ behalf in accordance with the Commercial Mediation Rules of the Arbitration Association.

(e) The Parties further agree that all information, whether oral or written, provided in the course of any such mediation by any Party or their Representatives, and by the applicable mediator and any employees of the mediation service, is confidential, privileged, and inadmissible for any purpose, including impeachment, in any Action involving the Parties; provided that any such information that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in such mediation.

(f) If the Parties are unable to resolve a Dispute for any reason, on and following the expiration of the Mediation Period, the Dispute shall be submitted to arbitration in accordance with Section 6.3.

6.3 Arbitration.

(a) In the event that a Dispute has not been resolved within thirty (30) days of the receipt of a CEO Negotiation Request in accordance with Section 6.2, or within such longer period as the Parties may agree to in writing, then such Dispute shall, upon the written request of a Party (the “Arbitration Request”) be submitted to be finally resolved by binding arbitration in accordance with the then-current JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Rules”), except as modified herein. The arbitration shall be held in (i) Los Angeles, California, or (ii) such other place as the Parties may mutually agree in writing. Unless otherwise agreed by the Parties in writing, any Dispute to be decided pursuant to this Section 6.3 will be decided (i) before a sole arbitrator if the amount in dispute, inclusive of all claims and counterclaims, totals less than $1 (one) million; or (ii) by a panel of three (3) arbitrators if the amount in dispute, inclusive of all claims and counterclaims, totals $1 (one) million or more.

(b) The panel of three (3) arbitrators will be chosen as follows: (i) within thirty (30) days from the date of the receipt of the Arbitration Request, each Party will name an arbitrator; and (ii) the two (2) Party-appointed arbitrators will thereafter, within thirty (30) days from the date on which the second of the two (2) arbitrators was named, name a third independent arbitrator who will act as chairperson of the arbitral tribunal. In the event that any Party fails to name an arbitrator within thirty (30) days from the date of receipt of the Arbitration Request, then upon written application by any Party, that arbitrator shall be appointed pursuant to the JAMS Rules. In the event that the two (2) Party-appointed arbitrators fail to appoint the third, then the third independent arbitrator will be appointed pursuant to the JAMS Rules. If the arbitration will be before a sole independent arbitrator, then the sole independent arbitrator will be appointed by agreement of the Parties within thirty (30) days of the date of receipt of the Arbitration Request. If the Parties cannot agree to a sole independent arbitrator during such thirty (30) day period, then upon written application by any Party, the sole independent arbitrator will be appointed pursuant to the JAMS Rules.

(c) The arbitrator(s) will have the right to award, on a preliminary or interim basis, or include in the final award, any relief that it/they deem proper in the circumstances, including money damages (with interest on unpaid amounts from the due date), injunctive relief (including specific performance) and attorneys’ fees and costs; provided, that the arbitrator(s) will not award any relief not specifically requested by the Parties nor any relief not permitted by the terms of any commercial or other applicable agreement between the Parties and, in any event, will not award any indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages (other than any such Liability arising from a payment actually made to a Third Party with respect to a Third-Party Claim). Upon selection of the arbitrator(s) following any grant of interim relief by a special arbitrator or court pursuant to Section 6.4, the arbitrator(s) may affirm or disaffirm that relief, and the Parties will seek modification or rescission of the order entered by the court as necessary to accord with the decision of the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the Parties, and may be enforced in any court of competent jurisdiction. The initiation of arbitration pursuant to this Article VI will toll the applicable statute of limitations for the duration of any such proceedings. Notwithstanding applicable state Law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

6.4 Litigation and Unilateral Commencement of Arbitration. Notwithstanding the foregoing provisions of this Article VI, (a) a Party may seek preliminary provisional or injunctive judicial relief with respect to a Dispute (unless, but only to the extent, such relief is not permitted by the terms of any commercial or other applicable agreement between the Parties) without first complying with the procedures set forth in Section 6.1, Section 6.2 and Section 6.3 if such action is reasonably necessary to avoid irreparable damage (it being understood that such initiating Party may, at its election, pursue arbitration, including seeking arbitral relief on a preliminary or interim basis, in lieu of such judicial relief) and (b) any Party may initiate arbitration before the expiration of the periods specified in Section 6.1, Section 6.2 and/or Section 6.3 if such Party has submitted an Officer Negotiation Request, a CEO Negotiation Request and/or an Arbitration Request, as applicable, and the applicable other Party has failed to comply with Section 6.1, Section 6.2 and/or Section 6.3, as applicable, in good faith with respect to such negotiation and/or the commencement and engagement in arbitration. In the circumstances contemplated by clause (b) of the immediately preceding sentence, the other Party may commence and prosecute such arbitration unilaterally in accordance with the JAMS Rules.

6.5 Conduct During Dispute Resolution Process. Unless otherwise agreed in writing, the Parties shall, and shall cause the respective members of their Groups to, continue to honor all commitments under this Agreement and each Ancillary Agreement to the extent required by such agreements during the course of dispute resolution pursuant to the provisions of this Article VI, unless such commitments are the specific subject of the Dispute at issue.

ARTICLE VII

FURTHER ASSURANCES AND ADDITIONAL COVENANTS

7.1 Further Assurances.

(a) In addition to the actions specifically provided for elsewhere in this Agreement, except as otherwise expressly provided in this Agreement or any of the Ancillary Agreements, each of the Parties shall use its reasonable best efforts, prior to, on and after the Arrangement Effective Time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

(b) Without limiting the foregoing, prior to, on and after the Arrangement Effective Time, each Party hereto shall cooperate with the other Party, and without any further consideration, but at the expense of the requesting Party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all Approvals or Notifications of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any consents or Governmental Approvals), and to take all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the Starz Assets and the New Lionsgate Assets and the assignment and assumption of the Starz Liabilities and the New Lionsgate Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each Party will, at the reasonable request, cost and expense of the other Party, take such other actions as may be reasonably necessary to vest in such other Party good and marketable title to the Assets allocated to such Party under this Agreement or any of the Ancillary Agreements, free and clear of any Security Interest, if and to the extent it is practicable to do so.

(c) At or prior to the Arrangement Effective Time, New Lionsgate and Starz, in their respective capacities as direct and indirect shareholders of the members of their Groups, shall each ratify any actions which are reasonably necessary or desirable to be taken by New Lionsgate, Starz or any of the members of their respective Groups, as the case may be, to effectuate the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may not be terminated, except by an agreement in writing signed by a duly authorized officer of each of the Parties or as otherwise required by applicable Law.

8.2 Effect of Termination. In the event of any termination of this Agreement prior to the Arrangement Effective Date, this Agreement shall become null and void and no Party (nor any of its directors, officers or employees) shall have any Liability or further obligation to the other Party or any member of the other Party’s Group by reason of this Agreement or the Ancillary Agreements.

ARTICLE IX

MISCELLANEOUS

9.1 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties or the parties thereto, respectively, and delivered to the other Party or other parties thereto, respectively.

(b) This Agreement, the Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. This Agreement and the Ancillary Agreements together govern the arrangements in connection with the Transactions and would not have been entered into independently.

(c) Each Party represents on behalf of itself and each other member of its Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; and

(ii) this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(d) Each Party acknowledges that it and each other Party is executing this Agreement and certain of the Ancillary Agreements by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by e-mail in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement or any Ancillary Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by e-mail in portable document format (PDF)) made in its name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

9.2 Governing Law. This Agreement and, unless expressly provided therein, each Ancillary Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware including all matters of validity, construction, effect, enforceability, performance and remedies. For clarity, all matters relating to the duties of the directors and officer of New Lionsgate and Lionsgate shall be governed by, and construed in accordance with, the laws of British Columbia, Canada, and the federal laws of Canada applicable therein.

9.3 Assignability. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the Parties and the parties thereto, respectively, and their respective successors and permitted assigns; provided, however, that no Party nor any such party thereto may assign its rights or delegate its obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other Party hereto or other parties thereto, as applicable (whether pursuant to a merger, by operation of Law or otherwise). Notwithstanding the foregoing, no such consent shall be required for the assignment of a Party’s rights and obligations under this Agreement and the Ancillary Agreements (except as may be otherwise provided in any such Ancillary Agreement) in whole (i.e., the assignment of a Party’s rights and obligations under this Agreement and all Ancillary Agreements all at the same time) in connection with a Change of Control of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant Party hereto or relevant party thereto, as applicable, by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party or other Party thereto, as applicable.

9.4 Third-Party Beneficiaries. Except for the indemnification rights under this Agreement and each Ancillary Agreement of any New Lionsgate Indemnitee or Starz Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the Parties and the parties thereto, respectively, and are not intended to confer upon any Person except the Parties and the parties thereto any rights or remedies hereunder or thereunder, and (b) there are no third-party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

9.5 Notices. All notices, requests, claims, demands or other communications under this Agreement and, to the extent, applicable and unless otherwise provided therein, under each of the Ancillary Agreements shall be in writing and shall be given or made (and, except as otherwise provided herein, shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested, or by electronic mail so long as confirmation of receipt thereof is requested and received, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.5):

If to Lionsgate (prior to the Arrangement Effective Time), to:

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: [●]

E-mail: [●]

If to Starz (after the Arrangement Effective Time), to:

Starz Entertainment Corp.

1647 Stewart Street

Santa Monica, CA 90404

Attention: General Counsel

E-mail: Audrey.Lee@starz.com

If to LG Studios (prior to the Arrangement Effective Time) or New Lionsgate (after the Arrangement Effective Time), to:

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: [●]

E-mail: [●]

A Party may, by notice to the other Party, change the address to which such notices are to be given.

9.6 Severability. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable provision to effect the original intent of the Parties.

9.7 Force Majeure. No Party shall be deemed in default of this Agreement or, unless otherwise expressly provided therein, any Ancillary Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement and the Ancillary Agreements, as applicable, as soon as reasonably practicable.

9.8 No Set-Off. Except as expressly set forth in any Ancillary Agreement or as otherwise mutually agreed to in writing by the Parties, no Party nor any member of such Party’s Group shall have any right of set-off or other similar rights with respect to (a) any amounts received pursuant to this Agreement or any Ancillary Agreement; or (b) any other amounts claimed to be owed to the other Party or any member of its Group arising out of this Agreement or any Ancillary Agreement.

9.9 Expenses. Except as otherwise expressly set forth in this Agreement or any Ancillary Agreement, or as otherwise agreed to in writing by the Parties, all third-party fees, costs and expenses, and all other fees, costs and expenses, in each case incurred at or prior to the Arrangement Effective Time in connection with the preparation, execution, delivery and implementation of this Agreement, including the Transactions, and any Ancillary Agreement, the Form S-4, the Meeting Materials, the Plan of Arrangement, and the consummation of the transactions contemplated hereby and thereby will be borne by the Party or its applicable Subsidiary incurring such fees, costs or expenses. Except as otherwise expressly set forth in this Agreement or any Ancillary Agreement, or as otherwise agreed to in writing by the Parties, all third-party fees, costs and expenses, and all other fees, costs and expenses, in each case incurred after the Arrangement Effective Time in connection with the Transactions and the consummation of the transactions contemplated hereby and thereby will be borne by the Party or its applicable Subsidiary incurring such fees, costs or expenses. The Parties agree that certain specified costs and expenses shall be allocated between the Parties, and borne and be the responsibility of the applicable Party, as set forth on Schedule 3.6.

9.10 Headings. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

9.11 Survival of Covenants. Except as expressly set forth in this Agreement or any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and Liability for the breach of any obligations contained herein, shall survive the Transactions and shall remain in full force and effect.

9.12 Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement or any Ancillary Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

9.13 Specific Performance. Subject to the provisions of Article VI, and except as otherwise set forth in any applicable Ancillary Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

9.14 Amendments. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

9.15 Interpretation. In this Agreement and any Ancillary Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement); (c) Article, Section, Schedule, Exhibit and Appendix references are to the Articles, Sections, Schedules, Exhibits and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified; (d) unless otherwise stated, all references to any agreement (including this Agreement and each Ancillary Agreement) shall be deemed to include the exhibits, schedules and annexes (including all Schedules, Exhibits and Appendices) to such agreement; (e) the word “including” and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” need not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; (i) unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, all references to “the date hereof,” “the date of this Agreement” and words of similar import shall all be references to [●]; and (j) the word “extent” and the phrase “to the extent” shall mean the degree (if any) to which a subject or other thing extends, and such word or phrase shall not merely mean “if”.

9.16 Limitations of Liability. Notwithstanding anything in this Agreement to the contrary, neither Starz or any member of the Starz Group, on the one hand, nor New Lionsgate or any member of the New Lionsgate Group, on the other hand, shall be liable under this Agreement to the other for any indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of the other arising in connection with the transactions contemplated hereby (other than any such Liability actually paid or payable in respect of a Third-Party Claim).

9.17 Performance. New Lionsgate will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of the New Lionsgate Group. Starz will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any Ancillary Agreement to be performed by any member of the Starz Group. Each Party (including its permitted successors and assigns) further agrees that it will (a) give timely notice of the terms, conditions and continuing obligations contained in this Agreement and any applicable Ancillary Agreement to all of the other members of its Group and (b) cause all of the other members of its Group not to take any action or fail to take any such action inconsistent with such Party’s obligations under this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby.

9.18 Mutual Drafting. This Agreement and the Ancillary Agreements shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

9.19 Conflict Among Ancillary Agreements. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement or [●] (each, a “Specified Ancillary Agreement”), the terms of the applicable Specified Ancillary Agreement shall control with respect to the subject matter addressed by such Specified Ancillary Agreement to the extent of such conflict or inconsistency. In the event of any conflict or inconsistency between the terms of this Agreement or any Specified Ancillary Agreement, on the one hand, and any Transfer Document, on the other hand, including with respect to the allocation of Assets and Liabilities as among the Parties or the members of their respective Groups, this Agreement or such Specified Ancillary Agreement shall control. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Arrangement Agreement, the terms of the Arrangement Agreement shall control solely as it relates to the Arrangement or the Plan of Arrangement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Separation Agreement to be executed by their duly authorized representatives as of the date first written above.

LIONSGATE STUDIOS HOLDING CORP.

By:
Name:
Title:

LIONSGATE STUDIOS CORP.

By:
Name:
Title:

LG SIRIUS HOLDINGS ULC

By:
Name:
Title:

LIONS GATE ENTERTAINMENT CORP.

By:
Name:
Title:

[Signature Page to Separation Agreement]

Annex H

OPINION OF DENTONS CANADA LLP

Dentons Canada LLP 20th Floor, 250 Howe Street Vancouver, BC, Canada V6C 3R8

dentons.com

March 14, 2025

Lionsgate Studios Holding Corp.

and

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

USA

Ladies and Gentlemen:

Re:  Registration Statement

We have acted as Canadian legal counsel to Lionsgate Studios Holding Corp. (“New Lionsgate”) and Lions Gate Entertainment Corp. (“LGEC”), each a company formed under the Business Corporations Act (British Columbia) (the “BC BCA”), in connection with the preparation and filing by New Lionsgate and LGEC (together, the “Companies”) of (i) a Registration Statement on Form S-4 (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on October 15, 2024 and the preparation and filing of Amendment No. 1 to the Initial Registration Statement with the Commission on November 27, 2024, Amendment No. 2 to the Initial Registration Statement with the Commission on December 31, 2024, Amendment No. 3 to the Initial Registration Statement with the Commission on January 27, 2025, Amendment No. 4 to the Initial Registration Statement with the Commission on February 24, 2025, Amendment No. 5 to the Initial Registration Statement with the Commission on March 13, 2025, and (ii) a joint proxy statement/prospectus pursuant to Rule 424(b)(3) of the Securities Act with the Commission on March 14, 2025 which forms a part of the Registration Statement on Form S-4 ((i) and (ii) together the “Registration Statement”).

The Registration Statement registers the issuance and sale of common shares, without par value, in the capital of New Lionsgate (the “Lions Common Shares”) and common shares, without par value, in the capital of LGEC (the “Starz Common Shares”, and together with the Lions Common Shares, the “Shares”) pursuant to the Plan of Arrangement (as defined in the Registration Statement). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Companies and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the Registration Statement, the Plan of Arrangement, and the articles and the notice of articles, as amended, of each of the Companies. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by

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Page 2	dentons.com

us, and the legal power and authority of all persons signing on behalf of parties to all documents. We have also assumed that the Plan of Arrangement will be in the form attached as Schedule A to the Arrangement Agreement as amended by the Amendment to the Arrangement Agreement attached as Exhibit 2.2 to the Registration Statement.

We are qualified to carry on the practice of law in the Province of British Columbia. Our opinion below is expressed only with respect to the BC BCA. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal, provincial, or state securities laws, rules, or regulations.

On the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that when (i) the Plan of Arrangement has been adopted in accordance with section 289 of the BC BCA and approved by the Supreme Court of British Columbia in accordance with section 291 of the BC BCA, (ii) the Plan of Arrangement has become effective in accordance with its terms, (iii) any and all filings required by the BC BCA in connection with the Plan of Arrangement have been made, and (iv) the Shares are issued and delivered pursuant to and in accordance with the Plan of Arrangement, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for your use solely in connection with the Registration Statement and may not be relied upon by any other person or for any other purpose without our express prior written consent. Furthermore, this opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Companies, the Registration Statement, or the Shares.

This opinion is given as at the date hereof and we disclaim any obligation to advise you of any changes of laws or facts that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ Dentons Canada LLP

Annex I

LIONSGATE STUDIOS HOLDING CORP.

Incorporation Number: BC1504834

Translation of the company name that the company intends to use outside of Canada: N/A

(the “Company”)

ARTICLES

LIONSGATE STUDIOS HOLDING CORP.

Incorporation Number: BC1504834

Translation of the company name that the company intends to use outside of Canada: N/A

(the “Company”)

ARTICLES

The Company has as its articles the following articles:

1.	INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(a)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(b)	“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c. 57, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder;

(c)	“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder.

(d)	“legal personal representative” means the personal or other legal representative of the shareholder;

(e)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(f)	“seal” means the seal of the Company, if any.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to: (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name; or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate; provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or acknowledgment to one of several joint shareholders or to a duly authorized agent or one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgment is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgment

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property;

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company may maintain its central securities register at any location designated by the directors, and may maintain its central securities register in electronic form, and may maintain branch securities registers at locations designated by the directors. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

5.	SHARE TRANSFERS

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)

if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or their duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.	PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

8.1	General Powers

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2	Terms of Debt Obligations

Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company and appointment of the directors or otherwise all as the directors may determine. The directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

8.3	Powers of Directors

For greater certainty, the powers of the directors under this Part 8 may be exercised by a committee or other delegate, direct or indirect, of the board authorized to exercise such powers.

9.	ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(a)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3	Change of Name

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles or the Notice of Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and location, within or outside of British Columbia, and as an electronic meeting or otherwise, as may be determined by a resolution of the directors. Any shareholders’ meeting held as a fully electronic meeting without a physical location or place, shall, if required by the Business Corporations Act or applicable law and not otherwise determined by a resolution of the directors in connection with the meeting, be deemed to have the physical location or place of the meeting at the Company’s registered office in British Columbia.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9	Advance Notice for Nomination of Directors

(a)

If and for so long as the Company is a public company, subject only to the Business Corporations Act, Applicable Securities Laws (defined in Article 10.9(g)), any rules of a stock exchange on which securities of the Company are listed and these Articles, only persons who are nominated in accordance with the procedures in this Article 10.9 will be eligible for election as directors of the Company. Nominations of persons for election to the board of directors may be made at any annual general meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting is called is for the election of directors:

(i)	by or at the direction of the board of directors, including pursuant to a notice of meeting;

(ii)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act; or

(iii)	by any shareholder of the Company (a “Nominating Shareholder”) who:

(A)

at the close of business on the date of the giving of the notice provided for in this Article 10.9 and on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting on the election of directors; and

(B)	who complies with the notice procedures set forth in this Article 10.9.

(b)

In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Company in accordance with the provisions of this Article 10.9.

(c)	To be timely, a Nominating Shareholder’s notice must be received by the secretary of the Company:

(i)

in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first Public Announcement (defined in Article 10.9(g)) of the date of the annual general meeting is made (the “Meeting Notice Date”), the Nominating Shareholder’s notice must be received not later than the close of business on the tenth day after the Meeting Notice Date; and

(ii)

in the case of a special meeting of shareholders (which is not also an annual general meeting of shareholders) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth day following the day on which the first Public Announcement of the date of the special meeting is made.

(d)

Notwithstanding the provisions of this Article 10.9, in no event will any Public Announcement or any adjournment or postponement of an annual general meeting or special meeting (or the announcement thereof) commence a new time period for giving a Nominating Shareholder’s notice as described in this Article 10.9.

(e)	To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Company must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(A)	the name, age, business address and residential address of the person;

(B)	the principal occupation or employment of the person;

(C)	the class or series and number of shares of the Company that are owned beneficially or of record by the person, if any;

(D)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed; and

(ii)	as to the Nominating Shareholder giving the notice:

(A)

the class or series and number of shares of the Company which are owned beneficially or of record by the Nominating Shareholder as of the record date for the meeting (if such date has made publicly available and will have occurred);

(B)

full particulars of any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder, or any of its Affiliates or Associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the right to vote or direct the voting of any shares of the Company;

(C)	be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and

(D)

any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed.

The Company may require any proposed nominee for election as a director to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company in accordance with the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(f)

No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 10.9; provided, however, that nothing in this Article 10.9 will be deemed to preclude discussion by a shareholder or proxy holder (as distinct from nominating directors) at a meeting of shareholders any matter in respect of which the shareholder would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act or at the discretion of the chair of the meeting. The chair of the meeting will have the power and duty to determine whether a nomination was made in accordance with the provisions of this Article 10.9 and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination will be disregarded.

(g)	For purposes of this Article 10.9:

(i)

“Affiliate”, when used to indicate a relationship with a specific person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

(ii)

“Applicable Securities Laws” means the applicable securities legislation in the United States and each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of the United States and each province and territory of Canada;

(iii)

“Associate”, when used to indicate a relationship with a specified person, shall mean (i) any body corporate or trust of which such person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such body corporate or trust for the time being outstanding, (ii) any partner of that person, (iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (iv) a spouse of such specified person, (v) any person of either sex with whom such specified person is living in conjugal relationship outside marriage or (vi) any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person;

(iv)

“beneficially owns” or “beneficially owned” means, in connection with the ownership of shares in the capital of the Company by a person, (i) any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (ii) any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (iii) any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person beneficially owns pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and (iv) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Company or any of its securities;

(v)	“close of business” means 5:00 p.m. (Vancouver time) on a business day in British Columbia, Canada;

(vi)

“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Company or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Company or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract; for the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts; and

(vii)

“Public Announcement” means disclosure in a press release disseminated by a nationally recognized news service in Canada or in a document publicly filed by the Company with the US Securities and Exchange Commission or under its profile on the System of Electronic Document Analysis and Retrieval at www.sedarplus.com.

(h)

Notwithstanding any other provision of these Articles, notice given to the secretary of the Company pursuant to this Article 10.9 may only be given by personal delivery, facsimile transmission or by email to the Company’s principal executive offices as set forth in the Company’s filings with the US Securities and Exchange Commission, and will be deemed to have been given and made only at the time it is served by personal delivery to the secretary of the Company at the registered office of the Company, sent by email (to the address above-mentioned) or sent by facsimile transmission (provided the receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is not a business day or after the close of business on a day which is a business day, then such delivery or electronic communication will be deemed to have been on the subsequent day that is a business day.

(i)

All information to be provided in a timely notice pursuant to this Article 10.9 shall be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. The Nominating Shareholder shall update such information to the extent necessary so that it is true and correct as of the date that is 10 business days prior to the date of the meeting, or any adjournment or postponement thereof.

(j)

For the avoidance of doubt, this Article 10.9 shall be the exclusive means for any person to bring nominations for election to the board at or in connection with any annual general or special meeting of the shareholders of the Company.

(k)	Notwithstanding the provisions of this Article 10.9, the board may, in its sole discretion, waive any requirement in this Article 10.9.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 10% of the outstanding shares of the Company entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the Vice-Chair of the Company, if any;

(c)	if the chair of the board and the Vice Chair of the Company, if any, are both absent or unwilling to act as chair of the meeting, the Chief Executive Officer of the Company, if any;

(d)

if the chair of the board, the Vice Chair of the Company, and the Chief Executive Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the Chief Financial Officer of the Company, if any;

(e)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the General Counsel or Chief Legal Officer of the Company, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no individual present within 15 minutes after the time set for holding the meeting that is entitled, under Article 11.9, to act as chair of the meeting, or if all of the eligible individuals present are unwilling to act as chair of the meeting, the directors present may choose one of their number to be chair of the meeting, or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any individual present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.8, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and their determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)	be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company, Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with the Business Corporations Act, Applicable Securities Laws, or any rules of an exchange on which securities of the Company are listed.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(NAME OF COMPANY)

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [ name ] or, failing that person, [ name ], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [ month, day, year ] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or their legal personal representative or trustee in bankruptcy; or

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	subject to Articles 13.1(b) and 13.1(c), the number of directors that is equal to the number of the Company’s first directors;

(b)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by directors’ resolution;

(ii)	the number of directors set under Article 14.4; and

(c)	if the Company is not a public company, the greater of one and the most recently set of:

(i)	the number of directors set by directors’ resolution; and

(ii)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Article 13.1(b)(i) or 13.1(c)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for their office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director,

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that they may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, they may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that they may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to their spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under Article 14.1(b), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If:

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which their successor is elected or appointed; and

(d)	the date on which they otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of their term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of their term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.	DISCLOSURE OF INTEREST OF DIRECTORS

16.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to their office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6	No Disqualification

No director or intended director is disqualified by their office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from their interest in, such other person.

17.	PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors if such individual is a duly appointed or elected director of the Company:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the Vice-Chair of the Company, if any;

(c)	if the chair of the board and the Vice Chair of the Company, if any, are both absent or unwilling to act as chair of the meeting, the Chief Executive Officer of the Company, if any;

(d)

if the chair of the board, the Vice Chair of the Company, and the Chief Executive Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the Chief Financial Officer of the Company, if any;

(e)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the General Counsel or Chief Legal Officer of the Company, if any;

(f)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, and the General Counsel or Chief Legal Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, any other director chosen by the directors present.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone or other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner. Meetings of the board of directors may be held as electronic meetings.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 24.1 or orally or by telephone.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director, as the case may be, has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the board of directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.	EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under Article 18.2(a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in Article 18.2(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3	Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.	OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after they cease to hold such office or leave the employment of the Company, a pension or gratuity.

20.	INDEMNIFICATION

20.1	Definitions

In this Article 20:

(a)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, officer, former director or former officer of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	“expenses” has the meaning set out in the Business Corporations Act.

20.2	Mandatory Indemnification of Directors, Officers, Former Officers and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, officer, former director and former officer of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4	Non-Compliance with Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an Affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

20.6	Transitionary requirement to advance expenses

(a)

This Article 20.6 will apply for six (6) years from the date the Company first adopts this Article 20.6 in its Articles, and will expire and cease to be of force or effect as a term of the Company’s Articles on the day following the six (6) year anniversary of the date the Company first adopts this Article 20.6 in its Articles.

(b)

Subject to the Business Corporations Act, the Company must pay, as they are incurred in advance of a final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party for whom the Company is obligated or has elected to indemnify pursuant to these Articles in respect of that proceeding if the Company has first received from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the Business Corporations Act, the eligible party will repay the amounts advanced.

(c)

Neither any amendment nor repeal of this Article 20.6, nor the adoption by amendment of these Articles of any provision inconsistent with this Article 20.6, will eliminate or reduce the effect of this Article 20.6 in respect of any matter occurring, or any action or proceeding accruing or arising prior to such amendment or repeal or adoption of an inconsistent provision.

21.	DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights and Restrictions

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)

determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22.	DOCUMENTS, RECORDS AND REPORTS

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3	Remuneration of Auditor

The directors may set the remuneration of the Company’s auditor (if any).

23.	NOTICES

23.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

(e)	physical delivery to the intended recipient.

23.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

23.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in Article 23.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.	SEAL

24.1	Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25.	SPECIAL RIGHTS AND RESTRICTIONS OF PREFERENCE SHARES

25.1	Special Rights and Restrictions of Preference Shares, as a Class

The following special rights and restrictions shall be attached to the preference shares without par value:

(a)	The preference shares as a class shall have attached thereto the special rights and restrictions specified in this Article 25.1.

(b)

Preference shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any preference shares of any particular series, alter the Notice of Articles of the Company to fix the number of preference shares in, and to determine the designation of the preference shares of, that series and alter the Articles to create, define and attach special rights and restrictions to the preference shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of clause (c) of this Article 25.1.

(c)

Holders of preference shares shall be entitled, on the distribution of assets of the Company or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding up its affairs, to receive before any distribution shall be made to holders of common shares or any other shares of the Company ranking junior to the preference shares with respect to repayment of capital, the amount paid up with respect to each preference share held by them, plus any accrued and unpaid cumulative dividends (if any and if preferential) thereon. After payment to holders of preference shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the preference shares.

Annex J

Final Form

LIONSGATE STUDIOS CORP.

~~LIONSGATE STUDIOS HOLDING CORP.~~

Incorporation Number: BC1504834

Translation of the company name that the company intends to use outside of Canada: N/A

(the “Company”)

ARTICLES

LIONSGATE STUDIOS CORP.

~~LIONSGATE STUDIOS HOLDING CORP.~~

Incorporation Number: BC1504834

Translation of the company name that the company intends to use outside of Canada: N/A

(the “Company”)

ARTICLES

The Company has as its articles the following articles:

1.	INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(a)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(b)	“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c. 57, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder;

(c)	“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder.

(d)	“legal personal representative” means the personal or other legal representative of the shareholder;

(e)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(f)	“seal” means the seal of the Company, if any.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to: (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name; or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate; provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or acknowledgment to one of several joint shareholders or to a duly authorized agent or one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgment is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgment

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property;

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company may maintain its central securities register at any location designated by the directors, and may maintain its central securities register in electronic form, and may maintain branch securities registers at locations designated by the directors. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

5.	SHARE TRANSFERS

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)

if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or their duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.	PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

8.1	General Powers

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2	Terms of Debt Obligations

Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company and appointment of the directors or otherwise all as the directors may determine. The directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

8.3	Powers of Directors

For greater certainty, the powers of the directors under this Part 8 may be exercised by a committee or other delegate, direct or indirect, of the board authorized to exercise such powers.

9.	ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(a)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3	Change of Name

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles or the Notice of Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and location, within or outside of British Columbia, and as an electronic meeting or otherwise, as may be determined by a resolution of the directors. Any shareholders’ meeting held as a fully electronic meeting without a physical location or place, shall, if required by the Business Corporations Act or applicable law and not otherwise determined by a resolution of the directors in connection with the meeting, be deemed to have the physical location or place of the meeting at the Company’s registered office in British Columbia.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9	Advance Notice for Nomination of Directors

(a)

If and for so long as the Company is a public company, subject only to the Business Corporations Act, Applicable Securities Laws (defined in Article 10.9(g)), any rules of a stock exchange on which securities of the Company are listed and these Articles, only persons who are nominated in accordance with the procedures in this Article 10.9 will be eligible for election as directors of the Company. Nominations of persons for election to the board of directors may be made at any annual general meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting is called is for the election of directors:

(i)	by or at the direction of the board of directors, including pursuant to a notice of meeting;

(ii)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act; or

(iii)	by any shareholder of the Company (a “Nominating Shareholder”) who:

(A)

at the close of business on the date of the giving of the notice provided for in this Article 10.9 and on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting on the election of directors; and

(B)	who complies with the notice procedures set forth in this Article 10.9.

(b)

In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Company in accordance with the provisions of this Article 10.9.

(c)	To be timely, a Nominating Shareholder’s notice must be received by the secretary of the Company:

(i)

in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first Public Announcement (defined in Article 10.9(g)) of the date of the annual general meeting is made (the “Meeting Notice Date”), the Nominating Shareholder’s notice must be received not later than the close of business on the tenth day after the Meeting Notice Date; and

(ii)

in the case of a special meeting of shareholders (which is not also an annual general meeting of shareholders) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth day following the day on which the first Public Announcement of the date of the special meeting is made.

(d)

Notwithstanding the provisions of this Article 10.9, in no event will any Public Announcement or any adjournment or postponement of an annual general meeting or special meeting (or the announcement thereof) commence a new time period for giving a Nominating Shareholder’s notice as described in this Article 10.9.

(e)	To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Company must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(A)	the name, age, business address and residential address of the person;

(B)	the principal occupation or employment of the person;

(C)	the class or series and number of shares of the Company that are owned beneficially or of record by the person, if any;

(D)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed; and

(ii)	as to the Nominating Shareholder giving the notice:

(A)

the class or series and number of shares of the Company which are owned beneficially or of record by the Nominating Shareholder as of the record date for the meeting (if such date has made publicly available and will have occurred);

(B)

full particulars of any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder, or any of its Affiliates or Associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the right to vote or direct the voting of any shares of the Company;

(C)	be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and

(D)

any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed.

The Company may require any proposed nominee for election as a director to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company in accordance with the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(f)

No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 10.9; provided, however, that nothing in this Article 10.9 will be deemed to preclude discussion by a shareholder or proxy holder (as distinct from nominating directors) at a meeting of shareholders any matter in respect of which the shareholder would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act or at the discretion of the chair of the meeting. The chair of the meeting will have the power and duty to determine whether a nomination was made in accordance with the provisions of this Article 10.9 and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination will be disregarded.

(g)	For purposes of this Article 10.9:

(i)

“Affiliate”, when used to indicate a relationship with a specific person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

(ii)

“Applicable Securities Laws” means the applicable securities legislation in the United States and each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of the United States and each province and territory of Canada;

(iii)

“Associate”, when used to indicate a relationship with a specified person, shall mean (i) any body corporate or trust of which such person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such body corporate or trust for the time being outstanding, (ii) any partner of that person, (iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (iv) a spouse of such specified person, (v) any person of either sex with whom such specified person is living in conjugal relationship outside marriage or (vi) any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person;

(iv)

“beneficially owns” or “beneficially owned” means, in connection with the ownership of shares in the capital of the Company by a person, (i) any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (ii) any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (iii) any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person beneficially owns pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and (iv) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Company or any of its securities;

(v)	“close of business” means 5:00 p.m. (Vancouver time) on a business day in British Columbia, Canada;

(vi)

“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Company or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Company or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract; for the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts; and

(vii)

“Public Announcement” means disclosure in a press release disseminated by a nationally recognized news service in Canada or in a document publicly filed by the Company with the US Securities and Exchange Commission or under its profile on the System of Electronic Document Analysis and Retrieval at www.sedarplus.com.

(h)

Notwithstanding any other provision of these Articles, notice given to the secretary of the Company pursuant to this Article 10.9 may only be given by personal delivery, facsimile transmission or by email to the Company’s principal executive offices as set forth in the Company’s filings with the US Securities and Exchange Commission, and will be deemed to have been given and made only at the time it is served by personal delivery to the secretary of the Company at the registered office of the Company, sent by email (to the address above-mentioned) or sent by facsimile transmission (provided the receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is not a business day or after the close of business on a day which is a business day, then such delivery or electronic communication will be deemed to have been on the subsequent day that is a business day.

(i)

All information to be provided in a timely notice pursuant to this Article 10.9 shall be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. The Nominating Shareholder shall update such information to the extent necessary so that it is true and correct as of the date that is 10 business days prior to the date of the meeting, or any adjournment or postponement thereof.

(j)

For the avoidance of doubt, this Article 10.9 shall be the exclusive means for any person to bring nominations for election to the board at or in connection with any annual general or special meeting of the shareholders of the Company.

(k)	Notwithstanding the provisions of this Article 10.9, the board may, in its sole discretion, waive any requirement in this Article 10.9.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 10% of the outstanding shares of the Company entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the Vice-Chair of the Company, if any;

(c)	if the chair of the board and the Vice Chair of the Company, if any, are both absent or unwilling to act as chair of the meeting, the Chief Executive Officer of the Company, if any;

(d)

if the chair of the board, the Vice Chair of the Company, and the Chief Executive Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the Chief Financial Officer of the Company, if any;

(e)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the General Counsel or Chief Legal Officer of the Company, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no individual present within 15 minutes after the time set for holding the meeting that is entitled, under Article 11.9, to act as chair of the meeting, or if all of the eligible individuals present are unwilling to act as chair of the meeting, the directors present may choose one of their number to be chair of the meeting, or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any individual present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.8, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and their determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)	be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company, Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with the Business Corporations Act, Applicable Securities Laws, or any rules of an exchange on which securities of the Company are listed.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(NAME OF COMPANY)

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [ name ] or, failing that person, [ name ], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [ month, day, year ] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or their legal personal representative or trustee in bankruptcy; or

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	subject to Articles 13.1(b) and 13.1(c), the number of directors that is equal to the number of the Company’s first directors;

(b)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by directors’ resolution;

(ii)	the number of directors set under Article 14.4; and

(c)	if the Company is not a public company, the greater of one and the most recently set of:

(i)	the number of directors set by directors’ resolution; and

(ii)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Article 13.1(b)(i) or 13.1(c)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for their office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director,

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that they may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, they may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that they may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to their spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under Article 14.1(b), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If:

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which their successor is elected or appointed; and

(d)	the date on which they otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of their term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of their term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.	DISCLOSURE OF INTEREST OF DIRECTORS

16.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to their office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6	No Disqualification

No director or intended director is disqualified by their office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from their interest in, such other person.

17.	PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors if such individual is a duly appointed or elected director of the Company:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the Vice-Chair of the Company, if any;

(c)	if the chair of the board and the Vice Chair of the Company, if any, are both absent or unwilling to act as chair of the meeting, the Chief Executive Officer of the Company, if any;

(d)

if the chair of the board, the Vice Chair of the Company, and the Chief Executive Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the Chief Financial Officer of the Company, if any;

(e)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the General Counsel or Chief Legal Officer of the Company, if any;

(f)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, and the General Counsel or Chief Legal Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, any other director chosen by the directors present.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone or other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner. Meetings of the board of directors may be held as electronic meetings.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 24.1 or orally or by telephone.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director, as the case may be, has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the board of directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.	EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under Article 18.2(a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in Article 18.2(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3	Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.	OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after they cease to hold such office or leave the employment of the Company, a pension or gratuity.

20.	INDEMNIFICATION

20.1	Definitions

In this Article 20:

(a)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, officer, former director or former officer of the Company (an

“eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	“expenses” has the meaning set out in the Business Corporations Act.

20.2	Mandatory Indemnification of Directors, Officers, Former Officers and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, officer, former director and former officer of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4	Non-Compliance with Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an Affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

20.6	Transitionary requirement to advance expenses

(a)

This Article 20.6 will apply for six (6) years from the date the Company first adopts this Article 20.6 in its Articles, and will expire and cease to be of force or effect as a term of the Company’s Articles on the day following the six (6) year anniversary of the date the Company first adopts this Article 20.6 in its Articles.

(b)

Subject to the Business Corporations Act, the Company must pay, as they are incurred in advance of a final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party for whom the Company is obligated or has elected to indemnify pursuant to these Articles in respect of that proceeding if the Company has first received from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the Business Corporations Act, the eligible party will repay the amounts advanced.

(c)

Neither any amendment nor repeal of this Article 20.6, nor the adoption by amendment of these Articles of any provision inconsistent with this Article 20.6, will eliminate or reduce the effect of this Article 20.6 in respect of any matter occurring, or any action or proceeding accruing or arising prior to such amendment or repeal or adoption of an inconsistent provision.

21.	DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights and Restrictions

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)

determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22.	DOCUMENTS, RECORDS AND REPORTS

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3	Remuneration of Auditor

The directors may set the remuneration of the Company’s auditor (if any).

23.	NOTICES

23.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

(e)	physical delivery to the intended recipient.

23.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

23.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in Article 23.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.	SEAL

24.1	Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25.	SPECIAL RIGHTS AND RESTRICTIONS OF PREFERENCE SHARES

25.1	Special Rights and Restrictions of Preference Shares, as a Class

The following special rights and restrictions shall be attached to the preference shares without par value:

(a)	The preference shares as a class shall have attached thereto the special rights and restrictions specified in this Article 25.1.

(b)

Preference shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any preference shares of any particular series, alter the Notice of Articles of the Company to fix the number of preference shares in, and to determine the designation of the preference shares of, that series and alter the Articles to create, define and attach special rights and restrictions to the preference shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of clause (c) of this Article 25.1.

(c)

Holders of preference shares shall be entitled, on the distribution of assets of the Company or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding up its affairs, to receive before any distribution shall be made to holders of common shares or any other shares of the Company ranking junior to the preference shares with respect to repayment of capital, the amount paid up with respect to each preference share held by them, plus any accrued and unpaid cumulative dividends (if any and if preferential) thereon. After payment to holders of preference shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the preference shares.

Annex K

Final Form

FORM OF INTERIM ARTICLES OF STARZ ENTERTAINMENT CORP.

STARZ ENTERTAINMENT CORP.

~~LIONS GATE ENTERTAINMENT CORP.~~

Amalgamation Number: BC0786966

Translation of the company name that the company intends to use outside of Canada: N/A

(the “Company”)

ARTICLES

J-i

J-ii

J-iii

J-iv

J-v

Annex J

Final Form

STARZ ENTERTAINMENT CORP.

~~LIONS GATE ENTERTAINMENT CORP.~~

Amalgamation Number: BC0786966

Translation of the company name that the company intends to use outside of Canada: N/A

(the “Company”)

ARTICLES

The Company has as its articles the following articles:

1.	INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(a)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(b)	“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c. 57, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder;

(c)	“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder.

(d)	“legal personal representative” means the personal or other legal representative of the shareholder;

(e)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(f)	“seal” means the seal of the Company, if any.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to: (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name; or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate; provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or acknowledgment to one of several joint shareholders or to a duly authorized agent or one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgment is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgment

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property;

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company may maintain its central securities register at any location designated by the directors, and may maintain its central securities register in electronic form, and may maintain branch securities registers at locations designated by the directors. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

5.	SHARE TRANSFERS

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)

if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or their duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.	PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

8.1	General Powers

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2	Terms of Debt Obligations

Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company and appointment of the directors or otherwise all as the directors may determine. The directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

8.3	Powers of Directors

For greater certainty, the powers of the directors under this Part 8 may be exercised by a committee or other delegate, direct or indirect, of the board authorized to exercise such powers.

9.	ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(a)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3	Change of Name

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles or the Notice of Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and location, within or outside of British Columbia, and as an electronic meeting or otherwise, as may be determined by a resolution of the directors. Any shareholders’ meeting held as a fully electronic meeting without a physical location or place, shall, if required by the Business Corporations Act or applicable law and not otherwise determined by a resolution of the directors in connection with the meeting, be deemed to have the physical location or place of the meeting at the Company’s registered office in British Columbia.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9	Advance Notice for Nomination of Directors

(a)

If and for so long as the Company is a public company, subject only to the Business Corporations Act, Applicable Securities Laws (defined in Article 10.9(g)), any rules of a stock exchange on which securities of the Company are listed and these Articles, only persons who are nominated in accordance with the procedures in this Article 10.9 will be eligible for election as directors of the Company. Nominations of persons for election to the board of directors may be made at any annual general meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting is called is for the election of directors:

(i)	by or at the direction of the board of directors, including pursuant to a notice of meeting;

(ii)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act; or

(iii)	by any shareholder of the Company (a “Nominating Shareholder”) who:

(A)

at the close of business on the date of the giving of the notice provided for in this Article 10.9 and on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting on the election of directors; and

(B)	who complies with the notice procedures set forth in this Article 10.9.

(b)

In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Company in accordance with the provisions of this Article 10.9.

(c)	To be timely, a Nominating Shareholder’s notice must be received by the secretary of the Company:

(i)

in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first Public Announcement (defined in Article 10.9(g)) of the date of the annual general meeting is made (the “Meeting Notice Date”), the Nominating Shareholder’s notice must be received not later than the close of business on the tenth day after the Meeting Notice Date; and

(ii)

in the case of a special meeting of shareholders (which is not also an annual general meeting of shareholders) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth day following the day on which the first Public Announcement of the date of the special meeting is made.

(d)

Notwithstanding the provisions of this Article 10.9, in no event will any Public Announcement or any adjournment or postponement of an annual general meeting or special meeting (or the announcement thereof) commence a new time period for giving a Nominating Shareholder’s notice as described in this Article 10.9.

(e)	To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Company must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(A)	the name, age, business address and residential address of the person;

(B)	the principal occupation or employment of the person;

(C)	the class or series and number of shares of the Company that are owned beneficially or of record by the person, if any;

(D)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed; and

(ii)	as to the Nominating Shareholder giving the notice:

(A)

the class or series and number of shares of the Company which are owned beneficially or of record by the Nominating Shareholder as of the record date for the meeting (if such date has made publicly available and will have occurred);

(B)

full particulars of any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder, or any of its Affiliates or Associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the right to vote or direct the voting of any shares of the Company;

(C)	be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and

(D)

any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed.

The Company may require any proposed nominee for election as a director to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company in accordance with the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(f)

No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 10.9; provided, however, that nothing in this Article 10.9 will be deemed to preclude discussion by a shareholder or proxy holder (as distinct from nominating directors) at a meeting of shareholders any matter in respect of which the shareholder would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act or at the discretion of the chair of the meeting. The chair of the meeting will have the power and duty to determine whether a nomination was made in accordance with the provisions of this Article 10.9 and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination will be disregarded.

(g)	For purposes of this Article 10.9:

(i)

“Affiliate”, when used to indicate a relationship with a specific person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

(ii)

“Applicable Securities Laws” means the applicable securities legislation in the United States and each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of the United States and each province and territory of Canada;

(iii)

“Associate”, when used to indicate a relationship with a specified person, shall mean (i) any body corporate or trust of which such person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such body corporate or trust for the time being outstanding, (ii) any partner of that person, (iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (iv) a spouse of such specified person, (v) any person of either sex with whom such specified person is living in conjugal relationship outside marriage or (vi) any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person;

(iv)

“beneficially owns” or “beneficially owned” means, in connection with the ownership of shares in the capital of the Company by a person, (i) any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (ii) any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (iii) any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person beneficially owns pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and (iv) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Company or any of its securities;

(v)	“close of business” means 5:00 p.m. (Vancouver time) on a business day in British Columbia, Canada;

(vi)

“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Company or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Company or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract; for the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts; and

(vii)

“Public Announcement” means disclosure in a press release disseminated by a nationally recognized news service in Canada or in a document publicly filed by the Company with the US Securities and Exchange Commission or under its profile on the System of Electronic Document Analysis and Retrieval at www.sedarplus.com.

(h)

Notwithstanding any other provision of these Articles, notice given to the secretary of the Company pursuant to this Article 10.9 may only be given by personal delivery, facsimile transmission or by email to the Company’s principal executive offices as set forth in the Company’s filings with the US Securities and Exchange Commission, and will be deemed to have been given and made only at the time it is served by personal delivery to the secretary of the Company at the registered office of the Company, sent by email (to the address above-mentioned) or sent by facsimile transmission (provided the receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is not a business day or after the close of business on a day which is a business day, then such delivery or electronic communication will be deemed to have been on the subsequent day that is a business day.

(i)

All information to be provided in a timely notice pursuant to this Article 10.9 shall be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. The Nominating Shareholder shall update such information to the extent necessary so that it is true and correct as of the date that is 10 business days prior to the date of the meeting, or any adjournment or postponement thereof.

(j)

For the avoidance of doubt, this Article 10.9 shall be the exclusive means for any person to bring nominations for election to the board at or in connection with any annual general or special meeting of the shareholders of the Company.

(k)	Notwithstanding the provisions of this Article 10.9, the board may, in its sole discretion, waive any requirement in this Article 10.9.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 33 1/3% of the outstanding shares of the Company entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the Vice-Chair of the Company, if any;

(c)	if the chair of the board and the Vice Chair of the Company, if any, are both absent or unwilling to act as chair of the meeting, the Chief Executive Officer of the Company, if any;

(d)

if the chair of the board, the Vice Chair of the Company, and the Chief Executive Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the Chief Financial Officer of the Company, if any;

(e)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the General Counsel or Chief Legal Officer of the Company, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no individual present within 15 minutes after the time set for holding the meeting that is entitled, under Article 11.9, to act as chair of the meeting, or if all of the eligible individuals present are unwilling to act as chair of the meeting, the directors present may choose one of their number to be chair of the meeting, or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any individual present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.8, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and their determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)	be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company, Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with the Business Corporations Act, Applicable Securities Laws, or any rules of an exchange on which securities of the Company are listed.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(NAME OF COMPANY)

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [ name ] or, failing that person, [ name ], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [ month, day, year ] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): ___________________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or their legal personal representative or trustee in bankruptcy; or

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	subject to Articles 13.1(b) and 13.1(c), the number of directors that is equal to the number of the Company’s first directors;

(b)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by directors’ resolution;

(ii)	the number of directors set under Article 14.4; and

(c)	if the Company is not a public company, the greater of one and the most recently set of:

(i)	the number of directors set by directors’ resolution; and

(ii)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Article 13.1(b)(i) or 13.1(c)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for their office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director,

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that they may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, they may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that they may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to their spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under Article 14.1(b), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If:

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which their successor is elected or appointed; and

(d)	the date on which they otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of their term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of their term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.	DISCLOSURE OF INTEREST OF DIRECTORS

16.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to their office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6	No Disqualification

No director or intended director is disqualified by their office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from their interest in, such other person.

17.	PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors if such individual is a duly appointed or elected director of the Company:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the Vice-Chair of the Company, if any;

(c)	if the chair of the board and the Vice Chair of the Company, if any, are both absent or unwilling to act as chair of the meeting, the Chief Executive Officer of the Company, if any;

(d)

if the chair of the board, the Vice Chair of the Company, and the Chief Executive Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the Chief Financial Officer of the Company, if any;

(e)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the General Counsel or Chief Legal Officer of the Company, if any;

(f)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, and the General Counsel or Chief Legal Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, any other director chosen by the directors present.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone or other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner. Meetings of the board of directors may be held as electronic meetings.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 24.1 or orally or by telephone.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director, as the case may be, has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the board of directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.	EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under Article 18.2(a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in Article 18.2(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3	Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.	OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after they cease to hold such office or leave the employment of the Company, a pension or gratuity.

20.	INDEMNIFICATION

20.1	Definitions

In this Article 20:

(a)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, officer, former director or former officer of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	“expenses” has the meaning set out in the Business Corporations Act.

20.2	Mandatory Indemnification of Directors, Officers, Former Officers and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, officer, former director and former officer of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4	Non-Compliance with Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an Affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

21.	DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights and Restrictions

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)

determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22.	DOCUMENTS, RECORDS AND REPORTS

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3	Remuneration of Auditor

The directors may set the remuneration of the Company’s auditor (if any).

23.	NOTICES

23.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

(e)	physical delivery to the intended recipient.

23.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

23.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in Article 23.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.	SEAL

24.1	Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25.	SPECIAL RIGHTS AND RESTRICTIONS OF PREFERENCE SHARES

25.1	Special Rights and Restrictions of Preference Shares, as a Class

The following special rights and restrictions shall be attached to the preference shares without par value:

(a)	The preference shares as a class shall have attached thereto the special rights and restrictions specified in this Article 25.1.

(b)

Preference shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any preference shares of any particular series, alter the Notice of Articles of the Company to fix the number of preference shares in, and to determine the designation of the preference shares of, that series and alter the Articles to create, define and attach special rights and restrictions to the preference shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of clause (c) of this Article 25.1.

(c)

Holders of preference shares shall be entitled, on the distribution of assets of the Company or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding up its affairs, to receive before any distribution shall be made to holders of common shares or any other shares of the Company ranking junior to the preference shares with respect to repayment of capital, the amount paid up with respect to each preference share held by them, plus any accrued and unpaid cumulative dividends (if any and if preferential) thereon. After payment to holders of preference shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the preference shares.

26.	SPECIAL RIGHTS AND RESTRICTIONS OF THE CLASS A VOTING SHARES

26.1	Designation and Number

The Class A voting shares shall consist of the number of Class A voting shares set out in the Notice of Articles of the Company, which Class A voting shares shall be designated as “Class A Voting Shares”.

26.2	Rights

Except as otherwise provided in these Articles, each Class A Voting Share and each Class B Non-Voting Share shall have the same rights, privileges and restrictions and shall be identical in all respects.

26.3	Dividends

The holders of the Class A Voting Shares shall, subject to the rights of the holders of any other class of shares of the Company entitled to dividends in priority to the holders of the Class A Voting Shares, participate equally with the holders of the Class B Non-Voting Shares with respect to dividends.

Whenever a dividend, other than a dividend that constitutes a Share Distribution, is declared and paid to the holders of Class A Voting Shares then outstanding, the Company shall also declare and pay a dividend equally, on a share for share basis, to the holders of the Class B Non-Voting Shares then outstanding, without preference or priority.

Whenever a Share Distribution is declared and paid to the holders of Class A Voting Shares then outstanding, the Company shall also declare and pay a Share Distribution to the holders of the Class B Non-Voting Shares then outstanding as provided in Article 26.4.

Dividends shall be payable only as and when declared by the board.

26.4	Share Distribution

Notwithstanding that the market value of any stock dividend paid on one class of shares may be different from the market value of the stock dividend paid simultaneously on another class of shares, the board may, at any time and from time to time, declare and pay a stock dividend:

(a) payable in Class A Voting Shares on the Class A Voting Shares provided that at the same time a stock dividend payable in either Class A Voting Shares or in Class B Non-Voting Shares is declared and paid in the same number of shares per share on the Class B Non-Voting Shares;

(b) payable in Class B Non-Voting Shares on the Class A Voting Shares; provided that at the same time a stock dividend payable in either Class A Voting Shares or Class B Non-Voting Shares is declared and paid in the same number of shares per share on the Class B Non-Voting Shares;

(c) payable in Class A Voting Shares on the Class B Non-Voting Shares; provided that at the same time a stock dividend payable in either Class A Voting Shares or Class B Non-Voting Shares is declared and paid in the same number of shares per share on the Class A Voting Shares; and

(d) payable in Class B Non-Voting Shares on the Class B Non-Voting Shares; provided that at the same time a stock dividend payable in either Class A Voting Shares or Class B Non-Voting Shares is declared and paid in the same number of shares per share on the Class A Voting Shares.

26.5	Liquidation, Dissolution or Winding Up

In the event of any liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, all of the property and assets of the Company available for distribution to the holders of the Company’s common equity shall be paid or distributed equally, share for share, to the holders of the Class A Voting Shares and the Class B Non-Voting Shares, respectively, without preference or distinction.

26.6	Voting

Each holder of a Class A Voting Share is entitled to:

(a)	one vote for each Class A Voting Share held at all meetings of shareholders;

(b)

receive notice of and to attend all meetings of shareholders of the Company, except meetings at which only the holders of a specified class of shares (other than the Class A Voting Shares) are entitled to attend; and

(c)

vote on all matters submitted to a vote or consent of shareholders of the Company, except matters upon which only the holders of a specified class of shares (other than the Class A Voting Shares) are entitled to vote.

26.7	Subdivision, Reclassification, Exchange or Consolidation

No subdivision, reclassification, exchange or consolidation of the Class A Voting Shares or the Class B Non-Voting Shares shall be carried out unless, at the same time, the Class B Non-Voting Shares or the Class A Voting Shares, as the case may be, are subdivided, reclassified, exchanged or consolidated in the same manner and on the same basis.

27.	SPECIAL RIGHTS AND RESTRICTIONS OF THE CLASS B NON-VOTING SHARES

27.1	Designation and Number

The Class B non-voting shares shall consist of the number of Class B non-voting shares set out in the Notice of Articles of the Company, which Class B non-voting shares shall be designated as “Class B Non-Voting Shares”.

27.2	Rights

Except as otherwise provided in these Articles, each Class A Voting Share and each Class B Non-Voting Share shall have the same rights, privileges and restrictions and shall be identical in all respects.

27.3	Dividends

The holders of the Class B Non-Voting Shares shall, subject to the rights of the holders of any other class of shares of the Company entitled to dividends in priority to the holders of the Class B Non-Voting Shares, participate equally, on as share for share basis, with the holders of the Class A Voting Shares with respect to dividends.

Whenever a dividend, other than a dividend that constitutes a Share Distribution, is declared and paid to the holders of Class B Non-Voting Shares then outstanding, the Company shall also declare and pay a dividend equally to the holders of the Class A Voting Shares then outstanding, on a share for share basis, without preference or priority.

Whenever a Share Distribution is declared and paid to the holders of Class B Non-Voting Shares then outstanding, the Company shall also declare and pay a Share Distribution to the holders of the Class A Voting Shares then outstanding as provided in Article 27.4.

Dividends shall be payable only as and when declared by the board.

27.4	Share Distributions

Notwithstanding that the market value of any stock dividend paid on one class of shares may be different from the declared market value of the stock dividend paid simultaneously on another class of shares, the board may, at any time and from time to time, declare and pay a stock dividend:

(a) payable in Class A Voting Shares on the Class A Voting Shares; provided that at the same time a stock dividend payable in either Class A Voting Shares or in Class B Non-Voting Shares is declared and paid in the same number of shares per share on the Class B Non-Voting Shares;

(b) payable in Class B Non-Voting Shares on the Class A Voting Shares; provided that at the same time a stock dividend payable in either Class A Voting Shares or Class B Non-Voting Shares is declared and paid in the same number of shares per share on the Class B Non-Voting Shares;

(c) payable in Class A Voting Shares on the Class B Non-Voting Shares; provided that at the same time a stock dividend payable in either Class A Voting Shares or Class B Non-Voting Shares is declared and paid in the same number of shares per share on the Class A Voting Shares; and

(d) payable in Class B Non-Voting Shares on the Class B Non-Voting Shares; provided that at the same time stock dividend payable in either Class A Voting Shares or Class B Non-Voting Shares is declared and paid in the same number of shares per share on the Class A Voting Shares.

27.5	Liquidation, Dissolution or Winding Up

In the event of any liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, all of the property and assets of the Company available for distribution to the holders of the Company’s common equity shall be paid or distributed equally, share for share, to the holders of the Class B Non-Voting Shares and the Class A Voting Shares, respectively, without preference or distinction.

27.6	Notice of Meetings

The holders of the Class B Non-Voting Shares shall be entitled to receive notice of and to attend, but, subject to the Business Corporations Act, not to vote, at any and all meetings of the shareholders of the Company.

27.7	Subdivision, Reclassification, Exchange or Consolidation

No subdivision, reclassification, exchange or consolidation of the Class A Voting Shares or the Class B Non-Voting Shares shall be carried out unless, at the same time, the Class B Non-Voting Shares or the Class A Voting Shares, as the case may be, are subdivided, reclassified, exchanged or consolidated in the same manner and on the same basis.

Annex L

STARZ ENTERTAINMENT CORP.

~~LIONS GATE ENTERTAINMENT CORP.~~

Amalgamation Number: BC0786966

Translation of the company name that the company intends to use outside of Canada: N/A

(the “Company”)

ARTICLES

L-i

L-ii

L-iii

L-iv

Annex K

Final Form

FORM OF CLOSING ARTICLES OF STARZ ENTERTAINMENT CORP.

STARZ ENTERTAINMENT CORP.

~~LIONS GATE ENTERTAINMENT CORP.~~

Amalgamation Number: BC0786966

Translation of the company name that the company intends to use outside of Canada: N/A

(the “Company”)

ARTICLES

The Company has as its articles the following articles:

1.	INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(a)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(b)	“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c. 57, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder;

(c)	“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder.

(d)	“legal personal representative” means the personal or other legal representative of the shareholder;

(e)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(f)	“seal” means the seal of the Company, if any.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to: (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name; or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate; provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or acknowledgment to one of several joint shareholders or to a duly authorized agent or one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgment is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgment

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property;

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company may maintain its central securities register at any location designated by the directors, and may maintain its central securities register in electronic form, and may maintain branch securities registers at locations designated by the directors. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

5.	SHARE TRANSFERS

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)

if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or their duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.	PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

8.1	General Powers

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2	Terms of Debt Obligations

Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company and appointment of the directors or otherwise all as the directors may determine. The directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

8.3	Powers of Directors

For greater certainty, the powers of the directors under this Part 8 may be exercised by a committee or other delegate, direct or indirect, of the board authorized to exercise such powers.

9.	ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(a)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3	Change of Name

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles or the Notice of Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and location, within or outside of British Columbia, and as an electronic meeting or otherwise, as may be determined by a resolution of the directors. Any shareholders’ meeting held as a fully electronic meeting without a physical location or place, shall, if required by the Business Corporations Act or applicable law and not otherwise determined by a resolution of the directors in connection with the meeting, be deemed to have the physical location or place of the meeting at the Company’s registered office in British Columbia.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9	Advance Notice for Nomination of Directors

(a)

If and for so long as the Company is a public company, subject only to the Business Corporations Act, Applicable Securities Laws (defined in Article 10.9(g)), any rules of a stock exchange on which securities of the Company are listed and these Articles, only persons who are nominated in accordance with the procedures in this Article 10.9 will be eligible for election as directors of the Company. Nominations of persons for election to the board of directors may be made at any annual general meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting is called is for the election of directors:

(i)	by or at the direction of the board of directors, including pursuant to a notice of meeting;

(ii)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act; or

(iii)	by any shareholder of the Company (a “Nominating Shareholder”) who:

(A)

at the close of business on the date of the giving of the notice provided for in this Article 10.9 and on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting on the election of directors; and

(B)	who complies with the notice procedures set forth in this Article 10.9.

(b)

In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Company in accordance with the provisions of this Article 10.9.

(c)	To be timely, a Nominating Shareholder’s notice must be received by the secretary of the Company:

(i)

in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first Public Announcement (defined in Article 10.9(g)) of the date of the annual general meeting is made (the “Meeting Notice Date”), the Nominating Shareholder’s notice must be received not later than the close of business on the tenth day after the Meeting Notice Date; and

(ii)

in the case of a special meeting of shareholders (which is not also an annual general meeting of shareholders) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth day following the day on which the first Public Announcement of the date of the special meeting is made.

(d)

Notwithstanding the provisions of this Article 10.9, in no event will any Public Announcement or any adjournment or postponement of an annual general meeting or special meeting (or the announcement thereof) commence a new time period for giving a Nominating Shareholder’s notice as described in this Article 10.9.

(e)	To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Company must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(A)	the name, age, business address and residential address of the person;

(B)	the principal occupation or employment of the person;

(C)	the class or series and number of shares of the Company that are owned beneficially or of record by the person, if any;

(D)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed; and

(ii)	as to the Nominating Shareholder giving the notice:

(A)

the class or series and number of shares of the Company which are owned beneficially or of record by the Nominating Shareholder as of the record date for the meeting (if such date has made publicly available and will have occurred);

(B)

full particulars of any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder, or any of its Affiliates or Associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the right to vote or direct the voting of any shares of the Company;

(C)	be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and

(D)

any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed.

The Company may require any proposed nominee for election as a director to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company in accordance with the Business Corporations Act, Applicable Securities Laws and any rules of a stock exchange on which securities of the Company are listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(f)

No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 10.9; provided, however, that nothing in this Article 10.9 will be deemed to preclude discussion by a shareholder or proxy holder (as distinct from nominating directors) at a meeting of shareholders any matter in respect of which the shareholder would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act or at the discretion of the chair of the meeting. The chair of the meeting will have the power and duty to determine whether a nomination was made in accordance with the provisions of this Article 10.9 and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination will be disregarded.

(g)	For purposes of this Article 10.9:

(i)

“Affiliate”, when used to indicate a relationship with a specific person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

(ii)

“Applicable Securities Laws” means the applicable securities legislation in the United States and each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of the United States and each province and territory of Canada;

(iii)

“Associate”, when used to indicate a relationship with a specified person, shall mean (i) any body corporate or trust of which such person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such body corporate or trust for the time being outstanding, (ii) any partner of that person, (iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (iv) a spouse of such specified person, (v) any person of either sex with whom such specified person is living in conjugal relationship outside marriage or (vi) any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person;

(iv)

“beneficially owns” or “beneficially owned” means, in connection with the ownership of shares in the capital of the Company by a person, (i) any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (ii) any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (iii) any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person beneficially owns pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and (iv) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Company or any of its securities;

(v)	“close of business” means 5:00 p.m. (Vancouver time) on a business day in British Columbia, Canada;

(vi)

“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Company or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Company or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract; for the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts; and

(vii)

“Public Announcement” means disclosure in a press release disseminated by a nationally recognized news service in Canada or in a document publicly filed by the Company with the US Securities and Exchange Commission or under its profile on the System of Electronic Document Analysis and Retrieval at www.sedarplus.com.

(h)

Notwithstanding any other provision of these Articles, notice given to the secretary of the Company pursuant to this Article 10.9 may only be given by personal delivery, facsimile transmission or by email to the Company’s principal executive offices as set forth in the Company’s filings with the US Securities and Exchange Commission, and will be deemed to have been given and made only at the time it is served by personal delivery to the secretary of the Company at the registered office of the Company, sent by email (to the address above-mentioned) or sent by facsimile transmission (provided the receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is not a business day or after the close of business on a day which is a business day, then such delivery or electronic communication will be deemed to have been on the subsequent day that is a business day.

(i)

All information to be provided in a timely notice pursuant to this Article 10.9 shall be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. The Nominating Shareholder shall update such information to the extent necessary so that it is true and correct as of the date that is 10 business days prior to the date of the meeting, or any adjournment or postponement thereof.

(j)

For the avoidance of doubt, this Article 10.9 shall be the exclusive means for any person to bring nominations for election to the board at or in connection with any annual general or special meeting of the shareholders of the Company.

(k)	Notwithstanding the provisions of this Article 10.9, the board may, in its sole discretion, waive any requirement in this Article 10.9.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 33 1/3% of the outstanding shares of the Company entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the Vice-Chair of the Company, if any;

(c)	if the chair of the board and the Vice Chair of the Company, if any, are both absent or unwilling to act as chair of the meeting, the Chief Executive Officer of the Company, if any;

(d)

if the chair of the board, the Vice Chair of the Company, and the Chief Executive Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the Chief Financial Officer of the Company, if any;

(e)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the General Counsel or Chief Legal Officer of the Company, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no individual present within 15 minutes after the time set for holding the meeting that is entitled, under Article 11.9, to act as chair of the meeting, or if all of the eligible individuals present are unwilling to act as chair of the meeting, the directors present may choose one of their number to be chair of the meeting, or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any individual present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.8, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and their determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)	be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company, Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with the Business Corporations Act, Applicable Securities Laws, or any rules of an exchange on which securities of the Company are listed.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(NAME OF COMPANY)

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [ name ] or, failing that person, [ name ], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [ month, day, year ] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): ___________________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or their legal personal representative or trustee in bankruptcy; or

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	subject to Articles 13.1(b) and 13.1(c), the number of directors that is equal to the number of the Company’s first directors;

(b)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by directors’ resolution;

(ii)	the number of directors set under Article 14.4; and

(c)	if the Company is not a public company, the greater of one and the most recently set of:

(i)	the number of directors set by directors’ resolution; and

(ii)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Article 13.1(b)(i) or 13.1(c)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for their office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director,

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that they may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, they may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that they may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to their spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under Article 14.1(b), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If:

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which their successor is elected or appointed; and

(d)	the date on which they otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of their term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of their term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.	DISCLOSURE OF INTEREST OF DIRECTORS

16.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to their office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6	No Disqualification

No director or intended director is disqualified by their office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from their interest in, such other person.

17.	PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors if such individual is a duly appointed or elected director of the Company:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the Vice-Chair of the Company, if any;

(c)	if the chair of the board and the Vice Chair of the Company, if any, are both absent or unwilling to act as chair of the meeting, the Chief Executive Officer of the Company, if any;

(d)

if the chair of the board, the Vice Chair of the Company, and the Chief Executive Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the Chief Financial Officer of the Company, if any;

(e)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, the General Counsel or Chief Legal Officer of the Company, if any;

(f)

if the chair of the board, the Vice Chair of the Company, the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, and the General Counsel or Chief Legal Officer of the Company, if any, are all absent or unwilling to act as chair of the meeting, any other director chosen by the directors present.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone or other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner. Meetings of the board of directors may be held as electronic meetings.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 24.1 or orally or by telephone.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director, as the case may be, has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the board of directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.	EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under Article 18.2(a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in Article 18.2(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3	Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.	OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after they cease to hold such office or leave the employment of the Company, a pension or gratuity.

20.	INDEMNIFICATION

20.1	Definitions

In this Article 20:

(a)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, officer, former director or former officer of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	“expenses” has the meaning set out in the Business Corporations Act.

20.2	Mandatory Indemnification of Directors, Officers, Former Officers and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, officer, former director and former officer of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4	Non-Compliance with Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an Affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

21.	DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights and Restrictions

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)

determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22.	DOCUMENTS, RECORDS AND REPORTS

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3	Remuneration of Auditor

The directors may set the remuneration of the Company’s auditor (if any).

23.	NOTICES

23.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

(e)	physical delivery to the intended recipient.

23.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

23.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in Article 23.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.	SEAL

24.1	Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25.	SPECIAL RIGHTS AND RESTRICTIONS OF PREFERENCE SHARES

25.1	Special Rights and Restrictions of Preference Shares, as a Class

The following special rights and restrictions shall be attached to the preference shares without par value:

(a)	The preference shares as a class shall have attached thereto the special rights and restrictions specified in this Article 25.1.

(b)

Preference shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any preference shares of any particular series, alter the Notice of Articles of the Company to fix the number of preference shares in, and to determine the designation of the preference shares of, that series and alter the Articles to create, define and attach special rights and restrictions to the preference shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of clause (c) of this Article 25.1.

(c)

Holders of preference shares shall be entitled, on the distribution of assets of the Company or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding up its affairs, to receive before any distribution shall be made to holders of common shares or any other shares of the Company ranking junior to the preference shares with respect to repayment of capital, the amount paid up with respect to each preference share held by them, plus any accrued and unpaid cumulative dividends (if any and if preferential) thereon. After payment to holders of preference shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the preference shares.

Annex M

No. S-250822 Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

LIONS GATE ENTERTAINMENT CORP.

PETITIONER

RE:  IN THE MATTER OF SECTION 288 OF THE BUSINESS

CORPORATIONS ACT, S.B.C. 2002, C. 57

AND:

IN THE MATTER OF A PROPOSED ARRANGEMENT

INVOLVING LIONS GATE ENTERTAINMENT CORP., THE

SHAREHOLDERS OF LIONS GATE ENTERTAINMENT CORP.,

LIONSGATE STUDIOS CORP., THE SHAREHOLDERS OF

LIONSGATE STUDIOS CORP., LG SIRIUS HOLDINGS ULC,

AND LIONSGATE STUDIOS HOLDING CORP.

ORDER MADE AFTER APPLICATION

CONSOLIDATED INTERIM ORDER

	)		)
	)	THE HONOURABLE ASSOCIATE	)
BEFORE	)	JUSTICE	)	12/MAR/2025
	)		)
	)		)

ON THE APPLICATION of the Petitioner, Lions Gate Entertainment Corp. (“Lionsgate”, “LGEC” or the “Company”), without notice, pursuant to sections 186 and 288-297 of the Business Corporations Act, S.B.C. 2002, c. 57 (the “BCBCA”), for an Interim Order granted by the Honourable Justice Latimer on February 4, 2025, as amended by the Interim Order No. 2 granted by the Honourable Associate Justice on March 12, 2025, for directions in seeking approval of a plan of arrangement under Division 5 of Part 9 of the BCBCA, coming on for hearing at 800 Smithe Street, Vancouver, British Columbia on February 4 and March 12, 2025, AND ON HEARING Samantha Chang, counsel for Lionsgate, AND UPON READING the Petition and other materials filed herein;

THIS COURT ORDERS that:

DEFINITIONS

1.

As used in this order made after application (the “Interim Order”), unless otherwise defined, defined terms have the respective meanings set out in the glossary attached hereto as Appendix “A”, excerpted from the defined terms in the draft Joint Proxy Statement/Prospectus (the “Joint Proxy Statement”) relating to the annual general and special meeting of the Lionsgate Shareholders and the special meeting of shareholders of LG Studios (the “LG Studios Meeting”) attached as Exhibit “A” to the Affidavit of Kaajal Prakash sworn on January 30, 2025 (the “Prakash Affidavit”).

MEETING

2.

Pursuant to Sections 289 and 291 of the BCBCA, Lionsgate is authorized and directed to convene an annual general and special meeting (the “Lionsgate Meeting”) of shareholders of Lionsgate (the “Lionsgate Shareholders”) to be held at the offices of PricewaterhouseCoopers LLP Canada, 250 Howe Street, Vancouver, British Columbia, Canada, V6C 3R8 on April 23, 2025, commencing at 9:00 a.m. (Pacific Time), or such other date and time as the Court may direct, or as adjourned or postponed.

3.	At the Lionsgate Meeting, the Lionsgate Shareholders shall consider and, if deemed advisable:

(i)

pass, with or without variation, a special resolution of the holders of LGEC Class A common shares and a special resolution of the holders of LGEC Class B common shares (these identical resolutions, the “Lionsgate Arrangement Resolutions”), the full text of which is set forth in Annex D to the Joint Proxy Statement, which is Exhibit “A” of the Prakash Affidavit to approve a plan of arrangement (the “Arrangement”) involving Lionsgate, the Lionsgate Shareholders, Lionsgate Studios Corp. (“LG Studios”), the shareholders of LG Studios (the “LG Studios Shareholders”), LG Sirius Holdings ULC (“Sirius”), and Lionsgate Studios Holding Corp. (“New Lionsgate”) pursuant to Section 288 of the BCBCA, all as more particularly described in the Joint Proxy Statement (the “Lionsgate Transactions Proposal”);

(ii)

approve on a non-binding advisory basis, by ordinary resolution, several governance provisions, each of which will be contained in the New Lionsgate Articles and the Starz Articles, respectively, if the Transactions are completed and that substantially affect LGEC shareholder rights, presented separately in accordance with U.S. Securities and Exchange Commission (the “SEC”) guidance (the “Lionsgate Advisory Organizational Documents Proposals” or “Proposal No. 2”). Proposal No. 2 is separated into sub-proposals as described in the following paragraphs (A) - (J):

(A)	Proposal No. 2(a): Advance Notice for Nomination of Directors for New Lionsgate Articles: A proposal to include advance notice procedures for shareholder nominations of directors.

(B)	Proposal No. 2(b): Number of Directors for New Lionsgate Articles: A proposal to allow the board to set the number of directors.

(C)	Proposal No. 2(c): Removal of Casting Vote for New Lionsgate Articles: A proposal to remove a second or casting vote.

(D)

Proposal No. 2(d): Remuneration of Auditor for New Lionsgate Articles: A proposal to allow the board to set the remuneration of the auditor without requiring shareholder approval by ordinary resolution.

(E)

Proposal No. 2(e): Change in Authorized Share Capital for New Lionsgate Articles: A proposal to approve the amendment of the Lionsgate Articles and exchange the issued and outstanding shares such that, effective as of the Initial Exchange Effective Time, (i) each LGEC Class A share issued and outstanding immediately prior to the Arrangement Effective Time will be automatically exchanged into one (1) New Lionsgate Class A share and one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class A Exchange”; and such exchange ratio, the “Initial Class A Exchange Ratio”) and (ii) each LGEC Class B share issued and outstanding immediately prior to the Arrangement Effective Time will be automatically exchanged into, one (1) New Lionsgate Class B share and one (1) New Lionsgate Class C preferred share (such exchange, the “Initial Class B Exchange”; and such exchange ratio, the “Initial Class B Exchange Ratio”). Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.” Following the Initial Share Exchange, New Lionsgate will create the New Lionsgate new common shares.

(F)	Proposal No. 2(f): Advance Notice for Nomination of Directors for Starz Articles: A proposal to include advance notice provisions for nominations of directors.

(G)	Proposal No. 2(g): Number of Directors for Starz Articles: A proposal to allow the board to set the number of directors.

(H)	Proposal No. 2(h): Removal of Casting Vote for Starz Articles: A proposal to remove a second or casting vote.

(I)	Proposal No. 2(i): Remuneration of Auditor for Starz Articles: A proposal to allow the board to set the remuneration of the auditor without requiring shareholder approval by ordinary resolution.

(J)

Proposal No. 2(j): Change in Authorized Share Capital for Starz Articles: A proposal to approve the amendment of the Lionsgate Articles such that, effective as of the Arrangement Effective Time and following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares;

(iii)

elect 12 directors as listed in the Joint Proxy Statement to serve on the Board of Directors of Lionsgate (the “Lionsgate Board”), each until the next annual general meeting of Lionsgate or until their resignation, removal, replacement in connection with the Transactions;

(iv)

re-appoint Ernst & Young LLP as Lionsgate’s independent registered public accounting firm for the fiscal year ending March 31, 2025 and authorize the Audit & Risk Committee of the Lionsgate Board to fix its remuneration;

(v)	conduct a non-binding advisory vote to approve Lionsgate executive compensation;

(vi)	approve the assumption by New Lionsgate of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the Lionsgate Studios Corp. 2025 Performance Incentive Plan;

(vii)	approve the Starz Entertainment Corp. 2025 Performance Incentive Plan;

(viii)

approve on a non-binding advisory basis the consolidation of the Starz common shares on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share (the “Reverse Stock Split”); and,

(ix)	transact such further and other business as may properly come before the Lionsgate Meeting or any adjournment or adjournments or postponement or postponements thereof.

4.

The Lionsgate Meeting shall be called, held and conducted in accordance with the BCBCA, applicable securities legislation, the Notice of Annual General and Special Meeting and Joint Proxy Statement, and the articles of Lionsgate, subject to the terms of this Interim Order and any further order of this Court, and the rulings and directions of the chair of the Lionsgate Meeting, such rulings and directions not to be inconsistent with this Interim Order.

5.

The chair of the Lionsgate Meeting shall be the Vice Chair of the Board or such other person authorized in accordance with the articles of Lionsgate. The chair of the Lionsgate Meeting shall be at liberty to call on the assistance of legal counsel to Lionsgate at any time and from time to time as the chair of such Lionsgate Meeting may deem necessary or appropriate.

ADJOURNMENT

6.

Notwithstanding the provisions of the BCBCA and the articles of Lionsgate and subject to the terms of the Arrangement Agreement, Lionsgate, if it deems advisable, shall be specifically authorized to adjourn or postpone the Lionsgate Meeting on one or more occasions, without the necessity of first convening the Lionsgate Meeting or first obtaining any vote of the Lionsgate Shareholders respecting the adjournment or postponement and without the need for approval of the Court. Notice of any such adjournments or postponements shall be given by press release, news release, newspaper advertisement, or by notice sent to Lionsgate Shareholders by one of the methods specified in paragraph 12 of this Interim Order.

7.	The Record Date (as defined in paragraph 10 below) shall not change in respect of adjournments or postponements of the Lionsgate Meeting.

8.

At any subsequent reconvening of the Lionsgate Meeting, all proxies shall be voted in the same manner as the proxies would have been voted at the original convening of the Lionsgate Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent reconvening of the Lionsgate Meeting.

AMENDMENTS

9.

Prior to the Lionsgate Meeting, Lionsgate shall be authorized to make such amendments, revisions or supplements to the Plan of Arrangement as permitted by the terms of the Arrangement Agreement without any additional notice to the Lionsgate Shareholders, and the Plan of Arrangement as amended, revised and supplemented will be the Plan of Arrangement submitted to the Lionsgate Meeting, and the subject of the Lionsgate Arrangement Resolutions.

RECORD DATE

10.

The record date for the determination of the Lionsgate Shareholders entitled to receive notice of and to vote at the Lionsgate Meeting (or any adjournment or postponement thereof) shall be fixed on March 12, 2025 (the “Record Date”). Only a Lionsgate Shareholder of record on the Record Date shall be entitled to vote such securities at the Lionsgate Meeting.

NOTICE OF MEETING

11.

The Joint Proxy Statement is hereby deemed to represent sufficient and adequate disclosure, including for the purpose of Section 290(1)(a) of the BCBCA, and Lionsgate shall not be required to send to the Lionsgate Shareholders any other or additional statement pursuant to Section 290(1)(a) of the BCBCA.

12.

The Notice of Annual General and Special Meeting and Joint Proxy Statement, which includes the Arrangement Resolution, the Plan of Arrangement, the fairness opinions provided by Kroll, LLC and by Houlihan Lokey Capital, Inc., the Interim Order, and the Petition (collectively with the form of proxy for the Lionsgate Meeting referred to as the “Meeting Materials”) in substantially the same form as contained in Exhibits ‘‘A” and “B” to the Prakash Affidavit, with such deletions, amendments or additions thereto as may be necessary or desirable, provided that such amendments are not inconsistent with the terms of this Interim Order, shall, subject to LG Studios obtaining an interim order in respect of the LG Studios Meeting, be sent to:

(a)

The Lionsgate Shareholders as at the Record Date, such relevant portions of the Meeting Materials to be sent at least twenty-one (21) days prior to the date of the Lionsgate Meeting, excluding the date of mailing, delivery or transmittal and the date of the Lionsgate Meeting, by regular mail addressed to the Lionsgate Shareholder at their address as it appears on the central securities register of Lionsgate as at the Record Date;

(b)

Non-registered Lionsgate Shareholders, by sending copies of the relevant portions of the Meeting Materials to intermediaries and clearing agencies for onward distribution to the Non-registered Lionsgate Shareholders at least three (3) Business Days prior to the twenty-first (21st) day prior to the date of the Lionsgate Meeting, excluding the date of mailing or transmittal and the date of the Lionsgate Meeting; and,

(c)

The directors and auditors of Lionsgate by mailing the Meeting Materials by regular mail or by email transmission, to such persons at least twenty-one (21) days prior to the date of the Lionsgate Meeting, excluding the date of mailing or transmittal and the date of the Lionsgate Meeting.

13.	Substantial compliance with paragraph 12 shall constitute good and sufficient notice of the Lionsgate Meeting.

14.

Accidental failure of or omission by Lionsgate to give notice to any one or more Lionsgate Shareholder, director or auditor, or the non-receipt of such notice by one or more Lionsgate Shareholder, director or auditor, or any failure or omission to give such notice as a result of events beyond the reasonable control of Lionsgate (including, without limitation, any inability to use postal services), shall not constitute a breach of this Interim Order or a defect in the calling of the Lionsgate Meeting, and shall not invalidate any resolution passed or proceeding taken at the Lionsgate Meeting, but if any such failure or omission is brought to the attention of Lionsgate then it shall use reasonable best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

15.

Provided that notice of the Lionsgate Meeting and the provision of the Meeting Materials to the Lionsgate Shareholders take place in compliance with this Interim Order, the requirement of Section 290(1)(b) of the BCBCA to include certain disclosure in any advertisement of the Lionsgate Meeting shall be waived.

DEEMED RECEIPT OF NOTICE

16.	For the purposes of this Interim Order, the Meeting Materials sent in accordance with paragraph 12 shall be deemed to have been served and received :

(a)	In the case of mailing, the day, Saturdays, Sundays and holidays excepted, following the date of mailing; and

(b)	In the case of email or any other means of transmitted, recorded or electronic communication, when transmitted or delivered for transmission.

UPDATING MEETING MATERIALS

17.

Notice of any amendments, updates or supplement to any of the information provided in the Meeting Materials may be communicated to the Lionsgate Shareholders by press release, news release, newspaper advertisement or by notice sent to the Lionsgate Shareholders by any of the means set forth in paragraph 12 herein, as determined by the Lionsgate Board to be the most appropriate method of communication.

QUORUM AND VOTING

18.	The votes taken at the Lionsgate Meeting required to pass the Arrangement Resolution shall be:

(a)

the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to Lionsgate Class A common shares that were present or represented by proxy at the Lionsgate Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class; and,

(b)

the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to Lionsgate Class B common shares that were present or represented by proxy at the Lionsgate Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class

(collectively, the “Requisite Approval”).

19.

The Requisite Approval shall be sufficient, subject to LG Studios obtaining an interim order in respect of the LG Studios Meeting, to authorize and direct Lionsgate to do all such acts and things as may be necessary or desirable to give effect to the Plan of Arrangement on a basis consistent with what is provided for in the Joint Proxy Statement without the necessity of any further approval by any of the Lionsgate Shareholders, subject only to final approval by this Honourable Court.

20.

The quorum required for the Lionsgate Meeting shall be (i) for Lionsgate Class A common shares, two (2) persons who are, or who represent by proxy, registered shareholders who, in the aggregate, hold at least 10% of the issued Lionsgate Class A common shares entitled to be voted on matters presented to the holders of Lionsgate Class A common shares at the Lionsgate Meeting, and (ii) for Lionsgate Class B common shares, two (2) persons who are, or who represent by proxy, registered shareholders who, in the aggregate, hold at least 10% of the issued Lionsgate Class B common shares entitled to be voted on matters to be presented to holders of Lionsgate Class B common shares.

PERMITTED ATTENDEES

21.

The only persons entitled to attend the Lionsgate Meeting shall be the registered Lionsgate Shareholders as of the Record Date or duly appointed proxyholders, Lionsgate’s directors, officers, auditors and advisors, the scrutineers, and any other persons admitted on the invitation of the directors of Lionsgate or on the invitation of the chair of the Lionsgate Meeting, and the only persons entitled to be represented and to vote at the Lionsgate Meeting shall be the Lionsgate Shareholders as at the Record Date or duly appointed proxyholders.

SCRUTINEERS

22.

A representative of Computershare Investor Services Inc. or any such other person as may be designated by the Vice Chair of the Company or the chair of the Lionsgate Meeting shall be authorized to act as scrutineer for the Lionsgate Meeting.

SOLICITATION OF PROXIES

23.

Lionsgate shall be authorized to use the forms of proxy in connection with the Lionsgate Meeting, in substantially the same forms as attached as Exhibit “B” to the Prakash Affidavit and the voting methods as set out in the Meeting Materials, and the Vice Chair of the Company or the chair of the Meeting may, in their discretion, waive generally the time limits for deposit of proxies by Lionsgate Shareholders if Lionsgate deems it reasonable to do so. Lionsgate shall be authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as may be determined.

24.	The procedure for the use of proxies at the Lionsgate Meeting, including the time limit for place of deposit, the voting methods and revocation of proxy, shall be as set out in the Meeting Materials.

DISSENT RIGHTS

25.

Pursuant to s. 291(2)(c) of the BCBCA, each of the registered Lionsgate Shareholders as of the Record Date shall have the right to dissent in respect of the Lionsgate Arrangement Resolutions pursuant to the Lionsgate Interim Order and in the manner set forth in Division 2 of Part 8 of the BCBCA, as modified by the Plan of Arrangement, this Interim Order and/or the Final Order, or any other order of this court (the “Dissent Rights”).

26.

Any registered Lionsgate Shareholder who properly exercises their Dissent Rights shall be entitled to be paid the fair value ( determined as of the close of business on the day before the Lionsgate Arrangement Resolution was adopted at the Lionsgate Meeting) of all, but not less than all, his, her or its shares if the Lionsgate Arrangement Resolution and the Plan of Arrangement become effective.

27.

Non-registered Lionsgate Shareholders who wish to exercise Dissent Rights must make arrangements for their beneficially owned shares of Lionsgate to be registered in their name prior to the time the written objection to the Lionsgate Arrangement Resolution is required to be received by Lionsgate, or, alternatively, make arrangements for the registered holder of such Lionsgate shares to dissent on their behalf.

28.	None of the Lionsgate Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the Lionsgate Arrangement Resolutions, will be entitled to exercise Dissent Rights

29.	In order for a Lionsgate Shareholder to exercise its Dissent Rights:

(a)

A written notice of dissent from the Lionsgate Transactions Proposal pursuant to Section 242 of the BCBCA must be received by Lionsgate not later than 4:00 p.m., Pacific Time, on April 17, 2025, which is the Business Day that is two Business Days immediately preceding the date of the Lionsgate Meeting (or if the Lionsgate Meeting is postponed or adjourned, the Business Day that is at least two Business Days before the date of the postponed or adjourned Lionsgate Meeting). The notice of dissent must be delivered by registered mail or courier to Lionsgate at: Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8, Attention: Lionsgate, c/o Kimberly Burns.

(b)

A registered Lionsgate Shareholder must dissent with respect to all Lionsgate shares of which they are the registered and beneficial owner. The notice of dissent must set out the number of Lionsgate shares in respect of which the dissent rights are being exercised (the “Lionsgate Dissenting Shares”).

(c)	Any such exercise of the Dissent Rights must otherwise comply with the requirements of section 237-247 of the BCBCA, as modified by the Plan of Arrangement and this Interim Order.

30.

Notwithstanding s. 244(1) of the BCBCA, a dissenter who is sent a notice of intention to proceed under s. 243 of the BCBCA shall, if the dissenter wishes to proceed with the dissent, send to Lionsgate or its transfer agent for the Lionsgate Dissenting Shares, within twenty days after the date the notice of intention to proceed was sent, a written statement that the dissenter requires the purchase of all of their Lionsgate Dissenting Shares, together with the share certificate or certificates representing such Lionsgate Dissenting Shares, and, if the dissent is being exercised by the registered shareholder on behalf of a beneficial shareholder in accordance with section 242(4)(c) of the BCBCA, a written statement that complies with s. 244(2) of the BCBCA.

31.

After the dissenter has complied with para. 30 of this Interim Order, the dissenter shall be deemed to have sold to Lionsgate their Lionsgate Dissenting Shares, and Lionsgate shall be deemed to have purchased those Lionsgate Dissenting Shares.

32.

If the dissenter fails to comply with para. 30 of this Interim Order in relation to their Lionsgate Dissenting Shares, the right of the dissenter to dissent with respect to those notice shares shall terminate, and Division 2 of Part 8 of the BCBCA, other than s. 247, shall cease to apply to the dissenter with respect to those Lionsgate Dissenting Shares.

33.

If a person on whose behalf dissent is being exercised fails to ensure that every registered holder of any of the Lionsgate Dissenting Shares beneficially owned by that person complies with para. 30 of this Interim Order, the right of the registered shareholder of the Lionsgate Dissenting Shares beneficially owned by that person to dissent shall terminate and Division 2 of Part 8 of the BCBCA, other than section 247, shall cease to apply to those shareholders in respect of the Lionsgate Dissenting Shares that are beneficially owned by that person.

34.

A dissenter who has complied with para. 30 of this Interim Order shall not vote, or exercise or assert any rights of a shareholder, in respect of the Lionsgate Dissenting Shares, other than in accordance with Division 2 of Part 8 of the BCBCA, as modified by the Plan of Arrangement and this Interim Order.

35.	Notwithstanding s. 245 of the BCBCA, registered Lionsgate Shareholders who duly and validly exercise Dissent Rights with respect to their Lionsgate Dissenting Shares and who:

(a)

are ultimately determined to be entitled to be paid fair value for their Lionsgate Dissenting Shares shall be entitled to be paid the fair value by New Lionsgate for the Lionsgate Dissenting Shares and shall be deemed to have irrevocably transferred such Lionsgate Dissenting Shares to New Lionsgate (free and clear of all Liens) pursuant to Section 3.1.1(a); or

(b)

for any reason are ultimately not entitled to be paid fair value for their Lionsgate Dissenting Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting Lionsgate Shareholder and shall receive Lion Common Shares and Starz Common Shares on the same basis as every other non-dissenting Lionsgate Shareholder,

36.

In no case shall Lionsgate or New Lionsgate be required to recognize such dissenters as holding LGEC Shares (as defined in the Plan of Arrangement) after the effective time of the transactions described in Section 3.1.1(a) of the Plan of Arrangement and the names of such dissenters shall be removed from the central securities register of holders of LGEC Shares as of such time.

APPLICATION FOR FINAL ORDER

37.	Upon the approval, with or without variation by the Lionsgate Shareholders, of the Arrangement in the manner set forth in this Interim Order, Lionsgate may apply to this Court for Orders:

(a)	approving the Arrangement, and its terms and conditions;

(b)

implementing the Arrangement in the manner and sequence set forth in the Plan of Arrangement, and pursuant to Sections 291, 292, 293, 294, and 296 of the BCBCA, and that the Arrangement shall take effect commencing as of the Arrangement Effective Time as further set out in the Plan of Arrangement;

(c)

declaring that the terms and conditions of the Arrangement, and the exchange of securities to be effected by completion of the Arrangement, are procedurally and substantively fair and reasonable to the Lionsgate Shareholders;

(d)

that the Arrangement shall be binding on Lionsgate, the Lionsgate Shareholders, LG Studios, the LG Studios Shareholders, Sirius, and New Lionsgate, upon the taking effect of the Arrangement pursuant to section 297 of the BCBCA; and

(e)	that the Petitioner shall be entitled to seek the advice and direction of this Court as to the implementation of this Order or to apply for such further Order or Orders as may be appropriate.

(collectively, the “Final Order”).

38.

The Petitioner may proceed with the hearing of the Final Order on May 1, 2025 at 9:45 a.m. (Pacific Time) at the Courthouse at 800 Smithe Street, Vancouver, British Columbia or as soon thereafter as the hearing of the Final Order can be heard or at such other date and time as the Petitioner may determine or this Court may direct.

39.

Any Lionsgate Shareholder desiring to support or oppose the application has the right to appear (either in person or by counsel) and make submissions at the hearing of the application for the Final Order, subject to filing a Response to Petition and delivering a copy of the filed Response to Petition together with a copy of any additional affidavits or other materials on which the person intends to rely at the hearing for the Final Order on or before 1:00 p.m. (Pacific Time) on April 23, 2025 (or, if the Lionsgate Meeting is postponed or adjourned, on or before 1:00 p.m. (Pacific Time) on the date of the postponed or adjourned Lionsgate Meeting), to the solicitors for the Petitioner at:

Dentons Canada LLP

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8

Attention: Samantha Chang, Michael Schafler, and Kimberly Burns

samantha.chang@dentons.com, michael.schafler@dentons.com, and

kimberly.burns@dentons.com

40.

Without acknowledging any entitlement to do so, any other interested party desiring to support or oppose the application and/or make submissions at the hearing of the application for the Final Order, shall file a

Response to Petition and deliver a copy of the filed Response to Petition together with a copy of any additional affidavits and other materials on which the person intends to rely at the hearing for the Final Order on or before 1:00 p.m. (Pacific Time) on April 23, 2025 (or, if the Lionsgate Meeting is postponed or adjourned, on or before 1:00 p.m. (Pacific Time) on the date of the postponed or adjourned Lionsgate Meeting) to the solicitors for the Petitioner at:

Dentons Canada LLP

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8

Attention: Samantha Chang, Michael Schafler, and Kimberly Burns

samantha.chang@dentons.com, michael.schafler@dentons.com, and

kimberly.burns@dentons.com

41.

Sending the Petition and this Interim Order in accordance with paragraph 12 of this Interim Order shall constitute good and sufficient service of the within proceedings and no other form of service need be made and no other material need be served on such persons in respect of these proceedings and that service of the affidavits, including the Prakash Affidavit, the Affidavit #1 of Bruce Tobey, made January 30, 2025, and the Affidavit #2 of Bruce Tobey, made March 10, 2025, is dispensed with. Lionsgate shall be at liberty to give notice of this application to persons outside the jurisdiction of this Court in the manner specified herein.

42.

In the event the hearing for the Final Order is adjourned, only those Persons who file a Response in compliance with the Notice of Hearing of Petition for Final Order and the Interim Order will be provided with notice of the materials filed by the Company in support of the application for the Final Order. If the application for the Final Order is adjourned, only those persons who have filed and delivered a Response will be served with notice of the new date for the hearing of the Final Order application.

43.

The hearing of the Final Order in this proceeding shall be heard together with the hearing of the Final Order in the LG Studios proceedings (Supreme Court of British Columbia (Vancouver Registry) No. S-250821.

VARIANCE

44.	The Petitioner shall be entitled, at any time, to apply to vary this Interim Order and apply for such other orders and direction from the Court as may be necessary and appropriate.

45.	To the extent of any inconsistency or discrepancy between this Interim Order and the Circular, the BCBCA, applicable Securities Laws or the articles of Lionsgate, this Interim Order shall govern.

46.

Supreme Court Civil Rules 8-1 and 16-1 (3) shall not apply to any further applications in respect of this proceeding, including the application for the Final Order and any application to vary this Interim Order.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT.

Signature of
☐ Party ☑ Lawyer for Lions Gate Entertainment Corp.

Samantha Chang

BY THE COURT

REGISTRAR

APPENDIX “A”

CERTAIN DEFINITIONS

Unless otherwise indicated or as the context otherwise requires, all references in this joint proxy statement/ prospectus to:

“Arrangement” refers to an arrangement proposed by Lionsgate to the holders of the LGEC Class A shares and to the holders of the LGEC Class B shares, and by LG Studios to the shareholders of the LG Studios common shares, in each case under Part 9, Division 5 of the BC Act on the terms and subject to the conditions set forth in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or the provisions of the Plan of Arrangement or made at the direction of the BC Court in the Interim Orders or Final Order with the prior written consent of Lionsgate and LG Studios, as applicable;

“Arrangement Agreement” refers to that certain Arrangement Agreement, dated [    ], 2025, as it may be amended from time to time, by and among Lionsgate, New Lionsgate, LG Studios, and LG Sirius, the form of which is attached hereto as Annex D;

“BC Act” refers to the Business Corporations Act (British Columbia); “ BC Court” refers to the Supreme Court of British Columbia;

“Class A Lion Exchange Ratio” refers to the Initial Class A Exchange Ratio, together with the Class A Separation Lion Exchange Ratio;

“Class A Separation Lion Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, for a number of New Lionsgate new common shares equal to the Class A Separation Lion Exchange Ratio;

“Class A Separation Lion Exchange Ratio” refers to one and twelve one-hundredths (1.12);

“Class A Separation Starz Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, for a number of Starz common shares equal to the Class A Separation Starz Exchange Ratio;

“Class A Separation Starz Exchange Ratio” refers to one and twelve one-hundredths (1.12);

“Class A Starz Exchange Ratio” refers to the Initial Class A Exchange Ratio, together with the Class A Separation Starz Exchange Ratio;

“Class B Lion Exchange Ratio” refers to the Initial Class B Exchange Ratio, together with the Class B Separation Lion Exchange Ratio;

“Class B Separation Lion Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, for one (1) New Lionsgate new common share;

“Class B Separation Lion Exchange Ratio” refers to the ratio used in the Class B Separation Lion Exchange;

“Class B Separation Starz Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, for one (1) Starz common share;

‘‘Class B Separation Starz Exchange Ratio” refers to the ratio used in the Class B Separation Starz Exchange;

“Class B Starz Exchange Ratio” refers to the Initial Class B Exchange Ratio, together with the Class B Separation Starz Exchange Ratio;

“Competition Act” refers to the Competition Act (Canada) and the regulations made thereunder; “Computershare” refers to Computershare Limited with offices located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9, Canada;

“Employee Matters Agreement” refers to the employee matters agreement, by and between New Lionsgate and Starz, to be entered into prior to the Arrangement Effective Time, the form of which is attached hereto as Annex U;

“Initial Class A Exchange” refers to the exchange by LGEC shareholders of each LGEC Class A share that they hold for one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share;

“Initial Class A Exchange Ratio” refers to the ratio used in the Initial Class A Exchange;

“Initial Class B Exchange” refers to the exchange by LGEC shareholders of each LGEC Class B share that they hold for one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share;

“Initial Class B Exchange Ratio” refers to the ratio used in the Initial Class B Exchange;

“Interim Orders” refers to the LGEC Interim Order with respect to the Arrangement for LGEC and the LG Studios Interim Order with respect to the Arrangement for LG Studios, in each case pursuant to the Arrangement Agreement;

“Investment Canada Act” refers to the Investment Canada Act (Canada) and the regulations made thereunder;

“LG Sirius” refers to LG Sirius Holdings ULC, a British Columbia unlimited liability corporation;

“ LG Sirius Owned Shares” refers to all of the LG Studios common shares owned by LG Sirius at the Arrangement Effective Time;

“LG Studios” refers to Lionsgate Studios Corp., a British Columbia corporation;

“LG Studios Articles” refers to the articles of LG Studios, as amended from time to time; “LG Studios Board” refers to the board of directors of LG Studios;

“LG Studios Business” refers to the business held by LG Studios prior to the Transactions; “LG Studios common shares” refers to the common shares, without par value, of LG Studios;

“LG Studios Interim Order’’ refers to the interim order of the BC Court with respect to the Arrangement for LG Studios made pursuant to section 291 of the BC Act, providing for, among other things, the calling and holding of the LG Studios Special Meeting;

“LG Studios Reorganization Proposal” refers to a special resolution of the holders of LG Studios common shares adopting a statutory plan of arrangement pursuant to Section 288 of the BC Act among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things, LG Studios shareholders will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, as more fully described in this joint proxy statement/prospectus;

“LGEC 2025 Plan” refers to the Lions Gate Entertainment Corp. 2025 Performance Incentive Plan, the form of which is attached hereto as Annex X;

“LGEC common shares” refers to LGEC Class A shares and LGEC Class B shares;

“LGEC Class A shares” refers to the Class A voting shares, without par value, of Lionsgate;

“ LGEC Class B shares” refers to the Class B non-voting shares, without par value, of Lionsgate;

“LGEC Interim Articles” refers to the interim articles of LGEC, the form of which are attached hereto as Annex J;

“LGEC Interim Order” refers to the interim order of the BC Court with respect to the Arrangement for LGEC made pursuant to section 291 of the BC Act, providing for, among other things, the calling and holding of the Lionsgate Annual General and Special Meeting;

“LGEC preference shares” refers to the preference shares, without par value, of Lionsgate;

“ Lionsgate” or “LGEC” refers to Lions Gate Entertainment Corp., a British Columbia corporation, which, as part of the Transactions, will change its name to “Starz Entertainment Corp.”;

“ Lionsgate Articles” refers to the notice of articles and the articles of Lions Gate Entertainment Corp., as amended from time to time;

“Lionsgate Board” refers to the board of directors of Lionsgate;

“ Lionsgate Transactions Proposal” refers to a special resolution of the holders of LGEC Class A shares and a special resolution of the holders of LGEC Class B shares, in each case adopting a statutory plan of arrangement pursuant to Section 288 of the BC Act among Lionsgate, the shareholders of Lionsgate, Studios, the shareholders of Studios, and New Lionsgate, pursuant to which, among other things, (a) New Lionsgate will be separated from Lionsgate and hold the Studios Business, (b) Starz (formerly LGEC) will hold the Starz Business, (c) LGEC shareholders will receive (i) in exchange for each LGEC Class A Share, one (1) New Lionsgate Class A share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A Share, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, (ii) in exchange for each LGEC Class B Share, one (1) New Lionsgate Class B share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share, one (1) New Lionsgate new common share and one (1) Starz common share and (d) LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, all as more fully described in this joint proxy statement/prospectus;

“New Lionsgate” refers to Lionsgate Studios Holding Corp., a British Columbia corporation;

“New Lionsgate 2025 Plan” refers to the Lionsgate Studios Corp. 2025 Performance Incentive Plan, the form of which is attached hereto as Annex V;

“New Lionsgate Articles” refers to the articles of New Lionsgate to be effective upon completion of the Transactions, as amended from time to time, the form of which are attached hereto as Annex I;

“New Lionsgate Board” refers to the board of directors of New Lionsgate;

“New Lionsgate Class A shares” refers to the Class A shares, without par value, of New Lionsgate having substantially the same powers, preferences and rights as LGEC Class A shares;

“New Lionsgate Class B shares” refers to the Class B shares, without par value, of New Lionsgate having substantially the same powers, preferences and rights as LGEC Class B shares;

“New Lionsgate Class C preferred shares” refers to the Class C preferred shares, with one-half (1 /2) of a vote per share, without par value, with a redemption price of $0.01 per share, of New Lionsgate;

“New Lionsgate Initial Exchange Shares” refers to (i) New Lionsgate Class A shares and New Lionsgate Class C preferred shares received on an exchange of LGEC Class A shares pursuant to the Plan of Arrangement and (ii) New Lionsgate Class B shares and New Lionsgate Class C preferred shares received in exchange for LGEC Class B shares pursuant to the Plan of Arrangement;

“New Lionsgate Interim Articles” refers to the interim articles of New Lionsgate, the form of which are attached hereto as Annex H;

“New Lionsgate new common shares” refers to the common shares, without par value, of New Lionsgate, following the Initial Share Exchange;

“New Lionsgate preference shares” refers to the preference shares, without par value, of New Lionsgate, following the Initial Share Exchange;

“Plan of Arrangement” refers to the Plan of Arrangement in respect of the Arrangement, the form of which is attached hereto as Annex E, subject to any amendments or variations to such plan made in accordance with the Arrangement Agreement and the Plan of Arrangement or made at the direction of the BC Court in the Interim Orders or Final Order with the prior written consent of Lionsgate and Studios, as applicable;

“Prior Plans” refers to the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan;

“Separation Agreement” refers to the separation agreement by and between New Lionsgate and Starz, to be entered into prior to the Arrangement Effective Time, the form of which is attached hereto as Annex F;

“Starz” refers to LGEC following its name change to Starz Entertainment Corp. in connection with the Transactions;

“Starz 2025 Plan” refers to the Starz Entertainment Corp. 2025 Performance Incentive Plan, the form of which is attached hereto as Annex W;

“Starz Articles” refers to the articles of Starz to be effective upon completion of the Transactions, as may be amended from time to time, the form of which are attached hereto as Annex K;

“Starz Board” refers to the board of directors of Starz;

“Starz Business” refers to the businesses of Lionsgate, other than the LG Studios Business, as in existence prior to the Transactions;

“Starz common shares” refers to voting common shares, each without par value, of Starz (formerly LGEC);

“Starz preference shares” refers to the preference shares, each without par value, of Starz (formerly LGEC);

“Tax Matters Agreement” refers to the tax matters agreement, by and between LGEC and LG Studios, dated as of May 9, 2024 and entered into in connection with the Business Combination, the form of which is attached hereto as Annex R and to which New Lionsgate will be made a party prior to the Arrangement Effective Time, pursuant to an amendment to the Tax Matters Agreement, the form of which is attached hereto as Annex S (the “Tax Matters Agreement Amendment”); and

“Transition Services Agreement” refers to the transition services agreement, by and between New Lionsgate and Starz, to be entered into in connection with the Transactions, the form of which is attached hereto as Annex T.

No. S-250822

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

LIONS GATE ENTERTAINMENT CORP.

PETITIONER

RE:  IN THE MATTER OF SECTION 288 OF THE BUSINESS

CORPORATIONS ACT, S.B.C. 2002, C.57

AND:

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING LIONS GATE ENTERTAINMENT CORP., THE SHAREHOLDERS OF LIONSGATE ENTERTAINMENT CORP., LIONSGATE STUDIOS CORP., THE SHAREHOLDERS OF LIONSGATE STUDIOS CORP., LG SIRIUS HOLDINGS ULC, AND LIONSGATE STUDIOS HOLDING CORP.

ORDER MADE AFTER APPLICATION

DENTONS CANADA LLP

20th Floor, 250 Howe Street

Vancouver, BC, V6C 3R8

604.443.7121

Counsel: Samantha Chang

Matter No: 556686-102

Agent: West Coast Title Search

Annex N

No. S-250821 Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

LIONSGATE STUDIOS CORP.

PETITIONER

RE: IN THE MATTER OF SECTION 288 OF THE BUSINESS

CORPORATIONS ACT, S.B.C. 2002, C.57

AND:

IN THE MATTER OF A PROPOSED ARRANGEMENT

INVOLVING LIONS GATE ENTERTAINMENT CORP., THE

SHAREHOLDERS OF LIONS GATE ENTERTAINMENT CORP.,

LIONSGATE STUDIOS CORP., THE SHAREHOLDERS OF

LIONSGATE STUDIOS CORP., LG SIRIUS HOLDINGS ULC,

AND LIONSGATE STUDIOS HOLDING CORP.

ORDER MADE AFTER APPLICATION

CONSOLIDATED INTERIM ORDER

BEFORE	)	THE HONOURABLE ASSOCIATE JUSTICE	)	12/MAR/2025
	)		)
	)		)
	)		)
	)		)

ON THE APPLICATION of the Petitioner, Lionsgate Studios Corp. (the “Petitioner” or “LG Studios” or the “Company”), without notice, pursuant to sections 186 and 288-297 of the Business Corporations Act, S.B.C. 2002, c. 57 (the “BCBCA”), for an Interim Order granted by the Hon. Justice Latimer on February 4, 2025, and as varied in the Interim Order No. 2 granted by the Hon. Associate Justice on March 12, 2025, for directions in seeking approval of a plan of arrangement under Division 5 of Part 9 of the BCBCA, coming on for hearing at 800 Smithe Street, Vancouver, British Columbia on February 4 and March 12, 2025, AND ON HEARING Samantha Chang, counsel for the Petitioner, AND UPON READING the Petition and other materials filed herein;

THIS COURT ORDERS that:

DEFINITIONS

1.

As used in this order made after application (the “Interim Order”), unless otherwise defined, defined terms have the respective meanings set out in the glossary attached hereto as Appendix “A”, excerpted from the defined terms in the draft Joint Proxy Statement/Prospectus (the “Joint Proxy Statement”) relating to the annual general and special meeting of the Lionsgate Shareholders and the special meeting of shareholders of LG Studios (the “LG Studios Meeting”) attached as Exhibit “A” to the Affidavit of Kaajal Prakash, sworn on January 30, 2025 (the “Prakash Affidavit”).

MEETING

2.

Pursuant to Sections 289 and 291 of the BCBCA, LG Studios is authorized and directed to convene a special meeting (the “LG Studios Meeting”) of shareholders of LG Studios (the “LG Studios Shareholders”) to be held at the offices of PricewaterhouseCoopers LLP Canada, 250 Howe Street, Vancouver, British Columbia, Canada, V6C 3R8 on April 23, 2025, commencing at 9:30 a.m. (Pacific Time), or such other date and time as the Court may direct, or as adjourned or postponed.

3.	At the LG Studios Meeting, the LG Studios Shareholders shall:

(i)

consider and, if deemed advisable, to pass, with or without variation, a special resolution (the “Studios Arrangement Resolution”), the full text of which is set forth in Annex D to the Joint Proxy Statement, which is Exhibit “A” of the Prakash Affidavit to approve a plan of arrangement (the “Arrangement”) involving Lions Gate Entertainment Corp (“Lionsgate”), LG Studios, the LG Studios Shareholders, LG Sirius Holdings ULC (“Sirius”), and Lionsgate Studios Holding Corp. (“New Lionsgate”) pursuant to Section 288 of the BCBCA, all as more particularly described in the Joint Proxy Statement (the “LG Studios Reorganization Proposar”); and

(ii)	transact such further and other business as may properly come before the Studios Meeting or any adjournment or adjournments thereof.

4.

The LG Studios Meeting shall be called, held and conducted in accordance with the BCBCA, applicable securities legislation, the Notice of Special Meeting and Joint Proxy Statement, and the articles of LG Studios, subject to the terms of this Interim Order and any further order of this Court, and the rulings and directions of the chair of the LG Studios Meeting, such rulings and directions not to be inconsistent with this Interim Order.

5.

The chair of the LG Studios Meeting shall be the chair of the LG Studios Board or such other person authorized in accordance with the articles of LG Studios. The chair of the LG Studios Meeting shall be at liberty to call on the assistance of legal counsel to LG Studios at any time and from time to time as the chair of such LG Studios Meeting may deem necessary or appropriate.

ADJOURNMENT

6.

Notwithstanding the provisions of the BCBCA and the articles of LG Studios and subject to the terms of the Arrangement Agreement, LG Studios, if it deems advisable, is specifically authorized to adjourn or postpone the LG Studios Meeting on one or more occasions, without the necessity of first convening the LG Studios Meeting or first obtaining any vote of the LG Studios Shareholders respecting the adjournment or postponement and without the need for approval of the Court. Notice of any such adjournments or postponements shall be given by press release, news release, newspaper advertisement, or by notice sent to LG Studios Shareholders by one of the methods specified in paragraph 12 of this Interim Order.

7.	The Record Date (as defined in paragraph 10 below) shall not change in respect of adjournments or postponements of the LG Studios Meeting.

8.

At any subsequent reconvening of the LG Studios Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the LG Studios Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent reconvening of the LG Studios Meeting.

AMENDMENTS

9.

Prior to the LG Studios Meeting, LG Studios shall be authorized to make such amendments, revisions or supplements to the Plan of Arrangement as permitted by the terms of the Arrangement Agreement without any additional notice to the LG Studios Shareholders and the Plan of Arrangement as amended, revised and supplemented will be the Plan of Arrangement submitted to the LG Studios Meeting, and the subject of the Studios Arrangement Resolution.

RECORD DATE

10.

The record date for the determination of the LG Studios Shareholders entitled to receive notice of and vote at the LG Studios Meeting (or any adjournment or postponement thereof) shall be fixed as March 12, 2025 (the “Record Date”). Only a LG Studios Shareholder of record on the Record Date is entitled to vote such securities at the LG Studios Meeting.

NOTICE OF MEETING

11.

The Joint Proxy Statement is hereby deemed to represent sufficient and adequate disclosure, including for the purpose of Section 290(l)(a) of the BCBCA, and LG Studios shall not be required to send to the LG Studios Shareholders any other or additional statement pursuant to Section 290(l)(a) of the BCBCA.

12.

The Notice of Special Meeting and Joint Proxy Statement, which includes the Arrangement Resolution, the Plan of Arrangement, the Interim Order, and the Petition (collectively with the form of proxy for the LG Studios Meeting referred to as the “Meeting Materials”) in substantially the same form as contained in Exhibits “A” and “B” to the Prakash Affidavit, with such deletions, amendments or additions thereto as may be necessary or desirable, provided that such amendments are not inconsistent with the terms of this Interim Order, shall, subject to Lionsgate obtaining an interim order in respect of the Lionsgate Meeting, be sent to:

(a)

The LG Studios Shareholders as at the Record Date, such relevant portions of the Meeting Materials to be sent at least twenty-one (21) days prior to the date of the LG Studios Meeting, excluding the date of mailing, delivery or transmittal and the date ofthe LG Studios Meeting, by one or more of the following methods:

(i)	By regular mail addressed to the LG Studios Shareholders at their address as it appears on the central securities register of LG Studios as at the Record Date;

(ii)	By email to any LG Studios Shareholder who has previously identified itself to the satisfaction of LG Studios, acting through its representatives, who has requested such email transmission; and

(b)

Non-registered LG Studios Shareholders by sending copies of the relevant portions of the Meeting Materials to intermediaries and clearing agencies for onward distribution to the Non-registered LG Studios Shareholders at least three (3) Business Days prior to the twenty-first (21st) day prior to the date of the Meeting, excluding the date of mailing or transmittal and the date of the Meeting; and,

(c)

The directors and auditors of LG Studios by mailing the Meeting Materials by regular mail or by email transmission, to such persons at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing or transmittal and the date of the Meeting.

13.	Substantial compliance with paragraph 12 will constitute good and sufficient notice of the LG Studios Meeting.

14.

Accidental failure of or omission by LG Studios to give notice to any one or more LG Studios Shareholder, director or auditor, or the non-receipt of such notice by one or more LG Studios Shareholder, director or auditor, or any failure or omission to give such notice as a result of events beyond the reasonable control of LG Studios (including, without limitation, any inability to use postal services), shall not constitute a breach of this Interim Order or a defect in the calling of the LG Studios Meeting, and shall not invalidate any resolution passed or proceeding taken at the LG Studios Meeting, but if any such failure or omission is brought to the attention of LG Studios, then it shall use reasonable best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

15.

Provided that notice of the LG Studios Meeting and the provision of the Meeting Materials to the LG Studios Shareholders take place in compliance with this Interim Order, the requirement of Section 290(1)(b) of the BCBCA to include certain disclosure in any advertisement of the LG Studios Meeting shall be waived.

DEEMED RECEIPT OF NOTICE

16.	For the purposes of this Interim Order, the Meeting Materials shall be deemed, for the purposes of this Interim Order, to have been served upon and received:

(a)	In the case of mailing, the day, Saturdays, Sundays and holidays excepted, following the date of mailing; and

(b)	In the case of email or any other means of transmitted, recorded or electronic communication, when dispatched or delivered for dispatch.

UPDATING MEETING MATERIALS

17.

Notice of any amendments, updates or supplement to any of the information provided in the Meeting Materials may be communicated to the LG Studios Shareholders by press release, news release, newspaper advertisement or by notice sent to the LG Studios Shareholders by any of the means set forth in paragraph 12 herein, as determined to be the most appropriate method of communication by the LG Studios Board.

QUORUM AND VOTING

18.

The votes taken at the LG Studios Meeting required to pass the Studios Arrangement Resolution shall be the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of LG Studios common shares present or represented by proxy at the Studios Meeting (the “Requisite Approval”).

19.

The Requisite Approval shall be sufficient, subject to Lionsgate obtaining an interim order in respect of the Lionsgate Meeting, to authorize and direct LG Studios to do all such acts and things as may be necessary or desirable to give effect to the Plan of Arrangement on a basis consistent with what is provided for in the Joint Proxy Statement without the necessity of any further approval by any of the LG Studios Shareholders, subject only to final approval by this Honourable Court.

20.

The quorum for the LG Studios Meeting is one or more persons who are, or who represent by proxy, registered holders of LG Studios common shares who, in the aggregate, hold at least one-third (33.33%) of the issued LG Studios common shares entitled to be voted at the LG Studios Special Meeting.

PERMITTED ATTENDEES

21.

The only persons entitled to attend the LG Studios Meeting, in person, shall be the registered LG Studios Shareholders or duly appointed proxyholders as of the Record Date, LG Studios’ directors, officers, auditors and advisors, the scrutineers, and any other persons admitted on the invitation of the directors of LG Studios or on the invitation of the chair of the LG Studios Meeting, and the only persons entitled to be represented and to vote at the LG Studios Meeting shall be the LG Studios Shareholders as at the Record Date, or duly appointed proxyholders.

SCRUTINEERS

22.

A representative of Computershare Investor Services Inc. or any such other person as may be designated by the Chair of the Board or the chair of the LG Studios Meeting shall be authorized to act as scrutineer for the LG Studios Meeting.

SOLICITATION OF PROXIES

23.

LG Studios is authorized to use the forms of proxy in connection with the LG Studios Meeting, in substantially the same forms as attached as Exhibit “B” to the Prakash Affidavit and the voting methods as set out in the Meeting Materials, and the Chair of the Board of LG Studios may in their discretion waive generally the time limits for deposit of proxies by LG Studios Shareholders if LG Studios deems it reasonable to do so. LG Studios shall be authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as may be determined.

24.	The procedure for the use of proxies at the LG Studios Meeting, including the time limit for place of deposit, the voting methods and revocation of proxy, shall be as set out in the Meeting Materials.

DISSENT RIGHTS

25.

Each of the registered LG Studios Shareholders as of the Record Date shall have the right to dissent in respect of the LG Studios Reorganization Proposal in accordance with the provisions of Sections 237-247 of the BCBCA, as varied by the Plan of Arrangement, the Interim Order, the Final Order, or any other order of this court (the “Dissent Rights”).

26.

Any registered LG Studios Shareholder who properly dissents from the LG Studios Reorganization Proposal in accordance with the Dissent Procedures and the BCBCA will be entitled to be paid the fair value (determined as of the close of business on the day before the Studios Arrangement Resolution was adopted at the LG Studios Meeting) of all, but not less than all, his, her or its shares if the Studios Arrangement Resolution and the Plan of Arrangement become effective.

27.	A registered LG Studios Shareholder is not entitled to dissent with respect to such holder’s shares if such holder votes any of its shares in favor of LG Studios Reorganization Proposal.

28.

Non-registered LG Studios Shareholders who wish to exercise Dissent Rights must make arrangements for their beneficially owned shares of LG Studios to be registered in their name prior to the time the written objection to the Studios Arrangement Resolution is required to be received by LG Studios or, alternatively, make arrangements for the registered holder of such Lionsgate shares to dissent on their behalf.

29.	In order for a Shareholder to exercise its Dissent Rights:

(a)

A written notice of dissent from the Studios Arrangement Resolution pursuant to Section 242 of the BC Act must be received by LG Studios from a dissenting shareholder by 4:00 p.m., Pacific Time, on April 17, 2025, which is the Business Day that is two Business Days immediately preceding the date of the LG Studios Meeting (or if the LG Studios Meeting is postponed or adjourned, the Business Day that is at least two Business Days before the date of the postponed or adjourned LG Studios Meeting). The notice of dissent should be delivered by registered mail to LG Studios at: Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8, Attention: LG Studios, c/o Kimberly Bums.

(b)	A registered LG Studios Shareholder must dissent with respect to all LG Studios shares of which they are the registered and beneficial owner.

(c)	The notice of dissent must set out the number of LG Studios shares in respect of which the dissent rights are being exercised (the “LG Studios Dissenting Shares”).

(d)	Any such exercise of the Dissent Rights must otherwise comply with the requirements of section 237-247 of the BCBCA, as modified by the Plan of Arrangement and the Interim Order.

30.

Notwithstanding s. 244(1) of the BCBCA, a dissenter who is sent a notice of intention to proceed under s. 243 of the BCBCA must, if the dissenter wishes to proceed with the dissent, send to LG Studios or its transfer agent for the LG Studios Dissenting Shares, within twenty days after the date the notice of intention to proceed was sent, a written statement that the dissenter requires the purchase of all of their LG Studios Dissenting Shares, together with the share certificate or certificates representing such LG Studios Dissenting Shares, and, if the dissent is being exercised by the registered shareholder on behalf of a beneficial shareholder in accordance with section 242(4)(c) of the BCBCA, a written statement that complies with s. 244(2) of the BCBCA.

31.

After the dissenter has complied with para. 30 of this Interim Order, the dissenter shall be deemed to have sold to LG Studios their LG Studios Dissenting Shares, and LG Studios shall be deemed to have purchased those LG Studios Dissenting Shares.

32.

If the dissenter fails to comply with para. 30 of this Interim Order in relation to their LG Studios Dissenting Shares, the right of the dissenter to dissent with respect to those notice shares shall terminate, and Division 2 of Part 8 of the BCBCA, other than s. 247, shall cease to apply to the dissenter with respect to those LG Studios Dissenting Shares.

33.

If a person on whose behalf dissent is being exercised fails to ensure that every registered holder of any of the LG Studios Dissenting Shares beneficially owned by that person complies with para. 30 of this Interim Order, the right of the registered shareholder of the LG Studios Dissenting Shares beneficially owned by that person to dissent shall terminate and Division 2 of Part 8 of the BCBCA, other than section 247, shall cease to apply to those shareholders in respect of the LG Studios Dissenting Shares that are beneficially owned by that person.

34.

A dissenter who has complied with para. 30 of this Interim Order shall not vote, or exercise or assert any rights of a shareholder, in respect of the LG Studios Dissenting Shares, other than in accordance with Division 2 of Part 8 of the BCBCA, as modified by the Plan of Arrangement and this Interim Order.

35.	Notwithstanding s. 245 of the BCBCA, registered LG Studios Shareholders who duly and validly exercise Dissent Rights with respect to their LG Studios Dissenting Shares and who:

(a)

are ultimately determined to be entitled to be paid fair value for their LG Studios Dissenting Shares shall be entitled to be paid the fair value by New Lionsgate for the LG Studios Dissenting Shares and shall be deemed to have irrevocably transferred such LG Studios Dissenting Shares to New Lionsgate (free and clear of all Liens) pursuant to Section 3.l.l(k) of the Plan of Arrangement; or

(b)

for any reason are ultimately not entitled to be paid fair value for their Studios Dissenting Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting LG Studios Shareholder and shall receive Lion Common Shares on the same basis as every other non-dissenting LG Studios Shareholder.

36.

In no case shall New Lionsgate or LG Studios be required to recognize such Persons as holding LG Studios Shares after the effective time of the transactions described in Section 3.l.l(k) of the Plan of Arrangement and the names of such LG Studios Shareholders shall be deleted from the central securities register of holders of LG Studios Shares as of such time.

APPLICATION FOR FINAL ORDER

37.

Upon the approval, with or without variation by the LG Studios Shareholders, of the Arrangement, in the manner set forth in this Interim Order, LG Studios may apply to this Court for, inter alia, an Order that:

(a)	approving the Arrangement, and its terms and conditions;

(b)

implementing the Arrangement in the manner and sequence set forth in the Plan of Arrangement, and pursuant to Sections 291, 292, 293, 294, and 296 of the BCBCA, and that the Arrangement shall take effect commencing as of the Arrangement Effective Time as further set out in the Plan of Arrangement;

(c)

declaring that the terms and conditions of the Arrangement, and the exchange of securities to be effected by completion of the Arrangement, are procedurally and substantively fair and reasonable to the Lionsgate Shareholders;

(d)

that the Arrangement shall be binding on Lionsgate, the Lionsgate Shareholders, LG Studios, the LG Studios Shareholders, Sirius, and New Lionsgate, upon the taking effect of the Arrangement pursuant to section 297 of the BCBCA; and

(e)	that the Petitioner shall be entitled to seek the advice and direction of this Court as to the implementation of this Order or to apply for such further Order or Orders as may be appropriate.

(collectively,	the “Final Order”).

38.

The Petitioner is at liberty to proceed with the hearing of the Final Order on May 1, 2025 at 9:45 a.m. (Pacific Time) at the Courthouse at 800 Smithe Street, Vancouver, British Columbia or as soon thereafter as the hearing of the Final Order can be heard or at such other date and time as the Petitioner may determine or this Court may direct.

39.

Any LG Studios Shareholder desiring to support or oppose the application has the right to appear (either in person or by counsel) and make submissions at the hearing of the application for the Final Order, subject to filing a Response to Petition and delivering a copy of the filed Response to Petition together with a copy of any additional affidavits or other materials on which the person intends to rely at the hearing for the Final Order on or before 1:00 p.m. (Pacific Time) on April 23, 2025 (or, if the Studios Meeting is postponed or adjourned, on or before 1:00 p.m. (Pacific Time) on the date of the postponed or adjourned LG Studios Meeting), to the solicitors for the Petitioner at:

Dentons Canada LLP

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8

Attention: Samantha Chang, Michael Schafler, and Kimberly Burns

samantha.chang@dentons.com, michael.schafler@dentons.com, and

kimberly.burns@dentons.com

40.

Without acknowledging any entitlement to do so, any other interested party desiring to support or oppose the application and/or make submissions at the hearing of the application for the Final Order, shall file a Response to Petition and deliver a copy of the filed Response to Petition together with a copy of any additional affidavits and other materials on which the person intends to rely at the hearing for the Final Order on or before 1:00 p.m. (Pacific Time) on April 23, 2025 (or, if the LG Studios Meeting is postponed or adjourned, on or before 1:00 p.m. (Pacific Time) on the date of the postponed or adjourned LG Studios Meeting), to the solicitors for the Petitioner at:

Dentons Canada LLP

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8

Attention: Samantha Chang, Michael Schafler, and Kimberly Burns

samantha.chang@dentons.com, michael.schafler@dentons.com, and

kimberly.burns@dentons.com

41.

Sending the Petition and this Interim Order in accordance with paragraph 12 of this Interim Order shall constitute good and sufficient service of the within proceedings and no other form of service need be made and no other material need be served on such persons in respect of these proceedings and that service of the affidavits, including the Prakash Affidavit, the Affidavit #1 of Bruce Tobey, made January 30, 2025, and the Affidavit #2 of Bruce Tobey, made March 10, 2025, is dispensed with. LG Studios shall be at liberty to give notice of this application to persons outside the jurisdiction of this Court in the manner specified herein.

42.

In the event the hearing for the Final Order is adjourned, only those Persons who file a Response in compliance with the Notice of Hearing of Petition for Final Order and the Interim Order will be provided with notice of the materials filed by the Company in support of the application for the Final Order. If the application for the Final Order is adjourned, only those persons who have filed and delivered a Response will be served with notice of the new date for the hearing of the Final Order application.

43.	The hearing for the Final Order shall be heard together with the hearing of the Final Order in the Lionsgate proceedings (Supreme Court of British Columbia (Vancouver Registry) No. S-250822.

VARIANCE

44.	The Petitioner shall be entitled, at any time, to apply to vary this Interim Order and apply for such other orders and direction from the Court as may be necessary and appropriate.

45.	To the extent of any inconsistency or discrepancy between this Interim Order and the Circular, the BCBCA, applicable Securities Laws or the articles of LG Studios, this Interim Order shall govern.

46.

Supreme Court Civil Rules 8-1 and 16-1(3) shall not apply to any further applications in respect of this proceeding, including the application for the Final Order and any application to vary this Interim Order.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

Signature of ☐ Party ☑ Lawyer for Lionsgate Studios Corp.

Samantha Chang

BY THE COURT

REGISTRAR

APPENDIX “A”

CERTAIN DEFINITIONS

Unless otherwise indicated or as the context otherwise requires, all references in the joint proxy statement/ prospectus to:

“Arrangement” refers to an arrangement proposed by Lionsgate to the holders of the LGEC Class A shares and to the holders ofthe LGEC Class B shares, and by LG Studios to the shareholders of the LG Studios common shares, in each case under Part 9, Division 5 of the BC Act on the terms and subject to the conditions set forth in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or the provisions of the Plan of Arrangement or made at the direction of the BC Court in the Interim Orders or Final Order with the prior written consent of Lionsgate and LG Studios, as applicable;

“Arrangement Agreement” refers to that certain Arrangement Agreement, dated [    ], 2025, as it may be amended from time to time, by and among Lionsgate, New Lionsgate, LG Studios, and LG Sirius, the form of which is attached hereto as Annex D;

“ BC Act” refers to the Business Corporations Act (British Columbia); “BC Court” refers to the Supreme Court of British Columbia;

“Class A Lion Exchange Ratio” refers to the Initial Class A Exchange Ratio, together with the Class A Separation Lion Exchange Ratio;

“Class A Separation Lion Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, for a number of New Lionsgate new common shares equal to the Class A Separation Lion Exchange Ratio;

“Class A Separation Lion Exchange Ratio” refers to one and twelve one-hundredths (1.12);

“Class A Separation Starz Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, for a number of Starz common shares equal to the Class A Separation Starz Exchange Ratio;

“Class A Separation Starz Exchange Ratio” refers to one and twelve one-hundredths (1.12);

“Class A Starz Exchange Ratio” refers to the Initial Class A Exchange Ratio, together with the Class A Separation Starz Exchange Ratio;

“Class B Lion Exchange Ratio” refers to the Initial Class B Exchange Ratio, together with the Class B Separation Lion Exchange Ratio;

“Class B Separation Lion Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, for one (1) New Lionsgate new common share;

‘‘Class B Separation Lion Exchange Ratio” refers to the ratio used in the Class B Separation Lion Exchange;

“Class B Separation Starz Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, for one (1) Starz common share;

“Class B Separation Starz Exchange Ratio” refers to the ratio used in the Class B Separation Starz Exchange;

“Class B Starz Exchange Ratio’’ refers to the Initial Class B Exchange Ratio, together with the Class B Separation Starz Exchange Ratio;

“Competition Act” refers to the Competition Act (Canada) and the regulations made thereunder; “Computershare” refers to Computershare Limited with offices located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9, Canada;

“Employee Matters Agreement” refers to the employee matters agreement, by and between New Lionsgate and Starz, to be entered into prior to the Arrangement Effective Time, the form of which is attached hereto as Annex U;

“Initial Class A Exchange” refers to the exchange by LGEC shareholders of each LGEC Class A share that they hold for one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share;

“Initial Class A Exchange Ratio” refers to the ratio used in the Initial Class A Exchange;

“Initial Class B Exchange” refers to the exchange by LGEC shareholders of each LGEC Class B share that they hold for one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share;

“Initial Class B Exchange Ratio” refers to the ratio used in the Initial Class B Exchange;

“Interim Orders” refers to the LGEC Interim Order with respect to the Arrangement for LGEC and the LG Studios Interim Order with respect to the Arrangement for LG Studios, in each case pursuant to the Arrangement Agreement;

“Investment Canada Act” refers to the Investment Canada Act (Canada) and the regulations made thereunder;

“LG Sirius” refers to LG Sirius Holdings ULC, a British Columbia unlimited liability corporation; “LG Sirius Owned Shares” refers to all of the LG Studios common shares owned by LG Sirius at the Arrangement Effective Time;

“LG Studios” refers to Lionsgate Studios Corp., a British Columbia corporation;

“LG Studios Articles” refers to the articles of LG Studios, as amended from time to time; “LG Studios Board” refers to the board of directors of LG Studios;

“LG Studios Business” refers to the business held by LG Studios prior to the Transactions; “LG Studios common shares” refers to the common shares, without par value, of LG Studios;

“LG Studios Interim Order” refers to the interim order of the BC Court with respect to the Arrangement for LG Studios made pursuant to section 291 of the BC Act, providing for, among other things, the calling and holding of the LG Studios Special Meeting;

“LG Studios Reorganization Proposal” refers to a special resolution of the holders of LG Studios common shares adopting a statutory plan of arrangement pursuant to Section 288 of the BC Act among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lions gate, pursuant to which, among other things, LG Studios shareholders will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, as more fully described in this joint proxy statement/prospectus;

“LGEC 2025 Plan” refers to the Lions Gate Entertainment Corp. 2025 Performance Incentive Plan, the form of which is attached hereto as Annex X;

“LGEC common shares” refers to LGEC Class A shares and LGEC Class B shares;

“LGEC Class A shares” refers to the Class A voting shares, without par value, of Lionsgate; “LGEC Class B shares” refers to the Class B non-voting shares, without par value, of Lionsgate;

“LGEC Interim Articles” refers to the interim articles of LGEC, the form of which are attached hereto as Annex J;

“LGEC Interim Order’’ refers to the interim order of the BC Court with respect to the Arrangement for LGEC made pursuant to section 291 of the BC Act, providing for, among other things, the calling and holding ofthe Lionsgate Annual General and Special Meeting;

“LGEC preference shares” refers to the preference shares, without par value, of Lionsgate;

“Lionsgate” or “LGEC” refers to Lions Gate Entertainment Corp., a British Columbia corporation, which, as part of the Transactions, will change its name to “Starz Entertainment Corp.”;

“Lionsgate Articles” refers to the notice of articles and the articles of Lions Gate Entertainment Corp., as amended from time to time;

“Lionsgate Board” refers to the board of directors of Lionsgate;

“Lionsgate Transactions Proposal” refers to a special resolution of the holders of LGEC Class A shares and a special resolution of the holders of LGEC Class B shares, in each case adopting a statutory plan of arrangement pursuant to Section 288 of the BC Act among Lionsgate, the shareholders of Lionsgate, Studios, the shareholders of Studios, and New Lionsgate, pursuant to which, among other things, (a) New Lionsgate will be separated from Lionsgate and hold the Studios Business, (b) Starz (formerly LGEC) will hold the Starz Business, (c) LGEC shareholders will receive (i) in exchange for each LGEC Class A Share, one (1) New Lionsgate Class A share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lions gate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A Share, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, (ii) in exchange for each LGEC Class B Share, one (1) New Lionsgate Class B share and one (I) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share, one (1) New Lionsgate new common share and one (1) Starz common share and (d) LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, all as more fully described in this joint proxy statement/prospectus;

“ New Lionsgate” refers to Lionsgate Studios Holding Corp., a British Columbia corporation;

“New Lionsgate 2025 Plan” refers to the Lionsgate Studios Corp. 2025 Perfonnance Incentive Plan, the form of which is attached hereto as Annex V;

“New Lionsgate Articles” refers to the articles of New Lionsgate to be effective upon completion of the Transactions, as amended from time to time, the form of which are attached hereto as Annex I;

“New Lionsgate Board” refers to the board of directors of New Lionsgate;

“New Lionsgate Class A shares” refers to the Class A shares, without par value, of New Lionsgate having substantially the same powers, preferences and rights as LGEC Class A shares;

“New Lionsgate Class B shares” refers to the Class B shares, without par value, of New Lionsgate having substantially the same powers, preferences and rights as LGEC Class B shares;

“New Lionsgate Class C preferred shares” refers to the Class C preferred shares, with one-half (1/2) of a vote per share, without par value, with a redemption price of $0.0 I per share, of New Lionsgate;

“New Lionsgate Initial Exchange Shares” refers to (i) New Lionsgate Class A shares and New Lionsgate Class C preferred shares received on an exchange of LGEC Class A shares pursuant to the Plan of Arrangement and (ii) New Lionsgate Class B shares and New Lionsgate Class C preferred shares received in exchange for LGEC Class B shares pursuant to the Plan of Arrangement;

“New Lionsgate Interim Articles” refers to the interim articles of New Lionsgate, the form of which are attached hereto as Annex H;

“New Lionsgate new common shares” refers to the common shares, without par value, of New Lionsgate, following the Initial Share Exchange;

“New Lionsgate preference shares” refers to the preference shares, without par value, of New Lionsgate, following the Initial Share Exchange;

“Plan of Arrangement” refers to the Plan of Arrangement in respect of the Arrangement, the form of which is attached hereto as Annex E, subject to any amendments or variations to such plan made in accordance with the Arrangement Agreement and the Plan of Arrangement or made at the direction of the BC Court in the Interim Orders or Final Order with the prior written consent of Lionsgate and Studios, as applicable;

“Prior Plans” refers to the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan;

“Separation Agreement” refers to the separation agreement by and between New Lionsgate and Starz, to be entered into prior to the Arrangement Effective Time, the form of which is attached hereto as Annex F;

“Starz” refers to LGEC following its name change to Starz Entertainment Corp. in connection with the Transactions;

“Starz 2025 Plan” refers to the Starz Entertainment Corp. 2025 Performance Incentive Plan, the form of which is attached hereto as Annex W;

“Starz Articles” refers to the articles of Starz to be effective upon completion of the Transactions, as may be amended from time to time, the form of which are attached hereto as Annex K;

“Starz Board” refers to the board of directors of Starz;

“Starz Business” refers to the businesses of Lionsgate, other than the LG Studios Business, as in existence prior to the Transactions;

“Starz common shares” refers to voting common shares, each without par value, of Starz (formerly LGEC);

“Starz preference shares” refers to the preference shares, each without par value, of Starz (formerly LGEC);

“Tax Matters Agreement” refers to the tax matters agreement, by and between LGEC and LG Studios, dated as of May 9, 2024 and entered into in connection with the Business Combination, the form of which is attached hereto as Annex Rand to which New Lionsgate will be made a party prior to the Arrangement Effective Time, pursuant to an amendment to the Tax Matters Agreement, the form of which is attached hereto as Annex S (the “Tax Matters Agreement Amendment”); and

“Transition Services Agreement” refers to the transition services agreement, by and between New Lionsgate and Starz, to be entered into in connection with the Transactions, the form of which is attached hereto as Annex T.

No. S-250821

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

LIONSGATE STUDIOS CORP.

PETITIONER

RE:  IN THE MATTER OF SECTION 288 OF THE BUSINESS

CORPORATIONS ACT, S.B.C. 2002, C.57

AND:

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING LIONS GATE ENTERTAINMENT CORP., THE SHAREHOLDERS OF LIONS GATE ENTERTAINMENT CORP., LIONSGATE STUDIOS CORP., THE SHAREHOLDERS OF LIONSGATE STUDIOS CORP., LG SIRIUS HOLDINGS ULC, AND LIONSGATE STUDIOS HOLDING CORP.

ORDER MADE AFTER APPLICATION

DENTONS CANADA LLP

20th Floor, 250 Howe Street

Vancouver, BC, V6C 3R8

604.443.7121

Counsel: Samantha Chang

Matter No: 556686-102

Agent: West Coast Title Search

Annex O

No. Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

Between:

LIONS GATE ENTERTAINMENT CORP.

Petitioner

RE: IN THE MATTER OF SECTION 288 OF THE BUSINESS

CORPORATIONS ACT, S.B.C. 2002, C.57

AND:

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING LIONS GATE

ENTERTAINMENT CORP., THE SHAREHOLDERS OF LIONS GATE

ENTERTAINMENT CORP., LIONSGATE STUDIOS CORP.,

THE SHAREHOLDERS OF LIONSGATE STUDIOS CORP., LG SIRIUS HOLDINGS

ULC, AND LIONSGATE STUDIOS HOLDING CORP.

PETITION TO THE COURT

ON NOTICE TO:

The address of the registry is: 800 Smithe Street, Vancouver, BC, V6Z 2E1

The petitioner estimates that the hearing of the Petition will take 20 minutes.

☒	This matter is not an application for judicial review.

This proceeding is brought for the relief set out in Part 1 below, by

☒	the person named as petitioner in the style of proceedings above

If you intend to respond to this petition, you or your lawyer must

(a)	file a Response to Petition in Form 67 in the above-named registry of this court within the time for response to petition described below, and

(b)	serve on the petitioner

(i)	2 copies of the filed Response to Petition, and

(ii)	2 copies of each filed affidavit on which you intend to rely at the hearing

Orders, including orders granting the relief claimed, may be made against you, without any further notice to you, if you fail to file the response to petition within the time for response.

Time for Response to Petition

A Response to Petition must be filed and served on the petitioner,

(a)	if you were served with the Petition anywhere in Canada, within 21 days after that service,

(b)	if you were served with the Petition anywhere in the United States of America, within 35 days after that service,

(c)	if you were served with the Petition anywhere else, within 49 days after that service, or

(d)	if the time for response has been set by order of the court, within that time.

(1)	The ADDRESS FOR SERVICE of the petitioner is:

20th Floor, 250 Howe Street
Vancouver, BC V6C 3R8
Attention: Samantha Chang

Fax number address for service (if any) of the petitioner:

N/A

E-mail address for service (if any) of the petitioner[s]:

samantha.chang@dentons.com
michael.schafler@dentons.com
service.vancouver@dentons.com

(2)	The name and office address of the petitioner’s lawyer is:

Dentons Canada LLP
20th Floor, 250 Howe Street
Vancouver, BC V6C 3R8

Telephone: 604 687 4460
(Reference: 556686-102/Michael schafler and Samantha
Chang)

CLAIM OF THE PETITIONER

Part 1:	ORDERS SOUGHT

1.

An order (the “Interim Order”) pursuant to Sections 186 and 288-297 of the Business Corporations Act, S.B.C., 2002, c.57 (the “BCBCA”) and Rules 2-1, 4-4, 4-5 and 16-1 of the Supreme Court Civil Rules providing directions relating to:

(a)

the convening and conduct by the Petitioner, Lions Gate Entertainment Corp. (“Lionsgate” or the “Company”), of the annual general and special meeting (the “Lionsgate Meeting”) of shareholders of Lionsgate (the “Lionsgate Shareholders”) to be held at the offices of PricewaterhouseCoopers LLP Canada, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada, V6C 3R8 on March 10, 2025, commencing at 9:00 a.m. (Pacific time), or such other date and time as the Court may direct, or as adjourned or postponed, for the following purposes:

(i)

to consider and, if deemed advisable, approve, with or without variation, a special resolution of the holders of Lionsgate Class A common shares and a special resolution of the holders of Lionsgate Class B common shares (these identical resolutions, the “Lionsgate Arrangement Resolutions”), the full text of which is set forth in Annex D to the draft joint proxy statement/prospectus of the Company (the “Joint Proxy Statement”), which is Exhibit “A” of the Affidavit #1 of Kaajal Prakash sworn January 30, 2025 (the “Prakash Affidavit”), to approve a proposed plan of arrangement (the “Arrangement”) involving Lionsgate, the Lionsgate Shareholders, Lionsgate Studios Corp. (“LG Studios”), the shareholders of LG Studios (the “LG Studios Shareholders”), LG Sirius Holdings ULC (“Sirius”), and Lionsgate Studios Holding Corp. (“New Lionsgate”) pursuant to Section 288 of the BCBCA, all as more particularly described in the Joint Proxy Statement (the “Lionsgate Transactions Proposal”); and

(ii)

to transact such further and other business as set out in the Interim Order and as may properly come before the Lionsgate Meeting or any adjournment or adjournments, or postponement or postponements thereof; and

(b)	the sending of notice of the Lionsgate Meeting and the delivery of Meeting Materials (as defined in para. 98 below) regarding the Arrangement, to the Lionsgate Shareholders.

2.	An order (the “Final Order”) pursuant to Sections 288-297 of the BCBCA, Rules 2-1, 16-1, 4-4 and 4-5 of the Supreme Court Civil Rules, and the inherent jurisdiction of the Court:

(a)	approving the Arrangement;

(b)

implementing the Arrangement in the manner and sequence set forth in the Plan of Arrangement and, pursuant to Sections 291, 292, 293, 294, 296, 297 of the BCBCA, that the Arrangement shall take effect as of the Arrangement Effective Time (as defined in the Plan of Arrangement);

(c)

declaring that the terms and conditions of the Arrangement, and the Plan of Arrangement to be effected by completion of the Arrangement, are procedurally and substantively fair and reasonable to the Lionsgate Shareholders;

(d)

that the Arrangement shall be binding on the Petitioner, the Lionsgate Shareholders, LG Studios, the LG Studios Shareholders, Sirius, and New Lionsgate, upon it taking effect, pursuant to section 297 of the BCBCA; and

(e)	that the Petitioner shall be entitled to seek the advice and direction of this Court as to the implementation of this Order or to apply for such further Order or Orders as may be appropriate.

3.

To the extent necessary, an order that the hearing of the Final Order in this proceeding be heard together with the hearing of the Final Order in the LG Studios proceedings (Supreme Court of British Columbia (Vancouver Registry) No.      .

4.	Such further and other relief as counsel may advise and this Honourable Court may deem just.

Part 2:	FACTUAL BASIS

1.

The proposed Arrangement involves Lionsgate, the Lionsgate Shareholders, LG Studios, the LG Studios Shareholders, Sirius, and New Lionsgate. The Arrangement, if approved, will result in the separation of Lionsgate’s two principal business lines: (i) the motion picture and television studio operations, which is held through LG Studios (the “LG Studios Business”); and (ii) Lionsgate’s other businesses, including its STARZ-branded premium subscription platforms (the “Starz Business”). The Arrangement will also collapse Lionsgate’s existing dual-class share structure into a single class of shares, and implement a Reverse Stock Split (upon and subject to the completion of the separation of the LG Studios Business and the Starz Business), wherein Starz common shares will be consolidated on a 15:1 basis, such that every 15 Starz common shares will be consolidated into 1 Starz common share.

2.	The Arrangement entails a series of transactions (the “Transactions”) that will result in the current shareholders of Lionsgate owning shares in two separate public companies:

(a)

Lionsgate, which (i) will continue to be owned by Lionsgate Shareholders, (ii) will continue to hold (directly and through subsidiaries) the Starz Business, and (iii) will be renamed “Starz Entertainment Corp.”; and,

(b)

New Lionsgate, which (i) will be owned by Lionsgate Shareholders and LG Studios Shareholders (other than Sirius), (ii) will hold (directly and through subsidiaries), the LG Studios Business, and (iii) will be renamed “Lionsgate Studios Corp.”.

3.

The separation of the LG Studios Business from the Starz Business is intended, among other things, to enable the two resulting companies to more effectively pursue their distinct operating priorities and strategies and focus on strengthening their core businesses. Lionsgate expects that the Transactions will result in enhanced long-term performance of the businesses held by both Starz and New Lionsgate.

DEFINITIONS

4.

As used in this Petition, unless otherwise defined, terms beginning with capital letters have the respective meaning set out in the Joint Proxy Statement. Nothing in this Petition is intended to waive, or constitutes a waiver of, any privilege to which the Petitioner and its related entities may be entitled at law.

THE PARTIES TO THE TRANSACTIONS

5.

The Transactions involve numerous steps. A simplified version of Lionsgate’s corporate structure immediately prior to the Transactions is depicted at Appendix “A” hereto, while the resulting corporate structures of both New Lionsgate and Starz are depicted, also in simplified forms, at Appendix “B” hereto.

Lions Gate Entertainment Corp.

6.

Lionsgate is a corporation existing under the laws of British Columbia. Its registered and records office is located at 20th Floor, 250 Howe Street, Vancouver, British Columbia V6C 3R8, while its principal executive offices are located at 2700 Colorado Avenue, Santa Monica, California, 90404, USA.

7.

Lionsgate is a global content platform and a leading entertainment production and distribution company. Through the LG Studios Business and the Starz Business, Lionsgate produces, distributes, and owns motion pictures, television programs, and live shows and experiences and location-based entertainment destinations, as well as the premium subscription platform STARZ, amongst other offerings. Lionsgate has produced, distributed or owned well known film franchises such as John Wick, The Hunger Games, Dirty Dancing, Now You See Me, Saw, and Twilight; and Oscar nominated films such as La La Land, Monsters Ball, Crash, and Precious. Further, Lionsgate has produced, distributed or owned television series such as Mad Men, Orange is the New Black, Nurse Jackie, The Rookie and Weeds.

8.

Lionsgate’s Class A voting common shares currently trade on the New York Stock Exchange (the “NYSE”) under the ticker symbol “LGF.A”. Its Class B non-voting common shares currently trade on the NYSE under the ticker symbol “LGF.B”.

9.	Since May 2024, Lionsgate has indirectly held approximately 87.8% of the issued and outstanding shares of LG Studios.

10.	A simplified version of the Lionsgate corporate structure immediately prior to the implementation of the Transactions is set out below.

Class A Shareholders
Class B Shareholders
LG Studios Public Shareholders
Lions Gate Entertainment Corp. (Canada)
100%
LG Sirius Holdings ULC (Canada)
100%
Other Starz Subsidiaries (non-U.S.)
100%
Lions Gate Capital Holdings, LLC (U.S.- Delaware)
87.8%
12.2%
Lionsgate Studios Corp. (Canada)
100%
Entities conducting the Starz Business (non-U.S.)
100%
Entities conducting the Starz Business (U.S.)
100%
Other LG Studios Subsidiaries (non-U.S.)
100%
Other LG Studio Subsidiaries (U.S.)
100%
Entities conducting the Studio Business (non-U.S.)
100%
Entities conducting the Studio Business (U.S.)

LG Studios

11.	LG Studios is a corporation existing under the laws of British Columbia with a registered and records office located at 20th Floor, 250 Howe Street, Vancouver, British Columbia V6C 3R8.

12.

On November 3, 2021, its predecessor in interest was incorporated under Cayman Islands law as a “blank check” company[1] named SEAC II Corp. On May 13, 2024, it changed its name to Lionsgate Studios Corp.

13.	On May 13, 2024, Lionsgate completed a business combination that resulted in LG Studios becoming (i) a publicly-traded British Columbia company, and (ii) majority-owned subsidiary of Lionsgate.

14.	Since May 14, 2024, the common shares of LG Studios have traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “LION.”

15.

LG Studios is a content company which brings together diversified motion picture and television production and distribution businesses, as well as talent management and production business. It holds a world-class portfolio of valuable brands and franchises. Its library exceeds 20,000 film and television titles.

[1]

A blank check company, or a special-purpose acquisition company (“SPAC”), is a publicly-listed shell corporation with no specific business plan or operations. Its purpose is to raise capital for an acquisition, merger or business combination with an existing company.

Starz

16.

Starz is a leading provider of premium subscription video programming to consumers in the U.S and Canada. The Starz Business consists of the distribution of STARZ-branded premium subscription video services through over-the-top platforms[2] and distributors (such as CraveTV, Amazon, Apple, Google and Hulu) on a direct to-consumer basis through the STARZ-branded app and through multichannel video programming distributors[3] (such as Bell Media, Comcast, DIRECTV and DISH Network).

17.

An entity holding the Starz Business was incorporated in Delaware in 2006 and operated as a wholly-owned subsidiary of Liberty Media Corporation prior to becoming a separate public company in 2013. Lionsgate acquired the Starz Business in 2016.

18.

Following the completion of the Transactions, the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp. (“Starz”), which will continue to be owned by Lionsgate Shareholders as of immediately before the closing of the Transactions and operated through the same wholly owned subsidiaries of the current Lionsgate. Starz’s principal executive offices are located in the United States of America at 1647 Stewart Street, Santa Monica, CA 90404.

19.	Following the Transactions, the Starz common shares are expected to trade on Nasdaq under the symbol “STRZ”.

Sirius

20.	Sirius is a British Columbia unlimited liability company and a wholly-owned subsidiary of Lionsgate. Sirius owns approximately 87.8% of the issued and outstanding shares of LG Studios.

New Lionsgate

21.

On January 10, 2025, in contemplation of the Arrangement, New Lionsgate was incorporated pursuant to the laws of the Province of British Columbia under the name 1521046 B.C. Ltd., and changed its name to “Lionsgate Studios Holding Corp.” New Lionsgate is a direct, wholly owned subsidiary of Lionsgate. Its head office is at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8.

22.	Following the completion of the Transactions, New Lionsgate will hold the LG Studios Business, and the New Lionsgate new common shares are expected to trade on the NYSE under the symbol “LION”.

[2]	Over-the-top platforms, or streaming platforms, provide viewers with direct access to content over the internet, bypassing (or going “over the top” of) cable or satellite providers.
[3]	Multichannel video programming distributors distribute video programming to customers primarily via cable and satellite television.

23.	Below is a simplified depiction of the corporate structure for both New Lionsgate and Starz immediately after implementation of the proposed Transactions:

OVERVIEW OF THE ARRANGEMENT

The Arrangement Agreement

24.	On January 30, 2025, Lionsgate, LG Studios, Sirius, and New Lionsgate entered into the Arrangement Agreement.

25.

Under the Arrangement, Lionsgate Shareholders will first receive in exchange for each Lionsgate Class A common share that they hold, one (1) New Lionsgate Class A common share and one (1) New Lionsgate Class C preferred share; and, in exchange for each Lionsgate Class B common share that they hold, one (1) New Lionsgate Class B common share and one (1) New Lionsgate Class C preferred share (collectively, the “Initial Share Exchange”). Following the Initial Share Exchange, Lionsgate will change its name to Starz Entertainment Corp. and create the Starz common shares.

26.

Also, after the Initial Share Exchange, New Lionsgate will create the New Lionsgate new common shares. New Lionsgate shareholders (i.e., formerly Lionsgate Shareholders until the Initial Share Exchange) will receive, in exchange for each New Lionsgate Class A common share and New Lionsgate Class C preferred share they received pursuant to the Initial Share Exchange, 1.12 New Lionsgate new common shares and 1.12 Starz common shares; and in exchange for each New Lionsgate Class B common share and New Lionsgate Class C preferred share they received pursuant to the Initial Share Exchange, 1 New Lionsgate new common share and 1 Starz common share.

27.

LG Studios shareholders, other than New Lionsgate, will receive, in exchange for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio[4].

[4]

The number of New Lionsgate new common shares that a LG Studios Shareholder is entitled to receive will be a number equal to the product of the LG Studios Consideration Shares divided by the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios Shareholders other than the LG Sirius Owned Shares.

28.

Ultimately, pursuant to the Plan of Arrangement, Lionsgate Shareholders will receive, in exchange for each Lionsgate Class A common share that they hold, 1.12 New Lionsgate new common shares and 1.12 Starz common shares, and in exchange for each Lionsgate Class B common share that they hold, 1 New Lionsgate new common share and 1 Starz common share, following which every 15 Starz common shares will be consolidated into 1 Starz common share.

The Plan of Arrangement

29.

As used in this paragraph, terms beginning with capital letters have the meanings set out in the Plan of Arrangement. Under the Plan of Arrangement, commencing at the Arrangement Effective Time, unless otherwise specifically provided, each of the following transactions and events in subsections (a) through (n) will occur and will be deemed to occur sequentially as set out below without any further authorization, act or formality, in each case effective as at one-minute intervals following the transaction or event described in the immediately preceding subsection:

(a)

each Lionsgate Share outstanding immediately prior to the Arrangement Effective Time held by a Lionsgate Shareholder in respect of which Lionsgate Dissent Rights have been validly exercised will be, and will be deemed to be, transferred free and clear of all Liens by the holder thereof to New Lionsgate without any further act or formality, and:

(i)

such Lionsgate Shareholder will cease to be the holder of such Lionsgate Dissenting Shares and will cease to have any rights as a holder of such Lionsgate Dissenting Shares other than the right to be paid fair value for such Lionsgate Dissenting Shares as set out in Section 4.1.2;

(ii)

such Lionsgate Shareholder’s name will be removed as the registered holder of such Lionsgate Dissenting Shares from the central securities register of Lionsgate Dissenting Shares maintained by or on behalf of Lionsgate; and

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such Lionsgate Dissenting Shares so transferred and will be recorded as the registered holder thereof on the central securities registers for the Lionsgate Dissenting Shares;

(b)	the notice of articles of New Lionsgate will be amended to remove all of the existing directors and to name the following individuals as directors of New Lionsgate:

(i)	Michael Burns;

(ii)	Mignon L. Clyburn;

(iii)	Gordon Crawford;

(iv)	Jon Feltheimer;

(v)	Emily Fine;

(vi)	Michael T. Fries;

(vii)	John D. Harkey, Jr.;

(viii)	Susan McCaw;

(ix)	Yvette Ostolaza;

(x)	Mark H. Rachesky;

(xi)	Hardwick Simmons; and

(xii)	Harry E. Sloan.

(c)	all of the New Lionsgate Class A Shares held by Lionsgate will be repurchased for their initial subscription price and cancelled and Lionsgate will be removed from the New Lionsgate Class A Share central securities register and each outstanding Lionsgate Class A Share will be transferred by the holder thereof to New Lionsgate without any further authorization, act, or formality by such holders, in exchange for the New Lionsgate Class A Consideration, and each outstanding Lionsgate Class B Share will be transferred by the holder thereof to New Lionsgate without any further authorization, act, or formality by such holders, in exchange for the New Lionsgate Class B Consideration, and in connection therewith,

(i)	each holder of a Lionsgate Share will cease to be the holder thereof and to have any rights as a Lionsgate Shareholder other than the right to receive the New Lionsgate Consideration;

(ii)	the name of the holder of such Lionsgate Share will be removed from Lionsgate’s central securities register in respect of such Lionsgate Share;

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such Lionsgate Shares so transferred, free and clear of all Liens, and will be recorded as the registered holder thereof on the central securities registers for the Lionsgate Shares;

(iv)

each former holder of an exchanged Lionsgate Share will be entered in New Lionsgate’s central securities register for the New Lionsgate Shares as the owner of the New Lionsgate Shares constituting the New Lionsgate Consideration received by such shareholder; and

(v)

there will be added to the capital account maintained by New Lionsgate in respect of the New Lionsgate Class A Shares, for each New Lionsgate Class A Share issued to a Lionsgate Shareholder in partial consideration of an exchange of a Lionsgate Class A Share by such Lionsgate Shareholder pursuant to Section 3.1.1(c)29(c) of the Plan of Arrangement, an amount equal to the fair market value of such Lionsgate Class A Share as of immediately prior to such transfer less $0.01. There shall be added to the capital account maintained by New Lionsgate in respect of the New Lionsgate Class B Shares, for each New Lionsgate Class B Share issued to a Lionsgate Shareholder in partial consideration of an exchange of a Lionsgate Class B Share by such Lionsgate Shareholder pursuant to Section 3.1.1(c), an amount equal to the fair market value of such Lionsgate Class B Share as of immediately prior to such transfer less $0.01. There shall be added to the capital account maintained by New Lionsgate in respect of the New Lionsgate Class C Shares, for each New Lionsgate Class C Share issued to a Lionsgate Shareholder in partial consideration of an exchange of a Lionsgate Class A Share or Lionsgate Class B Share by a Lionsgate Shareholder pursuant to Section 3.1.1(c), an amount equal to $0.01;

(d)	Sirius will be voluntarily dissolved in accordance with Section 314 of the BCBCA and in connection therewith, effective immediately prior to the voluntary dissolution,

(i)	Sirius will reduce the capital of its class of common shares to $1.00 without any repayment of capital to Lionsgate; and

(ii)

Sirius will transfer and assign all of its property to Lionsgate, and Lionsgate will assume all of the liabilities and obligations of Sirius. As a consequence of such assignment and assumption from the time of Section 3.1.1(d)29(d) of the Plan of Arrangement, Lionsgate will own all of the Sirius Owned Shares;

(e)

Lionsgate’s name will be changed to “Starz Entertainment Corp.” and the authorized capital of Lionsgate will be altered to create the Starz Common Shares and, in connection therewith, Lionsgate’s notice of articles will be amended to reflect the change of name and the alterations to Lionsgate’s capital, and the articles in the form attached as Schedule D to the Arrangement Agreement will be the articles of Starz Entertainment Corp. (formerly Lionsgate);

(f)

all of the outstanding Lionsgate Shares will be transferred by New Lionsgate to Starz Entertainment Corp. (formerly Lionsgate) without any further authorization, act, or formality by Starz Entertainment Corp. (formerly Lionsgate) or New Lionsgate, in exchange for the Initial Starz Shares and the Sirius Owned Shares, and in connection therewith,

(i)	all of the Lionsgate Shares held by New Lionsgate will be cancelled and New Lionsgate will be removed from the Lionsgate Share central securities registers with respect to the Lionsgate Shares;

(ii)

Starz Entertainment Corp. (formerly Lionsgate) will issue the Initial Starz Shares to New Lionsgate, and New Lionsgate will be deemed to be the legal and beneficial owner of such Starz Common Shares so issued, free and clear of all Liens, and will be recorded as the registered holder thereof on the central securities registers for the Starz Common Shares;

(iii)	New Lionsgate will be entered in LG Studio’s central securities register for the Sirius Owned Shares as the owner of the Sirius Owned Shares; and

(iv)

there will be added to the capital account maintained by Starz Entertainment Corp. (formerly Lionsgate) in respect of the Starz Common Shares an amount equal to the aggregate fair market value of the Lionsgate Shares as at the Arrangement Effective Time less the Sirius Owned Share Value.

(g)

the authorized capital of Starz Entertainment Corp. (formerly Lionsgate) will be altered to eliminate the Lionsgate Class A Shares and the Lionsgate Class B Shares, and in connection therewith Starz Entertainment Corp.’s (formerly Lionsgate) notice of articles will be amended to reflect the alterations to Starz Entertainment Corp.’s (formerly Lionsgate) capital, and the articles in the form attached as Schedule E to the Arrangement Agreement will be the articles of Starz Entertainment Corp. (formerly Lionsgate);

(h)

the authorized capital of New Lionsgate will be altered to create the Lion Common Shares and in connection therewith the notice of articles of New Lionsgate will be amended to reflect the alterations to New Lionsgate’s capital;

(i)

the New Lionsgate Class A Shares, New Lionsgate Class B Shares, and New Lionsgate Class C Shares will be transferred by the holders thereof to New Lionsgate without any further authorization, act, or formality by such holders, in exchange for the Separation Consideration, and, in connection therewith,

(i)

each holder of New Lionsgate Class A Shares will exchange all of such holder’s New Lionsgate Class A Shares, together with all of such holder’s New Lionsgate Class C Shares, for the Per Share Class A Separation Consideration for each one New Lionsgate Class A Share and New Lionsgate Class C Share, with the Per Share Class A Separation Consideration being allocated as between each New Lionsgate Class A Share and each New Lionsgate Class C Share exchanged by such holder based on the relative fair market value of each such New Lionsgate Class A Share and each such New Lionsgate Class C Share;

(ii)

each holder of New Lionsgate Class B Shares will exchange all of such holder’s New Lionsgate Class B Shares, together with all of such holder’s New Lionsgate Class C Shares, for the Per Share Class B Separation Consideration for each one New Lionsgate Class B Share and New Lionsgate Class C Share, with the Per Share Class B Separation Consideration being allocated as between each New Lionsgate Class B Share and each New Lionsgate Class C Share exchanged by such holder based on the relative fair market value of each such New Lionsgate Class B Share and each such New Lionsgate Class C Share;

(iii)	each holder of a New Lionsgate Share will cease to be the holder thereof and to have any rights as a New Lionsgate Shareholder other than the right to receive the Separation Consideration;

(iv)	the name of the holder of each New Lionsgate Share will be removed from New Lionsgate’s central securities register in respect of each New Lionsgate Share;

(v)

each former holder of an exchanged New Lionsgate Share will be entered in New Lionsgate’s central securities register for the Lion Common Shares as the owner of the Lion Common Shares issued as part of the Separation Consideration;

(vi)

any fractional Lion Common Share issued as Separation Consideration to a registered New Lionsgate shareholder under this section will be delivered to the Paying Agent on behalf of such registered New Lionsgate shareholder, and will be converted to cash to be delivered to the registered shareholder of the Lion Common Shares in accordance with Section 3.5 of this Plan of Arrangement;

(vii)

there will be added to the capital account maintained by New Lionsgate in respect of the Lion Common Shares an amount equal to the aggregate fair market value of the Lionsgate Shares as at the Arrangement Effective Time less the fair market value of the Starz Common Shares as at the time of this step;

(viii)

each former holder of an exchanged New Lionsgate Share will be entered in Starz Entertainment Corp.’s (formerly Lionsgate) central securities register for the Starz Common Shares as the owner of the Starz Common Shares issued as part of the Separation Consideration;

(ix)

any fractional Starz Common Share issued as Separation Consideration to a registered New Lionsgate shareholder under this section will be expressed to four (4) decimal places, rounded up from the fifth decimal place where required;

(j)

the authorized capital of New Lionsgate will be altered to eliminate the New Lionsgate Class A Shares, the New Lionsgate Class B Shares, and the New Lionsgate Class C Shares, and in connection therewith New Lionsgate’s notice of articles will be amended to reflect the alterations to New Lionsgate’s capital, and the articles in the form attached as Schedule F to the Arrangement Agreement will be the articles of New Lionsgate;

(k)

the Starz Common Shares will be consolidated on a 15:1 basis, so each fifteen (15) whole Starz Common Shares held by a registered shareholder are consolidated to one (1) whole Starz Common Share, and in connection therewith,

(i)	fractional interests of registered shareholders resulting from the 15:1 consolidation of Starz Common Shares will be rounded up to the nearest whole share; and

(ii)	the central securities register for the Starz Common Shares will be updated to reflect the consolidation;

(1)

each LG Studios Share outstanding immediately prior to the Arrangement Effective Time held by a LG Studios Shareholder in respect of which LG Studios Dissent Rights have been validly exercised will be, and will be deemed to be, transferred without any further act or formality to New Lionsgate free and clear of all Liens, and:

(i)

such LG Studios Shareholder will cease to be the holder of such LG Studios Dissenting Shares and will cease to have any rights as a holder of such LG Studios Dissenting Shares other than the right to be paid fair value for such LG Studios Dissenting Shares as set out in Section 4.2.2 of the Plan of Arrangement;

(ii)

such LG Studios Shareholder’s name will be removed as the registered holder of such LG Studios Dissenting Shares from the central securities register of LG Studios Shares maintained by or on behalf of LG Studios; and

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such LG Studios Dissenting Shares so transferred and will be recorded as the registered holder thereof on the central securities registers for the LG Studios Dissenting Shares;

(m)

each outstanding LG Studios Flip Share not owned by New Lionsgate will be transferred by the holder thereof to New Lionsgate without any further authorization, act, or formality by the holder or by New Lionsgate, in exchange for the LG Studios Per Share Consideration, and in connection therewith:

(i)	each holder of such LG Studios Flip Share will cease to be the holder thereof and to have any rights as a LG Studios Shareholder other than the right to receive the LG Studios Per Share Consideration;

(ii)	the name of the holder of such LG Studios Flip Share will be removed from LG Studio’s central securities register in respect of such LG Studios Flip Share;

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such LG Studios Flip Shares so transferred, free and clear of all Liens, and will be recorded as the registered holder thereof on the central securities register for the LG Studios Shares;

(iv)

each such former holder of such exchanged LG Studios Flip Share will be entered in New Lionsgate’s central securities register for the Lion Common Shares as the owner of the Lion Common Shares constituting such LG Studios Per Share Consideration;

(v)

any fractional Lion Common Share issued as LG Studios Per Share Consideration to a registered LG Studios Flip Share shareholder under this section will be delivered to the Paying Agent on behalf of such registered LG Studios Flip Share shareholder, and will be converted to cash to be delivered to the registered shareholder of the Lion Common Shares in accordance with Section 3.5 of this Plan of Arrangement;

(vi)

there will be added to the capital account maintained by New Lionsgate in respect of the Lion Common Shares issued pursuant to this section, an aggregate amount equal to the lesser of (A) the fair market value and (B) the paid-up capital (within the meaning of the Tax Act), in either case of the LG Studios Flip Shares transferred to New Lionsgate pursuant to this, as of immediately prior to such transfer;

(n)	the notice of articles of each of LG Studios, New Lionsgate, and Starz Entertainment Corp. (formerly Lionsgate) will be amended to reflect the following:

(i)	LG Studios’ name will be changed to “Lionsgate Studios Holding Corp.” and the director of LG Studios will be:

(A)	Bruce Tobey;

(ii)

New Lionsgate’s name will be changed to “Lionsgate Studios Corp.”, the articles in the form attached as Schedule G to the Arrangement Agreement will be the articles of New Lionsgate, and the directors of New Lionsgate will be:

(A)	Gordon Crawford;

(B)	Jon Feltheimer;

(C)	Emily Fine;

(D)	Michael T. Fries;

(E)	John D. Harkey, Jr.;

(F)	Susan McCaw;

(G)	Yvette Ostolaza;

(H)	Mark H. Rachesky;

(I)	Richard Rosenblatt; and

(J)	Harry E. Sloan.

(iii)	The directors of Starz Entertainment Corp. (formerly Lionsgate) will be:

(A)	Michael Burns;

(B)	Mignon L. Clyburn;

(C)	Emily Fine;

(D)	Lisa Gersh;

(E)	Marc Graboff;

(F)	Jeffrey A. Hirsch;

(G)	Bruce Mann;

(H)	Mark H. Rachesky;

(I)	Joshua W. Sapan;

(J)	Hardwick Simmons; and

(K)	Harry E. Sloan.

30.	If the Arrangement is completed, after the Transactions, each of New Lionsgate and Starz will be a separate, publicly traded company.

31.

New Lionsgate, Lionsgate, Sirius and LG Studios will enter into a Separation Agreement, an Arrangement Agreement, and other agreements to effect the Transactions and to provide a framework for their relationship after the Transactions. The Separation Agreement and other agreements will provide for, among other things, the allocation of assets, liabilities and obligations of Lionsgate and its subsidiaries between New Lionsgate and Starz and will govern the relationship between New Lionsgate and Starz subsequent to the completion of the Transactions.

Background to the Proposed Transactions and Plan of Arrangement

32.

A detailed summary of the principal events, meetings, negotiations, discussions and actions between the parties leading up to the execution and public announcement of the Arrangement Agreement is set out at pp. 117 through 126 of the Joint Proxy Statement.

The Separation

33.	In 2016, Lionsgate acquired the Starz Business for US$4.4 billion.

34.

On November 4, 2021, Lionsgate announced that it was exploring potential capital markets alternatives for the Starz Business including, but not limited to, a full or partial spin-off, split-off, other transactions intended to separate the Starz Business into an independent public company. With the assistance of its investment and financial advisors, which, at such time, included Morgan Stanley & Co., PJT Partners and LionTree, Lionsgate considered several separation structures and began exploratory discussions with potential strategic and financial partners regarding all of these structures.

35.

Throughout 2022, Lionsgate continued on a path to separating the Starz Business and the LG Studios Business, including but not limited to engaging in a process to create a structure to allow investors to evaluate and value the Starz Business and the LG Studios Business separately, and continuing discussions with potential strategic and financial partners regarding potential transaction structures based on preliminary interest in both the Starz Business and the LG Studios Business.

36.	On September 28, 2022, Lionsgate announced that it had increased its focus on spinning off the LG Studios Business due, in part, to further financial, tax and regulatory analysis.

37.

On November 3, 2022, on its analyst and investor conference call to discuss its fiscal 2023 second quarter results, Lionsgate management discussed its commitment to separate the Starz Business and LG Studios Business, including by means of a spin-off of the LG Studios Business.

38.

Throughout 2023, Lionsgate continued to take strategic and operational steps in anticipation of separating the LG Studios Business, including, but not limited to, announcing on July 12, 2023, the public filing of a Form 10 registration statement with the SEC in anticipation of the separation of the LG Studio Business and Starz Business into two independent, publicly traded companies.

39.

On December 22, 2023, Lionsgate entered into a business combination agreement (the “Business Combination Agreement”) with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and wholly-owned subsidiary of SEAC (“New SEAC”), Sirius, LG Orion Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of Lionsgate (“StudioCo”) and other affiliates of SEAC.

40.

The Business Combination Agreement contemplated the combination of the LG Studios Business with SEAC through a series of transactions, including an amalgamation of StudioCo and New SEAC under a Canadian Plan of Arrangement, in order to launch Lionsgate Studios Corp. (the “Business Combination”).

41.

On January 4, 2024, Lionsgate held an investor presentation conference call in connection with the Business Combination. On the call, Lionsgate’s management discussed the transaction structure and rationale for the Business Combination, which was to establish LG Studios as a standalone publicly-traded entity, consistent with Lionsgate’s goal of a full separation of the LG Studio Business and the Starz Business.

42.

On April 10, 2024, at a meeting of the Lionsgate Board, the directors reviewed with its advisors a note exchange proposed by a majority of its noteholders (the “Participating Noteholders”), pursuant to which the Participating Noteholders would exchange their existing notes for new notes at different terms upon the separation of the LG Studios Business from the Starz Business (the “Exchange Transaction”). The Lionsgate Board considered and discussed this proposed note exchange, including the separation of the LG Studios Business from the Starz Business, a consent to the release of guarantees, and amendments to the Indenture.

43.	At that same meeting, the Lionsgate Board approved the Business Combination with SEAC to launch LG Studios and approved the Exchange Transaction.

44.

On May 8, 2024, as part of the steps Lionsgate took in anticipation of the separation of the LG Studios Business and the Starz Business, in accordance with the terms of an indenture dated April 1, 2021 (the “Indenture”) pursuant to which Lions Gate Capital Holdings LLC (an indirect wholly owned subsidiary of Lionsgate) issued certain $5.500% senior notes due 2029, Lionsgate and a majority of its noteholders (the “Participating Noteholders”) entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Participating Noteholders would exchange their existing notes for new notes that, effective upon the separation, would have an extended maturity, a newly-negotiated interest rate, and guarantees only from the subsidiaries making up the LG Studios Business (and not the Starz Business). The Participating Noteholders also agreed to provide exit consents removing certain restrictive covenants in the existing notes, which, amongst other things, were documented in a supplemental indenture to the Indenture (the “Supplemental Indenture”).

45.

On May 13, 2024, Lionsgate completed the Business Combination, following which approximately 87.8% of the total shares of LG Studios continued to be held by Lionsgate, while former SEAC public shareholders and founders and common equity financing investors owned approximately 12.2% of LG Studios.

46.	On May 14, 2024, LG Studios became a separate publicly-traded company and its common shares commenced trading on Nasdaq under the symbol “LION”.

47.	From February through August 2024, Lionsgate continued to take steps in anticipation of the planned separation of the LG Studios Business from the Starz Business, including but not limited to:

(a)

Holding meetings of the Lionsgate Board to discuss and consider the separation of the LG Studios Business from the Starz Business, including steps to be taken in anticipation of the Transactions; risks of the Transactions; tax, accounting and legal considerations; and proposed timelines for completion; and

(b)	Publicly disclosing the steps taken in anticipation of the planned separation, as well as its continued reasoning for pursuing the planned separation.

Dual-Class Capital Structure

48.

During the course of pursuing the separation of the LG Studios Business from the Starz Business, as described further below, Lionsgate also considered and eventually adopted a recommendation to collapse Lionsgate’s dual class share structure as part of the Transactions.

49.

Earlier, on September 28, 2023, Neuberger Berman Investment Advisers LLC, a holder of Lionsgate Class A common shares and Lionsgate Class B common shares, notified Lionsgate of its intent to present a shareholder proposal for consideration at Lionsgate’s 2023 annual general and special meeting of shareholders (the “2023 Annual General and Special Meeting”) to request that “the Lionsgate Board take all reasonable and necessary steps (excluding those steps that must be taken by shareholders) to adopt a Plan of Arrangement or other recapitalization plan that would eliminate the dual-class share structure of Lionsgate and any subsidiary or company that Lionsgate intends to separate into a new public company, and to ensure that each outstanding common share has one vote” (the “2023 Shareholder Proposal”). The 2023 Shareholder Proposal was included in Lionsgate’s definitive proxy statement for the 2023 Annual General and Special Meeting (the “2023 Proxy Statement”).

50.

On November 28, 2023, Lionsgate held its 2023 Annual General and Special Meeting, at which Lionsgate Shareholders voted upon and approved the 2023 Shareholder Proposal (the “2023 Shareholder Proposal Vote”).

51.

Following the approval of the 2023 Shareholder Proposal, from December 2023 through February 2024, the Lionsgate Board, and in particular, the Nominating and Corporate Governance Committee of the Lionsgate Board, discussed the results of the 2023 Shareholder Proposal Vote, related matters including voting guidelines and policy reports from shareholder services on dual-class share structure collapses, and any further steps to be taken by the Lionsgate Board.

52.

On February 5 and 6, 2024, the Nominating and Corporate Governance Committee of the Lionsgate Board held meetings, including with Lionsgate’s U.S. and Canadian legal advisors, to continue its discussion regarding the results of the 2023 Shareholder Proposal Vote and various related matters and to consider the Lionsgate Board’s duties in exercising its business judgment in responding to the 2023 Shareholder Proposal Vote. The Nominating and Corporate Governance Committee of the Lionsgate Board also reviewed how shareholder votes for, against, abstentions and broker-non votes are treated under Canadian law, and procedures associated with the preparation and calling of a shareholder meeting to consider a dual-class share structure collapse and its proposed implementation thereafter.

53.

After discussion, the Lionsgate Board unanimously approved having Lionsgate’s management consider the feasibility, timing and appropriateness of the collapse of the Lionsgate’s dual-class share structure in light of Lionsgate’s current strategic initiatives, and retaining an investment bank to provide additional information on the 2023 Shareholder Proposal.

54.

From February to May 2024, the Lionsgate Board and the Nominating and Corporate Governance Committee of the Lionsgate Board continued discussions with respect to the feasibility, timing and appropriateness of the collapse of Lionsgate’s dual-class share structure in light of Lionsgate’s current strategic initiatives.

55.

On May 21 , 2024, the Lionsgate Board held a meeting at which it resolved that the Nominating and Corporate Governance Committee of the Lionsgate Board form a special committee of the Lionsgate Board (the “Lionsgate Special Committee”) to recommend to the Lionsgate Board whether a collapse of Lionsgate’s dual-class share structure was feasible and in the best interest of Lionsgate and its shareholders, and if so, with the assistance of Lionsgate’s management and outside independent consultants, to advise on the appropriate structure and timing of its implementation.

56.

On May 23, 2024, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its fourth quarter and fiscal year ended March 31, 2024. On the call, Michael Burns, a director and the Vice Chair of Lionsgate, noted, among other matters, that Lionsgate had been working with outside advisors in assessing the collapse of Lionsgate’s dual-class share structure, as well as the parameters for a premium in favor of holders of Lionsgate Class A common shares in connection with the collapse. Mr. Burns further stated that Lionsgate’s management believed that a vote to collapse Lionsgate’s dual-class share structure should be undertaken in combination with an eventual vote to fully separate the LG Studios Business and the Starz Business and, in turn, that the Lionsgate Board had authorized the formation of the Lionsgate Special Committee to work with Lionsgate’s management to further consider the share structure collapse and otherwise work with Lionsgate’s management and the entire Lionsgate Board towards a full separation.

57.

In May and June 2024, the Nominating and Corporate Governance Committee of the Lionsgate Board held several meetings to review and discuss the formation of the Lionsgate Special Committee and its size, duties and responsibilities, including a proposed operating charter.

58.

On June 14, 2024, the Lionsgate Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Lionsgate Board, held a meeting where it approved the formation of the Lionsgate Special Committee, comprised of independent directors in the context of a potential dual-class share structure collapse, specifically Messrs. Sloan (Chair), Harkey, Crawford and Ms. McCaw, and approved and adopted a charter for the Lionsgate Special Committee (the “Lionsgate Special Committee Charter”).

59.

The first meeting of the Lionsgate Special Committee was held on June 20, 2024. At the meeting, the Lionsgate Special Committee engaged Gibson Dunn & Crutcher, LLP (“Gibson Dunn”) as its U.S. counsel and Dentons Canada, LLP (“Dentons”) as its Canadian counsel. The Lionsgate Special Committee also reviewed and approved the Lionsgate Special Committee Charter, outlined its proposed workplan, and reviewed the legal considerations and duties applicable to the Lionsgate Special Committee in exercising its business judgment in exploring the potential terms of a potential collapse of Lionsgate’s dual-class share structure. The Lionsgate Special Committee also considered proposals from several investment banks for advisory services regarding dual-class share structure reclassifications, which would ultimately include the delivery of fairness opinions in connection with the reclassification.

60.

Throughout June and July 2024, the Lionsgate Special Committee engaged in a series of meetings, including discussions with advisors and other stakeholders, to evaluate the potential collapse of Lionsgate’s dual-class share structure, including but not limited to consideration of precedent reclassification transactions, the appropriate premium to holders of Lionsgate Class A common shares (if any), and the financial fairness of any such reclassification to the holders of Lionsgate Class A common shares and Lionsgate Class B common shares.

61.

Present at all Lionsgate Special Committee meetings were representatives from Gibson Dunn, Dentons, and Lionsgate (other than for executive portions of such meetings). Representatives from Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) and Kroll, LLC (“Kroll”), financial advisors to the Lionsgate Special Committee, were present at many of these meetings and when present, were only present during specific portions of the meetings where their respective analyses and recommendations were directly under consideration. Each financial advisor performed its analyses independently of the involvement of the other.

62.

Further, throughout June and July 2024, the Lionsgate Special Committee, Houlihan Lokey, and Kroll also engaged in discussions with other Lionsgate stakeholders, including representatives of MHR Fund Management, LLC (“MHR Fund Management”), the largest holder of Lionsgate Class A common shares and the second largest holder of Lionsgate Class B common shares, as well as Liberty Global Ltd. and Liberty 77 Capital L.P., holders of Lionsgate Class A common shares and Lionsgate Class B common shares, to gauge their preliminary perspective regarding the potential collapse of the dual-class share structure and the premium to be received by holders of Lionsgate Class A common shares.

63.

On July 23, 2024, the Lionsgate Special Committee held a meeting with representatives of Dentons, Gibson Dunn and Kroll in attendance. At the meeting, the Lionsgate Special Committee received an update regarding the discussions held with MHR Fund Management earlier in the day. By invitation of the Lionsgate Special Committee, representatives of MHR Fund Management joined the meeting to discuss their views regarding the potential reclassification. Following their presentation, representatives of MHR Fund Management were excused. After discussion, the Lionsgate Special Committee agreed to reconvene prior to the next Lionsgate Board meeting to make a formal recommendation to the Lionsgate Board.

64.

The Lionsgate Special Committee, based on its review and analysis conducted over the preceding several weeks, determined that a 12% premium was appropriate based on, among other matters, the following:

(a)	historic trading prices of, and historic trading price differentials as between, Lionsgate Class A common shares and Lionsgate Class B common shares;

(b)	historic trading volumes of, and historic trading volume differentials as between, Lionsgate Class A common shares and Lionsgate Class B common shares;

(c)	premiums provided in precedent transactions involving dual-share class collapses at other publicly traded companies;

(d)	the relative decrease in aggregate voting power of holders of Lionsgate Class A common shares before and after the potential share collapse;

(e)	the likelihood of obtaining approval of the share collapse by holders of at least 2/3 of each of Lionsgate Class A common shares and Lionsgate Class B common shares at various premium levels;

(f)

the aggregate number of additional shares that would be issued to holders of Lionsgate Class A common shares at various premium levels, the value of such additional shares at various market capitalization levels, and the dilutive impact of such additional shares;

(g)	the expectations of the Lionsgate Special Committee as to whether its financial advisors would be able to provide fairness opinions when requested; and

(h)	whether this court would find the terms of a Plan of Arrangement containing the share collapse to be fair to Lionsgate Shareholders.

65.

Following its decision to recommend a 12% premium, the Lionsgate Special Committee confirmed with Houlihan Lokey that it expected to be able to provide an opinion that the exchange ratio would be fair, from a financial perspective, to holders of Lionsgate Class B common shares (solely in their capacity as holders of Lionsgate Class B common shares with respect to their Lionsgate Class B common shares and without taking into account any Lionsgate Class A common shares held by such holders), subject to Houlihan Lokey’s review of final transaction documentation and updated analysis at the time of issuance of its opinion, and confirmed with Kroll that Kroll expected to be able to provide an opinion that the exchange ratio would be fair, from a financial perspective, to holders of Lionsgate Class A common shares (solely in their capacity as holders of Lionsgate Class A common shares).

66.

On July 23, 2024, the Lionsgate Special Committee held a meeting with representatives of Dentons and Gibson Dunn. At the meeting, based on its review and analysis conducted over the preceding several weeks, the Lionsgate Special Committee adopted, and proposed that the Lionsgate Board adopt, a recommendation (i) that a collapse of Lionsgate’s dual-class share structure is in the best interests of Lionsgate’s shareholders, and (ii) to effectuate a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of Lionsgate Class A common shares (relative to holders of Lionsgate Class B common shares).

67.

On July 25, 2024, the Lionsgate Board held a meeting to review and discuss the analysis conducted by the Lionsgate Special Committee regarding the potential collapse of Lionsgate’s dual-class share structure. At the meeting, the Lionsgate Special Committee, with representatives of Gibson Dunn, Dentons, Houlihan Lokey and Kroll in attendance, presented a comprehensive review of the process followed, as well as the review conducted, in connection with the Lionsgate Special Committee’s determination of an appropriate premium to holders of Lionsgate Class A common shares in connection with the proposed collapse of Lionsgate’s dual-class share structure. Discussion included an overview of the methodology adopted by the Lionsgate Special Committee, which was developed in coordination with its legal advisors, as well as review of certain additional legal considerations and duties to be taken by the Lionsgate Board under U.S. and Canadian law in exercising its business judgment in responding to shareholder proposals and the 2023 Shareholder Proposal Vote. After discussion, the Lionsgate Board adopted a recommendation of the Lionsgate Special Committee determining (i) that a collapse of Lionsgate’s dual-class share structure is in the best interests of Lionsgate’s shareholders and (ii) to effectuate a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of Lionsgate Class A common shares (relative to holders of Lionsgate Class B common shares).

68.

On July 29, 2024, Lionsgate filed a Current Report on Form 8-K in which it disclosed that at the meeting on July 25, 2024, the Lionsgate Board had adopted the recommendation of the Lionsgate Special Committee.

69.

On August 8,2024, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its second quarter ended June 30, 2024. On the call, Mr. Feltheimer, Chef Executive Officer of Lionsgate, noted, among other matters, that the Lionsgate Special Committee had concluded that a single class of shares was in Lionsgate shareholders’ best interest and recommended collapsing Lionsgate’s two classes into one with a 12% exchange premium for holders of Lionsgate Class A common shares (relative to holders of Lionsgate Class B common shares), and that the proposal would be included in a proxy/registration statement filed in connection with the Transactions.

70.

On October 3,2024, the Lionsgate Special Committee met to further consider the proposed collapse of the dual-class share structure. At the invitation of the Lionsgate Special Committee, members of Lionsgate’s senior management and representatives of Gibson Dunn, Dentons, Houlihan Lokey and Kroll also attended the meeting. Gibson Dunn reviewed with the Lionsgate Special Committee their fiduciary duties in the context of the proposed reclassification. At the request of the Lionsgate Special Committee, Houlihan Lokey then reviewed and discussed its financial analyses. Thereafter, Houlihan Lokey verbally rendered its opinion to the Lionsgate Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated October 3, 2024), as to whether, as of such date:

(a)

the Class B Lion Exchange Ratio (as defined in the Joint Proxy Statement) provided for in the Class B Lion Exchange (as defined in the Joint Proxy Statement) pursuant to the Transactions was fair to the holders of the Lionsgate Class B common shares (solely in their capacity as holders of the Lionsgate Class B common shares) with respect to Class B Lion Exchange Ratio, but without taking into account the Class A Starz Exchange Ratio (as defined in the Joint Proxy Statement), Class B Starz Exchange Ratio (as defined in the Joint Proxy Statement) or any Lionsgate Class A common shares held by such holders) from a financial point of view, and

(b)

the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange (as defined in the Joint Proxy Statement) pursuant to the Transactions was fair to the holders of the Lionsgate Class B common shares (solely in their capacity as holders of the Lionsgate Class B common shares with respect to the Class B Starz Exchange Ratio, but without taking into account the Class A Lion Exchange Ratio (as defined in the Joint Proxy Statement), Class B Lion Exchange Ratio or any Lionsgate Class A common shares held by such holders), from a financial point of view.

71.

Additionally, Kroll verbally rendered its opinion to the Lionsgate Special Committee (which was subsequently confirmed in writing by delivery of Kroll’s written opinion dated October 3, 2024), that, subject to and based on the assumptions made in Kroll’s written opinion, as of the date of such opinion, the exchange premium for holders of Lionsgate Class A common shares is fair, from a financial point of view, to the holders of Lionsgate Class A common shares (without giving effect to any impact of the proposed transaction on any particular holder of Lionsgate Class A common shares other than in its capacity as a holder of Lionsgate Class A common shares).

72.

Following discussion and deliberation, the Lionsgate Special Committee confirmed to effectuate a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of Lionsgate Class A common shares (relative to holders of Lionsgate Class B common shares). On the same date, the Lionsgate Board adopted the recommendation of the Lionsgate Special Committee determining that a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of Lionsgate Class A common shares (relative to holders of Lionsgate Class B common shares) is in the best interests of Lionsgate’s shareholders. The 12% premium is the basis for the 1.12 share exchange ratio described above.

Reverse Stock Split

73.

In the course of its broader discussions regarding the operations and capital structures supporting the LG Studios Business and the Starz Business after the separation, Lionsgate began to consider the benefits and viability of effecting a possible Reverse Stock Split for Starz as part of the Transactions.

74.

In October 2024, Lionsgate requested that Morgan Stanley assist it in evaluating whether the Reverse Stock Split would be appropriate for Starz, including considering the potential benefits and risks, and the impact it might have on Starz common shares following separation.

75.

On November 5, 2024, the Lionsgate Board held a meeting to discuss, amongst other matters, a proposal from Lionsgate management to implement the Reverse Stock Split upon and subject to the completion of the separation of the LG Studios Business and the Starz Business. Following a presentation by Morgan Stanley regarding the reverse stock split, and review and discussion of the Morgan Stanley presentation and analysis, the Lionsgate Board determined to implement the Reverse Stock Split (upon and subject to the completion of the separation of the LG Studios Business and the Starz Business), wherein Starz common shares would be consolidated on a 15:1 basis, such that every 15 Starz common shares would be consolidated into 1 Starz common share. The Lionsgate Board concluded that the Reverse Stock Split would be in the best interests of Starz and its shareholders as it would reduce the amount of outstanding Starz common shares following the consummation of the Transactions to a more optimal amount, taking into account the smaller enterprise value of the post-separation Starz when compared to the pre-separation enterprise value and outstanding share count of Lionsgate, while also increasing the likelihood that the resulting price per share would enable a wider range of institutional and other investors to own Starz common shares.

FAIRNESS OF THE ARRANGEMENT

76.

As set out in greater detail below, Lionsgate retained separate independent financial advisors to provide fairness opinions in respect fairness, from a financial point of view, of the respective exchange ratios to the holders Lionsgate Class A common shares and to the holders of the Lionsgate Class B common shares in the proposed dual-class share structure collapse.

77.	Lionsgate did not engage a financial advisor to prepare a fairness opinion in respect of the separation of the LG Studios Business from the Starz Business for the following reasons:

(a)	As a matter of law, no fairness opinion is required in these circumstances.

(b)

A fairness opinion is often obtained when shares in one company are being exchanged for shares in another company or acquired for a transaction price, in this case. See: United Flower Growers Co-Operative Association (Re), 2015 BCSC 1169 at paras. 66-67. In this case, Lionsgate is separating its businesses, and the Lionsgate Shareholders will receive shares in New Lionsgate and in Starz Entertainment Corp. (formerly Lionsgate) on a pro rata basis, after giving effect to the dual class share structure collapse. There is thus no change to the economic interests of the Lionsgate Shareholders.

(c)

The only financial consideration in the Transactions is the 12% premium for the holders of Lionsgate Class A Common Shares relative to the holders of Lionsgate Class B Common Shares in the proposed collapse of the dual-class share structure, for which for which Lionsgate has obtained fairness opinions for each shareholder class.

The Kroll Fairness Opinion

78.

Pursuant to an engagement letter dated July 14, 2024, Lionsgate and the Lionsgate Special Committee retained Kroll to serve as an independent financial advisor to the Lionsgate Special Committee to evaluate the fairness to the holders of Lionsgate Class A common shares, from a financial point of view, of the exchange ratio for Lionsgate Class A common shares (the “Lionsgate Class A Exchange Ratio”) in the proposed reclassification of Lionsgate’s existing dual-class share structure (the “Proposed Reclassification Transaction”). The Lionsgate Special Committee selected Kroll to act in this capacity based on Kroll’s qualifications, expertise and reputation, and its knowledge of the business and affairs of Lionsgate.

79.

Under the terms of Lionsgate and the Lionsgate Special Committee’s engagement letter with Kroll, Kroll received an aggregate fee of $650,000, $325,000 of which was paid upon its engagement and $325,000 of which was paid upon Kroll informing the Lionsgate Special Committee that it was prepared to deliver the opinion. In addition, Kroll would be reimbursed for its reasonable out-of-pocket expenses and reasonable fees and expenses of outside legal counsel retained by Kroll, not to exceed $25,000 without Lionsgate’s prior written consent. The terms of the fee arrangement with Kroll were negotiated at arm’s length between the Lionsgate Special Committee and Kroll. No portion of Kroll’s fee was contingent on the conclusions reached in its fairness opinion.

80.

During the two years preceding the date of the opinion, Kroll provided a fairness opinion to the board of directors of SEAC in connection with the Business Combination. During the two years preceding the date of the opinion, Kroll also provided certain other advisory services to Lionsgate. For these prior engagements, Kroll received aggregate compensation of $65,000. Kroll may provide valuation, financial advisory, or other services to Lionsgate or the Lionsgate Board (or any committee thereof) in the future.

81.

Kroll delivered its fairness opinion orally and in writing to the Lionsgate Special Committee on October 3, 2024, which concluded that subject to and based on the assumptions made therein, as of the date of such opinion, the Lionsgate Class A Exchange Ratio is fair, from a financial point of view, to the holders of Lionsgate Class A common shares (without giving effect to any impact of the Proposed Reclassification Transaction on any particular holder of Lionsgate Class A common shares other than in its capacity as a holder of Lionsgate Class A common shares).

The Houlihan Lokey Fairness Opinion

82.

On or about June 21, 2024, Lionsgate and the Lionsgate Special Committee retained Houlihan Lokey to serve as an independent financial advisor to the Lionsgate Special Committee to provide an opinion to the Lionsgate Special Committee as to whether, as of the date of its opinion:

(a)

the Class B Lion Exchange Ratio provided for in the Class B Lion Exchange pursuant to the Plan of Arrangement was fair to the holders of the Lionsgate Class B common shares (solely in their capacity as holders of the Lionsgate Class B common shares and solely with respect to the Class B Lion Exchange Ratio, and without taking into account the Class A Starz Exchange Ratio or the Class B Starz Exchange Ratio) from a financial point of view, and,

(b)

the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange pursuant to the Plan of Arrangement was fair to the holders of the Lionsgate Class B common shares (solely in their capacity as holders of the Lionsgate Class B common shares and solely with respect to the Class B Starz Exchange Ratio, and without taking into account the Class A Lion Exchange Ratio or the Class B Lion Exchange Ratio) from a financial point of view.

83.

The Lionsgate-special Committee selected Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to advise boards and special committees in connection with mergers, acquisitions, financings and recapitalization transactions.

84.

Pursuant to its engagement by Lionsgate on behalf of the Lionsgate Special Committee, Houlihan Lokey is entitled to an aggregate fee of up to $1,000,000 for its services, $500,000 of which became payable on or before July 31, 2024, and $150,000 of which became payable upon the delivery of Houlihan Lokey’s opinion. The remaining $350,000 will be payable on the date that the Transactions are completed. No portion of Houlihan Lokey’s fee is contingent upon the conclusions reached in its opinion.

85.

Lionsgate has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

86.

Houlihan delivered its fairness opinion orally to the Lionsgate Special Committee on October 3,2024 (which was subsequently confirmed in writing by deliver of its written opinion dated October 3, 2024), concluding that, as of that date, and based upon and subject to the factors and assumptions set forth therein, (I) the Class B Lion Exchange Ratio provided for in the Class B Lion Exchange pursuant to the Arrangement Agreement was fair to the holders of the Lionsgate Class B common shares (solely in their capacity as holders of the Lionsgate Class B common shares with respect to the Class B Lion Exchange Ratio, but without taking into account the Class A Starz Exchange Ratio, Class B Starz Exchange Ratio or any Lionsgate Class A common shares held by such holders) from a financial point of view, and (II) the Class B Starz Exchange Ratio provided for in the Class B Starz Exchange pursuant to the Arrangement Agreement was fair to the holders of the Lionsgate Class B common shares (solely in their capacity as holders of the Lionsgate Class B common shares with respect to the Class B Starz Exchange Ratio, but without taking into account the Class A Lion Exchange Ratio, Class B Lion Exchange Ratio or any Lionsgate Class A common shares held by such holders) from a financial point of view.

RECOMMENDATION OF THE SPECIAL COMMITTEE

87.

After careful consideration, including a thorough review of the Arrangement Agreement, the Kroll Fairness Opinion, the Houlihan Lokey Fairness Opinion, and a thorough review of other matters, including the matters set out below, and following consultation with its financial and legal advisors, the Lionsgate Special Committee unanimously determined that a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of Lionsgate Class A common shares (relative to holders of Lionsgate Class B common shares) is in the best interests of the Lionsgate Shareholders. Accordingly, the Special Committee unanimously recommended that the Lionsgate Board effectuate a collapse of Lionsgate’s two classes of shares into a single class based upon a 12% per share exchange premium for holders of Lionsgate Class A common shares (relative to holders of Lionsgate class B common shares).

RECOMMENDATION OF THE BOARD OF DIRECTORS

88.

After careful consideration, including a thorough review of the Arrangement Agreement, the Kroll Fairness Opinion, the Houlihan Lokey Fairness Opinion, and certain other matters, including the other factors set out below, and upon the unanimous recommendation of the Lionsgate Special Committee, the Lionsgate Board, with certain directors who had disclosable interests abstaining from voting, determined that the separation of the Studios Business and the Starz Business into two independent, publicly traded companies is in the best interests of Lionsgate and its shareholders for a number of reasons, as set out below. Accordingly, the Lionsgate Board unanimously recommends that Lionsgate Shareholders vote for the Lionsgate Transaction Proposal approving the Arrangement.

89.	In evaluating and approving the Arrangement and in making their recommendation, the Lionsgate Board considered several factors, including:

(a)

Enhanced Focus on Strategic, Operational Drivers to Accelerate Revenue and profit Growth. The Transactions will allow New Lionsgate and Starz to more effectively pursue their own distinct operating priorities and strategies, and it will enable the management teams of each of the two companies to focus on strengthening their core businesses and pursue distinct and targeted opportunities to accelerate revenue and profitability.

(i)

The Transactions will allow New Lionsgate to better highlight opportunities and value in its diversified theatrical wide release and multi-platform motion picture business and its television production and distribution business, and continue to drive growth of its film and television library.

(ii)

The Transactions will allow Starz to focus on areas where it can scale its business cost-effectively, to take advantage of bundling and packaging opportunities domestically and internationally and to efficiently grow its international operations on a standalone basis.

(b)

More Efficient Resource and Capital Allocation to Pursue Each Company’s Strategic Goals. The Transactions will allow each of New Lionsgate and Starz to allocate its financial resources to meet the unique needs of its own business, enabling each company to sharpen its focus on distinct strategic priorities. The Transactions will also allow each business to more effectively pursue its own distinct capital structures and capital allocation strategies.

(i)	The Transactions will allow New Lionsgate to re-invest positive free cash flow exclusively into the continued growth of its content business.

(ii)	The Transactions will allow Starz to focus its cash flow on subscriber growth and retention, increased profitability and content development.

(c)

Targeted Investment Opportunity. The Transactions will allow each of New Lionsgate and Starz to more effectively articulate its own clear investment thesis for its business as a pure-play content studio and platform’ respectively, operating in a world of vertically integrated conglomerates, in order to attract a long-term investor base suited to its business, and facilitate each company’s access to capital by providing investors with two distinct and targeted investment opportunities.

(i)	The Transactions will allow New Lionsgate to become one of the only pure-play publicly traded content studios.

(ii)

The Transactions will allow Starz to become one of the only pure-play premium subscriber platforms, with a focused content strategy targeting two valuable and scalable core demographics, offering premium original programming that complements other streaming offerings.

(d)

Creation of Independent Equity Currencies. The Transactions will create fully independent equity securities, including affording the Starz Business direct access to the capital markets, enabling each of New Lionsgate and Starz to use its capital stock to consummate future transactions. As a result, New Lionsgate and Starz will have more flexibility to capitalize on their unique strategic opportunities.

(e)

Employee Recruitment, Incentives and Retention. The Transactions will allow each of New Lionsgate and Starz to more effectively attract, incentivize and retain employees through the use of stock-based compensation that more closely reflects and aligns management and employee incentives with specific growth objectives, financial goals and business performance. In addition, the Transactions will allow incentive structures and targets at each company to be better aligned with each underlying business.

(f)

Stronger Corporate Governance. The Lionsgate Board also believes that a one vote, one share capital structure at Starz and New Lionsgate is in the best interests of Starz, New Lionsgate and their respective shareholders as is strengthens corporate governance by aligning the voting power and economic interests of all shareholders, streamlines Starz’s and New Lionsgate’s capital structures, reducing complexity and potentially making Starz and New Lionsgate more attractive to retail and institutional investors, who may not prefer or may be unable to invest in dual-class structures, and may appeal to a broader range of investors by providing a more straightforward investment opportunity, enhancing liquidity and improving long-term shareholder value.

90.	The Lionsgate Board also considered a number of risks and potential negative factors relating to the Arrangement including:

(a)

Risk of Failure to Achieve Anticipated Benefits of the Transactions. New Lionsgate and Starz may not achieve the anticipated benefits of the Transactions on the expected timeframe or at all for a variety of reasons, including, among others, fluctuating market conditions and the demand of the Transactions on their each of their respective management’s time, effort and resources.

(b)

Loss of Scale and Increased Administrative Costs. The LG Studios Business and the Starz Business currently benefit from certain economies of scale operating within the broader corporate organization that will no longer be available after the Transactions. As standalone companies, New Lionsgate and Starz may have reduced purchasing power with respect to vendor relationships. In addition, the transition to two standalone public companies will result in incremental accounting, tax, legal, information system, recruiting and executive hiring costs as each of New Lionsgate and Starz will require corporate general and administrative functions’

(c)

Limitations on Strategic Transactions. Under the terms of the Tax Matters Agreement (as amended by the Tax Matters Agreement Amendment) that New Lionsgate will enter into with Starz, New Lionsgate will be restricted from taking certain actions that could cause the Transactions or certain related transactions to fail to qualify as tax-free under applicable law. These restrictions may temporarily limit New Lionsgate’s ability to pursue certain strategic transactions or engage in other transactions that might increase the value of its business.

(d)

Working Capital Requirements and Cost of Capital. Generally, the working capital requirements and capital for general corporate purposes for each of the Starz Business and the LG Studios Business, including capital expenditures and acquisitions, have historically been satisfied as part of the corporate-wide cash management policies of Lionsgate, including the other business. Following the completion of the Transactions, New Lionsgate’s and/or Starz’s results of operations and cash flows may be more volatile, and each of them may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, through strategic relationships or through other arrangements, which may or may not be available on terms acceptable to New Lionsgate or Starz, as applicable, and may be more costly.

(e)

Litigation Risks. As with any transaction, there are general litigation risks. More specifically, purported noteholders in August 2024 had already commenced legal proceedings in the New York State court against Lionsgate alleging that the separation of the businesses was contrary to the indenture governing Lions Gate Capital Holdings LLC’s 5.500% senior notes due 2029.

THE MEETING AND APPROVALS

91.

Lionsgate proposes to call, hold and conduct the Lionsgate Meeting at the offices of PricewaterhouseCoopers LLP Canada, 250 Howe Street, Vancouver, British Columbia, Canada, V6C 3R8 on March 10, 2025, commencing at 9:00 a.m. (Pacific time).

92.

The purpose of the Lionsgate Meeting is for Lionsgate Shareholders to consider and, if deemed advisable, pass the Lionsgate Transactions Proposal. To be effective, the Lionsgate Transaction Proposal must be approved by a special resolution passed at the Lionsgate Meeting by:

(a)

the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to Lionsgate Class A common shares that were present or represented by proxy at the Lionsgate Meeting in respect of the Lionsgate Transactions Proposal, voting as a separate class; and,

(b)

the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to Lionsgate Class B common shares that were voted in respect of the Lionsgate Transactions Proposal, each voting as a separate class.

93.

The Lionsgate Board resolved that the record date for determining the Lionsgate Shareholders of record entitled to receive notice of and vote at the Lionsgate Meeting (or any adjournment or postponement thereof) be fixed on January 28, 2025 (the “Record Date”).

The Meeting Materials

94.

In connection with the Lionsgate Meeting, Lionsgate intends to provide the Lionsgate Shareholders as of the Record Date a copy of the following material and documentation substantially in the form as attached as Exhibits “A” and “B” to the Prakash Affidavit:

(a)	Notice of Lionsgate Meeting and Joint Proxy Statement, which includes, among other things:

(i)	An explanation of the effect of the Transactions, including the Arrangement;

(ii)	The Lionsgate Arrangement Resolution;

(iii)	The Interim Order;

(iv)	The Petition;

(v)	The pro forma Notice of Hearing of Petition;

(vi)	The Plan of Arrangement;

(vii)	The Kroll Fairness Opinion;

(viii)	The Houlihan Lokey Fairness Opinion; and,

(b)	The appropriate form of Proxy.

(hereinafter collectively referred to as the “Meeting Materials”)

95.	The Meeting Materials may contain such amendments thereto as the Petitioner may determine are necessary or desirable, provided such amendments are not inconsistent with the terms of the Interim Order.

96.	It is proposed that the Meeting Materials will be sent to:

(a)

The Lionsgate Shareholders as at the Record Date, such relevant portions of the Meeting Materials to be sent at least twenty-one (21) days prior to the date of the Lionsgate Meeting, excluding the date of mailing, delivery or transmittal and the date of the Lionsgate Meeting by regular mail addressed to the Lionsgate Shareholders at their address as it appears on the central securities register of Lionsgate as at the Record Date;

(b)

Non-registered Lionsgate Shareholders, by sending copies of the relevant portions of the Meeting Materials to intermediaries and clearing agencies for onward distribution to the Non-registered Lionsgate Shareholders at least three (3) Business Days prior to the twenty-first (21st) day prior to the date of the Lionsgate Meeting, excluding the date of mailing or transmittal and the date of the Lionsgate Meeting; and,

(c)

The directors and auditors of Lionsgate by mailing the Meeting Materials by regular mail or by email transmission, to such persons at least twenty-one (21) days prior to the date of the Lionsgate Meeting, excluding the date of mailing or transmittal and the date of the Lionsgate Meeting.

QUORUM

97.

The quorum for the Lionsgate Meeting is: (i) for Lionsgate Class A common shares, two (2) persons who are, or who represent by proxy, registered shareholders who, in the aggregate, hold at least 10% of the issued Lionsgate Class A common shares entitled to be voted on matters presented to the holders of Lionsgate Class A common shares at the Lionsgate Meeting, and (ii) for Lionsgate Class B common shares, two (2) persons who are, or who represent by proxy, registered shareholders who, in the aggregate, hold at least 10% of the issued Lionsgate Class B common shares entitled to be voted on matters to be presented to holders of Lionsgate Class B common shares.

DISSENT RIGHTS

98.

Under s. 291(2)(c) of the BCBCA, the court may, in respect of a proposed arrangement, make any order it considers appropriate, including an order permitting shareholders to dissent in accordance with the provisions of the BCBCA or in any other manner the court may direct.

99.

Each of the registered Lionsgate Shareholders as of the Record Date have the right to dissent in respect of the Lionsgate Arrangement Resolutions pursuant to the Lionsgate Interim Order and in the manner set forth in Division 2 of Part 8 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order, the Final Order, or any other order of this court (the “Dissent Rights”).

100.

Any registered Lionsgate Shareholder who properly exercises their Dissent Rights will be entitled to be paid the fair value (determined as of the close of business on the day before the Lionsgate Arrangement Resolution was adopted at the Lionsgate Meeting) of all, but not less than all, his, her or its shares if the Lionsgate Arrangement Resolution and the Plan of Arrangement become effective.

101.

Non-registered Lionsgate Shareholders who wish to exercise Dissent Rights must make arrangements for their beneficially owned shares of Lionsgate to be registered in their name prior to the time the written objection to the Lionsgate Arrangement Resolution is required to be received by Lionsgate, or, alternatively, make arrangements for the registered holder of such Lionsgate shares to dissent on their behalf.

102.	None of the Lionsgate Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the Lionsgate Arrangement Resolutions, will be entitled to exercise Dissent Rights

103.	In order for a Lionsgate Shareholder to exercise its Dissent Rights:

(a)

A written notice of dissent from the Lionsgate Transactions Proposal pursuant to Section 242 of the BCBCA must be received by Lionsgate not later than 4:00 p.m., Vancouver time, on March 6, 2025, which is the Business Day that is two Business Days immediately preceding the date of the Lionsgate Meeting (or if the Lionsgate Meeting is postponed or adjourned, the Business Day that is at least two Business Days before the date of the postponed or adjourned Lionsgate Meeting). The notice of dissent should be delivered by registered mail or courier to Lionsgate at: Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8, Attention: Lionsgate, c/o Kimberly Burns.

(b)

A registered Lionsgate shareholder must dissent with respect to all Lionsgate shares of which they are the registered and beneficial owner. The notice of dissent must set out the number of Lionsgate shares in respect of which the dissent rights are being exercised (the “Lionsgate Dissenting Shares”).

(c)	Any such exercise of the Dissent Rights must otherwise comply with the requirements of section 237-247 of the BCBCA, as modified by the Plan of Arrangement and the Interim Order.

104.

Notwithstanding s. 244(l) of the BCBCA, if the Lionsgate Arrangement Resolution is approved, and Lionsgate notifies a registered holder of the Lionsgate Dissenting Shares of Lionsgate’s intention to act upon the Lionsgate Arrangement Resolution pursuant to Section 243 of the BCBCA, the shareholder must, within twenty days after Lionsgate sends such notice, send to Lionsgate a written notice that such shareholder requires the purchase of all of the Lionsgate Notice Shares in respect of which such holder has given notice of dissent, together with the share certificate or certificates representing such shares (including a written statement prepared in accordance with Section 244(1)(c) of the BCBCA if the dissent is being exercised by the registered shareholder on behalf of a beneficial holder), whereupon, subject to the provisions of the BCBCA relating to the termination of dissent rights, the shareholder becomes a dissenting shareholder, and is bound to sell and Lionsgate is bound to purchase those Lionsgate shares.

105.	Registered Lionsgate Shareholders who duly and validly exercise Dissent Rights with respect to their Lionsgate Dissenting Shares and who:

(a)

are ultimately determined to be entitled to be paid fair value for their Lionsgate Dissenting Shares will be entitled to be paid the fair value by New Lionsgate for the Lionsgate Dissenting Shares and will be deemed to have irrevocably transferred such Lionsgate Dissenting Shares to New Lionsgate (free and clear of all Liens) pursuant to Section 3.1.1(a) of the Plan of Arrangement; or

(b)

for any reason are ultimately not entitled to be paid fair value for their Lionsgate Dissenting Shares will be deemed to have participated in the Arrangement on the same basis as a non-dissenting Lionsgate Shareholder and will receive Lion Common Shares and Starz Common Shares on the same basis as every other non-dissenting Lionsgate Shareholder.

106.

In no case will Lionsgate or New Lionsgate be required to recognize such Persons as holding shares of Lionsgate after the effective time of the transactions described in Section 3.1.1(a) of the Plan of Arrangement and the names of such dissenting shareholders will be removed from the central securities register of holders of Lionsgate Shares as of such time.

Part 3:  LEGAL BASIS

1.

The Petitioner pleads and relies on Sections 186 and 288-299 of the BCBCA; Rules 1-2(4), 2-1, 16-1, 4-4, 4-5, 16-1 and 22-1 of the supreme Court Civil Rules; and the inherent jurisdiction of the Court.

2.	Section 238(1) of the BCBCA permits a company to propose an arrangement with its shareholders, creditors or other persons and may, in that arrangement, make any proposal it considers appropriate.

3.

Section 285(2) of the BCBCA sets out two preconditions for an arrangement to take effect: (a) the adoption of the arrangement in accordance with Section 289 the BCBCA; and (b) court approval under Section 291 of the BCBCA. Accordingly, the Arrangement requires the approval of this Honourable Court to proceed.

4.	Section 291 of the BCBCA contemplates plan of arrangement approval under the BCBCA as a three-step process:

(a)

The first step is an application for an interim order for directions for calling a Lionsgate Shareholders’ meeting to consider and vote on the Arrangement. The first application proceeds ex parte because of the administrative burden of serving the shareholders;

(b)	The second step is the meeting of the Lionsgate Shareholders, where the Arrangement is voted upon, and must be approved by a special resolution; and

(c)	The third step is the application for final Court approval of the arrangement.

Pacifica Papers Inc. (Re), 2001 BCSC 701 at para. 36

Interim Order

5.

Interim orders are preliminary in nature. They set in motion the application process relating to the arrangement and establish the parameters for the holding of a shareholders’ meeting to consider approving the arrangement in accordance with the statute.

Mason Capital Management, LLC v. Telus Corporation, 2012 BCSC 1582 at paras. 31-32.

6.

Section 291(2) of the BCBCA provides this Court with wide discretion to make orders in relation to how a shareholders’ meeting to consider the arrangement will be called, held and conducted as well as the notice to be given to interested persons in relation to court applications (including the power to dispense with notice) and granting of dissent rights, if any.

7.	The Interim Order sought in this Petition is substantially in the standard form.

Final Order

8.	Section 291(4)(a) of the BCBCA grants this Court the authority to make an order approving an arrangement.

9.	The test to be applied by the Court in assessing whether to grant Court approval of the arrangement is:

(a)	Whether statutory procedures for court approval of a plan of arrangement have been met;

(b)	whether the application has been put forward in good faith; and

(c)	Whether the arrangement is fair and reasonable in that:

(i)	The arrangement has a valid business purpose; and

(ii)	It resolves the objections of those whose rights are being arranged in a fair and balanced way.

BCE Inc. v. 1976 Debentureholders, 2008 SCC 69 at paras. 137-138;

See also: TELUS Corporation (Re), 2012 BCSC 1919.

10.	The final court approval should be granted in the event that:

(a)	The statutory provisions are complied with, as amended by the terms of the Arrangement and the Interim Order;

(b)	The application has been put forward in good faith by Lionsgate and the vote of the Lionsgate Shareholders is bona fide; and

(c)	The Arrangement is procedurally and substantively fair and reasonable.

11.	The Final Order should be granted as the necessary steps will have been met.

Part 4:  MATERIALS TO BE RELIED ON

1.	Affidavit #1 of Kaajal Prakash, made January 30, 2025;

2.	Affidavit #1 of Bruce Tobey, made January 30, 2025;

3.	Affidavit #2 of Bruce Tobey, to be affirmed, and

4.	Such other and further material as counsel may advise and the Court may permit.

The petitioner estimates that the hearing of the Petition will take 20 minutes.

Date: 30-Jan-2025	/s/ Samantha Chang
Signature of Samantha Chang
Lawyer for petitioner

To be completed by the court only:

Order made

☐   in the terms requested in paragraphs      of Part 1 of this Petition

☐   with the following variations and additional terms:

Date:

Signature of ☐ Judge ☐ Associate Judge

ENDORSEMENT ON ORIGINATING PLEADING OR PETITION

FOR SERVICE OUTSIDE BRITISH COLUMBIA

The plaintiff(s) claim(s) the right to serve this pleading/petition on the defendant(s),      , outside British Columbia on the grounds that

Appendix A: Simplified version of Lionsgate’s corporate structure immediately prior to the Transactions

Appendix B: Simplified resulting corporate structures of both New Lionsgate and Starz, immediately after the Transactions

Annex P

No. S-250821 Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

Between:

LIONSGATE STUDIOS CORP.

Petitioner

RE: IN THE MATTER OF SECTION 288 OF THE BUSINESS

CORPORATIONS ACT, S.B.C. 2002, C.57

AND:

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING LIONS GATE

ENTERTAINMENT CORP., THE SHAREHOLDERS OF LIONS GATE

ENTERTAINMENT CORP., LIONSGATE STUDIOS CORP.,

THE SHAREHOLDERS OF LIONSGATE STUDIOS CORP., LG SIRIUS HOLDINGS ULC,

AND LIONSGATE STUDIOS HOLDING CORP.

PETITION TO THE COURT

ON NOTICE TO:

The address of the registry is: 800 Smithe Street, Vancouver, BC, V6Z 2El

The petitioner estimates that the hearing of the Petition will take 20 minutes.

☒ This matter is not an application for judicial review.

This proceeding is brought for the relief set out in Part 1 below, by

☒	the person named as petitioner in the style of proceedings above

If you intend to respond to this petition, you or your lawyer must

(a)	file a Response to Petition in Form 67 in the above-named registry of this court within the time for response to petition described below, and

(b)	serve on the petitioner

(i)	2 copies of the filed Response to Petition, and

(ii)	2 copies of each filed affidavit on which you intend to rely at the hearing

Orders, including orders granting the relief claimed, may be made against you, without any further notice to you, if you fail to file the response to petition within the time for response.

Time for Response to Petition

A Response to Petition must be filed and served on the petitioner,

(a)	if you were served with the Petition anywhere in Canada, within 21 days after that service,

(b)	if you were served with the Petition anywhere in the United States of America, within 35 days after that service,

(c)	if you were served with the Petition anywhere else, within 49 days after that service, or

(d)	if the time for response has been set by order of the court, within that time.

(1)

The ADDRESS FOR SERVICE of the petitioner is:

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8

Attention: Samantha Chang

Fax number address for service (if any) of the petitioner:

N/A

E-mail address for service (if any) of the petitioner[s]:

samantha.chang@dentons.com

michael.schafler@dentons.com

service.vancouver@dentons.com

(2)

The name and office address of the petitioner’s lawyer is:

Dentons Canada LLP

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8

Telephone: 604 687 4460

(Reference: 556686-102/Michael Schafler and Samantha Chang)

CLAIM OF THE PETITIONER

Part 1: ORDERS SOUGHT

1.

An order (the “Interim Order”) pursuant to Sections 186 and 288-297 of the Business Corporations Act, S.B.C., 2002, c.57 (the “BCBCA”) and Rules 2-1, 4-4, 4-5 and 16-1 of the Supreme Court Civil Rules providing directions relating to:

(a)

the convening and conduct by the Petitioner, Lionsgate Studios Corp. (the “Petitioner” or “LG Studios” or the “Company”), of the special meeting (the “LG Studios Special Meeting” or the “Studios Meeting”) of shareholders of LG Studios (the “LG Studios Shareholders”) to be held at the offices of PricewaterhouseCoopers LLP Canada, 250 Howe Street, Vancouver, British Columbia,

Canada, V6C 3R8 on March 10, 2025, commencing at 9:30 a.m. (Pacific time), or such other date and time as the Court may direct, or as adjourned or postponed, for the following purposes:

(i)

to consider and, if deemed advisable, approve, with or without variation, a special resolution of LG Studios Shareholders (the “Studios Arrangement Resolution”), the full text of which is set forth in Annex D to the accompanying joint proxy statement/prospectus of the Company (the “Joint Proxy Statement”), which is Exhibit “A” of the Affidavit #1 of Kaajal Prakash sworn January 30, 2025 (the “Prakash Affidavit”), to approve a statutory plan of arrangement (the “Arrangement”) involving Lions Gate Entertainment Corp (“Lionsgate”), LG Studios, the LG Studios Shareholders, LG Sirius Holdings ULC (“Sirius”), and Lionsgate Studios Holding Corp. (“New Lionsgate”) pursuant to Section 288 of the BCBCA, all as more particularly described in the Joint Proxy Statement (the “LG Studios Reorganization Proposal”); and

(ii)	to transact such further and other business as may properly come before the Studios Meeting or any adjournment or adjournments thereof; and

(b)	The giving of notice of the Meeting and the provision of Meeting Materials regarding the Arrangement, to the LG Studios Shareholders.

2.	An order (the “Final Order”) pursuant to Sections 288-297 of the BCBCA, Rules 2-1, 16-1, 4-4 and 4-5 of the Supreme Court Civil Rules, and the inherent jurisdiction of the Court that:

(a)	approving the Arrangement;

(b)

implementing the Arrangement in the manner and sequence set forth in the Plan of Arrangement and, pursuant to Sections 291, 292, 293, 294, 296, 297 of the BCBCA, that the Arrangement shall take effect as of the Arrangement Effective Time (as defined in the Plan of Arrangement);

(c)

declaring that the terms and conditions of the Arrangement, and the Plan of Arrangement to be effected by completion of the Arrangement, are procedurally and substantively fair and reasonable to the LG Studios Shareholders;

(d)

that the Arrangement shall be binding on the Petitioner, the Lionsgate Shareholders, LG Studios, the LG Studios Shareholders, Sirius, and New Lionsgate, upon it taking effect, pursuant to section 297 of the BCBCA; and

(e)	that the Petitioner shall be entitled to seek the advice and direction of this Court as to the implementation of this Order or to apply for such further Order or Orders as may be appropriate.

3.

To the extent necessary, an order that the hearing of the Final Order in this proceeding be heard together with the hearing of the Final Order in the proceedings commenced by Lionsgate (Supreme Court of British Columbia (Vancouver Registry) No.      .

4.	Such further and other relief as counsel may advise and this Honourable Court may deem just.

Part 2: FACTUAL BASIS

1.

The proposed Arrangement involves Lionsgate, the Lionsgate Shareholders, LG Studios, the LG Studios Shareholders, Sirius, and New Lionsgate. The Arrangement, if approved, will result in the separation of Lionsgate’s two principal business lines: (i) the motion picture and television studio operations, which is held through LG Studios (the “LG Studios Business”); and (ii) Lionsgate’s other businesses, including its STARZ-branded premium subscription platforms (the “Starz Business”).

2.	The Arrangement entails a series of transactions (the “Transactions”) that will result in:

(a)	the current shareholders of Lionsgate owning shares in two separate public companies:

(i)

Lionsgate, which (i) will continue to be owned by Lionsgate Shareholders, (ii) will continue to hold (directly and through subsidiaries) the Starz Business, and (iii) will be renamed “Starz Entertainment Corp.”;

(ii)

New Lionsgate, which (i) will be owned by Lionsgate Shareholders and LG Studios Shareholders (other than Sirius), (ii) will hold (directly and through subsidiaries), the LG Studios Business, and (iii) will be renamed “Lionsgate Studios Corp.”; and,

(b)	LG Studios becoming a wholly-owned direct subsidiary of New Lionsgate.

3.

The separation of the LG Studios Business from the Starz Business is intended, among other things, to enable the two resulting companies to more effectively pursue their distinct operating priorities and strategies and focus on strengthening their core businesses. Lionsgate expects that the Transactions will result in the enhanced long-term performance of the businesses that will be held by both Starz and New Lionsgate.

DEFINITIONS

4.

As used in this Petition, unless otherwise defined, terms beginning with capital letters have the respective meanings set out in the Joint Proxy Statement. Nothing in this Petition is intended to waive, or constitutes a waiver of, any privilege to which the Petitioner and its related entities may be entitled at law.

THE PARTIES TO THE TRANSACTION

5.

The Transactions involve numerous steps. A simplified version of Lionsgate’s corporate structure immediately prior to the Transactions is depicted at Appendix “A” hereto, while the resulting corporate structures of both New Lionsgate and Starz are depicted, also in simplified forms, at Appendix “B”.

LG Studios

6.	LG Studios is a corporation existing under the laws of British Columbia with a registered and records office located at 20th Floor, 250 Howe Street, Vancouver, British Columbia V6C 3R8.

7.

On November 3, 2021, its predecessor in interest was incorporated under Cayman Islands law as a “blank check” company[1] named SEAC II Corp. On May 13, 2024, it changed its name to Lionsgate Studios Corp.

8.	On May 13, 2024, Lionsgate completed a business combination that resulted in LG Studios becoming (i) a publicly traded British Columbia company, and (ii) a majority-owned subsidiary of Lionsgate.

9.	Since May 14, 2024, the common shares of LG Studios have traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “LION.”

10.

LG Studios is a content company which brings together diversified motion picture and television production and distribution businesses, as well as talent management and production. It holds a world-class portfolio of valuable brands and franchises. Its library exceeds 20,000 film and television titles.

Lions Gate Entertainment Corp.

11.

Lionsgate is a corporation existing under the laws of British Columbia. Its registered and records office is located at 20th Floor, 250 Howe Street, Vancouver, British Columbia V6C 3R8, while its principal executive offices are located at 2700 Colorado Avenue, Santa Monica, California, 90404, USA.

12.

Lionsgate is a global content platform and a leading entertainment production and distribution company. Through the LG Studios Business and the Starz Business, Lionsgate produces, distributes, and owns motion pictures, television programs, and live shows and experiences and location-based entertainment destinations, as well as the premium subscription platform STARZ, amongst other offerings. Lionsgate has produced,

[1]

A blank check company, or a special-purpose acquisition company (“SPAC”), is a publicly-listed shell corporation with no specific business plan or operations. Its purpose is to raise capital for an acquisition, merger or business combination with an existing company.

distributed or owned well known film franchises such as John Wick, The Hunger Games, Dirty Dancing, Now You See Me, Saw, and Twilight; and Oscar nominated films such as La La Land, Monsters Ball, Crash, and Precious. Further, Lionsgate has produced, distributed or owned television series such as Mad Men, Orange is the New Black, Nurse Jackie, The Rookie and Weeds.

13.

Lionsgate’s Class A voting common shares currently trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “LGF.A”. Its Class B non-voting common shares currently trade on the NYSE under the ticker symbol “LGF.B”.

14.	Since May 13, 2024, Lionsgate has indirectly held approximately 87.8% of the issued and outstanding shares of LG Studios.

15.	A simplified version of the Lionsgate corporate structure, including LG Studios, immediately prior to the implementation of the Transactions is set out below.

Starz

16.

Starz is a leading provider of premium subscription video programming to consumers in the U.S and Canada. The Starz Business consists of the distribution of STARZ-branded premium subscription video services through over-the-top platforms[2] and distributors (such as CraveTV, Amazon, Apple, Google and Hulu) on a direct to-consumer basis through the STARZ-branded app and through multichannel video programming distributors[3] (such as Bell Media, Comcast, DIRECTV and DISH Network).

17.

An entity holding the Starz Business was incorporated in Delaware in 2006 and operated as a wholly-owned subsidiary of Liberty Media Corporation prior to becoming a separate public company in 2013. Lionsgate acquired the Starz Business in 2016.

[2]	Over-the-top platforms, or streaming platforms, provide viewers with direct access to content over the internet, bypassing (or going “over the top” of) cable or satellite providers.
[3]	Multichannel video programming distributors distribute video programming to customers primarily via cable and satellite television.

18.

Following the completion of the Transactions, the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp. (“Starz”), which will continue to be owned by Lionsgate shareholders as of immediately before the closing of the Transactions and operated through the same wholly owned subsidiaries of the current Lionsgate. Starz’s principal executive offices are located in the United States of America at 1647 Stewart Street, Santa Monica, CA 90404.

19.	Following the Transactions, the Starz common shares are expected to trade on Nasdaq under the symbol “STRZ”.

Sirius

20.	Sirius is a British Columbia unlimited liability company and a wholly-owned subsidiary of LGEC. Sirius owns approximately 87.8% of the issued and outstanding shares of LG Studios.

New Lionsgate

21.

On January 10, 2025, in contemplation of the Arrangement, New Lionsgate was incorporated pursuant to the laws of the Province of British Columbia under the name 1521046 B.C. Ltd. and changed its name to “Lionsgate Studios Holding Corp.”. New Lionsgate is a direct, wholly owned subsidiary of Lionsgate. Its registered and records office is at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8.

22.

Following the completion of the Transactions, LG Studios will become a wholly-owned direct subsidiary of New Lionsgate, and will hold (directly and indirectly through its own subsidiaries) the LG Studios Business. The New Lionsgate new common shares are expected to trade on the NYSE under the symbol “LION”.

23.	Below is a simplified depiction of the corporate structure for both New Lionsgate and Starz immediately after implementation of the proposed Transactions:

OVERVIEW OF THE ARRANGEMENT

The Arrangement Agreement

24.	On January 30, 2025, Lionsgate, LG Studios, Sirius, and New Lionsgate entered into the Arrangement Agreement.

25.

Pursuant to the Plan of Arrangement, LG Studios Shareholders, other than New Lionsgate and dissenting shareholders, will receive, in exchange for each LG Studios common share without par value (“LG Studios Common Shares”) they hold, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios shareholders other than the LG Sirius Owned Shares (such ratio, the “LG Studios Reorganization Ratio”).[4]

26.	The LG Studios common shares will be delisted from The Nasdaq Global Select Market (“Nasdaq”) and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

27.

Lionsgate Shareholders will first receive in exchange for each Lionsgate Class A common share that they hold, one (1) New Lionsgate Class A common share and one (1) New Lionsgate Class C preferred share; and, in exchange for each Lionsgate Class B common share that they hold, one (1) New Lionsgate Class B common share and one (1) New Lionsgate Class C preferred share (collectively, the “Initial Share Exchange”). Following the Initial Share Exchange, Lionsgate will change its name to Starz Entertainment Corp. and create the Starz common shares.

28.

Also after the Initial Share Exchange, New Lionsgate will create the New Lionsgate new common shares. New Lionsgate shareholders (i.e., formerly Lionsgate Shareholders until the Initial Share Exchange) will receive, in exchange for each New Lionsgate Class A common share and New Lionsgate Class C preferred share they received pursuant to the Initial Share Exchange, 1.12 New Lionsgate new common shares and 1.12 Starz common shares; and in exchange for each New Lionsgate Class B common share and New Lionsgate Class C preferred share they received pursuant to the Initial Share Exchange, 1 New Lionsgate new common share and 1 Starz common share (the “Second Share Exchange”). After this Second Share Exchange, every 15 Starz common shares will be consolidated into 1 Starz common share.

The Plan of Arrangement

29.

As used in this paragraph, unless otherwise defined herein, terms beginning with capital letters have the meanings set out in the Plan of Arrangement. Under the Plan of Arrangement, commencing at the Arrangement Effective Time, unless otherwise specifically provided in the Plan of Arrangement, each of the following transactions and events in subsections (a) through (n) will occur and will be deemed to occur sequentially as set out below without any further authorization, act or formality, in each case effective as at one-minute intervals following the transaction or event described in the immediately preceding subsection:

(a)

each Lionsgate Share outstanding immediately prior to the Arrangement Effective Time held by a Lionsgate Shareholder in respect of which Lionsgate Dissent Rights have been validly exercised will be, and will be deemed to be, transferred free and clear of all Liens by the holder thereof to New Lionsgate without any further act or formality, and:

(i)

such Lionsgate Shareholder will cease to be the holder of such Lionsgate Dissenting Shares and will cease to have any rights as a holder of such Lionsgate Dissenting Shares other than the right to be paid fair value for such Lionsgate Dissenting Shares as set out in Section 4.1.2;

(ii)

such Lionsgate Shareholder’s name will be removed as the registered holder of such Lionsgate Dissenting Shares from the central securities register of Lionsgate Dissenting Shares maintained by or on behalf of Lionsgate; and

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such Lionsgate Dissenting Shares so transferred and will be recorded as the registered holder thereof on the central securities registers for the Lionsgate Dissenting Shares;

[4]

The number of New Lionsgate new common shares that a LG Studios Shareholder is entitled to receive will be a number equal to the product of the LG Studios Consideration Shares divided by the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios Shareholders other than the LG Sirius Owned Shares.

(b)	the notice of articles of New Lionsgate will be amended to remove all of the existing directors and to name the following individuals as directors of New Lionsgate:

(i)	Michael Burns;

(ii)	Mignon L. Clyburn;

(iii)	Gordon Crawford;

(iv)	Jon Feltheimer;

(v)	Emily Fine;

(vi)	Michael T. Fries;

(vii)	John D. Harkey, Jr.;

(viii)	Susan McCaw;

(ix)	Yvette Ostolaza;

(x)	Mark H. Rachesky;

(xi)	Hardwick Simmons; and

(xii)	Harry E. Sloan.

(c)

all of the New Lionsgate Class A Shares held by Lionsgate will be repurchased for their initial subscription price and cancelled and Lionsgate will be removed from the New Lionsgate Class A Share central securities register and each outstanding Lionsgate Class A Share will be transferred by the holder thereof to New Lionsgate without any further authorization, act, or formality by such holders, in exchange for the New Lionsgate Class A Consideration, and each outstanding Lionsgate Class B Share will be transferred by the holder thereof to New Lionsgate without any further authorization, act, or formality by such holders, in exchange for the New Lionsgate Class B Consideration, and in connection therewith,

(i)	each holder of a Lionsgate Share will cease to be the holder thereof and to have any rights as a Lionsgate Shareholder other than the right to receive the New Lionsgate Consideration;

(ii)	the name of the holder of such Lionsgate Share will be removed from Lionsgate’s central securities register in respect of such Lionsgate Share;

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such Lionsgate Shares so transferred, free and clear of all Liens, and will be recorded as the registered holder thereof on the central securities registers for the Lionsgate Shares;

(iv)

each former holder of an exchanged Lionsgate Share will be entered in New Lionsgate’s central securities register for the New Lionsgate Shares as the owner of the New Lionsgate Shares constituting the New Lionsgate Consideration received by such shareholder; and

(v)

there will be added to the capital account maintained by New Lionsgate in respect of the New Lionsgate Class A Shares, for each New Lionsgate Class A Share issued to a Lionsgate Shareholder in partial consideration of an exchange of a Lionsgate Class A Share by such Lionsgate Shareholder pursuant to Section 3.1.1(c)29(c) of the Plan of Arrangement, an amount equal to the fair market value of such Lionsgate Class A Share as of immediately prior to such transfer less $0.01. There shall be added to the capital account maintained by New Lionsgate in respect of the New Lionsgate Class B Shares, for each New Lionsgate Class B Share issued to a Lionsgate Shareholder in partial consideration of an exchange of a Lionsgate Class B Share by such Lionsgate Shareholder pursuant to Section 3.1.1(c), an amount equal to the fair market value of such Lionsgate Class B Share as of immediately prior to such transfer less $0.01. There shall be added to the capital account maintained by New Lionsgate in respect of the New Lionsgate

Class C Shares, for each New Lionsgate Class C Share issued to a Lionsgate Shareholder in partial consideration of an exchange of a Lionsgate Class A Share or Lionsgate Class B Share by a Lionsgate Shareholder pursuant to Section 3.1.1(c), an amount equal to $0.01;

(d)	Sirius will be voluntarily dissolved in accordance with Section 314 of the BCBCA and in connection therewith, effective immediately prior to the voluntary dissolution,

(i)	Sirius will reduce the capital of its class of common shares to $1.00 without any repayment of capital to Lionsgate; and

(ii)

Sirius will transfer and assign all of its property to Lionsgate, and Lionsgate will assume all of the liabilities and obligations of Sirius. As a consequence of such assignment and assumption from the time of Section 3.1.1(d)29(d) of the Plan of Arrangement, Lionsgate will own all of the Sirius Owned Shares;

(e)

Lionsgate’s name will be changed to “Starz Entertainment Corp.” and the authorized capital of Lionsgate will be altered to create the Starz Common Shares and, in connection therewith, Lionsgate’s notice of articles will be amended to reflect the change of name and the alterations to Lionsgate’s capital, and the articles in the form attached as Schedule D to the Arrangement Agreement will be the articles of Starz Entertainment Corp. (formerly Lionsgate);

(f)

all of the outstanding Lionsgate Shares will be transferred by New Lionsgate to Starz Entertainment Corp. (formerly Lionsgate) without any further authorization, act, or formality by Starz Entertainment Corp. (formerly Lionsgate) or New Lionsgate, in exchange for the Initial Starz Shares and the Sirius Owned Shares, and in connection therewith,

(i)	all of the Lionsgate Shares held by New Lionsgate will be cancelled and New Lionsgate will be removed from the Lionsgate Share central securities registers with respect to the Lionsgate Shares;

(ii)

Starz Entertainment Corp. (formerly Lionsgate) will issue the Initial Starz Shares to New Lionsgate, and New Lionsgate will be deemed to be the legal and beneficial owner of such Starz Common Shares so issued, free and clear of all Liens, and will be recorded as the registered holder thereof on the central securities registers for the Starz Common Shares;

(iii)	New Lionsgate will be entered in LG Studio’s central securities register for the Sirius Owned Shares as the owner of the Sirius Owned Shares; and

(iv)

there will be added to the capital account maintained by Starz Entertainment Corp. (formerly Lionsgate) in respect of the Starz Common Shares an amount equal to the aggregate fair market value of the Lionsgate Shares as at the Arrangement Effective Time less the Sirius Owned Share Value.

(g)

the authorized capital of Starz Entertainment Corp. (formerly Lionsgate) will be altered to eliminate the Lionsgate Class A Shares and the Lionsgate Class B Shares, and in connection therewith Starz Entertainment Corp.’s (formerly Lionsgate) notice of articles will be amended to reflect the alterations to Starz Entertainment Corp.’s (formerly Lionsgate) capital, and the articles in the form attached as Schedule E to the Arrangement Agreement will be the articles of Starz Entertainment Corp. (formerly Lionsgate);

(h)

the authorized capital of New Lionsgate will be altered to create the Lion Common Shares and in connection therewith the notice of articles of New Lionsgate will be amended to reflect the alterations to New Lionsgate’s capital;

(i)

the New Lionsgate Class A Shares, New Lionsgate Class B Shares, and New Lionsgate Class C Shares will be transferred by the holders thereof to New Lionsgate without any further authorization, act, or formality by such holders, in exchange for the Separation Consideration, and, in connection therewith,

(i)

each holder of New Lionsgate Class A Shares will exchange all of such holder’s New Lionsgate Class A Shares, together with all of such holder’s New Lionsgate Class C Shares, for the Per Share Class A Separation Consideration for each one New Lionsgate Class A Share and New Lionsgate Class C Share, with the Per Share Class A Separation Consideration being allocated as between each New Lionsgate Class A Share and each New Lionsgate Class C Share exchanged by such holder based on the relative fair market value of each such New Lionsgate Class A Share and each such New Lionsgate Class C Share;

(ii)

each holder of New Lionsgate Class B Shares will exchange all of such holder’s New Lionsgate Class B Shares, together with all of such holder’s New Lionsgate Class C Shares, for the Per Share Class B Separation Consideration for each one New Lionsgate Class B Share and New Lionsgate Class C Share, with the Per Share Class B Separation Consideration being allocated as between each New Lionsgate Class B Share and each New Lionsgate Class C Share exchanged by such holder based on the relative fair market value of each such New Lionsgate Class B Share and each such New Lionsgate Class C Share;

(iii)	each holder of a New Lionsgate Share will cease to be the holder thereof and to have any rights as a New Lionsgate Shareholder other than the right to receive the Separation Consideration;

(iv)	the name of the holder of each New Lionsgate Share will be removed from New Lionsgate’s central securities register in respect of each New Lionsgate Share;

(v)

each former holder of an exchanged New Lionsgate Share will be entered in New Lionsgate’s central securities register for the Lion Common Shares as the owner of the Lion Common Shares issued as part of the Separation Consideration;

(vi)

any fractional Lion Common Share issued as Separation Consideration to a registered New Lionsgate shareholder under this section will be delivered to the Paying Agent on behalf of such registered New Lionsgate shareholder, and will be converted to cash to be delivered to the registered shareholder of the Lion Common Shares in accordance with Section 3.5 of this Plan of Arrangement;

(vii)

there will be added to the capital account maintained by New Lionsgate in respect of the Lion Common Shares an amount equal to the aggregate fair market value of the Lionsgate Shares as at the Arrangement Effective Time less the fair market value of the Starz Common Shares as at the time of this step;

(viii)

each former holder of an exchanged New Lionsgate Share will be entered in Starz Entertainment Corp.’s (formerly Lionsgate) central securities register for the Starz Common Shares as the owner of the Starz Common Shares issued as part of the Separation Consideration;

(ix)

any fractional Starz Common Share issued as Separation Consideration to a registered New Lionsgate shareholder under this section will be expressed to four (4) decimal places, rounded up from the fifth decimal place where required;

(j)

the authorized capital of New Lionsgate will be altered to eliminate the New Lionsgate Class A Shares, the New Lionsgate Class B Shares, and the New Lionsgate Class C Shares, and in connection therewith New Lionsgate’s notice of articles will be amended to reflect the alterations to New Lionsgate’s capital, and the articles in the form attached as Schedule F to the Arrangement Agreement will be the articles of New Lionsgate;

(k)

the Starz Common Shares will be consolidated on a 15:1 basis, so each fifteen (15) whole Starz Common Shares held by a registered shareholder are consolidated to one (1) whole Starz Common Share, and in connection therewith,

(i)	fractional interests of registered shareholders resulting from the 15:1 consolidation of Starz Common Shares will be rounded up to the nearest whole share; and

(ii)	the central securities register for the Starz Common Shares will be updated to reflect the consolidation;

(l)

each LG Studios Share outstanding immediately prior to the Arrangement Effective Time held by a LG Studios Shareholder in respect of which LG Studios Dissent Rights have been validly exercised will be, and will be deemed to be, transferred without any further act or formality to New Lionsgate free and clear of all Liens, and:

(i)

such LG Studios Shareholder will cease to be the holder of such LG Studios Dissenting Shares and will cease to have any rights as a holder of such LG Studios Dissenting Shares other than the right to be paid fair value for such LG Studios Dissenting Shares as set out in Section 4.2.2 of the Plan of Arrangement73;

(ii)

such LG Studios Shareholder’s name will be removed as the registered holder of such LG Studios Dissenting Shares from the central securities register of LG Studios Shares maintained by or on behalf of LG Studios; and

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such LG Studios Dissenting Shares so transferred and will be recorded as the registered holder thereof on the central securities registers for the LG Studios Dissenting Shares;

(m)

each outstanding LG Studios Flip Share not owned by New Lionsgate will be transferred by the holder thereof to New Lionsgate without any further authorization, act, or formality by the holder or by New Lionsgate, in exchange for the LG Studios Per Share Consideration, and in connection therewith:

(i)	each holder of such LG Studios Flip Share will cease to be the holder thereof and to have any rights as a LG Studios Shareholder other than the right to receive the LG Studios Per Share Consideration;

(ii)	the name of the holder of such LG Studios Flip Share will be removed from LG Studio’s central securities register in respect of such LG Studios Flip Share;

(iii)

New Lionsgate will be deemed to be the legal and beneficial owner of such LG Studios Flip Shares so transferred, free and clear of all Liens, and will be recorded as the registered holder thereof on the central securities register for the LG Studios Shares;

(iv)

each such former holder of such exchanged LG Studios Flip Share will be entered in New Lionsgate’s central securities register for the Lion Common Shares as the owner of the Lion Common Shares constituting such LG Studios Per Share Consideration;

(v)

any fractional Lion Common Share issued as LG Studios Per Share Consideration to a registered LG Studios Flip Share shareholder under this section will be delivered to the Paying Agent on behalf of such registered LG Studios Flip Share shareholder, and will be converted to cash to be delivered to the registered shareholder of the Lion Common Shares in accordance with Section 3.5 of this Plan of Arrangement;

(vi)

there will be added to the capital account maintained by New Lionsgate in respect of the Lion Common Shares issued pursuant to this section, an aggregate amount equal to the lesser of (A) the fair market value and (B) the paid-up capital (within the meaning of the Tax Act), in either case of the LG Studios Flip Shares transferred to New Lionsgate pursuant to this Section 3.1.1(1)29(m), as of immediately prior to such transfer;

(n)	the notice of articles of each of LG Studios, New Lionsgate, and Starz Entertainment Corp. (formerly Lionsgate) will be amended to reflect the following:

(i)	LG Studios’ name will be changed to “Lionsgate Studios Holding Corp.” and the director of LG Studios will be:

(A)	Bruce Tobey;

(ii)

New Lionsgate’s name will be changed to “Lionsgate Studios Corp.”, the articles in the form attached as Schedule G to the Arrangement Agreement will be the articles of New Lionsgate, and the directors of New Lionsgate will be:

(A)	Gordon Crawford;

(B)	Jon Feltheimer;

(C)	Emily Fine;

(D)	Michael T. Fries;

(E)	John D. Harkey, Jr.;

(F)	Susan McCaw;

(G)	Yvette Ostolaza;

(H)	Mark H. Rachesky;

(I)	Richard Rosenblatt; and

(J)	Harry E. Sloan.

(iii)	The directors of Starz Entertainment Corp. (formerly Lionsgate) will be:

(A)	Michael Burns;

(B)	Mignon L. Clyburn;

(C)	Emily Fine;

(D)	Lisa Gersh;

(E)	Marc Graboff;

(F)	Jeffrey A. Hirsch;

(G)	Bruce Mann;

(H)	Mark H. Rachesky;

(I)	Joshua W. Sapan;

(J)	Hardwick Simmons; and

(K)	Harry E. Sloan.

30.	If the Arrangement is completed, after the Transactions, each of New Lionsgate and Starz will be a separate, publicly traded company.

31.

New Lionsgate, Lionsgate, Sirius and LG Studios will enter into a Separation Agreement, an Arrangement Agreement, and other agreements to effect the Transactions and to provide a framework for their relationship after the Transactions. The Separation Agreement and other agreements will provide for, among other things, the allocation of assets, liabilities and obligations of Lionsgate and its subsidiaries between New Lionsgate and Starz and will govern the relationship between New Lionsgate and Starz subsequent to the completion of the Transactions.

BACKGROUND TO THE TRANSACTIONS

32.

The following is a summary of the principal events, meetings, negotiations, discussions and actions between the parties leading up to the execution and public announcement of the Arrangement Agreement.

33.	Since shortly after the closing of the Business Combination on May 13, 2024, the Lionsgate Board of Directors and the LG Studios Board of Directors have been identical in composition.

The Separation

34.

On November 4, 2021, Lionsgate announced that it was exploring potential capital markets alternatives for the Starz Business including, but not limited to, a full or partial spin-off, split-off, issuance of a tracking stock or other transactions intended to separate the Starz Business into an independent public company. With the assistance of its investment and financial advisors, Lionsgate considered several separation structures, including a spin-off of 80% to 100% of the Starz Business to current shareholders, a spin-off of the Starz Business with a primary investment from a sponsor at a pre-determined valuation (a so-called sponsored spin), a public offering of up to 20% of the Starz Business followed by spin-off of the Starz Business (a so-called sub-IPO), a reverse merger of the Starz Business into a special purpose acquisition company with a concurrent private capital investment, and a sale of solely the international portion of the Starz Business. Exploratory discussions began with potential strategic and financial partners regarding all of these structures.

35.

On May 26, 2022, Lionsgate disclosed that it was engaged in a process to create a structure to allow investors to evaluate and value the Starz Business and the LG Studios Business separately by spinning off the Starz Business. This focus was informed by discussions with potential strategic and financial partners that leaned towards a spin-off compared to other proposed alternative structures. Accordingly, through its advisors, Lionsgate continued preliminary and high-level discussions of a potential spin-off, including a potential sponsored spin-off, of the Starz Business.

36.

On August 2, 2022, based on the fact that potential strategic and financial partners had expressed preliminary interest in both the Starz Business and the LG Studios Business, Lionsgate disclosed that the potential structure it was considering included a potential wider range of options.

37.

On September 28, 2022, Lionsgate announced that it remained on a path to separating the Starz Business and the LG Studios Business, and had increased its focus on spinning off the LG Studios Business. This shift to a focus on the spin-off of the LG Studios Business rather than the Starz Business was due, in part, to further financial, tax and regulatory analysis.

38.	On November 3, 2022, Lionsgate discussed that it had determined to separate the Starz Business and LG Studios Business by means of a spin-off of the LG Studios Business.

39.	Throughout 2023, Lionsgate continued to take steps in anticipation of separating the Starz Business and the LG Studios Business.

40.

On December 22, 2023, Lionsgate entered into a business combination transaction pursuant to a business combination agreement (the “Business Combination Agreement”), that was consummated on May 13, 2024, with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and wholly-owned subsidiary of SEAC (“New SEAC”), Sirius, LG Orion Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of Lionsgate (“StudioCo”) and other affiliates of SEAC.

41.

Pursuant to the terms and conditions of the Business Combination Agreement, the LG Studios Business was combined with SEAC through a series of transactions, including an amalgamation of StudioCo and New SEAC under a Canadian Plan of Arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.”, the petitioner in this proceeding, and continued the existing business operations of StudioCo, consisting of the LG Studios Business of Lionsgate.

42.

The LG Studios Business consists of the businesses of Lionsgate’s Motion Picture and Television Production segments, together with substantially all of Lionsgate’s corporate general and administrative functions and costs.

43.

On January 4, 2024, Lionsgate held an investor presentation conference call in connection with the Business Combination. On the call, Lionsgate’s management discussed the transaction structure and rationale for the Business Combination, which was to establish LG Studios as a standalone publicly-traded entity, consistent with Lionsgate’s goal of a full separation of the Studio Business and the Starz Business.

44.	On February 6, 2024, the Lionsgate Board held a meeting to discuss, among other matters, the path towards the planned separation of the LG Studios Business from the Starz Business.

45.

On February 8, 2024, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its third quarter of fiscal 2024. On the call, Lionsgate’s management discussed steps that Lionsgate had taken to strengthen its business in anticipation of the separation of the LG Studios Business and Starz Businesses, including completing the acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film business from Hasbro, Inc., increasing its equity investment in 3 Arts Entertainment, and announcing the Business Combination.

46.

On May 13, 2024, Lionsgate completed the Business Combination, thus launching LG Studios. Following the transaction, approximately 87.8% of the total shares of LG Studios continue to be held indirectly by Lionsgate, while former SEAC public shareholders and founders and common equity financing investors own approximately 12.2% of LG Studios.

47.	On May 14, 2024, LG Studios became a separate publicly-traded company and its common shares commenced trading on Nasdaq under the symbol “LION”.

48.

On May 21, 2024, the Lionsgate Board held a meeting to further discuss, among other matters, the planned separation of the LG Studios Business from the Starz Business. Discussion included next steps in anticipation of the separation of the LG Studios Business and Starz Businesses, including certain tax, accounting and legal considerations, as well as a proposed timeline for completion.

49.

On May 23, 2024, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its fourth quarter and fiscal year end 2024. On the call, Lionsgate’s management discussed additional ways that it had begun to prepare the operations and balance sheets of the LG Studios Business and the Starz Business in anticipation of the planned separation.

50.

On August 6, 2024, the Lionsgate Board and the LG Studios Board each held meetings to discuss, among other matters, next steps in anticipation of the separation of the LG Studios Business and Starz Businesses.

51.

On August 8, 2024, Lionsgate held an investor conference call in connection with the reporting of its results of operations for its first quarter of fiscal 2025. On the call, Lionsgate’s management discussed its continued reasoning for the planned separation, as well as other additional steps that had been taken in anticipation of the planned separation of the LG Studios Business from the Starz Business.

52.

On November 5, 2024, the LG Studios Board held a meeting at which, amongst other things, the directors reviewed and discussed the status of the proposed separation of the LG Studios Business from Lionsgate’s Starz Business, including, but not limited to, an overview of the transaction, its anticipated benefits and potential risks, the proposed timeline for completion, the status of regulatory and legal matters, necessary consents and approvals related to the proposed separation, progress of proposed board governance structures for each entity following separation, and the LG Studios Board’s duties to LG Studios and its stakeholders in connection with the proposed Transactions.

FAIRNESS OF THE ARRANGEMENT

53.	LG Studios did not engage a financial advisor to prepare a fairness opinion in respect of the separation of the LG Studios Business from the Starz Business for the following reasons:

(a)	As a matter of law, no fairness opinion is required in these circumstances.

(b)

A fairness opinion is often obtained when shares in one company are being exchanged for shares in another company or acquired for a transaction price. See: United Flower Growers Co-Operative Association (Re), 2015 BCSC 1169 at paras. 66-67. In this case, LG Studios is simply being spun out as part of Lionsgate’s separation of its LG Studios Business from its Starz Business. Following the completion of the Transactions, the Lionsgate Shareholders, who currently hold an indirect 87.8%

interest in LG Studios through Lionsgate and Sirius, will receive shares in New Lionsgate after giving effect to the dual class share structure collapse. The other LG Studios Shareholders, who hold 12.2% of LG Studios as a result of the Business Combination with SEAC that launched LG Studios, will continue to hold 12.2% of New Lionsgate and continue to have the same economic interest in the same assets. There is thus no change to the economic interests of the LG Studios Shareholders.

Recommendation of the LG Studios Board

54.

After careful consideration, including a thorough review of the Arrangement Agreement, and certain other matters, including the other factors set out below, the LG Studios Board unanimously determined that the LG Studios Reorganization Ratio is fair, from a financial point of view, to the LG Studios Shareholders and that the separation of the Studios Business and the Starz Business into two independent, publicly traded companies is in the best interests of LG Studios and its shareholders. Accordingly, the Lionsgate Board unanimously recommended that LG Studios Shareholders vote for the LG Studios Reorganization Proposal approving the Arrangement.

55.	Following the Transactions, the LG Studios Shareholders will become New Lionsgate Shareholders, holding shares in a widely held public company.

56.

In evaluating and approving the Arrangement and in making its recommendation, the LG Studios Board considered a number of factors. Due to the wide variety of factors and information considered in connection with its evaluation of the Arrangement, the LG Studios Board did not find it practicable to, and therefore did not, assign relative weights to the specific factors considered in reaching its determination as to the fairness of the Arrangement and its recommendation to the LG Studios Shareholders to vote for the Arrangement.

57.	In evaluating and approving the Arrangement and in making their recommendations, the LG Studios Board considered several factors, including:

(a)

Enhanced Focus on Strategic, Operational Drivers to Accelerate Revenue and Profit Growth. The Transactions will allow New Lionsgate and Starz to more effectively pursue their own distinct operating priorities and strategies, and it will enable the management teams of each of the two companies to focus on strengthening their core businesses and pursue distinct and targeted opportunities to accelerate revenue and profitability.

(i)

The Transactions will allow New Lionsgate to better highlight opportunities and value in its diversified theatrical wide release and multi-platform motion picture business and its television production and distribution business, and continue to drive growth of its film and television library.

(ii)

The Transactions will allow Starz to focus on areas where it can scale its business cost-effectively, to take advantage of bundling and packaging opportunities domestically and internationally and to efficiently grow its international operations on a standalone basis.

(b)

More Efficient Resource and Capital Allocation to Pursue Each Company’s Strategic Goals. The Transactions will allow each of New Lionsgate and Starz to allocate its financial resources to meet the unique needs of its own business, enabling each company to sharpen its focus on distinct strategic priorities. The Transactions will also allow each business to more effectively pursue its own distinct capital structures and capital allocation strategies.

(i)	The Transactions will allow New Lionsgate to re-invest positive free cash flow exclusively into the continued growth of its content business.

(ii)	The Transactions will allow Starz to focus its cash flow on subscriber growth and retention, increased profitability and content development.

(c)

Targeted Investment Opportunity. The Transactions will allow each of New Lionsgate and Starz to more effectively articulate its own clear investment thesis for its business as a pure-play content studio and platform, respectively, operating in a world of vertically integrated conglomerates, in order to attract a long-term investor base suited to its business, and facilitate each company’s access to capital by providing investors with two distinct and targeted investment opportunities.

(i)	The Transactions will allow New Lionsgate to become one of the only pure-play publicly traded content studios.

(ii)

The Transactions will allow Starz to become one of the only pure-play premium subscriber platforms, with a focused content strategy targeting two valuable and scalable core demographics, offering premium original programming that complements other streaming offerings.

(d)

Creation of Independent Equity Currencies. The Transactions will create fully independent equity securities, including affording the Starz Business direct access to the capital markets, enabling each of New Lionsgate and Starz to use its capital stock to consummate future transactions. As a result, New Lionsgate and Starz will have more flexibility to capitalize on their unique strategic opportunities.

(e)

Employee Recruitment, Incentives and Retention. The Transactions will allow each of New Lionsgate and Starz to more effectively attract, incentivize and retain employees through the use of stock-based compensation that more closely reflects and aligns management and employee incentives with specific growth objectives, financial goals and business performance. In addition, the Transactions will allow incentive structures and targets at each company to be better aligned with each underlying business.

(f)

Stronger Corporate Governance. The LG Studios Board also believes that a one vote, one share capital structure at Starz and New Lionsgate is in the best interests of Starz, New Lionsgate and their respective shareholders (including the current LG Studio Shareholders) as it strengthens corporate governance by aligning the voting power and economic interests of all shareholders, streamlines Starz’s and New Lionsgate’s capital structures, reducing complexity and potentially making Starz and New Lionsgate more attractive to retail and institutional investors, who may not prefer or may be unable to invest in dual-class structures, and may appeal to a broader range of investors by providing a more straightforward investment opportunity, enhancing liquidity and improving long-term shareholder value.

58.	The LG Studios Board also considered a number of risks and potential negative factors relating to the Arrangement including:

(a)

Risk of Failure to Achieve Anticipated Benefits of the Transactions. New Lionsgate and Starz may not achieve the anticipated benefits of the Transactions on the expected timeframe or at all for a variety of reasons, including, among others, fluctuating market conditions and the demand of the Transactions on their each of their respective management’s time, effort and resources.

(b)

Loss of Scale and Increased Administrative Costs. The LG Studios Business and the Starz Business currently benefit from certain economies of scale operating within the broader corporate organization that will no longer be available after the Transactions. As standalone companies, New Lionsgate and Starz may have reduced purchasing power with respect to vendor relationships. In addition, the transition to two standalone public companies will result in incremental accounting, tax, legal, information system, recruiting and executive hiring costs as each of New Lionsgate and Starz will require corporate general and administrative functions.

(c)

Limitations on Strategic Transactions. Under the terms of the Tax Matters Agreement (as amended by the Tax Matters Agreement Amendment) that New Lionsgate will enter into with Starz, New Lionsgate will be restricted from taking certain actions that could cause the Transactions or certain related transactions to fail to qualify as tax-free under applicable law. These restrictions may temporarily limit New Lionsgate’s ability to pursue certain strategic transactions or engage in other transactions that might increase the value of its business.

(d)	Working Capital Requirements and Cost of Capital. Generally, the working capital requirements and capital for general corporate purposes for each of the Starz Business and the LG Studios Business,

including capital expenditures and acquisitions, have historically been satisfied as part of the corporate-wide cash management policies of Lionsgate, including the other business. Following the completion of the Transactions, New Lionsgate’s and/or Starz’s results of operations and cash flows may be more volatile, and each of them may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, through strategic relationships or through other arrangements, which may or may not be available on terms acceptable to New Lionsgate or Starz, as applicable, and may be more costly.

THE MEETING AND APPROVALS

59.

LG Studios proposes to call, hold and conduct the Studios Meeting at the offices of PricewaterhouseCoopers LLP Canada, 250 Howe Street, Vancouver, British Columbia, Canada, V6C 3R8 on March 10, 2025, commencing at 9:30 a.m. (Pacific time).

60.

The purpose of the Studios Meeting is for LG Studios Shareholders to consider and, if deemed advisable, pass the LG Studios Reorganization Proposal. To be effective, the LG Studios Reorganization Proposal must be approved by the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the votes cast by holders of LG Studios common shares present or represented by proxy at the Studios Meeting.

61.

The LG Studios Board resolved that the record date for determining the LG Studios Shareholders of record entitled to receive notice of and vote at the Meeting (or any adjournment or postponement thereof) be fixed as at January 28, 2025 (the “Record Date”).

The Meeting Materials

62.

In connection with the Studios Meeting, LG Studios intends to provide the LG Studios Shareholders as of the Record Date a copy of the following material and documentation substantially in the form as attached as Exhibits “A” and “B” to the Prakash Affidavit:

(a)	Notice of LG Studios Special Meeting and Joint Proxy Statement/Prospectus, which includes, among other things:

(i)	An explanation of the effect of the Transactions, including the Arrangement;

(ii)	The Studios Arrangement Resolution;

(iii)	The Interim Order;

(iv)	The Petition;

(v)	The pro forma Notice of Hearing of Petition;

(vi)	The Plan of Arrangement; and

(b)	The appropriate form of proxy.

(hereinafter collectively referred to as the “Meeting Materials”)

63.	The Meeting Materials may contain such amendments thereto as the Petitioner may determine are necessary or desirable, provided such amendments are not inconsistent with the terms of the Interim Order.

64.	It is proposed that the Meeting Materials will be sent to:

(a)

The LG Studios Shareholders as at the Record Date, such relevant portions of the Meeting Materials to be sent at least twenty-one (21) days prior to the date of the Studios Meeting, excluding the date of mailing, delivery or transmittal and the date of the Studios Meeting, by one or more of the following methods:

(i)	By regular mail addressed to the LG Studios Shareholders at their address as it appears on the central securities register of LG Studios as at the Record Date;

(ii)	By email to any LG Studios Shareholder who has previously identified itself to the satisfaction of LG Studios, acting through its representatives, who has requested such email transmission; and

(b)

Non-registered LG Studios Shareholders, by sending copies of the relevant portions of the Meeting Materials to intermediaries and clearing agencies for onward distribution to the Non-registered Lionsgate Shareholders at least three (3) Business Days prior to the twenty-first (21st) day prior to the date of the Studios Meeting; and,

(c)

The directors and auditors of LG Studios by mailing the Meeting Materials by regular mail or by email transmission, to such persons at least twenty-one (21) days prior to the date of the Studios Meeting, excluding the date of mailing or transmittal and the date of the Studios Meeting.

QUORUM

65.

The quorum for the LG Studios Special Meeting is one or more persons who are, or who represent by proxy, registered holders of LG Studios common shares who, in the aggregate, hold at least one-third (33.33%) of the issued LG Studios common shares entitled to be voted at the LG Studios Special Meeting.

DISSENT RIGHTS

66.

Under s. 291(2)(c) of the BCBCA, the court may, in respect of a proposed arrangement, make any order it considers appropriate, including an order permitting shareholders to dissent in accordance with the provisions of the BCBCA or in any other manner the court may direct.

67.

Each of the registered LG Studios Shareholders as of the Record Date shall have the right to dissent in respect of the LG Studios Reorganization Proposal in accordance with the provisions of Sections 237-247 of the BCBCA, as varied by the Plan of Arrangement, the Interim Order, the Final Order, or any other order of this court (the “Dissent Rights”).

68.

Any registered LG Studios Shareholder who properly dissents from the LG Studios Reorganization Proposal in accordance with the Dissent Procedures and the BCBCA will be entitled to be paid the fair value (determined as of the close of business on the day before the Studios Arrangement Resolution was adopted at the Studios Meeting) of all, but not less than all, his, her or its shares if the Studios Arrangement Resolution and the Plan of Arrangement become effective.

69.	A registered LG Studios Shareholder is not entitled to dissent with respect to such holder’s shares if such holder votes any of its shares in favor of LG Studios Reorganization Proposal.

70.

Non-registered LG Studios Shareholders who wish to exercise Dissent Rights must make arrangements for their beneficially owned shares of LG Studios to be registered in their name prior to the time the written objection to the Studios Arrangement Resolution is required to be received by LG Studios or, alternatively, make arrangements for the registered holder of such Lionsgate shares to dissent on their behalf.

71.	In order for a LG Studios Shareholder to exercise its Dissent Rights:

(a)

A written notice of dissent from the Studios Arrangement Resolution pursuant to Section 242 of the BC Act must be received by LG Studios from a dissenting shareholder by 4:00 p.m., Vancouver time, on March 6, 2025, which is the Business Day that is two Business Days immediately preceding the date of the LG Studios Special Meeting (or if the LG Studios Special Meeting is postponed or adjourned, at least two Business Days prior to the date of the postponed or adjourned LG Studios Special Meeting). The notice of dissent should be delivered by registered mail to LG Studios at: Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8, Attention: LG Studios, c/o Kimberly Burns.

(b)	A registered LG Studios Shareholder must dissent with respect to all LG Studios common shares of which they are the registered and beneficial owner.

(c)	The notice of dissent must set out the number of LG Studios common shares in respect of which the dissent rights are being exercised (the “LG Studios Dissenting Shares”).

(d)	Any such exercise of the Dissent Rights must otherwise comply with the requirements of section 237-247 of the BCBCA, as modified by the Plan of Arrangement and the Interim Order.

72.

Notwithstanding s. 244, if the Studios Arrangement Resolution is approved, and LG Studios sends a registered holder of the LG Studios Notice Shares of LG Studios’ intention to act upon the Studios Arrangement Resolution pursuant to Section 243 of the BC Act, the shareholder must, within twenty days after LG Studios sends such notice, send to LG Studios a written notice that such shareholder requires the purchase of all of the LG Studios Notice Shares in respect of which such holder has given notice of dissent, together with the share certificate or certificates representing such shares (including a written statement prepared in accordance with Section 244(1)(c) of the BC Act if the dissent is being exercised by the registered shareholder on behalf of a beneficial holder), whereupon, subject to the provisions of the BC Act relating to the termination of dissent rights, the shareholder becomes a dissenting shareholder, and is bound to sell and LG Studios is bound to purchase those LG Studios common shares.

73.	Studios Shareholders who duly and validly exercise Studios Dissent Rights with respect to their Studios Dissenting Shares and who:

(a)

are ultimately determined to be entitled to be paid fair value for their Studios Dissenting Shares will be entitled to be paid the fair value by New Lionsgate for the Studios Dissenting Shares and will be deemed to have irrevocably transferred such Studios Dissenting Shares to New Lionsgate (free and clear of all Liens) pursuant to Section 3.1.1(k) of the Plan of Arrangement; or

(b)

for any reason are ultimately not entitled to be paid fair value for their Studios Dissenting Shares will be deemed to have participated in the Arrangement on the same basis as a non-dissenting Studios Shareholder and will receive Lion Common Shares on the same basis as every other non-dissenting Studios Shareholder.

74.

In no case will New Lionsgate or Studios be required to recognize such Persons as holding Studios Shares after the effective time of the transactions described in Section 3.1.1(k) of the Plan of Arrangement and the names of such dissenting shareholders will be deleted from the central securities register of holders of Studios Shares as of such time.

Part 3:LEGAL BASIS

1.

The Petitioner pleads and relies on Sections 186 and 288-299 of the BCBCA; Rules 1-2(4), 2-1, 16-1, 4-4, 4-5, 16-1 and 22-1 of the Supreme Court Civil Rules; and the inherent jurisdiction of the Court.

2.	Section 288(1) of the BCBCA permits a company to propose an arrangement with its shareholders, creditors or other persons and may, in that arrangement, make any proposal it considers appropriate.

3.

Section 288(2) of the BCBCA sets out two preconditions for an arrangement to take effect: (a) the adoption of the arrangement in accordance with Section 289 the BCBCA; and (b) court approval under Section 291 of the BCBCA. Accordingly, the Arrangement requires the approval of this Honourable Court to proceed.

4.	Section 291 of the BCBCA contemplates plan of arrangement approval under the BCBCA as a three-step process:

(a)

The first step is an application for an interim order for directions for calling a Lionsgate Shareholders’ meeting to consider and vote on the Arrangement. The first application proceeds ex parte because of the administrative burden of serving the shareholders;

(b)	The second step is the meeting of the Lionsgate Shareholders, where the Arrangement is voted upon, and must be approved by a special resolution; and

(c)	The third step is the application for final Court approval of the arrangement.

Pacifica Papers Inc. (Re), 2001 BCSC 701 at para. 36

Interim Order

5.

Interim orders are preliminary in nature. They set in motion the application process relating to the arrangement and establish the parameters for the holding of a shareholders’ meeting to consider approving the arrangement in accordance with the statute.

Mason Capital Management, LLC v. Telus Corporation, 2012 BCSC 1582 at paras. 31-32.

6.

Section 291(2) of the BCBCA provides this Court with wide discretion to make orders in relation to how a shareholders’ meeting to consider the arrangement will be called, held and conducted as well as the notice to be given to interested persons in relation to court applications (including the power to dispense with notice) and granting of dissent rights, if any.

7.	The Interim Order sought in this Petition is substantially in the standard form.

Final Order

8.	Section 291(4)(a) of the BCBCA grants this Court the authority to make an order approving an arrangement.

9.	The test to be applied by the Court in assessing whether to grant Court approval of the arrangement is:

(a)	Whether statutory procedures for court approval of a plan of arrangement have been met;

(b)	Whether the application has been put forward in good faith; and

(c)	Whether the arrangement is fair and reasonable in that:

(i)	The arrangement has a valid business purpose; and

(ii)	It resolves the objections of those whose rights are being arranged in a fair and balanced way.

BCE Inc. v. 1976 Debentureholders, 2008 SCC 69 at paras. 137-138;

See also: TELUS Corporation (Re), 2012 BCSC 1919.

10.	The final court approval should be granted in the event that:

(a)	The statutory provisions are complied with, as amended by the terms of the Arrangement and the Interim Order;

(b)	The application has been put forward in good faith by Lionsgate and the vote of the Lionsgate Shareholders is bona fide; and

(c)	The Arrangement is procedurally and substantively fair and reasonable.

11.	The Final Order should be granted as the necessary steps will have been met.

Part 1: MATERIALS TO BE RELIED ON

1.	Affidavit #1 of Kaajal Prakash, made January 30, 2025;

2.	Affidavit #1 of Bruce Tobey, made January 30, 2025;

3.	Affidavit #2 of Bruce Tobey, to be affirmed, and

4.	Such other and further material as counsel may advise and the Court may permit.

The petitioner estimates that the hearing of the Petition will take 20 minutes.

Date: 30-Jan-2025	/s/ Samantha Chang
Signature of Samantha Chang
Lawyer for petitioner

To be completed by the court only:

Order made

☐   in the terms requested in paragraphs       of Part 1 of this Petition

☐   with the following variations and additional terms:

Date:

Signature of ☐ Judge ☐ Associate Judge

ENDORSEMENT ON ORIGINATING PLEADING OR PETITION FOR SERVICE OUTSIDE BRITISH COLUMBIA

The plaintiff(s) claim(s) the right to serve this pleading/petition on the defendant(s),        , outside British Columbia on the grounds that

Appendix A: Simplified version of Lionsgate’s corporate structure immediately prior to the Transactions

Appendix B: Simplified resulting corporate structures of both New Lionsgate and Starz, immediately after the Transactions

Annex Q

No.

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

LIONS GATE ENTERTAINMENT CORP.

PETITIONER

RE: IN THE MATTER OF SECTION 288 OF THE

BUSINESS CORPORATIONS ACT, S.B.C. 2002, C.57

AND:

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING

LIONS GATE ENTERTAINMENT CORP., THE SHAREHOLDERS OF

LIONS GATE ENTERTAINMENT CORP., LIONSGATE STUDIOS

CORP., THE SHAREHOLDERS OF LIONSGATE STUDIOS CORP.,

LG SIRIUS HOLDINGS ULC, AND LIONSGATE STUDIOS

HOLDING CORP.

NOTICE OF HEARING

TAKE NOTICE that the hearing for the Final Order set out in the Petition of Lions Gate Entertainment Corp. filed January XX, 2025 and will be heard at the courthouse at 800 Smithe Street, Vancouver, B.C. on May 1, 2025 at 9:45 a.m. or as soon thereafter as counsel may be heard, or such other date as Lions Gate Entertainment Corp. may determine appropriate.

1	Date of hearing

☐	The parties have agreed as to the date of the hearing of the petition.

☐

The parties have been unable to agree as to the date of the hearing but notice of the hearing will be given to the petition respondents in accordance with Rule 16-1(8)(b) of the Supreme Court Civil Rules.

☐	The petition is unopposed, by consent or without notice.

2	Duration of hearing

☐	It has been agreed by the parties that the hearing will take [time estimate].

☐	The parties have been unable to agree as to how long the hearing will take and

(a)	The time estimate of the petitioner is minutes, and

(b)	☐ the time estimate of the petition respondent(s) is minutes.

☐  the petition respondent(s) has(ve) not given a time estimate.

Q-1

3	Jurisdiction

☐	This matter is within the jurisdiction of an associate judge.

☐	This matter is not within the jurisdiction of an associate judge.

Date: /Apr/2025
Signature of Samantha Chang Lawyer for Petitioner

The Solicitors for the Petitioner are Dentons Canada LLP, whose office and address for delivery is 20th Floor, 250 Howe Street, Vancouver B.C. V6C 3R8 Telephone: 604.443.7121 (Reference: 556686-102)

Q-2

Annex R

No.

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

LIONSGATE STUDIOS CORP.

PETITIONER

RE: IN THE MATTER OF SECTION 288 OF THE

BUSINESS CORPORATIONS ACT, S.B.C. 2002, C.57

AND:

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING

LIONS GATE ENTERTAINMENT CORP., THE SHAREHOLDERS OF

LIONS GATE ENTERTAINMENT CORP., LIONSGATE STUDIOS

CORP., THE SHAREHOLDERS OF LIONSGATE STUDIOS CORP.,

LG SIRIUS HOLDINGS ULC, AND LIONSGATE STUDIOS

HOLDING CORP.

NOTICE OF HEARING

TAKE NOTICE that the hearing for the Final Order set out in the Petition of Lionsgate Studios Corp. filed January XX, 2025 and will be heard at the courthouse at 800 Smithe Street, Vancouver, B.C. on May 1, 2025 at 9:45 a.m. or as soon thereafter as counsel may be heard, or such other date as Lionsgate Studios Corp. may determine appropriate.

1	Date of hearing

☐	The parties have agreed as to the date of the hearing of the petition.

☐

The parties have been unable to agree as to the date of the hearing but notice of the hearing will be given to the petition respondents in accordance with Rule 16-1(8)(b) of the Supreme Court Civil Rules.

☐	The petition is unopposed, by consent or without notice.

2	Duration of hearing

☐	It has been agreed by the parties that the hearing will take [time estimate].

☐	The parties have been unable to agree as to how long the hearing will take and

(a)	The time estimate of the petitioner is minutes, and

(b)	☐ the time estimate of the petition respondent(s) is minutes.

☐  the petition respondent(s) has(ve) not given a time estimate.

R-1

3	Jurisdiction

☐	This matter is within the jurisdiction of an associate judge.

☐	This matter is not within the jurisdiction of an associate judge.

Date: /Apr/2025
Signature of Samantha Chang, Lawyer for Petitioner

The Solicitors for the Petitioner are Dentons Canada LLP, whose office and address for delivery is 20th Floor, 250 Howe Street, Vancouver B.C. V6C 3R8 Telephone: 604.443.7121 (Reference: 556686-102)

R-2

Annex S

TAX MATTERS AGREEMENT

by and between

LIONS GATE ENTERTAINMENT CORP.

and

LG ORION HOLDINGS ULC

Dated as of May 9, 2024

TAX MATTERS AGREEMENT

This TAX MATTERS AGREEMENT (this “Agreement”) is entered into as of May 9, 2024, by and between Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“LG Parent”), and LG Orion Holdings ULC, an unlimited liability company, a corporation organized under the laws of the Province of British Columbia, Canada (“Pubco” and, collectively with LG Parent, the “Companies,” and each, a “Company”).

RECITALS

WHEREAS, LG Parent, LG Sirius Holdings ULC, a British Columbia unlimited liability company (“HoldCo”), LG Orion Holdings ULC, a British Columbia unlimited liability company (“LG Studios”), Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), and certain Subsidiaries of SEAC have entered into a Business Combination Agreement, dated as of December 22, 2023 (the “BCA”), pursuant to which, among other things, LG Studios will amalgamate with a successor of SEAC to form Pubco (collectively with the other transactions contemplated by the BCA, the “Business Combination”);

WHEREAS, in connection with the Business Combination, LG Parent, HoldCo and LG Studios have entered into a Separation Agreement, dated as of the date hereof (the “Separation Agreement”), pursuant to which LG Parent will (i) transfer the LG Studios Assets to LG Studios and its applicable Subsidiaries, and LG Studios and its applicable Subsidiaries will assume the LG Studios Liabilities, in each case, as more fully described in the Separation Agreement and the Ancillary Agreements and (ii) transfer the LG Studios Equity Interests (as defined in the Separation Agreement) to HoldCo (such transactions collectively, the “Separation”); and

WHEREAS, as of the date hereof, Lions Gate Entertainment Inc., a Delaware corporation, (“LGEI”) is the common parent of an affiliated group (as defined in Section 1504 of the Code) of corporations, including Lions Gate Capital Holdings 1, Inc. (“LGCH 1”), which has elected to file consolidated Tax Returns for Federal Income Tax purposes;

WHEREAS, as a result of the Separation, LGCH 1 and its Subsidiaries will cease to be members of the affiliated group of which LGEI is the common parent; and

WHEREAS, the Companies desire to provide for and agree upon the allocation among them of liabilities for Taxes arising prior to and subsequent to the Separation and to provide for and agree upon other matters relating to Taxes.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Companies hereby agree as follows:

Article 1. Definition of Terms. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

“Accounting Cutoff Date” means any date as of the end of which there is a closing of the financial accounting records for such entity.

“Action” has the meaning set forth in the Separation Agreement.

“Actually Realized” or “Actually Realizes” means actually incurred or realized (or actually incurs or realizes), and for purposes of determining the timing of the incurrence of any Tax liability or the realization of a Refund or other Tax Benefit (or any related Tax cost or benefit), whether by receipt or as a credit or other offset to Taxes payable, by a Person in respect of any payment, transaction, occurrence or event, such Tax liability, Refund or other Tax Benefit (or any related Tax cost or benefit) shall be Actually Realized at the time at which the amount of Taxes paid (or Refund or other Tax Benefit realized) by such Person is increased above (or reduced below) the amount of Taxes that such Person would have been required to pay (or Refund or other Tax Benefit that such Person would have realized) but for such payment, transaction, occurrence or event.

“Adjustment Request” means any formal or informal claim or request filed with any Tax Authority, or with any administrative agency or court, for the adjustment, Refund or credit of Taxes, including (a) any amended Tax Return claiming adjustment to the Taxes as reported on the Tax Return or, if applicable, as previously adjusted, (b) any claim for equitable recoupment or other offset and (c) any claim for Refund or credit of Taxes previously paid.

“Affiliate” has the meaning set forth in the Separation Agreement.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Agreement” has the meaning set forth in the Separation Agreement.

“BCA” has the meaning set forth in the recitals.

“Business Combination” has the meaning set forth in the recitals.

“Business Day” has the meaning set forth in the Separation Agreement.

“Carryback” means the carryback permitted under the Code or other applicable Tax Law of any net operating loss, net capital loss, excess tax credit or other similar Tax Asset of any member of the LG Studios Group or the Parent Group from a Post-Separation Period to a Pre-Separation Period during which such member of such Group was included in a Joint Return filed for such Pre-Separation Period.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” and “Companies” have the meaning set forth in the preamble.

“Compensatory Equity Interests” has the meaning set forth in Section 6.02(a).

“Dispute” has the meaning set forth in Article 12.

“Effective Date” has the meaning set forth in the Separation Agreement.

“Effective Time” has the meaning set forth in the Separation Agreement.

“Federal Income Tax” means any Tax imposed by Subtitle A of the Code (and, for the avoidance of doubt and without duplication, any interest, penalties, additions to Tax or additional amounts in respect of the foregoing).

“Final Determination” means the final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a taxable period, by (a) IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the Laws of a state, local or non-U.S. taxing jurisdiction, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for Refund or the right of the Tax Authority to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be); (b) a decision, judgment, decree or other order by a court of competent jurisdiction, which has become final and unappealable; (c) a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or a comparable agreement under the Laws of a state, local or non-U.S. taxing jurisdiction; (d) any allowance of a Refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such Refund may be recovered (including by way of offset) by the jurisdiction imposing such Tax; or (e) any other final disposition of such liability, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the Companies.

“Former Parent Employees” has the meaning set forth in the Separation Agreement.

“Former LG Studios Employees” has the meaning set forth in the Separation Agreement.

“Governmental Authority” has the meaning set forth in the Separation Agreement.

“Group” means the Parent Group or the LG Studios Group, as the context requires.

“HoldCo” has the meaning set forth in the recitals.

“Indemnitee” has the meaning set forth in Section 5.02(a).

“Indemnitor” has the meaning set forth in Section 5.02(a).

“Intended Tax Treatment” has the meaning set forth in the BCA.

“IRS” means the United States Internal Revenue Service.

“Joint Return” means any Tax Return of a member of the Parent Group or the LG Studios Group that is not a Separate Return.

“Law” has the meaning set forth in the Separation Agreement.

“LGCH 1” has the meaning set forth in the preamble.

“LGEI” has the meaning set forth in the preamble.

“LG Parent” has the meaning set forth in the preamble.

“LG Parent Affiliated Group” means the affiliated group (as defined in Section 1504 of the Code and the Treasury Regulations thereunder) of which LGCH 1 is the common parent.

“LG Parent Business Tax” means any and all Taxes attributable to the operations and assets of the Starz Business, as determined by Pubco in its good-faith discretion.

“LG Parent Carryback” means the carryback permitted under the Code or other applicable Tax Law of any net operating loss, net capital loss, excess tax credit or other similar Tax Asset of any member of the Parent Group from a Post-Separation Period to a Pre-Separation Period during which such member of the Parent Group was included in a Joint Return filed for such Pre-Separation Period.

“LG Parent Comp Deduction” means any deduction which any member of the Parent Group is entitled to claim pursuant to Section 6.02(a).

“LG Parent Federal Consolidated Income Tax Return” means any Tax Return of the LG Parent Affiliated Group with respect to Federal Income Taxes.

“LG Parent Return” has the meaning set forth in Section 4.01.

“LG Parent Separate Return” means any Separate Return of LG Parent or any member of the Parent Group.

“LG Parent Single Business Tax Return” means any Tax Return (including any affiliated, consolidated, combined or unitary Tax Return) that includes assets or activities relating only to the Starz Business.

“LG Parent Specified Taxes” means (i) any Taxes relating to any Pre-Separation Period arising with respect to the businesses, operations, assets and activities of the non-U.S. Starz Business while conducted by any member of the Studio Group (or any Subsidiary of a member of the Studio Group at such time), including the transfer or assignment of such businesses, operations, assets and activities from any member of the Studio Group to any member of the Parent Group and (ii) any Taxes relating to any Pre-Separation Period arising with respect to the businesses, operations, assets and activities of the Starz Business or equity investments made by the Starz Business while conducted by any member of the Parent Group (or any Subsidiary of a member of the Parent Group at such time) to the extent such businesses, operations, assets and activities or investments (or the entities conducting them) have been sold, transferred or distributed by the Parent Group to the Studio Group in any Pre-Separation Period, including any transactions undertaken to effectuate the sale, transfer or distribution of such businesses, operations, assets and activities (or the entities conducting them) or investments to the Studio Group, along with any other related transactions in connection therewith.

“LG Parent Tax Asset” means any Tax Asset attributable to or arising with respect to or as a result of any asset or activity of the Starz Business, determined by Pubco in its good-faith discretion on a pro forma basis without taking into account any Tax Items attributable to the Studio Business.

“Loss” has the meaning set forth in Section 6.01(b).

“Mixed Business Tax Return” means any Tax Return (including any affiliated, consolidated, combined or unitary Tax Return) that relates to at least one asset or activity that is part of the Starz Business, on the one hand, and at least one asset or activity that is part of the Studio Business, on the other hand.

“Non-Preparer” means the Company that is not the Preparer.

“Non-U.S. Income Tax” means any Tax imposed by any non-U.S. country or any possession of the United States, or by any political subdivision of any non-U.S. country or possession of the United States, which is an income tax as defined in Treasury Regulations Section 1.901-2 (and, for the avoidance of doubt and without duplication, any interest, penalties, additions to Tax or additional amounts in respect of the foregoing).

“Parent Employees” has the meaning set forth in the Separation Agreement.

“Parent Group” has the meaning set forth in the Separation Agreement.

“Past Practices” has the meaning set forth in Section 4.03(a).

“Person” has the meaning set forth in the Separation Agreement.

“Post-Separation Period” means any Tax Period beginning after the Effective Date and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Effective Date.

“Preparer” means, with respect to any Tax Return, the Company having responsibility for preparing and filing such Tax Return under this Agreement.

“Pre-Separation Period” means any Tax Period ending on or before the Effective Date and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Effective Date.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the U.S. Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by LG Parent and Pubco cooperating together in good faith) or any similar release by the U.S. Federal Reserve Board (as determined by LG Parent and Pubco cooperating together in good faith).

“Privilege” means any privilege that may be asserted under applicable Law, including any privilege arising under or relating to the attorney-client relationship (including the attorney-client and work-product privileges), the accountant-client privilege and any privilege relating to internal evaluation processes.

“Pubco” has the meaning set forth in the preamble.

“Refund” means any refund (or credit in lieu thereof) of Taxes (including any overpayment of Taxes that can be refunded or, alternatively, applied to or against other Taxes payable), including any interest paid by a Tax Authority on or with respect to such refund (or credit or overpayment).

“Retention Date” has the meaning set forth in Section 8.01.

“SEAC” has the meaning set forth in the recitals.

“Separate Return” means (a) in the case of any Tax Return of any member of the LG Studios Group (including any affiliated, consolidated, combined, unitary or other similar Tax Return), any such Tax Return that does not include any member of the Parent Group, and (b) in the case of any Tax Return of any member of the Parent Group (including any affiliated, consolidated, combined, unitary or other similar Tax Return), any such Tax Return that does not include any member of the LG Studios Group.

“Separation” has the meaning set forth in the recitals.

“Separation Agreement” has the meaning set forth in the recitals.

“Separation Transactions” means the Separation and other transactions contemplated by the Separation Agreement and the Ancillary Agreements.

“Starz Business” has the meaning set forth in the Separation Agreement.

“State Income Tax” means any Tax imposed by any state of the United States (or by any political subdivision of any such state) or the District of Columbia, or any city or municipality located therein, which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income (and, for the avoidance of doubt and without duplication, any interest, penalties, additions to Tax or additional amounts in respect of the foregoing).

“LG Studios” has the meaning set forth in the recitals.

“LG Studios Assets” has the meaning set forth in the Separation Agreement.

“LG Studios Employees” has the meaning set forth in the Separation Agreement.

“LG Studios Group” has the meaning set forth in the Separation Agreement.

“LG Studios Liabilities” has the meaning set forth in the Separation Agreement.

“Studio Affiliated Group” means the affiliated group (as defined in Section 1504 of the Code and the regulations thereunder) of which LGEI is the common parent.

“Studio Business,” with respect to any Pre-Separation Period, has the meaning set forth in the Separation Agreement, and, with respect to any Post-Separation Period, means the businesses, operations, assets and activities conducted or owned by the LG Studios Group or any member thereof.

“Studio Business Tax” means any and all Taxes attributable to the operations and assets of the Studio Business, as determined by Pubco in its good-faith discretion.

“Studio Comp Deduction” means any deduction which any member of the LG Studios Group is entitled to claim pursuant to Section 6.02(a).

“Studio Federal Consolidated Income Tax Return” means any Tax Return of the Studio Affiliated Group with respect to Federal Income Taxes.

“Studio Return” has the meaning set forth in Section 4.02.

“Studio Separate Return” means any Separate Return of Pubco or any member of the LG Studios Group.

“Studio Single Business Tax Return” means any Tax Return (including any affiliated, consolidated, combined or unitary Tax Return) that includes assets or activities relating only to the Studio Business.

“Studio Specified Taxes” means any non-U.S. Taxes (other than any Taxes that are LG Parent Specified Taxes) attributable to any Pre-Separation Period transactions undertaken by any member of the Parent Group (or any predecessor thereof) or the Studio Group (or any predecessor thereof) outside of the ordinary course of the Starz Business operations, as determined by Pubco in its good-faith discretion (for the avoidance of doubt, including any non-U.S. Taxes attributable to any agreement, instrument or other transaction entered into to facilitate the original acquisition of the entities conducting the Starz Business by LG Parent (or any of its Subsidiaries)).

“Studio Tax Asset” means any Tax Asset attributable to or arising with respect to or as a result of any asset or activity of the Studio Business, determined by Pubco in its good-faith discretion on a pro forma basis without taking into account any Tax Items attributable to the Starz Business.

“Straddle Period” means any Tax Period that begins on or before and ends after the Effective Date.

“Subsidiary” has the meaning set forth in the Separation Agreement.

“Tax” or “Taxes” means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers’ compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value-added, goods and services, business license fee, net wealth, alternative minimum, estimated or other tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any Governmental Authority, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

“Tax Asset” means a net operating loss, net capital loss, unused investment credit, unused foreign tax credit, excess charitable contribution, general business credit or any other Tax Item that could reduce a Tax.

“Tax Authority” means, with respect to any Tax, the Governmental Authority or other authority responsible for the administration, determination, assessment, imposition and/or collection of such Tax or the enforcement of any Law in relation to such Tax.

“Tax Benefit” means any Refund, credit or other reduction in Taxes paid or payable. For purposes of this Agreement, the amount of any Tax Benefit Actually Realized by a Person as a result of any Tax Item shall be determined on a “with and without basis.”

“Tax Contest” means an audit, review, examination or any other administrative or judicial proceeding by any Governmental Authority with the purpose or effect of redetermining Taxes (including any administrative or judicial review of any claim for Refund).

“Tax Item” means any item of income, gain, loss, deduction, credit or any other item that could increase or decrease the amount of Taxes paid or payable.

“Tax Law” means the Law of any Governmental Authority relating to any Tax.

“Tax Period” means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

“Tax Records” means any Tax Returns, Tax Return workpapers, documentation (legal, accounting, financial, etc.) relating to any Tax Contests or Refunds or supporting any material Tax Items and any other books of account or records (whether or not in written, electronic or other tangible or intangible forms and whether or not stored on electronic or any other medium) required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

“Tax Return” means any report of Taxes due, any claim for Refund, any information return with respect to Taxes or any other similar report, statement, declaration or document filed or required to be filed under the Code or other Tax Law, including any attachments, exhibits, schedules or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

“Technical Tax Dispute” means any Dispute that relates to a technical Tax issue (i.e., an issue regarding the interpretation and/or application of applicable Tax Law).

“Third-Party Claim” has the meaning set forth in the Separation Agreement.

“Treasury Regulations” means the regulations promulgated from time to time under the Code as in effect (or upon which taxpayers may rely) for the relevant Tax Period.

Article 2. Allocation of Tax Liabilities.

Section 2.01 General Rules.

(a) LG Parent Liability. Except as otherwise provided in Section 2.02, LG Parent shall be liable for, and shall indemnify and hold harmless Pubco and the LG Studios Group from and against, any and all liabilities for LG Parent Business Taxes.

(b) Pubco Liability. Except as otherwise provided in Section 2.02, Pubco shall be liable for, and shall indemnify and hold harmless the Parent Group from and against, any and all liabilities for Studio Business Taxes.

(c) Costs and Expenses. The amounts for which LG Parent or Pubco, as applicable, is liable pursuant to Section 2.01(a) and (b), respectively, or for which either Company is liable pursuant to Section 2.02, shall include all reasonable accounting, legal and other professional fees and court costs incurred that are attributable to the relevant Taxes.

(d) Calculation of Taxes. For purposes of this Article 2, any reference to Taxes shall include, unless specifically excluded, (i) a reduction in Refund and (ii) any increase in such Tax as a result of a Final Determination.

(e) Employment Taxes. Notwithstanding anything contained in this Article 2 to the contrary, this Agreement shall not apply with respect to any liability or responsibility for Taxes allocated pursuant to the Separation Agreement or any other Ancillary Agreement.

Section 2.02 Certain Transaction and Other Taxes.

(a) Pubco Liability. Pubco shall be liable for, and shall indemnify and hold harmless the Parent Group from and against any and all liabilities for:

(i) any stamp, sales and use, gross receipts or other transfer Tax imposed by any Tax Authority on any member of the LG Studios Group (if such member is primarily liable for such Tax) on the transfers occurring pursuant to the Separation Transactions;

(ii) any value-added or goods and services Tax imposed by any Tax Authority on any transfer occurring pursuant to the Separation Transactions to the extent that any member of the LG Studios Group is the transferee with respect to the relevant transfer;

(iii) any Tax resulting from a breach by Pubco of any representation or covenant made by Pubco (or any other member of the LG Studios Group) in the Separation Agreement, this Agreement or any other Ancillary Agreement; and

(iv) any Studio Specified Taxes.

(b) LG Parent Liability. LG Parent shall be liable for, and shall indemnify and hold harmless the LG Studios Group from and against any and all liabilities for:

(i) any stamp, sales and use, gross receipts or other transfer Tax imposed by any Tax Authority on any member of the Parent Group (if such member is primarily liable for such Tax) on the transfers occurring pursuant to the Separation Transactions;

(ii) any value-added or goods and services Tax imposed by any Tax Authority on any transfer occurring pursuant to the Separation Transactions to the extent that any member of the Parent Group is the transferee with respect to the relevant transfer;

(iii) any Tax resulting from a breach by LG Parent of any representation or covenant made by LG Parent (or any other member of the Parent Group) in the Separation Agreement, this Agreement or any other Ancillary Agreement; and

(iv) any LG Parent Specified Taxes.

Article 3. Proration of Taxes for Straddle Periods

Section 3.01 General Method of Proration. In the case of any Straddle Period, Tax Items shall be apportioned between Pre-Separation Periods and Post-Separation Periods in accordance with the principles of Treasury Regulations Section 1.1502-76(b) and any other applicable Tax Law as reasonably interpreted and applied by Pubco in its good-faith discretion. LGEI may determine in its sole discretion whether to make a ratable allocation election under Treasury Regulations Section 1.1502-76(b)(2)(ii) with respect to the Studio Affiliated Group. LG Parent shall, and shall cause each member of the Parent Group to, take all actions necessary to give effect to such election. If the Effective Date is not an Accounting Cutoff Date, the provisions of Treasury Regulations Section 1.1502-76(b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items) for the month which includes the Effective Date.

Section 3.02 Transactions Treated as Extraordinary Items. In determining the apportionment of Tax Items between Pre-Separation Periods and Post-Separation Periods, any Tax Items relating to the Separation

Transactions shall be treated as extraordinary items described in Treasury Regulations Section 1.1502-76(b)(2)(ii)(C) and shall (to the extent occurring on or prior to the Effective Date) be allocated to Pre-Separation Periods, and any Taxes related to such items shall be treated under Treasury Regulations Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall (to the extent occurring on or prior to the Effective Date) be allocated to Pre-Separation Periods.

Article 4. Preparation and Filing of Tax Returns.

Section 4.01 LG Parent Returns. LG Parent shall prepare and timely file, or cause to be prepared and timely filed, (in each case, taking into account applicable extensions) any and all LG Parent Separate Returns and other Tax Returns required to be filed by or with respect to a member of the Parent Group other than a Studio Return (each, a “LG Parent Return”). LG Parent shall pay or cause to be paid all Taxes shown to be due on any such LG Parent Return to the relevant Tax Authority, and Pubco shall make any payments to LG Parent required pursuant to Section 5.02 in respect of any such LG Parent Return.

Section 4.02 Pubco Returns. Pubco shall prepare and timely file, or cause to be prepared and timely filed, (in each case, taking into account applicable extensions) any and all (a) Studio Federal Consolidated Income Tax Returns, (b) other Joint Returns and (c) Studio Separate Returns (each, a “Studio Return”). Pubco shall pay or cause to be paid all Taxes shown to be due on any such Studio Return to the relevant Tax Authority, and LG Parent shall make any payments to Pubco required pursuant to Section 5.02 in respect of any such Studio Return.

Section 4.03 Tax Accounting Practices.

(a) General Rule. Except as otherwise provided in Section 4.03(b), with respect to any (x) Tax Return for any Pre-Separation Period, (y) any other Tax Return that is a Studio Return to the extent that Tax Items reported on such Tax Return could reasonably be expected to affect Tax Items reported on any LG Parent Return, Mixed Business Tax Return or LG Parent Single Business Tax Return or (z) any other Tax Return that is a LG Parent Return to the extent that Tax Items reported on such Tax Return could reasonably be expected to affect Tax Items reported on any Studio Return, Mixed Business Tax Return or Studio Single Business Tax Return, (i) such Tax Return shall be prepared in accordance with past accounting methods or conventions (“Past Practices”) used with respect to the Tax Returns in question except as otherwise required by a subsequent change in Law, and to the extent that there is no Past Practice with respect to any such Tax Item or in the event of a subsequent change in Law, in accordance with reasonable Tax accounting practices selected by the Preparer and reasonably acceptable to the Non-Preparer, and (ii) notwithstanding anything to the contrary in clause (i), Pubco and LG Parent shall not, and shall not permit or cause any member of their respective Groups to, take any position with respect to any Tax Item on any such Tax Return, or otherwise treat a Tax Item, in a manner that is inconsistent with the manner in which such Tax Item (or related Tax Items) is (or are) reported on an LG Parent Return or a Studio Return, respectively, unless, in each case, there is no reasonable basis for such reporting.

(b) Reporting of Transactions. Except to the extent otherwise required by a change in applicable Tax Law or as a result of a Final Determination (for purpose of clause (x), without regard to clause (d) or (e) of such defined term), neither LG Parent nor Pubco shall, and neither shall permit or cause any member of its respective Group to, take any position that is inconsistent with (x) the Intended Tax Treatment or (y) to the extent not included in the Intended Tax Treatment, the Tax treatment of the Separation Transactions as determined by Pubco in its good-faith discretion.

Section 4.04 Consolidated or Combined Tax Returns. Except as otherwise required by Section 4.03(b), Pubco shall determine in its good-faith discretion whether to file a Tax Return for any Tax Period as a Joint Return and the entities to be included in any such Joint Return, and Pubco shall (and shall be entitled to), in its good-faith discretion, make or revoke any Tax elections, adopt or change any Tax accounting methods and determine any other position taken on or in respect of any Joint Return, provided that, if any Joint Return described in this sentence is not a Tax Return described in Section 4.05(a), no later than thirty (30) days prior to the due date for filing such Joint Return (taking into account applicable extensions), Pubco shall deliver to LG Parent for its review and comment a copy of such Tax Return (or relevant portions thereof) and shall consider in good faith any reasonable comments provided by LG Parent within fifteen (15) days of receiving such Tax Return (or portion thereof). LG Parent shall elect to join (and take any other action necessary to give effect to such election), and shall cause its respective Affiliates to elect to join (and take any other action necessary to give effect to such election), in filing any Joint Returns that Pubco determines are required to be filed or that Pubco chooses to file.

Section 4.05 Preparation and Review of Tax Returns.

(a) General. In the case of any Tax Return (i) which relates to Taxes for which the Non-Preparer (or any of its Affiliates) is or would reasonably be expected to be liable, (ii) with respect to which the Non-Preparer (or any of its Affiliates) is or would reasonably be expected to be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of such Taxes reported on such Tax Return or (iii) which relates to Taxes for which the Non-Preparer would reasonably be expected to have a claim for Refunds or other Tax Benefits under this Agreement, the Preparer shall deliver to the Non-Preparer for its review and comment a copy of such Tax Return (or relevant portions thereof), workpapers and other supporting documents available for review forty-five (45) Business Days prior to the due date for filing of such Tax Return (taking into account applicable extensions) or, if later, as soon as reasonably practicable, accompanied, if applicable, by a calculation of the amount of any Taxes with respect to such Tax Return for which the Non-Preparer is liable under the provisions of Article 2 and describing in reasonable detail the particulars relating thereto. If for any reason the Non-Preparer does not agree with the preparation of such Tax Return (or portion thereof) or with such accompanying calculation, the Non-Preparer shall notify the Preparer of such disagreement within fifteen (15) Business Days of receiving such Tax Return (or portion thereof) and such calculation. The Companies shall attempt in good faith to resolve any such disagreement as promptly as practicable and prior to the due date for filing such Tax Return (taking into account applicable extensions). If the Preparer and Non-Preparer are unable to resolve any such disagreement prior to the due date for filing such Tax Return (taking into account applicable extensions), the Preparer shall file such Tax Return as originally prepared (but reflecting any items on which the Preparer and the Non-Preparer have agreed), and any disagreement shall be resolved in accordance with the dispute resolution provisions of Article 12. Without limiting the foregoing provisions of this Section 4.05(a) or of Article 7, if requested, the Preparer shall reasonably promptly make any Tax Return (or the relevant portions thereof) and related workpapers and other supporting documents available for review by the Non-Preparer to the extent that such review is reasonably necessary for the Non-Preparer to confirm compliance with the terms of this Agreement.

(b) Execution of Tax Returns Prepared by Other Company. In the case of any Tax Return required by Law to be signed by the Non-Preparer (or any of its Affiliates) (or by any of their respective authorized representatives), the Non-Preparer (or such Affiliate or authorized representative) shall not be required to sign such Tax Return under this Agreement unless, upon the reasonable written request of the Non-Preparer to the Preparer with respect to one or more material items reported on such Tax Return, there is, in the opinion of a tax counsel or accountant of recognized national standing in the applicable jurisdiction(s) relating to each such item, at least a greater than 50% likelihood of prevailing on the merits for the Tax treatment of each such material item. For the avoidance of doubt, the Companies shall resolve any dispute with respect to the likelihood of any tax treatment prevailing on the merits pursuant to the procedures set forth in Article  12.

Section 4.06 Adjustment Requests and Studio Carrybacks. Unless LG Parent or Pubco, as applicable, otherwise consents in writing, Pubco and LG Parent shall (and each shall cause each member of its respective Group to) (i) not file any Adjustment Request with respect to any Joint Return (or any other Tax Return reflecting or affecting Taxes for which the other Company is responsible under Article 2) (other than any Adjustment Request claiming a Refund as a result of an overpayment of estimated Taxes on Tax Returns filed in the ordinary course of business), (ii) make any available election to relinquish, waive or otherwise forgo any Carryback arising in a Post-Separation Period to any Joint Return, and (iii) not make any affirmative election to claim any such Carryback; provided, however, that any such Adjustment Request shall be made with respect to any Carryback upon the reasonable request of a Company if such Carryback is necessary to prevent the loss of the Tax Benefit of such Carryback and the use of such Carryback will cause no Tax detriment to the other Company or any of its Affiliates. Any Adjustment Request to which a Company consents pursuant to this Section  4.06 shall be prepared and filed by the Preparer for the Tax Return to be adjusted.

Section 4.07 Apportionment of Earnings and Profits and Tax Assets.

(a) For purposes of preparing and filing any LG Parent Federal Consolidated Income Tax Return or any Studio Federal Consolidated Income Tax Return, if the Studio Affiliated Group has a Tax Asset, the portion, if any, of such Tax Asset apportioned to LG Parent or the members of the Parent Group and treated as a carryover to the first Post-Separation Period of Pubco (or such member) shall be determined by Pubco in accordance with Treasury Regulations Sections 1.1502-21, 1.1502-22 and 1.1502-79 (and, if applicable, 1.1502-21A and 1.1502-79A).

(b) No Tax Asset with respect to consolidated Federal Income Tax of the Studio Affiliated Group, other than those described in Section 4.07(a), and no Tax Asset with respect to affiliated, consolidated, combined, unitary or similar State Income Tax or Non-U.S. Income Tax, in each case, arising in respect of a Joint Return shall be apportioned to LG Parent or any member of the Parent Group, except as Pubco (or such member of the LG Studios Group as Pubco shall designate) determines is otherwise required under applicable Tax Law.

(c) Pubco (or its designee) shall determine the portion, if any, of any Tax Asset which must (absent a Final Determination to the contrary) be apportioned to LG Parent or any member of the Parent Group in accordance with this Section 4.07 and applicable Tax Law and the amount of tax basis and earnings and profits to be apportioned to LG Parent or any member of the Parent Group in accordance with this Section 4.07 and applicable Tax Law, and shall provide written notice of the calculation thereof to LG Parent as soon as reasonably practicable after Pubco or its designee prepares such calculation. For the avoidance of doubt, Pubco shall not be liable to LG Parent or any member of the Parent Group for any failure of any determination under this Section 4.07 to be accurate or sustained under applicable Tax Law, including as the result of any Final Determination.

(d) The written notice delivered by Pubco pursuant to Section 4.07(c) shall be binding on LG Parent and each member of the Parent Group and shall not be subject to dispute resolution; provided that Pubco shall consider in good faith any reasonable comments LG Parent may timely provide with respect to such written notice. Except to the extent otherwise required by a change in applicable Tax Law or pursuant to a Final Determination, LG Parent shall not take any position (whether on a Tax Return or otherwise) that is inconsistent with the information contained in such written notice.

(e) Notwithstanding any of the above, the foregoing provisions of this Section 4.07 shall not be construed as obligating Pubco to undertake any determination described therein. In the event that LG Parent requests that Pubco undertake any such determination and Pubco determines not to undertake such determination and so advises LG Parent, LG Parent shall be permitted to undertake such determination at its own cost and expense and shall notify Pubco of its determination (which determination shall not be binding on Pubco).

Article 5. Tax Payments.

Section 5.01 Payment of Taxes. The Preparer shall pay or cause to be paid any Tax required to be paid (including as a result of any adjustment pursuant to a Final Determination) to the applicable Tax Authority with respect to any Tax Return required to be prepared by the Preparer on or before the relevant date such Tax is required to be paid. In the case of any payment of Taxes for which the Non-Preparer is responsible under Article 2, the Preparer shall provide proof of payment reasonably satisfactory to the Non-Preparer.

Section 5.02 Indemnification Payments.

(a) Except as otherwise provided in this Agreement, any payment of any liability hereunder shall be made to the Company (or another Person as provided in Section 5.02(b)) entitled to such payment (such Company or other Person in its capacity as an indemnitee, an “Indemnitee”) within twenty (20) Business Days of delivery by the Indemnitee to the other Company (or another Person as provided in Section 5.02(b)) (such Company or other Person in its capacity as an indemnitor, an “Indemnitor”) of a written notice and demand for payment of such amount, accompanied by a statement detailing the liability paid and the calculation of the amount payable by the Indemnitor and describing in reasonable detail the particulars relating thereto, provided that, in the case of any indemnification payment in respect of any Tax to be paid to a Tax Authority, no such payment shall be required to be made any earlier than five (5) Business Days prior to the date the relevant Tax is required to be paid to the applicable Tax Authority.

(b) All indemnification payments under this Agreement shall be made by LG Parent directly to Pubco and vice versa; provided, however, that, if the Companies mutually agree with respect to any such indemnification payment, any member of the Parent Group, on the one hand, may make such indemnification payment to any member of the LG Studios Group, on the other hand, and vice versa.

Article 6. Tax Benefits.

Section 6.01 Tax Benefits.

(a) Except as otherwise provided herein, (i) LG Parent shall be entitled to any Refund of any Taxes for which LG Parent is liable hereunder and (ii) Pubco shall be entitled to any Refund of any Taxes for which Pubco is liable hereunder (other than any Refund to which LG Parent is entitled pursuant to clause (i) above). The Company receiving a Refund to which another Company is entitled hereunder, in whole or in part, shall pay over the amount of such Refund (or portion thereof), and any interest on such amount received from the applicable Tax Authority, but net of any reasonable costs and expenses (including any Taxes and reasonable professional fees) incurred by the Company (or a member of its Group) receiving such Refund in connection with obtaining or securing such Refund, to such other Company within thirty (30) Business Days after the receipt of such Refund or application of such Refund against Taxes otherwise payable. To the extent that any Refund (or portion thereof) in respect of which any amounts were paid over pursuant to the immediately preceding sentence is subsequently disallowed by the applicable Tax Authority, the Company that received such amounts shall promptly repay such amounts (together with any penalties, interest or other charges imposed by the relevant Tax Authority) to the other Company.

(b) If (i) a member of the LG Studios Group Actually Realizes any Tax Benefit (A) as a result of the utilization of any LG Parent Tax Asset or (B) as a result of any liability, obligation, loss or payment (each, a “Loss”) for which a member of the Parent Group is required to indemnify any member of the LG Studios Group pursuant to the Separation Agreement, this Agreement or any other Ancillary Agreement (in each case, without duplication of any amounts payable or taken into account under the Separation Agreement, this Agreement or any other Ancillary Agreement) or (ii) a member of the Parent Group Actually Realizes any Tax Benefit (A) as a result of the utilization of any Studio Tax Asset or (B) as a result of any Loss for which a member of the LG Studios Group is required to indemnify any member of the Parent Group pursuant to the Separation Agreement, this Agreement or any other Ancillary Agreement (in each case, without duplication of any amounts payable or taken into account under the Separation Agreement, this Agreement or any other Ancillary Agreement), Pubco or LG Parent, as the case may be, shall make a payment to the other Company in an amount equal to the amount of such Actually Realized Tax Benefit in cash within thirty (30) Business Days of such Tax Benefit being Actually Realized; provided that no Company (or any Affiliates of any Company) shall be obligated to make a payment otherwise required pursuant to this Section 6.01(b) to the extent making such payment would place such Company (or any of its Affiliates) in a less favorable net after-Tax position than such Company (or such Affiliate) would have been in if the relevant Tax Benefit had not been Actually Realized. To the extent that any Tax Benefit (or portion thereof) in respect of which any amounts were paid over pursuant to the foregoing provisions of this Section 6.01(b) is subsequently disallowed by the applicable Tax Authority, the Company that received such amounts shall promptly repay such amounts (together with any penalties, interest or other charges imposed by the relevant Tax Authority) to the other Company.

(c) No later than twenty (20) Business Days after a Tax Benefit described in Section 6.01(b) is Actually Realized by a member of the Parent Group or a member of the LG Studios Group, LG Parent (if a member of the Parent Group Actually Realizes such Tax Benefit) or Pubco (if a member of the LG Studios Group Actually Realizes such Tax Benefit), as the case may be, shall provide the other Company with a written statement detailing the amount payable to the other Company pursuant to Section 6.01(b) and describing in reasonable detail the particulars relating thereto. In the event that LG Parent or Pubco, as the case may be, disagrees with any such calculation described in this Section 6.01(c), LG Parent or Pubco shall so notify the other Company in writing within fifteen (15) Business Days of receiving such written calculation. LG Parent and Pubco shall endeavor in good faith to resolve such disagreement, and, failing that, the amount payable under this Article 6 shall be determined in accordance with the dispute-resolution provisions of Article 12 as promptly as practicable.

(d) LG Parent shall be entitled to any Refund Actually Realized by a member of the LG Studios Group that is attributable to, and would not have arisen but for, an LG Parent Carryback that is required under applicable Tax Law and is not effected in violation of Section 4.06; provided, however, that LG Parent shall indemnify and hold the members of the LG Studios Group harmless from and against any and all collateral Tax consequences resulting from, attributable to or caused by any such LG Parent Carryback, including (but not limited to) the loss or postponement of any benefit from the use of any Studio Tax Asset if (x) such Studio Tax Asset expires unutilized, but would have been utilized but for such LG Parent Carryback, or (y) the use of such Studio Tax Asset is postponed to a later taxable period than the taxable period in which such Studio Tax Asset would have been utilized but for such LG Parent Carryback. Any such payment of such Refund made by any member of the LG Studios Group to LG Parent pursuant to this Section 6.01(d) shall be recalculated as appropriate in light of any Final Determination (or any other facts that may arise or come to light after such payment is made, such as a carryback of a Tax Asset of the LG Studios Group to a Tax Period in respect of which such Refund is received) that would affect the amount to which LG Parent is entitled, and an appropriate adjusting payment shall be made by LG Parent to the LG Studios Group such that the aggregate amount paid pursuant to this Section 6.01(d) equals such recalculated amount.

(e) Any determinations with respect to any Refund or other Tax Benefit to which a Group may be entitled pursuant to any of the foregoing provisions of this Section 6.01 shall be made without duplication of any Refund, Tax Benefit or Tax Item to the extent already taken into account (i) in determining any entitlement of such Group to any amounts pursuant to any other provision of this Section 6.01 or this Agreement or (ii) to reduce any liability for Taxes of such Group under Article 2.

(f) For purposes of this Agreement, the amount of any Refund required to be paid to another Company shall be reduced by the net amount of any Taxes imposed on, related to or attributable to the receipt or accrual of such Refund.

Section 6.02 LG Parent and Studio Tax Deductions in Respect of Certain Equity Awards and Incentive Compensation.

(a) Allocation of Deductions. To the extent permitted by applicable Tax Law, Tax deductions arising from exercises of compensatory options and stock appreciation rights, settlement of restricted stock unit awards or exercises, vesting or settlement of any other compensatory equity or equity-based award, in each case, with respect to stock of any member of the LG Studios Group or the Parent Group, and in each case following the Separation (such options, stock appreciation rights, restricted share awards, restricted stock unit awards and other compensatory equity or equity-based awards, collectively, “Compensatory Equity Interests”), shall be claimed (i) in the case of an Parent Employee or Former Parent Employee, solely by the Parent Group, (ii) in the case of a LG Studios Employee or Former LG Studios Employee, solely by the LG Studios Group, and (iii) in the case of a non-employee director (solely with respect to Compensatory Equity Interests received in his or her capacity as a director), by the Group in which the entity for which the director serves as a director following the Separation is a member (provided that, in the case of any director who serves on the board of directors of both a member of the Parent Group and a member of the LG Studios Group, each Group shall be entitled only to the deductions arising in respect of such Compensatory Equity Interests denominated in the stock of a member of its Group).

(b) Deductions Claimed by Other Company. To the extent that, notwithstanding the allocation set forth in Section 6.02(a), any LG Parent Comp Deduction may not be claimed under applicable Tax Law by a member of the Parent Group but may be claimed under applicable Tax Law by a member of the LG Studios Group, Pubco shall (or shall cause the relevant member of the LG Studios Group to) claim such deduction and shall make a payment to LG Parent in an amount equal to any Tax Benefit Actually Realized by any member of the LG Studios Group as a result of such LG Parent Comp Deduction within thirty (30) Business Days following the date on which such Tax Benefit is Actually Realized. To the extent that any Studio Comp Deduction may not be claimed under applicable Tax Law by a member of the LG Studios Group but may be claimed under applicable Tax Law by a member of the Parent Group, LG Parent shall (or shall cause the relevant member of the Parent Group to) claim such deduction and shall make a payment to Pubco in an amount equal to any Tax Benefit Actually Realized by any member of the Parent Group as a result of such Studio Comp Deduction within thirty (30) Business Days following the date on which such Tax Benefit is Actually Realized. To the extent that any Tax Benefit (or portion thereof) in respect of which any amounts were paid over pursuant to the foregoing provisions of this Section 6.02(b) is subsequently disallowed by the applicable Tax Authority, the Company that received such amounts shall promptly repay such amounts (together with any penalties, interest or other charges imposed by the relevant Tax Authority) to the other Company.

(c) Withholding and Reporting. Each Company entitled to claim the Tax deductions described in Section 6.02(a) with respect to Compensatory Equity Interests shall be responsible for all applicable Taxes (including, but not limited to, withholding and excise Taxes) and shall satisfy, or shall cause to be satisfied, all applicable Tax-reporting obligations with respect to such Compensatory Equity Interests; provided, however, that such Company shall be entitled to receive, within ten (10) days following the event giving rise to the relevant deduction, any amounts collected (or deemed collected) by the issuing corporation or any of its Affiliates or agents from or on behalf of a holder of the applicable Compensatory Equity Interests in respect of Taxes required to be paid by such holder in connection with the exercise, vesting or settlement thereof (including any payments made by such holder to the issuing corporation, any proceeds from the sale of underlying equity securities on behalf of such holder, or the fair market value of any equity securities withheld by the issuing corporation in respect of such holder’s Taxes by way of “net” settlement).

Article 7. Assistance and Cooperation.

Section 7.01 Assistance and Cooperation.

(a) Each of the Companies shall provide (and cause its Affiliates to provide) the other Company and its agents, including accounting firms and legal counsel, with such cooperation or information as such other Company reasonably requests in connection with (i) preparing and filing Tax Returns, (ii) determining any liability for Taxes and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making available, upon reasonable notice, all information and documents in their possession relating to the other Company and its Affiliates as provided in Article 8. Each of the Companies shall also make available to the other Company, as reasonably requested and available, personnel (including employees and agents of the Companies or their respective Affiliates) responsible for preparing, maintaining and interpreting information and documents relevant to Taxes.

(b) Any information or documents provided under Article 4, this Article 7 or Article 8 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns, in connection with any administrative or judicial proceedings relating to Taxes or as required by its financial statement auditors. Notwithstanding any other provision of this

Agreement or any other agreement, (i) neither Pubco nor any of its Affiliates shall be required to provide LG Parent or its Affiliates or any other Person access to or copies of any information other than information that relates solely to LG Parent, the Starz Business, or any Affiliate of LG Parent, and (ii) in no event shall either of the Companies or any of its respective Affiliates be required to provide the other Company or any of its respective Affiliates or any other Person access to or copies of any information if such action could reasonably be expected to result in the waiver of any Privilege. In addition, in the event that either Company determines that the provision of any information to the other Company or its Affiliates could be commercially detrimental, violate any Law or agreement or waive any Privilege, the Companies shall use reasonable best efforts to permit compliance with their obligations under this Article 7 or Article 8 in a manner that avoids any such harm or consequence.

Section 7.02 Tax Return Information. Pubco and LG Parent acknowledge that time is of the essence in relation to any request for information, assistance or cooperation made by LG Parent or Pubco pursuant to Section 7.01 or this Section 7.02. Pubco and LG Parent acknowledge that failure to conform to the deadlines set forth herein or reasonable deadlines otherwise set by LG Parent or Pubco could cause irreparable harm. Each Company shall provide to the other Company information and documents relating to its Group required by the other Company to prepare Tax Returns. Any information or documents the Preparer requires to prepare such Tax Returns shall be provided in such form as the Preparer reasonably requests and in sufficient time for the Preparer to file such Tax Returns on a timely basis; provided that this Section 7.02 shall not apply to information governed by Section 4.07.

Section 7.03 Reliance by LG Parent. If any member of the LG Studios Group supplies information to a member of the Parent Group in connection with a Tax liability and an officer of a member of the Parent Group is required by applicable Law to and does sign a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then upon the written request of such member of the Parent Group identifying the information being so relied upon, the chief financial officer of Pubco (or any officer of Pubco as designated by the chief financial officer of Pubco) shall certify in writing that to his or her knowledge (based upon consultation with appropriate employees) the information so supplied is accurate and complete. Pubco agrees to indemnify and hold harmless each member of the Parent Group and its directors, officers and employees from and against any fine, penalty or other cost or expense of any kind attributable to a member of the LG Studios Group having supplied, pursuant to this Article 7, a member of the Parent Group with inaccurate or incomplete information in connection with a Tax liability; provided that this Section 7.03 shall not apply to information governed by Section 4.07.

Section 7.04 Reliance by Pubco. If any member of the Parent Group supplies information to a member of the LG Studios Group in connection with a Tax liability and an officer of a member of the LG Studios Group is required by applicable Law to and does sign a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then upon the written request of such member of the LG Studios Group identifying the information being so relied upon, the chief financial officer of LG Parent (or any officer of LG Parent as designated by the chief financial officer of LG Parent) shall certify in writing that to his or her knowledge (based upon consultation with appropriate employees) the information so supplied is accurate and complete. LG Parent agrees to indemnify and hold harmless each member of the LG Studios Group and its directors, officers and employees from and against any fine, penalty or other cost or expense of any kind attributable to a member of the Parent Group having supplied, pursuant to this Article 7, a member of the LG Studios Group with inaccurate or incomplete information in connection with a Tax liability; provided that this Section 7.04 shall not apply to information governed by Section 4.07.

Article 8. Tax Records.

Section 8.01 Retention of Tax Records. Each Company shall preserve and keep all Tax Records in its possession relating to the assets and activities of its Group for Pre-Separation Periods or Taxes or Tax matters that are the subject of this Agreement, in each case, for so long as the contents thereof may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of

(a) after the expiration of any applicable period of limitations (taking into account applicable extensions and waivers and, if applicable, the carryforward period for any Tax Asset) and (b) seven (7) years after the Effective Date (such later date, the “Retention Date”). After the Retention Date, each Company may dispose of such Tax Records upon ninety (90) days’ prior written notice to the other Company. If, prior to the Retention Date, a Company reasonably determines that any Tax Records which it would otherwise be required to preserve and keep under this Article 8 are no longer material in the administration of any matter under the Code or other applicable Tax Law and the other Company agrees, then such first Company may dispose of such Tax Records upon ninety (90) days’ prior notice to the other Company. Any notice of an intent to dispose given pursuant to this Section 8.01 shall include a list of the Tax Records to be disposed of describing in reasonable detail each file, book or other record accumulation being disposed. The notified Company shall have the opportunity, at its cost and expense, to copy or remove, within such ninety (90)-day period, all or any part of such Tax Records.

Section 8.02 Access to Tax Records. The Companies and their respective Affiliates shall make available to each other for inspection and copying/scanning during normal business hours upon reasonable notice all Tax Records for Pre-Separation Periods or relating to Taxes or Tax matters that are the subject of this Agreement to the extent reasonably required by the other Company in connection with the preparation of financial accounting statements, audits, litigation or the enforcement or resolution of items under this Agreement.

Article 9. Tax Contests.

Section 9.01 Notice. Each of the Companies shall provide prompt notice to the other Company of any written communication from a Tax Authority regarding any pending or threatened Tax audit, assessment or proceeding or other Tax Contest relating to Taxes, Refunds or Tax Benefits for which it may be entitled to indemnification by the other Company hereunder or for which it may be required to indemnify the other Company hereunder. Such notice shall include copies of the pertinent portion of any written communication from a Tax Authority and contain factual information (to the extent known) describing any asserted Tax liability and/or other relevant Tax matters in reasonable detail. The failure of one Company to notify the other of such communication in accordance with the immediately preceding sentences shall not relieve such other Company of any liability or obligation to pay such Tax or make indemnification payments under this Agreement, except to the extent that the failure to timely provide such notification actually prejudices the ability of such other Company to contest such Tax liability (or contest any determination in respect of any Refund or Tax Benefit) or increases the amount of such Tax liability (or reduces the amount of such Refund or Tax Benefit).

Section 9.02 Control of Tax Contests.

(a) LG Parent-Controlled Tax Contests. In the case of any Tax Contest with respect to any LG Parent Single Business Tax Return, LG Parent shall have exclusive control over such Tax Contest, including exclusive authority with respect to any settlement of such Tax Contest; provided, however, that if such Tax Contest relates to a Joint Return or a Studio Separate Return or if, as a result of such Tax Contest, Pubco could reasonably be expected to become liable to make any indemnification payment to LG Parent hereunder or Pubco (or any member of the LG Studios Group) could reasonably be expected to incur a liability for any Taxes, then (i) LG Parent shall keep Pubco reasonably informed in a timely manner of all significant developments in respect of such Tax Contest and all significant actions taken or proposed to be taken by LG Parent with respect to such Tax Contest, (ii) LG Parent shall timely provide Pubco with copies of any written materials prepared, furnished or received in connection with such Tax Contest, (iii) LG Parent shall consult with Pubco reasonably in advance of taking any significant action in connection with such Tax Contest, (iv) LG Parent shall consult with Pubco and offer Pubco a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Contest, (v) LG Parent shall defend such Tax Contest diligently and in good faith as if it were the only party in interest in connection with such Tax Contest (but, for the avoidance of doubt, in the case of an audit, shall not be required to pursue an administrative appeal or litigate any issue or otherwise continue a Tax Contest beyond such audit), (vi) Pubco shall be entitled to participate in such Tax Contest at its expense, and (vii) LG Parent shall not settle, compromise or abandon any such Tax Contest in which Pubco has participated pursuant to clause (vi) of this Section 9.02(a) without obtaining the prior written consent of Pubco, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Pubco-Controlled Tax Contests. In the case of any Tax Contest with respect to any Mixed Business Tax Return or any Studio Single Business Tax Return, Pubco shall have exclusive control over such Tax Contest, including exclusive authority with respect to any settlement of such Tax Contest; provided, however, that if such Tax Contest relates to an LG Parent Separate Return or if, as a result of such Tax Contest, LG Parent could reasonably be expected to become liable to make any indemnification payment to Pubco hereunder or LG Parent (or any member of the Parent Group) could reasonably be expected to incur a liability for any Taxes, then, (i) Pubco shall keep LG Parent reasonably informed in a timely manner of all significant developments in respect of such Tax Contest and all significant actions taken or proposed to be taken by Pubco with respect to such Tax Contest, (ii) Pubco shall timely provide LG Parent with copies of any written materials prepared, furnished or received in connection with such Tax Contest, (iii) Pubco shall consult with LG Parent reasonably in advance of taking any significant action in connection with such Tax Contest, (iv) Pubco shall consult with LG Parent and offer LG Parent a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Contest, (v) Pubco shall defend such Tax Contest diligently and in good faith as if it were the only party in interest in connection with such Tax Contest (but, for the avoidance of doubt, in the case of an audit, shall not be required to pursue an administrative appeal or litigate any issue or otherwise continue a Tax Contest beyond such audit), (vi) LG Parent shall be entitled to participate in such Tax Contest at its expense, and (vii) Pubco shall not settle, compromise or abandon any such Tax Contest in which LG Parent has participated pursuant to clause (vi) of this Section 9.02(b) without obtaining the prior written consent of LG Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Power of Attorney. Each member of the Parent Group shall execute and deliver to Pubco (or such member of the LG Studios Group as Pubco shall designate) any power of attorney or other similar document reasonably requested by Pubco (or such designee) in connection with any Tax Contest controlled by Pubco described in this Article 9. Each member of the LG Studios Group shall execute and deliver to LG Parent (or such member of the Parent Group as LG Parent shall designate) any power of attorney or other similar document reasonably requested by LG Parent (or such designee) in connection with any Tax Contest controlled by LG Parent described in this Article 9.

Article 10. Effective Date; Termination of Prior Intercompany Tax Allocation Agreements. This Agreement shall be effective as of the Effective Time. As of the Effective Time, (a) all prior intercompany Tax allocation agreements or arrangements solely between or among any member(s) of the Parent Group, on the one hand, and any member(s) of the LG Studios Group, on the other hand, shall be terminated, and (b) amounts due under such agreements as of the date on which the Effective Time occurs shall be settled as determined by Pubco in its good-faith discretion. Upon such termination and settlement, no further payments by or to the Parent Group, or by or to the LG Studios Group, with respect to such agreements shall be made, and all other rights and obligations resulting from such agreements between the Companies and their Affiliates shall cease at such time. Any payments pursuant to such agreements shall be disregarded for purposes of computing amounts due under this Agreement; provided that, to the extent appropriate, as determined by Pubco, payments made pursuant to such agreements or arrangements shall be credited to Pubco or LG Parent, respectively, in computing their respective obligations pursuant to this Agreement, in the event that such payments relate to a Tax liability that is the subject matter of this Agreement for a Tax Period that is the subject matter of this Agreement.

Article 11. Treatment of Payments; Tax Gross-Up.

Section 11.01 Treatment of Indemnity Payments. In the absence of any change in Tax treatment under the Code or other applicable Tax Law and except as otherwise agreed between the Companies (including as provided by and consistent with the Intended Tax Treatment) or as otherwise required by applicable Law, for Tax purposes, the Companies agree to treat, and to cause their respective Affiliates to treat, (a) any payment required by this Agreement or by the Separation Agreement as, as applicable, (i) a contribution by LG Parent or the Parent

Group directly or indirectly to LG Studios or the Studio Group or a distribution by LG Studios or the Studio Group directly or indirectly to LG Parent or the Parent Group, as the case may be, occurring immediately prior to the Separation (but only to the extent that the payment does not relate to a Tax allocated to the payor in accordance with Section 1552 of the Code or the Treasury Regulations thereunder or Treasury Regulations Section 1.1502-33(d) (or under corresponding principles of other applicable Tax Laws)), (ii) an adjustment to the purchase price, or (iii) as payments of an assumed or retained liability, in each case as determined by Pubco in its good-faith discretion; and (b) any payment of interest or State Income Taxes by or to a Tax Authority, as taxable or deductible, as the case may be, to the Company entitled under this Agreement to retain such payment or required under this Agreement to make such payment. The Companies shall cooperate in good faith (including, where relevant, by using commercially reasonable efforts to establish local payment arrangements between each Company’s Subsidiaries) to minimize or eliminate, to the extent permissible under applicable Law, any Tax that would otherwise be imposed with respect to any payment required by this Agreement or by the Separation Agreement (or maximize the ability to obtain a credit for, or refund of, any such Tax).

Section 11.02 Tax Gross-Up. If, notwithstanding the manner in which payments described in Section 11.01(a) were reported, there is a Tax liability or an adjustment to the Tax liability of a Company or a member of its Group as a result of its receipt of a payment pursuant to this Agreement or the Separation Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by the amount of all Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax Benefits resulting from the payment of such Taxes), shall equal the amount of the payment which the Company or such other member of its Group receiving such payment would otherwise be entitled to receive.

Section 11.03 Interest. Anything herein to the contrary notwithstanding, to the extent that the Indemnitor makes a payment of interest to the Indemnitee under Article 14 with respect to the period from the date that the Indemnitor was required to make a payment to the Indemnitee to the date that the Indemnitor actually made such payment, the interest payment shall be treated as interest expense to the Indemnitor (deductible to the extent provided by applicable Law) and as interest income by the Indemnitee (includible in income to the extent provided by applicable Law). The amount of the payment shall not be adjusted to take into account any associated Tax Benefit to the Indemnitor or increase in Tax to the Indemnitee.

Article 12. Dispute Resolution. The Companies desire that collaboration will continue between them. Accordingly, they will try, and they will cause their respective Group members to try, to resolve in good-faith all disputes, claims, controversies or disagreements regarding their respective rights and obligations under this Agreement, including any amendments hereto, including regarding the validity, interpretation, breach or termination of this Agreement, including any amendments hereto (each, a “Dispute”). In furtherance thereof, in the event of any Dispute between LG Parent and Pubco (or their respective Group members), the Tax departments of the Companies shall negotiate in good faith to resolve such Dispute. If such good faith negotiations do not resolve such Dispute and such Dispute is a Technical Tax Dispute, then the matter will be referred to a tax counsel or accountant of recognized national standing in the applicable jurisdiction(s) relating to the Technical Tax Dispute (“Tax Advisor”) reasonably acceptable to each of LG Parent and Pubco. The Tax Advisor may, in its discretion, obtain the services of any third-party appraiser, counsel, accounting firm or consultant that the Tax Advisor deems necessary to assist it in resolving such Technical Tax Dispute. The Tax Advisor shall resolve the Technical Tax Dispute according to such procedures as the Tax Advisor deems advisable and shall furnish written notice to LG Parent and Pubco of its resolution of any such Technical Tax Dispute as soon as practicable, but in any event no later than forty-five (45) days after its acceptance of the matter for resolution. Any such resolution by the Tax Advisor shall be consistent with the terms of this Agreement, and if so consistent, shall be conclusive and binding on the Companies. Following receipt of the Tax Advisor’s written notice to the Companies of its resolution of the Technical Tax Dispute, the Companies shall each take or cause to be taken any action necessary to implement such resolution of the Tax Advisor. In accordance with Article 13 (and except as provided in the immediately following sentence), each Company shall pay its own fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral of the matter to the Tax Advisor. All fees and expenses of the Tax Advisor in connection with such referral shall be shared equally by the Companies. Any Dispute that is not a Technical Tax Dispute shall be resolved pursuant to Section 15.02. Notwithstanding anything to the contrary in the Separation Agreement, this Agreement or any other Ancillary Agreement, each of LG Parent and Pubco is the only member of its respective Group entitled to commence a dispute resolution procedure under this Agreement, and each of LG Parent and Pubco will cause its respective Group members not to commence any dispute resolution procedure other than through such Company as provided in this Article 12.

Article 13. Expenses. Except as otherwise provided in this Agreement, each Company and its Affiliates shall bear their own expenses incurred in connection with the preparation of Tax Returns, Tax Contests and other matters related to Taxes under the provisions of this Agreement.

Article 14. Late Payments. Any amount owed by one Company to another Company under this Agreement that is not paid when due shall bear interest at a rate per annum equal to the Prime Rate plus two percent (2%) from the due date of the payment to the date paid. To the extent interest required to be paid under this Article 14 duplicates interest required to be paid under any other provision of this Agreement, interest shall be computed at the higher of the interest rate provided under this Article 14 or the interest rate provided under such other provision.

Article 15. General Provisions.

Section 15.01 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Companies and delivered to the other Company.

(b) This Agreement, the Separation Agreement, the other Ancillary Agreements and the exhibits, schedules and appendices hereto and thereto contain the entire agreement between the Companies with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Companies other than those set forth or referred to herein or therein. This Agreement, the Separation Agreement and the other Ancillary Agreements together govern the arrangements in connection with the Separation and would not have been entered into independently.

(c) LG Parent represents on behalf of itself and each other member of the Parent Group, and Pubco represents on behalf of itself and each other member of the LG Studios Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(d) Each Company acknowledges that it and each other Company is executing this Agreement by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by e-mail in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Company expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by e-mail in portable document format (PDF)) made in its name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Company to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Company at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 15.02 Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 15.03 Assignability. This Agreement shall be binding upon and enure to the benefit of the Companies and their respective successors and permitted assigns; provided, however, that neither Company may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Company (whether pursuant to a merger, by operation of Law or otherwise). Notwithstanding the foregoing, no such consent shall be required for the assignment of a Company’s rights and obligations under this Agreement, the Separation Agreement and the other Ancillary Agreements (except as may be otherwise provided in any such Ancillary Agreement) in whole (i.e., the assignment of a Company’s rights and obligations under this Agreement, the Separation Agreement and all Ancillary Agreements all at the same time) in connection with a Change of Control (as defined in the Separation Agreement) of a Company so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant Company by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Company.

Section 15.04 Third-Party Beneficiaries. Except for the indemnification rights under this Agreement of any Indemnitee in its capacity as such, (a) the provisions of this Agreement are solely for the benefit of the Companies and are not intended to confer upon any Person except the Companies any rights or remedies hereunder, and (b) there are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 15.05 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and, except as otherwise provided herein, shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested or by electronic mail so long as confirmation of receipt thereof is requested and received, to the respective Company at the following addresses (or at such other address for a Company as shall be specified in a notice given in accordance with this Section 15.05):

If to LG Parent to:

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: Bruce Tobey

E-mail: btobey@lionsgate.com

In each case, with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: David E. Shapiro

Phone:   (212) 403-1000

Email:   DEShapiro@wlrk.com

If to Pubco, to:

LG Orion Holdings ULC

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: Adrian Kuzycz

E-mail: akuzycz@lionsgate.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: David E. Shapiro

Phone:   (212) 403-1000

Email:   DEShapiro@wlrk.com

A Company may, by notice to the other Company, change the address to which such notices are to be given.

Section 15.06 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Companies shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Companies.

Section 15.07 No Set-Off. Except as expressly set forth in this Agreement or as otherwise mutually agreed to in writing by the Companies, neither Company nor any member of such Company’s Group shall have any right of set-off or other similar rights with respect to (a) any amounts received pursuant to this Agreement or (b) any other amounts claimed to be owed to the other Company or any member of its Group arising out of this Agreement.

Section 15.08 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 15.09 Survival of Covenants. Except as expressly set forth in this Agreement, the covenants, representations and warranties contained in this Agreement, and liability for the breach of any obligations contained herein, shall survive the Separation and shall remain in full force and effect.

Section 15.10 Waivers of Default. Waiver by a Company of any default by the other Company of any provision of this Agreement shall not be deemed a waiver by the waiving Company of any subsequent or other default, nor shall it prejudice the rights of the other Company. No failure or delay by a Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 15.11 Specific Performance. Subject to the provisions of Article 12, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Company or Companies that are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Companies agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Companies.

Section 15.12 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Company, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Company against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 15.13 Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the schedules, exhibits and appendices hereto) and not to any particular provision of this Agreement; (c) Article and Section references are to the Articles and Sections to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement (including this Agreement) shall be deemed to include the exhibits, schedules and annexes to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” need not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; (i) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement” and words of similar import shall all be references to May 9, 2024; and (j) the word “extent” and the phrase “to the extent” shall mean the degree (if any) to which a subject or other thing extends, and such word or phrase shall not merely mean “if.”

Section 15.14 Limitations of Liability. Notwithstanding anything in this Agreement to the contrary, neither Pubco or any member of the LG Studios Group, on the one hand, nor LG Parent or any member of the Parent Group, on the other hand, shall be liable under this Agreement to the other for any indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of the other arising in connection with the transactions contemplated hereby (other than any such liability actually paid or payable in respect of a Third-Party Claim).

Section 15.15 Performance. LG Parent will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Parent Group. Pubco will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the LG Studios Group. Each Company (including its permitted successors and assigns) further agrees that it will (a) give timely notice of the terms, conditions and continuing obligations contained in this Agreement to all of the other members of its Group and (b) cause all of the other members of its Group not to take any action or fail to take any such action inconsistent with such Company’s obligations under this Agreement or the transactions contemplated hereby.

Section 15.16 Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Companies and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Companies have duly executed this Agreement as of the date first written above.

LG ORION HOLDINGS ULC

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: President

[Signature page to the Tax Matters Agreement]

IN WITNESS WHEREOF, the Companies have duty executed this Agreement as of the date first written above.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

[Signature page to the Tax Matters Agreement]

Annex T

Final Form

AMENDMENT TO

TAX MATTERS AGREEMENT

dated as of

[●], 2025

among

LIONS GATE ENTERTAINMENT CORP.,

LIONSGATE STUDIOS HOLDING CORP.,

and

LIONSGATE STUDIOS CORP.

AMENDMENT TO TAX MATTERS AGREEMENT

This AMENDMENT TO TAX MATTERS AGREEMENT (this “Amendment”) dated as of [●], 2025 is made by and among Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“LG Parent”), Lionsgate Studios Holding Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “New Lionsgate”), and Lionsgate Studios Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“LG Studios”) (collectively the “Parties”).

WITNESSETH:

WHEREAS, on May 9, 2024, LG Parent consummated a business combination (the “Business Combination”) resulting in LG Studios becoming a publicly-traded company and majority-owned subsidiary of LG Parent and, in connection therewith, LG Parent and LG Studios entered into a Tax Matters Agreement dated as of May 9, 2024 (the “Agreement”), to allocate among themselves liabilities for Taxes arising prior to and subsequent to the Separation and to provide for and agree upon other matters relating to Taxes (capitalized terms used but not defined herein shall have the meanings set forth in the Agreement);

WHEREAS, following the Business Combination, the board of directors of LG Parent (the “LG Parent Board”) determined that it is advisable and in the best interests of LG Parent and its stakeholders, including its shareholders and creditors, to create two publicly traded companies to separately operate the Starz Business (as defined in the Separation Agreement (as defined below)) and the LG Studios Business (as defined in the Separation Agreement (as defined below)), respectively;

WHEREAS, the LG Parent Board, together with the board of directors of LG Studios (the “LG Studios Board”), with respect to the shareholders of LG Studios, have further determined that it is appropriate and desirable to have (i) shareholders of LG Parent exchange all of their LGEC Shares (as defined in the Separation Agreement (as defined below)) for New Lionsgate New Common Shares (as defined in the Separation Agreement (as defined below)) and Starz Common Shares (as defined in the Separation Agreement (as defined below)), and (ii) shareholders of the LG Studios exchange all of their LG Studios Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares (as defined in the Separation Agreement (as defined below)), in each case, by way of a plan of arrangement under applicable corporate law, on a pro rata basis and as more fully described in the Separation Agreement dated as of the date hereof, by and between the LG Studios, New Lionsgate, LG Parent and LG Sirius Holdings ULC (the “Separation Agreement”); and

WHEREAS, in connection with the Separation Agreement and the consummation of the Transactions (as defined in the Separation Agreement) and pursuant to Section 15.12 of the Agreement, the Parties desire to amend the Agreement, effective as of the Separation Effective Time (as defined in the Separation Agreement).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereto agree as follows:

1. Addition of New Lionsgate. New Lionsgate hereby agrees to the provisions of, and hereby joins as a party to, the Agreement, mutatis mutandis, and all references to “LG Studios” and “Pubco” in the Agreement shall hereby be deemed to refer to New Lionsgate, as applicable. By executing below, New Lionsgate is hereby deemed to have executed the Agreement with the same force and effect as if originally named a party thereto and hereby assumes all of the obligations of “LG Studios” and “Pubco” under the Agreement.

2. Other Amendments. The Agreement is hereby amended in its entirety as follows:

All references to “Studio Group” are removed and replaced with “LG Studios Group.”

3. No Other Changes. All terms, covenants, agreements, conditions and other provisions of the Agreement, except as amended by this Amendment, remain in full force and effect.

[Signature Pages Follow]

T-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LIONS GATE ENTERTAINMENT CORP.

By:
Name:
Title:

LIONSGATE STUDIOS CORP.

By:
Name:
Title:

LIONSGATE STUDIOS HOLDING CORP.

By:
Name:
Title:

[Signature Page to Amendment to Tax Matters Agreement]

Annex U

Final Form

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), dated as of [●] (the “Effective Date”), is by and between Starz Entertainment, LLC, a Colorado limited liability company (“Starz”), and Lions Gate Entertainment Inc., a Delaware corporation (“LG”). Starz and LG may be referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Lionsgate Studios Corp. and Lions Gate Entertainment Corp. (to be renamed Starz Entertainment Corp.), inter alia, contemplate entering into a Separation Agreement (“Separation Agreement”) pursuant to which Lionsgate Studios Corp. and Starz Entertainment Corp. will each become an independent, separately traded public company (the “Spin-Off”) as of the Effective Date (as defined in the Separation Agreement) (the “Spin-Off Date”); and

WHEREAS, in connection with the Spin-Off, and in order to provide for an orderly transition under the separation agreement and the arrangement agreement, it will be necessary for each of the Parties to provide to the other the Services described herein for a transitional period.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto, intending to be bound legally, agree as follows:

ARTICLE I

ENGAGEMENT AND SERVICES

1.01 LG-Provided Services. Beginning on the Spin-Off Date and continuing for the duration as set forth in Schedule 1, LG shall provide to Starz, or shall cause its Performing Personnel (as defined below), subject to Section 1.04(d), to provide to Starz (a) the services set forth on Schedule 1 attached hereto (the “Initial LG Services”), (b) upon request by Starz, in the event that Starz determines after the Effective Date that there are services that are not listed on Schedule 1 that were provided to Starz for at least four months during the twelve (12) month period prior to the Effective Date by LG or its Affiliates (each, an “Historical LG Service”), such Historical LG Services in accordance with the standards set forth in Section 1.04(a) of this Agreement as soon as reasonably practicable for a period to be mutually agreed to by the Parties, negotiating in good faith, and otherwise in accordance with this Agreement, and at a cost to be mutually negotiated in good faith, and (c) upon request by Starz, any additional services mutually agreed to by the Parties (each, an “Additional LG Service”, and together with the Initial LG Services and the Historical LG Services, the “LG-Provided Services”) at a cost and on such other terms and conditions as may be mutually agreed to by the Parties. Schedule 1 will be amended by the Parties to reflect the provision of any such Additional LG Services and/or Historical LG Services in accordance with this Section 1.01.

1.02 Starz-Provided Services. Beginning on the Spin-Off Date and continuing for the duration as set forth in Schedule 2, Starz shall provide to LG, or shall cause its Performing Personnel, subject to Section 1.04(d), to provide to LG (a) the services set forth on Schedule 2 attached hereto (the “Initial Starz Services”), (b) upon request by LG, in the event that LG determines after the Effective Date that there are services that are not listed on Schedule 2 that were provided to LG for at least four months during the twelve (12) month period prior to the Effective Date by Starz or its Affiliates (each, an “Historical Starz Service”), such Historical Starz Services in accordance with the standards set forth in Section 1.04(a) of this Agreement as soon as reasonably practicable for a period to be mutually agreed to by the Parties, negotiating in good faith, and otherwise in accordance with this Agreement, and at a cost to be mutually negotiated in good faith, and (c) upon request by LG, any additional services mutually agreed to by the Parties (each, an “Additional Starz Service”, and together with the Initial LG Services and the Historical LG Services, the “Starz-Provided Services”) at a cost and on such other terms and conditions as may be mutually agreed to by the Parties. Schedule 2 will be amended by the Parties to reflect the provision of any such Additional Starz Services and/or Historical Services in accordance with this Section 1.02.

1.03 Affiliates, Services, Performing Party and Receiving Party. For purposes of this Agreement,

(a)

“Affiliate” means, with respect to any Party, any other person, corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity controlled by such first Person, with “control” for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Party, whether through the ownership of voting securities or voting interests, by contract, or otherwise.

(b)	“Receiving Party” means the Party receiving the Services, as the context requires.

(c)	“Performing Party” means the Party performing the Services, as the context requires.

(d)	“Services” means, with respect to LG, the LG-Provided Services and, with respect to Starz, the Starz-Provided Services, as the context requires.

1.04 Performance, Responsibilities, Privilege.

(a)

Each Performing Party shall perform, or cause to be performed, its Services in good faith in substantially the same manner (including degree of care, skill and diligence) as the historical provision of such Services by such Performing Party or any of its Affiliates (to the extent such Services were performed by such Performing Party or any of its Affiliates prior to the Spin-Off Date) and otherwise in a commercially reasonable manner. Without limiting and in addition to the foregoing, the Performing Party shall perform its Services promptly and in an accurate, complete, professional and workmanlike manner.

(b)

Each Performing Party shall promptly notify the Receiving Party of any material problems that have occurred or are reasonably anticipated to occur that would reasonably be expected to materially adversely affect such Performing Party’s ability to provide its corresponding Services and in such case the Parties shall work together in good faith (including, on the part of such Performing Party, using commercially reasonable efforts) to remedy any such problems. The Parties will use good faith, commercially reasonable efforts to cooperate with each other in all matters relating to the provision and receipt of the Services.

(c)

Except as expressly provided in Article II, each Performing Party shall be solely responsible for all expenses incurred in connection with performing its respective Services or otherwise performing its obligations under this Agreement. Except as otherwise provided in this Agreement (including Article II and Section 4.04), each Party shall be solely responsible for all costs, expenses and liabilities of any nature whatsoever suffered or incurred in connection with its business operations.

(d)

All personnel employed, engaged or otherwise furnished by each Performing Party in connection with performing its Services will be the employees, agents, or subcontractors of the Performing Party or its Affiliates, as the case may be (the “Performing Personnel”). To the extent that the Performing Party uses subcontractors, the Performing Party shall generally use (as necessary) the subcontractors utilized by the Performing Party at any time in the 12 months prior to the Spin-Off Date in connection with its own business or in connection with providing services to the Receiving Party. However, the Performing Party may add, remove, or change subcontractors, or specific technology or configurations if such changes are necessary to provide consistent high-quality service to itself and the Receiving Party, provided that (i) prior to any such changes, the Performing Party shall use reasonable efforts to provide written notice to the Receiving Party, (ii) if the Out-of-Pocket Costs associated with such changes are anticipated to exceed the historical costs of such subcontracted Services to the recipient thereof in the twelve (12) months prior to the Spin-Off Date, then the Performing Party will discuss such situation with the Receiving Party in good faith, (iii) such changes will not materially affect the nature, quality, frequency and standard of care at which the Services are provided and (iv) the Receiving Party may, for legitimate business purposes (e.g., confidentiality concerns, a pending or past commercial dispute, etc.), object to the use of a particular subcontractor by Performing Party if such subcontractor was not engaged in providing services to the Receiving Party prior to the Spin-Off Date, and if Receiving Party does so object then the Parties will work together to identity a different suitable subcontractor. As between the Parties, the Performing Party will be responsible for the performance, compensation and supervision of its Performing Personnel and for any breach by the Performing Personnel of the terms of this Agreement. None of the Performing Personnel is entitled to or eligible for, and the Receiving Party shall not provide, any benefits that the Receiving Party may make available to its employees, including without limitation health insurance benefits, workers’ compensation, paid vacation, profit-sharing, retirement, or any other fringe benefits. Because the Performing Party is an independent contractor, the Receiving Party shall not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of any of the Performing Personnel.

(e)

Each Receiving Party hereby acknowledges and agrees that the obligations of the Performing Party hereunder are exclusively the Performing Party’s obligations and are not guaranteed directly or indirectly by the Performing Party’s stockholders, members, directors, managers, officers, Affiliates, managers, agents or any other person. Subject to the terms of this Agreement, the Receiving Party agrees to look solely to the Performing Party for the enforcement of performance of any obligations hereunder and covenants not to sue or otherwise seek to enforce this Agreement against any party other than (i) the Performing Party, (ii) the Performing Personnel, but solely to the extent of damages caused by willful misconduct, property damage or bodily injury or (iii) the Performing Party’s successors or assigns.

(f)

With respect to any Services that Performing Personnel who are attorneys render to the Receiving Party pursuant to this Agreement, the Parties agree it is their mutual intention that (i) each such attorney who renders such Services shall be acting as counsel to the Receiving Party with respect to such Services, (ii) any communications between any such attorney and the Receiving Party in connection with such Services shall, to the fullest extent permitted by applicable law, be confidential and privileged communications and (iii) the Receiving Party shall be entitled, in perpetuity, to control the assertion or waiver of all privileges and immunities in connection with any confidential and privileged communications in connection with such Services.

1.05 Books and Records. Through the five (5) years following the expiration or earlier termination of this Agreement, each Performing Party will maintain books and records, in reasonable detail in accordance with its standard business practices, with respect to the provision of its Services pursuant to this Agreement, including records supporting Out-of-Pocket Costs as set forth in Section 2.01(a) below (collectively, “Supporting Records”). Each Party will provide to the other and its respective duly authorized representatives, agents, and attorneys, reasonable access to all of their respective Supporting Records during business hours upon request after reasonable advance notice in connection with such Services.

1.06 Ownership of IP. Each Party shall retain exclusive ownership of, and all right, title, and interest in and to any Intellectual Property (as defined below), information technology or other technology and any and all data or content that such Party supplies to any other Party or such other Party’s Affiliates in connection with this Agreement, and each Party shall hold such information of the other Party in confidence and only use such information as necessary to fulfill its obligations or exploit its rights hereunder. Other than as set forth in Section 1.07, nothing in this Agreement shall be deemed to convey to a Party any rights in or to the Intellectual Property of the other Party or its Affiliates. “Intellectual Property” means all intellectual property and proprietary rights arising from any of the following, as they exist anywhere in the world, whether registered or unregistered: (a) all patents, patentable inventions and other patent rights, including all reissues, divisions, divisionals, provisionals, continuations and continuations-in-part, renewals, extensions, reexaminations, utility models, design patents, certificates of invention and all documents and filings claiming priority to or serving as a basis for priority thereof, (b) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, designs, corporate names, trade styles and other source or business identifiers, together with the goodwill associated with any of the foregoing, (c) all copyrights, copyrightable works, works of authorship and all other rights corresponding thereto, (d) all computer programs and other software, firmware and middleware, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof, together with input and output formats, (e) all trade secrets, know-how, industrial designs, business methods, technical and business data, improvements, processes, techniques, manuals, blueprints, plans, procedures, subscriber lists, distributor lists, supplier lists, confidential information and proprietary information and rights (whether or not patentable, reduced to practice or subject to copyright or trade secret protection), (f) all Internet domain names, (g) all other intellectual property and proprietary rights of any kind, nature or description, and (h) all issuances, registrations, applications, extensions and renewals of any of the foregoing

1.07 Third Party Support and Warranty. The Performing Party hereby passes through to the Receiving Party, and Receiving Party will have the benefit of, all rights the Performing Party obtains under representations, warranties, service agreements and indemnities given by its third party service providers in connection with any Services provided by the Performing Party pursuant to this Agreement to the extent permitted by the applicable third party service providers. To the extent that such representations, warranties, service agreements and indemnities are not capable of being passed through by the Performing Party, upon written request by the Receiving Party, the Performing Party will take commercially reasonable actions requested by the Receiving Party to enforce such warranties, representations, service agreements, and indemnities on behalf of the Receiving Party.

1.08 IP License. Each Party hereby grants, and shall cause its Affiliates to grant, to the other Party and its Affiliates a worldwide, non-exclusive, non-transferable (except as provided in Section 5.03), non-sublicensable (except to service providers in connection with the provision or receipt of the Services, as applicable), royalty-free license (or sublicense, as applicable) under (a) the Intellectual Property owned by such Party or its Affiliates, and (b) any Intellectual Property owned by any third party and licensed to such Party or any of its Affiliates (subject to the receipt of any required consents from such third parties), in each case, solely to the extent required or useful to provide, receive or use the Services, as applicable, during the Term.

1.09 IT Systems. Each Party shall (and shall cause its respective agents, subcontractors, employees or representatives to): (a) not attempt to obtain access to, use, copy or interfere with any information technology systems of the other Party, or any data owned, used or processed by the other Party (including any personally identifiable information collected or in the possession of the other Party), except to the extent required to do so to provide or receive the Services; (b) maintain at least industry standard security measures in accordance with their written policies to protect the systems of the other Party to which it has access pursuant to this Agreement from access by unauthorized third parties, and from any “back door”, “time bomb”, “Trojan Horse”, “worm”, “drop dead device”, “virus” or other computer software routine intended or designed to disrupt, disable, harm or otherwise impede in any manner the operation of such systems; (c) not permit access or use of information technology systems of the other Party by a third party (other than the Performing Personnel) except as otherwise authorized by such other Party; (d) not disable, damage or erase or disrupt or impair the normal operation of the information technology systems of the other Party and (e) comply with the reasonable written security policies and procedures of the other Party (as may be updated from time to time in the ordinary course of business) that are provided to such Party and that such other Party considers reasonably necessary to protect their information technology systems, in each case, to the extent such policies are generally applicable and do not preclude or materially adversely impact the availability of Services agreed to be provided hereunder. Each Party shall reasonably cooperate with the other Party to investigate any possible data breaches or other incidents and to provide reasonable access, as necessary, to its information technology systems to the other Parties’ personnel, experts or consultants as needed for the investigation of any such incidents.

1.10 Data Transfer Compliance. The Performing Party agrees to implement appropriate controls and security measures to protect the security of the Receiving Party’s data, and the Parties hereby incorporate the Global Data Transfer Agreement attached hereto as Schedule 3.

ARTICLE II

COMPENSATION

2.01 Fees, Invoices and Payments. In consideration of each Performing Party’s respective provision of the Services, on a calendar quarter basis (pro-rated for any partial quarter), each Performing Party shall invoice the Receiving Party for such Services and the Receiving Party shall pay (or cause to be paid) to the Performing Party an amount equal to (a) all reasonable and documented out-of-pocket costs and expenses not contemplated by the corresponding Schedule (which, for the avoidance of doubt, shall not include any mark-up, administrative costs or overhead expenses such as salaries, rent and other general or administrative overhead expenses or fee of any kind imposed by the Performing Party) to the extent incurred by the Performing Party (and its Affiliates) and paid to any third party on the Receiving Party’s behalf in connection with the provision of the Services (“Out-of-Pocket Costs”), including reasonable and documented third-party costs and expenses such as professional fees and insurance premiums (and which may also include an allocation consistent with past practice to the Receiving Party of a portion of such reasonable and documented third party costs and expenses, fees and premiums that the Performing Party incurs on behalf of its own business and of which a portion of such are incurred on behalf of (and/or allocated to) the Receiving Party and/or related to Services provided), provided that any Out-of-Pocket Costs during any calendar quarter in excess of $37,500, individually, must be approved in advance by the Receiving Party; and (b) the fees for the Services as set forth on the corresponding Schedule (i.e., Schedule 1 for LG-Provided Services and Schedule 2 for Starz-Provided Services) (for each Party, respectively, the “Services Fee” and together with the Out-of-Pocket Costs for the benefit of a Party, the “Fee”).

2.02 Payment Procedures. All invoices for a calendar quarter shall be delivered in arrears within thirty (30) days following the end of such calendar quarter, and all Fees due by each Receiving Party shall be payable within thirty (30) calendar days after the receipt of the invoice relating thereto. The Parties shall use commercially reasonable efforts to resolve any disputes as to amounts due on an invoice as soon as reasonably practical following the Receiving Party notifying the Performing Party of such dispute. All payments will be by wire payment in accordance with instructions from the Performing Party.

2.03 Taxes. Based on the originally contracting Parties and the Services contemplated by this Agreement, the Parties do not anticipate that any sales, use, excise, value-added, business, services, consumption, or other similar taxes (collectively, “Sales Taxes”) or withholding tax will be imposed with respect to the receipt of the Services provided or payment of the Fees hereunder. In the event that any Sales Tax or any withholding tax would be imposed in connection with the Services provided or payment of the Out-of-Pocket Costs and/or Fees hereunder, the Parties shall discuss whether any means are reasonably available to eliminate or reduce the amount of such tax and shall take any such steps that can reasonably be taken to eliminate or reduce the amount of such tax. Each Party (or their applicable Affiliates) shall provide to the other any sales tax exemption, treaty certification or other information reasonably requested by such other Party in connection herewith, or in connection with any tax information reporting requirements to which a Party may be subject. Except as may otherwise be specifically provided herein, in the event that the Parties jointly determine that Sales Taxes are properly imposed with respect to the receipt of the Services provided or payment of the Out-of-Pocket Costs and/or Fees hereunder, such Sales Taxes shall be collected by the Performing Party and be borne by the party on which the tax is imposed pursuant to applicable law, and shall not be deducted from, or an offset against, the Fees due under this Agreement. In the event that the Performing Party has the sole or primary liability to collect and remit the applicable Sales Taxes under applicable law, such Performing Party (i) shall be responsible for filing all tax returns and submitting all payments to any federal, state, local, or foreign tax authority arising from the payment of fees to such Performing Party under this Agreement, and (ii) agrees to do so in a timely manner. The Receiving Party (or its applicable subsidiary) shall not be responsible for any (a) employment taxes or property taxes of the Performing Party, (b) income taxes imposed on (or measured by) the net income or gross receipts of the Performing Party (or any Affiliate, agent or subcontractor of the Performing Party), or (c) capital taxes and franchise (or similar) taxes imposed on the Performing Party (or any Affiliate, agent or subcontractor of the Performing Party) in lieu of income taxes pursuant to the laws of the jurisdiction in which such person is organized or pursuant to the laws of a jurisdiction in which it maintains an office. If any payment made under this Agreement is subject to a withholding tax under applicable law, the Receiving Party (or its applicable subsidiary) shall (x) withhold and remit to the appropriate governmental authorities all such amounts, (y) comply with applicable laws and otherwise reasonably cooperate to obtain and furnish to the Performing Party on a timely basis official receipts or other government certificates in the Performing Party’s name evidencing all such amounts, and (z) reasonably cooperate with the Performing Party to enable the Performing Party to claim any allowable reduced tax rates. If applicable, the Receiving Party will report the Fees paid to the Performing Party under this Agreement by filing Form 1099-MISC or other appropriate form with the Internal Revenue Service as required by law.

2.04 Survival. The terms and conditions of this Article II will survive the expiration or earlier termination of this Agreement.

ARTICLE III

TERM

3.01 Term. This Agreement will commence on the Effective Date and will continue until the end of the Services provided hereunder (the “Term”). This Agreement is subject to termination prior to the end of the Term in accordance with Section 3.03.

3.02 Discontinuance of Services. At any time during the Term, on not less than 30 days’ prior written notice to the Performing Party, the Receiving Party may elect to discontinue obtaining any of the Services from the Performing Party either service-by-service or collectively; provided however, if it would reasonably take the Performing Party longer to wind down the provision of such Services to the Receiving Party (as reasonably determined by the Performing Party), then the notice period shall be such longer period. In such event, the Performing Party’s obligation to provide Services that have been discontinued pursuant to this Section 3.02, and the obligation of Receiving Party to compensate the Performing Party for such discontinued Service(s) (other than as described below), will cease as of the end of the applicable notice period (or such date as may be agreed by the Parties), and this Agreement will remain in effect for the remainder of the Term with respect to those Services that have not been so discontinued. To the extent the discontinued Services relate to only a portion of a line item set forth in Schedule 1 or Schedule 2, the Parties will promptly evaluate the Services Fee allocated to such line item for reasonableness following the discontinuance and will negotiate in good faith to reach agreement on any appropriate adjustment thereto. The Receiving Party will remain liable for any required payment or performance in respect of any discontinued Services accrued prior to (regardless of whether first invoiced prior to or after) the effective date of the termination of such Services under this Section 3.02. Prior to the termination of any Service pursuant to this Section 3.02, the Parties shall work together in good faith to ensure a smooth transition of Services to the Receiving Party and/or to the successor services provider selected by the Receiving Party.

3.03 Termination. This Agreement will be terminated prior to the expiration of the Term in the following events:

(a)

immediately by a Party upon written notice if the other Party defaults in the performance of any of its material obligations under this Agreement, and such default continues and has not been remedied for a period of 30 days after a Party has given written notice specifying such default and requiring it to be remedied;

(b)

immediately by a Party upon written notice if the other Party experiences a Bankruptcy Event. For purposes of this Agreement, a “Bankruptcy Event” will be deemed to have occurred with respect to a Party upon such Party’s insolvency, general assignment for the benefit of creditors, such Party’s voluntary commencement of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or consolidation of such Party’s debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for such Party or for all or any substantial part of such Party’s assets (each, a “Bankruptcy Proceeding”), or the involuntary filing against such Party of any Bankruptcy Proceeding that is not stayed within 60 days after such filing; or

(c)	such other date as agreed to in writing by the Parties.

3.04 Effect of Termination. Expiration or other termination of this Agreement shall not: (i) relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination; (ii) preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement prior to the effective date of such termination; or (iii) prejudice either Party’s right to obtain performance of any obligation that accrued hereunder prior to the effective date of such termination or that, by the terms of this Agreement, survives such termination.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01 Representations and Warranties. Each Party represents and warrants to the other Party that:

(a)

It is a company validly existing and in good standing under the laws of the state of incorporation or formation. It has the power and the authority necessary for it to own, lease or otherwise hold its properties and assets and conduct its businesses as presently conducted, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on (i) the ability of such Party to perform its obligations under this Agreement; (ii) the enforceability of this Agreement; or (iii) the rights and remedies against such Party, if any, of the other Party hereto.

(b)

It has the full right, power, and authority to enter into this Agreement and to carry out the transactions contemplated hereby. No waiver or consent of any person is required in connection with the execution, delivery, and performance by such Party of this Agreement.

(c)

This Agreement, when executed and delivered by such Party, will constitute a valid and binding obligation of such Party, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) subject to Section 5.02 below, if and to the extent such enforcement is limited, restricted or prohibited by applicable law.

4.02 No Other Representation or Warranty. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE PERFORMING PARTY MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE, AND THE PERFORMING PARTY HEREBY DISCLAIMS THE SAME.

4.03 Limitation on Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, OTHER THAN INDEMNIFICATION LIABILITY ARISING UNDER SECTION 4.04, AND OTHER THAN TO THE EXTENT THAT THE LIABILITY IS CAUSED BY THE OTHER PARTY’S WILLFUL MISCONDUCT OR FRAUD, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE

DAMAGES, ANY LOST BUSINESS OR LOST PROFITS, OR ANY INTERRUPTION OF BUSINESS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY SERVICES, OR ANY CLAIM OR DAMAGES ARISING HEREUNDER.

4.04 Indemnification.

(a)

The Performing Party shall defend, indemnify, save and hold harmless the Receiving Party and its Affiliates and its and their respective directors, officers, members, employees, and successors and assigns from and against any and all liabilities, losses, claims, damages, assessments, fines, penalties, costs and expenses (including reasonable and documented outside attorneys’, accountants’, investigators’ and experts’ fees and expenses) arising from Third Party Claims (as defined below) (collectively, “Losses”) incurred or suffered by any of them resulting from or based upon or arising out of: (i) fraud, reckless or willful misconduct or negligence of the Performing Party or any Performing Personnel in rendering the Services hereunder, (ii) any material breach by the Performing Party or any Performing Personnel of its obligations or covenants contained in this Agreement, or (iii) any claim that any Services or materials provided by the Performing Party to the Receiving Party hereunder or any elements thereof infringe or misappropriate any Intellectual Property or other proprietary right of any other person or entity; provided, however, that the Performing Party’s indemnification obligations under this Section 4.04 shall not apply to the extent that the applicable Loss is subject to the Receiving Party’s indemnification obligations under this Section 4.04.

(b)

The Receiving Party shall defend, indemnify, save and hold harmless the Performing Party and its Affiliates and its and their respective directors, officers, members, employees, and successors and assigns and the Performing Personnel from and against any and all Losses incurred or suffered by any of them resulting from or based upon or arising out of: (i) any inaccuracy in any materials or information provided to the Performing Party or any Performing Personnel by or on behalf of the Receiving Party or its Affiliates in connection with this Agreement, (ii) any material breach by the Receiving Party of its obligations or covenants contained in this Agreement, or (iii) any claim that any materials provided by or on behalf of the Receiving Party or its Affiliates to the Performing Party or any Performing Personnel in connection with this Agreement or any elements thereof infringe or misappropriate any Intellectual Property or other proprietary right of any other person or entity.

4.05 Indemnification Procedures.

(a)

In connection with any indemnification provided for in Section 4.04, the Party seeking indemnification (the “Indemnitee”) will give the Party from which indemnification is sought (the “Indemnitor”) (i) prompt notice whenever it comes to the attention of the Indemnitee that the Indemnitee has suffered or incurred, or may suffer or incur, any Losses for which it is entitled to indemnification under Section 4.04 and, (ii) if and when known, the facts constituting the basis for such claim, in each case in reasonable detail. Without limiting the generality of the foregoing, in the case of any Action commenced by a third party for which indemnification is being sought (a “Third-Party Claim”), such notice will be given no later than ten business days following receipt by the Indemnitee of written notice of such Third-Party Claim. Failure by any Indemnitee to so notify the Indemnitor will not affect the rights of such Indemnitee hereunder except to the extent that such failure has a material prejudicial effect on the defenses or other rights available to the Indemnitor with respect to such Third-Party Claim. The Indemnitee will deliver to the Indemnitor as promptly as practicable, and in any event within five business days after Indemnitee’s receipt, copies of all notices, court papers and other documents received by the Indemnitee relating to any Third-Party Claim. “Action” means any demand, action, claim, suit, countersuit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court, grand jury or other governmental authority or any arbitrator or arbitration panel.

(b)

After receipt of a notice pursuant to Section 4.05(a) with respect to any Third-Party Claim, the Indemnitor will be entitled, if it so elects, to take control of the defense and investigation with respect to such Third-Party Claim and to employ and engage attorneys to handle and defend such claim, at the Indemnitor’s cost, risk and expense, upon written notice to the Indemnitee of such election, which notice acknowledges the Indemnitor’s obligation to provide indemnification under this Agreement with respect to any Losses arising out of or relating to such Third-Party Claim. The Indemnitor will not settle any Third-Party Claim that is the subject of indemnification without the written consent of the Indemnitee, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that, after reasonable notice, the Indemnitor may settle a claim without the Indemnitee’s consent if such settlement (i) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnitee, (ii) includes a complete release of the Indemnitee and (iii) does not seek any relief against the Indemnitee other than the payment of money damages to be borne by the Indemnitor. The Indemnitee will cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnitee’s name of appropriate cross-claims and counterclaims). The Indemnitee may, at its own cost, participate in any investigation, trial and defense of any Third-Party Claim controlled by the Indemnitor and any appeal arising therefrom, including participating in the process with respect to the potential settlement or compromise thereof. If the Indemnitee has been advised by its counsel that there may be one or more legal defenses available to the Indemnitee that conflict with those available to the Indemnitor (“Separate Legal Defenses”), or that there may be actual or potential differing or conflicting interests between the Indemnitor and the Indemnitee in the conduct of the defense of such Third-Party Claim, the Indemnitee will have the right, at the expense of the Indemnitor, to engage separate counsel reasonably acceptable to the Indemnitor to handle and defend such Third-Party Claim, provided, that, if such Third-Party Claim can be reasonably separated between those portion(s) for which Separate Legal Defenses are available (“Separable Claims”) and those for which no Separate Legal Defenses are available, the Indemnitee will instead have the right, at the expense of the Indemnitor, to engage separate counsel reasonably acceptable to the Indemnitor to handle and defend the Separable Claims, and the Indemnitor will not have the right to control the defense or investigation of such Third-Party Claim or such Separable Claims, as the case may be (and, in which latter case, the Indemnitor will have the right to control the defense or investigation of the remaining portion(s) of such Third-Party Claim). “Liability” means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, and whether or not required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto (other than taxes).

(c)

If, after receipt of a notice pursuant to Section 4.05(a) with respect to any Third-Party Claim as to which indemnification is available hereunder, the Indemnitor does not undertake to defend the Indemnitee against such Third-Party Claim, whether by not giving the Indemnitee timely notice of its election to so defend or otherwise, the Indemnitee may, but will have no obligation to, assume its own defense, at the expense of the Indemnitor (including reasonable outside attorneys’ fees and costs), it being understood that the Indemnitee’s right to indemnification for such Third-Party Claim shall not be adversely affected by its assuming the defense of such Third-Party Claim. The Indemnitor will be bound by the result obtained with respect thereto by the Indemnitee; provided, that the Indemnitee may not settle any lawsuit or action with respect to which the Indemnitee is entitled to indemnification hereunder without the consent of the Indemnitor, which consent will not be unreasonably withheld, conditioned or delayed; provided further, that such consent shall not be required if (i) the Indemnitor had the right under this Section 4.05 to undertake control of the defense of such Third-Party Claim and, after notice, failed to do so within thirty (30) days of receipt of such notice (or such lesser period as may be required by court proceedings in the event of a litigated matter), or (ii) (x) the Indemnitor does not have the right to control the defense of the entirety of such Third-Party Claim pursuant to Section 4.05(b) or (y) the Indemnitor does not have the right to control the defense of any Separable

Claim pursuant to Section 4.05(b) (in which case such settlement may only apply to such Separable Claims), the Indemnitee provides reasonable notice to Indemnitor of the settlement, and such settlement (A) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnitor, (B) does not seek any relief against the Indemnitor and (C) does not seek any relief against the Indemnitee for which the Indemnitor is responsible other than the payment of money damages.

(d)

The Indemnitor and the Indemnitee shall use commercially reasonable efforts to avoid production of confidential information, and to cause all communications among employees, counsel and others representing any party with respect to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privilege.

(e)

The Indemnitor shall pay all amounts payable pursuant to this Section 4.05 by wire transfer of immediately available funds, reasonably promptly following receipt from an Indemnitee of a bill, together with all accompanying reasonably detailed backup documentation, for any Losses that are the subject of indemnification hereunder, unless the Indemnitor in good faith disputes the amount of such Losses or whether such Losses are covered by the Indemnitor’s indemnification obligation in which event the Indemnitor shall promptly so notify the Indemnitee. In any event, the Indemnitor shall pay to the Indemnitee, by wire transfer of immediately available funds, the amount of any Losses for which it is liable hereunder no later than thirty (30) days following any final determination of the amount of such Losses and the Indemnitor’s liability therefor or such earlier date (following such final determination) for which payment to the third party is due pursuant to such final determination. A “final determination” shall exist when (i) the parties to the dispute have reached an agreement in writing or (ii) a court of competent jurisdiction shall have entered a final order or judgment for the underlying third-party claim that becomes non-appealable or, if later and to the extent that the Indemnitor has disputed whether Losses are covered by Indemnitor’s indemnification obligation hereunder, a final order or judgment finding that such Losses are covered by Indemnitor’s indemnification obligation hereunder.

(f)

If the indemnification provided for in this Section 4.05 shall, for any reason, be unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses for which it is entitled to indemnification hereunder, then the Indemnitor shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses, in such proportion as shall be appropriate to reflect the relative benefits received by and the relative fault of the Indemnitor on the one hand and the Indemnitee on the other hand with respect to the matter giving rise to such Losses.

(g)

To the fullest extent permitted by applicable law, the Indemnitor will indemnify the Indemnitee against any and all reasonable fees, costs and expenses (including outside attorneys’ fees), incurred in connection with asserting, preserving or enforcing his, her or its rights under this Article IV.

(h)

The remedies provided in this Section 4.05 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against an Indemnitor, subject to Section 4.05(b).

(i)	The terms and conditions of this Section 4.05 will survive the expiration or termination of this Agreement.

ARTICLE V

MISCELLANEOUS

5.01 Notices. Except as otherwise specified in this Agreement, all notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered: (a) in person; (b) by a generally recognized courier (including Federal Express or UPS) or messenger service that provides written acknowledgement of receipt by the addressee; or (c) by email with a verification of delivery and receipt (if receipt is not confirmed via return email, the effective date of notice is the date of the original email; provided that notice is provided by alternative means on the next day);, in each case, to the Party for whom it is intended at the address set forth below. Notices are deemed delivered when delivered in accordance with the terms in the preceding sentence. Except as provided in the following sentence, notices to each Party must be given at the address set forth below. The address of a Party to which notices or demands are to be given may be changed from time to time by that Party by notice served as provided above. Delivery of notice to the copied Parties below (if any) is not notice to any Party.

If to LG:

Lions Gate Entertainment Inc.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: General Counsel

If to Starz:

Starz Entertainment, LLC

1647 Stewart Street

Santa Monica, CA 90404

Attention: General Counsel

5.02 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, to the extent permitted by applicable law, will remain in full force and effect; provided that the intent and purpose of the Parties are not frustrated thereby. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by applicable law, the Parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

5.03 Assignment. No Party may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, that, subject to Section 1.04(d), the Performing Party may delegate its obligations under this Agreement to any Affiliate thereof or to a subcontractor so long as the Performing Party remains fully responsible for the performance of its obligations under this Agreement.

5.04 Successors and Assigns; No Third Party Beneficiaries. This Agreement is binding upon and will inure to the benefit of each Party and its successors or assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5.05 Amendment and Waiver. This Agreement may be amended only by an agreement in writing signed by the Parties. Any Party hereto may, only by an instrument in writing, waive compliance by any other Party hereto with any term or provision hereof on the part of such other Party hereto to be performed or complied with. Subject to any limitation period imposed by law, no failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment, or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any Party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. Except as expressly provided herein, the rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies of that they would otherwise have hereunder.

5.06 Governing Law; Waiver of Jury. Each of the Parties hereto hereby agrees this Agreement shall be governed by and shall be construed in accordance with the laws of the State of California, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.06. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.07 Dispute Resolution. The Parties agree that any and all disputes or controversies of any nature between them arising, regarding or relating to any aspect of this Agreement’s formation, meaning, performance or breach, or arising from or relating to, in any way, this Agreement, shall be determined in accordance with the mediation and arbitration rules of JAMS (or, with the agreement of the Parties, ADR Services) before a single neutral mediator (for the mediation) (“Mediator”) and a single neutral arbitrator (for the arbitration) with such proceedings to be conducted in Los Angeles, California. The Parties hereto shall endeavor first to resolve the controversy or claim through mediation administered by JAMS and conducted before a mutually agreeable Mediator before commencing any arbitration. All arbitration proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed, except as necessary to obtain court confirmation of the arbitration award. The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable, and any award rendered by the arbitrator shall be final and binding on the Parties. The Parties hereby waive any right to trial de novo or appeal, other than for the purpose of confirming the arbitration award. The terms of this provision shall supersede any inconsistent terms of any prior agreement between the Parties.

5.08 Equitable Relief. Each of the Parties hereto agrees that irreparable damage may occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to seek an injunction or injunctions to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or equity, and for such purpose, each of the Parties hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of Los Angeles, State of California. However, it is agreed that in no event shall either Party seek to enjoin or otherwise restrain the development, production, advertising, promotion, distribution, exhibition, or other exploitation of any motion picture or other content of the other Party or its Affiliates in connection with the exercise of remedies under this Agreement except to the extent such claim is based on a breach of Intellectual Property rights.

5.09 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different Parties in separate counterparts, including by DocuSign e-signature. All of such counterparts will constitute one and the same agreement (or other document) and will become effective (unless otherwise provided therein) when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed and delivered by electronic means, including “.pdf” or “.tiff” files, and any electronic signature shall constitute an original for all purposes.

5.10 Headings. The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

5.11 Relationship. Nothing contained in this Agreement will constitute or be construed to be or create a partnership or joint venture between the Parties or any of their respective Affiliates, successors or assigns. The Parties understand and agree that this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. No Party is granted by this Agreement any right or authority to assume or create any obligation or responsibilities, express or implied, on behalf of or in the name of any other Party, or to bind any other Party in any manner whatsoever except in the context of providing the Services. The Parties expressly acknowledge that the Performing Party is an independent contractor with respect to the Receiving Party with respect to this Agreement, including with respect to the provision of the Services.

5.12 Exhibits; Integration. Each schedule and exhibit delivered pursuant to the terms of this Agreement will be in writing and will constitute a part of this Agreement. This Agreement, together with such schedules and exhibits, constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the Parties in connection therewith.

5.13 Further Assurances. Each Party will execute and deliver such further certificates, agreements and other documents and take such other actions as the other Party may reasonably request to evidence and reflect the provision or receipt of Services set forth herein, to ensure compliance with applicable laws and to carry into effect the intents and purposes of this Agreement.

5.14 Representation by Counsel. Each of the Parties acknowledges that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of the Parties.

5.15 Interpretation. For all purposes of this Agreement and the schedules delivered pursuant to this Agreement: (a) all references in this Agreement to designated “Sections”, “Articles” and other subdivisions are to the designated Sections, Articles, and other subdivisions of the body of this Agreement; (b) pronouns of either gender or neuter will include, as appropriate, the other pronoun forms; (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (e) “or” is not exclusive; (f) “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to,” respectively; and (g) “may not” is prohibitive and not permissive. This Agreement does not amend or supplant any other contract, nor shall it be used to interpret any other agreement between the Parties.

5.16 Confidentiality. Neither Party hereto shall issue any press release or statement with regard to the terms and provisions of this Agreement without the consent of the other Party, nor shall either Party disclose to any third party, any Information (as defined below), except: (a) to the extent necessary to comply with the law, a governmental entity or a valid court order of a court with competent jurisdiction, in which event the Party making such disclosure shall so notify the other Party as promptly as is practicable (if possible, prior to making such disclosure) and shall not oppose any efforts of the other Party to seek confidential treatment of such information; (b) to the extent necessary to comply with the disclosure requirements of the Securities and Exchange Commission or similar entities; (c) (i) to its employees, directors and officers, in their capacity as such, on a reasonable need-to-know basis, and (ii) to its respective parent, subsidiary or other Affiliates, and its or their investors, financiers, banks, auditors, attorneys, employees, directors and officers, in each case, on a reasonable need-to-know basis in connection with this Agreement (collectively, its “Permitted Recipients”) (provided, that the disclosing Party shall be liable in the event that any of its Permitted Recipients disclose any information that the disclosing Party would be prohibited from disclosing pursuant to this provision); (d) in order to enforce its rights pursuant to this Agreement; and (e) to a bona fide prospective or an actual buyer or financier as well as the Permitted Recipients thereof (provided, that any such buyer or financier first executes a written confidentiality agreement with the disclosing Party pursuant to which such buyer or financier agree(s) to be bound by the provisions of this Section 5.16 or a similar undertaking of confidentiality at least as restrictive as the provisions of this Section 5.16). “Information” means the terms of this Agreement and all information received from or on behalf of either of the Parties or any Performing Personnel relating to such Party or its business, as applicable, other than any such information that (a) is publicly available or publicly known other than through a breach of this Section 5.16, (b) was known to the applicable Party from a source other than the disclosing Party, as applicable, that is not subject to a confidentiality obligation, or (c) is independently developed after the Effective Date by or on behalf of the Party or any Performing Personnel, as applicable, without use or reference to the Information of the other Party. With respect to the Information of a Party hereto, the other Party shall use the same degree of care in safeguarding such Information as it uses to safeguard its own confidential Information and otherwise, in a commercially reasonable manner. Each Party acknowledges and agrees that in the event of a breach by it of any of the provisions of this Section 5.16, monetary damages may not constitute a sufficient remedy. Consequently, in the event of any such breach, the disclosing Party and/or its successors or assigns may, in addition to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of proving actual damages. However, it is agreed that in no event shall either Party seek to enjoin or otherwise restrain the development, production, advertising, promotion, distribution, exhibition, or other exploitation of any motion picture or other content of the other Party or its Affiliates in connection with the exercise of remedies under this Agreement except to the extent such claim is based on a breach of Intellectual Property rights. For the avoidance of doubt, each Party shall be required to inform its members, managers, officers, employees, contractors and agents of the obligations hereunder and cause them to comply therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf by its duly authorized individual as of the date first written above.

LIONS GATE ENTERTAINMENT INC.

By
Name:
Title:

STARZ ENTERTAINMENT, LLC

By
Name:
Title:

Annex V

Final Form

FORM OF EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

LIONSGATE STUDIOS HOLDING CORP.,

LIONSGATE STUDIOS CORP.,

LG SIRIUS HOLDINGS ULC,

AND

LIONS GATE ENTERTAINMENT CORP.

Dated as of [•], 2025

FORM OF EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of [•], 2025 (this “Agreement”), is by and between Lionsgate Studios Holding Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“New Lionsgate”), Lionsgate Studios Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“LG Studios”), LG Sirius Holdings ULC, an unlimited liability company organized under the laws of the Province of British Columbia, Canada, (“LG Sirius”) and Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“Lionsgate” prior to the Separation Effective Time and “Starz” at and from the Separation Effective Time). In this Agreement the legal entity currently named Lions Gate Entertainment Corp. may be referred to as ‘Lionsgate’ prior to the Separation Effective Time and as ‘Starz’ at and from the Separation Effective Time, with covenants, obligations, representations, and warranties of that entity, and other terms of this Agreement applicable to the entity, having the same force and effect regardless of the entity’s legal name at any point in time, or the name used in any part of this Agreement.

R E C I T A L S

WHEREAS, the board of directors of Lionsgate (the “Lionsgate Board”) has determined that it is advisable and in the best interests of Lionsgate and its stakeholders, including its shareholders and creditors, to create two publicly traded companies to separately operate the Starz Business and the LG Studios Business, respectively; and

WHEREAS, in furtherance of the foregoing, the Parties have entered into this Agreement, which is an Ancillary Agreement to the Separation Agreement by and between the Parties, dated as of [•]. 2025 (the “Separation Agreement”) to govern the rights and obligations of the Parties with respect to employment, compensation, employee benefits and related matters in connection with the Transactions, as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Separation Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” shall mean this Employee Matters Agreement, including all of the schedules and exhibits hereto, as may be amended from time to time in accordance with its terms.

“Applicable New Lionsgate Ratio” shall mean the New Lionsgate Ratio for Class A with respect to the adjustment of Lionsgate Awards that relate to LGEC Class A Shares and the New Lionsgate Ratio for Class B with respect to the adjustment of Lionsgate Awards that relate to LGEC Class B Shares.

“Applicable Starz Ratio” shall mean the Starz Ratio for Class A with respect to the adjustment of Lionsgate Awards that relate to LGEC Class A Shares and the Starz Ratio for Class B with respect to the adjustment of Lionsgate Awards that relate to LGEC Class B Shares.

“Arrangement Agreement” shall have the meaning set forth in the Separation Agreement.

“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature from an employer to any Employee or Former Employee, or to any family member, dependent, or beneficiary of any such Employee or Former Employee, including cash or deferred arrangement plans, profit-sharing plans, post-employment programs, pension plans, supplemental pension plans, welfare plans, stock purchase, stock option, stock appreciation rights, restricted stock, restricted stock units, performance stock units, other equity-based compensation and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, adoption assistance, travel reimbursement, vacation, sick, paid time off, personal or bereavement days, leaves of absences and holidays; provided, however, that the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies or Individual Agreements. When immediately preceded by Starz, Benefit Plan means any Benefit Plan sponsored, maintained, or contributed to by a member of the Starz Group or any Benefit Plan to which a member of a Starz Group is a party. When immediately preceded by New Lionsgate, Benefit Plan means any Benefit Plan sponsored, maintained, or contributed to by a member of the New Lionsgate Group or any Benefit Plan to which a member of a New Lionsgate Group is a party. No Benefit Plan can be both a New Lionsgate Benefit Plan and a Starz Benefit Plan, and to the extent that a Benefit Plan could reasonably fall within the definition of New Lionsgate Benefit Plan or Starz Benefit Plan, the context shall determine the applicable classification.

“Canadian Lionsgate RSU Award” shall have the meaning set forth in Section 4.02(c).

“Dual Director” shall mean each individual who served on the Lionsgate Board immediately prior to the Separation Effective Time who is serving as both a New Lionsgate nonemployee director and as a Starz nonemployee director as of immediately after the Separation Effective Time.

“Employee” shall mean any New Lionsgate Group Employee or Starz Group Employee.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

“Former Employees” shall mean former employees of the New Lionsgate Group or the Starz Group.

“Former New Lionsgate Group Employee” shall mean any Former Employee whose final employment with either the New Lionsgate Group or the Starz Group was with a member of the New Lionsgate Group.

“Former Starz Group Employee” shall mean any Former Employee who is not a Former New Lionsgate Group Employee.

“Group” shall mean either the Starz Group or the New Lionsgate Group, as the context requires.

“HIPAA” shall mean the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended, together with the rules and regulations promulgated thereunder.

“Income Tax Act (Canada)” shall have the meaning set forth in Section 4.02(c).

“Individual Agreement” shall mean any individual (a) employment contract or offer letter, (b) retention, severance or change in control agreement (including any ongoing commitment to provide severance pay or benefits to a Former Employee), (c) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation, equalization of Taxes and living standards in the host country), or (d) other agreement containing restrictive covenants (including confidentiality, noncompetition and non-solicitation provisions), as in effect immediately prior to the Separation Effective Time.

“Labor Agreement” shall have the meaning set forth in Section 2.01(a).

“LGEC Class A Shares” shall have the meaning set forth in the Arrangement Agreement.

“LGEC Class B Shares” shall have the meaning set forth in the Arrangement Agreement.

“LGEC Shares” shall mean LGEC Class A Shares and/or LGEC Class B Shares.

“Lions Gate 401(k) Plan” shall mean the Lions Gate Entertainment, Inc. 401(k) Plan.

“Lions Gate Deferred Compensation Plan” shall mean the Lions Gate Entertainment Inc. Deferred Compensation Plan.

“Lionsgate Board” shall have the meaning set forth in the Recitals.

“Lionsgate Compensation Committee” shall mean the Compensation Committee of the Lionsgate Board.

“Lionsgate Equity Plan” shall mean any equity compensation plan sponsored or maintained by Lionsgate immediately prior to the Separation Effective Time, including the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (as amended and restated July 7, 2023), Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (as amended and restated July 19, 2021), the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan(as amended), the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (as amended) (or, in all cases, any predecessor plan thereto).

“Lionsgate Option Award” shall mean an award of options to purchase LGEC Shares granted pursuant to a Lionsgate Equity Plan that is outstanding as of immediately prior to the Separation Effective Time.

“Lionsgate PSU Award” shall mean an award of restricted share units with respect to LGEC Shares granted pursuant to a Lionsgate Equity Plan subject to performance-based vesting conditions that is outstanding immediately prior to the Separation Effective Time.

“Lionsgate RSU Award” shall mean an award of restricted share units with respect to LGEC Shares granted pursuant to a Lionsgate Equity Plan that is not subject to performance conditions that is outstanding immediately prior to the Separation Effective Time.

“Lionsgate SAR Award” shall mean an award of stock appreciation rights with respect to LGEC Shares granted under a Lionsgate Equity Plan that is outstanding immediately prior to the Separation Effective Time.

“NASDAQ” shall mean the Nasdaq Global Market.

“New Lionsgate” shall have the meaning set forth in the Preamble hereto.

“New Lionsgate Awards” shall mean, collectively, the New Lionsgate Option Awards, the New Lionsgate PSU Awards, the New Lionsgate RSU Awards and the New Lionsgate SAR Awards.

“New Lionsgate Benefit Plan” shall have the definition set forth in the definition of Benefit Plan.

“New Lionsgate Director” shall mean each New Lionsgate nonemployee director as of immediately after the Separation Effective Time who served on the Lionsgate Board immediately prior to the Separation Effective Time, other than a Dual Director.

“New Lionsgate Equity Plan” shall mean the Lionsgate Studios Holding Corp. 2025 Performance Incentive Plan as established by New Lionsgate no later than the Separation Effective Time pursuant to Section 4.01.

“New Lionsgate Group Employees” shall have the meaning set forth in Section 3.01(a).

“New Lionsgate New Common Shares” shall mean Post-Separation shares of common stock of New Lionsgate.

“New Lionsgate Option Award” shall mean an award of options to purchase New Lionsgate New Common Shares that is granted in accordance with Section 4.02(a).

“New Lionsgate PSU Award” shall mean an award of restricted share units with respect to New Lionsgate New Common Shares that is subject to performance conditions and granted in accordance with Section 4.02(d).

“New Lionsgate Ratio for Class A” shall mean the quotient obtained by dividing (a) the Pre-Separation Lionsgate Stock Value (with respect to LGEC Class A Shares) by (b) the Post-Separation New Lionsgate Stock Value.

“New Lionsgate Ratio for Class B” shall mean the quotient obtained by dividing (a) the Pre-Separation Lionsgate Stock Value (with respect to LGEC Class B Shares) by (b) the Post-Separation New Lionsgate Stock Value.

“New Lionsgate RSU Award” shall mean an award of restricted share units with respect to shares of New Lionsgate New Common Shares that is not subject to performance conditions and is granted in accordance with Section 4.02(c).

“New Lionsgate SAR Award” shall mean an award of stock appreciation rights with respect to shares of New Lionsgate New Common Shares that is granted in accordance with Section 4.02(b).

“New Lionsgate Specified Rights” shall mean any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, pursuant to any Benefit Plan covering or with any New Lionsgate Group Employee and to which any member of the Starz Group or New Lionsgate Group is a party (other than Starz Specified Rights).

“New Lionsgate Welfare Plan” shall mean any New Lionsgate Benefit Plan that is a Welfare Plan.

“NYSE” shall mean the New York Stock Exchange.

“Parties” shall mean the Parties to this Agreement.

“Plan of Arrangement” shall have the meaning set forth in the Separation Agreement.

“Post-Separation New Lionsgate Stock Value” shall mean the simple average of the volume-weighted average per share price of New Lionsgate New Common Shares trading on the NYSE during each of the three consecutive full regular trading sessions occurring immediately after the Separation Effective Time.

“Pre-Separation Lionsgate Stock Value” shall mean the simple average of the volume-weighted average per share price of the applicable class of LGEC Shares trading on the NYSE during the last full regular trading session immediately prior to the Separation Effective Time.

“Requesting Party” shall have the meaning set forth in Section 7.10.

“Separation Agreement” shall have the meaning set forth in the Recitals.

“Sponsored New Lionsgate Group Employee” means any New Lionsgate Group Employee working on a visa or work permit sponsored by a member of the Starz Group as of immediately prior to the Separation Effective Time.

“Sponsored Starz Group Employee” means any Starz Group Employee working on a visa or work permit sponsored by a member of the New Lionsgate Group as of immediately prior to the Separation Effective Time.

“Starz” shall have the meaning set forth in the Preamble.

“Starz 401(k) Plan” shall mean any Starz Benefit Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code and related trust intended to be exempt under Section 501(a) of the Code.

“Starz 401(k) Trust” shall have the meaning set forth in Section 5.01(a).

“Starz Awards” shall mean the Starz Option Awards, the Starz PSU Awards, the Starz RSU Awards and Starz SAR Awards.

“Starz Benefit Plan” shall have the definition set forth in the definition of Benefit Plan.

“Starz Board” shall have the meaning set forth in the Recitals.

“Starz Deferred Compensation Plan” shall mean the Starz Deferred Compensation Plan to be adopted by Starz prior to or on the Arrangement Effective Date, as described in Section 5.02.

“Starz Director” shall mean each Starz nonemployee director as of immediately after the Separation Effective Time who served on the Lionsgate Board immediately prior to the Separation Effective Time, other than a Dual Director.

“Starz Equity Plan” shall mean the Starz Entertainment Corp. 2025 Performance Incentive Plan as established by Starz no later than the Separation Effective Time pursuant to Section 4.01.

“Starz Group Employees” shall have the meaning set forth in Section 3.01(a).

“Starz Option Award” shall mean an award of stock options granted in accordance with Section 4.02(a).

“Starz PSU Award” shall mean an award of restricted stock units that is subject to performance-based vesting conditions and granted in accordance with Section 4.02(d).

“Starz Ratio for Class A” shall mean the quotient obtained by dividing (a) the Pre-Separation Lionsgate Stock Value (with respect to LGEC Class A Shares) by (b) the Starz Stock Value.

“Starz Ratio for Class B” shall mean the quotient obtained by dividing (a) the Pre-Separation Lionsgate Stock Value (with respect to LGEC Class B Shares) by (b) the Starz Stock Value.

“Starz RSU Award” shall mean an award of restricted stock units that is not subject to performance-based vesting conditions and is granted in accordance with Section 4.02(c).

“Starz SAR Award” shall mean an award of stock appreciation rights granted in accordance with Section 4.02(b).

“Starz Specified Rights” shall mean any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, pursuant to any Benefit Plan covering or with any Starz Group Employee and to which any member of the Starz Group or New Lionsgate Group is a party.

“Starz Stock Value” shall mean the simple average of the volume-weighted average per share price of Starz Common Shares trading on the NASDAQ during each of the three consecutive full regular trading sessions occurring immediately after the Separation Effective Time.

“Starz Welfare Plan” shall mean any Starz Benefit Plan that is a Welfare Plan.

“Transactions” shall have the meaning set forth in the Separation Agreement.

“U.S.” shall mean the United States of America.

“Welfare Plan” shall mean any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, mental health, substance abuse and retiree health), disability benefits, or life, accidental death and dismemberment, and business travel insurance, pre-Tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts or severance.

ARTICLE II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01 Allocation of Employee-Related Liabilities.

(a) All provisions herein shall be subject to the requirements of all applicable Law and any collective bargaining, works council or similar agreement or arrangement with any labor union, works council or other labor representative (each, a “Labor Agreement”). Notwithstanding anything in this Agreement to the contrary, if the terms of a Labor Agreement or applicable Law require that any Assets or Liabilities be retained or assumed by, or transferred to, a Party in a manner that is different than what is set forth in this Agreement, such retention, assumption or transfer shall be made in accordance with the terms of such Labor Agreement and applicable Law and shall not be made as otherwise set forth in this Agreement; provided that, in such case, the Parties shall take all necessary action to preserve the economic terms of the allocation of Assets and Liabilities contemplated by this Agreement. The provisions of this Agreement shall apply in respect of all jurisdictions.

(b) Acceptance and Assumption of Starz Liabilities. Except as otherwise provided by this Agreement, on or prior to the Separation Effective Time, Starz and certain members of the Starz Group designated by Starz shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a Starz Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Separation Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by New Lionsgate’s or Starz’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the New Lionsgate Group or the Starz Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the New Lionsgate Group or the Starz Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any Starz Group Employees and Former Starz Group Employees, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims under a Starz Benefit Plan, taking into account any corresponding New Lionsgate Benefit Plan’s assumption of Liabilities with respect to New Lionsgate Group Employees and Former New Lionsgate Group Employees that were originally the Liabilities of such Starz Benefit Plan with respect to periods prior to the Separation Effective Time;

(iii) any and all Liabilities arising out of, relating to or resulting from the employment, or termination of employment of all Starz Group Employees and Former Starz Group Employees; and

(iv) any and all Liabilities expressly assumed or retained by any member of the Starz Group pursuant to this Agreement.

(c) Acceptance and Assumption of New Lionsgate Liabilities. Except as otherwise provided by this Agreement, on or prior to the Separation Effective Time, New Lionsgate and certain members of the New Lionsgate Group designated by New Lionsgate shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a New Lionsgate Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Separation Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by New Lionsgate’s or Starz’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the New Lionsgate Group or the Starz Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the New Lionsgate Group or the Starz Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any New Lionsgate Group Employees and Former New Lionsgate Group Employees, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims under a New Lionsgate Benefit Plan, taking into account any corresponding Starz Benefit Plan’s assumption of Liabilities with respect to Starz Group Employees and Former Starz Group Employees that were originally the Liabilities of such New Lionsgate Benefit Plan with respect to periods prior to the Separation Effective Time;

(iii) any and all Liabilities arising out of, relating to or resulting from the employment, or termination of employment of all New Lionsgate Group Employees and Former New Lionsgate Group Employees; and

(iv) any and all Liabilities expressly assumed or retained by any member of the New Lionsgate Group pursuant to this Agreement.

(d) Unaddressed Liabilities. To the extent that this Agreement does not address particular Liabilities and the Parties later determine that they should be allocated in connection with the Transactions, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

(e) Non-U.S. Employees. Starz Group Employees and Former Starz Group Employees who are residents outside of the U.S. or otherwise are subject to non-U.S. Law and their related benefits and Liabilities shall be treated in the same manner as the Starz Group Employees and Former Starz Group Employees, respectively, who are residents of the U.S. and are not subject to non-U.S. Law. New Lionsgate Group Employees and Former New Lionsgate Group Employees who are residents outside of the U.S. or otherwise are subject to non-U.S. Law and their related benefits and Liabilities shall be treated in the same manner as the New Lionsgate Group Employees and Former New Lionsgate Group Employees, respectively, who are residents of the U.S. and are not subject to non-U.S. Law. Notwithstanding anything in this Agreement to the contrary, all actions taken with respect to non-U.S. Employees or U.S. Employees working in non-U.S. jurisdictions, including any action under a Benefit Plan, shall be subject to and accomplished in accordance with applicable Law in the custom of the applicable jurisdictions and New Lionsgate and Starz may make such changes, modifications or amendments to the New Lionsgate Benefit Plans and Starz Benefit Plans, respectively, as may be required by applicable Law, vendor limitations or as are necessary to reflect the Transactions.

Section 2.02 Service Credit. As of the Separation Effective Time, the Starz Benefit Plans shall, and Starz shall cause each member of the Starz Group to, recognize each Starz Group Employee’s and each Former Starz Group Employee’s full service with Lionsgate or any of its Subsidiaries or predecessor entities at or before the Separation Effective Time, to the same extent that such service was recognized by Lionsgate or any of its Subsidiaries for similar purposes prior to the Separation Effective Time as if such full service had been performed for a member of the Starz Group, for purposes of eligibility, vesting and determination of level of benefits under any Starz Benefit Plans. As of the Separation Effective Time, the New Lionsgate Benefit Plans shall, and New Lionsgate shall cause each member of the New Lionsgate Group to, recognize each New Lionsgate Group Employee’s and each Former New Lionsgate Group Employee’s full service with the Starz Group or predecessor entities at or before the Separation Effective Time, to the same extent that such service was recognized by a member of the Starz Group for similar purposes prior to the Separation Effective Time as if such full service had been performed for a member of New Lionsgate Group, for purposes of eligibility, vesting and determination of level of benefits under any New Lionsgate Benefit Plans.

Section 2.03 Adoption and Transfer and Assumption of Benefit Plans.

(a) Adoption of Benefit Plans.

(i) New Lionsgate Benefit Plans. As of no later than the Separation Effective Time, New Lionsgate shall, or shall cause the members of the New Lionsgate Group to, adopt or retain Benefit Plans (and related trusts, if applicable) as contemplated and in accordance with the terms of this Agreement, which Benefit Plans are generally intended to contain terms substantially similar in all material respects to those of the corresponding New Lionsgate Benefit Plans as in effect immediately prior to the Separation Effective Time, with such changes, modifications or amendments to the New Lionsgate Benefit Plans as may be required by applicable Law or to reflect the Transactions, including limiting participation in any such New Lionsgate Benefit Plan to New Lionsgate Group Employees and Former New Lionsgate Group Employees who participated in the corresponding Benefit Plan immediately prior to the Separation Effective Time.

(ii) Starz Benefit Plans. As of no later than the Separation Effective Time, Starz shall, or shall cause the members of the Starz Group to, adopt or retain Benefit Plans (and related trusts, if applicable) as contemplated and in accordance with the terms of this Agreement, which Benefit Plans are generally intended to contain terms substantially similar in all material respects to those of the corresponding New Lionsgate Benefit Plans as in effect immediately prior to the Separation Effective Time, with such changes, modifications or amendments to the Starz Benefit Plans as may be required by applicable Law or to reflect the Transaction, including limiting participation in any such Starz Benefit Plan to Starz Group Employees and Former Starz Group Employees who participated in the corresponding Benefit Plan immediately prior to the Separation Effective Time.

(b) Plans Not Required to Be Adopted. With respect to any Benefit Plan not otherwise addressed in this Agreement, the Parties shall agree in good faith on the treatment of such plan and the Liabilities thereunder, taking into account the handling of any comparable plan under this Agreement and, notwithstanding that neither Starz nor New Lionsgate shall have an obligation to continue to maintain any such plan with respect to the provision of future benefits from and after the Separation Effective Time, Starz shall remain obligated to pay or provide any previously accrued or incurred benefits to the Starz Group Employees and Former Starz Group Employees consistent with Section 2.01(b) of this Agreement and New Lionsgate shall remain obligated to pay or provide any previously accrued or incurred benefits to the New Lionsgate Group Employees and Former New Lionsgate Group Employees consistent with Section 2.01(c) of this Agreement.

(c) Information, Elections and Beneficiary Designations. Each Party shall use its commercially reasonable efforts to provide the other Party with information describing each Benefit Plan election made by an Employee or Former Employee that may have application to such Party’s Benefit Plans from and after the Separation Effective Time, and each Party shall use its commercially reasonable efforts to administer its Benefit Plans using those elections, including any beneficiary designations. Each Party shall, upon reasonable request, use its commercially reasonable efforts to provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information reasonably necessary to the other Party’s operation or administration of its Benefit Plans.

(d) No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation Agreement or any Ancillary Agreement, no participant in any Benefit Plan shall receive service credit or benefits or recognition of compensation or other factors to the extent that receipt of such service credit or benefits or recognition of compensation or other factors would result in duplication of benefits provided to such participant by the corresponding Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the Group that sponsors the corresponding Benefit Plan. Furthermore, unless expressly provided for in this Agreement, the Separation Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to (i) create any right to accelerate vesting, distributions or entitlements under any Benefit Plan sponsored or maintained by a member of the New Lionsgate Group or member of the Starz Group on the part of any Employee or Former Employee, or (ii) limit the ability of a member of the New Lionsgate Group or Starz Group to amend, merge, modify, eliminate, reduce or otherwise alter in any respect any benefit under any Benefit Plan sponsored or maintained by a member of the New Lionsgate Group or Starz Group, respectively, or any trust, insurance policy or funding vehicle related thereto.

(e) Transition Services. The Parties acknowledge that the New Lionsgate Group or the Starz Group may provide administrative services for certain of the other Party’s compensation and benefit programs for a transitional period under the terms of a Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(f) Beneficiaries. References to New Lionsgate Group Employees, Former New Lionsgate Group Employees, Starz Group Employees, Former Starz Group Employees, and current and former nonemployee directors of either New Lionsgate or Starz shall be deemed to refer to their beneficiaries, dependents, survivors and alternate payees, as applicable.

ARTICLE III

EMPLOYEES; EMPLOYMENT AND

COLLECTIVE BARGAINING AGREEMENTS

Section 3.01 Assignment and Transfer of Employees.

(a) Effective as of no later than the Separation Effective Time and except as otherwise agreed to by the Parties, the Parties shall have taken such actions as are necessary to ensure that (i) each individual who is intended to be an employee of the Starz Group as of the Separation Effective Time (including any such individual who is not actively working as of the Separation Effective Time as a result of an illness, injury or an approved leave of absence) (collectively, the “Starz Group Employees”) is employed by a member of the Starz Group as of the Separation Effective Time, and (ii) each individual who is intended to be an employee of the New Lionsgate Group as of the Separation Effective Time (including any such individual who is not actively working as of the Separation Effective Time as a result of an illness, injury or an approved leave of absence) (collectively, the “New Lionsgate Group Employees”) is employed by a member of the New Lionsgate Group as of the Separation Effective Time. Each of the Parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or transfer.

(b) In the event that the Parties reasonably determine following the Separation Effective Time that (i) any individual employed outside of the U.S. who is not a Starz Group Employee has inadvertently become employed by a member of the Starz Group or continues to be employed by a member of the Starz Group (due to the operation of transfer of undertakings or similar applicable Law), the Parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the New Lionsgate Group, and New Lionsgate shall reimburse the applicable members of the Starz Group for all compensation, benefits, severance and other employment-related costs incurred by the Starz Group members in employing and transferring such individuals or (ii) any individual employed outside the U.S. who is not a New Lionsgate Group Employee has inadvertently become employed by, a member of the New Lionsgate Group or continued to be employed by a member of the New Lionsgate Group (due to the operation of transfer of undertakings or similar applicable Law), the Parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the Starz Group, and Starz shall reimburse the applicable members of the New Lionsgate Group for all compensation, benefits, severance and other employment-related costs incurred by New Lionsgate Group members in employing and transferring such individuals.

Section 3.02 At-Will Status. Nothing in this Agreement shall create any obligation on the part of any member of the New Lionsgate Group or any member of the Starz Group to (a) change the employment status of any Employee from “at-will,” to the extent that such Employee is an “at-will” employee under applicable Law or (b) continue the employment of any Employee or permit the return from a leave of absence for any period after the date of this Agreement (except as required by applicable Law) . Except as provided in this Agreement, this Agreement shall not limit the ability of the New Lionsgate Group or the Starz Group to change the position, compensation or benefits of any Employees for performance-related, business or any other reason.

Section 3.03 Individual Agreements.

(a) Except as agreed between New Lionsgate and Starz, with respect to any Individual Agreement with any Starz Group Employees or Former Starz Group Employees to which a member of the Starz Group is not a party, or which do not otherwise transfer to a Starz Group member by operation of applicable Law (including pursuant to any applicable automatic transfer regulations), the Parties shall use reasonable best efforts to assign, effective as of the Separation Effective Time, the applicable agreement, as applicable, to a member of the Starz Group, and Starz shall, or shall cause a member of the Starz Group to assume responsibility for, and perform and honor, such agreement in accordance with its terms, in each case as if originally entered into by such applicable member of the Starz Group, and the New Lionsgate Group shall cease to have any Liabilities or responsibilities with respect thereto; provided, however, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Separation Effective Time, each member of the Starz Group shall be considered to be a successor to each member of the New Lionsgate Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the Starz Group shall enjoy all the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary); provided, further, that in no event shall New Lionsgate be permitted to enforce an Individual Agreement (including any agreement containing non-competition or non-solicitation covenants) against a Starz Employee for actions taken in such individual’s capacity as a Starz Employee other than on behalf of Starz as requested by the Starz Group in its capacity as third-party beneficiary.

(b) Except as agreed between New Lionsgate and Starz, with respect to any Individual Agreement with New Lionsgate Group Employees or Former New Lionsgate Group Employees to which a member of the New Lionsgate Group is not a party, or which do not otherwise transfer to a New Lionsgate Group member by operation of applicable Law (including pursuant to any applicable automatic transfer regulations), the Parties shall use reasonable best efforts to assign, effective on or before the Separation Effective Time, the applicable agreement to a member of the New Lionsgate Group, and New Lionsgate shall, or shall cause a member of the New Lionsgate Group to assume responsibility for, and perform and honor, such agreement in accordance with its terms, in each case as if originally entered into by such applicable member of the New Lionsgate Group, and the Starz Group shall cease to have any Liabilities or responsibilities with respect thereto; provided, however, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Separation Effective Time, each member of the New Lionsgate Group shall be considered to be a successor to each member of the Starz Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the New Lionsgate Group shall enjoy all the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary); provided, further, that in no event shall Starz be permitted to enforce an Individual Agreement (including any agreement containing non-competition or non-solicitation covenants) against a New Lionsgate Employee for actions taken in such individual’s capacity as a New Lionsgate Employee other than on behalf of New Lionsgate as requested by the New Lionsgate Group in its capacity as third-party beneficiary.

Section 3.04 Assignment of Specified Rights. To the extent permitted by applicable Law and the applicable agreement, if any, effective as of the Separation Effective Time, (a) New Lionsgate hereby assigns, to the maximum extent possible, on behalf of itself and the New Lionsgate Group, the Starz Specified Rights, to Starz (and Starz shall be a third-party beneficiary with respect thereto), and (b) Starz hereby assigns, to the maximum extent possible, on behalf of itself and the Starz Group, the New Lionsgate Specified Rights, to New Lionsgate (and New Lionsgate shall be a third-party beneficiary with respect thereto).

Section 3.05 Consultation with Labor Representatives; Labor Agreements. The Parties shall cooperate to notify, inform and/or consult with any labor union, works council or other labor representative regarding the Transactions to the extent required by Law or a Labor Agreement. No later than as of immediately before the Separation Effective Time, Starz shall have taken, or caused another member of the Starz Group to take, all actions that are necessary (if any) for Starz or another member of the Starz Group to (a) assume any Labor Agreements in effect with respect to Starz Group Employees and Former Starz Group Employees (excluding obligations thereunder with respect to any New Lionsgate Group Employees or Former New Lionsgate Group Employees, to the extent applicable), and (b) unless otherwise provided in this Agreement, assume and honor any obligations of the New Lionsgate Group under any Labor Agreements as such obligations relate to Starz Group Employees and Former Starz Group Employees. No later than as of immediately before the Separation Effective Time, New Lionsgate shall have taken, or caused another member of the New Lionsgate Group to take, all actions that are necessary (if any) for New Lionsgate or another member of the New Lionsgate Group to (i) assume any Labor Agreements in effect with respect to New Lionsgate Group Employees and Former New Lionsgate Group Employees (excluding obligations thereunder with respect to any Starz Group Employees, or Former Starz Group Employees, to the extent applicable), and (ii) assume and honor any obligations of the Starz Group under any Labor Agreements as such obligations relate to New Lionsgate Group Employees and Former New Lionsgate Group Employees. For the avoidance of doubt, any withdrawal liability that is imposed on any member of the New Lionsgate Group at or after the Separation Effective Time by a multiemployer pension plan and that relates to the obligation, or cessation of the obligation, of a member of the Starz Group to contribute to such plan, shall be a Liability of Starz and any withdrawal liability that is imposed on any member of the Starz Group at or after the Separation Effective Time by a multiemployer pension plan and that relates to the obligation, or cessation of the obligation, of a member of the New Lionsgate Group to contribute to such plan, shall be a Liability of New Lionsgate.

Section 3.06 Sponsored Employees. Each of Starz and New Lionsgate shall, and shall cause the members of the Starz Group and the New Lionsgate Group, respectively, to, cooperate in good faith with each other and the applicable Governmental Authorities with respect to the process of obtaining work authorization for each Sponsored Starz Group Employee to work with a member of the Starz Group and for each Sponsored New Lionsgate Group Employee to work with a member of the New Lionsgate Group, including, but not limited to, petitioning the applicable Governmental Authorities for the transfer of the applicable employee’s (as well as any spouse or dependent thereof, as applicable) visa or work permit, or the grant of a new visa or work permit, to the Starz Group or New Lionsgate Group, as applicable. In the event that it is not legally permissible for a Sponsored Starz Group Employee to continue work with the Starz Group from and after the Arrangement Effective Date, or for a Sponsored New Lionsgate Group Employee to continue work with the New Lionsgate Group from and after the Arrangement Effective Date, the Parties shall reasonably cooperate to provide for the services of the applicable employee to be made available exclusively to the Starz Group or New Lionsgate Group, whichever was the intended employer, under an employee secondment or similar arrangement, with costs incurred (including those relating to compensation and benefits in respect of such employee) to be borne by such intended employer.

Section 3.07 Transfer-Related Termination Liabilities.

(a) None of the Transactions, or any assignment, transfer or continuation of the employment of any employees as contemplated by this Article III (or any other Ancillary Agreement) shall be deemed a termination of employment or service of any New Lionsgate Group Employee or Starz Group Employee for purposes of this Agreement, any New Lionsgate Benefit Plan, any Starz Benefit Plan or any employment, severance, retention, change in control, consulting or similar agreements, plans, policies or arrangements.

(b) Without limiting the generality of Section 3.07(a), in the event that any severance or other termination-related payments become payable as a result of the Transactions or the transfer of the employment of (i) a Starz Group Employee contemplated by this Article III, the Starz Group shall be solely responsible for all such severance and termination-related payments, and such amounts shall constitute Starz Liabilities, or (ii) a New Lionsgate Group Employee contemplated by this Article III, the New Lionsgate Group shall be solely responsible for all such severance and termination-related payments and such amounts shall constitute New Lionsgate Liabilities.

ARTICLE IV

TREATMENT OF OUTSTANDING EQUITY AWARDS

Section 4.01 Generally. Except as specified below, each Lionsgate Award that is outstanding as of immediately prior to the Separation Effective Time shall be adjusted as described below; provided, however, that, prior to the Separation Effective Time, the Lionsgate Compensation Committee may provide for different adjustments with respect to some or all Lionsgate Awards to the extent that the Lionsgate Compensation Committee deems such adjustments necessary and appropriate. Any adjustments made by the Lionsgate Compensation Committee pursuant to the foregoing sentence shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the Parties and their respective Affiliates. No later than the Separation Effective Time, the Starz Equity Plan and New Lionsgate Equity Plan shall be established, with such terms as are necessary to permit the implementation of the provisions of Section  4.02.

Section 4.02 Equity Incentive Awards. In adjusting each Lionsgate Award under the formulas set forth in this Section 4.02, to the extent such award relates to either LGEC Class A Shares or LGEC Class B Shares, such Award shall be converted into a New Lionsgate Award or a Starz Award, as provided below and such adjustment shall be made using the Applicable New Lionsgate Ratio (New Lionsgate Ratio for Class A or New Lionsgate Ratio for Class B) or Applicable Starz Ratio (Starz Ratio for Class A or Starz Ratio for Class B) for such share class. Notwithstanding anything to the contrary herein, in respect of each Lionsgate Award subject to any performance-based vesting conditions, such vesting conditions may be modified in a manner determined by the Lionsgate Compensation Committee (or, following the Separation Effective Time, in the case of a Starz Award, the compensation committee of the Board of Directors of Starz or in the case of a New Lionsgate Award, the compensation committee of the Board of Directors of New Lionsgate, as applicable).

(a) Option Awards. Each Lionsgate Option Award that is outstanding immediately prior to the Separation Effective Time shall be converted as of the Separation Effective Time into either a New Lionsgate Option Award or a Starz Option Award as described below:

(i) Each Lionsgate Option Award held by a New Lionsgate Group Employee or by a Former Employee shall be converted as of the Separation Effective Time, through an adjustment thereto, into a New Lionsgate Option Award and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Separation Effective Time as applicable to such Lionsgate Option Award immediately prior to the Separation Effective Time. From and after the Separation Effective Time:

(A) the number of New Lionsgate New Common Shares subject to such New Lionsgate Option Award, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (1) the number of LGEC Shares subject to the corresponding Lionsgate Option Award immediately prior to the Separation Effective Time, by (2) the Applicable New Lionsgate Ratio; and

(B) the per share exercise price of such New Lionsgate Option Award, rounded up to the nearest cent, shall be equal to the quotient obtained by dividing (1) the per share exercise price of the corresponding Lionsgate Option Award as of immediately prior to the Separation Effective Time, by (2) the Applicable New Lionsgate Ratio.

(ii) Each Lionsgate Option Award held by a Starz Group Employee shall be converted as of the Separation Effective Time into a Starz Option Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Separation Effective Time as applicable to such Lionsgate Option Award immediately prior to the Separation Effective Time. From and after the Separation Effective Time:

(A) the number of Starz Common Shares subject to such Starz Option Award, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (1) the number of LGEC Shares subject to the corresponding Lionsgate Option Award immediately prior to the Separation Effective Time, by (2) the Applicable Starz Ratio; and

(B) the per share exercise price of such Starz Option Award, rounded up to the nearest cent, shall be equal to the quotient obtained by dividing (1) the per share exercise price of the corresponding Lionsgate Option Award as of immediately prior to the Separation Effective Time, by (2) the Applicable Starz Ratio.

Notwithstanding anything to the contrary in this Section 4.02(a), the exercise price, the number of shares of New Lionsgate New Common Shares and Starz Common Shares subject to each New Lionsgate Option Award and Starz Option Award, respectively, and the terms and conditions of exercise of such options, shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(b) SAR Awards. Each Lionsgate SAR Award that is outstanding as of immediately prior to the Separation Effective Time shall be converted as of the Separation Effective Time into either a New Lionsgate SAR Award or a Starz SAR Award as described below:

(i) If the holder is a New Lionsgate Group Employee or a Former Employee, such award shall be converted, as of the Separation Effective Time, into a New Lionsgate SAR Award and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Separation Effective Time as were applicable to such Lionsgate SAR Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time:

(A) the number of New Lionsgate New Common Shares underlying such New Lionsgate SAR Award shall be equal to the product, rounded down to the nearest whole share, of (1) the number of LGEC Shares underlying the corresponding Lionsgate SAR Award immediately prior to the Separation Effective Time, multiplied by (2) the Applicable New Lionsgate Ratio; and

(B) the per-share exercise price of such New Lionsgate SAR Award shall be equal to the quotient, rounded up to the nearest cent, of (1) the per-share exercise price of the corresponding Lionsgate SAR Award immediately prior to the Separation Effective Time, divided by (2) the Applicable New Lionsgate Ratio.

(ii) If the holder is a Starz Group Employee, such award shall be converted, as of the Separation Effective Time, into a Starz SAR Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Separation Effective Time as were applicable to such Lionsgate SAR Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time:

(A) the number of Starz Common Shares underlying such Starz SAR Award shall be equal to the product, rounded down to the nearest whole share, of (1) the number of LGEC Shares subject to the corresponding Lionsgate SAR Award immediately prior to the Separation Effective Time, multiplied by (2) the Applicable Starz Ratio; and

(B) the per-share exercise price of such Starz SAR Award shall be equal to the quotient, rounded up to the nearest cent, of (1) the per-share exercise price of the corresponding Lionsgate SAR Award immediately prior to the Separation Effective Time, divided by (2) the Applicable Starz Ratio.

Notwithstanding anything to the contrary in this Section 4.02(b), the exercise price, the number of shares of New Lionsgate New Common Shares and New Starz Common Shares subject to each New Lionsgate SAR Award and Starz SAR Award, respectively, and the terms and conditions of exercise of such awards shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(c) RSU Awards. Each Lionsgate RSU Award that is outstanding as of immediately prior to the Separation Effective Time (including each Canadian Lionsgate RSU Award (as defined below)) shall be treated as follows:

(i) If the holder is a New Lionsgate Group Employee, Former Employee or New Lionsgate Director, such award shall be converted, as of the Separation Effective Time, into a New Lionsgate RSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting) after the Separation Effective Time as were applicable to such Lionsgate RSU Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time, the number of New Lionsgate New Common Shares subject to such New Lionsgate RSU Award shall be equal to the product, rounded to the nearest whole number of shares, obtained by multiplying (A) the number of LGEC Shares subject to the corresponding Lionsgate RSU Award immediately prior to the Separation Effective Time, by (B) the Applicable New Lionsgate Ratio; provided further, however, that the conversion of any Lionsgate RSU Award by a holder thereof who for the purposes of the Income Tax Act (Canada) (the “Tax Act”) is a resident of Canada (a “Canadian Lionsgate RSU Award”) for a New Lionsgate RSU Award shall be adjusted as necessary in order to comply with the requirements of paragraph 7(1.4)(c) of the Tax Act and shall occur immediately before the time that is immediately before the Separation Effective Time provided that, for all other purposes of this Agreement, each such Canadian Lionsgate RSU Award shall be considered as if it were outstanding as of immediately prior to the Separation Effective Time.

(ii) If the holder is a Starz Group Employee, or a Starz Director, such award shall be converted, as of the Separation Effective Time, into a Starz RSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting) after the Separation Effective Time as were applicable to such Lionsgate RSU Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time, the number of Starz Common Shares subject to such Starz RSU Award shall be equal to the product, rounded to the nearest whole number of shares, obtained by multiplying (A) the number of LGEC Shares subject to the corresponding Lionsgate RSU Award immediately prior to the Separation Effective Time, by (B) the Applicable Starz Ratio.

(iii) If the holder is a Dual Director, such award shall be converted, as of the Separation Effective Time, into an New Lionsgate RSU Award and a Starz RSU Award, each of which shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting) after the Separation Effective Time as were applicable to such Lionsgate RSU Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time, the number of Starz Common Shares and the number of shares of New Lionsgate New Common Shares that shall be subject to each such New Lionsgate RSU Award and each Starz RSU Award shall be the number of Starz Common Shares and the number of New Lionsgate Common Shares, respectively, that would have been received as of the Separation Effective Time pursuant to the Plan of Arrangement had such Dual Director held the number of LGEC Shares subject to such Lionsgate RSU Award immediately prior to the Separation Effective Time.

(d) PSU Awards. Each Lionsgate PSU Award that is outstanding as of immediately prior to the Separation Effective Time shall be treated as follows:

(i) If the holder is a New Lionsgate Group Employee, such award shall be converted, as of the Separation Effective Time, into an New Lionsgate PSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to time-based vesting) after the Separation Effective Time as were applicable to such PSU Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time, the number of New Lionsgate New Common Shares subject to such New Lionsgate PSU Award shall be equal to the product, rounded to the nearest whole number of shares, obtained by multiplying (A) the number of LGEC Shares subject to the corresponding Lionsgate PSU Award immediately prior to the Separation Effective Time, by (B) the Applicable New Lionsgate Ratio.

(ii) If the holder is a Starz Group Employee, such award shall be converted, as of the Separation Effective Time, into a Starz PSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to time-based vesting) after the Separation Effective Time as were applicable to such Lionsgate PSU Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time, the number of Starz Common Shares subject to such Starz PSU Award shall be equal to the product, rounded to the nearest whole number of shares, obtained by multiplying (A) the number of LGEC Shares subject to the corresponding Lionsgate PSU Award immediately prior to the Separation Effective Time, by (B) the Applicable Starz Ratio.

(e) Miscellaneous Award Terms. None of the Transactions or any employment transfer described in Section 3.01 shall constitute a termination of employment for any Employee or termination of service for any non-employee director for purposes of any New Lionsgate Award or any Starz Award. After the Separation Effective Time, for any award adjusted under this Section 4.02, any reference to a “change in control,” “change of control” or similar definition in an award agreement, employment agreement or New Lionsgate Equity Plan applicable to such award (x) with respect to Adjusted New Lionsgate Awards, shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable award agreement, employment agreement or New Lionsgate Equity Plan, and (y) with respect to Starz Awards, shall be deemed to refer to a “Change in Control” as defined in the Starz Equity Plan.

(f) Registration and Other Regulatory Requirements. Starz agrees to file the appropriate registration statements with respect to, and to cause to be registered pursuant to the Securities Act, shares authorized for issuance under the Starz Equity Plan, as required pursuant to the Securities Act, as soon as practicable following the Separation Effective Time and in any event before the date of issuance of any shares pursuant to the Starz Equity Plan. New Lionsgate agrees to file the appropriate registration statements with respect to, and to cause to be registered pursuant to the Securities Act, shares authorized for issuance under the New Lionsgate Equity Plan, as required pursuant to the Securities Act, as soon as practicable following the Separation Effective Time and in any event before the date of issuance of any shares pursuant to the New Lionsgate Equity Plan. The Parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this Section 4.02(f), including, to the extent applicable, compliance with securities Laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions.

Section 4.03 Non-Equity Incentive Practices and Plans.

(a) Allocation of Liabilities.

(i) The Starz Group shall be responsible for determining all bonus awards that would otherwise be payable under non-equity cash incentive to Starz Group Employees or Former Starz Group Employees for any performance periods that are open when the Separation Effective Time occurs. The Starz Group shall also determine for Starz Group Employees or Former Starz Group Employees (A) the extent to which established performance criteria (as interpreted by the Starz Group, in its sole discretion) have been met, and (B) the payment level for each Starz Group Employee or Former Starz Group Employee. The Starz Group shall retain (or assume as necessary) all Liabilities with respect to any such bonus awards payable to Starz Group Employees or Former Starz Group Employees for any performance periods that are open when the Separation Effective Time occurs and thereafter, and no member of the New Lionsgate Group shall have any obligations with respect thereto.

(ii) The New Lionsgate Group shall be responsible for determining all bonus awards that would otherwise be payable under non-equity cash incentive plans to New Lionsgate Group Employees or Former New Lionsgate Group Employees for any performance periods that are open when the Separation Effective Time occurs. The New Lionsgate Group shall also determine for New Lionsgate Group Employees or Former New Lionsgate Group Employees (A) the extent to which established performance criteria (as interpreted by the New Lionsgate Group, in its sole discretion) have been met, and (B) the payment level for each New Lionsgate Group Employee or Former New Lionsgate Group Employee. The New Lionsgate Group shall retain (or assume as necessary) all Liabilities with respect to any such bonus awards payable to New Lionsgate Group Employees or Former New Lionsgate Group Employees for any performance periods that are open when the Separation Effective Time occurs and thereafter, and no member of the Starz Group shall have any obligations with respect thereto.

(b) Non-Equity Incentive Plans. Without limiting the generality of Section 4.03(a):

(i) No later than the Separation Effective Time, the New Lionsgate Group shall continue to retain (or assume as necessary) any cash incentive plan for the exclusive benefit of New Lionsgate Group Employees and Former New Lionsgate Group Employees, whether or not sponsored by the New Lionsgate Group, and, from and after the Separation Effective Time, shall be solely responsible for all Liabilities thereunder.

(ii) No later than the Separation Effective Time, the Starz Group shall continue to retain (or assume as necessary) any cash incentive plan for the exclusive benefit of Starz Group Employees and Former Starz Group Employees, whether or not sponsored by the Starz Group, and, from and after the Separation Effective Time, shall be solely responsible for all Liabilities thereunder.

Section 4.04 Director Compensation. New Lionsgate shall be responsible for the payment of any fees for service on the New Lionsgate Board that are earned at, before, or after the Separation Effective Time, and Starz shall not have any responsibility for any such payments. With respect to any Starz nonemployee director, Starz shall be responsible for the payment of any fees for service on the Starz Board that are earned at any time on or after the Separation Effective Time, and New Lionsgate shall not have any responsibility for any such payments . For the avoidance of doubt, with respect to the compensation for any period prior to the Separation Effective Time, for any non-employee director of Lionsgate, Lionsgate shall be responsible for the payment of director’s fees for the period up to the Separation Effective Time (with New Lionsgate assuming responsibility for any such payment(s), if and to the extent any then remain outstanding, immediately after the Separation Effective Time). For Dual Directors, each of New Lionsgate and Starz shall be responsible for the payment of director’s fees for the period on or after the Separation Effective Time with respect to service on the applicable board of directors.

ARTICLE V

RETIREMENT PLANS

Section 5.01 Starz 401(k) Plan.

(a) Establishment of Plan. Effective on or before the Arrangement Effective Date, Starz shall or shall cause the members of the Starz Group to, adopt and establish a Starz 401(k) Plan and a related trust (the “Starz 401(k) Trust”), which shall be intended to meet the tax qualification requirements of Section 401(a) of the Code, the tax exemption requirement of Section 501(a) of the Code, and the requirements described in Sections 401(k) and (m) of the Code and which shall have substantially the similar terms in all material respects as of immediately prior to the Arrangement Effective Date as the Lions Gate 401(k) Plan. Notwithstanding the foregoing, Starz or another member of the Starz Group may make such changes, modifications or amendments to the Starz 401(k) Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Transactions or which result from vendor limitations or as the members of the Starz Group otherwise determine to be advisable. A member of the Starz Group will be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the Starz 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code.

(b) Transfer of Account Balances. No later than thirty (30) days following the Separation Effective Time (or such other times as mutually agreed to by the Parties), New Lionsgate shall cause the trustee of the Lions Gate 401(k) Plan to transfer from the trust which forms a part of the Lions Gate 401(k) Plan to the corresponding Starz 401(k) Trust, the account balances of Starz Group Employees and Former Starz Group Employees under the New Lionsgate 401(k) Plan, determined as of the date of the transfer. Unless otherwise agreed by the Parties, such transfers shall be made in kind, including promissory notes evidencing the transfer of outstanding loans. Any Asset and Liability transfers pursuant to this Section 5.01 shall comply in all respects with Sections 414(l) and 411(d)(6) of the Code and, if required, shall be made not less than thirty (30) days after New Lionsgate shall have filed the notice under Section 6058(b) of the Code with respect to the applicable Lions Gate 401(k) Plan. The Parties agree that to the extent that the Parties agree that any Assets are not to be transferred in kind, the assets transferred will be mapped into an appropriate investment vehicle.

(c) Transfer of Liabilities. Effective as of the Separation Effective Time but subject to the Asset transfer specified in Section 5.01(b) above, the Starz 401(k) Plan shall assume and be solely responsible for all the Liabilities for or relating to Starz Group Employees and Former Starz Group Employees under the Lions Gate 401(k) Plan. Starz shall be responsible for all ongoing rights of or relating to Starz Group Employees for future participation (including the right to make payroll deductions) in the Starz 401(k) Plan.

(d) Plan Fiduciaries. For all periods at and after the Separation Effective Time, the Parties agree that the applicable fiduciaries of the Starz 401(k) Plan and the Lions Gate 401(k) Plan, respectively, shall have the authority with respect to the Starz 401(k) Plan and the Lions Gate 401(k) Plans, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

Section 5.02 Starz Deferred Compensation Plan

(a) Establishment of Starz Deferred Compensation Plan. Effective as of no later than the Separation Effective Time, (i) the Starz Group shall establish the Starz Deferred Compensation Plan, which shall have substantially the same terms as of immediately prior to the Separation Effective Time as the Lions Gate Deferred Compensation Plan; and (ii) Starz shall and shall cause the Starz Deferred Compensation Plan to assume, as of no later than the Separation Effective Time, all Liabilities under the Lions Gate Deferred Compensation Plan related to the Starz Group Employees and Former Starz Group Employees and the Lions Gate Deferred Compensation Plan shall have no further obligations related to the Starz Group Employees and Former Starz Group Employees from and following the Separation Effective Time. Notwithstanding the foregoing, Starz or another member of the Starz Group may make such changes, modifications or amendments to the Starz Deferred Compensation Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Transactions or as a member of the Starz Group otherwise determines to be advisable, including freezing benefits and participation.

(b) Distributions. The parties acknowledge that none of the Transactions contemplated by this Agreement or the Separation Agreement will trigger a payment or distribution of compensation under the Starz Deferred Compensation Plan or the Lions Gate Deferred Compensation Plan.

Section 5.03 Non-U.S. Retirement or Deferred Compensation Plans. The Parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to any Benefit Plans that are deferred compensation, defined contribution retirement plans and any defined benefit pension plans (including any statutory plans or arrangements), in each case the primary purposes of which is to provide benefits for Employees or Former Employees who are or were employed by a non-U.S. entity of either the New Lionsgate Group or Starz Group as of immediately prior to the Separation Effective Time consistent with the general approach and philosophy regarding the allocation of Assets and Liabilities as set forth in this Agreement (including with respect to the creation of any “mirror” plans and the transfer of any accounts, Liabilities and related Assets).

ARTICLE VI

US WELFARE BENEFIT PLANS

Section 6.01 Welfare Plans.

(a) Long-Term Disability. New Lionsgate Group shall assume and retain all Liabilities for providing long-term disability benefits under a New Lionsgate Welfare Plan with respect to any Starz LTD Recipient (as defined below) and with respect to any Starz Group Employee (who is on short-term disability at the Separation Effective Time) or Former Starz Group Employee who subsequently becomes eligible to receive long-term disability benefits under a New Lionsgate Welfare Plan that provides long-term disability benefits but only with respect to benefits arising from long-term disability claims incurred by any Starz Group Employee or Former Starz Group Employee prior to the Separation Effective Time and only to the extent such individual is entitled to such benefit. For this purpose, a disability claim shall be considered incurred on the date of the occurrence of the event or condition giving rise to disability under the applicable New Lionsgate Welfare Plan. For the avoidance of doubt, if at the Separation Effective Time, a Starz Group Employee is on short-term disability due to an event or condition that occurred prior to the Separation Effective Time, such Employee shall remain a Starz Group Employee and to the extent such Starz Group Employee becomes entitled to long-term disability benefits under a New Lionsgate Welfare Plan, New Lionsgate shall be liable to provide long-term disability benefits under the New Lionsgate Welfare Plan but only to the extent such individual is entitled to such benefit. Except as provided in this Section 6.01(a), the Starz Group shall assume and retain all Liabilities for long-term disability benefits with respect to any Starz Group Employee or Former Starz Group Employee. Starz LTD Recipient shall mean any individual who is otherwise a Starz Group Employee or Former Starz Group Employee but is receiving long-term disability benefits under a New Lionsgate Welfare Plan at the Separation Effective Time. For the avoidance of doubt, in the case of any Starz LTD Recipient who is able to return to employment following the commencement of long-term disability benefits under a New Lionsgate Welfare Plan, Starz shall comply with any requirements relating to such employment rights of such Starz LTD Recipient and such obligations and any related Liabilities shall be obligations and related Liabilities of the Starz Group.

Section 6.02 Vacation, Holidays and Leaves of Absence. Effective as of no later than the Separation Effective Time, the Starz Group shall assume all Liabilities of the Starz Group with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each Starz Group Employee and Former Starz Group Employees, unless otherwise required by applicable Law. The New Lionsgate Group shall retain all Liabilities with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each New Lionsgate Group Employee and Former New Lionsgate Group Employee.

Section 6.03 Workers’ Compensation. The treatment of workers’ compensation claims shall be governed by Section  4.3 of the Separation Agreement.

Section 6.04 U.S. Employees and Non-U.S. Employees. Notwithstanding anything to the contrary herein, the preceding provisions of this Article VI shall apply only to U.S. Employees and U.S. Former Employees. For the avoidance of doubt, the treatment of welfare benefits for any non-U.S. Employees or non-U.S. Former Employee, including any action under a Benefit Plan, shall be subject to the provisions of Section 2.01(e).

ARTICLE VII

GENERAL AND ADMINISTRATIVE

Section 7.01 Sharing of Information. Subject to any limitations imposed by applicable Law, each of New Lionsgate and Starz (acting directly or through members of the New Lionsgate Group or the Starz Group, respectively) shall provide to the other Party and its authorized agents and vendors all information necessary (including information for purposes of determining benefit eligibility, participation, vesting, calculation of benefits) on a timely basis under the circumstances for the Party to perform its duties under this Agreement. To the extent that such information is maintained by a third-party vendor, each Party shall use its commercially reasonable efforts to require the third-party vendor to provide the necessary information and assist in resolving discrepancies or obtaining missing data.

Section 7.02 Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law and to the extent that it has not done so before the Separation Effective Time, New Lionsgate shall transfer to Starz any and all employment records (including any Form I-9, Form W-2 or other IRS forms) with respect to Starz Group Employees and Former Starz Group Employees and other records reasonably required by Starz to enable Starz properly to carry out its obligations under this Agreement, and Starz shall transfer to New Lionsgate any and all employment records (including any Form I-9, Form W-2 or other IRS forms) with respect to New Lionsgate Group Employees and Former Lionsgate Group Employees and other records reasonably required by New Lionsgate to enable New Lionsgate properly to carry out its obligations under this Agreement. Such transfer of records generally shall occur as soon as administratively practicable at or after the Separation Effective Time. Each Party shall permit the other Party reasonable access to its Employee records, to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder.

Section 7.03 Access to Records. To the extent not inconsistent with this Agreement, the Separation Agreement or any applicable privacy protection Laws or regulations, reasonable access to Employee-related and Benefit Plan related records after the Separation Effective Time shall be provided to members of the New Lionsgate Group and members of the Starz Group pursuant to the terms and conditions of Article V of the Separation Agreement.

Section 7.04 Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, New Lionsgate and Starz shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, Actions, and damages that arise from a failure (by the indemnifying Party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

Section 7.05 Cooperation. Each Party shall use commercially reasonable efforts to cooperate and work together to unify, consolidate and share (to the extent permissible under applicable privacy/data protection Laws) all relevant documents, resolutions, government filings, data, payroll, employment and Benefit Plan information on regular timetables and cooperate as needed with respect to (a) any claims under or audit of or litigation with respect to any employee Benefit Plan, policy or arrangement contemplated by this Agreement, (b) efforts to seek a determination letter, private letter ruling or advisory opinion from the IRS or U.S. Department of Labor on behalf of any employee Benefit Plan, policy or arrangement contemplated by this Agreement, (c) any filings that are required to be made or supplemented to the IRS, U.S. Pension Benefit Guaranty Corporation, U.S. Department of Labor or any other Governmental Authority, and (d) any audits by a Governmental Authority or corrective actions, relating to any Benefit Plan, labor or payroll practices; provided, however, that requests for cooperation must be reasonable and not interfere with daily business operations.

Section 7.06 Confidentiality. Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Employees to be shared or transferred pursuant to this Agreement shall be subject to Section 5.9 of the Separation Agreement and the requirements of applicable Law.

Section 7.07 Preservation of Rights to Amend. Except as specifically set forth in this Agreement, the rights of each member of the New Lionsgate Group and each member of the Starz Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 7.08 Fiduciary Matters. New Lionsgate and Starz each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 7.09 Further Assurances. Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 7.10 Reimbursement of Costs and Expenses. The Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement (the “Requesting Party”) as soon as practicable, but in any event within 30 days of receipt of an invoice detailing all costs, expenses and other Liabilities paid or incurred by the Requesting Party (or any of its Affiliates), and any other substantiating documentation as the other Party shall reasonably request, that are, or have been made pursuant to this Agreement, the responsibility of the other Party (or any of its Affiliates).. Each Party shall provide 30 days’ notice if it anticipates sending an invoice hereunder. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or any other Ancillary Agreement, neither New Lionsgate nor Starz shall be required to reimburse the other party for any amounts under this Agreement if and to the extent that such party (or an applicable member of its Group) has otherwise previously reimbursed the other party (or an applicable member of its Group) for such amounts pursuant to any other Ancillary Agreement (including, for the avoidance of doubt, the Transition Services Agreement), as applicable.

Section 7.11 No Third-Party Beneficiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall: (a) create any obligation on the part of any member of the Starz Group or any member of the New Lionsgate Group to retain the employment or services of any current or former employee, director, independent contractor or other service provider; (b) be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee or service provider of any member of the New Lionsgate Group or the Starz Group (or any beneficiary or dependent thereof) under this Agreement, the Separation Agreement, any New Lionsgate Benefit Plan or Starz Benefit Plan or otherwise; (c) preclude any Starz Group member (or, in each case, any successor thereto), at any time after the Separation Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Starz Benefit Plan, any benefit under any Starz Benefit Plan or any trust, insurance policy, or funding vehicle related to any Starz Benefit Plan (in each case in accordance with the terms of the applicable arrangement); (d) preclude New Lionsgate or any New Lionsgate Group member (or, in each case, any successor thereto), at any time after the Separation Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any New Lionsgate Benefit Plan, any benefit under any New Lionsgate Benefit Plan or any trust, insurance policy, or funding vehicle related to any New Lionsgate Benefit Plan (in each case in accordance with the terms of the applicable arrangement); or (e) confer any rights or remedies (including any third-party beneficiary rights) on any Employee or Former Employee or service provider of any member of the New Lionsgate Group or the Starz Group or any other Person.

Section 7.12 Dispute Resolution. The provisions of Article VI of the Separation Agreement shall apply, mutatis mutandis, to all disputes, controversies, or claims (whether arising in contract, tort, or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby.

Section 7.13 Miscellaneous. The provisions of Article IX of the Separation Agreement (other than Section 9.4 (Third Party Beneficiaries) of the Separation Agreement) are hereby incorporated by reference into and deemed part of this Agreement and shall apply, mutatis mutandis, as if fully set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LIONSGATE STUDIOS HOLDING CORP.

By:
Name:
Title:

LIONSGATE STUDIOS CORP.

By:
Name:
Title:

LG SIRIUS HOLDINGS ULC

By:
Name:
Title:

LIONS GATE ENTERTAINMENT CORP.

By:
Name:
Title:

[Signature Page to Employee Matters Agreement]

Annex W

Final Form

FORM OF

LIONSGATE STUDIOS CORP.

2025 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Lionsgate Studios Corp. 2025 Performance Incentive Plan (this “Plan”) is to promote the success of Lionsgate Studios Holding Corp., a company incorporated under the laws of the Province of British Columbia (the “Corporation”), through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s shareholders. The Corporation entered into an arrangement agreement dated as of [ ], 2025 with Lionsgate Studios Corp. (“LG Studios”), LG Sirius Holdings ULC, (“Sirius”) and Lions Gate Entertainment Corp. (“LGEC”), that provided for the implementation of a plan of arrangement (the “Plan of Arrangement”) that resulted in the Corporation becoming a separately traded public company in 2025 from Starz Entertainment Corp. (“Starz”). As of the date during which the Separation Effective Time occurred (as defined in the Plan of Arrangement) (the “Effective Date”), the Corporation assumed the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan which is hereby amended and restated as this Plan, as approved by the Board of Directors of the Corporation and by LGEC, as the sole shareholder of the Corporation, subject to the approval of the holders of Class A common stock of LGEC.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator or (d) any other individual who is entitled to receive an Adjusted Award; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the United States Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; “Board” means the Board of Directors of the Corporation; “Adjusted Award” means an award granted to certain current and former employees and service providers of the Corporation, Starz and their respective subsidiaries under equity compensation plans maintained by the Corporation or Starz which awards have been assumed by the Corporation under this Plan in connection with the Plan of Arrangement pursuant to the terms of the Employee Matters Agreement; and “Employee Matters Agreement” means the Employee Matters Agreement entered into in connection with the Plan of Arrangement. For the avoidance of doubt, the “awards” or “award” referred to in this Plan shall include the Adjusted Awards (which shall be deemed granted hereunder for all purposes hereof) and the “participants” or “participant” referred to in this Plan shall include the holders of the Adjusted Awards, in each case unless otherwise expressly provided in this Plan.

2025 Performance Incentive Plan W-1

3.	PLAN ADMINISTRATION

3.1

The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Articles of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2

Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)

grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)

construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or share appreciation rights, within the

2025 Performance Incentive Plan W-2

maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services or other circumstances) subject to any required consent under Section 8.6.5;

(g)

adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)

determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3

Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4

Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

2025 Performance Incentive Plan W-3

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1

Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Shares and any Common Shares held as treasury shares. For purposes of this Plan, “Common Shares” shall mean Common Shares of the Corporation. “Common Shares” as used herein shall also mean such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.

4.2

Aggregate Share Limit. The maximum number of Common Shares that may be delivered pursuant to awards (including Adjusted Awards) under this Plan (the “Share Limit”) is equal to 58,000,000 Common Shares.

4.3

Additional Share Limits. The following limits also apply with respect to awards granted under this Plan, other than Adjusted Awards. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

(a)	The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 10,000,000 shares.

(b)

Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b). The maximum number of Common Shares subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $400,000; provided that this limit is $600,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board; and provided, further, that the limits set forth in this Section 4.3(b) shall not apply to retainer and meeting fees that the non-employee director may elect to receive in the form of either cash or shares. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)

Shares that are subject to or underlie awards granted under this Plan (including Adjusted Awards) which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)

To the extent that Common Shares are delivered pursuant to the exercise of a SAR or stock option (including Adjusted Awards that are SARs or stock options) granted under this Plan, the number of underlying shares which are actually issued in payment of the award shall be counted

2025 Performance Incentive Plan W-4

against the Share Limit. (For purposes of clarity, if a SAR relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be counted against the Share Limit with respect to such exercise.)

(c)

Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan (including Adjusted Awards), as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan (including any Adjusted Awards), shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(d)

To the extent that an award granted under this Plan (including any Adjusted Awards) is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(e)

In the event that Common Shares are delivered in respect of a dividend equivalent right granted under this Plan (including any Adjusted Awards), the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(f)	The Corporation may not increase the Share Limit by repurchasing Common Shares on the market (by using cash received through the exercise of stock options or otherwise).

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to certain assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 7 and Section 8.10.

4.5

No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1

Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1

Stock Options. A stock option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair

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market value of a Common Share on the date of grant of the option, except in the case of Adjusted Awards. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2

Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3

Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a Common Share on the date of grant of the SAR, except in the case of Adjusted Awards. The maximum term of a SAR shall be ten (10) years.

5.1.4

Adjusted Awards. Notwithstanding anything in this Plan to the contrary, each Adjusted Award shall be subject to the terms and conditions of the equity compensation plan and award agreement to which such award was subject immediately prior to the Separation Effective Time (as defined in the Plan of Arrangement) subject to the adjustment of such award by the compensation committee of LGEC and the terms of the Employee Matters Agreement; provided that following the Separation Effective Time, each such Adjusted Award shall relate solely to Common Shares and shall be administered by the Administrator in accordance with the administrative procedures in effect under this Plan.

5.1.5

Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend

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equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.2

Award Agreements. Each award (other than Adjusted Awards) shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3

Deferrals and Settlements. Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4

Consideration for Common Shares or Awards. The purchase price (if any) for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned Common Shares;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5

Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Shares were made on the Exchange on that date, the closing price (in regular trading) of a Common Share as reported on said composite tape for the next preceding day on which sales of Common Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the Exchange on the last trading day preceding

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the date in question or the average of the high and low trading prices of a Common Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6	Transfer Restrictions.

5.6.1

Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2

Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)

the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)

the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7

International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that shareholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

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6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1

General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3

Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments.

(a)

Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)

Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

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7.2	Corporate Transactions - Assumption and Termination of Awards.

(a)

Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Shares (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Shares), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)

For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (an “Acquiror”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each Common Share subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the shareholders of the Corporation for each Common Share sold or exchanged in such event (or the consideration received by a majority of the shareholders participating in such event if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for a Common Share in the event is not solely the ordinary common stock of a successor corporation or an Acquiror, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or an Acquiror equal in fair market value to the per share consideration received by the shareholders participating in the event.

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(d)

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)

The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.3

Definition of Change in Control. With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding Common Shares of the Corporation (the “Outstanding Corporation Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption

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of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an Acquiror, as defined above) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or an Acquiror or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Acquiror) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or an Acquiror were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)

Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4

Section 409A. Notwithstanding any other provision of this Plan or any award agreement, with respect to any award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control or any other event shall not constitute a settlement or distribution event with respect to such award, or a situation that otherwise changes the timing of settlement or distribution of such award, unless such effect (and the existence of the provision resulting in such effect) would not result in taxation under Section 409A of the Code to the holder of the applicable award. For the avoidance of doubt, this paragraph shall have no bearing on whether an award vests pursuant to the terms of this Plan or the applicable award agreement.

8.	OTHER PROVISIONS

8.1

Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

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8.2

No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5

Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)

The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b)

The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)

In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment.

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8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1

Effective Date. This Plan is effective as of the Effective Date. Prior to the Effective Date, this Plan was approved by the Board, subject to the approval of LGEC, as the sole shareholder of the Corporation and by the holders of Class A common stock of LGEC. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2

Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3	Shareholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4

Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

8.6.5

Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7

Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.

8.8.1

Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation, in each case notwithstanding any conflict of law provision of such jurisdiction to the contrary.

8.8.2	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of

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employee stock options, SARs or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Shares (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11

Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

8.12

No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13

Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14

Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Common Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

8.15

Section 409A. This Plan and the awards hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in

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accordance with Section 409A of the Code. Each payment under any award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a participant, directly or indirectly, designate the calendar year of any payment to be made under any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any award agreement to the contrary, if a participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that otherwise would be payable by reason of such participant’s “separation from service” within the meaning of Section 409A of the Code during the six-month period immediately following such separation from service shall instead be paid or provided on the first business day following the date that is six months following the participant’s separation from service or any earlier date permitted by Section 409A of the Code.

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Annex X

Final Form

FORM OF

STARZ ENTERTAINMENT CORP.

2025 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Starz Entertainment Corp. 2025 Performance Incentive Plan (this “Plan”) is to promote the success of Starz Entertainment Corp., a company amalgamated under the laws of the Province of British Columbia (the “Corporation”), through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s shareholders. The Corporation, formerly known as Lions Gate Entertainment Corp. (“LGEC”), entered into an arrangement agreement dated as of [•], 2025 with Lionsgate Studios Holding Corp. (“New Lionsgate”), Lionsgate Studios Corp. (“LG Studios”) and LG Sirius Holdings ULC, (“Sirius”), that provided for the implementation of a plan of arrangement (the “Plan of Arrangement”) that resulted in the Corporation becoming a separately traded public company in 2025 from New Lionsgate. In connection with the Plan of Arrangement, the Corporation was renamed “Starz Entertainment Corp.”

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the United States Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; “Board” means the Board of Directors of the Corporation; “Adjusted Award” means an award granted to certain current employees and service providers of the Corporation, New Lionsgate and their respective subsidiaries under equity compensation plans maintained by the Corporation or New Lionsgate which awards have been assumed by the Corporation under this Plan in connection with the Plan of Arrangement pursuant to the terms of the Employee Matters Agreement; and “Employee Matters Agreement” means the Employee Matters Agreement entered into in connection with the Plan of Arrangement. For the avoidance of doubt, the “awards” or “award” referred to in this Plan shall include the Adjusted Awards (which shall be deemed granted hereunder for all purposes hereof) and the “participants” or “participant” referred to in this Plan shall include the holders of the Adjusted Awards, in each case unless otherwise expressly provided in this Plan.

3.	PLAN ADMINISTRATION

3.1

The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised

2025 Performance Incentive Plan X-1

solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Articles of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2

Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c) approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services or other circumstances) subject to any required consent under Section 8.6.5;

(g) adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

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(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k) determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3

Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4

Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1

Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Shares and any Common Shares held as treasury shares. For purposes of this Plan, “Common Shares” shall mean Common Shares of the Corporation . “Common Shares” as used herein shall also mean such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.

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4.2	Aggregate Share Limit. The maximum number of Common Shares that may be delivered pursuant to awards (including Adjusted Awards) under this Plan (the “Share Limit”) is equal to 3,325,000 Common Shares.

4.3

Additional Share Limits. The following limits also apply with respect to awards granted under this Plan, other than Adjusted Awards. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

(a) The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 10,000,000 shares.

(b) Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b). The maximum number of Common Shares subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $400,000; provided that this limit is $600,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board; and provided, further, that the limits set forth in this Section 4.3(b) shall not apply to retainer and meeting fees that the non-employee director may elect to receive in the form of either cash or shares. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a) Shares that are subject to or underlie awards granted under this Plan (including Adjusted Awards) which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b) To the extent that Common Shares are delivered pursuant to the exercise of a SAR or stock option (including Adjusted Awards that are SARs or stock options) granted under this Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a SAR relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be counted against the Share Limit with respect to such exercise.)

(c) Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan (including Adjusted Awards), as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan (including any Adjusted Awards), shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(d) To the extent that an award granted under this Plan (including any Adjusted Awards) is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no

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such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(e) In the event that Common Shares are delivered in respect of a dividend equivalent right granted under this Plan (including any Adjusted Awards), the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(f) The Corporation may not increase the Share Limit by repurchasing Common Shares on the market (by using cash received through the exercise of stock options or otherwise). Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to certain assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 7 and Section 8.10.

4.5

No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1

Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1

Stock Options. A stock option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a Common Share on the date of grant of the option, except in the case of Adjusted Awards. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2

Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the

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extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3

Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a Common Share on the date of grant of the SAR, except in the case of Adjusted Awards. The maximum term of a SAR shall be ten (10) years.

5.1.4

Adjusted Awards. Notwithstanding anything in this Plan to the contrary, each Adjusted Award shall be subject to the terms and conditions of the equity compensation plan and award agreement to which such award was subject immediately prior to the Separation Effective Time (as defined in the Plan of Arrangement), subject to the adjustment of such award by the compensation committee of LGEC and the terms of the Employee Matters Agreement; provided that following the Separation Effective Time, each such Adjusted Award shall relate solely to Common Shares and shall be administered by the Administrator in accordance with the administrative procedures in effect under this Plan.

5.1.5

Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.2

Award Agreements. Each award (other than Adjusted Awards) shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3

Deferrals and Settlements. Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the

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issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4

Consideration for Common Shares or Awards. The purchase price (if any) for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned Common Shares;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5

Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the NASDAQ (the “Exchange”) for the date in question or, if no sales of Common Shares were made on the Exchange on that date, the closing price (in regular trading) of a Common Share as reported on said composite tape for the next preceding day on which sales of Common Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a Common Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

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5.6	Transfer Restrictions.

5.6.1

Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2

Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a) transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7

International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that shareholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1

General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by

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applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3

Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments.

(a) Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b) Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions - Assumption and Termination of Awards.

(a) Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Shares (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Shares), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange

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or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b) Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c) For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (an “Acquiror”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each Common Share subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the shareholders of the Corporation for each Common Share sold or exchanged in such event (or the consideration received by a majority of the shareholders participating in such event if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for a Common Share in the event is not solely the ordinary common stock of a successor corporation or an Acquiror, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or an Acquiror equal in fair market value to the per share consideration received by the shareholders participating in the event.

(d) The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e) In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f) Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

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(g) The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.3

Definition of Change in Control. With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding Common Shares of the Corporation (the “Outstanding Corporation Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an Acquiror, as defined above) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or an Acquiror or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Acquiror) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a

2025 Performance Incentive Plan X-11

majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or an Acquiror were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4

Section 409A Events. Notwithstanding any other provision of this Plan or any award agreement, with respect to any award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control or any other event shall not constitute a settlement or distribution event with respect to such award, or a situation that otherwise changes the timing of settlement or distribution of such award, unless such effect (and the existence of the provision resulting in such effect) would not result in taxation under Section 409A of the Code to the holder of the applicable award. For the avoidance of doubt, this paragraph shall have no bearing on whether an award vests pursuant to the terms of this Plan or the applicable award agreement.

8.	OTHER PROVISIONS

8.1

Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2

No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

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8.5

Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a) The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b) The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c) In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1

Effective Date. This Plan is effective as of the date during which the Separation Effective Time occurs (the “Effective Date”). Prior to the Effective Date, this Plan was approved by the Board, subject to the approval by the holders of Class A common stock of LGEC. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2

Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3	Shareholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4

Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

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8.6.5

Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7

Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.

8.8.1

Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation, in each case notwithstanding any conflict of law provision of such jurisdiction to the contrary.

8.8.2	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Shares (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11

Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

8.12

No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any

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Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13

Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14

Clawback Policy and other Company Policies. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Common Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards). In addition, the awards granted under the Plan are subject to any share trading policies and other policies that may be implemented by the Board from time to time.

8.15

Section 409A. This Plan and the awards hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a participant, directly or indirectly, designate the calendar year of any payment to be made under any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any award agreement to the contrary, if a participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that otherwise would be payable by reason of such participant’s “separation from service” within the meaning of Section 409A of the Code during the six-month period immediately following such separation from service shall instead be paid or provided on the first business day following the date that is six months following the participant’s separation from service or any earlier date permitted by Section 409A of the Code.

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Annex Y

Final Form

FORM OF LIONS GATE ENTERTAINMENT CORP. 2025 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Lions Gate Entertainment Corp. 2025 Performance Incentive Plan (this “Plan”) of Lions Gate Entertainment Corp., a company amalgamated under the laws of the Province of British Columbia (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s shareholders.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the United States Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1

The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Articles of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)

grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)

construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)

accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services or other circumstances) subject to any required consent under Section 8.6.5;

(g)

adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)

determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3

Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4

Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1

Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Shares and any Common Shares held as treasury shares. For purposes of this Plan, “Common Shares” shall mean either the Class A Voting Common Shares of the Corporation (“Class A Shares”) or the Class B Non-Voting Common Shares of the Corporation (“Class B Shares”), as the context may require. For purposes of clarity, the Common Shares available for issuance under this Plan (for purposes of clarity, including any Common Shares that become available for issuance under this Plan pursuant to Section 4.2) may be either Class A Shares or Class B Shares, as determined by the Administrator in its sole discretion and set forth in the applicable award agreement, provided that in no event may the combined number of Class A Shares and Class B Shares issued under this Plan exceed the Share Limit set forth in Section 4.2. In addition, “Common Shares” as used herein shall also mean such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.

4.2

Aggregate Share Limit. The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	10,249,063 Common Shares, plus

(2)

the number of Common Shares that were available for additional award grant purposes under the Corporation’s 2023 Performance Incentive Plan (the “2023 Plan”) as of the date of shareholder approval of this Plan (the “Shareholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2023 Plan as of the Shareholder Approval Date, plus

(3)

the number of any shares subject to stock options and share appreciation rights granted under the 2023 Plan, the Corporation’s 2019 Performance Incentive Plan, the Corporation’s 2017 Performance Incentive Plan, or the Corporation’s 2012 Performance Incentive Plan(collectively, the “Prior Plans”) and outstanding on the Shareholder Approval Date which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised, plus

(4)

the number of any shares subject to restricted stock unit awards granted under the Prior Plans that are outstanding and unvested on the Shareholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation after the Shareholder Approval Date without having become vested.

provided that in no event shall the Share Limit exceed 58,000,000 shares (which is the sum of the 10,249,063 shares set forth in clause (1) above, plus the number of shares available under the 2023 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the Prior Plans as of the Effective Date).

4.3	Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

(a)	The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 10,000,000 shares.

(b)

Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b). The maximum number of Common Shares subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $400,000; provided that this limit is $600,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board; and provided, further, that the limits set forth in this Section 4.3(b) shall not apply to retainer and meeting fees that the non-employee director may elect to receive in the form of either cash or shares. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its

Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)

Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)

To the extent that Common Shares are delivered pursuant to the exercise of a SAR or stock option granted under this Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a SAR relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be counted against the Share Limit with respect to such exercise.)

(c)

Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(d)

In addition, shares that are exchanged by a participant or withheld by the Corporation after the Shareholder Approval Date as full or partial payment in connection with any award granted under the Prior Plans, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries after such date to satisfy the tax withholding obligations related to any award granted under the Prior Plans, shall be available for new awards under this Plan.

(e)

To the extent that an award granted under this Plan is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f)

In the event that Common Shares are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(g)	The Corporation may not increase the Share Limit by repurchasing Common Shares on the market (by using cash received through the exercise of stock options or otherwise).

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 4.3, Section 7 and Section 8.10.

4.5

No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1

Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a Common Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3 Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a Common Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.2

Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3

Deferrals and Settlements. Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4

Consideration for Common Shares or Awards. The purchase price (if any) for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned Common Shares;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5

Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the New

York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Shares were made on the Exchange on that date, the closing price (in regular trading) of a Common Share as reported on said composite tape for the next preceding day on which sales of Common Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a Common Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6	Transfer Restrictions.

5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)

the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)

the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7

International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that shareholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1

General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3

Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments.

(a)

Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)

Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions - Assumption and Termination of Awards.

(a)

Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Shares (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Shares), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)

For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each Common Share subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the shareholders of the Corporation for each

Common Share sold or exchanged in such event (or the consideration received by a majority of the shareholders participating in such event if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for a Common Share in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the shareholders participating in the event.

(d)

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)

The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.3

Definition of Change in Control. With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding Common Shares of the Corporation (the “Outstanding Corporation Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a Parent, as defined above) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)

Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4

Section 409A. Notwithstanding any other provision of this Plan or any award agreement, with respect to any award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control or any other event shall not constitute a settlement or distribution event with respect to such award, or a situation that otherwise changes the timing of settlement or distribution of such award, unless such effect (and the existence of the provision resulting in such effect) would not result in taxation under Section 409A of the Code to the holder of the applicable award. For the avoidance of doubt, this paragraph shall have no bearing on whether an award vests pursuant to the terms of this Plan or the applicable award agreement.

8.	OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2

No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5

Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)

The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b)

The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)	In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. If the proposed transactions submitted for approval at the annual and special meeting of the Corporation’s shareholders on [●], 2025 are not approved at such meeting, this Plan shall be effective as of [    ], 2025, the date of Board approval of this Plan (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Shareholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7

Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation, in each case notwithstanding any conflict of law provision of such jurisdiction to the contrary.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Shares (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11

Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.’

8.12

No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13

Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14

Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Common Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

8.15

Section 409A. This Plan and the awards hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a participant, directly or indirectly, designate the calendar year of any payment to be made under any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any award agreement to the contrary, if a participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that otherwise would be payable by reason of such participant’s “separation from service” within the meaning of Section 409A of the Code during the six-month period immediately following such separation from service shall instead be paid or provided on the first business day following the date that is six months following the participant’s separation from service or any earlier date permitted by Section 409A of the Code.

Annex Z

Final Form

FORM OF STARZ ENTERTAINMENT CORP.

DEFERRRED COMPENSATION PLAN

(Restated effective September 1, 2007)

1. COVERAGE OF PLAN

The Plan is unfunded and is maintained for the purpose of providing a select group of management or highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such eligible employees in accordance with the terms of the Plan.

2. DEFINITIONS

2.1. “Account” means each of the bookkeeping accounts established pursuant to Section 5.1 and maintained by the Company or the Employer in the names of the respective Participants, to which all amounts deferred under the Plan and interest on such amounts shall be credited, and from which all amounts distributed under the Plan shall be debited.

2.2. “Active Participant” means each Participant who is actively employed by the Employer as an Eligible Employee.

2.3. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.4. “Applicable Interest Rate” means 9% per annum, compounded as of the end of each calendar quarter; provided that, for the period through September 30, 2007, the Applicable Interest Rate means the ten-year SWAP rate in effect on the first day of each calendar quarter plus 2.5%, but the Applicable Interest Rate shall not be less than 7% per annum, compounded as of the end of each calendar quarter.

2.5. “Beneficiary” means such person or persons or legal entity or entities, including, but not limited to, an organization exempt from federal income tax under section 501(c)(3) of the Code, designated by a Participant or Beneficiary to receive benefits pursuant to the terms of the Plan after such Participant’s or Beneficiary’s death. If no Beneficiary is designated by the Participant or Beneficiary, or if no Beneficiary survives the Participant or Beneficiary (as the case may be), the Participant’s Beneficiary shall be the Participant’s Surviving Spouse if the Participant has a Surviving Spouse and otherwise the Participant’s estate, and the Beneficiary of a Beneficiary shall be the Beneficiary’s Surviving Spouse if the Beneficiary has a Surviving Spouse and otherwise the Beneficiary’s estate.

2.6. “Manager” means the manager of the Company, which as of the Effective Date is Liberty Programming Company LLC.

2.7. “Change of Control” means any transaction or series of transactions that constitutes a change in the ownership, a change in the effective control, or a change in the ownership of a substantial portion of the assets, each with respect to the Employer or any relevant corporation with respect to the Employer as determined under Treas. Reg. § 1.409A- 3(i)(5)(ii); provided, however, that a Change of Control may occur only if the relevant corporation is a corporation at the time of such Change of Control or if the IRS has issued binding authority that permits a Change of Control under Section 409A to occur with respect to the relevant corporation’s form of entity.

2.8. “Code” means the Internal Revenue Code of 1986, as amended.

2.9. “Committee” means the committee appointed by the Manager to administer the Plan or, if the Board so determines, the Board.

2.10. “Company” means Starz, LLC, a Delaware limited liability company, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

2.11. “Compensation” means an Eligible Employee’s base salary and any bonus payable by the Employer to an Eligible Employee for services performed for the Employer.

2.12. “Deceased Participant” means:

2.12.1. A Participant whose employment with the Employer is terminated by death; or

2.12.2. An Inactive Participant who dies following termination of his or her employment with the Employer.

2.13. “Disability” means:

2.13.1. an individual’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

2.13.2. circumstances under which, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, an individual is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the individual’s Employer.

2.14. “Disabled Participant” means:

2.14.1. A Participant whose employment with the Employer is terminated by reason of Disability;

2.14.2. An Inactive Participant who suffers a Disability following termination of his or her employment with the Employer; or

2.14.3. The duly-appointed legal guardian of an individual described in Section 2.14.1 or 2.14.2 acting on behalf of such individual.

2.15. “Effective Date” means the effective date of this restated Plan, which shall be September 1, 2007.

2.16. “Eligible Compensation” means 100% of an Eligible Employee’s Compensation.

2.17. “Eligible Employee” means each employee of an Employer who is designated by the Committee, in its discretion, as an Eligible Employee.

2.18. “Employer” means (a) the Company; (b) any direct or indirect subsidiary of the Company in which the Company owns, directly or indirectly, 50% or more of the voting power or equity interests and which adopts this

Plan for its employees with the approval of the Committee; and (c) any other business entity that is controlled by the Company and in which the Company owns, directly or indirectly, 50% or more of the voting, capital or profits interest and which adopts this Plan for its employees with the approval of the Committee.

2.19. “Hardship” means a Participant’s severe financial hardship due to an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Participant, or, a sudden and unexpected illness or accident of a dependent (as defined by section 152 of the Code, without regard to sections 152(b)(l), 152(b)(2), and 152(d)(l)(B)) of the Participant, or, the loss of the Participant’s property due to casualty, or, other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A need to send the Participant’s child to college or a desire to purchase a home is not an unforeseeable emergency. No Hardship shall be deemed to exist to the extent that the financial hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by borrowing from commercial sources on reasonable commercial terms to the extent that this borrowing would not itself cause a severe financial hardship, (c) by cessation of deferrals under the Plan, or (d) by liquidation of the Participant’s other assets to the extent that this liquidation would not itself cause severe financial hardship. For the purposes of the preceding sentence, the Participant’s resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant; however, property held for the Participant’s child under an irrevocable trust or under a Uniform Gifts to Minors Act custodianship or Uniform Transfers to Minors Act custodianship shall not be treated as a resource of the Participant. The Committee shall determine whether the circumstances of the Participant constitute an unforeseeable emergency and thus a Hardship within the meaning of this Section 2.19. Following a uniform procedure, the Committee’s determination shall consider any facts or conditions deemed necessary or advisable by the Committee, and the Participant shall be required to submit any evidence of the Participant’s circumstances that the Committee requires. The determination as to whether the Participant’s circumstances are a case of Hardship shall be based on the facts of each case; provided, however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Section 2.19 for all Participants in similar circumstances.

2.20. “Inactive Participant” means each Participant (other than a Deceased Participant or a Disabled Participant) who is not actively employed by the Employer.

2.21. “Initial Election” means a written election on a form provided by the Committee, filed with the Eligible Employee’s Employer in accordance with Article 3, pursuant to which an Eligible Employee may elect to defer all or any portion of the Eligible Employee’s Eligible Compensation payable for the services performed following the time that such election is filed and designate the time and form of payment of the amount of deferred Compensation to which the Initial Election relates.

2.22. “LTIP Payments” means a right to a benefit under the Starz Entertainment Group LLC 2006 Long-Term Incentive Plan, the Overture Films, LLC 2006 Long-Term Incentive Plan, and any other long-term incentive plan adopted by an Employer and providing for payments to an Eligible Employee.

2.23. “New Eligible Employee” means an employee of the Employer who becomes an Eligible Employee on or after the date on which the Eligible Employee’s Employer adopts this Plan.

2.24. “Outside Date” has the meaning set forth in Section 3.5.

2.25. “Participant” means each individual who has made an Initial Election, and who has an undistributed amount credited to an Account under the Plan, including an Active Participant, a Deceased Participant, a Disabled Participant and an Inactive Participant.

2.26. “Performance-Based Compensation” means “performance-based compensation” within the meaning of Section 409A.

2.27. “Performance Period” means a period of at least 12 consecutive months during which a Participant may earn Performance-Based Compensation.

2.28. “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

2.29. “Plan” means the Starz, LLC Deferred Compensation Plan, as set forth herein, and as may be amended from time to time. This Plan is an amendment and restatement of the Starz Entertainment Group LLC Nonqualified Deferred Compensation Plan that originally was effective on June 1, 2006.

2.30. “Plan Year” means the calendar year.

2.31. “Section 409A” means Section 409A of the Code and any Treasury Regulations promulgated under, or other administrative guidance issued with respect to, such Code section.

2.32. “Separation from Service” means the termination of a Participant’s employment with the Employer and all other Persons with whom the Employer would be considered a single employer under section 414(b) or 414(c) of the Code, but substituting “80%” for “50%” wherever used in such Code sections and the regulations thereunder, all within the meaning of Section 409A.

2.33. “Subsequent Election” means a written election on a form provided by the Committee, filed with the Employer in accordance with Article 3, pursuant to which a Participant or Beneficiary may elect to defer (or, in limited cases, to the extent permitted under Section 409A, accelerate) the time of payment of amounts previously deferred in accordance with the terms of a previously made Initial Election or Subsequent Election.

2.34. “Surviving Spouse” means the widow or widower, as the case may be, of a Deceased Participant or a deceased Beneficiary (as applicable).

3. INITIAL AND SUBSEQUENT ELECTIONS TO DEFER COMPENSATION

3.1. Elections.

3.1.1. Initial Elections for Eligible Compensation. Each Eligible Employee, by filing an Initial Election at the time and in the form described in this Article 3, shall have the right to defer all or any portion of the Eligible Compensation that he or she otherwise would be entitled to receive for services performed during the Plan Year following the year in which the election is made (or, with respect to a New Eligible Employee, during the Plan Year in which the election is made but only as to Eligible Compensation paid for services performed after the filing of such election), in each case net of applicable withholdings. The Compensation of such Eligible Employee for a Plan Year shall be reduced in an amount equal to the portion of the Eligible Compensation deferred by such Eligible Employee for such Plan Year pursuant to the Eligible Employee’s Initial Election. Such reduction shall be effected (a) as to any portion of the Eligible Employee’s base salary so deferred, on a pro-rata basis from each periodic installment payment of the Eligible Employee’s base salary during the Plan Year (in accordance with the general pay practices of the Companies), and (b) as to any portion of the Eligible Employee’s bonus so deferred, from such bonus as and when otherwise payable. The amount of any such reduction shall be credited to the Eligible Employee’s Account in accordance with Section 5.1.

3.1.2. Initial Elections for LTIP Payments. An LTIP Payment may be deferred only in compliance with the requirements for Subsequent Elections as set forth below.

3.1.3. Subsequent Elections. Each Participant or Beneficiary shall have the right to elect to defer the time of payment of amounts previously deferred in accordance with the terms of a previously made Initial Election pursuant to the terms of the Plan by filing a Subsequent Election at the time, to the extent, subject to the requirements and in the form described in this Article 3.

3.2. Filing of Initial Election: General. An Initial Election shall be made on the form attached as Exhibit A to this Plan or such other form as may be approved by the Committee for this purpose. Except as provided in Section 3.3, no such Initial Election shall be effective with respect to Compensation other than Performance-Based Compensation unless it is filed with the Employer on or before the close of business on December 31 of the Plan Year preceding the Plan Year to which the Initial Election applies. An Initial Election described in the preceding sentence shall become irrevocable on December 31 of the Plan Year preceding the Plan Year to which the Initial Election applies. No such Initial Election shall be effective with respect to Performance-Based Compensation unless it is filed with the Employer not less than six months before the end of the Performance Period during which such Performance-Based Compensation may be earned and such Initial Election shall be effective only with respect to that amount of the Performance Based Compensation that is not substantially certain to be paid as of the date of such election. An Initial Election described in the preceding sentence shall become irrevocable on the last day prior to the start of the six-month period referred to in such sentence.

3.3. Filing of Initial Election by New Eligible Employees. Notwithstanding Section 3.2, a New Eligible Employee may elect to defer all or any portion of his or her Eligible Compensation earned for the performance of services in the Plan Year in which the New Eligible Employee becomes a New Eligible Employee, beginning with the payroll period next following the filing of an Initial Election with the Employer and before the close of such Plan Year by making and filing the Initial Election with the Employer within 30 days of the date on which such New Initial Employee becomes a New Eligible Employee. Any Initial Election by such New Eligible Employee for succeeding Plan Years shall be made in accordance with and Section 3.2.

3.4. Plan Years to Which Initial Election May Apply. A separate Initial Election may be made for each Plan Year as to which an Eligible Employee desires to defer all or any portion of such Eligible Employee’s Eligible Compensation, or an Eligible Employee may make an Initial Election with respect to a Plan Year that will remain in effect for subsequent Plan Years unless the Eligible Employee revokes such Initial Election or timely makes a new Initial Election with respect to a subsequent Plan Year. Any revocation of an Initial Election must be in writing and must be filed with the Employer on or before December 31 of the Plan Year immediately preceding the Plan Year to which such revocation applies. The failure of an Eligible Employee to make an Initial Election for any Plan Year shall not affect such Eligible Employee’s right to make an Initial Election for any other Plan Year.

3.5. Initial Election of Distribution Events. Each Eligible Employee shall, contemporaneously with an Initial Election, also elect the time of payment of the amount of the deferred Compensation to which such Initial Election relates. Subject to the terms and conditions of the Plan and Section 409A, the distribution event elected by each Eligible Employee may be (a) up to three specific dates selected by the Eligible Employee, none of which occurs later than December 31 of the 30th calendar year following the Plan Year to which the Initial Election applies (the “Outside Date”), (b) the earlier to occur of the Outside Date or the Eligible Employee’s Separation from Service or (c) such other distribution event permitted under Section 409A as the Committee may approve.

3.5.1. Default Distribution Event. If an Eligible Employee fails to elect a distribution event in accordance with the provisions of this Section 3.5, the Eligible Employee shall be deemed to have elected that his or her Account be distributed upon the earlier to occur of the Outside Date or the Eligible Employee’s Separation from Service.

3.5.2. Installment Payments Treated as a Series of Payments. To the extent an Eligible Employee’s Account is to be distributed in installment payments, the right to such installment payments shall be treated as the entitlement to a series of separate payments for purposes of making Subsequent Elections.

3.6. Subsequent Elections. Any Subsequent Election with respect to deferred amounts may be made only in accordance with the provisions of this Section 3.6. No Subsequent Election shall be effective until 12 months after the date on which such Subsequent Election is made. Except with respect to a distribution because of the Eligible Employee’s Disability, death or Hardship, any Subsequent Election must defer the time of payment of such amount for a minimum of five additional years from the previously elected payment date and may not cause receipt by a Participant or Beneficiary of a lump-sum or percentage payment or the commencement of installment payments to a Participant or Beneficiary, as applicable, to occur on a date that is later than the Outside Date. The first Subsequent Election with respect to a LTIP Payment shall be made treating the date on which the LTIP Payment originally was scheduled to be made under the LTIP as the “previously elected payment date” in the preceding sentence.

3.6.1. Active Participants. The number of Subsequent Elections that an Active Participant may make under this Section 3.6.1 shall not be limited.

3.6.2. Inactive Participants. The Committee may, in its sole and absolute discretion, permit an Inactive Participant to make one or more Subsequent Elections. The number of Subsequent Elections that an Inactive Participant may make under this Section 3.6.2 shall be determined by the Committee in its sole and absolute discretion and need not be the same for all Inactive Participants.

3.6.3. Beneficiaries. A Deceased Participant’s Beneficiary to whom the right to payment under the Plan shall have passed may make a Subsequent Election to defer the time of payment of all or any portion of the Deceased Participant’s Account. Such Beneficiary shall be entitled to one and only one Subsequent Election pursuant to this Section 3.6.3 with respect to a Participant’s Account but shall otherwise be treated as the Participant for all other purposes of the Plan.

3.6.4. Disabled Participant. The Committee may, in its sole and absolute discretion, permit a Disabled Participant to make a Subsequent Election to defer the time of payment of all or any portion of such Participant’s Account. The number of Subsequent Elections that a Disabled Participant may make under this Section 3.6.4 shall be determined by the Committee in its sole and absolute discretion and need not be the same for all Disabled Participants.

3.6.5. Most Recently Filed Initial Election or Subsequent Election Controlling. Subject to acceleration pursuant to Section 3.8 or Article 8 (each to the extent permitted under Section 409A), no distribution of the amounts deferred by a Participant for any Plan Year shall be made before the distribution event designated by the Participant or Beneficiary on the most recently filed Initial Election or Subsequent Election with respect to such deferred amount.

3.7. Payment Following Occurrence of Distribution Event. Following the occurrence of a distribution event designated by a Participant or Beneficiary pursuant to an Initial Election or Subsequent Election made in accordance with this Plan, and subject to any required suspension or delay under Section 3.9 or Section 3.10, the Employer shall make a lump-sum or percentage payment or commence making installment payments, as applicable, of any amount to which such election applies on the 60th day following the date of such distribution event (or, if such day is not a business day, on the next succeeding business day) or on any later date on or before the last day of the calendar year in which such distribution event occurs (or, if later, upon the 15th day of the third month following the date on which such distribution event occurs), provided that the Participant or Beneficiary shall not be permitted to designate the Plan Year of the payment under this sentence.

3.8. Discretion to Accelerate Distributions in Full Upon or Following a Change of Control. To the extent permitted under Section 409A, in connection with a Change of Control, during the 30 days preceding or the 12-month period following a Change of Control, the Committee may exercise its discretion to terminate the Plan (and all other plans required to be aggregated with the Plan under Section 409A) and, notwithstanding any other provision of the Plan or the terms of any Initial Election or Subsequent Election, distribute the Account balance of each Participant in full within 12 months after the date of such termination and thereby effect the revocation of any outstanding Initial Elections or Subsequent Elections.

3.9. Required Suspension of Payment of Benefits. Notwithstanding any provision of the Plan or any Participant’s election as to the date or time of payment of any amount payable under the Plan, to the extent required under Section 409A, any amount that otherwise would be payable to a Participant who is a “specified employee” of the Employer, as determined by the Company in accordance with Section 409A, during the six-month period following such Participant’s Separation from Service, shall be suspended until the lapse of such six-month period (or, if earlier, the date of death of the Participant). The amount that otherwise would be payable to such Participant during such period of suspension, together with interest on such suspended amount credited pursuant to the rules of the Plan, shall be paid in a single payment on the day following the end of such six-month period (or, if such day is not a business day, on the next succeeding business day) or within 30 days following the death of the Participant during such six-month period, provided that the death of the Participant during such six-month period shall not cause the acceleration of any amount that otherwise would be payable on any date during such six-month period following the date of the Participant’s death.

3.10. Delay of Payment Under Certain Circumstances. Notwithstanding any provision of the Plan or any Participant’s election as to the date or time of payment of any benefit payable under the Plan,

3.10.1. if the Employer reasonably anticipates that, with respect to any payment scheduled to be made from the Plan during a taxable year, the Employer’s deduction for such payment would be limited or eliminated by the application of section 162(m) of the Code, such payment shall be delayed until either (a) the first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that the deduction will not be so limited or eliminated or (b) period beginning with the affected Participant’s Separation from Service and ending on the later of the last day of the taxable year in which the Participant Separates from Service or the 15th day of the third month following such Separation from Service; provided, that, such delay in payment shall be treated as a Subsequent Election (thereby requiring a delay in future payments for at least five years to the extent required under Section 409A) unless all scheduled payments to that Participant that could be delayed in accordance with this Section 3.10.1 also are delayed and provided further, that any distribution under this Section 3.10.1 made upon a Participant’s Separation from Service, including a Separation from Service that results in section 162(m) of the Code becoming inapplicable to a Participant, must comply with the provisions of Section 3.9 if the Participant is a specified employee;

3.10.2. if the Employer reasonably anticipates that the making of any payment scheduled to be made from the Plan would violate Federal securities law or any other law applicable to the Employer, such payment shall be delayed until the earliest date the Employer reasonably anticipates that the making of the payment will not cause such violation (and the making of a payment that would cause the inclusion of an amount in gross income or the application of any penalty provision or other provision of the Code shall not be treated as a violation of applicable law under this paragraph).

4. FORMS OF DISTRIBUTION

4.1. Forms of Distribution.

4.1.1. Amounts credited to an Account shall be distributed, pursuant to an Initial Election or Subsequent Election, in one of the following forms of distribution:

4.1.1.1. A lump-sum payment;

4.1.1.2. Substantially equal annual installments over a period of not less than two nor more than five years; or

4.1.1.3. Payment of two or three specified portions, identified as percentages collectively totaling 100% of the Account or 100% of the deferrals for any Plan Year.

If an Eligible Employee fails to elect a form of distribution in accordance with the provisions of this Section 4.1, he or she shall be deemed to have elected to receive a lump-sum payment as the form of distribution.

4.1.2. Notwithstanding any Initial Election, Subsequent Election or any other provision of the Plan to the contrary:

4.1.2.1. distributions shall be made in the form of a lump-sum payment unless the present value of the portion of a Participant’s Account subject to distribution pursuant to Section 4.1.1.2, as of the benefit commencement date, is more than the applicable dollar amount under section 402(g)(l)(B) of the Code (which is $15,500 for 2007); and

4.1.2.2. if the amount credited to the Participant’s Account (plus the Participant’s vested interest in any other plan required to be aggregated with this Plan under Section 409A) is equal to or less than the applicable dollar amount under section 402(g)(1)(B) of the Code (which is $15,500 for 2007), the Committee may, in its sole discretion, direct that such Account (and such other interest) be distributed to the Participant (or Beneficiary, as applicable) in one lump-sum payment. Such exercise of discretion must be evidenced in writing no later than the date of such payment.

4.2. Determination of Account Balances For Purposes of Distribution. The amount of any distribution made pursuant to Section 4.1 shall be based on the balance in the Participant’s Account on the date of distribution and the applicable distribution period. For this purpose, the value of a Participant’s Account shall be calculated by crediting interest at the Applicable Interest Rate through the end of the day immediately preceding the date of distribution.

4.3. Plan-to-Plan Transfers. The Committee may delegate its authority to arrange for plan-to-plan transfers as described in this Section 4.3 to an officer of the Employer or committee of two or more officers of the Employer.

4.3.1.1. The Committee may, with a Participant’s consent, make such arrangements as it may deem appropriate to transfer the Employer’s obligation to pay benefits with respect to such Participant which have not become payable under this Plan, to another employer, whether through a deferred compensation plan, program or arrangement sponsored by such other employer or otherwise, or to another deferred compensation plan, program or arrangement sponsored by the Employer or an Affiliate. Following the completion of such transfer, with respect to the benefit transferred, the Participant shall have no further right to payment under this Plan.

4.3.1.2. The Committee may, with a Participant’s consent, make such arrangements as it may deem appropriate to assume another employer’s obligation to pay benefits with respect to such Participant which have not become payable under the deferred compensation plan, program or arrangement under which such future right to payment arose, to the Plan, or to assume a future payment obligation of the Employer or an Affiliate under another plan, program or arrangement sponsored by the Employer or an Affiliate. Upon the completion of the Plan’s assumption of such payment obligation, the Employer shall establish an Account for such Participant, and the Account shall be subject to the rules of this Plan, as in effect from time to time.

5. BOOK ACCOUNTS

5.1. Deferred Compensation Account. An Account shall be established for each Eligible Employee when such Eligible Employee becomes a Participant. Eligible Compensation and LTIP Payments deferred pursuant to the Plan shall be credited to the Account on the date such Compensation or LTIP Payments otherwise would have been payable to the Participant. Interest shall be credited to the Account as provided in Section 5.2.

5.2. Crediting of Interest to Accounts. Each Participant’s Account shall be credited with interest at the Applicable Interest Rate. Such interest shall be calculated with respect to amounts deferred by such Participant in accordance with this Plan from the date such amounts otherwise would have been payable to the Participant through the end of the day immediately preceding the date on which such deferred amounts are payable to such Participant (or his or her Beneficiary) in accordance with this Plan.

5.3. Status of Deferred Amounts. All amounts deferred under this Plan shall continue for all purposes to be a part of the general funds of the Employer.

5.4. Participants’ Status as General Creditors. An Account shall at all times represent the general obligation of the Employer. Each Participant shall be a general creditor of the Employer with respect to this obligation and shall not have a secured or preferred position with respect to his or her Account. Nothing contained herein shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained herein shall be construed to eliminate any priority or preferred position of a Participant in a bankruptcy matter with respect to claims for wages.

5.5. Liability for Accounts. As to any Participant (or Beneficiary of that Participant), the liability for such Participant’s Account shall be the liability of the Employer employing that Participant and no other Employer.

6. NO ALIENATION OF BENEFITS. Except as otherwise required by law, the right of any Participant or Beneficiary to any benefit or interest under any of the provisions of the Plan shall not be subject to encumbrance, attachment, execution, garnishment, assignment, pledge, alienation, sale, transfer or anticipation, either by the voluntary or involuntary act of any Participant or Beneficiary or by operation of law, nor shall such payment, right or interest be subject to any other legal or equitable process.

7. DEATH OF PARTICIPANT

7.1. Death of Participant. A Deceased Participant’s Account shall be distributed in accordance with the last Initial Election or Subsequent Election made by the Deceased Participant before the Deceased Participant’s death, unless the Deceased Participant’s Beneficiary to whom the right to payment under the Plan shall have passed timely elects to defer the time of payment pursuant to Section 3.6.3.

7.2. Designation of Beneficiaries. Each Participant and Beneficiary shall have the right to designate one or more Beneficiaries to receive distributions in the event of the Participant’s or Beneficiary’s death by filing with the Employer a Beneficiary designation on the form provided by the Company for such purpose. The designation of Beneficiary or Beneficiaries may be changed by a Participant or Beneficiary at any time prior to such Participant’s or Beneficiary’s death by the delivery to the Employer of a new Beneficiary designation form.

8. HARDSHIP AND OTHER ACCELERATION EVENTS

8.1. Hardship. Notwithstanding the terms of an Initial Election or Subsequent Election, if, at the Participant’s request, the Committee determines that the Participant has incurred a Hardship, the Committee may, in its discretion and to the extent permitted under Section 409A, authorize the immediate distribution of that portion of the Participant’s Account reasonably necessary to satisfy the Hardship need (which may include amounts necessary to pay any Federal, state, local, or foreign income taxes and penalties reasonably anticipated to result from the distribution).

8.2. Other Acceleration Events. To the extent permitted under Section 409A, notwithstanding the terms of an Initial Election or Subsequent Election, distribution of all or part of a Participant’s Account may be made:

8.2.1. To an individual other than the Participant to the extent necessary to fulfill a domestic relations order (as defined in section 414(p)(l)(B) of the Code).

8.2.2. To the extent reasonably necessary to avoid a violation of an applicable Federal, state, local or foreign ethics law or conflicts of interest law (including where such payment is reasonably necessary to permit the Participant to participate in activities in the normal course of his or her position with the Employer in which the Participant otherwise would not be able to participate under an applicable rule).

8.2.3. To pay the Federal Insurance Contribution Act (“FICA”) tax imposed under sections 3101 and 3121(v)(2) of the Code on amounts deferred under the Plan (the “FICA Amount”) plus the income tax at source on wages imposed under section 3401 of the Code with respect to the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding section 3401 wages and taxes, provided that the total amount distributable under this Section 8.2.3 shall not exceed the sum of the FICA Amount and the income tax withholding related to such FICA Amount.

8.2.4. To pay the amounts includable in income under Section 409A, provided that the total amount distributable under this Section 8.2.4 shall not exceed the amount required to be included in income as a result of the failure to comply with Section 409A.

9. INTERPRETATION

9.1. Authority of Committee. The Committee shall have full and exclusive authority to construe, interpret and administer this Plan and the Committee’s construction and interpretation thereof shall be binding and conclusive on all persons for all purposes.

9.2. Claims Procedure. If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he or she is entitled under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

An Applicant may file a claim for benefits with the Committee on a form supplied by the Company. If the Committee wholly or partially denies a claim, the Committee shall provide the Applicant with a written notice stating:

9.2.1. The specific reason or reasons for the denial;

9.2.2. Specific reference to pertinent Plan provisions on which the denial is based;

9.2.3. A description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary; and

9.2.4. Appropriate information as to the steps to be taken in order to submit a claim for review.

9.2.4.1. Written notice of a denial of a claim shall be provided within 60 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days will be required to process the claim.

9.2.4.2. If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Committee. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall provide a written decision within 60 days of its receipt of the Applicant’s request for review; provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.

9.2.4.3. It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.

9.2.4.4. Claims for benefits under the Plan must be filed with the Committee at the following address:

Starz, LLC

8900 Liberty Circle

Englewood, Colorado 80112

Attn: General Counsel

10. AMENDMENT OR TERMINATION

10.1. Amendment or Termination. Except as otherwise provided by Section 10.2, the Company, by action of the Committee, reserves the right at any time, or from time to time, to amend or modify this Plan, including amendments for the purpose of complying with Section 409A. The Company reserves the right at any time to terminate this Plan.

10.2. Amendment of Rate of Credited Earnings. No amendment shall decrease the Applicable Interest Rate with respect to (a) the portion of a Participant’s Account that is attributable to an Initial Election or Subsequent Election made with respect to Eligible Compensation earned in a Plan Year which election has become irrevocable before the date of adoption of such amendment by the Committee, or (b) the portion of a Participant’s Account that is attributable to a Subsequent Election made with respect to LTIP Payments which election has become irrevocable before the date of adoption of such amendment by the Committee. For purposes of this Section 10.1, a Subsequent Election to defer the payment of part or all of an Account for an additional period after a previously-elected payment date (as described in Section 3.6) shall be treated as a Subsequent Election separate from any previous Initial Election or Subsequent Election with respect to such Account.

11. WITHHOLDING OF TAXES. Whenever the Employer is required to credit amounts to the Account of a Participant under this Plan, the Employer shall have the right to require the Participant to remit to the Employer an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the date on which the deferred amounts shall be deemed credited to the Account of the Participant, or take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Employer’s obligation to credit deferred amounts to an Account shall be conditioned on the Participant’s compliance, to the Employer’s satisfaction, with any withholding requirement. To the maximum extent possible, the Employer shall satisfy all applicable withholding tax requirements by withholding tax from other compensation payable by the Employer to the Participant, or by the Participant’s delivery of cash to the Employer in an amount equal to the applicable withholding tax.

12. MISCELLANEOUS PROVISIONS

12.1. No Right to Continued Employment. Nothing contained herein shall be construed as conferring upon any Participant the right to remain in the employment of the Employer as an executive or in any other capacity.

12.2. Expenses of Plan. All expenses of the Plan shall be paid by the Employer.

12.3. Gender and Number. Whenever any words are used herein in any specific gender, they shall be construed as though they were also used in any other applicable gender. The singular form, whenever used herein, shall mean or include the plural form, and vice versa, as the context may require.

12.4. Law Governing Construction. The construction and administration of the Plan and all questions pertaining thereto, shall be governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable federal law and, to the extent not governed by federal law, by the internal laws of the State of California.

12.5. Headings Not a Part Hereof. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of the Plan, nor shall they affect its meaning, construction, or effect.

12.6. Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provision determined to be void.

12.7. Compliance with Section 409A. This Plan is intended to comply in all respects with Section 409A and at all times shall be interpreted and operated in compliance therewith.

IN WITNESS WHEREOF, STARZ, LLC has caused this Plan to be executed by its duly authorized officer as of the 1st day of September 2007.

STARZ, LLC

By:	/s/ Robert B. Clasen
Title:	CEO

Annex AA

Final Form

INVESTOR RIGHTS AGREEMENT

dated as of

[●], 2025

among

MHR FUND MANAGEMENT LLC,

LIBERTY GLOBAL VENTURES LIMITED,

LIONSGATE STUDIOS HOLDING CORP.,

LIBERTY GLOBAL LTD.,

and

the Mammoth Funds (as defined herein)

AA-i

AA-ii

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Agreement” dated as of [●], 2025 among MHR Fund Management LLC, a Delaware limited liability company (“Mammoth”), Liberty Global Ventures Limited, a limited company organized under the laws of England and Wales (“Leopard”), Lionsgate Studios Holding Corp., a corporation organized under the laws of British Columbia, Canada (the “Company” ), Liberty Global Ltd., an exempted company limited by shares organized under the laws of Bermuda (“Leopard Parent” and, together with Mammoth, the “Investors” and each, an “Investor”), and the affiliated funds of Mammoth party hereto (the “Mammoth Funds”).

W I T N E S S E T H :

WHEREAS, (i) Lions Gate Entertainment Corp., a corporation organized under the laws of British Columbia, Canada (“LGEC” prior to the Separation Effective Time (as defined in the Separation Agreement) and “Starz” at and from the Separation Effective Time ), and the Investors are parties to that certain investor rights agreement, dated as of November 10, 2015, as amended by Amendment No. 1 dated as of June 30, 2016 (the “LGEC IRA”) and (ii) Lionsgate Studios Corp., a corporation organized under the laws of British Columbia, Canada (“LG Studios”), and the Investors are parties to that certain investor rights agreement, dated as of May 13, 2024 (the “LG Studios IRA”);

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (defined below), in each case on a pro rata basis and as more fully described in the Separation Agreement, dated as of [●], 2025, by and among the Company, LG Studios, LGEC and LG Sirius Holdings ULC (the “Separation Agreement”);

WHEREAS, the board of directors of LG Studios has determined that it is advisable and in the best interests of its shareholders to amalgamate with and into the Company pursuant to the Plan of Arrangement;

WHEREAS, in connection with the Transactions contemplated by the Separation Agreement, the Company and certain of the Investors are entering into a voting agreement, dated as of the date hereof (as it may be amended, modified or supplemented from time to time, the “Voting Agreement”); and

WHEREAS, in connection with the Separation Agreement and the Voting Agreement, the parties hereto wish to terminate the LGEC IRA and the LG Studios IRA and enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

(a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Controlled Person of such Person, (ii) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (iii) any

Person (and its Subsidiaries) in relation to which such Person or any of its Controlled Persons is required, from time to time, whether alone or as part of a group, to make or maintain a filing with the SEC on Schedule 13D. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event shall Starz, the Company or any of their respective Subsidiaries or controlled Affiliates be considered an Affiliate of any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of Starz, the Company or any of their respective Subsidiaries or controlled Affiliates.

“Applicable Exchange Rules” means the requirements of the rules, regulations or listing standards promulgated by any national securities exchange on which the Common Shares are traded.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, provincial, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that (i) the words “within 60 days” in Rule 13d-3(d)(1)(i) shall be disregarded for the purposes of this Agreement and (ii) a Person shall also be deemed to be the beneficial owner of, without duplication, (a) all Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (b) all Common Shares which such Person has or shares the right to vote or dispose (provided that no Investor will be deemed to beneficially own Common Shares by virtue of this Agreement, the Voting Agreement or any agreement or arrangement among the Investors related thereto), (c) all Common Shares to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of an amount of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such Person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of Common Shares, and (d) for the avoidance of doubt, all Common Shares that are subject to a Hedging Transaction by such Person, except to the extent such Common Shares are delivered to the Hedging Counterparty in respect of (x) the settlement, termination or cancellation of such Hedging Transaction or (y) a foreclosure by the Hedging Counterparty; and provided, further, that no Investor will be deemed to beneficially own Common Shares by virtue of this Agreement, the Voting Agreement or any agreement or arrangement among the Investors related thereto.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia or New York, New York are authorized or required by Applicable Law to close.

“Change of Control Transaction” means (i) a transaction whereby any Person or group would acquire, directly or indirectly, Voting Securities of the Company representing more than 50% of the Total Voting Power of the Company; (ii) the sale of all or substantially all of the consolidated assets of the Company and its

Subsidiaries; or (iii) a merger, consolidation, recapitalization or reorganization of the Company, unless securities representing more than 50% of the Total Voting Power of the Successor Company are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction.

“Common Equivalents” means (i) with respect to Common Shares, the number of Common Shares, and (ii) with respect to any Company Securities that are convertible or exercisable into or exchangeable for Common Shares, the number of Common Shares issuable in respect of the conversion, exercise or exchange of such securities into Common Shares.

“Common Share” means a common share, without par value, of the Company and any other security into which such Common Shares may hereafter be converted or exchanged.

“Company Securities” means (i) the Common Shares, (ii) securities convertible or exercisable into, or exchangeable for, Common Shares, (iii) any other Voting Securities of the Company, (iv) any other equity or equity-linked security issued by the Company, (v) options, warrants or other rights to acquire any of the foregoing, and (vi) Subsidiary Securities (in each case whether or not issued by the Company or its Subsidiaries). For the avoidance of doubt, each of the foregoing clauses (i) through (vi) shall include any securities exposure to which is held in derivative form.

“Controlled Person” means, with respect to any Person, any other Person controlled by such Person. For the purpose of this definition, the term “control” (including, with a correlative meaning, the term “controlled by”), as used with respect to any Person, means either (i) beneficial ownership, directly or indirectly, of securities of any Person that represent 50% or more of the vote in the election of directors (or equivalent) or otherwise entitle the holder to nominate or designate a majority of the directors (or equivalent), or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any LG Investor, a Controlled Person shall also include any Person which is jointly controlled by such LG Investor and one or more other LG Investors (and beneficial ownership shall be aggregated for such purposes). With respect to Mammoth, a Controlled Person shall also include any investment fund or investment vehicle that is managed or advised by Mammoth or one of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934.

“Financial Institution” means a bank of internationally recognized standing that acts as a lender, secured party or other counterparty in Hedging Transactions and Financing Transactions without the purpose of influencing or controlling the management or policies of the Person that issued the equity securities pledged in such Financing Transactions or Hedging Transactions.

“Financing Counterparty” means any Financial Institution acting as lender, secured party or other counterparty in connection with a Financing Transaction.

“Financing Transaction” means any bona fide loan, borrowing or other transaction (other than any Hedging Transaction) used to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities that (i) could not result in any Investor or any of its Controlled Persons ceasing to have the power to vote or direct the voting of any Company Securities (other than in connection with a default or the exercise of remedies by a Financing Counterparty) and (ii) does not have the effect of hedging the holder’s economic exposure with respect to such Company Securities (provided that, for the avoidance of doubt, a margin loan shall not be considered as having hedging effect for this purpose).

“Governmental Authority” means any transnational, domestic or foreign, federal, provincial, state or local governmental, regulatory, self-regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“group” has the meaning given to such term under Section 13(d)(3) of the Exchange Act.

“Hedging Counterparty” means any Financial Institution acting as counterparty in connection with a Hedging Transaction.

“Hedging Transaction” means any forward, prepaid forward, put, call, collar, or other transaction pursuant to which any Person seeks to hedge its exposure to changes in the market price of any Company Securities and/or to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities.

“Investor Designee” means any LG Designee or Mammoth Designee, as applicable.

“Joinder Transfer” means a Transfer, or series of related Transfers, of Company Securities that would result in or involve (x) a transferee acquiring a number of such Company Securities that would result in such Person, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, becoming a beneficial owner of 5% or more of (i) the Total Voting Power of the Company or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), (y) the Transfer of Company Securities to any Person who at such time beneficially owns, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, 5% or more of (i) the Total Voting Power of the Company or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), or (z) Company Securities being acquired by an Affiliate of an LG Investor or any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities. For the purposes of the definition of “Joinder Transfer,” any Transfer, or series of related Transfers, of Company Securities to Mammoth or any of its Affiliates shall not under any circumstances constitute a Joinder Transfer.

“LG Designee” means any person designated by Leopard Parent pursuant to Section 2.01(a)(ii) to serve as a director of the Board.

“LG Investor” has the meaning ascribed to such term in the Voting Agreement.

“LG Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the date hereof, by and among the Company and Leopard.

“Mammoth Designee” means any person designated by Mammoth pursuant to Section 2.01(a)(i) to serve as a director of the Board (for the avoidance of doubt, including the Mammoth Independent Director).

“New Company” means (i) a Successor Company resulting from a Change of Control Transaction resulting in the Company being controlled by an Affiliate (other than a Controlled Person) of an LG Investor or (ii) a Successor Company not resulting from a Change of Control Transaction.

“New IRAs” means, collectively, this Agreement and the Starz IRA.

“New Lionsgate New Common Shares” shall mean the common shares, without par value, of New Lionsgate.

“Parent Change of Control Transaction” means, with respect to Leopard Parent, (i) a transaction whereby any Person or group would acquire, directly or indirectly, voting securities representing more than 50% of the Total Voting Power of such Person; or (ii) a merger, consolidation, recapitalization or reorganization of such Person.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Pro Rata Share” means, with respect to an Investor, the fraction that results from dividing (i) the number of Common Shares beneficially owned by such Investor disregarding any Common Shares deemed to be beneficially owned by such Investor as a result of being part of a “group” (together, (x) in the case of Mammoth, with any Common Shares beneficially owned by its Controlled Persons, without duplication and (y) in the case of Leopard Parent, with any Common Shares beneficially owned by its Controlled Persons, without duplication, without duplication) immediately before giving effect to the issuance described in the applicable Issuance Notice, as determined on a Common Equivalents basis, by (ii) the aggregate number of Common Shares outstanding immediately before giving effect to the issuance described in the applicable Issuance Notice, as determined on a Common Equivalents basis.

“Registration Rights Agreements” means (i) that certain Registration Rights Agreement dated as of the date hereof, by and among the Company and the MHR Group (as defined therein) and (ii) that certain Registration Rights Agreement dated as of the date hereof, by and among the Company and Leopard.

“SEC” means the Securities and Exchange Commission.

“Separation Effective Time” has the meaning ascribed to it in the Plan of Arrangement.

“Starz” means Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.), a corporation organized under the laws of British Columbia, Canada.

“Starz Common Shares” means the common shares, without par value, of Starz, created pursuant to the Plan of Arrangement.

“Starz IRA” means that certain investor rights agreement, dated as of the date hereof, by and among Mammoth, Leopard, Dragon, Starz, Leopard Parent, Dragon Parent and the Mammoth Funds.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided that none of Starz, the Company or any Subsidiary or controlled Affiliate of Starz, LG Studios, the Company shall be considered a Subsidiary of any Investor or any of its Affiliates for purposes of this Agreement.

“Subsidiary Securities” means (i) the common stock of any Subsidiary of the Company, (ii) securities convertible or exercisable into, or exchangeable for, the common stock of any such Subsidiary, (iii) any shares of common stock or other voting securities of any such Subsidiary entitled, in the ordinary course, to vote in the election of directors of any such Subsidiary, (iv) any other equity or equity-linked security issued by any such Subsidiary and (v) options, warrants or other rights to acquire any of the foregoing (in each case whether or not issued by the Company or any such Subsidiary). For the avoidance of doubt, each of the foregoing clauses (i) through (v) shall include any securities exposure to which is held in derivative form.

“Successor Company” means any entity (i) that is the issuer of any securities into which any Company Securities or Subsidiary Securities are converted, exchanged, changed or reclassified (including by operation of law) or (ii) the securities of which are distributed in respect of Company Securities or Subsidiary Securities (including in connection with a spin off transaction).

“Total Voting Power” of a Person means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities of such Person in the election of directors (or equivalent).

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transfer” shall exclude, however, with respect to any Company Securities, the entry into or performance of any Hedging Transaction or Financing Transaction in respect of such Company Securities and any payment or settlement thereunder (including, following the first anniversary of the date hereof, physical settlement) the granting of any lien, pledge, security interest, or other encumbrance in or on such Company Securities to a Hedging Counterparty or Financing Counterparty in connection with any Hedging Transaction or Financing Transaction, the rehypothecation of any Company Securities by the Hedging Counterparty or Financing Counterparty in connection with a Hedging Transaction or Financing Transaction, and any transfer to, by or at the request of such Hedging Counterparty or Financing Counterparty in connection with an exercise of remedies by the Hedging Counterparty or Financing Counterparty under such Hedging Transaction or Financing Transaction (but, for the avoidance of doubt, “Transfer” shall include any delivery of Company Securities in respect of the settlement, termination or cancellation of a Hedging Transaction or Financing Transaction occurring prior to the first anniversary of the date hereof other than in connection with the exercise of remedies by a Hedging Counterparty or Financing Counterparty).

“Voting Securities” means (i) in respect of the Company, Common Shares and all other securities of the Company entitled to vote in the election of directors of the Company, or (ii) in respect of any other Person, all securities of such other Person entitled to vote in the election of directors (or equivalent).

“Willful Breach” means, with respect to any party to this Agreement, a material breach, or failure to perform, that is the consequence of an intentional action or omission of such party or any of its Controlled Persons with the actual knowledge that the taking of, or failure to take, such action would, or would be reasonably expected to, cause a material breach of this Agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Company Parties	6.12
Confidential Information	4.07(b)
email	6.02
Exercise Notice	3.01(c)
Investor	Preamble
Investors	Preamble
Irrevocable Resignation	2.01(a)
Issuance Notice	3.01(a)
Leopard	Preamble
Leopard Parent	Preamble
LG Studios	Recitals
LG Studios IRA	Recitals
LGEC	Recitals
LGEC IRA	Recitals
Mammoth	Preamble
Mammoth Funds	Preamble
Mammoth Independent Director	2.01(a)
New Issue Securities	3.01
Nomination Obligations	2.01(a)
Plan of Arrangement	Recitals
Receiving Party	4.07(a)
Separation Agreement	Recitals
Superior Arrangement	4.02(a)
Voting Agreement	Recitals

Section 1.02. Other Definitional and Interpretative Provisions. (a) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are, unless expressly stated otherwise, to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Board Designation Rights. (a) Effective as of the Separation Effective Time and at all times thereafter, until the termination of this Agreement, the size of the Board shall be no greater than (or, if it would result in an impairment of an Investor’s rights hereunder, less than) 14 directors (provided that, if any person designated by an Investor to be an Investor Designee in accordance with this Agreement shall have failed to be elected or appointed as a director on the Board as a result of a breach by the Company of its obligations under Section 2.01(d) or a breach by another Investor of its obligations with regard to the Company under Section 3.03(a) of the Voting Agreement, the Company shall increase the size of the Board by the number of such Investor Designees so that such Investor Designees can be appointed to the Board), and the Company agrees to take the actions set forth in Section 2.01(d) to ensure that, subject to Section 2.01(a)(i)(A)(2), effective as promptly as practicable on or after the date hereof, the Board includes:

(i) for so long as Mammoth and its Controlled Persons in the aggregate beneficially own at least:

(A) 10,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event):

(1) two individuals designated from time to time by Mammoth; provided that as a condition to each such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee (x) agrees to provide to the Company, prior to nomination and appointment and on an ongoing basis while such designee is serving as a member of the Board, (a) such information and materials as is required to be disclosed in proxy statements under Applicable Law or as is otherwise reasonably requested by the Company from time to time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, (b) completed D&O Questionnaires in the customary form requested by the Company from time to time from members of the Board, (c) customary consents to be named in the Company’s proxy statement and to serve on the Board if elected, and (d) an executed irrevocable resignation in the form attached hereto as Exhibit A (each, an “Irrevocable Resignation”), (y) to the extent required of all Board members, shall agree to comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members (and of which such Investor Designee has been provided written copies in advance (or which have been filed with the SEC or posted on the Company’s website)), including the Company’s Code of Business Conduct and Ethics for Directors, Officers and Employees, Corporate Governance Guidelines, Disclosure Policy and Related Person Transaction Policy, and to preserve (subject to Section 4.07) the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees, and (z) shall have a reasonable amount of business experience to be a director of a publicly traded company in the S&P 1500, although such experience need not be in the same industry or industries, and be in good standing as a director in all material respects (such obligations in clauses (x), (y) and (z), the “Nomination Obligations”); and

(2) one individual designated from time to time by Mammoth who (i) would be (x) an independent director of the Company under Section 303A.02 of the New York Stock Exchange’s Listed Company Manual and (y) considered an independent director of Mammoth under Section 303A.02 of the New York Stock Exchange’s Listed Company Manual if Mammoth were traded on the New York Stock Exchange and (ii) is approved by the Board (such approval not to be unreasonably withheld, conditioned or delayed; it being agreed that (x) such approval shall not be withheld in a manner that prevents Mammoth from designating the Mammoth Independent Director starting with the first annual general meeting of the Company following the date of this Agreement and (y) in the event the Board does not approve Mammoth’s designation, Mammoth shall have the right to designate additional individuals until one of such individuals is approved) (the “Mammoth Independent Director”); provided, that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied, and continue to comply, with the Nomination Obligations.

(B) 7,500,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but less than 10,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), two individuals designated by Mammoth; provided, that as a condition to such designees’ appointment to the Board and inclusion in the Company’s slate of director nominees, such designees shall have complied, and continue to comply, with the Nomination Obligations; and

(C) 5,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but less than 7,500,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), one individual designated by Mammoth; provided, that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied, and continue to comply, with the Nomination Obligations.

(ii) for so long as Leopard Parent and its Controlled Persons in the aggregate beneficially own at least 5,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), one individual designated from time to time by Leopard Parent; provided, that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied, and continue to comply, with the Nomination Obligations.

(b) The initial Mammoth Designees shall be Dr. Mark H. Rachesky and Emily Fine and the initial Mammoth Independent Director shall be John D. Harkey, Jr.

(c) The initial LG Designee shall be Michael T. Fries.

(d) The Company agrees to cause each individual designated pursuant to this Section 2.01 to be nominated for election as a director on the Board on the Company’s slate of directors, and to take all other necessary actions, subject to Applicable Law, to ensure that the composition of the Board as of the Separation Effective Time and thereafter is as set forth in this Section 2.01, including by calling a meeting of the Board and/or Company shareholders (it being agreed that the Board shall appoint the initial LG Designee and the initial

Mammoth Designees to the Board effective as of immediately following the Separation Effective Time), recommending to Company shareholders the election of the designees selected pursuant to this Section 2.01, and using its reasonable best efforts to solicit proxies in favor of the election of any such individuals to the Board from the shareholders of the Company eligible to vote for the election of directors, which efforts shall be no less than the efforts used to solicit proxies in favor of the election of other individuals nominated to the Board by the Company. Without limiting the foregoing, subject to continued compliance with the Nomination Obligations, at any annual general or other meeting of shareholders of the Company at which directors are to be elected (including any special meeting called by the Company pursuant to the preceding sentence), the Company shall, at the applicable Investor’s election, either re-nominate for election each then-serving Investor Designee (provided that, if at such time an Investor shall be entitled to nominate fewer Investor Designees pursuant to Section 2.01(a) than the number of then-serving Investor Designees designated by such Investor, such Investor shall notify the Company in writing of the Investor Designee(s) that shall not be nominated for subsequent election) or such other Investor Designee(s) as the applicable Investor may designate to the Company in writing.

(e) If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy of a seat on the Board previously occupied by an Investor Designee, the Investor that designated such Investor Designee shall have the right to designate another individual to fill such vacancy and serve as a director on the Board pursuant to the terms and conditions of Section 2.01(a).

(f) For the avoidance of doubt, the Company acknowledges and agrees that any Investor Designee (other than the Mammoth Independent Director) may, at the applicable Investor’s discretion, be an existing director, officer, employee or consultant of such Investor or any of its Affiliates, provided that such Investor Designee complies with the Nomination Obligations.

(g) Each Investor shall keep the Company regularly apprised of its beneficial ownership of Common Shares.

(h) In furtherance of the foregoing,

(i) if Leopard Parent and its Controlled Persons cease to beneficially own in the aggregate at least 5,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), Leopard Parent shall cause such Investor Designee to promptly irrevocably tender his or her resignation from the Board and any committee on which he or she serves, effective immediately upon its acceptance by the Company, pursuant to the terms of his or her Irrevocable Resignation.

(ii) if Mammoth and its Controlled Persons cease to beneficially own in the aggregate:

(A) at least 10,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but continue to beneficially own at least 7,500,000 Common Shares (in each case, as adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth agrees to designate at least one of the Mammoth Designees (who may be, at Mammoth’s option, the Mammoth Independent Director), who shall, and to cause such Mammoth Designee to, promptly irrevocably tender resignation from the Board and any committee on which they serve, effective immediately upon acceptance of such resignation by the Company, pursuant to the terms of their Irrevocable Resignations; provided, however, that if there are less than three Mammoth Designees on the Board at such time, Mammoth shall not be required to cause any Mammoth Designee to tender their resignation from the Board or any committee on which they serve;

(B) at least 7,500,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but continue to beneficially own at least 5,000,000 Common Shares (in each case, as adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth agrees to designate at least two Mammoth Designees (one of whom may be, at Mammoth’s option, the Mammoth Independent Director), who shall, and to cause such Mammoth Designees to, promptly irrevocably tender resignation from the Board and any committee on which they serve, effective immediately upon acceptance of such resignations by the Company, pursuant to the terms of their Irrevocable Resignations; provided, however, that if there are only two Mammoth Designees on the Board at such time, Mammoth shall only be required to cause one Mammoth Designee (who may be, at Mammoth’s option, the Mammoth Independent Director) to tender their resignation from the Board and any committee on which they serve; provided further, however, that if there is only one Mammoth Designee on the Board at such time, Mammoth shall not be required to cause any Mammoth Designee to tender their resignation from the Board or any committee on which they serve; or

(C) at least 5,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth agrees to cause all Mammoth Designees to promptly irrevocably tender their resignations from the Board and any committee on which they serve, effective immediately upon the acceptance of such resignations by the Company, pursuant to the terms of their Irrevocable Resignations.

ARTICLE 3

PRE-EMPTIVE RIGHTS

Section 3.01. Pre-Emptive Rights. Except as otherwise provided in this Section 3.01 (including Section 3.01(f)), each time the Company proposes to issue any (i) Common Shares or (ii) Company Securities that are convertible or exercisable into or exchangeable for Common Shares to any Person for cash consideration (any such Common Shares or Company Securities, “New Issue Securities”), the Company shall first offer the New Issue Securities to each Investor who, as of the date of the applicable Issuance Notice (as defined below), beneficially owns, together with its Controlled Persons, at least 3,000,000 Common Shares in the aggregate (as adjusted for any stock split, stock dividend, reverse stock split or similar event), in accordance with the following provisions:

(a) The Company shall give a notice to each Investor (the “Issuance Notice”) stating (i) its intention to issue the New Issue Securities, (ii) the amount and description of such New Issue Securities to be issued and (iii) the purchase price (calculated as of the proposed issuance date) and the other terms upon which the Company is offering the New Issue Securities.

(b) Subject to Section 3.01(f), transmittal of the Issuance Notice to each Investor by the Company shall constitute an offer by the Company to sell to such Investor up to its Pro Rata Share of the New Issue Securities for the price and upon the terms set forth in the Issuance Notice.

(c) Each Investor who desires to purchase any or all of its Pro Rata Share of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each, an “Exercise Notice”) of its election to purchase such Company Securities within 15 Business Days of receipt of the Issuance Notice; provided that if the Company reasonably determines in good faith that a 15 Business Day period is not practical, the Company shall specify a shorter period (which shall be as long a period as is reasonably practical but in no event less than 5 Business Days) in the Issuance Notice. The Exercise Notice shall specify the number (or amount) of Company Securities to be purchased by such Investor and shall constitute exercise by such Investor of its rights under this Section 3.01 and a binding agreement of such Investor to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Company Securities specified in the Exercise Notice, subject to Section 3.01(f). If, at the termination of such 15-Business Day period (as reduced pursuant to the proviso to the first sentence of this Section 3.01(c)), any Investor shall not have delivered an Exercise Notice to the Company, such Investor shall be deemed to have waived all of its rights under this Section 3.01 with respect to the purchase of such Company Securities.

(d) The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Investors have not elected to purchase pursuant to Section 3.01(c) at the price and upon terms that are not more favorable to the purchasers or less favorable to the

Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval or shareholder approval pursuant to Applicable Exchange Rules, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received. If the Company proposes to issue any New Issue Securities after the expiration of such 90-day period (as extended pursuant to the proviso of the previous sentence), it shall again comply with the procedures set forth in this Section 3.01.

(e) At the consummation of the issuance of any New Issue Securities purchased by any Investor exercising pre-emptive rights pursuant to this Section 3.01 (which shall occur substantially simultaneously with the issuance of all other New Issue Securities), the Company shall issue such New Issues Securities to such Investor against payment by such Investor of the purchase price for such New Issue Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(f) Notwithstanding the foregoing and for the avoidance of doubt, “New Issue Securities” shall not include, and no Investor shall be entitled to purchase Company Securities pursuant to this Section 3.01 in connection with issuances of, Company Securities (i) issued to employees of the Company or any Subsidiary pursuant to employee benefit plans or arrangements approved by the Board (including any Company Securities issuable upon the exercise of any Company Securities granted pursuant to any such plans or arrangements), (ii) issued in connection with any bona fide restructuring of outstanding debt of the Company or any of its Subsidiaries or as a bona fide de minimis “equity kicker” to financial institutions, commercial lenders, brokers/finders or any similar party, or their respective designees, in connection with the incurrence or guarantee of indebtedness by the Company or any of its Subsidiaries, (iii) issued in connection with any bona fide acquisition of another Person (whether by merger, exchange offer, take-over bid, amalgamation, plan of arrangement, business combination or acquisition of the capital stock of such Person, acquisition of all or substantially all of the assets of such Person, or other similar transaction), to the sellers in such transaction as consideration for such acquisition, (iv) issued in connection with the exchange of outstanding Company Securities for other Company Securities or the exercise, conversion, subdivision, combination, recapitalization or reorganization of outstanding Company Securities that were issued in compliance with this Section 3.01 or were exempt from this Section 3.01 upon issuance, (v) if the Company reasonably determines in good faith that complying with this Section 3.01 would violate Applicable Law (other than with respect to the Company’s obligation to obtain regulatory approval or shareholder approval pursuant to Applicable Exchange Rules), (vi) issued in connection with any transaction pursuant to which all shareholders of the Company have the opportunity to receive Company Securities or shares of a successor to the Company on a pro rata basis in respect of their Company Securities, (vii) issued solely to the Company or its wholly-owned Controlled Persons or (viii) issued in connection with the Transactions.

(g) The Company shall not be obligated to consummate any proposed issuance of New Issue Securities, nor be liable to any Investor if the Company fails to consummate any proposed issuance of New Issue Securities for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notices in respect of such proposed issuance.

(h) Each Investor’s rights under this Section 3.01 shall be assignable, in whole or in part, to any of such Investor’s Controlled Persons, by written notice to the Company.

(i) The Company shall not issue any New Issue Securities to the extent that complying with this Section 3.01 would require the Company to obtain shareholder approval pursuant to Applicable Exchange Rules with respect to such issuance unless the Company obtains shareholder approval with respect to such issuance (including any shareholder approval which the Company may obtain in advance for issuances that occur within a five-year period).

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01. Restrictions on Transfers of Company Securities.

(a) From and after the Separation Effective Time, neither Leopard Parent nor any of its Controlled Persons shall, directly or indirectly, Transfer any Company Securities unless the transferee, at the time of and as a condition to such Transfer, agrees to comply with the restrictions and obligations of this Agreement (including the restrictions and obligations set forth in this Section 4.01(a), Section 4.02, Section 4.07 and Article 6) as if it were Leopard Parent by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company; provided that this sentence shall not apply to a Transfer of Company Securities that would not constitute a Joinder Transfer. For the avoidance of doubt, no rights or benefits arising hereunder or by reason hereof shall be assignable by any party hereto, except as expressly provided herein.

(b) For the avoidance of doubt, the provisions of Section 4.01(a) shall not have any applicability to the Transfer of the securities of Leopard Parent, including as a result of a merger, consolidation, recapitalization, or reorganization of Leopard Parent; provided that in the event of a Parent Change of Control Transaction, the rights, benefits, entitlements and obligations of such LG Investor and its Controlled Persons under the terms of this Agreement and the Voting Agreement with regard to the Company shall cease and be of no further force or effect with respect to the applicable LG Investor (and, for the avoidance of doubt, such LG Investor shall cause its Investor Designees to resign from the Board in connection with such Parent Change of Control), unless (i) the ultimate parent entity of the surviving company in such Parent Change of Control Transaction agrees to comply with the restrictions and obligations of this Agreement and the Voting Agreement with regard to the Company as if it were Leopard Parent by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company or (ii) such Parent Change of Control involves a LG Investor or any of its Affiliates, in which case the ultimate parent entity of the surviving company in such Parent Change of Control Transaction shall agree to comply with the restrictions and obligations of this Agreement and the Voting Agreement with regard to the Company as if it were Leopard Parent by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company.

Section 4.02. MFN. (a) The Company and each LG Investor agrees that, from and after the date hereof until the date that neither Mammoth nor any of its Affiliates owns at least 5,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), if the Company or any of its Subsidiaries enters into any legally binding contract, agreement, arrangement or understanding (or any amendment thereto) with Leopard Parent or its Affiliates in their capacity as a shareholder of the Company, including relating to any of the matters addressed by this Agreement, the Registration Rights Agreements or the Voting Agreement, including the nomination, designation, recommendation and election of directors, other governance rights or registration rights, which contains terms or conditions that are more favorable to such Person, or more restrictive to the Company, than those to which Mammoth and its Affiliates has agreed with the Company (a “Superior Arrangement”), unless the Company reasonably determines, in good faith, following advice of legal counsel to such effect, that such Superior Arrangement is not enforceable against the Company, but excluding any such Superior Arrangement (other than with any LG Investor or any of their respective Controlled Persons) that is significantly related to the material acquisition of assets or securities of another company, the sale of all or substantially all of the assets of the Company, or any other material business combination for the benefit of the Company and its shareholders as a whole, where the Company’s benefit from any such transaction significantly relates to the Company’s business and operations, then within two Business Days after entering into any such Superior Arrangement the Company shall offer Mammoth and its Affiliates the opportunity to enter into an agreement on the same terms and conditions as the Superior Arrangement. To the extent any such agreement constitutes a waiver or amendment of this Agreement, the Company and the LG Investors (on behalf of themselves and their respective Affiliates) hereby consent to any such waiver or amendment. For the avoidance of doubt, nothing contained in this Section shall be construed to permit the Company and the LG Investors to amend this Agreement or the Voting Agreement without the prior written consent of Mammoth.

(b) The parties hereto acknowledge that Leopard Parent and its Subsidiaries may enter into commercial agreements with the Company from time to time and the parties hereto agree that the provisions of this

Section 4.02 shall not apply to the terms of such commercial agreements, so long as such terms do not relate to any of the matters addressed by this Agreement, the Registration Rights Agreements or the Voting Agreement (including the nomination, designation, recommendation and election of directors, other governance rights, or registration rights).

Section 4.03. Reserved.

Section 4.04. Information. The Company hereby confirms to each of the LG Investors and Mammoth that (i) the Company’s head office is not located in British Columbia and is located in Santa Monica, California, and (ii) the Company’s executive officers who administer the business of the Company are not resident in British Columbia and are primarily resident within the State of California.

Section 4.05. Inconsistent Agreements. The Company, each Investor and each of the Mammoth Funds represents and agrees that it has not and shall not, and its Controlled Persons have not and shall not, (i) grant any proxy, (ii) enter into or agree to be bound by any voting trust or agreement with respect to Company Securities or (iii) enter into any agreement or arrangement of any kind with any Person, in each case if any such proxy, voting trust, agreement or arrangement is inconsistent with the provisions of, or for the purpose or with the effect of denying or reducing the rights of any party to, this Agreement, the Voting Agreement or the Registration Rights Agreements (including by reducing the number of securities that the Investors are otherwise entitled to include in a registration pursuant to the Registration Rights Agreements); provided that, for the avoidance of doubt, and subject to Section 4.04(b) of the Voting Agreement, the entering into or performance of any Hedging Transaction or Financing Transaction, or the rehypothecation of Company Securities by the Hedging Counterparty in connection therewith, or any other action taken in connection therewith that is excluded from the definition of “Transfer” pursuant to the second sentence thereof, shall not be prohibited by this Section 4.05.

Section 4.06. Reserved.

Section 4.07. Confidentiality. (a) Nothing in this Agreement shall restrict or prevent any Investor Designee from sharing, and the Company acknowledges and agrees that each Investor Designee may share, with the Investor that designated such Investor Designee and such Investor’s Controlled Persons, any Confidential Information; provided that, with respect to any such Confidential Information, such Investor and such Controlled Persons (the “Receiving Party”) shall be subject to the following confidentiality obligations and such Investor shall be responsible for any breach of such obligations by its Controlled Persons (and, to the extent disclosed pursuant to clause (a)(i) below, its officers, employees and representatives):

(i) Each Receiving Party acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(A) to its officers, employees, directors, members, partners, agents, advisors and other representatives who need to know such information in connection with the performance of their duties;

(B) to the extent required by any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process to which the Receiving Party or any of its officers, employees and representatives is subject, or as may be required in connection with the assertion, prosecution or defense by such Receiving Party or any of its officers, employees and representatives of any claim, demand, action, suit or proceeding with respect to any matters related hereto; provided that the Receiving Party or its applicable officers, employees and representatives shall provide the Company with prompt notice of any such request, to the extent practicable and legally permitted, so that the Company may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable officers, employees and representatives shall reasonably cooperate (at the Company’s expense) with such efforts by the Company; and

(C) to the extent required to permit such Receiving Party or any of its officers, employees and representatives to comply with Applicable Law or applicable rules or regulations of any stock exchange on which securities of such Receiving Party or its Affiliates are listed; provided that the Receiving Party or its applicable officers, employees and representatives shall provide the Company with prior notice of any such required disclosure, to the extent practicable and legally permitted, so that the Company may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable officers, employees and representatives shall reasonably cooperate (at the Company’s expense) with such efforts by the Company.

(b) For purposes of this Agreement, “Confidential Information” means any nonpublic information received by any Receiving Party from its Investor Designee concerning the Company, its Affiliates, or its or their respective financial condition, business, operations or prospects; provided that “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its directors, officers, employees, counsel, investment advisers or other agents or representatives in violation of this Agreement, (ii) is or was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Company, (iii) was or becomes available to the Receiving Party on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to the best of the Receiving Party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company, or (iv) is independently developed by the Receiving Party without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

Section 4.08. Compliance by Subsidiaries. Leopard Parent shall cause Leopard (and its Subsidiaries) to comply with their obligations under this Agreement (and guarantees such performance and any liabilities of such Persons arising from a breach hereof, which guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by Mammoth or the Company of whatever remedies they may have against Leopard (and its Subsidiaries).

Section 4.09. Inapplicable to Certain Persons and Transactions.

(a) No provision of this Agreement shall be binding on any Person solely because such Person is:

(i) a Hedging Counterparty;

(ii) a holder of Company Securities as a result of the rehypothecation of Company Securities by a Hedging Counterparty or Financing Counterparty;

(iii) a transferee of Company Securities pursuant to settlement under, or pursuant to default rights or the exercise of remedies by a Hedging Counterparty or Financing Counterparty in connection with, any Hedging Transaction or Financing Transaction; or

(iv) an Investor Designee receiving Company Securities as compensation in connection with his or her service as a director of the Board; provided that such Company Securities shall be included in any calculation of beneficial ownership in accordance with the terms of this Agreement.

(b) Subject to the limitations set forth in Section 4.04(b) of the Voting Agreement, no provision of this Agreement shall prohibit any Person from entering into, performing or settling Hedging Transactions or Financing Transactions in relation to any Company Securities, or granting liens and other security interests in connection therewith, from exercising remedies thereunder, or from permitting a Hedging Counterparty to rehypothecate Company Securities in connection with a Hedging Transaction nor shall any of the foregoing described in this Section 4.09(b) be deemed, in and of itself, a violation of this Agreement.

ARTICLE 5

TERMINATION

Section 5.01. Termination. This Agreement shall automatically terminate, without any further action by any Person, upon the earlier of (i) the written agreement of each party hereto to terminate this Agreement and

(ii) the consummation of (A) a transaction whereby any Person or group, other than an LG Investor or any of its Controlled Persons, would acquire, directly or indirectly, Voting Securities of the Company representing more than 50% of the Total Voting Power of the Company; (B) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than to an LG Investor or any of its Controlled Persons; or (C) a merger, consolidation, recapitalization or reorganization of the Company, and, as a result thereof, securities representing more than 50% of the Total Voting Power of the Successor Company cease to immediately thereafter be beneficially owned, directly or indirectly, by (x) the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction or (y) an LG Investor or any of its Controlled Persons. Any Investor that, together with its Controlled Persons, ceases to beneficially own any Company Securities shall cease to be bound by, or benefit from, the terms hereof (other than the provisions of Sections 4.07 and 4.08 (in respect of the provisions referred to in this Section 5.01) and Article 6).

Section 5.02. Effect of Termination. Upon any termination of this Agreement in accordance with the provisions of Section 5.01 hereof, this Agreement shall become void and of no further effect; provided that (i) the Irrevocable Resignations and the provisions of Sections 4.07 and 4.08 (in respect of this clause (i) and clause (ii) of this proviso), this Section 5.02 and Article 6 shall survive any termination pursuant to Section 5.01 and (ii) any breach occurring prior to such termination shall survive such termination.

Section 5.03. Consequences of Breach. Upon the occurrence of a Willful Breach by an LG Investor of Section 4.01 of this Agreement or the Voting Agreement that has a material negative consequence on the Company or Mammoth or any of their respective Controlled Persons (in each case, that if curable, is not cured within 10 days of written notice thereof), in addition to any and all other remedies that may be available to any other party, and without any further action by any Person, the rights, benefits and entitlements of such LG Investor and its Controlled Persons under the terms of this Agreement (including, but not limited to, the rights, benefits and entitlements set forth in Article 2 and Article 3), Section 2.01(c) and Section 3.03 of the Voting Agreement and the LG Registration Rights Agreement shall cease and be of no further force or effect with respect to such breaching LG Investor; provided that (a) the obligations and agreements of, and restrictions and limitations on, such LG Investor shall remain binding upon such LG Investor and shall continue in full force and effect and (b) such LG Investor shall cause its designated LG Designee, if any, to promptly irrevocably tender his or her resignation from the Board and any committee on which he or she serves, effective immediately upon its acceptance by the Company, pursuant to the terms of his or her Irrevocable Resignation.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Successors and Assigns. (a) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise. Notwithstanding the foregoing, this Agreement shall be assignable among Leopard Parent and its Controlled Persons; provided that no such assignment shall relieve Leopard Parent of its obligations pursuant to this Agreement.

(c) Except as expressly set forth in this Agreement, including Section 6.12, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(d) The Company agrees that the Company will not enter into any transaction or take any other action resulting in the creation of a New Company, unless proper provision is made so that each of the Company and such New Company, as applicable, succeeds to the provisions of this Agreement, mutatis mutandis, including by entry into an investor rights agreement with the Investors or their applicable Affiliates.

Section 6.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given: (i) if to the Company, to the contact information set forth under the Company’s name on its signature page hereto, and (ii) if to an Investor, to the contact information set forth under such Investor’s name on its signature page hereto, or such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 6.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 6.04. Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 6.05. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.02 shall be deemed effective service of process on such party.

Section 6.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.07. Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.08. Several Liability. The obligations of the Investors under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor. In the event of any damages arising out of the breach of this Agreement by two or more Investors, each Investor shall be responsible only for the portion of such damages arising from such Investor’s own breach.

Section 6.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 6.10. Entire Agreement. This Agreement, the Voting Agreement and the Registration Rights Agreements constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof. In furtherance hereof, the parties hereby agree that the LGEC IRA and the LG Studios IRA are hereby superseded and terminated in their entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into the New IRAs, subject to Article 5 of the LGEC IRA and Section  5.02 of the LG Studios IRA.

Section 6.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.12. Waiver and Release. Notwithstanding anything to the contrary in this Agreement or the Voting Agreement, the Investors hereby irrevocably acknowledge and agree that the execution of this Agreement, together with the Starz IRA, constitutes full performance and satisfaction of Section 6.01(d) of the LG Studios IRA and Section 6.01(d) of the LGEC IRA in connection with the Transactions and any future transaction involving the Company or any of its Subsidiaries. Each Investor, on behalf of itself and its Controlled Persons and Affiliates and its and their respective officers, directors, equity holders, managers, employees, representatives, agents, successors and assigns, hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, matured or unmatured, arising at law or in equity, which any of them have, may have, or might assert at the time of execution of this Agreement against Starz, LG Studios or the Company and/or their respective Controlled Persons, Affiliates, officers, directors, equity holders, managers, employees, representatives, agents, successors and assigns (the “Company Parties”), directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement, arising out of, related to, based upon, or in any manner connected with any actual or alleged breach of Section 6.01(d) of the LG Studios IRA and/or Section 6.01(d) of the LGEC IRA, solely in connection with the Transaction, prior to the execution of this Agreement. This Section 6.12 is intended to benefit, and to be enforceable by, each of the Company Parties and their respective legal representatives, successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MHR Fund Management LLC

By:
Name:
Title:

For Notices:

MHR Fund Management LLC 1345 Avenue of the Americas, Floor 42
New York, NY 10105
Attention: Janet Yeung
Facsimile No.: (212) 262-9356
Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Clifford Chance
Two Manhattan West 375 9th Ave.
New York, NY 10001
Attention: David I. Schultz
Email: David.Schultz@CliffordChance.com

Signature Page to Investor Rights Agreement

MHR Capital Partners Master Account LP
By:	MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR Capital Partners (100) LP

By:	MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR Institutional Partners II LP

By:	MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

MHR Institutional Partners IIA LP

By:	MHR Institutional Advisors II LLC,
its general partner

By:
Name:
Title:

Signature Page to Investor Rights Agreement

MHR Institutional Partners III LP

By:	MHR Institutional Advisors III LLC,
its general partner

By:
Name:
Title:

MHR Institutional Partners IV LP

By:	MHR Institutional Advisors IV LLC,
its general partner

By:
Name:
Title:

For Notices:

MHR Fund Management LLC 1345 Avenue of the Americas, Floor 42
New York, NY 10105
Attention: Janet Yeung
Facsimile No.: (212) 262-9356
Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Clifford Chance
Two Manhattan West 375 9th Ave.
New York, NY 10001
Attention: David I. Schultz
Email: David.Schultz@CliffordChance.com

Signature Page to Investor Rights Agreement

Liberty Global Ventures Limited

By:
Name:
Title:

Liberty Global Ltd.
By:
Name:
Title:

For Notices:

Liberty Global Ltd.
1550 Wewatta Street
Suite 1000
Denver, Colorado 80202
Attention:	General Counsel,
Legal Department
E-mail:	LegalUS@libertyglobal.com

with a copy to:

Liberty Global Ventures Limited
Griffin House
161 Hammersmith Road
London, United Kingdom, W6 8BS
Attention:	General Counsel,
Legal Department
E-mail:	LegalUS@libertyglobal.com

with a copy (which shall not constitute notice) to:

A&O Shearman
599 Lexington Avenue
New York, NY 10022
Attention:	Daniel Litowitz
Cody Wright
E-mail:	daniel.litowitz@aoshearman.com
cody.wright@aoshearman.com

Signature Page to Investor Rights Agreement

Lionsgate Studios Holding Corp.

By:
Name: Adrian Kuzycz
Title:

For Notices:

Lionsgate Studios Holding Corp. 2700 Colorado Avenue
Santa Monica, CA 90404
Attention: Adrian Kuzycz
Email: akuzycz@lionsgate.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	David E. Shapiro;
Mark A. Stagliano
Email:	DEShapiro@wlrk.com
MAStagliano@wlrk.com

Signature Page to Investor Rights Agreement

EXHIBIT A-1

FORM OF IRREVOCABLE RESIGNATION

FOR INVESTOR DESIGNEES OF MHR FUND MANAGEMENT LLC

Board of Directors

Lionsgate Studios Holding Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 2.01(a) of that certain Investor Rights Agreement, dated as of [●], by and among Lionsgate Studios Holding Corp. (the “Company”), MHR Fund Management LLC, Liberty Global Ventures Limited and Liberty Global Ltd. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. In connection with my appointment to the Board of Directors (the “Board”) of the Company, I hereby irrevocably tender my resignation from my position as a director of the Company and from any and all committees of the Board on which I serve; provided that this resignation shall be effective upon, and only in the event that the Board accepts this resignation following, receipt of notice from the Company that I am the Investor Designee designated by Mammoth to resign pursuant to Section 2.01(h) of the Agreement) or the Agreement is terminated in accordance with Section 5.01 thereof.

Sincerely,

Name:

EXHIBIT A-2

FORM OF IRREVOCABLE RESIGNATION

FOR INVESTOR DESIGNEE OF LIBERTY GLOBAL LTD.

Board of Directors

Lionsgate Studios Holding Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 2.01(a) of that certain Investor Rights Agreement, dated as of [●], by and among Lionsgate Studios Holding Corp. (the “Company”), MHR Fund Management LLC, Liberty Global Ventures Limited and Liberty Global Ltd. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. In connection with my appointment to the Board of Directors (the “Board”) of the Company, I hereby irrevocably tender my resignation from my position as a director of the Company and from any and all committees of the Board on which I serve; provided that this resignation shall be effective upon, and only in the event that the Board accepts this resignation following, receipt of notice from the Company that: I am the Investor Designee designated by Leopard Parent to resign pursuant to Section 2.01(i) of the Agreement or the Agreement is terminated in accordance with Section 5.01 thereof.

Sincerely,

Name:

Annex BB

Final Form

VOTING AGREEMENT

dated as of

[●]

among

LIONSGATE STUDIOS HOLDING CORP.,

LIBERTY GLOBAL VENTURES LIMITED,

MHR FUND MANAGEMENT LLC,

LIBERTY GLOBAL LTD.,

and

the Mammoth Funds (as defined herein)

BB-ii

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of [●], among MHR Fund Management LLC, a Delaware limited liability company (“Mammoth”), the affiliated funds of Mammoth party hereto (the “Mammoth Funds”), Liberty Global Ventures Limited (f/k/a Liberty Global Incorporated Limited), a limited company organized under the laws of England and Wales (“Leopard”), Lionsgate Studios Holding Corp., a corporation organized under the laws of British Columbia, Canada (subject to Section 1.02(b), the “Company”) and Liberty Global Ltd. (f/k/a Liberty Global plc), a Bermuda exempted company limited by shares (“Leopard Parent”, and together with Mammoth, the “Investors” and each, an “Investor”) (collectively, the “Parties).

W I T N E S S E T H :

WHEREAS, the Investors, the Mammoth Funds, Leopard, Lions Gate Entertainment Corp., a corporation organized under the laws of British Columbia, Canada (“LGEC”) and Lionsgate Studios Corp., a corporation organized under the laws of British Columbia, Canada (“LG Studios”), Discovery Lightning Investments Ltd., a limited company organized under the laws of England and Wales and Warner Bros Discovery Inc. (f/k/a Discovery Communications, Inc.), a Delaware corporation, are party to that certain Voting and Standstill Agreement, dated as of November 10, 2015, as amended on June 30, 2016 and May 13, 2024 (as so amended, the “Original Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Original Agreement); and

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (defined below), in each case on a pro rata basis and as more fully described in the Separation Agreement, dated as of [●], by and among the Company, LG Studios, LGEC and LG Sirius Holdings ULC.

WHEREAS, the board of directors of LG Studios has determined that it is advisable and in the best interests of its shareholders to approve a special resolution adopting a statutory Plan of Arrangement;

WHEREAS, in connection with the Separation Agreement and the Transactions (as defined in the Separation Agreement), the Parties desire, effective as of Effective Time, to terminate the Original Agreement and enter into this Agreement and that certain Voting Agreement, dated as of the date hereof, by and among Starz, Discovery Lightning Investments Ltd., Warner Bros Discovery Inc. and the Parties (the “Other Voting Agreement”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Controlled Person of such Person, (ii) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (iii) any Person (and its Subsidiaries) in relation to which such Person or any of its Controlled Persons is required, from time to time, whether alone or as part of a group, to make or maintain a filing with the SEC on Schedule 13D. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that in no event shall the Company, Starz or any of their respective Subsidiaries or controlled Affiliates be considered an Affiliate of any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of the Company, Starz or any of their respective Subsidiaries or controlled Affiliates.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, provincial, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that (i) the words “within 60 days” in Rule 13d-3(d)(1)(i) shall be disregarded for the purposes of this Agreement and (ii) a Person shall also be deemed to be the beneficial owner of, without duplication, (a) all Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (b) all Common Shares which such Person has or shares the right to vote or dispose (provided that no Investor will be deemed to beneficially own Common Shares by virtue of the Company Investor Rights Agreement, this Agreement or any agreement or arrangement among the Investors related thereto), (c) all Common Shares to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of an amount of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such Person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of Common Shares, and (d) for the avoidance of doubt, all Common Shares that are subject to a Hedging Transaction by such Person, except to the extent such Common Shares are delivered to the Hedging Counterparty in respect of (x) the settlement, termination or cancellation of such Hedging Transaction or (y) a foreclosure by the Hedging Counterparty; and provided, further, that no Investor will be deemed to beneficially own Common Shares by virtue of the Company Investor Rights Agreement, this Agreement or any agreement or arrangement among the Investors related thereto.

“Board” means, subject to Section 1.02(b), the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia or New York, New York are authorized or required by Applicable Law to close.

“Change of Control Transaction” means, subject to Section 1.02(b), (i) a transaction whereby any Person or group would acquire, directly or indirectly, Voting Securities representing more than 50% of the Total Voting Power; (ii) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or (iii) a merger, consolidation, recapitalization or reorganization of the Company, unless securities representing more than 50% of the Total Voting Power of the Successor Company are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction.

“Common Share” means, subject to Section 1.02(b), a common share without par value of the Company, and any other security into which such Common Shares may hereafter be converted or exchanged.

“Company Investor Rights Agreement” means that certain investor rights agreement, dated as of the date hereof, by and among Mammoth, Leopard, the Company, Leopard Parent, and the Mammoth Funds.

“Company Securities” means, subject to Section 1.02(b), (i) the Common Shares, (ii) securities convertible or exercisable into, or exchangeable for, Common Shares, (iii) any other Voting Securities, (iv) any other equity or equity-linked security issued by the Company, (v) options, warrants or other rights to acquire any of the foregoing, and (vi) Subsidiary Securities (in each case whether or not issued by the Company or its Subsidiaries). For the avoidance of doubt, each of the foregoing (i) through (vi) shall include any securities exposure to which is held in derivative form.

“Controlled Person” means, with respect to any Person, any other Person controlled by such Person. For the purpose of this definition, the term “control” (including, with a correlative meaning, the term “controlled by”), as used with respect to any Person, means either (i) beneficial ownership, directly or indirectly, of securities of any Person that represent 50% or more of the vote in the election of directors (or equivalent) or otherwise entitle the holder to nominate or designate a majority of the directors (or equivalent), or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any LG Investor, a Controlled Person shall also include any Person which is jointly controlled, directly or indirectly, by such LG Investor and one or more other LG Investors (and beneficial ownership shall be aggregated for such purposes). With respect to Mammoth, a Controlled Person shall also include any investment fund or investment vehicle that is managed or advised by Mammoth or one of its Affiliates.

“Effective Time” has the meaning ascribed to “Separation Effective Time” in the Plan of Arrangement.

“Excess Securities” means such number of Voting Securities representing the amount of Voting Power, if any, by which the Voting Power represented by Voting Securities beneficially owned, in the aggregate, by all LG Investors and their respective Affiliates and any Person that is a member of a group with any such Persons with respect to Company Securities exceeds 18.5% of the Total Voting Power. For the purposes of the definition of “Excess Securities,” Mammoth and its Affiliates shall not under any circumstances constitute part of a “group” with the LG Investors or any of their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934.

“Financial Institution” means a bank of internationally recognized standing that acts as a lender, secured party or other counterparty in Hedging Transactions and Financing Transactions without the purpose of influencing or controlling the management or policies of the Person that issued the equity securities pledged in such Financing Transactions or Hedging Transactions.

“Financing Counterparty” means any Financial Institution acting as lender, secured party or other counterparty in connection with a Financing Transaction.

“Financing Transaction” means any bona fide loan, borrowing or other transaction (other than any Hedging Transaction) used to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities that (i) could not result in any Investor or any of its Controlled Persons ceasing to have the power to vote or direct the voting of any Company Securities (other than in connection with a default or the exercise of remedies by a Financing Counterparty) and (ii) does not have the effect of hedging any Investor’s or any of its Controlled Persons’ exposure to changes in the market price of any Company Securities (provided that, for the avoidance of doubt, a margin loan shall not be considered to have a hedging effect for this purpose).

“Governmental Authority” means any transnational, domestic or foreign, federal, provincial, state or local governmental, regulatory, self-regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“group” has meaning within the meaning of Section 13(d)(3) of the Exchange Act.

“Hedging Counterparty” means any Financial Institution acting as counterparty in connection with a Hedging Transaction.

“Hedging Transaction” means any forward, prepaid forward, put, call, collar, or other transaction pursuant to which any Person seeks to hedge its exposure to changes in the market price of any Company Securities (including to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities).

“Investor Designee” means any director of the Board who has been nominated by an Investor pursuant to the terms of the Company Investor Rights Agreement.

“Investor Rights Agreements” means, collectively, (i) the Company Investor Rights Agreement and (ii) that certain investor rights agreement, dated as of the date hereof, by and among the Company, Mammoth, Leopard, Leopard Parent and the Mammoth Funds.

“Joinder Transfer” means a Transfer, or series of related Transfers, of Company Securities that would result in or involve (x) a transferee acquiring a number of such Company Securities that would result in such Person, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, becoming a beneficial owner of 5% or more of (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), (y) the Transfer of Company Securities to any Person who at such time beneficially owns, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, 5% or more of (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), or (z) Company Securities being acquired by an Affiliate of an LG Investor or any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities. For the purposes of the definition of “Joinder Transfer,” any Transfer or series of related Transfers, of Company Securities to Mammoth or any of its Affiliates shall not under any circumstances constitute a Joinder Transfer.

“LG Investor” means, collectively, Leopard Parent and any other Person that is required to become a party to this Agreement pursuant to Section 4.01.

“LG Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the date hereof by and among the Company and Leopard.

“LG Required Vote Amount” means, with respect to any LG Investor at any time, a number of votes equal to (a) the aggregate Voting Power represented by the Voting Securities beneficially owned by such LG Investor and its Controlled Persons at such time multiplied by (b) a fraction, (x) the numerator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time (other than Voting Power represented by the Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction) and (y) the denominator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time.

“Mammoth Required Vote Amount” means, at any time, a number of votes equal to (a) the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time multiplied by (b) a fraction, (x) the numerator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by the LG Investors and their respective Controlled Persons at such time (other than Voting Power represented by the Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction) and (y) the denominator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by the LG Investors and their respective Controlled Persons at such time.

“New Company” means (i) a Successor Company resulting from a Change of Control Transaction resulting in the Company being controlled by an Affiliate (other than a Controlled Person) of an LG Investor or (ii) a Successor Company not resulting from a Change of Control Transaction.

“New Lionsgate New Common Shares” means the common shares, without par value, of New Lionsgate.

“Parent Change of Control Transaction” means, with respect to Leopard Parent, (i) a transaction whereby any Person or group would acquire, directly or indirectly, voting securities representing more than 50% of the total voting power of such Person; or (ii) a merger, consolidation, recapitalization or reorganization of such Person.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Starz Common Shares” means the common shares, without par value, of Starz, created pursuant to the Plan of Arrangement.

“Starz” means Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.)], a corporation organized under the laws of British Columbia, Canada.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided that none of the Company or any Subsidiary or controlled Affiliate of the Company shall be considered a Subsidiary of any Investor or any of its Affiliates for purposes of this Agreement.

“Subsidiary Securities” means, subject to Section 1.02(b), (i) the common stock of any Subsidiary of the Company, (ii) securities convertible or exercisable into, or exchangeable for, the common stock of any such Subsidiary, (iii) any shares of common stock or other voting securities of any such Subsidiary entitled, in the ordinary course, to vote in the election of directors of any such Subsidiary, (iv) any other equity or equity-linked security issued by any such Subsidiary and (v) options, warrants or other rights to acquire any of the foregoing (in each case whether or not issued by the Company or any such Subsidiary). For the avoidance of doubt, each of the foregoing clauses (i) through (v) shall include any securities exposure to which is held in derivative form.

“Successor Company” means any entity (i) that is the issuer of any securities into which any Company Securities or Subsidiary Securities are converted, exchanged, changed or reclassified (including by operation of law) or (ii) the securities of which are distributed in respect of Company Securities or Subsidiary Securities (including in connection with a spin off transaction).

“Total Voting Power” means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities in the election of directors.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transfer” shall exclude, however, with respect to any Company Securities, the entry into or performance of any Hedging Transaction or Financing Transaction in respect of such Company Securities and any payment or settlement thereunder, the granting of any lien, pledge, security interest, or other encumbrance in or on such Company Securities to a Hedging Counterparty or Financing Counterparty in connection with any Hedging Transaction or Financing Transaction, the rehypothecation of any Company Securities by the Hedging Counterparty or Financing Counterparty in connection with a Hedging Transaction or Financing Transaction, and any transfer to, by or at the request of such Hedging Counterparty or Financing Counterparty in connection with an exercise of remedies by the Hedging Counterparty or Financing Counterparty under such Hedging Transaction or Financing Transaction.

“Voting Power” means the aggregate number of votes which may be cast by a holder of outstanding Voting Securities in the election of directors.

“Voting Securities” means, subject to Section 1.02(b), Common Shares entitled to vote in the election of directors of the Company and all other securities of the Company entitled to vote in the election of directors of the Company.

“Willful Breach” means, with respect to any Party, a material breach, or failure to perform, that is the consequence of an intentional action or omission of such Party or any of its Controlled Persons with the actual knowledge that the taking of, or failure to take, such action would, or would be reasonably expected to, cause a material breach of this Agreement.

Section 1.02 Other Definitional and Interpretative Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are, unless expressly stated otherwise, to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(b) The terms Board, Change of Control Transaction, Common Shares, Company, Company Securities, Subsidiary Securities and Voting Securities shall be deemed to include applicable references to any New Company and such terms (including as used in other defined terms) shall be construed accordingly.

ARTICLE II

RESERVED

ARTICLE III

VOTING ARRANGEMENTS

Section 3.01 Reserved.

Section 3.02 Excess Securities. Each LG Investor agrees that such LG Investor shall, and shall cause its Controlled Persons to, as applicable, (a) cause the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Voting Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by such LG Investor and/or any of its Controlled Persons to be present for quorum purposes at any shareholder meeting of the Company considering any merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving the Company or any of its Subsidiaries (and any proposal relating to (i) the issuance of capital, (ii) an increase in the authorized capital or (iii) an amendment to any constitutional documents in connection with any of the foregoing, in the case of this clause (iii), so long as such proposal does not have a disproportionately adverse effect (not solely resulting from the proportionate number of Voting Securities held by the LG Investors and their Controlled Persons) on the LG Investors and their Controlled Persons as compared to the other holders of Voting Securities) and (b) vote its and their respective pro rata portion of the Excess Securities, or execute proxies or written consents with respect to the same, as the case may be, approving such transaction (and any proposal relating to (i) the issuance of capital, (ii) an increase in the authorized capital or (iii) an amendment to any constitutional documents in connection with any of the foregoing, in the case of this clause (iii), so long as such proposal does not have a disproportionately adverse effect (not solely resulting from the proportionate number of Voting Securities held by the LG Investors and their Controlled Persons) on the LG Investors and their Controlled Persons as compared to the other holders of Voting Securities) in the same proportion as the votes cast by all shareholders of the Company on such matter (other than votes cast by the LG Investors, their respective Affiliates or any Person that is a part of a group with any such Persons). For the purposes of this Section 3.02, Mammoth and its Affiliates shall not under any circumstances constitute part of a group with the LG Investors or any of their Affiliates. For purposes of this Section 3.02, “pro rata portion” means, with respect to any LG Investor and its Controlled Persons, a number of Voting Securities representing Voting Power equal to the product of (x) the Excess Securities multiplied by (y) a fraction, (1) the numerator of which is the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by such LG Investor and/or any of its Controlled Persons and (2) the denominator of which is the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by all LG Investors and/or any of their respective Controlled Persons in the aggregate.

Section 3.03 Investor Board Designees.

(a) Subject to the following sentence, each Investor agrees that, for so long as any Investor has the right to nominate at least one Investor Designee, each Investor shall, and shall cause each of its Controlled Persons to, (i) cause the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) to be voted in favor of all Investor Designees of any other Investor and (ii) not vote any of the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging

Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of the removal of any Investor Designee of any other Investor; provided that, if an Investor entitled to nominate any such director shall request in writing the removal of such director, each other Investor shall, and shall cause each of its Controlled Persons to, vote the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of such removal. Notwithstanding the foregoing, with respect to each Investor and its Controlled Persons, the voting obligations in this Section 3.03 shall only apply, in the case of Mammoth, to the Mammoth Required Vote Amount, and, in the case of each LG Investor, to the LG Required Vote Amount with respect to such LG Investor.

(b) In the event that any person designated by an LG Investor to be an Investor Designee in accordance with the Company Investor Rights Agreement shall have failed to be elected or appointed as a director on the Board in accordance with Section 2.01 of the Company Investor Rights Agreement as a result of a breach by the Company of its obligations under Section 2.01(d) of the Company Investor Rights Agreement or a breach by Mammoth of its obligations under Section 3.03(a) of this Agreement:

(i) the Company shall use its best efforts to appoint such person to the Board as an “additional director” under Applicable Law, including by increasing the size of the Board if necessary therefor;

(ii) to the extent that the Company is unable or unwilling to, or otherwise does not, appoint such person to the Board in accordance with Section 3.03(b)(i) above, such LG Investor shall use its best efforts to pursue all legal remedies reasonably available to it (including seeking specific performance), at the reasonable cost and expense of the breaching Party(ies), to enforce its rights under Article 2 of the Company Investor Rights Agreement and this Section 3.03; and

(iii) Mammoth shall use its best efforts to cooperate with and facilitate the efforts of the Company and such LG Investor under Section 3.03(b)(i) and Section 3.03(b)(ii) above.

Section 3.04 Reserved

ARTICLE IV

OTHER AGREEMENTS

Section 4.01 Agreement to Be Bound. No LG Investor or any of its Controlled Persons shall, directly or indirectly, Transfer any Company Securities (including any primary or secondary sales (by merger, consolidation or otherwise) of any equity interests of any Controlled Person of an LG Investor) unless the transferee, at the time of and as a condition to such Transfer, agrees to be bound by the terms of this Agreement as if it were an LG Investor by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company; provided that this Section 4.01 shall not apply to a Transfer of Company Securities that would not constitute a Joinder Transfer. The provisions of this Section 4.01 shall not have any applicability to the Transfer of securities of Leopard Parent, including as a result of a merger, consolidation, recapitalization, or reorganization of Leopard Parent; provided that in the event of a Parent Change of Control Transaction, the rights, benefits, entitlements and obligations of the applicable LG Investor and its Controlled Persons under this Agreement and the Company Investor Rights Agreement shall cease and be of no further force or effect with respect to the applicable LG Investor (and for the avoidance of doubt such LG Investor shall cause its Investor Designees to resign from the Board in connection with such Parent Change of Control), unless (i) the ultimate parent entity of the surviving company in such Parent Change of Control Transaction agrees to comply with the restrictions and obligations of this Agreement and the Company Investor Rights Agreement as if it were Leopard Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company or (ii) such Parent Change of Control involves an LG Investor or any of its Affiliates, in which case the ultimate parent entity of the surviving company in such Parent Change of Control Transaction shall agree to comply with the restrictions and obligations of this Agreement and the Company Investor Rights Agreement as if it were Leopard Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company.

Section 4.02 Information Relating to Affiliates. Within 5 Business Days of receipt by an LG Investor of a written request by Mammoth or the Company, such LG Investor shall deliver to Mammoth or the Company, as applicable, (i) a true and correct list identifying, as of the date of such list, each of its Affiliates who beneficially owns Company Securities and/or Voting Securities and the amount of Company Securities and/or Voting Securities beneficially owned by such Affiliates, in each case, to the extent known by such LG Investor after reasonable inquiry and (ii) other information reasonably requested by such Person to monitor compliance with Article 3. In addition, each Investor shall provide to the other Investors written notice as soon as practicable after (x) the entry into any Hedging Transaction or Financing Transaction and (y) any rehypothecation or other event with respect to a Hedging Transaction or a Financing Transaction that would reasonably be expected to result in such Investor losing its right to vote any Company Securities.

Section 4.03 Consequences of Breach. Upon the occurrence of a Willful Breach by an LG Investor of this Agreement that has a material negative consequence on the Company or Mammoth or any of their respective Controlled Persons (that, if curable, is not cured within 10 days of written notice thereof), in addition to any and all other remedies that may be available to any other Party, and without any further action by any Person, the rights, benefits and entitlements of such LG Investor and its Controlled Persons under Section 2.01(c) and Section 3.03 of this Agreement, the Company Investor Rights Agreement and the LG Registration Rights Agreements shall cease and be of no further force or effect; provided that the obligations and agreements of, and restrictions and limitations on, such LG Investor shall remain binding upon such LG Investor and shall continue in full force and effect.

Section 4.04 Inapplicable to Certain Persons and Transactions.

(a) No provision of this Agreement shall be binding on any Person solely because such Person is:

(i) a Hedging Counterparty;

(ii) a holder of Company Securities as a result of the rehypothecation of Company Securities by a Hedging Counterparty or Financing Counterparty;

(iii) a transferee of Company Securities pursuant to settlement under, or pursuant to default rights or the exercise of remedies by a Hedging Counterparty or Financing Counterparty in connection with, any Hedging Transaction or Financing Transaction; or

(iv) an Investor Designee receiving Company Securities as compensation in connection with his or her service as a director of the Board; provided that such Company Securities shall be included in any calculation of beneficial ownership in accordance with the terms of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, each Investor shall not, and shall not permit any of its Controlled Persons to, enter into any Hedging Transaction that would result in more than 50% of the Voting Power represented by Voting Securities beneficially owned by such Persons in the aggregate being subject to Hedging Transactions (other than Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”). Except for Hedging Transactions or Financing Transactions, none of the Investors or any of their respective Controlled Persons shall enter into any loan, borrowing, hedging or other similar arrangement with respect to any Company Securities in which such Investor or any of its Controlled Persons has beneficial ownership.

(c) Other than as set forth in Section 4.04(b) of this Agreement or Section 4.01(a) of the Company Investor Rights Agreement, no provision of this Agreement shall prohibit any Person from entering into, performing or settling Hedging Transactions or Financing Transactions in relation to any Company Securities, or granting liens and other security interests in connection therewith, from exercising remedies thereunder, or from permitting a Hedging Counterparty to rehypothecate Company Securities in connection with a Hedging Transaction, nor shall any of the foregoing described in this Section 4.04(c) be deemed, in and of itself, a violation of this Agreement.

Section 4.05 Compliance by Subsidiaries. Leopard Parent shall cause Leopard (and its Subsidiaries), respectively, to comply with their obligations under this Agreement (and guarantees such performance and any liabilities of such Persons arising from a breach hereof, which guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by Mammoth or the Company of whatever remedies they may have against Leopard (and its Subsidiaries).

ARTICLE V

TERMINATION

Section 5.01 Termination. This Agreement shall automatically terminate, without any further action by any Person, upon (i) the written agreement of each Party to terminate this Agreement or (ii) the occurrence of any Change of Control Transaction resulting in the creation of a New Company pursuant to clause (a) of the definition thereof.

Section 5.02 Effect of Termination. Upon any termination of this Agreement in accordance with the provisions of Section 5.01 hereof, this Agreement shall become void and of no further effect; provided that (i) the provisions of Section 4.05, this Section 5.02 and Article 6 shall survive any termination pursuant to Section 5.01 and (ii) any breach occurring prior to such termination shall survive such termination.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Successors and Assigns.

(a) This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, legal representatives and permitted assigns.

(b) Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party pursuant to any transfer of Company Securities or otherwise.

(c) Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

Section 6.02 Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including (i) confirmed facsimile transmission and (ii) electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given to the contact information set forth under such Investor’s name on its signature page hereto, or such other address, facsimile number or email address as such Party may hereafter specify in writing to all Parties for the purpose by notice to the other Parties. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 6.03 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. For the avoidance of doubt, the Parties acknowledge and agree that it is intended that the Company and Mammoth are separate beneficiaries of all the LG Investors’ obligations under this Agreement and, accordingly, each of the Company and Mammoth shall be separately entitled to bring an action seeking an injunction to prevent breaches of, or enforce compliance with, such obligations, and any waiver of such obligations shall require the written waiver of each of the Company and Mammoth separately; provided that if Mammoth (together with its Affiliates) ceases to beneficially own at least 5,000,000 Common Shares (adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth shall no longer be entitled to enforce, or be required to waive or to consent to any waiver by the Company of, such obligations of the LG Investors. No Investor shall be entitled to recover from any other Investor or the Company (i) punitive damages or (ii) except in the case of a Willful Breach, consequential damages.

Section 6.04 Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 6.05 Jurisdiction. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 6.02 shall be deemed effective service of process on such Party.

Section 6.06 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.07 Several Liability. The obligations of the Investors under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor. In the event of any damages arising out of the breach of this Agreement by two or more Investors, each Investor shall be responsible only for the portion of such damages arising from such Investor’s own breach.

Section 6.08 Specific Performance. Each Party acknowledges that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.09 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

Section 6.10 Entire Agreement. This Agreement, the Other Voting Agreement, the Investor Rights Agreements and the Registration Rights Agreements (as defined in the Investor Rights Agreements) constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof and thereof. In furtherance hereof, the Parties agree that the Original Agreement is hereby superseded and terminated in its entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into this Agreement and the Other Voting Agreement, subject to Section 5.02 of the Original Agreement.

Section 6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.12 Authority; Effect. Each Party, severally and not jointly, represents and warrants to and agrees with each other Party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such Party and do not violate any agreement or other instrument applicable to such Party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the Parties, or to constitute any of such Parties members of a joint venture or other association.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIONSGATE STUDIOS HOLDING CORP.

By:
Name: Adrian Kuzycz
Title:

For Notices:

Lionsgate Studios Holding Corp. 2700 Colorado Avenue
Santa Monica, CA 90404
Attention: Adrian Kuzycz
Email: akuzycz@lionsgate.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	David E. Shapiro;
Mark A. Stagliano
Email:	DEShapiro@wlrk.com
MAStagliano@wlrk.com

MHR Fund Management LLC

By:
Name:
Title:

For Notices:

MHR Fund Management LLC 1345 Avenue of the Americas, Floor 42
New York, NY 10105
Attention: Janet Yeung
Facsimile No.: (212) 262-9356
Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Clifford Chance
Two Manhattan West 375 9th Ave.
New York, NY 10001
Attention: David I. Schultz
Email: David.Schultz@CliffordChance.com

MHR Capital Partners Master Account LP

By:	MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR Capital Partners (100) LP

By:	MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR Institutional Partners II LP

By:	MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

MHR Institutional Partners IIA LP

By:	MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

MHR Institutional Partners III LP

By:	MHR Institutional Advisors III LLC, its general partner
By:
Name:
Title:

MHR Institutional Partners IV LP

By:	MHR Institutional Advisors IV LLC,
its general partner
By:
Name:
Title:

For Notices:

MHR Fund Management LLC 1345 Avenue of the Americas, Floor 42
New York, NY 10105
Attention: Janet Yeung
Facsimile No.: (212) 262-9356
Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Clifford Chance
Two Manhattan West 375 9th Ave.
New York, NY 10001
Attention: David I. Schultz
Email: David.Schultz@CliffordChance.com

Liberty Global Ventures Limited

By:
Name:
Title:

Liberty Global Ltd.

By:
Name:
Title:

For Notices:

Liberty Global Ltd. 1550 Wewatta Street
Suite 1000
Denver, Colorado 80202
Attention:	General Counsel,
Legal Department
E-mail:	LegalUS@libertyglobal.com

with a copy to:

Liberty Global Ventures Limited
Griffin House 161 Hammersmith Road
London, United Kingdom, W6 8BS
Attention:	General Counsel,
Legal Department
E-mail:	LegalUS@libertyglobal.com

with a copy (which shall not constitute notice) to:

A&O Shearman
599 Lexington Avenue
New York, NY 10022
Attention:	Daniel Litowitz
Cody Wright
E-mail:	daniel.litowitz@aoshearman.com
cody.wright@aoshearman.com

Annex CC

Final Form

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

LIONSGATE STUDIOS HOLDING CORP.

AND

THE PERSONS LISTED ON THE

SIGNATURE PAGES HEREOF

DATED AS OF [●], 2025

CC-ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2025, by and among Lionsgate Studios Holding Corp., a corporation organized under the laws of British Columbia, Canada (the “Company”) and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined), including any Additional Holders (as hereinafter defined) who subsequently become parties to this Agreement in accordance with the terms of this Agreement.

W I T N E S S E T H :

WHEREAS, Lions Gate Entertainment Corp., a corporation organized under the laws of British Columbia, Canada (“LGEC” prior to the Separation Effective Time (as defined in the Separation Agreement) and “Starz” at and from the Separation Effective Time ) and the Holders entered into a Registration Rights Agreement, dated as of October 22, 2009 (the “Original Agreement”), as amended on February 3, 2016 (together with the Original Agreement, the “LGEC RRA”); and

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which, inter alia, LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (defined below), in each case, on a pro rata basis and as more fully described in the Separation Agreement, dated as of [●], 2025, by and between the Company and Starz Entertainment Corp. (“Starz,” f/k/a Lions Gate Entertainment Corp.), a corporation organized under the laws of British Columbia, Canada (the “Separation Agreement”); and

WHEREAS, in connection with the Separation Agreement and the Transactions contemplated thereby, the parties hereto wish to terminate the LGEC RRA and enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms.

As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

“Action” has the meaning assigned to such term in Section 7.3 hereof.

“Additional Holders” means any (i) Affiliate of any Holder or (ii) Permitted Assignee, in each case who, at any time and from time to time, owns Registrable Securities, and has agreed to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement, all at the relevant time.

“Adverse Effect” has the meaning assigned to such term in Section 2.4 hereof.

“Affiliate” of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company, Starz, Liberty Global plc (“Liberty”), Warner Bros. Discovery, Inc. (“Discovery”), or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds be considered an Affiliate of any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of the Company, Starz, Liberty, Discovery, or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Bring-Down Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

“Common Shares” means the common shares, no par value per share, of the Company, as authorized from time to time.

“Company” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Company Indemnified Person” has the meaning assigned to such term in Section 7.2 hereof.

“Demand Registration” has the meaning assigned to such term in Section 2.1 hereof.

“Demand Request” has the meaning assigned to such term in Section 2.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“FINRA” has the meaning assigned to such term in Section 6.1(n) hereof.

“Fund Indemnitors” has the meaning assigned to such term in Section 7.5(c) hereof.

“Holder” means any Person who is a member of the MHR Group (including any Additional Holder) who owns Registrable Securities at the relevant time and is or has become a party to this Agreement.

“Indemnified Person” has the meaning assigned to such term in Section 7.1 hereof.

“Indemnitee” has the meaning assigned to such term in Section 7.3 hereof.

“Inspectors” has the meaning assigned to such term in Section 6.1(k) hereof.

“LGEC RRA” has the meaning assigned to such term in the recitals to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Loss” and “Losses” have the meanings assigned to such terms in Section 7.1 hereof.

“MHR Group” means Mark H. Rachesky, M.D., MHR Fund Management LLC, its affiliated investment funds and their respective general partners and equity holders, at any time and from time to time, in each case who are Affiliates of Mark H. Rachesky and/or MHR Fund Management LLC at the relevant time; provided, however, that for purposes of determining (A) the MHR Group’s awareness or knowledge of material adverse information relating to the Company for purposes of Sections 2.5 and 3.3 hereunder, the “MHR Group” means Mark H. Rachesky, M.D. and any director, manager, officer or employee of MHR Fund Management LLC or of any investment fund Affiliated with either Mark H. Rachesky, M.D. or MHR Fund Management LLC, considered collectively and in the aggregate, and (B) whether the MHR Group possesses material, non-public information with respect to the Company for purposes of Section 5.2(c) hereunder, the “MHR Group” means (x) Mark. H. Rachesky, M.D., (y) any director, manager, officer or employee of MHR Fund Management LLC or of any investment fund Affiliated with either Mark H. Rachesky, M.D. or MHR Fund Management LLC who is authorized to conduct trading activity on behalf of such entities in respect of the Company securities or is authorized to make trading decisions for or on behalf of Mark H. Rachesky, M.D., MHR Fund Management LLC or any investment fund Affiliated therewith, and (z) any other employee of MHR Fund Management LLC or any investment fund Affiliated with either Mark H. Rachesky, M.D. or MHR Fund Management LLC who, if in possession of material non-public information regarding the Company, would restrict such entities from trading in the Company securities under the United States federal securities law, in each case considered collectively and in the aggregate.

“MHR Representative” means MHR Fund Management LLC or such other member of the MHR Group as may be designated at any time and from time to time by written notice from the Holders to the Company in accordance with Section 10.1.

“Minimum Registrable Securities” means (i) 2,300,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) or (ii) such lesser number of Registrable Securities as would be expected to have an aggregate value of at least $20 million based on market prices prevailing at the time of the offering.

“New Lionsgate New Common Shares” shall mean the common shares, without par value, of the Company.

“Participating Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Article II, III or IV hereof.

“Permitted Assignee” means any member of the MHR Group who receives Registrable Securities from a Holder or a Holder’s Affiliates and who agrees to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Piggyback Registration” has the meaning assigned to such term in Section 3.1 hereof.

“Piggyback Request” has the meaning assigned to such term in Section 3.1 hereof.

“Piggybacking Holders” has the meaning assigned to such term in Section 3.2 hereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Records” has the meaning assigned to such term in Section 6.1(k) hereof.

“register,” “registered” and “registration” mean a registration effected by preparing and filing with the Commission a Registration Statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such Registration Statement under the Securities Act.

“Registrable Securities” means (i) Common Shares and (ii) any securities that may be issued or distributed or be issuable in respect thereof, including by way of stock dividend, stock split or other similar distribution, payment in kind with respect to any interest payment, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing, in the case of each of foregoing clause (i) and this clause (ii), which are held by any of the Holders now or at any time in the future; provided, however, that as to any Registrable Securities, such securities shall cease to constitute “Registrable Securities” for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant such Registration Statement, (ii) such securities are distributed pursuant to Rule 144, (iii) such securities are otherwise sold or transferred (other than in a transaction under clause (i) or (ii) above) by a Person in a transaction in which such Person’s rights under this Agreement are not assigned, (iv) such securities are no longer outstanding or (v) such securities are, in the reasonable determination of the Holder thereof, otherwise freely transferable by such Holder without any restriction under the Securities Act at the time such Holder consummates the sale or transfer of such securities.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holder(s)” has the meaning assigned to such term in Section 2.1 hereof.

“Rule 144” means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Shelf Registration Statement” has the meaning assigned to such term in Section 4.1(a) hereof.

“Starz Common Shares” means the common shares, without par value, of Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.), created pursuant to the Plan of Arrangement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

“Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Suspension Period” has the meaning assigned to such term in Section 5.2(a) hereof.

“Ten Percent Holder” means any Person that beneficially owns, at the relevant time, at least 10% of the then outstanding Common Shares and is a party to a registration rights agreement with the Company.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to “Sections” refer to Sections of this Agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation.”

ARTICLE II

DEMAND REGISTRATION

2.1 Demand Registration. Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, any Holder or group of Holders may, from time to time (each, a “Requesting Holder” and collectively, the “Requesting Holders”), make a request in writing (a “Demand Request”) that the Company effect the registration under the Securities Act of any specified number of shares of Registrable Securities held by the Requesting Holder(s) (a “Demand Registration”); provided, however, that the Company shall in no event be required to effect:

(a) more than two (2) Demand Registrations in the aggregate (it being agreed by the parties that all of such Demand Registrations remain available as of the date hereof);

(b) more than one (1) Demand Registration in any 12-month period; and

(c) any Demand Registration if the Shelf Registration Statement is then effective, and such Shelf Registration Statement may be utilized by the Requesting Holders for the offering and sale of all of their Registrable Securities without a requirement under the Commission’s rules and regulations for a post-effective amendment thereto.

Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, upon receipt of a Demand Request, the Company shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than 60 days after receiving a Demand Request, such Registrable Securities as may be requested by such Requesting Holders in their Demand Request. The Company shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing.

2.2 Effective Registration. A registration shall not count as a Demand Registration under this Agreement (i) unless the related Registration Statement has been declared effective under the Securities Act and has remained effective until such time as (x) all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than 180 days after such Registration Statement becomes effective not including any Suspension Periods) or (y) a majority of the Registrable Securities covered thereby held by the Requesting Holders have been withdrawn or cancelled from such Demand Registration (other than as contemplated by the first sentence of Section 2.5); (ii) if, after a Registration Statement has become effective, an offering of Registrable Securities pursuant to such Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated, (y) any Requesting Holder thereafter elects, in its sole discretion, to continue the offering and (z) the related Registration Statement remains effective until the time periods specified in subclauses (x) and (y) of clause (i) above; or (iii) if pursuant to Section 2.4 hereof, the Requesting Holders are cut back to fewer than 75% of the Registrable Securities requested to be registered in the aggregate and at the time of the request there was not in effect the Shelf Registration Statement.

2.3 Underwritten Offerings. If any Requesting Holder in the case of an offering pursuant to a Demand Registration so elects, such offering shall be in the form of an Underwritten Offering. With respect to any such

Underwritten Offering pursuant to a Demand Registration, the Company and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Requesting Holders.

2.4 Priority on Demand Registrations. With respect to any Demand Registration (including any Underwritten Offering of Registrable Securities pursuant to a Demand Registration), subject to Article III, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holders shall be included in a Demand Registration; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Demand Registration if, and only if, the managing underwriter advises the Requesting Holders and the Company in writing (or, in the case of a Demand Registration not being underwritten, the Requesting Holders determine in good faith after considering the relevant facts and circumstances at the relevant time) that the inclusion of such securities shall not adversely affect the price or success of the offering by the Requesting Holders (an “Adverse Effect”). Furthermore, in the event that the managing underwriter advises the Requesting Holders in writing (or the Requesting Holders determine, as applicable, in good faith after considering the relevant facts and circumstances at the relevant time) that the amount of Registrable Securities proposed to be included in such Demand Registration by the Requesting Holders is sufficiently large (even after exclusion of all securities proposed to be sold for the account of the Company or any Ten Percent Holder pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders pro rata for each Holder based on the percentage derived by dividing (i) the number of Registrable Securities that each such Holder requested to be included in such Demand Registration by (ii) the aggregate number of Registrable Securities that all Requesting Holders requested to be included in such Demand Registration; provided, however, that if, as a result of such proration, any Requesting Holder shall not be entitled to include in a registration all Registrable Securities of the class or series that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (b) such withdrawal or reduction shall be irrevocable.

2.5 Withdrawal and Cancellation of Registration. Any Participating Holder may withdraw its Registrable Securities from a Demand Registration at any time and any Requesting Holders shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Article II in accordance with the first sentence of Section 3.3 hereof (i) when the request for cancellation is based upon material adverse information relating to the Company that none of the members of the MHR Group were aware of at the time of the Demand Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the MHR Group was aware of at the time of the Demand Request), (ii) if a Suspension Period occurs after a Demand Request but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed of in accordance with such Demand Request, or (iii) if the Company has breached its obligations hereunder with respect to such Demand Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect. Upon such cancellation, the Company shall cease all efforts to secure registration with respect to Registrable Securities of Participating Holders and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders (X) had a right to cancel pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to cancel pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

2.6 Registration Statement Form. Registrations under this Article II shall be on such appropriate registration form of the Commission then applicable to the Company (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requesting Holders and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a registration statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a registration statement on Form S-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

ARTICLE III

PIGGYBACK REGISTRATIONS

3.1 Holder Piggyback Registration. If the Company proposes to file a Registration Statement (including, for the avoidance of doubt, a shelf registration statement or amendment or supplement thereto) with respect to an offering of Common Shares, or securities convertible into or exchangeable for Common Shares, for its own account or for the account of securityholders (other than the Holders) of the Company (except pursuant to registrations of Common Shares, or securities convertible into or exchangeable for Common Shares, to be delivered as consideration in any merger, acquisition or other business combination or registrations on Form S-4 or any successor form, on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan, an offering of securities solely to then existing securityholders of the Company, a dividend reinvestment plan or an exchange offer) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give written notice of such proposed filing to the Holders not less than 21 days before the anticipated filing date, describing in reasonable detail the proposed registration (including the number and class or series of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such Registration Statement), and offering such Holders the opportunity to register such number of Registrable Securities of the same class as those being registered by the Company as each such Holder may request in writing (each a “Piggyback Registration”). Subject to Sections 5.2 and 5.3 hereof, upon the written request of any Holder (a “Piggyback Request”), received by the Company no later than ten (10) Business Days after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration, any of such Holder’s Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company shall use its reasonable efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the Registration Statement proposed to be filed by the Company on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration; provided, however, that notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related Registration Statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering and the Company shall incur no liability for its failure to complete any such offering; provided, however, that in the event the Company has initiated the offering for its own account, the Company shall pay all expenses incurred by a Holder in connection with such delayed, abandoned or cancelled registration to the extent such expenses are described in clauses (i) through (x) of the first sentence of Article VIII hereof.

3.2 Priority on Piggyback Registrations. If the managing underwriter for a Piggyback Registration effected by means of an Underwritten Offering (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) advises the Holders in writing that the inclusion of the Registrable Securities and securities proposed to be included by Holders who have elected to participate pursuant to Section 3.1 and any other Persons who have elected to participate in such offering pursuant to written agreements with the Company (in each case, “Piggybacking Holders”) and proposed to be included by the Company, would cause an Adverse Effect, then the Company shall be obligated to include in such Registration Statement only that number of Registrable Securities which, in the judgment of the managing underwriter (or the Company in good faith, as applicable), would not have an Adverse Effect, in the priority listed below:

(a) if the registration is undertaken for the Company’s account: (x) first, the securities that the Company desires to include, and (y) second, the securities (or, in the case of a Holder, the Registrable Securities) proposed to be included by the Piggybacking Holders. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among all the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; and

(b) if the registration is undertaken at the demand of a securityholder of the Company (other than the Holders), (x) first, the securities that the demanding securityholder desires to include, and (y) second, the securities (or in the case of Holders, the Registrable Securities) proposed to be included by the Piggybacking Holders and by the Company. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; provided, however, that the Company shall be entitled to participate on a pro rata basis up to the sum of the number of securities allocated to the Piggybacking Holders pursuant to this sentence, unless the managing underwriter (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) determines that inclusion of additional securities by the Company above such amount would not cause an Adverse Effect.

3.3 Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Article III by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the execution of the underwriting agreement with respect to such registration or, in the case of a non-underwritten offering, the effective date of the Registration Statement or applicable prospectus supplement pertaining to such offering and (ii) such withdrawal shall be irrevocable. In the event that a Holder withdraws and (i) the request for withdrawal is based upon material adverse information relating to the Company that none of the members of the MHR Group were aware of at the time of the Holder’s Piggyback Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the MHR Group was aware of at the time of the Piggyback Request), (ii) if a Suspension Period occurs after such Piggyback Request but before the Registrable Securities covered by such Piggyback Request are sold, transferred, exchanged or disposed of in accordance with such Piggyback Request, or (iii) if the Company has breached its obligations hereunder with respect to such Piggyback Registration and such breach has caused, or would reasonably be expected to cause, an

Adverse Effect, then the Company shall pay all expenses incurred by a Holder in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders (X) had a right to withdraw pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to withdraw pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

3.4 Underwritten Offerings.

(a) In connection with the exercise of any registration rights granted to Holders pursuant to this Article III, if the registration is to be effected by means of an Underwritten Offering, the Company may condition participation in such registration by any such Holder upon inclusion of the Registrable Securities being so registered in such underwriting and such Holder’s entering into an underwriting agreement pursuant to Section 6.2(d) hereof.

(b) With respect to any offering of Registrable Securities in the form of an Underwritten Offering in which Holders elect to participate pursuant to this Article III, the Company and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering.

ARTICLE IV

SHELF REGISTRATION

4.1 Shelf Registration Filing.

(a) Subject to Section 4.1(b) and Sections 5.2 and 5.3 hereof, within sixty (60) days following a written request by a Holder (a “Shelf Request”), the Company shall file with the Commission, and use its reasonable efforts to have declared effective as soon as practicable, a Registration Statement (the “Shelf Registration Statement”) relating to the offer and sale of all of the Registrable Securities held by the Holders to the public from time to time, on a delayed or continuous basis. Subject to Section 4.3(c) hereof, any Shelf Registration Statement may be a universal shelf registration statement that relates to the offer and sale of the Company securities other than Registrable Securities. Any registration effected pursuant this Section 4.1(a) shall not be deemed to constitute a Demand Registration. The Shelf Registration Statement shall specify the intended method of distribution of the subject Registrable Securities substantially in the form of Exhibit A attached hereto. The Company shall file the Shelf Registration Statement on Form S-3 or, if the Company or the offering of the Registrable Securities does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, however, that if the Shelf Registration Statement is not filed on Form S-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statement to convert it to Form S-3.

(b) Any subsequent Shelf Requests after the initial Shelf Request pursuant to Section 4.1(a) may only be made after such date that the MHR Group beneficially owns at least one (1) million additional Common Shares (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) which were not beneficially owned by the MHR Group as of the date of the immediately prior Shelf Request.

4.2 Required Period and Shelf Registration Procedures. Subject to Section 4.1 and to any Suspension Period(s) referred to below, the Company shall (i) cause the Shelf Registration Statement to include a resale Prospectus intended to permit each Holder to sell, at such Holder’s election, all or part of the applicable class or series of Registrable Securities held by such Holder without restriction under the Securities Act, (ii) use its reasonable efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for so long as the securities registered thereunder constitute Registrable Securities, and (iii) use its reasonable efforts to cause the resale Prospectus to be supplemented by any Prospectus supplement required in order for such Holders to sell their Registrable Securities without restriction under the Securities Act.

4.3 Underwritten Shelf Offerings.

(a) Subject to Section 4.3(b), if the Holders who are included in any offering pursuant to a Shelf Registration Statement so elect, and such Holders have requested to include at least the Minimum Registrable Securities owned by them in such offering, then the Holders may elect to conduct such offering in the form of an Underwritten Offering and the terms of this Article IV shall otherwise apply with respect to such Underwritten Offering on such Shelf Registration Statement. With respect to any such qualifying Underwritten Offering, the Company and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Participating Holders.

(b) Notwithstanding Sections 4.1 and 4.3(a), subject to the Company’s compliance with its obligations under Article III hereof, the Company shall not be obligated to take any action (including, for the avoidance of doubt, filing a Shelf Registration Statement or amendment thereto) to effect an Underwritten Offering on a Shelf Registration Statement and no Holder shall sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.3(a) if, within the 30-day period prior to any election by a Holder pursuant to Section 4.3(a), the Company has issued a notice to the Holders pursuant to Section 3.1 hereof of a proposed registered Underwritten Offering of Common Shares for its own account, continuing while the Company continues in good faith to pursue such registered Underwritten Offering and ending upon the earliest to occur of: (A) in the case of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement), forty-five (45) days and in the case of a Registration Statement on Form S-1 (or any successor or similar long-form registration statement), sixty (60) days, in each case following the Company’s issuance of the notice to the Holders pursuant to Section 3.1 hereof, unless, on or prior to such date, the Company shall have executed an underwriting agreement with the managing underwriter with respect to such proposed Underwritten Offering; provided that such forty-five (45) or sixty (60) day period (as applicable) shall be extended for up to forty-five (45) additional days if the underwriting agreement has not been executed because there has been a failure to resolve all requirements of the Commission in connection with declaring such Registration Statement or applicable prospectus supplement effective during such additional 45-day period; (B) the abandonment, cessation or withdrawal of such Underwritten Offering; (C) 90 days following the effective date of the prospectus supplement pertaining to such Underwritten Offering; or (D) the date that all of the Common Shares covered thereby have been disposed of in accordance with the intended methods of disposition. If the Company issues a notice of a proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such Underwritten Offering, any notice thereafter issued by the Company of a subsequent proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof shall not pre-empt the Company’s obligations pursuant to Section 4.1 or 4.3(a) or restrict the Holders’ rights to sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.1 or 4.3(a) during the 30-day period commencing on the day immediately following the date that the MHR Group receives notice from the Company of such abandonment, cessation or withdrawal of such Underwritten Offering.

(c) With respect to any Underwritten Offering of Registrable Securities on a Shelf Registration Statement initiated by the Holders pursuant to Section 4.3(a) hereof, no securities to be sold for the account of any Person (including the Company) other than the Holders shall be included in such Underwritten Offering; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Shelf Registration Statement if, and only if, the managing underwriter advises the Holders and the Company in writing that the inclusion of such securities would not have an Adverse Effect on such Underwritten Offering.

ARTICLE V

STANDSTILL AND SUSPENSION PERIODS

5.1 Company Standstill Period. Subject to Sections 2.4 and 4.3(c), in the event of (i) any Demand Registration pursuant to Section 2.1 hereof in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate, (ii) any Underwritten Offering pursuant to Section 2.3 hereof or (iii) any Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, the Company agrees not to, without the prior written consent of the Holders, (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to, any securities of the Company that are substantially similar to such Registrable Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (x) or this clause (y) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (in each case, other than (A) any securities issued upon the exercise of any option or warrant or the conversion, exchange or redemption of any security outstanding as of the beginning of the applicable standstill period, (B) any options, restricted stock units or other equity awards granted to employees, officers or directors pursuant to any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (C) any securities issued pursuant to the Company’s employee stock purchase plan or pursuant to equity awards of any kind under any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (D) the filing of any registration statement on Form S-8 or other appropriate form as required by the Act, and any amendments to such forms, in respect of any securities or any other of the Company’s equity based securities issuable pursuant to any employee benefit plan of the Company existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (E) any Common Shares issuable in lieu of the payment of cash dividends pursuant to the Company’s quarterly cash dividend policy, (F) any Common Shares or any other of the Company’s equity securities, in an amount up to an aggregate of 10.0% of the Company’s fully-diluted shares outstanding as the beginning of the applicable standstill period, issuable in connection with any transaction, including, without limitation, a merger, acquisition or other business combination, an asset sale or a carve-out, and the filing of any registration statement in connection therewith, (G) any Common Shares or any other of the Company’s equity securities issuable in connection with any rescission of purchases of Common Shares under the Company’s 401(k) Plan and (H) any transaction or series of related transactions involving up to $150,000,000 of the Company’s equity or debt securities) (a) in the case of any Demand Registration pursuant to Section 2.1 in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate or any Underwritten Offering pursuant to Section 2.4, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the Registration Statement relating to such Registrable Securities or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such offering by all the Requesting Holders, and (b) in the case of an Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the prospectus supplement pertaining to such Underwritten Offering or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such Underwritten Offering by all the Requesting Holders.

5.2 Suspension Period.

(a) The Company shall not be required to use reasonable efforts to cause a Registration Statement to be filed pursuant to this Agreement or to be declared effective, or to keep current any Registration Statement or file any prospectus supplement or amendment (other than as required by the periodic report and proxy statement disclosure requirements of the Securities Exchange Act of 1934, including Sections 13 or 15(d) thereof and Forms 10-K, 10-Q, 8-K or 14A thereunder), or permit Holders to sell or transfer securities thereunder, if the Company possesses material non-public information and determines in good faith that it need not otherwise make such disclosure or filing; provided that at all times the Company continues in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. In furtherance of and pursuant to the last proviso of the preceding sentence and following public disclosure by the Company, at such time as the Company no longer possesses material non-public information regarding the Company, the Suspension Period (as defined below) shall immediately terminate. Any period during which the Holders are prohibited from effecting sales or the Company exercises its rights in each case pursuant to this Section 5.2(a) shall constitute a “Suspension Period.”

(b) Each Holder agrees that, upon receipt of a written notice from the Company of a Suspension Period (a “Suspension Notice”), such Holder shall forthwith discontinue any disposition of Registrable Securities pursuant to any Registration Statement until such Holder’s receipt of a notice from the Company to the effect that such Suspension Period has terminated. On the last day of any thirty (30) day period following delivery of the Suspension Notice during which the Suspension Period remains in effect, the Company shall deliver a written notice to the MHR Representative that the Suspension Period remains in effect (a “Bring-Down Suspension Notice”). Any Suspension Notice or Bring-Down Suspension Notice shall (i) be signed by the Chief Executive Officer, Chief Financial Officer, General Counsel, President or any Vice President of the Company and (ii) provide that, as of the date of such Suspension Notice or Bring-Down Suspension Notice, as the case may be, the Company (a) possesses material non-public information, (b) has determined in good faith that it need not publicly disclose such material non-public information and (c) has continued in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. The Company covenants and agrees that it shall not deliver a Suspension Notice with respect to a Suspension Period unless all the Company employees, officers and directors who are subject to the Company’s Insider Trading Compliance Policy, and who are prohibited by the terms thereof from effecting any public sales of securities of the Company beneficially owned by them, are so prohibited for the duration of such Suspension Period. In the event of a Suspension Notice, the Company shall, promptly after such time as it no longer possesses material non-public information that it has determined in good faith need not otherwise be disclosed, provide notice to all Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Holders’ rights under this Agreement that may have been affected by such notice, including the Holders’ Demand Registration rights and rights with respect to the Shelf Registration Statement.

(c) During any time that any member of the MHR Group possesses material, non-public information with respect to the Company, no Holder may effect any sales under any Registration Statement of the Company; provided, however, that the MHR Group shall not be in breach of this Section 5.2(c) if the Company (X) was aware of the material non-public information in the MHR Group’s possession at the time of the Holder’s sale (including, for the avoidance of doubt, non-public information in the MHR Group’s possession at the time of the Holder’s sale that is reasonably required in order to determine the materiality of such non-public information) and (Y) did not issue a Suspension Notice with respect thereto prior to such sale.

5.3 Holder Standstill Period. Each Holder of Registrable Securities (whether or not such Registrable Securities are covered by the Shelf Registration Statement or by a Registration Statement filed pursuant to Section 2.1 or 3.1 hereof) agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of the Company’s securities for its own account with respect to the same class or series of securities being registered pursuant to such Registration Statement, containing terms reasonably acceptable to such managing underwriter (with an exception for transfers pursuant to hedging transactions entered into prior to the time that the MHR Representative had notice of such Underwritten Offering), covering the period commencing 15 days prior to the effective date of the Registration Statement or, if applicable, the prospectus supplement, pertaining to such Underwritten Offering relating to such securities of the Company and ending on the 90th day after such effective date (or such shorter period as shall have been agreed to by the Company’s executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 5.3 shall apply only: (i) if such Holder shall be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Article III hereof; (ii) to the extent that each of the Company’s executive officers, directors and Ten Percent Holders enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers, directors or Ten Percent Holders than those contained in the lock-up agreement entered into by such Holder; and (iii) if the aggregate restriction periods in such Holder’s lock-up agreements entered into pursuant to this Section 5.3 shall not exceed an aggregate of 180 days during any 365-day period.

ARTICLE VI

REGISTRATION PROCEDURES

6.1 Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it shall (it being understood and agreed that except as otherwise expressly set forth in this Article VI, if any other provision of this Agreement is more favorable to the Holders than the provisions of this Article VI, such other provision shall apply):

(a) provide the Participating Holders and their respective counsel with a reasonable opportunity to review, and comment on, any Registration Statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may reasonably request in writing to the extent such changes are required, in the reasonable judgment of the Company’s counsel, by the Securities Act and, except in the case of a registration under Article III, not file any Registration Statement or Prospectus or amendments or supplements thereto, which registers Registrable Securities held by Holders, to which the Holders of a majority of the class or series of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

(b) cause any such Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this clause (ii) shall not apply to statements made or statements omitted by the Company in reliance upon and in conformity with written information furnished to the Company by any Holder solely with respect to such Holder and specifically for inclusion in the Registration Statement or any amendment or supplement thereto), or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(c) furnish, at its expense, to the Participating Holders such number of conformed copies of such Registration Statement and of each such amendment thereto (in each case including all exhibits thereto, except that the Company shall not be obligated to furnish to any such Participating Holder more than two (2) copies of such exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such Registration Statement or Prospectus, as the Participating Holders reasonably may request; provided that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or IDEA system;

(d) use its reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of the states of the United States as the Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;

(e) promptly notify the Participating Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the Registration Statement or supplementing of the Prospectus, and, as promptly as practicable (subject to Section 5.2 hereof), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such Registration Statement, each Holder agrees that it shall not enter into any transaction for the sale of any Registrable Securities pursuant to such Registration Statement during the time after the furnishing of the Company’s notice that the Company is preparing a supplement to or an amendment of such Prospectus or Registration Statement and until the filing and effectiveness thereof;

(f) use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such Registration Statement (which transfer agent and registrar shall, at the Company’s option, be the Company’s existing transfer agent and registrar) from and after a date not later than the effective date of such Registration Statement;

(h) notify the Participating Holders and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus, Prospectus supplement or post-effective amendment related to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective,

(ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(j) in the event of an Underwritten Offering of Registrable Securities pursuant to Section 2.3 or 4.3 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an Underwritten Offering on a firm commitment basis, “lock-up” obligations substantially similar to Section 5.1 hereof) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

(k) make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all the Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction ( provided, however, that such Person shall use its reasonable efforts to provide the Company with prior written notice of such requirement to afford the Company with an opportunity to seek a protective order or other appropriate remedy in response) or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

(l) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use all reasonable efforts to furnish to each Participating Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Participating Holder and the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Participating Holder and the managing underwriter, if any, reasonably requests;

(m) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, provide officers’ certificates and other customary closing documents;

(n) reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters’ counsel, if any, in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(o) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed;

(p) cooperate with the Participating Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and

(q) use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

6.2 Holder Obligations. Each Holder agrees:

(a) that it shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder (i) as the Company may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith;

(b) that information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

(c) to use its reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B) hereof, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law;

(d) in the case of an Underwritten Offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including customary indemnity and contribution provisions and “lock-up” obligations substantially similar to Section 5.3 hereof; and

(e) to notify the Company as soon as practicable if it becomes aware of the occurrence of any event, development or fact as a result of which a Registration Statement or any Prospectus or supplement, as then in effect, contains an untrue statement of a material fact with respect to such Holder or omits to state any material fact with respect to such Holder required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Holder shall not be required to notify the Company, or may limit such notification, as the case may be, solely to the extent necessary, as determined in good faith by such Holder on the advice of counsel, in order not to be in violation of or default under any applicable law, regulation, rule, stock exchange requirement, self-regulatory body, supervisory authority, legal process or fiduciary duty.

6.3 Hedging Transactions. The parties agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to any transaction which transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction

(including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless to the full extent permitted by law (i) each Holder, such Holder’s Affiliates and their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives of the foregoing, and each of their respective successors and assigns, and each Person who controls any of the foregoing within the meaning of the Securities Act and the Exchange Act, and (ii) any selling agent selected by the Holders or their Affiliates with respect to such Registrable Securities (each such Person being sometimes referred to as an “Indemnified Person”), against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Person is a party thereto) and expenses (including reasonable costs of investigations and legal expenses), joint or several (each a “Loss” and collectively “Losses”), to which such Indemnified Person may become subject, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which such Registrable Securities were included for registration under the Securities Act, including any preliminary or summary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus) or any document incorporated by reference therein, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading; and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification or reimbursement hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder, or on the Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final, amended or supplemented Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the final, amended or supplemented Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act, or (iii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final Prospectus but was corrected in an amended or supplemented final Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the amended or supplemented final Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Person and shall survive the transfer or disposal of the

Registrable Securities by the Holder or any such other Persons. The Company will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons. This indemnity shall be in addition to any liability the Company may otherwise have.

7.2 Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (each such Person being sometimes referred to as a “Company Indemnified Person”), against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; and each Holder agrees to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Holder’s aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount and expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.

7.3 Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an “Indemnitee”) of notice of the commencement of any action or proceeding (an “Action”) involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel selected by such Indemnitee and reasonably satisfactory to such indemnifying party. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or this clause (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder, or for fees and expenses that are not reasonable. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.

7.4 Contribution. If the indemnification provided for in this Article VII is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that a Holder’s aggregate liability under this Section 7.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount but before deducting expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

7.5 Indemnification Payments; Other Remedies; Primacy of Indemnification.

(a) Periodic payments of amounts required to be paid pursuant to this Article VII shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

(b) The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

(c) Primacy of Indemnification. The Company hereby acknowledges that certain of the Indemnified Persons have certain rights to indemnification, advancement of expenses and/or insurance provided by MHR Fund Management LLC and/or certain of its Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same Losses incurred by any of the Indemnified Persons are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the relevant Indemnified Person), without regard to any rights any Indemnified Person may have against the Fund Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims (x) against the Fund Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that any Indemnified Person must seek indemnification from any Fund Indemnitor before the Company must perform its indemnification obligations under this Agreement. No advancement or payment by the Fund Indemnitors on behalf of any Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company hereunder shall affect the foregoing. The Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which any Indemnified Person would have had against the Company if the Fund Indemnitors had not advanced or paid any amount to or on behalf of such Indemnified Person. The Company and the Indemnified Persons agree that the Fund Indemnitors are express third party beneficiaries of this Article  VII.

ARTICLE VIII

REGISTRATION EXPENSES

In connection with any offerings pursuant to a Registration Statement hereunder, the Company shall pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by FINRA, (viii) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on a securities exchange or the Nasdaq National Market, and (x) all duplicating, distribution and delivery expenses. In connection any offerings pursuant to a Registration Statement, each Participating Holder shall pay (a) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an Underwritten Offering; (b) any out-of-pocket expenses of such Participating Holder including any fees and expenses of brokers or counsel to such Participating Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (c) any applicable transfer taxes.

ARTICLE IX

RULE 144

With a view to making available to the Holders the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell Registrable Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company covenants that, from and after the time that and for so long as it is subject to Section 13 or 15(d) of the Exchange Act thereafter, it shall use its reasonable efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c), as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder’s compliance with the applicable provisions of Rule 144 and its delivery of such documents and certificates as the Company’s transfer agent may reasonably request in connection therewith, shall take such reasonable action as may be required (including using its reasonable efforts to cause legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

ARTICLE X

MISCELLANEOUS

10.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

if to any Holder or the MHR Representative, at:

MHR Fund Management LLC

1345 Avenue of the Americas, Floor 42

New York, NY 10105

Attention: Janet Yeung

Facsimile No.: (212) 262-9356

Email: jyeung@mhrfund.com

with copies to:

Clifford Chance Two Manhattan West

375 9th Ave.

New York, NY 10001

Attention: David I. Schultz

Email: David.Schultz@CliffordChance.com

and if to the Company, to:

Lionsgate Studios Holding Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: General Counsel

E-mail: [•]

with copies to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attn: David E. Shapiro

   Mark A. Stagliano

Telephone: (212) 403-1000

Facsimile: (212) 403-2000

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served and received on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier. Each Holder as of the date hereof acknowledges and agrees that, as of the date hereof, it holds the number of Registrable Securities set forth next to its name on Schedule I attached hereto. Any member of the MHR Group that desires to become an Additional Holder in accordance with the terms of this Agreement shall provide written notice to the Company setting forth its address and the number of Registrable Securities held by such Person and agreeing to be bound by the terms hereof, and upon receipt of such notice the Company shall amend Schedule I attached hereto to reflect such Additional Holder, its address and the number of Registrable Securities held thereby without any further action or consent required from the parties to this Agreement. From time to time and promptly following a written request by the Company, each such Holder and Additional Holder shall provide written notice to the Company of any increase or decrease in the number of Registrable Securities held by such Person, and upon receipt of any such notice, the Company shall amend Schedule I attached hereto to reflect such increase or decrease in the number of Registrable Securities held by such Person without any further action or consent required from the parties to this Agreement; provided that if any such Holder or Additional Holder discloses such increase or decrease in the number of Registrable Securities held by such person in any filing made pursuant to Section 13 or 16 of the Exchange Act, such Holder or Additional Holder, as the case may be, shall be deemed to have provided notice to the Company as provided in this sentence. Solely for purposes of this Agreement, in determining the number of Registrable Securities outstanding at any time and the Holders thereof, the Company shall be entitled to rely conclusively on Schedule I attached hereto (as so amended in accordance with the terms of this Agreement to reflect all such written notices received by the Company from time to time).

10.2 Successors and Assigns. This Agreement may not be assigned by any Holder other than to a Permitted Assignee ( provided, however, that such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and the Holders.

10.3 Amendments; Waivers. Subject to Section 10.4, (a) any provision of this Agreement affecting a party may be amended or modified only by a written agreement signed by each such affected party and (b) no provision of this Agreement affecting a party may be waived except pursuant to a writing signed by each such affected party.

10.4 MHR Representative. The Company shall be entitled to rely upon the written communications of the MHR Representative, acting on behalf of any Holder, relating to matters addressed in this Agreement as communications of the Holders, including, without limitation, elections by Holders to exercise registration rights and any amendments, waivers or consents made pursuant to this Agreement. Any notice or communication delivered to the MHR Representative shall be deemed to have been delivered to each Holder for all purposes hereof. Each of the Holders shall use their reasonable efforts to conduct all written communications to the Company pursuant to this Agreement through the MHR Representative.

10.5 Calculations of Beneficial Ownership. All calculations of beneficial ownership for purposes of this Agreement shall be calculated in accordance with Rule 13(d) of the Exchange Act, as amended from time to time.

10.6 No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies on any persons that are not party hereto other than as expressly set forth in Section 7.5(c), Article VII and Section 10.4.

10.7 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

10.8 Termination of Registration Rights; Survival. All rights granted to Holders under this Agreement shall terminate on the first anniversary of the date that the MHR Group both (a) beneficially owns in the aggregate less than [•] Common Shares (which amount, for the avoidance of doubt, represents approximately 10% of the Common Shares outstanding as of [•], 2025), subject to equitable adjustment for any stock splits, stock dividends, combinations, reorganizations or similar events, so long as such number of Common Shares (as adjusted) beneficially owned represents less than 10% of the Common Shares outstanding at that time, and (y) ceases to have a designated representative on the Board of Directors of the Company. The provisions of Articles VII, VIII and X shall survive any termination of this Agreement.

10.9 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

10.12 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.1 hereof, such service to become effective ten (10) days after such mailing.

10.13 Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

10.14 Entire Agreement. Except for that certain letter agreement by and between Mark H. Rachesky, M.D. and the Company, dated July 9, 2009 (other than paragraphs (a) through (e) of such letter agreement), this Agreement (i) embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein and (ii) supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement. In furtherance hereof, the parties hereby agree that the LGEC RRA is hereby superseded and terminated in its entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into this Agreement.

10.15 Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LIONSGATE STUDIOS HOLDING CORP.

By:
Name:
Title:

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR CAPITAL PARTNERS (100) LP

MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC, its general partner
By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS III LP

By:	MHR Institutional Advisors III LLC, its general partner
By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS IV LP

By:	MHR Institutional Advisors IV LLC, its general partner
By:
Name:
Title:

MHR FUND MANAGEMENT LLC

By:
Name:
Title:

EXHIBIT A

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged shall attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.

The selling securityholders may also transfer the securities by gift. The issuer does not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder shall decrease. The plan of distribution for that selling securityholder’s securities shall otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer shall be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions shall be an underwriter and, if not identified in this prospectus, shall be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling securityholders and other persons participating in the sale or distribution of the securities shall be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The issuer has agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents (who may be deemed to be underwriters), if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling securityholders have agreed to indemnify the issuer in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The issuer agreed to register the securities under the Securities Act of 1933, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. The issuer has generally agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel of the selling securityholders, but not including any underwriting discounts, concessions, commissions or fees of the selling securityholders or any applicable transfer taxes.

The issuer shall not receive any proceeds from sales of any securities by the selling securityholders.

The issuer cannot assure you that the selling securityholders shall sell all or any portion of the securities offered hereby.

SCHEDULE I

Annex DD

Final Form

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

LIONSGATE STUDIOS HOLDING CORP.

AND

THE PERSONS LISTED ON THE

SIGNATURE PAGES HEREOF

DATED AS OF [●], 2025

DD-ii

DD-iii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2025, by and among Lionsgate Studios Holding Corp., a corporation organized under the laws of British Columbia, Canada (the “Company”), and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined), including any Additional Holders (as hereinafter defined) who subsequently become parties to this Agreement in accordance with the terms of this Agreement.

W I T N E S S E T H :

WHEREAS, Lions Gate Entertainment Corp., a corporation organized under the laws of British Columbia, Canada (“LGEC” prior to the Separation Effective Time (as defined in the Separation Agreement) and “Starz” at and from the Separation Effective Time ) and the Holders entered into a Registration Rights Agreement, dated as of November 10, 2015 (the “Original Agreement”); and

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which, inter alia, LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (defined below), in each case, on a pro rata basis and as more fully described in the Separation Agreement, dated as of [●], 2025, by and between the Company and Starz Entertainment Corp. (“Starz,” f/k/a Lions Gate Entertainment Corp.), a corporation organized under the laws of British Columbia, Canada(the “Separation Agreement”); and

WHEREAS, in connection with the Separation Agreement and the Transactions contemplated thereby, the parties hereto wish to terminate the Original Agreement and enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

“Action” has the meaning assigned to such term in Section 7.3 hereof.

“Additional Holders” means any (i) Affiliate of any Holder or (ii) Permitted Assignee, in each case who, at any time and from time to time, owns Registrable Securities, and has agreed to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement, all at the relevant time.

“Adverse Effect” has the meaning assigned to such term in Section 2.4 hereof.

“Affiliate” of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company, Starz, Warner Bros. Discovery, Inc. (“Discovery”), John C. Malone, MHR Fund Management LLC (“MHR”) or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds be considered an Affiliate of any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of the Company, Starz, Discovery, John C. Malone, MHR or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Bring-Down Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

“Common Shares” means the common shares, no par value per share, of the Company, as authorized from time to time.

“Company” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Company Indemnified Person” has the meaning assigned to such term in Section 7.2 hereof.

“Demand Registration” has the meaning assigned to such term in Section 2.1 hereof.

“Demand Request” has the meaning assigned to such term in Section 2.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“FINRA” has the meaning assigned to such term in Section 6.1(n) hereof.

“Holder” means any Person who is a member of the Liberty Group (including any Additional Holder) who owns Registrable Securities at the relevant time and is or has become a party to this Agreement.

“Indemnified Person” has the meaning assigned to such term in Section 7.1 hereof.

“Indemnitee” has the meaning assigned to such term in Section 7.3 hereof.

“Indemnitors” has the meaning assigned to such term in Section 7.5(c) hereof.

“Inspectors” has the meaning assigned to such term in Section 6.1(k) hereof.

“Liberty” means Liberty Global Ltd.

“Liberty Group” means Liberty and its Subsidiaries; provided, however, that for purposes of determining (A) the Liberty Group’s awareness or knowledge of material adverse information relating to the Company for purposes of Sections 2.5 and 3.3 hereunder and (B) whether the Liberty Group possesses material, non-public information with respect to the Company for purposes of Section 5.2(c) hereunder, the “Liberty Group” means (x) any director, officer or employee of Liberty or any of its Subsidiaries who, if in possession of material non-public information regarding the Company, would restrict Liberty from trading in the Company securities under the United States federal securities law.

“Liberty Representative” means Liberty Global Ventures Limited or such other member of the Liberty Group as may be designated at any time and from time to time by written notice from the Holders to the Company in accordance with Section 10.1.

“Loss” and “Losses” have the meanings assigned to such terms in Section 7.1 hereof.

“Minimum Registrable Securities” means (i) 2,000,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) or (ii) such lesser number of Registrable Securities as would be expected to have an aggregate value of at least $20 million based on market prices prevailing at the time of the offering.

“New Lionsgate New Common Shares” shall mean the common shares, without par value, of the Company.

“Participating Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Articles II, III or IV hereof.

“Permitted Assignee” means any member of the Liberty Group who receives Registrable Securities from a Holder or a Holder’s Affiliates and who agrees to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Piggybacking Holders” has the meaning assigned to such term in Section 3.2 hereof.

“Piggyback Registration” has the meaning assigned to such term in Section 3.1 hereof.

“Piggyback Request” has the meaning assigned to such term in Section 3.1 hereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Records” has the meaning assigned to such term in Section 6.1(k) hereof.

“register,” “registered” and “registration” mean a registration effected by preparing and filing with the Commission a Registration Statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such Registration Statement under the Securities Act.

“Registrable Securities” means (i) Common Shares and (ii) any securities that may be issued or distributed or be issuable in respect thereof, including by way of stock dividend, stock split or other similar distribution, payment in kind with respect to any interest payment, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing, in the case of each of foregoing clause (i) and this clause (ii), which are held by any of the Holders now or at any time in the future; provided, however, that as to any Registrable Securities, such securities shall cease to constitute “Registrable Securities” for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant such Registration Statement, (ii) such securities are distributed pursuant to Rule 144, (iii) such securities are otherwise sold or transferred (other than in a transaction under clause (i) or (ii) above) by a Person in a transaction in which such Person’s rights under this Agreement are not assigned, (iv) such securities are no longer outstanding or (v) such securities are, in the reasonable determination of the Holder thereof, otherwise freely transferable by such Holder without any restriction under the Securities Act at the time such Holder consummates the sale or transfer of such securities.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holder(s)” has the meaning assigned to such term in Section 2.1 hereof.

“Rule 144” means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Shelf Registration Statement” has the meaning assigned to such term in Section 4.1(a) hereof.

“Starz Common Shares” means the common shares, without par value, of Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.), created pursuant to the Plan of Arrangement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

“Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Suspension Period” has the meaning assigned to such term in Section 5.2(a) hereof.

“Ten Percent Holder” means any Person that beneficially owns, at the relevant time, at least 10% of the then outstanding Common Shares and is a party to a registration rights agreement with the Company.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to “Sections” refer to Sections of this Agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation.”

ARTICLE II

DEMAND REGISTRATION

2.1 Demand Registration. Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, any Holder or group of Holders may, from time to time (each, a “Requesting Holder” and collectively, the “Requesting Holders”), make a request in writing (a “Demand Request”) that the Company effect the registration under the Securities Act of any specified number of shares of Registrable Securities held by the Requesting Holder(s) (a “Demand Registration”); provided, however, that the Company shall in no event be required to effect:

(a) more than two (2) Demand Registrations in the aggregate;

(b) more than one (1) Demand Registration in any 12-month period; and

(c) any Demand Registration if the Shelf Registration Statement is then effective, and such Shelf Registration Statement may be utilized by the Requesting Holders for the offering and sale of all of their Registrable Securities without a requirement under the Commission’s rules and regulations for a post-effective amendment thereto.

Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, upon receipt of a Demand Request, the Company shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than 60 days after receiving a Demand Request, such Registrable Securities as may be requested by such Requesting Holders in their Demand Request. The Company shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing.

2.2 Effective Registration. A registration shall not count as a Demand Registration under this Agreement (i) unless the related Registration Statement has been declared effective under the Securities Act and has remained effective until such time as (x) all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than 180 days after such Registration Statement becomes effective not including any Suspension Periods) or (y) a majority of the Registrable Securities covered thereby held by the Requesting Holders have been withdrawn or cancelled from such Demand Registration (other than as contemplated by the first sentence of Section 2.5); (ii) if, after a Registration Statement has become effective, an offering of Registrable Securities pursuant to such Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated, (y) any Requesting Holder thereafter elects, in its sole discretion, to continue the offering and (z) the related Registration Statement remains effective until the time periods specified in subclauses (x) and (y) of clause (i) above; or (iii) if pursuant to Section 2.4 hereof, the Requesting Holders are cut back to fewer than 75% of the Registrable Securities requested to be registered in the aggregate and at the time of the request there was not in effect the Shelf Registration Statement.

2.3 Underwritten Offerings. If any Requesting Holder in the case of an offering pursuant to a Demand Registration so elects, such offering shall be in the form of an Underwritten Offering. With respect to any such Underwritten Offering pursuant to a Demand Registration, the Company and Liberty shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Requesting Holders.

2.4 Priority on Demand Registrations. With respect to any Demand Registration (including any Underwritten Offering of Registrable Securities pursuant to a Demand Registration), subject to Article III, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holders shall be included in a Demand Registration; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Demand Registration if, and only if, the managing underwriter advises the Requesting Holders and the Company in writing (or, in the case of a Demand Registration not being underwritten, the Requesting Holders determine in good faith after considering the relevant facts and circumstances at the relevant time) that the inclusion of such securities shall not adversely affect the price or success of the offering by the Requesting Holders (an “Adverse Effect”). Furthermore, in the event that the managing underwriter advises the Requesting Holders in writing (or the Requesting Holders determine, as applicable, in good faith after considering the relevant facts and circumstances at the relevant time) that the amount of Registrable Securities proposed to be included in such Demand Registration by the Requesting Holders is sufficiently large (even after exclusion of all securities proposed to be sold for the account of the Company or any Ten Percent Holder pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders pro rata for each Holder based on the percentage derived by dividing (i) the number of Registrable Securities that each such Holder requested to be included in such Demand Registration by (ii) the aggregate number of Registrable Securities that all Requesting Holders requested to be included in such Demand Registration; provided, however, that if, as a result of such proration, any Requesting Holder shall not be entitled to include in a registration all Registrable Securities of the class or series that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided, further, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (b) such withdrawal or reduction shall be irrevocable.

2.5 Withdrawal and Cancellation of Registration. Any Participating Holder may withdraw its Registrable Securities from a Demand Registration at any time and any Requesting Holders shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Article II in accordance with the first sentence of Section 3.3 hereof (i) when the request for cancellation is based upon material adverse information relating to the Company that the Liberty Group was not aware of at the time of the Demand Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the Liberty Group was aware of at the time of the Demand Request), (ii) if a Suspension Period occurs after a Demand Request but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed of in accordance with such Demand Request, or (iii) if the Company has breached its obligations hereunder with respect to such Demand Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect. Upon such cancellation, the Company shall cease all efforts to secure registration with respect to Registrable Securities of Participating Holders and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders (X) had a right to cancel pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to cancel pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

2.6 Registration Statement Form. Registrations under this Article II shall be on such appropriate registration form of the Commission then applicable to the Company (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requesting Holders and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a registration statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a registration statement on Form S-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

ARTICLE III

PIGGYBACK REGISTRATIONS

3.1 Holder Piggyback Registration. If the Company proposes to file a Registration Statement (including, for the avoidance of doubt, a shelf registration statement or amendment or supplement thereto) with respect to an offering of Common Shares, or securities convertible into or exchangeable for Common Shares, for its own account or for the account of securityholders (other than the Holders) of the Company (except pursuant to registrations in connection with any merger, acquisition or other business combination or registrations on Form S-4 or any successor form, on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan, an offering of securities solely to then existing securityholders of the Company, a dividend reinvestment plan or an exchange offer) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give written notice of such proposed filing to the Holders not less than 21 days before the anticipated filing date, describing in reasonable detail the proposed registration (including the number and class or series of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such Registration Statement), and offering such Holders the opportunity to register such number of Registrable Securities of the same class as those being registered by the Company as each such Holder may request in writing (each a “Piggyback Registration”). Subject to Sections 5.2 and 5.3 hereof, upon the written request of any Holder (a “Piggyback Request”), received by the Company no later than ten (10) Business Days after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration, any of such Holder’s Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company shall use its reasonable efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the Registration Statement proposed to be filed by the Company on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration; provided, however, that notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related Registration Statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering and the Company shall incur no liability for its failure to complete any such offering; provided, however, that in the event the Company has initiated the offering for its own account, the Company shall pay all expenses incurred by a Holder in connection with such delayed, abandoned or cancelled registration to the extent such expenses are described in clauses (i) through (x) of the first sentence of Article VIII hereof.

3.2 Priority on Piggyback Registrations. If the managing underwriter for a Piggyback Registration effected by means of an Underwritten Offering (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) advises the Holders in writing that the inclusion of the Registrable Securities and securities proposed to be included by Holders who have elected to participate pursuant to Section 3.1 and any other Persons who have elected to participate in such offering pursuant to written agreements with the Company (in each case, “Piggybacking Holders”) and proposed to be included by the Company, would cause an Adverse Effect, then the Company shall be obligated to include in such Registration Statement only that number of Registrable Securities which, in the judgment of the managing underwriter (or the Company in good faith, as applicable), would not have an Adverse Effect, in the priority listed below:

(a) if the registration is undertaken for the Company’s account: (x) first, the securities that the Company desires to include, and (y) second, the securities (or, in the case of a Holder, the Registrable Securities) proposed to be included by the Piggybacking Holders. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among all the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; and

(b) if the registration is undertaken at the demand of a securityholder of the Company (other than the Holders), (x) first, the securities that the demanding securityholder desires to include, and (y) second, the securities (or in the case of Holders, the Registrable Securities) proposed to be included by the Piggybacking Holders and by the Company. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; provided, however, that the Company shall be entitled to participate on a pro rata basis up to the sum of the number of securities allocated to the Piggybacking Holders pursuant to this sentence, unless the managing underwriter (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) determines that inclusion of additional securities by the Company above such amount would not cause an Adverse Effect.

3.3 Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Article III by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the execution of the underwriting agreement with respect to such registration or, in the case of a non-underwritten offering, the effective date of the Registration Statement or applicable prospectus supplement pertaining to such offering and (ii) such withdrawal shall be irrevocable. In the event that a Holder withdraws and (i) the request for withdrawal is based upon material adverse information relating to the Company that the Liberty Group was not aware of at the time of the Holder’s Piggyback Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the Liberty Group was aware of at the time of the Piggyback Request), (ii) if a Suspension Period occurs after such Piggyback Request but before the Registrable Securities covered by such Piggyback Request are sold, transferred, exchanged or disposed of in accordance with such Piggyback Request, or (iii) if the Company has breached its obligations hereunder with respect to such Piggyback Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect, then the Company shall pay all expenses incurred by a Holder in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders (X) had a right to withdraw pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to withdraw pursuant to the foregoing clause (iii), in each of clauses (X) and (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

3.4 Underwritten Offerings.

(a) In connection with the exercise of any registration rights granted to Holders pursuant to this Article III, if the registration is to be effected by means of an Underwritten Offering, the Company may condition participation in such registration by any such Holder upon inclusion of the Registrable Securities being so registered in such underwriting and such Holder’s entering into an underwriting agreement pursuant to Section 6.2(d) hereof.

(b) With respect to any offering of Registrable Securities in the form of an Underwritten Offering in which Holders elect to participate pursuant to this Article III, the Company and Liberty shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering.

ARTICLE IV

SHELF REGISTRATION

4.1 Shelf Registration Filing.

(a) Subject to Section 4.1(b) and Sections 5.2 and 5.3 hereof, within sixty (60) days following a written request by a Holder (a “Shelf Request”), the Company shall file with the Commission, and use its reasonable efforts to have declared effective as soon as practicable, a Registration Statement (the “Shelf Registration Statement”) relating to the offer and sale of all of the Registrable Securities held by the Holders to the public from time to time, on a delayed or continuous basis. Subject to Section 4.3(c) hereof, any Shelf Registration Statement may be a universal shelf registration statement that relates to the offer and sale of the Company securities other than Registrable Securities. Any registration effected pursuant this Section 4.1(a) shall not be deemed to constitute a Demand Registration. The Shelf Registration Statement shall specify the intended method of distribution of the subject Registrable Securities substantially in the form of Exhibit A attached hereto. The Company shall file the Shelf Registration Statement on Form S-3 or, if the Company or the offering of the Registrable Securities does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, however, that if the Shelf Registration Statement is not filed on Form S-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statement to convert it to Form S-3.

(b) Any subsequent Shelf Requests after the initial Shelf Request pursuant to Section 4.1(a) may only be made after such date that the Liberty Group beneficially owns at least one (1) million additional Common Shares (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) which were not beneficially owned by the Liberty Group as of the date of the immediately prior Shelf Request.

4.2 Required Period and Shelf Registration Procedures. Subject to Section 4.1 and to any Suspension Period(s) referred to below, the Company shall (i) cause the Shelf Registration Statement to include a resale Prospectus intended to permit each Holder to sell, at such Holder’s election, all or part of the applicable class or series of Registrable Securities held by such Holder without restriction under the Securities Act, (ii) use its reasonable efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for so long as the securities registered thereunder constitute Registrable Securities, and (iii) use its reasonable efforts to cause the resale Prospectus to be supplemented by any Prospectus supplement required in order for such Holders to sell their Registrable Securities without restriction under the Securities Act.

4.3 Underwritten Shelf Offerings.

(a) Subject to Section 4.3(b), if the Holders who are included in any offering pursuant to a Shelf Registration Statement so elect, and such Holders have requested to include at least the Minimum Registrable

Securities owned by them in such offering, then the Holders may elect to conduct such offering in the form of an Underwritten Offering and the terms of this Article IV shall otherwise apply with respect to such Underwritten Offering on such Shelf Registration Statement. With respect to any such qualifying Underwritten Offering, the Company and Liberty shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Participating Holders.

(b) Notwithstanding Sections 4.1 and 4.3(a), subject to the Company’s compliance with its obligations under Article III hereof, the Company shall not be obligated to take any action (including, for the avoidance of doubt, filing a Shelf Registration Statement or amendment thereto) to effect an Underwritten Offering on a Shelf Registration Statement and no Holder shall sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.3(a) if, within the 30-day period prior to any election by a Holder pursuant to Section 4.3(a), the Company has issued a notice to the Holders pursuant to Section 3.1 hereof of a proposed registered Underwritten Offering of Common Shares for its own account, continuing while the Company continues in good faith to pursue such registered Underwritten Offering and ending upon the earliest to occur of: (A) in the case of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement), forty-five (45) days and in the case of a Registration Statement on Form S-1 (or any successor or similar long-form registration statement), sixty (60) days, in each case following the Company’s issuance of the notice to the Holders pursuant to Section 3.1 hereof, unless, on or prior to such date, the Company shall have executed an underwriting agreement with the managing underwriter with respect to such proposed Underwritten Offering; provided that such forty-five (45) or sixty (60) day period (as applicable) shall be extended for up to forty-five (45) additional days if the underwriting agreement has not been executed because there has been a failure to resolve all requirements of the Commission in connection with declaring such Registration Statement or applicable prospectus supplement effective during such additional 45-day period; (B) the abandonment, cessation or withdrawal of such Underwritten Offering; (C) 90 days following the effective date of the prospectus supplement pertaining to such Underwritten Offering; or (D) the date that all of the Common Shares covered thereby have been disposed of in accordance with the intended methods of disposition. If the Company issues a notice of a proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such Underwritten Offering, any notice thereafter issued by the Company of a subsequent proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof shall not pre-empt the Company’s obligations pursuant to Section 4.1 or 4.3(a) or restrict the Holders’ rights to sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.1 or 4.3(a) during the 30-day period commencing on the day immediately following the date that the Liberty Group receives notice from the Company of such abandonment, cessation or withdrawal of such Underwritten Offering.

(c) With respect to any Underwritten Offering of Registrable Securities on a Shelf Registration Statement initiated by the Holders pursuant to Section 4.3(a) hereof, no securities to be sold for the account of any Person (including the Company) other than the Holders shall be included in such Underwritten Offering; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Shelf Registration Statement if, and only if, the managing underwriter advises the Holders and the Company in writing that the inclusion of such securities would not have an Adverse Effect on such Underwritten Offering.

ARTICLE V

STANDSTILL AND SUSPENSION PERIODS

5.1 Company Standstill Period. Subject to Sections 2.4 and 4.3(c), in the event of (i) any Demand Registration pursuant to Section 2.1 hereof in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate, (ii) any Underwritten Offering pursuant to Section 2.3 hereof or (iii) any Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, the

Company agrees not to, without the prior written consent of the Holders, (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to, any securities of the Company that are substantially similar to such Registrable Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (x) or this clause (y) is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (in each case, other than (A) any securities issued upon the exercise of any option or warrant or the conversion, exchange or redemption of any security outstanding as of the beginning of the applicable standstill period, (B) any options, restricted stock units or other equity awards granted to employees, officers or directors pursuant to any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (C) any securities issued pursuant to the Company’s employee stock purchase plan or pursuant to equity awards of any kind under any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (D) the filing of any registration statement on Form S-8 or other appropriate form as required by the Act, and any amendments to such forms, in respect of any securities or any other of the Company’s equity based securities issuable pursuant to any employee benefit plan of the Company existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (E) any Common Shares issuable in lieu of the payment of cash dividends pursuant to the Company’s quarterly cash dividend policy, (F) any Common Shares or any other of the Company’s equity securities, in an amount up to an aggregate of 10.0% of the Company’s fully-diluted shares outstanding as the beginning of the applicable standstill period, issuable in connection with any transaction, including, without limitation, a merger, acquisition or other business combination, an asset sale or a carve-out, and the filing of any registration statement in connection therewith, (G) any Common Shares or any other of the Company’s equity securities issuable in connection with any rescission of purchases of Common Shares under the Company’s 401(k) Plan and (H) any transaction or series of related transactions involving up to $150,000,000 of the Company’s equity or debt securities), (a) in the case of any Demand Registration pursuant to Section 2.1 in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate or any Underwritten Offering pursuant to Section 2.4, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the Registration Statement relating to such Registrable Securities or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such offering by all the Requesting Holders, and (b) in the case of an Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the prospectus supplement pertaining to such Underwritten Offering or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such Underwritten Offering by all the Requesting Holders.

5.2 Suspension Period.

(a) The Company shall not be required to use reasonable efforts to cause a Registration Statement to be filed pursuant to this Agreement or to be declared effective, or to keep current any Registration Statement or file any prospectus supplement or amendment (other than as required by the periodic report and proxy statement disclosure requirements of the Securities Exchange Act of 1934, including Sections 13 or 15(d) thereof and Forms 10-K, 10-Q, 8-K or 14A thereunder), or permit Holders to sell or transfer securities thereunder, if the Company possesses material non-public information and determines in good faith that it need not otherwise make such disclosure or filing; provided that at all times the Company continues in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. In furtherance of and pursuant to the last proviso of the preceding sentence and following public disclosure by the Company, at such time as the Company no longer possesses material non-public information regarding the Company, the Suspension Period (as defined below) shall immediately terminate. Any period during which the Holders are prohibited from effecting sales or the Company exercises its rights in each case pursuant to this Section 5.2(a) shall constitute a “Suspension Period.”

(b) Each Holder agrees that, upon receipt of a written notice from the Company of a Suspension Period (a “Suspension Notice”), such Holder shall forthwith discontinue any disposition of Registrable Securities pursuant to any Registration Statement until such Holder’s receipt of a notice from the Company to the effect that such Suspension Period has terminated. On the last day of any thirty (30) day period following delivery of the Suspension Notice during which the Suspension Period remains in effect, the Company shall deliver a written notice to the Liberty Representative that the Suspension Period remains in effect (a “Bring-Down Suspension Notice”). Any Suspension Notice or Bring-Down Suspension Notice shall (i) be signed by the Chief Executive Officer, Chief Financial Officer, General Counsel, President or any Vice President of the Company and (ii) provide that, as of the date of such Suspension Notice or Bring-Down Suspension Notice, as the case may be, the Company (a) possesses material non-public information, (b) has determined in good faith that it need not publicly disclose such material non-public information and (c) has continued in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. The Company covenants and agrees that it shall not deliver a Suspension Notice with respect to a Suspension Period unless all the Company employees, officers and directors who are subject to the Company’s Insider Trading Compliance Policy, and who are prohibited by the terms thereof from effecting any public sales of securities of the Company beneficially owned by them, are so prohibited for the duration of such Suspension Period. In the event of a Suspension Notice, the Company shall, promptly after such time as it no longer possesses material non-public information that it has determined in good faith need not otherwise be disclosed, provide notice to all Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Holders’ rights under this Agreement that may have been affected by such notice, including the Holders’ Demand Registration rights and rights with respect to the Shelf Registration Statement.

(c) During any time that the Liberty Group possesses material, non-public information with respect to the Company, no Holder may effect any sales under any Registration Statement of the Company; provided, however, that the Liberty Group shall not be in breach of this Section 5.2(c) if the Company (X) was aware of the material non-public information in the Liberty Group’s possession at the time of the Holder’s sale (including, for the avoidance of doubt, non-public information in the Liberty Group’s possession at the time of the Holder’s sale that is reasonably required in order to determine the materiality of such non-public information) and (Y) did not issue a Suspension Notice with respect thereto prior to such sale.

5.3 Holder Standstill Period. Each Holder of Registrable Securities (whether or not such Registrable Securities are covered by the Shelf Registration Statement or by a Registration Statement filed pursuant to Section 2.1 or 3.1 hereof) agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of the Company’s securities for its own account with respect to the same class or series of securities being registered pursuant to such Registration Statement, containing terms reasonably acceptable to such managing underwriter (with an exception for transfers pursuant to hedging transactions entered into prior to the time that Liberty had notice of such Underwritten Offering), covering the period commencing 15 days prior to the effective date of the Registration Statement or, if applicable, the prospectus supplement, pertaining to such Underwritten Offering relating to such securities of the Company and ending on the 90th day after such effective date (or such shorter period as shall have been agreed to by the Company’s executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 5.3 shall apply only: (i) if such Holder shall be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Article III hereof; (ii) to the extent that each of the Company’s executive officers, directors and Ten Percent Holders enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers, directors or Ten Percent Holders than those contained in the lock-up agreement entered into by such Holder; and (iii) if the aggregate restriction periods in such Holder’s lock-up agreements entered into pursuant to this Section  5.3 shall not exceed an aggregate of 180 days during any 365-day period.

ARTICLE VI

REGISTRATION PROCEDURES

6.1 Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it shall (it being understood and agreed that except as otherwise expressly set forth in this Article VI, if any other provision of this Agreement is more favorable to the Holders than the provisions of this Article VI, such other provision shall apply):

(a) provide the Participating Holders and their respective counsel with a reasonable opportunity to review, and comment on, any Registration Statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may reasonably request in writing to the extent such changes are required, in the reasonable judgment of the Company’s counsel, by the Securities Act and, except in the case of a registration under Article III, not file any Registration Statement or Prospectus or amendments or supplements thereto, which registers Registrable Securities held by Holders, to which the Holders of a majority of the class or series of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

(b) cause any such Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this clause (ii) shall not apply to statements made or statements omitted by the Company in reliance upon and in conformity with written information furnished to the Company by any Holder solely with respect to such Holder and specifically for inclusion in the Registration Statement or any amendment or supplement thereto), or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(c) furnish, at its expense, to the Participating Holders such number of conformed copies of such Registration Statement and of each such amendment thereto (in each case including all exhibits thereto, except that the Company shall not be obligated to furnish to any such Participating Holder more than two (2) copies of such exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such Registration Statement or Prospectus, as the Participating Holders reasonably may request; provided that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or IDEA system;

(d) use its reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of the states of the United States as the Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;

(e) promptly notify the Participating Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the Registration Statement or supplementing of the Prospectus, and, as promptly as practicable (subject to Section 5.2 hereof), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such Registration Statement, each Holder agrees that it shall not enter into any transaction for the sale of any Registrable Securities pursuant to such Registration Statement during the time after the furnishing of the Company’s notice that the Company is preparing a supplement to or an amendment of such Prospectus or Registration Statement and until the filing and effectiveness thereof;

(f) use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such Registration Statement (which transfer agent and registrar shall, at the Company’s option, be the Company’s existing transfer agent and registrar) from and after a date not later than the effective date of such Registration Statement;

(h) notify the Participating Holders and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus, Prospectus supplement or post-effective amendment related to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(j) in the event of an Underwritten Offering of Registrable Securities pursuant to Section 2.3 or 4.3 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an Underwritten Offering on a firm commitment basis, “lock-up” obligations substantially similar to Section 5.1 hereof) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

(k) make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all the Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction (provided, however, that such Person shall use its reasonable efforts to provide the Company with prior written notice of such requirement to afford the Company with an opportunity to seek a protective order or other appropriate remedy in response) or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

(l) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use all reasonable efforts to furnish to each Participating Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Participating Holder and the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Participating Holder and the managing underwriter, if any, reasonably requests;

(m) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, provide officers’ certificates and other customary closing documents;

(n) reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters’ counsel, if any, in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(o) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed;

(p) cooperate with the Participating Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and

(q) use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

6.2 Holder Obligations. Each Holder agrees:

(a) that it shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder (i) as the Company may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith;

(b) that information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

(c) to use its reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B) hereof, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law;

(d) in the case of an Underwritten Offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including customary indemnity and contribution provisions and “lock-up” obligations substantially similar to Section 5.3 hereof; and

(e) to notify the Company as soon as practicable if it becomes aware of the occurrence of any event, development or fact as a result of which a Registration Statement or any Prospectus or supplement, as then in effect, contains an untrue statement of a material fact with respect to such Holder or omits to state any material fact with respect to such Holder required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Holder shall not be required to notify the Company, or may limit such notification, as the case may be, solely to the extent necessary, as determined in good faith by such Holder on the advice of counsel, in order not to be in violation of or default under any applicable law, regulation, rule, stock exchange requirement, self-regulatory body, supervisory authority, legal process or fiduciary duty.

6.3 Hedging Transactions. The parties agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to any transaction which transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless to the full extent permitted by law (i) each Holder, such Holder’s Affiliates and their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives of the foregoing, and each of their respective successors and assigns, and each Person who controls any of the foregoing within the meaning of the Securities Act and the Exchange Act, and (ii) any selling agent selected by the Holders or their Affiliates with respect to such Registrable Securities (each such Person being sometimes referred to as an “Indemnified Person”), against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Person is a party thereto) and expenses (including reasonable costs of investigations and legal expenses), joint or several (each a “Loss” and collectively “Losses”), to which such Indemnified Person may become subject, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which such Registrable Securities were included for registration under the Securities Act, including any preliminary or summary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus) or any document incorporated by reference therein, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading; and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification or reimbursement hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder, or on the Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final, amended or supplemented Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the final, amended or supplemented Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act, or (iii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final Prospectus but was corrected in an amended or supplemented final Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the amended or supplemented final Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Person and shall survive the transfer or disposal of the Registrable Securities by the Holder or any such other Persons. The Company will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons. This indemnity shall be in addition to any liability the Company may otherwise have.

7.2 Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (each such Person being sometimes referred to as a “Company Indemnified Person”), against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; and each Holder agrees to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Holder’s aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount and expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.

7.3 Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an “Indemnitee”) of notice of the commencement of any action or proceeding (an “Action”) involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel selected by such Indemnitee and reasonably satisfactory to such indemnifying party. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder, or for fees and expenses that are not reasonable. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the

Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.

7.4 Contribution. If the indemnification provided for in this Article VII is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that a Holder’s aggregate liability under this Section 7.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount but before deducting expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

7.5 Indemnification Payments; Other Remedies; Primacy of Indemnification.

(a) Periodic payments of amounts required to be paid pursuant to this Article VII shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

(b) The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

(c) Primacy of Indemnification. The Company hereby acknowledges that certain of the Indemnified Persons have certain rights to indemnification, advancement of expenses and/or insurance provided by Liberty and/or certain of its Affiliates (collectively, the “Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same Losses incurred by any of the Indemnified Persons are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the relevant Indemnified Person), without regard to any rights any Indemnified Person may have against the Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Indemnitors from any and all claims (x) against the Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that any Indemnified Person must seek indemnification from any Indemnitor before the Company must perform its indemnification obligations under this Agreement. No advancement or payment by the Indemnitors on behalf of any Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company hereunder shall affect the foregoing. The Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which any Indemnified Person would have had against the Company if the Indemnitors had not advanced or paid any amount to or on behalf of such Indemnified Person. The Company and the Indemnified Persons agree that the Indemnitors are express third party beneficiaries of this Article VII.

ARTICLE VIII

REGISTRATION EXPENSES

In connection with any offerings pursuant to a Registration Statement hereunder, the Company shall pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by FINRA, (viii) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on a securities exchange, and (x) all duplicating, distribution and delivery expenses. In connection any offerings pursuant to a Registration Statement, each Participating Holder shall pay (a) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an Underwritten Offering; (b) any out-of-pocket expenses of such Participating Holder including any fees and expenses of brokers or counsel to such Participating Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (c)  any applicable transfer taxes.

ARTICLE IX

RULE 144

With a view to making available to the Holders the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell Registrable Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company covenants that, from and after the time that and for so long as it is subject to Section 13 or 15(d) of the Exchange Act thereafter, it shall use its reasonable efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c), as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder’s compliance with the applicable provisions of Rule 144 and its delivery of such documents and certificates as the Company’s transfer agent may reasonably request in connection therewith, shall take such reasonable action as may be required (including using its reasonable efforts to cause legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

ARTICLE X

MISCELLANEOUS

10.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

if to any Holder or the Liberty Representative, at:

Liberty Global Ltd.

1550 Wewatta Street

Suite 1000

Denver, Colorado 80202

Attention: General Counsel, Legal Department

E-mail: LegalUS@libertyglobal.com

with a copy to:

Liberty Global Ventures Limited

Griffin House

161 Hammersmith Road

London, United Kingdom, W6 8BS

Attention: General Counsel, Legal Department

E-mail: LegalUS@libertyglobal.com

with a copy (which shall not constitute notice) to:

A&O Shearman

599 Lexington Avenue

New York, NY 10022

Attention:	Daniel Litowitz
Cody Wright
E-mail:	daniel.litowitz@aoshearman.com
cody.wright@aoshearman.com

and if to the Company, to:

Lionsgate Studios Holding Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: General Counsel

E-mail: [●]

with copies to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attn:	David E. Shapiro
Mark A. Stagliano

Telephone: (212) 403-1000

Facsimile: (212) 403-2000

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served and received on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier. Each Holder as of the date hereof acknowledges and agrees that, as of the date hereof, it holds the number of Registrable Securities set forth next to its name on Schedule I attached hereto. Any member of the Liberty Group that desires to become an Additional Holder in accordance with the terms of this Agreement shall provide written notice to the Company setting forth its address and the number of Registrable Securities held by such Person and agreeing to be bound by the terms hereof, and upon receipt of such notice the Company shall amend Schedule I attached hereto to reflect such Additional Holder, its address and the number of Registrable Securities held thereby without any further action or consent required from the parties to this Agreement. From time to time and promptly following a written request by the Company, each such Holder and Additional Holder shall provide written notice to the Company of any increase or decrease in the number of Registrable Securities held by such Person, and upon receipt of any such notice, the Company shall amend Schedule I attached hereto to reflect such increase or decrease in the number of Registrable Securities held by such Person without any further action or consent required from the parties to this Agreement; provided that if any such Holder or Additional Holder discloses such increase or decrease in the number of Registrable Securities held by such person in any filing made pursuant to Section 13 or 16 of the Exchange Act, such Holder or Additional Holder, as the case may be, shall be deemed to have provided notice to the Company as provided in this sentence. Solely for purposes of this Agreement, in determining the number of Registrable Securities outstanding at any time and the Holders thereof, the Company shall be entitled to rely conclusively on Schedule I attached hereto (as so amended in accordance with the terms of this Agreement to reflect all such written notices received by the Company from time to time).

10.2 Successors and Assigns. This Agreement may not be assigned by any Holder other than to a Permitted Assignee (provided, however, that such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and the Holders.

10.3 Amendments; Waivers. Subject to Section 10.4, (a) any provision of this Agreement affecting a party may be amended or modified only by a written agreement signed by each such affected party and (b) no provision of this Agreement affecting a party may be waived except pursuant to a writing signed by each such affected party.

10.4 Liberty Representative. The Company shall be entitled to rely upon the written communications of the Liberty Representative, acting on behalf of any Holder, relating to matters addressed in this Agreement as communications of the Holders, including, without limitation, elections by Holders to exercise registration rights and any amendments, waivers or consents made pursuant to this Agreement. Any notice or communication delivered to the Liberty Representative shall be deemed to have been delivered to each Holder for all purposes hereof. Each of the Holders shall use their reasonable efforts to conduct all written communications to the Company pursuant to this Agreement through the Liberty Representative.

10.5 Calculations of Beneficial Ownership. All calculations of beneficial ownership for purposes of this Agreement shall be calculated in accordance with Rule 13(d) of the Exchange Act, as amended from time to time.

10.6 No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies on any persons that are not party hereto other than as expressly set forth in Section 7.5(c), Article VII and Section 10.4.

10.7 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

10.8 Termination of Registration Rights; Survival. All rights granted to Holders under this Agreement shall terminate on the first anniversary of the date that the Liberty Group both (a) beneficially owns in the aggregate less than [●] Common Shares (which amount, for the avoidance of doubt, represents approximately 2% of the Common Shares outstanding as of [●], 2025), subject to equitable adjustment for any stock splits, stock dividends, combinations, reorganizations or similar events, so long as such number of Common Shares (as adjusted) beneficially owned represents less than 2% of the Common Shares outstanding at that time, and (b) ceases to have a designated representative on the Board of Directors of the Company.

10.9 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

10.12 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.1 hereof, such service to become effective ten (10) days after such mailing.

10.13 Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

10.14 Entire Agreement. This Agreement (i) embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein and (ii) supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement. In furtherance hereof, the parties hereby agree that the Original Agreement is hereby superseded and terminated in its entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into this Agreement.

10.15 Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LIONSGATE STUDIOS HOLDING CORP.

By:
Name:
Title:

LIBERTY GLOBAL VENTURES LIMITED

By:
Name:
Title:

Signature Page to Registration Rights Agreement

EXHIBIT A

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged shall attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.

The selling securityholders may also transfer the securities by gift. The issuer does not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder.

Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder shall decrease. The plan of distribution for that selling securityholder’s securities shall otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer shall be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions shall be an underwriter and, if not identified in this prospectus, shall be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling securityholders and other persons participating in the sale or distribution of the securities shall be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The issuer has agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents (who may be deemed to be underwriters), if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling securityholders have agreed to indemnify the issuer in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The issuer agreed to register the securities under the Securities Act of 1933, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. The issuer has generally agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel of the selling securityholders, but not including any underwriting discounts, concessions, commissions or fees of the selling securityholders or any applicable transfer taxes.

The issuer shall not receive any proceeds from sales of any securities by the selling securityholders.

The issuer cannot assure you that the selling securityholders shall sell all or any portion of the securities offered hereby.

SCHEDULE I

Annex EE

Final Form

INVESTOR RIGHTS AGREEMENT

dated as of

[●], 2025

among

MHR FUND MANAGEMENT LLC,

LIBERTY GLOBAL VENTURES LIMITED,

DISCOVERY LIGHTNING INVESTMENTS LTD.,

STARZ ENTERTAINMENT CORP.,

LIBERTY GLOBAL LTD.,

WARNER BROS. DISCOVERY, INC.,

and

the Mammoth Funds (as defined herein)

EE-ii

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Agreement”) dated as of [●], 2025 among MHR Fund Management LLC, a Delaware limited liability company (“Mammoth”), Liberty Global Ventures Limited, a limited company organized under the laws of England and Wales (“Leopard”), Discovery Lightning Investments Ltd., a limited company organized under the laws of England and Wales (“Dragon”), Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.), a corporation organized under the laws of British Columbia, Canada (the “Company”), Liberty Global Ltd., an exempted company limited by shares organized under the laws of Bermuda (“Leopard Parent”), Warner Bros. Discovery, Inc. (f/k/a Discovery Communications, Inc.), a Delaware corporation (“Dragon Parent” and, together with Mammoth and Leopard Parent, the “Investors” and each, an “Investor”), and the affiliated funds of Mammoth party hereto (the “Mammoth Funds”). At all times prior to the Effective Time, the Company is referred to as “LGEC.”

W I T N E S S E T H :

WHEREAS, (i) LGEC and the Investors are parties to that certain investor rights agreement, dated as of November 10, 2015, as amended by Amendment No. 1 dated as of June 30, 2016 (the “LGEC IRA”) and (ii) Lionsgate Studios Corp., a corporation organized under the laws of British Columbia, Canada (“LG Studios”), and the Investors are parties to that certain investor rights agreement, dated as of May 13, 2024 (the “LG Studios IRA”);

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (defined below), in each case on a pro rata basis and as more fully described in the Separation Agreement, dated as of [●], 2025, by and among the Company, LG Studios and Lionsgate Studios Holdings Corp., a corporation organized under the laws of British Columbia, Canada (“New Lionsgate”) (the “Separation Agreement”);

WHEREAS, the board of directors of LG Studios has determined that it is advisable and in the best interests of its shareholders to amalgamate with and into the Company pursuant to the Plan of Arrangement;

WHEREAS, in connection with the Transactions contemplated by the Separation Agreement, the Company and certain of the Investors are entering into a voting agreement, dated as of the date hereof (as it may be amended, modified or supplemented from time to time, the “Voting Agreement”); and

WHEREAS, in connection with the Separation Agreement and the Voting Agreement, the parties hereto wish to terminate the LGEC IRA and the LG Studios IRA and enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

(a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Controlled Person of such Person, (ii) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (iii) any Person (and its Subsidiaries) in relation to which such Person or any of its Controlled Persons is required, from time to time, whether alone or as part of a group, to make or maintain a filing with the SEC on Schedule 13D. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event shall New Lionsgate, the Company or any of their respective Subsidiaries or controlled Affiliates be considered an Affiliate of any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of New Lionsgate, the Company or any of their respective Subsidiaries or controlled Affiliates.

“Applicable Exchange Rules” means the requirements of the rules, regulations or listing standards promulgated by any national securities exchange on which the Common Shares are traded.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, provincial, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that (i) the words “within 60 days” in Rule 13d-3(d)(1)(i) shall be disregarded for the purposes of this Agreement and (ii) a Person shall also be deemed to be the beneficial owner of, without duplication, (a) all Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (b) all Common Shares which such Person has or shares the right to vote or dispose (provided that no Investor will be deemed to beneficially own Common Shares by virtue of this Agreement, the Voting Agreement or any agreement or arrangement among the Investors related thereto), (c) all Common Shares to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of an amount of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such Person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of Common Shares, and (d) for the avoidance of doubt, all Common Shares that are subject to a Hedging Transaction by such Person, except to the extent such Common Shares are delivered to the Hedging Counterparty in respect of (x) the settlement, termination or cancellation of such Hedging Transaction or (y) a foreclosure by the Hedging Counterparty; and provided, further, that no Investor will be deemed to beneficially own Common Shares by virtue of this Agreement, the Voting Agreement or any agreement or arrangement among the Investors related thereto.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia or New York, New York are authorized or required by Applicable Law to close.

“Change of Control Transaction” means (i) a transaction whereby any Person or group would acquire, directly or indirectly, Voting Securities of the Company representing more than 50% of the Total Voting Power of the Company; (ii) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or (iii) a merger, consolidation, recapitalization or reorganization of the Company, unless securities representing more than 50% of the Total Voting Power of the Successor Company are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction.

“Common Equivalents” means (i) with respect to Common Shares, the number of Common Shares, and (ii) with respect to any Company Securities that are convertible or exercisable into or exchangeable for Common Shares, the number of Common Shares issuable in respect of the conversion, exercise or exchange of such securities into Common Shares.

“Common Share” means a common share, without par value, of the Company and any other security into which such Common Shares may hereafter be converted or exchanged.

“Company Securities” means (i) the Common Shares, (ii) securities convertible or exercisable into, or exchangeable for, Common Shares, (iii) any other Voting Securities of the Company, (iv) any other equity or equity-linked security issued by the Company, (v) options, warrants or other rights to acquire any of the foregoing, and (vi) Subsidiary Securities (in each case whether or not issued by the Company or its Subsidiaries). For the avoidance of doubt, each of the foregoing clauses (i) through (vi) shall include any securities exposure to which is held in derivative form.

“Controlled Person” means, with respect to any Person, any other Person controlled by such Person. For the purpose of this definition, the term “control” (including, with a correlative meaning, the term “controlled by”), as used with respect to any Person, means either (i) beneficial ownership, directly or indirectly, of securities of any Person that represent 50% or more of the vote in the election of directors (or equivalent) or otherwise entitle the holder to nominate or designate a majority of the directors (or equivalent), or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any LD Investor, a Controlled Person shall also include any Person which is jointly controlled by such LD Investor and one or more other LD Investors (and beneficial ownership shall be aggregated for such purposes). With respect to Mammoth, a Controlled Person shall also include any investment fund or investment vehicle that is managed or advised by Mammoth or one of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934.

“Financial Institution” means a bank of internationally recognized standing that acts as a lender, secured party or other counterparty in Hedging Transactions and Financing Transactions without the purpose of influencing or controlling the management or policies of the Person that issued the equity securities pledged in such Financing Transactions or Hedging Transactions.

“Financing Counterparty” means any Financial Institution acting as lender, secured party or other counterparty in connection with a Financing Transaction.

“Financing Transaction” means any bona fide loan, borrowing or other transaction (other than any Hedging Transaction) used to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities that (i) could not result in any Investor or any of its Controlled Persons ceasing to have the power to vote or direct the voting of any Company Securities (other than in connection with a default or the exercise of remedies by a Financing Counterparty) and (ii) does not have the effect of hedging the holder’s economic exposure with respect to such Company Securities (provided that, for the avoidance of doubt, a margin loan shall not be considered as having hedging effect for this purpose).

“Governmental Authority” means any transnational, domestic or foreign, federal, provincial, state or local governmental, regulatory, self-regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“group” has the meaning given to such term under Section 13(d)(3) of the Exchange Act.

“Hedging Counterparty” means any Financial Institution acting as counterparty in connection with a Hedging Transaction.

“Hedging Transaction” means any forward, prepaid forward, put, call, collar, or other transaction pursuant to which any Person seeks to hedge its exposure to changes in the market price of any Company Securities and/or to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities.

“Investor Designee” means any LD Designee or Mammoth Designee, as applicable.

“Joinder Transfer” means a Transfer, or series of related Transfers, of Company Securities that would result in or involve (x) a transferee acquiring a number of such Company Securities that would result in such Person, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, becoming a beneficial owner of 5% or more of (i) the Total Voting Power of the Company or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), (y) the Transfer of Company Securities to any Person who at such time beneficially owns, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, 5% or more of (i) the Total Voting Power of the Company or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), or (z) Company Securities being acquired by an Affiliate of an LD Investor or any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities. For the purposes of the definition of “Joinder Transfer,” any Transfer, or series of related Transfers, of Company Securities to Mammoth or any of its Affiliates shall not under any circumstances constitute a Joinder Transfer.

“LD Designee” means any person designated by Leopard Parent, Dragon Parent or the two of them jointly pursuant to Section 2.01(a)(ii) to serve as a director of the Board.

“LD Investor” has the meaning ascribed to such term in the Voting Agreement.

“LD Registration Rights Agreements” means (i) that certain Registration Rights Agreement dated as of the date hereof, by and among the Company and Leopard, and (ii) that certain Registration Rights Agreement dated as of the date hereof, by and among the Company and Dragon.

“Mammoth Designee” means any person designated by Mammoth pursuant to Section 2.01(a)(i) to serve as a director of the Board (for the avoidance of doubt, including the Mammoth Independent Director).

“New Company” means (i) a Successor Company resulting from a Change of Control Transaction resulting in the Company being controlled by an Affiliate (other than a Controlled Person) of an LD Investor or (ii) a Successor Company not resulting from a Change of Control Transaction.

“New IRAs” means, collectively, this Agreement and the New Lionsgate IRA.

“New Lionsgate IRA” means that certain investor rights agreement, dated as of the date hereof, by and among Mammoth, Leopard, New Lionsgate, Leopard Parent, and the Mammoth Funds.

“New Lionsgate New Common Shares” shall mean the common shares, without par value, of New Lionsgate.

“Parent Change of Control Transaction” means, with respect to Leopard Parent or Dragon Parent, (i) a transaction whereby any Person or group would acquire, directly or indirectly, voting securities representing more than 50% of the Total Voting Power of such Person; or (ii) a merger, consolidation, recapitalization or reorganization of such Person.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Pro Rata Share” means, with respect to an Investor, the fraction that results from dividing (i) the number of Common Shares beneficially owned by such Investor disregarding any Common Shares deemed to be beneficially owned by such Investor as a result of being part of a “group” (together, (x) in the case of Mammoth, with any Common Shares beneficially owned by its Controlled Persons, without duplication, (y) in the case of Leopard Parent, with any Common Shares beneficially owned by its Controlled Persons, without duplication, and (z) in the case of Dragon Parent, with any Common Shares beneficially owned by its Controlled Persons, without duplication) immediately before giving effect to the issuance described in the applicable Issuance Notice, as determined on a Common Equivalents basis, by (ii) the aggregate number of Common Shares outstanding immediately before giving effect to the issuance described in the applicable Issuance Notice, as determined on a Common Equivalents basis.

“Registration Rights Agreements” means (i) that certain Registration Rights Agreement dated as of the date hereof, by and among the Company and the MHR Group (as defined therein), (ii) that certain Registration Rights Agreement dated as of the date hereof, by and among the Company and Leopard, and (iii) that certain Registration Rights Agreement dated as of the date hereof, by and among the Company and Dragon.

“SEC” means the Securities and Exchange Commission.

“Separation Effective Time” has the meaning ascribed to it in the Plan of Arrangement.

“Starz” means Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.), a corporation organized under the laws of British Columbia, Canada.

“Starz Common Shares” means the common shares, without par value, of Starz, created pursuant to the Plan of Arrangement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided that none of New Lionsgate, the Company or any Subsidiary or controlled Affiliate of New Lionsgate, LG Studios or the Company shall be considered a Subsidiary of any Investor or any of its Affiliates for purposes of this Agreement.

“Subsidiary Securities” means (i) the common stock of any Subsidiary of the Company, (ii) securities convertible or exercisable into, or exchangeable for, the common stock of any such Subsidiary, (iii) any shares of common stock or other voting securities of any such Subsidiary entitled, in the ordinary course, to vote in the election of directors of any such Subsidiary, (iv) any other equity or equity-linked security issued by any such Subsidiary and (v) options, warrants or other rights to acquire any of the foregoing (in each case whether or not issued by the Company or any such Subsidiary). For the avoidance of doubt, each of the foregoing clauses (i) through (v) shall include any securities exposure to which is held in derivative form.

“Successor Company” means any entity (i) that is the issuer of any securities into which any Company Securities or Subsidiary Securities are converted, exchanged, changed or reclassified (including by operation of law) or (ii) the securities of which are distributed in respect of Company Securities or Subsidiary Securities (including in connection with a spin off transaction).

“Total Voting Power” of a Person means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities of such Person in the election of directors (or equivalent).

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transfer” shall exclude, however, with respect to any Company Securities, the entry into or performance of any Hedging Transaction or Financing Transaction in respect of such Company Securities and any payment or settlement thereunder (including, following the first anniversary of the date hereof, physical settlement) the granting of any lien, pledge, security interest, or other encumbrance in or on such Company Securities to a Hedging Counterparty or Financing Counterparty in connection with any Hedging Transaction or Financing Transaction, the rehypothecation of any Company Securities by the Hedging Counterparty or Financing Counterparty in connection with a Hedging Transaction or Financing Transaction, and any transfer to, by or at the request of such Hedging Counterparty or Financing Counterparty in connection with an exercise of remedies by the Hedging Counterparty or Financing Counterparty under such Hedging Transaction or Financing Transaction (but, for the avoidance of doubt, “Transfer” shall include any delivery of Company Securities in respect of the settlement, termination or cancellation of a Hedging Transaction or Financing Transaction occurring prior to the first anniversary of the date hereof other than in connection with the exercise of remedies by a Hedging Counterparty or Financing Counterparty).

“Voting Securities” means (i) in respect of the Company, Common Shares and all other securities of the Company entitled to vote in the election of directors of the Company, or (ii) in respect of any other Person, all securities of such other Person entitled to vote in the election of directors (or equivalent).

“Willful Breach” means, with respect to any party to this Agreement, a material breach, or failure to perform, that is the consequence of an intentional action or omission of such party or any of its Controlled Persons with the actual knowledge that the taking of, or failure to take, such action would, or would be reasonably expected to, cause a material breach of this Agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Company Parties	6.12
Confidential Information	4.07(b)
Dragon	Preamble
Dragon Parent	Preamble
email	6.02
Exercise Notice	3.01(c)
Investor	Preamble
Investors	Preamble
Irrevocable Resignation	2.01(a)
Issuance Notice	3.01(a)
Leopard	Preamble
Leopard Parent	Preamble
LG Studios	Recitals
LG Studios IRA	Recitals
LGEC	Recitals
LGEC IRA	Recitals
Mammoth	Preamble

Term	Section
Mammoth Funds	Preamble
Mammoth Independent Director	2.01(a)
New Issue Securities	3.01
Nomination Obligations	2.01(a)
Plan of Arrangement	Recitals
Receiving Party	4.07(a)
Separation Agreement	Recitals
Superior Arrangement	4.02(a)
Voting Agreement	Recitals

Section 1.02. Other Definitional and Interpretative Provisions. (a) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are, unless expressly stated otherwise, to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Board Designation Rights. (a) Effective as of the Separation Effective Time and at all times thereafter, until the termination of this Agreement, the size of the Board shall be no greater than (or, if it would result in an impairment of an Investor’s rights hereunder, less than) 14 directors (provided that, if any person designated by an Investor to be an Investor Designee in accordance with this Agreement shall have failed to be elected or appointed as a director on the Board as a result of a breach by the Company of its obligations under Section 2.01(d) or a breach by another Investor of its obligations with regard to the Company under Section 3.03(a) of the Voting Agreement, the Company shall increase the size of the Board by the number of such Investor Designees so that such Investor Designees can be appointed to the Board), and the Company agrees to take the actions set forth in Section 2.01(d) to ensure that, subject to Section 2.01(a)(i)(A)(2), effective as promptly as practicable on or after the date hereof, the Board includes:

(i) for so long as Mammoth and its Controlled Persons in the aggregate beneficially own at least:

(A) 10,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event):

(1) two individuals designated from time to time by Mammoth; provided that as a condition to each such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee (x) agrees to provide to the Company, prior to nomination and appointment and on an ongoing basis while such designee is serving as a member of the Board, (a) such information and materials as is required to be disclosed in proxy statements under Applicable Law or as is otherwise reasonably requested by the Company from time to time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, (b) completed D&O Questionnaires in the customary form requested by the Company from time to time from members of the Board, (c) customary consents to be named in the Company’s proxy statement and to serve on the Board if elected, and (d) an executed irrevocable resignation in the form attached hereto as Exhibit A (each, an “Irrevocable Resignation”), (y) to the extent required of all Board members, shall agree to comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members (and of which such Investor Designee has been provided written copies in advance (or which have been filed with the SEC or posted on the Company’s website)), including the Company’s Code of Business Conduct and Ethics for Directors, Officers and Employees, Corporate Governance Guidelines, Disclosure Policy and Related Person Transaction Policy, and to preserve (subject to Section 4.07) the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees, and (z) shall have a reasonable amount of business experience to be a director of a publicly traded company in the S&P 1500, although such experience need not be in the same industry or industries, and be in good standing as a director in all material respects (such obligations in clauses (x), (y) and (z), the “Nomination Obligations”); and

(2) one individual designated from time to time by Mammoth who (i) would be (x) an independent director of the Company under Section 303A.02 of the New York Stock Exchange’s Listed Company Manual and (y) considered an independent director of Mammoth under Section 303A.02 of the New York Stock Exchange’s Listed Company Manual if Mammoth were traded on the New York Stock Exchange and (ii) is approved by the Board (such approval not to be unreasonably withheld, conditioned or delayed; it being agreed that (x) such approval shall not be withheld in a manner that prevents Mammoth from designating the Mammoth Independent Director starting with the first annual general meeting of the Company following the date of this Agreement and (y) in the event the Board does not approve Mammoth’s designation, Mammoth shall have the right to designate additional individuals until one of such individuals is approved) (the “Mammoth Independent Director”); provided, that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied, and continue to comply, with the Nomination Obligations.

(B) 7,500,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but less than 10,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), two individuals designated by Mammoth; provided, that as a condition to such designees’ appointment to the Board and inclusion in the Company’s slate of director nominees, such designees shall have complied, and continue to comply, with the Nomination Obligations; and

(C) 5,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but less than 7,500,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), one individual designated by Mammoth; provided, that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied, and continue to comply, with the Nomination Obligations.

(ii) with respect to Leopard Parent and Dragon Parent:

(A) for so long as Leopard Parent and Dragon Parent, together with their Controlled Persons, in the aggregate beneficially own at least 10,000,000 Common Shares (as adjusted for any stock split,

stock dividend, reverse stock split or similar event), one individual designated from time to time by each of Leopard Parent and Dragon Parent; provided, that as a condition to each such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, each such designee shall have complied, and continue to comply, with the Nomination Obligations;

(B) for so long as (1) Leopard Parent and Dragon Parent, together with their Controlled Persons, in the aggregate beneficially own at least 5,000,000 Common Shares (adjusted for any stock split, stock dividend, reverse stock split or similar event) and (2) either Leopard Parent or Dragon Parent individually (together with its Controlled Persons) beneficially owns at least 5,000,000 Common Shares (as adjusted consistent with the foregoing subclause (B)(1), as applicable), one individual designated from time to time by whichever of Leopard Parent and Dragon Parent exceeds such beneficial ownership threshold; provided, that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied, and continue to comply, with the Nomination Obligations; and

(C) for so long as (1) Leopard Parent and Dragon Parent, together with their Controlled Persons, in the aggregate beneficially own at least 5,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event) and (2) neither Leopard Parent nor Dragon Parent individually (together with its Controlled Persons) beneficially owns at least 5,000,000 Common Shares (as adjusted consistent with the foregoing subclause (C)(1), as applicable), one individual designated jointly from time to time by Leopard Parent and Dragon Parent; provided, that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied, and continue to comply, with the Nomination Obligations.

(b) The initial Mammoth Designees shall be Dr. Mark H. Rachesky and Emily Fine and the initial Mammoth Independent Director shall be Joshua W. Sapan.

(c) The initial LD Designee shall be Bruce Mann (designated by Leopard Parent) and Marc Graboff (designated by Dragon Parent).

(d) The Company agrees to cause each individual designated pursuant to this Section 2.01 to be nominated for election as a director on the Board on the Company’s slate of directors, and to take all other necessary actions, subject to Applicable Law, to ensure that the composition of the Board as of the Separation Effective Time and thereafter is as set forth in this Section 2.01, including by calling a meeting of the Board and/or Company shareholders (it being agreed that the Board shall appoint the initial LD Designee and the initial Mammoth Designees to the Board effective as of immediately following the Separation Effective Time), recommending to Company shareholders the election of the designees selected pursuant to this Section 2.01, and using its reasonable best efforts to solicit proxies in favor of the election of any such individuals to the Board from the shareholders of the Company eligible to vote for the election of directors, which efforts shall be no less than the efforts used to solicit proxies in favor of the election of other individuals nominated to the Board by the Company. Without limiting the foregoing, subject to continued compliance with the Nomination Obligations, at any annual general or other meeting of shareholders of the Company at which directors are to be elected (including any special meeting called by the Company pursuant to the preceding sentence), the Company shall, at the applicable Investor’s election, either re-nominate for election each then-serving Investor Designee (provided that, if at such time an Investor shall be entitled to nominate fewer Investor Designees pursuant to Section 2.01(a) than the number of then-serving Investor Designees designated by such Investor, such Investor shall notify the Company in writing of the Investor Designee(s) that shall not be nominated for subsequent election) or such other Investor Designee(s) as the applicable Investor may designate to the Company in writing.

(e) If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy of a seat on the Board previously occupied by an Investor Designee, the Investor that designated such Investor Designee shall have the right to designate another individual to fill such vacancy and serve as a director on the Board pursuant to the terms and conditions of Section 2.01(a).

(f) For the avoidance of doubt, the Company acknowledges and agrees that any Investor Designee (other than the Mammoth Independent Director) may, at the applicable Investor’s discretion, be an existing director, officer, employee or consultant of such Investor or any of its Affiliates, provided that such Investor Designee complies with the Nomination Obligations.

(g) Each Investor shall keep the Company regularly apprised of its beneficial ownership of Common Shares.

(h) In furtherance of the foregoing,

(i) with respect to Leopard Parent and Dragon Parent:

(A) if (1) Leopard Parent and Dragon Parent, together with their Controlled Persons, cease to beneficially own in the aggregate at least 10,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event) and (2) either Leopard Parent or Dragon Parent individually (together with its Controlled Persons) beneficially owns at least 5,000,000 Common Shares (as adjusted consistent with the foregoing), whichever of Leopard Parent or Dragon Parent does not meet such beneficial ownership threshold shall cause its Investor Designee to promptly irrevocably tender his or her resignation from the Board and any committee on which he or she serves, effective immediately upon its acceptance by the Company, pursuant to the terms of his or her Irrevocable Resignation;

(B) if (1) Leopard Parent and Dragon Parent, together with their Controlled Persons, cease to beneficially own in the aggregate at least 10,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but continue to beneficially own in the aggregate at least 5,000,000 Common Shares (in each case, as adjusted consistent with the foregoing) and (2) neither Leopard Parent nor Dragon Parent individually (together with its Controlled Persons) beneficially owns at least 5,000,000 Common Shares (as adjusted consistent with the foregoing), Leopard Parent and Dragon Parent agree to jointly designate one of their respective Investor Designees that shall, and the applicable Investor shall cause such Investor Designee to, promptly irrevocably tender his or her resignation from the Board and any committee on which he or she serves, effective immediately upon its acceptance by the Company, pursuant to the terms of his or her Irrevocable Resignation; or

(C) if Leopard Parent and Dragon Parent, together with their Controlled Persons, cease to beneficially own in the aggregate at least 5,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), each of Leopard Parent and Dragon Parent agrees to cause its respective Investor Designee then serving on the Board to promptly irrevocably tender his or her resignation from the Board and any committee on which he or she serves, effective immediately upon its acceptance by the Company, pursuant to the terms of his or her Irrevocable Resignations; and

(ii) if Mammoth and its Controlled Persons cease to beneficially own in the aggregate:

(A) at least 10,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but continue to beneficially own at least 7,500,000 Common Shares (in each case, as adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth agrees to designate at least one of the Mammoth Designees (who may be, at Mammoth’s option, the Mammoth Independent Director), who shall, and to cause such Mammoth Designee to, promptly irrevocably tender resignation from the Board and any committee on which they serve, effective immediately upon acceptance of such resignation by the Company, pursuant to the terms of their Irrevocable Resignations; provided, however, that if there are less than three Mammoth Designees on the Board at such time, Mammoth shall not be required to cause any Mammoth Designee to tender their resignation from the Board or any committee on which they serve;

(B) at least 7,500,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but continue to beneficially own at least 5,000,000 Common Shares (in each case, as adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth agrees to designate at least two Mammoth Designees (one of whom may be, at Mammoth’s option, the Mammoth Independent Director), who shall, and to cause such Mammoth Designees to, promptly irrevocably tender resignation from the Board and any committee on which they serve, effective immediately upon acceptance of such resignations by the Company, pursuant to the terms of their Irrevocable Resignations; provided, however, that if there are only two Mammoth Designees on the Board at such time, Mammoth shall only be required to cause one Mammoth Designee (who may be, at Mammoth’s option, the Mammoth Independent Director) to tender their resignation from the Board and any committee on which they serve; provided further, however, that if there is only one Mammoth Designee on the Board at such time, Mammoth shall not be required to cause any Mammoth Designee to tender their resignation from the Board or any committee on which they serve; or

(C) at least 5,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth agrees to cause all Mammoth Designees to promptly irrevocably tender their resignations from the Board and any committee on which they serve, effective immediately upon the acceptance of such resignations by the Company, pursuant to the terms of their Irrevocable Resignations.

ARTICLE 3

PRE-EMPTIVE RIGHTS

Section 3.01. Pre-Emptive Rights. Except as otherwise provided in this Section 3.01 (including Section 3.01(f)), each time the Company proposes to issue any (i) Common Shares or (ii) Company Securities that are convertible or exercisable into or exchangeable for Common Shares to any Person for cash consideration (any such Common Shares or Company Securities, “New Issue Securities”), the Company shall first offer the New Issue Securities to each Investor who, as of the date of the applicable Issuance Notice (as defined below), beneficially owns, together with its Controlled Persons, at least 3,000,000 Common Shares in the aggregate (as adjusted for any stock split, stock dividend, reverse stock split or similar event), in accordance with the following provisions:

(a) The Company shall give a notice to each Investor (the “Issuance Notice”) stating (i) its intention to issue the New Issue Securities, (ii) the amount and description of such New Issue Securities to be issued and (iii) the purchase price (calculated as of the proposed issuance date) and the other terms upon which the Company is offering the New Issue Securities.

(b) Subject to Section 3.01(f), transmittal of the Issuance Notice to each Investor by the Company shall constitute an offer by the Company to sell to such Investor up to its Pro Rata Share of the New Issue Securities for the price and upon the terms set forth in the Issuance Notice.

(c) Each Investor who desires to purchase any or all of its Pro Rata Share of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each, an “Exercise Notice”) of its election to purchase such Company Securities within 15 Business Days of receipt of the Issuance Notice; provided that if the Company reasonably determines in good faith that a 15 Business Day period is not practical, the Company shall specify a shorter period (which shall be as long a period as is reasonably practical but in no event less than 5 Business Days) in the Issuance Notice. The Exercise Notice shall specify the number (or amount) of Company Securities to be purchased by such Investor and shall constitute exercise by such Investor of its rights under this Section 3.01 and a binding agreement of such Investor to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Company Securities specified in the Exercise Notice, subject to Section 3.01(f). If, at the termination of such 15-Business Day period (as reduced pursuant to the proviso to the first sentence of this Section 3.01(c)), any Investor shall not have delivered an Exercise Notice to the Company, such Investor shall be deemed to have waived all of its rights under this Section 3.01 with respect to the purchase of such Company Securities.

(d) The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Investors have not elected to purchase pursuant to Section 3.01(c) at the price and upon terms that are not more favorable to the purchasers or less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval or shareholder approval pursuant to Applicable Exchange Rules, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received. If the Company proposes to issue any New Issue Securities after the expiration of such 90-day period (as extended pursuant to the proviso of the previous sentence), it shall again comply with the procedures set forth in this Section 3.01.

(e) At the consummation of the issuance of any New Issue Securities purchased by any Investor exercising pre-emptive rights pursuant to this Section 3.01 (which shall occur substantially simultaneously with the issuance of all other New Issue Securities), the Company shall issue such New Issues Securities to such Investor against payment by such Investor of the purchase price for such New Issue Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(f) Notwithstanding the foregoing and for the avoidance of doubt, “New Issue Securities” shall not include, and no Investor shall be entitled to purchase Company Securities pursuant to this Section 3.01 in connection with issuances of, Company Securities (i) issued to employees of the Company or any Subsidiary pursuant to employee benefit plans or arrangements approved by the Board (including any Company Securities issuable upon the exercise of any Company Securities granted pursuant to any such plans or arrangements), (ii) issued in connection with any bona fide restructuring of outstanding debt of the Company or any of its Subsidiaries or as a bona fide de minimis “equity kicker” to financial institutions, commercial lenders, brokers/finders or any similar party, or their respective designees, in connection with the incurrence or guarantee of indebtedness by the Company or any of its Subsidiaries, (iii) issued in connection with any bona fide acquisition of another Person (whether by merger, exchange offer, take-over bid, amalgamation, plan of arrangement, business combination or acquisition of the capital stock of such Person, acquisition of all or substantially all of the assets of such Person, or other similar transaction), to the sellers in such transaction as consideration for such acquisition, (iv) issued in connection with the exchange of outstanding Company Securities for other Company Securities or the exercise, conversion, subdivision, combination, recapitalization or reorganization of outstanding Company Securities that were issued in compliance with this Section 3.01 or were exempt from this Section 3.01 upon issuance, (v) if the Company reasonably determines in good faith that complying with this Section 3.01 would violate Applicable Law (other than with respect to the Company’s obligation to obtain regulatory approval or shareholder approval pursuant to Applicable Exchange Rules), (vi) issued in connection with any transaction pursuant to which all shareholders of the Company have the opportunity to receive Company Securities or shares of a successor to the Company on a pro rata basis in respect of their Company Securities, (vii) issued solely to the Company or its wholly-owned Controlled Persons or (viii) issued in connection with the Transactions.

(g) The Company shall not be obligated to consummate any proposed issuance of New Issue Securities, nor be liable to any Investor if the Company fails to consummate any proposed issuance of New Issue Securities for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notices in respect of such proposed issuance.

(h) Each Investor’s rights under this Section 3.01 shall be assignable, in whole or in part, to any of such Investor’s Controlled Persons, by written notice to the Company.

(i) The Company shall not issue any New Issue Securities to the extent that complying with this Section 3.01 would require the Company to obtain shareholder approval pursuant to Applicable Exchange Rules with respect to such issuance unless the Company obtains shareholder approval with respect to such issuance (including any shareholder approval which the Company may obtain in advance for issuances that occur within a five-year period).

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01. Restrictions on Transfers of Company Securities.

(a) From and after the Separation Effective Time, neither Leopard Parent nor Dragon Parent nor any of their respective Controlled Persons shall, directly or indirectly, Transfer any Company Securities unless the transferee, at the time of and as a condition to such Transfer, agrees to comply with the restrictions and obligations of this Agreement (including the restrictions and obligations set forth in this Section 4.01(a), Section 4.02, Section 4.07 and Article 6) as if it were Leopard Parent or Dragon Parent by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company; provided that this sentence shall not apply to a Transfer of Company Securities that would not constitute a Joinder Transfer. For the avoidance of doubt, no rights or benefits arising hereunder or by reason hereof shall be assignable by any party hereto, except as expressly provided herein.

(b) For the avoidance of doubt, the provisions of Section 4.01(a) shall not have any applicability to the Transfer of the securities of Leopard Parent or Dragon Parent, including as a result of a merger, consolidation, recapitalization, or reorganization of Leopard Parent or Dragon Parent; provided that in the event of a Parent Change of Control Transaction, the rights, benefits, entitlements and obligations of such LD Investor and its Controlled Persons under the terms of this Agreement and the Voting Agreement with regard to the Company shall cease and be of no further force or effect with respect to the applicable LD Investor (and, for the avoidance of doubt, such LD Investor shall cause its Investor Designees to resign from the Board in connection with such Parent Change of Control), unless (i) the ultimate parent entity of the surviving company in such Parent Change of Control Transaction agrees to comply with the restrictions and obligations of this Agreement and the Voting Agreement with regard to the Company as if it were Leopard Parent or Dragon Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company or (ii) such Parent Change of Control involves a LD Investor or any of its Affiliates, in which case the ultimate parent entity of the surviving company in such Parent Change of Control Transaction shall agree to comply with the restrictions and obligations of this Agreement and the Voting Agreement with regard to the Company as if it were Leopard Parent or Dragon Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company.

Section 4.02. MFN. (a) The Company and each LD Investor agrees that, from and after the date hereof until the date that neither Mammoth nor any of its Affiliates owns at least 5,000,000 Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), if the Company or any of its Subsidiaries enters into any legally binding contract, agreement, arrangement or understanding (or any amendment thereto) with Leopard Parent, Dragon Parent or their respective Affiliates in their capacity as a shareholder of the Company, including relating to any of the matters addressed by this Agreement, the Registration Rights Agreements or the Voting Agreement, including the nomination, designation, recommendation and election of directors, other governance rights or registration rights, which contains terms or conditions that are more favorable to such Person, or more restrictive to the Company, than those to which Mammoth and its Affiliates has agreed with the Company (a “Superior Arrangement”), unless the Company reasonably determines, in good faith, following advice of legal counsel to such effect, that such Superior Arrangement is not enforceable against the Company, but excluding any such Superior Arrangement (other than with any LD Investor or any of their respective Controlled Persons) that is significantly related to the material acquisition of assets or securities of another company, the sale of all or substantially all of the assets of the Company, or any other material business combination for the benefit of the Company and its shareholders as a whole, where the Company’s benefit from any such transaction significantly relates to the Company’s business and operations, then within two Business Days after entering into any such Superior Arrangement the Company shall offer Mammoth and its Affiliates the opportunity to enter into an agreement on the same terms and conditions as the Superior Arrangement. To the extent any such agreement constitutes a waiver or amendment of this Agreement, the Company and the LD Investors (on behalf of themselves and their respective Affiliates)

hereby consent to any such waiver or amendment. For the avoidance of doubt, nothing contained in this Section shall be construed to permit the Company and the LD Investors to amend this Agreement or the Voting Agreement without the prior written consent of Mammoth.

(b) The parties hereto acknowledge that Leopard Parent, Dragon Parent, and their Subsidiaries may enter into commercial agreements with the Company from time to time and the parties hereto agree that the provisions of this Section 4.02 shall not apply to the terms of such commercial agreements, so long as such terms do not relate to any of the matters addressed by this Agreement, the Registration Rights Agreements or the Voting Agreement (including the nomination, designation, recommendation and election of directors, other governance rights, or registration rights).

Section 4.03. Reserved.

Section 4.04. Information. The Company hereby confirms to each of the LD Investors and Mammoth that (i) the Company’s head office is not located in British Columbia and is located in Santa Monica, California, and (ii) the Company’s executive officers who administer the business of the Company are not resident in British Columbia and are primarily resident within the State of California.

Section 4.05. Inconsistent Agreements. The Company, each Investor and each of the Mammoth Funds represents and agrees that it has not and shall not, and its Controlled Persons have not and shall not, (i) grant any proxy, (ii) enter into or agree to be bound by any voting trust or agreement with respect to Company Securities or (iii) enter into any agreement or arrangement of any kind with any Person, in each case if any such proxy, voting trust, agreement or arrangement is inconsistent with the provisions of, or for the purpose or with the effect of denying or reducing the rights of any party to, this Agreement, the Voting Agreement or the Registration Rights Agreements (including by reducing the number of securities that the Investors are otherwise entitled to include in a registration pursuant to the Registration Rights Agreements); provided that, for the avoidance of doubt, and subject to Section 4.04(b) of the Voting Agreement, the entering into or performance of any Hedging Transaction or Financing Transaction, or the rehypothecation of Company Securities by the Hedging Counterparty in connection therewith, or any other action taken in connection therewith that is excluded from the definition of “Transfer” pursuant to the second sentence thereof, shall not be prohibited by this Section  4.05.

Section 4.06. Reserved.

Section 4.07. Confidentiality. (a) Nothing in this Agreement shall restrict or prevent any Investor Designee from sharing, and the Company acknowledges and agrees that each Investor Designee may share, with the Investor that designated such Investor Designee and such Investor’s Controlled Persons, any Confidential Information; provided that, with respect to any such Confidential Information, such Investor and such Controlled Persons (the “Receiving Party”) shall be subject to the following confidentiality obligations and such Investor shall be responsible for any breach of such obligations by its Controlled Persons (and, to the extent disclosed pursuant to clause (a)(i) below, its officers, employees and representatives):

(i) Each Receiving Party acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(A) to its officers, employees, directors, members, partners, agents, advisors and other representatives who need to know such information in connection with the performance of their duties;

(B) to the extent required by any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process to which the Receiving Party or any of its officers, employees and representatives is subject, or as may be required in connection with the assertion, prosecution or defense by such Receiving Party or any of its officers, employees and representatives of any claim, demand, action, suit or proceeding with respect to any matters related hereto; provided that the Receiving Party or its applicable officers, employees and representatives shall provide the Company with prompt notice of any such request, to the extent practicable and legally permitted, so that the Company may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable officers, employees and representatives shall reasonably cooperate (at the Company’s expense) with such efforts by the Company; and

(C) to the extent required to permit such Receiving Party or any of its officers, employees and representatives to comply with Applicable Law or applicable rules or regulations of any stock exchange on which securities of such Receiving Party or its Affiliates are listed; provided that the Receiving Party or its applicable officers, employees and representatives shall provide the Company with prior notice of any such required disclosure, to the extent practicable and legally permitted, so that the Company may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable officers, employees and representatives shall reasonably cooperate (at the Company’s expense) with such efforts by the Company.

(b) For purposes of this Agreement, “Confidential Information” means any nonpublic information received by any Receiving Party from its Investor Designee concerning the Company, its Affiliates, or its or their respective financial condition, business, operations or prospects; provided that “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its directors, officers, employees, counsel, investment advisers or other agents or representatives in violation of this Agreement, (ii) is or was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Company, (iii) was or becomes available to the Receiving Party on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to the best of the Receiving Party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company, or (iv) is independently developed by the Receiving Party without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

Section 4.08. Compliance by Subsidiaries. Each of Leopard Parent and Dragon Parent shall cause Leopard (and its Subsidiaries) and Dragon (and its Subsidiaries), respectively, to comply with their obligations under this Agreement (and guarantees such performance and any liabilities of such Persons arising from a breach hereof, which guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by Mammoth or the Company of whatever remedies they may have against Leopard (and its Subsidiaries) and/or Dragon (and its Subsidiaries)).

Section 4.09. Inapplicable to Certain Persons and Transactions.

(a) No provision of this Agreement shall be binding on any Person solely because such Person is:

(i) a Hedging Counterparty;

(ii) a holder of Company Securities as a result of the rehypothecation of Company Securities by a Hedging Counterparty or Financing Counterparty;

(iii) a transferee of Company Securities pursuant to settlement under, or pursuant to default rights or the exercise of remedies by a Hedging Counterparty or Financing Counterparty in connection with, any Hedging Transaction or Financing Transaction; or

(iv) an Investor Designee receiving Company Securities as compensation in connection with his or her service as a director of the Board; provided that such Company Securities shall be included in any calculation of beneficial ownership in accordance with the terms of this Agreement.

(b) Subject to the limitations set forth in Section 4.04(b) of the Voting Agreement, no provision of this Agreement shall prohibit any Person from entering into, performing or settling Hedging Transactions or Financing Transactions in relation to any Company Securities, or granting liens and other security interests in connection therewith, from exercising remedies thereunder, or from permitting a Hedging Counterparty to rehypothecate Company Securities in connection with a Hedging Transaction nor shall any of the foregoing described in this Section 4.09(b) be deemed, in and of itself, a violation of this Agreement.

ARTICLE 5

TERMINATION

Section 5.01. Termination. This Agreement shall automatically terminate, without any further action by any Person, upon the earlier of (i) the written agreement of each party hereto to terminate this Agreement and (ii) the consummation of (A) a transaction whereby any Person or group, other than an LD Investor or any of its Controlled Persons, would acquire, directly or indirectly, Voting Securities of the Company representing more than 50% of the Total Voting Power of the Company; (B) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than to an LD Investor or any of its Controlled Persons; or (C) a merger, consolidation, recapitalization or reorganization of the Company, and, as a result thereof, securities representing more than 50% of the Total Voting Power of the Successor Company cease to immediately thereafter be beneficially owned, directly or indirectly, by (x) the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction or (y) an LD Investor or any of its Controlled Persons. Any Investor that, together with its Controlled Persons, ceases to beneficially own any Company Securities shall cease to be bound by, or benefit from, the terms hereof (other than the provisions of Sections 4.07 and 4.08 (in respect of the provisions referred to in this Section  5.01) and Article 6).

Section 5.02. Effect of Termination. Upon any termination of this Agreement in accordance with the provisions of Section 5.01 hereof, this Agreement shall become void and of no further effect; provided that (i) the Irrevocable Resignations and the provisions of Sections 4.07 and 4.08 (in respect of this clause (i) and clause (ii) of this proviso), this Section 5.02 and Article 6 shall survive any termination pursuant to Section 5.01 and (ii) any breach occurring prior to such termination shall survive such termination.

Section 5.03. Consequences of Breach. Upon the occurrence of a Willful Breach by an LD Investor of Section 4.01 of this Agreement or the Voting Agreement that has a material negative consequence on the Company or Mammoth or any of their respective Controlled Persons (in each case, that if curable, is not cured within 10 days of written notice thereof), in addition to any and all other remedies that may be available to any other party, and without any further action by any Person, the rights, benefits and entitlements of such LD Investor and its Controlled Persons under the terms of this Agreement (including, but not limited to, the rights, benefits and entitlements set forth in Article 2 and Article 3), Section 2.01(c) and Section 3.03 of the Voting Agreement and the applicable LD Registration Rights Agreement shall cease and be of no further force or effect with respect to such breaching LD Investor; provided that (a) the obligations and agreements of, and restrictions and limitations on, such LD Investor shall remain binding upon such LD Investor and shall continue in full force and effect and (b) such LD Investor shall cause its designated LD Designee, if any, to promptly irrevocably tender his or her resignation from the Board and any committee on which he or she serves, effective immediately upon its acceptance by the Company, pursuant to the terms of his or her Irrevocable Resignation.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Successors and Assigns. (a) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise. Notwithstanding the foregoing, this Agreement shall be assignable (i) among Leopard Parent and its Controlled Persons and (ii) among Dragon Parent and its Controlled Persons; provided that no such assignment shall relieve Leopard Parent or Dragon Parent of their obligations pursuant to this Agreement.

(c) Except as expressly set forth in this Agreement, including Section 6.12, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(d) The Company agrees that the Company will not enter into any transaction or take any other action resulting in the creation of a New Company, unless proper provision is made so that each of the Company and such New Company, as applicable, succeeds to the provisions of this Agreement, mutatis mutandis, including by entry into an investor rights agreement with the Investors or their applicable Affiliates.

Section 6.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given: (i) if to the Company, to the contact information set forth under the Company’s name on its signature page hereto, and (ii) if to an Investor, to the contact information set forth under such Investor’s name on its signature page hereto, or such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 6.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 6.04. Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 6.05. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.02 shall be deemed effective service of process on such party.

Section 6.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.07. Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.08. Several Liability. The obligations of the Investors under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor. In the event of any damages arising out of the breach of this Agreement by two or more Investors, each Investor shall be responsible only for the portion of such damages arising from such Investor’s own breach.

Section 6.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 6.10. Entire Agreement. This Agreement, the Voting Agreement and the Registration Rights Agreements constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof. In furtherance hereof, the parties hereby agree that the LGEC IRA and the LG Studios IRA are hereby superseded and terminated in their entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into the New IRAs, subject to Article 5 of the LGEC IRA and Section 5.02 of the LG Studios IRA.

Section 6.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.12. Waiver and Release. Notwithstanding anything to the contrary in this Agreement or the Voting Agreement, the Investors hereby irrevocably acknowledge and agree that the execution of this Agreement, together with the New Lionsgate IRA by the parties thereto, constitutes full performance and satisfaction of Section 6.01(d) of the LG Studios IRA and Section 6.01(d) of the LGEC IRA in connection with the Transactions and any future transaction involving the Company or any of its Subsidiaries. Each Investor, on behalf of itself and its Controlled Persons and Affiliates and its and their respective officers, directors, equity holders, managers, employees, representatives, agents, successors and assigns, hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, matured or unmatured, arising at law or in equity, which any of them have, may have, or might assert at the time of execution of this Agreement against New Lionsgate, LG Studios or the Company and/or their respective Controlled Persons, Affiliates, officers, directors, equity holders, managers, employees, representatives, agents, successors and assigns (the “Company Parties”), directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement, arising out of, related to, based upon, or in any manner connected with any actual or alleged breach of Section 6.01(d) of the LG Studios IRA and/or Section 6.01(d) of the LGEC IRA, solely in connection with the Transaction, prior to the execution of this Agreement. This Section 6.12 is intended to benefit, and to be enforceable by, each of the Company Parties and their respective legal representatives, successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MHR Fund Management LLC

By:
Name:
Title:

For Notices:

MHR Fund Management LLC 1345 Avenue of the Americas, Floor 42
New York, NY 10105
Attention: Janet Yeung
Facsimile No.: (212) 262-9356
Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Clifford Chance
Two Manhattan West 375 9th Ave.
New York, NY 10001
Attention: David I. Schultz
Email: David.Schultz@CliffordChance.com

Signature Page to Investor Rights Agreement

MHR Capital Partners Master Account LP
By:	MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR Capital Partners (100) LP
By:	MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR Institutional Partners II LP
By:	MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

MHR Institutional Partners IIA LP
By:	MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

Signature Page to Investor Rights Agreement

MHR Institutional Partners III LP
By:	MHR Institutional Advisors III LLC,
its general partner

By:
Name:
Title:

MHR Institutional Partners IV LP
By:	MHR Institutional Advisors IV LLC,
its general partner

By:
Name:
Title:

For Notices:

MHR Fund Management LLC 1345 Avenue of the Americas, Floor 42
New York, NY 10105
Attention: Janet Yeung
Facsimile No.: (212) 262-9356
Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Clifford Chance
Two Manhattan West 375 9th Ave.
New York, NY 10001
Attention: David I. Schultz

Signature Page to Investor Rights Agreement

Liberty Global Ventures Limited

By:
Name:
Title:

Liberty Global Ltd.

By:
Name:
Title:

For Notices:

Liberty Global Ltd.
1550 Wewatta Street
Suite 1000
Denver, Colorado 80202
Attention:	General Counsel,
Legal Department
E-mail:	LegalUS@libertyglobal.com

with a copy to:

Liberty Global Ventures Limited
Griffin House
161 Hammersmith Road
London, United Kingdom, W6 8BS
Attention:	General Counsel,
Legal Department
E-mail:	LegalUS@libertyglobal.com

with a copy (which shall not constitute notice) to:

A&O Shearman
599 Lexington Avenue
New York, NY 10022
Attention:	Daniel Litowitz
Cody Wright
E-mail:	daniel.litowitz@aoshearman.com
cody.wright@aoshearman.com

Signature Page to Investor Rights Agreement

Discovery Lightning Investments Ltd.

By:
Name:
Title:

Warner Bros. Discovery, Inc.

By:
Name:
Title:

For Notices:

Discovery Lightning Investments, Ltd c/o Warner Bros. Discovery, Inc. 230 Park Avenue South
New York, NY 10003
Attention: Tara L. Smith, Executive Vice President, Legal, Capital Markets & Corporate Secretary, Global Head of ESG
E-mail: Tara.Smith@wbd.com

with a copy to:

Warner Bros. Discovery, Inc. 230 Park Avenue South
New York, NY 10003
Attention: Tara L. Smith, Executive Vice President, Legal, Capital Markets & Corporate Secretary, Global Head of ESG
E-mail: Tara.Smith@wbd.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 66 Hudson Boulevard E
New York, NY 10001
Attention: Jonathan E. Levitsky
Benjamin R. Pedersen
E-mail: jelevitsky@debevoise.com
brpeders@debevoise.com

Signature Page to Investor Rights Agreement

Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.),

By:
Name:
Title:

For Notices:

Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.) 1647 Stewart Street
Santa Monica, CA 90404
Attention: General Counsel
E-mail: Audrey.Lee@starz.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention: David E. Shapiro;
Mark A. Stagliano
Email:	DEShapiro@wlrk.com
MAStagliano@wlrk.com

Signature Page to Investor Rights Agreement

EXHIBIT A-1

FORM OF IRREVOCABLE RESIGNATION

FOR INVESTOR DESIGNEES OF MHR FUND MANAGEMENT LLC

Board of Directors

Starz Entertainment Corp.

1647 Stewart Street

Santa Monica, CA 90404

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 2.01(a) of that certain Investor Rights Agreement, dated as of [●], by and among Starz Entertainment Corp. (the “Company”), MHR Fund Management LLC, Liberty Global Ventures Limited, Discovery Lightning Investments Ltd., Liberty Global Ltd. and Warner Bros. Discovery, Inc. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. In connection with my appointment to the Board of Directors (the “Board”) of the Company, I hereby irrevocably tender my resignation from my position as a director of the Company and from any and all committees of the Board on which I serve; provided that this resignation shall be effective upon, and only in the event that the Board accepts this resignation following, receipt of notice from the Company that I am the Investor Designee designated by Mammoth to resign pursuant to Section 2.01(h) of the Agreement) or the Agreement is terminated in accordance with Section 5.01 thereof.

Sincerely,

Name:

EXHIBIT A-2

FORM OF IRREVOCABLE RESIGNATION

FOR INVESTOR DESIGNEE OF LIBERTY GLOBAL LTD. OR WARNER BROS DISCOVERY, INC.

Board of Directors

Starz Entertainment Corp.

1647 Stewart Street

Santa Monica, CA 90404

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 2.01(a) of that certain Investor Rights Agreement, dated as of [●], by and among Starz Entertainment Corp. (the “Company”), MHR Fund Management LLC, Liberty Global Ventures Limited, Discovery Lightning Investments Ltd., Liberty Global Ltd. and Warner Bros. Discovery, Inc. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. In connection with my appointment to the Board of Directors (the “Board”) of the Company, I hereby irrevocably tender my resignation from my position as a director of the Company and from any and all committees of the Board on which I serve; provided that this resignation shall be effective upon, and only in the event that the Board accepts this resignation following, receipt of notice from the Company that: I am the Investor Designee designated by [Leopard Parent] [and] [Dragon Parent] to resign pursuant to Section 2.01(i) of the Agreement or the Agreement is terminated in accordance with Section 5.01 thereof.

Sincerely,

Name:

Annex FF

Final Form

VOTING AGREEMENT

dated as of

[●]

among

STARZ ENTERTAINMENT CORP.,

LIBERTY GLOBAL VENTURES LIMITED,

DISCOVERY LIGHTNING INVESTMENTS LTD.,

MHR FUND MANAGEMENT LLC,

LIBERTY GLOBAL LTD.,

WARNER BROS. DISCOVERY, INC.,

and

the Mammoth Funds (as defined herein)

FF-ii

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of [●], among MHR Fund Management LLC, a Delaware limited liability company (“Mammoth”), the affiliated funds of Mammoth party hereto (the “Mammoth Funds”), Liberty Global Ventures Limited (f/k/a Liberty Global Incorporated Limited), a limited company organized under the laws of England and Wales (“Leopard”), Discovery Lightning Investments Ltd., a limited company organized under the laws of England and Wales (“Dragon”), Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.), a corporation organized under the laws of British Columbia, Canada (subject to Section 1.02(b), the “Company”), Liberty Global Ltd. (f/k/a Liberty Global plc), a Bermuda exempted company limited by shares (“Leopard Parent”), and Warner Bros Discovery, Inc. (f/k/a Discovery Communications, Inc.), a Delaware corporation (“Dragon Parent” and, together with Mammoth and Leopard Parent, the “Investors” and each, an “Investor”) (collectively, the “Parties). At all times prior to the Effective Time, the Company is referred to as “LGEC”).

W I T N E S S E T H :

WHEREAS, the Investors, the Mammoth Funds, Leopard, Dragon, LGEC and Lionsgate Studios Corp., a corporation organized under the laws of British Columbia, Canada (“LG Studios”), are party to that certain Voting and Standstill Agreement, dated as of November 10, 2015, as amended on June 30, 2016 and May 13, 2024 (as so amended, the “Original Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Original Agreement); and

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (defined below), in each case on a pro rata basis and as more fully described in the Separation Agreement, dated as of [●], by and among LGEC, New Lionsgate, LG Studios and LG Sirius Holdings ULC.

WHEREAS, the board of directors of LG Studios has determined that it is advisable and in the best interests of its shareholders to approve a special resolution adopting a statutory Plan of Arrangement;

WHEREAS, in connection with the Separation Agreement and the Transactions (as defined in the Separation Agreement), the Parties desire, effective as of Effective Time, to terminate the Original Agreement and enter into this Agreement and that certain Voting Agreement, dated as of the date hereof, by and among New Lionsgate and the Parties (excluding Dragon and Dragon Parent) (the “Other Voting Agreement”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Controlled Person of such Person, (ii) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (iii) any Person (and its Subsidiaries) in relation to which such Person or any of its Controlled Persons is required, from time to time, whether alone or as part of a group, to make or maintain a filing with the SEC on Schedule 13D. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that in no event shall the Company, New Lionsgate or any of their respective Subsidiaries or controlled Affiliates be considered an Affiliate of any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of the Company, New Lionsgate or any of their respective Subsidiaries or controlled Affiliates.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, provincial, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that (i) the words “within 60 days” in Rule 13d-3(d)(1)(i) shall be disregarded for the purposes of this Agreement and (ii) a Person shall also be deemed to be the beneficial owner of, without duplication, (a) all Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (b) all Common Shares which such Person has or shares the right to vote or dispose (provided that no Investor will be deemed to beneficially own Common Shares by virtue of the Company Investor Rights Agreement, this Agreement or any agreement or arrangement among the Investors related thereto), (c) all Common Shares to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of an amount of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such Person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of Common Shares, and (d) for the avoidance of doubt, all Common Shares that are subject to a Hedging Transaction by such Person, except to the extent such Common Shares are delivered to the Hedging Counterparty in respect of (x) the settlement, termination or cancellation of such Hedging Transaction or (y) a foreclosure by the Hedging Counterparty; and provided, further, that no Investor will be deemed to beneficially own Common Shares by virtue of the Company Investor Rights Agreement, this Agreement or any agreement or arrangement among the Investors related thereto.

“Board” means, subject to Section 1.02(b), the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia or New York, New York are authorized or required by Applicable Law to close.

“Change of Control Transaction” means, subject to Section 1.02(b), (i) a transaction whereby any Person or group would acquire, directly or indirectly, Voting Securities representing more than 50% of the Total Voting Power; (ii) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or (iii) a merger, consolidation, recapitalization or reorganization of the Company, unless securities representing more than 50% of the Total Voting Power of the Successor Company are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction.

“Common Share” means, subject to Section 1.02(b), a common share without par value of the Company, and any other security into which such Common Shares may hereafter be converted or exchanged.

“Company Investor Rights Agreement” means that certain investor rights agreement, dated as of the date hereof, by and among Mammoth, Leopard, Dragon, the Company, Leopard Parent, Dragon Parent and the Mammoth Funds.

“Company Securities” means, subject to Section 1.02(b), (i) the Common Shares, (ii) securities convertible or exercisable into, or exchangeable for, Common Shares, (iii) any other Voting Securities, (iv) any other equity or equity-linked security issued by the Company, (v) options, warrants or other rights to acquire any of the foregoing, and (vi) Subsidiary Securities (in each case whether or not issued by the Company or its Subsidiaries). For the avoidance of doubt, each of the foregoing (i) through (vi) shall include any securities exposure to which is held in derivative form.

“Controlled Person” means, with respect to any Person, any other Person controlled by such Person. For the purpose of this definition, the term “control” (including, with a correlative meaning, the term “controlled by”), as used with respect to any Person, means either (i) beneficial ownership, directly or indirectly, of securities of any Person that represent 50% or more of the vote in the election of directors (or equivalent) or otherwise entitle the holder to nominate or designate a majority of the directors (or equivalent), or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any LD Investor, a Controlled Person shall also include any Person which is jointly controlled, directly or indirectly, by such LD Investor and one or more other LD Investors (and beneficial ownership shall be aggregated for such purposes). With respect to Mammoth, a Controlled Person shall also include any investment fund or investment vehicle that is managed or advised by Mammoth or one of its Affiliates.

“Effective Time” has the meaning ascribed to “Separation Effective Time” in the Plan of Arrangement.

“Excess Securities” means such number of Voting Securities representing the amount of Voting Power, if any, by which the Voting Power represented by Voting Securities beneficially owned, in the aggregate, by all LD Investors and their respective Affiliates and any Person that is a member of a group with any such Persons with respect to Company Securities exceeds 18.5% of the Total Voting Power. For the purposes of the definition of “Excess Securities,” Mammoth and its Affiliates shall not under any circumstances constitute part of a “group” with the LD Investors or any of their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934.

“Financial Institution” means a bank of internationally recognized standing that acts as a lender, secured party or other counterparty in Hedging Transactions and Financing Transactions without the purpose of influencing or controlling the management or policies of the Person that issued the equity securities pledged in such Financing Transactions or Hedging Transactions.

“Financing Counterparty” means any Financial Institution acting as lender, secured party or other counterparty in connection with a Financing Transaction.

“Financing Transaction” means any bona fide loan, borrowing or other transaction (other than any Hedging Transaction) used to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities that (i) could not result in any Investor or any of its Controlled Persons ceasing to have the power to vote or direct the voting of any Company Securities (other than in connection with a default or the exercise of remedies by a Financing Counterparty) and (ii) does not have the effect of hedging any Investor’s or any of its Controlled Persons’ exposure to changes in the market price of any Company Securities (provided that, for the avoidance of doubt, a margin loan shall not be considered to have a hedging effect for this purpose).

“Governmental Authority” means any transnational, domestic or foreign, federal, provincial, state or local governmental, regulatory, self-regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“group” has meaning within the meaning of Section 13(d)(3) of the Exchange Act.

“Hedging Counterparty” means any Financial Institution acting as counterparty in connection with a Hedging Transaction.

“Hedging Transaction” means any forward, prepaid forward, put, call, collar, or other transaction pursuant to which any Person seeks to hedge its exposure to changes in the market price of any Company Securities (including to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities).

“Investor Designee” means any director of the Board who has been nominated by an Investor pursuant to the terms of the Company Investor Rights Agreement.

“Investor Rights Agreements” means, collectively, (i) the Company Investor Rights Agreement and (ii) that certain investor rights agreement, dated as of the date hereof, by and among Mammoth, Leopard, New Lionsgate, Leopard Parent and the Mammoth Funds.

“Joinder Transfer” means a Transfer, or series of related Transfers, of Company Securities that would result in or involve (x) a transferee acquiring a number of such Company Securities that would result in such Person, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, becoming a beneficial owner of 5% or more of (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), (y) the Transfer of Company Securities to any Person who at such time beneficially owns, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, 5% or more of (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), or (z) Company Securities being acquired by an Affiliate of an LD Investor or any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities. For the purposes of the definition of “Joinder Transfer,” any Transfer or series of Related Transfers, of Company Securities to Mammoth or any of its Affiliates shall not under any circumstances constitute a Joinder Transfer.

“LD Investor” means, collectively, Leopard Parent, Dragon Parent and any other Person that is required to become a party to this Agreement pursuant to Section 4.01.

“LD Registration Rights Agreements” means (i) that certain Registration Rights Agreement dated as of the date hereof by and among the Company and Leopard and (ii) that certain Registration Rights Agreement dated as of the date hereof by and among the Company and Dragon.

“LD Required Vote Amount” means, with respect to any LD Investor at any time, a number of votes equal to (a) the aggregate Voting Power represented by the Voting Securities beneficially owned by such LD Investor and its Controlled Persons at such time multiplied by (b) a fraction, (x) the numerator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time (other than Voting Power represented by the Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction) and (y) the denominator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time.

“Mammoth Required Vote Amount” means, at any time, a number of votes equal to (a) the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time multiplied by (b) a fraction, (x) the numerator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by the LD Investors and their respective Controlled Persons at such time (other than Voting Power represented by the Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction) and (y) the denominator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by the LD Investors and their respective Controlled Persons at such time.

“New Company” means (i) a Successor Company resulting from a Change of Control Transaction resulting in the Company being controlled by an Affiliate (other than a Controlled Person) of an LD Investor or (ii) a Successor Company not resulting from a Change of Control Transaction.

“New Lionsgate” means Lionsgate Studios Holding Corp., a corporation organized under the laws of British Columbia, Canada.

“New Lionsgate New Common Shares” means the common shares, without par value, of New Lionsgate.

“Parent Change of Control Transaction” means, with respect to Leopard Parent or Dragon Parent, (i) a transaction whereby any Person or group would acquire, directly or indirectly, voting securities representing more than 50% of the total voting power of such Person; or (ii) a merger, consolidation, recapitalization or reorganization of such Person.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Starz Common Shares” means the common shares, without par value, of Starz, created pursuant to the Plan of Arrangement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided that none of the Company or any Subsidiary or controlled Affiliate of the Company shall be considered a Subsidiary of any Investor or any of its Affiliates for purposes of this Agreement.

“Subsidiary Securities” means, subject to Section 1.02(b), (i) the common stock of any Subsidiary of the Company, (ii) securities convertible or exercisable into, or exchangeable for, the common stock of any such Subsidiary, (iii) any shares of common stock or other voting securities of any such Subsidiary entitled, in the ordinary course, to vote in the election of directors of any such Subsidiary, (iv) any other equity or equity-linked security issued by any such Subsidiary and (v) options, warrants or other rights to acquire any of the foregoing (in each case whether or not issued by the Company or any such Subsidiary). For the avoidance of doubt, each of the foregoing clauses (i) through (v) shall include any securities exposure to which is held in derivative form.

“Successor Company” means any entity (i) that is the issuer of any securities into which any Company Securities or Subsidiary Securities are converted, exchanged, changed or reclassified (including by operation of law) or (ii) the securities of which are distributed in respect of Company Securities or Subsidiary Securities (including in connection with a spin off transaction).

“Total Voting Power” means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities in the election of directors.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transfer” shall exclude, however, with respect to any Company Securities, the entry into or performance of any Hedging Transaction or Financing Transaction in respect of such Company Securities and any payment or settlement thereunder, the granting of any lien, pledge, security interest, or other encumbrance in or on such Company Securities to a Hedging Counterparty or Financing Counterparty in connection with any Hedging Transaction or Financing Transaction, the rehypothecation of any Company Securities by the Hedging Counterparty or Financing Counterparty in connection with a Hedging Transaction or Financing Transaction, and any transfer to, by or at the request of such Hedging Counterparty or Financing Counterparty in connection with an exercise of remedies by the Hedging Counterparty or Financing Counterparty under such Hedging Transaction or Financing Transaction.

“Voting Power” means the aggregate number of votes which may be cast by a holder of outstanding Voting Securities in the election of directors.

“Voting Securities” means, subject to Section 1.02(b), Common Shares entitled to vote in the election of directors of the Company and all other securities of the Company entitled to vote in the election of directors of the Company.

“Willful Breach” means, with respect to any Party, a material breach, or failure to perform, that is the consequence of an intentional action or omission of such Party or any of its Controlled Persons with the actual knowledge that the taking of, or failure to take, such action would, or would be reasonably expected to, cause a material breach of this Agreement.

Section 1.02 Other Definitional and Interpretative Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are, unless expressly stated otherwise, to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(b) The terms Board, Change of Control Transaction, Common Shares, Company, Company Securities, Subsidiary Securities and Voting Securities shall be deemed to include applicable references to any New Company and such terms (including as used in other defined terms) shall be construed accordingly.

ARTICLE II

RESERVED

ARTICLE III

VOTING ARRANGEMENTS

Section 3.01 Reserved.

Section 3.02 Excess Securities. Each LD Investor agrees that such LD Investor shall, and shall cause its Controlled Persons to, as applicable, (a) cause the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Voting Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by such LD Investor and/or any of its Controlled Persons to be present for quorum purposes at any shareholder meeting of the Company considering any merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving the Company or any of its Subsidiaries (and any proposal relating to (i) the issuance of capital, (ii) an increase in the authorized capital or (iii) an amendment to any constitutional documents in connection with any of the foregoing, in the case of this clause (iii), so long as such proposal does not have a disproportionately adverse effect (not solely resulting from the proportionate number of Voting Securities held by the LD Investors and their Controlled Persons) on the LD Investors and their Controlled Persons as compared to the other holders of Voting Securities) and (b) vote its and their respective pro rata portion of the Excess Securities, or execute proxies or written consents with respect to the same, as the case may be, approving such transaction (and any proposal relating to (i) the issuance of capital, (ii) an increase in the authorized capital or (iii) an amendment to any constitutional documents in connection with any of the foregoing, in the case of this clause (iii), so long as such proposal does not have a disproportionately adverse effect (not solely resulting from the proportionate number of Voting Securities held by the LD Investors and their Controlled Persons) on the LD Investors and their Controlled Persons as compared to the other holders of Voting Securities) in the same proportion as the votes cast by all shareholders of the Company on such matter (other than votes cast by the LD Investors, their respective Affiliates or any Person that is a part of a group with any such Persons). For the purposes of this Section 3.02, Mammoth and its Affiliates shall not under any circumstances constitute part of a group with the LD Investors or any of their Affiliates. For purposes of this Section 3.02, “pro rata portion” means, with respect to any LD Investor and its Controlled Persons, a number of Voting Securities representing Voting Power equal to the product of (x) the Excess Securities multiplied by (y) a fraction, (1) the numerator of which is the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by such LD Investor and/or any of its Controlled Persons and (2) the denominator of which is the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by all LD Investors and/or any of their respective Controlled Persons in the aggregate.

Section 3.03 Investor Board Designees.

(a) Subject to the following sentence, each Investor agrees that, for so long as any Investor has the right to nominate at least one Investor Designee, each Investor shall, and shall cause each of its Controlled Persons to, (i) cause the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) to be voted in favor of all Investor Designees of any other Investor and (ii) not vote any of the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such

Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of the removal of any Investor Designee of any other Investor; provided that, if an Investor entitled to nominate any such director shall request in writing the removal of such director, each other Investor shall, and shall cause each of its Controlled Persons to, vote the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of such removal. Notwithstanding the foregoing, with respect to each Investor and its Controlled Persons, the voting obligations in this Section 3.03 shall only apply, in the case of Mammoth, to the Mammoth Required Vote Amount, and, in the case of each LD Investor, to the LD Required Vote Amount with respect to such LD Investor.

(b) In the event that any person designated by an LD Investor to be an Investor Designee in accordance with the Company Investor Rights Agreement shall have failed to be elected or appointed as a director on the Board in accordance with Section 2.01 of the Company Investor Rights Agreement as a result of a breach by the Company of its obligations under Section 2.01(d) of the Company Investor Rights Agreement or a breach by Mammoth of its obligations under Section 3.03(a) of this Agreement:

(i) the Company shall use its best efforts to appoint such person to the Board as an “additional director” under Applicable Law, including by increasing the size of the Board if necessary therefor;

(ii) to the extent that the Company is unable or unwilling to, or otherwise does not, appoint such person to the Board in accordance with Section 3.03(b)(i) above, such LD Investor shall use its best efforts to pursue all legal remedies reasonably available to it (including seeking specific performance), at the reasonable cost and expense of the breaching Party(ies), to enforce its rights under Article 2 of the Company Investor Rights Agreement and this Section 3.03; and

(iii) Mammoth shall use its best efforts to cooperate with and facilitate the efforts of the Company and such LD Investor under Section 3.03(b)(i) and Section 3.03(b)(ii) above.

Section 3.04 Reserved.

ARTICLE IV

OTHER AGREEMENTS

Section 4.01 Agreement to Be Bound. No LD Investor or any of its Controlled Persons shall, directly or indirectly, Transfer any Company Securities (including any primary or secondary sales (by merger, consolidation or otherwise) of any equity interests of any Controlled Person of an LD Investor) unless the transferee, at the time of and as a condition to such Transfer, agrees to be bound by the terms of this Agreement as if it were an LD Investor by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company; provided that this Section 4.01 shall not apply to a Transfer of Company Securities that would not constitute a Joinder Transfer. The provisions of this Section 4.01 shall not have any applicability to the Transfer of securities of Leopard Parent or Dragon Parent, including as a result of a merger, consolidation, recapitalization, or reorganization of Leopard Parent or Dragon Parent; provided that in the event of a Parent Change of Control Transaction, the rights, benefits, entitlements and obligations of the applicable LD Investor and its Controlled Persons under this Agreement and the Company Investor Rights Agreement shall cease and be of no further force or effect with respect to the applicable LD Investor (and for the avoidance of doubt such LD Investor shall cause its Investor Designees to resign from the Board in connection with such Parent Change of Control), unless (i) the ultimate parent entity of the surviving company in such Parent Change of Control Transaction agrees to comply with the restrictions and obligations of this Agreement and the Company Investor Rights Agreement as if it were Leopard Parent or Dragon Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company or (ii) such Parent Change of Control involves an LD Investor or any of its Affiliates, in which case the ultimate parent entity of the surviving company in such Parent Change of Control Transaction shall agree to comply with the restrictions and obligations of this Agreement and the Company Investor Rights Agreement as if it were Leopard Parent or Dragon Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company.

Section 4.02 Information Relating to Affiliates. Within 5 Business Days of receipt by an LG Investor of a written request by Mammoth or the Company, such LG Investor shall deliver to Mammoth or the Company, as applicable, (i) a true and correct list identifying, as of the date of such list, each of its Affiliates who beneficially owns Company Securities and/or Voting Securities and the amount of Company Securities and/or Voting Securities beneficially owned by such Affiliates, in each case, to the extent known by such LG Investor after reasonable inquiry and (ii) other information reasonably requested by such Person to monitor compliance with Article 3. In addition, each Investor shall provide to the other Investors written notice as soon as practicable after (x) the entry into any Hedging Transaction or Financing Transaction and (y) any rehypothecation or other event with respect to a Hedging Transaction or a Financing Transaction that would reasonably be expected to result in such Investor losing its right to vote any Company Securities.

Section 4.03 Consequences of Breach. Upon the occurrence of a Willful Breach by an LG Investor of this Agreement that has a material negative consequence on the Company or Mammoth or any of their respective Controlled Persons (that, if curable, is not cured within 10 days of written notice thereof), in addition to any and all other remedies that may be available to any other Party, and without any further action by any Person, the rights, benefits and entitlements of such LG Investor and its Controlled Persons under Section 2.01(c) and Section 3.03 of this Agreement, the Company Investor Rights Agreement and the LG Registration Rights Agreements shall cease and be of no further force or effect; provided that the obligations and agreements of, and restrictions and limitations on, such LG Investor shall remain binding upon such LG Investor and shall continue in full force and effect.

Section 4.04 Inapplicable to Certain Persons and Transactions.

(a) No provision of this Agreement shall be binding on any Person solely because such Person is:

(i) a Hedging Counterparty;

(ii) a holder of Company Securities as a result of the rehypothecation of Company Securities by a Hedging Counterparty or Financing Counterparty;

(iii) a transferee of Company Securities pursuant to settlement under, or pursuant to default rights or the exercise of remedies by a Hedging Counterparty or Financing Counterparty in connection with, any Hedging Transaction or Financing Transaction; or

(iv) an Investor Designee receiving Company Securities as compensation in connection with his or her service as a director of the Board; provided that such Company Securities shall be included in any calculation of beneficial ownership in accordance with the terms of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, each Investor shall not, and shall not permit any of its Controlled Persons to, enter into any Hedging Transaction that would result in more than 50% of the Voting Power represented by Voting Securities beneficially owned by such Persons in the aggregate being subject to Hedging Transactions (other than Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”). Except for Hedging Transactions or Financing Transactions, none of the Investors or any of their respective Controlled Persons shall enter into any loan, borrowing, hedging or other similar arrangement with respect to any Company Securities in which such Investor or any of its Controlled Persons has beneficial ownership.

(c) Other than as set forth in Section 4.04(b) of this Agreement or Section 4.01(a) of the Company Investor Rights Agreement, no provision of this Agreement shall prohibit any Person from entering into, performing or settling Hedging Transactions or Financing Transactions in relation to any Company Securities, or granting liens and other security interests in connection therewith, from exercising remedies thereunder, or from permitting a Hedging Counterparty to rehypothecate Company Securities in connection with a Hedging Transaction, nor shall any of the foregoing described in this Section 4.04(c) be deemed, in and of itself, a violation of this Agreement.

Section 4.05 Compliance by Subsidiaries. Each of Leopard Parent and Dragon Parent shall cause Leopard (and its Subsidiaries) and Dragon (and its Subsidiaries), respectively, to comply with their obligations under this Agreement (and guarantees such performance and any liabilities of such Persons arising from a breach hereof, which guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by Mammoth or the Company of whatever remedies they may have against Leopard (and its Subsidiaries) and/or Dragon (and its Subsidiaries)).

ARTICLE V

TERMINATION

Section 5.01 Termination. This Agreement shall automatically terminate, without any further action by any Person, upon (i) the written agreement of each Party to terminate this Agreement or (ii) the occurrence of any Change of Control Transaction resulting in the creation of a New Company pursuant to clause (a)  of the definition thereof.

Section 5.02 Effect of Termination. Upon any termination of this Agreement in accordance with the provisions of Section 5.01 hereof, this Agreement shall become void and of no further effect; provided that (i) the provisions of Section 4.05, this Section 5.02 and Article 6 shall survive any termination pursuant to Section 5.01 and (ii) any breach occurring prior to such termination shall survive such termination.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Successors and Assigns.

(a) This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, legal representatives and permitted assigns.

(b) Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party pursuant to any transfer of Company Securities or otherwise.

(c) Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

Section 6.02 Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including (i) confirmed facsimile transmission and (ii) electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given to the contact information set forth under such Investor’s name on its signature page hereto, or such other address, facsimile number or email address as such Party may hereafter specify in writing to all Parties for the purpose by notice to the other Parties. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 6.03 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. For the avoidance of doubt, the Parties acknowledge and agree that it is intended that the Company and Mammoth are separate beneficiaries of all the LG Investors’ obligations under this Agreement and, accordingly, each of the Company and Mammoth shall be separately entitled to bring an action seeking an injunction to prevent breaches of, or enforce compliance with, such obligations, and any waiver of such obligations shall require the written waiver of each of the Company and Mammoth separately; provided that if Mammoth (together with its Affiliates) ceases to beneficially own at least 5,000,000 Common Shares (adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth shall no longer be entitled to enforce, or be required to waive or to consent to any waiver by the Company of, such obligations of the LG Investors. No Investor shall be entitled to recover from any other Investor or the Company (i) punitive damages or (ii) except in the case of a Willful Breach, consequential damages.

Section 6.04 Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 6.05 Jurisdiction. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 6.02 shall be deemed effective service of process on such Party.

Section 6.06 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.07 Several Liability. The obligations of the Investors under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor. In the event of any damages arising out of the breach of this Agreement by two or more Investors, each Investor shall be responsible only for the portion of such damages arising from such Investor’s own breach.

Section 6.08 Specific Performance. Each Party acknowledges that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.09 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

Section 6.10 Entire Agreement. This Agreement, the Other Voting Agreement, the Investor Rights Agreements and the Registration Rights Agreements (as defined in the Investor Rights Agreements) constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof and thereof. In furtherance hereof, the Parties agree that the Original Agreement is hereby superseded and terminated in its entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into this Agreement and the Other Voting Agreement by the parties thereto, subject to Section 5.02 of the Original Agreement.

Section 6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.12 Authority; Effect. Each Party, severally and not jointly, represents and warrants to and agrees with each other Party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such Party and do not violate any agreement or other instrument applicable to such Party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the Parties, or to constitute any of such Parties members of a joint venture or other association.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STARZ ENTERTAINMENT CORP.

By:
Name:	Audrey Lee
Title:	General Counsel

For Notices:
Starz Entertainment Corp.
1647 Stewart Street
Santa Monica, CA 90404
Attention: General Counsel
E-mail: Audrey.Lee@starz.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: David E. Shapiro;

Mark A. Stagliano
Email:	DEShapiro@wlrk.com
MAStagliano@wlrk.com

[Signature Page to Voting Agreement]

MHR Fund Management LLC

By:
Name:
Title:

For Notices:

MHR Fund Management LLC
1345 Avenue of the Americas, Floor 42
New York, NY 10105
Attention: Janet Yeung
Facsimile No.: (212) 262-9356
Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Clifford Chance
Two Manhattan West
375 9th Ave.
New York, NY 10001
Attention: David I. Schultz
Email: David.Schultz@CliffordChance.com

[Signature Page to Voting Agreement]

MHR Capital Partners Master Account LP

By: MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR Capital Partners (100) LP

By: MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR Institutional Partners II LP

By: MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

MHR Institutional Partners IIA LP

By:	MHR Institutional Advisors II LLC,
its general partner

By:
Name:
Title:

[Signature Page to Voting Agreement]

MHR Institutional Partners III LP

By:	MHR Institutional Advisors III LLC,
its general partner

By:
Name:
Title:

MHR Institutional Partners IV LP

By:	MHR Institutional Advisors IV LLC,
its general partner

By:
Name:
Title:

For Notices:

MHR Fund Management LLC
1345 Avenue of the Americas, Floor 42
New York, NY 10105
Attention: Janet Yeung
Facsimile No.: (212) 262-9356
Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Clifford Chance
Two Manhattan West
375 9th Ave.
New York, NY 10001
Attention: David I. Schultz
Email: David.Schultz@CliffordChance.com

[Signature Page to Voting Agreement]

Liberty Global Ventures Limited

By:
Name:
Title:

Liberty Global Ltd.

By:
Name:
Title:

For Notices:

Liberty Global Ltd.
1550 Wewatta Street
Suite 1000
Denver, Colorado 80202
Attention:	General Counsel,
Legal Department
E-mail:	LegalUS@libertyglobal.com

with a copy to:

Liberty Global Ventures Limited
Griffin House
161 Hammersmith Road
London, United Kingdom, W6 8BS
Attention:	General Counsel,
Legal Department
E-mail:	LegalUS@libertyglobal.com

with a copy (which shall
not constitute notice) to:

A&O Shearman
599 Lexington Avenue
New York, NY 10022
Attention:	Daniel Litowitz
Cody Wright
E-mail:	daniel.litowitz@aoshearman.com
cody.wright@aoshearman.com

[Signature Page to Voting Agreement]

Discovery Lightning Investments Ltd.

By:
Name:
Title:

Warner Bros. Discovery, Inc.

By:
Name:
Title:

For Notices:

Discovery Lightning Investments, Ltd c/o Warner Bros. Discovery, Inc. 230 Park Avenue South
New York, NY 10003
Attention: Tara L. Smith, Executive Vice President, Legal, Capital Markets & Corporate Secretary, Global Head of ESG
E-mail: Tara.Smith@wbd.com with a copy to:

Warner Bros. Discovery, Inc. 230 Park Avenue South
New York, NY 10003
Attention: Tara L. Smith, Executive Vice President, Legal, Capital Markets & Corporate Secretary, Global Head of ESG
E-mail: Tara.Smith@wbd.com with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 66 Hudson Boulevard E
New York, NY 10001
Attention:	Jonathan E. Levitsky
Benjamin R. Pedersen
E-mail:	jelevitsky@debevoise.com
brpeders@debevoise.com

[Signature Page to Voting Agreement]

Annex GG

Final Form

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

STARZ ENTERTAINMENT CORP.

AND

THE PERSONS LISTED ON THE

SIGNATURE PAGES HEREOF

DATED AS OF [●], 2025

GG-i

GG-ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2025, by and among Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.), a corporation organized under the laws of British Columbia, Canada (the “Company”) and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined), including any Additional Holders (as hereinafter defined) who subsequently become parties to this Agreement in accordance with the terms of this Agreement. At all times prior to the Separation Effective Time (as defined in the Separation Agreement), the Company is referred to as “LGEC.”

W I T N E S S E T H :

WHEREAS, LGEC and the Holders entered into a Registration Rights Agreement, dated as of October 22, 2009 (the “Original Agreement”), as amended on February 3, 2016 (together with the Original Agreement, the “LGEC RRA”); and

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which, inter alia, LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (as hereinafter defined), in each case, on a pro rata basis and as more fully described in the Separation Agreement, dated as of [●], 2025, by and between the Company and Lionsgate Studios Holding Corp. (“New Lionsgate”), a corporation organized under the laws of British Columbia, Canada (the “Separation Agreement”); and

WHEREAS, in connection with the Separation Agreement and the Transactions contemplated thereby, the parties hereto wish to terminate the LGEC RRA and enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms.

As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

“Action” has the meaning assigned to such term in Section 7.3 hereof.

“Additional Holders” means any (i) Affiliate of any Holder or (ii) Permitted Assignee, in each case who, at any time and from time to time, owns Registrable Securities, and has agreed to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement, all at the relevant time.

“Adverse Effect” has the meaning assigned to such term in Section 2.4 hereof.

“Affiliate” of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company, New Lionsgate, Liberty Global plc (“Liberty”), Warner Bros. Discovery, Inc. (“Discovery”), John C. Malone, or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds be considered an Affiliate of any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of the Company, New Lionsgate, Liberty, Discovery, John C. Malone, or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Bring-Down Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

“Common Shares” means the common shares, no par value per share, of the Company, as authorized from time to time.

“Company Indemnified Person” has the meaning assigned to such term in Section 7.2 hereof.

“Demand Registration” has the meaning assigned to such term in Section 2.1 hereof.

“Demand Request” has the meaning assigned to such term in Section 2.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“FINRA” has the meaning assigned to such term in Section 6.1(n) hereof.

“Fund Indemnitors” has the meaning assigned to such term in Section 7.5(c) hereof.

“Holder” means any Person who is a member of the MHR Group (including any Additional Holder) who owns Registrable Securities at the relevant time and is or has become a party to this Agreement.

“Indemnified Person” has the meaning assigned to such term in Section 7.1 hereof.

“Indemnitee” has the meaning assigned to such term in Section 7.3 hereof.

“Inspectors” has the meaning assigned to such term in Section 6.1(k) hereof.

“LGEC RRA” has the meaning assigned to such term in the recitals to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Loss” and “Losses” have the meanings assigned to such terms in Section 7.1 hereof.

“MHR Group” means Mark H. Rachesky, M.D., MHR Fund Management LLC, its affiliated investment funds and their respective general partners and equity holders, at any time and from time to time, in each case who are Affiliates of Mark H. Rachesky and/or MHR Fund Management LLC at the relevant time; provided, however, that for purposes of determining (A) the MHR Group’s awareness or knowledge of material adverse information relating to the Company for purposes of Sections 2.5 and 3.3 hereunder, the “MHR Group” means Mark H. Rachesky, M.D. and any director, manager, officer or employee of MHR Fund Management LLC or of any investment fund Affiliated with either Mark H. Rachesky, M.D. or MHR Fund Management LLC, considered collectively and in the aggregate, and (B) whether the MHR Group possesses material, non-public information with respect to the Company for purposes of Section 5.2(c) hereunder, the “MHR Group” means (x) Mark. H. Rachesky, M.D., (y) any director, manager, officer or employee of MHR Fund Management LLC or of any investment fund Affiliated with either Mark H. Rachesky, M.D. or MHR Fund Management LLC who is authorized to conduct trading activity on behalf of such entities in respect of the Company securities or is authorized to make trading decisions for or on behalf of Mark H. Rachesky, M.D., MHR Fund Management LLC or any investment fund Affiliated therewith, and (z) any other employee of MHR Fund Management LLC or any investment fund Affiliated with either Mark H. Rachesky, M.D. or MHR Fund Management LLC who, if in possession of material non-public information regarding the Company, would restrict such entities from trading in the Company securities under the United States federal securities law, in each case considered collectively and in the aggregate.

“MHR Representative” means MHR Fund Management LLC or such other member of the MHR Group as may be designated at any time and from time to time by written notice from the Holders to the Company in accordance with Section 10.1.

“Minimum Registrable Securities” means (i) 2,300,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) or (ii) such lesser number of Registrable Securities as would be expected to have an aggregate value of at least $20 million based on market prices prevailing at the time of the offering.

“New Lionsgate New Common Shares” shall mean the common shares, without par value, of New Lionsgate.

“Participating Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Articles II, III or IV hereof.

“Permitted Assignee” means any member of the MHR Group who receives Registrable Securities from a Holder or a Holder’s Affiliates and who agrees to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Piggyback Registration” has the meaning assigned to such term in Section 3.1 hereof.

“Piggyback Request” has the meaning assigned to such term in Section 3.1 hereof.

“Piggybacking Holders” has the meaning assigned to such term in Section 3.2 hereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Records” has the meaning assigned to such term in Section 6.1(k) hereof.

“register,” “registered” and “registration” mean a registration effected by preparing and filing with the Commission a Registration Statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such Registration Statement under the Securities Act.

“Registrable Securities” means (i) Common Shares and (ii) any securities that may be issued or distributed or be issuable in respect thereof, including by way of stock dividend, stock split or other similar distribution, payment in kind with respect to any interest payment, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing, in the case of each of foregoing clause (i) and this clause (ii), which are held by any of the Holders now or at any time in the future; provided, however, that as to any Registrable Securities, such securities shall cease to constitute “Registrable Securities” for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant such Registration Statement, (ii) such securities are distributed pursuant to Rule 144, (iii) such securities are otherwise sold or transferred (other than in a transaction under clause (i) or (ii) above) by a Person in a transaction in which such Person’s rights under this Agreement are not assigned, (iv) such securities are no longer outstanding or (v) such securities are, in the reasonable determination of the Holder thereof, otherwise freely transferable by such Holder without any restriction under the Securities Act at the time such Holder consummates the sale or transfer of such securities.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holder(s)” has the meaning assigned to such term in Section 2.1 hereof.

“Rule 144” means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Shelf Registration Statement” has the meaning assigned to such term in Section 4.1(a) hereof.

“Starz Common Shares” means the common shares, without par value, of the Company, created pursuant to the Plan of Arrangement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

“Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Suspension Period” has the meaning assigned to such term in Section 5.2(a) hereof.

“Ten Percent Holder” means any Person that beneficially owns, at the relevant time, at least 10% of the then outstanding Common Shares and is a party to a registration rights agreement with the Company.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to “Sections” refer to Sections of this Agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation.”

ARTICLE II

DEMAND REGISTRATION

2.1 Demand Registration. Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, any Holder or group of Holders may, from time to time (each, a “Requesting Holder” and collectively, the “Requesting Holders”), make a request in writing (a “Demand Request”) that the Company effect the registration under the Securities Act of any specified number of shares of Registrable Securities held by the Requesting Holder(s) (a “Demand Registration”); provided, however, that the Company shall in no event be required to effect:

(a) more than two (2) Demand Registrations in the aggregate (it being agreed by the parties that all of such Demand Registrations remain available as of the date hereof);

(b) more than one (1) Demand Registration in any 12-month period; and

(c) any Demand Registration if the Shelf Registration Statement is then effective, and such Shelf Registration Statement may be utilized by the Requesting Holders for the offering and sale of all of their Registrable Securities without a requirement under the Commission’s rules and regulations for a post-effective amendment thereto.

Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, upon receipt of a Demand Request, the Company shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than 60 days after receiving a Demand Request, such Registrable Securities as may be requested by such Requesting Holders in their Demand Request. The Company shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing.

2.2 Effective Registration. A registration shall not count as a Demand Registration under this Agreement (i) unless the related Registration Statement has been declared effective under the Securities Act and has remained effective until such time as (x) all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than 180 days after such Registration Statement becomes effective not including any Suspension Periods) or (y) a majority of the Registrable Securities covered thereby held by the Requesting Holders have been withdrawn or cancelled from such Demand Registration (other than as contemplated by the first sentence of Section 2.5); (ii) if, after a Registration Statement has become effective, an offering of Registrable Securities pursuant to such Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated, (y) any Requesting Holder thereafter elects, in its sole discretion, to continue the offering and (z) the related Registration Statement remains effective until the time periods specified in subclauses (x) and (y) of clause (i) above; or (iii) if pursuant to Section 2.4 hereof, the Requesting Holders are cut back to fewer than 75% of the Registrable Securities requested to be registered in the aggregate and at the time of the request there was not in effect the Shelf Registration Statement.

2.3 Underwritten Offerings. If any Requesting Holder in the case of an offering pursuant to a Demand Registration so elects, such offering shall be in the form of an Underwritten Offering. With respect to any such

Underwritten Offering pursuant to a Demand Registration, the Company and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Requesting Holders.

2.4 Priority on Demand Registrations. With respect to any Demand Registration (including any Underwritten Offering of Registrable Securities pursuant to a Demand Registration), subject to Article III, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holders shall be included in a Demand Registration; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Demand Registration if, and only if, the managing underwriter advises the Requesting Holders and the Company in writing (or, in the case of a Demand Registration not being underwritten, the Requesting Holders determine in good faith after considering the relevant facts and circumstances at the relevant time) that the inclusion of such securities shall not adversely affect the price or success of the offering by the Requesting Holders (an “Adverse Effect”). Furthermore, in the event that the managing underwriter advises the Requesting Holders in writing (or the Requesting Holders determine, as applicable, in good faith after considering the relevant facts and circumstances at the relevant time) that the amount of Registrable Securities proposed to be included in such Demand Registration by the Requesting Holders is sufficiently large (even after exclusion of all securities proposed to be sold for the account of the Company or any Ten Percent Holder pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders pro rata for each Holder based on the percentage derived by dividing (i) the number of Registrable Securities that each such Holder requested to be included in such Demand Registration by (ii) the aggregate number of Registrable Securities that all Requesting Holders requested to be included in such Demand Registration; provided, however, that if, as a result of such proration, any Requesting Holder shall not be entitled to include in a registration all Registrable Securities of the class or series that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (b) such withdrawal or reduction shall be irrevocable.

2.5 Withdrawal and Cancellation of Registration. Any Participating Holder may withdraw its Registrable Securities from a Demand Registration at any time and any Requesting Holders shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Article II in accordance with the first sentence of Section 3.3 hereof (i) when the request for cancellation is based upon material adverse information relating to the Company that none of the members of the MHR Group were aware of at the time of the Demand Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the MHR Group was aware of at the time of the Demand Request), (ii) if a Suspension Period occurs after a Demand Request but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed of in accordance with such Demand Request, or (iii) if the Company has breached its obligations hereunder with respect to such Demand Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect. Upon such cancellation, the Company shall cease all efforts to secure registration with respect to Registrable Securities of Participating Holders and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders (X) had a right to cancel pursuant to the foregoing clause (i) or (ii), or (Y) became aware of their right to cancel pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

2.6 Registration Statement Form. Registrations under this Article II shall be on such appropriate registration form of the Commission then applicable to the Company (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requesting Holders and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a registration statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a registration statement on Form S-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

ARTICLE III

PIGGYBACK REGISTRATIONS

3.1 Holder Piggyback Registration. If the Company proposes to file a Registration Statement (including, for the avoidance of doubt, a shelf registration statement or amendment or supplement thereto) with respect to an offering of Common Shares, or securities convertible into or exchangeable for Common Shares, for its own account or for the account of securityholders (other than the Holders) of the Company (except pursuant to registrations of Common Shares, or securities convertible into or exchangeable for Common Shares, to be delivered as consideration in any merger, acquisition or other business combination or registrations on Form S-4 or any successor form, on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan, an offering of securities solely to then existing securityholders of the Company, a dividend reinvestment plan or an exchange offer) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give written notice of such proposed filing to the Holders not less than 21 days before the anticipated filing date, describing in reasonable detail the proposed registration (including the number and class or series of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such Registration Statement), and offering such Holders the opportunity to register such number of Registrable Securities of the same class as those being registered by the Company as each such Holder may request in writing (each a “Piggyback Registration”). Subject to Sections 5.2 and 5.3 hereof, upon the written request of any Holder (a “Piggyback Request”), received by the Company no later than ten (10) Business Days after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration, any of such Holder’s Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company shall use its reasonable efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the Registration Statement proposed to be filed by the Company on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration; provided, however, that notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related Registration Statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering and the Company shall incur no liability for its failure to complete any such offering; provided, however, that in the event the Company has initiated the offering for its own account, the Company shall pay all expenses incurred by a Holder in connection with such delayed, abandoned or cancelled registration to the extent such expenses are described in clauses (i) through (x) of the first sentence of Article VIII hereof.

3.2 Priority on Piggyback Registrations. If the managing underwriter for a Piggyback Registration effected by means of an Underwritten Offering (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) advises the Holders in writing that the inclusion of the Registrable Securities and securities proposed to be included by Holders who have elected to participate pursuant to Section 3.1 and any other Persons who have elected to participate in such offering pursuant to written agreements with the Company (in each case, “Piggybacking Holders”) and proposed to be included by the Company, would cause an Adverse Effect, then the Company shall be obligated to include in such Registration Statement only that number of Registrable Securities which, in the judgment of the managing underwriter (or the Company in good faith, as applicable), would not have an Adverse Effect, in the priority listed below:

(a) if the registration is undertaken for the Company’s account: (x) first, the securities that the Company desires to include, and (y) second, the securities (or, in the case of a Holder, the Registrable Securities) proposed to be included by the Piggybacking Holders. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among all the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; and

(b) if the registration is undertaken at the demand of a securityholder of the Company (other than the Holders), (x) first, the securities that the demanding securityholder desires to include, and (y) second, the securities (or in the case of Holders, the Registrable Securities) proposed to be included by the Piggybacking Holders and by the Company. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; provided, however, that the Company shall be entitled to participate on a pro rata basis up to the sum of the number of securities allocated to the Piggybacking Holders pursuant to this sentence, unless the managing underwriter (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) determines that inclusion of additional securities by the Company above such amount would not cause an Adverse Effect.

3.3 Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Article III by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the execution of the underwriting agreement with respect to such registration or, in the case of a non-underwritten offering, the effective date of the Registration Statement or applicable prospectus supplement pertaining to such offering and (ii) such withdrawal shall be irrevocable. In the event that a Holder withdraws and (i) the request for withdrawal is based upon material adverse information relating to the Company that none of the members of the MHR Group were aware of at the time of the Holder’s Piggyback Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the MHR Group was aware of at the time of the Piggyback Request), (ii) if a Suspension Period occurs after such Piggyback Request but before the Registrable Securities covered by such Piggyback Request are sold, transferred, exchanged or disposed of in accordance with such Piggyback Request, or (iii) if the Company has breached its obligations hereunder with respect to such Piggyback Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect, then the Company shall pay all expenses incurred by a Holder in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders

(X) had a right to withdraw pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to withdraw pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

3.4 Underwritten Offerings.

(a) In connection with the exercise of any registration rights granted to Holders pursuant to this Article III, if the registration is to be effected by means of an Underwritten Offering, the Company may condition participation in such registration by any such Holder upon inclusion of the Registrable Securities being so registered in such underwriting and such Holder’s entering into an underwriting agreement pursuant to Section 6.2(d) hereof.

(b) With respect to any offering of Registrable Securities in the form of an Underwritten Offering in which Holders elect to participate pursuant to this Article III, the Company and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering.

ARTICLE IV

SHELF REGISTRATION

4.1 Shelf Registration Filing.

(a) Subject to Section 4.1(b) and Sections 5.2 and 5.3 hereof, within sixty (60) days following a written request by a Holder (a “Shelf Request”), the Company shall file with the Commission, and use its reasonable efforts to have declared effective as soon as practicable, a Registration Statement (the “Shelf Registration Statement”) relating to the offer and sale of all of the Registrable Securities held by the Holders to the public from time to time, on a delayed or continuous basis. Subject to Section 4.3(c) hereof, any Shelf Registration Statement may be a universal shelf registration statement that relates to the offer and sale of the Company securities other than Registrable Securities. Any registration effected pursuant this Section 4.1(a) shall not be deemed to constitute a Demand Registration. The Shelf Registration Statement shall specify the intended method of distribution of the subject Registrable Securities substantially in the form of Exhibit A attached hereto. The Company shall file the Shelf Registration Statement on Form S-3 or, if the Company or the offering of the Registrable Securities does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, however, that if the Shelf Registration Statement is not filed on Form S-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statement to convert it to Form S-3.

(b) Any subsequent Shelf Requests after the initial Shelf Request pursuant to Section 4.1(a) may only be made after such date that the MHR Group beneficially owns at least one (1) million additional Common Shares (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) which were not beneficially owned by the MHR Group as of the date of the immediately prior Shelf Request.

4.2 Required Period and Shelf Registration Procedures. Subject to Section 4.1 and to any Suspension Period(s) referred to below, the Company shall (i) cause the Shelf Registration Statement to include a resale Prospectus intended to permit each Holder to sell, at such Holder’s election, all or part of the applicable class or series of Registrable Securities held by such Holder without restriction under the Securities Act, (ii) use its reasonable efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for so long as the securities registered thereunder constitute Registrable Securities, and (iii) use its reasonable efforts to cause the resale Prospectus to be supplemented by any Prospectus supplement required in order for such Holders to sell their Registrable Securities without restriction under the Securities Act.

4.3 Underwritten Shelf Offerings.

(a) Subject to Section 4.3(b), if the Holders who are included in any offering pursuant to a Shelf Registration Statement so elect, and such Holders have requested to include at least the Minimum Registrable Securities owned by them in such offering, then the Holders may elect to conduct such offering in the form of an Underwritten Offering and the terms of this Article IV shall otherwise apply with respect to such Underwritten Offering on such Shelf Registration Statement. With respect to any such qualifying Underwritten Offering, the Company and the MHR Representative shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Participating Holders.

(b) Notwithstanding Sections 4.1 and 4.3(a), subject to the Company’s compliance with its obligations under Article III hereof, the Company shall not be obligated to take any action (including, for the avoidance of doubt, filing a Shelf Registration Statement or amendment thereto) to effect an Underwritten Offering on a Shelf Registration Statement and no Holder shall sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.3(a) if, within the 30-day period prior to any election by a Holder pursuant to Section 4.3(a), the Company has issued a notice to the Holders pursuant to Section 3.1 hereof of a proposed registered Underwritten Offering of Common Shares for its own account, continuing while the Company continues in good faith to pursue such registered Underwritten Offering and ending upon the earliest to occur of: (A) in the case of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement), forty-five (45) days and in the case of a Registration Statement on Form S-1 (or any successor or similar long-form registration statement), sixty (60) days, in each case following the Company’s issuance of the notice to the Holders pursuant to Section 3.1 hereof, unless, on or prior to such date, the Company shall have executed an underwriting agreement with the managing underwriter with respect to such proposed Underwritten Offering; provided that such forty-five (45) or sixty (60) day period (as applicable) shall be extended for up to forty-five (45) additional days if the underwriting agreement has not been executed because there has been a failure to resolve all requirements of the Commission in connection with declaring such Registration Statement or applicable prospectus supplement effective during such additional 45-day period; (B) the abandonment, cessation or withdrawal of such Underwritten Offering; (C) 90 days following the effective date of the prospectus supplement pertaining to such Underwritten Offering; or (D) the date that all of the Common Shares covered thereby have been disposed of in accordance with the intended methods of disposition. If the Company issues a notice of a proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such Underwritten Offering, any notice thereafter issued by the Company of a subsequent proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof shall not pre-empt the Company’s obligations pursuant to Section 4.1 or 4.3(a) or restrict the Holders’ rights to sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.1 or 4.3(a) during the 30-day period commencing on the day immediately following the date that the MHR Group receives notice from the Company of such abandonment, cessation or withdrawal of such Underwritten Offering.

(c) With respect to any Underwritten Offering of Registrable Securities on a Shelf Registration Statement initiated by the Holders pursuant to Section 4.3(a) hereof, no securities to be sold for the account of any Person (including the Company) other than the Holders shall be included in such Underwritten Offering; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Shelf Registration Statement if, and only if, the managing underwriter advises the Holders and the Company in writing that the inclusion of such securities would not have an Adverse Effect on such Underwritten Offering.

ARTICLE V

STANDSTILL AND SUSPENSION PERIODS

5.1 Company Standstill Period. Subject to Sections 2.4 and 4.3(c), in the event of (i) any Demand Registration pursuant to Section 2.1 hereof in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate, (ii) any Underwritten Offering pursuant to Section 2.3 hereof or (iii) any Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, the Company agrees not to, without the prior written consent of the Holders, (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to, any securities of the Company that are substantially similar to such Registrable Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (x) or this clause (y) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (in each case, other than (A) any securities issued upon the exercise of any option or warrant or the conversion, exchange or redemption of any security outstanding as of the beginning of the applicable standstill period, (B) any options, restricted stock units or other equity awards granted to employees, officers or directors pursuant to any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (C) any securities issued pursuant to the Company’s employee stock purchase plan or pursuant to equity awards of any kind under any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (D) the filing of any registration statement on Form S-8 or other appropriate form as required by the Act, and any amendments to such forms, in respect of any securities or any other of the Company’s equity based securities issuable pursuant to any employee benefit plan of the Company existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (E) any Common Shares issuable in lieu of the payment of cash dividends pursuant to the Company’s quarterly cash dividend policy, (F) any Common Shares or any other of the Company’s equity securities, in an amount up to an aggregate of 10.0% of the Company’s fully-diluted shares outstanding as the beginning of the applicable standstill period, issuable in connection with any transaction, including, without limitation, a merger, acquisition or other business combination, an asset sale or a carve-out, and the filing of any registration statement in connection therewith, (G) any Common Shares or any other of the Company’s equity securities issuable in connection with any rescission of purchases of Common Shares under the Company’s 401(k) Plan and (H) any transaction or series of related transactions involving up to $150,000,000 of the Company’s equity or debt securities) (a) in the case of any Demand Registration pursuant to Section 2.1 in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate or any Underwritten Offering pursuant to Section 2.4, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the Registration Statement relating to such Registrable Securities or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such offering by all the Requesting Holders, and (b) in the case of an Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the prospectus supplement pertaining to such Underwritten Offering or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such Underwritten Offering by all the Requesting Holders.

5.2 Suspension Period.

(a) The Company shall not be required to use reasonable efforts to cause a Registration Statement to be filed pursuant to this Agreement or to be declared effective, or to keep current any Registration Statement or file any prospectus supplement or amendment (other than as required by the periodic report and proxy statement disclosure requirements of the Securities Exchange Act of 1934, including Sections 13 or 15(d) thereof and Forms 10-K, 10-Q, 8-K or 14A thereunder), or permit Holders to sell or transfer securities thereunder, if the Company possesses material non-public information and determines in good faith that it need not otherwise make such disclosure or filing; provided that at all times the Company continues in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. In furtherance of and pursuant to the last proviso of the preceding sentence and following public disclosure by the Company, at such time as the Company no longer possesses material non-public information regarding the Company, the Suspension Period (as defined below) shall immediately terminate. Any period during which the Holders are prohibited from effecting sales or the Company exercises its rights in each case pursuant to this Section 5.2(a) shall constitute a “Suspension Period.”

(b) Each Holder agrees that, upon receipt of a written notice from the Company of a Suspension Period (a “Suspension Notice”), such Holder shall forthwith discontinue any disposition of Registrable Securities pursuant to any Registration Statement until such Holder’s receipt of a notice from the Company to the effect that such Suspension Period has terminated. On the last day of any thirty (30) day period following delivery of the Suspension Notice during which the Suspension Period remains in effect, the Company shall deliver a written notice to the MHR Representative that the Suspension Period remains in effect (a “Bring-Down Suspension Notice”). Any Suspension Notice or Bring-Down Suspension Notice shall (i) be signed by the Chief Executive Officer, Chief Financial Officer, General Counsel, President or any Vice President of the Company and (ii) provide that, as of the date of such Suspension Notice or Bring-Down Suspension Notice, as the case may be, the Company (a) possesses material non-public information, (b) has determined in good faith that it need not publicly disclose such material non-public information and (c) has continued in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. The Company covenants and agrees that it shall not deliver a Suspension Notice with respect to a Suspension Period unless all the Company employees, officers and directors who are subject to the Company’s Insider Trading Compliance Policy, and who are prohibited by the terms thereof from effecting any public sales of securities of the Company beneficially owned by them, are so prohibited for the duration of such Suspension Period. In the event of a Suspension Notice, the Company shall, promptly after such time as it no longer possesses material non-public information that it has determined in good faith need not otherwise be disclosed, provide notice to all Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Holders’ rights under this Agreement that may have been affected by such notice, including the Holders’ Demand Registration rights and rights with respect to the Shelf Registration Statement.

(c) During any time that any member of the MHR Group possesses material, non-public information with respect to the Company, no Holder may effect any sales under any Registration Statement of the Company; provided, however, that the MHR Group shall not be in breach of this Section 5.2(c) if the Company (X) was aware of the material non-public information in the MHR Group’s possession at the time of the Holder’s sale (including, for the avoidance of doubt, non-public information in the MHR Group’s possession at the time of the Holder’s sale that is reasonably required in order to determine the materiality of such non-public information) and (Y) did not issue a Suspension Notice with respect thereto prior to such sale.

5.3 Holder Standstill Period. Each Holder of Registrable Securities (whether or not such Registrable Securities are covered by the Shelf Registration Statement or by a Registration Statement filed pursuant to Section 2.1 or 3.1 hereof) agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of the Company’s securities for its own account with respect to the same class or series of securities being registered pursuant to such Registration Statement, containing terms reasonably acceptable to such managing underwriter (with an exception for transfers pursuant to hedging transactions entered into prior to the time that the MHR Representative had notice of such Underwritten Offering), covering the period commencing 15 days prior to the effective date of the Registration Statement or, if applicable, the prospectus supplement, pertaining to such Underwritten Offering relating to such securities of the Company and ending on the 90th day after such effective date (or such shorter period as shall have been agreed to by the Company’s executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 5.3 shall apply only: (i) if such Holder shall be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Article III hereof; (ii) to the extent that each of the Company’s executive officers, directors and Ten Percent Holders enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers, directors or Ten Percent Holders than those contained in the lock-up agreement entered into by such Holder; and (iii) if the aggregate restriction periods in such Holder’s lock-up agreements entered into pursuant to this Section 5.3 shall not exceed an aggregate of 180  days during any 365-day period.

ARTICLE VI

REGISTRATION PROCEDURES

6.1 Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it shall (it being understood and agreed that except as otherwise expressly set forth in this Article VI, if any other provision of this Agreement is more favorable to the Holders than the provisions of this Article VI, such other provision shall apply):

(a) provide the Participating Holders and their respective counsel with a reasonable opportunity to review, and comment on, any Registration Statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may reasonably request in writing to the extent such changes are required, in the reasonable judgment of the Company’s counsel, by the Securities Act and, except in the case of a registration under Article III, not file any Registration Statement or Prospectus or amendments or supplements thereto, which registers Registrable Securities held by Holders, to which the Holders of a majority of the class or series of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

(b) cause any such Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this clause (ii) shall not apply to statements made or statements omitted by the Company in reliance upon and in conformity with written information furnished to the Company by any Holder solely with respect to such Holder and specifically for inclusion in the Registration Statement or any amendment or supplement thereto), or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(c) furnish, at its expense, to the Participating Holders such number of conformed copies of such Registration Statement and of each such amendment thereto (in each case including all exhibits thereto, except that the Company shall not be obligated to furnish to any such Participating Holder more than two (2) copies of such exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such Registration Statement or Prospectus, as the Participating Holders reasonably may request; provided that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or IDEA system;

(d) use its reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of the states of the United States as the Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;

(e) promptly notify the Participating Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the Registration Statement or supplementing of the Prospectus, and, as promptly as practicable (subject to Section 5.2 hereof), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such Registration Statement, each Holder agrees that it shall not enter into any transaction for the sale of any Registrable Securities pursuant to such Registration Statement during the time after the furnishing of the Company’s notice that the Company is preparing a supplement to or an amendment of such Prospectus or Registration Statement and until the filing and effectiveness thereof;

(f) use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such Registration Statement (which transfer agent and registrar shall, at the Company’s option, be the Company’s existing transfer agent and registrar) from and after a date not later than the effective date of such Registration Statement;

(h) notify the Participating Holders and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus, Prospectus supplement or post-effective amendment related to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective,

(ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(j) in the event of an Underwritten Offering of Registrable Securities pursuant to Section 2.3 or 4.3 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an Underwritten Offering on a firm commitment basis, “lock-up” obligations substantially similar to Section 5.1 hereof) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

(k) make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all the Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction ( provided, however, that such Person shall use its reasonable efforts to provide the Company with prior written notice of such requirement to afford the Company with an opportunity to seek a protective order or other appropriate remedy in response) or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

(l) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use all reasonable efforts to furnish to each Participating Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Participating Holder and the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Participating Holder and the managing underwriter, if any, reasonably requests;

(m) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, provide officers’ certificates and other customary closing documents;

(n) reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters’ counsel, if any, in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(o) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed;

(p) cooperate with the Participating Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and

(q) use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

6.2 Holder Obligations. Each Holder agrees:

(a) that it shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder (i) as the Company may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith;

(b) that information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

(c) to use its reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B) hereof, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law;

(d) in the case of an Underwritten Offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including customary indemnity and contribution provisions and “lock-up” obligations substantially similar to Section 5.3 hereof; and

(e) to notify the Company as soon as practicable if it becomes aware of the occurrence of any event, development or fact as a result of which a Registration Statement or any Prospectus or supplement, as then in effect, contains an untrue statement of a material fact with respect to such Holder or omits to state any material fact with respect to such Holder required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Holder shall not be required to notify the Company, or may limit such notification, as the case may be, solely to the extent necessary, as determined in good faith by such Holder on the advice of counsel, in order not to be in violation of or default under any applicable law, regulation, rule, stock exchange requirement, self-regulatory body, supervisory authority, legal process or fiduciary duty.

6.3 Hedging Transactions. The parties agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to any transaction which transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless to the full extent permitted by law (i) each Holder, such Holder’s Affiliates and their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives of the foregoing, and each of their respective successors and assigns, and each Person who controls any of the foregoing within the meaning of the Securities Act and the Exchange Act, and (ii) any selling agent selected by the Holders or their Affiliates with respect to such Registrable Securities (each such Person being sometimes referred to as an “Indemnified Person”), against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Person is a party thereto) and expenses (including reasonable costs of investigations and legal expenses), joint or several (each a “Loss” and collectively “Losses”), to which such Indemnified Person may become subject, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which such Registrable Securities were included for registration under the Securities Act, including any preliminary or summary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus) or any document incorporated by reference therein, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading; and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification or reimbursement hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder, or on the Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final, amended or supplemented Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the final, amended or supplemented Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act, or (iii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final Prospectus but was corrected in an amended or supplemented final Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the amended or supplemented final Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Person and shall survive the transfer or disposal of the Registrable Securities by the Holder or any such other Persons. The Company will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons. This indemnity shall be in addition to any liability the Company may otherwise have.

7.2 Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (each such Person being sometimes referred to as a “Company Indemnified Person”), against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; and each Holder agrees to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Holder’s aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount and expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.

7.3 Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an “Indemnitee”) of notice of the commencement of any action or proceeding (an “Action”) involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel selected by such Indemnitee and reasonably satisfactory to such indemnifying party. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or this clause (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder, or for fees and expenses that are not reasonable. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.

7.4 Contribution. If the indemnification provided for in this Article VII is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that a Holder’s aggregate liability under this Section 7.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount but before deducting expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

7.5 Indemnification Payments; Other Remedies; Primacy of Indemnification.

(a) Periodic payments of amounts required to be paid pursuant to this Article VII shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

(b) The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

(c) Primacy of Indemnification. The Company hereby acknowledges that certain of the Indemnified Persons have certain rights to indemnification, advancement of expenses and/or insurance provided by MHR Fund Management LLC and/or certain of its Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same Losses incurred by any of the Indemnified Persons are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the relevant Indemnified Person), without regard to any rights any Indemnified Person may have against the Fund Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims (x) against the Fund Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that any Indemnified Person must seek indemnification from any Fund Indemnitor before the Company must perform its indemnification obligations under this Agreement. No advancement or payment by the Fund Indemnitors on behalf of any Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company hereunder shall affect the foregoing. The Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which any Indemnified Person would have had against the Company if the Fund Indemnitors had not advanced or paid any amount to or on behalf of such Indemnified Person. The Company and the Indemnified Persons agree that the Fund Indemnitors are express third party beneficiaries of this Article VII.

ARTICLE VIII

REGISTRATION EXPENSES

In connection with any offerings pursuant to a Registration Statement hereunder, the Company shall pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by FINRA, (viii) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on a securities exchange or the Nasdaq National Market, and (x) all duplicating, distribution and delivery expenses. In connection any offerings pursuant to a Registration Statement, each Participating Holder shall pay (a) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an Underwritten Offering; (b) any out-of-pocket expenses of such Participating Holder including any fees and expenses of brokers or counsel to such Participating Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (c) any applicable transfer taxes.

ARTICLE IX

RULE 144

With a view to making available to the Holders the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell Registrable Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company covenants that, from and after the time that and for so long as it is subject to Section 13 or 15(d) of the Exchange Act thereafter, it shall use its reasonable efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c), as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder’s compliance with the applicable provisions of Rule 144 and its delivery of such documents and certificates as the Company’s transfer agent may reasonably request in connection therewith, shall take such reasonable action as may be required (including using its reasonable efforts to cause legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

ARTICLE X

MISCELLANEOUS

10.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

if to any Holder or the MHR Representative, at:

MHR Fund Management LLC

1345 Avenue of the Americas, Floor 42

New York, NY 10105

Attention: Janet Yeung

Facsimile No.: (212) 262-9356

Email: jyeung@mhrfund.com

with copies to:

Clifford Chance

Two Manhattan West

375 9th Ave.

New York, NY 10001

Attention: David I. Schultz

Email: David.Schultz@CliffordChance.com

and if to the Company, to:

Starz Entertainment Corp.

1647 Stewart Street

Santa Monica, CA 90404

Attention: General Counsel

E-mail: [●] with copies to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attn:  David E. Shapiro

   Mark A. Stagliano

Telephone: (212) 403-1000

Facsimile: (212) 403-2000

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served and received on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier. Each Holder as of the date hereof acknowledges and agrees that, as of the date hereof, it holds the number of Registrable Securities set forth next to its name on Schedule I attached hereto. Any member of the MHR Group that desires to become an Additional Holder in accordance with the terms of this Agreement shall provide written notice to the Company setting forth its address and the number of Registrable Securities held by such Person and agreeing to be bound by the terms hereof, and upon receipt of such notice the Company shall amend Schedule I attached hereto to reflect such Additional Holder, its address and the number of Registrable Securities held thereby without any further action or consent required from the parties to this Agreement. From time to time and promptly following a written request by the Company, each such Holder and Additional Holder shall provide written notice to the Company of any increase or decrease in the number of Registrable Securities held by such Person, and upon receipt of any such notice, the Company shall amend Schedule I attached hereto to reflect such increase or decrease in the number of Registrable Securities held by such Person without any further action or consent required from the parties to this Agreement; provided that if any such Holder or Additional Holder discloses such increase or decrease in the number of Registrable Securities held by such person in any filing made pursuant to Section 13 or 16 of the Exchange Act, such Holder or Additional Holder, as the case may be, shall be deemed to have provided notice to the Company as provided in this sentence. Solely for purposes of this Agreement, in determining the number of Registrable Securities outstanding at any time and the Holders thereof, the Company shall be entitled to rely conclusively on Schedule I attached hereto (as so amended in accordance with the terms of this Agreement to reflect all such written notices received by the Company from time to time).

10.2 Successors and Assigns. This Agreement may not be assigned by any Holder other than to a Permitted Assignee ( provided, however, that such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and the Holders.

10.3 Amendments; Waivers. Subject to Section 10.4, (a) any provision of this Agreement affecting a party may be amended or modified only by a written agreement signed by each such affected party and (b) no provision of this Agreement affecting a party may be waived except pursuant to a writing signed by each such affected party.

10.4 MHR Representative. The Company shall be entitled to rely upon the written communications of the MHR Representative, acting on behalf of any Holder, relating to matters addressed in this Agreement as communications of the Holders, including, without limitation, elections by Holders to exercise registration rights and any amendments, waivers or consents made pursuant to this Agreement. Any notice or communication delivered to the MHR Representative shall be deemed to have been delivered to each Holder for all purposes hereof. Each of the Holders shall use their reasonable efforts to conduct all written communications to the Company pursuant to this Agreement through the MHR Representative.

10.5 Calculations of Beneficial Ownership. All calculations of beneficial ownership for purposes of this Agreement shall be calculated in accordance with Rule 13(d) of the Exchange Act, as amended from time to time.

10.6 No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies on any persons that are not party hereto other than as expressly set forth in Section 7.5(c), Article VII and Section 10.4.

10.7 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

10.8 Termination of Registration Rights; Survival. All rights granted to Holders under this Agreement shall terminate on the first anniversary of the date that the MHR Group both (a) beneficially owns in the aggregate less than [●] Common Shares (which amount, for the avoidance of doubt, represents approximately 10% of the Common Shares outstanding as of [●], 2025), subject to equitable adjustment for any stock splits, stock dividends, combinations, reorganizations or similar events, so long as such number of Common Shares (as adjusted) beneficially owned represents less than 10% of the Common Shares outstanding at that time, and (b) ceases to have a designated representative on the Board of Directors of the Company. The provisions of Articles VII, VIII and X shall survive any termination of this Agreement.

10.9 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

10.12 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.1 hereof, such service to become effective ten (10) days after such mailing.

10.13 Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

10.14 Entire Agreement. Except for that certain letter agreement by and between Mark H. Rachesky, M.D. and the Company, dated July 9, 2009 (other than paragraphs (a) through (e) of such letter agreement), this Agreement (i) embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein and (ii) supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement. In furtherance hereof, the parties hereby agree that the LGEC RRA is hereby superseded and terminated in its entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into this Agreement.

10.15 Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

STARZ ENTERTAINMENT CORP.

By:
Name:
Title:

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR CAPITAL PARTNERS (100) LP

By:	MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS II LP

By:	MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS III LP

By:	MHR Institutional Advisors III LLC, its general partner

By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS IV LP

By:	MHR Institutional Advisors IV LLC, its general partner

By:
Name:
Title:

MHR FUND MANAGEMENT LLC

By:
Name:
Title:

EXHIBIT A

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged shall attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.

The selling securityholders may also transfer the securities by gift. The issuer does not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder shall decrease. The plan of distribution for that selling securityholder’s securities shall otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer shall be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions shall be an underwriter and, if not identified in this prospectus, shall be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling securityholders and other persons participating in the sale or distribution of the securities shall be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The issuer has agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents (who may be deemed to be underwriters), if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling securityholders have agreed to indemnify the issuer in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The issuer agreed to register the securities under the Securities Act of 1933, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. The issuer has generally agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel of the selling securityholders, but not including any underwriting discounts, concessions, commissions or fees of the selling securityholders or any applicable transfer taxes.

The issuer shall not receive any proceeds from sales of any securities by the selling securityholders.

The issuer cannot assure you that the selling securityholders shall sell all or any portion of the securities offered hereby.

SCHEDULE I

Annex HH

Final Form

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

STARZ ENTERTAINMENT CORP.

AND

THE PERSONS LISTED ON THE

SIGNATURE PAGES HEREOF

DATED AS OF [●], 2025

HH-ii

10.9	Attorneys’ Fees	HH-26
10.10	Severability	HH-26
10.11	Headings	HH-26
10.12	Governing Law; Jurisdiction	HH-26
10.13	Counterparts and Facsimile Execution	HH-26
10.14	Entire Agreement	HH-26
10.15	Further Assurances	HH-26

HH-iii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2025, by and among Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.), a corporation organized under the laws of British Columbia, Canada (the “Company”) and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined), including any Additional Holders (as hereinafter defined) who subsequently become parties to this Agreement in accordance with the terms of this Agreement. At all times prior to the Separation Effective Time (as defined in the Separation Agreement), the Company is referred to as “LGEC.”

W I T N E S S E T H :

WHEREAS, LGEC and the Holders entered into a Registration Rights Agreement, dated as of November 10, 2015 (the “Original Agreement”); and

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which, inter alia, LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (as hereinafter defined), in each case, on a pro rata basis and as more fully described in the Separation Agreement, dated as of [●], 2025, by and between the Company and Lionsgate Studios Holding Corp. (“New Lionsgate”), a corporation organized under the laws of British Columbia, Canada (the “Separation Agreement”); and

WHEREAS, in connection with the Separation Agreement and the Transactions contemplated thereby, the parties hereto wish to terminate the Original Agreement and enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

“Action” has the meaning assigned to such term in Section 7.3 hereof.

“Additional Holders” means any (i) Affiliate of any Holder or (ii) Permitted Assignee, in each case who, at any time and from time to time, owns Registrable Securities, and has agreed to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement, all at the relevant time.

“Adverse Effect” has the meaning assigned to such term in Section 2.4 hereof.

“Affiliate” of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company, New Lionsgate, Liberty Global plc (“Liberty”), MHR Fund Management LLC (“MHR”) or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds be considered an Affiliate of any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of the Company, New Lionsgate, Liberty, MHR or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Bring-Down Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

“Common Shares” means the common shares, no par value per share, of the Company, as authorized from time to time.

“Company Indemnified Person” has the meaning assigned to such term in Section 7.2 hereof.

“Demand Registration” has the meaning assigned to such term in Section 2.1 hereof.

“Demand Request” has the meaning assigned to such term in Section 2.1 hereof.

“Discovery” means Warner Bros. Discovery, Inc.

“Discovery Group” means Discovery and its Subsidiaries; provided, however, that for purposes of determining (i) the Discovery Group’s awareness or knowledge of material adverse information relating to the Company for purposes of Sections 2.5 and 3.3 hereunder and (ii) whether the Discovery Group possesses material, non-public information with respect to the Company for purposes of Section 5.2(c) hereunder, the “Discovery Group” means any director, officer or employee of Discovery or any of its Subsidiaries who, if in possession of material non- public information regarding the Company, would restrict Discovery from trading in the Company securities under the United States federal securities law.

“Discovery Representative” means Discovery Lightning Investments Ltd. or such other member of the Discovery Group as may be designated at any time and from time to time by written notice from the Holders to the Company in accordance with Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“FINRA” has the meaning assigned to such term in Section 6.1(n) hereof.

“Holder” means any Person who is a member of the Discovery Group (including any Additional Holder) who owns Registrable Securities at the relevant time and is or has become a party to this Agreement.

“Indemnified Person” has the meaning assigned to such term in Section 7.1 hereof.

“Indemnitee” has the meaning assigned to such term in Section 7.3 hereof.

“Indemnitors” has the meaning assigned to such term in Section 7.5(c) hereof.

“Inspectors” has the meaning assigned to such term in Section 6.1(k) hereof.

“Loss” and “Losses” have the meanings assigned to such terms in Section 7.1 hereof.

“Minimum Registrable Securities” means (i) 2,000,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) or (ii) such lesser number of Registrable Securities as would be expected to have an aggregate value of at least $20 million based on market prices prevailing at the time of the offering.

“New Lionsgate New Common Shares” shall mean the common shares, without par value, of New Lionsgate.

“Participating Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Articles II, III or IV hereof.

“Permitted Assignee” means any member of the Discovery Group who receives Registrable Securities from a Holder or a Holder’s Affiliates and who agrees to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Piggybacking Holders” has the meaning assigned to such term in Section 3.2 hereof.

“Piggyback Registration” has the meaning assigned to such term in Section 3.1 hereof.

“Piggyback Request” has the meaning assigned to such term in Section 3.1 hereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Records” has the meaning assigned to such term in Section 6.1(k) hereof.

“register,” “registered” and “registration” mean a registration effected by preparing and filing with the Commission a Registration Statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such Registration Statement under the Securities Act.

“Registrable Securities” means (i) Common Shares and (ii) any securities that may be issued or distributed or be issuable in respect thereof, including by way of stock dividend, stock split or other similar distribution, payment in kind with respect to any interest payment, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing, in the case of each of foregoing clause (i) and this clause (ii) which are held by any of the Holders now or at any time in the future; provided, however, that as to any Registrable Securities, such securities shall cease to constitute “Registrable Securities” for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant such Registration Statement, (ii) such securities are distributed pursuant to Rule 144,

(iii) such securities are otherwise sold or transferred (other than in a transaction under clause (i) or (ii) above) by a Person in a transaction in which such Person’s rights under this Agreement are not assigned, (iv) such securities are no longer outstanding or (v) such securities are, in the reasonable determination of the Holder thereof, otherwise freely transferable by such Holder without any restriction under the Securities Act at the time such Holder consummates the sale or transfer of such securities.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holder(s)” has the meaning assigned to such term in Section 2.1 hereof.

“Rule 144” means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Shelf Registration Statement” has the meaning assigned to such term in Section 4.1(a) hereof.

“Starz Common Shares” means the common shares, without par value, of the Company, created pursuant to the Plan of Arrangement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

“Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Suspension Period” has the meaning assigned to such term in Section 5.2(a) hereof.

“Ten Percent Holder” means any Person that beneficially owns, at the relevant time, at least 10% of the then outstanding Common Shares and is a party to a registration rights agreement with the Company.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to “Sections” refer to Sections of this Agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation.”

ARTICLE II

DEMAND REGISTRATION

2.1 Demand Registration. Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, any Holder or group of Holders may, from time to time (each, a “Requesting Holder” and collectively, the “Requesting Holders”), make a request in writing (a “Demand Request”) that the Company effect the registration under the Securities Act of any specified number of shares of Registrable Securities held by the Requesting Holder(s) (a “Demand Registration”); provided, however, that the Company shall in no event be required to effect:

(a) more than two (2) Demand Registrations in the aggregate;

(b) more than one (1) Demand Registration in any 12 month period or, in the aggregate, more than one (1) Demand Registration (by the Discovery Group pursuant to this Agreement) or demand registration by Liberty (pursuant to the registration rights agreement, dated the date hereof, between the Company and Liberty Global Ventures Limited) in any six month period; and

(c) any Demand Registration if the Shelf Registration Statement is then effective, and such Shelf Registration Statement may be utilized by the Requesting Holders for the offering and sale of all of their Registrable Securities without a requirement under the Commission’s rules and regulations for a post-effective amendment thereto.

Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, upon receipt of a Demand Request, the Company shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than sixty (60) days after receiving a Demand Request, such Registrable Securities as may be requested by such Requesting Holders in their Demand Request. The Company shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing.

2.2 Effective Registration. A registration shall not count as a Demand Registration under this Agreement (i) unless the related Registration Statement has been declared effective under the Securities Act and has remained effective until such time as (x) all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than 180 days after such Registration Statement becomes effective not including any Suspension Periods) or (y) a majority of the Registrable Securities covered thereby held by the Requesting Holders have been withdrawn or cancelled from such Demand Registration (other than as contemplated by the first sentence of Section 2.5); (ii) if, after a Registration Statement has become effective, an offering of Registrable Securities pursuant to such Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated, (y) any Requesting Holder thereafter elects, in its sole discretion, to continue the offering and (z) the related Registration Statement remains effective until the time periods specified in subclauses (x) and (y) of clause (i) above; or (iii) if pursuant to Section 2.4 hereof, the Requesting Holders are cut back to fewer than 75% of the Registrable Securities requested to be registered in the aggregate and at the time of the request there was not in effect the Shelf Registration Statement.

2.3 Underwritten Offerings. If any Requesting Holder in the case of an offering pursuant to a Demand Registration so elects, such offering shall be in the form of an Underwritten Offering. With respect to any such Underwritten Offering pursuant to a Demand Registration, the Company and Discovery shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Requesting Holders.

2.4 Priority on Demand Registrations. With respect to any Demand Registration (including any Underwritten Offering of Registrable Securities pursuant to a Demand Registration), subject to Article III, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holders shall be included in a Demand Registration; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Demand Registration if, and only if, the managing underwriter advises the Requesting Holders and the Company in writing (or, in the case of a Demand Registration not being underwritten, the Requesting Holders determine in good faith after considering the relevant facts and circumstances at the relevant time) that the inclusion of such securities shall not adversely affect the price or success of the offering by the Requesting Holders (an “Adverse Effect”). Furthermore, in the event that the managing underwriter advises the Requesting Holders in writing (or the Requesting Holders determine, as applicable, in good faith after considering the relevant facts and circumstances at the relevant time) that the amount of Registrable Securities proposed to be included in such Demand Registration by the Requesting Holders is sufficiently large (even after exclusion of all securities proposed to be sold for the account of the Company or any Ten Percent Holder pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders pro rata for each Holder based on the percentage derived by dividing (i) the number of Registrable Securities that each such Holder requested to be included in such Demand Registration by (ii) the aggregate number of Registrable Securities that all Requesting Holders requested to be included in such Demand Registration; provided, however, that if, as a result of such proration, any Requesting Holder shall not be entitled to include in a registration all Registrable Securities of the class or series that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (b) such withdrawal or reduction shall be irrevocable.

2.5 Withdrawal and Cancellation of Registration. Any Participating Holder may withdraw its Registrable Securities from a Demand Registration at any time and any Requesting Holders shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Article II in accordance with the first sentence of Section 3.3 hereof (i) when the request for cancellation is based upon material adverse information relating to the Company that the Discovery Group was not aware of at the time of the Demand Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the Discovery Group was aware of at the time of the Demand Request), (ii) if a Suspension Period occurs after a Demand Request but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed of in accordance with such Demand Request, or (iii) if the Company has breached its obligations hereunder with respect to such Demand Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect. Upon such cancellation, the Company shall cease all efforts to secure registration with respect to Registrable Securities of Participating Holders and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders (X) had a right to cancel pursuant to the foregoing clause (i) or (ii), or (Y) became aware of their right to cancel pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

2.6 Registration Statement Form. Registrations under this Article II shall be on such appropriate registration form of the Commission then applicable to the Company (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requesting Holders and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a registration statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a registration statement on Form S-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

ARTICLE III

PIGGYBACK REGISTRATIONS

3.1 Holder Piggyback Registration. If the Company proposes to file a Registration Statement (including, for the avoidance of doubt, a shelf registration statement or amendment or supplement thereto) with respect to an offering of Common Shares, or securities convertible into or exchangeable for Common Shares, for its own account or for the account of securityholders (other than the Holders) of the Company (except pursuant to registrations in connection with any merger, acquisition or other business combination or registrations on Form S-4 or any successor form, on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan, an offering of securities solely to then existing securityholders of the Company, a dividend reinvestment plan or an exchange offer) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give written notice of such proposed filing to the Holders not less than 21 days before the anticipated filing date, describing in reasonable detail the proposed registration (including the number and class or series of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such Registration Statement), and offering such Holders the opportunity to register such number of Registrable Securities of the same class as those being registered by the Company as each such Holder may request in writing (each a “Piggyback Registration”). Subject to Sections 5.2 and 5.3 hereof, upon the written request of any Holder (a “Piggyback Request”), received by the Company no later than ten (10) Business Days after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration, any of such Holder’s Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company shall use its reasonable efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the Registration Statement proposed to be filed by the Company on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration; provided, however, that notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related Registration Statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering and the Company shall incur no liability for its failure to complete any such offering; provided, however, that in the event the Company has initiated the offering for its own account, the Company shall pay all expenses incurred by a Holder in connection with such delayed, abandoned or cancelled registration to the extent such expenses are described in clauses (i) through (x) of the first sentence of Article VIII hereof.

3.2 Priority on Piggyback Registrations. If the managing underwriter for a Piggyback Registration effected by means of an Underwritten Offering (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) advises the Holders in writing that the inclusion of the Registrable Securities and securities proposed to be included by Holders who have elected to participate pursuant to Section 3.1 and any other Persons who have elected to participate in such offering pursuant to written agreements with the Company (in each case, “Piggybacking Holders”) and proposed to be included by the Company, would cause an Adverse Effect, then the Company shall be obligated to include in such Registration Statement only that number of

Registrable Securities which, in the judgment of the managing underwriter (or the Company in good faith, as applicable), would not have an Adverse Effect, in the priority listed below:

(a) if the registration is undertaken for the Company’s account: (x) first, the securities that the Company desires to include, and (y) second, the securities (or, in the case of a Holder, the Registrable Securities) proposed to be included by the Piggybacking Holders. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among all the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; and

(b) if the registration is undertaken at the demand of a securityholder of the Company (other than the Holders), (x) first, the securities that the demanding securityholder desires to include, and (y) second, the securities (or in the case of Holders, the Registrable Securities) proposed to be included by the Piggybacking Holders and by the Company. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; provided, however, that the Company shall be entitled to participate on a pro rata basis up to the sum of the number of securities allocated to the Piggybacking Holders pursuant to this sentence, unless the managing underwriter (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) determines that inclusion of additional securities by the Company above such amount would not cause an Adverse Effect.

3.3 Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Article III by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the execution of the underwriting agreement with respect to such registration or, in the case of a non-underwritten offering, the effective date of the Registration Statement or applicable prospectus supplement pertaining to such offering and (ii) such withdrawal shall be irrevocable. In the event that a Holder withdraws and (i) the request for withdrawal is based upon material adverse information relating to the Company that the Discovery Group was not aware of at the time of the Holder’s Piggyback Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the Discovery Group was aware of at the time of the Piggyback Request), (ii) if a Suspension Period occurs after such Piggyback Request but before the Registrable Securities covered by such Piggyback Request are sold, transferred, exchanged or disposed of in accordance with such Piggyback Request, or (iii) if the Company has breached its obligations hereunder with respect to such Piggyback Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect, then the Company shall pay all expenses incurred by a Holder in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders (X) had a right to withdraw pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to withdraw pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

3.4 Underwritten Offerings.

(a) In connection with the exercise of any registration rights granted to Holders pursuant to this Article III, if the registration is to be effected by means of an Underwritten Offering, the Company may condition participation in such registration by any such Holder upon inclusion of the Registrable Securities being so registered in such underwriting and such Holder’s entering into an underwriting agreement pursuant to Section 6.2(d) hereof.

(b) With respect to any offering of Registrable Securities in the form of an Underwritten Offering in which Holders elect to participate pursuant to this Article III, the Company and Discovery shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering.

ARTICLE IV

SHELF REGISTRATION

4.1 Shelf Registration Filing.

(a) Subject to Section 4.1(b) and Sections 5.2 and 5.3 hereof, within sixty (60) days following a written request by a Holder (a “Shelf Request”), the Company shall file with the Commission, and use its reasonable efforts to have declared effective as soon as practicable, a Registration Statement (the “Shelf Registration Statement”) relating to the offer and sale of all of the Registrable Securities held by the Holders to the public from time to time, on a delayed or continuous basis. Subject to Section 4.3(c) hereof, any Shelf Registration Statement may be a universal shelf registration statement that relates to the offer and sale of the Company securities other than Registrable Securities. Any registration effected pursuant this Section 4.1(a) shall not be deemed to constitute a Demand Registration. The Shelf Registration Statement shall specify the intended method of distribution of the subject Registrable Securities substantially in the form of Exhibit A attached hereto. The Company shall file the Shelf Registration Statement on Form S-3 or, if the Company or the offering of the Registrable Securities does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, however, that if the Shelf Registration Statement is not filed on Form S-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statement to convert it to Form S-3.

(b) Any subsequent Shelf Requests after the initial Shelf Request pursuant to Section 4.1(a) may only be made after such date that the Discovery Group beneficially owns at least one (1) million additional Common Shares (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) which were not beneficially owned by the Discovery Group as of the date of the immediately prior Shelf Request.

4.2 Required Period and Shelf Registration Procedures. Subject to Section 4.1 and to any Suspension Period(s) referred to below, the Company shall (i) cause the Shelf Registration Statement to include a resale Prospectus intended to permit each Holder to sell, at such Holder’s election, all or part of the applicable class or series of Registrable Securities held by such Holder without restriction under the Securities Act, (ii) use its reasonable efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for so long as the securities registered thereunder constitute Registrable Securities, and (iii) use its reasonable efforts to cause the resale Prospectus to be supplemented by any Prospectus supplement required in order for such Holders to sell their Registrable Securities without restriction under the Securities Act.

4.3 Underwritten Shelf Offerings.

(a) Subject to Section 4.3(b), if the Holders who are included in any offering pursuant to a Shelf Registration Statement so elect, and such Holders have requested to include at least the Minimum Registrable Securities owned by them in such offering, then the Holders may elect to conduct such offering in the form of an Underwritten Offering and the terms of this Article IV shall otherwise apply with respect to such Underwritten Offering on such Shelf Registration Statement. With respect to any such qualifying Underwritten Offering, the Company and Discovery shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Participating Holders.

(b) Notwithstanding Sections 4.1 and 4.3(a), subject to the Company’s compliance with its obligations under Article III hereof, the Company shall not be obligated to take any action (including, for the avoidance of doubt, filing a Shelf Registration Statement or amendment thereto) to effect an Underwritten Offering on a Shelf Registration Statement and no Holder shall sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.3(a) if, within the 30-day period prior to any election by a Holder pursuant to Section 4.3(a), the Company has issued a notice to the Holders pursuant to Section 3.1 hereof of a proposed registered Underwritten Offering of Common Shares for its own account, continuing while the Company continues in good faith to pursue such registered Underwritten Offering and ending upon the earliest to occur of: (A) in the case of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement), forty-five (45) days and in the case of a Registration Statement on Form S-1 (or any successor or similar long-form registration statement), sixty (60) days, in each case following the Company’s issuance of the notice to the Holders pursuant to Section 3.1 hereof, unless, on or prior to such date, the Company shall have executed an underwriting agreement with the managing underwriter with respect to such proposed Underwritten Offering; provided that such forty-five (45) or sixty (60) day period (as applicable) shall be extended for up to forty-five (45) additional days if the underwriting agreement has not been executed because there has been a failure to resolve all requirements of the Commission in connection with declaring such Registration Statement or applicable prospectus supplement effective during such additional forty-five (45)-day period; (B) the abandonment, cessation or withdrawal of such Underwritten Offering; (C) ninety (90) days following the effective date of the prospectus supplement pertaining to such Underwritten Offering; or (D) the date that all of the Common Shares covered thereby have been disposed of in accordance with the intended methods of disposition. If the Company issues a notice of a proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such Underwritten Offering, any notice thereafter issued by the Company of a subsequent proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof shall not preempt the Company’s obligations pursuant to Section 4.1 or 4.3(a) or restrict the Holders’ rights to sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.1 or 4.3(a) during the thirty (30)-day period commencing on the day immediately following the date that the Discovery Group receives notice from the Company of such abandonment, cessation or withdrawal of such Underwritten Offering.

(c) With respect to any Underwritten Offering of Registrable Securities on a Shelf Registration Statement initiated by the Holders pursuant to Section 4.3(a) hereof, no securities to be sold for the account of any Person (including the Company) other than the Holders shall be included in such Underwritten Offering; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Shelf Registration Statement if, and only if, the managing underwriter advises the Holders and the Company in writing that the inclusion of such securities would not have an Adverse Effect on such Underwritten Offering.

ARTICLE V

STANDSTILL AND SUSPENSION PERIODS

5.1 Company Standstill Period. Subject to Sections 2.4 and 4.3(c), in the event of (i) any Demand Registration pursuant to Section 2.1 hereof in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate, (ii) any Underwritten Offering pursuant to Section 2.3 hereof or (iii) any Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, the Company agrees not to, without the prior written consent of the Holders, (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act, as amended, relating to, any securities of the Company that are substantially similar to such Registrable Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (x) or this clause (y) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (in each case, other than (A) any securities issued upon the exercise of any option or warrant or the conversion, exchange or redemption of any security outstanding as of the beginning of the applicable standstill period, (B) any options, restricted stock units or other equity awards granted to employees, officers or directors pursuant to any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (C) any securities issued pursuant to the Company’s employee stock purchase plan or pursuant to equity awards of any kind under any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (D) the filing of any registration statement on Form S-8 or other appropriate form as required by the Act, and any amendments to such forms, in respect of any securities or any other of the Company’s equity based securities issuable pursuant to any employee benefit plan of the Company existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (E) any Common Shares issuable in lieu of the payment of cash dividends pursuant to the Company’s quarterly cash dividend policy, (F) any Common Shares or any other of the Company’s equity securities, in an amount up to an aggregate of 10.0% of the Company’s fully-diluted shares outstanding as the beginning of the applicable standstill period, issuable in connection with any transaction, including, without limitation, a merger, acquisition or other business combination, an asset sale or a carve-out, and the filing of any registration statement in connection therewith, (G) any Common Shares or any other of the Company’s equity securities issuable in connection with any rescission of purchases of Common Shares under the Company’s 401(k) Plan and (H) any transaction or series of related transactions involving up to $150,000,000 of the Company’s equity or debt securities), (a) in the case of any Demand Registration pursuant to Section 2.1 in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate or any Underwritten Offering pursuant to Section 2.4, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the Registration Statement relating to such Registrable Securities or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such offering by all the Requesting Holders, and (b) in the case of an Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the prospectus supplement pertaining to such Underwritten Offering or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such Underwritten Offering by all the Requesting Holders.

5.2 Suspension Period.

(a) The Company shall not be required to use reasonable efforts to cause a Registration Statement to be filed pursuant to this Agreement or to be declared effective, or to keep current any Registration Statement or file any prospectus supplement or amendment (other than as required by the periodic report and proxy statement disclosure requirements of the Securities Exchange Act, including Sections 13 or 15(d) thereof and Forms 10-K, 10-Q, 8-K or 14A thereunder), or permit Holders to sell or transfer securities thereunder, if the Company possesses material non-public information and determines in good faith that it need not otherwise make such disclosure or filing; provided that at all times the Company continues in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. In furtherance of and pursuant to the last proviso of the preceding sentence and following public disclosure by the Company, at such time as the Company no longer possesses material non-public information regarding the Company, the Suspension Period (as defined below) shall immediately terminate. Any period during which the Holders are prohibited from effecting sales or the Company exercises its rights in each case pursuant to this Section 5.2(a) shall constitute a “Suspension Period.”

(b) Each Holder agrees that, upon receipt of a written notice from the Company of a Suspension Period (a “Suspension Notice”), such Holder shall forthwith discontinue any disposition of Registrable Securities pursuant to any Registration Statement until such Holder’s receipt of a notice from the Company to the effect that such Suspension Period has terminated. On the last day of any thirty (30) day period following delivery of the Suspension Notice during which the Suspension Period remains in effect, the Company shall deliver a written notice to the Discovery Representative that the Suspension Period remains in effect (a “Bring-Down Suspension Notice”). Any Suspension Notice or Bring-Down Suspension Notice shall (i) be signed by the Chief Executive Officer, Chief Financial Officer, General Counsel, President or any Vice President of the Company and (ii) provide that, as of the date of such Suspension Notice or Bring-Down Suspension Notice, as the case may be, the Company (a) possesses material non-public information, (b) has determined in good faith that it need not publicly disclose such material non-public information and (c) has continued in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. The Company covenants and agrees that it shall not deliver a Suspension Notice with respect to a Suspension Period unless all the Company employees, officers and directors who are subject to the Company’s Insider Trading Compliance Policy, and who are prohibited by the terms thereof from effecting any public sales of securities of the Company beneficially owned by them, are so prohibited for the duration of such Suspension Period. In the event of a Suspension Notice, the Company shall, promptly after such time as it no longer possesses material non-public information that it has determined in good faith need not otherwise be disclosed, provide notice to all Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Holders’ rights under this Agreement that may have been affected by such notice, including the Holders’ Demand Registration rights and rights with respect to the Shelf Registration Statement.

(c) During any time that the Discovery Group possesses material, non-public information with respect to the Company, no Holder may effect any sales under any Registration Statement of the Company; provided, however, that the Discovery Group shall not be in breach of this Section 5.2(c) if the Company (X) was aware of the material non-public information in the Discovery Group’s possession at the time of the Holder’s sale (including, for the avoidance of doubt, non-public information in the Discovery Group’s possession at the time of the Holder’s sale that is reasonably required in order to determine the materiality of such non-public information) and (Y) did not issue a Suspension Notice with respect thereto prior to such sale.

5.3 Holder Standstill Period. Each Holder of Registrable Securities (whether or not such Registrable Securities are covered by the Shelf Registration Statement or by a Registration Statement filed pursuant to Section 2.1 or 3.1 hereof) agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of the Company’s securities for its own account with respect to the same class or series of securities being registered pursuant to such Registration Statement, containing terms reasonably acceptable to such managing underwriter (with an exception for transfers pursuant to hedging transactions entered into prior to the time that Discovery had notice of such Underwritten Offering), covering the period commencing 15 days prior to the effective date of the Registration Statement or, if applicable, the prospectus supplement, pertaining to such Underwritten Offering relating to such securities of the Company and ending on the 90th day after such effective date (or such shorter period as shall have been agreed to by the Company’s executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 5.3 shall apply only: (i) if such Holder shall be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Article III hereof; (ii) to the extent that each of the Company’s executive officers, directors and Ten Percent Holders enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers, directors or Ten Percent Holders than those contained in the lock-up agreement entered into by such Holder; and (iii) if the aggregate restriction periods in such Holder’s lock-up agreements entered into pursuant to this Section 5.3 shall not exceed an aggregate of 180 days during any 365-day period.

ARTICLE VI

REGISTRATION PROCEDURES

6.1 Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it shall (it being understood and agreed that except as otherwise expressly set forth in this Article VI, if any other provision of this Agreement is more favorable to the Holders than the provisions of this Article VI, such other provision shall apply):

(a) provide the Participating Holders and their respective counsel with a reasonable opportunity to review, and comment on, any Registration Statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may reasonably request in writing to the extent such changes are required, in the reasonable judgment of the Company’s counsel, by the Securities Act and, except in the case of a registration under Article III, not file any Registration Statement or Prospectus or amendments or supplements thereto, which registers Registrable Securities held by Holders, to which the Holders of a majority of the class or series of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

(b) cause any such Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this clause (ii) shall not apply to statements made or statements omitted by the Company in reliance upon and in conformity with written information furnished to the Company by any Holder solely with respect to such Holder and specifically for inclusion in the Registration Statement or any amendment or supplement thereto), or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(c) furnish, at its expense, to the Participating Holders such number of conformed copies of such Registration Statement and of each such amendment thereto (in each case including all exhibits thereto, except that the Company shall not be obligated to furnish to any such Participating Holder more than two (2) copies of such exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such Registration Statement or Prospectus, as the Participating Holders reasonably may request; provided that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or IDEA system;

(d) use its reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of the states of the United States as the Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;

(e) promptly notify the Participating Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the Registration Statement or supplementing of the Prospectus, and, as promptly as practicable (subject to Section 5.2 hereof), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such Registration Statement, each Holder agrees that it shall not enter into any transaction for the sale of any Registrable Securities pursuant to such Registration Statement during the time after the furnishing of the Company’s notice that the Company is preparing a supplement to or an amendment of such Prospectus or Registration Statement and until the filing and effectiveness thereof;

(f) use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such Registration Statement (which transfer agent and registrar shall, at the Company’s option, be the Company’s existing transfer agent and registrar) from and after a date not later than the effective date of such Registration Statement;

(h) notify the Participating Holders and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus, Prospectus supplement or post-effective amendment related to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(j) in the event of an Underwritten Offering of Registrable Securities pursuant to Section 2.3 or 4.3 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an Underwritten Offering on a firm commitment basis, “lock-up” obligations substantially similar to Section 5.1 hereof) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

(k) make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all the Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction (provided, however, that such Person shall use its reasonable efforts to provide the Company with prior written notice of such requirement to afford the Company with an opportunity to seek a protective order or other appropriate remedy in response) or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

(l) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use all reasonable efforts to furnish to each Participating Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Participating Holder and the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Participating Holder and the managing underwriter, if any, reasonably requests;

(m) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, provide officers’ certificates and other customary closing documents;

(n) reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters’ counsel, if any, in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(o) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed;

(p) cooperate with the Participating Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and

(q) use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

6.2 Holder Obligations. Each Holder agrees:

(a) that it shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder (i) as the Company may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith;

(b) that information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

(c) to use its reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B) hereof, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law;

(d) in the case of an Underwritten Offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including customary indemnity and contribution provisions and “lock-up” obligations substantially similar to Section 5.3 hereof; and

(e) to notify the Company as soon as practicable if it becomes aware of the occurrence of any event, development or fact as a result of which a Registration Statement or any Prospectus or supplement, as then in effect, contains an untrue statement of a material fact with respect to such Holder or omits to state any material fact with respect to such Holder required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Holder shall not be required to notify the Company, or may limit such notification, as the case may be, solely to the extent necessary, as determined in good faith by such Holder on the advice of counsel, in order not to be in violation of or default under any applicable law, regulation, rule, stock exchange requirement, self-regulatory body, supervisory authority, legal process or fiduciary duty.

6.3 Hedging Transactions. The parties agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to any transaction which transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless to the full extent permitted by law (i) each Holder, such Holder’s Affiliates and their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives of the foregoing, and each of their respective successors and assigns, and each Person who controls any of the foregoing within the meaning of the Securities Act and the Exchange Act, and (ii) any selling agent selected by the Holders or their Affiliates with respect to such Registrable Securities (each such Person being sometimes referred to as an “Indemnified Person”), against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Person is a party thereto) and expenses (including reasonable costs of investigations and legal expenses), joint or several (each a “Loss” and collectively “Losses”), to which such Indemnified Person may become subject, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which such Registrable Securities were included for registration under the Securities Act, including any preliminary or summary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus) or any document incorporated by reference therein, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading; and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification or reimbursement hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder, or on the Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final, amended or supplemented Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the final, amended or supplemented Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act, or (iii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final Prospectus but was corrected in an amended or supplemented final Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the amended or supplemented final Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Person and shall survive the transfer or disposal of the Registrable Securities by the Holder or any such other Persons. The Company will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons. This indemnity shall be in addition to any liability the Company may otherwise have.

7.2 Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (each such Person being sometimes referred to as a “Company Indemnified Person”), against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; and each Holder agrees to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Holder’s aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount and expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.

7.3 Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an “Indemnitee”) of notice of the commencement of any action or proceeding (an “Action”) involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel selected by such Indemnitee and reasonably satisfactory to such indemnifying party. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or this clause (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder, or for fees and expenses that are not reasonable. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the

Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.

7.4 Contribution. If the indemnification provided for in this Article VII is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that a Holder’s aggregate liability under this Section 7.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount but before deducting expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

7.5 Indemnification Payments; Other Remedies; Primacy of Indemnification.

(a) Periodic payments of amounts required to be paid pursuant to this Article VII shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

(b) The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

(c) Primacy of Indemnification. The Company hereby acknowledges that certain of the Indemnified Persons have certain rights to indemnification, advancement of expenses and/or insurance provided by Discovery and/or certain of its Affiliates (collectively, the “Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same Losses incurred by any of the Indemnified Persons are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the relevant Indemnified Person), without regard to any rights any Indemnified Person may have against the Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Indemnitors from any and all claims (x) against the Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that any Indemnified Person must seek indemnification from any Indemnitor before the Company must perform its indemnification obligations under this Agreement. No advancement or payment by the Indemnitors on behalf of any Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company hereunder shall affect the foregoing. The Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which any Indemnified Person would have had against the Company if the Indemnitors had not advanced or paid any amount to or on behalf of such Indemnified Person. The Company and the Indemnified Persons agree that the Indemnitors are express third party beneficiaries of this Article VII.

ARTICLE VIII

REGISTRATION EXPENSES

In connection with any offerings pursuant to a Registration Statement hereunder, the Company shall pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by FINRA, (viii) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on a securities exchange, and (x) all duplicating, distribution and delivery expenses. In connection any offerings pursuant to a Registration Statement, each Participating Holder shall pay (a) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an Underwritten Offering; (b) any out-of-pocket expenses of such Participating Holder including any fees and expenses of brokers or counsel to such Participating Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (c)  any applicable transfer taxes.

ARTICLE IX

RULE 144

With a view to making available to the Holders the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell Registrable Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company covenants that, from and after the time that and for so long as it is subject to Section 13 or 15(d) of the Exchange Act thereafter, it shall use its reasonable efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c), as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder’s compliance with the applicable provisions of Rule 144 and its delivery of such documents and certificates as the Company’s transfer agent may reasonably request in connection therewith, shall take such reasonable action as may be required (including using its reasonable efforts to cause legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

ARTICLE X

MISCELLANEOUS

10.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

if to any Holder or the Discovery Representative, at:

Discovery Lightning Investments, Ltd

c/o Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, NY 10003

Attention: Tara L. Smith, Executive Vice President, Legal, Capital Markets & Corporate

Secretary, Global Head of ESG

E-mail: Tara.Smith@wbd.com

with a copy to:

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, NY 10003

Attention: Tara L. Smith, Executive Vice President, Legal, Capital Markets & Corporate

Secretary, Global Head of ESG

E-mail: Tara.Smith@wbd.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

66 Hudson Boulevard E

New York, NY 10001

Attention: Jonathan E. Levitsky

    Benjamin R. Pedersen

E-mail: jelevitsky@debevoise.com

   brpeders@debevoise.com

if to the Company, to:

   Starz Entertainment Corp.

   1647 Stewart Street

   Santa Monica, CA 90404

   Attention: General Counsel

   E-mail: [●] with copies to:

   Wachtell, Lipton, Rosen & Katz

   51 W. 52nd Street

   New York, NY 10019

   Attn: David E. Shapiro

      Mark A. Stagliano

   Telephone: (212) 403-1000

   Facsimile: (212) 403-2000

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served and received on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier. Each Holder as of the date hereof acknowledges and agrees that, as of the date hereof, it holds the number of Registrable Securities set forth next to its name on Schedule I attached hereto. Any member of the Discovery Group that desires to become an Additional Holder in accordance with the terms of this Agreement shall provide written notice to the Company setting forth its address and the number of Registrable Securities held by such Person and agreeing to be bound by the terms hereof, and upon receipt of such notice the Company shall amend Schedule I attached hereto to reflect such Additional Holder, its address and the number of Registrable Securities held thereby without any further action or consent required from the parties to this Agreement. From time to time and promptly following a written request by the Company, each such Holder and Additional Holder shall provide written notice to the Company of any increase or decrease in the number of Registrable Securities held by such Person, and upon receipt of any such notice, the Company shall amend Schedule I attached hereto to reflect such increase or decrease in the number of Registrable Securities held by such Person without any further action or consent required from the parties to this Agreement; provided that if any such Holder or Additional Holder discloses such increase or decrease in the number of Registrable Securities held by such person in any filing made pursuant to Section 13 or 16 of the Exchange Act, such Holder or Additional Holder, as the case may be, shall be deemed to have provided notice to the Company as provided in this sentence. Solely for purposes of this Agreement, in determining the number of Registrable Securities outstanding at any time and the Holders thereof, the Company shall be entitled to rely conclusively on Schedule I attached hereto (as so amended in accordance with the terms of this Agreement to reflect all such written notices received by the Company from time to time).

10.2 Successors and Assigns. This Agreement may not be assigned by any Holder other than to a Permitted Assignee (provided, however, that such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and the Holders.

10.3 Amendments; Waivers. Subject to Section 10.4, (a) any provision of this Agreement affecting a party may be amended or modified only by a written agreement signed by each such affected party and (b) no provision of this Agreement affecting a party may be waived except pursuant to a writing signed by each such affected party.

10.4 Discovery Representative. The Company shall be entitled to rely upon the written communications of the Discovery Representative, acting on behalf of any Holder, relating to matters addressed in this Agreement as communications of the Holders, including, without limitation, elections by Holders to exercise registration rights and any amendments, waivers or consents made pursuant to this Agreement. Any notice or communication delivered to the Discovery Representative shall be deemed to have been delivered to each Holder for all purposes hereof. Each of the Holders shall use their reasonable efforts to conduct all written communications to the Company pursuant to this Agreement through the Discovery Representative.

10.5 Calculations of Beneficial Ownership. All calculations of beneficial ownership for purposes of this Agreement shall be calculated in accordance with Rule 13(d) of the Exchange Act, as amended from time to time.

10.6 No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies on any persons that are not party hereto other than as expressly set forth in Section 7.5(c), Article VII and Section 10.4.

10.7 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

10.8 Termination of Registration Rights; Survival. All rights granted to Holders under this Agreement shall terminate on the first anniversary of the date that the Discovery Group both (a) beneficially owns in the aggregate less than 2,971,601 Common Shares (which amount, for the avoidance of doubt, represents approximately 2% of the Common Shares outstanding as of [•], 2025), subject to equitable adjustment for any stock splits, stock dividends, combinations, reorganizations or similar events, so long as such number of Common Shares (as adjusted) beneficially owned represents less than 2% of the Common Shares outstanding at that time, and (b) ceases to have a designated representative on the Board of Directors of the Company.

10.9 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

10.12 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.1 hereof, such service to become effective ten (10) days after such mailing.

10.13 Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

10.14 Entire Agreement. This Agreement (i) embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein and (ii) supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement. In furtherance hereof, the parties hereby agree that the Original Agreement is hereby superseded and terminated in its entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into this Agreement.

10.15 Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

STARZ ENTERTAINMENT CORP.

By:
Name:
Title:

DISCOVERY LIGHTNING INVESTMENTS LTD.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

EXHIBIT A

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged shall attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.

The selling securityholders may also transfer the securities by gift. The issuer does not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder.

Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder shall decrease. The plan of distribution for that selling securityholder’s securities shall otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer shall be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions shall be an underwriter and, if not identified in this prospectus, shall be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling securityholders and other persons participating in the sale or distribution of the securities shall be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The issuer has agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents (who may be deemed to be underwriters), if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling securityholders have agreed to indemnify the issuer in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The issuer agreed to register the securities under the Securities Act of 1933, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. The issuer has generally agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel of the selling securityholders, but not including any underwriting discounts, concessions, commissions or fees of the selling securityholders or any applicable transfer taxes.

The issuer shall not receive any proceeds from sales of any securities by the selling securityholders.

The issuer cannot assure you that the selling securityholders shall sell all or any portion of the securities offered hereby.

SCHEDULE I

Annex II

Final Form

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

STARZ ENTERTAINMENT CORP.

AND

THE PERSONS LISTED ON THE

SIGNATURE PAGES HEREOF

DATED AS OF [●], 2025

II-ii

10.9	Attorneys’ Fees	II-26
10.10	Severability	II-26
10.11	Headings	II-26
10.12	Governing Law; Jurisdiction	II-26
10.13	Counterparts and Facsimile Execution	II-26
10.14	Entire Agreement	II-26
10.15	Further Assurances	II-27

II-iii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2025, by and among Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.), a corporation organized under the laws of British Columbia, Canada (the “Company”), and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined), including any Additional Holders (as hereinafter defined) who subsequently become parties to this Agreement in accordance with the terms of this Agreement. At all times prior to the Separation Effective Time (as defined in the Separation Agreement (as hereinafter defined)), the Company is referred to as “LGEC.”

W I T N E S S E T H :

WHEREAS, LGEC and the Holders entered into a Registration Rights Agreement, dated as of November 10, 2015 (the “Original Agreement”); and

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which, inter alia, LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (as hereinafter defined), in each case, on a pro rata basis and as more fully described in the Separation Agreement, dated as of [●], 2025, by and between the Company and Lionsgate Studios Holding Corp. (“New Lionsgate”), a corporation organized under the laws of British Columbia, Canada (the “Separation Agreement”); and

WHEREAS, in connection with the Separation Agreement and the Transactions contemplated thereby, the parties hereto wish to terminate the Original Agreement and enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

“Action” has the meaning assigned to such term in Section 7.3 hereof.

“Additional Holders” means any (i) Affiliate of any Holder or (ii) Permitted Assignee, in each case who, at any time and from time to time, owns Registrable Securities, and has agreed to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement, all at the relevant time.

“Adverse Effect” has the meaning assigned to such term in Section 2.4 hereof.

“Affiliate” of a Person means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company, New Lionsgate, Warner Bros. Discovery, Inc. (“Discovery”), John C. Malone, MHR Fund Management LLC (“MHR”) or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds be considered an Affiliate of any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Holder or Additional Holder or any of their respective Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of the Company, New Lionsgate, Discovery, John C. Malone, MHR or any of their respective Subsidiaries, controlled Affiliates, portfolio companies or affiliated investment funds.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement, as the same may be amended, supplemented or restated from time to time.

“Bring-Down Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

“Common Shares” means the common shares, no par value per share, of the Company, as authorized from time to time.

“Company” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Company Indemnified Person” has the meaning assigned to such term in Section 7.2 hereof.

“Demand Registration” has the meaning assigned to such term in Section 2.1 hereof.

“Demand Request” has the meaning assigned to such term in Section 2.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“FINRA” has the meaning assigned to such term in Section 6.1(n) hereof.

“Holder” means any Person who is a member of the Liberty Group (including any Additional Holder) who owns Registrable Securities at the relevant time and is or has become a party to this Agreement.

“Indemnified Person” has the meaning assigned to such term in Section 7.1 hereof.

“Indemnitee” has the meaning assigned to such term in Section 7.3 hereof.

“Indemnitors” has the meaning assigned to such term in Section 7.5(c) hereof.

“Inspectors” has the meaning assigned to such term in Section 6.1(k) hereof.

“Liberty” means Liberty Global Ltd.

“Liberty Group” means Liberty and its Subsidiaries; provided, however, that for purposes of determining (A) the Liberty Group’s awareness or knowledge of material adverse information relating to the Company for purposes of Sections 2.5 and 3.3 hereunder and (B) whether the Liberty Group possesses material, non-public information with respect to the Company for purposes of Section 5.2(c) hereunder, the “Liberty Group” means (x) any director, officer or employee of Liberty or any of its Subsidiaries who, if in possession of material non-public information regarding the Company, would restrict Liberty from trading in the Company securities under the United States federal securities law.

“Liberty Representative” means Liberty Global Ventures Limited or such other member of the Liberty Group as may be designated at any time and from time to time by written notice from the Holders to the Company in accordance with Section 10.1.

“Loss” and “Losses” have the meanings assigned to such terms in Section 7.1 hereof.

“Minimum Registrable Securities” means (i) 2,000,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) or (ii) such number of Registrable Securities as would be expected to have an aggregate value of at least $20 million based on market prices prevailing at the time of the offering.

“New Lionsgate New Common Shares” shall mean the common shares, without par value, of New Lionsgate.

“Participating Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Articles II, III or IV hereof.

“Permitted Assignee” means any member of the Liberty Group who receives Registrable Securities from a Holder or a Holder’s Affiliates and who agrees to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Piggybacking Holders” has the meaning assigned to such term in Section 3.2 hereof.

“Piggyback Registration” has the meaning assigned to such term in Section 3.1 hereof.

“Piggyback Request” has the meaning assigned to such term in Section 3.1 hereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Records” has the meaning assigned to such term in Section 6.1(k) hereof.

“register,” “registered” and “registration” mean a registration effected by preparing and filing with the Commission a Registration Statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such Registration Statement under the Securities Act.

“Registrable Securities” means (i) Common Shares and (ii) any securities that may be issued or distributed or be issuable in respect thereof, including by way of stock dividend, stock split or other similar distribution, payment in kind with respect to any interest payment, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing, in the case of each of foregoing clause (i) and this clause (ii), which are held by any of the Holders now or at any time in the future;

provided, however, that as to any Registrable Securities, such securities shall cease to constitute “Registrable Securities” for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant such Registration Statement, (ii) such securities are distributed pursuant to Rule 144, (iii) such securities are otherwise sold or transferred (other than in a transaction under clause (i) or (ii) above) by a Person in a transaction in which such Person’s rights under this Agreement are not assigned, (iv) such securities are no longer outstanding or (v) such securities are, in the reasonable determination of the Holder thereof, otherwise freely transferable by such Holder without any restriction under the Securities Act at the time such Holder consummates the sale or transfer of such securities.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holder(s)” has the meaning assigned to such term in Section 2.1 hereof.

“Rule 144” means Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

“Shelf Registration Statement” has the meaning assigned to such term in Section 4.1(a) hereof.

“Starz Common Shares” means the common shares, without par value, of the Company, created pursuant to the Plan of Arrangement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

“Suspension Notice” has the meaning assigned to such term in Section 5.2(b) hereof.

“Suspension Period” has the meaning assigned to such term in Section 5.2(a) hereof.

“Ten Percent Holder” means any Person that beneficially owns, at the relevant time, at least 10% of the then outstanding Common Shares and is a party to a registration rights agreement with the Company.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to “Sections” refer to Sections of this Agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation.”

ARTICLE II

DEMAND REGISTRATION

2.1 Demand Registration. Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, any Holder or group of Holders may, from time to time (each, a “Requesting Holder” and collectively, the “Requesting Holders”), make a request in writing (a “Demand Request”) that the Company effect the registration under the Securities Act of any specified number of shares of Registrable Securities held by the Requesting Holder(s) (a “Demand Registration”); provided, however, that the Company shall in no event be required to effect:

(a) more than two (2) Demand Registrations in the aggregate;

(b) more than one (1) Demand Registration in any 12 month period or, in the aggregate, more than one (1) Demand Registration (by the Liberty Group pursuant to this Agreement) or one (1) demand registration by Discovery (pursuant to the registration rights agreement, dated the date hereof, between the Company and Discovery Lightning Investments Ltd.) in any six month period; and

(c) any Demand Registration if the Shelf Registration Statement is then effective, and such Shelf Registration Statement may be utilized by the Requesting Holders for the offering and sale of all of their Registrable Securities without a requirement under the Commission’s rules and regulations for a post-effective amendment thereto.

Subject to the provisions contained in this Section 2.1 and in Sections 5.2 and 5.3 hereof, upon receipt of a Demand Request, the Company shall cause to be included in a Registration Statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than 60 days after receiving a Demand Request, such Registrable Securities as may be requested by such Requesting Holders in their Demand Request. The Company shall use its reasonable efforts to cause any such Registration Statement to be declared effective under the Securities Act as promptly as possible after such filing.

2.2 Effective Registration. A registration shall not count as a Demand Registration under this Agreement (i) unless the related Registration Statement has been declared effective under the Securities Act and has remained effective until such time as (x) all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than 180 days after such Registration Statement becomes effective not including any Suspension Periods) or (y) a majority of the Registrable Securities covered thereby held by the Requesting Holders have been withdrawn or cancelled from such Demand Registration (other than as contemplated by the first sentence of Section 2.5); (ii) if, after a Registration Statement has become effective, an offering of Registrable Securities pursuant to such Registration Statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated, (y) any Requesting Holder thereafter elects, in its sole discretion, to continue the offering and (z) the related Registration Statement remains effective until the time periods specified in subclauses (x) and (y) of clause (i) above; or (iii) if pursuant to Section 2.4 hereof, the Requesting Holders are cut back to fewer than 75% of the Registrable Securities requested to be registered in the aggregate and at the time of the request there was not in effect the Shelf Registration Statement.

2.3 Underwritten Offerings. If any Requesting Holder in the case of an offering pursuant to a Demand Registration so elects, such offering shall be in the form of an Underwritten Offering. With respect to any such Underwritten Offering pursuant to a Demand Registration, the Company and Liberty shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Requesting Holders.

2.4 Priority on Demand Registrations. With respect to any Demand Registration (including any Underwritten Offering of Registrable Securities pursuant to a Demand Registration), subject to Article III, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holders shall be included in a Demand Registration; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Demand Registration if, and only if, the managing underwriter advises the Requesting Holders and the Company in writing (or, in the case of a Demand Registration not being underwritten, the Requesting Holders determine in good faith after considering the relevant facts and circumstances at the relevant time) that the inclusion of such securities shall not adversely affect the price or success of the offering by the Requesting Holders (an “Adverse Effect”). Furthermore, in the event that the managing underwriter advises the Requesting Holders in writing (or the Requesting Holders determine, as applicable, in good faith after considering the relevant facts and circumstances at the relevant time) that the amount of Registrable Securities proposed to be included in such Demand Registration by the Requesting Holders is sufficiently large (even after exclusion of all securities proposed to be sold for the account of the Company or any Ten Percent Holder pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders pro rata for each Holder based on the percentage derived by dividing (i) the number of Registrable Securities that each such Holder requested to be included in such Demand Registration by (ii) the aggregate number of Registrable Securities that all Requesting Holders requested to be included in such Demand Registration; provided, however, that if, as a result of such proration, any Requesting Holder shall not be entitled to include in a registration all Registrable Securities of the class or series that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided, further, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (b) such withdrawal or reduction shall be irrevocable.

2.5 Withdrawal and Cancellation of Registration. Any Participating Holder may withdraw its Registrable Securities from a Demand Registration at any time and any Requesting Holders shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Article II in accordance with the first sentence of Section 3.3 hereof (i) when the request for cancellation is based upon material adverse information relating to the Company that the Liberty Group was not aware of at the time of the Demand Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the Liberty Group was aware of at the time of the Demand Request), (ii) if a Suspension Period occurs after a Demand Request but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed of in accordance with such Demand Request, or (iii) if the Company has breached its obligations hereunder with respect to such Demand Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect. Upon such cancellation, the Company shall cease all efforts to secure registration with respect to Registrable Securities of Participating Holders and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders (X) had a right to cancel pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to cancel pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

2.6 Registration Statement Form. Registrations under this Article II shall be on such appropriate registration form of the Commission then applicable to the Company (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requesting Holders and (ii) as shall permit the disposition of the

Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a registration statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a registration statement on Form S-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

ARTICLE III

PIGGYBACK REGISTRATIONS

3.1 Holder Piggyback Registration. If the Company proposes to file a Registration Statement (including, for the avoidance of doubt, a shelf registration statement or amendment or supplement thereto) with respect to an offering of Common Shares, or securities convertible into or exchangeable for Common Shares, for its own account or for the account of securityholders (other than the Holders) of the Company (except pursuant to registrations in connection with any merger, acquisition or other business combination or registrations on Form S-4 or any successor form, on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan, an offering of securities solely to then existing securityholders of the Company, a dividend reinvestment plan or an exchange offer) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give written notice of such proposed filing to the Holders not less than 21 days before the anticipated filing date, describing in reasonable detail the proposed registration (including the number and class or series of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such Registration Statement), and offering such Holders the opportunity to register such number of Registrable Securities of the same class as those being registered by the Company as each such Holder may request in writing (each a “Piggyback Registration”). Subject to Sections 5.2 and 5.3 hereof, upon the written request of any Holder (a “Piggyback Request”), received by the Company no later than ten (10) Business Days after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration, any of such Holder’s Registrable Securities of the same class as those being registered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company shall use its reasonable efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the Registration Statement proposed to be filed by the Company on the same terms and conditions as the same class of securities otherwise being sold pursuant to such registration; provided, however, that notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related Registration Statement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering and the Company shall incur no liability for its failure to complete any such offering; provided, however, that in the event the Company has initiated the offering for its own account, the Company shall pay all expenses incurred by a Holder in connection with such delayed, abandoned or cancelled registration to the extent such expenses are described in clauses (i) through (x) of the first sentence of Article VIII hereof.

3.2 Priority on Piggyback Registrations. If the managing underwriter for a Piggyback Registration effected by means of an Underwritten Offering (or in the case of a Piggyback Registration not being underwritten, the

Company, in good faith) advises the Holders in writing that the inclusion of the Registrable Securities and securities proposed to be included by Holders who have elected to participate pursuant to Section 3.1 and any other Persons who have elected to participate in such offering pursuant to written agreements with the Company (in each case, “Piggybacking Holders”) and proposed to be included by the Company, would cause an Adverse Effect, then the Company shall be obligated to include in such Registration Statement only that number of Registrable Securities which, in the judgment of the managing underwriter (or the Company in good faith, as applicable), would not have an Adverse Effect, in the priority listed below:

(a) if the registration is undertaken for the Company’s account: (x) first, the securities that the Company desires to include, and (y) second, the securities (or, in the case of a Holder, the Registrable Securities) proposed to be included by the Piggybacking Holders. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among all the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; and

(b) if the registration is undertaken at the demand of a securityholder of the Company (other than the Holders), (x) first, the securities that the demanding securityholder desires to include, and (y) second, the securities (or in the case of Holders, the Registrable Securities) proposed to be included by the Piggybacking Holders and by the Company. Any reduction in the number of securities to be included in a Registration Statement pursuant to the foregoing clause (y) shall be effected by allocating the number of securities to be included (after including securities contemplated by clause (x)) pro rata among the Piggybacking Holders based for each such Piggybacking Holder on the percentage derived by dividing (i) the aggregate number of Common Shares that such Piggybacking Holder holds by (ii) the total number of Common Shares that all such Piggybacking Holders hold in the aggregate; provided, however, that the Company shall be entitled to participate on a pro rata basis up to the sum of the number of securities allocated to the Piggybacking Holders pursuant to this sentence, unless the managing underwriter (or in the case of a Piggyback Registration not being underwritten, the Company, in good faith) determines that inclusion of additional securities by the Company above such amount would not cause an Adverse Effect.

3.3 Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Article III by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the execution of the underwriting agreement with respect to such registration or, in the case of a non-underwritten offering, the effective date of the Registration Statement or applicable prospectus supplement pertaining to such offering and (ii) such withdrawal shall be irrevocable. In the event that a Holder withdraws and (i) the request for withdrawal is based upon material adverse information relating to the Company that the Liberty Group was not aware of at the time of the Holder’s Piggyback Request (including, for the avoidance of doubt, material adverse information that is materially different from the information that the Liberty Group was aware of at the time of the Piggyback Request), (ii) if a Suspension Period occurs after such Piggyback Request but before the Registrable Securities covered by such Piggyback Request are sold, transferred, exchanged or disposed of in accordance with such Piggyback Request, or (iii) if the Company has breached its obligations hereunder with respect to such Piggyback Registration and such breach has caused, or would reasonably be expected to cause, an Adverse Effect, then the Company shall pay all expenses incurred by a Holder in connection with such cancelled registration through the date that is four (4) Business Days after the date on which any Participating Holders (X) had a right to withdraw pursuant to the foregoing clauses (i) or (ii), or (Y) became aware of their right to withdraw pursuant to the foregoing clause (iii), in each of clause (X) and this clause (Y) to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Article VIII hereof. Any expense reimbursement paid pursuant to clause (Y) of the immediately preceding sentence shall be in addition to any other remedy to which the Participating Holders may be entitled in law or in equity (but, for the avoidance of doubt, the Participating Holders may not recover the same expense twice).

3.4 Underwritten Offerings.

(a) In connection with the exercise of any registration rights granted to Holders pursuant to this Article III, if the registration is to be effected by means of an Underwritten Offering, the Company may condition participation in such registration by any such Holder upon inclusion of the Registrable Securities being so registered in such underwriting and such Holder’s entering into an underwriting agreement pursuant to Section 6.2(d) hereof.

(b) With respect to any offering of Registrable Securities in the form of an Underwritten Offering in which Holders elect to participate pursuant to this Article III, the Company and Liberty shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering.

ARTICLE IV

SHELF REGISTRATION

4.1 Shelf Registration Filing.

(a) Subject to Section 4.1(b) and Sections 5.2 and 5.3 hereof, within sixty (60) days following a written request by a Holder (a “Shelf Request”), the Company shall file with the Commission, and use its reasonable efforts to have declared effective as soon as practicable, a Registration Statement (the “Shelf Registration Statement”) relating to the offer and sale of all of the Registrable Securities held by the Holders to the public from time to time, on a delayed or continuous basis. Subject to Section 4.3(c) hereof, any Shelf Registration Statement may be a universal shelf registration statement that relates to the offer and sale of the Company securities other than Registrable Securities. Any registration effected pursuant this Section 4.1(a) shall not be deemed to constitute a Demand Registration. The Shelf Registration Statement shall specify the intended method of distribution of the subject Registrable Securities substantially in the form of Exhibit A attached hereto. The Company shall file the Shelf Registration Statement on Form S-3 or, if the Company or the offering of the Registrable Securities does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, however, that if the Shelf Registration Statement is not filed on Form S-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statement to convert it to Form S-3.

(b) Any subsequent Shelf Requests after the initial Shelf Request pursuant to Section 4.1(a) may only be made after such date that the Liberty Group beneficially owns at least one (1) million additional Common Shares (as adjusted for any stock splits, stock dividends, combinations, reorganizations or similar events) which were not beneficially owned by the Liberty Group as of the date of the immediately prior Shelf Request.

4.2 Required Period and Shelf Registration Procedures. Subject to Section 4.1 and to any Suspension Period(s) referred to below, the Company shall (i) cause the Shelf Registration Statement to include a resale Prospectus intended to permit each Holder to sell, at such Holder’s election, all or part of the applicable class or series of Registrable Securities held by such Holder without restriction under the Securities Act, (ii) use its reasonable efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for so long as the securities registered thereunder constitute Registrable Securities, and (iii) use its reasonable efforts to cause the resale Prospectus to be supplemented by any Prospectus supplement required in order for such Holders to sell their Registrable Securities without restriction under the Securities Act.

4.3 Underwritten Shelf Offerings.

(a) Subject to Section 4.3(b), if the Holders who are included in any offering pursuant to a Shelf Registration Statement so elect, and such Holders have requested to include at least the Minimum Registrable

Securities owned by them in such offering, then the Holders may elect to conduct such offering in the form of an Underwritten Offering and the terms of this Article IV shall otherwise apply with respect to such Underwritten Offering on such Shelf Registration Statement. With respect to any such qualifying Underwritten Offering, the Company and Liberty shall jointly select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Participating Holders.

(b) Notwithstanding Sections 4.1 and 4.3(a), subject to the Company’s compliance with its obligations under Article III hereof, the Company shall not be obligated to take any action (including, for the avoidance of doubt, filing a Shelf Registration Statement or amendment thereto) to effect an Underwritten Offering on a Shelf Registration Statement and no Holder shall sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.3(a) if, within the 30-day period prior to any election by a Holder pursuant to Section 4.3(a), the Company has issued a notice to the Holders pursuant to Section 3.1 hereof of a proposed registered Underwritten Offering of Common Shares for its own account, continuing while the Company continues in good faith to pursue such registered Underwritten Offering and ending upon the earliest to occur of: (A) in the case of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement), forty-five (45) days and in the case of a Registration Statement on Form S-1 (or any successor or similar long-form registration statement), sixty (60) days, in each case following the Company’s issuance of the notice to the Holders pursuant to Section 3.1 hereof, unless, on or prior to such date, the Company shall have executed an underwriting agreement with the managing underwriter with respect to such proposed Underwritten Offering; provided that such forty-five (45) or sixty (60) day period (as applicable) shall be extended for up to forty-five (45) additional days if the underwriting agreement has not been executed because there has been a failure to resolve all requirements of the Commission in connection with declaring such Registration Statement or applicable prospectus supplement effective during such additional 45-day period; (B) the abandonment, cessation or withdrawal of such Underwritten Offering; (C) 90 days following the effective date of the prospectus supplement pertaining to such Underwritten Offering; or (D) the date that all of the Common Shares covered thereby have been disposed of in accordance with the intended methods of disposition. If the Company issues a notice of a proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof and subsequently abandons, ceases or withdraws such Underwritten Offering, any notice thereafter issued by the Company of a subsequent proposed Underwritten Offering of Common Shares for its own account pursuant to Section 3.1 hereof shall not pre-empt the Company’s obligations pursuant to Section 4.1 or 4.3(a) or restrict the Holders’ rights to sell, or offer to sell, any Registrable Securities in any Underwritten Offering requested pursuant to Section 4.1 or 4.3(a) during the 30-day period commencing on the day immediately following the date that the Liberty Group receives notice from the Company of such abandonment, cessation or withdrawal of such Underwritten Offering.

(c) With respect to any Underwritten Offering of Registrable Securities on a Shelf Registration Statement initiated by the Holders pursuant to Section 4.3(a) hereof, no securities to be sold for the account of any Person (including the Company) other than the Holders shall be included in such Underwritten Offering; provided that securities to be sold for the account of the Company and any Ten Percent Holder may be included in such Shelf Registration Statement if, and only if, the managing underwriter advises the Holders and the Company in writing that the inclusion of such securities would not have an Adverse Effect on such Underwritten Offering.

ARTICLE V

STANDSTILL AND SUSPENSION PERIODS

5.1 Company Standstill Period. Subject to Sections 2.4 and 4.3(c), in the event of (i) any Demand Registration pursuant to Section 2.1 hereof in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate, (ii) any Underwritten Offering pursuant to Section 2.3 hereof or (iii) any Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, the

Company agrees not to, without the prior written consent of the Holders, (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to, any securities of the Company that are substantially similar to such Registrable Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (x) or this clause (y) is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (in each case, other than (A) any securities issued upon the exercise of any option or warrant or the conversion, exchange or redemption of any security outstanding as of the beginning of the applicable standstill period, (B) any options, restricted stock units or other equity awards granted to employees, officers or directors pursuant to any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (C) any securities issued pursuant to the Company’s employee stock purchase plan or pursuant to equity awards of any kind under any of the Company’s employee or director stock option, incentive or benefit plans existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (D) the filing of any registration statement on Form S-8 or other appropriate form as required by the Act, and any amendments to such forms, in respect of any securities or any other of the Company’s equity based securities issuable pursuant to any employee benefit plan of the Company existing as of the beginning of the applicable standstill period or assumed by the Company in connection with any merger, acquisition or other business combination, (E) any Common Shares issuable in lieu of the payment of cash dividends pursuant to the Company’s quarterly cash dividend policy, (F) any Common Shares or any other of the Company’s equity securities, in an amount up to an aggregate of 10.0% of the Company’s fully-diluted shares outstanding as the beginning of the applicable standstill period, issuable in connection with any transaction, including, without limitation, a merger, acquisition or other business combination, an asset sale or a carve-out, and the filing of any registration statement in connection therewith, (G) any Common Shares or any other of the Company’s equity securities issuable in connection with any rescission of purchases of Common Shares under the Company’s 401(k) Plan and (H) any transaction or series of related transactions involving up to $150,000,000 of the Company’s equity or debt securities), (a) in the case of any Demand Registration pursuant to Section 2.1 in which the Requesting Holders are registering more than the Minimum Registrable Securities in the aggregate or any Underwritten Offering pursuant to Section 2.4, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the Registration Statement relating to such Registrable Securities or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such offering by all the Requesting Holders, and (b) in the case of an Underwritten Offering on a Shelf Registration Statement pursuant to Section 4.3(a) hereof, during the ninety (90) day period (not including any Suspension Periods) commencing on the effective date of the prospectus supplement pertaining to such Underwritten Offering or, if earlier, the date that all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders or the abandonment, cessation or withdrawal of such Underwritten Offering by all the Requesting Holders.

5.2 Suspension Period.

(a) The Company shall not be required to use reasonable efforts to cause a Registration Statement to be filed pursuant to this Agreement or to be declared effective, or to keep current any Registration Statement or file any prospectus supplement or amendment (other than as required by the periodic report and proxy statement disclosure requirements of the Securities Exchange Act of 1934, including Sections 13 or 15(d) thereof and Forms 10-K, 10-Q, 8-K or 14A thereunder), or permit Holders to sell or transfer securities thereunder, if the Company possesses material non-public information and determines in good faith that it need not otherwise make such disclosure or filing; provided that at all times the Company continues in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. In furtherance of and pursuant to the last proviso of the preceding sentence and following public disclosure by the Company, at such time as the Company no longer possesses material non-public information regarding the Company, the Suspension Period (as defined below) shall immediately terminate. Any period during which the Holders are prohibited from effecting sales or the Company exercises its rights in each case pursuant to this Section 5.2(a) shall constitute a “Suspension Period.”

(b) Each Holder agrees that, upon receipt of a written notice from the Company of a Suspension Period (a “Suspension Notice”), such Holder shall forthwith discontinue any disposition of Registrable Securities pursuant to any Registration Statement until such Holder’s receipt of a notice from the Company to the effect that such Suspension Period has terminated. On the last day of any thirty (30) day period following delivery of the Suspension Notice during which the Suspension Period remains in effect, the Company shall deliver a written notice to the Liberty Representative that the Suspension Period remains in effect (a “Bring-Down Suspension Notice”). Any Suspension Notice or Bring-Down Suspension Notice shall (i) be signed by the Chief Executive Officer, Chief Financial Officer, General Counsel, President or any Vice President of the Company and (ii) provide that, as of the date of such Suspension Notice or Bring-Down Suspension Notice, as the case may be, the Company (a) possesses material non-public information, (b) has determined in good faith that it need not publicly disclose such material non-public information and (c) has continued in good faith to make public disclosures so as to continue and comply with its past practice with respect to the non-disclosure of material non-public information. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. The Company covenants and agrees that it shall not deliver a Suspension Notice with respect to a Suspension Period unless all the Company employees, officers and directors who are subject to the Company’s Insider Trading Compliance Policy, and who are prohibited by the terms thereof from effecting any public sales of securities of the Company beneficially owned by them, are so prohibited for the duration of such Suspension Period. In the event of a Suspension Notice, the Company shall, promptly after such time as it no longer possesses material non-public information that it has determined in good faith need not otherwise be disclosed, provide notice to all Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Holders’ rights under this Agreement that may have been affected by such notice, including the Holders’ Demand Registration rights and rights with respect to the Shelf Registration Statement.

(c) During any time that the Liberty Group possesses material, non-public information with respect to the Company, no Holder may effect any sales under any Registration Statement of the Company; provided, however, that the Liberty Group shall not be in breach of this Section 5.2(c) if the Company (X) was aware of the material non-public information in the Liberty Group’s possession at the time of the Holder’s sale (including, for the avoidance of doubt, non-public information in the Liberty Group’s possession at the time of the Holder’s sale that is reasonably required in order to determine the materiality of such non-public information) and (Y) did not issue a Suspension Notice with respect thereto prior to such sale.

5.3 Holder Standstill Period. Each Holder of Registrable Securities (whether or not such Registrable Securities are covered by the Shelf Registration Statement or by a Registration Statement filed pursuant to Section 2.1 or 3.1 hereof) agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of the Company’s securities for its own account with respect to the same class or series of securities being registered pursuant to such Registration Statement, containing terms reasonably acceptable to such managing underwriter (with an exception for transfers pursuant to hedging transactions entered into prior to the time that Liberty had notice of such Underwritten Offering), covering the period commencing 15 days prior to the effective date of the Registration Statement or, if applicable, the prospectus supplement, pertaining to such Underwritten Offering relating to such securities of the Company and ending on the 90th day after such effective date (or such shorter period as shall have been agreed to by the Company’s executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 5.3 shall apply only: (i) if such Holder shall be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Article III hereof; (ii) to the extent that each of the Company’s executive officers, directors and Ten Percent Holders enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers, directors or Ten Percent Holders than those contained in the lock-up agreement entered into by such Holder; and (iii) if the aggregate restriction periods in such Holder’s lock-up agreements entered into pursuant to this Section  5.3 shall not exceed an aggregate of 180 days during any 365-day period.

ARTICLE VI

REGISTRATION PROCEDURES

6.1 Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it shall (it being understood and agreed that except as otherwise expressly set forth in this Article VI, if any other provision of this Agreement is more favorable to the Holders than the provisions of this Article VI, such other provision shall apply):

(a) provide the Participating Holders and their respective counsel with a reasonable opportunity to review, and comment on, any Registration Statement to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may reasonably request in writing to the extent such changes are required, in the reasonable judgment of the Company’s counsel, by the Securities Act and, except in the case of a registration under Article III, not file any Registration Statement or Prospectus or amendments or supplements thereto, which registers Registrable Securities held by Holders, to which the Holders of a majority of the class or series of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

(b) cause any such Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that this clause (ii) shall not apply to statements made or statements omitted by the Company in reliance upon and in conformity with written information furnished to the Company by any Holder solely with respect to such Holder and specifically for inclusion in the Registration Statement or any amendment or supplement thereto), or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(c) furnish, at its expense, to the Participating Holders such number of conformed copies of such Registration Statement and of each such amendment thereto (in each case including all exhibits thereto, except that the Company shall not be obligated to furnish to any such Participating Holder more than two (2) copies of such exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such Registration Statement or Prospectus, as the Participating Holders reasonably may request; provided that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or IDEA system;

(d) use its reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of the states of the United States as the

Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;

(e) promptly notify the Participating Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the Registration Statement or supplementing of the Prospectus, and, as promptly as practicable (subject to Section 5.2 hereof), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such Registration Statement, each Holder agrees that it shall not enter into any transaction for the sale of any Registrable Securities pursuant to such Registration Statement during the time after the furnishing of the Company’s notice that the Company is preparing a supplement to or an amendment of such Prospectus or Registration Statement and until the filing and effectiveness thereof;

(f) use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such Registration Statement (which transfer agent and registrar shall, at the Company’s option, be the Company’s existing transfer agent and registrar) from and after a date not later than the effective date of such Registration Statement;

(h) notify the Participating Holders and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus, Prospectus supplement or post-effective amendment related to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(j) in the event of an Underwritten Offering of Registrable Securities pursuant to Section 2.3 or 4.3 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an Underwritten Offering on a firm commitment basis, “lock-up” obligations substantially similar to Section 5.1 hereof) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

(k) make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all the Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction (provided, however, that such Person shall use its reasonable efforts to provide the Company with prior written notice of such requirement to afford the Company with an opportunity to seek a protective order or other appropriate remedy in response) or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;

(l) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use all reasonable efforts to furnish to each Participating Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Participating Holder and the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Participating Holder and the managing underwriter, if any, reasonably requests;

(m) in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, provide officers’ certificates and other customary closing documents;

(n) reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters’ counsel, if any, in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(o) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed;

(p) cooperate with the Participating Holders and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and

(q) use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

6.2 Holder Obligations. Each Holder agrees:

(a) that it shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder (i) as the Company may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith;

(b) that information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

(c) to use its reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B) hereof, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the Registration Statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law;

(d) in the case of an Underwritten Offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including customary indemnity and contribution provisions and “lock-up” obligations substantially similar to Section 5.3 hereof; and

(e) to notify the Company as soon as practicable if it becomes aware of the occurrence of any event, development or fact as a result of which a Registration Statement or any Prospectus or supplement, as then in effect, contains an untrue statement of a material fact with respect to such Holder or omits to state any material fact with respect to such Holder required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Holder shall not be required to notify the Company, or may limit such notification, as the case may be, solely to the extent necessary, as determined in good faith by such Holder on the advice of counsel, in order not to be in violation of or default under any applicable law, regulation, rule, stock exchange requirement, self-regulatory body, supervisory authority, legal process or fiduciary duty.

6.3 Hedging Transactions. The parties agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to any transaction which transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless to the full extent permitted by law (i) each Holder, such Holder’s Affiliates and their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives of the foregoing, and each of their respective successors and assigns, and each Person who controls any of the foregoing within the meaning of the Securities Act and the Exchange Act, and (ii) any selling agent selected by the Holders or their Affiliates with respect to such Registrable Securities (each such Person being sometimes referred to as an “Indemnified Person”), against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Person is a party thereto) and expenses (including reasonable costs of investigations and legal expenses), joint or several (each a “Loss” and collectively “Losses”), to which such Indemnified Person may become subject, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which such Registrable Securities were included for registration under the Securities Act, including any preliminary or summary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus) or any document incorporated by reference therein, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading; and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification or reimbursement hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder, or on the Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement, or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary Prospectus and corrected in a final, amended or supplemented Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the final, amended or supplemented Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act, or (iii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of Holders), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final Prospectus but was corrected in an amended or supplemented final Prospectus provided to such Holder prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Loss, and such Holder failed to deliver a copy of the amended or supplemented final Prospectus at or prior to such confirmation of sale in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Person and shall survive the transfer or disposal of the Registrable Securities by the Holder or any such other Persons. The Company will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons. This indemnity shall be in addition to any liability the Company may otherwise have.

7.2 Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (each such Person being sometimes referred to as a “Company Indemnified Person”), against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary Prospectus or any final Prospectus included in such Registration Statement (or any amendment or supplement to such Registration Statement or Prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus and any preliminary Prospectus in light of the circumstances under which they were made) not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder’s behalf, specifically for inclusion, respectively, in such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; and each Holder agrees to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Holder’s aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount and expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.

7.3 Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an “Indemnitee”) of notice of the commencement of any action or proceeding (an “Action”) involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel selected by such Indemnitee and reasonably satisfactory to such indemnifying party. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder, or for fees and expenses that are not reasonable. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the

Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.

7.4 Contribution. If the indemnification provided for in this Article VII is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that a Holder’s aggregate liability under this Section 7.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount but before deducting expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

7.5 Indemnification Payments; Other Remedies; Primacy of Indemnification.

(a) Periodic payments of amounts required to be paid pursuant to this Article VII shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

(b) The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

(c) Primacy of Indemnification. The Company hereby acknowledges that certain of the Indemnified Persons have certain rights to indemnification, advancement of expenses and/or insurance provided by Liberty and/or certain of its Affiliates (collectively, the “Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same Losses incurred by any of the Indemnified Persons are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the relevant Indemnified Person), without regard to any rights any Indemnified Person may have against the Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Indemnitors from any and all claims (x) against the Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that any Indemnified Person must seek indemnification from any Indemnitor before the Company must perform its indemnification obligations under this Agreement. No advancement or payment by the Indemnitors on behalf of any Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company hereunder shall affect the foregoing. The Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which any Indemnified Person would have had against the Company if the Indemnitors had not advanced or paid any amount to or on behalf of such Indemnified Person. The Company and the Indemnified Persons agree that the Indemnitors are express third party beneficiaries of this Article VII.

ARTICLE VIII

REGISTRATION EXPENSES

In connection with any offerings pursuant to a Registration Statement hereunder, the Company shall pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by FINRA, (viii) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on a securities exchange, and (x) all duplicating, distribution and delivery expenses. In connection any offerings pursuant to a Registration Statement, each Participating Holder shall pay (a) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an Underwritten Offering; (b) any out-of-pocket expenses of such Participating Holder including any fees and expenses of brokers or counsel to such Participating Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (c)  any applicable transfer taxes.

ARTICLE IX

RULE 144

With a view to making available to the Holders the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell Registrable Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company covenants that, from and after the time that and for so long as it is subject to Section 13 or 15(d) of the Exchange Act thereafter, it shall use its reasonable efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c), as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder’s compliance with the applicable provisions of Rule 144 and its delivery of such documents and certificates as the Company’s transfer agent may reasonably request in connection therewith, shall take such reasonable action as may be required (including using its reasonable efforts to cause legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

ARTICLE X

MISCELLANEOUS

10.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

if to any Holder or the Liberty Representative, at:

Liberty Global Ltd.

1550 Wewatta Street

Suite 1000

Denver, Colorado 80202

Attention: General Counsel, Legal Department

E-mail: LegalUS@libertyglobal.com

with a copy to:

Liberty Global Ventures Limited

Griffin House

161 Hammersmith Road

London, United Kingdom, W6 8BS

Attention: General Counsel, Legal Department

E-mail: LegalUS@libertyglobal.com

with a copy (which shall not constitute notice) to:

A&O Shearman

599 Lexington Avenue

New York, NY 10022

Attention: Daniel Litowitz

     Cody Wright

E-mail: daniel.litowitz@aoshearman.com

    cody.wright@aoshearman.com

and if to the Company, to:

Starz Entertainment Corp.

1647 Stewart Street

Santa Monica, CA 90404

Attention: General Counsel

E-mail: [●] with copies to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attn: David E. Shapiro

   Mark A. Stagliano

Telephone: (212) 403-1000

Facsimile: (212) 403-2000

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served and received on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier. Each Holder as of the date hereof acknowledges and agrees that, as of the date hereof, it holds the number of Registrable Securities set forth next to its name on Schedule I attached hereto. Any member of the Liberty Group that desires to become an Additional Holder in accordance with the terms of this Agreement shall provide written notice to the Company setting forth its address and the number of Registrable Securities held by such Person and agreeing to be bound by the terms hereof, and upon receipt of such notice the Company shall amend Schedule I attached hereto to reflect such Additional Holder, its address and the number of Registrable Securities held thereby without any further action or consent required from the parties to this Agreement. From time to time and promptly following a written request by the Company, each such Holder and Additional Holder shall provide written notice to the Company of any increase or decrease in the number of Registrable Securities held by such Person, and upon receipt of any such notice, the Company shall amend Schedule I attached hereto to reflect such increase or decrease in the number of Registrable Securities held by such Person without any further action or consent required from the parties to this Agreement; provided that if any such Holder or Additional Holder discloses such increase or decrease in the number of Registrable Securities held by such person in any filing made pursuant to Section 13 or 16 of the Exchange Act, such Holder or Additional Holder, as the case may be, shall be deemed to have provided notice to the Company as provided in this sentence. Solely for purposes of this Agreement, in determining the number of Registrable Securities outstanding at any time and the Holders thereof, the Company shall be entitled to rely conclusively on Schedule I attached hereto (as so amended in accordance with the terms of this Agreement to reflect all such written notices received by the Company from time to time).

10.2 Successors and Assigns. This Agreement may not be assigned by any Holder other than to a Permitted Assignee (provided, however, that such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and the Holders.

10.3 Amendments; Waivers. Subject to Section 10.4, (a) any provision of this Agreement affecting a party may be amended or modified only by a written agreement signed by each such affected party and (b) no provision of this Agreement affecting a party may be waived except pursuant to a writing signed by each such affected party.

10.4 Liberty Representative. The Company shall be entitled to rely upon the written communications of the Liberty Representative, acting on behalf of any Holder, relating to matters addressed in this Agreement as communications of the Holders, including, without limitation, elections by Holders to exercise registration rights and any amendments, waivers or consents made pursuant to this Agreement. Any notice or communication delivered to the Liberty Representative shall be deemed to have been delivered to each Holder for all purposes hereof. Each of the Holders shall use their reasonable efforts to conduct all written communications to the Company pursuant to this Agreement through the Liberty Representative.

10.5 Calculations of Beneficial Ownership. All calculations of beneficial ownership for purposes of this Agreement shall be calculated in accordance with Rule 13(d) of the Exchange Act, as amended from time to time.

10.6 No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies on any persons that are not party hereto other than as expressly set forth in Section 7.5(c), Article VII and Section 10.4.

10.7 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

10.8 Termination of Registration Rights; Survival. All rights granted to Holders under this Agreement shall terminate on the first anniversary of the date that the Liberty Group both (a) beneficially owns in the aggregate less than [●] Common Shares (which amount, for the avoidance of doubt, represents approximately 2% of the Common Shares outstanding as of [●], 2025), subject to equitable adjustment for any stock splits, stock dividends, combinations, reorganizations or similar events, so long as such number of Common Shares (as adjusted) beneficially owned represents less than 2% of the Common Shares outstanding at that time, and (b) ceases to have a designated representative on the Board of Directors of the Company.

10.9 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

10.12 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.1 hereof, such service to become effective ten (10) days after such mailing.

10.13 Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

10.14 Entire Agreement. This Agreement (i) embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein and (ii) supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement. In furtherance hereof, the parties hereby agree that the Original Agreement is hereby superseded and terminated in its entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into this Agreement.

10.15 Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

STARZ ENTERTAINMENT CORP.

By:
Name:
Title:

LIBERTY GLOBAL VENTURES LIMITED

By:
Name:
Title:

Signature Page to Registration Rights Agreement

EXHIBIT A

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged shall attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.

The selling securityholders may also transfer the securities by gift. The issuer does not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder.

Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder shall decrease. The plan of distribution for that selling securityholder’s securities shall otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer shall be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions shall be an underwriter and, if not identified in this prospectus, shall be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling securityholders and other persons participating in the sale or distribution of the securities shall be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The issuer has agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents (who may be deemed to be underwriters), if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling securityholders have agreed to indemnify the issuer in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The issuer agreed to register the securities under the Securities Act of 1933, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. The issuer has generally agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel of the selling securityholders, but not including any underwriting discounts, concessions, commissions or fees of the selling securityholders or any applicable transfer taxes.

The issuer shall not receive any proceeds from sales of any securities by the selling securityholders.

The issuer cannot assure you that the selling securityholders shall sell all or any portion of the securities offered hereby.

SCHEDULE I

Annex JJ

Final Form

FORM OF SPONSOR OPTION AGREEMENT

THIS SPONSOR OPTION AGREEMENT (this “Agreement”), dated as of [•], 2024, is made by and among Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (the “Issuer”), Eagle Equity Partners V, LLC, a Delaware limited liability company (the “Sponsor”) and SEAC II Corp., a Cayman Islands exempted company (“New SEAC”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in that certain Business Combination Agreement, dated as of December 22, 2023 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among the Issuer, New SEAC, SEAC MergerCo, a Cayman Islands exempted company, 1455941 B.C. Unlimited Liability Company, a British Columbia unlimited liability company, Lions Gate Entertainment Corp., a British Columbia corporation, LG Sirius Holdings ULC, a British Columbia unlimited liability company and LG Orion Holdings ULC, a British Columbia unlimited liability company;

WHEREAS, the Business Combination Agreement contemplates the following occurring subject to the terms and conditions therein:

(i.)

one (1) Business Day prior to the Closing Date (which shall also be the calendar day immediately prior to the Closing Date), immediately prior to the Class B Conversion and subject to the terms and conditions of the Business Combination Agreement, (i) all then issued and outstanding SEAC Class B Ordinary Shares held by the Sponsor in excess of 1,800,000 SEAC Class B Ordinary Shares shall be repurchased by SEAC for an aggregate price consisting of (A) US$1.00 and (B) the SEAC Sponsor Options;

(ii.)

as of the SEAC Merger Effective Time, each SEAC Sponsor Option that is issued and outstanding immediately prior to the SEAC Merger Effective Time will convert automatically, on a one-for-one basis, into one (1) New SEAC (Cayman) Sponsor Option;

(iii.)

concurrently with and as part of the New SEAC Domestication, each New SEAC (Cayman) Sponsor Option issued and outstanding immediately prior to the Reclassification will become, without any further act by the holder thereof, one (1) New SEAC (BC) Sponsor Option;

(iv.)

on the Closing Date, in connection with the SEAC Amalgamation, and subject to the terms and conditions of the Business Combination Agreement, each New SEAC (BC) Sponsor Option issued and outstanding immediately prior to the SEAC Amalgamation will become, without any further act by the holder thereof, one (1) SEAC Amalco Sponsor Option;

(v.)

on the Closing Date, in connection with the StudioCo Amalgamation, each SEAC Amalco Sponsor Option issued and outstanding immediately prior to the StudioCo Amalgamation will become, without any further act by the holder thereof, one (1) PubCo Sponsor Option;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, and in view of the valuable consideration to be received by the parties thereunder, the Sponsor and the Issuer have entered into that certain Share Repurchase Agreement, dated as of the date hereof, pursuant to which the Issuer has repurchased all of the issued and outstanding SEAC Class B Ordinary Shares held by the Sponsor in excess of 1,800,000 SEAC Class B Ordinary Shares for an aggregate price consisting of (A) $1.00 and (B) the SEAC Sponsor Options;

WHEREAS, in connection with such repurchase, the Issuer and the Sponsor desire to enter into this Agreement, pursuant to which the Sponsor shall receive the SEAC Sponsor Options (being the “Options” as defined in this Agreement) on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Change of Control” means, with respect to any Person (the “Target Person”), (i) any transaction or series of related transactions (whether by way of merger, share purchase or exchange, consolidation, license, lease, asset sale, disposition, business combination, tender offer, share transfer or similar transaction or otherwise) that results in another Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than by any Person who, prior to such transaction or series of related transactions, is an Affiliate of the Target Person, acquiring, directly or indirectly, beneficial ownership of a majority of (x) the issued and outstanding securities of the Target Person (or any direct or indirect parent company) or (y) the securities entitled to elect the board of directors or equivalent governing body of the Target Person (or any direct or indirect parent company) or (ii) any sale, transfer or other disposition, directly or indirectly, to another Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of all or more than 50% of the assets (by value), or assets generating more than 50% of the gross revenues or net income, of the Target Person and its Subsidiaries, taken together as a whole. For the avoidance of doubt, from and after the Closing, a Change of Control with respect to the Studio Entities and their Subsidiaries (taken as a whole) or Studio Business (including a sale or disposition of all or substantially all of the assets of Studio Entities and their Subsidiaries (taken as a whole) or the Studio Business) shall be deemed a Change of Control of PubCo. For the avoidance of doubt, a Change of Control with respect to PubCo shall include any merger or consolidation of PubCo with any Person if immediately after the consummation of such merger or consolidation, the holders of 100% of PubCo Common Shares outstanding immediately prior to such merger or consolidation do not hold or have a right to receive voting securities representing in the aggregate more than 50% of the combined voting power of all of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent company thereof immediately after such merger or consolidation. For the avoidance of doubt, any spin-off, separation, distribution, share purchase or exchange, consolidation, business combination, license, lease, asset sale, disposition, tender or exchange offer, share transfer, plan of arrangement, merger, amalgamation or similar transaction that results in the then current equity holders of Lions Gate Entertainment Corp., or its successor (“LGEC”) receiving equity interests in the Issuer or its successor, including by way of a transfer of securities or assets to an entity that will become an independent, separately traded public company from LGEC and where the equity interests of such public company are held solely (other than for immaterial holdings by other parties) by the then current equity holders of LGEC or the Issuer, in each case, will not constitute a Change of Control or a Transaction hereunder.

“Lock-Up Period” shall mean the period beginning on the Closing Date and ending on the earliest of (i) the date upon which the Stock Price Hurdle occurs (including through the occurrence of a Transaction) and (ii) the date that is five (5) years after the Closing Date.

“Permitted Transferee” shall mean any Person to whom the Sponsor is permitted to Transfer the Options prior to the expiration of the Lock-Up Period pursuant to Section 6(b).

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Trading Price” shall mean the daily closing price of the Shares (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a period of thirty (30) consecutive trading days commencing after the Closing.

“Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposal of or agreement to dispose of; directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or engagement in any Short Sales, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2. The Options. The Issuer hereby grants to the Sponsor, as partial consideration for the repurchase of SEAC Class B Ordinary Shares as described above, 2,200,000 options (with respect to each Share, an “Option” and collectively, the “Options”) to purchase one (1) SEAC Class A Ordinary Share per Option (collectively, the “Shares”), on the terms and subject to the conditions set forth in this Agreement. The Options shall not be separately certificated and shall be deemed to exist due to the existence of and be governed pursuant to the terms of this Agreement.

3. Option Price; Settlement.

(a) Option Price. The option price, being the price at which the Sponsor shall be entitled to purchase the Shares upon the exercise of all or any of the Options, shall be US$0.0001 per Share (the “Option Price”).

(b) Payment of the Option Price. Each Vested Option may be exercised (but, for the avoidance of doubt, exercise may be made only with respect to whole Shares, not fractional shares) by written notice delivered in person or by mail in accordance with Section 12(g) and accompanied by payment of the Option Price (a “Notice of Exercise”). The aggregate Option Price shall be payable in cash by wire transfer of immediately available funds or such other method consented to in writing by the Issuer (acting reasonably).

(c) Settlement. Upon receipt of the applicable aggregate Option Price in full (or deemed exercise of Options pursuant to Section 8), the Issuer shall deliver, or cause to be delivered, the applicable Shares to the Sponsor within two (2) Business Days of delivery of such Notice of Exercise.

(d) Capital. On the issuance of Shares pursuant to the exercise or deemed exercise of Options, the amount added to the capital in respect of the Shares will be the amount, if any, paid for such shares on the exercise or deemed exercise of the Options.

(e) Lock-Up on Shares. For the avoidance of doubt, the applicable Shares issued to the Sponsor upon an exercise or deemed exercise of Options hereunder will not be subject to the Sponsor Lock-Up Period if, at the time of such exercise, the Sponsor Lock-Up Period has expired with respect to such Shares in accordance with the terms and conditions of the Lock-Up Agreement.

4. Vesting. Except as may otherwise be provided herein, the Options shall only become exercisable (any Options that shall have become exercisable pursuant to this Section 4, “Vested Options”) (i) on or after the date on which the Trading Price of a Share equals or exceeds an amount, per share, equal to the Closing Share Price plus 50% of the Closing Share Price (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) (such stock price hurdle, the “Stock Price Hurdle”) or (ii) in accordance with the provisions set forth in Section 8.

5. Expiration. The Options shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect, unless they become Vested Options, on the date that is five (5) years after the Closing Date. For the avoidance of doubt, in the event any Options remain subject to vesting conditions upon the date that is five (5) years after the Closing Date (i.e., Options that are not Vested Options), such Options will be automatically terminated, and the Sponsor shall not have any rights with respect thereto or the Shares underlying such Options. For the avoidance of doubt, any Vested Options that remain unexercised upon the date that is five (5) years after the Closing Date shall continue with full force and effect and shall not terminate or become null, void or unexercisable.

6. Lock-Up Provisions.

(a) Subject to Section 6(b), the Sponsor agrees that it shall not Transfer any Options until the end of the Lock-Up Period.

(b) Notwithstanding the provisions set forth in Section 6(a), the Sponsor or its respective Permitted Transferees may Transfer the Options during the Lock-Up Period (i) to any affiliates of the Sponsor, any related investment funds or vehicles controlled or managed by such Persons or their respective affiliates, any officer, director or manager of the Sponsor or any of its affiliates, or any affiliate or family member of any of the Sponsor’s or any of its affiliates’ officers, directors or managers; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is such individual or a member of such individual’s immediate family or an affiliate of such Person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (v) by virtue of the laws of the Cayman Islands or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (vi) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (v) above; (vii) to the Issuer; provided, however, that such Permitted Transferees must enter into a duly executed joinder to this Agreement in the form of Exhibit A hereto; provided, further, that no filing by the Sponsor under the Exchange Act or other public announcement shall be made (including voluntarily) in connection with such Transfer except as otherwise compelled or required to comply with applicable law or legal process or any request by a Governmental Entity or the rules of any securities exchange, foreign securities exchange, futures exchange, commodities exchange or contract market; provided, further, that any Transfer pursuant to this Section 6(b) shall not involve a disposition for value.

7. Non-Assignability. Except as expressly permitted herein, this Agreement may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Sponsor, whether directly or indirectly or by means of a trust or partnership or otherwise, and any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance not in accordance with this Agreement shall be void and unenforceable against the Issuer, its Subsidiaries, and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

8. Change of Control.

(a) If, prior to the expiration of the Options pursuant to Section 5, there is a transaction (including a Change of Control) (such transaction, a “Transaction”) that will result in the holders of Shares receiving a per share price (based on the value of the cash, securities or in-kind consideration being delivered in respect of such Shares and after giving effect to the issuance of any Shares pursuant to this Section 8 in connection with and as part of such Change of Control transaction) (such per share price, the “Transaction Share Price”) equal to or in excess of the Stock Price Hurdle, then immediately prior to the consummation of such Transaction (i) the applicable triggers for the Options to become exercisable as set forth in Section 4 that have not previously occurred shall be deemed to have occurred and (ii) the Options will be deemed to be exercised, the Issuer shall issue the applicable Shares to the Sponsor, and the Sponsor shall be eligible to participate in such Transaction in respect of such applicable Shares.

9. Representations and Warranties. Each party hereto hereby represents and warrants to the other as follows: (i) such party is duly organized, validly existing and in good standing (or equivalent status, to the extent that such concept exists) under the laws of the jurisdiction of its formation, (ii) such party has full power and authority to enter into this Agreement, and (iii) this Agreement, when executed and delivered by such party and the other party will constitute the valid and legally binding obligation of such first party, enforceable against it in accordance with its terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (y) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Issuer hereby represents and warrants that any Shares issued upon the exercise of the Options will be duly and validly authorized and issued, fully paid and nonassessable and free from all liens (other than liens under applicable securities laws or those imposed by the applicable recipient).

10. Replacement of Options Upon Reorganization, etc.

(a) In case of any stock dividend, subdivision, recapitalization, split (including reverse stock split), reclassification, reorganization, share capitalization, consolidation, combination or exchange of shares, tender offer or exchange offer, or any other similar event, of the issued and outstanding shares of capital stock of the Issuer, or in the case of any merger, amalgamation, consolidation of the Issuer with or into another entity, conversion of the Issuer as another entity or any other similar event, or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Issuer as an entirety or substantially as an entirety in connection with which the Issuer is dissolved or any other similar event, or if the Issuer, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of capital stock of the Issuer (each of the foregoing, a “Fundamental Transaction”), the Options shall thereafter become exercisable, upon the terms and conditions specified in this Agreement and in lieu of the Shares immediately theretofore receivable upon the exercise of the Options, for the kind and amount of shares of stock or other securities or property (including cash) receivable upon such Fundamental Transaction that the Sponsor would have received had the Sponsor exercised its Options immediately prior to such Fundamental Transaction. Without limiting the foregoing, if a Fundamental Transaction occurs with respect to the Shares or shares of capital stock of the Issuer, as applicable, then any number, value (including dollar value) or amount contained herein which is based upon the number of Shares or shares of capital stock of the Issuer, as applicable, will be appropriately adjusted to provide to the Sponsor the same economic effect as contemplated by this Agreement prior to such event.

(b) From and after the Closing, the Issuer shall cause any successor entity in a Fundamental Transaction in which the Issuer is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Issuer under this Agreement in accordance with the provisions of this Section 10 pursuant to written agreements in form and substance reasonably satisfactory to the Sponsor (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Sponsor, deliver to the Sponsor in exchange for this Agreement a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Agreement which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Shares acquirable and receivable upon exercise of the Options prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of capital stock of the Issuer pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of preserving and not increasing the economic value of the Options immediately prior to the consummation of such Fundamental Transaction). From and after the Closing, until such time as such obligations are assumed by the Successor Entity pursuant to the immediately preceding sentence, upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement referring to the “Issuer” shall refer instead to the Successor Entity), and may exercise every right and power of the Issuer and shall assume all of the obligations of the Issuer under this Agreement with the same effect as if such Successor Entity had been named as an Issuer herein.

(c) The provisions of this Section 10 shall similarly apply to successive Fundamental Transactions.

(d) If the Issuer takes any action affecting the Shares, other than action described in this Section 10, which in the opinion of the board of directors of the Issuer would materially adversely affect the exercise rights of the Sponsor, the Option Price for the Options and/or the number of Shares received upon exercise of the Options may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the board of directors of the Issuer may determine in good faith to be equitable in the circumstances; provided, however, that in no event shall any adjustment have the effect of increasing the Option Price or decreasing the number of Shares for which the Options may be exercised.

(e) For the avoidance of doubt, notwithstanding anything to the contrary herein, the parties hereto expressly acknowledge and agree that (i) as of the SEAC Merger Effective Time, the Options will become exercisable for New SEAC Class A Ordinary Shares, (ii) concurrently with and as part of the Entrance Step, the Options will become exercisable for New SEAC Class A Common Shares, (iii) on the Closing Date, in connection with the SEAC Amalgamation, the Options will become exercisable for SEAC Amalco Common Shares, and (iv) on the Closing Date, in connection with the StudioCo Amalgamation, the Options will become exercisable for PubCo Common Shares, in each case, subject to the terms and conditions of this Agreement.

11. Reservation of Shares.

(a) The Issuer shall at all times reserve and keep available out of its authorized but unissued shares of capital stock for the purpose of issuance upon the exercise of the Options, a number of shares of capital stock equal to the aggregate Shares issuable upon the exercise of the Options. The Issuer shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such Shares may be so issued without violating the Issuer’s governing documents.

(b) The Issuer covenants that it will make such actions as may be necessary or appropriate in order that all Shares issued upon exercise of the Options will, upon issuance in accordance with the terms of this Agreement, be duly and validly authorized and issued, fully paid and non-assessable, and free from any and all (i) security interests created by or imposed upon the Issuer and (ii) liens with respect to the issuance thereof, other than liens under applicable securities laws or those imposed by the applicable recipient. If at any time the number and kind of authorized but unissued shares of the Issuer’s capital stock shall not be sufficient to permit exercise in full of the Options, the Issuer will as promptly as practicable take such corporate action as may, in the opinion of its counsel, be reasonably necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. Without limiting the generality of the foregoing, the Issuer will not increase the stated or par value per share, if any, of the Shares above the Option Price.

12. Miscellaneous.

(a) Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements executed and performed entirely within such State, except to the extent mandatorily governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b) Securities Laws. If the Issuer is required, under Canadian securities laws, to file a report of exempt distribution in connection with the issuance of the Options or the issuance of a PubCo Common Share upon the exercise of any Option, the Sponsor will provide its consent to the filing and information to the Issuer that is necessary for the Issuer to complete any such filing.

(b) Consent to Jurisdiction and Service of Process. ANY PROCEEDING OR ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, ONLY TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER

JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING OR ACTION, (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, (III) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH PROCEEDING OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT AND (IV) AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 10(g), WITHOUT LIMITING THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY APPLICABLE LAWS.

(c) Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(c).

(d) Assignment; Third Parties. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns (including, for the avoidance of doubt, to PubCo as the successor and assign of New SEAC following the Amalgamations). This Agreement and all obligations of the Sponsor are personal to the Sponsor and may not be transferred or delegated at any time, except in accordance with Section 6. Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that from and after the SEAC Merger Effective Time: (i) the rights and obligations hereunder of Screaming Eagle Acquisition Corp., as the Issuer, shall automatically, without any further action by any party, be assigned and transferred to, and be assumed by, New SEAC, and (ii) all references in this Agreement to the Issuer shall be deemed to refer to New SEAC as the Issuer with the same effect as if New SEAC had been named as the Issuer herein. No assignment (whether pursuant to a merger, by operation of Law, change of control or otherwise) will relieve the assigning Party of any of its obligations hereunder.

(e) Specific Performance. Each party hereto acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such party hereto, money damages will be inadequate and the other party hereto will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such party hereto in accordance with their specific terms or were otherwise breached. Accordingly, each party hereto shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the other party hereto and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) by email, addressed as follows:

if to the Sponsor:

c/o Eagle Equity Partners V, LLC

21600 W Oxnard St.

Woodland Hills, CA 91367

Attention: Gerry Hribal

Email: roconnor@eaglesinvest.com

if to SEAC or New SEAC prior to the Closing:

Screaming Eagle Acquisition Corp.

21600 W Oxnard St.

Woodland Hills, CA 91367

Attention: Gerry Hribal

Email: roconnor@eaglesinvest.com

with a copy to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention:	Joel Rubinstein
Jonathan Rochwarger
Morton Pierce
Neeta Sahadev
Email:	joel.rubinstein@whitecase.com
jonathan.rochwarger@whitecase.com
morton.pierce@whitecase.com
neeta.sahadev@whitecase.com

if to the Issuer from and after the Closing:

c/o Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

Attention:	Bruce Tobey
Adrian Kuzycz
Email:	btobey@lionsgate.com
akuzycz@lionsgate.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	David E. Shapiro
Helen A. Diagama
Email:	DEShapiro@wlrk.com
HADiagama@wlrk.com

(h) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(i) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Issuer, New SEAC or the Sponsor under any other agreement among the Sponsor, New SEAC and/or the Issuer, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Sponsor, New SEAC and the Issuer under this Agreement.

(j) Counterparts. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

(k) Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Screaming Eagle Acquisition Corp.

By:
Name:
Title:

Eagle Equity Partners V, LLC

By:
Name:
Title:

SEAC II Corp.

By:
Name:
Title:

[Signature Page to Sponsor Option Agreement]

EXHIBIT A

FORM OF JOINDER TO SPONSOR OPTION AGREEMENT

Reference is made to the Sponsor Option Agreement, dated as of [•], by and among [Issuer], a [•] and Eagle Equity Partners V, LLC (as amended from time to time, the “Sponsor Option Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Sponsor Option Agreement.

Each of the Issuer and each undersigned party (each, a “New Party”) agrees that this Joinder to the Sponsor Option Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Party hereby agrees to and does become party to the Sponsor Option Agreement as a party. This Joinder shall serve as a counterpart signature page to the Sponsor Option Agreement and by executing below each undersigned New Party is deemed to have executed the Sponsor Option Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

[Exhibit B]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW PARTY]

By:
Name:
Title:

[ISSUER]

By:
Name:
Title:

Annex KK

Final Form

AMENDMENT TO

SPONSOR OPTION AGREEMENT

dated as of

[●], 2025

among

LIONSGATE STUDIOS CORP.,

LIONSGATE STUDIOS HOLDING CORP. ,

and

EAGLE EQUITY PARTNERS V, LLC

AMENDMENT TO SPONSOR OPTION AGREEMENT

This AMENDMENT TO SPONSOR OPTION AGREEMENT (this “Amendment”) dated as of [●], 2025 is made by and among Lionsgate Studios Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Issuer”), Lionsgate Studios Holding Corp., a corporation organized under the laws of the Province of British Columbia (the “New Lionsgate”) and Eagle Equity Partners V, LLC, a Delaware limited liability company (the “Sponsor”) (collectively the “Parties”).

W I T N E S S E T H :

WHEREAS, on May 13, 2024, Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“Lionsgate”) consummated a business combination (the “Business Combination”) resulting in the Issuer becoming a publicly-traded company and majority-owned subsidiary of Lionsgate and, in connection therewith, Screaming Eagle Acquisition Corp., SEAC II Corp. (each of the foregoing entities as predecessors in interest to the Issuer) and the Sponsor entered into a Sponsor Option Agreement dated as of May 10, 2024 (the “Agreement”) (capitalized terms used but not defined herein shall have the meanings set forth in the Agreement);

WHEREAS, following the Business Combination, the board of directors of Lionsgate (the “Lionsgate Board”) determined that it is advisable and in the best interests of Lionsgate and its stakeholders, including its shareholders and creditors, to create two publicly traded companies to separately operate the Starz Business (as defined in the Separation Agreement (as defined below)) and the LG Studios Business (as defined in the Separation Agreement (as defined below)), respectively;

WHEREAS, the Lionsgate Board, together with the board of directors of the Issuer (the “Issuer Board”) with respect to the shareholders of the Issuer, have further determined that it is appropriate and desirable to have (i) shareholders of Lionsgate exchange all of their LGEC Shares (as defined in the Separation Agreement (as defined below)) for New Lionsgate New Common Shares (as defined in the Separation Agreement (as defined below)) and Starz Common Shares (as defined in the Separation Agreement (as defined below)), and (ii) shareholders of the Issuer exchange all of their shares for New Lionsgate New Common Shares (as defined in the Separation Agreement (as defined below)), in each case, by way of a plan of arrangement under applicable corporate law, on a pro rata basis and as more fully described in the Separation Agreement dated as of [●], by and between the Issuer, New Lionsgate, Lionsgate and LG Sirius Holdings ULC (the “Separation Agreement”); and

WHEREAS, in connection with the Separation Agreement and the consummation of the Transactions (as defined in the Separation Agreement) and pursuant to Section 10 of the Agreement, the Parties desire to amend the Agreement, effective as of the Separation Effective Time (as defined in the Separation Agreement).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereto agree as follows:

1. Addition of New Lionsgate. New Lionsgate hereby agrees to the provisions of, and hereby joins as a party to, the Agreement, mutatis mutandis, and all references to “Issuer” in the Agreement shall hereby be deemed to refer to New Lionsgate, as applicable (it being understood that, Lionsgate Studios Corp. shall hereby cease to be the “Issuer” under the Agreement ). By executing below, New Lionsgate is hereby deemed to have executed the Agreement with the same force and effect as if originally named a party thereto and hereby assumes all of the obligations of the Issuer under the Agreement in accordance with Section 10 thereof. The Sponsor hereby acknowledges and agrees that this Amendment shall be deemed to satisfy all of the adjustments contemplated by Section 10 of the Agreement and other actions to be taken by Issuer and/or New Lionsgate pursuant to Section 10 of the Agreement, in each case solely with respect to the Transactions (as defined in the Separation Agreement) (and not, for the avoidance of doubt, with respect to any other Fundamental Transaction that may later occur), and, effective as of the Separation Effective Time (as defined in the Separation Agreement), no Options shall be exercisable for the securities of any person other than New Lionsgate (for clarity, without limiting in any way the rights of the Sponsor with respect to any other Fundamental Transaction that may later occur).

2. Fundamental Transaction. Notwithstanding anything to the contrary in the Agreement, each Option shall hereby become exercisable, upon the terms and conditions specified in the Agreement and this Amendment and in lieu of the Shares immediately theretofore receivable upon the exercise of the Options, for a number of common shares, without par value, of New Lionsgate (such shares, the “New Shares”, it being understood that all references to Shares in the Agreement shall hereby be deemed to refer to the New Shares) equal to [●] at an Option Price equal to US$[●] per New Share (for clarity, such that the 2,200,000 Options shall be exercisable, upon the terms and conditions specified in the Agreement and this Amendment, in the aggregate, for [●] New Shares at an aggregate Option Price equal to US$[●]).

3. Other Amendments. Section 12(d) is hereby amended and restated in its entirety as follows:

Assignment; Third Parties. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns (including, for the avoidance of doubt, to New Lionsgate as the successor and assign of the Issuer following the consummation of the Transactions (as defined in the Separation Agreement)). This Agreement and all obligations of the Sponsor are personal to the Sponsor and may not be transferred or delegated at any time, except in accordance with Section 6. Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that from and after the consummation of the Transactions (as defined in the Separation Agreement): (i) the rights and obligations hereunder of Lionsgate Studios Corp., as the Issuer, shall automatically, without any further action by any party, be assigned and transferred to, and be assumed by, Lionsgate Studios Holding Corp., and (ii) all references in this Agreement to the Issuer shall be deemed to refer to New Lionsgate as the Issuer with the same effect as if New Lionsgate had been named as the Issuer herein. No assignment (whether pursuant to a merger, by operation of Law, change of control or otherwise) will relieve the assigning Party of any of its obligations hereunder.

4. No Other Changes. All terms, covenants, agreements, conditions and other provisions of the Agreement, except as amended by this Amendment, remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LIONSGATE STUDIOS CORP.

By:
Name:
Title:

LIONSGATE STUDIOS HOLDING CORP.

By:
Name:
Title:

EAGLE EQUITY PARTNERS V, LLC

By:
Name:
Title:

[Signature Page to Amendment to Sponsor Option Agreement]

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET-www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 22, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE-1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 22, 2025. Have your proxy card in hand when you call and then follow the instructions. TABLET OR SMARTPHONE Scan this QR code to vote with your tablet or smartphone. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Whether or not you plan on attending the Meeting, you are urged to vote these shares by completing and returning this proxy card by mail or transmitting your voting instructions electronically via the Internet or by telephone. LIONSGATE STUDIOS CORP. ATTN: INVESTOR RELATIONS 2700 COLORADO AVENUE SANTA MONICA, CA 90404 USA TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V61594-S08783 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LIONSGATE STUDIOS CORP. The Board of Directors recommends that you vote FOR proposals 1-2: For Against 1. LG Studios Reorganization Proposal: Consider and, if deemed advisable, approve, with or without variation, a special resolution of the shareholders ! ! of Lionsgate Studios Corp. ("LG Studios") common shares adopting a statutory Plan of Arrangement pursuant to Section 288 of the Business Corporations Act (British Columbia) among Lions Gate Entertainment Corp. ("Lionsgate"), the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, LG Sirius Holdings ULC, and Lionsgate Studios Holding Corp. ("New Lionsgate") . See the sections entitled "The Plan of Arrangement" and "The LG Studios Reorganization Proposal" in the Proxy Statement. 2. The LG Studios Advisory Organizational Documents Proposal: Approve on a non-binding advisory basis, by ordinary resolution, several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights, presented separately in accordance with SEC guidance (the "LG Studios Advisory Organizational Documents Proposals" or "LG Studios Shareholder Proposal No. 2"). For Against Proposal No. 2 is separated into sub-proposals as described in the following paragraphs (a) - (b): 2a. Change in Authorized Share Capital for New Lionsgate Articles: A proposal to include 200,000,000 preference shares without par valuable, issuable ! ! in series as may be authorized and approved from time to time by the directors of New Lionsgate. 2b. Quorum at Shareholder Meetings for New Lionsgate Articles: A proposal to reduce the quorum required among LG Studios shareholders to ! ! constitute a meeting of shareholders of LG Studios from at least 33 1/3% of the issued shares entitled to be voted at the meeting to at least 10% of the issued shares entitled to be voted at the meeting. See the section entitled "The LG Studios Organizational Documents Proposals" in the Proxy Statement. Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any continuations, adjournments or postponements thereof. Authorized Signature(s) -- Sign Here -- This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by the Board of Directors. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on April 23, 2025:
The Notice and Proxy Statement are available at http://investors.lionsgatestudios.com/financials-filings/sec-filings. You can also view these materials at www.proxyvote.com by using the control number.
PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.
Detach here from proxy voting card
V61595-S08783
LIONSGATE STUDIOS CORP. 250 Howe Street, Suite 1400 Vancouver, British Columbia V6C 3S7
THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS COMMON SHARES
The undersigned holder of common shares of Lionsgate Studios Corp., a British Columbia corporation (the “Company”), hereby appoints Michael Burns, Jon Feltheimer, James W. Barge, Bruce Tobey, Adrian Kuzycz and Kimberly Burns, and each of them, or in the place of the foregoing,_________________(print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the common shares of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company (the “Meeting”), to be held at PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, V6C 3S7, Canada, on April 23, 2025, beginning at 9:30 a.m., local time, or at any continuations, adjournments or postponements thereof. Notes to proxy:
1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any continuation, adjournment or postponement thereof. If the shareholder does not want to appoint the persons named in this instrument of proxy as the shareholder’s proxy, he/she should strike out his/her name and insert in the blank space provided the name of the person he/she wishes to act as his/her proxy. Such other person need not be a shareholder of the Company (see above).
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Company to the holder.
5. The securities represented by this proxy will be voted in favor or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder. If the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, if you do not specify how to vote in respect to any matter, your proxyholder is entitled to vote the shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized an officer or director of the Company to act as your proxyholder, this proxy will be voted as recommended by the Board of Directors. In particular, if your proxy does not specify how to vote, this proxy will be voted “FOR” proposals 1-2.
6. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the notice of meeting or other matters that may properly come before the Meeting or any continuation, adjournment or postponement thereof.
7. This proxy should be read in conjunction with the accompanying documentation provided by the Company.
8. The deadline for the deposit of this proxy may be waived or extended by the Chair of the Meeting at his or her discretion.
(Continued, and to be marked, dated and signed, on the other side)